EXECUTION COPY






                    RESIDENTIAL ASSET SECURITIES CORPORATION,

                                    Company,

                        RESIDENTIAL FUNDING CORPORATION,

                                Master Servicer,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                     Trustee




                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 1996



                       Mortgage Pass-Through Certificates

                                 Series 1996-KS4






NY1-165496.5

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                                TABLE OF CONTENTS
                                      Page

                                    ARTICLE I

               DEFINITIONS.......................................  2
Section 1.01.  Definitions.......................................  2
         Adjusted Mortgage Rate..................................  2
         Adjustment Date.........................................  2
         Advance    .............................................  2
         Affiliate  .............................................  3
         Agreement  .............................................  3
         Amount Held for Future Distribution.....................  3
         Appraised Value.........................................  3
         Assignment .............................................  3
         Assignment Agreement....................................  3
         Available Distribution Amount...........................  3
         Bankruptcy Amount.......................................  4
         Bankruptcy Code.........................................  4
         Bankruptcy Loss.........................................  4
         Book-Entry Certificate..................................  4
         Business Day............................................  4
         Buydown Funds...........................................  4
         Buydown Mortgage Loan...................................  5
         Cash Liquidation........................................  5
         Certificate.............................................  5
         Certificate Account.....................................  5
         Certificate Account Deposit Date........................  5
         Certificateholder or Holder.............................  5
                           Certificate Insurer Premium Rate......  6
         Certificate Owner.......................................  6
         Certificate Principal Balance...........................  6
         Certificate Register and Certificate Registrar..........  6
         Class      .............................................  6
         Class A Certificate.....................................  6
         Class A-I Certificate...................................  6
         Class A-I Percentage....................................  6
         Class A-II Certificate..................................  6
         Class A-II Percentage...................................  7
         Class R Certificate.....................................  7
         Closing Date............................................  7
         Code       .............................................  7
         Converted Mortgage Loan.................................  7
         Convertible Mortgage Loan...............................  7
         Converting Mortgage Loan................................  7
         Corporate Trust Office..................................  7


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  Curtailment...........................................  8
  Custodial Account.....................................  8
  Custodial Agreement...................................  8
  Custodian  ...........................................  8
  Cut-off Date..........................................  8
  Cut-off Date Principal Balance........................  8
  Deficient Valuation...................................  8
  Definitive Certificate................................  8
  Deleted Mortgage Loan.................................  9
  Delinquency Ratio.....................................  9
  Delinquent ...........................................  9
  Depository ...........................................  9
  Depository Participant................................  9
  Destroyed Mortgage Note...............................  9
  Determination Date....................................  9
  Disqualified Organization.............................  9
  Distribution Date..................................... 10
  Due Date   ........................................... 10
  Due Period ........................................... 10
  Eligible Account...................................... 10
  Event of Default...................................... 10
  Excess Bankruptcy Loss................................ 11
  Excess Fraud Loss..................................... 11
  Excess Special Hazard Loss............................ 11
  Extraordinary Events.................................. 11
  Extraordinary Losses.................................. 11
  FDIC       ........................................... 12
  FHLMC      ........................................... 12
  Final Distribution Date............................... 12
  Fitch      ........................................... 12
  FNMA       ........................................... 12
  Foreclosure Profits................................... 12
  Fraud Loss Amount..................................... 12
  Fraud Losses.......................................... 13
  Gross Margin.......................................... 13
  Group I Cumulative Insurance Payments................. 13
  Group I Loans......................................... 13
  Group II Cumulative Insurance Payments................ 13
  Group II Loans........................................ 13
  High Cost Loan........................................ 14
  Independent........................................... 14
  Initial Certificate Principal Balance................. 14
  Insurance Agreement................................... 14
  Insurance Proceeds.................................... 14
  Insured Amount........................................ 15
  Insurer    ........................................... 15
  Interest Accrual Period............................... 15


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 Late Collections................................ 15
 Late Payment Rate............................... 15
 LIBOR Rate Adjustment Date...................... 16
 Liquidation Proceeds............................ 16
 Loan-to-Value Ratio............................. 16
 Loan Group ..................................... 16
 Loan Group I.................................... 16
 Loan Group I Excess Cash Flow................... 16
 Loan Group II................................... 16
 Loan Group II Excess Cash Flow.................. 16
 Maturity Date................................... 16
 Minimum Mortgage Rate........................... 17
 Monthly Payment................................. 17
 Moody's    ..................................... 17
 Mortgage   ..................................... 17
 Mortgage File................................... 18
 Mortgage Loan Schedule.......................... 18
 Mortgage Loans.................................. 19
 Mortgage Note................................... 19
 Mortgage Rate................................... 19
 Mortgaged Property.............................. 19
 Mortgagor  ..................................... 20
 Net Mortgage Rate............................... 20
 Non-Primary Residence Loans..................... 20
 Non-United States Person........................ 20
 Nonrecoverable Advance.......................... 20
 Nonsubserviced Mortgage Loan.................... 20
 Notice     ..................................... 20
 Officers' Certificate........................... 20
 Opinion of Counsel.............................. 21
 Optional Termination Date....................... 21
 Outstanding Mortgage Loan....................... 21
 Ownership Interest.............................. 21
 Pass-Through Rate............................... 21
 Paying Agent.................................... 21
 Percentage Interest............................. 21
 Periodic Cap.................................... 22
 Permitted Investments........................... 22
 Permitted Transferee............................ 23
 Person     ..................................... 23
 Policy     ..................................... 23
 Pool Stated Principal Balance................... 23
 Prepayment Assumption........................... 23
 Prepayment Period............................... 24
 Primary Insurance Policy........................ 24
 Principal Distribution Amount................... 24
 Principal Prepayment............................ 25


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Principal Prepayment in Full.................... 25
Program Guide................................... 25
Purchase Price.................................. 25
Qualified Substitute Mortgage Loan.............. 25
Rate Adjustment Date............................ 26
Rating Agency................................... 26
Realized Loss................................... 26
Record Date..................................... 27
Relief Act ..................................... 27
REMIC      ..................................... 27
REMIC Administrator............................. 27
REMIC Provisions................................ 27
REO Acquisition................................. 27
REO Disposition................................. 27
REO Imputed Interest............................ 27
REO Proceeds.................................... 27
REO Property.................................... 28
Request for Release............................. 28
Required Insurance Policy....................... 28
Required Subordinated Amount.................... 28
Residential Funding............................. 29
Responsible Officer............................. 29
Rolling Six Month Delinquency Rate.............. 29
Seller     ..................................... 29
Seller's Agreement.............................. 29
Servicing Accounts.............................. 29
Servicing Advances.............................. 30
Servicing Fee................................... 30
Servicing Fee Rate.............................. 30
Servicing Officer............................... 30
Special Hazard Amount........................... 30
Standard & Poor's............................... 31
Startup Date.................................... 31
Stated Principal Balance........................ 31
Subordinated Amount............................. 31
Subordination Deficiency Amount................. 31
Subordination Increase Amount................... 31
Subordination Reduction Amount.................. 32
Subserviced Mortgage Loan....................... 32
Subservicer..................................... 32
Subservicer Advance............................. 32
Subservicing Account............................ 33
Subservicing Agreement.......................... 33
Tax Returns..................................... 33
Transfer   ..................................... 33
Transferee ..................................... 33
Transferor ..................................... 33


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 Trigger Event.............................................................3
 Trust Fund ...............................................................4
 12 Month Loss Amount......................................................4
 Uniform Single Attestation Program for Mortgage Bankers...................4
 Uninsured Cause...........................................................4
 United States Person......................................................4
 Voting Rights.............................................................5

Section 1.02. Determination of LIBOR....................................... 35

                                     ARTICLE II

                            CONVEYANCE OF MORTGAGE LOANS;
                          ORIGINAL ISSUANCE OF CERTIFICATES................ 37
Section 2.01. Conveyance of Mortgage Loans................................. 37
Section 2.02. Acceptance by Trustee........................................ 40
Section 2.03. Representations, Warranties and Covenants of the Master
              Servicer and the Company..................................... 41
Section 2.04. Representations and Warranties of Sellers; Additional
              Representations and Warranties of Residential Funding........ 43
Section 2.05. Execution and Authentication of Certificates................. 45

                                     ARTICLE III

                            ADMINISTRATION AND SERVICING
                                  OF MORTGAGE LOANS........................ 46
Section 3.01. Master Servicer to Act as Servicer........................... 46
Section 3.02. Subservicing Agreements Between Master Servicer and
              Subservicers; Enforcement of Subservicers' and Sellers'
              Obligations.................................................. 47
Section 3.03. Successor Subservicers....................................... 48
Section 3.04. Liability of the Master Servicer............................. 48
Section 3.05. No Contractual Relationship Between Subservicer and Trustee
              or Certificateholders........................................ 49
Section 3.06. Assumption or Termination of Subservicing Agreements by
              Trustee...................................................... 49
Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to
              Custodial Account............................................ 50
Section 3.08. Subservicing Accounts; Servicing Accounts.................... 52
Section 3.09. Access to Certain Documentation and Information Regarding the
              Mortgage Loans............................................... 53
Section 3.10. Permitted Withdrawals from the Custodial Account............. 54
Section 3.11. Maintenance of Primary Insurance Coverage.................... 55
Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity
              Coverage..................................................... 56
Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and
              Modification Agreements; Certain Assignments................. 57


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Section 3.14. Realization Upon Defaulted Mortgage Loans..................... 59
Section 3.15. Trustee to Cooperate; Release of Mortgage Files............... 62
Section 3.16. Servicing and Other Compensation; Compensating Interest....... 63
Section 3.17. Reports to the Trustee and the Company........................ 64
Section 3.18. Annual Statement as to Compliance............................. 64
Section 3.19. Annual Independent Public Accountants' Servicing Report....... 65
Section 3.20. Right of the Company in Respect of the Master Servicer........ 65
Section 3.21. Converted Mortgage Loans; Certain Procedures and
              Purchasers.................................................... 65
Section 3.22. Administration of Buydown Funds............................... 67

                                     ARTICLE IV

                           PAYMENTS TO CERTIFICATEHOLDERS................... 67
Section 4.01. Certificate Account........................................... 67
Section 4.02. Distributions................................................. 68
Section 4.03. Statements to Certificateholders.............................. 72
Section 4.04. Distribution of Reports to the Trustee and the Company;
              Advances by the Master Servicer............................... 74
Section 4.05. Allocation of Realized Losses................................. 76
Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged
              Property...................................................... 77
Section 4.07. Optional Purchase of Defaulted Mortgage Loans................. 77
Section 4.08. The Policy.................................................... 77

                                      ARTICLE V

                                  THE CERTIFICATES........................ 79
Section 5.01. The Certificates............................................ 79
Section 5.02. Registration of Transfer and Exchange of Certificates....... 80
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates........... 85
Section 5.04. Persons Deemed Owners....................................... 85
Section 5.05. Appointment of Paying Agent................................. 86
Section 5.06. Optional Purchase of Certificates........................... 86

                                     ARTICLE VI

                         THE COMPANY AND THE MASTER SERVICER................ 88
Section 6.01. Respective Liabilities of the Company and the Master Servicer. 88
Section 6.02. Merger or Consolidation of the Company or the Master
                     Servicer; Assignment of Rights and Delegation of Duties
                     by Master Servicer..................................... 88
Section 6.03. Limitation on Liability of the Company, the Master Servicer and
              Others........................................................ 89
Section 6.04. Company and Master Servicer Not to Resign..................... 90



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                                                    ARTICLE VII

                                                      DEFAULT............... 90
      Section 7.01.  Events of Default...................................... 90
      Section 7.02.  Trustee or Company to Act; Appointment of Successor.... 92
      Section 7.03.  Notification to Certificateholders..................... 93
      Section 7.04.  Waiver of Events of Default............................ 93
      Section 7.05.  Trigger Events; Removal of Master Servicer............. 94

                                           ARTICLE VIII

                                      CONCERNING THE TRUSTEE................ 95
      Section 8.01.  Duties of Trustee...................................... 95
      Section 8.02.  Certain Matters Affecting the Trustee.................. 97
      Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.. 98
      Section 8.04.  Trustee May Own Certificates........................... 98
      Section 8.05.  Master Servicer to Pay Trustee's Fees and Expenses;
                     Indemnification........................................ 99
      Section 8.06.  Eligibility Requirements for Trustee...................100
      Section 8.07.  Resignation and Removal of the Trustee.................100
      Section 8.08.  Successor Trustee......................................101
      Section 8.09.  Merger or Consolidation of Trustee.....................102
      Section 8.10.  Appointment of Co-Trustee or Separate Trustee..........102
      Section 8.11.  Appointment of Custodians..............................103
      Section 8.12.  Appointment of Office or Agency........................103

                                            ARTICLE IX

                                            TERMINATION.....................103
      Section 9.01.  Termination Upon Purchase by the Master Servicer or the
                     Company or Liquidation of All Mortgage Loans...........103
      Section 9.02.  Additional Termination Requirements....................106

                                             ARTICLE X

                                         REMIC PROVISIONS...................107
      Section 10.01  REMIC Administration...................................107
      Section 10.02. Master Servicer, REMIC Administrator and Trustee
                                   Indemnification..........................110

                                            ARTICLE XI

                                     MISCELLANEOUS PROVISIONS...............111
      Section 11.01. Amendment..............................................111
      Section 11.02. Recordation of Agreement; Counterparts.................114
      Section 11.03. Limitation on Rights of Certificateholders.............114


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Section 11.04.   Governing Law..............................................115
Section 11.05.   Notices....................................................115
Section 11.06.   Notices to Rating Agency and the Insurer...................115
Section 11.07.   Severability of Provisions.................................116
Section 11.08.   Supplemental Provisions for Resecuritization...............117
Section 11.09.   Rights of the Insurer......................................117



EXHIBITS

Exhibit A           Form of Class A Certificate
Exhibit B           Form of Class R Certificate
Exhibit C           Form of Custodial Agreement
Exhibit D-1         Mortgage Loan Schedule - Group I
Exhibit D-2         Mortgage Loan Schedule - Group II
Exhibit E           Forms of Request for Release
Exhibit F-1         Form of Transfer Affidavit and Agreement
Exhibit F-2         Form of Transferor Certificate
Exhibit G           Form of Investor Representation Letter
Exhibit H           Form of Transferor Representation Letter
Exhibit I           Text of Amendment to Pooling and Servicing
                    Agreement Pursuant to Section 11.01(e) for a
                    Limited Guaranty
Exhibit J           Form of Limited Guaranty
Exhibit K           Form of Lender Certification for Assignment of Mortgage Loan
Exhibit L           Form of Rule 144A Investment Representation
Exhibit M           High Cost Mortgage Loans
Exhibit N           Representations and Warranties of Residential Funding
Exhibit O           Certificate Guaranty Insurance Policy




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                                                       viii

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                  This  Pooling  and  Servicing   Agreement,   effective  as  of
September 1, 1996, among RESIDENTIAL ASSET SECURITIES CORPORATION, as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (together with its permitted successors and assigns, the "Trustee"),

                                              PRELIMINARY STATEMENT:

                  The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in seven classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets subject to this Agreement (including the Mortgage Loans) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as the "Trust Fund." Each Class of Class A Certificates will represent ownership of "regular interests" in the REMIC consisting of the Trust Fund, and the Class R Certificates will constitute the sole Class of "residual interest" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

                  The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                                          Aggregate Initial
                          Pass-Through      Certificate
 Designation   Type          Rate        Principal Balance      Features
 -----------   ----         ------       -----------------      --------





Class A-I-1    Senior    Adjustable Rate     $33,524,000    Senior/Sequential

Class A-I-2    Senior              7.300%    $35,203,000    Senior/Sequential

Class A-I-3    Senior              7.625%     $7,449,000    Senior/Sequential

Class A-I-4    Senior              7.900%   $11,675,000    Senior/Sequential

Class A-I-5    Senior             %8.050      $7,071,000   Senior/Sequential

Class A-II     Senior    Adjustable Rate   $223,019,000         Senior


Class R       Subordinate         N/A        $1,0335.81  Subordinate/Residual







 Designation          Maturity Date           Initial Ratings
 -----------          -------------


                                               S&P      Moody's


Class A-I-1       September 25, 2026          AAA         Aaa

Class A-I-2       September 25, 2026          AAA         Aaa

Class A-I-3       September 25, 2026          AAA         Aaa

Class A-I-4       September 25, 2026          AAA         Aaa

Class A-I-5       September 25, 2026          AAA         Aaa

Class A-II        December 25, 2025          AAAr         Aaa


Class R           September 25, 2026          N/A         N/A




                  The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $317,942,035.81. The Mortgage Loans are comprised of two Loan Groups. The Group I Loans are fixed-rate first lien mortgage loans having terms to maturity at origination or modification of not more than 30 years and the Group II Loans are adjustable rate first lien mortgage loans having terms to maturity at origination or modification of not more than 30 years.

                  In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:


NY1-165496.5

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                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date (or in the case of the first Distribution Date, the Cut-off Date) in each case reduced by (i) Prepayment Interest Shortfalls with respect to Mortgage Loans in the related Loan Group (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 3.16), (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses with respect to Mortgage Loans in the related Loan Group (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to the Class R Certificates pursuant to Section 4.05, (iii) the interest portion of Advances with respect to the related Loan Group previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and (iv) any other interest shortfalls with respect to the related Loan Group not covered by the subordination provided by the Class R Certificates, including interest that is not collectible from the Mortgagor for the related Due Period pursuant to the Relief Act or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Class A-I Certificates in the case of any of such reductions that derive from Loan Group I, in proportion to their respective amounts of Accrued Certificate Interest which would have resulted absent such reductions, and to the Class A-II Certificates in the case of any of such reductions that derive from Loan Group II. Accrued Certificate Interest will be calculated on the Class A-I Certificates (other than the Class A-I-1 Certificates) on the basis of a 360-day year consisting of twelve 30-day months, and on the Class A-I-1 Certificates and Class A-II Certificates on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

                  Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

                  Adjustment Date: As to each Group II Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

     Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

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                  Affiliate:  With  respect  to any  Person,  any  other  Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.
                  Amount Held for Future Distribution: As to any Distribution Date and each Loan Group, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04, 3.21 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date, in each case with respect to the Mortgage Loans in the related Loan Group.

                  Appraised Value: As to any Mortgaged  Property,  the lesser of
(i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value based upon the appraisal made at the time of origination of the loan which was refinanced or modified or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

                  Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

                  Assignment Agreement: The Assignment and Assumption Agreement, dated September 27, 1996, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

                  Available Distribution Amount: As to any Distribution Date and each Loan Group, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified
Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the


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Certificate  Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account pursuant to
Section 3.16(e) and (v) any amount deposited in the Certificate Account pursuant to Section 4.07 or 9.01, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a) and
(z) the Certificate Insurer Premium payable on such Distribution Date, in each case with respect to the related Loan Group.

                  Bankruptcy Amount: As of any date of determination and with respect to Loan Group I and Loan Group II, an amount equal to the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses with respect to the related Loan Group allocated to the Certificates in accordance with Section 4.05. The Bankruptcy Amount for any Loan Group may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written approval from the Insurer and written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, without taking into account the Policy, and (ii) provide a copy of such written confirmation to the Trustee and the Insurer.

                  Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

                  Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee and the Insurer in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

     Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

                  Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

     Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required

NY1-165496.5
                                                         4
to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

                  Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

                  Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

                  Certificate:  Any Class A Certificate or Class R Certificate.

                  Certificate Account: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "The First National Bank of Chicago, as trustee, in trust for the registered holders of Residential Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 1996-KS4" and which must be an Eligible Account. Any such account or accounts created and maintained subsequent to the Closing Date shall be subject to the approval of the Insurer, which approval shall not be unreasonably withheld.

     Certificate Account Deposit Date: As to any Distribution Date, the Business Day prior thereto.

                  Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-United States Person shall be a holder of a Class R Certificate for any purpose hereof. Solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register. Unless otherwise indicated in this Agreement, the Custodial Agreement or the Assignment Agreement, whenever reference is made to the actions taken by the Trustee on behalf of the Certificateholders, such reference shall include the Insurer as long as there is no Insurer Default continuing.

                  Certificate Insurer Premium: The premium payable to the Insurer on each Distribution Date in an amount equal to one-twelfth of the product of the Certificate Insurer Premium Rate and the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date.


NY1-165496.5
                                                         5

     Certificate Insurer Premium Rate: The per annum rate specified in the Insurance Agreement for the purpose of calculating the Certificate Insurer Premium.
                  Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

                  Certificate Principal Balance: With respect to each Class A Certificate, on any date of determination, an amount equal to (i) the initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) (including such amounts paid pursuant to the Policy) to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05 (other than any such amounts included in an Insured Amount paid pursuant to the Policy). With respect to each Class R Certificate, on any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the sum of (i) the excess, if any, of (A) the then aggregate Stated Principal Balance of the Group I Loans over (B) the then aggregate Certificate Principal Balance of all Class A-I Certificates then outstanding plus (ii) the excess, if any, of (A) the then aggregate Stated Principal Balance of the Group II Loans over (B) the then aggregate Certificate Principal Balance of all Class A-II Certificates then outstanding.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

 Class:  Collectively, all of the Certificates bearing the same designation.

 Class A Certificate:  Any one of the Class A-I or Class A-II Certificates.

 Class  A-I  Certificate:  Any one of the  Class  A-I-1,  Class
A-I-2, Class A-I-3, Class A-I-4 or Class A-I-5 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class R Certificates with respect to distributions and the allocation of Realized Losses in respect of Loan Group I as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

                  Class A-I Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A-I Certificates and the denominator of which is the aggregate Stated Principal Balance of the Group I Loans (or related REO Properties), in each case prior to giving effect to distributions to be made on such Distribution Date.

                  Class A-II Certificate: Any one of the Class A-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, senior to the Class R Certificates with respect to distributions and the allocation


NY1-165496.5
                                                         6
of Realized Losses in respect of Loan Group II as set forth in Section 4.05, and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.

                  Class A-II Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A-II Certificates and the denominator of which is the aggregate Stated Principal Balance of the Group II Loans (or related REO Properties), in each case prior to giving effect to distributions to be made on such Distribution Date.

                  Class R Certificate: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B, and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

                  Closing Date:  September 27, 1996.

                  Code:  The Internal Revenue Code of 1986.

                  Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

                  Converted Mortgage Loan: Any Convertible Mortgage Loan with respect to which the interest rate borne by such Mortgage Loan has been converted from an adjustable interest rate to a fixed interest rate.

                  Convertible Mortgage Loan: Any Group II Loan which by its terms grants to the related Mortgagor the option to convert the interest rate borne by such Mortgage Loan from an adjustable interest rate to a fixed interest rate.

                  Converting Mortgage Loan: Any Convertible Mortgage Loan with respect to which the related Mortgagor has given notice of its intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of such Convertible Mortgage Loan.


     Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Residential Funding Corporation Series 1996-KS4.


NY1-165496.5
                                                         7

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

                  Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates and for the Insurer, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in
Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

                  Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit C hereto.

     Custodian:  A custodian  appointed  pursuant to a Custodial  Agreement  and
reasonably  acceptable  to  the  Insurer.   Norwest  Bank  Minnesota,   National
Association is acceptable to the Insurer.

                  Cut-off Date:  September 1, 1996.

                  Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

                  Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

                  Deficiency Amount: With respect to the Class A-I Certificates or Class A-II Certificates as of any Distribution Date, (i) any shortfall in amounts available in the Certificate Account to pay interest for the related Interest Accrual Period on the Certificate Principal Balance of such Class A Certificates at the then-applicable Pass-Through Rate, net of any interest shortfalls relating to the Relief Act, any Prepayment Interest Shortfalls and any Unpaid Interest Shortfalls allocated to such Class A Certificates, (ii) the principal portion of any Realized Losses allocated to such Class A Certificates with respect to such Distribution Date and (iii) the Certificate Principal Balance of such Class A Certificates to the extent unpaid on the Final Distribution Date or earlier termination of the Trust Fund pursuant to Section 9.01(a) hereof.

                  Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

           Definitive Certificate: Any definitive, fully registered Certificate.


NY1-165496.5
                                                         8

      Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

                  Delinquency Ratio: With respect to any Distribution Date, the percentage equivalent of a fraction (a) the numerator of which equals the aggregate Stated Principal Balances of all Mortgage Loans that are 90 or more days Delinquent, in foreclosure or converted to REO Properties as of the last day of the related Due Period and (b) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of such Due Period.

                  Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

                  Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

              Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

                  Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

                  Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone


NY1-165496.5
                                                         9
cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

                  Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

                  Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago, or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency, and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of The First National Bank of Chicago, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

                  Event of Default:  As defined in Section 7.01.



NY1-165496.5
                                                        10

                  Excess Bankruptcy Loss: With respect to the Mortgage Loans in a Loan Group, any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount with respect to the related Loan Group.

                  Excess Fraud Loss: With respect to the Mortgage Loans in a Loan Group, any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount with respect to the related Loan Group.

                  Excess Special Hazard Loss: With respect to the Mortgage Loans in a Loan Group, any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount with respect to the related Loan Group.

                  Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

            (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

            (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

     (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack;

     1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

    2.   by military, naval or air forces; or

    3.   by an agent of any such government, power, authority or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

            (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

       Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.



NY1-165496.5
                                                        11

 FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

   FDIC:  Federal Deposit Insurance Corporation or any successor thereto.

                  FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                  Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to
Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

            Fitch:  Fitch Investors Service, L.P. or its successor in interest.

                  FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

                  Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

                  Fraud Loss Amount: As of any date of determination after the Cut-off Date and with respect to Loan Group I and Loan Group II, an amount equal to (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate outstanding principal balance of all of the Mortgage Loans in the related Loan Group as of the Cut-off Date minus the aggregate amount of Fraud Losses with respect to such Loan Group allocated to the Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans in the related Loan Group as of the most recent anniversary of the Cut-off Date minus
(2) the Fraud Losses with respect to such Loan Group allocated to the Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of
(a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans in the related Loan Group as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses with respect to such Loan Group allocated to the Certificates in accordance


NY1-165496.5
                                                        12
with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount with respect to each Loan Group shall be zero.

                  The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written approval from the Insurer and written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, without taking into account the Policy, and (ii) provide a copy of such written confirmation to the Trustee and the Insurer.

     Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

                  Gross Margin: As to each Group II Loan, the fixed percentage set forth in the related Mortgage Note and indicated in Exhibit D hereto as the "NOTE MARGIN," which percentage is added to the Index on each Adjustment Date to determine (subject to rounding in accordance with the related Mortgage Note, the Periodic Cap, the Maximum Interest Rate and the Minimum Interest Rate) the interest rate to be borne by such Mortgage Loan until the next Adjustment Date.

                  Group I Cumulative Insurance Payments: As of any time of determination, the aggregate amount of all Insured Amounts previously made by the Insurer under the Policy in respect of the Class A-I Certificates minus (a) the sum of (i) the aggregate of all payments previously made to the Insurer pursuant to Section 4.02 hereof as reimbursement for such Insured Amounts, and
(ii) any payments made by the Insurer and related to Loan Group I attributable to Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, plus (b) interest thereon from the date such amounts became due until paid in full, at a rate of interest equal to the Late Payment Rate.

   Group I Loans: The Mortgage Loans designated on the Mortgage Loan Schedule attached hereto as Exhibit D-1.

                  Group II Cumulative Insurance Payments: As of any time of determination, the aggregate amount of all Insured Amounts previously made by the Insurer under the Policy in respect of the Class A-II Certificates minus (a) the sum of (i) the aggregate of all payments previously made to the Insurer pursuant to Section 4.02 hereof as reimbursement for such Insured Amounts and
(ii) any payments made by the Insurer and related to Loan Group II attributable to Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Extraordinary Losses, plus (b) interest thereon from the date such amounts became due until paid in full, at a rate of interest equal to the Late Payment Rate.

   Group II Loans: The Mortgage Loans designated on the Mortgage Loan Schedule attached hereto as Exhibit D-2.



NY1-165496.5
                                                        13

                  High Cost Loan: The Mortgage Loans set forth hereto as Exhibit L that are subject to special rules, disclosure requirements and other provisions that were added to the Federal Truth in Lending Act by the Home Ownership and Equity Protection Act of 1994.

                  Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and
(iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  Index: With respect to any Group II Loan and as to any Adjustment Date therefor, (i) a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical Release No. H.15(519) as most recently available as of the date forty-five days prior to the Adjustment Date, or (ii) a per annum rate equal to an average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks, (A) as published in The Wall Street Journal and as most recently available as of the first Business Day of the month immediately preceding the month in which such Adjustment Date occurs or (B) as published in The Wall Street Journal and as most recently available as of the date forty-five days prior to such Adjustment Date, or (C) as published by FNMA and as most recently available as of the date forty-five days prior to such Adjustment Date, each as provided in the related Mortgage Note, or, in the event that such index is no longer available, an index selected by the Master Servicer and reasonably acceptable to the Trustee that is based on comparable information.

                  Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

                  Insurance Account: The account or accounts created and maintained pursuant to Section 4.08, which shall be entitled "The First National Bank of Chicago, as trustee, in trust for the registered holders of Residential Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 1996-KS4, Class A," and which must be an Eligible Account.

     Insurance Agreement: The Insurance and Indemnity Agreement, dated as of September 27, 1996, among the Insurer, the Trustee, the Master Servicer and the Company.
                  Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy (excluding the Policy) covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.



NY1-165496.5
                                                        14

     Insured Amount: With respect to the Class A Certificates, as of any Distribution Date, the Deficiency Amount, if any, for such Distribution Date.

     Insurer: AMBAC Indemnity Corporation, a Wisconsin-domiciled stock insurance corporation or its successors in interest.

     Insurer Account: An account of the Insurer maintained at Citibank, N.A. (ABA No. 021-000089), Account No. 40609486, Attention: Pamela Dottin, or such other account as may be designated by the Insurer to the Trustee in writing not less than five Business Days prior to the related Distribution Date.

                  Insurer Default: The existence and continuance of any of the following: (a) a failure by the Insurer to make a payment required under the Policy in accordance with its terms; or (b)(i) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the Wisconsin insurance department or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

                  Interest Accrual Period: With respect to any Class A-I Certificate (other than the Class A-I-1 Certificates) and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. With respect to the Class A-I-1 Certificates and Class A-II Certificates, (i) with respect to the Distribution Date in October 1996, the period commencing the Closing Date and ending on the day preceding the Distribution Date in October 1996 and (ii) with respect to any Distribution Date after the Distribution Date in October 1996, the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs and ending on the day preceding such Distribution Date. Notwithstanding the foregoing, the distributions of interest on any Distribution Date and the calculation of Accrued Certificate Interest for all Classes of Certificates will reflect interest accrued, and receipts with respect thereto, on the Mortgage Loans for the preceding calendar month, as may be reduced in accordance with the definition of Accrued Certificate Interest.

                  Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

                  Late Payment Rate:  As defined in the Insurance Agreement.



NY1-165496.5
                                                        15

                  LIBOR: With respect to any Distribution Date, the arithmetic mean of the London interbank offered rate quotations for one-month U.S. Dollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

                  LIBOR  Business  Day:  Any day other  than (i) a  Saturday  or
Sunday or (ii) a day on which banking institutions in London, England are required or authorized to by law to be closed.

                  LIBOR Rate Adjustment Date: With respect to each Distribution Date and the Class A-I-1 Certificates and Class A-II Certificates, the second LIBOR Business Day immediately preceding the commencement of the related Interest Accrual Period.

                  Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

                  Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

       Loan Group:  Either or both of Loan Group I or Loan Group II.

     Loan Group I:  The group of Mortgage Loans comprised of the Group I Loans.

                  Loan Group I Excess Cash Flow: As of any Distribution Date, the excess of (x) the Available Distribution Amount for Loan Group I for such Distribution Date over (y) the sum of (1) the amount payable on such Distribution Date in respect of the Class A-I Certificates pursuant to Section 4.02(a)(i) and (2) the sum of the amounts relating to the Group I Loans described in clause (b)(1)-(3) of the definition of Principal Distribution Amount.

    Loan Group II:  The group of Mortgage Loans comprised of the Group II Loans.

                  Loan Group II Excess Cash Flow: As of any Distribution Date, the excess of (x) the Available Distribution Amount for Loan Group II for such Distribution Date over (y) the sum of (1) the amount payable on such Distribution Date in respect of the Class A-II Certificates pursuant to Section 4.02(a)(i) and (2) the sum of the amounts relating to the Group I Loans described in clause (b)(1)-(3) of the definition of Principal Distribution Amount.

                  Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, by which the Certificate Principal Balance of each Class of Certificates representing a regular interest in the REMIC would be reduced to zero, which for the Class A-I Certificates is September 25, 2026, and which for the Class A-II Certificates is December 25, 2025, which is the Distribution Date immediately following the latest scheduled maturity date of any Group II Loan.


NY1-165496.5
                                                        16

                  Maximum Class A-I-1 Rate: With respect to the Class A-I-1 Certificates and each Interest Accrual Period, a per annum rate equal to (x) one month's interest on the Group I Loans at the weighted average of the Net Mortgage Rates on the Group I Loans as of the first day of the calendar month in which the related Interest Accrual Period begins, divided by (y) the Certificate Principal Balance of the Class A-I Certificates immediately prior to the Distribution Date multiplied by (z) 360 divided by the actual number of days in the related Interest Accrual Period.

                  Maximum Class A-I-5 Rate: With respect to the Class A-I-5 Certificates and each Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group I Loans as of the first day of the preceding calendar month.

                  Maximum Class A-II Rate: With respect to the Class A-II Certificates and each Interest Accrual Period, a per annum rate equal to (x) one-twelfth of the aggregate Stated Principal Balance of the Group II Loans immediately prior to such Distribution Date multiplied by the weighted average of the Maximum Net Mortgage Rates on the Group II Loans as of the first day of the calendar month in which the Interest Accrual Period begins, weighted on the basis of the respective Stated Principal Balances immediately prior to the related Distribution Date, divided by (y) the Certificate Principal Balance of the Class A-II Certificates immediately prior to such Distribution Date multiplied by (z) 360 divided by the actual number of days in the related Interest Accrual Period.

                  Maximum Mortgage Rate: As to any Group II Loan, the rate indicated in Exhibit D hereto as the "NOTE CEILING," which rate is the maximum interest rate that may be applicable to such Group II Loan at any time during the life of such Mortgage Loan.

                  Maximum Net Mortgage Rate: As to any Group II Loan, the rate per annum indicated in Exhibit D as the "MAX NET MTG RT" for such Group II Loan.

                  Minimum Mortgage Rate: As to any Group II Loan, the greater of
(i) the Note Margin and (ii) the rate indicated in Exhibit D hereto as the "NOTE FLOOR", which rate may be applicable to such Group II Loan at any time during the life of such Group II Loan.

                  Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

        Moody's:  Moody's Investors Service, Inc. or its successor in interest.

                  Mortgage: With respect to each Mortgage Note related to a Mortgage Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.



NY1-165496.5
                                                        17

                  Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                  Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit D-1 (with respect to the Group I Loans) and Exhibit D-2 (with respect to Group II Loans) (each as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which lists shall set forth at a minimum the following information as to each Mortgage Loan in the related Loan Group:

(i)   the Mortgage Loan identifying number ("RFC LOAN #");

(ii) the street address of the Mortgaged Property including state and zip code ("ADDRESS");

(iii) the maturity of the Mortgage Note ("MATURITY DATE" for the Group I Loans and "MATURITY DT" for the Group II Loans);

(iv) the Mortgage Rate as of the Cut-off Date ("ORIG RATE" for the Group I Loans and "CURR RATE" for the Group II Loans);

(v)   the Subservicer pass-through-rate ("CURR NET");

(vi)  the Net Mortgage Rate as of the Cut-off Date ("NET MTG RT");

                  (vii) the scheduled monthly payment of principal, if any, and interest as of the Cut-off Date ("ORIGINAL P & I" for the Group I Loans and "CURRENT P & I" for the Group II Loans);

  (viii)   the Cut-off Date Principal Balance ("PRINCIPAL BAL");

  (ix)     the Loan-to-Value Ratio at origination ("LTV");

  (x) the rate at which the Subservicing Fee accrues as of the Cut-off Date ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

                  (xi) a code "T", "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence (the absence of any such code means the Mortgage Loan is secured by a primary residence);

                  (xii) a code "N" under the column "OCCP CODE", indicating that the Mortgage Loan is secured by a non-owner occupied residence (the absence of any such code means the Mortgage Loan is secured by an owner occupied residence);

    (xiii)   the Maximum Mortgage Rate for the Group II Loans ("NOTE CEILING");



NY1-165496.5
                                                        18

 (xiv)    the Maximum Net Mortgage Rate for the Group II Loans ("NET
          CEILING");

 (xv) the maximum subservicer pass-through rate for the Group II Loans ("NET CEILING");

 (xvi)    the Note Margin for the Group II Loans ("NOTE MARGIN");

 (xvii) the first Adjustment Date after the Cut-off Date for the Group II Loans ("NXT INT CHG DT");

(xviii) the Periodic Cap for the Group II Loans ("PERIODIC DECR" or "PERIODIC INCR"); and

 (xix) the rounding of the semi-annual or annual adjustment to the Mortgage Rate ("NOTE METHOD").

Such schedules may consist of multiple reports that collectively set forth all of the information required.

                  Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, with respect to each Mortgage Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

                  Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

                  Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto. The Mortgage Rate on the Group II Loans will adjust: (a) semi-annually commencing (i) six months after the date of origination, (ii) 12 months after the date of origination, (iii) two years after the date of origination or (iv) three years after the date of origination, or (b) annually commencing (i) one year after the date of origination or (ii) three years after the date of origination, each as specified in the related Mortgage Note, in each case, on the Adjustment Date to equal the sum (rounded to the nearest multiple of one-eighth of one percent (0.125%) or up to the nearest one-eighth of one percent with respect to 17.2% of the Group II Loans, which are indicated by a "U" on Exhibit D-2 hereto, except in the case of 0.1% of the Group II Loans, which do not round and are indicated by an "X" on Exhibit D-2 hereto under the heading "NOTE METHOD"), of the related Index plus the Note Margin, in each case subject to the applicable Periodic Cap, Maximum Mortgage Rate and Minimum Mortgage Rate.

    Mortgaged Property:  The underlying real property securing a Mortgage Loan.



NY1-165496.5
                                                        19

                  Mortgagor:  The obligor on a Mortgage Note.

                  Net Mortgage Rate: As to any Group I Loan, a per annum rate equal to the Adjusted Mortgage Rate for such Mortgage Loan minus the sum of the Servicing Fee Rate and the Certificate Insurer Premium Rate. With respect to each Group II Loan and each Due Date occurring on or prior to the first Adjustment Date for such Group II Loan, the rate designated as the "NET MTG RT" for such Group II Loan on Exhibit D-2 hereto (which rate is net of the Certificate Insurer Premium Rate and the related Servicing Fee Rate) and with respect to each Group II Loan and each Due Date occurring after each Adjustment Date, a rate equal to the Adjusted Mortgage Rate minus the sum of the Servicing Fee Rate and the Certificate Insurer Premium Rate; provided that (i) the Net Mortgage Rate becoming effective on any Adjustment Date shall not be greater or less than the Net Mortgage Rate immediately prior to such Adjustment Date plus or minus the Periodic Cap applicable to such Group II Loan and (ii) the Net Mortgage Rate for any Group II Loan shall not exceed a rate equal to the Maximum Net Mortgage Rate for such Group II Loan. Notwithstanding the foregoing, for any Converted Mortgage Loan which is not repurchased pursuant to Section 3.21 hereof, effective with the first Due Date occurring after the effective date of each conversion, the Net Mortgage Rate shall be the interest rate borne by the related Group II Loan minus the sum of (i) 0.50% and the Certificate Insurer Premium Rate.

     Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

     Non-United States Person: Any Person other than a United States Person.

                  Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds.

     Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

                  Note Margin: As to each Group II Loan, the fixed percentage set forth in the related Mortgage Note and indicated in Exhibit D-2 hereto as the "NOTE MARGIN," which percentage is added to the Index on each Adjustment Date to determine (subject to rounding in accordance with the related Mortgage Note, the Periodic Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate) the interest rate to be borne by such Group II Loan until the next Adjustment Date.

                  Notice:  As defined in Section 4.04.

     Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries
NY1-165496.5
                                                        20
of the Company or the Master Servicer, as the case may be, and delivered to the Trustee and the Insurer, as required by this Agreement.

                  Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, and reasonably acceptable to the Insurer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

                  Optional Termination Date: Any Distribution Date on or after which the Pool Stated Principal Balance of the Mortgage Loans is less than 10% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

                  Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04, 3.13 or 4.07.

                  Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  Pass-Through Rate: With respect to the Class A-I Certificates (other than the Class A-I-1 Certificates) and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto; provided, however, that on any Distribution Date following the Optional Termination Date, the Pass-Through Rate on the Class A-I-5 Certificates will be 8.550%; and (ii) on any Distribution Date the Pass-Through Rate with respect to the Class A-I-5 Certificates shall not exceed the Maximum Class A-I-5 Rate. With respect to the Class A-I-1 Certificates and each Interest Accrual Period, 5.57031% per annum with respect to the Distribution Date in October 1996, and thereafter a per annum rate equal to the lesser of (i) LIBOR plus 0.125% and (ii) the Maximum Class A-I-1 Rate. With respect to the Class A-II Certificates and each Interest Accrual Period, 5.74531% per annum with respect to the Distribution Date in October 1996, and thereafter a per annum rate equal to the lesser of (i) LIBOR plus 0.30% (or, on any Distribution Date following the Optional Termination Date, LIBOR plus 0.60%), and (ii) the Maximum Class A-II Rate.

     Paying Agent: The First National Bank of Chicago or any successor Paying Agent appointed by the Trustee.

                  Percentage Interest: With respect to any Class A Certificate, the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. The Percentage Interest with respect to a Class R Certificate shall be stated on the face thereof.



NY1-165496.5
                                                        21

                  Periodic Cap: With respect to each Group II Loan, the periodic rate cap that limits the increase or the decrease of the related Mortgage Rate on any Adjustment Date pursuant to the terms of the related Mortgage Note.

                  Permitted Investments:  One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase  agreements on obligations specified in clause
         (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

     (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest rating available; and

                  (vi) other obligations or securities that are acceptable to the Insurer and each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-


NY1-165496.5
                                                        22
current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean the following: A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

    Permitted Transferee: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

                  Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Policy: The Certificate Guaranty Insurance Policy No. AB0081BE issued by the Insurer in respect of the Class A Certificates, a copy of which is attached hereto as Exhibit 0.

                  Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

                  Prepayment Assumption: With respect to the Class A-I Certificates, the prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of the Group I Loans in the first month of the life of such Group I Loans and an additional 1.818182% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Group I Loans, a constant prepayment rate of 24% per annum each month. With respect to the Class A-II Certificates, a prepayment assumption of 24% of the constant prepayment rate, used for determining the accrual of original issue discount and premium and market discount on the Class A-II Certificates for federal income tax purposes. The constant prepayment rate assumes that the stated percentage of the outstanding principal balance of the Group II Loans is prepaid over the course of a year.

                  Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the related Net Mortgage Rate on the Stated Principal Balance


NY1-165496.5
                                                        23
of such Mortgage Loan over the amount of interest (adjusted to the related Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the related Net Mortgage Rate on the amount of such Curtailment.

     Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

     Primary  Insurance  Policy:   Each  primary  policy  of  mortgage  guaranty
insurance as indicated on Exhibit D with the exception of either code "23" or "96" under the column "MI CO CODE."

  Principal Distribution Amount: With respect to any Distribution Date and each Loan Group, the lesser of:

                  (a) the excess of (i) the related Available Distribution Amount over (ii) the amount payable on the related Class or Classes of Class A Certificates pursuant to
                           Section 4.02(a)(i); and

                  (b)      the sum of:

                           (1) the principal portion of each Monthly Payment received or Advanced with respect to the related Due Period on each Outstanding Mortgage Loan in such Loan Group;

                           (2) the Stated Principal Balance of any Mortgage Loan in such Loan Group repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04, 3.21 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan in such Loan Group pursuant to Section 2.03 or 2.04 during the related Prepayment Period;

                           (3) the principal portion of all other unscheduled collections (including, without limitation, Principal Prepayments in Full, Curtailments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received) to the extent applied by the Master Servicer as recoveries of principal of the Mortgage Loans in such Loan Group pursuant to Section 3.14;

                           (4) the principal portion of any Realized Losses incurred (or deemed to have been incurred) on any Mortgage Loans in such Loan Group in the related Prepayment Period to the extent covered by (i) Loan Group I Excess Cash Flow for such Distribution Date and, to the extent remaining after application in accordance with Section 4.05, Loan Group II Excess Cash Flow (in the case of Realized Losses on the Group I Loans); and (ii)


NY1-165496.5
                                                        24

                           Loan Group II Excess Cash Flow for such Distribution Date and, to the extent remaining after application in accordance with Section 4.05, Loan Group I Excess Cash Flow (in the case of Realized Losses on the Group II Loans); and

     (5) the amount of any related Subordination Increase Amount for such Distribution Date;
                                                       minus

     (6) the amount of any related Subordination Reduction Amount for such Distribution Date.

                  Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

                  Program Guide: The AlterNet Seller Guide for mortgage collateral sellers that participate in Residential Funding's AlterNet Mortgage Program inclusive of any subservicing arrangements which Residential Funding has arranged to accommodate the servicing of such Mortgage Loans and including, for purposes of this Agreement, such arrangements as Residential Funding has made with National Mortgage Corporation, and in each case all supplements and amendments thereto published by Residential Funding from time to time.

                  Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04, 3.21 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the sum of the Net Mortgage Rate and the Certificate Insurer Premium Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

                  Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential
Funding, in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and


NY1-165496.5
                                                        25
not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement and (vi) in the case of the Group II Loans, (w) have a Mortgage Rate that adjusts with the same frequency as that of the Deleted Mortgage Loan, (x) have a Note Margin not less than that of the Deleted Mortgage Loan; (y) have a Periodic Rate Cap that is equal to that of the Deleted Mortgage Loan; and (z) have a next Adjustment Date no later than that of the Deleted Mortgage Loan.

                  Rate Adjustment Date: With respect to each Distribution Date and the Class A-I-1 Certificates and Class A-II Certificates, the second Business Day immediately preceding the commencement of the related Interest Accrual Period on which banks are open for dealing in foreign currency and exchange in London, Chicago and New York City.

                  Rating Agency: With respect to the Class A Certificates, Standard & Poor's and Moody's. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company and the Insurer, notice of which designation shall be given to the Trustee and the Master Servicer.

                  Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the sum of the Net Mortgage Rate and the Certificate Insurer Premium Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the sum of the Net Mortgage Rate and the Certificate Insurer Premium Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee and the Insurer in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard


NY1-165496.5
                                                        26
to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

                  Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

  Relief Act:  The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. As used herein, the term "the REMIC" shall mean the REMIC created under this Agreement.

                  REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, acceptable to the Insurer, subject to assumption of the REMIC Administrator obligations under this Agreement.

                  REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

                  REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

                  REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the sum of the Net Mortgage Rate and the Certificate Insurer Premium Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

                  REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged


NY1-165496.5
                                                        27

Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

                  REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Request for Release: A request for release, the forms of which are attached as Exhibit E hereto.

                  Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

                  Required Subordinated Amount: With respect to Loan Group I and any Distribution Date, an amount equal to 1.50% of the aggregate Cut-off Date Principal Balance of the Group I Loans; provided, however, that so long as (x) the Rolling Six Month Delinquency Rate does not exceed 5.00%, (y) the aggregate amount of all Realized Losses on the Mortgage Loans (i) prior to the first anniversary of the Cut-off Date do not exceed 1.00% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, (ii) from the first to the second anniversary of the Cut-off Date do not exceed 1.75% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, and (iii) from the second to the third anniversary of the Cut-off Date and thereafter do not exceed 2.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, and (z) no claim has been made on the Policy by the Trustee, which has not been reimbursed as Group I Cumulative Insurance Payments and Group II Cumulative Insurance Payments pursuant to Section 4.02 within six months from the date such claim representing an Insured Amount has been paid by the Insurer, then with respect to any Distribution Date after the later to occur of (a) the 30th Distribution Date following the Cut-off Date and (b) the first Distribution Date on which the Stated Principal Balance of the Group I Loans, after giving effect to distributions to be made on such Distribution Date, is equal to or less than 50% of the aggregate Cut-off Date Principal Balance of the Group I Loans, the Required Subordinated Amount will equal the greater of (i) 3.00% of the Stated Principal Balance of the Group I Loans immediately preceding such Distribution Date, and (ii) 1.00% of the aggregate Cut-off Date Principal Balance of the Group I Loans In addition, if the aggregate amount of Realized Losses with respect to any Distribution Date (i) exceeds 3.75% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the Required Subordination Amount in respect of Loan Group I shall be 6.00% of the then outstanding aggregate Stated Principal Balance of the Group I Loans or (ii) exceeds 4.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the Required Subordination Amount in respect of Loan Group I shall be 7.50% of the then outstanding aggregate Stated Principal Balance of the Group I Loans. With respect to Loan Group II and any Distribution Date, an amount equal to 2.50% of the aggregate Cut-off Date Principal Balance of the Group II Loans, provided however, that so long as (x) the Rolling Six Month Delinquency Rate does not exceed 5.00%, (y) the aggregate amount of all Realized Losses on the Mortgage Loans (i) prior to the first anniversary of the Cut-off Date do not exceed 1.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, (ii) from the first to the second anniversary of the Cut-off Date do not exceed 2.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, and (iii) from the second to the third anniversary of the Cut-off Date and thereafter do not exceed 3.50% of the aggregate Cut-off Date Principal


NY1-165496.5
                                                        28

Balance of the Mortgage Loans, and (z) no claim has been made on the Policy by the Trustee, which has not been reimbursed as Group I Cumulative Insurance Payments and Group II Cumulative Insurance Payments pursuant to Section 4.02 within six months from the date such claim representing an Insured Amount has been paid by the Insurer, then with respect to any Distribution Date after the later to occur of (a) the 30th Distribution Date following the Cut-off Date and
(b) the first Distribution Date on which the Stated Principal Balance of the Group II Loans, after giving effect to distributions to be made on such Distribution Date, is equal to or less than 50% of the aggregate Cut-off Date Principal Balance of the Group II Loans, the Required Subordinated Amount will equal the greater of 5.00% of the Stated Principal Balance of the Group II Loans immediately preceding such Distribution Date and (ii) 1.00% of the aggregate Cut-off Date Principal Balance of the Group II Loans. In addition, if the aggregate amount of Realized Losses with respect to any Distribution Date (i) exceeds 3.75% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the Required Subordination Amount in respect of Loan Group II shall be 6.00% of the then outstanding aggregate Stated Principal Balance of the Group II Loans or (ii) exceeds 4.50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the Required Subordination Amount in respect of Loan Group II shall be 7.50% of the then outstanding aggregate Stated Principal Balance of the Group I Loans. The Required Subordinated Amount may be reduced with the prior written consent of the Insurer and the Rating Agencies.

     Residential   Funding:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

                  Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

                  Rolling Six Month Delinquency Rate: As of any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Ratio for each of the six (or one, two, three, four and five in the case of the first, second, third, fourth and fifth Distribution Dates) immediately preceding Due Periods.

     Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

                  Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the seller contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

     Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.



NY1-165496.5
                                                        29

                  Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

                  Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date, as may be adjusted pursuant to Section 3.16(e), provided, however, that the Servicing Fee with respect to any Converted Mortgage Loan which remains a Mortgage Loan shall accrue at a rate equal to 0.50% per annum on the outstanding principal balance thereof unless the Master Servicer contracts with a Subservicer to subservice such Mortgage Loan in which case the Servicing Fee will be reduced by the amount of the Subservicing Fee.

     Servicing Fee Rate: The per annum rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE".

                  Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Insurer by the Master Servicer, as such list may from time to time be amended.

                  Special Hazard Amount: As of any Distribution Date and with respect to Loan Group I and Loan Group II, an amount equal to $949,222 and $2,230,198, respectively, minus the sum of (i) the aggregate amount of Special Hazard Losses related to such Loan Group allocated to the Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the related Loan Group that has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans in the related Loan Group on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in the related Loan Group in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary.

                  The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written approval of the Insurer and written


NY1-165496.5
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



confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, without taking into account the Policy, and (ii) provide a copy of such written confirmation to the Trustee and the Insurer.

                  Special Hazard Loss: Any Realized Loss not in excess of the lesser of the cost of repair or the cost of replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

     Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.

         Startup Date: The day designated as such pursuant to Article X hereof.

                  Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section
3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

                  Subordinated Amount: As of any Distribution Date with respect to each Loan Group, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans in such Loan Group immediately following such Distribution Date over (b) the Certificate Principal Balance of the Class A-I or Class A-II Certificates (as applicable) as of such Distribution Date (after taking into account the payment of the amounts described in clauses (b) (1)-(4) of the definition of Principal Distribution Amount on such Distribution Date).

                  Subordination Deficiency Amount: With respect to any Distribution Date and each Loan Group, the excess, if any, of (a) the related Required Subordinated Amount applicable to such Distribution Date over (b) the related Subordinated Amount applicable to such Distribution Date prior to taking into account the payment of any related Subordination Increase Amounts on such Distribution Date.

                  Subordination   Increase   Amount:   With   respect   to   any
Distribution Date and each Loan Group, the lesser of (a) the Subordination Deficiency Amount as of such Distribution Date (after taking into account the payment of the related Principal Distribution Amount on such


NY1-165496.5
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



Distribution Date (exclusive of the payment of any related Subordination Increase Amount)) and
(b)

         (i) with respect to Loan Group I, the sum of (A) the amount of Loan Group I Excess Cash Flow on such Distribution Date as reduced by the sum of (1) any Realized Losses included in clause (b)(4) of the definition of Principal Distribution Amount with respect to such Distribution Date that is attributable to Loan Group I, (2) any Realized Losses included in clause (b)(4) of the Principal Distribution Amount with respect to such Distribution Date that is attributable to Loan Group II, (3) Group I Cumulative Insurance Payments for such Distribution Date, and (4) Group II Cumulative Insurance Payments for such Distribution Date covered by Loan Group I Excess Cash Flow; and B) any Loan Group II Excess Cash Flow remaining after paying any Subordination Increase Amount with respect to Loan Group II in accordance with the priorities set forth in Section 4.05; and

         (ii) with respect to Loan Group II, the sum of (A) the amount of Loan Group II Excess Cash Flow on such Distribution Date as reduced by (1) any Realized Losses included in clause (b)(4) of the definition of Principal Distribution Amount with respect to such Distribution Date that is attributable to Loan Group II, (2) any Realized Losses included in clause (b)(4) of the Principal Distribution Amount with respect to such Distribution Date that is attributable to Loan Group I, (3) Group II Cumulative Insurance Payments for such Distribution Date, and (4) Group I Cumulative Insurance Payments for such Distribution Date covered by Loan Group II Excess Cash Flow; and (B) any Loan Group I Excess Cash Flow remaining after paying any Subordination Increase Amount with respect to Loan Group I in accordance with the priorities set forth in Section 4.05.

                  Subordination Reduction Amount: With respect to any Distribution Date and a Loan Group, an amount equal to the lesser of (a) the excess, if any, of (x) the related Subordinated Amount that would exist following such Distribution Date following payment of the related Principal Distribution Amount (exclusive of any reductions thereto attributable to the related Subordinated Reduction Amount) over (y) the related Required Subordinated Amount for such Distribution Date and (b) the sum of the amounts for such Distribution Date specified in clauses (b)(1)-(3) of the definition of Principal Distribution Amount for such Loan Group.

                  Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

                  Subservicer:  Any  Person  with whom the Master  Servicer  has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

                  Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.



NY1-165496.5
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



                  Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

                  Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company.

                  Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues with respect to each Distribution Date at an annual rate designated as "SUBSERV FEE" in Exhibit D-1 and Exhibit D-2.

                  Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

 Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

  Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     Trigger Event: As of any Determination Date, the occurrence of any of the following scenarios:

      (a) The Rolling Six-Month Delinquency Rate is greater than 9.0%;

      (b) The 12 Month Loss Amount is greater than or equal to 2.75% of the aggregate Stated Principal Balance; or

      (c) the aggregate Realized Losses on the Mortgage Loans exceed
      (a) with respect to the first 12 Distribution Dates, 2.25% of the aggregate Cut-off Date Principal Balance, (b) with respect to the next 12 Distribution Dates, 3.75% of the aggregate Cut-off Date Principal Balance, (c) with respect to the next 12 Distribution Dates, 5.25% of the aggregate Cut-off Date Principal Balance, (d) with respect to the next 12 Distribution Dates, 6.75% of the aggregate Cut-off


NY1-165496.5
                                                        33

      Date   Principal   Balance,   and  (e)  with  respect  to  all
      Distribution Dates thereafter, 8.00% of the aggregate Cut-off Date Principal Balance.

      Trust Fund: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

            (i)      the Mortgage Loans and the related Mortgage Files,

            (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund,

            (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

 (iv)     the hazard insurance policies and Primary Insurance Policies, if any,

 (v)      the Policy,

 (vi)     any amounts on deposit in the Insurance Account, and

 (vii)    all proceeds of clauses (i) through (vi) above.

  12 Month Loss Amount: With respect to any Distribution Date, an amount equal to the aggregate of all Realized Losses on the Mortgage Loans during the 12 preceding Due Periods.

                  Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after December 15, 1995.

                  Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

                  United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. The term "United States" shall have the meaning set forth in
Section 7701 of the Code or successor provisions.

                  Unpaid Interest Shortfall: With respect to any Distribution Date, the amount by which the Accrued Certificate Interest on the Class A-II Certificates exceeds an amount equal to (x) one-twelfth of the product of the aggregate Stated Principal Balance of the Group II Loans multiplied by (y) the weighted average of the Net Mortgage Rates on the Group II Loans as of


NY1-165496.5
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



the first day of the calendar month in which the related Interest Accrual Period begins, weighted on the basis of the respective Stated Principal Balances immediately prior to such Distribution Date.

                  Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 99% of all of the Voting Rights shall be allocated among Holders of each Class of Certificates, other than the Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; and the Holders of the Class R Certificates shall be entitled to 1% of all of the Voting Rights, allocated among the Certificates of such Class in accordance with their respective Percentage Interest.

                  Section 1.02.     Determination of LIBOR.

                  LIBOR applicable to the calculation of the Pass-Through Rate on the Class A-I-1 Certificates and Class A-II Certificates for any Interest Accrual Period will be determined on each LIBOR Rate Adjustment Date.

                  On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on such LIBOR Rate Adjustment Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

                  The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Trustee's subsequent calculation of the Pass-Through Rate applicable to the Class A Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.


NY1-165496.5
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




                  Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply to any Certificateholder so requesting by telephone the Pass-Through Rate on the Class A Certificates for the current and the immediately preceding Interest Accrual Period.



NY1-165496.5
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




                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  Section 2.01.     Conveyance of Mortgage Loans.

                  (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

                  (b) In connection with such assignment, and contemporaneously with the delivery of this Agreement the Company delivered or caused to be delivered hereunder to the Trustee the Policy, and except as set forth in
Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section): with respect to each Mortgage Loan so assigned:

                           (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee;

                           (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                           (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                           (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded;

                           (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded; and



NY1-165496.5
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



                           (vi) With respect to any High Cost Loan, the notice to assignees that the Mortgage Loan is subject to special truth in lending rules, to the extent required by applicable law.

                  (c) The Company may, in lieu of delivering the documents set forth in Section 2.01(b)(iv) and (v) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master
Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders and the Insurer until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section 2.01(b)(iv) and (v) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

                  On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in Section 2.01(b)(iv) and (v) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's, if it is one of the Rating Agencies, (ii) the Trustee,
(iii) the Insurer and (iv) each Custodian a report setting forth the status of the documents which it is holding pursuant to this Section 2.01(c).

                  (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement, as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

                  The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause (iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee, the Insurer and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan.

                  Any of the items set forth in Section 2.01(b) that may be delivered as a copy rather than the original may be delivered in microfiche form.

                  The Company shall deliver to the Trustee or the Custodian within 120 days of the Closing Date the original or a copy of the title insurance policy, with respect to each Mortgaged Property that is delivered to the Seller at origination of the Mortgage Loan, to the extent the


NY1-165496.5
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



Company has such title insurance policy in its possession as of the Closing Date. The Company or the Master Servicer shall hold in trust for the use and benefit of all present and future Certificateholders and the Insurer, the original or a copy of the title insurance binder with respect to each Mortgaged Property that is delivered to the Seller at origination of the Mortgage Loan, to the extent the Company or the Master Servicer, as applicable, has such title insurance binder in its possession as of the Closing Date.

                  (e) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 be construed as a sale by the Company to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in this
Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

                  The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the


NY1-165496.5
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



Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans as evidenced by an Officer's Certificate of the Company, with a copy delivered to the Insurer, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by
(1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company or
(3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan.

                  Section 2.02.     Acceptance by Trustee.

                  The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

                  If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master
Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by


NY1-165496.5
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



it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from the Trust Fund at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders (except for the Insurer's rights under the Insurance Agreement).

   Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Insurer that:

                           (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                           (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                           (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;


NY1-165496.5
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




                           (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

                           (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

                           (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

                           (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

                           (viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

                  Upon discovery by either the Company, the Master Servicer, the Insurer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this Section 2.03(a) which materially and adversely affects the interests of the Certificateholders or the Insurer in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or
(ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders (except for the Insurer's rights under Section 3.03 of the Insurance Agreement).

                  (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders and the Insurer that, immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage


NY1-165496.5
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



Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

                  Upon discovery by any of the Company, the Master Servicer, the Insurer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders or the Insurer in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (including the Insurer) (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date. Any such substitution shall be effected by the Company under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to
Certificateholders (other than the Insurer) or the Trustee on behalf of Certificateholders (other than the Insurer). Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04. Representations and Warranties of Sellers; Additional Representations and Warranties of Residential Funding.

                  The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of the Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee, the Insurer or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders or the Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (including the Insurer) (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller and Residential Funding, of such breach and request that such Seller or Residential


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



Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02. Residential Funding hereby additionally represents and warrants to the Trustee for the benefit of the Certificateholders and the Insurer each of the representations and warranties set forth in Exhibit N hereto. Upon the discovery by the Company, the Master Servicer, the Trustee, the Insurer or any Custodian of a breach of any of such representations and warranties in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders or the Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Insurer (any Custodian being so obligated under a Custodial Agreement) at the same time as notice is given pursuant to the preceding paragraph of corresponding breach of representation or warranty made in Seller's Agreement. The Master Servicer shall promptly notify Residential Funding of such breach and request that Residential Funding either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund within 90 days of the date of such written notice of such breach at the Purchase Price and in the manner set forth in Section 2.02 in the event that the Mortgage Loan has not been purchased by the Seller due to a breach of representation any warranty of the related Seller's Agreement as set forth in the preceding paragraph; provided that Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided further that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the Master Servicer was notified of the breach if such 90 day period expires before two years following the Closing Date. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan made in the related Seller Agreements as of the date of substitution, Residential Funding shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained


NY1-165496.5
                                                        44
in Exhibit N hereto, as of the date of substitution, and the covenants, representations and warranties set forth in this Section 2.04, and in Section 2.03(b) hereof.

                  In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause
(a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders (other than the Insurer) or the Trustee on behalf of Certificateholders (other than the Insurer). If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

                Section 2.05.     Execution and Authentication of Certificates.

                  The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed and caused to be authenticated and delivered to or upon the order of the Company the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.



NY1-165496.5
                                                        45

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

                  Section 3.01.     Master Servicer to Act as Servicer.

                  (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and in a manner consistent with industry practice and shall have full power and authority, acting alone or through Subservicers as provided in
Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Master Servicer will, to the extent consistent with the servicing standards set forth herein, take whatever actions as may be necessary to file a claim under or enforce or allow the Trustee to file a claim under or enforce any title insurance policy with respect to any Mortgage Loan including, without limitation, joining in or causing any Seller or Subservicer (or any other party in possession of any title insurance policy) to join in any claims process, negotiations, actions or proceedings necessary to make a claim under or enforce any title insurance policy. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or permit any modification, waiver, or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and (ii) cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall act reasonably and in good faith and, to the extent not inconsistent with this Agreement, comply with the Program


NY1-165496.5
                                                        46

Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof.

         In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.10.

                  (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

  Section 3.02. Subservicing Agreements Between Master Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.

                  (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, and in either case shall be a FHLMC, FNMA or HUD approved mortgage servicer. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required by, permitted by or consistent with the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent


NY1-165496.5
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



with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders or the Insurer.

                  (b) As part of its servicing activities hereunder,  the Master
Servicer,   for   the   benefit   of  the   Trustee,   the   Insurer   and   the
Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in
Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

                  Section 3.03.     Successor Subservicers.

                  The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

                  Section 3.04.     Liability of the Master Servicer.

                  Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee, the Insurer and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the


NY1-165496.5
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



same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

  Section 3.05. No Contractual Relationship Between Subservicer and Trustee or Certificateholders.

                  Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.

  Section 3.06.     Assumption or Termination of Subservicing Agreements by
                    Trustee.

                  (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

                  (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

                  (c) Unless an Insurer Default exists, the Master Servicer will if it is authorized to do so under the relevant Subservicing Agreement, upon the request of the Insurer at a time when the Insurer may, under the terms hereof, remove the Master Servicer, terminate any Subservicing Agreement.



NY1-165496.5
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



    Section 3.07. Collection of Certain Mortgage Loan Payments; Deposits to Custodial Account.

                  (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Insurer and the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Insurer and the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be re-amortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Amount thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such reamortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

                  (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):



NY1-165496.5
                                                        50

                   (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                   (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

                   (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

                   (iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04, 3.21 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04; and

       (v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.22.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

                  With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04, 3.21 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the related Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

                  (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate


NY1-165496.5
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



Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

                  (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

                  Section 3.08.     Subservicing Accounts; Servicing Accounts.

                  (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer, the Insurer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

                  (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the


NY1-165496.5
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



following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

                  (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

                  (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

 Section 3.09. Access to Certain Documentation and Information Regarding the Mortgage Loans.

                  In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.



NY1-165496.5
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



            Section 3.10.     Permitted Withdrawals from the Custodial Account.

                  (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

       (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

                           (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.08, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to
         Section 2.02, 2.03, 2.04, 3.21 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) late recoveries of the payments for which such advances were made in the case of Servicing Advances;

                           (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at a rate per annum equal to the sum of the Net Mortgage Rate plus the Certificate Insurer Premium Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

                           (iv)  to  pay  to  itself  as  additional   servicing
         compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

     (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

                           (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;



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



                (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below;

                    (viii)  to  reimburse   itself  or  the  Company  for
  expenses  incurred by and reimbursable to it or the Company pursuant to
  Section 3.14(c), 6.03, 10.01 or otherwise;

                    (ix) to reimburse  itself for amounts  expended by it
  (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause
  (ii) or (viii) above; and

                    (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to
  Section 3.07, including any payoff fees or penalties or any other additional amounts payable to the Master Servicer or Subservicer pursuant to the terms of the Mortgage Note.

                  (b) Since, in connection with withdrawals  pursuant to clauses
(ii), (iii), (v) and (vi), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

                  (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

                  Section 3.11.     Maintenance of Primary Insurance Coverage.

                  (a)  The  Master  Servicer  shall  not  take,  or  permit  any
Subservicer to take, any action which would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that


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



is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

                  (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

    Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity Coverage.

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the improvements securing a Mortgage Loan are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount


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



equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

                  In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this
Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

                  (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

           Section 3.13.     Enforcement of Due-on-Sale Clauses; Assumption and
                                   Modification Agreements; Certain Assignments.

                  (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:



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



                           (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

                           (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

                  (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and cause the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions. The Master
Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage
Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, the buyer/transferee of the Mortgaged Property would be qualified to assume the Mortgage Loan based on generally comparable credit quality and such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the


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



Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

                  (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that the Trust Fund would not fail to continue to qualify as a REMIC under the Code as a result thereof and that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

                  (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit K, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
(iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

                  Section 3.14.     Realization Upon Defaulted Mortgage Loans.

                  (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with
Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any


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



respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine
(i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes or the Insurer after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

                  (b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such


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



REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

                  (c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer, on behalf of the Trust Fund, shall sell any REO Property either (i) within two years after its acquisition by the Trust Fund as determined for the purposes of Section 860G(a)(8) of the Code or (ii) prior to the expiration of any extension to such two-year grace period which is requested on behalf of the Trust Fund by the Master Servicer (at the expense of the Trust Fund) more than 60 days prior to the end of such two-year grace period and granted by the Internal Revenue Service, unless the Master Servicer has delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to two years after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" as defined in
Section 860F of the Code, or cause the Trust Fund to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such circumstances or manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate, to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); fifth, to the Insurer for reimbursement for any payments made pursuant to the Policy to the extent not reimbursed pursuant to Section 4.02(a); and sixth, to Foreclosure Profits.



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



              Section 3.15.     Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage
File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit E requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The
Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

                  (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit E hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

                  (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law


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or in  equity.  Together  with such  documents  or  pleadings  (if signed by the
Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

      Section 3.16.     Servicing and Other Compensation; Compensating Interest.

                  (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a). The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

                  (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

                  (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.10 and 3.14.

                  (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

                  (e) Notwithstanding clauses (a) and (b) above, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(c), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled


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pursuant to Section  3.10(a)(v)  or (vi). In making such  reduction,  the Master
Servicer  will  not  withdraw  from  the  Custodial   Account  any  such  amount
representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(c) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi). Compensating Interest shall be allocated on any Distribution Date to each Loan Group pro rata based upon the Prepayment Interest Shortfalls for each such Loan Group for such Distribution Date.

                  Section 3.17.     Reports to the Trustee and the Company.

                  Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

                  Section 3.18.     Annual Statement as to Compliance.

                  The Master Servicer will deliver to the Company, the Trustee and the Insurer on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and that no Trigger Event has occurred, or if a Trigger Event has occurred, specifying the nature thereof, such statement with respect to a Trigger Event may be delivered as a separate Officers' Certificate, and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, specifying such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.


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     Section 3.19.     Annual Independent Public Accountants' Servicing Report.

                  On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants which is any one of the six major nationally recognized firms of independent public accountants or a firm reasonably acceptable to the Insurer and which is also a member of the American Institute of Certified Public Accountants to furnish a report to the Company, the Trustee and the Insurer stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

     Section 3.20.     Right of the Company in Respect of the Master Servicer.

                  The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Insurer hereby is so identified. The Company may, but is not obligated to perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have the responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

  Section 3.21.     Converted Mortgage Loans; Certain Procedures and Purchasers.

                  (a) The Trustee, as Note Holder (as defined in the Mortgage Notes for the Mortgage Loans), hereby authorizes and directs the Master Servicer, on behalf of the Note Holder, to determine fixed interest rates into which Mortgagors under Convertible Mortgage Loans may convert the adjustable interest rates on their Mortgage Notes in accordance with the fixed formula set forth in such Mortgage Notes. The Master Servicer agrees to make such


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determinations and otherwise administer the program contemplated in the Mortgage
Notes for the Convertible Mortgage Loans until the later to occur of (i) the date on which all the Convertible Mortgage Loans have become Converted Mortgage Loans, and (ii) the last date on which Mortgagors have the option to convert the adjustable interest rates on their Mortgage Notes to fixed interest rates.

                  (b) Upon becoming aware of the conversion of any Convertible Mortgage Loan, the Master Servicer will promptly notify the Trustee (if it holds the related Mortgage File) or the Custodian. Prior to the day on which a Convertible Mortgage Loan has become a Converted Mortgage Loan, the related Subservicer shall be obligated under the terms of the Program Guide to purchase any Converting Mortgage Loan at the Purchase Price. In the event that such Subservicer fails to so purchase a Converting Mortgage Loan, the Master Servicer shall use its best efforts to purchase such Converted Mortgage Loan during the one-month period following the date of conversion to a Converted Mortgage Loan. All amounts paid by a Subservicer or the Master Servicer in connection with the purchase of a Converting Mortgage Loan or Converted Mortgage Loan, as the case may be, will be deposited in the Custodial Account.

                  (c) Notwithstanding that a Mortgage Loan becomes a Converting Mortgage Loan or Converted Mortgage Loan in any month, such Converting Mortgage Loan or Converted Mortgage Loan shall remain in the Trust Fund and all payments in respect thereof shall remain in the Trust Fund unless and until such Converting Mortgage Loan or Converted Mortgage Loan, as the case may be, is purchased by the related Subservicer or the Master Servicer, pursuant to Section 3.21(b). Pursuant to the Program Guide, each related Subservicer is obligated to repurchase Converting Mortgage Loans. The Master Servicer will use its best reasonable efforts to enforce such obligation with respect to each Subservicer. A failure by the related Subservicer to purchase a Converting Mortgage Loan constitutes an event of default under the Program Guide, provided, however, that in the event the Master Servicer is acting as Subservicer, the failure of the Subservicer to purchase a Converting Mortgage Loan shall not constitute an Event of Default hereunder.

                  (d) In the event that any Converting Mortgage Loan or Converted Mortgage Loan is not purchased as provided in Section 3.21(b), the amount of the conversion fee, if any, paid by the Mortgagor in connection with the conversion of the adjustable rate on such Converted Mortgage Loan into a fixed rate shall be deposited by the Master Servicer into the Custodial Account on the Business Day immediately preceding the Distribution Date on which the proceeds of the purchase of such Converted Mortgage Loan were to be distributed to Certificateholders. The obligation of the Master Servicer to deposit the amounts, if any, required by this subsection (d) shall not limit or affect any purchase under subsection (b) above.

                  (e) Upon any purchase of a Converting Mortgage Loan or Converted Mortgage Loan, as the case may be, by the related Subservicer or the Master Servicer pursuant to Section 3.21(b) and the deposit in the Custodial Account of the Purchase Price, the Master Servicer shall give the Trustee written notice thereof and, based thereon, the Trustee shall release, or cause any Custodian to release, the related Mortgage File and convey such Mortgage Loan to the purchaser whereupon such purchased Converted Mortgage Loan shall cease to be part of the Trust Fund.


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                  (f) The  undertaking  by the Master  Servicer  to use its best efforts to purchase any Converted Mortgage Loan as provided in this Section 3.21 shall terminate without further action upon the day which is one month after the date of conversion of such Converted Mortgage Loan. The undertaking by the Master Servicer under this Section 3.21 shall be construed as an agreement independent of any other provisions of this Agreement. No party to this Agreement or any successor to any such party shall be required to purchase any Converted Mortgage Loan.

                  Section 3.22.     Administration of Buydown Funds.

                  (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly
Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

                  (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement and the Master Servicer shall deposit such Buydown Funds in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss (including expenses) incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.


                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

                  Section 4.01.     Certificate Account.

                  (a) The Master Servicer acting as agent of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on


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



behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount that the Master Servicer is not permitted to withdraw from the Certificate Account pursuant to Section 3.16(e),
(iv) any amount required to be deposited in the Certificate  Account pursuant to
Section 4.07, (v) any amount required to be deposited in the Certificate Account pursuant to Section 9.01, (vi) an amount equal to the Certificate Insurer Premium payable on such Distribution Date and (vii) all other amounts constituting the Available Distribution Amount for each Loan Group for the immediately succeeding Distribution Date.

                  In addition, as and to the extent required pursuant to Section 4.08(b) the Trustee shall withdraw from the Insurance Account and deposit into the Certificate Account the amount necessary to pay the Insured Amount on each Distribution Date to the extent received from the Insurer.

                  (b) On each Distribution Date, prior to making any other distributions referred to in Section 4.02 herein, the Trustee shall withdraw from the Certificate Account and pay to the Insurer, by wire transfer of immediately available funds to the Insurer Account, the Certificate Insurer Premium for such Distribution Date. The wiring instructions of the Insurer are attached hereto as Exhibit O.

                  (c) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Insurer and the
Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

                  Section 4.02.     Distributions.

                  (a) On each Distribution Date, the Master Servicer on behalf of the Trustee or the Paying Agent appointed by the Trustee shall distribute to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing


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in  the  Certificate  Register  such  Certificateholder's  share  (based  on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority, in each case to the extent of the related Available Distribution Amount plus the related Insured Amount for such Distribution Date, if any, transferred from the Insurance Account and payable to the Class A-I or Class A-II Certificateholders (as applicable) in accordance with Section 4.08):

                           (i) to the Class A Certificateholders, Accrued Certificate Interest thereon for such Distribution Date, minus, with respect to the Class A-II Certificates, any Unpaid Interest Shortfalls for such Distribution Date, plus any interest due thereon pursuant to this Section 4.02(a)(i) remaining unpaid from any previous Distribution Date, for which no Insured Amount has been previously paid to the Class A Certificateholders;

                           (ii) (x) to the Class A-I Certificateholders, the Principal Distribution Amount (except for any portion of the Principal Distribution Amount described in clauses (4) and (5) of the definition thereof) for Loan Group I (applied to reduce the Certificate Principal Balances of such Class A-I Certificates until such Certificate Principal Balances are reduced to zero) to be distributed as follows:

       (A) first, to the Class A-I-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

       (B) second, to the Class A-I-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

       (C) third, to the Class A-I-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

       (D) fourth, to the Class A-I-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

       (E) fifth, to the Class A-I-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

       (y) to the Class A-II Certificateholders, the Principal Distribution Amount (except for any portion of the Principal Distribution Amount described in clauses (4) and (5) of the definition thereof) for Loan Group II (applied to reduce the Certificate Principal Balance of such Class A-II Certificates until such Certificate Principal Balance is reduced to zero) shall be distributed to the Class A-II Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                           (iii)  following  the   distributions  set  forth  in
         Section 4.02(b), to the Class R Certificateholders, the balance, if any, of the related Available Distribution Amount.

                  (b) In addition to the foregoing distributions, on each Distribution Date the following amounts shall be distributed by the Trustee in the manner set forth above as follows:



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                           (i)  Loan   Group  I  Excess   Cash   Flow  for  such
         Distribution Date will be applied first, to pay the principal portion of Realized Losses incurred (or deemed to have been incurred) on the Group I Loans for the preceding Prepayment Period; second, to pay the principal portion of Realized Losses incurred (or deemed to have been incurred) on the Group II Loans for the preceding Prepayment Period (to the extent not covered by Loan Group II Excess Cash Flow); third, to pay to the Insurer Group I Cumulative Insurance Payments; fourth, to pay to the Insurer Group II Cumulative Insurance Payments (to the extent not covered by Loan Group II Excess Cash Flow); fifth, to pay any related Subordination Increase Amount with respect to the Class A-I Certificates; sixth, to pay any related Subordination Increase Amount with respect to the Class A-II Certificates (to the extent not covered by Loan Group II Excess Cash Flow); and seventh, to the holders of the Class R Certificates; and

                           (ii) Loan Group II Excess Cash Flow for such Distribution Date will be applied first, to pay the principal portion of Realized Losses incurred (or deemed to have been incurred) on the Group II Loans for the preceding Prepayment Period; second, to pay the principal portion of Realized Losses incurred (or deemed to have been incurred) on the Group I Loans for the preceding Prepayment Period (to the extent not covered by Loan Group I Excess Cash Flow); third, to pay to the Insurer Group II Cumulative Insurance Payments; fourth, to pay to the Insurer of Group I Cumulative Insurance Payments (to the extent not covered by Loan Group I Excess Cash Flow); fifth, to pay any related Subordination Increase Amount with respect to the Class A-II Certificates; sixth, to pay any related Subordination Increase Amount with respect to the Class A-I Certificates (to the extent not covered by Loan Group I Excess Cash Flow); seventh, to pay any Unpaid Interest Shortfalls remaining unpaid on the preceding Distribution Date, together with interest thereon at the Pass-Through Rate with respect to the Class A-II Certificates in effect from time to time, until the payment of such Unpaid Interest Shortfalls; and eighth, to the holders of the Class R Certificates. Any Unpaid Interest Shortfalls remaining unpaid pursuant to the foregoing clause (v) will not be covered by the Policy but will be paid to the extent of the remaining Available
         Distribution Amount pursuant to the priorities set forth in Section 4.02(a) on future Distribution Dates.

                  (c) Within five Business Days before the related Distribution Date, the Master Servicer shall notify the Trustee of the amounts, if any, payable to the Insurer pursuant to Sections 4.02(b)(i) and (ii).

                  (d) In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses specifically related to such Mortgage Loan (including, but not limited to, recoveries (net of any related liquidation expenses) in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the Class or Classes to which such Realized Loss was allocated (with


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



the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or of such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. For the purposes of this Section 4.02(b) any allocation of a Realized Loss to Loan Group I Excess Cash Flow or Loan Group II Excess Cash Flow will be treated as an allocation of a Realized Loss to the Class R Certificates. Notwithstanding the foregoing, to the extent that the Master Servicer receives recoveries with respect to Realized Losses which were allocated to the Class A Certificates and which were paid by the Insurer pursuant to the Policy and not previously reimbursed pursuant to Section 4.02(b), such recoveries shall be paid directly to the Insurer and applied to reduce the Group I Cumulative Insurance Payments or Group II Cumulative Insurance Payments, as applicable, then due to the Insurer prior to any payment of such amounts to any current Certificateholder or any previous Certificateholder. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

                  (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents and none of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor.

                  (f) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Insurer and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders do not surrender their Certificates for final cancellation, the Trustee shall cause such funds to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).



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                  Section 4.03.     Statements to Certificateholders.

                  (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder, the Company and the Insurer a statement setting forth the following information as to each Class of Certificates and each Loan Group, in each case to the extent applicable:

                           (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate
         Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

            (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;

                           (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

           (iv)     the amount of any Advance by the Master Servicer pursuant to
         Section 4.04;

          (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

                           (vi) the aggregate Certificate Principal Balance of each Class of the Certificates and each of the Class A-I, Class A-II and Class R Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

                           (vii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are Delinquent (A) one month, (B) two months and (C) three or more months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

         (viii) the number, aggregate principal balance and book value of any REO Properties;

                           (ix)  the  aggregate  Accrued  Certificate   Interest
         remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

         (x) the related Required Subordinated Amount and Subordinated Amount, after giving effect to distributions made on such Distribution Date;



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                           (xi) the aggregate amount of Realized Losses for such
         Distribution Date and the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date;

                           (xii) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

                           (xiii)  the  weighted   average   remaining  term  to
         maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

                           (xiv) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date;

                           (xv) the amount of any Insured Amount made on such Distribution Date, the amount of any reimbursement payment made to the Insurer on such Distribution Date pursuant to Section 4.02(a) and the amount of Cumulative Insurance Amounts after giving effect to any such Insured Amount or any such reimbursement payment to the Insurer;

                           (xvi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

                           (xvii) the Pass-Through Rates on the Class A-I-1 Certificates and the Class A-II Certificates for such Distribution Date;

                           (xviii) the aggregate principal balance of all Converting Mortgage Loans and Converted Mortgage Loans, as the case may be, purchased by the related Subservicer or the Master Servicer pursuant to Section 3.21 or any Subservicing Agreement, the proceeds of which are being distributed on such Distribution Date and the aggregate principal balance of all Converted Mortgage Loans which have not been so purchased pursuant to Section 3.21; and

                           (xix) the amount of Unpaid Interest Shortfalls for such Distribution Date and the amount of Unpaid Interest Shortfalls for any previous Distribution Date that remain unpaid, together with Accrued Interest thereon.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

                  (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a


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Certificate,  other  than a Class R  Certificate,  a  statement  containing  the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and Trustee pursuant to any requirements of the Code.

                  (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and Trustee pursuant to any requirements of the Code.

                  (d) As soon as reasonably practicable, upon the written request of any Certificateholder, the Master Servicer shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

                  (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, the Insurer, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) (provided that the Master Servicer will use its best efforts to deliver such written statement not later than 12:00 p.m. New York time on the second Business Day prior to the Distribution Date) setting forth
(i) the Available Distribution Amount, (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a), (iii) the Certificate Insurer Premium, if any, (iv) if the Master Servicer determines that a Deficiency Amount exists for such Distribution Date, the amount necessary to complete the notice in the form of Exhibit A to the Policy (the "Notice"), (v) Group I Cumulative Insurance Payments and Group II Cumulative Insurance Payments after giving effect to the distributions to be made pursuant to Section 4.02(b) on such Distribution Date, (vi) the calculation of scenarios under the definition of Trigger Event and (vii) the aggregate Purchase Prices for, and outstanding principal balances of, any Converted Mortgage Loans required to be purchased on or prior to the succeeding Certificate Account Deposit Date pursuant to Section 3.21(b) and, if applicable, the amounts required to be deposited on or prior to such Certificate Account
Deposit Date pursuant to Section 3.21(d) and (viii) the amount of Unpaid Interest Shortfalls. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.


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




                  (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to a per annum rate equal to the sum of the Net Mortgage Rate plus the Certificate Insurer Premium Rate), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04.

                  The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Company, the Insurer and the Trustee.

                  In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee and the Insurer of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01,
(a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.



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                  The Trustee  shall  deposit all funds it receives  pursuant to this Section 4.04 into the Certificate Account.

                  Section 4.05.     Allocation of Realized Losses.

                  Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses (other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses and Excess Fraud Losses), will be allocated first, to the Loan Group I Excess Cash Flow for the related Distribution Date in the case of Realized Losses on the Group I Loans and to the Loan Group II Excess Cash Flow for the related Distribution Date in the case of Realized Losses on the Group II Loans; second, to the remaining Loan Group I Excess Cash Flow for the related Distribution Date in the case of Realized Losses on the Group II Loans and to the remaining Loan Group II Excess Cash Flow for the related Distribution Date in the case of Realized Losses on the Group I Loans; third, to the Class R Certificates up to an amount equal to (i) in the case of the Class A-I Certificates, the excess, if any, of (x) the then aggregate Stated Principal Balance of the Group I Loans over (y) the then aggregate Certificate Principal Balance of the Class A-I Certificates and (ii) in the case of the Class A-II Certificates, the excess, if any, of (x) the then aggregate Stated Principal Balance of the Group II Loans over (y) the then aggregate Certificate Principal Balance of the Class A-II Certificates; and fourth, in the case of Realized Losses on Group I Loans, to the Class A-I Certificates on a pro rata basis and in the case of Realized Losses on Group II Loans, to the Class A-II Certificates. The Class A-I Percentage or Class A-II Percentage of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses, as applicable, will be allocated among the related Class or Classes of Class A Certificates on a pro rata basis as described below and the remainder of such Realized Losses will be allocated to the Class R Certificates.

                  As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or in accordance with the definition of Accrued Certificate Interest in the case of an interest portion of a Realized Loss. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses to the Class R Certificates, shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.



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



Section 4.06.     Reports of Foreclosures and Abandonment of Mortgaged Property.

                  The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the informational returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                Section 4.07.     Optional Purchase of Defaulted Mortgage Loans.

                  As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

                  Section 4.08.     The Policy.

                  (a) If pursuant to Section 4.04(a)(iv), the Master Servicer determines that a Deficiency Amount exists for such Distribution Date, the Trustee shall complete the Notice and submit such Notice in accordance with the Policy to the Insurer no later than 12:00 P.M., New York City time, on the Business Day immediately preceding each Distribution Date, as a claim for an Insured Amount (provided that the Trustee shall submit such notice on the second Business Day immediately preceding such Distribution Date if it is able to do
so) in an amount equal to such Deficiency Amount.

                  (b) The Trustee shall establish and maintain the Insurance Account on behalf of the Holders of the Class A Certificates. Upon receipt of an Insured Amount from the Insurer on behalf of the Class A Certificateholders, the Trustee shall deposit such Insured Amount in the Insurance Account. All amounts on deposit in the Insurance Account shall remain uninvested. On each Distribution Date, the Trustee shall transfer any Insured Amount then on deposit in the Insurance Account to the Certificate Account. The Trustee shall distribute on each Distribution Date the Deficiency Amount with respect to each Loan Group for such Distribution Date from the Certificate Account, together with the distributions due to the Class A Certificateholders on such Distribution Date, as follows: (i) the portion of any such Deficiency Amount related to clauses (i) and (ii) of the definition of Deficiency Amount shall be distributed among the related Class A Certificateholders on a pro rata basis; and (ii) the portion of any such


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



Deficiency Amount related to clause (iii) of the definition of Deficiency Amount shall be distributed to the related Class A Certificateholders in accordance with Section 9.01(c).

                  (c) The Trustee shall (i) receive as attorney-in-fact of each Class A Certificateholder any Insured Amount from the Insurer and (ii) distribute such Insured Amount to such Class A Certificateholders as set forth in subsection (b) above. Insured Amounts disbursed by the Trustee from proceeds of the Policy shall not be considered payment by the Trust Fund with respect to the Class A Certificates, nor shall such disbursement of such Insured Amounts discharge the obligations of the Trust Fund with respect to the amounts thereof, and the Insurer shall become owner of such amounts to the extent covered by such Insured Amounts as the deemed assignee of such Class A Certificateholders. The Trustee hereby agrees on behalf of each Class A Certificateholder (and each Class A Certificateholder, by its acceptance of its Class A Certificates, hereby agrees) for the benefit of the Insurer that the Trustee shall recognize that to the extent the Insurer pays Insured Amounts, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Insurer will be entitled to be subrogated to the rights of the Class A Certificateholders to the extent of such payments.



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                                                     ARTICLE V

                                                 THE CERTIFICATES

                  Section 5.01.     The Certificates.

                  (a) The Class A Certificates and Class R Certificates shall be substantially in the forms set forth in Exhibits A and B and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section
2.01. The Class A Certificates shall be issuable in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof. The Class R Certificates shall be issuable in minimum percentage interests of 20.0% and integral multiples of .01% in excess thereof; provided, however, that one Class R Certificate will be issuable to the REMIC Administrator as "tax matters person" pursuant to Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

                  The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

                  (b) The Class A Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the Class A Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of


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Certificateholders  hereunder.  The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date
in   connection   with   solicitations   of   consents   from   or   voting   by
Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the
Depository,  the  Trustee  shall  notify all  Certificate  Owners,  through  the
Depository,  of the  occurrence  of any such  event and of the  availability  of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

        Section 5.02.     Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of
Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

                  (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.



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



                  (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                  (d) No transfer, sale, pledge or other disposition of a Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with said Act and laws. Except as otherwise provided in this Section 5.02(d), in the event that a transfer of a Class R Certificate is to be made, (i) unless the Company directs the Trustee otherwise, the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Fund, the Company or the Master Servicer, and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit G hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit I hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Trust Fund, the Company or the Master Servicer. In lieu of the requirements set forth in the preceding sentence, transfers of Class R Certificates may be made in accordance with this Section 5.02(d) if the prospective transferee of such a Certificate provides the Trustee and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto, which investment letter shall not be an expense of the Trustee, the Company, or the Master Servicer, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferror intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. The Holder of a Class R Certificate desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws and this Agreement.

                  (e) In the case of any Class R Certificate presented for registration in the name of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments) or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan


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



assets" of any such plan to effect such acquisition, the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of a Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer. The Trustee shall require that any prospective transferee of a Class R Certificate provide either a certification to the effect set forth in paragraph six of Exhibit G, which the Trustee may rely upon without further inquiry or investigation, or such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

                  (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                                    (A) Each  Person  holding or  acquiring  any
                  Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                                    (B) In connection with any proposed Transfer
                  of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
                  (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit G-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted
                  Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.


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




                                    (C)   Notwithstanding   the  delivery  of  a
                  Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                                    (D) Each  Person  holding or  acquiring  any
                  Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-2.

                                    (E) Each  Person  holding  or  acquiring  an
                  Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
                  Section 1.67- 3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

                           (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified
         Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

                           (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R
         Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.



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                                                        83

                                    (B) If any purported Transferee shall become
                  a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                           (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

                           (v) The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

                                    (A)  written  consent  of  the  Insurer  and
                  written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency without taking into account the Policy; and

                                    (B) a  certificate  of the  Master  Servicer
                  stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence


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                                                        84
                  of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

                  (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 5.04.     Persons Deemed Owners.

                  Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Insurer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Insurer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" and in Section 4.08, and neither the Company, the Master Servicer, the Trustee, the Insurer, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).



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                                                        85

                  Section 5.05.     Appointment of Paying Agent.

                  The Trustee may, with the consent of the Insurer (so long as no Insurer Default exists), which consent shall not be unreasonably withheld, appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of Certificateholders.

                  The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

                  Section 5.06.     Optional Purchase of Certificates.

                  (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of the Certificates plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, including Unpaid Interest Shortfalls remaining unpaid on the preceding Distribution Date, together with interest thereon at the Pass-Through Rate in effect from time to time until the payment of such Unpaid Interest Shortfalls.

                  (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar, the Insurer and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                           (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

                           (ii)     the purchase price therefor, if known, and

                           (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.


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                                                        86

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

                  (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest thereon for the related Accrual Period and any previously unpaid Accrued Certificate Interest with respect thereto.

                  (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date, subject to any rights of the Insurer hereunder with respect thereto.


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                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

Section 6.01.     Respective Liabilities of the Company and the Master Servicer.

                  The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 3.21, 7.01 or 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

                  (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A Certificates (without taking into account the Policy) in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

                  (c)  Notwithstanding  anything  else in this  Section 6.02 and
Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee, the Insurer and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company, the Insurer and the Trustee an agreement, in form and substance reasonably satisfactory to the Company, the Insurer and the Trustee, which contains an assumption by such Person of the due and punctual performance and


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observance  of each  covenant  and  condition to be performed or observed by the
Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency), without taking into account the Policy. In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

  Section 6.03. Limitation on Liability of the Company, the Master Servicer and Others.

                  Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage
Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

                  Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each


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Class  entitled  thereto  in the  same  manner  as if such  expenses  and  costs constituted a Prepayment Interest Shortfall.

                  Section 6.04.     Company and Master Servicer Not to Resign.

                  Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and the Insurer. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer reasonably acceptable to the Insurer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.

                                                    ARTICLE VII

                                                      DEFAULT

                  Section 7.01.     Events of Default.

                  Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) the Master Servicer shall fail to distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee, the Insurer or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

                  (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, the Insurer or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or



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                  (iii) a decree or order of a court or  agency  or  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and
         liabilities   or  similar   proceedings,   or  for  the  winding-up  or
         liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Master Servicer shall notify the Trustee  pursuant to
         Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

                  If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee shall at the direction of the Insurer (unless an Insurer Default is continuing) or at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights (which Voting Rights of the Class A Certificateholders may be exercised by the Insurer without the consent of such Holders and may only be exercised by such Holders with the prior written consent of the Insurer so long as there does not exist a failure by the Insurer to make a required payment under the Policy), by notice in writing to the Master Servicer (and to the Company and the Insurer if given by the Trustee or to the Trustee and the Insurer if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that unless an Insurer Default is continuing the successor to the Master Servicer appointed pursuant to Section 7.02 shall be acceptable to the Insurer and shall have accepted the duties of Master Servicer effective upon the resignation of the Master Servicer. If an Event of Default described in clause (vi) hereof shall occur, the Trustee with the consent of the Insurer shall, by notice to the Master Servicer, the Company and the Insurer, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or


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accomplish  all other  acts or things  necessary  or  appropriate  to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

                  Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide and upon request of the Insurer, a copy of the Program Guide to the Insurer.

  Section 7.02.     Trustee or Company to Act; Appointment of Successor.

                  On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Insurer may appoint a successor Master Servicer and if the Insurer fails to do so within 30 days, the Trustee or, upon notice to the Insurer and the Company and with the Company's and the Insurer's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(c) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Insurer may appoint a successor Master Servicer and if the Insurer fails to do so within 30 days, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a


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



court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.50% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.50% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

                  Section 7.03.     Notification to Certificateholders.

                  (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and the Insurer.

                  (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates and to the Insurer notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived as provided in Section 7.04 hereof.

                  Section 7.04.     Waiver of Events of Default.

                  The Insurer or the Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default, with the written consent of the Insurer, which consent shall not be unreasonably withheld; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived, with the written consent of the Insurer, only by all of the Holders of Certificates affected by such default or Event of Default (which Voting Rights of the Class A Certificateholders may be exercised by the Insurer without the consent of such Holders and may only be exercised by such Holders with the prior written consent of the Insurer so long as there does not exist a failure by the Insurer to make a required payment under the Policy) and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Insurer or the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default with the consent of the Insurer, which consent shall not be unreasonably withheld, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall


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extend to any  subsequent  or other  default  or Event of  Default or impair any right consequent thereon except to the extent expressly so waived.

                  Section 7.05. Trigger Events; Removal of Master Servicer.

                  (a) Upon determination by the Insurer that a Trigger Event has occurred, the Insurer shall give notice of such Trigger Event to the Master Servicer, the Company, the Trustee and to each Rating Agency.

                  (b) At any time after such determination and while a Trigger Event is continuing, the Insurer may direct the Trustee to remove the Master Servicer if the Insurer makes a determination that the manner of master servicing was a factor contributing to the size of the delinquencies or losses incurred in the Trust Fund.

                  (c) Upon receipt of directions to remove the Master Servicer pursuant to the preceding clause (b), the Trustee shall notify the Master Servicer that it has been terminated and the Master Servicer shall be terminated in the same manner as specified in Sections 7.01 and 7.02.

                  (d) After notice of occurrence of a Trigger Event has been given and while a Trigger Event is continuing, until and unless the Master Servicer has been removed as provided in clause (b), the Master Servicer covenants and agrees to act as the Master Servicer for a term from the occurrence of the Trigger Event to the end of the calendar quarter in which such Trigger Event occurs, which term may at the Insurer's discretion be extended by notice to the Trustee for successive terms of three (3) calendar months each, until the termination of the Trust Fund. The Master Servicer will, upon the receipt of each such notice of extension (a "Master Servicer Extension Notice") become bound for the duration of the term covered by such Master Servicer Extension Notice to continue as Master Servicer subject to and in accordance with this Agreement. If, as of the fifteenth (15th) day prior to the last day of any term as the Master Servicer, the Trustee shall not have received any Master Servicer Extension Notice from the Insurer, the Trustee shall, within five (5) days thereafter, give written notice of such nonreceipt to the Insurer and the Master Servicer. If any such term expires without a Master Servicer Extension Notice then the Trustee shall act as Master Servicer as provided in Section 7.02.

                  (e) No provision of this Section 7.05 shall have the effect of limiting the rights of the Company, the Trustee, the Certificateholders or the Insurer under Section 7.01.




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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  Section 8.01.     Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

                  (b)   The   Trustee,   upon   receipt   of  all   resolutions,
certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Insurer and the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

                  The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03, and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement and the Trustee shall furnish in a timely fashion to the Insurer such information as the Insurer may reasonably request from time to time for the Insurer to protect its interests and to fulfill its duties as set forth in the Policy. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                           (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth


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



         of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

                      (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                     (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Insurer or the Certificateholders holding Certificates which evidence, Percentage Interests aggregating not less than 25% of the affected classes as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                      (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Insurer, the Company or any Certificateholder; and

                     (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.


                  (e) No provision in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in connection with the enforcement of the Policy, or in the exercise of any of its rights or powers thereunder, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.



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                  Section 8.02.     Certain Matters Affecting the Trustee.

                  (a)      Except as otherwise provided in Section 8.01:

                           (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                           (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and the Insurer has given its consent; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

                           (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Insurer or Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50% with the written consent of the Insurer; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder or the Insurer requesting the investigation;


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                           (vi) The  Trustee  may  execute  any of the trusts or
         powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys provided that the Trustee shall remain liable for any acts of such agents or attorneys; and

                           (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

                  (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).

    Section 8.03.     Trustee Not Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

                  Section 8.04.     Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.



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      Section 8.05.     Master Servicer to Pay Trustee's Fees and Expenses;
                                    Indemnification.

                  (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

                         (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

                        (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

                       (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

                  Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.



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



                  Section 8.06.     Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be a national banking association or a New York banking corporation having its principal office in a state and city acceptable to the Company and the Insurer and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

                  Section 8.07.     Resignation and Removal of the Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company and the Insurer. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee acceptable to the Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, then the Insurer may appoint a successor trustee and if the Insurer fails to do so within 30 days, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Insurer or the Company with the consent of the Insurer, which consent shall not be unreasonably withheld, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Insurer or the Company with the consent of the Insurer, which consent shall not be unreasonably withheld, may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Insurer or the Company determines that the Trustee has failed (i) to make a claim available under the Policy or failed to distribute or cause to be distributed to Certificateholders any amount required to be distributed hereunder (including any Insured Amount), if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company or the Insurer, then the Insurer or the Company with the consent of the Insurer, which consent shall not be unreasonably


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



withheld, may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates, without taking into account the Policy.

                  (c) During the continuance of an Insurer Default, the Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

                  Section 8.08.     Successor Trustee.

                  (a) Any  successor  trustee  appointed  as provided in Section
8.07 shall execute, acknowledge and deliver to the Company and the Insurer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.



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                  Section 8.09.     Merger or Consolidation of Trustee.

                  Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

                Section 8.10.     Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be


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



provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 8.11.     Appointment of Custodians.

                  The Trustee may, with the consent of the Master Servicer, the Insurer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any
Mortgage  File.  Each  Custodial  Agreement  may be amended  only as provided in
Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.

                  Section 8.12.     Appointment of Office or Agency.

                  The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at 14 Wall Street, 8th Floor, New York, New York 10005 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                  ARTICLE IX

                                  TERMINATION

      Section 9.01. Termination Upon Purchase by the Master Servicer or the Company or Liquidation of All Mortgage Loans.

                  (a) Subject to Section 9.02, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as


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hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

                           (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

                           (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund (other than the Policy) at a price equal to 100% of the unpaid principal balance of each Mortgage Loan (or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance) (net of any unreimbursed Advances attributable to principal) on the day of repurchase, plus accrued interest thereon at the Net Mortgage Rate plus the Policy Premium Rate to, but not including, the first day of the month in which such repurchase price is distributed, plus any amounts due to the Insurer under the Insurance Agreement; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of the Trust Fund as a REMIC.

                  The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased. No purchase pursuant to clause (ii) is permitted if it would result in a draw on the Policy unless the Insurer consents in writing.

                  (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company, shall give the Trustee and the Insurer not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise  be  a  Distribution  Date)  upon  which  the  Certificateholders  may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising


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its right to purchase the assets of the Trust  Fund),  or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

                           (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

                   (ii)     the amount of any such final payment, if known, and

                           (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

                  (c) Upon presentation and surrender of the Certificates by the
Certificateholders, the Trustee shall distribute to the Certificateholders and to the Insurer (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A) and (C) with respect to the Insurer, any amounts owed to it pursuant to the Insurance Agreement.

                  (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the


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assets  which  remain in the escrow  account.  If within nine  months  after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01 and the Certificateholders shall look only to the Master Servicer for such payment.

                  Section 9.02.     Additional Termination Requirements.

                  (a) The Trust Fund shall be terminated in accordance  with the following additional requirements, unless the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Insurer) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                           (i) The Master Servicer shall establish a 90-day liquidation period for the Trust Fund and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund under Section 860F of the Code and the regulations thereunder;

                           (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

                           (iii) If the Master Servicer is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

                  (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.



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



                                    ARTICLE X

                                REMIC PROVISIONS

                  Section 10.01 REMIC Administration.

                  (a) The REMIC Administrator shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, the Class A Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates.

                  (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

                  (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of the Class R Certificates and shall be designated as the "tax matters person" with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. The REMIC Administrator, as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

                  (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.


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




                  (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

                  (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause the REMIC created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). In performing their duties as more specifically set forth herein, the Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the
Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders and is not adverse to the interests of the Insurer, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC created hereunder, endanger such status or, unless the Master Servicer or the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such


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



action could cause an Adverse REMIC Event to occur with respect to the REMIC and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer or the REMIC Administrator, as applicable, will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in
Section 860G(c) of the Code, on any contributions to the REMIC after the startup day therefor pursuant to Section 860G(d) of the Code, or any other tax imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

                  (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the startup day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless (subject to Section 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.



NY1-165496.5
                                                        109

                  (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates representing a regular interest in the REMIC would be reduced to zero is August 25, 2026, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

                  (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC.

                  (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the REMIC or sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, or accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the Trust Fund as a REMIC or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

             Section 10.02.    Master Servicer, REMIC Administrator and Trustee
                                            Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Insurer, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Insurer, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in
Article VIII or this Article X. In the event that Residential Funding is no longer the Master Servicer, the Trustee shall indemnify Residential Funding for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by Residential Funding as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

                  (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Insurer, the Company, the Master Servicer and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Insurer, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach


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                                                        110
is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

                  (c) The Master Servicer agrees to indemnify the Trust Fund, the Insurer, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Insurer, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  Section 11.01.    Amendment.

                  (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, with the consent of the Insurer, but without the consent of any of the Certificateholders:

                  (i)      to cure any ambiguity,

     (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

                  (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

                  (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date (without taking into account the Policy), as evidenced by a letter from each Rating Agency to such effect,

     (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates by virtue of their

NY1-165496.5
                                                        111
         being the "residual interests" in the Trust Fund provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

                  (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and is authorized or permitted under
         Section 11.09(d).

                  (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Insurer and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

     (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

                           (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

                           (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

                  (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve


NY1-165496.5
                                                        112
the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class R Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class R Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury regulations Section 1.860G-2(h). In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company and such related insurer but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit I (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit J, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.



NY1-165496.5
                                                        113

                  Section 11.02.    Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of the Insurer or Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  Section 11.03.    Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Insurer a written notice of default and of the continuance thereof, as hereinbefore provided and such default would not result in a claim under the Policy, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Insurer shall have given its written consent, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the


NY1-165496.5
                                                        114
rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 11.04.    Governing Law.

                  This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 11.05.    Notices.

                  All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Residential Asset Securities Corporation Series 1996-KS4 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of Moody's, 99 Church Street, 4th Floor, New York, New York, 10007,
Attention: Residential Mortgage Pass-Through Monitoring, or such other address as may hereafter be furnished to the Company, the Trustee and the Master
Servicer in writing by Moody's, (e) in the case of Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004 Attention: Mortgage Surveillance or such other address as may be hereafter furnished to the Company, Trustee and Master Servicer by Standard & Poor's and (f) in the case of the Insurer, AMBAC Indemnity Corporation, One State Street Plaza, New York, New York 10004
Attention: Structured Finance MBS or such other address as may be hereafter furnished in writing by the Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  Section 11.06.    Notices to Rating Agency and the Insurer.

                  The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency, the Insurer and each Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d),
(g), (h), (i) or (j) below or provide a copy to each Rating Agency and


NY1-165496.5
                                                        115
the Insurer at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

   (a)      a material change or amendment to this Agreement,

   (b)      the occurrence of an Event of Default,

   (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

                  (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

    (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

    (f) the statements required to be delivered pursuant to Sections 3.18 and 3.19,

    (g) a change in the location of the Custodial Account or the Certificate Account,

                  (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04 or the occurrence of a Trigger Event,

   (i)      the occurrence of the Final Distribution Date, and

   (j)      the repurchase of or substitution for any Mortgage Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency, the Insurer and the Subservicer of any such event known to the Master Servicer.

                  In addition to the above delivery requirements, the Company, the Master Servicer or the Trustee, as applicable, shall provide a copy to the Insurer at such time as otherwise required to be delivered pursuant to this Agreement of any of written confirmation, written notice or legal opinion.

                  Section 11.07.    Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof or of the Insurer.


NY1-165496.5
                                                        116

                 Section 11.08.    Supplemental Provisions for Resecuritization.

                  (a) This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

                  Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transaction as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860(G)(d) of the Code.

                  Section 11.09.    Rights of the Insurer.

  (a)      The Insurer is an express third-party beneficiary of this Agreement.

                  (b) On each Distribution Date the Trustee shall forward to the Insurer a copy of the reports furnished to the Class A Certificateholders and the Company on such Distribution Date.

                  (c) The Trustee shall provide to the Insurer copies of any report, notice, Opinion of Counsel, Officer's Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee's production or receipt thereof.

                  (d) Unless an Insurer Default exists, the Trustee and the Company shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Insurer, if such consent is not unreasonably withheld.

                  (e) So long as there does not exist a failure by the Insurer to make a required payment under the Policy, the Insurer shall have the right to exercise all rights of the Holders


NY1-165496.5
                                                        117
of the Class A Certificates under this Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Insurer, except as provided herein.

                  (f) The Insurer shall not be entitled to exercise any of its rights hereunder so long as there exists a failure by the Insurer to make a required payment under the Policy.


NY1-165496.5
                                                        118

                  IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the date and year first above written.

                                               RESIDENTIAL ASSET SECURITIES
                                               CORPORATION
[Seal]


                                                By:     /s/William E. Waldusky
                                                Name:      William E. Waldusky
                                                Title:     Vice President

Attest:   /s/Diane S. Wold
Name:   Diane S. Wold
Title:    Vice President


                                                RESIDENTIAL FUNDING CORPORATION
[Seal]


                                                 By:   /s/Diane S. Wold
                                                 Name:      Diane S. Wold
                                                 Title:     Managing Director

Attest:  /s/William E. Waldusky
Name:     William E. Waldusky
Title:    Director


                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                                      as Trustee
[Seal]


                                               By:   /s/Steven M. Wagner
                                               Name:      Stevem M. Wagner
                                               Title:     Vice President

Attest:   /s/Faye Wright
Name:     Faye Wright
Title:    Assistant Secretary


NY1-165496.5

STATE OF NEW YORK                           )
                                            ) ss.:
COUNTY OF HENNEPIN                  )

                  On the 27th day of September, 1996 before me, a notary public in and for said State, personally appeared William E. Waldusky, known to me to be a Vice President of Residential Asset Securities Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                    ---------------------------
                                                            Notary Public

[Notarial Seal]



NY1-165496.5

STATE OF MINNESOTA                          )
                                            ) ss.:
COUNTY OF HENNEPIN                          )

                  On the 27th day of September, 1996 before me, a notary public in and for said State, personally appeared _______________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                     -------------------------
                                                          Notary Public

[Notarial Seal]



NY1-165496.5

STATE OF ILLINOIS                   )
                                    ) ss.:
COUNTY OF COOK             )


                  On the 27th day of September, 1996 before me, a notary public in and for said State, personally appeared Steven M. Wagner, known to me to be a Vice President of The First National Bank of Chicago, the national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                      ------------------------
                                                          Notary Public

[Notarial Seal]



NY1-165496.5

                                    EXHIBIT A

                           FORM OF CLASS A CERTIFICATE

                  SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT
CONDUIT," AS THOSE
TERMS ARE  DEFINED,  RESPECTIVELY,  IN  SECTIONS  860G AND 860D OF THE
INTERNAL
REVENUE CODE OF 1986.

[THE FOLLOWING  INFORMATION IS PROVIDED  SOLELY FOR THE PURPOSES OF
APPLYING THE
U.S.   FEDERAL  INCOME  TAX  ORIGINAL  ISSUE  DISCOUNT  ("OID")  RULES  TO
THIS
CERTIFICATE.  THE ISSUE DATE OF THIS CERTIFICATE IS SEPTEMBER 27, 1996.
ASSUMING
THAT  THE  MORTGAGE  LOANS  PREPAY  AT % OF THE  CONSTANT
PREPAYMENT  RATE  (AS
DESCRIBED IN THE PROSPECTUS  SUPPLEMENT),  THIS CERTIFICATE HAS BEEN
ISSUED WITH
NO MORE THAN $___ OF OID PER $1,000 OF INITIAL  CERTIFICATE  PRINCIPAL
BALANCE,
THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO
THE INITIAL
ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE
PRINCIPAL
BALANCE,  COMPUTED USING THE APPROXIMATE  METHOD. NO
REPRESENTATION IS MADE THAT
THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE CONSTANT
PREPAYMENT  RATE
OR AT ANY OTHER RATE.]



NY1-166739.3

6863-1-KIC-09/30/96
                                                         1

                                       Certificate No. _______________

Class A Senior                         Adjustable Pass-Through Rate

                                              % Initial Pass-Through
Rate

Date of Pooling and Servicing
Agreement and Cut-off Date:
September 1, 1996                      Percentage Interest: ____%

First Distribution Date:
October 25, 1996
                                       Aggregate Initial Certificate
Principal Balance                      of the Class A Certificates:
$

Master Servicer:                       Initial Certificate Principal
Balance of this
Residential Funding Corporation
                                             Certificate: $


Assumed Final Distribution Date:
                                             CUSIP
__________ 25, 202_


                                               MORTGAGE PASS-THROUGH
                                                    CERTIFICATE
                                                  SERIES 1996-KS4

         evidencing a percentage interest in the distributions allocable to the Class A Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable interest rate first lien mortgage loans formed and sold by RESIDENTIAL ASSET SECURITIES CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund and proceeds of any claim payable on the Policy (as defined in the Agreement), and does not represent an obligation of or interest in Residential Asset Securities Corporation, the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate


NY1-166739.3

                                                        6863-1-KIC-09/30/96
                                                         2
nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Securities Corporation, the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

                  This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate
Initial Certificate Principal Balance of all Class A Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family adjustable interest rate first lien mortgage loans (the "Mortgage Loans"), formed and sold by Residential Asset Securities Corporation (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class A Certificates on such Distribution Date.


NY1-166739.3

                                                 6863-1-KIC-09/30/96
                                                         3

                  Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. This Certificate is one of the Class A Certificates referred to in the above-mentioned Agreement.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account and/or the Certificate Account created for the benefit of Certificateholders and the Insurer may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of


NY1-166739.3

                                                6863-1-KIC-09/30/96
                                                         4
the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Insurer and the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee, the Insurer and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee, the Insurer or the Certificate


NY1-166739.3

6863-1-KIC-09/30/96
                                                         5

Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee, the Insurer nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) to purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-166739.3

                                                 6863-1-KIC-09/30/96
                                                         6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: September 27, 1996

                                          THE FIRST NATIONAL BANK OF CHICAGO,
                                          as Trustee


                                          By:________________________________
                                             Authorized Signatory

Certificate of
Authentication

This is one of the Class A
Certificates referred to
in the within-mentioned
Agreement.

THE FIRST NATIONAL BANK OF CHICAGO,
  as Certificate Registrar


By:________________________________
   Authorized Signatory




NY1-166739.3

                                                   6863-1-KIC-09/30/96
                                                         7

                                   ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee) the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class to the above named assignee and deliver such Certificate to the following address:


Dated:
                                         Signature by or on behalf of assignor




                                            Signature Guaranteed

                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number              , or, if mailed by check, to
                                              . Applicable
statements should be mailed to
                                                .

                  This information is provided by                    , the
assignee named above, or                                   , as its
agent.



NY1-166739.3
                                                 6863-1-KIC-09/30/96
                                                         8

                                    EXHIBIT B

                           FORM OF CLASS R CERTIFICATE


THE CLASS R  CERTIFICATE  WILL NOT BE  ENTITLED  TO  PAYMENTS
CONSTITUTING  THE
AVAILABLE  DISTRIBUTION  AMOUNT  UNTIL SUCH TIME AS DESCRIBED IN THE
POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN (THE "AGREEMENT").

THIS CLASS R CERTIFICATE  IS  SUBORDINATE  TO THE CLASS A  CERTIFICATES,
TO THE
EXTENT DESCRIBED HEREIN AND IN THE AGREEMENT.

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED
STATES PERSON
OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S.  FEDERAL  INCOME TAX PURPOSES,  THIS  CERTIFICATE IS A
"RESIDUAL
INTEREST"  IN A "REAL  ESTATE  MORTGAGE  INVESTMENT  CONDUIT" AS THOSE
TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
REVENUE CODE OF
1986 (THE "CODE").

THIS  CERTIFICATE  HAS NOT BEEN AND WILL NOT BE REGISTERED  UNDER THE
SECURITIES
ACT OF 1933,  AS  AMENDED,  OR THE  SECURITIES  LAWS OF ANY STATE AND
MAY NOT BE
RESOLD OR TRANSFERRED  UNLESS IT IS REGISTERED  PURSUANT TO SUCH ACT
AND LAWS OR
IS SOLD OR TRANSFERRED IN TRANSACTIONS  WHICH ARE EXEMPT FROM
REGISTRATION UNDER
SUCH ACT AND UNDER  APPLICABLE  STATE LAW AND IS TRANSFERRED IN
ACCORDANCE  WITH
THE  PROVISIONS  OF SECTION  5.02 OF THE POOLING AND  SERVICING
AGREEMENT  (THE
"AGREEMENT").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS
THE TRANSFEREE
PROVIDES EITHER A CERTIFICATION  PURSUANT TO SECTION 5.02(e) OF THE
AGREEMENT OR
AN OPINION OF COUNSEL  SATISFACTORY TO THE MASTER SERVICER,  THE
COMPANY AND THE
TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR
RESULT IN A
NON-EXEMPT PROHIBITED  TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF
THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR
THE TRUSTEE TO
ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE,  TRANSFER OR OTHER  DISPOSITION OF THIS CERTIFICATE MAY BE
MADE ONLY
IF THE PROPOSED  TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE
MASTER SERVICER
AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES,
ANY STATE
OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY
INTERNATIONAL


NY1-166739.3

                                                 6863-1-KIC-09/30/96
                                                         1

ORGANIZATION,  OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE
FOREGOING, (B) ANY
ORGANIZATION  (OTHER THAN A  COOPERATIVE  DESCRIBED  IN SECTION 521 OF
THE CODE)
WHICH IS  EXEMPT  FROM THE TAX  IMPOSED  BY  CHAPTER 1 OF THE CODE
UNLESS  SUCH
ORGANIZATION  IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE,
(C) ANY
ORGANIZATION  DESCRIBED IN SECTION  1381(a)(2)(C)  OF THE CODE, (ANY SUCH
PERSON
DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN
REFERRED TO AS A
"DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED
ORGANIZATION, (2)
NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR
COLLECTION OF TAX AND
(3) SUCH TRANSFEREE  SATISFIES  CERTAIN  ADDITIONAL  CONDITIONS
RELATING TO THE
FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING
THE REGISTRATION
IN THE CERTIFICATE  REGISTER OR ANY TRANSFER,  SALE OR OTHER
DISPOSITION OF THIS
CERTIFICATE  TO A  DISQUALIFIED  ORGANIZATION  OR  AN  AGENT  OF A
DISQUALIFIED
ORGANIZATION,  SUCH  REGISTRATION  SHALL BE  DEEMED  TO BE OF NO LEGAL
FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A
CERTIFICATEHOLDER
FOR ANY  PURPOSE  HEREUNDER,  INCLUDING,  BUT NOT  LIMITED  TO,  THE
RECEIPT OF
DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY
ACCEPTANCE
OF THIS CERTIFICATE  SHALL BE DEEMED TO HAVE CONSENTED TO THE
PROVISIONS OF THIS
PARAGRAPH.



NY1-166739.3

                                              6863-1-KIC-09/30/96
                                                         2

Class R                                     Certificate No.

Date of Pooling and Servicing               Percentage Interest: _____%
Agreement and Cut-off Date:
September 1, 1996                           Initial Certificate
                                            Principal Balance of this
                                            Certificate: $----------
First Distribution Date:
October 25, 1996

                                             Aggregate Initial Certificate
                                             Principal Balance of the Class R
                                             Certificates $_______________
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
September 25, 2026


                              MORTGAGE PASS-THROUGH
                                  CERTIFICATE,
                                 SERIES 1996-KS4

         evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one-to four-family adjustable interest rate first lien mortgage loans formed and sold by RESIDENTIAL ASSET SECURITIES CORPORATION

                  This Certificate is payable solely from the assets of the Trust Fund and does not represent an obligation of or interest in Residential Asset Securities Corporation, the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Securities Corporation, the Master Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.



NY1-166739.3

                                                  6863-1-KIC-09/30/96
                                                         3

                  This certifies that is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family adjustable interest rate first lien mortgage loans (the "Mortgage Loans"), formed and sold by Residential Asset Securities Corporation (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and The First National Bank of Chicago, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that
(i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee,


NY1-166739.3

                                               6863-1-KIC-09/30/96
                                                         4

(iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

                  Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Holder of this Certificate may have additional obligations with respect to this Certificate, including tax liabilities.

                  No transfer of this Class R Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws.

                  No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975


NY1-166739.3

                                                      6863-1-KIC-09/30/96
                                                         5
of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

                  This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

                  The  Certificates  are  limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

                  As provided in the Agreement,  withdrawals  from the Custodial
Account and/or the Certificate Account created for the benefit of Certificateholders and the Insurer may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

                  The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer, the Insurer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future


NY1-166739.3
                                                   6863-1-KIC-09/30/96
                                                         6
holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Company, the Master Servicer, the Trustee, the Certificate Registrar and the Insurer and any agent of the Company, the Master Servicer, the Trustee, the Certificate Registrar or the Insurer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Insurer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Certificate shall be governed by and construed in accordance with the laws of the State of New York.



NY1-166739.3

                                                     6863-1-KIC-09/30/96
                                                         7

                  The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company (i) to purchase, at a price determined as provided in the Agreement, all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) to purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


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





                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  September 27, 1996


                                             THE FIRST NATIONAL BANK OF CHICAGO,
                                             as Trustee


                                             By:

                                                  Authorized Signatory

Certificate of
Authentication

This is one of the Class R
Certificates referred to
in the within-mentioned
Agreement.

THE FIRST NATIONAL BANK OF CHICAGO,
   as Certificate Registrar


By:
      Authorized Signatory




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



                                                    ASSIGNMENT


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                                       (Please print or typewrite
name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

                  I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:

                                        Signature by or on behalf of assignor




                                            Signature Guaranteed


                                             DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .



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



                  This information is provided by
    , the assignee named above, or                              ,
as its agent.



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



                                    EXHIBIT C

                               CUSTODIAL AGREEMENT

                  THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of September 1, 1996, by and among THE FIRST NATIONAL BANK OF CHICAGO, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ASSET SECURITIES CORPORATION (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
(together
with any successor in interest or any successor appointed hereunder, the "Custodian").


                                          W I T N E S S E T H T H A T :

                  WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of September 1, 1996, relating to the issuance of Residential Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 1996-KS4 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

                  WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                                     ARTICLE I

                                                    Definitions



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



                  Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.




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



                                   ARTICLE II

                          Custody of Mortgage Documents

                  Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

                  Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

                  Section 2.3.  Review of Mortgage Files.

                  (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

                  (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of


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



Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

                  (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

                  Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

                  Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.



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



                  Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to
Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

                  From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File or such document to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the


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



name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related
Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

                  Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III

                            Concerning the Custodian

                  Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

                  Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as


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



custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

                  Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

                  Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

                  Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the


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



resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

                  The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder.
Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

                  Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

                  Section 3.6.  Merger or Consolidation of Custodian.  Any
                                ------ -- ------------- -- ---------
Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                   ARTICLE IV

                            Miscellaneous Provisions

                  Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement


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



or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

                  Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

                  Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

                  Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.



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



                  Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.




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



                  IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                                      as Trustee
One North State Street
9th Floor
Chicago, Illinois 60602
Attention:Corporate Trust

                                                     By:
                                                     Name:
                                                     Title:

Address:                                    RESIDENTIAL ASSET SECURITIES
                                                     CORPORATION
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

                                                     By:
                                                     Name:
                                                     Title:


Address:                                    RESIDENTIAL FUNDING
                                            CORPORATION, as Master Servicer
10 Universal City Plaza
Suite 2100
Universal City, California 91608

                                                     By:
                                                     Name:
                                                     Title:


Address:                                    NORWEST BANK MINNESOTA,
                                                     NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                                     By:
                                                     Name:
                                                     Title:


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



STATE OF ILLINOIS   )
                                            ) ss.:
COUNTY OF COOK    )

                  On the ____ day of September, 1996, before me, a notary public in and for said State, personally appeared ___________________, known to me to be a ______________ of The First National Bank of Chicago, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                              Notary Public


[SEAL]





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



STATE OF MINNESOTA )
                                    ) ss.:
COUNTY OF HENNEPIN )

                  On the ____ day of September, 1996, before me, a notary public in and for said State, personally appeared _________________, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                                     Notary Public


[SEAL]




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



STATE OF MINNESOTA  )
                                            ) ss.:
COUNTY OF HENNEPIN  )


                  On the day of  September,  1996 before me, a notary  public in and for said State, personally appeared ________________, known to me to be a ____________ of Residential Asset Securities Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                            Notary Public

[Notarial Seal]


STATE OF MINNESOTA  )
                                            ) ss:
COUNTY OF HENNEPIN  )

                  On the day of September, 1996 before me, a notary public in and for said State, personally appeared ________________, known to me to be a ______________ of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                     Notary Public


NY1-166739.3

                                                    6863-1-KIC-09/30/96
                                                        11

[Notarial Seal]





NY1-166739.3

                                                    6863-1-KIC-09/30/96
                                                        12

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN
                              INITIAL CERTIFICATION


                                                            September 27, 1996



The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust Administration

                  Re: Custodial Agreement dated as of September 1, 1996, by and among The First National Bank of Chicago, Residential Asset Securities Corporation, Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates,
                           Series 1996-KS4

Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                        NORWEST BANK MINNESOTA,
                                                         NATIONAL ASSOCIATION





NY1-166739.3

                                                      6863-1-KIC-09/30/96
                                                        13

                                                              By:

                                                              Name:

                                                              Title:





NY1-166739.3

                                                  6863-1-KIC-09/30/96
                                                        14

                                   EXHIBIT TWO



                     FORM OF CUSTODIAN INTERIM CERTIFICATION



                                                              __________, 1996



The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust Administration

                  Re: Custodial Agreement dated as of September 1, 1996, by and among The First National Bank of Chicago, Residential Asset Securities Corporation, Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates,
                           Series 1996-KS4


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.



NY1-166739.3

                                                        6863-1-KIC-09/30/96
                                                        15

                                                       NORWEST BANK MINNESOTA,
                                                       NATIONAL  ASSOCIATION


                                                       By:

                                                       Name:
                                                       Title:



NY1-166739.3

                                                      6863-1-KIC-09/30/96
                                                        16

                                  EXHIBIT THREE



                      FORM OF CUSTODIAN FINAL CERTIFICATION



                                                              ----------------




The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust Administration

                  Re: Custodial Agreement dated as of September 1, 1996, by and among The First National Bank of Chicago, Residential Asset Securities Corporation, Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates,
                           Series 1996-KS4


Ladies and Gentlemen:

                  In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule it has received:

                  (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;



NY1-166739.3

                                                    6863-1-KIC-09/30/96
                                                        17

                  (ii)  The  original   Mortgage   with  evidence  of  recording
         indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

                  (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

                  (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

                  (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                                      NORWEST BANK MINNESOTA,
                                                      NATIONAL  ASSOCIATION


                                                      By:
                                                      Name:
                                                      Title:




NY1-166739.3

                                                       6863-1-KIC-09/30/96
                                                        18

                                   EXHIBIT D-1

                        MORTGAGE LOAN SCHEDULE - GROUP 1


  RUN ON     : 09/27/96           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 13.16.41          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 09/01/96
  POOL       : 0004223  0004224
             :
             :
  POOL STATUS:

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #

______________________________________________________________________________


    1393023          A07/824             F           61,600.00         ZZ
                                         360         60,968.19          1
    292 NORTH 1600 WEST               10.500            563.48         80
                                      10.000            563.48       77,000.00
    CEDAR CITY       UT   84720          1            10/01/94         00
    280001393023                         05           11/01/94          0
    940296                               O            10/01/24
    0


    1400985          A62/824             F           28,000.00         ZZ
                                         180         26,858.46          1
    114 MCCOY DRIVE                   12.250            340.56         70
                                      11.750            340.56       40,000.00
    NASHVILLE        NC   27856          2            01/18/95         00
    280001400985                         05           03/01/95          0
    1400985                              N            02/01/10
    0


    1401163          897/824             F           52,000.00         ZZ
                                         360         51,524.95          1
    339 DUFF ROAD                     11.200            503.08         65
                                      10.700            503.08       80,000.00
    SEWICKLEY        PA   15143          5            07/27/94         00
    280001401163                         05           10/01/94          0
    663910490                            O            09/01/24
    0


    1403130          A15/824             F           63,750.00         ZZ
                                         180         63,444.26          1
    1452 ATHERTON STREET              13.000            705.20         85
                                      12.500            705.20       75,000.00
    SACRAMENTO       CA   95822          1            01/06/95         23
    280001403130                         05           03/01/95          0
1


    1294007                              N            02/01/10
    0


    1404673          897/824             F           69,200.00         ZZ
                                         180         66,136.71          1
    1112 WALTON DRIVE                 11.950            828.29         79
                                      11.450            828.29       88,500.00
    PLAINFIELD       IN   46168          2            12/21/94         00
    280001404673                         05           02/01/95          0
    034853297                            O            01/01/10
    0


    1414814          A62/824             F           23,200.00         ZZ
                                         180         22,435.60          1
    200 NOMBERG DRIVE                 11.750            274.72         67
                                      11.250            274.72       35,000.00
    ASHFORD          AL   36312          2            05/25/95         00
    280001414814                         05           07/01/95          0
    0099796                              O            06/01/10
    0


    1414917          A04/824             F           92,000.00         ZZ
                                         360         91,401.24          1
    11410 WILMINGTON AVENUE           10.375            832.97         80
    (WATTS AREA)                       9.875            832.97      115,000.00
    LOS ANGELES      CA   90059          2            05/25/95         00
    280001414917                         05           07/01/95          0
    WCSL950404071                        N            06/01/25
    0


    1415179          664/824             F           25,000.00         ZZ
                                         360         24,809.34          1
    20710 77TH PLACE W                10.250            224.03         20
                                       9.750            224.03      125,000.00
    EDMONDS          WA   98026          5            04/19/95         00
    280001415179                         05           06/01/95          0
    2004505                              O            05/01/25
    0


    1415510          A12/728             F           68,400.00         ZZ
                                         360         67,842.85          1
    111 SOUTHLAKE DRIVE                9.625            581.40         95
                                       9.375            581.40       72,000.00
    BRUNSWICK        GA   31525          1            04/27/95         04
    0380112459                           05           06/01/95         30
    0101113                              O            05/01/25
    0


1


    1416101          921/921             F           40,200.00         ZZ
                                         360         40,001.36          2
    1615-1617 EAST 23RD AVENUE        12.000            413.51         60
                                      11.500            413.51       67,000.00
    DENVER           CO   80205          5            04/21/95         00
    252866                               05           06/01/95          0
    252866                               N            05/01/25
    0


    1417175          664/824             F           91,000.00         ZZ
                                         360         90,356.57          1
    109 E MAPLEWOOD AVE                9.625            773.50         80
                                       9.125            773.50      115,000.00
    MUNDELEIN        IL   60060          5            06/19/95         00
    280001417175                         05           08/01/95          0
    0097629                              O            07/01/25
    0


    1418057          B56/824             F           67,275.00         ZZ
                                         180         67,134.85          1
    1420 SOUTH STEVENS                15.875            897.91         65
                                      15.375            897.91      104,500.00
    TACOMA           WA   98405          5            04/20/95         00
    280001418057                         05           06/01/95          0
    0395411                              O            05/01/10
    0


    1418292          A13/824             F           42,000.00         ZZ
                                         360         41,831.15          1
    28535 PEMBROKE AVENUE             13.250            472.83         36
                                      12.750            472.83      118,500.00
    LIVONIA          MI   48152          5            03/06/95         00
    280001418292                         05           05/01/95          0
    950072740                            O            04/01/25
    0


    1419720          B32/728             F          112,500.00         ZZ
                                         360        111,777.12          3
    1312 GALLAUDET STREET NE          10.500          1,029.09         90
                                      10.250          1,029.09      125,000.00
    WASHINGTON       DC   20002          1            05/19/95         12
    0380127374                           05           07/01/95         25
    0107811                              O            06/01/25
    0


    1421367          921/921             F           76,800.00         ZZ
                                         360         76,462.42          1
    171 WEST AVENUE                   11.875            782.60         80
                                      11.375            782.60       96,000.00
1


    PAWTUCKET        RI   02860          5            06/02/95         00
    0403527                              05           08/01/95          0
    103145                               O            07/01/25
    0


    1421669          623/623             F           65,250.00         ZZ
                                         360         64,571.36          1
    1880 KAROLINA AVENUE               8.625            507.51         75
                                       8.375            507.51       87,000.00
    WINTER PARK      FL   32789          1            04/27/95         00
    0850722                              05           06/01/95          0
    0850722                              O            05/01/25
    0


    1423709          637/824             F           70,000.00         ZZ
                                         360         69,497.36          1
    617 DREXEL AVENUE                 11.500            693.21         73
                                      11.000            693.21       96,500.00
    SOUTH MILWAUKEE  WI   53172          5            12/13/94         00
    280001423709                         05           02/01/95          0
    3763406                              O            01/01/25
    0


    1424065          028/728             F           80,000.00         ZZ
                                         360         79,404.77          1
    657 JESSIE AVENUE                  9.375            665.40         80
                                       9.125            665.40      100,000.00
    SACRAMENTO       CA   95838          5            06/01/95         00
    0380140096                           05           08/01/95          0
    167728                               O            07/01/25
    0


    1424176          921/921             F           40,000.00         ZZ
                                         180         38,918.59          1
    651 BURRO DRIVE                   13.125            509.40         45
                                      12.625            509.40       90,000.00
    PUEBLO           CO   81007          5            06/21/95         00
    254102                               05           08/01/95          0
    254102                               O            07/01/10
    0


    1432500          642/824             F           96,000.00         ZZ
                                         360         95,490.76          1
    4001 ELKS DRIVE                   10.625            887.13         77
                                      10.125            887.13      126,000.00
    LAS CRUCES       NM   88005          5            07/01/95         00
    280001432500                         05           09/01/95          0
    06552695                             O            08/01/25
    0
1




    1435930          B24/728             F           58,500.00         ZZ
                                         360         56,594.43          1
    8 5TH STREET                       9.625            497.24         75
                                       9.375            497.24       78,000.00
    NEW BRUNSWICK    NJ   08901          1            08/18/95         00
    0380173949                           05           10/01/95          0
    UNKNOWN                              N            09/01/25
    0


    1436034          664/824             F          128,000.00         ZZ
                                         360        127,392.25          1
    5809 CLOVER DRIVE                 10.750          1,194.86         74
                                      10.250          1,194.86      174,000.00
    LISLE            IL   60532          5            08/22/95         00
    280001436034                         05           10/01/95          0
    02047199                             O            09/01/25
    0


    1436538          560/560             F           24,400.00         ZZ
                                         180         23,431.60          1
    36 FIRST AVENUE                    8.750            243.87         60
                                       8.250            243.87       41,000.00
    MAYFIELD         NY   12177          5            06/23/95         00
    450161112                            05           08/01/95          0
    450161112                            O            07/01/10
    0


    1438425          820/820             F           70,300.00         ZZ
                                         360         69,907.13          1
    3940 INVERRARY BLVD., #704-A      11.990            722.57         61
                                      11.490            722.57      116,000.00
    LAUDERHILL       FL   33319          5            06/12/95         00
    1606046                              08           08/01/95          0
    1606046                              O            07/01/25
    0


    1443861          076/824             F          234,222.00         ZZ
                                         360        226,898.52          1
    4095 TREADDUR BAY LANE             7.250          1,597.81         92
                                       6.750          1,597.81      255,000.00
    NORCROSS         GA   30092          1            08/03/93         04
    280001443861                         05           10/01/93         22
    3205282                              O            09/01/23
    0


    1450604          A52/824             F           78,400.00         ZZ
                                         360         78,032.31          1
1


    491 TOM JONES ROAD                 9.375            652.09         80
                                       8.875            652.09       98,000.00
    KINGSTON         GA   30145          2            11/17/95         00
    280001450604                         05           01/01/96          0
    0126618                              O            12/01/25
    0


    1450632          B76/824             F           84,000.00         ZZ
                                         360         83,608.80          1
    20575 CARPENTER DRIVE             10.750            784.12         80
                                      10.250            784.12      105,000.00
    BATTLE CREEK     MI   49017          1            09/15/95         00
    280001450632                         05           11/01/95          0
    000178178                            O            10/01/25
    0


    1456499          597/824             F          184,800.00         ZZ
                                         360        184,552.67          1
    6 ROSE LANE                       10.000          1,621.76         80
                                       9.500          1,621.76      231,000.00
    INDEPENDENCE TO  NJ   07840          1            05/31/96         00
    280001456499                         05           07/01/96          0
    651102                               O            06/01/26
    0


    1458691          180/824             F          106,000.00         ZZ
                                         360        105,603.42          1
    13576 NANTUCKET AVENUE             9.875            920.45         79
                                       9.375            920.45      135,000.00
    PICKERINGTON     OH   43147          5            12/08/95         00
    280001458691                         05           02/01/96          0
    4044251                              O            01/01/26
    0


    1459946          A52/824             F           65,300.00         ZZ
                                         360         65,055.69          1
    5685 DEERFIELD TRAIL               9.875            567.03         75
                                       9.375            567.03       88,000.00
    ATLANTA          GA   30349          5            12/08/95         00
    280001459946                         05           02/01/96          0
    0102412                              O            01/01/26
    0


    1461103          921/921             F           61,200.00         ZZ
                                         360         61,009.71          1
    3502 IVYWOOD LANE                 10.750            571.30         80
                                      10.250            571.30       76,500.00
    PUEBLO           CO   81005          5            11/30/95         00
    259770                               05           02/01/96          0
1


    259770                               O            01/01/26
    0


    1461962          562/562             F          130,000.00         ZZ
                                         360        129,490.31          1
    22 MANDEVILLE STREET              10.750          1,213.53         80
                                      10.250          1,213.53      163,000.00
    POMPTON LAKES    NJ   07442          1            10/11/95         00
    460600                               05           12/01/95          0
    460600                               O            11/01/25
    0


    1462873          820/820             F          344,250.00         ZZ
                                         180        342,717.22          1
    511 IHI IHI AVENUE                 9.625          2,926.09         85
                                       9.125          2,926.09      405,000.00
    WAHIAWA          HI   96786          5            11/21/95         23
    0160590312                           05           01/01/96          0
    0160590312                           O            12/01/10
    0


    1463164          A62/824             F           78,600.00         ZZ
                                         360         78,298.09          1
    2200 OLD FARM ROAD                 9.750            675.30         80
                                       9.250            675.30       98,250.00
    MILLSTADT        IL   62260          2            12/22/95         00
    280001463164                         05           02/01/96          0
    1463164                              O            01/01/26
    0


    1464499          180/824             F           68,000.00         ZZ
                                         180         66,571.76          1
    11831 EAST CORNELL CIRCLE          9.375            704.95         80
                                       8.875            704.95       85,000.00
    AURORA           CO   80014          1            12/06/95         00
    280001464499                         03           02/01/96          0
    3949435                              N            01/01/11
    0


    1464884          201/824             F          141,750.00         ZZ
                                         360        141,219.63          1
    4506 CHEROKEE TRAIL                9.875          1,230.89         75
                                       9.375          1,230.89      189,000.00
    DALLAS           TX   75209          1            12/29/95         00
    280001464884                         05           02/01/96          0
    8800869151                           O            01/01/26
    0


1


    1465752          862/824             F           88,000.00         ZZ
                                         180         87,665.21          1
    7944 LISA DAWN AVENUE             10.375            796.76         90
                                       9.875            796.76       98,000.00
    LAS VEGAS        NV   89117          1            11/22/95         23
    280001465752                         07           01/01/96          0
    7998107                              O            12/01/10
    0


    1465762          862/824             F           81,600.00         ZZ
                                         180         81,313.28          1
    10511 NORTHEAST KNOTT STREET      10.750            761.73         80
                                      10.250            761.73      102,000.00
    PORTLAND         OR   97220          5            11/15/95         00
    280001465762                         05           01/01/96          0
    7890296                              O            12/01/10
    0


    1466365          635/824             F          192,000.00         ZZ
                                         360        191,296.24          1
    40 WYCKOFF ST                      7.625          1,358.97         80
                                       7.125          1,358.97      240,000.00
    GREENLAWN        NY   11740          1            03/04/96         00
    280001466365                         05           05/01/96          0
    631409000                            O            04/01/26
    0


    1466867          A78/824             F          116,250.00         ZZ
                                         360        115,840.02          1
    460 PALMETTO DRIVE                 9.500            977.50         75
                                       9.000            977.50      155,000.00
    NEW CASTLE       CO   81647          5            01/25/96         00
    280001466867                         05           03/01/96          0
    NA                                   O            02/01/26
    0


    1466869          A52/824             F           26,600.00         ZZ
                                         180         26,149.50          1
    7205 HIGHWAY 17 SOUTH             10.250            289.93         75
                                       9.750            289.93       35,500.00
    YORK             AL   36925          5            01/11/96         00
    280001466869                         05           03/01/96          0
    1234                                 O            02/01/11
    0


    1467810          A52/824             F          108,500.00         ZZ
                                         360        108,017.88          1
    1209 HANCOCK DRIVE                 8.375            824.68         57
                                       7.875            824.68      191,000.00
1


    ATLANTA          GA   30306          2            01/04/96         00
    280001467810                         05           03/01/96          0
    1234                                 O            02/01/26
    0


    1469858          820/820             F           39,950.00         ZZ
                                         360         23,867.09          1
    1049 RIVERSHORE DRIVE              9.000            321.60         67
                                       8.500            321.60       59,900.00
    DUNKIRK          MD   20754          1            10/16/75         00
    01606770                             05           12/01/75          0
    01606770                             O            11/01/05
    0


    1470309          180/824             F           56,000.00         ZZ
                                         360         55,812.97          1
    1113 LARCHMONT AVE                 9.000            450.59         70
                                       8.500            450.59       80,000.00
    CAPITAL HEIGHTS  MD   20743          5            02/08/96         00
    280001470309                         05           04/01/96          0
    4084257                              N            03/01/26
    0


    1470748          560/824             F           51,000.00         ZZ
                                         360         50,820.77          1
    616 GRAND AVENUE                  10.750            476.08         38
                                      10.250            476.08      135,000.00
    HACKETTSTOWN     NJ   07840          1            11/17/95         00
    280001470748                         05           01/01/96          0
    454602103                            O            12/01/25
    0


    1471355          180/824             F           63,000.00         ZZ
                                         360         62,800.18          1
    4532 FILLMORE STREET               9.250            518.29         90
                                       8.750            518.29       70,000.00
    DENVER           CO   80216          1            02/08/96         14
    280001471355                         05           04/01/96         25
    4088290                              O            03/01/26
    0


    1471726          A71/824             F          132,000.00         ZZ
                                         360        131,622.91          1
    4900 WEST 134TH PLACE              9.750          1,134.08         80
                                       9.250          1,134.08      165,000.00
    HAWTHORNE        CA   90250          5            02/01/96         00
    280001471726                         05           04/01/96          0
    0102151                              O            03/01/26
    0
1




    1472033          180/824             F           44,350.00         ZZ
                                         180         43,672.09          1
    2541 LAFAYETTE STREET              9.625            466.46         70
                                       9.125            466.46       63,400.00
    DENVER           CO   80205          5            02/12/96         00
    280001472033                         05           04/01/96          0
    3471976                              N            03/01/11
    0


    1472228          705/824             F          272,000.00         ZZ
                                         360        271,068.00          1
    22 GLOUCESTER ROAD                 8.875          2,164.15         80
                                       8.375          2,164.15      340,000.00
    MASSAPEQUA       NY   11758          1            02/02/96         00
    280001472228                         05           04/01/96          0
    505MCLAC                             O            03/01/26
    0


    1472471          881/824             F          332,000.00         ZZ
                                         360        330,945.79          1
    814 EAST PALM AVENUE              10.000          2,913.54         80
                                       9.500          2,913.54      415,000.00
    BURBANK          CA   91501          1            01/31/96         00
    280001472471                         05           03/01/96          0
    0105758                              O            02/01/26
    0


    1472873          664/824             F           88,400.00         ZZ
                                         360         88,119.61          1
    2716 WILD GROVE LANE               9.250            727.25         90
                                       8.750            727.25       98,260.00
    LANCASTER        TX   75146          1            02/08/96         11
    280001472873                         05           04/01/96         25
    2114163                              O            03/01/26
    0


    1473164          B75/824             F          156,000.00         ZZ
                                         360        155,797.70          1
    4700 MOUNT BAKER HIGHWAY          11.500          1,544.85         68
                                      11.000          1,544.85      230,000.00
    DEMING           WA   98244          5            04/23/96         00
    280001473164                         05           06/01/96          0
    2329548                              O            05/01/26
    0


    1473470          A52/824             F           40,600.00         ZZ
                                         360         40,480.88          1
1


    374 ASHLEY STREET                  9.625            345.10         72
                                       9.125            345.10       57,000.00
    ATLANTA          GA   30312          5            02/28/96         00
    280001473470                         05           04/01/96          0
    1234                                 N            03/01/26
    0


    1474587          A01/824             F          117,000.00         ZZ
                                         360        116,665.89          1
    6988 KAREN LANE                   10.500          1,070.24         90
                                      10.000          1,070.24      130,000.00
    RIVERSIDE        CA   92509          1            01/12/96         23
    280001474587                         05           03/01/96          0
    CREEK                                O            02/01/26
    0


    1475810          201/824             F          300,000.00         ZZ
                                         360        299,516.81          1
    211 WEYFORD TERRACE               10.500          2,744.22         72
                                      10.000          2,744.22      420,000.00
    GARDEN CITY      NY   11530          5            03/29/96         00
    280001475810                         05           06/01/96          0
    2400864688                           O            05/01/26
    0


    1475849          180/824             F           58,100.00         ZZ
                                         180         57,231.50          1
    3351 WEST 30TH AVENUE              9.875            619.91         70
                                       9.375            619.91       83,000.00
    DENVER           CO   80211          5            02/28/96         00
    280001475849                         05           04/01/96          0
    3471992                              N            03/01/11
    0


    1476102          270/824             F          146,000.00         ZZ
                                         360        145,709.29          1
    12 WYNDEN                          9.500          1,227.65         45
                                       9.000          1,227.65      331,000.00
    HOUSTON          TX   77056          4            05/01/96         00
    280001476102                         05           06/01/96          0
    0127076                              O            05/01/26
    0


    1476322          668/824             F          145,000.00         ZZ
                                         360        144,617.23          1
    5907 NORTH NORTHWOOD DRIVE        10.125          1,285.90         60
                                       9.625          1,285.90      245,000.00
    SPOKANE          WA   99212          5            02/16/96         00
    280001476322                         05           04/01/96          0
1


    0006315014                           O            03/01/26
    0


    1478406          668/824             F          195,000.00         ZZ
                                         360        194,369.65          1
    734 NORTH 77TH STREET              8.250          1,464.97         70
                                       7.750          1,464.97      280,000.00
    SEATTLE          WA   98103          5            03/06/96         00
    280001478406                         05           05/01/96          0
    6343883                              O            04/01/26
    0


    1478455          462/824             F           78,000.00         ZZ
                                         360         77,758.93          1
    7565 TWENTY-EIGHTH STREET          9.375            648.77         75
                                       8.875            648.77      104,000.00
    WHITE CITY       OR   97503          5            02/23/96         00
    280001478455                         05           04/01/96          0
    4464228                              O            03/01/26
    0


    1479279          F05/824             F           49,000.00         ZZ
                                         360         48,936.46          1
    988 NORTH BURNETT ROAD            11.500            485.24         90
                                      11.000            485.24       55,000.00
    TIPTON           CA   93272          2            04/16/96         23
    280001479279                         05           06/01/96          0
    96013003                             O            05/01/26
    0


    1479425          B38/824             F           60,000.00         T
                                         180         59,771.72          1
    360 OCEAN BLVD                    10.875            565.74         45
                                      10.375            565.74      136,000.00
    SEABROOK         NH   03874          5            10/24/95         00
    280001479425                         05           12/01/95          0
    611029                               O            11/01/10
    0


    1479430          B38/824             F          281,250.00         ZZ
                                         180        280,506.38          1
    148 BEACH AVENUE                  11.500          2,785.19         75
                                      11.000          2,785.19      375,000.00
    LARCHMONT        NY   10538          1            12/20/95         00
    280001479430                         05           02/01/96          0
    613177                               O            01/01/11
    0


1


    1479433          B38/824             F          135,000.00         ZZ
                                         180        134,680.54          2
    177 VIRGINIA AVENUE               11.375          1,324.04         75
                                      10.875          1,324.04      180,000.00
    STATEN ISLAND    NY   10305          1            01/16/96         00
    280001479433                         05           03/01/96          0
    613229                               N            02/01/11
    0


    1479438          B38/824             F          301,750.00         ZZ
                                         180        300,888.19          1
    247 ELM ROAD                      10.500          2,760.23         85
                                      10.000          2,760.23      355,000.00
    PRINCETON        NJ   08540          5            01/15/96         23
    280001479438                         05           03/01/96          0
    613431                               O            02/01/11
    0


    1479439          B38/824             F          250,000.00         ZZ
                                         180        249,537.80          1
    210 HARGRAVES AVENUE              12.500          2,668.16         67
                                      12.000          2,668.16      375,000.00
    TEANECK          NJ   07666          5            01/31/96         00
    280001479439                         05           03/01/96          0
    613788                               O            02/01/11
    0


    1479443          B38/824             F           37,200.00         ZZ
                                         180         37,058.41          1
    46 BURT STREET SE                 10.375            336.82         80
                                       9.875            336.82       46,500.00
    WYOMING          MI   49548          5            11/02/95         00
    280001479443                         05           01/01/96          0
    640102                               O            12/01/10
    0


    1479467          B38/824             F           26,250.00         ZZ
                                         180         26,151.17          1
    530 13TH STREET                   11.875            267.49         75
                                      11.375            267.49       35,000.00
    CAMBRIDGE        OH   43725          5            12/27/95         00
    280001479467                         05           02/01/96          0
    710325                               O            01/01/11
    0


    1480229          664/824             F          103,500.00         ZZ
                                         360        103,299.24          1
    4809 JADE STREET NE                9.625            879.74         84
                                       9.125            879.74      123,500.00
1


    SALEM            OR   97305          1            04/22/96         23
    280001480229                         05           06/01/96          0
    1480229                              O            05/01/26
    0


    1480388          820/820             F           29,250.00         ZZ
                                         180         28,859.07          1
    829 S BUCKEYE                     13.550            380.73         65
                                      13.050            380.73       45,000.00
    KOKOMO           IN   46901          5            02/02/96         00
    1608138                              05           04/01/96          0
    1608138                              O            03/01/11
    0


    1480739          820/820             F           33,000.00         ZZ
                                         180         32,415.24          1
    372 NW 3RD STREET                 12.250            401.38         56
                                      11.750            401.38       59,000.00
    DEERFIELD BEACH  FL   33441          5            11/30/95         00
    1607899                              05           02/01/96          0
    1607899                              O            01/01/11
    0


    1480886          862/824             F          110,250.00         ZZ
                                         360        109,759.93          1
    1072 LOCUST STREET                 9.625            937.12         70
                                       9.125            937.12      157,500.00
    SAN JOSE         CA   95110          1            01/29/96         00
    280001480886                         05           03/01/96          0
    DA4105011                            O            02/01/26
    0


    1480888          862/824             F           59,900.00         ZZ
                                         180         59,705.01          4
    9 BREWER STREET                    9.125            487.37         75
                                       8.625            487.37       79,900.00
    NEW LONDON       CT   06320          1            02/06/96         00
    280001480888                         05           04/01/96          0
    DA4024907                            O            03/01/11
    0


    1480975          862/824             F          297,500.00         ZZ
                                         180        296,627.43          1
    4521 SOUTHWEST FAIRVIEW BOULEV    10.375          2,693.59         75
                                       9.875          2,693.59      400,000.00
    PORTLAND         OR   97221          5            01/17/96         00
    280001480975                         05           03/01/96          0
    DA4014759                            O            02/01/11
    0
1




    1482205          B38/824             F           30,100.00         ZZ
                                         180         30,045.49          1
    405 E. POWELL                     11.875            306.72         70
                                      11.375            306.72       43,000.00
    EVANSVILLE       IN   47711          2            02/15/96         00
    280001482205                         05           04/01/96          0
    730395                               O            03/01/11
    0


    1482594          A73/824             F          146,250.00         ZZ
                                         360        145,620.59          1
    5277 S GENOA WAY                   7.750          1,047.75         75
                                       7.500          1,047.75      195,000.00
    AURORA           CO   80015          5            02/26/96         00
    0380407453                           05           04/01/96          0
    522807188                            O            03/01/26
    0


    1482749          971/824             F           45,000.00         ZZ
                                         180         44,589.29          1
    700 NW 17 STREET                  10.750            504.43         85
                                      10.250            504.43       53,000.00
    POMPANO BEACH    FL   33060          5            04/25/96         23
    280001482749                         05           06/01/96          0
    9660037                              O            05/01/11
    0


    1483148          637/824             F          193,800.00         ZZ
                                         360        193,457.48          1
    2076 CHARGER DRIVE                11.125          1,863.93         85
                                      10.625          1,863.93      230,000.00
    SAN JOSE         CA   95131          2            03/18/96         23
    280001483148                         05           05/01/96          0
    3436631                              O            04/01/26
    0


    1483432          180/824             F           99,900.00         ZZ
                                         360         99,650.39          1
    3021 WEST 900 NORTH                9.500            840.01         84
                                       9.000            840.01      120,000.00
    EDINBURGH        IN   46124          2            03/28/96         23
    280001483432                         05           05/01/96          0
    0097802                              O            04/01/26
    0


    1483444          992/824             F          221,000.00         ZZ
                                         360        220,485.79          2
1


    315 FIRST STREET                   8.750          1,738.61         77
                                       8.250          1,738.61      290,000.00
    YONKERS          NY   10704          2            04/12/96         00
    280001483444                         05           06/01/96          0
    0122866                              O            05/01/26
    0


    1483752          862/824             F           83,850.00         ZZ
                                         180         83,640.06          1
    1056 E MAIN STREET                10.375            759.19         80
                                       9.875            759.19      106,000.00
    HILLSBORO        OR   97123          5            02/23/96         00
    280001483752                         05           04/01/96          0
    DA4015046                            O            03/01/11
    0


    1485275          B75/824             F          124,000.00         ZZ
                                         360        123,847.74          1
    27079 SUNNYSIDE ROAD              11.750          1,251.67         89
                                      11.250          1,251.67      140,000.00
    UNIONVILLE       VA   22567          5            04/11/96         23
    280001485275                         05           06/01/96          0
    2438513                              O            05/01/26
    0


    1485697          E22/824             F          216,000.00         ZZ
                                         360        215,652.10          1
    18039 S GOUGAR ROAD               10.500          1,975.84         80
                                      10.000          1,975.84      270,000.00
    JOLIET           IL   60432          5            04/05/96         00
    280001485697                         05           06/01/96          0
    0410100952                           O            05/01/26
    0


    1485719          911/824             F           99,000.00         ZZ
                                         360         98,831.79          1
    12925 SW 22 STREET                10.250            887.14         75
                                       9.750            887.14      132,000.00
    MIAMI            FL   33175          5            04/11/96         00
    280001485719                         05           06/01/96          0
    1960155                              O            05/01/26
    0


    1485724          637/824             F           96,350.00         ZZ
                                         360         96,167.96          1
    12015 56TH AVENUE                  9.750            827.80         75
                                       9.250            827.80      128,500.00
    ALLENDALE        MI   49401          1            04/02/96         00
    280001485724                         05           06/01/96          0
1


    4851325                              O            05/01/26
    0


    1485866          664/824             F           50,750.00         ZZ
                                         360         50,632.77          1
    400 ROLLING HILLS                  9.875            440.69         70
                                       9.375            440.69       72,500.00
    MIDLOTHIAN       TX   76065          1            03/26/96         00
    280001485866                         05           05/01/96          0
    2115319                              O            04/01/26
    0


    1486144          462/824             F          109,650.00         ZZ
                                         360        109,448.22          1
    2784 BRANCO AVENUE                 9.875            952.15         85
                                       9.375            952.15      129,000.00
    MERCED           CA   95340          2            04/03/96         23
    280001486144                         05           06/01/96          0
    4482972                              O            05/01/26
    0


    1486149          637/824             F           84,800.00         ZZ
                                         360         84,663.41          1
    3 NORTHWOODS DRIVE                10.500            775.70         84
                                      10.000            775.70      101,000.00
    KIMBERLING CITY  MO   65686          2            04/25/96         23
    280001486149                         05           06/01/96          0
    9064023                              O            05/01/26
    0


    1486165          664/824             F          282,300.00         ZZ
                                         180        279,478.21          1
    810 SHADY BEND COURT               9.750          2,990.59         75
                                       9.250          2,990.59      376,400.00
    HIGHLAND VILLAG  TX   75067          1            04/04/96         00
    280001486165                         05           06/01/96          0
    2115806                              O            05/01/11
    0


    1486177          664/824             F           85,000.00         ZZ
                                         360         84,877.05          1
    22860 ROCKY LANE                  11.000            809.48         68
                                      10.500            809.48      125,000.00
    PIONEER          CA   95666          5            04/18/96         00
    280001486177                         05           06/01/96          0
    1486177                              N            05/01/26
    0


1


    1486368          637/824             F           76,400.00         ZZ
                                         360         76,280.21          1
    2840 MERCURY AVENUE               10.625            706.01         85
                                      10.125            706.01       90,000.00
    EAU CLAIRE       WI   54703          1            04/15/96         23
    280001486368                         05           06/01/96          0
    9064536                              O            05/01/26
    0


    1486400          462/824             F           60,000.00         ZZ
                                         180         59,158.91          1
    415 S CENTRAL VALLEY DRIVE         8.500            590.85         59
                                       8.000            590.85      103,000.00
    CENTRAL POINT    OR   97502          5            03/27/96         00
    280001486400                         05           05/01/96          0
    4482766                              O            04/01/11
    0


    1486536          A91/824             F           72,000.00         ZZ
                                         360         71,870.99          1
    710 DODGE ROAD                    10.000            631.85         80
                                       9.500            631.85       90,000.00
    AMHERST          NY   14068          2            04/15/96         00
    280001486536                         05           06/01/96          0
    AB1203495                            O            05/01/26
    0


    1486545          E59/824             F           64,000.00         ZZ
                                         360         63,899.64          1
    408 STONEFORD AVENUE              10.625            591.42         80
                                      10.125            591.42       80,000.00
    OAKLAND          CA   94605          5            04/04/96         00
    280001486545                         05           06/01/96          0
    1486545                              O            05/01/26
    0


    1486547          E59/824             F          140,800.00         ZZ
                                         360        140,630.68          1
    7299 EAST PONDEROSA CIRCLE        10.500          1,287.95         79
                                      10.000          1,287.95      179,000.00
    PARKER           CO   80134          2            05/01/96         00
    280001486547                         05           07/01/96          0
    1486547                              O            06/01/26
    0


    1486556          E97/824             F          282,000.00         ZZ
                                         360        281,438.53          1
    61300 INDIAN PAINT BRUSH ROAD      9.500          2,371.21         57
                                       9.000          2,371.21      500,000.00
1


    ANZA AREA        CA   92539          5            04/25/96         00
    280001486556                         05           06/01/96          0
    96-1152-1486556                      O            05/01/26
    0


    1486559          B38/824             F          112,500.00         ZZ
                                         360        112,323.59          1
    6720 EAST 89TH STREET SOUTH       10.625          1,039.61         90
                                      10.125          1,039.61      125,000.00
    TULSA            OK   74133          1            04/16/96         23
    280001486559                         05           06/01/96          0
    1042                                 O            05/01/26
    0


    1486561          B38/824             F           90,000.00         ZZ
                                         360         89,919.78          1
    87 BLACK ROCK AVENUE              11.875            917.10         90
                                      11.375            917.10      101,000.00
    FAIRFIELD        CT   06430          1            05/15/96         23
    280001486561                         05           07/01/96          0
    268                                  O            06/01/26
    0


    1486647          B24/824             F          127,800.00         ZZ
                                         360        127,588.57          3
    4 LORENA STREET                   10.375          1,157.11         80
                                       9.875          1,157.11      159,793.00
    NORWALK          CT   06855          1            05/02/96         00
    280001486647                         05           06/01/96          0
    1234                                 O            05/01/26
    0


    1487415          766/824             F           86,400.00         ZZ
                                         360         86,268.11          1
    945 SUMMER LAKES DRIVE            10.750            806.53         90
                                      10.250            806.53       96,000.00
    ORLANDO          FL   32835          2            04/11/96         23
    280001487415                         05           06/01/96          0
    96DA0091                             O            05/01/26
    0


    1487419          664/824             F           36,500.00         ZZ
                                         360         36,441.19          1
    2905 UNANDER AVENUE               10.500            333.88         51
                                      10.000            333.88       72,000.00
    VANCOUVER        WA   98660          2            04/04/96         00
    280001487419                         05           06/01/96          0
    2168177                              O            05/01/26
    0
1




    1487572          E65/824             F          390,000.00         ZZ
                                         360        389,534.18          1
    915 LAKESHORE                     11.875          3,974.11         39
                                      11.375          3,974.11    1,000,000.00
    GROSSE POINTE S  MI   48236          2            04/04/96         00
    280001487572                         05           06/01/96          0
    206195                               O            05/01/26
    0


    1487577          766/824             F           86,250.00         ZZ
                                         180         85,358.32          1
    8565 SW 133 AVENUE                 9.375            894.15         75
                                       8.875            894.15      115,000.00
    MIAMI            FL   33183          1            04/16/96         00
    280001487577                         05           06/01/96          0
    96SG0282                             O            05/01/11
    0


    1487598          637/824             F          131,400.00         ZZ
                                         360        131,209.96          1
    264 WHITE TREE COURT              11.000          1,251.36         90
                                      10.500          1,251.36      146,000.00
    BALLWIN          MO   63011          2            04/25/96         23
    280001487598                         05           06/01/96          0
    9065046                              O            05/01/26
    0


    1487701          664/824             F           82,100.00         ZZ
                                         360         81,918.56          1
    3080 FM 731                        9.000            660.60         75
                                       8.500            660.60      109,500.00
    BURLESON         TX   76028          2            04/30/96         00
    280001487701                         05           06/01/96          0
    2115129                              O            05/01/26
    0


    1487705          470/824             F           32,000.00         ZZ
                                         360         31,989.19          1
    600 SOUTH DOBSON #165             11.250            310.81         80
                                      10.750            310.81       40,000.00
    MESA             AZ   85202          2            07/02/96         00
    280001487705                         01           09/01/96          0
    51010026                             O            08/01/26
    0


    1488152          971/824             F           61,200.00         ZZ
                                         360         61,111.29          1
1


    3661 NW 28TH STREET               10.990            582.36         87
                                      10.490            582.36       71,000.00
    LAUDERDALE LAKE  FL   33311          1            04/16/96         23
    280001488152                         05           06/01/96          0
    9670002                              O            05/01/26
    0


    1488321          830/824             F          142,600.00         ZZ
                                         360        142,316.07          1
    2315 WEST COUNTRY BEND DRIVE       9.500          1,199.06         79
                                       9.000          1,199.06      181,000.00
    SOUTH JORDAN     UT   84095          2            04/12/96         00
    280001488321                         05           06/01/96          0
    525104                               O            05/01/26
    0


    1488505          462/824             F           56,000.00         ZZ
                                         360         55,912.16          1
    3242 CAMINITO QUIXOTE             10.625            517.50         75
                                      10.125            517.50       75,000.00
    SAN DIEGO        CA   92154          2            04/19/96         00
    280001488505                         05           06/01/96          0
    1488505                              O            05/01/26
    0


    1488516          E20/824             F           60,000.00         ZZ
                                         360         59,908.41          1
    1937 BROWNS MILL ROAD             10.750            560.09         75
                                      10.250            560.09       80,000.00
    ATLANTA          GA   30315          1            04/12/96         00
    280001488516                         05           06/01/96          0
    WILLIAMS                             N            05/01/26
    0


    1488646          971/824             F           50,000.00         ZZ
                                         180         49,500.22          1
    3000 NW 26TH STREET                9.750            529.68         67
                                       9.250            529.68       75,000.00
    FORT LAUDERDALE  FL   33311          5            04/25/96         00
    280001488646                         05           06/01/96          0
    0110916                              O            05/01/11
    0


    1488650          766/824             F           65,700.00         ZZ
                                         360         65,623.07          1
    27034 FAHLEH COVE                 10.625            607.13         90
                                      10.125            607.13       73,000.00
    TEGA CAY         SC   29715          2            05/24/96         23
    280001488650                         05           07/01/96          0
1


    0101254                              O            06/01/26
    0


    1488660          A92/824             F           60,000.00         ZZ
                                         180         59,546.92          2
    1224 NORTH MAPLEWOOD               9.625            631.07         48
                                       9.125            631.07      125,000.00
    CHICAGO          IL   60622          5            05/17/96         00
    280001488660                         05           07/01/96          0
    0125461                              O            06/01/11
    0


    1488699          683/824             F           80,000.00         ZZ
                                         360         79,852.80          4
    19 BRIDGE STREET                   9.875            694.68         69
                                       9.375            694.68      116,000.00
    NASHUA           NH   03060          5            04/11/96         00
    280001488699                         05           06/01/96          0
    0104351                              O            05/01/26
    0


    1488702          A69/824             F          102,000.00         ZZ
                                         360        101,925.16          1
    6 LAKESIDE DRIVE                  12.750          1,108.43         85
                                      12.250          1,108.43      120,000.00
    MIDDLE ISLAND    NY   11953          1            05/06/96         23
    280001488702                         05           07/01/96          0
    1488702                              O            06/01/26
    0


    1488703          971/824             F           71,000.00         ZZ
                                         360         70,879.36          1
    5436 MAYO STREET                  10.250            636.23         75
                                       9.750            636.23       95,000.00
    HOLLYWOOD        FL   33021          2            04/18/96         00
    280001488703                         05           06/01/96          0
    0110916                              O            05/01/26
    0


    1488709          B96/824             F           90,000.00         ZZ
                                         360         89,847.04          1
    6120 PALOMINO DRIVE NORTH         10.250            806.50         75
                                       9.750            806.50      120,000.00
    MOBILE           AL   36693          5            04/24/96         00
    280001488709                         05           06/01/96          0
    1488709                              O            05/01/26
    0


1


    1488720          822/824             F           56,000.00         ZZ
                                         360         55,888.48          2
    1230-1232 MC NEILLY AVENUE         9.500            470.88         70
                                       9.000            470.88       80,000.00
    PITTSBURGH       PA   15216          5            04/26/96         00
    280001488720                         05           06/01/96          0
    3536005381                           O            05/01/26
    0


    1488826          971/824             F           67,200.00         ZZ
                                         360         67,121.91          1
    263 NE 12TH STREET                12.000            691.23         80
                                      11.500            691.23       84,000.00
    DELRAY BEACH     FL   33444          2            04/15/96         00
    280001488826                         05           06/01/96          0
    9660078                              O            05/01/26
    0


    1488827          E64/824             F           77,500.00         ZZ
                                         360         77,438.12          1
    6082 GILMERE DRIVE                10.500            708.93         74
                                      10.000            708.93      105,000.00
    BROOKPARK        OH   44142          5            06/13/96         00
    280001488827                         05           08/01/96          0
    149506                               O            07/01/26
    0


    1488892          A67/824             F          106,400.00         ZZ
                                         360        105,747.40          1
    950 MARY ALICE PARK ROAD          10.875          1,003.24         70
                                      10.375          1,003.24      152,000.00
    CUMMING          GA   30130          5            03/20/96         00
    280001488892                         05           05/01/96          0
    0105618                              N            04/01/26
    0


    1489192          766/824             F           74,000.00         ZZ
                                         360         73,783.08          1
    15675 NW 37 COURT                 10.625            683.83         80
                                      10.125            683.83       93,000.00
    MIAMI            FL   33054          2            04/08/96         00
    280001489192                         05           06/01/96          0
    96AC0126                             O            05/01/26
    0


    1489301          664/824             F          145,600.00         ZZ
                                         360        145,294.53          1
    13304 NE 89TH ST                   9.250          1,197.82         70
                                       8.750          1,197.82      208,000.00
1


    REDMOND          WA   98052          5            04/10/96         00
    280001489301                         09           06/01/96          0
    2164309                              O            05/01/26
    0


    1489315          180/824             F           54,000.00         ZZ
                                         360         53,910.66          1
    9982 5TH STREET                   10.375            488.92         79
                                       9.875            488.92       69,000.00
    TAYLORSVILLE     IN   47280          5            04/16/96         00
    280001489315                         05           06/01/96          0
    4196245                              O            05/01/26
    0


    1489318          B26/824             F           99,000.00         ZZ
                                         360         98,860.30          1
    34 RHODA AVENUE                    9.750            850.56         80
                                       9.250            850.56      125,000.00
    NORTH BABYLON    NY   11703          2            05/31/96         00
    280001489318                         05           07/01/96          0
    1311011384R                          O            06/01/26
    0


    1489319          180/824             F           44,350.00         ZZ
                                         360         44,293.72          1
    4487 EAST 550 NORTH               10.250            397.42         84
                                       9.750            397.42       53,000.00
    CLIFFORD         IN   47226          2            05/24/96         12
    280001489319                         05           07/01/96         19
    4265591                              O            06/01/26
    0


    1489326          E22/824             F           32,200.00         ZZ
                                         360         32,153.42          1
    134 CIRCLE DRIVE                  11.000            306.65         70
                                      10.500            306.65       46,000.00
    WARSAW           MO   65355          5            04/09/96         00
    280001489326                         05           06/01/96          0
    0410129597                           N            05/01/26
    0


    1489499          939/824             F          293,999.00         ZZ
                                         180        291,315.84          1
    153 OLD COUNTRY ROAD              10.750          3,295.58         70
                                      10.250          3,295.58      419,998.00
    MELVILLE         NY   11747          2            04/19/96         00
    280001489499                         05           06/01/96          0
    9603810                              O            05/01/11
    0
1




    1489644          E20/824             F           53,500.00         ZZ
                                         180         53,060.03          1
    1599 IDLEHOUR DRIVE               11.875            637.80         59
                                      11.375            637.80       90,700.00
    TUCKER           GA   30084          5            04/23/96         00
    280001489644                         05           06/01/96          0
    0123507                              O            05/01/11
    0


    1489817          637/824             F           67,500.00         ZZ
                                         360         67,447.55          1
    26 FELTER HILL ROAD               10.625            623.77         75
                                      10.125            623.77       90,000.00
    BLOOMING GROVE   NY   10950          1            06/03/96         00
    280001489817                         05           08/01/96          0
    9100629                              O            07/01/26
    0


    1489839          766/824             F           75,000.00         ZZ
                                         180         74,224.63          1
    1285 W 78 STREET                   9.375            777.52         53
                                       8.875            777.52      144,000.00
    HIALEAH          FL   33014          5            04/25/96         00
    280001489839                         05           06/01/96          0
    96AC0131                             O            05/01/11
    0


    1489843          664/824             F           34,200.00         ZZ
                                         360         33,896.88          1
    3417 KATRINE STREET               10.250            306.47         80
                                       9.750            306.47       42,800.00
    HALTOM CITY      TX   76117          1            04/16/96         00
    280001489843                         05           06/01/96          0
    2115855                              O            05/01/26
    0


    1489910          766/824             F          400,000.00         ZZ
                                         360        399,492.45          1
    8501 SW 114 TERRACE               10.250          3,584.41         64
                                       9.750          3,584.41      630,000.00
    MIAMI            FL   33156          5            05/01/96         00
    280001489910                         05           07/01/96          0
    96SGO329                             O            06/01/26
    0


    1489998          897/824             F          136,500.00         ZZ
                                         360        136,352.64          1
1


    5 PINEFIELD ROAD                  11.000          1,299.92         90
                                      10.500          1,299.92      152,000.00
    HYDE PARK        MA   02136          2            05/02/96         23
    280001489998                         05           07/01/96          0
    5073026                              O            06/01/26
    0


    1490067          E22/824             F           74,700.00         ZZ
                                         360         74,585.97          1
    177 DUSTIN DRIVE                  10.750            697.31         90
    ROUTE 8 BOX 15                    10.250            697.31       83,000.00
    WACO             TX   76705          1            04/18/96         23
    280001490067                         05           06/01/96          0
    0410129365                           O            05/01/26
    0


    1490146          971/824             F           98,950.00         ZZ
                                         360         98,790.64          1
    6921 NW 4TH PLACE                 10.500            905.13         90
                                      10.000            905.13      109,950.00
    MARGAGE          FL   33063          2            04/19/96         23
    280001490146                         05           06/01/96          0
    9660057                              O            05/01/26
    0


    1490157          E20/824             F          120,000.00         ZZ
                                         180        118,978.94          1
    2840 BONANZA DRIVE                11.500          1,401.83         75
                                      11.000          1,401.83      160,000.00
    DECATUR          GA   30033          5            04/11/96         00
    280001490157                         05           06/01/96          0
    UNKNOWN                              N            05/01/11
    0


    1490323          664/824             F           62,950.00         ZZ
                                         360         62,858.95          1
    10707 COOPER HILL DRIVE           11.000            599.49         67
                                      10.500            599.49       94,000.00
    AUSTIN           TX   78758          2            04/18/96         00
    280001490323                         03           06/01/96          0
    2145282                              O            05/01/26
    0


    1490330          830/824             F          114,300.00         ZZ
                                         360        114,089.70          1
    RT 2 BOX 163GC                     9.875            992.52         90
                                       9.375            992.52      127,500.00
    CLEBURNE         TX   76031          1            04/16/96         14
    280001490330                         05           06/01/96         25
1


    524888                               O            05/01/26
    0


    1490333          E20/824             F          108,900.00         ZZ
                                         360        108,792.90          1
    105 WINFAIR DRIVE                 12.750          1,183.41         90
                                      12.250          1,183.41      121,000.00
    TYRONE           GA   30290          2            04/19/96         23
    280001490333                         05           06/01/96          0
    1490333                              O            05/01/26
    0


    1490357          637/824             F           54,000.00         ZZ
                                         360         53,979.67          1
    5499 PERU ST                      10.750            504.08         75
                                      10.250            504.08       72,000.00
    PLATTSBURGH      NY   12901          5            07/16/96         00
    280001490357                         05           09/01/96          0
    4734216                              O            08/01/26
    0


    1490379          830/824             F          180,800.00         ZZ
                                         360        180,458.46          1
    2148 EAST MELINDA LANE             9.750          1,553.35         80
                                       9.250          1,553.35      226,000.00
    SALT LAKE CITY   UT   84109          1            04/11/96         00
    280001490379                         05           06/01/96          0
    525048                               O            05/01/26
    0


    1490477          637/824             F           68,000.00         ZZ
                                         360         67,482.19          1
    1803 HAYMEADOW                    10.500            622.03         80
                                      10.000            622.03       85,000.00
    CARROLLTON       TX   75007          1            08/28/95         00
    280001490477                         05           10/01/95          0
    9750431                              O            09/01/25
    0


    1490481          637/824             F           62,350.00         ZZ
                                         360         62,063.53          1
    100 HAVEN ROAD                    10.000            547.17         75
                                       9.500            547.17       84,000.00
    WINDHAM          ME   04062          5            10/26/95         00
    280001490481                         05           12/01/95          0
    9750498                              O            11/01/25
    0


1


    1490482          664/824             F          114,750.00         ZZ
                                         360        114,549.76          1
    3085 NE WAVERLY CT                10.125          1,017.63         90
                                       9.625          1,017.63      127,500.00
    BEND             OR   97701          2            04/19/96         12
    280001490482                         05           06/01/96         25
    2172005                              O            05/01/26
    0


    1490484          637/824             F           74,750.00         ZZ
                                         360         74,513.32          2
    30 MOUNT PLEASANT ST              12.625            805.04         64
                                      12.125            805.04      118,000.00
    BIDDEFORD        ME   04005          5            08/04/95         00
    280001490484                         05           10/01/95          0
    9750423                              O            09/01/25
    0


    1490486          635/824             F           59,000.00         ZZ
                                         360         58,767.69          2
    54 ROSA ST                        11.625            589.91         50
                                      11.125            589.91      118,000.00
    HYDE PARK        MA   02136          5            08/23/95         00
    280001490486                         05           10/01/95          0
    9750467                              O            09/01/25
    0


    1490488          637/824             F          104,800.00         ZZ
                                         360        102,867.54          1
     LAKEVIEW DRIVE                    9.750            900.40         80
                                       9.250            900.40      131,000.00
    SOUTH CHINA      ME   04358          1            11/03/95         00
    280001490488                         05           01/01/96          0
    9750503                              O            12/01/25
    0


    1490490          637/824             F           77,350.00         ZZ
                                         360         76,849.37          1
    37 ESSEX STREET                   12.000            795.64         65
    UNIT 1                            11.500            795.64      119,000.00
    CHARLESTOWN      MA   02129          1            10/30/95         00
    280001490490                         01           12/01/95          0
    9750480                              O            11/01/25
    0


    1490492          375/824             F           33,000.00         ZZ
                                         360         32,852.34          1
    1980 19TH STREET NE               10.125            292.65         35
                                       9.625            292.65       95,500.00
1


    SALEM            OR   97303          5            10/26/95         00
    280001490492                         05           12/01/95          0
    9750472                              O            11/01/25
    0


    1490494          637/824             F           74,000.00         ZZ
                                         360         73,814.72          1
    5535 MARYSVILLE ROAD              10.375            670.01         69
                                       9.875            670.01      108,000.00
    BROWNS VALLEY    CA   95918          5            02/08/96         00
    280001490494                         05           04/01/96          0
    9750548                              O            03/01/26
    0


    1490503          637/824             F           72,150.00         ZZ
                                         360         71,978.88          1
    223 BRACKETT STREET               12.000            742.15         65
                                      11.500            742.15      111,000.00
    PROTLAND         ME   04102          5            12/08/95         00
    280001490503                         05           02/01/96          0
    9750530                              O            01/01/26
    0


    1490505          635/824             F          105,600.00         ZZ
                                         360        105,227.02          1
    7329 CAMPBELL ROAD                12.125          1,096.39         80
                                      11.625          1,096.39      132,000.00
    DALLAS           TX   75248          1            09/01/95         00
    280001490505                         05           10/01/95          0
    9750415                              O            09/01/25
    0


    1490531          375/824             F           54,600.00         ZZ
                                         360         54,391.56          1
    1663 9TH AVENUE                   10.875            514.82         65
                                      10.375            514.82       84,000.00
    LEWISTON         ID   83501          5            10/02/95         00
    280001490531                         05           12/01/95          0
    9750449                              O            11/01/25
    0


    1490534          635/824             F           47,000.00         ZZ
                                         360         46,754.79          1
    700 TURNSTONE DRIVE               12.375            497.06         45
                                      11.875            497.06      105,490.00
    ARLINGTON        TX   76018          1            11/20/95         00
    280001490534                         05           01/01/96          0
    9750514                              O            12/01/25
    0
1




    1491042          637/824             F           64,000.00         ZZ
                                         360         63,926.07          1
    121 LYONS LANE                     8.750            503.49         80
                                       8.250            503.49       80,000.00
    MARLBOROUGH      NY   12542          1            06/13/96         00
    280001491042                         05           08/01/96          0
    9102807                              O            07/01/26
    0


    1491043          637/824             F          135,000.00         ZZ
                                         360        134,910.88          1
    131 UNION PLACE                   11.375          1,324.04         75
                                      10.875          1,324.04      180,000.00
    RIDGEFIELD PARK  NJ   07660          2            06/03/96         00
    280001491043                         05           08/01/96          0
    9102765                              O            07/01/26
    0


    1491105          664/824             F           59,500.00         ZZ
                                         360         59,406.69          1
    8805 SOUTH PAULINA                10.625            549.84         70
                                      10.125            549.84       85,000.00
    CHICAGO          IL   60620          5            04/23/96         00
    280001491105                         05           06/01/96          0
    2166221                              O            05/01/26
    0


    1491167          E22/824             F          113,850.00         ZZ
                                         360        113,741.14          1
    5505 W SHERMAN DRIVE              12.875          1,248.29         90
                                      12.375          1,248.29      126,500.00
    MC HENRY         IL   60050          1            05/03/96         23
    280001491167                         05           06/01/96          0
    0410101950                           O            05/01/26
    0


    1491239          766/824             F           88,125.00         ZZ
                                         360         87,997.58          1
    1260 NE 174 STREET                11.000            839.23         75
                                      10.500            839.23      117,500.00
    NORTH MIAMI BEA  FL   33162          1            04/30/96         00
    280001491239                         05           06/01/96          0
    96RC020                              O            05/01/26
    0


    1491368          971/824             F          129,500.00         ZZ
                                         180        128,223.00          1
1


    3360 NORTH 41ST COURT              9.900          1,383.70         70
                                       9.400          1,383.70      185,000.00
    HOLLYWOOD        FL   33021          5            04/24/96         00
    280001491368                         05           06/01/96          0
    9670004                              O            05/01/11
    0


    1491394          B38/824             F          114,400.00         ZZ
                                         360        114,230.02          1
    13615 SPRING GROVE AVENUE         10.875          1,078.67         80
                                      10.375          1,078.67      143,000.00
    DALLAS           TX   75240          2            04/26/96         00
    280001491394                         05           06/01/96          0
    1160                                 O            05/01/26
    0


    1491398          688/824             F           70,900.00         ZZ
                                         360         70,831.79          1
    608 BELLEVUE PLACE                 9.625            602.64         53
                                       9.125            602.64      135,000.00
    AUSTIN           TX   78705          2            06/07/96         00
    280001491398                         05           08/01/96          0
    0036922                              O            07/01/26
    0


    1491410          766/824             F           52,000.00         ZZ
                                         360         51,965.66          1
    4925 CHARITON STREET              11.375            510.00         80
                                      10.875            510.00       65,000.00
    TAMPA            FL   33603          1            06/14/96         00
    280001491410                         05           08/01/96          0
    96DA0122                             O            07/01/26
    0


    1493707          E22/824             F           90,000.00         ZZ
                                         360         89,851.08          1
    5635 STOKELY COURT                10.375            814.87         77
                                       9.875            814.87      117,000.00
    ORANGEVALE       CA   95662          5            04/18/96         00
    280001493707                         05           06/01/96          0
    0410123970                           O            05/01/26
    0


    1493764          E22/824             F           79,450.00         T
                                         360         79,352.43          1
    757 NW 98TH CIRCLE                11.750            801.98         85
                                      11.250            801.98       94,000.00
    PLANTATION       FL   33324          5            04/26/96         23
    280001493764                         09           06/01/96          0
1


    0410113914                           O            05/01/26
    0


    1493766          922/824             F           84,600.00         ZZ
                                         360         84,551.89          1
    620 BON AIR AVENUE                13.875            994.04         90
                                      13.375            994.04       94,000.00
    DURHAM           NC   27704          1            05/22/96         23
    280001493766                         05           07/01/96          0
    960344                               O            06/01/26
    0


    1493833          201/824             F          187,500.00         ZZ
                                         360        186,806.23          1
    1 STAFFORD ROAD                    8.500          1,441.72         75
                                       8.000          1,441.72      250,000.00
    WOODBRIDGE       NJ   07067          1            02/20/96         00
    280001493833                         05           04/01/96          0
    1300874995                           O            03/01/26
    0


    1493914          830/824             F           78,400.00         ZZ
                                         360         78,292.24          1
    1525 WEST 500 NORTH                9.875            680.79         80
                                       9.375            680.79       98,000.00
    SALT LAKE CITY   UT   84116          5            05/07/96         00
    280001493914                         05           07/01/96          0
    525359                               O            06/01/26
    0


    1493917          637/824             F           61,900.00         ZZ
                                         360         61,825.52          1
    NO# ROUTE 296                     10.500            566.23         70
                                      10.000            566.23       88,500.00
    JEWETT           NY   12444          1            05/30/96         00
    280001493917                         05           07/01/96          0
    9103300                              O            06/01/26
    0


    1493926          E22/824             F           56,250.00         ZZ
                                         360         56,130.47          1
    3803 BRYSTON DRIVE                11.750            567.79         75
                                      11.250            567.79       75,000.00
    ORLANDO          FL   32822          5            04/25/96         00
    280001493926                         05           06/01/96          0
    410114763                            O            05/01/26
    0


1


    1493950          180/824             F           46,900.00         ZZ
                                         360         46,811.40          1
    503 SUSSEX DRIVE                   9.750            402.94         70
                                       9.250            402.94       67,000.00
    ARLINGTON        TX   76014          5            04/19/96         00
    280001493950                         05           06/01/96          0
    4284634                              N            05/01/26
    0


    1493972          E22/824             F          108,000.00         ZZ
                                         360        107,967.34          1
    13100 ONION CREEK DRIVE           11.750          1,090.16         80
                                      11.250          1,090.16      135,000.00
    MANCHACA         TX   78652          1            07/18/96         00
    280001493972                         05           09/01/96          0
    0410137400                           O            08/01/26
    0


    1494090          816/824             F          110,500.00         ZZ
                                         360        110,296.66          1
    3124 WEST HIALEAH ROAD             9.875            959.53         85
                                       9.375            959.53      130,000.00
    WEST VALLEY CIT  UT   84119          5            04/24/96         23
    280001494090                         05           06/01/96          0
    140029                               O            05/01/26
    0


    1494094          462/824             F           55,000.00         ZZ
                                         360         54,922.36          1
    1733 WEST ARROYO AVENUE            9.750            472.54         64
                                       9.250            472.54       86,000.00
    POMONA           CA   91768          5            05/07/96         00
    280001494094                         05           07/01/96          0
    4475687                              O            06/01/26
    0


    1494168          664/824             F          123,000.00         ZZ
                                         360        122,796.91          1
    3910 BUENA VISTA                   9.000            989.69         79
    #22                                8.500            989.69      156,000.00
    DALLAS           TX   75204          2            05/21/96         00
    280001494168                         01           07/01/96          0
    2116077                              O            06/01/26
    0


    1494171          637/824             F           77,400.00         ZZ
                                         360         77,293.59          1
    56 ANGELS COURT                    9.875            672.11         90
                                       9.375            672.11       86,000.00
1


    BEACON           NY   12508          1            05/17/96         23
    280001494171                         05           07/01/96          0
    9103375                              O            06/01/26
    0


    1494250          939/824             F          166,500.00         ZZ
                                         360        166,380.72          1
    1631 EAST 51ST STREET             11.000          1,585.62         90
                                      10.500          1,585.62      185,000.00
    BROOKLYN         NY   11234          1            06/21/96         23
    280001494250                         05           08/01/96          0
    9603791                              O            07/01/26
    0


    1494369          664/824             F          116,800.00         ZZ
                                         360        116,635.61          1
    8210 HALES CORNER RD              11.125          1,123.36         81
                                      10.625          1,123.36      145,000.00
    STILLMAN VALLEY  IL   61084          2            05/03/96         23
    280001494369                         05           06/01/96          0
    2162436                              O            05/01/26
    0


    1494370          816/824             F           81,600.00         ZZ
                                         360         81,496.45          1
    6105 S ZODIAC DRIVE               10.250            731.22         80
                                       9.750            731.22      102,000.00
    TAYLORSVILLE     UT   84118          1            05/15/96         00
    280001494370                         05           07/01/96          0
    139908                               O            06/01/26
    0


    1494552          896/824             F           69,000.00         ZZ
                                         360         68,905.17          1
    88 OLD STAGECOACH ROAD             9.875            599.16         75
                                       9.375            599.16       92,000.00
    CARROLLTON       GA   30116          5            05/07/96         00
    280001494552                         05           07/01/96          0
    01833                                O            06/01/26
    0


    1494582          F41/824             F           88,500.00         ZZ
                                         360         88,353.88          1
    59 HEMENWAY STREET UNIT 1          9.000            712.09         75
                                       8.500            712.09      118,000.00
    BOSTON           MA   02115          1            05/13/96         00
    280001494582                         01           07/01/96          0
    6893499                              O            06/01/26
    0
1




    1494588          E22/824             F           33,000.00         ZZ
                                         360         32,976.47          1
    7449 MOUNTAIN AVENUE              12.875            361.82         26
                                      12.375            361.82      131,000.00
    ORANGEVALE       CA   95662          5            04/26/96         00
    280001494588                         05           07/01/96          0
    0410124176                           O            06/01/26
    0


    1494682          A52/824             F           42,000.00         ZZ
                                         180         41,700.36          1
    665 FERRIS STREET SW              10.250            457.78         70
                                       9.750            457.78       60,000.00
    ATLANTA          GA   30310          2            05/13/96         00
    280001494682                         05           07/01/96          0
    1234                                 N            06/01/11
    0


    1494777          A59/824             F           32,850.00         ZZ
                                         180         32,610.22          1
    513 10TH AVENUE                   10.000            353.01         90
                                       9.500            353.01       36,500.00
    CLARKFIELD       MN   56223          1            05/17/96         14
    280001494777                         05           07/01/96         12
    1234                                 O            06/01/11
    0


    1494808          560/824             F           81,500.00         ZZ
                                         360         81,316.64          1
    6814 AZALEA HILL COVE             10.000            715.23         80
                                       9.500            715.23      101,900.00
    BARTLETT         TN   38135          1            03/29/96         00
    280001494808                         05           05/01/96          0
    456155407                            O            04/01/26
    0


    1495078          766/824             F           52,400.00         ZZ
                                         360         52,341.89          1
    925 LA MARCHE DRIVE               10.875            494.07         80
                                      10.375            494.07       65,500.00
    JACKSONVILLE     FL   32254          5            05/02/96         00
    280001495078                         05           07/01/96          0
    0091                                 O            06/01/26
    0


    1495091          076/824             F           51,750.00         T
                                         180         50,738.18          1
1


    114 78TH STREET UNIT D             8.625            513.41         75
                                       8.125            513.41       69,000.00
    OCEAN CITY       MD   21842          5            01/04/96         00
    280001495091                         09           03/01/96          0
    5003342                              O            02/01/11
    0


    1495095          A11/824             F           19,500.00         ZZ
                                         360         19,483.99          1
    18624 HICKORY STREET              12.250            204.34         68
                                      11.750            204.34       29,000.00
    DETROIT          MI   48205          2            05/29/96         00
    280001495095                         05           07/01/96          0
    510396949                            O            06/01/26
    0


    1495118          769/824             F          280,000.00         ZZ
                                         360        279,672.16          1
    58 FAIRCHILD PLACE                10.625          2,587.48         74
                                      10.125          2,587.48      383,000.00
    HANOVER TOWNSHI  NJ   07981          5            05/24/96         00
    280001495118                         05           07/01/96          0
    110201757                            O            06/01/26
    0


    1495303          921/921             F           42,800.00         ZZ
                                         360         42,733.24          1
    7755 EAST QUINCY AVENUE 202-D2    10.650            396.32         80
                                      10.150            396.32       53,500.00
    DENVER           CO   80237          1            04/19/96         00
    264408                               01           06/01/96          0
    264408                               O            05/01/26
    0


    1495316          896/824             F           90,900.00         ZZ
                                         360         90,790.66          1
    540 N OAKLAND CIRCLE              10.500            831.50         90
                                      10.000            831.50      101,000.00
    MCDONOUGH        GA   30253          2            05/10/96         23
    280001495316                         05           07/01/96          0
    1495316                              O            06/01/26
    0


    1495339          766/824             F          116,000.00         ZZ
                                         360        115,923.42          1
    728 NW 41ST WAY                   11.375          1,137.69         80
                                      10.875          1,137.69      145,000.00
    DEERFIELD BEACH  FL   33442          5            06/03/96         00
    280001495339                         03           08/01/96          0
1


    96DA0133                             O            07/01/26
    0


    1495598          A17/824             F          129,500.00         ZZ
                                         360        129,348.37          1
    86 CHESTNUT STREET                10.625          1,196.71         60
                                      10.125          1,196.71      216,000.00
    NORTH READING    MA   01864          5            05/23/96         00
    280001495598                         05           07/01/96          0
    645                                  O            06/01/26
    0


    1496019          637/824             F          141,600.00         ZZ
                                         360        141,410.47          1
    22 CHERRY LANE                    10.000          1,242.65         80
                                       9.500          1,242.65      177,000.00
    HOWELL           NJ   07731          2            05/22/96         00
    280001496019                         05           07/01/96          0
    9122730                              O            06/01/26
    0


    1496550          A73/824             F          157,500.00         ZZ
                                         240        156,272.76          1
    1424 MUIR PLACE                    8.800          1,396.87         75
                                       8.300          1,396.87      210,000.00
    ROHNERT PARK     CA   94928          5            03/19/96         00
    280001496550                         05           05/01/96          0
    564729983                            O            04/01/16
    0


    1496603          921/921             F           50,000.00         ZZ
                                         360         49,948.01          1
    59 AVERY HEIGHTS DRIVE            12.500            533.63         29
                                      12.000            533.63      173,000.00
    HOLDEN           MA   01520          5            04/17/96         00
    418484                               05           06/01/96          0
    418484                               O            05/01/26
    0


    1496605          A73/824             F           99,800.00         ZZ
                                         360         99,549.56          1
    5484 SE NORTH STREET               9.480            837.72         76
                                       8.980            837.72      133,000.00
    PORT ORCHARD     WA   98366          5            03/15/96         00
    280001496605                         05           05/01/96          0
    1538767799                           O            04/01/26
    0


1


    1496608          664/824             F           73,800.00         ZZ
                                         360         73,747.12          1
    10821 TIMBER CIRCLE               11.000            702.82         90
                                      10.500            702.82       82,000.00
    DRIPPING SPRING  TX   78681          1            06/14/96         23
    280001496608                         05           08/01/96          0
    2146298                              O            07/01/26
    0


    1496624          180/824             F           93,500.00         ZZ
                                         360         93,401.78          1
    26679 WEST WOODLAND               11.125            899.26         85
                                      10.625            899.26      110,000.00
    ANTIOCH          IL   60002          1            05/17/96         23
    280001496624                         05           07/01/96          0
    4322178                              O            06/01/26
    0


    1496648          897/824             F           54,400.00         ZZ
                                         360         54,338.00          1
    7110 DALARK DRIVE                 10.750            507.81         85
                                      10.250            507.81       64,000.00
    BATON ROUGE      LA   70812          2            05/09/96         23
    280001496648                         05           07/01/96          0
    5073060                              O            06/01/26
    0


    1496653          028/824             F           75,000.00         ZZ
                                         360         74,925.39          1
    129 COUNTRYWOOD COURT             11.375            735.57         50
                                      10.875            735.57      151,500.00
    PETALUMA         CA   94954          1            05/21/96         00
    280001496653                         09           07/01/96          0
    600069                               O            06/01/26
    0


    1496762          A73/824             F           77,600.00         ZZ
                                         180         77,417.58          1
    1917 HIGHWAY 20                    8.700            607.71         80
                                       8.200            607.71       97,000.00
    SEDRO WOOLLEY    WA   98284          2            04/02/96         00
    280001496762                         05           06/01/96          0
    0536444853                           O            05/01/11
    0


    1496763          A73/824             F           80,800.00         ZZ
                                         180         80,391.25          1
    1171 ABERDEEN AVENUE NORTHEAST     8.700            632.77         80
                                       8.200            632.77      101,000.00
1


    RENTON           WA   98056          2            04/01/96         00
    280001496763                         05           06/01/96          0
    0534603191                           O            05/01/11
    0


    1496767          A73/824             F           55,250.00         ZZ
                                         180         55,026.67          1
    7710 LYLE DRIVE                    9.500            464.57         85
                                       9.000            464.57       65,000.00
    RIVERDALE        GA   30296          5            04/10/96         23
    280001496767                         05           06/01/96          0
    0412523008                           O            05/01/11
    0


    1496772          A73/824             F          204,000.00         ZZ
                                         180        203,549.23          1
    2506 SOUTH ANGELINE STREET         9.000          1,641.43         80
                                       8.500          1,641.43      255,000.00
    SEATTLE          WA   98108          2            04/01/96         00
    280001496772                         05           06/01/96          0
    0535667943                           O            05/01/11
    0


    1496777          A73/824             F           94,000.00         ZZ
                                         240         93,378.68          1
    3976 SOUTH RENAULT CIRCLE          8.300            803.89         80
                                       7.800            803.89      117,500.00
    SALT LAKE CITY   UT   84119          2            04/02/96         00
    280001496777                         05           06/01/96          0
    0529352142                           O            05/01/16
    0


    1496786          A73/824             F           55,000.00         ZZ
                                         180         54,841.08          1
    4807 SOUTH READE STREET            8.800            434.65         60
                                       8.300            434.65       92,000.00
    TACOMA           WA   98409          5            03/14/96         00
    280001496786                         05           05/01/96          0
    0537609201                           O            04/01/11
    0


    1496791          A73/824             F           80,325.00         ZZ
                                         180         80,130.91          1
    491 WEST 150 NORTH                 9.660            684.81         85
                                       9.160            684.81       94,500.00
    CLEARFIELD       UT   84015          5            03/21/96         23
    280001496791                         05           05/01/96          0
    0528043793                           O            04/01/11
    0
1




    1496798          A73/824             F          117,000.00         ZZ
                                         180        116,661.96          1
    13267 150TH LANE NORTH             8.800            924.62         78
                                       8.300            924.62      150,000.00
    JUPITER          FL   33478          5            03/21/96         00
    280001496798                         05           05/01/96          0
    0267256991                           O            04/01/11
    0


    1496799          A73/824             F          126,400.00         ZZ
                                         180        126,027.23          1
    137 159TH AVENUE SOUTHEAST         8.700            989.88         80
                                       8.200            989.88      158,000.00
    BELLEVUE         WA   98008          2            03/18/96         00
    280001496799                         05           05/01/96          0
    0539622687                           O            04/01/11
    0


    1496802          A73/824             F           68,500.00         ZZ
                                         180         68,290.06          1
    10332 GULFSTREAM BOULEVARD         8.500            526.71         77
                                       8.000            526.71       90,000.00
    ENGLEWOOD        FL   34224          2            03/27/96         00
    280001496802                         05           05/01/96          0
    0142441705                           O            04/01/11
    0


    1496808          A73/824             F           59,000.00         ZZ
                                         180         58,591.58          1
    3882 SOUTH HOBART BOULEVARD        8.700            462.05         43
                                       8.200            462.05      139,000.00
    LOS ANGELES      CA   90062          5            03/20/96         00
    280001496808                         05           05/01/96          0
    0049163669                           O            04/01/11
    0


    1496819          B38/824             F           43,000.00         ZZ
                                         360         42,964.71          1
    741 W GRANT STREET                12.250            450.60         90
                                      11.750            450.60       48,000.00
    EASTON           PA   18042          1            05/14/96         23
    280001496819                         05           07/01/96          0
    COPE                                 O            06/01/26
    0


    1496936          664/824             F           70,000.00         ZZ
                                         360         69,906.28          1
1


    2549 AMETHYST DRIVE               10.000            614.31         32
                                       9.500            614.31      225,000.00
    SANTA CLARA      CA   95051          5            05/07/96         00
    280001496936                         05           07/01/96          0
    2021798                              O            06/01/26
    0


    1496953          816/824             F           68,220.00         ZZ
                                         180         67,699.01          1
    730 BLUERIDGE DRIVE                9.500            712.37         55
                                       9.000            712.37      125,000.00
    TOOELE           UT   84074          5            05/06/96         00
    280001496953                         05           07/01/96          0
    140106                               O            06/01/11
    0


    1496956          A67/824             F          290,250.00         ZZ
                                         360        289,283.65          1
    5204 OAK COVE LANE                11.000          2,764.12         75
                                      10.500          2,764.12      387,000.00
    HOLLYWOOD        SC   29449          5            10/31/95         00
    280001496956                         05           01/01/96          0
    6002067                              O            12/01/25
    0


    1496962          076/824             F          121,500.00         ZZ
                                         360        121,014.99          1
    12838 SOUTHEAST 47TH PLACE         8.125            902.13         75
                                       7.625            902.13      162,000.00
    BELLEVUE         WA   98006          2            02/06/96         00
    280001496962                         05           04/01/96          0
    5442742                              N            03/01/26
    0


    1497140          921/921             F           53,250.00         ZZ
                                         360         53,180.46          1
    2459 MONROE JERSEY ROAD           12.500            568.31         78
                                      12.000            568.31       69,000.00
    COVINGTON        GA   30209          5            03/26/96         00
    3140661746                           05           05/01/96          0
    3140661746                           O            04/01/26
    0


    1497146          921/921             F           51,000.00         ZZ
                                         360         50,939.06          1
    2313 SHERIDAN STREET              11.875            519.70         85
                                      11.375            519.70       60,000.00
    DALLAS           TX   75235          1            04/25/96         23
    262717                               05           06/01/96          0
1


    262717                               O            05/01/26
    0


    1497162          F15/824             F          207,000.00         ZZ
                                         360        206,744.29          1
    2932 HILLCREST RD                 10.375          1,874.19         90
                                       9.875          1,874.19      230,000.00
    MEDFORD          OR   97504          1            05/07/96         04
    280001497162                         05           07/01/96         25
    96010002                             O            06/01/26
    0


    1497185          462/824             F           87,300.00         ZZ
                                         360         87,208.25          1
    1040 N FIR STREET                 11.125            839.64         90
                                      10.625            839.64       97,000.00
    COQUILLE         OR   97423          1            05/22/96         23
    280001497185                         05           07/01/96          0
    4497244                              O            06/01/26
    0


    1497187          A52/824             F           48,000.00         ZZ
                                         180         47,645.64          1
    8311 WEST CARROLL ROAD             9.875            512.15         79
                                       9.375            512.15       61,000.00
    WHITESBURG       GA   30185          5            05/07/96         00
    280001497187                         05           07/01/96          0
    1234                                 O            06/01/11
    0


    1497191          462/824             F           70,000.00         ZZ
                                         360         69,893.10          1
    2519 17TH AVENUE                   9.375            582.23         60
                                       8.875            582.23      117,000.00
    KINGSBURG        CA   93631          5            05/21/96         00
    280001497191                         05           07/01/96          0
    4491890                              O            06/01/26
    0


    1497205          939/824             F          276,000.00         ZZ
                                         360        275,779.66          1
    3 OXFORD WELLS                    10.500          2,524.69         80
                                      10.000          2,524.69      345,000.00
    PARK RIDGE       NJ   07656          1            06/24/96         00
    280001497205                         01           08/01/96          0
    9603793                              O            07/01/26
    0


1


    1497378          922/824             F           36,000.00         ZZ
                                         180         35,846.40          1
    4737 NORTH RIVER DRIVE            11.375            417.69         28
                                      10.875            417.69      129,500.00
    BEN SALEM        PA   19020          5            06/06/96         00
    280001497378                         05           08/01/96          0
    960405                               O            07/01/11
    0


    1497458          637/824             F           66,300.00         ZZ
                                         360         66,252.50          1
    9734 SOUTH WENTWORTH              11.000            631.39         85
                                      10.500            631.39       78,000.00
    CHICAGO          IL   60628          2            06/28/96         23
    280001497458                         05           08/01/96          0
    9205170                              O            07/01/26
    0


    1497466          769/824             F          110,000.00         ZZ
                                         360        109,904.82          2
    40 BROOK STREET                   10.125            975.51         74
                                       9.625            975.51      150,000.00
    FAIRFIELD TOWNS  NJ   07004          1            06/06/96         00
    280001497466                         05           08/01/96          0
    140201810                            N            07/01/26
    0


    1497467          921/921             F          123,900.00         ZZ
                                         360        123,752.82          1
    LOT 4B, 23 MORSE STREET           11.900          1,264.93         80
                                      11.400          1,264.93      154,900.00
    RANDOLPH         MA   02368          1            04/26/96         00
    408666                               05           06/01/96          0
    408666                               O            05/01/26
    0


    1497618          921/921             F           99,450.00         ZZ
                                         360         99,316.13          1
    3064 SOUTH COLORADO BOULEVARD     11.400            977.27         85
                                      10.900            977.27      117,000.00
    DENVER           CO   80222          5            04/25/96         23
    263517                               05           06/01/96          0
    263517                               O            05/01/26
    0


    1497636          B24/824             F          202,400.00         ZZ
                                         360        202,224.53          1
    193 SUMMER STREET                 12.000          2,081.91         80
                                      11.500          2,081.91      253,000.00
1


    NEW CANAAN       CT   06840          1            05/30/96         00
    280001497636                         05           07/01/96          0
    1497636                              O            06/01/26
    0


    1497638          B75/824             F           44,200.00         ZZ
                                         360         44,143.81          1
    163 BLUE COVE                     12.625            476.02         74
                                      12.125            476.02       60,000.00
    GIDDINGS         TX   78942          1            04/01/96         00
    280001497638                         05           05/01/96          0
    2579746                              O            04/01/26
    0


    1497641          201/824             F           49,000.00         ZZ
                                         360         48,947.08          1
    5605 WESTMINSTER DRIVE            11.000            466.64         60
                                      10.500            466.64       82,000.00
    AUSTIN           TX   78723          1            05/03/96         00
    280001497641                         05           07/01/96          0
    4200895813                           O            06/01/26
    0


    1497646          A12/824             F          183,000.00         ZZ
                                         360        182,779.92          1
    2022 DEWES STREET                 10.500          1,673.97         78
                                      10.000          1,673.97      235,000.00
    GLENVIEW         IL   60025          2            05/15/96         00
    280001497646                         05           07/01/96          0
    12899                                O            06/01/26
    0


    1497653          462/824             F          120,000.00         ZZ
                                         360        119,816.77          1
    9664 EDELWEISS STREET              9.375            998.10         80
                                       8.875            998.10      150,000.00
    RANCHO CUCAMONG  CA   91730          5            05/09/96         00
    280001497653                         05           07/01/96          0
    0004476131                           O            06/01/26
    0


    1497658          B24/824             F          129,500.00         ZZ
                                         360        129,352.41          1
    27 VALLEY ROAD                    10.750          1,208.86         70
    UNIT 2                            10.250          1,208.86      185,000.00
    GREENWICH        CT   06807          1            05/30/96         00
    280001497658                         01           07/01/96          0
    1234                                 O            06/01/26
    0
1




    1497683          664/824             F           90,300.00         ZZ
                                         360         90,179.14          1
    504 W 23RD STREET                 10.000            792.45         70
                                       9.500            792.45      129,000.00
    VANCOUVER        WA   98660          5            05/13/96         00
    280001497683                         05           07/01/96          0
    2172492                              O            06/01/26
    0


    1497685          897/824             F           88,000.00         ZZ
                                         360         87,850.88          1
    437 PARK RD NW                     8.875            700.17         65
                                       8.375            700.17      136,000.00
    WASHINGTON       DC   20010          5            05/21/96         00
    280001497685                         05           07/01/96          0
    5073132                              N            06/01/26
    0


    1497693          E22/824             F           75,600.00         ZZ
                                         360         75,539.68          1
    8663 SHARLANE DRIVE               12.375            799.52         90
                                      11.875            799.52       84,000.00
    BATON ROUGE      LA   70809          1            05/24/96         23
    280001497693                         05           07/01/96          0
    0410131965                           O            06/01/26
    0


    1497760          862/824             F           50,000.00         ZZ
                                         360         49,875.03          1
    1840 NORTH 80TH PLACE              9.500            420.43         65
                                       9.000            420.43       77,000.00
    SCOTTSDALE       AZ   85257          5            03/01/96         00
    280001497760                         05           05/01/96          0
    DA7989247                            O            04/01/26
    0


    1497947          862/824             F          105,000.00         ZZ
                                         180        104,722.22          1
    9810 36TH STREET EAST             10.125            931.17         64
                                       9.625            931.17      165,000.00
    PUYALLUP         WA   98371          5            03/22/96         00
    280001497947                         05           05/01/96          0
    DA4076311                            O            04/01/11
    0


    1498017          E22/824             F          104,300.00         ZZ
                                         360        104,126.76          1
1


    4513 CREEKSIDE DRIVE              13.600          1,202.88         90
                                      13.100          1,202.88      115,900.00
    HALTOM CITY      TX   76137          1            12/29/95         23
    280001498017                         05           02/01/96          0
    0410130900                           O            01/01/26
    0


    1498019          E22/824             F           72,000.00         ZZ
                                         360         71,930.30          1
    523 ARIZONA                       11.500            713.01         80
                                      11.000            713.01       90,000.00
    CELINA           TX   75009          1            05/21/96         00
    280001498019                         05           07/01/96          0
    0410077242                           O            06/01/26
    0


    1498020          921/921             F          147,200.00         ZZ
                                         360        147,015.28          1
    6787 WYNBROOKE COVE               11.650          1,474.58         80
                                      11.150          1,474.58      184,000.00
    STONE MOUNTAIN   GA   30087          1            04/29/96         00
    296350                               05           06/01/96          0
    296350                               O            05/01/26
    0


    1498023          921/921             F          161,500.00         ZZ
                                         360        161,261.32          1
    4390 SIGNAL RIDGE COURT           10.900          1,525.82         85
                                      10.400          1,525.82      190,000.00
    BUFORD           GA   30519          2            04/25/96         23
    296145                               05           06/01/96          0
    296145                               O            05/01/26
    0


    1498024          921/921             F           53,000.00         ZZ
                                         180         52,464.20          1
    2382 STANTON ROAD                  9.625            557.45         77
                                       9.125            557.45       69,000.00
    CONYERS          GA   30208          5            04/24/96         00
    296053                               05           06/01/96          0
    296053                               O            05/01/11
    0


    1498028          921/921             F           62,000.00         ZZ
                                         360         61,900.14          1
    1276 HICKORY DRIVE                10.500            567.14         69
                                      10.000            567.14       90,000.00
    LILBURN          GA   30247          1            04/29/96         00
    295550                               05           06/01/96          0
1


    295550                               O            05/01/26
    0


    1498033          E59/824             F          300,000.00         ZZ
                                         360        299,773.11          1
    26325 SE 39TH                     10.750          2,800.44         76
                                      10.250          2,800.44      395,000.00
    ISSAQUAH         WA   98027          1            06/07/96         00
    280001498033                         05           08/01/96          0
    70348                                O            07/01/26
    0


    1498037          637/824             F          149,500.00         ZZ
                                         360        149,500.00          1
    116 SPRUCE AVENUE                 11.625          1,494.76         65
                                      11.125          1,494.76      230,000.00
    BETHPAGE         NY   11714          5            08/06/96         00
    280001498037                         05           10/01/96          0
    9103631                              O            09/01/26
    0


    1498038          862/824             F          300,000.00         ZZ
                                         180        299,269.76          1
    2300 BENEDICT CANYON DRIVE         9.625          2,549.97         80
    BEVERLY HILLS AREA                 9.125          2,549.97      375,000.00
    LOS ANGELES      CA   90210          5            03/22/96         00
    280001498038                         05           05/01/96          0
    DA4088159                            O            04/01/11
    0


    1498044          862/824             F           46,500.00         ZZ
                                         180         46,429.01          1
    1021 EAST 63RD STREET             10.750            434.07         60
                                      10.250            434.07       78,000.00
    TACOMA           WA   98404          5            04/02/96         00
    280001498044                         05           06/01/96          0
    DA4076584                            O            05/01/11
    0


    1498049          971/824             F           79,000.00         ZZ
                                         180         78,396.66          1
    4600 NW 8TH DRIVE                  9.500            824.94         69
                                       9.000            824.94      115,000.00
    PLANTATION       FL   33317          5            05/13/96         00
    280001498049                         05           07/01/96          0
    9660116                              O            06/01/11
    0


1


    1498148          862/824             F           50,000.00         ZZ
                                         180         49,878.25          1
    1900 EAST DENNY WAY                9.625            425.00         23
                                       9.125            425.00      225,000.00
    SEATTLE          WA   98122          5            03/26/96         00
    280001498148                         05           05/01/96          0
    DA4051694                            O            04/01/11
    0


    1498229          921/921             F          122,000.00         ZZ
                                         360        121,846.90          1
    9908 WEST MORRAINE PLACE          11.650          1,222.14         85
                                      11.150          1,222.14      145,000.00
    LITTLETON        CO   80127          2            04/30/96         23
    264846                               05           06/01/96          0
    264846                               O            05/01/26
    0


    1498231          921/921             F           40,000.00         ZZ
                                         360         39,960.66          1
    7 WILLIAM POND ROAD               12.750            434.68         29
                                      12.250            434.68      140,000.00
    ATKINSON         NH   03811          5            04/25/96         00
    408393                               01           06/01/96          0
    408393                               O            05/01/26
    0


    1498233          664/824             F           77,000.00         ZZ
                                         360         76,909.83          1
    119 S CIRCLE DRIVE                10.625            711.56         59
                                      10.125            711.56      132,000.00
    BLOOMINGDALE     IL   60108          5            05/20/96         00
    280001498233                         05           07/01/96          0
    2139756                              N            06/01/26
    0


    1498241          B65/824             F           33,500.00         ZZ
                                         180         33,270.46          1
    2727 CLEVELAND AVENUE             11.187            388.12         70
                                      10.687            388.12       48,000.00
    STEUBENVILLE     OH   43952          5            05/17/96         00
    280001498241                         05           07/01/96          0
    1234                                 O            06/01/11
    0


    1498245          816/824             F           80,000.00         ZZ
                                         360         79,922.56          1
    10212 SOUTH AMARYLLIS STREET      11.500            792.23         80
                                      11.000            792.23      100,000.00
1


    SANDY            UT   84094          5            05/21/96         00
    280001498245                         05           07/01/96          0
    140167                               O            06/01/26
    0


    1498327          757/824             F           75,000.00         ZZ
                                         180         74,307.59          1
    508 CHATTOOGA PLACE               10.625            834.88         66
                                      10.125            834.88      114,300.00
    WILMINGTON       NC   28412          1            05/01/96         00
    280001498327                         05           06/01/96          0
    2779700                              O            05/01/11
    0


    1498375          450/824             F           30,000.00         ZZ
                                         180         29,757.68          1
    2171 HEMLOCK DRIVE                 8.875            302.05         48
                                       8.375            302.05       63,000.00
    ANN ARBOR        MI   48108          5            05/24/96         00
    280001498375                         05           07/01/96          0
    4106423                              O            06/01/11
    0


    1498377          A17/824             F           99,000.00         ZZ
                                         360         98,890.18          1
    36 MILLBROOK ROAD                 10.875            933.46         63
                                      10.375            933.46      159,000.00
    BEVERLY          MA   01915          1            05/15/96         00
    280001498377                         05           07/01/96          0
    1498377                              O            06/01/26
    0


    1498379          462/824             F          115,600.00         ZZ
                                         360        115,478.53          1
    350 FERN STREET                   11.125          1,111.82         75
                                      10.625          1,111.82      156,000.00
    ORANGE           CA   92667          5            05/22/96         00
    280001498379                         05           07/01/96          0
    4476917                              O            06/01/26
    0


    1498453          757/824             F           56,250.00         ZZ
                                         360         56,159.36          1
    114 WIMBISH LANE                  10.500            514.55         75
                                      10.000            514.55       75,000.00
    BONAIRE          GA   31005          1            04/30/96         00
    280001498453                         05           06/01/96          0
    2781334                              O            05/01/26
    0
1




    1498456          766/824             F           50,000.00         ZZ
                                         360         49,915.04          1
    3468 SW 112 AVENUE #6             10.250            448.05         65
                                       9.750            448.05       77,000.00
    MIAMI            FL   33165          1            04/30/96         00
    280001498456                         01           06/01/96          0
    96AC0136                             O            05/01/26
    0


    1498482          664/824             F           64,800.00         ZZ
                                         360         64,713.27          1
    120 N BOUNDARY STREET             10.000            568.67         80
                                       9.500            568.67       81,000.00
    CAVE JUNCTION    OR   97523          5            05/14/96         00
    280001498482                         05           07/01/96          0
    1498482                              O            06/01/26
    0


    1498486          664/824             F           65,000.00         ZZ
                                         360         64,910.67          1
    13860 SW RIVER LANE                9.875            564.43         28
                                       9.375            564.43      238,000.00
    TIGARD           OR   97224          5            05/23/96         00
    280001498486                         05           07/01/96          0
    2173953                              O            06/01/26
    0


    1498501          921/921             F          391,200.00         ZZ
                                         360        390,680.04          1
    6601 PADDINGTON NE                11.400          3,844.55         80
                                      10.900          3,844.55      489,000.00
    ALBURQUERQUE     NM   87111          4            04/16/96         00
    503557                               05           06/01/96          0
    503557                               O            05/01/26
    0


    1498635          E63/824             F          105,000.00         ZZ
                                         360        104,821.57          1
    14620 SOUTHEAST HIGHWAY 212       10.250            940.91         32
                                       9.750            940.91      330,000.00
    CLACKAMAS        OR   97015          5            04/19/96         00
    280001498635                         05           06/01/96          0
    96201534                             O            05/01/26
    0


    1498642          E63/824             F           50,000.00         ZZ
                                         180         49,505.46          1
1


    8225 NORTHEAST TILLAMOOK ST       10.875            564.38         38
                                      10.375            564.38      135,000.00
    PORTLAND         OR   97220          5            04/17/96         00
    280001498642                         05           06/01/96          0
    96201418                             O            05/01/11
    0


    1498649          E63/824             F           72,000.00         ZZ
                                         360         71,880.89          1
    14010 SE MCGILLIVRAY BLVD         10.375            651.89         62
                                       9.875            651.89      116,500.00
    VANCOUVER        WA   98684          5            04/05/96         00
    280001498649                         05           06/01/96          0
    96201017                             O            05/01/26
    0


    1498809          A73/824             F          136,000.00         ZZ
                                         180        135,653.03          1
    902 SOUTH NUTWOOD STREET           8.300          1,026.51         77
                                       7.800          1,026.51      178,000.00
    ANAHEIM          CA   92804          5            04/16/96         00
    280001498809                         05           06/01/96          0
    58322639                             O            05/01/11
    0


    1498814          A73/824             F           64,600.00         ZZ
                                         180         64,463.05          1
    633 SOUTHWEST 10TH PLACE           9.200            529.11         85
                                       8.700            529.11       76,000.00
    CAPE CORAL       FL   33991          5            04/22/96         23
    280001498814                         05           06/01/96          0
    374709057                            O            05/01/11
    0


    1498816          A73/824             F           90,750.00         ZZ
                                         180         90,587.37          1
    1655 SE 10TH STREET               10.000            796.40         75
                                       9.500            796.40      121,000.00
    GRESHAM          OR   97080          5            04/10/96         00
    280001498816                         05           06/01/96          0
    542586119                            O            05/01/11
    0


    1498878          E22/824             F          108,000.00         ZZ
                                         360        107,903.74          1
    10240 NW 31ST COURT               11.875          1,100.52         80
                                      11.375          1,100.52      135,000.00
    SUNRISE          FL   33351          2            05/23/96         00
    280001498878                         05           07/01/96          0
1


    0410119671                           O            06/01/26
    0


    1498881          B83/824             F          108,000.00         ZZ
                                         180        107,831.56          1
    2266 GLEN WAY                     10.650          1,000.05         80
                                      10.150          1,000.05      135,000.00
    EAST PALO ALTO   CA   94303          5            04/26/96         00
    280001498881                         05           06/01/96          0
    96030869                             O            05/01/11
    0


    1498903          B83/824             F          116,250.00         ZZ
                                         180        116,111.16          1
    1327 PARADISE STREET              11.875          1,184.59         85
                                      11.375          1,184.59      137,000.00
    MODESTO          CA   95351          2            04/23/96         23
    280001498903                         05           06/01/96          0
    96030849                             O            05/01/11
    0


    1499021          B83/824             F           97,500.00         ZZ
                                         360         97,243.33          1
    331 W CENTER STREET                9.250            802.11         70
                                       8.750            802.11      140,000.00
    VENTURA          CA   93001          2            03/14/96         00
    280001499021                         05           05/01/96          0
    96030902                             O            04/01/26
    0


    1499031          B83/824             F           53,550.00         ZZ
                                         180         52,922.21          1
    15830 NW 18TH PLACE               10.500            591.94         85
                                      10.000            591.94       63,000.00
    MIAMI            FL   33054          5            03/08/96         23
    280001499031                         05           05/01/96          0
    96030687                             O            04/01/11
    0


    1499041          921/921             F           35,105.00         ZZ
                                         360         35,073.86          1
    204 PYLANT STREET                 11.900            358.40         85
                                      11.400            358.40       41,300.00
    SENOIA           GA   30276          1            05/03/96         23
    295980                               05           07/01/96          0
    295980                               O            06/01/26
    0


1


    1499042          921/921             F          196,110.00         ZZ
                                         360        195,905.07          1
    3322 HUNTER'S HILL DRIVE          11.150          1,889.87         90
                                      10.650          1,889.87      217,900.00
    LITHONIA         GA   30038          1            05/03/96         23
    296517                               05           07/01/96          0
    296517                               O            06/01/26
    0


    1499043          921/921             F           58,600.00         ZZ
                                         360         58,535.34          1
    335 CANEN CREEK ROAD              10.900            553.64         69
                                      10.400            553.64       86,000.00
    CARROLLTON       GA   30116          5            05/01/96         00
    296087                               05           07/01/96          0
    296087                               O            06/01/26
    0


    1499048          921/921             F           59,500.00         ZZ
                                         360         59,420.35          1
    5746 S QUAIL DRIVE                10.000            522.16         85
                                       9.500            522.16       70,000.00
    DOUGLASVILLE     GA   30135          5            05/01/96         23
    295832                               05           07/01/96          0
    295832                               O            06/01/26
    0


    1499301          B83/824             F           40,100.00         ZZ
                                         360         40,031.85          1
    336 T STREET                      10.250            359.34         67
                                       9.750            359.34       60,000.00
    BAKERSFIELD      CA   93304          5            04/13/96         00
    280001499301                         05           06/01/96          0
    96040991                             O            05/01/26
    0


    1499304          B83/824             F           95,600.00         ZZ
                                         360         95,454.06          1
    3157 MIDVALE PL                   10.750            892.41         68
                                      10.250            892.41      142,000.00
    ALHAMBRA         CA   91806          5            04/16/96         00
    280001499304                         05           06/01/96          0
    96040989                             O            05/01/26
    0


    1499346          736/824             F          127,500.00         ZZ
                                         360        127,283.36          1
    494 NORTH 1200 WEST               10.250          1,142.53         85
                                       9.750          1,142.53      150,000.00
1


    BLACKFOOT        ID   83221          2            04/01/96         23
    280001499346                         05           06/01/96          0
    467663                               O            05/01/26
    0


    1499348          736/824             F          104,900.00         ZZ
                                         360        104,644.65          1
    8709 CAPRICORN WAY                 9.625            891.64         70
                                       9.125            891.64      151,000.00
    SAN DIEGO        CA   92126          5            03/27/96         00
    280001499348                         05           05/01/96          0
    470421                               O            04/01/26
    0


    1499349          736/824             F           80,000.00         ZZ
                                         360         79,818.57          2
    926-928 SOUTH B STREET             8.875            636.52         22
                                       8.375            636.52      380,000.00
    SAN MATEO        CA   94401          5            04/18/96         00
    280001499349                         05           06/01/96          0
    467694                               O            05/01/26
    0


    1499363          736/824             F          204,000.00         ZZ
                                         360        203,604.34          1
    2332 BEN HUR COURT                 9.625          1,733.98         58
                                       9.125          1,733.98      356,000.00
    SAN JOSE         CA   95124          5            04/24/96         00
    280001499363                         05           06/01/96          0
    444929                               O            05/01/26
    0


    1499364          736/824             F          325,200.00         ZZ
                                         360        324,365.93          1
    18451 PASEO OLIVOS                 9.375          2,704.85         77
                                       8.875          2,704.85      427,000.00
    SARATOGA         CA   95070          2            03/25/96         00
    280001499364                         05           05/01/96          0
    456898                               O            04/01/26
    0


    1499365          736/824             F          160,000.00         ZZ
                                         360        159,689.68          1
    8032 NEY AVENUE                    9.625          1,359.98         80
                                       9.125          1,359.98      200,000.00
    OAKLAND          CA   94605          5            04/23/96         00
    280001499365                         05           06/01/96          0
    473516                               O            05/01/26
    0
1




    1499366          736/824             F           86,000.00         ZZ
                                         360         85,779.44          1
    13355 WEST ELDER ROAD              9.375            715.30         66
                                       8.875            715.30      131,000.00
    WORLEY           ID   83876          5            03/19/96         00
    280001499366                         05           05/01/96          0
    459811                               O            04/01/26
    0


    1499367          736/824             F           97,500.00         ZZ
                                         360         97,238.48          1
    100 SANTEE COURT                   9.625            828.74         63
                                       9.125            828.74      155,000.00
    RED FEATHER LAK  CO   80545          5            04/02/96         00
    280001499367                         05           06/01/96          0
    467983                               O            05/01/26
    0


    1499368          736/824             F           70,000.00         ZZ
                                         360         69,856.94          1
    8017 DEBBS AVENUE                  9.375            582.22         53
                                       8.875            582.22      133,000.00
    BAKERSFIELD      CA   93308          5            04/01/96         00
    280001499368                         05           06/01/96          0
    451726                               O            05/01/26
    0


    1499369          736/824             F           77,000.00         ZZ
                                         360         76,846.68          1
    618 AND 622 54TH STREET SOUTHW     9.500            647.46         70
                                       9.000            647.46      111,000.00
    EVERETT          WA   98023          2            04/01/96         00
    280001499369                         05           06/01/96          0
    464753                               O            05/01/26
    0


    1499405          E22/824             F           70,000.00         ZZ
                                         360         69,935.83          1
    153 C JAMESTOWN ROAD              11.750            706.59         75
                                      11.250            706.59       93,500.00
    OCEAN CITY       MD   21842          1            05/17/96         00
    280001499405                         09           07/01/96          0
    0410121016                           O            06/01/26
    0


    1499434          922/824             F          103,920.00         ZZ
                                         360        103,856.83          1
1


    2021 LUCINDA LANE                 11.750          1,048.98         80
                                      11.250          1,048.98      129,900.00
    NARVON           PA   17555          1            06/21/96         00
    280001499434                         05           08/01/96          0
    960393                               O            07/01/26
    0


    1499438          696/824             F          110,500.00         ZZ
                                         360        110,367.09          1
    111 MIDLAND ROAD                  10.500          1,010.79         85
                                      10.000          1,010.79      130,000.00
    GLEN BURNIE      MD   21060          2            05/31/96         23
    280001499438                         05           07/01/96          0
    7010012                              O            06/01/26
    0


    1499458          664/824             F           79,800.00         ZZ
                                         360         79,693.18          1
    5322 SE RAINBOW LANE              10.000            700.31         70
                                       9.500            700.31      114,000.00
    MILWAUKIE        OR   97222          5            05/20/96         00
    280001499458                         05           07/01/96          0
    2173698                              O            06/01/26
    0


    1499465          F05/824             F          142,500.00         ZZ
                                         360        142,362.04          1
    1237 SOUTH NORMANDIE AVENUE       11.500          1,411.17         75
                                      11.000          1,411.17      190,000.00
    LOS ANGELES      CA   90006          5            05/23/96         00
    280001499465                         05           07/01/96          0
    96050702                             O            06/01/26
    0


    1499481          450/824             F           92,000.00         ZZ
                                         360         91,892.28          1
    800 SW OAK DR                     10.625            850.17         68
                                      10.125            850.17      136,000.00
    LAKE TWP         MI   49651          1            05/15/96         00
    280001499481                         05           07/01/96          0
    4217360                              O            06/01/26
    0


    1499628          766/824             F           30,000.00         ZZ
                                         360         29,964.87          1
    1370 W 32 STREET                  10.625            277.23         30
                                      10.125            277.23      100,000.00
    HIALEAH          FL   33012          2            04/30/96         00
    280001499628                         05           07/01/96          0
1


    96020176                             O            06/01/26
    0


    1499630          766/824             F           76,500.00         ZZ
                                         360         76,359.23          1
    11350 SW 48 STREET                 9.875            664.29         66
                                       9.375            664.29      116,000.00
    MIAMI            FL   33165          2            04/26/96         00
    280001499630                         05           06/01/96          0
    96560342                             O            05/01/26
    0


    1499631          757/824             F           90,400.00         ZZ
                                         360         90,219.96          1
    2700 ASHBURY POINT LANE            9.500            760.14         80
                                       9.000            760.14      113,000.00
    MARIETTA         GA   30066          1            05/01/96         00
    280001499631                         05           06/01/96          0
    2781110                              O            05/01/26
    0


    1499634          560/824             F          165,000.00         ZZ
                                         360        164,726.73          1
    8402 135TH AVE SE                 10.000          1,448.00         74
                                       9.500          1,448.00      225,000.00
    NEW CASTLE       WA   98059          1            04/29/96         00
    280001499634                         05           07/01/96          0
    456482306                            O            06/01/26
    0


    1499635          560/824             F           60,000.00         ZZ
                                         180         59,426.78          1
    7053 RIVERTOWN ROAD               10.250            653.98         75
                                       9.750            653.98       80,000.00
    SWARTZ CREEK     MI   48473          2            04/03/96         00
    280001499635                         05           06/01/96          0
    454643206                            O            05/01/11
    0


    1499636          560/824             F          135,800.00         ZZ
                                         360        135,633.26          1
    10101 WHITE LAKE RD               11.750          1,370.78         70
                                      11.250          1,370.78      194,000.00
    FENTON           MI   48430          1            04/23/96         00
    280001499636                         05           06/01/96          0
    456048305                            O            05/01/26
    0


1


    1499661          700/824             F          168,200.00         ZZ
                                         360        168,076.18          1
    102 WEST RIDGE BLVD               10.875          1,585.94         90
                                      10.375          1,585.94      186,920.00
    BARTLETT         IL   60103          1            06/28/96         23
    280001499661                         05           08/01/96          0
    96032046                             O            07/01/26
    0


    1499694          B83/824             F           76,000.00         ZZ
                                         360         75,877.59          1
    420 SOUTH FAIRVIEW STREET         10.500            695.20         40
                                      10.000            695.20      190,000.00
    BURBANK          CA   91505          5            03/30/96         00
    280001499694                         05           06/01/96          0
    96040974                             O            05/01/26
    0


    1499696          B83/824             F           92,000.00         ZZ
                                         360         91,816.44          1
    918 E 119TH STREET                 9.490            772.91         80
                                       8.990            772.91      115,000.00
    LOS ANGELES      CA   90059          5            04/10/96         00
    280001499696                         05           06/01/96          0
    96040975                             O            05/01/26
    0


    1499744          921/921             F           66,800.00         ZZ
                                         360         66,740.77          1
    229 OAK STREET                    11.900            681.98         80
                                      11.400            681.98       83,500.00
    INDIAN ORCHARD   MA   01151          1            05/03/96         00
    408526                               05           07/01/96          0
    408526                               O            06/01/26
    0


    1499787          830/824             F          113,900.00         ZZ
                                         360        113,795.63          1
    166 EAST RAWLINS LANE             11.750          1,149.72         62
                                      11.250          1,149.72      184,920.00
    DRAPER           UT   84020          1            05/28/96         00
    280001499787                         05           07/01/96          0
    525635                               O            06/01/26
    0


    1499878          180/824             F          132,200.00         ZZ
                                         360        132,064.83          1
    3N375 KENWOOD AVENUE              11.250          1,284.01         90
                                      10.750          1,284.01      146,900.00
1


    WEST CHICAGO     IL   60185          1            05/24/96         23
    280001499878                         05           07/01/96          0
    4321360                              O            06/01/26
    0


    1499885          664/824             F           40,100.00         ZZ
                                         180         39,803.96          1
    7913 MILDRED ROAD                  9.875            427.86         67
                                       9.375            427.86       60,000.00
    MACHESNEY PARK   IL   61115          5            05/24/96         00
    280001499885                         05           07/01/96          0
    2140168                              O            06/01/11
    0


    1499893          642/824             F          107,500.00         ZZ
                                         360        107,322.13          1
    1811 GREENFIELD DRIVE             10.375            973.32         69
                                       9.875            973.32      156,000.00
    EL CAJON         CA   92021          2            04/01/96         00
    280001499893                         05           06/01/96          0
    02555496                             O            05/01/26
    0


    1500000          B65/824             F           56,250.00         ZZ
                                         180         55,857.77          1
    400 PENNY LANE                    10.500            621.79         75
                                      10.000            621.79       75,000.00
    WEIRTON          WV   26062          5            05/24/96         00
    280001500000                         05           07/01/96          0
    1234                                 O            06/01/11
    0


    1500060          962/824             F           76,500.00         ZZ
                                         360         76,427.94          1
    1413 5TH AVENUE SOUTH             11.625            764.88         90
                                      11.125            764.88       85,000.00
    MOORHEAD         MN   56560          2            05/24/96         23
    280001500060                         05           07/01/96          0
    1234                                 O            06/01/26
    0


    1500100          683/824             F           77,000.00         ZZ
                                         360         76,936.86          1
    24 LASKEY ROAD                    10.375            697.16         70
                                       9.875            697.16      110,000.00
    WINDHAM          ME   04062          5            05/28/96         00
    280001500100                         05           08/01/96          0
    028382                               O            07/01/26
    0
1




    1500168          G08/824             F          160,000.00         ZZ
                                         360        159,807.55          1
    4922 VAN CISE LANE                10.500          1,463.59         48
                                      10.000          1,463.59      340,000.00
    ALBANY           GA   31701          1            05/02/96         23
    280001500168                         05           07/01/96          0
    6000582                              O            06/01/26
    0


    1500223          820/820             F          133,500.00         ZZ
                                         360        126,894.51          1
    204 ALGONQUIN TRAIL, UNIT 30       8.250          1,002.95         83
                                       7.750          1,002.95      162,000.00
    TRUMBULL         CT   06611          1            07/30/91         23
    2558073                              01           09/01/91          0
    2558073                              O            08/01/21
    0


    1500238          820/820             F          415,000.00         ZZ
                                         360        406,815.37          1
    94-1042 HAPAPA STREET              8.000          3,045.12         77
                                       7.500          3,045.12      540,000.00
    WAIPAHU          HI   96797          2            11/08/95         00
    7012002891                           05           01/01/96          0
    7012002891                           O            12/01/25
    0


    1500275          820/820             F           46,800.00         ZZ
                                         240         46,416.50          1
    878 BRANNEN ROAD                  11.000            483.06         75
                                      10.500            483.06       62,500.00
    SYLACAUGA        AL   35150          5            02/01/96         00
    1234                                 05           04/01/96          0
    1234                                 O            03/01/16
    0


    1500282          A52/824             F           52,800.00         ZZ
                                         360         52,765.16          1
    RT 2 BOX 134                      11.375            517.84         80
                                      10.875            517.84       66,000.00
    THOMASVILLE      AL   36784          2            06/07/96         00
    280001500282                         05           08/01/96          0
    154262                               O            07/01/26
    0


    1500283          637/824             F          207,000.00         ZZ
                                         360        206,730.23          1
1


    26145 PIERCE ROAD                 10.125          1,835.73         71
                                       9.625          1,835.73      292,000.00
    LOS GATOS        CA   95030          1            05/22/96         00
    280001500283                         05           07/01/96          0
    9054404                              O            06/01/26
    0


    1500289          766/824             F          130,000.00         ZZ
                                         360        129,741.17          1
    10320 SW 120 STREET                9.500          1,093.11         79
                                       9.000          1,093.11      166,000.00
    MIAMI            FL   33176          1            04/25/96         00
    280001500289                         05           06/01/96          0
    96SG0206                             O            05/01/26
    0


    1500333          921/921             F           82,500.00         ZZ
                                         360         82,433.07          3
    5 LOWELL STREET                   12.300            867.71         75
                                      11.800            867.71      110,000.00
    LYNN             MA   01905          5            05/06/96         00
    408807                               05           07/01/96          0
    408807                               O            06/01/26
    0


    1500336          E22/824             F           34,500.00         ZZ
                                         360         34,468.38          1
    3139 WEST 88TH STREET             11.750            348.25         75
                                      11.250            348.25       46,000.00
    CLEVELAND        OH   44102          5            05/30/96         00
    280001500336                         05           07/01/96          0
    0410121438                           O            06/01/26
    0


    1500370          820/820             F           40,000.00         ZZ
                                         360         39,857.07          1
    4156 RELHAM DRIVE                 10.750            373.39         73
                                      10.250            373.39       55,000.00
    LOXLEY           AL   36551          1            01/05/96         00
    102992                               05           03/01/96          0
    102992                               O            02/01/26
    0


    1500384          820/820             F           10,100.00         ZZ
                                         360         10,079.11          1
    2510 VEACH ROAD                   10.400             91.64         60
                                       9.900             91.64       16,900.00
    OWENSBORO        KY   42303          5            03/08/96         00
    0160838019                           05           05/01/96          0
1


    0160838019                           N            04/01/26
    0


    1500394          820/820             F           41,500.00         ZZ
                                         180         40,854.56          1
    4211 STONE STREET                  9.500            433.35         70
                                       9.000            433.35       59,300.00
    BILLINGS         MT   59101          5            02/23/96         00
    01960435                             05           04/01/96          0
    01960435                             O            03/01/11
    0


    1500404          F18/824             F          166,500.00         ZZ
                                         360        166,310.24          1
    929 CHENAULT WAY                  10.750          1,554.25         90
                                      10.250          1,554.25      185,000.00
    HAYWARD          CA   94541          1            05/28/96         23
    280001500404                         05           07/01/96          0
    1500404                              O            06/01/26
    0


    1500406          820/820             F          142,200.00         ZZ
                                         360        141,912.47          1
    11148 NOATAK RIVER COURT          10.500          1,300.76         90
                                      10.000          1,300.76      158,000.00
    RANCHO CORDOVA   CA   95670          5            02/28/96         23
    0160835815                           05           05/01/96          0
    0160835815                           O            04/01/26
    0


    1500470          820/820             F           84,500.00         ZZ
                                         360         84,393.96          4
    1255 BINGHAM AVENUE               11.650            846.48         74
                                      11.150            846.48      115,000.00
    IDAHO FALLS      ID   83402          2            04/17/96         00
    1608632                              05           06/01/96          0
    1608632                              N            05/01/26
    0


    1500471          820/820             F           36,000.00         ZZ
                                         360         35,930.16          1
    2705 UNION STREET                  9.625            306.00         50
                                       9.125            306.00       72,000.00
    SAN BERNARDINO   CA   92376          5            04/08/96         00
    0160854912                           05           06/01/96          0
    0160854912                           O            05/01/26
    0


1


    1500476          820/820             F           38,250.00         ZZ
                                         360         38,160.09          1
    6741 ST OLAF                      10.000            335.68         75
                                       9.500            335.68       51,000.00
    ST LOUIS         MO   63134          5            02/27/96         00
    1608651                              05           05/01/96          0
    1608651                              O            04/01/26
    0


    1500477          820/820             F          116,250.00         ZZ
                                         180        114,397.29          1
    614 COMMODORE                      9.625          1,222.70         74
                                       9.125          1,222.70      159,000.00
    WASHINGTON       MO   63090          5            02/21/96         00
    01960449                             05           04/01/96          0
    01960449                             O            03/01/11
    0


    1500479          820/820             F           90,700.00         ZZ
                                         180         89,696.50          1
    12390 57 ROAD NORTH                8.625            899.82         75
                                       8.125            899.82      122,000.00
    ROYAL PALM BEAC  FL   33414          5            04/10/96         00
    01962241                             05           06/01/96          0
    01962241                             O            05/01/11
    0


    1500481          820/820             F           85,000.00         ZZ
                                         180         83,849.56          1
    4216 RAINIER AVENUE                8.901            857.13         72
                                       8.401            857.13      118,500.00
    MT. RAINIER      MD   20712          5            03/29/96         00
    CP22                                 05           05/01/96          0
    CP22                                 N            04/01/11
    0


    1500483          820/820             F           87,500.00         ZZ
                                         180         86,450.66          1
    4259 CHAPEL ROAD                  10.250            953.71         70
                                       9.750            953.71      125,000.00
    PERRY HALL       MD   21128          5            03/25/96         00
    1608688                              05           05/01/96          0
    1608688                              O            04/01/11
    0


    1500485          820/820             F           37,800.00         ZZ
                                         240         37,629.11          2
    1100 SOUTH WASHINGTON STREET      10.100            367.29         70
                                       9.600            367.29       54,000.00
1


    KOKOMO           IN   46902          5            04/26/96         00
    0160871418                           05           07/01/96          0
    0160871418                           O            06/01/16
    0


    1500486          820/820             F          157,500.00         ZZ
                                         240        155,936.57          1
    764 CLARK AVENUE                   8.901          1,407.06         90
                                       8.401          1,407.06      175,000.00
    RIDGEFIELD       NJ   08830          5            02/23/96         23
    1608765                              05           04/01/96          0
    1608765                              O            03/01/16
    0


    1500488          820/820             F           28,800.00         ZZ
                                         180         28,569.21          1
    38541 CALUMET AVENUE              12.250            350.30         90
                                      11.750            350.30       32,000.00
    ZEPHYRHILLS      FL   33540          1            04/19/96         23
    01962036                             05           06/01/96          0
    01962036                             O            05/01/11
    0


    1500489          820/820             F           43,850.00         ZZ
                                         360         43,786.42          1
    682 8TH STREET                    11.125            421.74         75
                                      10.625            421.74       58,500.00
    OGDEN            UT   84404          1            04/18/96         00
    0160869819                           05           06/01/96          0
    0160869819                           O            05/01/26
    0


    1500491          820/820             F           49,000.00         ZZ
                                         240         48,747.79          1
    338 6TH AVENUE                    10.375            485.10         70
                                       9.875            485.10       70,000.00
    MOUNT PLEASANT   SC   29464          5            04/09/96         00
    01962483                             05           06/01/96          0
    01962483                             O            05/01/16
    0


    1500492          820/820             F           68,400.00         ZZ
                                         240         68,000.86          1
    2480 SWALLOW DRIVE                 9.625            643.17         90
                                       9.125            643.17       76,000.00
    CHARLESTON       SC   29414          5            04/05/96         23
    951018                               05           06/01/96          0
    951018                               O            05/01/16
    0
1




    1500493          820/820             F           58,700.00         ZZ
                                         240         58,319.44          1
    5225 MAYO STREET                  10.250            576.22         74
                                       9.750            576.22       80,000.00
    HOLLYWOOD        FL   33021          5            03/27/96         00
    01961798                             05           05/01/96          0
    01961798                             O            04/01/16
    0


    1500527          830/824             F           80,000.00         ZZ
                                         360         79,920.41          1
    8933 SOUTH 3900 WEST              11.375            784.61         74
                                      10.875            784.61      108,500.00
    WEST JORDAN      UT   84088          5            05/23/96         00
    280001500527                         05           07/01/96          0
    525872                               O            06/01/26
    0


    1500543          934/824             F          140,050.00         ZZ
                                         360        140,050.00          1
    13280 SW 50 STREET                12.000          1,440.58         90
                                      11.500          1,440.58      155,610.00
    MIRAMAR          FL   33027          1            08/14/96         23
    280001500543                         03           10/01/96          0
    61005809                             O            09/01/26
    0


    1500555          921/921             F           55,000.00         ZZ
                                         360         54,935.23          1
    899 ORMEWOOD AVE                  10.600            507.23         50
                                      10.100            507.23      110,000.00
    ATLANTA          GA   30316          5            05/09/96         00
    296657                               05           07/01/96          0
    296657                               O            06/01/26
    0


    1500557          921/921             F           68,800.00         ZZ
                                         360         68,733.37          1
    21 EMPSON STREET                  11.500            681.33         63
                                      11.000            681.33      110,000.00
    LONGMONT         CO   80501          5            05/01/96         00
    264747                               05           07/01/96          0
    264747                               O            06/01/26
    0


    1500560          921/921             F           28,000.00         ZZ
                                         360         27,978.51          1
1


    531 HIGHWAY 82 EAST               12.550            299.92         70
                                      12.050            299.92       40,000.00
    GEORGETOWN       GA   31754          2            05/07/96         00
    295352                               05           07/01/96          0
    295352                               O            06/01/26
    0


    1500626          736/824             F           55,000.00         ZZ
                                         180         54,898.80          1
    22435 SOUTH SALING ROAD            9.875            477.59         40
                                       9.375            477.59      139,000.00
    ESTACADA         OR   97023          5            04/19/96         00
    280001500626                         05           06/01/96          0
    446229                               O            05/01/11
    0


    1500628          736/824             F           52,500.00         ZZ
                                         180         52,415.42          1
    200 SPRING STREET                 10.500            480.24         75
                                      10.000            480.24       70,000.00
    STEVENSVILLE     MT   59870          5            04/05/96         00
    280001500628                         05           06/01/96          0
    464909                               O            05/01/11
    0


    1500629          736/824             F          226,000.00         ZZ
                                         180        225,765.01          1
    8206 WEST BERNHILL ROAD           12.500          2,412.00         57
                                      12.000          2,412.00      400,000.00
    SPOKANE          WA   99208          5            04/26/96         00
    280001500629                         05           06/01/96          0
    462919                               O            05/01/11
    0


    1500630          736/824             F          225,250.00         ZZ
                                         180        224,887.21          1
    53 EAST PALM STREET               10.500          2,060.45         35
                                      10.000          2,060.45      650,000.00
    ALTA DENA AREA   CA   91001          1            05/16/96         00
    280001500630                         05           06/01/96          0
    471674                               O            05/01/11
    0


    1500646          736/824             F          216,750.00         ZZ
                                         180        216,391.42          1
    65 DAFFODIL DRIVE                 10.375          1,962.47         85
                                       9.875          1,962.47      255,000.00
    HOLLISTER        CA   95023          1            04/01/96         23
    280001500646                         05           06/01/96          0
1


    424684                               O            05/01/11
    0


    1500647          736/824             F          114,100.00         ZZ
                                         180        113,872.83          1
    6758 RIO PLATO COURT               9.500            959.41         70
                                       9.000            959.41      163,000.00
    SAN DIEGO        CA   92114          5            04/03/96         00
    280001500647                         05           06/01/96          0
    462981                               O            05/01/11
    0


    1500649          736/824             F          393,600.00         ZZ
                                         180        392,836.63          1
    321 LEE STREET                     9.625          3,345.56         79
                                       9.125          3,345.56      499,000.00
    SEATTLE          WA   98109          1            04/19/96         00
    280001500649                         05           06/01/96          0
    464613                               O            05/01/11
    0


    1500714          820/820             F           28,700.00         ZZ
                                         180         28,658.13          1
    2872 KIRK ROAD                    12.000            295.21         70
                                      11.500            295.21       41,000.00
    LAKE WORTH       FL   33461          1            03/28/96         00
    1486                                 07           05/01/96          0
    1486                                 O            04/01/11
    0


    1500758          820/820             F          131,400.00         ZZ
                                         180        131,207.94          1
    47347 MIWOC AVENUE                10.950          1,246.39         90
                                      10.450          1,246.39      146,000.00
    COARSEGOLD       CA   93614          2            04/15/96         23
    196012075                            05           06/01/96          0
    196012075                            O            05/01/11
    0


    1500761          820/820             F          126,000.00         ZZ
                                         180        125,823.28          1
    17532 GRAYLAND AVENUE             11.490          1,246.81         90
                                      10.990          1,246.81      140,000.00
    ARTESIA          CA   90701          5            04/16/96         23
    0160864011                           05           06/01/96          0
    0160864011                           O            05/01/11
    0


1


    1500762          668/824             F           59,500.00         ZZ
                                         360         59,351.32          1
    810 NW 106 STREET                  9.500            500.31         75
                                       9.000            500.31       80,000.00
    MIAMI            FL   33150          5            03/20/96         00
    280001500762                         05           05/01/96          0
    0006311856                           O            04/01/26
    0


    1500763          862/824             F          328,000.00         ZZ
                                         360        325,701.33          1
    521 LAKERIDGE COURT                8.875          2,609.72         80
                                       8.375          2,609.72      410,000.00
    EL DORADO HILLS  CA   95762          5            08/11/95         00
    280001500763                         05           10/01/95          0
    0007868474                           O            09/01/25
    0


    1500765          820/820             F           87,800.00         ZZ
                                         180         87,672.68          1
    423 WEST MENDOCINO STREET         10.990            835.48         62
                                      10.490            835.48      143,000.00
    ALTADENA         CA   91001          5            04/04/96         00
    965033                               05           06/01/96          0
    965033                               N            05/01/11
    0


    1500766          820/820             F          120,000.00         ZZ
                                         180        119,790.60          1
    1034 LA PRESA DRIVE               10.125          1,064.19         67
                                       9.625          1,064.19      180,000.00
    PASADENA         CA   91107          5            04/16/96         00
    9610525                              05           06/01/96          0
    9610525                              O            05/01/11
    0


    1500769          820/820             F           60,000.00         ZZ
                                         180         59,913.26          1
    25322 OAKSTONE COURT              11.000            571.39         75
                                      10.500            571.39       80,000.00
    MORENO VALLEY    CA   92553          1            04/22/96         00
    9610543                              05           06/01/96          0
    9610543                              O            05/01/11
    0


    1500771          820/820             F           99,000.00         ZZ
                                         180         98,805.09          1
    315 WEST 62ND STREET              10.625            914.86         87
                                      10.125            914.86      115,000.00
1


    LOS ANGELES      CA   90003          5            03/19/96         23
    120120                               05           05/01/96          0
    120120                               O            04/01/11
    0


    1500772          862/824             F           85,500.00         ZZ
                                         180         85,382.88          1
    3511 WEST GARLAND AVENUE          11.250            830.43         90
                                      10.750            830.43       95,000.00
    SPOKANE          WA   99205          2            04/04/96         23
    280001500772                         05           06/01/96          0
    DA151136                             O            05/01/11
    0


    1500773          820/820             F           68,250.00         ZZ
                                         180         68,134.34          1
    10080 SOUTH TEGNER ROAD           10.250            611.59         65
                                       9.750            611.59      105,000.00
    TURLOCK          CA   95380          2            04/12/96         00
    60327260                             05           06/01/96          0
    60327260                             N            05/01/11
    0


    1500774          862/824             F           80,500.00         ZZ
                                         180         80,366.78          1
    763 NORTH 1025 EAST               10.375            728.86         60
                                       9.875            728.86      136,000.00
    LAYTON           UT   84040          5            04/19/96         00
    280001500774                         05           06/01/96          0
    DA4144986                            O            05/01/11
    0


    1500775          862/824             F           50,000.00         ZZ
                                         180         49,614.18          1
    490 WEST BELLEVIEW AVENUE         10.500            457.37         63
                                      10.000            457.37       80,000.00
    PORTERVILLE      CA   93257          5            04/22/96         00
    280001500775                         05           06/01/96          0
    DA4181909                            O            05/01/11
    0


    1500779          862/824             F          111,200.00         ZZ
                                         180        111,020.86          1
    1122 EAST 68TH STREET             10.500          1,017.20         80
                                      10.000          1,017.20      139,000.00
    INGLEWOOD        CA   90302          5            04/19/96         00
    280001500779                         05           06/01/96          0
    DA4168779                            O            05/01/11
    0
1




    1500792          862/824             F          400,000.00         ZZ
                                         180        399,372.78          1
    1087 COLLEGE WAY                  10.625          3,696.40         69
                                      10.125          3,696.40      585,000.00
    MENLO PARK       CA   94025          5            04/17/96         00
    280001500792                         05           06/01/96          0
    DA4111076                            O            05/01/11
    0


    1500812          E22/824             F          119,000.00         ZZ
                                         360        118,929.64          1
    24260 NICK JENKINS RD             11.875          1,212.61         70
                                      11.375          1,212.61      170,000.00
    BUSH             LA   70431          5            06/03/96         00
    280001500812                         05           08/01/96          0
    0410133094                           O            07/01/26
    0


    1500822          820/820             F          106,200.00         ZZ
                                         180        106,014.41          1
    2519 VIVALDI LANE                 10.125            941.81         90
                                       9.625            941.81      118,000.00
    GAMBRILLS        MD   21054          5            04/05/96         23
    951017                               09           06/01/96          0
    951017                               O            05/01/11
    0


    1500825          820/820             F           74,000.00         ZZ
                                         180         73,824.57          1
    991 S.W. 31ST STREET               9.750            635.77         88
                                       9.250            635.77       85,000.00
    FT. LAUDERDALE   FL   33315          5            03/01/96         23
    9660028                              05           05/01/96          0
    9660028                              O            04/01/11
    0


    1500836          820/820             F           50,000.00         ZZ
                                         180         49,919.88          1
    5928 42ND STREET                  10.525            458.31         59
                                      10.025            458.31       85,000.00
    RIVERSIDE        CA   92509          5            04/23/96         00
    0160870313                           05           06/01/96          0
    0160870313                           N            05/01/11
    0


    1500845          820/820             F           20,000.00         ZZ
                                         180         19,966.02          1
1


    506 SPRING ROAD UNIT 122          10.250            179.22         20
                                       9.750            179.22      103,000.00
    MOORPARK         CA   93021          5            04/17/96         00
    0160863516                           01           06/01/96          0
    0160863516                           N            05/01/11
    0


    1500848          820/820             F          238,000.00         ZZ
                                         180        237,370.66          1
    3433 MAPLELEAF DRIVE              11.500          2,356.90         70
                                      11.000          2,356.90      340,000.00
    GLENVIEW         IL   60025          5            12/19/95         00
    01955982                             05           02/01/96          0
    01955982                             O            01/01/11
    0


    1500861          820/820             F           76,500.00         ZZ
                                         180         76,281.50          1
    630 HIDDEN VALLEY ROAD            10.500            699.78         51
                                      10.000            699.78      151,000.00
    KING OF PRUSSIA  PA   19406          5            01/26/96         00
    RY950104                             05           03/01/96          0
    RY950104                             O            02/01/11
    0


    1500866          637/824             F           67,500.00         ZZ
                                         360         67,418.81          1
    734 GENEVA AVENUE                 10.500            617.45         75
                                      10.000            617.45       90,000.00
    ROMEOVILLE       IL   60446          2            05/30/96         00
    280001500866                         05           07/01/96          0
    3680840                              O            06/01/26
    0


    1500869          820/820             F          108,500.00         ZZ
                                         180        108,309.64          1
    4721 SOUTH ICHABOD STREET         10.100            960.20         50
                                       9.600            960.20      220,000.00
    SALT LAKE CITY   UT   84117          2            04/05/96         00
    0160854411                           05           06/01/96          0
    0160854411                           O            05/01/11
    0


    1500872          927/824             F          105,000.00         ZZ
                                         360        104,898.99          1
    55-162 PUUAHI STREET               9.625            892.49         46
                                       9.125            892.49      230,000.00
    LAIE             HI   96762          5            06/14/96         00
    280001500872                         05           08/01/96          0
1


    234203                               O            07/01/26
    0


    1500873          820/820             F           66,500.00         ZZ
                                         180         66,323.82          1
    3908 HILLCREST LANE               10.875            627.02         70
                                      10.375            627.02       95,000.00
    MOBILE           AL   36693          5            12/29/95         00
    103062                               05           03/01/96          0
    103062                               O            02/01/11
    0


    1500878          820/820             F           53,900.00         ZZ
                                         180         53,803.40          1
    7790 LOWELL BOULEVARD             10.000            473.02         70
                                       9.500            473.02       77,000.00
    WESTMINSTER      CO   80030          5            04/09/96         00
    0160860517                           05           06/01/96          0
    0160860517                           O            05/01/11
    0


    1500879          820/820             F          123,750.00         ZZ
                                         180        122,177.92          2
    7768-7770 SOUTH 415 EAST           9.750          1,063.20         75
                                       9.250          1,063.20      165,000.00
    MIDVALE          UT   84047          5            03/05/96         00
    961133                               05           05/01/96          0
    961133                               O            04/01/11
    0


    1500881          820/820             F           72,000.00         ZZ
                                         180         71,820.07          1
    5250 WEST PEGGY LANE               9.500            605.42         75
                                       9.000            605.42       96,000.00
    WEST VALLEY CIT  UT   84120          5            03/15/96         00
    961178                               05           05/01/96          0
    961178                               O            04/01/11
    0


    1500884          820/820             F          101,250.00         ZZ
                                         180        100,983.43          1
    6668 DRAKE DRIVE                   9.250            832.96         75
                                       8.750            832.96      135,000.00
    ANDERSON         CA   96007          5            02/27/96         00
    01956465                             05           05/01/96          0
    01956465                             O            04/01/11
    0


1


    1500885          820/820             F           86,000.00         ZZ
                                         180         85,806.14          1
    5025 HOOPER AVENUE                 9.990            754.08         70
                                       9.490            754.08      124,000.00
    LOS ANGELES      CA   90011          5            03/22/96         00
    01961374                             05           05/01/96          0
    01961374                             N            04/01/11
    0


    1500898          766/824             F           66,300.00         ZZ
                                         360         66,251.18          1
    3270 NW 209 TERRACE               10.875            625.14         85
                                      10.375            625.14       78,000.00
    OPA LOCKA        FL   33056          2            06/11/96         23
    280001500898                         05           08/01/96          0
    96DA0183                             O            07/01/26
    0


    1500929          921/921             F           95,000.00         ZZ
                                         360         94,872.85          1
    95 UTICA STREET                   10.000            833.70         75
                                       9.500            833.70      128,000.00
    MILFORD          CT   06460          4            05/09/96         00
    409557                               05           07/01/96          0
    409557                               O            06/01/26
    0


    1500932          921/921             F           55,250.00         ZZ
                                         360         55,207.60          1
    1711 INGALLS STREET               12.550            591.81         65
                                      12.050            591.81       85,000.00
    LAKEWOOD         CO   80214          4            05/08/96         00
    265025                               05           07/01/96          0
    265025                               O            06/01/26
    0


    1501031          736/824             F           40,000.00         ZZ
                                         360         39,935.56          1
    305 CHARLOTTE AVENUE              10.500            365.90         56
                                      10.000            365.90       72,500.00
    YERINGTON        NV   89447          2            04/25/96         00
    280001501031                         05           06/01/96          0
    471038                               O            05/01/26
    0


    1501032          736/824             F           80,000.00         ZZ
                                         360         79,911.27          1
    3121 6TH AVENUE SOUTH             10.875            754.31         69
                                      10.375            754.31      117,000.00
1


    GREAT FALLS      MT   59405          1            05/03/96         00
    280001501032                         05           07/01/96          0
    465104                               O            06/01/26
    0


    1501037          736/824             F           49,600.00         ZZ
                                         360         49,532.04          1
    2317 N 27TH STREET                11.250            481.75         80
                                      10.750            481.75       62,000.00
    BOISE            ID   83702          2            04/19/96         00
    280001501037                         05           06/01/96          0
    464815                               O            05/01/26
    0


    1501040          736/824             F          280,000.00         ZZ
                                         360        279,498.30          1
    2981 FAHRNER COURT                10.000          2,457.20         80
                                       9.500          2,457.20      350,000.00
    SAN JOSE         CA   95135          2            04/12/96         00
    280001501040                         05           06/01/96          0
    468092                               O            05/01/26
    0


    1501042          736/824             F           52,000.00         ZZ
                                         360         51,895.16          1
    1402 IDAHO AVENUE                 10.750            485.41         80
                                      10.250            485.41       65,000.00
    CALDWELL         ID   83605          2            04/10/96         00
    280001501042                         05           06/01/96          0
    464819                               O            05/01/26
    0


    1501043          736/824             F           88,000.00         ZZ
                                         360         87,872.75          1
    7520 DEERWOOD STREET              11.000            838.04         80
                                      10.500            838.04      110,000.00
    OAKLAND          CA   94605          1            04/24/96         00
    280001501043                         05           06/01/96          0
    444770                               O            05/01/26
    0


    1501046          736/824             F           49,000.00         ZZ
                                         360         48,909.83          1
    608 MAIN STREET                    9.875            425.49         70
                                       9.375            425.49       70,000.00
    SANDPOINT        ID   83864          5            04/18/96         00
    280001501046                         05           06/01/96          0
    464935                               O            05/01/26
    0
1




    1501047          736/824             F           63,350.00         ZZ
                                         360         63,233.43          1
    1224 COURT STREET                  9.875            550.10         70
                                       9.375            550.10       91,000.00
    ROSEBURG         OR   97470          1            04/11/96         00
    280001501047                         05           06/01/96          0
    468909                               O            05/01/26
    0


    1501054          736/824             F          217,500.00         ZZ
                                         360        217,023.59          1
    21902 LILLIAN LANE                10.125          1,928.84         75
                                       9.625          1,928.84      290,000.00
    TEMECULA         CA   92590          1            03/14/96         00
    280001501054                         05           05/01/96          0
    462942                               O            04/01/26
    0


    1501057          971/824             F           72,250.00         ZZ
                                         360         72,198.23          1
    2619 MAYO STREET                  10.999            688.00         85
                                      10.499            688.00       85,000.00
    HOLLYWOOD        FL   33020          2            06/06/96         23
    280001501057                         05           08/01/96          0
    9660111                              O            07/01/26
    0


    1501136          816/824             F           54,000.00         ZZ
                                         360         53,941.72          1
    3330 SOUTH 7200 WEST              11.000            514.25         59
                                      10.500            514.25       93,000.00
    MAGNA            UT   84044          5            05/31/96         00
    280001501136                         05           07/01/96          0
    140250                               O            06/01/26
    0


    1501186          A59/824             F           99,750.00         ZZ
                                         360         99,656.53          1
    2615 PILLSBURY AVENUE SOUTH        9.750            857.01         75
                                       9.250            857.01      133,000.00
    MINNEAPOLIS      MN   55408          5            06/21/96         00
    280001501186                         05           08/01/96          0
    1234                                 N            07/01/26
    0


    1501210          921/921             F           84,000.00         ZZ
                                         360         83,887.56          1
1


    13580 WEST 7TH DRIVE              10.000            737.17         65
                                       9.500            737.17      130,000.00
    GOLDEN           CO   80401          5            05/06/96         00
    264218                               05           07/01/96          0
    264218                               O            06/01/26
    0


    1501211          921/921             F           60,000.00         ZZ
                                         360         59,958.84          1
    8037 WEST SPANISH PEAK            13.050            666.07         47
                                      12.550            666.07      130,000.00
    LITTLETON        CO   80127          5            05/07/96         00
    264382                               03           07/01/96          0
    264382                               O            06/01/26
    0


    1501214          921/921             F          160,000.00         ZZ
                                         360        159,807.55          1
    9733 WEST CROSS PLACE             10.500          1,463.59         80
                                      10.000          1,463.59      200,000.00
    LITTLETON        CO   80123          5            05/09/96         00
    265256                               05           07/01/96          0
    265256                               O            06/01/26
    0


    1501267          637/824             F           95,000.00         ZZ
                                         360         94,933.74          1
    568 C MOORESFIELD ROAD            11.125            913.70         71
                                      10.625            913.70      135,000.00
    SOUTH KINGSTOWN  RI   02879          1            06/03/96         00
    280001501267                         05           08/01/96          0
    9125998                              O            07/01/26
    0


    1501343          921/921             F           51,000.00         ZZ
                                         360         50,949.51          1
    610 SOUTH CLINTON STREET          11.400            501.17         75
    #12-C                             10.900            501.17       68,000.00
    DENVER           CO   80231          5            05/10/96         00
    265074                               01           07/01/96          0
    265074                               O            06/01/26
    0


    1501409          E22/824             F          122,350.00         ZZ
                                         360        122,257.47          1
    2536 YOUNGS DRIVE                 10.750          1,142.11         72
                                      10.250          1,142.11      170,000.00
    HAYMARKET        VA   22069          5            06/11/96         00
    280001501409                         05           08/01/96          0
1


    0410119044                           O            07/01/26
    0


    1501454          922/824             F          177,300.00         ZZ
                                         360        177,255.88          1
    227 NORRIS AVENUE                 12.625          1,909.46         90
                                      12.125          1,909.46      197,000.00
    METUCHEN         NJ   08840          1            07/31/96         12
    280001501454                         05           09/01/96         20
    960373                               O            08/01/26
    0


    1501476          862/824             F          187,850.00         ZZ
                                         180        187,578.35          1
    4592 LEONATO WAY                  11.000          1,788.94         85
                                      10.500          1,788.94      221,000.00
    FREMONT          CA   94555          2            04/25/96         23
    280001501476                         05           06/01/96          0
    4028189                              O            05/01/11
    0


    1501490          921/921             F          158,300.00         ZZ
                                         180        157,080.14          1
    6321 LOWELL BOULEVARD              9.400          1,643.47         58
                                       8.900          1,643.47      275,000.00
    DENVER           CO   80221          2            05/07/96         00
    264598                               05           07/01/96          0
    264598                               O            06/01/11
    0


    1501496          A52/824             F           38,000.00         ZZ
                                         360         37,972.78          1
    500 OLD HIGHWAY 5                 11.000            361.88         80
                                      10.500            361.88       47,500.00
    FULTON           AL   36446          5            06/18/96         00
    280001501496                         05           08/01/96          0
    1234                                 O            07/01/26
    0


    1501506          A35/824             F           75,000.00         ZZ
                                         360         74,946.27          1
    8209 RIVIERA BEACH                11.000            714.24         73
                                      10.500            714.24      103,000.00
    LAS VEGAS        NV   89128          1            06/05/96         00
    280001501506                         05           08/01/96          0
    2459                                 O            07/01/26
    0


1


    1501598          962/824             F          139,500.00         ZZ
                                         360        139,341.00          1
    118 ELM STREET                    10.750          1,302.21         90
                                      10.250          1,302.21      155,000.00
    HICKSON          ND   58047          2            05/30/96         23
    280001501598                         05           07/01/96          0
    1234                                 O            06/01/26
    0


    1501605          E22/824             F           68,800.00         ZZ
                                         360         68,737.22          1
    2866 ZION CHURCH ROAD              9.875            597.42         80
                                       9.375            597.42       86,000.00
    HICKORY          NC   28602          2            06/06/96         00
    280001501605                         05           08/01/96          0
    0410122147                           O            07/01/26
    0


    1501609          E22/824             F           45,500.00         ZZ
                                         360         45,475.93          1
    3339 BARFIELD DRIVE               12.375            481.19         70
                                      11.875            481.19       65,000.00
    CHARLOTTE        NC   28217          5            06/18/96         00
    280001501609                         05           08/01/96          0
    0410122279                           O            07/01/26
    0


    1501632          664/824             F          157,500.00         ZZ
                                         360        157,233.11          1
    3011 WEST BIRCHWOOD                8.875          1,253.15         69
                                       8.375          1,253.15      230,000.00
    CHICAGO          IL   60645          5            06/07/96         00
    280001501632                         05           07/01/96          0
    2140309                              O            06/01/26
    0


    1501677          E20/824             F           90,000.00         ZZ
                                         360         89,866.25          1
    1339 CAMPBELLTON ROAD             10.875            848.61         75
                                      10.375            848.61      120,000.00
    ATLANTA          GA   30310          2            05/01/96         00
    280001501677                         05           06/01/96          0
    E20000                               O            05/01/26
    0


    1501850          B60/824             F           94,500.00         ZZ
                                         180         94,096.78          1
    6121 RAHN AVENUE                  11.375          1,096.44         64
                                      10.875          1,096.44      149,000.00
1


    LONG BEACH       CA   90805          5            05/31/96         00
    280001501850                         05           08/01/96          0
    7030                                 O            07/01/11
    0


    1501870          E22/824             F          112,550.00         ZZ
                                         360        112,464.88          1
    5206 FENNELL STREET               10.750          1,050.63         80
                                      10.250          1,050.63      140,720.00
    INDIAN TRAIL     NC   28079          1            06/14/96         00
    280001501870                         03           08/01/96          0
    0410122212                           O            07/01/26
    0


    1501877          E22/824             F          299,000.00         ZZ
                                         360        298,807.95          1
    15700 SOUTHWEST 56 STREET         11.500          2,960.98         73
                                      11.000          2,960.98      412,000.00
    FT LAUDERDALE    FL   33331          5            06/03/96         00
    280001501877                         05           08/01/96          0
    0410121297                           O            07/01/26
    0


    1501900          E97/824             F           50,000.00         ZZ
                                         360         49,956.74          1
    29880 THORNHILL DRIVE             10.125            443.41         72
                                       9.625            443.41       70,000.00
    SUN CITY (AREA)  CA   92586          5            06/10/96         00
    280001501900                         05           08/01/96          0
    1501900                              O            07/01/26
    0


    1501903          896/824             F           35,900.00         ZZ
                                         360         35,878.77          1
    804 HILL STREET                   11.875            365.82         90
                                      11.375            365.82       39,900.00
    WAYCROSS         GA   31501          1            06/10/96         23
    280001501903                         05           08/01/96          0
    1501903                              O            07/01/26
    0


    1501906          962/824             F           35,200.00         T
                                         180         35,037.07          1
    1101 22ND STREET SOUTH            10.500            389.11         88
                                      10.000            389.11       40,000.00
    FARGO            ND   58103          2            06/04/96         23
    280001501906                         06           08/01/96          0
    1234                                 O            07/01/11
    0
1




    1501936          180/824             F           66,000.00         ZZ
                                         360         65,956.44          1
    391 BELL FACTORY ROAD             11.375            647.30         83
                                      10.875            647.30       80,000.00
    HUNTSVILLE       AL   35811          2            06/10/96         04
    280001501936                         05           08/01/96         20
    4370763                              O            07/01/26
    0


    1501993          820/820             F          274,400.00         ZZ
                                         180        273,985.69          1
    2043 TOWN AND COUNTRY LANE        10.800          2,571.79         70
                                      10.300          2,571.79      392,000.00
    SANTA CLARA      CA   95050          5            04/08/96         00
    1608606                              05           06/01/96          0
    1608606                              O            05/01/11
    0


    1501997          820/820             F          136,500.00         ZZ
                                         180        136,313.07          2
    4330-4332 COLE AVENUE             11.250          1,325.77         70
                                      10.750          1,325.77      195,000.00
    DALLAS           TX   75205          5            04/17/96         00
    1608697                              05           06/01/96          0
    1608697                              N            05/01/11
    0


    1502007          820/820             F          122,500.00         ZZ
                                         180        122,277.54          1
    4338 COLE AVENUE                  11.000          1,166.60         70
                                      10.500          1,166.60      175,000.00
    DALLAS           TX   75205          5            03/08/96         00
    1                                    05           05/01/96          0
    1                                    N            04/01/11
    0


    1502039          922/824             F           57,500.00         ZZ
                                         360         57,471.22          1
    III 1329 TOWAMENSING TRAILS       12.625            619.26         75
                                      12.125            619.26       77,000.00
    ALBRIGHTSVILLE   PA   18210          1            06/05/96         00
    280001502039                         05           08/01/96          0
    960444                               O            07/01/26
    0


    1502075          147/824             F           70,000.00         ZZ
                                         360         69,884.17          1
1


    12580 VISTA DRIVE NE              10.375            633.79         32
                                       9.875            633.79      220,000.00
    BAINBRIDGE ISLA  WA   98110          5            04/18/96         00
    280001502075                         05           06/01/96          0
    489979                               O            05/01/26
    0


    1502077          147/824             F          110,000.00         ZZ
                                         360        109,840.60          1
    621 PRAIRIE AVENUE                10.990          1,046.72         34
                                      10.490          1,046.72      333,000.00
    WILMETTE         IL   60091          5            04/22/96         00
    280001502077                         05           06/01/96          0
    488079                               O            05/01/26
    0


    1502155          147/824             F           40,950.00         ZZ
                                         360         40,885.76          2
    451-453 WEST 83RD STREET          10.625            378.42         41
                                      10.125            378.42      100,000.00
    LOS ANGELES      CA   90003          5            04/11/96         00
    280001502155                         05           06/01/96          0
    489864                               N            05/01/26
    0


    1502157          147/824             F           63,200.00         ZZ
                                         360         62,540.21          1
    1821 WALNUT AVENUE                 9.250            519.93         71
                                       8.750            519.93       90,000.00
    TROUTDALE        OR   97060          5            03/27/96         00
    280001502157                         05           06/01/96          0
    489953                               O            05/01/26
    0


    1502167          147/824             F           41,600.00         ZZ
                                         360         41,561.25          1
    740 ARNCLIFFE ROAD                12.990            459.85         65
                                      12.490            459.85       64,000.00
    BALTIMORE        MD   21221          1            04/24/96         00
    280001502167                         07           06/01/96          0
    482495                               O            05/01/26
    0


    1502180          816/824             F           93,750.00         ZZ
                                         360         93,714.70          1
    965 CAMINO DE CHELLY              10.750            875.14         75
                                      10.250            875.14      125,000.00
    SANTA FE         NM   87501          5            07/10/96         00
    280001502180                         05           09/01/96          0
1


    140680                               N            08/01/26
    0


    1502185          147/824             F          146,250.00         ZZ
                                         360        146,055.07          1
    640 SOUTH WEBSTER AVENUE          11.375          1,434.37         75
                                      10.875          1,434.37      195,000.00
    ANAHEIM          CA   92804          5            04/09/96         00
    280001502185                         05           06/01/96          0
    489302                               O            05/01/26
    0


    1502186          147/824             F          169,300.00         ZZ
                                         360        168,988.47          3
    2120 A B & 2122 ORANGE GROVE       9.875          1,470.12         71
    AVENUE                             9.375          1,470.12      240,000.00
    ALHAMBRA         CA   91803          5            04/16/96         00
    280001502186                         05           06/01/96          0
    489704                               O            05/01/26
    0


    1502196          147/824             F           90,000.00         ZZ
                                         360         89,800.72          1
    29907 SCENIC DRIVE NE              8.990            723.51         57
                                       8.490            723.51      160,000.00
    POULSBO          WA   98370          5            04/11/96         00
    280001502196                         05           06/01/96          0
    489851                               O            05/01/26
    0


    1502214          921/921             F           55,200.00         ZZ
                                         360         55,139.09          1
    1757 WOODSLOE DRIVE               10.900            521.52         80
                                      10.400            521.52       69,000.00
    DECATUR          GA   30035          5            05/13/96         00
    296715                               05           07/01/96          0
    296715                               O            06/01/26
    0


    1502226          921/921             F          182,000.00         ZZ
                                         360        181,850.70          1
    8200 HEWLETT ROAD                 12.250          1,907.18         70
                                      11.750          1,907.18      260,000.00
    DUNWOODY         GA   30338          5            05/16/96         00
    296426                               05           07/01/96          0
    296426                               O            06/01/26
    0


1


    1502231          921/921             F          105,000.00         ZZ
                                         360        104,916.61          1
    1457 LAVISTA ROAD                 12.400          1,112.48         75
                                      11.900          1,112.48      140,000.00
    ATLANTA          GA   30324          5            05/14/96         00
    296707                               05           07/01/96          0
    296707                               O            06/01/26
    0


    1502236          147/824             F           58,100.00         ZZ
                                         360         58,024.64          1
    7907 EAST INDIANA AVENUE          11.500            575.36         70
                                      11.000            575.36       83,000.00
    SPOKANE          WA   99212          2            04/12/96         00
    280001502236                         05           06/01/96          0
    489803                               O            05/01/26
    0


    1502251          E22/824             F          123,450.00         T
                                         360        123,351.50          1
    821 VILLAGE WAY                   12.375          1,305.57         90
                                      11.875          1,305.57      137,200.00
    PALM HARBOR      FL   34683          1            05/31/96         23
    280001502251                         03           07/01/96          0
    0410187504                           O            06/01/26
    0


    1502266          147/824             F          195,000.00         ZZ
                                         360        194,631.59          2
    1318 NORTH GARDNER STREET          9.750          1,675.36         74
                                       9.250          1,675.36      266,000.00
    LOS ANGELES      CA   90046          5            04/22/96         00
    280001502266                         05           06/01/96          0
    489839                               O            05/01/26
    0


    1502291          897/824             F           96,000.00         ZZ
                                         360         95,914.71          1
    200 EAST MILL AVENUE              10.000            842.47         80
                                       9.500            842.47      120,000.00
    CAPITAL HEIGHTS  MD   20743          2            05/31/96         00
    280001502291                         05           08/01/96          0
    5073172                              O            07/01/26
    0


    1502295          664/824             F           60,000.00         ZZ
                                         180         59,705.91          1
    312 E WASHINGTON                   9.875            640.19         64
                                       9.375            640.19       94,000.00
1


    ROUND LAKE PARK  IL   60073          5            06/13/96         00
    280001502295                         05           08/01/96          0
    2191922                              O            07/01/11
    0


    1502297          816/824             F           81,000.00         ZZ
                                         360         80,954.68          1
    4895 WEST 4100 SOUTH              12.125            840.98         72
                                      11.625            840.98      114,000.00
    WEST VALLEY CIT  UT   84120          5            05/31/96         00
    280001502297                         05           08/01/96          0
    140362                               O            07/01/26
    0


    1502300          637/824             F          105,950.00         T
                                         360        105,847.42          1
    11988 PINE FOREST ROAD            11.500          1,049.22         56
                                      11.000          1,049.22      192,500.00
    TRUCKEE          CA   96160          1            05/30/96         00
    280001502300                         05           07/01/96          0
    3438194                              O            06/01/26
    0


    1502302          637/824             F           50,000.00         ZZ
                                         360         49,956.72          1
    11634 HIGHGRADER ROAD             10.125            443.42         35
                                       9.625            443.42      143,000.00
    ROUGH AND READY  CA   95975          5            06/03/96         00
    280001502302                         05           08/01/96          0
    3437985                              O            07/01/26
    0


    1502305          A07/824             F          205,000.00         ZZ
                                         360        204,769.30          1
    2103 RHONDA TERRACE                8.875          1,631.07         79
                                       8.375          1,631.07      261,000.00
    HENDERSON        NV   89014          2            06/05/96         00
    280001502305                         05           08/01/96          0
    1234                                 O            07/01/26
    0


    1502347          897/824             F           51,000.00         ZZ
                                         360         50,957.05          1
    976-98 BELLEVUE AVENUE            10.250            457.01         75
                                       9.750            457.01       68,000.00
    SYRACUSE         NY   13204          5            06/25/96         00
    280001502347                         05           08/01/96          0
    5027497                              O            07/01/26
    0
1




    1502351          E59/824             F           59,200.00         ZZ
                                         360         59,155.22          1
    1240 MERRY KNOLL ROAD             10.750            552.62         80
                                      10.250            552.62       74,000.00
    AUBURN           CA   95603          1            06/18/96         00
    280001502351                         05           08/01/96          0
    8410355                              O            07/01/26
    0


    1502357          766/824             F          103,500.00         ZZ
                                         360        103,394.16          1
    2715 MCGREGOR BLVD                11.250          1,005.26         90
                                      10.750          1,005.26      115,000.00
    FT MYERS         FL   33901          1            05/17/96         23
    280001502357                         05           07/01/96          0
    9415428                              O            06/01/26
    0


    1502415          B26/824             F           69,600.00         ZZ
                                         360         69,544.44          1
    1929 GREENWICH DRIVE              10.500            636.66         76
                                      10.000            636.66       92,000.00
    SAW CREEK ESTAT  PA   18324          1            06/07/96         00
    280001502415                         05           08/01/96          0
    1371011509                           O            07/01/26
    0


    1502424          922/824             F           79,200.00         ZZ
                                         360         79,164.61          1
    156 BOWLINE AVENUE                13.125            883.85         90
                                      12.625            883.85       88,000.00
    MANAHAWKIN       NJ   08050          1            06/12/96         23
    280001502424                         05           08/01/96          0
    960361                               O            07/01/26
    0


    1502772          757/824             F           70,000.00         ZZ
                                         360         69,920.21          1
    4230 SAQUACHE DRIVE               10.750            653.44         80
                                      10.250            653.44       87,500.00
    CHARLOTTE        NC   28269          1            05/23/96         00
    280001502772                         05           07/01/96          0
    2781920                              O            06/01/26
    0


    1502778          E22/824             F           61,950.00         ZZ
                                         360         61,917.22          1
1


    1914 SW AMERICANA STREET          12.375            655.16         85
                                      11.875            655.16       72,900.00
    PORT ST LUCIE    FL   34953          1            06/14/96         23
    280001502778                         05           08/01/96          0
    0410120794                           O            07/01/26
    0


    1502779          E22/824             F           19,000.00         ZZ
                                         360         18,888.90          2
    3599 E 151 ST                     12.375            200.94         41
    WARRENSVILLE TWP                  11.875            200.94       47,000.00
    CLEVELAND        OH   44120          2            06/14/96         00
    280001502779                         05           08/01/96          0
    0410198873                           N            07/01/26
    0


    1502791          921/921             F           65,000.00         ZZ
                                         360         64,884.64          1
    2409 SOUTH FAIRFAX DRIVE           8.650            506.72         46
                                       8.150            506.72      143,500.00
    DENVER           CO   80222          2            05/15/96         00
    265264                               05           07/01/96          0
    265264                               O            06/01/26
    0


    1502793          921/921             F          140,000.00         ZZ
                                         360        139,847.20          1
    285 SOUTH IVY STREET              10.950          1,327.97         72
                                      10.450          1,327.97      195,000.00
    DENVER           CO   80224          1            05/16/96         00
    265322                               05           07/01/96          0
    265322                               O            06/01/26
    0


    1502795          921/921             F          136,000.00         ZZ
                                         360        135,808.09          1
    11799 BLACK HAWK DRIVE             9.750          1,168.45         69
                                       9.250          1,168.45      199,000.00
    CONIFER          CO   80433          5            05/17/96         00
    265124                               05           07/01/96          0
    265124                               O            06/01/26
    0


    1502798          921/921             F           40,000.00         ZZ
                                         360         39,964.12          1
    1357 SOUTH BEACH COURT            11.850            406.84         43
                                      11.350            406.84       95,000.00
    DENVER           CO   80219          5            05/16/96         00
    264531                               05           07/01/96          0
1


    264531                               O            06/01/26
    0


    1502845          E22/824             F           49,600.00         ZZ
                                         360         49,569.01          1
    4753 NW 11 AVENUE                 11.625            495.92         80
                                      11.125            495.92       62,000.00
    MIAMI            FL   33127          2            06/20/96         00
    280001502845                         05           08/01/96          0
    0410188031                           O            07/01/26
    0


    1503044          E22/824             F           56,000.00         ZZ
                                         360         55,950.24          1
    605 OLD WEST DRIVE                10.000            491.44         80
                                       9.500            491.44       70,000.00
    ROUND ROCK       TX   78681          1            06/12/96         00
    280001503044                         05           08/01/96          0
    0410132898                           O            07/01/26
    0


    1503045          939/824             F          229,500.00         ZZ
                                         360        229,352.60          1
    84-58 162ND STREET                11.500          2,272.72         85
                                      11.000          2,272.72      270,000.00
    JAMAICA          NY   11432          1            07/01/96         23
    280001503045                         05           08/01/96          0
    9603981                              O            07/01/26
    0


    1503051          180/824             F           62,500.00         ZZ
                                         360         62,439.88          1
    11 JAMES STREET                    9.625            531.24         68
                                       9.125            531.24       92,000.00
    FREDERICK        MD   21701          5            06/11/96         00
    280001503051                         05           08/01/96          0
    4355293                              O            07/01/26
    0


    1503052          664/824             F           35,500.00         ZZ
                                         360         35,486.26          1
    1829 VALLEY DRIVE                 10.625            328.06         60
                                      10.125            328.06       60,000.00
    DAVENPORT        IA   52803          5            07/09/96         00
    280001503052                         05           09/01/96          0
    2209484                              O            08/01/26
    0


1


    1503147          897/824             F           47,250.00         ZZ
                                         360         47,210.19          1
    323 RICHMOND AVENUE               10.250            423.41         75
                                       9.750            423.41       63,000.00
    SYRACUSE         NY   13204          2            06/25/96         00
    280001503147                         05           08/01/96          0
    5027496                              N            07/01/26
    0


    1503179          897/824             F           67,050.00         ZZ
                                         360         66,996.89          1
    3350 NORTHWEST 191ST STREET       10.500            613.13         90
                                      10.000            613.13       74,500.00
    MIAMI            FL   33056          2            06/07/96         23
    280001503179                         05           08/01/96          0
    766536086                            O            07/01/26
    0


    1503180          462/824             F          125,000.00         ZZ
                                         360        124,882.88          4
    10417-23 SCOVILLE AVENUE           9.750          1,073.95         63
                                       9.250          1,073.95      200,000.00
    LOS ANGELES      CA   91040          5            06/18/96         00
    280001503180                         05           08/01/96          0
    4473724                              O            07/01/26
    0


    1503210          766/824             F          123,200.00         ZZ
                                         360        123,077.44          1
    17327 SW 20 COURT                 11.375          1,208.30         80
                                      10.875          1,208.30      154,081.00
    MIRAMAR          FL   33029          1            05/16/96         00
    280001503210                         05           07/01/96          0
    96OZO184                             O            06/01/26
    0


    1503220          766/824             F          133,700.00         ZZ
                                         180        133,044.71          1
    4010 NE 22 AVENUE                  9.875          1,426.54         75
                                       9.375          1,426.54      180,000.00
    LIGHTHOUSE POIN  FL   33064          5            06/19/96         00
    280001503220                         05           08/01/96          0
    96DA0217                             O            07/01/11
    0


    1503229          921/921             F          120,000.00         ZZ
                                         360        119,863.25          1
    6326 SOUTH EMPORIA CIRCLE         10.750          1,120.18         80
                                      10.250          1,120.18      150,000.00
1


    ENGLEWOOD        CO   80111          1            05/23/96         00
    263251                               03           07/01/96          0
    263251                               O            06/01/26
    0


    1503234          921/921             F           80,000.00         ZZ
                                         360         79,953.72          1
    469 NEWHALL STREET                13.800            935.25         67
                                      13.300            935.25      120,000.00
    HAMDEN           CT   06517          2            05/16/96         00
    409441                               05           07/01/96          0
    409441                               O            06/01/26
    0


    1503235          E63/824             F           64,000.00         ZZ
                                         180         63,912.33          1
    4051 WATSON AVENUE NORTHEAST      11.250            621.61         70
                                      10.750            621.61       92,000.00
    SALEM            OR   97305          5            04/25/96         00
    280001503235                         05           06/01/96          0
    96201655                             N            05/01/11
    0


    1503285          766/824             F          350,000.00         ZZ
                                         360        349,688.05          1
    89471 DONNA LU DRIVE              11.875          3,566.50         70
                                      11.375          3,566.50      500,000.00
    ODESSA           FL   33556          2            05/13/96         00
    280001503285                         05           07/01/96          0
    96DA0146                             O            06/01/26
    0


    1503424          E63/824             F           53,400.00         ZZ
                                         180         53,347.50          1
    2816 CYPRESS STREET               12.750            580.29         60
                                      12.250            580.29       89,000.00
    LONGVIEW         WA   98632          1            04/19/96         00
    280001503424                         05           06/01/96          0
    96201424                             O            05/01/11
    0


    1503429          E63/824             F           95,300.00         ZZ
                                         180         95,202.56          1
    6007 NORTHEAST 35TH AVENUE        11.250            925.61         74
                                      10.750            925.61      130,000.00
    PORTLAND         OR   97211          5            05/09/96         00
    280001503429                         05           07/01/96          0
    96201735                             O            06/01/11
    0
1




    1503484          B83/824             F          100,000.00         ZZ
                                         360         99,682.85          1
    13320 S ST ANDREWS PLACE           9.250            822.68         67
                                       8.750            822.68      150,000.00
    GARDENA          CA   90249          5            02/15/96         00
    280001503484                         05           04/01/96          0
    962248                               O            03/01/26
    0


    1503512          921/921             F           76,000.00         ZZ
                                         360         75,929.56          1
    3858 LAGOON WAY                   11.700            764.25         80
                                      11.200            764.25       95,000.00
    STONE MOUNTAIN   GA   30083          1            05/24/96         00
    297119                               05           07/01/96          0
    297119                               O            06/01/26
    0


    1503536          E22/824             F           94,000.00         ZZ
                                         360         91,729.58          1
    419 - 210TH SW                     9.500            790.40         70
                                       9.000            790.40      135,000.00
    LYNNWOOD         WA   98036          5            06/19/96         00
    280001503536                         05           08/01/96          0
    0410037535                           O            07/01/26
    0


    1503549          B75/824             F           82,700.00         ZZ
                                         360         82,624.23          1
    7413 BRANCO DRIVE NE              11.750            834.78         89
                                      11.250            834.78       93,000.00
    RIO RANCHO       NM   87124          1            05/03/96         23
    280001503549                         05           07/01/96          0
    B7500                                O            06/01/26
    0


    1503554          E22/824             F           22,500.00         ZZ
                                         360         22,481.54          1
    3010 MIAMI STREET                 10.375            203.72         75
                                       9.875            203.72       30,000.00
    ST LOUIS         MO   63118          1            07/01/96         00
    280001503554                         05           08/01/96          0
    0410199376                           O            07/01/26
    0


    1503879          E22/824             F           50,000.00         ZZ
                                         360         49,970.44          1
1


    5531 EAST LAKE DRIVE              11.875            509.50         69
    UNIT # 77A                        11.375            509.50       73,000.00
    LISLE            IL   60532          1            06/14/96         00
    280001503879                         05           08/01/96          0
    0410171037                           O            07/01/26
    0


    1503943          462/824             F          116,250.00         ZZ
                                         360        116,146.71          1
    800 VIEWCREST DRIVE               10.000          1,020.18         73
                                       9.500          1,020.18      160,000.00
    EAGLE POINT      OR   97524          5            06/07/96         00
    280001503943                         05           08/01/96          0
    4497939                              O            07/01/26
    0


    1503949          939/824             F          234,000.00         ZZ
                                         360        233,827.73          2
    98-10 34TH AVENUE                 10.875          2,206.37         90
                                      10.375          2,206.37      260,000.00
    CORONA           NY   11368          1            06/07/96         23
    280001503949                         05           08/01/96          0
    9604038                              O            07/01/26
    0


    1503954          921/921             F           87,000.00         ZZ
                                         360         86,906.06          1
    57 JEFFREY DRIVE                  11.000            828.53         88
                                      10.500            828.53       99,000.00
    EAST HARTFORD    CT   06118          1            05/29/96         23
    409920                               05           07/01/96          0
    409920                               O            06/01/26
    0


    1503965          664/824             F          132,000.00         ZZ
                                         360        131,902.82          3
    7025 S CHAPPEL                    10.875          1,244.62         80
                                      10.375          1,244.62      165,000.00
    CHICAGO          IL   60649          2            06/21/96         00
    280001503965                         05           08/01/96          0
    2140028                              O            07/01/26
    0


    1504170          450/824             F           48,750.00         ZZ
                                         360         48,730.62          1
    1322 23RD STREET                  10.500            445.94         80
                                      10.000            445.94       61,000.00
    WYANDOTTE        MI   48192          5            06/27/96         00
    280001504170                         05           09/01/96          0
1


    4176715                              O            08/01/26
    0


    1504252          683/824             F          183,000.00         ZZ
                                         360        182,926.97          1
    2 INDIAN ROCK WOODS               13.625          2,114.12         65
                                      13.125          2,114.12      283,000.00
    SCARBOROUGH      ME   04074          1            06/18/96         00
    280001504252                         05           08/01/96          0
    28707                                O            07/01/26
    0


    1504259          180/824             F           27,225.00         ZZ
                                         360         27,207.51          1
    4117-4119 FOX DRIVE               11.500            269.61         75
                                      11.000            269.61       36,300.00
    FORT WORTH       TX   76117          2            06/29/96         00
    280001504259                         05           08/01/96          0
    4390928                              O            07/01/26
    0


    1504260          921/921             F           80,000.00         ZZ
                                         360         79,559.78          1
    2682 EAST 98TH PLACE              10.900            755.82         80
                                      10.400            755.82      100,000.00
    THORNTON         CO   80229          5            05/24/96         00
    265702                               05           07/01/96          0
    265702                               O            06/01/26
    0


    1504268          771/824             F           76,300.00         T
                                         180         76,150.86          1
    11515 ROUTE 22                    12.250            928.04         70
                                      11.750            928.04      109,000.00
    AUSTERLITZ       NY   12017          2            07/03/96         00
    280001504268                         05           09/01/96          0
    960433B                              O            08/01/11
    0


    1504269          769/824             F          155,200.00         ZZ
                                         360        155,143.13          1
    106 E. CEDAR STREET               10.875          1,463.37         80
                                      10.375          1,463.37      194,000.00
    LIVINGTON TOWNS  NJ   07039          2            07/15/96         23
    280001504269                         05           09/01/96          0
    110201818                            O            08/01/26
    0


1


    1504273          921/921             F           75,000.00         ZZ
                                         360         74,902.77          1
    7956 SHERMAN STREET               10.150            666.51         78
                                       9.650            666.51       97,000.00
    THORNTON         CO   80221          5            05/23/96         00
    265728                               05           07/01/96          0
    265728                               O            06/01/26
    0


    1504431          927/824             F           87,000.00         ZZ
                                         360         86,922.70          1
    8656 BUTTERCREEK WAY              10.000            763.49         80
                                       9.500            763.49      110,000.00
    LAS VEGAS        NV   89117          2            06/14/96         00
    280001504431                         03           08/01/96          0
    234146                               N            07/01/26
    0


    1504439          664/824             F          125,000.00         ZZ
                                         360        124,894.71          1
    26688 SULPHUR SPRINGS ROAD        10.250          1,120.13         57
                                       9.750          1,120.13      220,000.00
    CORVALLIS        OR   97330          5            06/12/96         00
    280001504439                         05           08/01/96          0
    155127                               O            07/01/26
    0


    1504441          921/921             F           97,750.00         ZZ
                                         180         96,824.27          1
    12655 WEST BAYAUD AVENUE           9.850          1,041.48         85
    #41                                9.350          1,041.48      115,000.00
    LAKEWOOD         CO   80228          5            05/24/96         23
    265710                               03           07/01/96          0
    265710                               O            06/01/11
    0


    1504445          921/921             F          116,500.00         ZZ
                                         180        115,606.28          1
    9511 GRANDHAVEN AVENUE             9.450          1,213.01         72
                                       8.950          1,213.01      164,000.00
    UPPER MARLBORO   MD   20772          2            05/24/96         00
    409813                               05           07/01/96          0
    409813                               O            06/01/11
    0


    1504449          921/921             F           67,500.00         ZZ
                                         360         67,447.02          1
    645 BOGGS ROAD                    12.450            717.79         75
                                      11.950            717.79       90,000.00
1


    MABLETON         GA   30059          1            05/28/96         00
    296418                               05           07/01/96          0
    296418                               O            06/01/26
    0


    1504450          921/921             F           61,600.00         ZZ
                                         360         61,547.17          1
    1 BALSAM AVENUE                   12.050            636.00         70
                                      11.550            636.00       88,000.00
    ASHBURNHAM       MA   01430          5            05/24/96         00
    409649                               05           07/01/96          0
    409649                               O            06/01/26
    0


    1504452          A01/824             F          142,500.00         ZZ
                                         360        142,304.16          1
    302 NE 7TH AVENUE                  9.875          1,237.40         75
                                       9.375          1,237.40      190,000.00
    DELRAY BEACH     FL   33483          5            05/29/96         00
    280001504452                         05           07/01/96          0
    41681                                O            06/01/26
    0


    1504485          897/824             F           40,500.00         ZZ
                                         180         40,296.93          1
    5624 DICKSON ROAD                  9.625            425.97         90
                                       9.125            425.97       45,000.00
    JACKSONVILLE     FL   32211          5            06/19/96         23
    280001504485                         05           08/01/96          0
    5028211                              O            07/01/11
    0


    1504511          F74/824             F          150,000.00         ZZ
                                         360        149,782.62          1
    191 STATE HIGHWAY 173             10.990          1,427.35         51
                                      10.490          1,427.35      295,000.00
    LAKE ARROWHEAD   CA   92352          5            04/26/96         00
    280001504511                         05           06/01/96          0
    12343                                O            05/01/26
    0


    1504512          664/824             F           63,900.00         ZZ
                                         360         63,855.44          1
    650 BALDRIDGE ST                  11.125            614.58         89
                                      10.625            614.58       72,000.00
    BURLESON         TX   76028          1            06/20/96         11
    280001504512                         05           08/01/96         25
    2202034                              O            07/01/26
    0
1




    1504513          B96/824             F           82,500.00         ZZ
                                         360         82,445.52          1
    13434 COUNTY ROAD 28              11.375            809.14         72
                                      10.875            809.14      115,000.00
    SUMMERDALE       AL   36580          2            06/11/96         00
    280001504513                         05           08/01/96          0
    1504513                              O            07/01/26
    0


    1504514          962/824             F           82,800.00         ZZ
                                         360         82,766.19          1
    R.R. #1 BOX 61                    10.375            749.68         85
                                       9.875            749.68       97,500.00
    SHELDON          ND   58068          2            07/12/96         23
    280001504514                         05           09/01/96          0
    1234                                 O            08/01/26
    0


    1504531          F74/824             F          142,000.00         ZZ
                                         360        141,898.26          1
    7032 EAST HARVEY WAY              11.000          1,352.30         80
                                      10.500          1,352.30      177,900.00
    LAKEWOOD         CA   90713          1            06/04/96         00
    280001504531                         05           08/01/96          0
    12477                                O            07/01/26
    0


    1504570          A11/824             F           21,000.00         ZZ
                                         360         20,989.49          1
    14161 CEDARGROVE                  12.625            226.16         75
                                      12.125            226.16       28,000.00
    DETROIT          MI   48205          5            06/19/96         00
    280001504570                         05           08/01/96          0
    510596141                            O            07/01/26
    0


    1504751          E22/824             F           42,000.00         ZZ
                                         360         41,962.69          1
    109 N WESTMORELAND DR             10.000            368.58         75
                                       9.500            368.58       56,000.00
    ORLANDO          FL   32805          5            06/19/96         00
    280001504751                         05           08/01/96          0
    0410188403                           O            07/01/26
    0


    1504796          A52/824             F           41,250.00         ZZ
                                         120         40,862.53          1
1


    2818 FRAN-MAR DRIVE               10.750            562.40         75
                                      10.250            562.40       55,000.00
    GAINESVILLE      GA   30506          2            06/13/96         00
    280001504796                         05           08/01/96          0
    1234                                 O            07/01/06
    0


    1504804          637/824             F          260,000.00         ZZ
                                         360        259,729.38          1
    17317 ARNOLD DRIVE                 9.250          2,138.96         55
                                       8.750          2,138.96      480,000.00
    SONOMA           CA   95476          5            06/12/96         00
    280001504804                         05           08/01/96          0
    9055252                              O            07/01/26
    0


    1504821          098/824             F          265,000.00         ZZ
                                         360        264,685.95          1
    38 MARIAN LANE                     8.625          2,061.15         74
                                       8.125          2,061.15      360,000.00
    JERICHO          NY   11753          1            06/25/96         00
    280001504821                         05           08/01/96          0
    9606122092                           O            07/01/26
    0


    1504885          A69/824             F          143,500.00         ZZ
                                         360        143,457.78          1
    79 LOOP DRIVE                     11.875          1,462.27         70
                                      11.375          1,462.27      205,000.00
    SAYVILLE         NY   11782          1            07/22/96         00
    280001504885                         05           09/01/96          0
    60761071                             O            08/01/26
    0


    1504898          462/824             F          188,000.00         ZZ
                                         360        187,819.13          1
    4270 WEST AVENUE 40                9.625          1,597.99         80
                                       9.125          1,597.99      235,000.00
    LOS ANGELES      CA   90065          2            06/17/96         00
    280001504898                         05           08/01/96          0
    4478475                              O            07/01/26
    0


    1504920          757/824             F           69,000.00         ZZ
                                         360         68,919.20          1
    2303 SHREVE STREET                10.625            637.63         80
                                      10.125            637.63       86,400.00
    WILSON           NC   27893          2            05/22/96         00
    280001504920                         05           07/01/96          0
1


    75700                                O            06/01/26
    0


    1504954          664/824             F           61,200.00         ZZ
                                         360         61,166.69          1
    1520 JONATHAN AVENUE              12.250            641.32         85
                                      11.750            641.32       72,000.00
    ROCKFORD         IL   61101          1            06/21/96         23
    280001504954                         05           08/01/96          0
    2210425                              O            07/01/26
    0


    1504967          921/921             F           84,800.00         ZZ
                                         360         84,683.47          1
    2416 BOULDER SPRINGS               9.875            736.36         82
                                       9.375            736.36      104,000.00
    ELLENWOOD        GA   30049          2            05/24/96         23
    296327                               05           07/01/96          0
    296327                               O            06/01/26
    0


    1504969          897/824             F           61,200.00         ZZ
                                         360         61,144.17          1
    5133 GARETTE DRIVE EAST            9.875            531.43         85
                                       9.375            531.43       72,000.00
    JACKSONVILLE     FL   32210          5            06/27/96         23
    280001504969                         05           08/01/96          0
    5028624                              O            07/01/26
    0


    1504970          921/921             F           52,500.00         ZZ
                                         360         52,454.97          1
    102 BONNIE LANE                   12.050            542.05         68
                                      11.550            542.05       77,500.00
    CUMMING          GA   30130          1            05/30/96         00
    297275                               05           07/01/96          0
    297275                               O            06/01/26
    0


    1504974          962/824             F           36,800.00         ZZ
                                         360         36,785.76          1
    ROUTE 1 BOX 25                    10.625            340.07         80
                                      10.125            340.07       46,500.00
    CALLAWAY         MN   56521          5            07/19/96         00
    280001504974                         05           09/01/96          0
    PETERSON                             O            08/01/26
    0


1


    1504975          B68/824             F           81,250.00         ZZ
                                         180         81,179.41          1
    4190 SOUTH HARVARD BOULEVARD      11.990            835.12         65
                                      11.490            835.12      125,000.00
    LOS ANGELES      CA   90062          5            05/03/96         00
    280001504975                         05           07/01/96          0
    476002                               O            06/01/11
    0


    1504977          921/921             F           56,250.00         ZZ
                                         180         55,918.34          1
    138 THOMAS FERRY ROAD             12.300            685.99         75
                                      11.800            685.99       75,000.00
    JACKSON          GA   30233          2            05/24/96         00
    295642                               05           07/01/96          0
    295642                               O            06/01/11
    0


    1505061          B68/824             F           70,000.00         ZZ
                                         180         69,898.58          1
    779 WEST SEVENTEENTH STREET        9.625            594.99         35
                                       9.125            594.99      200,000.00
    UPLAND           CA   91784          5            05/06/96         00
    280001505061                         05           07/01/96          0
    47026023                             O            06/01/11
    0


    1505099          897/824             F           67,500.00         ZZ
                                         360         67,441.60          1
    7144 WEST 74TH STREET             10.125            598.61         80
                                       9.625            598.61       85,000.00
    CHICAGO          IL   60638          5            06/21/96         00
    280001505099                         05           08/01/96          0
    5208365                              O            07/01/26
    0


    1505128          B68/824             F          105,000.00         ZZ
                                         180        104,898.34          1
    22 HAMPSHIRE AVENUE               11.500          1,039.81         70
                                      11.000          1,039.81      150,000.00
    SHARON           MA   02067          5            05/09/96         00
    280001505128                         05           07/01/96          0
    41016078                             O            06/01/11
    0


    1505136          B68/824             F           40,100.00         ZZ
                                         180         40,058.98          1
    5 KENNEDY DRIVE                   11.250            389.48         75
                                      10.750            389.48       53,500.00
1


    BRIDGEPORT       CT   06606          1            05/22/96         00
    280001505136                         01           07/01/96          0
    31026092                             O            06/01/11
    0


    1505149          921/921             F           30,000.00         ZZ
                                         360         29,688.27          1
    1255 SOUTH PATTON COURT           11.500            297.09         45
                                      11.000            297.09       67,000.00
    DENVER           CO   80219          5            05/30/96         00
    265637                               05           07/01/96          0
    265637                               O            06/01/26
    0


    1505150          B68/824             F           40,500.00         ZZ
                                         180         40,458.57          1
    42 LEYFRED TERRACE                11.250            393.36         75
                                      10.750            393.36       54,000.00
    SPRINGFIELD      MA   01109          1            05/09/96         00
    280001505150                         05           07/01/96          0
    41016076                             O            06/01/11
    0


    1505152          921/921             F           97,500.00         ZZ
                                         360         97,382.72          1
    12295 WEST TEXAS DRIVE            10.500            891.88         71
                                      10.000            891.88      138,500.00
    LAKEWOOD         CO   80228          1            05/31/96         00
    265272                               05           07/01/96          0
    265272                               O            06/01/26
    0


    1505153          B68/824             F          120,000.00         ZZ
                                         180        119,831.10          1
    35 JOB DRIVE                      11.125          1,154.14         75
                                      10.625          1,154.14      160,000.00
    RICHMOND         RI   02898          1            05/06/96         00
    280001505153                         05           06/01/96          0
    3106080                              O            05/01/11
    0


    1505155          921/921             F           40,500.00         ZZ
                                         360         40,254.87          1
    727 ESSEX ROAD                    11.150            390.29         90
                                      10.650            390.29       45,000.00
    DAYTONA BEACH    FL   32114          5            05/31/96         23
    296525                               05           07/01/96          0
    296525                               O            06/01/26
    0
1




    1505231          637/824             F           83,200.00         ZZ
                                         360         82,957.11          1
    2525 S 152ND AVENUE CIRCLE         8.750            654.54         80
                                       8.250            654.54      104,000.00
    OMAHA            NE   68144          5            03/15/96         00
    280001505231                         05           05/01/96          0
    63700                                O            04/01/26
    0


    1505279          637/824             F          108,000.00         ZZ
                                         360        107,551.56          1
    611 GRANT AVE                      9.375            898.29         80
                                       8.875            898.29      135,000.00
    PLAINFIELD       NJ   07060          2            12/04/95         00
    280001505279                         05           02/01/96          0
    63700                                O            01/01/26
    0


    1505294          766/824             F           56,250.00         ZZ
                                         360         56,189.29          1
    7015 W 16 AVENUE                  11.000            535.68         75
                                      10.500            535.68       75,000.00
    HIALEAH          FL   33014          5            05/22/96         00
    280001505294                         07           07/01/96          0
    96020232                             O            06/01/26
    0


    1505296          E22/824             F           56,500.00         ZZ
                                         360         56,467.50          1
    319 W MARKET STREET               12.000            581.17         84
                                      11.500            581.17       68,000.00
    GRAHAM           NC   27253          5            06/26/96         23
    280001505296                         05           08/01/96          0
    0410189153                           O            07/01/26
    0


    1505307          A01/824             F          143,000.00         ZZ
                                         360        142,885.84          1
    3101 & 3103 OLIVE AVENUE          10.500          1,308.08         69
    (ALTA DENA AREA)                  10.000          1,308.08      210,000.00
    LOS ANGELES      CA   91001          1            06/01/96         00
    280001505307                         05           08/01/96          0
    153371                               O            07/01/26
    0


    1505360          934/824             F           87,300.00         ZZ
                                         360         87,276.37          1
1


    16931 SW 115 AVENUE               12.250            914.82         90
                                      11.750            914.82       97,000.00
    MIAMI            FL   33157          1            07/08/96         23
    280001505360                         05           09/01/96          0
    62004554                             O            08/01/26
    0


    1505391          B75/824             F          151,500.00         T
                                         360        151,375.74          1
    457 LAKE PLACID DRIVE             12.250          1,587.56         75
                                      11.750          1,587.56      202,000.00
    SEGUIN           TX   78155          1            05/20/96         00
    280001505391                         03           07/01/96          0
    1471213                              O            06/01/26
    0


    1505395          B75/824             F           34,000.00         ZZ
                                         360         33,968.83          1
    2740 HAZELWOOD SW                 11.750            343.20         50
                                      11.250            343.20       68,000.00
    WYOMING          MI   49509          5            05/30/96         00
    280001505395                         05           07/01/96          0
    2562668                              O            06/01/26
    0


    1505426          B75/824             F           80,200.00         ZZ
                                         360         80,124.46          1
    822 MEADOW WOOD DRIVE             11.625            801.87         90
                                      11.125            801.87       90,000.00
    DONNA            TX   78537          1            05/23/96         23
    280001505426                         05           07/01/96          0
    2584001                              O            06/01/26
    0


    1505481          962/824             F           50,000.00         ZZ
                                         360         49,983.12          1
    2935 170TH AVE SE                 11.250            485.63         26
                                      10.750            485.63      192,500.00
    HARWOOD          ND   58042          5            07/10/96         00
    280001505481                         05           09/01/96          0
    1234                                 O            08/01/26
    0


    1505532          766/824             F           84,000.00         ZZ
                                         360         83,911.74          1
    7420 NW 42 COURT                  11.125            807.90         80
                                      10.625            807.90      105,000.00
    FT LAUDERDALE    FL   33319          1            05/30/96         00
    280001505532                         05           07/01/96          0
1


    96DA0186                             O            06/01/26
    0


    1505536          E22/824             F          153,400.00         ZZ
                                         360        153,290.11          1
    2781 STAMBY PLACE                 11.000          1,460.86         90
                                      10.500          1,460.86      170,500.00
    MOUNT PLEASANT   SC   29464          1            06/21/96         23
    280001505536                         05           08/01/96          0
    0410190615                           O            07/01/26
    0


    1505556          A52/824             F           35,000.00         ZZ
                                         360         34,974.23          1
    14531 FAUST                       10.875            330.01         54
                                      10.375            330.01       65,000.00
    DETROIT          MI   48223          5            06/25/96         00
    280001505556                         05           08/01/96          0
    1234                                 O            07/01/26
    0


    1505655          A07/824             F          224,000.00         ZZ
                                         180        224,000.00          1
    12420 WESTRIDGE DRIVE             10.125          2,424.27         80
                                       9.625          2,424.27      280,000.00
    RENO             NV   89511          2            08/29/96         00
    280001505655                         05           10/01/96          0
    DISHON                               O            09/01/11
    0


    1505656          B38/824             F           44,000.00         ZZ
                                         360         43,972.50          1
    10711 CRIPPEN AVE                 11.625            439.93         79
                                      11.125            439.93       56,000.00
    ADELANTO         CA   92301          1            06/24/96         00
    280001505656                         05           08/01/96          0
    1453                                 O            07/01/26
    0


    1505669          766/824             F           96,000.00         ZZ
                                         360         95,910.06          1
    3638 SUMMITRIDGE DRIVE             9.750            824.79         80
                                       9.250            824.79      120,000.00
    ATLANTA          GA   30340          5            05/30/96         00
    280001505669                         05           08/01/96          0
    96GR0095                             O            07/01/26
    0


1


    1505671          140/824             F           57,000.00         ZZ
                                         360         56,977.35          1
    1401 E MILTON ROAD                10.500            521.40         66
                                      10.000            521.40       87,000.00
    TUCSON           AZ   85706          1            07/02/96         00
    280001505671                         05           09/01/96          0
    425798                               O            08/01/26
    0


    1505688          921/921             F           36,750.00         ZZ
                                         360         36,407.92          1
    451 ETHEL STREET NW               12.300            386.53         75
                                      11.750            386.53       49,000.00
    ATLANTA          GA   30318          1            05/31/96         00
    297168                               05           07/01/96          0
    297168                               O            06/01/26
    0


    1505693          921/921             F          104,000.00         ZZ
                                         360        103,933.92          1
    14 FULTON STREET                  11.550          1,033.88         70
                                      11.050          1,033.88      150,000.00
    PLYMOUTH         MA   02360          5            05/31/96         00
    410092                               05           08/01/96          0
    410092                               O            07/01/26
    0


    1505701          180/824             F           76,500.00         ZZ
                                         360         76,462.79          1
    1354 NORTH 1100 WEST              12.750            831.32         90
                                      12.250            831.32       85,000.00
    ST GEORGE        UT   84770          1            06/21/96         23
    280001505701                         05           08/01/96          0
    4374591                              O            07/01/26
    0


    1505744          921/921             F           78,750.00         ZZ
                                         360         78,689.13          1
    5501 EADS STREET NORTH EAST       10.650            729.21         75
                                      10.150            729.21      105,000.00
    WASHINGTON       DC   20019          5            05/31/96         00
    264960                               05           08/01/96          0
    264960                               O            07/01/26
    0


    1505931          E97/824             F          184,500.00         ZZ
                                         360        183,358.77          1
    2917 WEST GLENAVEN AVENUE         10.875          1,739.63         75
                                      10.375          1,739.63      246,000.00
1


    ALHAMBRA         CA   91803          2            06/21/96         00
    280001505931                         05           08/01/96          0
    961223                               O            07/01/26
    0


    1505934          934/824             F           56,000.00         ZZ
                                         360         55,965.96          1
    745 WILLOW GROVE TERRACE          11.750            565.27         53
                                      11.250            565.27      107,000.00
    DAVIE            FL   33325          2            06/24/96         00
    280001505934                         05           08/01/96          0
    61005970                             O            07/01/26
    0


    1505981          E22/824             F          111,200.00         ZZ
                                         360        111,128.56          1
    4834 PEACHTREE DR                 11.500          1,101.21         80
                                      11.000          1,101.21      139,000.00
    STERLING HEIGHT  MI   48310          1            06/19/96         00
    280001505981                         05           08/01/96          0
    0410142236                           O            07/01/26
    0


    1506009          E59/824             F          117,600.00         ZZ
                                         360        117,560.30          1
    7875 SOUTH 210 EAST               11.250          1,142.20         80
                                      10.750          1,142.20      147,000.00
    SANDY            UT   84070          2            07/10/96         00
    280001506009                         05           09/01/96          0
    1506009                              O            08/01/26
    0


    1506158          637/824             F           55,000.00         ZZ
                                         360         54,916.04          1
    5340 WEST LEWIS CLARK DR          10.750            513.42         58
                                      10.250            513.42       95,500.00
    KEARNS           UT   84118          5            04/19/96         00
    280001506158                         05           06/01/96          0
    9032129                              O            05/01/26
    0


    1506164          B77/824             F           45,600.00         ZZ
                                         360         45,532.24          1
    1C PINE TREE LANE                 10.875            429.96         80
                                      10.375            429.96       57,000.00
    HUBBARDSTON      MA   01452          1            04/12/96         00
    280001506164                         01           06/01/96          0
    95301001                             O            05/01/26
    0
1




    1506182          E22/824             F           62,650.00         ZZ
                                         360         62,407.84          1
    22841 LAKE DRIVE                  11.500            620.42         70
                                      11.000            620.42       89,500.00
    ST CLAIR SHORES  MI   48082          1            06/21/96         00
    280001506182                         05           08/01/96          0
    0410140362                           O            07/01/26
    0


    1506194          E22/824             F           98,400.00         ZZ
                                         120         97,482.34          1
    963 GRAND NUGGET LANE             10.875          1,348.51         80
                                      10.375          1,348.51      123,000.00
    HOUSTON          TX   77062          1            07/02/96         00
    280001506194                         03           08/01/96          0
    0410199038                           O            07/01/06
    0


    1506213          B77/824             F          108,500.00         ZZ
                                         360        108,394.95          1
    251 JAMES TRAIL                   11.500          1,074.47         84
                                      11.000          1,074.47      130,000.00
    RICHMOND         RI   02892          2            04/29/96         23
    280001506213                         05           07/01/96          0
    95301106                             O            06/01/26
    0


    1506286          927/824             F           70,000.00         ZZ
                                         360         69,936.12          1
    4004 CR 240                        9.875            607.85         52
                                       9.375            607.85      135,000.00
    DURANGO          CO   81301          5            06/28/96         00
    280001506286                         05           08/01/96          0
    240283                               O            07/01/26
    0


    1506289          637/824             F          116,000.00         ZZ
                                         360        115,958.63          1
    2-18 LYONS AVENUE                 11.000          1,104.70         90
                                      10.500          1,104.70      129,000.00
    FAIR LAWN        NJ   07410          1            07/17/96         23
    280001506289                         05           09/01/96          0
    9258831                              O            08/01/26
    0


    1506293          664/824             F           77,600.00         ZZ
                                         360         77,550.15          1
1


    972 NEWELL AVENUE                 11.500            768.47         90
                                      11.000            768.47       86,250.00
    MUSCATINE        IA   52761          1            06/21/96         23
    280001506293                         05           08/01/96          0
    2210995                              O            07/01/26
    0


    1506305          E63/824             F           66,750.00         ZZ
                                         360         66,681.74          1
    7533 NORTH IVANHOE STREET         11.250            648.32         75
                                      10.750            648.32       89,000.00
    PORTLAND         OR   97203          5            05/28/96         00
    280001506305                         05           07/01/96          0
    96201734                             N            06/01/26
    0


    1506364          E57/824             F           48,000.00         ZZ
                                         180         47,894.43          1
    4835 SOUTH BLUE SPRUCE ROAD       11.000            545.57         70
                                      10.500            545.57       69,000.00
    EVERGREEN        CO   80439          5            07/08/96         00
    280001506364                         05           09/01/96          0
    49122005000                          O            08/01/11
    0


    1506466          921/921             F           85,000.00         ZZ
                                         360         84,876.19          1
    8793 INDEPENDENCE WAY              9.600            720.94         74
                                       9.100            720.94      116,000.00
    ARVADA           CO   80005          5            05/31/96         00
    504308                               05           07/01/96          0
    504308                               O            06/01/26
    0


    1506484          921/921             F           55,800.00         ZZ
                                         180         55,547.64          1
    7266 MARSHALL FULLER ROAD         10.750            625.49         90
                                      10.250            625.49       62,000.00
    DALLAS           GA   30132          2            06/05/96         23
    297341                               05           08/01/96          0
    297341                               O            07/01/11
    0


    1506507          637/824             F          207,000.00         ZZ
                                         360        206,795.55          1
    1030 CREST AVENUE                  9.500          1,740.57         64
                                       9.000          1,740.57      323,500.00
    PACIFIC GROVE    CA   93950          1            06/18/96         00
    280001506507                         05           08/01/96          0
1


    3438389                              O            07/01/26
    0


    1506511          921/921             F           51,000.00         ZZ
                                         360         50,963.45          1
    1981 JAY STREET                   11.000            485.69         75
                                      10.500            485.69       68,000.00
    LAKEWOOD         CO   80214          2            06/06/96         00
    266312                               05           08/01/96          0
    266312                               O            07/01/26
    0


    1506512          E19/824             F           80,325.00         ZZ
                                         360         80,255.51          1
    223 SOUTH 6TH STREET              10.125            712.34         85
                                       9.625            712.34       95,000.00
    JEFFERSON        OR   97352          5            06/28/96         10
    280001506512                         05           08/01/96         32
    100009379                            O            07/01/26
    0


    1506518          921/921             F           71,500.00         ZZ
                                         180         71,217.71          1
    3043 CALIENTE LANE                12.200            867.35         63
                                      11.700            867.35      115,000.00
    REX              GA   30273          1            06/07/96         00
    296764                               05           08/01/96          0
    296764                               O            07/01/11
    0


    1506654          971/824             F          108,000.00         ZZ
                                         360        107,918.32          1
    12614 NORTHWEST 12TH COURT        10.750          1,008.16         75
                                      10.250          1,008.16      144,000.00
    SUNRISE          FL   33323          2            06/26/96         00
    280001506654                         05           08/01/96          0
    9660468                              O            07/01/26
    0


    1506655          971/824             F          110,000.00         ZZ
                                         360        109,921.03          1
    14061 LANGLEY PLACE               10.990          1,046.72         80
                                      10.490          1,046.72      137,500.00
    DAVIE            FL   33325          2            06/26/96         00
    280001506655                         05           08/01/96          0
    9660467                              O            07/01/26
    0


1


    1506658          E20/824             F           92,250.00         ZZ
                                         360         92,040.11          1
    201 SARANN COURT                  10.750            861.14         75
                                      10.250            861.14      123,000.00
    LILBURN          GA   30247          5            06/07/96         00
    280001506658                         05           08/01/96          0
    UNKNOWN                              O            07/01/26
    0


    1506732          B75/824             F           64,700.00         ZZ
                                         360         64,635.61          1
    101 KANSAS                        11.375            634.56         65
                                      10.875            634.56      101,000.00
    LAREDO           TX   78041          2            05/29/96         00
    280001506732                         05           07/01/96          0
    2404556                              O            06/01/26
    0


    1506755          637/824             F           78,750.00         ZZ
                                         360         78,721.92          1
    13 PIERCE STREET                  11.000            749.96         90
                                      10.500            749.96       87,555.00
    COVENTRY         RI   02816          1            07/29/96         23
    280001506755                         05           09/01/96          0
    9275841                              O            08/01/26
    0


    1506760          637/824             F          146,000.00         ZZ
                                         360        145,889.56          1
    28 WHALE BOAT ROAD                10.750          1,362.89         75
                                      10.250          1,362.89      195,000.00
    PORTLAND         ME   04103          1            06/28/96         00
    280001506760                         05           08/01/96          0
    4221552                              O            07/01/26
    0


    1506763          450/824             F           31,550.00         ZZ
                                         180         31,471.22          1
    831 109TH STREET                   9.625            331.84         55
                                       9.125            331.84       58,000.00
    TWP OF GUN PLAI  MI   49080          2            07/25/96         00
    280001506763                         05           09/01/96          0
    4208930                              O            08/01/11
    0


    1506766          450/824             F           51,000.00         ZZ
                                         180         50,875.53          1
    9270 SHERWOOD DR                   9.875            544.16         47
                                       9.375            544.16      110,000.00
1


    SPRINGFIELD TOW  MI   48350          5            07/02/96         00
    280001506766                         05           09/01/96          0
    4170627                              O            08/01/11
    0


    1506860          766/824             F           41,000.00         ZZ
                                         180         40,803.58          1
    12830 S.W. 43 DRIVE #B167         10.125            443.73         72
                                       9.625            443.73       57,500.00
    MIAMI            FL   33175          2            06/04/96         00
    280001506860                         05           08/01/96          0
    96SGO479                             O            07/01/11
    0


    1506873          A52/824             F          107,800.00         ZZ
                                         360        107,734.48          1
    2489 MEADOW SPRING DRIVE          11.750          1,088.14         90
                                      11.250          1,088.14      119,800.00
    LITHONIA         GA   30058          1            06/26/96         23
    280001506873                         05           08/01/96          0
    1234                                 O            07/01/26
    0


    1506977          897/824             F           48,600.00         ZZ
                                         360         48,563.24          1
    3069 NORTHWEST 204TH LANE         10.750            453.67         90
                                      10.250            453.67       54,000.00
    MIAMI            FL   33056          2            06/24/96         23
    280001506977                         09           08/01/96          0
    5028456                              O            07/01/26
    0


    1507000          180/824             F           76,800.00         ZZ
                                         360         76,772.62          1
    309 ELM HILL DR                   11.000            731.38         80
                                      10.500            731.38       96,000.00
    CLINTON          TN   37716          1            07/03/96         00
    280001507000                         05           09/01/96          0
    4066825                              O            08/01/26
    0


    1507127          766/824             F          136,850.00         ZZ
                                         360        136,737.78          1
    1220 SW 126 PLACE                 10.375          1,239.05         85
                                       9.875          1,239.05      161,000.00
    MIAMI            FL   33184          5            06/03/96         23
    280001507127                         05           08/01/96          0
    96560373                             O            07/01/26
    0
1




    1507193          921/921             F          105,000.00         ZZ
                                         360        104,927.20          1
    26 HAMMOND HILL ROAD              11.150          1,011.86         75
                                      10.650          1,011.86      140,000.00
    CHARLTON         MA   01507          1            06/13/96         00
    409722                               05           08/01/96          0
    409722                               O            07/01/26
    0


    1507196          830/824             F           88,500.00         ZZ
                                         360         88,407.87          1
    9334 SANDY HILLS DRIVE             9.250            728.07         69
                                       8.750            728.07      129,000.00
    SANDY            UT   84070          1            06/27/96         00
    280001507196                         05           08/01/96          0
    5219909990                           O            07/01/26
    0


    1507200          921/921             F           72,750.00         ZZ
                                         360         72,671.86          1
    729 EAST CUCHARRAS STREET          9.100            590.61         75
                                       8.600            590.61       97,000.00
    COLORADO SPRING  CO   80903          5            06/10/96         00
    265355                               05           08/01/96          0
    265355                               O            07/01/26
    0


    1507232          E22/824             F           58,300.00         ZZ
                                         180         58,048.31          1
    8937 BENAVIDES ROAD SW            11.250            671.82         78
                                      10.750            671.82       75,000.00
    ALBUQUERQUE      NM   87121          2            06/28/96         00
    280001507232                         05           08/01/96          0
    0410106280                           O            07/01/11
    0


    1507261          965/824             F          109,200.00         ZZ
                                         360        109,133.62          1
    29 VERANO LOOP                    11.750          1,102.28         60
                                      11.250          1,102.28      182,000.00
    SANTA FE         NM   87505          5            06/28/96         00
    280001507261                         05           08/01/96          0
    MITC96070002                         O            07/01/26
    0


    1508192          766/824             F          118,000.00         ZZ
                                         180        117,394.79          1
1


    3431 SW 27 ST                      9.375          1,223.30         63
                                       8.875          1,223.30      190,000.00
    FT LAUDERDALE    FL   33312          2            06/10/96         00
    280001508192                         05           08/01/96          0
    96SG0446                             O            07/01/11
    0


    1508215          962/824             F           83,200.00         ZZ
                                         360         83,200.00          1
    345 CHERRY COURT                  11.750            839.83         80
                                      11.250            839.83      104,000.00
    WEST FARGO       ND   58078          1            08/12/96         00
    280001508215                         09           10/01/96          0
    1234                                 O            09/01/26
    0


    1508216          962/824             F           55,690.00         ZZ
                                         360         55,672.20          1
    ROUTE 1 BOX 407                   11.500            551.50         90
                                      11.000            551.50       61,892.00
    DETROIT LAKES    MN   56501          1            07/18/96         23
    280001508216                         09           09/01/96          0
    1234                                 O            08/01/26
    0


    1508274          921/921             F           51,000.00         ZZ
                                         360         50,967.24          1
    8210 RACE STREET                  11.500            505.05         56
                                      11.000            505.05       92,000.00
    THORNTON         CO   80229          5            06/14/96         00
    267088                               05           08/01/96          0
    267088                               O            07/01/26
    0


    1508368          766/824             F          106,200.00         ZZ
                                         360        106,137.21          1
    15180 SW 60TH TERRACE             11.875          1,082.18         90
                                      11.375          1,082.18      118,000.00
    MIAMI            FL   33193          1            06/04/96         23
    280001508368                         05           08/01/96          0
    960Z0200                             O            07/01/26
    0


    1508369          E22/824             F           41,600.00         ZZ
                                         360         41,566.80          1
    20850 SEDGEWICK DRIVE             10.500            380.53         80
    UNIT # 324                        10.000            380.53       52,000.00
    BOCA RATON       FL   33434          1            06/27/96         00
    280001508369                         01           08/01/96          0
1


    0410189922                           O            07/01/26
    0


    1508386          A59/824             F           57,000.00         ZZ
                                         360         56,943.70          1
    1248 GOODRICH AVENUE               9.500            479.29         75
                                       9.000            479.29       76,000.00
    SAINT PAUL       MN   55105          5            06/26/96         00
    280001508386                         05           08/01/96          0
    1234                                 N            07/01/26
    0


    1508388          744/824             F          294,950.00         ZZ
                                         360        294,487.73          1
    4621 SILVERTIDE DRIVE              9.250          2,426.48         80
                                       8.750          2,426.48      368,700.00
    UNION CITY       CA   94545          1            05/21/96         00
    280001508388                         05           07/01/96          0
    77499                                O            06/01/26
    0


    1508434          939/824             F           50,000.00         ZZ
                                         360         50,000.00          1
    113-15 204TH STREET               10.500            457.37         39
                                      10.000            457.37      130,500.00
    ST ALBANS        NY   11412          5            08/05/96         00
    280001508434                         05           10/01/96          0
    9604119                              O            09/01/26
    0


    1508436          E20/824             F           36,000.00         ZZ
                                         360         35,976.23          1
    901 BRIDGE LANE                   11.375            353.08         80
                                      10.875            353.08       45,000.00
    SMYRNA           GA   30080          1            06/05/96         00
    280001508436                         01           08/01/96          0
    WOODARD                              O            07/01/26
    0


    1508595          862/824             F           92,700.00         ZZ
                                         180         92,502.25          1
    104 CORSICANA DRIVE               10.250            830.69         90
                                       9.750            830.69      103,000.00
    AMERICAN CANYON  CA   94589          1            03/06/96         23
    280001508595                         05           05/01/96          0
    4105904                              O            04/01/11
    0


1


    1508599          462/824             F          243,000.00         ZZ
                                         360        242,908.51          1
    8547 KEOKUK AVENUE                10.750          2,268.36         90
                                      10.250          2,268.36      270,000.00
    LOS ANGELES      CA   91306          1            07/23/96         23
    280001508599                         05           09/01/96          0
    4478491                              O            08/01/26
    0


    1508605          B75/824             F           66,500.00         ZZ
                                         360         66,456.10          1
    642 OLD MARION RD NE              11.375            652.21         80
                                      10.875            652.21       83,200.00
    CEDAR RAPIDS     IA   52402          5            06/05/96         00
    280001508605                         05           08/01/96          0
    2567121                              O            07/01/26
    0


    1508613          921/921             F           86,400.00         ZZ
                                         360         86,304.67          1
    700 MONTVUE DRIVE                 10.900            816.29         80
                                      10.400            816.29      108,000.00
    KINGSTON         TN   38873          1            05/31/96         00
    297069                               05           07/01/96          0
    297069                               O            06/01/26
    0


    1508614          921/921             F          120,000.00         ZZ
                                         360        119,945.42          1
    3095 WESLEY BEND                  13.050          1,332.14         78
                                      12.500          1,332.14      155,000.00
    DECATUR          GA   30034          2            06/10/96         00
    297481                               05           08/01/96          0
    297481                               O            07/01/26
    0


    1508905          664/824             F           23,000.00         ZZ
                                         180         22,899.54          1
    535 WEST LOCUST                   11.125            263.23         59
                                      10.625            263.23       39,000.00
    DAVENPORT        IA   52803          1            07/02/96         00
    280001508905                         05           08/01/96          0
    12345                                O            07/01/11
    0


    1508907          897/824             F           37,500.00         ZZ
                                         360         37,486.26          1
    310 SOUTH GREEN STREET            10.875            353.58         75
                                      10.375            353.58       50,000.00
1


    WICHITA          KS   67211          2            07/03/96         00
    280001508907                         05           09/01/96          0
    766536086                            O            08/01/26
    0


    1508987          921/921             F           51,000.00         ZZ
                                         360         50,980.43          1
    3235 ALBION STREET                13.800            596.23         60
                                      13.300            596.23       85,000.00
    DENVER           CO   80207          5            06/12/96         00
    266601                               05           08/01/96          0
    266601                               O            07/01/26
    0


    1508999          562/562             F           78,000.00         ZZ
                                         360         77,833.63          1
    109-111 ELMORA AVENUE             10.250            698.96         80
                                       9.750            698.96       98,000.00
    ELIZABETH        NJ   07202          1            03/29/96         00
    509281                               05           05/01/96          0
    509281                               O            04/01/26
    0


    1509002          562/562             F          112,500.00         ZZ
                                         180        111,759.52          1
    113 HERRIOTT STREET               11.125          1,287.52         75
                                      10.625          1,287.52      150,000.00
    YONKERS          NY   10705          1            05/15/96         00
    513754                               05           07/01/96          0
    513754                               O            06/01/11
    0


    1509007          562/562             F           75,000.00         ZZ
                                         360         74,885.50          1
    5 CHICAGO AVENUE                  10.750            700.12         47
                                      10.250            700.12      160,000.00
    MASSAPEQUA       NY   11758          5            04/26/96         00
    513093                               05           06/01/96          0
    513093                               O            05/01/26
    0


    1509011          562/562             F           57,400.00         ZZ
                                         360         57,278.89          1
    809 CENTRAL AVENUE                11.900            586.01         70
                                      11.400            586.01       82,000.00
    ASBURY PARK      NJ   07712          1            01/31/96         00
    507244                               05           03/01/96          0
    507244                               O            02/01/26
    0
1




    1509013          562/562             F           50,000.00         ZZ
                                         360         49,960.10          1
    520 ABRAHAMS PATH                 12.375            528.79         40
                                      11.875            528.79      125,000.00
    AMAGANSETT       NY   11930          5            05/14/96         00
    513713                               05           07/01/96          0
    513713                               O            06/01/26
    0


    1509014          562/562             F          135,000.00         ZZ
                                         180        133,945.57          1
    27 SYCAMORE AVENUE                 9.250          1,389.41         60
                                       8.750          1,389.41      225,000.00
    MOUNT VERNON     NY   10553          5            05/31/96         00
    514075                               05           07/01/96          0
    514075                               O            06/01/11
    0


    1509068          971/824             F           24,000.00         ZZ
                                         360         23,994.50          1
    625 NW 6TH STREET                 12.990            265.30         80
                                      12.490            265.30       30,000.00
    WEBSTER          FL   33597          5            07/09/96         00
    280001509068                         05           09/01/96          0
    9660481                              O            08/01/26
    0


    1509069          971/824             F           63,900.00         ZZ
                                         360         63,881.20          1
    5844 SW 26TH STREET               11.875            651.14         90
                                      11.375            651.14       71,000.00
    HOLLYWOOD        FL   33023          5            07/19/96         23
    280001509069                         05           09/01/96          0
    9660460                              O            08/01/26
    0


    1509076          562/562             F          396,000.00         ZZ
                                         360        395,536.38          1
    152 OLD FARM ROAD                 10.625          3,659.43         80
                                      10.125          3,659.43      495,000.00
    PLEASANTVILLE    NY   10570          2            05/30/96         00
    515155                               05           07/01/96          0
    515155                               O            06/01/26
    0


    1509162          921/921             F          119,000.00         ZZ
                                         360        118,912.86          1
1


    12703 WHITEHOLM DRIVE             10.900          1,124.29         77
                                      10.400          1,124.29      155,000.00
    UPPER MARLBORO   MD   20772          5            06/13/96         00
    266940                               03           08/01/96          0
    266940                               O            07/01/26
    0


    1509165          921/921             F           77,350.00         ZZ
                                         360         77,291.50          1
    724 MUSTANG DRIVE                 10.750            722.05         85
                                      10.250            722.05       91,000.00
    EVANSTON         WY   82930          5            06/13/96         23
    266148                               05           08/01/96          0
    266148                               O            07/01/26
    0


    1509169          921/921             F           52,020.00         ZZ
                                         360         51,980.65          1
    609 WEST 2ND STREET               10.750            485.60         84
                                      10.250            485.60       62,000.00
    WALSENBURG       CO   81089          5            06/14/96         23
    266460                               05           08/01/96          0
    266460                               O            07/01/26
    0


    1509180          927/824             F          117,650.00         ZZ
                                         360        117,610.28          1
    3420 LOCKPORT STREET              11.250          1,142.69         70
                                      10.750          1,142.69      169,000.00
    LAS VEGAS        NV   89129          1            07/01/96         00
    280001509180                         05           09/01/96          0
    263558                               O            08/01/26
    0


    1509249          757/824             F           80,000.00         ZZ
                                         360         79,947.17          1
    5522 CHESTNUT CREEK LANE          11.375            784.62         66
                                      10.875            784.62      122,000.00
    FLOWERY BRANCH   GA   30542          1            06/07/96         00
    280001509249                         05           08/01/96          0
    2787083                              O            07/01/26
    0


    1509287          E97/824             F          166,500.00         ZZ
                                         360        166,448.24          1
    3453 WEST 59TH STREET             11.625          1,664.73         90
                                      11.125          1,664.73      185,000.00
    LOS ANGELES      CA   90043          2            07/11/96         23
    280001509287                         05           09/01/96          0
1


    9612400158458                        O            08/01/26
    0


    1509315          934/824             F           78,000.00         ZZ
                                         360         77,965.49          1
    2329 NW 3RD ST                    10.000            684.51         59
                                       9.500            684.51      133,000.00
    MIAMI            FL   33125          5            07/18/96         00
    280001509315                         05           09/01/96          0
    61005828                             O            08/01/26
    0


    1509498          637/824             F          112,500.00         ZZ
                                         360        112,500.00          1
    45 HACKENSACK HEIGHTS             11.250          1,092.67         90
                                      10.750          1,092.67      125,000.00
    WAPPINGERS FALL  NY   12590          1            08/16/96         23
    280001509498                         05           10/01/96          0
    9226150                              O            09/01/26
    0


    1509503          971/824             F           99,200.00         ZZ
                                         360         99,164.55          1
    15131 NW 7TH COURT                10.990            943.96         85
                                      10.490            943.96      116,750.00
    PEMBROKE PINES   FL   33028          1            07/24/96         23
    280001509503                         09           09/01/96          0
    960288                               O            08/01/26
    0


    1509539          921/921             F          122,400.00         ZZ
                                         360        122,324.78          1
    300 BELLS FERRY ROAD              11.700          1,230.83         85
                                      11.125          1,230.83      144,000.00
    ROME             GA   30161          5            06/17/96         23
    297606                               05           08/01/96          0
    297606                               O            07/01/26
    0


    1509543          921/921             F           94,000.00         ZZ
                                         360         93,924.15          1
    30725 OLD CHICAGO ROAD            10.450            856.34         60
                                       9.950            856.34      157,000.00
    WILMINGTON       IL   60481          5            06/07/96         00
    503839                               05           08/01/96          0
    503839                               O            07/01/26
    0


1


    1509550          A07/824             F           48,000.00         ZZ
                                         360         48,000.00          1
    337 PRINCESS AVENUE               11.000            457.12         80
                                      10.500            457.12       60,000.00
    NORTH LAS VEGAS  NV   89030          1            08/22/96         00
    280001509550                         05           10/01/96          0
    UNKNOWN                              O            09/01/26
    0


    1509615          F64/824             F           75,350.00         ZZ
                                         360         75,323.13          1
    855 OLD CLUBHOUSE ROAD            11.000            717.58         90
                                      10.500            717.58       83,750.00
    VIRGINIA BEACH   VA   23456          1            07/26/96         23
    280001509615                         07           09/01/96          0
    158913                               O            08/01/26
    0


    1509636          A69/824             F          121,500.00         ZZ
                                         360        121,460.09          1
    16 CLEARWATER WAY                 11.375          1,191.63         90
                                      10.875          1,191.63      135,000.00
    TOMS RIVER       NJ   08753          1            07/18/96         11
    280001509636                         05           09/01/96         25
    960781081                            O            08/01/26
    0


    1509672          637/824             F           51,000.00         ZZ
                                         360         50,982.30          1
    827 FIG STREET                    11.125            490.51         80
                                      10.625            490.51       64,000.00
    SCRANTON         PA   18505          1            07/09/96         00
    280001509672                         05           09/01/96          0
    9224361                              O            08/01/26
    0


    1509700          637/824             F           46,800.00         ZZ
                                         360         46,783.31          1
    2309 VINE STREET                  11.000            445.69         90
                                      10.500            445.69       52,000.00
    EAU CLAIRE       WI   54703          1            07/17/96         11
    280001509700                         05           09/01/96         25
    9172826                              O            08/01/26
    0


    1509721          736/824             F          400,000.00         ZZ
                                         360        399,065.92          1
    3525 BALLYNTYNE ROAD SOUTH         9.000          3,218.50         69
                                       8.500          3,218.50      585,000.00
1


    SALEM            OR   97302          5            04/17/96         00
    280001509721                         05           06/01/96          0
    461362                               O            05/01/26
    0


    1509722          736/824             F          204,600.00         ZZ
                                         360        204,413.32          1
    18805 EAST ROYSTON PLACE           9.875          1,776.64         70
                                       9.375          1,776.64      293,000.00
    ROWLAND HEIGHTS  CA   91748          1            06/06/96         00
    280001509722                         03           08/01/96          0
    466377                               O            07/01/26
    0


    1509723          736/824             F          220,000.00         ZZ
                                         360        219,793.89          1
    1542 NORTHWEST 100TH STREET        9.750          1,890.14         74
                                       9.250          1,890.14      300,000.00
    SEATTLE          WA   98177          5            06/07/96         00
    280001509723                         05           08/01/96          0
    465263                               O            07/01/26
    0


    1509725          736/824             F          113,450.00         ZZ
                                         360        113,381.03          1
    7339 SOUTH 3200 WEST              11.750          1,145.18         89
                                      11.250          1,145.18      128,100.00
    BENJAMIN         UT   84660          1            06/20/96         23
    280001509725                         05           08/01/96          0
    479949                               O            07/01/26
    0


    1509726          736/824             F           93,000.00         ZZ
                                         360         92,927.73          1
    1636 ANKA LANE                    10.625            859.41         75
                                      10.125            859.41      124,000.00
    ESCONDIDO        CA   92026          1            06/20/96         00
    280001509726                         05           08/01/96          0
    476611                               O            07/01/26
    0


    1509727          736/824             F          245,100.00         ZZ
                                         360        244,959.04          1
    5805 EAST MABURY STREET           12.000          2,521.13         66
                                      11.500          2,521.13      375,000.00
    ORANGE           CA   92667          2            06/14/96         00
    280001509727                         05           08/01/96          0
    466943                               O            07/01/26
    0
1




    1509767          948/824             F           59,500.00         ZZ
                                         180         59,430.32          1
    ROUTE 2 BOX 40E                   10.625            549.84         85
                                      10.125            549.84       70,000.00
    OWENSVILLE       MO   65066          2            05/28/96         23
    280001509767                         05           07/01/96          0
    19112                                O            06/01/11
    0


    1509769          948/824             F           53,250.00         ZZ
                                         180         53,208.60          1
    417 1/2 EAST FLORA STREET         10.625            492.09         75
                                      10.125            492.09       71,000.00
    LODI             CA   95240          5            06/04/96         00
    280001509769                         05           08/01/96          0
    17716                                O            07/01/11
    0


    1509770          948/824             F           69,600.00         ZZ
                                         180         69,548.94          1
    ROUTE 2 HIGHWAY 173               12.750            756.34         80
                                      12.250            756.34       87,000.00
    GALENA           MO   65656          5            05/28/96         00
    280001509770                         05           07/01/96          0
    19298                                O            06/01/11
    0


    1509772          948/824             F           73,500.00         ZZ
                                         180         73,402.21          1
    12640 SW HAVENCREST               10.750            686.11         55
                                      10.250            686.11      135,000.00
    PORTLAND         OR   97225          5            05/08/96         00
    280001509772                         05           07/01/96          0
    18726                                O            06/01/11
    0


    1509775          948/824             F           78,625.00         ZZ
                                         180         78,519.55          1
    9606 KING AVENUE                   9.990            689.41         85
                                       9.490            689.41       92,500.00
    PRINEVILLE       OR   97754          5            05/21/96         23
    280001509775                         05           07/01/96          0
    19188                                O            06/01/11
    0


    1509778          948/824             F          179,950.00         ZZ
                                         360        179,721.65          1
1


    24939 AVOCADO COURT               10.250          1,612.54         90
                                       9.750          1,612.54      200,703.00
    HAYWARD          CA   94545          1            05/17/96         23
    280001509778                         05           07/01/96          0
    18533                                O            06/01/26
    0


    1509784          948/824             F           36,675.00         ZZ
                                         180         36,493.17          1
    1557 DELUCCI LANE #F               9.750            388.53         75
                                       9.250            388.53       48,900.00
    RENO             NV   89502          1            06/10/96         00
    280001509784                         01           08/01/96          0
    19372                                N            07/01/11
    0


    1509786          948/824             F           57,600.00         ZZ
                                         180         57,220.87          1
    4570 MABTON ROAD                  11.125            659.21         65
                                      10.625            659.21       89,000.00
    SUNNYSIDE        WA   98944          5            05/22/96         00
    280001509786                         05           07/01/96          0
    19116                                O            06/01/11
    0


    1509787          948/824             F          255,200.00         ZZ
                                         360        254,947.95          1
    3411 FOREST HILLS COURT            9.500          2,145.86         80
                                       9.000          2,145.86      319,000.00
    REDDING          CA   96002          1            06/01/96         00
    280001509787                         05           08/01/96          0
    19102                                O            07/01/26
    0


    1509788          948/824             F          224,000.00         ZZ
                                         360        223,252.31          1
    2173 MORRILL ROAD                  9.000          1,802.36         80
                                       8.500          1,802.36      280,000.00
    MODESTO          CA   95357          2            02/19/96         00
    280001509788                         05           04/01/96          0
    18089                                O            03/01/26
    0


    1509794          948/824             F          108,750.00         ZZ
                                         360        108,600.54          1
    2920 LAKESHORE DRIVE               9.875            944.33         75
                                       9.375            944.33      145,000.00
    CARSON CITY      NV   89704          1            05/22/96         00
    280001509794                         05           07/01/96          0
1


    18895                                O            06/01/26
    0


    1509797          948/824             F           60,000.00         ZZ
                                         360         59,933.43          1
    7733 NORTH MISSISSIPPI AVENUE     10.875            565.74         55
                                      10.375            565.74      110,300.00
    PORTLAND         OR   97217          5            05/11/96         00
    280001509797                         05           07/01/96          0
    19054                                O            06/01/26
    0


    1509943          462/824             F          125,600.00         ZZ
                                         360        125,542.93          1
    12707 PECOS AVENUE                 9.875          1,090.65         80
                                       9.375          1,090.65      157,000.00
    NORWALK          CA   90650          2            07/09/96         00
    280001509943                         05           09/01/96          0
    4477642                              O            08/01/26
    0


    1509952          E22/824             F           27,000.00         ZZ
                                         360         26,991.13          1
    6090 W 18TH AVENUE                11.375            264.81         60
    UNIT # 324                        10.875            264.81       45,000.00
    HIALEAH          FL   33012          5            07/16/96         00
    280001509952                         01           09/01/96          0
    0410193015                           O            08/01/26
    0


    1509970          E22/824             F           48,500.00         ZZ
                                         360         48,481.74          1
    10011 STATE ROUTE 82              10.750            452.74         34
                                      10.250            452.74      145,500.00
    WINDHAM TWP      OH   44288          5            08/01/96         00
    280001509970                         05           09/01/96          0
    0410200026                           O            08/01/26
    0


    1510569          E19/824             F           33,600.00         ZZ
                                         180         33,529.49          1
    16465 GREENTREE BOULEVARD #49     11.500            392.51         70
                                      11.000            392.51       48,000.00
    VICTORVILLE      CA   92392          1            07/11/96         23
    280001510569                         01           09/01/96          0
    100009963                            O            08/01/11
    0


1


    1510831          830/824             F          220,500.00         ZZ
                                         360        220,436.91          1
    276 ST CHARLES AVENUE             12.000          2,268.09         90
                                      11.500          2,268.09      245,000.00
    SAN FRANCISCO    CA   94132          1            07/11/96         14
    280001510831                         05           09/01/96         25
    MSM527402                            O            08/01/26
    0


    1511317          757/824             F           33,300.00         ZZ
                                         360         33,277.38          1
    4249 HILEAH DRIVE                 11.250            323.44         86
                                      10.750            323.44       39,000.00
    COLUMBIA         SC   29209          1            06/12/96         01
    280001511317                         05           08/01/96         25
    3787992                              O            07/01/26
    0


    1511319          450/824             F           26,800.00         ZZ
                                         360         26,790.19          1
    4472 MARYLAND                     10.875            252.69         61
                                      10.375            252.69       44,000.00
    DETROIT          MI   48224          2            07/25/96         00
    280001511319                         05           09/01/96          0
    4177259                              O            08/01/26
    0


    1511406          051/824             F          205,000.00         ZZ
                                         360        204,864.67          1
    284 APTOS BEACH DRIVE             11.375          2,010.57         61
                                      10.875          2,010.57      338,000.00
    APTOS            CA   95003          1            06/28/96         00
    280001511406                         05           08/01/96          0
    16102363                             O            07/01/26
    0


    1511509          253/824             F          139,500.00         ZZ
                                         360        139,468.10          1
    1510 CHAMPION DRIVE               13.000          1,543.15         90
                                      12.500          1,543.15      155,000.00
    ROCKWALL         TX   75087          2            07/19/96         23
    280001511509                         05           09/01/96          0
    313652                               O            08/01/26
    0


    1511584          705/824             F          117,000.00         ZZ
                                         360        116,949.61          1
    1838 JULIA GOLDBACH AVENUE        10.125          1,037.58         80
                                       9.625          1,037.58      147,000.00
1


    RONKONKOMA       NY   11779          1            07/31/96         00
    280001511584                         05           09/01/96          0
    96030197                             O            08/01/26
    0


    1511699          897/824             F           74,700.00         ZZ
                                         180         74,537.62          1
    405 REDBUD                        11.125            854.91         90
                                      10.625            854.91       83,000.00
    WASHINGTON       IL   61571          2            07/15/96         23
    280001511699                         05           09/01/96          0
    766536086                            O            08/01/11
    0


    1511753          921/921             F           46,000.00         ZZ
                                         180         45,793.89          1
    3188 QUENTIN STREET               10.850            518.51         45
                                      10.350            518.51      103,000.00
    AURORA           CO   80011          2            06/19/96         00
    267344                               05           08/01/96          0
    267344                               O            07/01/11
    0


    1511830          934/824             F          306,000.00         ZZ
                                         360        305,878.39          1
    6650 SW 118 STREET                10.500          2,799.11         88
                                      10.000          2,799.11      351,000.00
    MIAMI            FL   33156          2            07/26/96         04
    280001511830                         05           09/01/96         25
    62004662                             O            08/01/26
    0


    1511916          705/824             F          100,000.00         ZZ
                                         180        100,000.00          1
    175 BIRCHWOOD CLOSE                9.500          1,044.22         54
                                       9.000          1,044.22      187,000.00
    CHAPPAQUA        NY   10514          1            08/22/96         00
    280001511916                         01           10/01/96          0
    12345                                O            09/01/11
    0


    1511979          B24/824             F          166,500.00         ZZ
                                         360        166,440.63          1
    22 HARVARD AVE                    11.000          1,585.62         90
                                      10.500          1,585.62      185,000.00
    STAMFORD         CT   06902          1            07/26/96         23
    280001511979                         05           09/01/96          0
    1511979                              O            08/01/26
    0
1




    1512028          971/824             F           69,000.00         ZZ
                                         360         68,968.82          1
    6251 NW 20TH STREET                9.900            600.43         75
                                       9.400            600.43       92,000.00
    SUNRISE          FL   33313          2            07/30/96         00
    280001512028                         05           09/01/96          0
    12345                                N            08/01/26
    0


    1512029          971/824             F           52,500.00         ZZ
                                         360         52,479.14          1
    2812 ARCADIA DRIVE                10.500            480.24         67
                                      10.000            480.24       79,000.00
    MIRAMAR          FL   33023          5            07/24/96         00
    280001512029                         05           09/01/96          0
    9660472                              O            08/01/26
    0


    1512031          A52/824             F           42,000.00         ZZ
                                         120         41,806.45          1
    221 DAVE BAILEY ROAD              11.000            578.55         65
                                      10.500            578.55       65,000.00
    FLOVILLA         GA   30216          5            07/18/96         00
    280001512031                         05           09/01/96          0
    1234                                 O            08/01/06
    0


    1512034          921/921             F           54,750.00         ZZ
                                         360         54,716.70          1
    228 SOUTH 4TH AVENUE              11.750            552.66         65
                                      11.250            552.66       85,000.00
    BRIGHTON         CO   80601          5            06/21/96         00
    266619                               05           08/01/96          0
    266619                               O            07/01/26
    0


    1512037          921/921             F           50,000.00         ZZ
                                         360         49,968.57          1
    49 BLOHM STREET                   11.600            498.97         70
                                      11.100            498.97       72,000.00
    WEST HAVEN       CT   06516          1            06/26/96         00
    409953                               05           08/01/96          0
    409953                               O            07/01/26
    0


    1512058          921/921             F           37,500.00         ZZ
                                         360         37,480.04          1
1


    3324 VALLEJO STREET               12.350            395.87         39
                                      11.850            395.87       98,000.00
    DENVER           CO   80211          5            06/21/96         00
    267443                               05           08/01/96          0
    267443                               O            07/01/26
    0


    1512081          E22/824             F           60,000.00         ZZ
                                         360         59,983.76          4
    2851-2853 PESTALOZZI STREET       12.250            628.74         80
                                      11.750            628.74       75,000.00
    ST LOUIS         MO   63118          1            07/23/96         00
    280001512081                         05           09/01/96          0
    0410143457                           N            08/01/26
    0


    1512110          F05/824             F           45,000.00         ZZ
                                         180         44,905.56          1
    907 WALNUT STREET                 11.500            525.69         60
                                      11.000            525.69       75,000.00
    ARVIN            CA   93203          2            07/15/96         00
    280001512110                         05           09/01/96          0
    96052804                             O            08/01/11
    0


    1512128          E19/824             F          292,000.00         ZZ
                                         360        291,883.96          1
    818 CORNELL DRIVE                 10.500          2,671.04         80
                                      10.000          2,671.04      365,000.00
    BURBANK          CA   91504          2            07/17/96         00
    280001512128                         05           09/01/96          0
    0158931                              O            08/01/26
    0


    1512172          462/824             F           30,000.00         ZZ
                                         360         29,989.00          1
    4340 BONA COURT                   10.875            282.87         42
                                      10.375            282.87       73,000.00
    RALEIGH          NC   27604          5            07/17/96         00
    280001512172                         05           09/01/96          0
    0004506044                           O            08/01/26
    0


    1512274          462/824             F          124,000.00         ZZ
                                         360        123,954.56          1
    1308 NORTH FLOWER STREET          10.875          1,169.19         80
                                      10.375          1,169.19      155,000.00
    SANTA ANA        CA   92706          2            07/18/96         00
    280001512274                         05           09/01/96          0
1


    4509196                              O            08/01/26
    0


    1512276          B60/824             F          160,800.00         ZZ
                                         360        160,724.98          1
    3220 DAKOTA AVENUE                 9.750          1,381.52         80
                                       9.250          1,381.52      201,000.00
    COSTA MESA       CA   92626          1            07/09/96         00
    280001512276                         05           09/01/96          0
    7161                                 O            08/01/26
    0


    1512324          664/824             F           60,000.00         ZZ
                                         360         59,982.34          1
    15000 HOKANSON ROAD               11.875            611.41         63
                                      11.375            611.41       96,000.00
    DEL VALLE        TX   78617          2            08/01/96         00
    280001512324                         05           09/01/96          0
    2147361                              O            08/01/26
    0


    1512327          664/824             F          125,000.00         ZZ
                                         360        125,000.00          1
    7505 SKYLINE ROAD S               10.500          1,143.43         61
                                      10.000          1,143.43      205,000.00
    SALEM            OR   97306          5            07/26/96         00
    280001512327                         05           10/01/96          0
    2218733                              O            09/01/26
    0


    1512419          637/824             F           87,750.00         ZZ
                                         360         87,721.96          1
    101 WEST HILL ROAD                11.500            868.98         90
                                      11.000            868.98       97,500.00
    GARDINER         ME   04345          1            07/31/96         23
    280001512419                         05           09/01/96          0
    4221313                              O            08/01/26
    0


    1512573          E22/824             F          106,400.00         ZZ
                                         360        106,400.00          1
    4537 129TH AVENUE NORTH           11.000          1,013.27         80
                                      10.500          1,013.27      133,000.00
    ROYAL PALM BEAC  FL   33411          1            08/08/96         00
    0410193296                           05           10/01/96          0
    0410193296                           O            09/01/26
    0


1


    1512601          A52/824             F           41,250.00         ZZ
                                         180         41,163.43          1
    790 WEST AVENUE                   11.500            481.88         75
                                      11.000            481.88       55,000.00
    GAINSVILLE       GA   30501          2            07/19/96         00
    280001512601                         05           09/01/96          0
    WILLIAMS                             O            08/01/11
    0


    1512719          934/824             F           95,000.00         ZZ
                                         180         94,754.55          1
    5071 W 10TH AVENUE                 9.250            977.74         64
                                       8.750            977.74      150,000.00
    HIALEAH          FL   33012          5            07/23/96         00
    280001512719                         05           09/01/96          0
    61006014                             O            08/01/11
    0


    1512745          B30/824             F           84,500.00         ZZ
                                         360         84,500.00          1
    RTE 3 BOX 205A                    10.250            757.21         83
                                       9.750            757.21      102,000.00
    NORTH PLATTE     NE   69101          2            08/14/96         23
    280001512745                         05           10/01/96          0
    100L8061Y                            O            09/01/26
    0


    1512845          808/824             F          159,000.00         ZZ
                                         360        158,938.49          1
    950 WOLFTRAP COURT                10.625          1,469.32         75
                                      10.125          1,469.32      212,000.00
    MADERA           CA   93637          1            07/29/96         00
    280001512845                         05           09/01/96          0
    9403542                              O            08/01/26
    0


    1512846          700/824             F           35,950.00         ZZ
                                         360         35,937.53          1
    516 ADAMS                         11.125            345.76         70
                                      10.625            345.76       51,400.00
    QUINCY           IL   62301          1            07/26/96         00
    280001512846                         05           09/01/96          0
    122180                               O            08/01/26
    0


    1512849          180/824             F           59,200.00         ZZ
                                         360         59,177.71          1
    RR1 BOX 66C                       10.750            552.62         80
                                      10.250            552.62       74,000.00
1


    CLIFTON          IL   60927          5            07/30/96         00
    280001512849                         05           09/01/96          0
    4423661                              O            08/01/26
    0


    1512859          948/824             F           27,000.00         ZZ
                                         180         26,984.89          1
    218 SOUTH 26TH AVENUE             12.125            280.33         24
                                      11.625            280.33      116,500.00
    YAKIMA           WA   98902          5            06/11/96         00
    280001512859                         05           08/01/96          0
    19203                                O            07/01/11
    0


    1512862          948/824             F           96,375.00         ZZ
                                         180         96,305.79          1
    9136 GEMSTONE DRIVE               10.990            917.08         75
                                      10.490            917.08      128,500.00
    LAS VEGAS        NV   89134          5            06/07/96         00
    280001512862                         03           08/01/96          0
    19440                                O            07/01/11
    0


    1513043          E22/824             F          212,500.00         ZZ
                                         180        212,016.04          1
    19721 NE 23RD AVENUE              10.625          2,365.47         85
                                      10.125          2,365.47      250,000.00
    MIAMI            FL   33180          2            07/26/96         23
    280001513043                         05           09/01/96          0
    0410193692                           O            08/01/11
    0


    1513128          897/824             F           55,000.00         ZZ
                                         360         55,000.00          1
    5501 38TH AVENUE NORTHWEST        10.125            487.75         35
                                       9.625            487.75      160,000.00
    GIG HARBOR       WA   98335          5            08/05/96         00
    280001513128                         05           10/01/96          0
    766536086                            O            09/01/26
    0


    1513163          637/824             F           67,000.00         ZZ
                                         360         66,977.38          1
    3 HOWARD CIRCLE                   11.250            650.75         84
                                      10.750            650.75       80,000.00
    FT OGLETHORPE    GA   30742          2            07/22/96         23
    280001513163                         05           09/01/96          0
    9077801                              O            08/01/26
    0
1




    1513179          688/824             F          253,500.00         ZZ
                                         360        253,500.00          1
    235 WELLFLEET CIRCLE              10.375          2,295.21         85
                                       9.875          2,295.21      300,000.00
    FOLSOM           CA   95630          5            08/01/96         23
    280001513179                         05           10/01/96          0
    0033619                              O            09/01/26
    0


    1513202          B75/824             F          260,000.00         ZZ
                                         360        259,813.73          1
    3401 SW 116 AVENUE                11.000          2,476.04         80
                                      10.500          2,476.04      325,000.00
    DAVIE            FL   33330          2            06/24/96         00
    280001513202                         05           08/01/96          0
    2532307                              O            07/01/26
    0


    1513227          B96/824             F          111,200.00         ZZ
                                         360        111,167.29          1
    3090 LEE RD 249                   11.875          1,133.13         80
                                      11.375          1,133.13      139,000.00
    SMITHS           AL   36877          1            07/30/96         23
    280001513227                         05           09/01/96          0
    1513227                              O            08/01/26
    0


    1513233          637/824             F          201,150.00         ZZ
                                         360        201,085.71          1
    1015 WEST PARKWAY DRIVE           11.500          1,991.98         90
                                      11.000          1,991.98      223,543.00
    RICHFIELD        UT   84701          1            07/23/96         23
    280001513233                         05           09/01/96          0
    9231119                              O            08/01/26
    0


    1513245          E22/824             F           48,000.00         ZZ
                                         360         47,984.23          1
    6115 LINCOLN STREET               11.375            470.77         80
                                      10.875            470.77       60,000.00
    HOLLYWOOD        FL   33024          1            07/23/96         00
    280001513245                         05           09/01/96          0
    0410193387                           O            08/01/26
    0


    1513350          147/824             F           32,000.00         ZZ
                                         360         31,983.05          1
1


    843 TWIN LAKES DRIVE #30-B        12.375            338.43         80
                                      11.875            338.43       40,000.00
    CORAL SPRINGS    FL   33071          1            06/20/96         00
    280001513350                         01           08/01/96          0
    454813                               N            07/01/26
    0


    1513352          147/824             F           51,600.00         ZZ
                                         360         51,551.39          1
    14751 PARADISE LANE               11.625            515.92         80
                                      11.125            515.92       64,500.00
    AMELIA           VA   23002          5            05/31/96         00
    280001513352                         05           07/01/96          0
    482673                               O            06/01/26
    0


    1513353          147/824             F           41,250.00         ZZ
                                         360         41,175.95          1
    217 BLOMQUIST DRIVE                9.990            361.69         75
                                       9.490            361.69       55,000.00
    BAKERSFIELD      CA   93309          2            04/23/96         00
    280001513353                         05           06/01/96          0
    489702                               N            05/01/26
    0


    1513354          147/824             F           97,500.00         ZZ
                                         360         97,332.56          2
    1134 W. 500 N.                    10.200            870.08         65
                                       9.700            870.08      150,000.00
    PROVO            UT   84601          5            04/07/96         00
    280001513354                         05           06/01/96          0
    881006                               O            05/01/26
    0


    1513356          147/824             F           48,000.00         ZZ
                                         360         47,871.37          1
    1033 EL VAGO STREET                9.990            420.88         11
                                       9.490            420.88      440,000.00
    LA CANADA        CA   91011          5            04/15/96         00
    280001513356                         05           06/01/96          0
    881117                               O            05/01/26
    0


    1513357          147/824             F           80,000.00         ZZ
                                         360         79,856.34          1
    75-252 ALOHA KONA DRIVE            9.990            701.47         36
                                       9.490            701.47      225,000.00
    KAILUA-KONA      HI   96740          5            04/05/96         00
    280001513357                         05           06/01/96          0
1


    881120                               O            05/01/26
    0


    1513358          147/824             F           74,300.00         ZZ
                                         360         74,173.76          1
    9702 E. ROMA STREET               10.250            665.80         56
                                       9.750            665.80      134,000.00
    PICO RIVERA      CA   90660          5            04/16/96         00
    280001513358                         05           06/01/96          0
    881256                               O            05/01/26
    0


    1513359          147/824             F           60,000.00         ZZ
                                         360         59,941.91          1
    3128 BRADY AVENUE                 11.500            594.18         80
                                      11.000            594.18       75,000.00
    LAS VEGAS        NV   89101          2            05/30/96         00
    280001513359                         05           07/01/96          0
    881515                               O            06/01/26
    0


    1513361          147/824             F           76,000.00         ZZ
                                         360         75,929.49          1
    5650 MEADOW PARK WAY              11.750            767.16         80
                                      11.250            767.16       95,000.00
    SACRAMENTO       CA   95823          2            06/07/96         00
    280001513361                         05           07/01/96          0
    881653                               O            06/01/26
    0


    1513362          147/824             F          142,500.00         ZZ
                                         360        142,378.91          2
    5152 MERIDIAN STREET              10.250          1,276.95         75
                                       9.750          1,276.95      190,000.00
    LOS ANGELES      CA   90042          2            06/03/96         00
    280001513362                         05           08/01/96          0
    881702                               O            07/01/26
    0


    1513364          147/824             F          100,000.00         ZZ
                                         360         99,915.75          1
    1326 DUTCH LANE                   10.250            896.11         38
                                       9.750            896.11      270,000.00
    PENNGROVE        CA   94951          5            06/12/96         00
    280001513364                         05           08/01/96          0
    881828                               O            07/01/26
    0


1


    1513365          147/824             F          105,000.00         ZZ
                                         360        104,928.75          4
    2334 CALIFORNIA STREET            11.250          1,019.83         78
                                      10.750          1,019.83      136,300.00
    REDDING          CA   96001          5            05/31/96         00
    280001513365                         05           08/01/96          0
    997700                               N            07/01/26
    0


    1513451          921/921             F           85,000.00         ZZ
                                         360         84,964.35          1
    7 GREEN HILLS ROAD                10.250            761.69         70
                                       9.750            761.69      122,000.00
    QUAKER HILL (WA  CT   06375          5            06/28/96         00
    410753                               05           09/01/96          0
    410753                               O            08/01/26
    0


    1513456          921/921             F           49,000.00         ZZ
                                         360         48,967.12          1
    5511 SOUTH LOWELL BOULEVARD       11.300            477.78         70
                                      10.800            477.78       70,000.00
    LITTLETON        CO   80123          2            06/28/96         00
    267500                               05           08/01/96          0
    267500                               O            07/01/26
    0


    1513462          971/824             F           56,850.00         ZZ
                                         360         56,820.53          1
    6102 HAYES STREET                  9.250            467.69         67
                                       8.750            467.69       85,000.00
    HOLLYWOOD        FL   33024          5            07/26/96         00
    280001513462                         05           09/01/96          0
    9660490                              O            08/01/26
    0


    1513463          921/921             F           92,600.00         ZZ
                                         360         92,530.71          1
    10452 BREWER DRIVE                10.800            867.89         75
                                      10.300            867.89      123,500.00
    NORTHGLENN       CO   80234          1            06/28/96         00
    267435                               05           08/01/96          0
    267435                               O            07/01/26
    0


    1513468          921/921             F           48,000.00         ZZ
                                         360         47,964.46          1
    2575 SOUTH SYRACUSE WAY J303      10.850            451.69         64
                                      10.350            451.69       75,000.00
1


    DENVER           CO   80231          2            06/25/96         00
    266734                               01           08/01/96          0
    266734                               O            07/01/26
    0


    1513470          921/921             F           38,000.00         ZZ
                                         360         37,979.08          1
    4326 WEST CENTER AVENUE           12.200            396.74         64
                                      11.700            396.74       60,000.00
    DENVER           CO   80219          5            06/26/96         00
    267757                               05           08/01/96          0
    267757                               O            07/01/26
    0


    1513472          921/921             F           90,000.00         ZZ
                                         360         89,963.45          1
    24 MARTIN COURT                   10.400            816.55         73
                                       9.900            816.55      124,000.00
    MONTVILLE        CT   06353          1            07/02/96         00
    410589                               05           09/01/96          0
    410589                               O            08/01/26
    0


    1513500          921/921             F          350,000.00         ZZ
                                         360        349,847.91          1
    5695 LAKE ISLAND DRIVE            13.250          3,940.21         75
                                      12.750          3,940.21      470,000.00
    ATLANTA          GA   30342          1            07/01/96         00
    266924                               05           08/01/96          0
    266924                               O            07/01/26
    0


    1513518          921/921             F           84,000.00         ZZ
                                         360         83,972.55          1
    102 MARTENSEN STREET              11.400            825.45         48
                                      10.900            825.45      177,000.00
    QUINCY           MA   02169          5            06/27/96         00
    410274                               05           09/01/96          0
    410274                               O            08/01/26
    0


    1513682          637/824             F           68,400.00         ZZ
                                         360         68,375.61          1
    805 VERDALE DR.                   11.000            651.39         90
                                      10.500            651.39       76,000.00
    SPEARFISH        SD   57783          1            08/01/96         23
    280001513682                         05           09/01/96          0
    9320516                              O            08/01/26
    0
1




    1513803          201/824             F          128,950.00         ZZ
                                         360        128,892.95          1
    2409 GLEN MORRIS ROAD             10.000          1,131.63         90
                                       9.500          1,131.63      143,300.00
    CAROLLTON        TX   75007          1            07/25/96         23
    280001513803                         05           09/01/96          0
    8800920145                           O            08/01/26
    0


    1513836          B75/824             F           80,000.00         ZZ
                                         360         79,957.68          1
    213 LIBERTY CROSSING              12.375            846.05         59
                                      11.875            846.05      136,500.00
    O'FALLON         IL   62269          4            06/28/96         00
    280001513836                         05           08/01/96          0
    25655888                             O            07/01/26
    0


    1513845          B75/824             F           51,200.00         ZZ
                                         360         51,169.72          1
    3801 EAST 14TH STREET             11.875            521.73         90
                                      11.375            521.73       57,500.00
    PLANO            TX   75074          1            06/06/96         23
    280001513845                         01           08/01/96          0
    0908772                              O            07/01/26
    0


    1513885          921/921             F          112,000.00         ZZ
                                         360        111,957.37          1
    823 WASHINGTON (HIGHLAND)         10.700          1,041.30         80
    STREET                            10.200          1,041.30      140,000.00
    DEDHAM           MA   02026          5            07/03/96         00
    410191                               05           09/01/96          0
    410191                               O            08/01/26
    0


    1513886          921/921             F           87,500.00         ZZ
                                         360         87,466.70          1
    31 FISHER STREET                  10.700            813.51         49
                                      10.200            813.51      180,000.00
    UXBRIDGE         MA   01569          5            06/29/96         00
    411199                               05           09/01/96          0
    411199                               O            08/01/26
    0


    1513891          B75/824             F           58,500.00         ZZ
                                         360         58,466.35          1
1


    465 HYDE DRIVE                    12.000            601.74         90
                                      11.500            601.74       65,000.00
    MARIETTA         GA   30060          1            06/28/96         23
    280001513891                         05           08/01/96          0
    2615417                              O            07/01/26
    0


    1513899          921/921             F           31,500.00         ZZ
                                         180         31,445.40          1
    9 ABBOTT STREET                   13.500            408.98         18
                                      13.000            408.98      184,000.00
    NEWTON           MA   02164          5            07/03/96         00
    411058                               05           09/01/96          0
    411058                               O            08/01/11
    0


    1513909          830/824             F          120,000.00         ZZ
                                         180        119,689.97          1
    1387 EAST 6400 SOUTH               9.250          1,235.03         62
                                       8.750          1,235.03      195,000.00
    SALT LAKE CITY   UT   84121          5            07/26/96         00
    280001513909                         05           09/01/96          0
    527285                               O            08/01/11
    0


    1514016          147/824             F           51,000.00         ZZ
                                         180         50,714.78          1
    413 WASHINGTON STREET             10.250            555.87         44
                                       9.750            555.87      118,000.00
    CALEXICO         CA   92231          5            04/01/96         00
    280001514016                         05           06/01/96          0
    489944                               O            05/01/11
    0


    1514052          664/824             F           93,500.00         ZZ
                                         360         93,458.64          1
    2311 WILLONA DRIVE                10.000            820.53         85
                                       9.500            820.53      110,000.00
    EUGENE           OR   97408          5            07/24/96         23
    280001514052                         05           09/01/96          0
    2220481                              O            08/01/26
    0


    1514058          455/824             F           88,200.00         ZZ
                                         360         88,163.99          1
    578 MILLIGAN DRIVE                10.375            798.57         70
                                       9.875            798.57      126,000.00
    STONE MOUNTAIN   GA   30083          5            07/26/96         00
    280001514058                         05           09/01/96          0
1


    52355                                O            08/01/26
    0


    1514062          816/824             F           78,400.00         ZZ
                                         360         78,372.05          1
    5006 SOUTH 68TH AVENUE            11.000            746.62         80
                                      10.500            746.62       98,000.00
    TULSA            OK   74145          5            07/24/96         00
    280001514062                         05           09/01/96          0
    140705                               O            08/01/26
    0


    1514067          921/921             F          102,400.00         ZZ
                                         360        102,378.61          1
    273 LONGFORD COURT                13.400          1,164.86         75
                                      12.900          1,164.86      137,500.00
    FREDERICK        MD   21702          2            07/08/96         00
    411454                               05           09/01/96          0
    411454                               O            08/01/26
    0


    1514146          921/921             F           34,450.00         ZZ
                                         360         34,435.52          1
    164 JUNIPER DRIVE                 13.400            391.89         65
                                      12.900            391.89       53,000.00
    COVENTRY         CT   06238          1            07/01/96         00
    411116                               05           08/01/96          0
    411116                               O            07/01/26
    0


    1514201          921/921             F           59,500.00         ZZ
                                         360         59,457.36          1
    64 NORTH STATE STREET             11.000            566.64         60
                                      10.500            566.64      100,000.00
    ANSONIA          CT   06401          1            06/21/96         00
    409656                               05           08/01/96          0
    409656                               O            07/01/26
    0


    1514288          A59/824             F           15,000.00         ZZ
                                         180         15,000.00          1
    209 NW 12TH STREET                11.750            177.62         30
                                      11.250            177.62       50,000.00
    FARIBAULT        MN   55021          5            08/23/96         00
    280001514288                         05           10/01/96          0
    HOFMASTER                            O            09/01/11
    0


1


    1514338          562/562             F          102,000.00         ZZ
                                         360        101,936.27          1
    27 BITTERSWEET AVENUE NORTH       11.625          1,019.84         80
                                      11.125          1,019.84      127,500.00
    HAMPTON BAYS     NY   11946          1            06/19/96         00
    511881                               05           08/01/96          0
    511881                               O            07/01/26
    0


    1514345          921/921             F           67,500.00         ZZ
                                         360         67,477.20          1
    556 WEST TRINI STREET             11.250            655.61         75
                                      10.750            655.61       90,000.00
    KUNA             ID   83634          5            07/03/96         00
    267906                               05           09/01/96          0
    267906                               O            08/01/26
    0


    1514357          921/921             F          147,200.00         ZZ
                                         360        147,146.93          1
    41 TRACE CHAIN DRIVE              10.950          1,396.27         80
                                      10.450          1,396.27      184,000.00
    STOCKBRIDGE      GA   30281          1            07/12/96         00
    298547                               05           09/01/96          0
    298547                               O            08/01/26
    0


    1514448          776/824             F           82,500.00         ZZ
                                         360         82,380.48          1
    5212 SUMMER CYPRESS DRIVE          9.625            701.24         75
                                       9.125            701.24      110,000.00
    BAKERSFIELD      CA   93313          1            05/28/96         00
    280001514448                         05           07/01/96          0
    2132830                              O            06/01/26
    0


    1514521          560/824             F           82,500.00         ZZ
                                         360         82,471.37          1
    2506 N STATE ROAD 109             11.125            793.47         75
                                      10.625            793.47      110,000.00
    COLUMBIA CITY    IN   46725          1            07/08/96         00
    280001514521                         05           09/01/96          0
    433467305                            O            08/01/26
    0


    1514666          455/824             F           40,000.00         ZZ
                                         180         39,912.03          1
    1506 DUPREE ROAD                  11.000            454.64         49
                                      10.500            454.64       82,000.00
1


    WOODSTOCK        GA   30189          2            07/26/96         00
    280001514666                         05           09/01/96          0
    52356                                O            08/01/11
    0


    1514677          455/824             F          187,500.00         ZZ
                                         360        187,500.00          1
    4642 BUCKHORN CIRCLE              10.750          1,750.28         75
                                      10.250          1,750.28      250,000.00
    GAINESVILLE      GA   30506          2            08/13/96         00
    280001514677                         05           10/01/96          0
    52377                                O            09/01/26
    0


    1514685          A59/824             F           41,500.00         ZZ
                                         360         41,487.09          1
    3804 STEVENS AVENUE SOUTH         11.625            414.94         54
                                      11.125            414.94       77,000.00
    MINNEAPOLIS      MN   55409          5            07/30/96         00
    280001514685                         05           09/01/96          0
    1514685                              N            08/01/26
    0


    1514686          A59/824             F           55,000.00         ZZ
                                         180         54,879.04          1
    810 HIGHWAY 28 WEST               11.000            625.13         74
                                      10.500            625.13       75,000.00
    GLENWOOD         MN   56334          5            07/30/96         00
    280001514686                         05           09/01/96          0
    1514686                              O            08/01/11
    0


    1514773          E63/824             F          290,000.00         ZZ
                                         180        288,819.36          1
    11400 NORTHWEST DAMASCUS STREE    11.875          3,457.20         80
                                      11.375          3,457.20      365,000.00
    PORTLAND         OR   97229          5            06/12/96         00
    280001514773                         05           08/01/96          0
    96201855                             O            07/01/11
    0


    1514882          E63/824             F           24,000.00         ZZ
                                         180         23,985.41          1
    5942 WALERGA ROAD #2              11.750            242.26         75
                                      11.250            242.26       32,000.00
    SACREMENTO       CA   95842          5            06/06/96         00
    280001514882                         01           08/01/96          0
    96201710                             N            07/01/11
    0
1




    1514923          921/921             F           52,000.00         ZZ
                                         360         51,889.31          1
    7328 WEST 85TH PLACE              12.500            554.97         70
                                      12.000            554.97       75,000.00
    BRIDGEVIEW       IL   60455          1            06/28/96         00
    504852                               01           08/01/96          0
    504852                               O            07/01/26
    0


    1514927          E63/824             F           48,000.00         ZZ
                                         180         47,983.34          1
    75360 M-51                        11.125            461.66         80
                                      10.625            461.66       60,000.00
    DECATUR          MI   49045          5            07/08/96         00
    280001514927                         05           09/01/96          0
    96201959                             O            08/01/11
    0


    1514928          971/824             F          116,800.00         ZZ
                                         360        116,800.00          1
    11601 SW 50TH STREET              10.990          1,111.43         80
                                      10.490          1,111.43      146,000.00
    COOPER CITY      FL   33330          2            08/02/96         00
    280001514928                         05           10/01/96          0
    123345                               O            09/01/26
    0


    1514947          921/921             F          297,500.00         ZZ
                                         360        297,423.86          1
    1508 SOUTHEAST 6 STREET           12.500          3,175.10         70
                                      12.000          3,175.10      425,000.00
    DEERFIELD BEACH  FL   33441          1            07/08/96         00
    504332                               05           09/01/96          0
    504332                               O            08/01/26
    0


    1514982          180/824             F           75,000.00         ZZ
                                         180         75,000.00          1
    3304 CRESCENT CIRCLE              10.750            840.71         46
                                      10.250            840.71      165,000.00
    HUNTSVILLE       AL   35801          5            08/09/96         00
    280001514982                         05           10/01/96          0
    4501862                              O            09/01/11
    0


    1514983          B24/824             F          171,000.00         ZZ
                                         360        170,948.29          1
1


    42 VAN BUSKIRK AVE                11.750          1,726.09         90
                                      11.250          1,726.09      190,000.00
    STAMFORD         CT   06902          1            08/02/96         23
    280001514983                         05           09/01/96          0
    1514983                              O            08/01/26
    0


    1515001          A52/824             F           65,200.00         ZZ
                                         360         65,200.00          1
    RR 2 ASBURY RD                    10.500            596.41         75
                                      10.000            596.41       87,000.00
    GROVE HILL       AL   36451          5            07/31/96         00
    280001515001                         05           10/01/96          0
    160835                               O            09/01/26
    0


    1515011          450/824             F           82,250.00         ZZ
                                         360         82,250.00          1
    7748 S HURON RIVER DRIVE           9.750            706.65         75
                                       9.250            706.65      111,000.00
    BERLIN TOWNSHIP  MI   48179          5            07/30/96         00
    280001515011                         05           10/01/96          0
    4182036                              O            09/01/26
    0


    1515019          664/824             F           75,000.00         ZZ
                                         360         74,967.69          1
    13002 87TH AVE NE                 10.125            665.12         50
                                       9.625            665.12      150,000.00
    KIRKLAND         WA   98034          5            07/31/96         00
    280001515019                         05           09/01/96          0
    2195774                              O            08/01/26
    0


    1515032          664/824             F           63,750.00         ZZ
                                         360         63,750.00          1
    1125 LAKE DRIVE                   11.750            643.50         85
                                      11.250            643.50       75,000.00
    KERRVILLE        TX   78028          1            08/07/96         23
    280001515032                         05           10/01/96          0
    2147478                              O            09/01/26
    0


    1515034          180/824             F          136,550.00         ZZ
                                         360        136,492.73          1
    1254 NORTH ETHICA STREET          10.250          1,223.63         75
                                       9.750          1,223.63      182,095.00
    GILBERT          AZ   85233          1            07/31/96         00
    280001515034                         03           09/01/96          0
1


    3930476                              O            08/01/26
    0


    1515041          A52/824             F           79,600.00         ZZ
                                         360         79,566.61          1
    1119 WALTHOUR ROAD                10.250            713.30         80
                                       9.750            713.30       99,500.00
    SAVANNAH         GA   31410          1            07/31/96         00
    280001515041                         05           09/01/96          0
    160611                               O            08/01/26
    0


    1515133          921/921             F           66,150.00         ZZ
                                         360         66,128.15          1
    3645 PINE FOREST ROAD             11.350            647.52         90
                                      10.850            647.52       73,500.00
    MACON            GA   31206          1            07/17/96         23
    298497                               05           09/01/96          0
    298497                               O            08/01/26
    0


    1515172          921/921             F           87,550.00         ZZ
                                         180         87,372.24          1
    7130 MCDANIEL STREET              11.850          1,042.32         85
                                      11.350          1,042.32      103,000.00
    LITHONIA         GA   30058          2            07/11/96         23
    298067                               05           09/01/96          0
    298067                               O            08/01/11
    0


    1515203          E22/824             F           80,000.00         ZZ
                                         360         79,969.88          1
    901-903 NORTH WHITTIER PLACE      10.750            746.79         64
                                      10.250            746.79      125,000.00
    INDIANAPOLIS     IN   46219          5            07/31/96         00
    280001515203                         05           09/01/96          0
    0410143192                           O            08/01/26
    0


    1515271          747/824             F           77,588.26         ZZ
                                         169         77,377.33          1
    DESOTO BLVD                       10.000            857.50         74
                                       9.500            857.50      105,900.00
    NAPLES           FL   33964          1            08/01/96         00
    280001515271                         05           09/01/96          0
    172853                               O            09/01/10
    0


1


    1515274          F18/824             F           60,000.00         T
                                         360         60,000.00          1
    1906 COLLEGE DRIVE                10.500            548.85         85
                                      10.000            548.85       71,000.00
    DELANO           CA   93215          2            08/01/96         23
    280001515274                         05           10/01/96          0
    964403                               O            09/01/26
    0


    1515278          664/824             F           70,300.00         ZZ
                                         360         70,245.36          1
    3103 CUTAWAY COVE                 10.625            649.65         76
                                      10.125            649.65       92,500.00
    ROUND ROCK       TX   78681          2            06/26/96         23
    280001515278                         05           08/01/96          0
    2146140                              O            07/01/26
    0


    1515282          A73/824             F          186,000.00         ZZ
                                         360        185,773.84          1
    3234 41ST WAY SE                   8.500          1,430.18         77
                                       8.000          1,430.18      243,000.00
    OLYMPIA          WA   98501          2            06/25/96         00
    280001515282                         05           08/01/96          0
    1534704588                           O            07/01/26
    0


    1515283          A73/824             F          131,250.00         ZZ
                                         360        131,090.41          1
    6422 11TH STREET CIRCLE NORTH      8.500          1,009.20         75
                                       8.000          1,009.20      175,000.00
    OAKDALE          MN   55128          5            06/20/96         00
    280001515283                         05           08/01/96          0
    474588551                            O            07/01/26
    0


    1515295          830/824             F          178,500.00         ZZ
                                         360        178,500.00          1
    1422 KINGS MANOR DRIVE            10.500          1,632.81         90
                                      10.000          1,632.81      200,000.00
    MITCHELLVILLE    MD   20721          2            08/13/96         14
    280001515295                         05           10/01/96         30
    526986                               O            09/01/26
    0


    1515441          F30/824             F          114,500.00         ZZ
                                         360        114,458.05          1
    2144 LIPARI COURT                 10.875          1,079.61         89
                                      10.375          1,079.61      129,500.00
1


    LAS VEGAS        NV   89123          1            07/30/96         23
    280001515441                         05           09/01/96          0
    200011                               O            08/01/26
    0


    1515444          B75/824             F          165,200.00         ZZ
                                         360        165,141.09          1
    5200 MOODY ROAD                   11.000          1,573.24         74
                                      10.500          1,573.24      225,000.00
    SOMERSET         CA   95684          2            07/31/96         00
    280001515444                         05           09/01/96          0
    2518876                              O            08/01/26
    0


    1515446          B24/824             F          296,010.00         ZZ
                                         360        296,010.00          1
    170 ROUND HILL DRIVE              11.750          2,987.95         90
                                      11.250          2,987.95      328,900.00
    FREEHOLD         NJ   07728          1            08/26/96         23
    280001515446                         05           10/01/96          0
    163203                               O            09/01/26
    0


    1515487          637/824             F          140,400.00         ZZ
                                         360        140,400.00          1
    6 SUNSET DRIVE                    11.375          1,377.00         90
                                      10.875          1,377.00      156,000.00
    SOMERS           NY   10587          1            08/13/96         23
    280001515487                         05           10/01/96          0
    9259706                              O            09/01/26
    0


    1515626          921/921             F           94,350.00         ZZ
                                         360         94,325.30          1
    3004 FOOTHILLS DRIVE              12.400            999.65         85
                                      11.900            999.65      111,000.00
    MURRAYVILLE      GA   30564          5            07/15/96         23
    298653                               05           09/01/96          0
    298653                               O            08/01/26
    0


    1515633          A91/824             F          175,500.00         ZZ
                                         360        175,500.00          1
    14 ADELE RD                       11.125          1,687.92         90
                                      10.625          1,687.92      195,000.00
    CEDARHURST       NY   11516          1            08/30/96         23
    280001515633                         05           10/01/96          0
    12345                                O            09/01/26
    0
1




    1515690          B24/824             F          175,000.00         ZZ
                                         360        174,937.60          1
    12 MILLS STREET                   11.000          1,666.57         67
                                      10.500          1,666.57      265,000.00
    WESTPORT         CT   06880          5            08/01/96         00
    280001515690                         05           09/01/96          0
    1515690                              O            08/01/26
    0


    1515696          664/824             F           87,500.00         ZZ
                                         360         87,500.00          1
    332 SHADOW LAWN DRIVE              9.625            743.75         62
                                       9.125            743.75      143,000.00
    EAGLE POINT      OR   97524          5            08/01/96         00
    280001515696                         05           10/01/96          0
    2076784                              O            09/01/26
    0


    1515719          E59/824             F           69,375.00         ZZ
                                         360         69,375.00          1
    813 LOCUST AVENUE                 10.750            647.60         75
                                      10.250            647.60       92,500.00
    RED BLUFF        CA   96080          5            08/19/96         00
    280001515719                         05           10/01/96          0
    1515719                              O            09/01/26
    0


    1515773          B75/824             F           93,500.00         ZZ
                                         360         93,466.66          1
    2410 EAST CALYPSO AVENUE          11.000            890.42         85
                                      10.500            890.42      110,000.00
    MESA             AZ   85204          5            07/10/96         23
    280001515773                         05           09/01/96          0
    2541068                              O            08/01/26
    0


    1515901          921/921             F          105,000.00         ZZ
                                         360        104,974.02          1
    60 KNOX AVENUE                    12.650          1,132.86         75
                                      12.150          1,132.86      140,000.00
    DANIELSON        CT   06239          2            07/16/96         00
    411140                               05           09/01/96          0
    411140                               O            08/01/26
    0


    1515904          921/921             F           72,250.00         ZZ
                                         180         72,085.07          1
1


    404 KATHERINE LANE                10.600            803.14         85
                                      10.100            803.14       85,000.00
    WOODSTOCK        GA   30188          2            07/16/96         23
    298349                               05           09/01/96          0
    298349                               O            08/01/11
    0


    1515988          766/824             F          119,250.00         ZZ
                                         360        119,206.30          1
    1761 SW 72 AVE                    10.875          1,124.40         75
                                      10.375          1,124.40      159,000.00
    PLANTATION       FL   33317          1            07/23/96         00
    280001515988                         05           09/01/96          0
    96DA0247                             O            08/01/26
    0


    1516068          E47/824             F           45,000.00         ZZ
                                         180         44,675.28          1
    115 WASHINGTON STREET             10.125            487.02         75
                                       9.625            487.02       60,000.00
    LAUREL           DE   19956          5            05/24/96         00
    280001516068                         05           07/01/96          0
    600031                               O            06/01/11
    0


    1516069          E47/824             F          100,000.00         ZZ
                                         360         99,915.77          1
    1811 EAST FAIRMOUNT AVENUE        10.250            896.10         77
                                       9.750            896.10      130,000.00
    BALTIMORE        MD   21231          5            06/11/96         00
    280001516069                         07           08/01/96          0
    600287                               O            07/01/26
    0


    1516070          E47/824             F           49,870.00         ZZ
                                         360         49,746.47          1
    733 SOUTH 7TH STREET              13.375            566.32         75
                                      12.875            566.32       66,500.00
    DOUGLAS          WY   82633          2            02/12/96         00
    280001516070                         05           04/01/96          0
    600037                               O            03/01/26
    0


    1516071          E47/824             F           74,900.00         ZZ
                                         360         74,765.51          1
    493 EAST VICTORIA PLACE            9.990            656.75         53
                                       9.490            656.75      142,000.00
    CLAREMONT        CA   91711          5            04/18/96         00
    280001516071                         05           06/01/96          0
1


    50029                                O            05/01/26
    0


    1516072          E47/824             F          200,000.00         ZZ
                                         360        199,686.98          1
    1668 PREAKNESS DRIVE              11.000          1,904.65         67
                                      10.500          1,904.65      300,000.00
    GAMBRILLS        MD   21054          5            05/08/96         00
    280001516072                         05           07/01/96          0
    600041                               O            06/01/26
    0


    1516073          E47/824             F           55,250.00         ZZ
                                         360         55,210.61          1
    211 RIVER VIEW AVENUE             12.875            605.78         65
                                      12.375            605.78       85,000.00
    BALTIMORE        MD   21222          5            05/31/96         00
    280001516073                         07           07/01/96          0
    600149                               O            06/01/26
    0


    1516074          E47/824             F           30,700.00         ZZ
                                         360         30,681.33          1
    2909 CHARING CROSS ROAD           11.750            309.89         70
    UNIT 15                           11.250            309.89       43,860.00
    FALLS CHURCH     VA   22042          1            06/21/96         00
    280001516074                         01           08/01/96          0
    600297                               O            07/01/26
    0


    1516075          E47/824             F          126,100.00         ZZ
                                         360        125,952.36          1
    2113 SW 173RD AVENUE              10.625          1,165.29         85
                                      10.125          1,165.29      148,439.00
    MIRAMAR          FL   33029          1            05/06/96         23
    280001516075                         03           07/01/96          0
    600044                               O            06/01/26
    0


    1516076          E47/824             F           76,500.00         ZZ
                                         360         76,400.80          1
    4507 GENOA STREET                 11.500            757.57         85
                                      11.000            757.57       90,000.00
    DENVER           CO   80249          5            04/17/96         23
    280001516076                         05           06/01/96          0
    50017                                O            05/01/26
    0


1


    1516078          E47/824             F          149,500.00         ZZ
                                         360        149,347.14          1
    2514 SW RAVENSVIEW DRIVE          11.250          1,452.04         65
                                      10.750          1,452.04      232,000.00
    PORTLAND         OR   97201          5            05/15/96         00
    280001516078                         05           07/01/96          0
    50072                                O            06/01/26
    0


    1516079          E47/824             F           70,000.00         ZZ
                                         180         69,958.59          1
    313 SOUTH ELLISON LANE            11.875            713.31         64
                                      11.375            713.31      110,000.00
    WAYNESBORO       VA   22980          1            06/07/96         00
    280001516079                         05           08/01/96          0
    600280                               O            07/01/11
    0


    1516080          E47/824             F          149,250.00         ZZ
                                         360        149,127.61          1
    20944 COX MILLS COURT             10.375          1,351.32         75
                                       9.875          1,351.32      199,000.00
    ASHBURN          VA   22011          1            06/28/96         00
    280001516080                         03           08/01/96          0
    600403                               O            07/01/26
    0


    1516081          E47/824             F           93,400.00         ZZ
                                         180         93,332.95          1
    5203 HORST ROAD                   10.990            888.76         85
                                      10.490            888.76      109,900.00
    ROSEDALE         MD   21237          1            06/28/96         23
    280001516081                         05           08/01/96          0
    600450                               O            07/01/11
    0


    1516082          E47/824             F          112,200.00         ZZ
                                         180        112,112.81          1
    220 TURNWOOD DRIVE                10.625          1,036.84         85
                                      10.125          1,036.84      132,000.00
    GLEN BURNIE      MD   21061          5            06/12/96         23
    280001516082                         05           08/01/96          0
    600285                               O            07/01/11
    0


    1516083          E47/824             F           54,000.00         ZZ
                                         180         53,958.26          1
    12465 JONES PLACE                 10.650            500.03         68
                                      10.150            500.03       80,000.00
1


    KING GEORGE      VA   22486          5            06/26/96         00
    280001516083                         05           08/01/96          0
    600142                               O            07/01/11
    0


    1516084          E47/824             F           54,300.00         ZZ
                                         180         54,258.93          1
    7948 GOUGH STREET                 10.750            506.88         78
                                      10.250            506.88       70,000.00
    BALTIMORE        MD   21224          5            06/27/96         00
    280001516084                         07           08/01/96          0
    600213                               O            07/01/11
    0


    1516085          E47/824             F           55,000.00         ZZ
                                         180         54,909.03          1
    312 SUFFOLK ROAD                  10.375            497.97         23
                                       9.875            497.97      246,000.00
    BALTIMORE        MD   21218          5            04/24/96         00
    280001516085                         05           06/01/96          0
    600038                               O            05/01/11
    0


    1516086          E47/824             F          211,800.00         ZZ
                                         180        211,360.73          1
    6700 FLYFISH COURT                11.250          2,057.14         90
                                      10.750          2,057.14      235,350.00
    CLINTON          MD   20735          1            03/01/96         23
    280001516086                         03           04/01/96          0
    1102                                 O            03/01/11
    0


    1516109          B65/824             F           32,000.00         ZZ
                                         360         32,000.00          1
    200 EDWARD ST                     13.125            357.12         49
                                      12.625            357.12       66,000.00
    MINGO JUNCTION   OH   43938          5            08/13/96         00
    280001516109                         05           10/01/96          0
    1234                                 O            09/01/26
    0


    1516119          B24/824             F           76,000.00         ZZ
                                         360         76,000.00          1
    70 CHESTNUT CT                    11.250            738.16         80
                                      10.750            738.16       95,000.00
    BELLE MEAD       NJ   08502          1            08/21/96         00
    280001516119                         01           10/01/96          0
    1516119                              O            09/01/26
    0
1




    1516123          766/824             F           57,200.00         ZZ
                                         360         57,181.72          1
    421 NW 109 AVENUE 5A              11.500            566.45         80
                                      11.000            566.45       71,500.00
    MIAMI            FL   33172          1            07/31/96         00
    280001516123                         05           09/01/96          0
    960Z0416                             O            08/01/26
    0


    1516252          736/824             F          109,750.00         ZZ
                                         360        109,509.74          1
    3900 103RD STREET NORTHEAST        9.875            953.01         74
                                       9.375            953.01      150,000.00
    MARYSVILLE       WA   98271          2            06/27/96         00
    280001516252                         05           08/01/96          0
    465372                               O            07/01/26
    0


    1516253          736/824             F          142,350.00         ZZ
                                         360        142,305.75          1
    7702 EAST DAVENPORT DRIVE         11.625          1,423.27         85
                                      11.125          1,423.27      168,000.00
    SCOTTSDALE       AZ   85260          1            07/18/96         23
    280001516253                         05           09/01/96          0
    477311                               O            08/01/26
    0


    1516254          736/824             F           54,000.00         ZZ
                                         360         53,976.75          1
    25435 SOUTH HOLMAN ROAD           10.125            478.88         50
                                       9.625            478.88      108,000.00
    ESTACADA         OR   97023          5            07/08/96         00
    280001516254                         05           09/01/96          0
    446234                               O            08/01/26
    0


    1516255          736/824             F           67,500.00         ZZ
                                         360         67,451.64          1
    11260 VALLEY HEIGHTS COURT        11.000            642.82         75
                                      10.500            642.82       90,000.00
    BOISE            ID   83709          5            06/18/96         00
    280001516255                         05           08/01/96          0
    465421                               O            07/01/26
    0


    1516256          736/824             F           74,700.00         ZZ
                                         360         74,676.12          1
1


    4550 EAST CAMPBELL AVENUE         11.500            739.75         90
                                      11.000            739.75       83,000.00
    PHOENIX          AZ   85018          1            07/16/96         23
    280001516256                         05           09/01/96          0
    483411                               O            08/01/26
    0


    1516257          736/824             F          127,150.00         ZZ
                                         360        127,110.47          1
    3127 WEST STEPHENS PLACE          11.625          1,271.30         85
                                      11.125          1,271.30      149,622.00
    CHANDLER         AZ   85226          1            07/22/96         23
    280001516257                         03           09/01/96          0
    477260                               O            08/01/26
    0


    1516258          736/824             F          204,000.00         ZZ
                                         360        203,764.98          1
    18520 EAST VIA DE PALMAS          10.750          1,904.31         80
                                      10.250          1,904.31      255,000.00
    QUEEN CREEK      AZ   85242          1            06/11/96         00
    280001516258                         05           08/01/96          0
    461672                               O            07/01/26
    0


    1516262          736/824             F           60,000.00         ZZ
                                         360         59,979.74          1
    3425 EAST SHELDON ROAD            11.250            582.76         75
                                      10.750            582.76       80,000.00
    PRESCOTT         AZ   86303          5            07/05/96         00
    280001516262                         05           09/01/96          0
    476777                               O            08/01/26
    0


    1516307          736/824             F           99,400.00         ZZ
                                         180         99,049.44          1
    930 SOUTH WASHINGTON STREET       10.250            890.72         70
                                       9.750            890.72      142,000.00
    DENVER           CO   80209          5            05/08/96         00
    280001516307                         05           07/01/96          0
    468478                               N            06/01/11
    0


    1516312          736/824             F           40,500.00         ZZ
                                         180         40,483.47          1
    2301 EAST UNIVERSITY DRIVE        10.375            366.69         75
    #170                               9.875            366.69       54,000.00
    MESA             AZ   85213          5            07/03/96         00
    280001516312                         05           09/01/96          0
1


    472241                               O            08/01/11
    0


    1516317          736/824             F          114,000.00         ZZ
                                         180        113,953.46          4
    1401/11/15/21 W SANDALWOOD DRI    10.375          1,032.16         70
                                       9.875          1,032.16      163,000.00
    MERIDIAN         ID   83642          1            07/09/96         00
    280001516317                         05           09/01/96          0
    467475                               O            08/01/11
    0


    1516321          736/824             F          105,000.00         ZZ
                                         180        104,913.89          3
    151 NIRTHWEST 3RD STREET          10.375            950.68         70
                                       9.875            950.68      150,000.00
    NEWPORT          OR   97365          2            06/28/96         00
    280001516321                         05           08/01/96          0
    454200                               O            07/01/11
    0


    1516339          E97/824             F          135,500.00         ZZ
                                         360        135,500.00          1
    1954 SPICETREE LANE SE            10.750          1,264.87         80
                                      10.250          1,264.87      169,400.00
    SALEM            OR   97306          2            08/15/96         00
    280001516339                         03           10/01/96          0
    138790                               O            09/01/26
    0


    1516341          637/824             F           98,600.00         ZZ
                                         360         98,600.00          1
    580 CHESTNUT STREET               12.500          1,052.32         85
                                      12.000          1,052.32      116,000.00
    LINDENHURST      NY   11757          1            08/19/96         23
    280001516341                         05           10/01/96          0
    9226077                              O            09/01/26
    0


    1516361          736/824             F           70,000.00         ZZ
                                         180         69,978.83          1
    2364 OLD ARBON VALLEY ROAD        11.750            706.59         80
                                      11.250            706.59       88,106.00
    POCATELLO        ID   83204          1            07/18/96         23
    280001516361                         05           09/01/96          0
    469412                               O            08/01/11
    0


1


    1516368          736/824             F          100,000.00         ZZ
                                         180         99,966.24          1
    1725 EAST HOLLYWOOD AVENUE        11.250            971.26         59
                                      10.750            971.26      170,000.00
    SALT LAKE CITY   UT   84108          5            07/22/96         00
    280001516368                         05           09/01/96          0
    482474                               O            08/01/11
    0


    1516385          736/824             F           82,000.00         ZZ
                                         180         81,942.83          1
    2231 AND 2235 LOWER RIVER ROAD    11.125            788.66         63
                                      10.625            788.66      131,000.00
    GRANTS PASS      OR   97526          5            06/12/96         00
    280001516385                         05           08/01/96          0
    468985                               O            07/01/11
    0


    1516394          736/824             F          144,000.00         ZZ
                                         180        143,894.00          1
    1840 NORTHWEST JOELS COURT        10.875          1,357.76         80
                                      10.375          1,357.76      182,000.00
    BREMERTON        WA   98311          5            06/03/96         00
    280001516394                         05           08/01/96          0
    465291                               O            07/01/11
    0


    1516440          E19/824             F           91,600.00         ZZ
                                         180         91,366.02          1
    2388 HANNAH COURT                  9.375            949.61         80
                                       8.875            949.61      114,500.00
    FORTUNA          CA   95540          5            07/23/96         00
    280001516440                         05           09/01/96          0
    10545                                O            08/01/11
    0


    1516601          757/824             F          182,000.00         ZZ
                                         360        181,931.48          1
    105 WEST POINT DRIVE              10.750          1,698.94         73
                                      10.250          1,698.94      252,000.00
    ST SIMONS ISLAN  GA   31522          1            07/19/96         23
    280001516601                         05           09/01/96          0
    2791580                              O            08/01/26
    0


    1516605          696/824             F          109,000.00         ZZ
                                         360        109,000.00          1
    8905 CHERRY BLOSSOM LANE          11.000          1,038.03         90
                                      10.500          1,038.03      122,000.00
1


    FREDERICKSBURG   VA   22407          2            08/07/96         23
    280001516605                         05           10/01/96          0
    9010025                              O            09/01/26
    0


    1516612          921/921             F          116,000.00         ZZ
                                         360        115,958.18          1
    1563 CAROLINE AVENUE              10.950          1,100.32         80
                                      10.450          1,100.32      145,000.00
    FORT LUPTON      CO   80621          5            07/19/96         00
    268466                               05           09/01/96          0
    268466                               O            08/01/26
    0


    1516994          921/921             F           44,625.00         ZZ
                                         360         44,610.26          1
    106 BELT ROAD                     11.350            436.82         75
                                      10.850            436.82       59,500.00
    NEWNAN           GA   30263          5            07/18/96         00
    298331                               05           09/01/96          0
    298331                               O            08/01/26
    0


    1516995          921/921             F           69,500.00         ZZ
                                         180         69,336.13          1
    408 THISTLE PLACE                 10.250            757.52         65
                                       9.750            757.52      108,000.00
    LONGMONT         CO   80501          5            07/19/96         00
    268698                               05           09/01/96          0
    268698                               O            08/01/11
    0


    1517007          A52/824             F           51,000.00         ZZ
                                         360         51,000.00          1
    41 CLIFTON STREET NE              10.875            480.87         75
                                      10.375            480.87       68,000.00
    ATLANTA          GA   30317          5            08/22/96         00
    280001517007                         05           10/01/96          0
    1517007                              O            09/01/26
    0


    1517009          921/921             F           97,325.00         ZZ
                                         360         97,294.57          1
    19 BREWSTER FIELD ROAD            11.600            971.24         85
                                      11.100            971.24      114,500.00
    CEDARTOWN        GA   30080          1            07/15/96         23
    298083                               05           09/01/96          0
    298083                               O            08/01/26
    0
1




    1517035          F34/824             F           78,750.00         ZZ
                                         360         78,750.00          1
    2818 S 103RD STREET               10.875            742.53         75
                                      10.375            742.53      105,000.00
    WEST ALLIS       WI   53227          1            08/22/96         00
    280001517035                         05           10/01/96          0
    101037                               O            09/01/26
    0


    1517102          147/824             F           68,450.00         ZZ
                                         360         68,353.43          1
    431 FULTON WAY                     9.750            588.09         50
                                       9.250            588.09      139,000.00
    SALINAS          CA   93907          5            05/13/96         00
    280001517102                         05           07/01/96          0
    962362                               O            06/01/26
    0


    1517330          921/921             F          106,150.00         ZZ
                                         360        106,118.94          1
    4810 HAMPTON SQUARE DRIVE         11.900          1,083.71         85
                                      11.400          1,083.71      125,000.00
    ALPHARETTA       GA   30202          1            07/26/96         23
    297895                               03           09/01/96          0
    297895                               O            08/01/26
    0


    1517332          921/921             F          105,450.00         ZZ
                                         360        105,427.72          1
    9751 SOUTH COVE CREEK DRIVE       13.350          1,195.41         75
                                      12.850          1,195.41      140,600.00
    HIGHLANDS RANCH  CO   80126          1            07/26/96         00
    267054                               03           09/01/96          0
    267054                               O            08/01/26
    0


    1517333          E06/824             F          306,000.00         ZZ
                                         360        305,768.57          1
    8815 RUBIO AVENUE                 10.750          2,856.45         85
                                      10.250          2,856.45      360,000.00
    NORTH HILLS      CA   91343          2            06/13/96         23
    280001517333                         05           08/01/96          0
    950356                               O            07/01/26
    0


    1517457          A01/824             F           32,000.00         ZZ
                                         180         31,851.89          1
1


    3380 JUSTINE STREET               10.500            353.73         60
                                      10.000            353.73       53,500.00
    MEMPHIS          TN   38127          5            06/21/96         00
    280001517457                         05           08/01/96          0
    96066964                             N            07/01/11
    0


    1517463          961/824             F          233,550.00         ZZ
                                         360        233,319.35          1
    12615 BEACH STREET                 9.500          1,963.81         90
                                       9.000          1,963.81      259,500.00
    CERRITOS         CA   90703          1            06/11/96         10
    280001517463                         05           08/01/96         25
    9108958                              O            07/01/26
    0


    1517502          897/824             F           68,500.00         ZZ
                                         360         68,461.59          1
    5119 CAMBRIDGE WAY                 8.875            545.02         68
                                       8.375            545.02      101,000.00
    NORCROSS         GA   30071          2            07/02/96         00
    280001517502                         05           09/01/96          0
    1111                                 O            08/01/26
    0


    1517560          766/824             F           43,200.00         ZZ
                                         360         43,183.29          1
    3507 VILLAGE BLVD 301             10.625            399.21         80
    #301                              10.125            399.21       54,000.00
    WEST PALM BEACH  FL   33409          1            07/23/96         00
    280001517560                         01           09/01/96          0
    96DA0232                             O            08/01/26
    0


    1517581          637/824             F          158,100.00         ZZ
                                         360        158,100.00          1
    45 GAZANIA TERRACE                10.250          1,416.74         85
                                       9.750          1,416.74      186,000.00
    FREMONT          CA   94536          1            08/14/96         23
    280001517581                         05           10/01/96          0
    9308685                              O            09/01/26
    0


    1517597          921/921             F           54,800.00         ZZ
                                         360         54,784.15          1
    300 E HANCOCK LANE                11.950            561.57         79
                                      11.450            561.57       70,000.00
    PENSACOLA        FL   32503          1            07/16/96         00
    504936                               05           09/01/96          0
1


    504936                               O            08/01/26
    0


    1517814          921/921             F           57,800.00         ZZ
                                         180         57,650.66          1
    80 MEADOW WOOD DRIVE               9.250            594.88         79
                                       8.750            594.88       74,000.00
    COVINGTON        GA   30209          5            07/23/96         00
    298687                               05           09/01/96          0
    298687                               O            08/01/11
    0


    1517819          921/921             F           51,000.00         ZZ
                                         360         50,988.59          1
    17 SCUTTI DRIVE                   13.100            568.16         70
                                      12.600            568.16       73,000.00
    WILLIAMSBURG     CO   81226          5            07/23/96         00
    267831                               05           09/01/96          0
    267831                               O            08/01/26
    0


    1517839          921/921             F           50,400.00         ZZ
                                         360         50,383.35          1
    1704 BREWER BLVD                  11.350            493.35         90
                                      10.850            493.35       56,000.00
    ATLANTA          GA   30310          1            07/29/96         23
    298620                               05           09/01/96          0
    298620                               O            08/01/26
    0


    1518063          921/921             F           66,000.00         ZZ
                                         360         65,975.68          1
    3206 SOUTH STUART STREET          10.850            621.07         70
                                      10.350            621.07       95,000.00
    DENVER           CO   80236          2            07/25/96         00
    268557                               05           09/01/96          0
    268557                               O            08/01/26
    0


    1518067          921/921             F           43,200.00         ZZ
                                         360         43,187.91          1
    2505 SOUTH WEST 69TH STREET       12.100            447.69         80
                                      11.600            447.69       54,000.00
    OKLAHOMA CITY    OK   73159          1            07/30/96         00
    269332                               05           09/01/96          0
    269332                               O            08/01/26
    0


1


    1518080          A52/824             F           51,000.00         ZZ
                                         240         51,000.00          1
    145 SHOWS ROAD                    11.000            526.42         75
                                      10.500            526.42       68,000.00
    PETAL            MS   39465          2            08/16/96         00
    280001518080                         05           10/01/96          0
    162831                               O            09/01/16
    0


    1518096          921/921             F           65,000.00         ZZ
                                         360         64,974.44          1
    4 FAWN DRIVE                      10.550            597.02         57
                                      10.050            597.02      115,000.00
    CHESHIRE         CT   06410          1            07/29/96         00
    411165                               05           09/01/96          0
    411165                               O            08/01/26
    0


    1518167          A17/824             F           95,000.00         ZZ
                                         360         95,000.00          1
    63 CHESTNUT STREET                10.000            833.69         52
                                       9.500            833.69      184,000.00
    NORTH READING    MA   01864          5            08/22/96         00
    280001518167                         05           10/01/96          0
    1518167                              O            09/01/26
    0


    1518209          757/824             F           61,500.00         ZZ
                                         180         61,500.00          1
    ROUTE 1 CHESTER-EASTMAN HWY       10.750            689.39         75
                                      10.250            689.39       82,000.00
    CHESTER          GA   31012          5            07/31/96         00
    280001518209                         05           10/01/96          0
    2794394                              O            09/01/11
    0


    1518210          766/824             F          128,000.00         ZZ
                                         360        127,956.79          1
    254 PUEBLO STREET                 11.250          1,243.21         68
                                      10.750          1,243.21      190,000.00
    TAVERNIER        FL   33070          1            07/31/96         00
    280001518210                         05           09/01/96          0
    960A0237                             O            08/01/26
    0


    1518366          921/921             F           89,700.00         ZZ
                                         360         89,679.48          1
    2107 NORTH EDISON STREET          13.000            992.27         65
                                      12.500            992.27      138,000.00
1


    ARLINGTON        VA   22207          5            07/23/96         00
    412338                               05           09/01/96          0
    412338                               O            08/01/26
    0


    1518377          B96/824             F           52,500.00         ZZ
                                         240         52,500.00          1
    4861 BAYOU JAMES DR               12.500            596.48         70
                                      12.000            596.48       75,000.00
    CODEN            AL   36523          2            08/20/96         00
    280001518377                         05           10/01/96          0
    199607                               O            09/01/16
    0


    1518452          921/921             F           45,500.00         ZZ
                                         180         45,413.16          1
    165 NORTON AVENUE #4              12.500            560.80         70
                                      12.000            560.80       65,000.00
    SOUTH EASTON     MA   02375          2            07/30/96         00
    412098                               01           09/01/96          0
    412098                               N            08/01/11
    0


    1518548          A17/824             F           52,000.00         ZZ
                                         360         52,000.00          1
    4 GREENBRIAR DRIVE UNIT 101        9.625            441.99         80
                                       9.125            441.99       65,000.00
    NORTH READING    MA   01864          1            08/29/96         00
    280001518548                         01           10/01/96          0
    1518548                              O            09/01/26
    0


    1518589          862/824             F          122,250.00         ZZ
                                         180        122,197.33          1
    10350 GERALD AVENUE               10.125          1,084.15         75
    GRANADA HILLS AREA                 9.625          1,084.15      163,000.00
    LOS ANGELES      CA   91344          1            07/15/96         00
    280001518589                         05           09/01/96          0
    DA4216404                            O            08/01/11
    0


    1518599          862/824             F           73,500.00         ZZ
                                         360         73,474.50          1
    418 FOURTH AVENUE NORTHEAST       11.125            706.91         70
                                      10.625            706.91      105,000.00
    NAPAVINE         WA   98565          5            07/18/96         00
    280001518599                         05           09/01/96          0
    DA4081220                            O            08/01/26
    0
1




    1518602          962/824             F           40,200.00         ZZ
                                         360         40,200.00          1
    17 MAIN STREET                    11.500            398.10         70
                                      11.000            398.10       57,500.00
    SABIN            MN   56580          5            08/21/96         00
    280001518602                         05           10/01/96          0
    EARLES                               O            09/01/26
    0


    1518604          E63/824             F           72,450.00         ZZ
                                         180         72,430.93          1
    7000 SOUTHEAST 87TH AVENUE        12.375            766.21         90
                                      11.875            766.21       80,500.00
    PORTLAND         OR   97266          1            07/25/96         23
    280001518604                         05           09/01/96          0
    96201872                             O            08/01/11
    0


    1518608          B24/824             F           77,000.00         ZZ
                                         360         77,000.00          1
    92 LAFAYETTE STREET               11.500            762.52         68
    UNIT 1B                           11.000            762.52      114,000.00
    STAMFORD         CT   06902          1            08/16/96         00
    280001518608                         01           10/01/96          0
    1518608                              O            09/01/26
    0


    1518803          862/824             F          106,500.00         ZZ
                                         180        106,465.95          1
    26655 CLUB DRIVE                  11.500          1,054.67         59
                                      11.000          1,054.67      181,500.00
    MADERA           CA   93638          1            07/19/96         00
    280001518803                         05           09/01/96          0
    4214946                              O            08/01/11
    0


    1518806          A52/824             F          112,500.00         ZZ
                                         180        112,500.00          1
    95 PARTIDGE DRIVE                 10.500          1,243.57         75
                                      10.000          1,243.57      150,000.00
    MACON            GA   31210          1            08/16/96         00
    280001518806                         05           10/01/96          0
    LUNDY                                O            09/01/11
    0


    1518871          B65/824             F           45,000.00         ZZ
                                         360         45,000.00          1
1


    1427 CLEVELAND AVENUE             11.750            454.24         90
                                      11.250            454.24       50,000.00
    COLUMBUS         OH   43211          2            08/21/96         23
    280001518871                         05           10/01/96          0
    010796304                            O            09/01/26
    0


    1518887          862/824             F           46,500.00         T
                                         180         46,482.96          1
    3025 DOGWOOD DRIVE                10.875            438.45         75
                                      10.375            438.45       62,000.00
    LAKE HAVASU CIT  AZ   86404          1            07/10/96         00
    280001518887                         05           09/01/96          0
    DA4177309                            O            08/01/11
    0


    1518890          862/824             F          227,000.00         ZZ
                                         180        226,926.65          1
    2628 STARR MEADOWS LOOP           11.450          2,239.31         80
                                      10.950          2,239.31      286,000.00
    RENO             NV   89509          2            07/15/96         00
    280001518890                         05           09/01/96          0
    4163168                              O            08/01/11
    0


    1518892          862/824             F           39,000.00         ZZ
                                         180         38,989.73          1
    2842 SAND CREEK ROAD              12.375            412.46         48
                                      11.875            412.46       81,450.00
    GRANTS PASS      OR   97527          5            07/10/96         00
    280001518892                         05           09/01/96          0
    4196234                              O            08/01/11
    0


    1518893          921/921             F           30,000.00         ZZ
                                         360         29,992.49          1
    4417 THOMPSON COURT               12.600            322.51         37
                                      12.100            322.51       83,000.00
    DENVER           CO   80216          1            07/31/96         00
    268771                               05           09/01/96          0
    268771                               O            08/01/26
    0


    1518913          820/820             F           16,800.00         ZZ
                                         180         16,783.74          1
    4045 NW 16TH STREET UNIT 103      11.500            166.37         65
                                      11.000            166.37       26,000.00
    LAUDERHILL       FL   33313          1            05/24/96         00
    1609163                              01           07/01/96          0
1


    1609163                              N            06/01/11
    0


    1518922          820/820             F           15,400.00         ZZ
                                         180         15,385.08          1
    2010 NW 43RD TERRACE #6           11.500            152.51         70
                                      11.000            152.51       22,000.00
    LAUDERHILL       FL   33313          5            05/20/96         00
    1609164                              01           07/01/96          0
    1609164                              N            06/01/11
    0


    1518936          820/820             F           26,000.00         ZZ
                                         180         25,982.84          1
    618 - 618 1/2 FIG STREET          11.375            255.00         65
                                      10.875            255.00       40,000.00
    BAKERSFIELD      CA   93304          5            06/07/96         00
    1609182                              05           08/01/96          0
    1609182                              N            07/01/11
    0


    1519024          820/820             F          300,000.00         ZZ
                                         360        290,852.86          1
    5906 HARWICK ROAD                  7.625          2,123.39         83
                                       7.125          2,123.39      365,000.00
    BETHESDA         MD   20816          2            07/06/93         23
    1607112                              05           09/01/93          0
    1607112                              O            08/01/23
    0


    1519030          820/820             F          155,000.00         ZZ
                                         360        154,736.19          1
    45-433 HI'IPOI STREET             12.750          1,684.37         55
                                      12.250          1,684.37      285,000.00
    KANEOHE          HI   96744          5            02/13/96         00
    1608324                              05           04/01/96          0
    1608324                              O            03/01/26
    0


    1519095          820/820             F          202,930.00         ZZ
                                         180        202,150.73          1
    37291 CHESAPEAKE DRIVE             9.750          1,743.48         70
                                       9.250          1,743.48      289,900.00
    FARMINGTON HILL  MI   48335          1            12/19/95         00
    1608750                              05           02/01/96          0
    1608750                              O            01/01/11
    0


1


    1519099          820/820             F          120,000.00         ZZ
                                         180        119,867.61          1
    UNIT B SAN MIGUEL CONDOS          10.900          1,133.73         64
                                      10.400          1,133.73      190,000.00
    TELLURIDE        CO   81435          5            05/23/96         00
    1608864                              06           07/01/96          0
    1608864                              N            06/01/11
    0


    1519102          820/820             F          173,500.00         ZZ
                                         180        173,237.18          1
    11613 SOUTH WORTHINGTON COURT     12.375          1,834.88         65
                                      11.875          1,834.88      267,000.00
    SANDY            UT   84092          5            05/03/96         00
    1608914                              05           07/01/96          0
    1608914                              N            06/01/11
    0


    1519112          820/820             F           43,200.00         ZZ
                                         360         43,187.15          1
    3800 BALSA AVENUE                 11.825            438.55         90
                                      11.325            438.55       48,000.00
    YUCCA VALLEY     CA   92284          5            07/12/96         23
    1609315                              05           09/01/96          0
    1609315                              O            08/01/26
    0


    1519114          820/820             F           60,000.00         ZZ
                                         240         59,927.18          1
    34624 HIGHWAY 550                 10.625            604.07         24
                                      10.125            604.07      252,000.00
    DURANGO          CO   81301          5            07/07/96         00
    1609318                              05           09/01/96          0
    1609318                              O            08/01/16
    0


    1519120          921/921             F           36,800.00         ZZ
                                         360         36,789.70          1
    2720 NORTH WEST 21ST STREET       12.100            381.37         71
                                      11.600            381.37       52,000.00
    OKLAHOMA CITY    OK   73107          1            07/31/96         00
    268607                               05           09/01/96          0
    268607                               O            08/01/26
    0


    1519121          921/921             F           93,500.00         ZZ
                                         360         93,500.00          1
    4411 SWEET GUM TERRACE            10.950            886.90         78
                                      10.450            886.90      120,000.00
1


    MARIETTA         GA   30066          2            08/01/96         00
    298828                               05           10/01/96          0
    298828                               O            09/01/26
    0


    1519127          862/824             F           74,300.00         T
                                         180         74,273.50          1
    1807 NW 22ND STREET               11.000            707.58         80
                                      10.500            707.58       92,900.00
    LINCOLN CITY     OR   97367          1            07/19/96         00
    280001519127                         09           09/01/96          0
    4182838                              O            08/01/11
    0


    1519135          766/824             F          128,000.00         ZZ
                                         360        128,000.00          1
    9037 SW 23 LANE                   10.000          1,123.29         70
                                       9.500          1,123.29      185,000.00
    MIAMI            FL   33165          2            07/29/96         00
    280001519135                         05           10/01/96          0
    96SG0704                             O            09/01/26
    0


    1519136          820/820             F           29,500.00         ZZ
                                         180         29,486.05          1
    3264 EAST STATE HIGHWAY 20        12.875            323.45         50
                                      12.375            323.45       60,000.00
    NICE             CA   95464          5            06/19/96         00
    1609334                              05           08/01/96          0
    1609334                              O            07/01/11
    0


    1519139          820/820             F           30,000.00         ZZ
                                         180         29,943.97          1
    8331 SOUTH PHILLIPS AVENUE        12.725            374.16         34
                                      12.225            374.16       90,000.00
    CHICAGO          IL   60617          5            07/15/96         00
    1609249                              05           09/01/96          0
    1609249                              O            08/01/11
    0


    1519143          820/820             F           51,600.00         ZZ
                                         180         51,592.55          1
    37213 POPULUS AVENUE              15.000            652.45         60
                                      14.500            652.45       86,000.00
    PALMDALE         CA   93552          5            07/01/96         00
    1609250                              05           09/01/96          0
    1609250                              O            08/01/11
    0
1




    1519146          820/820             F          207,900.00         ZZ
                                         180        207,825.87          1
    9945 SOUTH WEST HALITE COURT      11.000          1,979.88         90
                                      10.500          1,979.88      231,000.00
    BEAVERTON        OR   97007          5            07/16/96         23
    1609252                              05           09/01/96          0
    1609252                              O            08/01/11
    0


    1519154          820/820             F          117,000.00         ZZ
                                         360        116,971.69          1
    5926 TOWNE AVENUE                 12.750          1,271.44         90
                                      12.250          1,271.44      130,000.00
    LOS ANGELES      CA   90003          5            07/19/96         23
    1609272                              05           09/01/96          0
    1609272                              O            08/01/26
    0


    1519156          820/820             F           24,430.00         ZZ
                                         360         24,417.68          1
    2222 AVENUE F                     12.590            262.44         70
                                      12.090            262.44       34,900.00
    BIRMINGHAM       AL   35218          5            06/27/96         00
    1609293                              05           08/01/96          0
    1609293                              N            07/01/26
    0


    1519157          820/820             F           27,720.00         ZZ
                                         360         27,692.36          1
    1033 40TH STREET W                12.590            297.78         70
                                      12.090            297.78       39,600.00
    BIRMINGHAM       AL   35028          5            06/27/96         00
    1609294                              05           08/01/96          0
    1609294                              N            07/01/26
    0


    1519161          766/824             F          146,000.00         ZZ
                                         360        146,000.00          1
    9241 BYRON AVENUE                 11.000          1,390.39         80
                                      10.500          1,390.39      182,500.00
    SURFSIDE         FL   33154          1            08/15/96         00
    280001519161                         05           10/01/96          0
    123456                               O            09/01/26
    0


    1519163          820/820             F           32,550.00         ZZ
                                         360         32,492.85          1
1


    1718 ROGINA DRIVE                 12.590            349.67         70
                                      12.090            349.67       46,500.00
    FULTONDALE       AL   35068          2            06/27/96         00
    1609302                              05           08/01/96          0
    1609302                              N            07/01/26
    0


    1519170          820/820             F           34,400.00         ZZ
                                         360         34,391.58          1
    158 WEST HARDING BOULEVARD        12.700            372.49         80
                                      12.200            372.49       43,000.00
    SAN ANTONIO      TX   78221          1            07/02/96         00
    1609214                              05           09/01/96          0
    1609214                              O            08/01/26
    0


    1519183          820/820             F           36,000.00         ZZ
                                         180         35,829.57          1
    441 CATHERINE STREET              10.260            392.60         90
                                       9.760            392.60       40,000.00
    STEELTON         PA   17113          2            06/17/96         23
    1609003                              07           08/01/96          0
    1609003                              O            07/01/11
    0


    1519200          820/820             F           47,600.00         ZZ
                                         360         47,587.11          1
    441 CLARK MOUNTAIN ROAD           12.248            498.73         70
                                      11.748            498.73       68,000.00
    HUEYTOWN         AL   35023          5            07/03/96         00
    1609012                              05           09/01/96          0
    1609012                              N            08/01/26
    0


    1519269          820/820             F          348,750.00         ZZ
                                         180        347,193.92          1
    2856 LA CASITA AVENUE              8.354          2,645.58         75
                                       7.854          2,645.58      470,000.00
    LAS VEGAS        NV   89120          5            01/25/96         00
    1609159                              03           03/01/96          0
    1609159                              O            02/01/11
    0


    1519273          820/820             F           30,500.00         ZZ
                                         180         30,488.52          1
    3101 STALLINGS DRIVE              10.750            284.71         70
                                      10.250            284.71       43,600.00
    HOUSTON          TX   77088          5            07/15/96         00
    1609339                              05           09/01/96          0
1


    1609339                              N            08/01/11
    0


    1519291          820/820             F           18,600.00         ZZ
                                         180         18,561.51          1
    106 ELM STREET                    11.650            219.06         60
                                      11.150            219.06       31,000.00
    HENRY            SD   57243          5            07/12/96         00
    1609241                              05           09/01/96          0
    1609241                              O            08/01/11
    0


    1519312          820/820             F           70,000.00         ZZ
                                         360         69,981.99          1
    7115 NEWBILL SCHOOL ROAD          12.475            745.72         49
                                      11.975            745.72      145,000.00
    CLOVER           VA   24534          5            07/25/96         00
    1609362                              05           09/01/96          0
    1609362                              O            08/01/26
    0


    1519328          820/820             F           73,700.00         ZZ
                                         180         73,681.14          1
    1481 S.W. 55 AVENUE               12.500            786.57         46
                                      12.000            786.57      163,000.00
    PLANTATION       FL   33317          5            07/11/96         00
    1609374                              05           09/01/96          0
    1609374                              O            08/01/11
    0


    1519333          820/820             F           73,800.00         ZZ
                                         180         73,775.76          1
    6891 19TH AVENUE SOUTH            11.375            723.80         90
                                      10.875            723.80       82,000.00
    LANTANA          FL   33462          2            07/05/96         23
    1609378                              05           09/01/96          0
    1609378                              O            08/01/11
    0


    1519335          820/820             F           25,000.00         ZZ
                                         240         24,969.92          1
    11516 JIM FERRIELL DRIVE          10.692            252.83         42
                                      10.192            252.83       60,500.00
    EL PASO          TX   79936          5            07/10/96         00
    1609240                              05           09/01/96          0
    1609240                              N            08/01/16
    0


1


    1519336          820/820             F           93,000.00         T
                                         180         92,836.84          1
    279 STONEY CREEK                  13.375          1,199.72         50
                                      12.875          1,199.72      186,000.00
    HILTON HEAD      SC   29928          5            07/19/96         00
    1609379                              09           09/01/96          0
    1609379                              O            08/01/11
    0


    1519339          820/820             F           57,000.00         ZZ
                                         180         56,962.36          1
    806 CONWAY STREET, #303           11.375            559.04         75
                                      10.875            559.04       76,000.00
    NORTH MYRTLE BE  SC   29582          1            07/01/96         00
    1609380                              01           08/01/96          0
    1609380                              N            07/01/11
    0


    1519342          820/820             F           45,375.00         ZZ
                                         180         45,345.06          1
    951 PLANTATION DRIVE, #B-6        11.375            445.02         75
                                      10.875            445.02       61,000.00
    LITTLE RIVER     SC   29566          1            07/01/96         00
    1609381                              09           08/01/96          0
    1609381                              N            07/01/11
    0


    1519344          820/820             F          112,000.00         ZZ
                                         180        111,955.49          1
    14016 GRAYSTONE AVENUE            10.500          1,024.51         65
                                      10.000          1,024.51      173,000.00
    NORWALK          CA   90650          5            07/23/96         00
    1609384                              05           09/01/96          0
    1609384                              O            08/01/11
    0


    1519347          820/820             F          115,000.00         ZZ
                                         180        114,965.22          1
    7792 EAST SAGINAW WAY             11.750          1,160.82         45
                                      11.250          1,160.82      260,000.00
    FRESNO           CA   93727          5            07/12/96         00
    1609406                              05           09/01/96          0
    1609406                              O            08/01/11
    0


    1519349          820/820             F           16,000.00         ZZ
                                         360         15,997.58          1
    3300 45TH ST SW                   14.812            199.91         54
                                      14.312            199.91       30,000.00
1


    BIRMINGHAM       AL   35221          5            07/11/96         00
    1609408                              05           09/01/96          0
    1609408                              O            08/01/26
    0


    1519350          820/820             F           43,900.00         ZZ
                                         180         43,883.47          1
    2333 WESTDALE CT.                 10.750            409.80         38
                                      10.250            409.80      118,000.00
    KOKOMO           IN   46901          1            07/15/96         00
    1609239                              05           09/01/96          0
    1609239                              O            08/01/11
    0


    1519356          820/820             F           82,800.00         ZZ
                                         360         82,775.63          1
    6118 SOUTH CHAMPLAIN              11.875            843.74         90
                                      11.375            843.74       92,000.00
    CHICAGO          IL   60619          5            07/19/96         23
    160941415                            05           09/01/96          0
    160941415                            O            08/01/26
    0


    1519364          820/820             F           64,500.00         T
                                         180         64,380.10          1
    RR 1 BOX 1650                     12.775            806.56         60
                                      12.275            806.56      107,500.00
    WARFORDSBURG     PA   17267          5            07/08/96         00
    1609225                              05           09/01/96          0
    1609225                              O            08/01/11
    0


    1519692          921/921             F          114,750.00         ZZ
                                         180        114,750.00          1
    3260 SOUTH DOWNING STREET         10.850          1,293.46         85
                                      10.350          1,293.46      135,000.00
    ENGLEWOOD        CO   80110          5            07/31/96         23
    269506                               05           10/01/96          0
    269506                               O            09/01/11
    0


    1519708          921/921             F          123,000.00         ZZ
                                         180        122,716.60          1
    9802 GARRISON WAY                 10.500          1,359.65         85
                                      10.000          1,359.65      145,000.00
    BROOMFIELD       CO   80021          2            07/29/96         23
    269159                               03           09/01/96          0
    269159                               O            08/01/11
    0
1




    1519715          A59/824             F           40,000.00         ZZ
                                         180         40,000.00          1
    155 BOTTINEAU AVE                 10.500            442.16         85
                                      10.000            442.16       47,500.00
    RED LAKE FALLS   MN   56750          1            08/23/96         23
    280001519715                         05           10/01/96          0
    1519715                              O            09/01/11
    0


    1519743          956/824             F          203,150.00         ZZ
                                         180        203,059.16          1
    1455 HOPYARD ROAD                  9.950          1,775.29         85
                                       9.450          1,775.29      239,000.00
    PLEASANTON       CA   94566          1            07/18/96         23
    280001519743                         05           09/01/96          0
    607169                               O            08/01/11
    0


    1519766          921/921             F           81,500.00         ZZ
                                         360         81,500.00          1
    671 GOSHEN HILL ROAD              10.500            745.52         65
                                      10.000            745.52      127,000.00
    LEBANON          CT   06249          2            08/01/96         00
    412155                               05           10/01/96          0
    412155                               O            09/01/26
    0


    1519818          956/824             F          193,350.00         ZZ
                                         180        193,259.79          1
    2728 MERIDIAN AVENUE               9.750          1,661.18         85
                                       9.250          1,661.18      227,500.00
    SAN JOSE         CA   95124          1            07/30/96         23
    280001519818                         05           09/01/96          0
    607192                               O            08/01/11
    0


    1519832          956/824             F          118,000.00         ZZ
                                         180        118,000.00          1
    1168 BUD PLACE                     9.625          1,002.99         80
                                       9.125          1,002.99      147,500.00
    MANTECA          CA   95336          1            08/01/96         00
    280001519832                         05           10/01/96          0
    607221                               O            09/01/11
    0


    1519840          956/824             F          157,500.00         ZZ
                                         180        157,437.42          1
1


    165-167 EAST ST JOHN STREET       10.500          1,440.71         70
                                      10.000          1,440.71      225,000.00
    SAN JOSE         CA   95112          5            07/10/96         00
    280001519840                         05           09/01/96          0
    607014                               O            08/01/11
    0


    1519861          956/824             F          350,000.00         ZZ
                                         180        349,853.23          1
    16955 TESLA ROAD                  10.250          3,136.35         78
                                       9.750          3,136.35      450,000.00
    LIVERMORE        CA   94550          5            07/17/96         00
    280001519861                         05           09/01/96          0
    607120                               O            08/01/11
    0


    1519878          956/824             F          174,250.00         ZZ
                                         180        174,168.70          1
    22607 LINDEN STREET                9.750          1,497.08         85
                                       9.250          1,497.08      205,000.00
    HAYWARD          CA   94541          5            07/10/96         23
    280001519878                         05           09/01/96          0
    605043                               O            08/01/11
    0


    1519887          766/824             F           77,250.00         ZZ
                                         360         77,250.00          1
    4849 MARELLA ROAD                 11.000            735.67         75
                                      10.500            735.67      103,000.00
    WEST PALM BEACH  FL   33417          1            08/06/96         00
    280001519887                         05           10/01/96          0
    96DA0278                             O            09/01/26
    0


    1519954          921/921             F          114,000.00         ZZ
                                         360        114,000.00          1
    4 ALEXANDER DRIVE                 12.400          1,207.84         68
                                      11.900          1,207.84      168,000.00
    EAST HADDAM      CT   06423          1            08/07/96         00
    412866                               05           10/01/96          0
    412866                               O            09/01/26
    0


    1520087          560/824             F          156,000.00         ZZ
                                         360        155,936.31          1
    3187 MANLEY DRIVE                 10.375          1,412.44         80
                                       9.875          1,412.44      195,000.00
    LOMPOC           CA   93436          1            07/18/96         00
    280001520087                         03           09/01/96          0
1


    444989008                            O            08/01/26
    0


    1520090          560/824             F           42,000.00         ZZ
                                         360         41,986.94          1
    211 EAST MAIN ST                  11.625            419.94         70
    A-4                               11.125            419.94       60,000.00
    BRANFORD         CT   06405          1            07/25/96         00
    280001520090                         01           09/01/96          0
    416453702                            O            08/01/26
    0


    1520156          E22/824             F           60,000.00         ZZ
                                         360         59,982.35          1
    N3114 SATINWOOD ROAD              11.875            611.40         80
                                      11.375            611.40       75,000.00
    LAKE GENEVA      WI   53147          2            07/26/96         00
    280001520156                         05           09/01/96          0
    0410171748                           O            08/01/26
    0


    1520323          921/921             F           76,000.00         ZZ
                                         360         76,000.00          1
    40 BURMA ROAD                     12.750            825.89         80
                                      12.250            825.89       95,000.00
    MCDONOUGH        GA   30252          5            08/02/96         00
    299099                               05           10/01/96          0
    299099                               O            09/01/26
    0


    1520327          921/921             F           50,400.00         ZZ
                                         360         50,400.00          1
    355 PINE STREET                   12.100            522.31         78
                                      11.600            522.31       65,000.00
    BRISTOL          CT   06010          1            08/08/96         00
    412387                               05           10/01/96          0
    412387                               O            09/01/26
    0


    1520332          921/921             F          132,050.00         ZZ
                                         360        132,002.92          1
    21448 EAST CRESTRIDGE PLACE       11.000          1,257.54         89
                                      10.500          1,257.54      148,500.00
    AURORA           CO   80015          1            07/19/96         23
    505081                               03           09/01/96          0
    505081                               O            08/01/26
    0


1


    1520469          B75/824             F           47,600.00         ZZ
                                         360         47,600.00          1
    2946 LAKELAND DRIVE               11.750            480.48         85
                                      11.250            480.48       56,000.00
    SAN ANTONIO      TX   78222          1            08/07/96         23
    280001520469                         05           10/01/96          0
    2586881                              O            09/01/26
    0


    1520494          A59/824             F           70,000.00         ZZ
                                         360         70,000.00          1
    1750 HILLVIEW ROAD                 9.875            607.85         78
                                       9.375            607.85       90,000.00
    SHOREVIEW        MN   55126          2            08/26/96         00
    280001520494                         05           10/01/96          0
    1520494                              O            09/01/26
    0


    1520512          E06/824             F          123,200.00         ZZ
                                         360        123,151.04          1
    D-5 ALEXANDER CANYON ROAD         10.500          1,126.96         80
                                      10.000          1,126.96      154,000.00
    WANSHIP          UT   84017          5            07/22/96         00
    280001520512                         05           09/01/96          0
    9600014                              O            08/01/26
    0


    1520527          E06/824             F           80,700.00         ZZ
                                         360         80,673.49          1
    4978 SOUTH 5415 WEST              11.375            791.48         80
                                      10.875            791.48      100,900.00
    SALT LAKE CITY   UT   84118          1            07/25/96         00
    280001520527                         05           09/01/96          0
    9600025                              O            08/01/26
    0


    1520535          921/921             F           75,000.00         ZZ
                                         360         75,000.00          1
    980 NEW ROCK HILL ROAD            10.800            702.94         47
                                      10.300            702.94      160,000.00
    WALLINGFORD      CT   06492          2            08/05/96         00
    412494                               05           10/01/96          0
    412494                               O            09/01/26
    0


    1520542          E20/824             F           72,000.00         ZZ
                                         180         71,834.11          1
    5530 CAMPBELLTON ROAD             10.500            795.89         80
                                      10.000            795.89       90,000.00
1


    ATLANTA          GA   30331          2            07/24/96         00
    280001520542                         05           09/01/96          0
    BURNS                                O            08/01/11
    0


    1520643          E20/824             F           30,500.00         ZZ
                                         180         30,277.40          1
    34 WASHINGTON STREET              10.000            327.76         58
                                       9.500            327.76       53,000.00
    MCDONOUGH        GA   30253          5            05/15/96         00
    280001520643                         05           07/01/96          0
    STRICKLAND                           O            06/01/11
    0


    1520644          E20/824             F           45,000.00         ZZ
                                         360         44,983.05          1
    2992 EIGHTH STREET                10.750            420.07         75
                                      10.250            420.07       60,000.00
    EAST POINT       GA   30344          1            07/19/96         00
    280001520644                         05           09/01/96          0
    KJOHNSON                             N            08/01/26
    0


    1520646          E20/824             F           43,500.00         ZZ
                                         360         43,486.09          1
    603 TOWER ROAD                    11.500            430.78         75
                                      11.000            430.78       58,000.00
    PEACHTREE CITY   GA   30269          5            07/31/96         00
    280001520646                         05           09/01/96          0
    BHUNTER                              N            08/01/26
    0


    1520676          E20/824             F           76,160.00         ZZ
                                         360         76,132.84          1
    10847 MORNING DOVE CT.            11.000            725.29         85
                                      10.500            725.29       89,600.00
    HAMPTON          GA   30128          1            07/16/96         23
    280001520676                         05           09/01/96          0
    JAMES                                O            08/01/26
    0


    1520695          E20/824             F          117,000.00         ZZ
                                         360        116,922.86          1
    3073 APPLEWOOD DRIVE              11.375          1,147.50         90
                                      10.875          1,147.50      130,000.00
    MARIETTA         GA   30064          1            06/07/96         23
    280001520695                         05           08/01/96          0
    CERRA                                O            07/01/26
    0
1




    1520898          E20/824             F           61,375.00         ZZ
                                         180         61,241.58          1
    2184 EAST CHEROKEE DRIVE          11.125            702.42         79
                                      10.625            702.42       78,000.00
    WOODSTOCK        GA   30188          2            07/10/96         00
    280001520898                         05           09/01/96          0
    CROFT                                O            08/01/11
    0


    1520902          815/824             F          252,000.00         ZZ
                                         360        251,862.35          1
    47 LAUREL LANE                     9.000          2,027.65         75
                                       8.500          2,027.65      336,000.00
    ROSLYN HEIGHTS   NY   11577          5            07/12/96         00
    280001520902                         05           09/01/96          0
    36766                                O            08/01/26
    0


    1520978          E20/824             F           95,900.00         ZZ
                                         360         95,838.41          1
    4921 AARON SOSEBEE ROAD           11.500            949.69         80
                                      11.000            949.69      120,000.00
    CUMMING          GA   30130          2            06/06/96         00
    280001520978                         05           08/01/96          0
    TRIBBLE                              O            07/01/26
    0


    1521032          E20/824             F          150,000.00         ZZ
                                         180        149,877.39          1
    5424 LAWNDALE DRIVE               10.390          1,359.79         80
                                       9.890          1,359.79      188,000.00
    GREENSBORO       NC   27455          1            06/26/96         00
    280001521032                         05           08/01/96          0
    HARRIS                               O            07/01/11
    0


    1521284          921/921             F          106,150.00         ZZ
                                         360        106,150.00          1
    2775 TREEHOUSE COURT              12.150          1,104.15         85
                                      11.650          1,104.15      124,900.00
    LAWRENCEVILLE    GA   30244          1            08/14/96         23
    299420                               05           10/01/96          0
    299420                               O            09/01/26
    0


    1521285          921/921             F          130,900.00         ZZ
                                         360        130,900.00          1
1


    9 SCHOONER BAY COURT              11.100          1,256.50         85
                                      10.600          1,256.50      154,000.00
    BALTIMORE        MD   21220          2            08/09/96         23
    412999                               05           10/01/96          0
    412999                               O            09/01/26
    0


    1521291          766/824             F          104,000.00         ZZ
                                         360        104,000.00          1
    8155 NW 191 ST                    10.875            980.61         80
                                      10.375            980.61      130,000.00
    MIAMI            FL   33015          2            08/09/96         00
    280001521291                         05           10/01/96          0
    960Z0223                             O            09/01/26
    0


    1521297          731/824             F           36,500.00         ZZ
                                         180         36,473.56          1
    124 BAKER STREET                  10.950            346.22         52
                                      10.450            346.22       71,000.00
    MONROE           GA   30655          5            06/13/96         00
    280001521297                         05           08/01/96          0
    3140662198                           O            07/01/11
    0


    1521298          731/824             F          150,500.00         ZZ
                                         180        150,414.39          1
    6431 LARCHWOOD DRIVE              12.050          1,553.86         70
                                      11.550          1,553.86      215,000.00
    HUNTINGTON BEAC  CA   92647          2            06/04/96         00
    280001521298                         05           08/01/96          0
    411510606                            O            07/01/11
    0


    1521300          731/824             F          107,950.00         ZZ
                                         180        107,919.11          2
    2638-2640 TROY AVENUE             12.000          1,110.39         85
                                      11.500          1,110.39      127,000.00
    SOUTH EL MONTE   CA   91733          1            07/26/96         23
    280001521300                         05           09/01/96          0
    411111964                            O            08/01/11
    0


    1521366          820/820             F           96,000.00         ZZ
                                         180         96,000.00          1
    4314 MARINA CITY DRIVE            10.500            878.15         60
                                      10.000            878.15      160,000.00
    MARINA DEL REY   CA   91723          1            08/01/96         00
    160926520                            08           10/01/96          0
1


    160926520                            O            09/01/11
    0


    1521380          820/820             F           85,500.00         ZZ
                                         360         85,461.15          1
    14302 FAIRMONT COURT               9.875            742.44         77
                                       9.375            742.44      112,000.00
    WOODBRIDGE       VA   22193          5            07/26/96         00
    0160928621                           05           09/01/96          0
    0160928621                           O            08/01/26
    0


    1521425          820/820             F           26,600.00         ZZ
                                         240         26,600.00          1
    1ST AND WASHINGTON                11.700            287.34         51
    BOX 2                             11.200            287.34       53,000.00
    DENVER           IN   46926          5            08/06/96         00
    1609457                              05           10/01/96          0
    1609457                              O            09/01/16
    0


    1521428          820/820             F           59,500.00         ZZ
                                         180         59,500.00          1
    110 EAST RICH LANE                11.925            711.24         46
                                      11.425            711.24      130,000.00
    BLACKFOOT        ID   83221          5            08/05/96         00
    1609459                              05           10/01/96          0
    1609459                              O            09/01/11
    0


    1521433          820/820             F          136,500.00         ZZ
                                         360        136,466.30          1
    5555 AGUILAR ROAD                 12.660          1,473.78         70
                                      12.160          1,473.78      195,000.00
    ROCKLIN          CA   95677          5            07/25/96         00
    160935712                            05           09/01/96          0
    160935712                            O            08/01/26
    0


    1521437          820/820             F           35,100.00         ZZ
                                         240         35,100.00          1
    8385 E 275 S                      12.250            392.62         60
                                      11.750            392.62       59,000.00
    PERU             IN   46970          5            08/07/96         00
    1609469                              05           10/01/96          0
    1609469                              O            09/01/16
    0


1


    1521438          820/820             F           30,000.00         ZZ
                                         180         30,000.00          1
    468 JEFFERSON AVE                 12.900            377.60         75
                                      12.400            377.60       40,000.00
    PERU             IN   46970          5            08/02/96         00
    160938221                            05           10/01/96          0
    160938221                            O            09/01/11
    0


    1521457          820/820             F          102,250.00         ZZ
                                         180        102,199.71          1
    4089 DEBBYANN PLACE                9.500            859.77         70
                                       9.000            859.77      148,000.00
    SAN DIEGO        CA   92154          2            07/25/96         00
    1609464                              05           09/01/96          0
    1609464                              O            08/01/11
    0


    1521535          766/824             F           53,200.00         ZZ
                                         360         53,200.00          1
    29921 SW 152 AVENUE               10.000            466.87         80
                                       9.500            466.87       66,500.00
    MIAMI            FL   33033          1            08/14/96         00
    280001521535                         05           10/01/96          0
    96SG0718                             O            09/01/26
    0


    1521952          921/921             F          149,940.00         ZZ
                                         360        149,940.00          1
    19-21 HIGHGATE STREET             11.900          1,530.77         70
                                      11.400          1,530.77      214,200.00
    ALLSTON          MA   02134          1            08/19/96         00
    413708                               05           10/01/96          0
    413708                               O            09/01/26
    0


    1522264          E63/824             F           25,000.00         ZZ
                                         180         25,000.00          1
    8815 SOUTHEAST 28TH PLACE         14.250            301.17         30
                                      13.750            301.17       84,000.00
    MILWAUKIE        OR   97222          2            08/06/96         00
    280001522264                         05           10/01/96          0
    96202312                             O            09/01/11
    0


    1523046          921/921             F           82,500.00         ZZ
                                         360         82,500.00          1
    633 FRANKLIN STREET N.E.          10.750            770.13         75
                                      10.250            770.13      110,000.00
1


    WASHINGTON       DC   20017          5            08/16/96         00
    413625                               05           10/01/96          0
    413625                               O            09/01/26
    0


    1523124          921/921             F           80,800.00         ZZ
                                         360         80,800.00          1
    782 33A AVENUE NE                 13.300            912.80         80
                                      12.800            912.80      101,000.00
    GREAT FALLS      MT   59404          2            08/13/96         00
    267534                               05           10/01/96          0
    267534                               O            09/01/26
    0


    1523569          E22/824             F           54,000.00         ZZ
                                         360         54,000.00          1
    16 BECKY LANE                     11.625            539.91         90
                                      11.125            539.91       60,000.00
    COUNCIL BLUFFS   IA   51503          1            08/16/96         23
    0410176390                           05           10/01/96          0
    0410176390                           O            09/01/26
    0


    1523722          E22/824             F           46,800.00         ZZ
                                         360         46,788.02          1
    43998 FRONT LANE                  12.500            499.48         90
                                      12.000            499.48       52,000.00
    AVOCA            IA   51521          1            07/31/96         23
    0410215602                           05           09/01/96          0
    0410215602                           O            08/01/26
    0


    1523782          E22/824             F          100,800.00         ZZ
                                         360        100,800.00          1
    100 CRAMER PLACE                  11.375            988.61         90
                                      10.875            988.61      112,000.00
    MARTINSVILLE     IN   46151          2            08/13/96         23
    0410158794                           05           10/01/96          0
    0410158794                           O            09/01/26
    0


    1524140          921/921             F           62,900.00         ZZ
                                         360         62,900.00          1
    1870 BEECHWOOD BLVD.              11.000            599.02         85
                                      10.500            599.02       74,000.00
    GAINESVILLE      GA   30504          2            08/21/96         23
    299198                               05           10/01/96          0
    299198                               O            09/01/26
    0
1




    1524148          921/921             F          123,000.00         T
                                         360        123,000.00          1
    27 WALCOTT AVENUE                 11.650          1,232.16         47
                                      11.150          1,232.16      264,000.00
    NARRAGANSETT     RI   02882          5            08/27/96         00
    413542                               05           10/01/96          0
    413542                               O            09/01/26
    0

   TOTAL NUMBER OF LOANS   :        966

   TOTAL ORIGINAL BALANCE  :    95,154,009.26

   TOTAL PRINCIPAL BALANCE :    94,922,234.34

   TOTAL ORIGINAL P+I      :       898,968.49

   TOTAL CURRENT P+I       :       898,968.49


                             ***************************
                             *      END OF REPORT      *
                             ***************************

  RUN ON     : 09/27/96           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 13.16.41           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 09/01/96
  POOL       : 0004223  0004224
             :
             :
  POOL STATUS:

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST SPREAD RATE                     STRIP
  -----------------------------------------------------------------------

      1393023                              .5000
       60,968.19                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1400985                              .5000
       26,858.46                           .0800
           12.2500                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000

      1401163                              .5000
       51,524.95                           .0800
           11.2000                         .0000
           10.7000                         .1800
           10.4400                          .0000
           10.4400                         .0000

      1403130                              .5000
       63,444.26                           .0800
           13.0000                         .0000
           12.5000                         .1800
           12.2400                          .0000
           12.2400                         .0000

      1404673                              .5000
       66,136.71                           .0800
           11.9500                         .0000
           11.4500                         .1800
           11.1900                          .0000
           11.1900                         .0000

      1414814                              .5000
       22,435.60                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000
1



      1414917                              .5000
       91,401.24                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1415179                              .5000
       24,809.34                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1415510                              .2500
       67,842.85                           .0800
            9.6250                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1416101                              .5000
       40,001.36                           .0800
           12.0000                         .0000
           11.5000                         .1800
           11.2400                          .0000
           11.2400                         .0000

      1417175                              .5000
       90,356.57                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1418057                              .5000
       67,134.85                           .0800
           15.8750                         .0000
           15.3750                         .1800
           15.1150                          .0000
           15.1150                         .0000

      1418292                              .5000
       41,831.15                           .0800
           13.2500                         .0000
           12.7500                         .1800
           12.4900                          .0000
           12.4900                         .0000

      1419720                              .2500
      111,777.12                           .0800
           10.5000                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000
1



      1421367                              .5000
       76,462.42                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1421669                              .2500
       64,571.36                           .0800
            8.6250                         .0000
            8.3750                         .1800
            8.1150                          .0000
            8.1150                         .0000

      1423709                              .5000
       69,497.36                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1424065                              .2500
       79,404.77                           .0800
            9.3750                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1424176                              .5000
       38,918.59                           .0800
           13.1250                         .0000
           12.6250                         .1800
           12.3650                          .0000
           12.3650                         .0000

      1432500                              .5000
       95,490.76                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1435930                              .2500
       56,594.43                           .0800
            9.6250                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1436034                              .5000
      127,392.25                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000
1



      1436538                              .5000
       23,431.60                           .0800
            8.7500                         .0000
            8.2500                         .1800
            7.9900                          .0000
            7.9900                         .0000

      1438425                              .5000
       69,907.13                           .0800
           11.9900                         .0000
           11.4900                         .1800
           11.2300                          .0000
           11.2300                         .0000

      1443861                              .5000
      226,898.52                           .0800
            7.2500                         .0000
            6.7500                         .1800
            6.4900                          .0000
            6.4900                         .0000

      1450604                              .5000
       78,032.31                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1450632                              .5000
       83,608.80                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1456499                              .5000
      184,552.67                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1458691                              .5000
      105,603.42                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1459946                              .5000
       65,055.69                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000
1



      1461103                              .5000
       61,009.71                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1461962                              .5000
      129,490.31                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1462873                              .5000
      342,717.22                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1463164                              .5000
       78,298.09                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1464499                              .5000
       66,571.76                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1464884                              .5000
      141,219.63                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1465752                              .5000
       87,665.21                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1465762                              .5000
       81,313.28                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000
1



      1466365                              .5000
      191,296.24                           .0800
            7.6250                         .0000
            7.1250                         .1800
            6.8650                          .0000
            6.8650                         .0000

      1466867                              .5000
      115,840.02                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1466869                              .5000
       26,149.50                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1467810                              .5000
      108,017.88                           .0800
            8.3750                         .0000
            7.8750                         .1800
            7.6150                          .0000
            7.6150                         .0000

      1469858                              .5000
       23,867.09                           .0800
            9.0000                         .0000
            8.5000                         .1800
            8.2400                          .0000
            8.2400                         .0000

      1470309                              .5000
       55,812.97                           .0800
            9.0000                         .0000
            8.5000                         .1800
            8.2400                          .0000
            8.2400                         .0000

      1470748                              .5000
       50,820.77                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1471355                              .5000
       62,800.18                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000
1



      1471726                              .5000
      131,622.91                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1472033                              .5000
       43,672.09                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1472228                              .5000
      271,068.00                           .0800
            8.8750                         .0000
            8.3750                         .1800
            8.1150                          .0000
            8.1150                         .0000

      1472471                              .5000
      330,945.79                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1472873                              .5000
       88,119.61                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1473164                              .5000
      155,797.70                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1473470                              .5000
       40,480.88                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1474587                              .5000
      116,665.89                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000
1



      1475810                              .5000
      299,516.81                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1475849                              .5000
       57,231.50                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1476102                              .5000
      145,709.29                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1476322                              .5000
      144,617.23                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1478406                              .5000
      194,369.65                           .0800
            8.2500                         .0000
            7.7500                         .1800
            7.4900                          .0000
            7.4900                         .0000

      1478455                              .5000
       77,758.93                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1479279                              .5000
       48,936.46                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1479425                              .5000
       59,771.72                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000
1



      1479430                              .5000
      280,506.38                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1479433                              .5000
      134,680.54                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1479438                              .5000
      300,888.19                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1479439                              .5000
      249,537.80                           .0800
           12.5000                         .0000
           12.0000                         .1800
           11.7400                          .0000
           11.7400                         .0000

      1479443                              .5000
       37,058.41                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1479467                              .5000
       26,151.17                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1480229                              .5000
      103,299.24                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1480388                              .5000
       28,859.07                           .0800
           13.5500                         .0000
           13.0500                         .1800
           12.7900                          .0000
           12.7900                         .0000
1



      1480739                              .5000
       32,415.24                           .0800
           12.2500                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000

      1480886                              .5000
      109,759.93                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1480888                              .5000
       59,705.01                           .0800
            9.1250                         .0000
            8.6250                         .1800
            8.3650                          .0000
            8.3650                         .0000

      1480975                              .5000
      296,627.43                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1482205                              .5000
       30,045.49                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1482594                              .2500
      145,620.59                           .0800
            7.7500                         .0000
            7.5000                         .1800
            7.2400                          .0000
            7.2400                         .0000

      1482749                              .5000
       44,589.29                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1483148                              .5000
      193,457.48                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000
1



      1483432                              .5000
       99,650.39                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1483444                              .5000
      220,485.79                           .0800
            8.7500                         .0000
            8.2500                         .1800
            7.9900                          .0000
            7.9900                         .0000

      1483752                              .5000
       83,640.06                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1485275                              .5000
      123,847.74                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1485697                              .5000
      215,652.10                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1485719                              .5000
       98,831.79                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1485724                              .5000
       96,167.96                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1485866                              .5000
       50,632.77                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000
1



      1486144                              .5000
      109,448.22                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1486149                              .5000
       84,663.41                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1486165                              .5000
      279,478.21                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1486177                              .5000
       84,877.05                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1486368                              .5000
       76,280.21                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1486400                              .5000
       59,158.91                           .0800
            8.5000                         .0000
            8.0000                         .1800
            7.7400                          .0000
            7.7400                         .0000

      1486536                              .5000
       71,870.99                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1486545                              .5000
       63,899.64                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000
1



      1486547                              .5000
      140,630.68                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1486556                              .5000
      281,438.53                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1486559                              .5000
      112,323.59                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1486561                              .5000
       89,919.78                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1486647                              .5000
      127,588.57                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1487415                              .5000
       86,268.11                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1487419                              .5000
       36,441.19                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1487572                              .5000
      389,534.18                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000
1



      1487577                              .5000
       85,358.32                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1487598                              .5000
      131,209.96                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1487701                              .5000
       81,918.56                           .0800
            9.0000                         .0000
            8.5000                         .1800
            8.2400                          .0000
            8.2400                         .0000

      1487705                              .5000
       31,989.19                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1488152                              .5000
       61,111.29                           .0800
           10.9900                         .0000
           10.4900                         .1800
           10.2300                          .0000
           10.2300                         .0000

      1488321                              .5000
      142,316.07                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1488505                              .5000
       55,912.16                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1488516                              .5000
       59,908.41                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000
1



      1488646                              .5000
       49,500.22                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1488650                              .5000
       65,623.07                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1488660                              .5000
       59,546.92                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1488699                              .5000
       79,852.80                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1488702                              .5000
      101,925.16                           .0800
           12.7500                         .0000
           12.2500                         .1800
           11.9900                          .0000
           11.9900                         .0000

      1488703                              .5000
       70,879.36                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1488709                              .5000
       89,847.04                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1488720                              .5000
       55,888.48                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000
1



      1488826                              .5000
       67,121.91                           .0800
           12.0000                         .0000
           11.5000                         .1800
           11.2400                          .0000
           11.2400                         .0000

      1488827                              .5000
       77,438.12                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1488892                              .5000
      105,747.40                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1489192                              .5000
       73,783.08                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1489301                              .5000
      145,294.53                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1489315                              .5000
       53,910.66                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1489318                              .5000
       98,860.30                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1489319                              .5000
       44,293.72                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000
1



      1489326                              .5000
       32,153.42                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1489499                              .5000
      291,315.84                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1489644                              .5000
       53,060.03                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1489817                              .5000
       67,447.55                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1489839                              .5000
       74,224.63                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1489843                              .5000
       33,896.88                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1489910                              .5000
      399,492.45                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1489998                              .5000
      136,352.64                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000
1



      1490067                              .5000
       74,585.97                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1490146                              .5000
       98,790.64                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1490157                              .5000
      118,978.94                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1490323                              .5000
       62,858.95                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1490330                              .5000
      114,089.70                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1490333                              .5000
      108,792.90                           .0800
           12.7500                         .0000
           12.2500                         .1800
           11.9900                          .0000
           11.9900                         .0000

      1490357                              .5000
       53,979.67                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1490379                              .5000
      180,458.46                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000
1



      1490477                              .5000
       67,482.19                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1490481                              .5000
       62,063.53                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1490482                              .5000
      114,549.76                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1490484                              .5000
       74,513.32                           .0800
           12.6250                         .0000
           12.1250                         .1800
           11.8650                          .0000
           11.8650                         .0000

      1490486                              .5000
       58,767.69                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000

      1490488                              .5000
      102,867.54                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1490490                              .5000
       76,849.37                           .0800
           12.0000                         .0000
           11.5000                         .1800
           11.2400                          .0000
           11.2400                         .0000

      1490492                              .5000
       32,852.34                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000
1



      1490494                              .5000
       73,814.72                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1490503                              .5000
       71,978.88                           .0800
           12.0000                         .0000
           11.5000                         .1800
           11.2400                          .0000
           11.2400                         .0000

      1490505                              .5000
      105,227.02                           .0800
           12.1250                         .0000
           11.6250                         .1800
           11.3650                          .0000
           11.3650                         .0000

      1490531                              .5000
       54,391.56                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1490534                              .5000
       46,754.79                           .0800
           12.3750                         .0000
           11.8750                         .1800
           11.6150                          .0000
           11.6150                         .0000

      1491042                              .5000
       63,926.07                           .0800
            8.7500                         .0000
            8.2500                         .1800
            7.9900                          .0000
            7.9900                         .0000

      1491043                              .5000
      134,910.88                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1491105                              .5000
       59,406.69                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000
1



      1491167                              .5000
      113,741.14                           .0800
           12.8750                         .0000
           12.3750                         .1800
           12.1150                          .0000
           12.1150                         .0000

      1491239                              .5000
       87,997.58                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1491368                              .5000
      128,223.00                           .0800
            9.9000                         .0000
            9.4000                         .1800
            9.1400                          .0000
            9.1400                         .0000

      1491394                              .5000
      114,230.02                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1491398                              .5000
       70,831.79                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1491410                              .5000
       51,965.66                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1493707                              .5000
       89,851.08                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1493764                              .5000
       79,352.43                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000
1



      1493766                              .5000
       84,551.89                           .0800
           13.8750                         .0000
           13.3750                         .1800
           13.1150                          .0000
           13.1150                         .0000

      1493833                              .5000
      186,806.23                           .0800
            8.5000                         .0000
            8.0000                         .1800
            7.7400                          .0000
            7.7400                         .0000

      1493914                              .5000
       78,292.24                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1493917                              .5000
       61,825.52                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1493926                              .5000
       56,130.47                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1493950                              .5000
       46,811.40                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1493972                              .5000
      107,967.34                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1494090                              .5000
      110,296.66                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000
1



      1494094                              .5000
       54,922.36                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1494168                              .5000
      122,796.91                           .0800
            9.0000                         .0000
            8.5000                         .1800
            8.2400                          .0000
            8.2400                         .0000

      1494171                              .5000
       77,293.59                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1494250                              .5000
      166,380.72                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1494369                              .5000
      116,635.61                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1494370                              .5000
       81,496.45                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1494552                              .5000
       68,905.17                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1494582                              .5000
       88,353.88                           .0800
            9.0000                         .0000
            8.5000                         .1800
            8.2400                          .0000
            8.2400                         .0000
1



      1494588                              .5000
       32,976.47                           .0800
           12.8750                         .0000
           12.3750                         .1800
           12.1150                          .0000
           12.1150                         .0000

      1494682                              .5000
       41,700.36                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1494777                              .5000
       32,610.22                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1494808                              .5000
       81,316.64                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1495078                              .5000
       52,341.89                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1495091                              .5000
       50,738.18                           .0800
            8.6250                         .0000
            8.1250                         .1800
            7.8650                          .0000
            7.8650                         .0000

      1495095                              .5000
       19,483.99                           .0800
           12.2500                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000

      1495118                              .5000
      279,672.16                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000
1



      1495303                              .5000
       42,733.24                           .0800
           10.6500                         .0000
           10.1500                         .1800
            9.8900                          .0000
            9.8900                         .0000

      1495316                              .5000
       90,790.66                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1495339                              .5000
      115,923.42                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1495598                              .5000
      129,348.37                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1496019                              .5000
      141,410.47                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1496550                              .5000
      156,272.76                           .0800
            8.8000                         .0000
            8.3000                         .1800
            8.0400                          .0000
            8.0400                         .0000

      1496603                              .5000
       49,948.01                           .0800
           12.5000                         .0000
           12.0000                         .1800
           11.7400                          .0000
           11.7400                         .0000

      1496605                              .5000
       99,549.56                           .0800
            9.4800                         .0000
            8.9800                         .1800
            8.7200                          .0000
            8.7200                         .0000
1



      1496608                              .5000
       73,747.12                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1496624                              .5000
       93,401.78                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1496648                              .5000
       54,338.00                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1496653                              .5000
       74,925.39                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1496762                              .5000
       77,417.58                           .0800
            8.7000                         .0000
            8.2000                         .1800
            7.9400                          .0000
            7.9400                         .0000

      1496763                              .5000
       80,391.25                           .0800
            8.7000                         .0000
            8.2000                         .1800
            7.9400                          .0000
            7.9400                         .0000

      1496767                              .5000
       55,026.67                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1496772                              .5000
      203,549.23                           .0800
            9.0000                         .0000
            8.5000                         .1800
            8.2400                          .0000
            8.2400                         .0000
1



      1496777                              .5000
       93,378.68                           .0800
            8.3000                         .0000
            7.8000                         .1800
            7.5400                          .0000
            7.5400                         .0000

      1496786                              .5000
       54,841.08                           .0800
            8.8000                         .0000
            8.3000                         .1800
            8.0400                          .0000
            8.0400                         .0000

      1496791                              .5000
       80,130.91                           .0800
            9.6600                         .0000
            9.1600                         .1800
            8.9000                          .0000
            8.9000                         .0000

      1496798                              .5000
      116,661.96                           .0800
            8.8000                         .0000
            8.3000                         .1800
            8.0400                          .0000
            8.0400                         .0000

      1496799                              .5000
      126,027.23                           .0800
            8.7000                         .0000
            8.2000                         .1800
            7.9400                          .0000
            7.9400                         .0000

      1496802                              .5000
       68,290.06                           .0800
            8.5000                         .0000
            8.0000                         .1800
            7.7400                          .0000
            7.7400                         .0000

      1496808                              .5000
       58,591.58                           .0800
            8.7000                         .0000
            8.2000                         .1800
            7.9400                          .0000
            7.9400                         .0000

      1496819                              .5000
       42,964.71                           .0800
           12.2500                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000
1



      1496936                              .5000
       69,906.28                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1496953                              .5000
       67,699.01                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1496956                              .5000
      289,283.65                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1496962                              .5000
      121,014.99                           .0800
            8.1250                         .0000
            7.6250                         .1800
            7.3650                          .0000
            7.3650                         .0000

      1497140                              .5000
       53,180.46                           .0800
           12.5000                         .0000
           12.0000                         .1800
           11.7400                          .0000
           11.7400                         .0000

      1497146                              .5000
       50,939.06                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1497162                              .5000
      206,744.29                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1497185                              .5000
       87,208.25                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000
1



      1497187                              .5000
       47,645.64                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1497191                              .5000
       69,893.10                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1497205                              .5000
      275,779.66                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1497378                              .5000
       35,846.40                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1497458                              .5000
       66,252.50                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1497466                              .5000
      109,904.82                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1497467                              .5000
      123,752.82                           .0800
           11.9000                         .0000
           11.4000                         .1800
           11.1400                          .0000
           11.1400                         .0000

      1497618                              .5000
       99,316.13                           .0800
           11.4000                         .0000
           10.9000                         .1800
           10.6400                          .0000
           10.6400                         .0000
1



      1497636                              .5000
      202,224.53                           .0800
           12.0000                         .0000
           11.5000                         .1800
           11.2400                          .0000
           11.2400                         .0000

      1497638                              .5000
       44,143.81                           .0800
           12.6250                         .0000
           12.1250                         .1800
           11.8650                          .0000
           11.8650                         .0000

      1497641                              .5000
       48,947.08                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1497646                              .5000
      182,779.92                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1497653                              .5000
      119,816.77                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1497658                              .5000
      129,352.41                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1497683                              .5000
       90,179.14                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1497685                              .5000
       87,850.88                           .0800
            8.8750                         .0000
            8.3750                         .1800
            8.1150                          .0000
            8.1150                         .0000
1



      1497693                              .5000
       75,539.68                           .0800
           12.3750                         .0000
           11.8750                         .1800
           11.6150                          .0000
           11.6150                         .0000

      1497760                              .5000
       49,875.03                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1497947                              .5000
      104,722.22                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1498017                              .5000
      104,126.76                           .0800
           13.6000                         .0000
           13.1000                         .1800
           12.8400                          .0000
           12.8400                         .0000

      1498019                              .5000
       71,930.30                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1498020                              .5000
      147,015.28                           .0800
           11.6500                         .0000
           11.1500                         .1800
           10.8900                          .0000
           10.8900                         .0000

      1498023                              .5000
      161,261.32                           .0800
           10.9000                         .0000
           10.4000                         .1800
           10.1400                          .0000
           10.1400                         .0000

      1498024                              .5000
       52,464.20                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000
1



      1498028                              .5000
       61,900.14                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1498033                              .5000
      299,773.11                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1498037                              .5000
      149,500.00                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000

      1498038                              .5000
      299,269.76                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1498044                              .5000
       46,429.01                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1498049                              .5000
       78,396.66                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1498148                              .5000
       49,878.25                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1498229                              .5000
      121,846.90                           .0800
           11.6500                         .0000
           11.1500                         .1800
           10.8900                          .0000
           10.8900                         .0000
1



      1498231                              .5000
       39,960.66                           .0800
           12.7500                         .0000
           12.2500                         .1800
           11.9900                          .0000
           11.9900                         .0000

      1498233                              .5000
       76,909.83                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1498241                              .5000
       33,270.46                           .0800
           11.1875                         .0000
           10.6875                         .1800
           10.4275                          .0000
           10.4275                         .0000

      1498245                              .5000
       79,922.56                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1498327                              .5000
       74,307.59                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1498375                              .5000
       29,757.68                           .0800
            8.8750                         .0000
            8.3750                         .1800
            8.1150                          .0000
            8.1150                         .0000

      1498377                              .5000
       98,890.18                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1498379                              .5000
      115,478.53                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000
1



      1498453                              .5000
       56,159.36                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1498456                              .5000
       49,915.04                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1498482                              .5000
       64,713.27                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1498486                              .5000
       64,910.67                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1498501                              .5000
      390,680.04                           .0800
           11.4000                         .0000
           10.9000                         .1800
           10.6400                          .0000
           10.6400                         .0000

      1498635                              .5000
      104,821.57                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1498642                              .5000
       49,505.46                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1498649                              .5000
       71,880.89                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000
1



      1498809                              .5000
      135,653.03                           .0800
            8.3000                         .0000
            7.8000                         .1800
            7.5400                          .0000
            7.5400                         .0000

      1498814                              .5000
       64,463.05                           .0800
            9.2000                         .0000
            8.7000                         .1800
            8.4400                          .0000
            8.4400                         .0000

      1498816                              .5000
       90,587.37                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1498878                              .5000
      107,903.74                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1498881                              .5000
      107,831.56                           .0800
           10.6500                         .0000
           10.1500                         .1800
            9.8900                          .0000
            9.8900                         .0000

      1498903                              .5000
      116,111.16                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1499021                              .5000
       97,243.33                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1499031                              .5000
       52,922.21                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000
1



      1499041                              .5000
       35,073.86                           .0800
           11.9000                         .0000
           11.4000                         .1800
           11.1400                          .0000
           11.1400                         .0000

      1499042                              .5000
      195,905.07                           .0800
           11.1500                         .0000
           10.6500                         .1800
           10.3900                          .0000
           10.3900                         .0000

      1499043                              .5000
       58,535.34                           .0800
           10.9000                         .0000
           10.4000                         .1800
           10.1400                          .0000
           10.1400                         .0000

      1499048                              .5000
       59,420.35                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1499301                              .5000
       40,031.85                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1499304                              .5000
       95,454.06                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1499346                              .5000
      127,283.36                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1499348                              .5000
      104,644.65                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000
1



      1499349                              .5000
       79,818.57                           .0800
            8.8750                         .0000
            8.3750                         .1800
            8.1150                          .0000
            8.1150                         .0000

      1499363                              .5000
      203,604.34                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1499364                              .5000
      324,365.93                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1499365                              .5000
      159,689.68                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1499366                              .5000
       85,779.44                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1499367                              .5000
       97,238.48                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1499368                              .5000
       69,856.94                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1499369                              .5000
       76,846.68                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000
1



      1499405                              .5000
       69,935.83                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1499434                              .5000
      103,856.83                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1499438                              .5000
      110,367.09                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1499458                              .5000
       79,693.18                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1499465                              .5000
      142,362.04                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1499481                              .5000
       91,892.28                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1499628                              .5000
       29,964.87                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1499630                              .5000
       76,359.23                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000
1



      1499631                              .5000
       90,219.96                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1499634                              .5000
      164,726.73                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1499635                              .5000
       59,426.78                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1499636                              .5000
      135,633.26                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1499661                              .5000
      168,076.18                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1499694                              .5000
       75,877.59                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1499696                              .5000
       91,816.44                           .0800
            9.4900                         .0000
            8.9900                         .1800
            8.7300                          .0000
            8.7300                         .0000

      1499744                              .5000
       66,740.77                           .0800
           11.9000                         .0000
           11.4000                         .1800
           11.1400                          .0000
           11.1400                         .0000
1



      1499787                              .5000
      113,795.63                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1499878                              .5000
      132,064.83                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1499885                              .5000
       39,803.96                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1499893                              .5000
      107,322.13                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1500000                              .5000
       55,857.77                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1500060                              .5000
       76,427.94                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000

      1500100                              .5000
       76,936.86                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1500168                              .5000
      159,807.55                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000
1



      1500223                              .5000
      126,894.51                           .0800
            8.2500                         .0000
            7.7500                         .1800
            7.4900                          .0000
            7.4900                         .0000

      1500238                              .5000
      406,815.37                           .0800
            8.0000                         .0000
            7.5000                         .1800
            7.2400                          .0000
            7.2400                         .0000

      1500275                              .5000
       46,416.50                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1500282                              .5000
       52,765.16                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1500283                              .5000
      206,730.23                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1500289                              .5000
      129,741.17                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1500333                              .5000
       82,433.07                           .0800
           12.3000                         .0000
           11.8000                         .1800
           11.5400                          .0000
           11.5400                         .0000

      1500336                              .5000
       34,468.38                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000
1



      1500370                              .5000
       39,857.07                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1500384                              .5000
       10,079.11                           .0800
           10.4000                         .0000
            9.9000                         .1800
            9.6400                          .0000
            9.6400                         .0000

      1500394                              .5000
       40,854.56                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1500404                              .5000
      166,310.24                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1500406                              .5000
      141,912.47                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1500470                              .5000
       84,393.96                           .0800
           11.6500                         .0000
           11.1500                         .1800
           10.8900                          .0000
           10.8900                         .0000

      1500471                              .5000
       35,930.16                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1500476                              .5000
       38,160.09                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000
1



      1500477                              .5000
      114,397.29                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1500479                              .5000
       89,696.50                           .0800
            8.6250                         .0000
            8.1250                         .1800
            7.8650                          .0000
            7.8650                         .0000

      1500481                              .5000
       83,849.56                           .0800
            8.9010                         .0000
            8.4010                         .1800
            8.1410                          .0000
            8.1410                         .0000

      1500483                              .5000
       86,450.66                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1500485                              .5000
       37,629.11                           .0800
           10.1000                         .0000
            9.6000                         .1800
            9.3400                          .0000
            9.3400                         .0000

      1500486                              .5000
      155,936.57                           .0800
            8.9010                         .0000
            8.4010                         .1800
            8.1410                          .0000
            8.1410                         .0000

      1500488                              .5000
       28,569.21                           .0800
           12.2500                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000

      1500489                              .5000
       43,786.42                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000
1



      1500491                              .5000
       48,747.79                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1500492                              .5000
       68,000.86                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1500493                              .5000
       58,319.44                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1500527                              .5000
       79,920.41                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1500543                              .5000
      140,050.00                           .0800
           12.0000                         .0000
           11.5000                         .1800
           11.2400                          .0000
           11.2400                         .0000

      1500555                              .5000
       54,935.23                           .0800
           10.6000                         .0000
           10.1000                         .1800
            9.8400                          .0000
            9.8400                         .0000

      1500557                              .5000
       68,733.37                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1500560                              .5000
       27,978.51                           .0800
           12.5500                         .0000
           12.0500                         .1800
           11.7900                          .0000
           11.7900                         .0000
1



      1500626                              .5000
       54,898.80                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1500628                              .5000
       52,415.42                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1500629                              .5000
      225,765.01                           .0800
           12.5000                         .0000
           12.0000                         .1800
           11.7400                          .0000
           11.7400                         .0000

      1500630                              .5000
      224,887.21                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1500646                              .5000
      216,391.42                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1500647                              .5000
      113,872.83                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1500649                              .5000
      392,836.63                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1500714                              .5000
       28,658.13                           .0800
           12.0000                         .0000
           11.5000                         .1800
           11.2400                          .0000
           11.2400                         .0000
1



      1500758                              .5000
      131,207.94                           .0800
           10.9500                         .0000
           10.4500                         .1800
           10.1900                          .0000
           10.1900                         .0000

      1500761                              .5000
      125,823.28                           .0800
           11.4900                         .0000
           10.9900                         .1800
           10.7300                          .0000
           10.7300                         .0000

      1500762                              .5000
       59,351.32                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1500763                              .5000
      325,701.33                           .0800
            8.8750                         .0000
            8.3750                         .1800
            8.1150                          .0000
            8.1150                         .0000

      1500765                              .5000
       87,672.68                           .0800
           10.9900                         .0000
           10.4900                         .1800
           10.2300                          .0000
           10.2300                         .0000

      1500766                              .5000
      119,790.60                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1500769                              .5000
       59,913.26                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1500771                              .5000
       98,805.09                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000
1



      1500772                              .5000
       85,382.88                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1500773                              .5000
       68,134.34                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1500774                              .5000
       80,366.78                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1500775                              .5000
       49,614.18                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1500779                              .5000
      111,020.86                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1500792                              .5000
      399,372.78                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1500812                              .5000
      118,929.64                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1500822                              .5000
      106,014.41                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000
1



      1500825                              .5000
       73,824.57                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1500836                              .5000
       49,919.88                           .0800
           10.5250                         .0000
           10.0250                         .1800
            9.7650                          .0000
            9.7650                         .0000

      1500845                              .5000
       19,966.02                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1500848                              .5000
      237,370.66                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1500861                              .5000
       76,281.50                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1500866                              .5000
       67,418.81                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1500869                              .5000
      108,309.64                           .0800
           10.1000                         .0000
            9.6000                         .1800
            9.3400                          .0000
            9.3400                         .0000

      1500872                              .5000
      104,898.99                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000
1



      1500873                              .5000
       66,323.82                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1500878                              .5000
       53,803.40                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1500879                              .5000
      122,177.92                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1500881                              .5000
       71,820.07                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1500884                              .5000
      100,983.43                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1500885                              .5000
       85,806.14                           .0800
            9.9900                         .0000
            9.4900                         .1800
            9.2300                          .0000
            9.2300                         .0000

      1500898                              .5000
       66,251.18                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1500929                              .5000
       94,872.85                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000
1



      1500932                              .5000
       55,207.60                           .0800
           12.5500                         .0000
           12.0500                         .1800
           11.7900                          .0000
           11.7900                         .0000

      1501031                              .5000
       39,935.56                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1501032                              .5000
       79,911.27                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1501037                              .5000
       49,532.04                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1501040                              .5000
      279,498.30                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1501042                              .5000
       51,895.16                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1501043                              .5000
       87,872.75                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1501046                              .5000
       48,909.83                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000
1



      1501047                              .5000
       63,233.43                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1501054                              .5000
      217,023.59                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1501057                              .5000
       72,198.23                           .0800
           10.9990                         .0000
           10.4990                         .1800
           10.2390                          .0000
           10.2390                         .0000

      1501136                              .5000
       53,941.72                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1501186                              .5000
       99,656.53                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1501210                              .5000
       83,887.56                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1501211                              .5000
       59,958.84                           .0800
           13.0500                         .0000
           12.5500                         .1800
           12.2900                          .0000
           12.2900                         .0000

      1501214                              .5000
      159,807.55                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000
1



      1501267                              .5000
       94,933.74                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1501343                              .5000
       50,949.51                           .0800
           11.4000                         .0000
           10.9000                         .1800
           10.6400                          .0000
           10.6400                         .0000

      1501409                              .5000
      122,257.47                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1501454                              .5000
      177,255.88                           .0800
           12.6250                         .0000
           12.1250                         .1800
           11.8650                          .0000
           11.8650                         .0000

      1501476                              .5000
      187,578.35                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1501490                              .5000
      157,080.14                           .0800
            9.4000                         .0000
            8.9000                         .1800
            8.6400                          .0000
            8.6400                         .0000

      1501496                              .5000
       37,972.78                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1501506                              .5000
       74,946.27                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000
1



      1501598                              .5000
      139,341.00                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1501605                              .5000
       68,737.22                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1501609                              .5000
       45,475.93                           .0800
           12.3750                         .0000
           11.8750                         .1800
           11.6150                          .0000
           11.6150                         .0000

      1501632                              .5000
      157,233.11                           .0800
            8.8750                         .0000
            8.3750                         .1800
            8.1150                          .0000
            8.1150                         .0000

      1501677                              .5000
       89,866.25                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1501850                              .5000
       94,096.78                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1501870                              .5000
      112,464.88                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1501877                              .5000
      298,807.95                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000
1



      1501900                              .5000
       49,956.74                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1501903                              .5000
       35,878.77                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1501906                              .5000
       35,037.07                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1501936                              .5000
       65,956.44                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1501993                              .5000
      273,985.69                           .0800
           10.8000                         .0000
           10.3000                         .1800
           10.0400                          .0000
           10.0400                         .0000

      1501997                              .5000
      136,313.07                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1502007                              .5000
      122,277.54                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1502039                              .5000
       57,471.22                           .0800
           12.6250                         .0000
           12.1250                         .1800
           11.8650                          .0000
           11.8650                         .0000
1



      1502075                              .5000
       69,884.17                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1502077                              .5000
      109,840.60                           .0800
           10.9900                         .0000
           10.4900                         .1800
           10.2300                          .0000
           10.2300                         .0000

      1502155                              .5000
       40,885.76                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1502157                              .5000
       62,540.21                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1502167                              .5000
       41,561.25                           .0800
           12.9900                         .0000
           12.4900                         .1800
           12.2300                          .0000
           12.2300                         .0000

      1502180                              .5000
       93,714.70                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1502185                              .5000
      146,055.07                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1502186                              .5000
      168,988.47                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000
1



      1502196                              .5000
       89,800.72                           .0800
            8.9900                         .0000
            8.4900                         .1800
            8.2300                          .0000
            8.2300                         .0000

      1502214                              .5000
       55,139.09                           .0800
           10.9000                         .0000
           10.4000                         .1800
           10.1400                          .0000
           10.1400                         .0000

      1502226                              .5000
      181,850.70                           .0800
           12.2500                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000

      1502231                              .5000
      104,916.61                           .0800
           12.4000                         .0000
           11.9000                         .1800
           11.6400                          .0000
           11.6400                         .0000

      1502236                              .5000
       58,024.64                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1502251                              .5000
      123,351.50                           .0800
           12.3750                         .0000
           11.8750                         .1800
           11.6150                          .0000
           11.6150                         .0000

      1502266                              .5000
      194,631.59                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1502291                              .5000
       95,914.71                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000
1



      1502295                              .5000
       59,705.91                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1502297                              .5000
       80,954.68                           .0800
           12.1250                         .0000
           11.6250                         .1800
           11.3650                          .0000
           11.3650                         .0000

      1502300                              .5000
      105,847.42                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1502302                              .5000
       49,956.72                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1502305                              .5000
      204,769.30                           .0800
            8.8750                         .0000
            8.3750                         .1800
            8.1150                          .0000
            8.1150                         .0000

      1502347                              .5000
       50,957.05                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1502351                              .5000
       59,155.22                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1502357                              .5000
      103,394.16                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000
1



      1502415                              .5000
       69,544.44                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1502424                              .5000
       79,164.61                           .0800
           13.1250                         .0000
           12.6250                         .1800
           12.3650                          .0000
           12.3650                         .0000

      1502772                              .5000
       69,920.21                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1502778                              .5000
       61,917.22                           .0800
           12.3750                         .0000
           11.8750                         .1800
           11.6150                          .0000
           11.6150                         .0000

      1502779                              .5000
       18,888.90                           .0800
           12.3750                         .0000
           11.8750                         .1800
           11.6150                          .0000
           11.6150                         .0000

      1502791                              .5000
       64,884.64                           .0800
            8.6500                         .0000
            8.1500                         .1800
            7.8900                          .0000
            7.8900                         .0000

      1502793                              .5000
      139,847.20                           .0800
           10.9500                         .0000
           10.4500                         .1800
           10.1900                          .0000
           10.1900                         .0000

      1502795                              .5000
      135,808.09                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000
1



      1502798                              .5000
       39,964.12                           .0800
           11.8500                         .0000
           11.3500                         .1800
           11.0900                          .0000
           11.0900                         .0000

      1502845                              .5000
       49,569.01                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000

      1503044                              .5000
       55,950.24                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1503045                              .5000
      229,352.60                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1503051                              .5000
       62,439.88                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1503052                              .5000
       35,486.26                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1503147                              .5000
       47,210.19                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1503179                              .5000
       66,996.89                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000
1



      1503180                              .5000
      124,882.88                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1503210                              .5000
      123,077.44                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1503220                              .5000
      133,044.71                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1503229                              .5000
      119,863.25                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1503234                              .5000
       79,953.72                           .0800
           13.8000                         .0000
           13.3000                         .1800
           13.0400                          .0000
           13.0400                         .0000

      1503235                              .5000
       63,912.33                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1503285                              .5000
      349,688.05                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1503424                              .5000
       53,347.50                           .0800
           12.7500                         .0000
           12.2500                         .1800
           11.9900                          .0000
           11.9900                         .0000
1



      1503429                              .5000
       95,202.56                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1503484                              .5000
       99,682.85                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1503512                              .5000
       75,929.56                           .0800
           11.7000                         .0000
           11.2000                         .1800
           10.9400                          .0000
           10.9400                         .0000

      1503536                              .5000
       91,729.58                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1503549                              .5000
       82,624.23                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1503554                              .5000
       22,481.54                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1503879                              .5000
       49,970.44                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1503943                              .5000
      116,146.71                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000
1



      1503949                              .5000
      233,827.73                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1503954                              .5000
       86,906.06                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1503965                              .5000
      131,902.82                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1504170                              .5000
       48,730.62                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1504252                              .5000
      182,926.97                           .0800
           13.6250                         .0000
           13.1250                         .1800
           12.8650                          .0000
           12.8650                         .0000

      1504259                              .5000
       27,207.51                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1504260                              .5000
       79,559.78                           .0800
           10.9000                         .0000
           10.4000                         .1800
           10.1400                          .0000
           10.1400                         .0000

      1504268                              .5000
       76,150.86                           .0800
           12.2500                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000
1



      1504269                              .5000
      155,143.13                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1504273                              .5000
       74,902.77                           .0800
           10.1500                         .0000
            9.6500                         .1800
            9.3900                          .0000
            9.3900                         .0000

      1504431                              .5000
       86,922.70                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1504439                              .5000
      124,894.71                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1504441                              .5000
       96,824.27                           .0800
            9.8500                         .0000
            9.3500                         .1800
            9.0900                          .0000
            9.0900                         .0000

      1504445                              .5000
      115,606.28                           .0800
            9.4500                         .0000
            8.9500                         .1800
            8.6900                          .0000
            8.6900                         .0000

      1504449                              .5000
       67,447.02                           .0800
           12.4500                         .0000
           11.9500                         .1800
           11.6900                          .0000
           11.6900                         .0000

      1504450                              .5000
       61,547.17                           .0800
           12.0500                         .0000
           11.5500                         .1800
           11.2900                          .0000
           11.2900                         .0000
1



      1504452                              .5000
      142,304.16                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1504485                              .5000
       40,296.93                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1504511                              .5000
      149,782.62                           .0800
           10.9900                         .0000
           10.4900                         .1800
           10.2300                          .0000
           10.2300                         .0000

      1504512                              .5000
       63,855.44                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1504513                              .5000
       82,445.52                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1504514                              .5000
       82,766.19                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1504531                              .5000
      141,898.26                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1504570                              .5000
       20,989.49                           .0800
           12.6250                         .0000
           12.1250                         .1800
           11.8650                          .0000
           11.8650                         .0000
1



      1504751                              .5000
       41,962.69                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1504796                              .5000
       40,862.53                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1504804                              .5000
      259,729.38                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1504821                              .5000
      264,685.95                           .0800
            8.6250                         .0000
            8.1250                         .1800
            7.8650                          .0000
            7.8650                         .0000

      1504885                              .5000
      143,457.78                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1504898                              .5000
      187,819.13                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1504920                              .5000
       68,919.20                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1504954                              .5000
       61,166.69                           .0800
           12.2500                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000
1



      1504967                              .5000
       84,683.47                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1504969                              .5000
       61,144.17                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1504970                              .5000
       52,454.97                           .0800
           12.0500                         .0000
           11.5500                         .1800
           11.2900                          .0000
           11.2900                         .0000

      1504974                              .5000
       36,785.76                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1504975                              .5000
       81,179.41                           .0800
           11.9900                         .0000
           11.4900                         .1800
           11.2300                          .0000
           11.2300                         .0000

      1504977                              .5000
       55,918.34                           .0800
           12.3000                         .0000
           11.8000                         .1800
           11.5400                          .0000
           11.5400                         .0000

      1505061                              .5000
       69,898.58                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1505099                              .5000
       67,441.60                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000
1



      1505128                              .5000
      104,898.34                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1505136                              .5000
       40,058.98                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1505149                              .5000
       29,688.27                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1505150                              .5000
       40,458.57                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1505152                              .5000
       97,382.72                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1505153                              .5000
      119,831.10                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1505155                              .5000
       40,254.87                           .0800
           11.1500                         .0000
           10.6500                         .1800
           10.3900                          .0000
           10.3900                         .0000

      1505231                              .5000
       82,957.11                           .0800
            8.7500                         .0000
            8.2500                         .1800
            7.9900                          .0000
            7.9900                         .0000
1



      1505279                              .5000
      107,551.56                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1505294                              .5000
       56,189.29                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1505296                              .5000
       56,467.50                           .0800
           12.0000                         .0000
           11.5000                         .1800
           11.2400                          .0000
           11.2400                         .0000

      1505307                              .5000
      142,885.84                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1505360                              .5000
       87,276.37                           .0800
           12.2500                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000

      1505391                              .5000
      151,375.74                           .0800
           12.2500                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000

      1505395                              .5000
       33,968.83                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1505426                              .5000
       80,124.46                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000
1



      1505481                              .5000
       49,983.12                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1505532                              .5000
       83,911.74                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1505536                              .5000
      153,290.11                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1505556                              .5000
       34,974.23                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1505655                              .5000
      224,000.00                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1505656                              .5000
       43,972.50                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000

      1505669                              .5000
       95,910.06                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1505671                              .5000
       56,977.35                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000
1



      1505688                              .5500
       36,407.92                           .0800
           12.3000                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000

      1505693                              .5000
      103,933.92                           .0800
           11.5500                         .0000
           11.0500                         .1800
           10.7900                          .0000
           10.7900                         .0000

      1505701                              .5000
       76,462.79                           .0800
           12.7500                         .0000
           12.2500                         .1800
           11.9900                          .0000
           11.9900                         .0000

      1505744                              .5000
       78,689.13                           .0800
           10.6500                         .0000
           10.1500                         .1800
            9.8900                          .0000
            9.8900                         .0000

      1505931                              .5000
      183,358.77                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1505934                              .5000
       55,965.96                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1505981                              .5000
      111,128.56                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1506009                              .5000
      117,560.30                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000
1



      1506158                              .5000
       54,916.04                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1506164                              .5000
       45,532.24                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1506182                              .5000
       62,407.84                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1506194                              .5000
       97,482.34                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1506213                              .5000
      108,394.95                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1506286                              .5000
       69,936.12                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1506289                              .5000
      115,958.63                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1506293                              .5000
       77,550.15                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000
1



      1506305                              .5000
       66,681.74                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1506364                              .5000
       47,894.43                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1506466                              .5000
       84,876.19                           .0800
            9.6000                         .0000
            9.1000                         .1800
            8.8400                          .0000
            8.8400                         .0000

      1506484                              .5000
       55,547.64                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1506507                              .5000
      206,795.55                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1506511                              .5000
       50,963.45                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1506512                              .5000
       80,255.51                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1506518                              .5000
       71,217.71                           .0800
           12.2000                         .0000
           11.7000                         .1800
           11.4400                          .0000
           11.4400                         .0000
1



      1506654                              .5000
      107,918.32                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1506655                              .5000
      109,921.03                           .0800
           10.9900                         .0000
           10.4900                         .1800
           10.2300                          .0000
           10.2300                         .0000

      1506658                              .5000
       92,040.11                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1506732                              .5000
       64,635.61                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1506755                              .5000
       78,721.92                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1506760                              .5000
      145,889.56                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1506763                              .5000
       31,471.22                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1506766                              .5000
       50,875.53                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000
1



      1506860                              .5000
       40,803.58                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1506873                              .5000
      107,734.48                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1506977                              .5000
       48,563.24                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1507000                              .5000
       76,772.62                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1507127                              .5000
      136,737.78                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1507193                              .5000
      104,927.20                           .0800
           11.1500                         .0000
           10.6500                         .1800
           10.3900                          .0000
           10.3900                         .0000

      1507196                              .5000
       88,407.87                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1507200                              .5000
       72,671.86                           .0800
            9.1000                         .0000
            8.6000                         .1800
            8.3400                          .0000
            8.3400                         .0000
1



      1507232                              .5000
       58,048.31                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1507261                              .5000
      109,133.62                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1508192                              .5000
      117,394.79                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1508215                              .5000
       83,200.00                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1508216                              .5000
       55,672.20                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1508274                              .5000
       50,967.24                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1508368                              .5000
      106,137.21                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1508369                              .5000
       41,566.80                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000
1



      1508386                              .5000
       56,943.70                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1508388                              .5000
      294,487.73                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1508434                              .5000
       50,000.00                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1508436                              .5000
       35,976.23                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1508595                              .5000
       92,502.25                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1508599                              .5000
      242,908.51                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1508605                              .5000
       66,456.10                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1508613                              .5000
       86,304.67                           .0800
           10.9000                         .0000
           10.4000                         .1800
           10.1400                          .0000
           10.1400                         .0000
1



      1508614                              .5500
      119,945.42                           .0800
           13.0500                         .0000
           12.5000                         .1800
           12.2400                          .0000
           12.2400                         .0000

      1508905                              .5000
       22,899.54                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1508907                              .5000
       37,486.26                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1508987                              .5000
       50,980.43                           .0800
           13.8000                         .0000
           13.3000                         .1800
           13.0400                          .0000
           13.0400                         .0000

      1508999                              .5000
       77,833.63                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1509002                              .5000
      111,759.52                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1509007                              .5000
       74,885.50                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1509011                              .5000
       57,278.89                           .0800
           11.9000                         .0000
           11.4000                         .1800
           11.1400                          .0000
           11.1400                         .0000
1



      1509013                              .5000
       49,960.10                           .0800
           12.3750                         .0000
           11.8750                         .1800
           11.6150                          .0000
           11.6150                         .0000

      1509014                              .5000
      133,945.57                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1509068                              .5000
       23,994.50                           .0800
           12.9900                         .0000
           12.4900                         .1800
           12.2300                          .0000
           12.2300                         .0000

      1509069                              .5000
       63,881.20                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1509076                              .5000
      395,536.38                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1509162                              .5000
      118,912.86                           .0800
           10.9000                         .0000
           10.4000                         .1800
           10.1400                          .0000
           10.1400                         .0000

      1509165                              .5000
       77,291.50                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1509169                              .5000
       51,980.65                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000
1



      1509180                              .5000
      117,610.28                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1509249                              .5000
       79,947.17                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1509287                              .5000
      166,448.24                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000

      1509315                              .5000
       77,965.49                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1509498                              .5000
      112,500.00                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1509503                              .5000
       99,164.55                           .0800
           10.9900                         .0000
           10.4900                         .1800
           10.2300                          .0000
           10.2300                         .0000

      1509539                              .5750
      122,324.78                           .0800
           11.7000                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000

      1509543                              .5000
       93,924.15                           .0800
           10.4500                         .0000
            9.9500                         .1800
            9.6900                          .0000
            9.6900                         .0000
1



      1509550                              .5000
       48,000.00                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1509615                              .5000
       75,323.13                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1509636                              .5000
      121,460.09                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1509672                              .5000
       50,982.30                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1509700                              .5000
       46,783.31                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1509721                              .5000
      399,065.92                           .0800
            9.0000                         .0000
            8.5000                         .1800
            8.2400                          .0000
            8.2400                         .0000

      1509722                              .5000
      204,413.32                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1509723                              .5000
      219,793.89                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000
1



      1509725                              .5000
      113,381.03                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1509726                              .5000
       92,927.73                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1509727                              .5000
      244,959.04                           .0800
           12.0000                         .0000
           11.5000                         .1800
           11.2400                          .0000
           11.2400                         .0000

      1509767                              .5000
       59,430.32                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1509769                              .5000
       53,208.60                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1509770                              .5000
       69,548.94                           .0800
           12.7500                         .0000
           12.2500                         .1800
           11.9900                          .0000
           11.9900                         .0000

      1509772                              .5000
       73,402.21                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1509775                              .5000
       78,519.55                           .0800
            9.9900                         .0000
            9.4900                         .1800
            9.2300                          .0000
            9.2300                         .0000
1



      1509778                              .5000
      179,721.65                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1509784                              .5000
       36,493.17                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1509786                              .5000
       57,220.87                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1509787                              .5000
      254,947.95                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1509788                              .5000
      223,252.31                           .0800
            9.0000                         .0000
            8.5000                         .1800
            8.2400                          .0000
            8.2400                         .0000

      1509794                              .5000
      108,600.54                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1509797                              .5000
       59,933.43                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1509943                              .5000
      125,542.93                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000
1



      1509952                              .5000
       26,991.13                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1509970                              .5000
       48,481.74                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1510569                              .5000
       33,529.49                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1510831                              .5000
      220,436.91                           .0800
           12.0000                         .0000
           11.5000                         .1800
           11.2400                          .0000
           11.2400                         .0000

      1511317                              .5000
       33,277.38                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1511319                              .5000
       26,790.19                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1511406                              .5000
      204,864.67                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1511509                              .5000
      139,468.10                           .0800
           13.0000                         .0000
           12.5000                         .1800
           12.2400                          .0000
           12.2400                         .0000
1



      1511584                              .5000
      116,949.61                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1511699                              .5000
       74,537.62                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1511753                              .5000
       45,793.89                           .0800
           10.8500                         .0000
           10.3500                         .1800
           10.0900                          .0000
           10.0900                         .0000

      1511830                              .5000
      305,878.39                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1511916                              .5000
      100,000.00                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1511979                              .5000
      166,440.63                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1512028                              .5000
       68,968.82                           .0800
            9.9000                         .0000
            9.4000                         .1800
            9.1400                          .0000
            9.1400                         .0000

      1512029                              .5000
       52,479.14                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000
1



      1512031                              .5000
       41,806.45                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1512034                              .5000
       54,716.70                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1512037                              .5000
       49,968.57                           .0800
           11.6000                         .0000
           11.1000                         .1800
           10.8400                          .0000
           10.8400                         .0000

      1512058                              .5000
       37,480.04                           .0800
           12.3500                         .0000
           11.8500                         .1800
           11.5900                          .0000
           11.5900                         .0000

      1512081                              .5000
       59,983.76                           .0800
           12.2500                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000

      1512110                              .5000
       44,905.56                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1512128                              .5000
      291,883.96                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1512172                              .5000
       29,989.00                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000
1



      1512274                              .5000
      123,954.56                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1512276                              .5000
      160,724.98                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1512324                              .5000
       59,982.34                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1512327                              .5000
      125,000.00                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1512419                              .5000
       87,721.96                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1512573                              .5000
      106,400.00                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1512601                              .5000
       41,163.43                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1512719                              .5000
       94,754.55                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000
1



      1512745                              .5000
       84,500.00                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1512845                              .5000
      158,938.49                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1512846                              .5000
       35,937.53                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1512849                              .5000
       59,177.71                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1512859                              .5000
       26,984.89                           .0800
           12.1250                         .0000
           11.6250                         .1800
           11.3650                          .0000
           11.3650                         .0000

      1512862                              .5000
       96,305.79                           .0800
           10.9900                         .0000
           10.4900                         .1800
           10.2300                          .0000
           10.2300                         .0000

      1513043                              .5000
      212,016.04                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1513128                              .5000
       55,000.00                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000
1



      1513163                              .5000
       66,977.38                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1513179                              .5000
      253,500.00                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1513202                              .5000
      259,813.73                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1513227                              .5000
      111,167.29                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1513233                              .5000
      201,085.71                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1513245                              .5000
       47,984.23                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1513350                              .5000
       31,983.05                           .0800
           12.3750                         .0000
           11.8750                         .1800
           11.6150                          .0000
           11.6150                         .0000

      1513352                              .5000
       51,551.39                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000
1



      1513353                              .5000
       41,175.95                           .0800
            9.9900                         .0000
            9.4900                         .1800
            9.2300                          .0000
            9.2300                         .0000

      1513354                              .5000
       97,332.56                           .0800
           10.2000                         .0000
            9.7000                         .1800
            9.4400                          .0000
            9.4400                         .0000

      1513356                              .5000
       47,871.37                           .0800
            9.9900                         .0000
            9.4900                         .1800
            9.2300                          .0000
            9.2300                         .0000

      1513357                              .5000
       79,856.34                           .0800
            9.9900                         .0000
            9.4900                         .1800
            9.2300                          .0000
            9.2300                         .0000

      1513358                              .5000
       74,173.76                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1513359                              .5000
       59,941.91                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1513361                              .5000
       75,929.49                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1513362                              .5000
      142,378.91                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000
1



      1513364                              .5000
       99,915.75                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1513365                              .5000
      104,928.75                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1513451                              .5000
       84,964.35                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1513456                              .5000
       48,967.12                           .0800
           11.3000                         .0000
           10.8000                         .1800
           10.5400                          .0000
           10.5400                         .0000

      1513462                              .5000
       56,820.53                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1513463                              .5000
       92,530.71                           .0800
           10.8000                         .0000
           10.3000                         .1800
           10.0400                          .0000
           10.0400                         .0000

      1513468                              .5000
       47,964.46                           .0800
           10.8500                         .0000
           10.3500                         .1800
           10.0900                          .0000
           10.0900                         .0000

      1513470                              .5000
       37,979.08                           .0800
           12.2000                         .0000
           11.7000                         .1800
           11.4400                          .0000
           11.4400                         .0000
1



      1513472                              .5000
       89,963.45                           .0800
           10.4000                         .0000
            9.9000                         .1800
            9.6400                          .0000
            9.6400                         .0000

      1513500                              .5000
      349,847.91                           .0800
           13.2500                         .0000
           12.7500                         .1800
           12.4900                          .0000
           12.4900                         .0000

      1513518                              .5000
       83,972.55                           .0800
           11.4000                         .0000
           10.9000                         .1800
           10.6400                          .0000
           10.6400                         .0000

      1513682                              .5000
       68,375.61                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1513803                              .5000
      128,892.95                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1513836                              .5000
       79,957.68                           .0800
           12.3750                         .0000
           11.8750                         .1800
           11.6150                          .0000
           11.6150                         .0000

      1513845                              .5000
       51,169.72                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1513885                              .5000
      111,957.37                           .0800
           10.7000                         .0000
           10.2000                         .1800
            9.9400                          .0000
            9.9400                         .0000
1



      1513886                              .5000
       87,466.70                           .0800
           10.7000                         .0000
           10.2000                         .1800
            9.9400                          .0000
            9.9400                         .0000

      1513891                              .5000
       58,466.35                           .0800
           12.0000                         .0000
           11.5000                         .1800
           11.2400                          .0000
           11.2400                         .0000

      1513899                              .5000
       31,445.40                           .0800
           13.5000                         .0000
           13.0000                         .1800
           12.7400                          .0000
           12.7400                         .0000

      1513909                              .5000
      119,689.97                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1514016                              .5000
       50,714.78                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1514052                              .5000
       93,458.64                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1514058                              .5000
       88,163.99                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1514062                              .5000
       78,372.05                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000
1



      1514067                              .5000
      102,378.61                           .0800
           13.4000                         .0000
           12.9000                         .1800
           12.6400                          .0000
           12.6400                         .0000

      1514146                              .5000
       34,435.52                           .0800
           13.4000                         .0000
           12.9000                         .1800
           12.6400                          .0000
           12.6400                         .0000

      1514201                              .5000
       59,457.36                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1514288                              .5000
       15,000.00                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1514338                              .5000
      101,936.27                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000

      1514345                              .5000
       67,477.20                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1514357                              .5000
      147,146.93                           .0800
           10.9500                         .0000
           10.4500                         .1800
           10.1900                          .0000
           10.1900                         .0000

      1514448                              .5000
       82,380.48                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000
1



      1514521                              .5000
       82,471.37                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1514666                              .5000
       39,912.03                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1514677                              .5000
      187,500.00                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1514685                              .5000
       41,487.09                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000

      1514686                              .5000
       54,879.04                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1514773                              .5000
      288,819.36                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1514882                              .5000
       23,985.41                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1514923                              .5000
       51,889.31                           .0800
           12.5000                         .0000
           12.0000                         .1800
           11.7400                          .0000
           11.7400                         .0000
1



      1514927                              .5000
       47,983.34                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1514928                              .5000
      116,800.00                           .0800
           10.9900                         .0000
           10.4900                         .1800
           10.2300                          .0000
           10.2300                         .0000

      1514947                              .5000
      297,423.86                           .0800
           12.5000                         .0000
           12.0000                         .1800
           11.7400                          .0000
           11.7400                         .0000

      1514982                              .5000
       75,000.00                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1514983                              .5000
      170,948.29                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1515001                              .5000
       65,200.00                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1515011                              .5000
       82,250.00                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1515019                              .5000
       74,967.69                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000
1



      1515032                              .5000
       63,750.00                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1515034                              .5000
      136,492.73                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1515041                              .5000
       79,566.61                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1515133                              .5000
       66,128.15                           .0800
           11.3500                         .0000
           10.8500                         .1800
           10.5900                          .0000
           10.5900                         .0000

      1515172                              .5000
       87,372.24                           .0800
           11.8500                         .0000
           11.3500                         .1800
           11.0900                          .0000
           11.0900                         .0000

      1515203                              .5000
       79,969.88                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1515271                              .5000
       77,377.33                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1515274                              .5000
       60,000.00                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000
1



      1515278                              .5000
       70,245.36                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1515282                              .5000
      185,773.84                           .0800
            8.5000                         .0000
            8.0000                         .1800
            7.7400                          .0000
            7.7400                         .0000

      1515283                              .5000
      131,090.41                           .0800
            8.5000                         .0000
            8.0000                         .1800
            7.7400                          .0000
            7.7400                         .0000

      1515295                              .5000
      178,500.00                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1515441                              .5000
      114,458.05                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1515444                              .5000
      165,141.09                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1515446                              .5000
      296,010.00                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1515487                              .5000
      140,400.00                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000
1



      1515626                              .5000
       94,325.30                           .0800
           12.4000                         .0000
           11.9000                         .1800
           11.6400                          .0000
           11.6400                         .0000

      1515633                              .5000
      175,500.00                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1515690                              .5000
      174,937.60                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1515696                              .5000
       87,500.00                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1515719                              .5000
       69,375.00                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1515773                              .5000
       93,466.66                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1515901                              .5000
      104,974.02                           .0800
           12.6500                         .0000
           12.1500                         .1800
           11.8900                          .0000
           11.8900                         .0000

      1515904                              .5000
       72,085.07                           .0800
           10.6000                         .0000
           10.1000                         .1800
            9.8400                          .0000
            9.8400                         .0000
1



      1515988                              .5000
      119,206.30                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1516068                              .5000
       44,675.28                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1516069                              .5000
       99,915.77                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1516070                              .5000
       49,746.47                           .0800
           13.3750                         .0000
           12.8750                         .1800
           12.6150                          .0000
           12.6150                         .0000

      1516071                              .5000
       74,765.51                           .0800
            9.9900                         .0000
            9.4900                         .1800
            9.2300                          .0000
            9.2300                         .0000

      1516072                              .5000
      199,686.98                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1516073                              .5000
       55,210.61                           .0800
           12.8750                         .0000
           12.3750                         .1800
           12.1150                          .0000
           12.1150                         .0000

      1516074                              .5000
       30,681.33                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000
1



      1516075                              .5000
      125,952.36                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1516076                              .5000
       76,400.80                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1516078                              .5000
      149,347.14                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1516079                              .5000
       69,958.59                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1516080                              .5000
      149,127.61                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1516081                              .5000
       93,332.95                           .0800
           10.9900                         .0000
           10.4900                         .1800
           10.2300                          .0000
           10.2300                         .0000

      1516082                              .5000
      112,112.81                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1516083                              .5000
       53,958.26                           .0800
           10.6500                         .0000
           10.1500                         .1800
            9.8900                          .0000
            9.8900                         .0000
1



      1516084                              .5000
       54,258.93                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1516085                              .5000
       54,909.03                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1516086                              .5000
      211,360.73                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1516109                              .5000
       32,000.00                           .0800
           13.1250                         .0000
           12.6250                         .1800
           12.3650                          .0000
           12.3650                         .0000

      1516119                              .5000
       76,000.00                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1516123                              .5000
       57,181.72                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1516252                              .5000
      109,509.74                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1516253                              .5000
      142,305.75                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000
1



      1516254                              .5000
       53,976.75                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1516255                              .5000
       67,451.64                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1516256                              .5000
       74,676.12                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1516257                              .5000
      127,110.47                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000

      1516258                              .5000
      203,764.98                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1516262                              .5000
       59,979.74                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1516307                              .5000
       99,049.44                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1516312                              .5000
       40,483.47                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000
1



      1516317                              .5000
      113,953.46                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1516321                              .5000
      104,913.89                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1516339                              .5000
      135,500.00                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1516341                              .5000
       98,600.00                           .0800
           12.5000                         .0000
           12.0000                         .1800
           11.7400                          .0000
           11.7400                         .0000

      1516361                              .5000
       69,978.83                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1516368                              .5000
       99,966.24                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1516385                              .5000
       81,942.83                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1516394                              .5000
      143,894.00                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000
1



      1516440                              .5000
       91,366.02                           .0800
            9.3750                         .0000
            8.8750                         .1800
            8.6150                          .0000
            8.6150                         .0000

      1516601                              .5000
      181,931.48                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1516605                              .5000
      109,000.00                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1516612                              .5000
      115,958.18                           .0800
           10.9500                         .0000
           10.4500                         .1800
           10.1900                          .0000
           10.1900                         .0000

      1516994                              .5000
       44,610.26                           .0800
           11.3500                         .0000
           10.8500                         .1800
           10.5900                          .0000
           10.5900                         .0000

      1516995                              .5000
       69,336.13                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1517007                              .5000
       51,000.00                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1517009                              .5000
       97,294.57                           .0800
           11.6000                         .0000
           11.1000                         .1800
           10.8400                          .0000
           10.8400                         .0000
1



      1517035                              .5000
       78,750.00                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1517102                              .5000
       68,353.43                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1517330                              .5000
      106,118.94                           .0800
           11.9000                         .0000
           11.4000                         .1800
           11.1400                          .0000
           11.1400                         .0000

      1517332                              .5000
      105,427.72                           .0800
           13.3500                         .0000
           12.8500                         .1800
           12.5900                          .0000
           12.5900                         .0000

      1517333                              .5000
      305,768.57                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1517457                              .5000
       31,851.89                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1517463                              .5000
      233,319.35                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1517502                              .5000
       68,461.59                           .0800
            8.8750                         .0000
            8.3750                         .1800
            8.1150                          .0000
            8.1150                         .0000
1



      1517560                              .5000
       43,183.29                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1517581                              .5000
      158,100.00                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000

      1517597                              .5000
       54,784.15                           .0800
           11.9500                         .0000
           11.4500                         .1800
           11.1900                          .0000
           11.1900                         .0000

      1517814                              .5000
       57,650.66                           .0800
            9.2500                         .0000
            8.7500                         .1800
            8.4900                          .0000
            8.4900                         .0000

      1517819                              .5000
       50,988.59                           .0800
           13.1000                         .0000
           12.6000                         .1800
           12.3400                          .0000
           12.3400                         .0000

      1517839                              .5000
       50,383.35                           .0800
           11.3500                         .0000
           10.8500                         .1800
           10.5900                          .0000
           10.5900                         .0000

      1518063                              .5000
       65,975.68                           .0800
           10.8500                         .0000
           10.3500                         .1800
           10.0900                          .0000
           10.0900                         .0000

      1518067                              .5000
       43,187.91                           .0800
           12.1000                         .0000
           11.6000                         .1800
           11.3400                          .0000
           11.3400                         .0000
1



      1518080                              .5000
       51,000.00                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1518096                              .5000
       64,974.44                           .0800
           10.5500                         .0000
           10.0500                         .1800
            9.7900                          .0000
            9.7900                         .0000

      1518167                              .5000
       95,000.00                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1518209                              .5000
       61,500.00                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1518210                              .5000
      127,956.79                           .0800
           11.2500                         .0000
           10.7500                         .1800
           10.4900                          .0000
           10.4900                         .0000

      1518366                              .5000
       89,679.48                           .0800
           13.0000                         .0000
           12.5000                         .1800
           12.2400                          .0000
           12.2400                         .0000

      1518377                              .5000
       52,500.00                           .0800
           12.5000                         .0000
           12.0000                         .1800
           11.7400                          .0000
           11.7400                         .0000

      1518452                              .5000
       45,413.16                           .0800
           12.5000                         .0000
           12.0000                         .1800
           11.7400                          .0000
           11.7400                         .0000
1



      1518548                              .5000
       52,000.00                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1518589                              .5000
      122,197.33                           .0800
           10.1250                         .0000
            9.6250                         .1800
            9.3650                          .0000
            9.3650                         .0000

      1518599                              .5000
       73,474.50                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1518602                              .5000
       40,200.00                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1518604                              .5000
       72,430.93                           .0800
           12.3750                         .0000
           11.8750                         .1800
           11.6150                          .0000
           11.6150                         .0000

      1518608                              .5000
       77,000.00                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1518803                              .5000
      106,465.95                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1518806                              .5000
      112,500.00                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000
1



      1518871                              .5000
       45,000.00                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1518887                              .5000
       46,482.96                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1518890                              .5000
      226,926.65                           .0800
           11.4500                         .0000
           10.9500                         .1800
           10.6900                          .0000
           10.6900                         .0000

      1518892                              .5000
       38,989.73                           .0800
           12.3750                         .0000
           11.8750                         .1800
           11.6150                          .0000
           11.6150                         .0000

      1518893                              .5000
       29,992.49                           .0800
           12.6000                         .0000
           12.1000                         .1800
           11.8400                          .0000
           11.8400                         .0000

      1518913                              .5000
       16,783.74                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1518922                              .5000
       15,385.08                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1518936                              .5000
       25,982.84                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000
1



      1519024                              .5000
      290,852.86                           .0800
            7.6250                         .0000
            7.1250                         .1800
            6.8650                          .0000
            6.8650                         .0000

      1519030                              .5000
      154,736.19                           .0800
           12.7500                         .0000
           12.2500                         .1800
           11.9900                          .0000
           11.9900                         .0000

      1519095                              .5000
      202,150.73                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1519099                              .5000
      119,867.61                           .0800
           10.9000                         .0000
           10.4000                         .1800
           10.1400                          .0000
           10.1400                         .0000

      1519102                              .5000
      173,237.18                           .0800
           12.3750                         .0000
           11.8750                         .1800
           11.6150                          .0000
           11.6150                         .0000

      1519112                              .5000
       43,187.15                           .0800
           11.8250                         .0000
           11.3250                         .1800
           11.0650                          .0000
           11.0650                         .0000

      1519114                              .5000
       59,927.18                           .0800
           10.6250                         .0000
           10.1250                         .1800
            9.8650                          .0000
            9.8650                         .0000

      1519120                              .5000
       36,789.70                           .0800
           12.1000                         .0000
           11.6000                         .1800
           11.3400                          .0000
           11.3400                         .0000
1



      1519121                              .5000
       93,500.00                           .0800
           10.9500                         .0000
           10.4500                         .1800
           10.1900                          .0000
           10.1900                         .0000

      1519127                              .5000
       74,273.50                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1519135                              .5000
      128,000.00                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1519136                              .5000
       29,486.05                           .0800
           12.8750                         .0000
           12.3750                         .1800
           12.1150                          .0000
           12.1150                         .0000

      1519139                              .5000
       29,943.97                           .0800
           12.7250                         .0000
           12.2250                         .1800
           11.9650                          .0000
           11.9650                         .0000

      1519143                              .5000
       51,592.55                           .0800
           15.0000                         .0000
           14.5000                         .1800
           14.2400                          .0000
           14.2400                         .0000

      1519146                              .5000
      207,825.87                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1519154                              .5000
      116,971.69                           .0800
           12.7500                         .0000
           12.2500                         .1800
           11.9900                          .0000
           11.9900                         .0000
1



      1519156                              .5000
       24,417.68                           .0800
           12.5900                         .0000
           12.0900                         .1800
           11.8300                          .0000
           11.8300                         .0000

      1519157                              .5000
       27,692.36                           .0800
           12.5900                         .0000
           12.0900                         .1800
           11.8300                          .0000
           11.8300                         .0000

      1519161                              .5000
      146,000.00                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1519163                              .5000
       32,492.85                           .0800
           12.5900                         .0000
           12.0900                         .1800
           11.8300                          .0000
           11.8300                         .0000

      1519170                              .5000
       34,391.58                           .0800
           12.7000                         .0000
           12.2000                         .1800
           11.9400                          .0000
           11.9400                         .0000

      1519183                              .5000
       35,829.57                           .0800
           10.2600                         .0000
            9.7600                         .1800
            9.5000                          .0000
            9.5000                         .0000

      1519200                              .5000
       47,587.11                           .0800
           12.2480                         .0000
           11.7480                         .1800
           11.4880                          .0000
           11.4880                         .0000

      1519269                              .5000
      347,193.92                           .0800
            8.3540                         .0000
            7.8540                         .1800
            7.5940                          .0000
            7.5940                         .0000
1



      1519273                              .5000
       30,488.52                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1519291                              .5000
       18,561.51                           .0800
           11.6500                         .0000
           11.1500                         .1800
           10.8900                          .0000
           10.8900                         .0000

      1519312                              .5000
       69,981.99                           .0800
           12.4750                         .0000
           11.9750                         .1800
           11.7150                          .0000
           11.7150                         .0000

      1519328                              .5000
       73,681.14                           .0800
           12.5000                         .0000
           12.0000                         .1800
           11.7400                          .0000
           11.7400                         .0000

      1519333                              .5000
       73,775.76                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1519335                              .5000
       24,969.92                           .0800
           10.6920                         .0000
           10.1920                         .1800
            9.9320                          .0000
            9.9320                         .0000

      1519336                              .5000
       92,836.84                           .0800
           13.3750                         .0000
           12.8750                         .1800
           12.6150                          .0000
           12.6150                         .0000

      1519339                              .5000
       56,962.36                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000
1



      1519342                              .5000
       45,345.06                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1519344                              .5000
      111,955.49                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1519347                              .5000
      114,965.22                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1519349                              .5000
       15,997.58                           .0800
           14.8120                         .0000
           14.3120                         .1800
           14.0520                          .0000
           14.0520                         .0000

      1519350                              .5000
       43,883.47                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1519356                              .5000
       82,775.63                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1519364                              .5000
       64,380.10                           .0800
           12.7750                         .0000
           12.2750                         .1800
           12.0150                          .0000
           12.0150                         .0000

      1519692                              .5000
      114,750.00                           .0800
           10.8500                         .0000
           10.3500                         .1800
           10.0900                          .0000
           10.0900                         .0000
1



      1519708                              .5000
      122,716.60                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1519715                              .5000
       40,000.00                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1519743                              .5000
      203,059.16                           .0800
            9.9500                         .0000
            9.4500                         .1800
            9.1900                          .0000
            9.1900                         .0000

      1519766                              .5000
       81,500.00                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1519818                              .5000
      193,259.79                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1519832                              .5000
      118,000.00                           .0800
            9.6250                         .0000
            9.1250                         .1800
            8.8650                          .0000
            8.8650                         .0000

      1519840                              .5000
      157,437.42                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1519861                              .5000
      349,853.23                           .0800
           10.2500                         .0000
            9.7500                         .1800
            9.4900                          .0000
            9.4900                         .0000
1



      1519878                              .5000
      174,168.70                           .0800
            9.7500                         .0000
            9.2500                         .1800
            8.9900                          .0000
            8.9900                         .0000

      1519887                              .5000
       77,250.00                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1519954                              .5000
      114,000.00                           .0800
           12.4000                         .0000
           11.9000                         .1800
           11.6400                          .0000
           11.6400                         .0000

      1520087                              .5000
      155,936.31                           .0800
           10.3750                         .0000
            9.8750                         .1800
            9.6150                          .0000
            9.6150                         .0000

      1520090                              .5000
       41,986.94                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000

      1520156                              .5000
       59,982.35                           .0800
           11.8750                         .0000
           11.3750                         .1800
           11.1150                          .0000
           11.1150                         .0000

      1520323                              .5000
       76,000.00                           .0800
           12.7500                         .0000
           12.2500                         .1800
           11.9900                          .0000
           11.9900                         .0000

      1520327                              .5000
       50,400.00                           .0800
           12.1000                         .0000
           11.6000                         .1800
           11.3400                          .0000
           11.3400                         .0000
1



      1520332                              .5000
      132,002.92                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1520469                              .5000
       47,600.00                           .0800
           11.7500                         .0000
           11.2500                         .1800
           10.9900                          .0000
           10.9900                         .0000

      1520494                              .5000
       70,000.00                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000

      1520512                              .5000
      123,151.04                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1520527                              .5000
       80,673.49                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1520535                              .5000
       75,000.00                           .0800
           10.8000                         .0000
           10.3000                         .1800
           10.0400                          .0000
           10.0400                         .0000

      1520542                              .5000
       71,834.11                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1520643                              .5000
       30,277.40                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000
1



      1520644                              .5000
       44,983.05                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1520646                              .5000
       43,486.09                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1520676                              .5000
       76,132.84                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000

      1520695                              .5000
      116,922.86                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1520898                              .5000
       61,241.58                           .0800
           11.1250                         .0000
           10.6250                         .1800
           10.3650                          .0000
           10.3650                         .0000

      1520902                              .5000
      251,862.35                           .0800
            9.0000                         .0000
            8.5000                         .1800
            8.2400                          .0000
            8.2400                         .0000

      1520978                              .5000
       95,838.41                           .0800
           11.5000                         .0000
           11.0000                         .1800
           10.7400                          .0000
           10.7400                         .0000

      1521032                              .5000
      149,877.39                           .0800
           10.3900                         .0000
            9.8900                         .1800
            9.6300                          .0000
            9.6300                         .0000
1



      1521284                              .5000
      106,150.00                           .0800
           12.1500                         .0000
           11.6500                         .1800
           11.3900                          .0000
           11.3900                         .0000

      1521285                              .5000
      130,900.00                           .0800
           11.1000                         .0000
           10.6000                         .1800
           10.3400                          .0000
           10.3400                         .0000

      1521291                              .5000
      104,000.00                           .0800
           10.8750                         .0000
           10.3750                         .1800
           10.1150                          .0000
           10.1150                         .0000

      1521297                              .5000
       36,473.56                           .0800
           10.9500                         .0000
           10.4500                         .1800
           10.1900                          .0000
           10.1900                         .0000

      1521298                              .5000
      150,414.39                           .0800
           12.0500                         .0000
           11.5500                         .1800
           11.2900                          .0000
           11.2900                         .0000

      1521300                              .5000
      107,919.11                           .0800
           12.0000                         .0000
           11.5000                         .1800
           11.2400                          .0000
           11.2400                         .0000

      1521366                              .5000
       96,000.00                           .0800
           10.5000                         .0000
           10.0000                         .1800
            9.7400                          .0000
            9.7400                         .0000

      1521380                              .5000
       85,461.15                           .0800
            9.8750                         .0000
            9.3750                         .1800
            9.1150                          .0000
            9.1150                         .0000
1



      1521425                              .5000
       26,600.00                           .0800
           11.7000                         .0000
           11.2000                         .1800
           10.9400                          .0000
           10.9400                         .0000

      1521428                              .5000
       59,500.00                           .0800
           11.9250                         .0000
           11.4250                         .1800
           11.1650                          .0000
           11.1650                         .0000

      1521433                              .5000
      136,466.30                           .0800
           12.6600                         .0000
           12.1600                         .1800
           11.9000                          .0000
           11.9000                         .0000

      1521437                              .5000
       35,100.00                           .0800
           12.2500                         .0000
           11.7500                         .1800
           11.4900                          .0000
           11.4900                         .0000

      1521438                              .5000
       30,000.00                           .0800
           12.9000                         .0000
           12.4000                         .1800
           12.1400                          .0000
           12.1400                         .0000

      1521457                              .5000
      102,199.71                           .0800
            9.5000                         .0000
            9.0000                         .1800
            8.7400                          .0000
            8.7400                         .0000

      1521535                              .5000
       53,200.00                           .0800
           10.0000                         .0000
            9.5000                         .1800
            9.2400                          .0000
            9.2400                         .0000

      1521952                              .5000
      149,940.00                           .0800
           11.9000                         .0000
           11.4000                         .1800
           11.1400                          .0000
           11.1400                         .0000
1



      1522264                              .5000
       25,000.00                           .0800
           14.2500                         .0000
           13.7500                         .1800
           13.4900                          .0000
           13.4900                         .0000

      1523046                              .5000
       82,500.00                           .0800
           10.7500                         .0000
           10.2500                         .1800
            9.9900                          .0000
            9.9900                         .0000

      1523124                              .5000
       80,800.00                           .0800
           13.3000                         .0000
           12.8000                         .1800
           12.5400                          .0000
           12.5400                         .0000

      1523569                              .5000
       54,000.00                           .0800
           11.6250                         .0000
           11.1250                         .1800
           10.8650                          .0000
           10.8650                         .0000

      1523722                              .5000
       46,788.02                           .0800
           12.5000                         .0000
           12.0000                         .1800
           11.7400                          .0000
           11.7400                         .0000

      1523782                              .5000
      100,800.00                           .0800
           11.3750                         .0000
           10.8750                         .1800
           10.6150                          .0000
           10.6150                         .0000

      1524140                              .5000
       62,900.00                           .0800
           11.0000                         .0000
           10.5000                         .1800
           10.2400                          .0000
           10.2400                         .0000
1



      1524148                              .5000
      123,000.00                           .0800
           11.6500                         .0000
           11.1500                         .1800
           10.8900                          .0000
           10.8900                         .0000

  TOTAL NUMBER OF LOANS:      966
  TOTAL BALANCE........:         94,922,234.34


  RUN ON     : 09/27/96            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 13.16.41            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS       FIXED SUMMARY REPORT      CUTOFF : 09/01/96
  POOL       : 0004223  0004224
             :
             :
  POOL STATUS:

                                   WEIGHTED AVERAGES      FROM         TO
  -----------------------------------------------------------------------------
  CURR NOTE RATE                       10.6590            7.2500     15.8750
  RFC NET RATE                         10.1602            6.7500     15.3750
  NET MTG RATE(INVSTR RATE)             9.9002            6.4900     15.1150
  POST SPREAD RATE                      9.9002            6.4900     15.1150
  SUB SERV FEE                           .4988             .2500       .5750
  MSTR SERV FEE                          .0800             .0800       .0800
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .1800             .1800       .1800
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .0000             .0000       .0000







  TOTAL NUMBER OF LOANS:   966
  TOTAL BALANCE........:      94,922,234.34


                             ***************************
                             *      END OF REPORT      *
                             ***************************




NY1-166739.3

                                                         6863-1-KIC-09/30/96
                                                         1

                                   EXHIBIT D-2

                        MORTGAGE LOAN SCHEDULE - GROUP 2



  RUN ON     : 09/27/96           RFC DISCLOSURE SYSTEM       RFFSD175-01
  AT         : 13.58.09        NONFIXED RATE LOAN LISTING     AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 09/01/96
  POOL       : 0004223  0004224
             :
             :
  POOL STATUS:

  RFC LOAN #                      ORIG RATE       ORIGINAL BAL    MAX NEG AM
  MORTGAGOR NAME                  CURR RATE       PRINCIPAL BAL   LN FEATURE
  ADDRESS                         CURR NET        ORIGINAL P+I    # OF UNITS
  ADDRESS LINE 2                  NOTE CEILING    CURRENT P+I     LTV
  CITY           STATE  ZIP       NET CEILING     NOTE DATE       VALUE
  SERVICER LOAN #                 NOTE FLOOR      1ST PMT DT      MI CO CODE
  SELLER LOAN #                   NET FLOOR       MATURITY DT     MI CVG
  INVSTR LOAN #                   GROSS MARGIN    1ST INTCHGDT    NXT INTCHGDT
  S/S CODE                        NET MARGIN      1ST PMTCHGDT    NXT PMTCHGDT
  INT CHG PRIOR DAYS              1ST YR FLR      PMT CAP INCR    PMT CAP DECR
  PMT TYPE                        1ST YR CEIL     INT FREQ MOS    PMT FREQ MOS
  ORIG TERM                       ADJ INDEX       PERIOD INCR     PERIOD DECR
  NOTE LF INCR                    RND NOTE TYPE   RND NOTE METH   RND NOTE FCTR
  NET LF INCR                     RND NET TYPE    RND NET METH    RND NET FCTR
  NOTE LF DECR                    LOAN PURP       CNVRT CODE      FROM WINDOW
  NET LF DECR                     PROP TYPE       CNVT INDEX      TO WINDOW
                                  OCCP CODE       CNVT MARGIN

______________________________________________________________________________


    1394023                          10.2500        237,000.00        100
    BEM III             CHARLES       9.1250        234,167.36         ZZ
    529 STAGG LANE                    8.6250          2,123.76         1
                                     16.2500          1,929.75         72
    SANTA CRUZ      CA    95062      15.7500       10/13/94        330,000.00
    280001394023                       .0000       12/01/94            00
    3207941                            .0000       11/01/24            0
    0                                 3.6250       05/01/95        11/01/96
    180/824                           3.1250       06/01/95        12/01/96
      25                              9.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1406138                          12.3650         66,500.00        100
    OCHOA               ARTHUR       12.3650         66,154.98         ZZ
    770 GREENWOOD AVENUE             11.8650            702.77         1
                                     18.3650            702.77         70
    WEST SACRAMENT  CA    95605      17.8650       02/17/95         95,000.00
    9101544                          12.3650       04/01/95            00
    21003504                         11.8650       03/01/25            0
    0                                 5.8750       03/01/98        03/01/98
1


    917/917                           5.3750       04/01/98        04/01/98
      25                             12.3650          .0000           .0000
    A                                18.3650            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1421219                           9.4900         63,900.00        100
    GLAVAN              NANCY        11.4900         63,489.84         ZZ
    7584 PATILLAS COURT              10.9900            536.84         1
                                     15.4900            631.49         80
    COLORADO SPRIN  CO    80920      14.9900       05/15/95         79,900.00
    280001421219                     11.4900       07/01/95            00
    0495062                          10.9900       06/01/25            0
    0                                 5.6250       12/01/95        12/01/96
    B56/824                           5.1250       01/01/96        01/01/97
      25                              9.4900          .0000           .0000
    A                                10.9900            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1436576                           9.2500        440,000.00        100
    DEMARCO             EUGENE        9.2500        437,143.62         ZZ
    4481 EAST SUNSET DRIVE            8.7500          3,619.78         1
                                     14.2500          3,619.78         80
    PHOENIX         AZ    85028      13.7500       08/23/95        550,000.00
    280001436576                       .0000       10/01/95            00
    1436576                            .0000       09/01/25            0
    0                                 5.0000       09/01/98        09/01/98
    462/824                           4.5000       10/01/98        10/01/98
      25                              6.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1454692                           9.9900        171,000.00        100
    FEDERICI            DONNA         9.9900        170,034.22         ZZ
    3132 BOXWOOD CIRCLE #78           9.4900          1,499.39         1
                                     15.9900          1,499.39         90
    THOUSAND OAKS   CA    91362      15.4900       08/23/95        190,000.00
1


    280001454692                      7.0000       10/01/95            23
    7886823                           6.5000       09/01/25            0
    0                                 5.1000       09/01/98        09/01/98
    862/824                           4.6000       10/01/98        10/01/98
      45                              7.0000          .0000           .0000
    A                                12.9900           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       2.9900                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1454734                          10.2500        169,200.00        100
    BANUELOS            JOHN         10.2500        168,228.68         ZZ
    893 NORTH SHADOW LAKE DRIVE       9.7500          1,516.21         1
                                     16.2500          1,516.21         90
    THOUSAND OAKS   CA    91360      15.7500       07/21/95        188,000.00
    280001454734                     10.2500       09/01/95            23
    7857139                           9.7500       08/01/25            0
    0                                 4.8000       08/01/98        08/01/98
    862/824                           4.3000       09/01/98        09/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1454735                          10.5000        106,200.00        100
    ROBINETT            LARRY        10.5000        105,714.91         ZZ
    2941 ALYNDALE DRIVE              10.0000            971.45         1
                                     17.8750            971.45         90
    EUGENE          OR    97404      17.3750       09/14/95        118,000.00
    280001454735                     10.5000       11/01/95            23
    7889686                          10.0000       10/01/25            0
    0                                 4.9500       10/01/98        10/01/98
    862/824                           4.4500       11/01/98        11/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000           12             12
      360                               1            2.0000          2.0000
       7.3750                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1454738                           9.9900        210,000.00        100
    KENDALL             DONALD        9.9900        208,932.14         ZZ
1


    139 NASHUA COURT                  9.4900          1,841.35         1
                                     15.9900          1,841.35         90
    SAN JOSE        CA    95139      15.4900       09/15/95        235,000.00
    280001454738                      9.9900       11/01/95            23
    7909823                           9.4900       10/01/25            0
    0                                 5.1000       10/01/98        10/01/98
    862/824                           4.6000       11/01/98        11/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1454740                          10.2500         80,910.00        100
    EVANS               JAMES        10.2500         80,520.32         ZZ
    28 SCHOOL STREET                  9.7500            725.04         1
                                     16.2500            725.04         90
    NEW LONDON      CT    06320      15.7500       09/15/95         89,900.00
    280001454740                     10.2500       11/01/95            23
    7924996                           9.7500       10/01/25            0
    0                                 4.6000       10/01/98        10/01/98
    862/824                           4.1000       11/01/98        11/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1454741                          10.2500        202,500.00        100
    CRAFT               GARY         10.2500        201,524.88         ZZ
    1615 TIERRA MONTANOSA             9.7500          1,814.61         1
                                     16.2500          1,814.61         90
    ALPINE          CA    91901      15.7500       09/21/95        225,000.00
    280001454741                     10.2500       11/01/95            23
    7931397                           9.7500       10/01/25            0
    0                                 4.6000       10/01/98        10/01/98
    862/824                           4.1000       11/01/98        11/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1454743                          10.2500        202,000.00        100
    MCGINLEY            GARY         10.2500        201,027.28         ZZ
    1090 EL CAMINO DRIVE              9.7500          1,810.13         1
                                     16.2500          1,810.13         90
    COSTA MESA      CA    92626      15.7500       09/11/95        224,500.00
    280001454743                     10.2500       11/01/95            23
    7942493                           9.7500       10/01/25            0
    0                                 4.6000       10/01/98        10/01/98
    862/824                           4.1000       11/01/98        11/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1454744                          10.5000        103,500.00        100
    TOMS                BENECIA      10.5000        103,027.14         ZZ
    6573 3RD AVENUE                  10.0000            946.76         1
                                     16.5000            946.76         90
    LOS ANGELES     CA    90043      16.0000       09/12/95        115,000.00
    280001454744                     10.5000       11/01/95            23
    7943137                          10.0000       10/01/25            0
    0                                 4.8500       10/01/98        10/01/98
    862/824                           4.3500       11/01/98        11/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1465867                          10.4500        161,000.00        100
    MCCALL              ROBERT       10.4500        160,397.16         ZZ
    2019 TOKAY STREET                 9.9500          1,466.72         1
                                     16.4500          1,466.72         90
    SANTA ROSA      CA    95404      15.9500       11/02/95        179,000.00
    280001465867                     10.4500       01/01/96            23
    7911860                           9.9500       12/01/25            0
    0                                 4.9000       12/01/98        12/01/98
    862/824                           4.4000       01/01/99        01/01/99
      45                             10.4500          .0000           .0000
    A                                13.4500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466097                          10.0000        161,100.00        100
    FONTILLAS           JOSEPH       10.0000        160,359.93         ZZ
    4004 ROCKY POINT DRIVE            9.5000          1,413.77         1
                                     16.0000          1,413.77         90
    ANTIOCH         CA    94509      15.5000       10/02/95        180,000.00
    280001466097                     10.0000       12/01/95            23
    7818339                           9.5000       11/01/25            0
    0                                 4.9000       11/01/98        11/01/98
    862/824                           4.4000       12/01/98        12/01/98
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466100                          10.0000        123,000.00        100
    BENNETT             NEIL         10.0000        122,434.89         ZZ
    9845 41ST STREET SOUTHWEST        9.5000          1,079.42         1
                                     16.0000          1,079.42         90
    SEATTLE         WA    98136      15.5000       10/06/95        137,000.00
    280001466100                     10.0000       12/01/95            23
    7851066                           9.5000       11/01/25            0
    0                                 4.9000       11/01/98        11/01/98
    862/824                           4.4000       12/01/98        12/01/98
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466103                          10.1250         58,500.00        100
    SKANES              GEORGE       10.1250         56,234.59         ZZ
    4316 SOUTH PUGET SOUND            9.6250            518.80         1
                                     16.1250            518.80         90
    TACOMA          WA    98409      15.6250       11/28/95         65,000.00
    280001466103                     10.1250       01/01/96            23
    7854326                           9.6250       12/01/25            0
    0                                 5.1500       12/01/98        12/01/98
    862/824                           4.6500       01/01/99        01/01/99
      45                             10.1250          .0000           .0000
    A                                13.1250           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466104                          10.0000        127,100.00        100
    GREEN JR            ROBERT       10.0000        126,516.15         ZZ
    4628 SUN STONE COURT              9.5000          1,115.39         1
                                     16.0000          1,115.39         90
    SALIDA          CA    95368      15.5000       10/16/95        141,651.00
    280001466104                     10.0000       12/01/95            23
    7911829                           9.5000       11/01/25            0
    0                                 4.9000       11/01/98        11/01/98
    862/824                           4.4000       12/01/98        12/01/98
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466111                          10.0000        143,100.00        100
    SMITH               CLIFFORD     10.0000        142,442.59         ZZ
    5901 SOUTH CLARKSON STREET        9.5000          1,255.81         1
                                     16.0000          1,255.81         90
    LITTLETON       CO    80121      15.5000       10/27/95        159,000.00
    280001466111                     10.0000       12/01/95            23
    7933674                           9.5000       11/01/25            0
    0                                 4.9000       11/01/98        11/01/98
    862/824                           4.4000       12/01/98        12/01/98
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466113                           9.9900        150,300.00        100
    LEE                 RICHARD       9.9900        149,608.11         ZZ
    13205 NORTHWEST 40TH AVENUE       9.4900          1,317.88         1
                                     15.9900          1,317.88         90
    VANCOUVER       WA    98685      15.4900       10/18/95        167,000.00
    280001466113                      9.9900       12/01/95            23
    7954936                           9.4900       11/01/25            0
    0                                 4.9000       11/01/98        11/01/98
1


    862/824                           4.4000       12/01/98        12/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466114                          10.2500         95,600.00        100
    HALL                ALVIS        10.2500         95,183.23         ZZ
    7214 NORTH WILLIAMS AVENUE        9.7500            856.68         1
                                     16.2500            856.68         90
    PORTLAND        OR    97217      15.7500       10/02/95        107,000.00
    280001466114                     10.2500       12/01/95            23
    7955081                           9.7500       11/01/25            0
    0                                 5.1500       11/01/98        11/01/98
    862/824                           4.6500       12/01/98        12/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466116                          10.2500        200,700.00        100
    MILLER              HOWARD       10.2500        199,541.08         ZZ
    24170 SOUTH ELDORADO ROAD         9.7500          1,798.48         1
                                     16.2500          1,798.48         90
    MULINO          OR    97042      15.7500       11/08/95        223,000.00
    280001466116                     10.2500       01/01/96            23
    7956451                           9.7500       12/01/25            0
    0                                 5.1500       12/01/98        12/01/98
    862/824                           4.6500       01/01/99        01/01/99
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466120                          10.3750        179,900.00        100
    ROGERS              JEROME       10.3750        179,215.65         ZZ
    624 SKYWAY DRIVE                  9.8750          1,628.83         1
                                     16.3750          1,628.83         90
    SAN JOSE        CA    95111      15.8750       11/22/95        199,900.00
1


    280001466120                     10.3750       01/01/96            23
    7973514                           9.8750       12/01/25            0
    0                                 4.9000       12/01/98        12/01/98
    862/824                           4.4000       01/01/99        01/01/99
      45                             10.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1466122                           9.9000        137,300.00        100
    RODRIGUEZ SR        WAYNE         9.9000        136,655.86         ZZ
    41510 CORTE PERGAMINO             9.4000          1,194.78         1
                                     15.9000          1,194.78         90
    TEMECULA        CA    92592      15.4000       10/24/95        152,563.00
    280001466122                      9.9000       12/01/95            23
    7977127                           9.4000       11/01/25            0
    0                                 4.9000       11/01/98        11/01/98
    862/824                           4.4000       12/01/98        12/01/98
      45                              9.9000          .0000           .0000
    A                                12.9000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1466133                          10.2500        107,100.00        100
    MOON                RANDALL      10.2500        106,633.12         ZZ
    1724 NORTH 17TH STREET            9.7500            959.73         1
                                     16.2500            959.73         88
    WASHOUGAL       WA    98671      15.7500       10/19/95        122,500.00
    280001466133                     10.2500       12/01/95            23
    7955677                           9.7500       11/01/25            0
    0                                 5.9000       11/01/98        11/01/98
    862/824                           5.4000       12/01/98        12/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466135                          10.3750        112,600.00        100
    NOEL                ROBERT       10.3750        112,171.64         ZZ
1


    4319 SOUTHEAST 59TH AVENUE        9.8750          1,019.49         1
                                     16.3750          1,019.49         85
    PORTLAND        OR    97206      15.8750       11/16/95        132,500.00
    280001466135                     10.3750       01/01/96            23
    7956915                           9.8750       12/01/25            0
    0                                 6.1500       12/01/98        12/01/98
    862/824                           5.6500       01/01/99        01/01/99
      45                             10.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466141                          10.8750         38,000.00        100
    MORGAN              CONNIE       10.8750         37,884.98         ZZ
    507 WEST 1200 NORTH              10.3750            358.30         1
                                     16.8750            358.30         37
    LEHI            UT    84043      16.3750       12/06/95        104,000.00
    280001466141                     10.8750       02/01/96            00
    4053302                          10.3750       01/01/26            0
    0                                 6.0500       01/01/99        01/01/99
    862/824                           5.5500       02/01/99        02/01/99
      45                             10.8750          .0000           .0000
    A                                13.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1466158                           9.0000         70,000.00        100
    PEKAR               CYNTHIA       9.0000         69,574.50         ZZ
    378 NORTH 20TH PLACE              8.5000            563.24         1
                                     15.0000            563.24         61
    PHILOMATH       OR    97370      14.5000       10/26/95        115,000.00
    280001466158                      9.0000       12/01/95            00
    7955917                           8.5000       11/01/25            0
    0                                 5.2500       11/01/96        11/01/96
    862/824                           4.7500       12/01/96        12/01/96
      45                              9.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1473996                           9.3750        121,125.00        100
    JACKSON             RICKY        10.8750        120,656.67         ZZ
    4607 SOUTH FINDLAY STREET        10.3750          1,007.46         1
                                     15.3750          1,141.11         85
    SEATTLE         WA    98118      14.8750       12/07/95        142,500.00
    280001473996                      9.3750       02/01/96            23
    995369                            8.8750       01/01/26            0
    0                                 5.9900       07/01/96        01/01/97
    B56/824                           5.4900       08/01/96        02/01/97
      25                              9.3750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1475825                           9.8750         54,900.00        100
    WAMBOLT             FRANK         9.8750         54,694.53         ZZ
    7006 EAST JENSEN STREET #12       9.3750            476.73         1
                                     15.8750            476.73         86
    MESA            AZ    85207      15.3750       12/14/95         63,900.00
    280001475825                      9.8750       02/01/96            23
    7971823                           9.3750       01/01/26            0
    0                                 4.9000       01/01/99        01/01/99
    862/824                           4.4000       02/01/99        02/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1476071                           9.8750        180,000.00        100
    BABCOCK JR          WILLIAM       9.8750        179,375.30         ZZ
    2935 CALLE FRONTERA               9.3750          1,563.03         1
                                     15.8750          1,563.03         90
    SAN CLEMENTE    CA    92673      15.3750       01/02/96        200,000.00
    280001476071                      9.8750       03/01/96            23
    4006904                           9.3750       02/01/26            0
    0                                 4.9000       02/01/99        02/01/99
    862/824                           4.4000       03/01/99        03/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1476076                           9.8750        153,750.00        100
    AMATO               LOUIE         9.8750        153,248.73         ZZ
    10 TAMALPAIS ROAD                 9.3750          1,335.09         1
                                     15.8750          1,335.09         75
    FAIRFAX         CA    94930      15.3750       01/09/96        205,000.00
    280001476076                      9.8750       03/01/96            00
    4035473                           9.3750       02/01/26            0
    0                                 5.3500       02/01/99        02/01/99
    862/824                           4.8500       03/01/99        03/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1476083                          10.8750        100,000.00        100
    MARBURY             REUBEN       10.8750         99,736.41         ZZ
    521 LAKE VIEW AVENUE             10.3750            942.89         1
                                     16.8750            942.89         42
    SAN FRANCISCO   CA    94112      16.3750       01/05/96        240,000.00
    280001476083                     10.8750       03/01/96            00
    4023347                          10.3750       02/01/26            0
    0                                 6.0500       02/01/99        02/01/99
    862/824                           5.5500       03/01/99        03/01/99
      45                             10.8750          .0000           .0000
    A                                13.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1476087                           9.8750        107,000.00        100
    COVEY               EDGAR         9.8750        106,599.64         ZZ
    3930 SOUTHWEST 332ND PLACE        9.3750            929.14         1
                                     15.8750            929.14         90
    FEDERAL WAY     WA    98023      15.3750       12/20/95        120,000.00
    280001476087                      9.8750       02/01/96            23
    4072914                           9.3750       01/01/26            0
    0                                 4.9000       01/01/99        01/01/99
    862/824                           4.4000       02/01/99        02/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1476093                           9.3750         95,900.00        100
    SHEPERSKY           MATT          9.3750         95,501.39         ZZ
    12509 SE SCHILLER STREET          8.8750            797.65         1
                                     15.3750            797.65         80
    PORTLAND        OR    97236      14.8750       12/15/95        119,900.00
    280001476093                      9.3750       02/01/96            00
    4013892                           8.8750       01/01/26            0
    0                                 4.8500       01/01/99        01/01/99
    862/824                           4.3500       02/01/99        02/01/99
      45                              8.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1476543                           9.7500         55,300.00        100
    JONES               DEXTER       10.7500         55,120.00         ZZ
    2855 EAST KIEST BOULEVARD        10.2500            475.12         1
                                     15.7500            515.93         74
    DALLAS          TX    75216      15.2500       01/12/96         75,500.00
    280001476543                       .0000       03/01/96            00
    1295033                            .0000       02/01/11            0
    0                                 6.6250       08/01/96        02/01/97
    B56/824                           6.1250       09/01/96        03/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      180                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1480690                          10.9900        136,000.00        100
    PRECIADO SR         FRANK        10.9900        135,701.62         ZZ
    901 NORTHWEST 91ST STREET        10.4900          1,294.13         1
                                     16.9900          1,294.13         85
    VANCOUVER       WA    98665      16.4900       02/16/96        160,000.00
    280001480690                     10.9900       04/01/96            23
    96201183                         10.4900       03/01/26            0
    0                                 6.2500       03/01/99        03/01/99
1


    E63/824                           5.7500       04/01/99        04/01/99
      45                             10.9900          .0000           .0000
    A                                13.9900           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1481741                           9.7500        135,900.00        100
    RODGERS             HENRY         9.7500        135,511.69         ZZ
    6304 WEST MESCAL STREET           9.2500          1,167.60         1
                                     15.7500          1,167.60         90
    GLENDALE        AZ    85304      15.2500       02/02/96        151,000.00
    280001481741                      9.7500       04/01/96            23
    4094876                           9.2500       03/01/26            0
    0                                 4.9000       03/01/99        03/01/99
    862/824                           4.4000       04/01/99        04/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1481742                           9.3750        111,750.00        100
    SHAW                MICHAEL       9.3750        111,345.57         ZZ
    31421 HIGHWAY 20                  8.8750            929.48         1
                                     15.3750            929.48         75
    FORT BRAGG      CA    95437      14.8750       01/24/96        149,000.00
    280001481742                      9.3750       03/01/96            00
    4035945                           8.8750       02/01/26            0
    0                                 4.8500       02/01/99        02/01/99
    862/824                           4.3500       03/01/99        03/01/99
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1481743                           9.3750        185,400.00        100
    GOESSLING-EVANS     DONNA         9.3750        184,728.98         ZZ
    255 SOUTH TWELFTH STREET          8.8750          1,542.07         1
                                     15.3750          1,542.07         90
    SAN JOSE        CA    95112      14.8750       01/09/96        206,000.00
1


    280001481743                      9.3750       03/01/96            23
    7974595                           8.8750       02/01/26            0
    0                                 4.9000       02/01/99        02/01/99
    862/824                           4.4000       03/01/99        03/01/99
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1481744                          10.0000         65,000.00        100
    SKAJA               RAYMOND      10.0000         64,793.53         ZZ
    8213 MOORHAVEN WAY                9.5000            570.43         1
                                     16.0000            570.43         65
    SACRAMENTO      CA    95828      15.5000       01/24/96        100,000.00
    280001481744                     10.0000       03/01/96            00
    7976558                           9.5000       02/01/26            0
    0                                 5.6750       02/01/99        02/01/99
    862/824                           5.1750       03/01/99        03/01/99
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1482096                           8.6250         72,000.00        100
    SEILER              CHRISTOPH    10.6250         71,574.55         ZZ
    1932 NE 47TH STREET              10.1250            560.01         1
                                     15.6250            664.65         75
    POMPANO BEACH   FL    33064      15.1250       08/22/95         96,000.00
    280001482096                       .0000       10/01/95            00
    5000923                            .0000       09/01/25            0
    0                                 6.5000       03/01/96        03/01/97
    F04/824                           6.0000       04/01/96        04/01/97
      25                              7.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1483390                          10.2500        157,250.00        100
    MORENO              ROBERTO      10.2500        156,845.77         ZZ
1


    628 KING STREET                   9.7500          1,409.12         1
                                     16.2500          1,409.12         85
    KING CITY       CA    93930      15.7500       02/16/96        185,000.00
    280001483390                     10.2500       04/01/96            23
    96201140                          9.7500       03/01/26            0
    0                                 5.5000       03/01/99        03/01/99
    E63/824                           5.0000       04/01/99        04/01/99
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1483665                          11.5000        221,000.00        100
    BENTON              MITCHELL     11.5000        220,713.38         ZZ
    4765 NORTH 400 WEST              11.0000          2,188.55         1
                                     16.5000          2,188.55         65
    PARK CITY       UT    84060      16.0000       04/23/96        340,000.00
    280001483665                       .0000       06/01/96            00
    51009751                           .0000       05/01/26            0
    0                                 8.0000       05/01/99        05/01/99
    470/824                           7.5000       06/01/99        06/01/99
      25                              8.5000          .0000           .0000
    A                                14.5000            6              6
      360                               E            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484396                           4.0000        270,000.00        100
    FONTANILLA          J             8.3750        260,542.36         ZZ
    14943 VOSE STREET                 7.8750          1,289.02         1
    (VAN NUYS AREA)                  10.0000          2,026.89         90
    LOS ANGELES     CA    91405       9.5000       11/15/93        300,000.00
    280001484396                      2.7500       01/01/94            14
    1574557                           2.2500       12/01/23           17
    0                                 2.7500       06/01/94        12/01/96
    F14/824                           2.2500       07/01/94        01/01/97
      45                              3.0000          .0000           .0000
    A                                 5.0000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       1.2500                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1484432                          10.9500        111,750.00        100
    CANNATA             GIUSEPPE     12.4500        111,471.92         ZZ
    947 FALLING WATER ROAD           11.9500          1,060.01         1
                                     17.9500          1,187.58         75
    FORT LAUDERDAL  FL    33326      17.4500       12/26/95        149,000.00
    280001484432                     10.9500       03/01/96            00
    1863364                          10.4500       02/01/26            0
    0                                 7.0000       08/01/96        02/01/97
    F14/824                           6.5000       09/01/96        03/01/97
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1484571                           9.2500        202,300.00        100
    RORICK              ALBERTA       9.2500        201,214.01         ZZ
    22773 RICKARD ROAD                8.7500          1,664.28         1
                                     15.2500          1,664.28         75
    BEND            OR    97702      14.7500       10/14/95        270,000.00
    280001484571                      9.2500       12/01/95            00
    1822717                           8.7500       11/01/25            0
    0                                 3.8750       11/01/97        11/01/97
    F14/824                           3.3750       12/01/97        12/01/97
      45                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484590                           9.2500         73,000.00        100
    BREESE              TIMOTHY       9.2500         72,608.07         ZZ
    8222 ACOMA WAY                    8.7500            600.56         1
                                     15.2500            600.56         73
    DENVER          CO    80221      14.7500       10/26/95        100,000.00
    280001484590                      9.2500       12/01/95            00
    1827690                           8.7500       11/01/25            0
    0                                 5.7500       11/01/97        11/01/97
    F14/824                           5.2500       12/01/97        12/01/97
      45                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484598                           9.5000        182,000.00        100
    CHAPMAN             TAY           9.5000        181,072.23         ZZ
    1333 MOUNTAIN SPLENDOR DRIVE      9.0000          1,530.35         1
                                     15.5000          1,530.35         70
    BOZEMAN         MT    59715      15.0000       10/30/95        260,000.00
    280001484598                      9.5000       12/01/95            00
    1830173                           9.0000       11/01/25            0
    0                                 7.7500       11/01/97        11/01/97
    F14/824                           7.2500       12/01/97        12/01/97
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484601                           9.3750         99,500.00        100
    STEWART             ROGER         9.3750         98,894.64         ZZ
    1622 APRIL COURT                  8.8750            827.60         1
                                     15.3750            827.60         65
    WEST LINN       OR    97068      14.8750       11/01/95        153,500.00
    280001484601                      9.3750       01/01/96            00
    1830231                           8.8750       12/01/25            0
    0                                 5.5000       12/01/97        12/01/97
    F14/824                           5.0000       01/01/98        01/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484631                           8.7500        130,000.00        100
    WALKER              JAMES         8.7500        129,277.34         ZZ
    2419 GAY STREET                   8.2500          1,022.72         1
                                     14.7500          1,022.72         75
    LONGMONT        CO    80501      14.2500       11/15/95        174,000.00
    280001484631                      8.7500       01/01/96            00
    1837699                           8.2500       12/01/25            0
    0                                 5.0000       12/01/97        12/01/97
    F14/824                           4.5000       01/01/98        01/01/98
      45                              8.7500          .0000           .0000
    A                                11.7500            6              6
1


      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484641                           8.5000        292,000.00        100
    EBERT               BRUCE         8.5000        290,549.21         ZZ
    3971 RAWHIDE ROAD                 8.0000          2,245.23         1
                                     14.5000          2,245.23         77
    ROCKLIN         CA    95677      14.0000       12/06/95        380,000.00
    280001484641                      8.5000       02/01/96            00
    1838432                           8.0000       01/01/26            0
    0                                 4.7500       01/01/98        01/01/98
    F14/824                           4.2500       02/01/98        02/01/98
      45                              8.5000          .0000           .0000
    A                                11.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484676                           8.7500        102,000.00        100
    LARA                REBECCA       8.7500        101,456.09         ZZ
    4508 BRIDGEVIEW AVENUE            8.2500            802.44         1
                                     15.7500            802.44         69
    PICO RIVERA     CA    90606      15.2500       11/02/95        148,500.00
    280001484676                      8.7500       01/01/96            00
    1850767                           8.2500       12/01/25            0
    0                                 4.7500       12/01/97        12/01/97
    F14/824                           4.2500       01/01/98        01/01/98
      45                              8.7500          .0000           .0000
    A                                15.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484678                           9.5000        106,400.00        100
    ANTRIM              MATTHEW       9.5000        105,913.75         ZZ
    2190 EAST KELLOGG PARK DRIVE      9.0000            894.67         1
                                     16.5000            894.67         85
    POMONA          CA    91768      16.0000       11/15/95        126,000.00
    280001484678                      9.5000       01/01/96            23
    1850866                           9.0000       12/01/25            0
    0                                 4.7500       12/01/97        12/01/97
1


    F14/824                           4.2500       01/01/98        01/01/98
      45                              9.5000          .0000           .0000
    A                                16.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484681                          10.6500         32,900.00        100
    EDWARDS             JESSIE       10.6500         32,794.87         ZZ
    923 WEST 54TH STREET             10.1500            304.65         1
                                     17.6500            304.65         70
    CHICAGO         IL    60609      17.1500       11/27/95         47,000.00
    280001484681                     10.6500       02/01/96            00
    1851252                          10.1500       01/01/26            0
    0                                 5.7500       01/01/98        01/01/98
    F14/824                           5.2500       02/01/98        02/01/98
      45                             10.6500          .0000           .0000
    A                                17.6500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484712                          10.2400        131,625.00        100
    MARCINKIEWICZ       JOSEPH       10.2400        131,168.97         ZZ
    20781 SOUTH BUTTE ROAD            9.7400          1,178.52         1
                                     17.2400          1,178.52         75
    BEAVERCREEK     OR    97004      16.7400       12/18/95        175,500.00
    280001484712                     10.2400       02/01/96            00
    1858679                           9.7400       01/01/26            0
    0                                 7.2500       01/01/98        01/01/98
    F14/824                           6.7500       02/01/98        02/01/98
      45                             10.2400          .0000           .0000
    A                                17.2400            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484750                          12.7500         56,000.00        100
    BAKER               CARL         12.7500         55,876.40         ZZ
    5410 ROCKFORD DRIVE              12.2500            608.55         1
                                     19.7500            608.55         70
    TRINITY         NC    27370      19.2500       12/27/95         80,000.00
1


    280001484750                     12.7500       03/01/96            00
    1863802                          12.2500       02/01/26            0
    0                                 7.2500       02/01/98        02/01/98
    F14/824                           6.7500       03/01/98        03/01/98
      45                             12.7500          .0000           .0000
    A                                19.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484797                           9.6250        188,000.00        100
    CLAUNCH             RICHARD       9.6250        187,175.01         ZZ
    5560 FLINTRIDGE DRIVE             9.1250          1,597.99         1
                                     15.6250          1,597.99         80
    COLORADO SPRIN  CO    80918      15.1250       12/07/95        235,000.00
    280001484797                      9.6250       02/01/96            00
    1873504                           9.1250       01/01/26            0
    0                                 6.2500       01/01/98        01/01/98
    F14/824                           5.7500       02/01/98        02/01/98
      45                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484802                           8.3750        127,000.00        100
    HUNT                RODNEY        8.3750        126,352.75         ZZ
    50450 HIGHWAY 31                  7.8750            965.30         1
                                     14.3750            965.30         58
    LAPINE          OR    97739      13.8750       12/14/95        220,000.00
    280001484802                      8.3750       02/01/96            00
    1873553                           7.8750       01/01/26            0
    0                                 3.3750       01/01/98        01/01/98
    F14/824                           2.8750       02/01/98        02/01/98
      45                              8.3750          .0000           .0000
    A                                11.3750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484841                          12.2500         32,200.00        100
    EPHRAIM             WILLIE       12.2500         32,127.67         ZZ
1


    262 WALNUT STREET NORTHWEST      11.7500            337.43         1
                                     19.2500            337.43         70
    ATLANTA         GA    30318      18.7500       12/14/95         46,000.00
    280001484841                     12.2500       02/01/96            00
    1856624                          11.7500       01/01/26            0
    0                                 7.5000       01/01/99        01/01/99
    F14/824                           7.0000       02/01/99        02/01/99
      45                             12.2500          .0000           .0000
    A                                19.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1484923                           8.3750         59,800.00        100
    HILL                JERRY         8.3750         59,255.37         ZZ
    2000 SOLITUDE AVENUE              7.8750            454.52         1
                                     14.3750            454.52         95
    ALBERTVILLE     AL    35950      13.8750       07/01/95         63,000.00
    280001484923                      8.3750       08/01/95            23
    1580323                           7.8750       07/01/25            0
    0                                 4.2500       07/01/98        07/01/98
    F14/824                           3.7500       08/01/98        08/01/98
      45                              8.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484924                           9.0000         70,050.00        100
    BRADY JR            WILLIAM       9.0000         69,571.39         ZZ
    716 FRANCIS DRIVE                 8.5000            563.64         1
                                     15.0000            563.64         75
    WILLIAMSTOWN    NJ    08094      14.5000       07/31/95         93,400.00
    280001484924                      9.0000       10/01/95            00
    1583277                           8.5000       09/01/25            0
    0                                 6.5000       09/01/98        09/01/98
    F14/824                           6.0000       10/01/98        10/01/98
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1484926                          10.0000         52,500.00        100
    DUTTON              PATRICIA     10.0000         52,080.75         ZZ
    1790 COUNTY ROAD 30               9.5000            460.73         1
                                     16.0000            460.73         75
    HORTON          AL    35980      15.5000       07/24/95         70,055.00
    280001484926                     10.0000       09/01/95            00
    1591403                           9.5000       08/01/25            0
    0                                 5.5000       08/01/98        08/01/98
    F14/824                           5.0000       09/01/98        09/01/98
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484928                           9.2500        112,800.00        100
    THOMPSON II         JAMES         9.2500        112,067.70         ZZ
    343 OAK LEAF CIRCLE               8.7500            927.98         1
                                     15.2500            927.98         80
    BIRMINGHAM      AL    35244      14.7500       08/22/95        141,000.00
    280001484928                      9.2500       10/01/95            00
    1811231                           8.7500       09/01/25            0
    0                                 4.5000       09/01/98        09/01/98
    F14/824                           4.0000       10/01/98        10/01/98
      45                              9.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484930                          10.0000        186,900.00        100
    BURNS               KEITH        10.0000        185,951.66         ZZ
    12 MARGIE ROAD                    9.5000          1,640.18         1
                                     16.0000          1,640.18         70
    EAST BRUNSWICK  NJ    08816      15.5000       09/13/95        267,000.00
    280001484930                     10.0000       11/01/95            00
    1811462                           9.5000       10/01/25            0
    0                                 6.2500       10/01/98        10/01/98
    F14/824                           5.7500       11/01/98        11/01/98
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484931                          10.7500         71,400.00        100
    MCCUMSEY            DALE         10.7500         71,090.63         ZZ
    RR 1 GREEN LEAF COURT            10.2500            666.51         1
                                     16.7500            666.51         85
    FARMER CITY     IL    61842      16.2500       09/08/95         84,000.00
    280001484931                     10.7500       11/01/95            23
    1812940                          10.2500       10/01/25            0
    0                                 6.0000       10/01/98        10/01/98
    F14/824                           5.5000       11/01/98        11/01/98
      45                             10.7500          .0000           .0000
    A                                13.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484932                           9.5000         45,000.00        100
    PIERCE SR           ROBERT        9.5000         44,746.68         ZZ
    35 SHORE BLVD                     9.0000            378.38         1
                                     15.5000            378.38         75
    KEANSBURG       NJ    07734      15.0000       09/14/95         60,000.00
    280001484932                      9.5000       11/01/95            00
    1813450                           9.0000       10/01/25            0
    0                                 6.2500       10/01/98        10/01/98
    F14/824                           5.7500       11/01/98        11/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484934                          10.3750        142,500.00        100
    BRIODY JR           JOSEPH       10.3750        141,733.53         ZZ
    44 MANITTO PL                     9.8750          1,290.20         1
                                     16.3750          1,290.20         75
    OCEANPORT       NJ    07757      15.8750       09/14/95        190,000.00
    280001484934                     10.3750       11/01/95            00
    1813591                           9.8750       10/01/25            0
    0                                 6.5000       10/01/98        10/01/98
    F14/824                           6.0000       11/01/98        11/01/98
      45                             10.3750          .0000           .0000
    A                                13.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484935                           9.5000         72,700.00        100
    HAMDALLAH           AYMAN         9.5000         72,290.71         ZZ
    1026 ARTELLA DRIVE                9.0000            611.30         1
                                     15.5000            611.30         75
    KNOXVILLE       TN    37920      15.0000       09/22/95         97,000.00
    280001484935                      9.5000       11/01/95            00
    1814649                           9.0000       10/01/25            0
    0                                 6.7500       10/01/98        10/01/98
    F14/824                           6.2500       11/01/98        11/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484938                           9.1250         96,800.00        100
    YOST                THOMAS        9.1250         96,211.24         ZZ
    RD 1 BOX 21 A1                    8.6250            787.60         1
                                     15.1250            787.60         85
    NEW RINGGOLD    PA    17960      14.6250       09/25/95        114,000.00
    280001484938                      9.1250       11/01/95            23
    1814771                           8.6250       10/01/25            0
    0                                 6.2500       09/01/98        09/01/98
    F14/824                           5.7500       10/01/98        10/01/98
      45                              9.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484939                           8.8750         60,000.00        100
    COLEMAN             CARRIE        8.8750         59,642.65         ZZ
    738 WEST HAMBURG STREET           8.3750            477.39         1
                                     14.8750            477.39         75
    BALTIMORE       MD    21613      14.3750       10/25/95         80,000.00
    280001484939                      8.8750       12/01/95            00
    1819481                           8.3750       11/01/25            0
    0                                 6.7500       11/01/98        11/01/98
1


    F14/824                           6.2500       12/01/98        12/01/98
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           07             0           00/00/00
                                        N             .0000


    1484941                           9.8750        133,350.00        100
    AFFA                ANTHONY       9.8750        132,721.24         ZZ
    31 REDWOOD DRIVE                  9.3750          1,157.94         1
                                     15.8750          1,157.94         85
    DOVER           NJ    08753      15.3750       10/12/95        156,900.00
    280001484941                      9.8750       12/01/95            23
    1819507                           9.3750       11/01/25            0
    0                                 8.5000       11/01/98        11/01/98
    F14/824                           8.0000       12/01/98        12/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484942                           9.3750        163,200.00        100
    WATTS               JOHN          9.3750        162,346.19         ZZ
    12207 GUINEVERE RD                8.8750          1,357.42         1
                                     15.3750          1,357.42         85
    GLEN DALE       MD    20769      14.8750       10/26/95        192,000.00
    280001484942                      9.3750       12/01/95            23
    1819523                           8.8750       11/01/25            0
    0                                 7.2500       11/01/98        11/01/98
    F14/824                           6.7500       12/01/98        12/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484943                           9.5000        100,000.00        100
    ZOGBY               SANDRA        9.5000         99,437.03         ZZ
    3444 CONLY DRIVE                  9.0000            840.85         1
                                     15.5000            840.85         63
    HOOVER          AL    35226      15.0000       09/21/95        160,000.00
1


    280001484943                      9.5000       11/01/95            00
    1820828                           9.0000       10/01/25            0
    0                                 5.2500       10/01/98        10/01/98
    F14/824                           4.7500       11/01/98        11/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484944                          10.0000         42,400.00        100
    BROWN               GAIL         10.0000         42,184.84         ZZ
    2220 4TH AVENUE SOUTH             9.5000            372.09         1
                                     16.0000            372.09         85
    BIRMINGHAM      AL    35210      15.5000       09/25/95         49,900.00
    280001484944                     10.0000       11/01/95            23
    1820836                           9.5000       10/01/25            0
    0                                 7.3750       10/01/98        10/01/98
    F14/824                           6.8750       11/01/98        11/01/98
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484947                          11.0000        144,500.00        100
    BLANTON JR          JOHN         11.0000        143,962.92         ZZ
    341 DUNGADIN ROAD                10.5000          1,376.11         1
                                     17.0000          1,376.11         85
    FRONT ROYAL     VA    22630      16.5000       10/31/95        172,000.00
    280001484947                     11.0000       12/01/95            23
    1826395                          10.5000       11/01/25            0
    0                                 9.2500       11/01/98        11/01/98
    F14/824                           8.7500       12/01/98        12/01/98
      45                             11.0000          .0000           .0000
    A                                14.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484949                           9.6250        190,100.00        100
    HANNIBAL            CHAUNCEY      9.6250        189,155.68         ZZ
1


    4516 CHURCH POINT PLACE           9.1250          1,615.83         1
                                     15.6250          1,615.83         75
    VIRGINIA BEACH  VA    23455      15.1250       10/30/95        253,500.00
    280001484949                      9.6250       12/01/95            00
    1826411                           9.1250       11/01/25            0
    0                                 7.7500       11/01/98        11/01/98
    F14/824                           7.2500       12/01/98        12/01/98
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1484950                           9.6250         78,000.00        100
    CROCKER             KEN           9.6250         77,400.70         ZZ
    2134 CINNAMON FERN LANE           9.1250            662.99         1
                                     21.0000            662.99         65
    BIG CANOE       GA    30143      20.5000       11/16/95        120,000.00
    280001484950                      9.6250       01/01/96            00
    1826429                           9.1250       12/01/25            0
    0                                 6.7500       12/01/98        12/01/98
    F14/824                           6.2500       01/01/99        01/01/99
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
      11.3750                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1484951                           9.0000         60,000.00        100
    SPRAYBERRY          GLENN         9.0000         59,661.01         ZZ
    23 LAURELWOOD CIRCLE              8.5000            482.77         1
                                     15.0000            482.77         48
    GRIFFIN         GA    30223      14.5000       10/20/95        125,000.00
    280001484951                      9.0000       12/01/95            00
    1826486                           8.5000       11/01/25            0
    0                                 5.2500       11/01/98        11/01/98
    F14/824                           4.7500       12/01/98        12/01/98
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1484952                           9.5000        161,000.00        100
    PEPPLER             JAMES         9.5000        160,093.34         ZZ
    275 SHIPPEE ROAD                  9.0000          1,353.78         1
                                     15.5000          1,353.78         70
    OROVILLE        CA    95965      15.0000       10/16/95        230,000.00
    280001484952                      9.5000       12/01/95            00
    1826510                           9.0000       11/01/25            0
    0                                 7.8750       11/01/98        11/01/98
    F14/824                           7.3750       12/01/98        12/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484953                           9.1250         90,500.00        100
    TEASLEY             HOWARD        9.1250         90,001.53         ZZ
    8510 SW 71ST PLACE                8.6250            736.34         1
                                     15.1250            736.34         68
    PORTLAND        OR    97223      14.6250       10/23/95        135,000.00
    280001484953                      9.1250       12/01/95            00
    1826544                           8.6250       11/01/25            0
    0                                 7.3750       11/01/98        11/01/98
    F14/824                           6.8750       12/01/98        12/01/98
      45                              9.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484954                          10.5000        134,000.00        100
    GERSHENSON          JOEL         10.5000        133,503.60         ZZ
    57 JAMESTOWN ROAD                10.0000          1,225.75         1
                                     16.5000          1,225.75         53
    EATONTOWN       NJ    07724      16.0000       11/03/95        255,000.00
    280001484954                     10.5000       01/01/96            00
    1828789                          10.0000       12/01/25            0
    0                                 7.0000       12/01/98        12/01/98
    F14/824                           6.5000       01/01/99        01/01/99
      45                             10.5000          .0000           .0000
    A                                13.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484956                           9.0000         63,000.00        100
    BUTCHER             ROBERT        9.0000         62,680.84         ZZ
    4505 SOUTH 5040 WEST              8.5000            506.91         1
                                     15.0000            506.91         73
    WEST VALLEY CI  UT    84120      14.5000       10/30/95         87,000.00
    280001484956                      9.0000       01/01/96            00
    1829746                           8.5000       12/01/25            0
    0                                 7.1250       12/01/98        12/01/98
    F14/824                           6.6250       01/01/99        01/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484957                           9.8750         90,000.00        100
    SYLVESTER           JOHN          9.8750         89,619.68         ZZ
    5763 S. SIERRA GRANDE CIRCLE      9.3750            781.51         1
                                     15.8750            781.51         70
    SALT LAKE CITY  UT    84118      15.3750       11/03/95        130,000.00
    280001484957                      9.8750       01/01/96            00
    1829753                           9.3750       12/01/25            0
    0                                 4.7500       12/01/98        12/01/98
    F14/824                           4.2500       01/01/99        01/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484959                          10.7500         50,000.00        100
    MULLERY             CHRISTINA    10.7500         49,824.38         ZZ
    1312 LAUREL AVENUE               10.2500            466.74         1
                                     16.7500            466.74         30
    TOWNSHIP OF WA  NJ    08750      16.2500       11/16/95        172,000.00
    280001484959                     10.7500       01/01/96            00
    1829837                          10.2500       12/01/25            0
    0                                 7.0000       12/01/98        12/01/98
    F14/824                           6.5000       01/01/99        01/01/99
      45                             10.7500          .0000           .0000
    A                                13.7500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1500
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484960                           9.0000        127,500.00        100
    JEROSIMICH          ELI           9.0000        126,854.08         ZZ
    39 WINDJAMMER ROAD                8.5000          1,025.89         1
                                     15.0000          1,025.89         85
    BERLIN          MD    21811      14.5000       11/14/95        150,000.00
    280001484960                      9.0000       01/01/96            23
    1829845                           8.5000       12/01/25            0
    0                                 7.2500       12/01/98        12/01/98
    F14/824                           6.7500       01/01/99        01/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1484961                           9.7500        102,000.00        100
    COLLINS             KAREN         9.7500        101,557.48         ZZ
    13511 KERRYDALE ROAD              9.2500            876.34         1
                                     15.7500            876.34         84
    WOODBRIDGE      VA    22193      15.2500       11/09/95        122,500.00
    280001484961                      9.7500       01/01/96            23
    1829852                           9.2500       12/01/25            0
    0                                 7.5000       12/01/98        12/01/98
    F14/824                           7.0000       01/01/99        01/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484962                           8.3750        115,800.00        100
    SACCA, JR.          SAMUEL        8.3750        115,133.86         ZZ
    215 OAK GLEN ROAD                 7.8750            880.16         1
                                     14.3750            880.16         75
    HOWELL          NJ    07731      13.8750       11/17/95        154,500.00
    280001484962                      8.3750       01/01/96            00
    1829860                           7.8750       12/01/25            0
    0                                 7.0000       12/01/98        12/01/98
1


    F14/824                           6.5000       01/01/99        01/01/99
      45                              8.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484963                           9.3750         46,100.00        100
    FRIDAY              MARION        9.3750         45,883.77         ZZ
    104 WENDOVER DRIVE                8.8750            383.44         1
                                     15.3750            383.44         75
    WEST NORRISTOW  PA    19401      14.8750       11/27/95         61,500.00
    280001484963                      9.3750       01/01/96            00
    1829878                           8.8750       12/01/25            0
    0                                 6.5000       12/01/98        12/01/98
    F14/824                           6.0000       01/01/99        01/01/99
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1484964                           8.7500         77,500.00        100
    BUSLER              LEONARD       8.7500         77,086.79         ZZ
    512 BURRIS ROAD                   8.2500            609.69         1
                                     14.7500            609.69         89
    KNOXVILLE       TN    37924      14.2500       11/14/95         87,500.00
    280001484964                      8.7500       01/01/96            12
    1829886                           8.2500       12/01/25           25
    0                                 6.7500       12/01/98        12/01/98
    F14/824                           6.2500       01/01/99        01/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484966                           9.5000         52,300.00        100
    CHRISTEN            PAUL          9.5000         51,917.17         ZZ
    35 EAST 1600 SOUTH                9.0000            439.77         1
                                     15.5000            439.77         63
    OREM            UT    84058      15.0000       10/23/95         83,500.00
1


    280001484966                      9.5000       12/01/95            00
    1830140                           9.0000       11/01/25            0
    0                                 4.7500       11/01/98        11/01/98
    F14/824                           4.2500       12/01/98        12/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484968                           9.6250        142,500.00        100
    NAKAMATSU           LENNY         9.6250        141,865.44         ZZ
    3382 HAILIMA ROAD                 9.1250          1,211.23         1
                                     15.6250          1,211.23         75
    LAWAI           HI    96765      15.1250       11/07/95        190,000.00
    280001484968                      9.6250       01/01/96            00
    1830165                           9.1250       12/01/25            0
    0                                 4.7500       12/01/98        12/01/98
    F14/824                           4.2500       01/01/99        01/01/99
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484969                          10.2500        104,000.00        100
    FETTIS, JR.         CORWIN       10.2500        103,541.24         ZZ
    17129 SARGENT ROAD SOUTHWEST      9.7500            931.95         1
                                     16.2500            931.95         80
    ROCHESTER       WA    98579      15.7500       10/23/95        130,000.00
    280001484969                     10.2500       12/01/95            00
    1830322                           9.7500       11/01/25            0
    0                                 5.5000       11/01/98        11/01/98
    F14/824                           5.0000       12/01/98        12/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484970                           9.5000         52,800.00        100
    HALL                DANIEL        9.5000         52,530.83         ZZ
1


    407 NORTH 5TH AVENUE              9.0000            443.97         1
                                     15.5000            443.97         80
    YAKIMA          WA    98902      15.0000       10/25/95         66,000.00
    280001484970                      9.5000       12/01/95            00
    1830330                           9.0000       11/01/25            0
    0                                 3.7500       11/01/98        11/01/98
    F14/824                           3.2500       12/01/98        12/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484973                           9.3750        144,500.00        100
    HENSZEY             JOHN          9.3750        143,744.34         ZZ
    ROAD 367B                         8.8750          1,201.88         1
                                     15.3750          1,201.88         79
    FRANKFORD       DE    19945      14.8750       10/19/95        184,000.00
    280001484973                      9.3750       12/01/95            00
    1832914                           8.8750       11/01/25            0
    0                                 4.0000       11/01/98        11/01/98
    F14/824                           3.5000       12/01/98        12/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484974                           9.5000        110,000.00        100
    DAVIS               RANDY         9.5000        108,960.40         ZZ
    6151 ALHAMBRA AVENUE              9.0000            924.94         1
                                     15.5000            924.94         68
    RIVERSIDE       CA    92505      15.0000       09/22/95        162,000.00
    280001484974                      9.5000       11/01/95            00
    1832922                           9.0000       10/01/25            0
    0                                 4.8750       10/01/98        10/01/98
    F14/824                           4.3750       11/01/98        11/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1484975                           9.1250        118,950.00        100
    URTUZUASTEGU        CHARLES       9.1250        118,243.79         ZZ
    6275 PINE CREST DRIVE             8.6250            967.82         1
                                     15.1250            967.82         65
    LOS ANGELES     CA    90042      14.6250       09/28/95        183,000.00
    280001484975                      9.1250       12/01/95            00
    1832930                           8.6250       11/01/25            0
    0                                 4.2500       11/01/98        11/01/98
    F14/824                           3.7500       12/01/98        12/01/98
      45                              9.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1484979                           9.3750        121,000.00        100
    WILLIS              TIMOTHY       9.3750        120,300.92         ZZ
    1429 NORTH WILLIAMS AVE           8.8750          1,006.42         1
                                     15.3750          1,006.42         79
    ROUND LAKE BEA  IL    60073      14.8750       09/14/95        155,000.00
    280001484979                      9.3750       11/01/95            00
    1832971                           8.8750       10/01/25            0
    0                                 5.2500       10/01/98        10/01/98
    F14/824                           4.7500       11/01/98        11/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484982                          11.2500         91,000.00        100
    DOLAN               DONNA        11.2500         90,645.72         ZZ
    14326 KOLMAR AVENUE              10.7500            883.85         1
                                     17.2500            883.85         65
    MIDLOTHIAN      IL    60445      16.7500       09/15/95        140,000.00
    280001484982                     11.2500       11/01/95            00
    1833011                          10.7500       10/01/25            0
    0                                 6.0000       10/01/98        10/01/98
    F14/824                           5.5000       11/01/98        11/01/98
      45                             11.2500          .0000           .0000
    A                                14.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484987                           9.8750         52,500.00        100
    WRIGHT              JUNEAL        9.8750         52,252.36         ZZ
    661 WEST 81ST ST.                 9.3750            455.89         1
                                     15.8750            455.89         70
    CHICAGO         IL    60620      15.3750       10/06/95         75,000.00
    280001484987                      9.8750       12/01/95            00
    1833078                           9.3750       11/01/25            0
    0                                 5.2500       11/01/98        11/01/98
    F14/824                           4.7500       12/01/98        12/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484990                           8.7500         92,300.00        100
    MOSKOFF             GEORGE        8.7500         91,751.10         ZZ
    79 & 81 S. FOURTH ST.             8.2500            726.13         1
                                     14.7500            726.13         65
    AURORA          IL    60505      14.2500       10/06/95        142,000.00
    280001484990                      8.7500       12/01/95            00
    1833102                           8.2500       11/01/25            0
    0                                 3.7500       11/01/98        11/01/98
    F14/824                           3.2500       12/01/98        12/01/98
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1484991                           8.8750        188,000.00        100
    HOLSMAN             STACEY        8.8750        186,910.16         ZZ
    6445 N KEATING AVE                8.3750          1,495.82         1
                                     14.8750          1,495.82         51
    LINCOLNWOOD     IL    60646      14.3750       10/17/95        375,000.00
    280001484991                      8.8750       12/01/95            00
    1833110                           8.3750       11/01/25            0
    0                                 4.1250       11/01/98        11/01/98
    F14/824                           3.6250       12/01/98        12/01/98
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1484992                           9.5000         87,750.00        100
    HESTER              WOODROW       9.5000         87,255.94         ZZ
    4508 EAST CLAYTON                 9.0000            737.85         1
                                     15.5000            737.85         75
    HILLSIDE        IL    60162      15.0000       09/26/95        117,000.00
    280001484992                      9.5000       11/01/95            00
    1833128                           9.0000       10/01/25            0
    0                                 4.7500       10/01/98        10/01/98
    F14/824                           4.2500       11/01/98        11/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484993                           9.0000        146,250.00        100
    VAZQUEZ             SAMUEL        9.0000        145,337.54         ZZ
    627 RARITAN ROAD                  8.5000          1,176.76         1
                                     15.0000          1,176.76         75
    CRANFORD        NJ    08512      14.5000       09/20/95        195,000.00
    280001484993                      9.0000       11/01/95            00
    1833136                           8.5000       10/01/25            0
    0                                 3.8750       10/01/98        10/01/98
    F14/824                           3.3750       11/01/98        11/01/98
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484994                           9.6250        104,000.00        100
    CASTANO             GERMAN        9.6250        103,262.50         ZZ
    4309 MAPLE ROAD                   9.1250            883.99         1
                                     15.6250            883.99         80
    SUITLAND        MD    20746      15.1250       09/06/95        130,000.00
    280001484994                      9.6250       11/01/95            00
    1833144                           9.1250       10/01/25            0
    0                                 5.5000       10/01/98        10/01/98
1


    F14/824                           5.0000       11/01/98        11/01/98
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1484995                           9.7500         45,000.00        100
    HUGHES              DOLORES       9.7500         44,782.19         ZZ
    11 BOXWOOD ROAD                   9.2500            386.62         1
                                     15.7500            386.62         45
    ANNAPOLIS       MD    21403      15.2500       10/06/95        100,000.00
    280001484995                      9.7500       12/01/95            00
    1833151                           9.2500       11/01/25            0
    0                                 5.8750       11/01/98        11/01/98
    F14/824                           5.3750       12/01/98        12/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1484996                           9.3750         95,150.00        100
    KALULE-KIGANDA      GEORGE        9.3750         94,652.22         ZZ
    1044 TRAVIS LANE                  8.8750            791.41         1
                                     15.3750            791.41         70
    GAITHERSBURG    MD    20879      14.8750       10/20/95        136,000.00
    280001484996                      9.3750       12/01/95            00
    1833169                           8.8750       11/01/25            0
    0                                 3.8750       11/01/98        11/01/98
    F14/824                           3.3750       12/01/98        12/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1484999                          10.2500        150,000.00        100
    SWIRSKY             VICTORIA     10.2500        149,346.14         ZZ
    31 LAURIE DRIVE                   9.7500          1,344.16         1
                                     16.2500          1,344.16         35
    ENGLEWOOD CLIF  NJ    07632      15.7500       10/19/95        440,000.00
1


    280001484999                     10.2500       12/01/95            00
    1833193                           9.7500       11/01/25            0
    0                                 5.7500       11/01/98        11/01/98
    F14/824                           5.2500       12/01/98        12/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485000                           9.8750         66,000.00        100
    AMEND               VIRGINIA      9.8750         65,721.07         ZZ
    52 NEWMAN SPRINGS ROAD            9.3750            573.11         1
                                     15.8750            573.11         60
    RED BANK        NJ    07701      15.3750       11/03/95        110,000.00
    280001485000                      9.8750       01/01/96            00
    1833201                           9.3750       12/01/25            0
    0                                 5.8750       12/01/98        12/01/98
    F14/824                           5.3750       01/01/99        01/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1485005                           8.7500         95,500.00        100
    TIKKANEN            WALLACE       8.7500         94,932.12         T
    1550 MADISON COURT                8.2500            751.30         1
                                     14.7500            751.30         65
    LOUISVILLE      CO    80027      14.2500       10/19/95        147,000.00
    280001485005                      8.7500       12/01/95            00
    1833276                           8.2500       11/01/25            0
    0                                 4.1250       11/01/98        11/01/98
    F14/824                           3.6250       12/01/98        12/01/98
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485006                           9.8750        123,000.00        100
    HOOPER              THOMAS        9.8750        122,420.02         ZZ
1


    9782 W KEN CARYL DRIVE            9.3750          1,068.07         1
                                     15.8750          1,068.07         80
    LITTLETON       CO    80127      15.3750       10/24/95        154,000.00
    280001485006                      9.8750       12/01/95            00
    1833284                           9.3750       11/01/25            0
    0                                 5.5000       11/01/98        11/01/98
    F14/824                           5.0000       12/01/98        12/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485007                           9.0000         86,100.00        100
    NINGARD             E             9.0000         85,613.48         ZZ
    906 LOWELL AVENUE #2              8.5000            692.78         1
                                     15.0000            692.78         60
    PARK CITY       UT    84060      14.5000       10/30/95        143,500.00
    280001485007                      9.0000       12/01/95            00
    1833292                           8.5000       11/01/25            0
    0                                 4.1250       11/01/98        11/01/98
    F14/824                           3.6250       12/01/98        12/01/98
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        N             .0000


    1485008                           9.0000         93,750.00        100
    SAND                EARL          9.0000         93,180.74         ZZ
    1237 HAMILTON                     8.5000            754.34         1
                                     15.0000            754.34         75
    ELMHURST        IL    60126      14.5000       10/03/95        125,000.00
    280001485008                      9.0000       12/01/95            00
    1833318                           8.5000       11/01/25            0
    0                                 4.7500       11/01/98        11/01/98
    F14/824                           4.2500       12/01/98        12/01/98
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1485010                          10.5000        112,000.00        100
    CAPPS               JULIE        10.5000        111,536.94         ZZ
    4049 NORTH SPRINGFIELD           10.0000          1,024.51         1
                                     16.5000          1,024.51         70
    CHICAGO         IL    60618      16.0000       10/10/95        160,000.00
    280001485010                     10.5000       12/01/95            00
    1833342                          10.0000       11/01/25            0
    0                                 5.5000       11/01/98        11/01/98
    F14/824                           5.0000       12/01/98        12/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485011                           9.3750        123,000.00        100
    BARBIER             VIRGINIA      9.3750        122,356.44         ZZ
    121 PARK AVENUE                   8.8750          1,023.06         1
                                     15.3750          1,023.06         69
    RIVER FOREST    IL    60305      14.8750       10/12/95        180,000.00
    280001485011                      9.3750       12/01/95            00
    1833359                           8.8750       11/01/25            0
    0                                 3.3750       11/01/98        11/01/98
    F14/824                           2.8750       12/01/98        12/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485012                           9.6250        126,700.00        100
    HOPPER              MICHAEL       9.6250        126,070.58         ZZ
    119 BENTON AVENUE WEST            9.1250          1,076.94         1
                                     15.6250          1,076.94         73
    WAYZATA         MN    55391      15.1250       10/13/95        175,000.00
    280001485012                      9.6250       12/01/95            00
    1833367                           9.1250       11/01/25            0
    0                                 5.0000       11/01/98        11/01/98
    F14/824                           4.5000       12/01/98        12/01/98
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485014                           9.5000        185,600.00        100
    MARIANO             THOMAS        9.5000        184,653.79         ZZ
    1106 SUSQUEHANNA ROAD             9.0000          1,560.63         1
                                     15.5000          1,560.63         80
    BALTIMORE       MD    21220      15.0000       10/31/95        232,000.00
    280001485014                      9.5000       12/01/95            00
    1833383                           9.0000       11/01/25            0
    0                                 5.2500       11/01/98        11/01/98
    F14/824                           4.7500       12/01/98        12/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485016                           9.7500        142,800.00        100
    MILLER JR           WALTER        9.7500        141,950.23         ZZ
    1327 AGNEW STEET                  9.2500          1,226.87         1
                                     15.7500          1,226.87         85
    SIMI VALLEY     CA    93065      15.2500       11/02/95        168,000.00
    280001485016                      9.7500       01/01/96            23
    1833409                           9.2500       12/01/25            0
    0                                 7.7500       12/01/98        12/01/98
    F14/824                           7.2500       01/01/99        01/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485017                           9.0000        112,000.00        100
    MARTINEZ            JIMMY         9.0000        111,431.58         ZZ
    4049 SOUTH MONTAIA DRIVE          8.5000            901.18         1
                                     15.0000            901.18         80
    WEST VALLEY CI  UT    84120      14.5000       11/08/95        140,000.00
    280001485017                      9.0000       01/01/96            00
    1833417                           8.5000       12/01/25            0
    0                                 7.7500       12/01/98        12/01/98
    F14/824                           7.2500       01/01/99        01/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485018                           8.8750         59,200.00        100
    WOODALL             JEFFERY       8.8750         58,892.31         ZZ
    4310 WEST 5055 SOUTH              8.3750            471.02         1
                                     14.8750            471.02         75
    SALT LAKE CITY  UT    84118      14.3750       11/08/95         79,000.00
    280001485018                      8.8750       01/01/96            00
    1833425                           8.3750       12/01/25            0
    0                                 7.3750       12/01/98        12/01/98
    F14/824                           6.8750       01/01/99        01/01/99
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485019                           9.0000        141,000.00        100
    PATTERSON           C             9.0000        140,285.63         ZZ
    1879 SOUTH YUMA STREET            8.5000          1,134.52         1
                                     15.0000          1,134.52         75
    SALT LAKE CITY  UT    84108      14.5000       11/20/95        188,000.00
    280001485019                      9.0000       01/01/96            00
    1833433                           8.5000       12/01/25            0
    0                                 6.8750       12/01/98        12/01/98
    F14/824                           6.3750       01/01/99        01/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485020                           9.0000        123,800.00        100
    HAWLEY              MICHAEL       9.0000        123,172.80         ZZ
    305 GLENWOOD ROAD                 8.5000            996.12         1
                                     15.0000            996.12         85
    WHITEFISH       MT    59937      14.5000       11/14/95        145,700.00
    280001485020                      9.0000       01/01/96            23
    1833458                           8.5000       12/01/25            0
    0                                 6.1250       12/01/98        12/01/98
1


    F14/824                           5.6250       01/01/99        01/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485021                          10.0000         95,600.00        100
    KURTZ               ANN          10.0000         95,206.39         ZZ
    75 NORTH 100 WEST                 9.5000            838.96         1
                                     16.0000            838.96         80
    FOUNTAIN GREEN  UT    84632      15.5000       11/20/95        119,500.00
    280001485021                     10.0000       01/01/96            00
    1834555                           9.5000       12/01/25            0
    0                                 5.2500       12/01/98        12/01/98
    F14/824                           4.7500       01/01/99        01/01/99
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485022                           9.6250         85,000.00        100
    FERNANDO            MILA          9.6250         84,664.93         ZZ
    1568 KINOOLE STREET               9.1250            722.49         1
                                     15.6250            722.49         67
    HILO            HI    96720      15.1250       12/07/95        128,000.00
    280001485022                      9.6250       02/01/96            00
    1834563                           9.1250       01/01/26            0
    0                                 5.0000       01/01/99        01/01/99
    F14/824                           4.5000       02/01/99        02/01/99
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485023                           9.8750        164,000.00        100
    TOUCHI              NORMAN        9.8750        163,306.91         ZZ
    3259 PAWAINA STREET               9.3750          1,424.09         1
                                     15.8750          1,424.09         33
    HONOLULU        HI    96822      15.3750       11/16/95        500,000.00
1


    280001485023                      9.8750       01/01/96            00
    1834571                           9.3750       12/01/25            0
    0                                 5.0000       12/01/98        12/01/98
    F14/824                           4.5000       01/01/99        01/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485024                           8.6250        187,000.00        100
    INGRAO              JOHN          8.6250        185,977.25         ZZ
    18000 S.E. TWILIGHT LANE          8.1250          1,454.47         1
                                     14.6250          1,454.47         75
    SANDY           OR    97055      14.1250       11/07/95        250,000.00
    280001485024                      8.6250       01/01/96            00
    1834621                           8.1250       12/01/25            0
    0                                 3.2500       12/01/98        12/01/98
    F14/824                           2.7500       01/01/99        01/01/99
      45                              8.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485025                           9.5000        105,750.00        100
    THOMAS              GERALD        9.5000        105,322.18         ZZ
    8113 SONAR ROAD                   9.0000            889.20         1
                                     15.5000            889.20         75
    CLINTON         MD    20735      15.0000       12/08/95        141,000.00
    280001485025                      9.5000       02/01/96            00
    1836121                           9.0000       01/01/26            0
    0                                 6.5000       01/01/99        01/01/99
    F14/824                           6.0000       02/01/99        02/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485026                           9.7500         64,000.00        100
    DETWEILER           VICTORIA      9.7500         63,722.33         ZZ
1


    1723 FEATHERWOOD STREET           9.2500            549.86         1
                                     15.7500            549.86         49
    SILVER SPRING   MD    20904      15.2500       11/30/95        133,000.00
    280001485026                      9.7500       01/01/96            00
    1836154                           9.2500       12/01/25            0
    0                                 6.7500       12/01/98        12/01/98
    F14/824                           6.2500       01/01/99        01/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485027                           9.0000        192,000.00        100
    CABALO SR           JAIME         9.0000        191,138.58         ZZ
    85 POLANI STREET                  8.5000          1,544.88         1
                                     15.0000          1,544.88         80
    KAHULUI         HI    96732      14.5000       12/06/95        240,000.00
    280001485027                      9.0000       02/01/96            00
    1837624                           8.5000       01/01/26            0
    0                                 3.7500       01/01/99        01/01/99
    F14/824                           3.2500       02/01/99        02/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485028                           9.5000        120,000.00        100
    HADDOW              VERNON        9.5000        119,451.55         ZZ
    3728 WEST CHRISTYANN DRIVE        9.0000          1,009.03         1
                                     15.5000          1,009.03         80
    SALT LAKE CITY  UT    84118      15.0000       11/13/95        150,000.00
    280001485028                      9.5000       01/01/96            00
    1837640                           9.0000       12/01/25            0
    0                                 5.7500       12/01/98        12/01/98
    F14/824                           5.2500       01/01/99        01/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1485029                           8.3750        160,000.00        100
    JENKINS, JR         JAMES         8.3750        159,079.50         ZZ
    29152 BOBOLINK DRIVE              7.8750          1,216.12         1
                                     14.3750          1,216.12         55
    LAGUNA NIGUEL   CA    92677      13.8750       11/16/95        291,000.00
    280001485029                      8.3750       01/01/96            00
    1837673                           7.8750       12/01/25            0
    0                                 6.8750       12/01/98        12/01/98
    F14/824                           6.3750       01/01/99        01/01/99
      45                              8.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485030                           9.7500         55,000.00        100
    BECK                JERRY         9.7500         54,788.82         ZZ
    103 CREST DRIVE                   9.2500            472.53         1
                                     15.7500            472.53         54
    MOSSYROCK       WA    98564      15.2500       12/07/95        103,000.00
    280001485030                      9.7500       02/01/96            00
    1837772                           9.2500       01/01/26            0
    0                                 6.0000       01/01/99        01/01/99
    F14/824                           5.5000       02/01/99        02/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485033                           8.5000        147,700.00        100
    MAXWELL             RYAN          8.5000        146,871.44         ZZ
    11841 SOUTH BLUE HERON DRIVE      8.0000          1,135.69         1
                                     14.5000          1,135.69         75
    DRAPER          UT    84020      14.0000       11/17/95        197,000.00
    280001485033                      8.5000       01/01/96            00
    1838911                           8.0000       12/01/25            0
    0                                 4.6250       12/01/98        12/01/98
    F14/824                           4.1250       01/01/99        01/01/99
      45                              8.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485034                          10.5000         46,800.00        100
    MCNULTY             KANDIS       10.5000         46,646.55         ZZ
    520 RIDGE AVENUE                 10.0000            428.10         1
                                     16.5000            428.10         48
    MIDDLETOWN      PA    19063      16.0000       12/01/95         98,000.00
    280001485034                     10.5000       02/01/96            00
    1838929                          10.0000       01/01/26            0
    0                                 7.5000       01/01/99        01/01/99
    F14/824                           7.0000       02/01/99        02/01/99
      45                             10.5000          .0000           .0000
    A                                13.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485036                           9.5000         86,400.00        100
    PATTERSON, JR.      CLAUDE        9.5000         86,050.41         ZZ
    3922 DUVALL AVENUE                9.0000            726.50         1
                                     15.5000            726.50         80
    BALTIMORE       MD    21216      15.0000       12/05/95        108,000.00
    280001485036                      9.5000       02/01/96            00
    1838945                           9.0000       01/01/26            0
    0                                 7.0000       01/01/99        01/01/99
    F14/824                           6.5000       02/01/99        02/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485037                           8.3750        112,500.00        100
    SILLETTI            GIOVANNI      8.3750        111,926.75         ZZ
    44 PILOT ROAD                     7.8750            855.08         1
                                     14.3750            855.08         75
    DOVER           NJ    08753      13.8750       12/07/95        150,000.00
    280001485037                      8.3750       02/01/96            00
    1838952                           7.8750       01/01/26            0
    0                                 6.5000       01/01/99        01/01/99
    F14/824                           6.0000       02/01/99        02/01/99
      45                              8.3750          .0000           .0000
    A                                11.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485038                           9.5000        112,000.00        100
    RAMSEY              DONALD        9.5000        111,497.45         ZZ
    7004 KILLARNEY STREET             9.0000            941.76         1
                                     15.5000            941.76         80
    CLINTON         MD    20735      15.0000       12/08/95        140,000.00
    280001485038                      9.5000       02/01/96            00
    1838960                           9.0000       01/01/26            0
    0                                 7.0000       01/01/99        01/01/99
    F14/824                           6.5000       02/01/99        02/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485042                           8.5000         49,500.00        100
    YAICH               RICKY         8.5000         49,254.06         ZZ
    526 WYOMING STREET                8.0000            380.61         1
                                     14.5000            380.61         75
    ALLENTOWN       PA    18103      14.0000       12/13/95         66,000.00
    280001485042                      8.5000       02/01/96            00
    1839208                           8.0000       01/01/26            0
    0                                 6.5000       01/01/99        01/01/99
    F14/824                           6.0000       02/01/99        02/01/99
      45                              8.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485043                          10.0000        158,000.00        100
    MULLENER, JR.       FLOYD        10.0000        157,424.24         ZZ
    7 HIGHTIDE DRIVE                  9.5000          1,386.56         1
                                     16.0000          1,386.56         68
    WARETOWN        NJ    08758      15.5000       12/13/95        235,000.00
    280001485043                     10.0000       02/01/96            00
    1839216                           9.5000       01/01/26            0
    0                                 7.0000       01/01/99        01/01/99
1


    F14/824                           6.5000       02/01/99        02/01/99
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485044                           9.3750        105,500.00        100
    TOLLNER             FREDERICK     9.3750        105,061.90         ZZ
    230 VIRGINIA DRIVE                8.8750            877.50         1
                                     15.3750            877.50         80
    BRICK           NJ    08723      14.8750       12/26/95        132,000.00
    280001485044                      9.3750       02/01/96            00
    1839224                           8.8750       01/01/26            0
    0                                 7.0000       01/01/99        01/01/99
    F14/824                           6.5000       02/01/99        02/01/99
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485045                           8.8750        137,300.00        100
    NUNEZ               RUBEN         8.8750        136,421.27         ZZ
    3924 HIBISCUS CIRCLE              8.3750          1,092.42         1
                                     14.8750          1,092.42         60
    CARLSBAD        CA    92008      14.3750       09/18/95        230,000.00
    280001485045                      8.8750       11/01/95            00
    1870013                           8.3750       10/01/25            0
    0                                 4.8750       10/01/98        10/01/98
    F14/824                           4.3750       11/01/98        11/01/98
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485046                           8.7500         95,000.00        100
    SANCHEZ             BETTY         8.7500         94,376.30         ZZ
    1640 EAST JESS STREET             8.2500            747.37         1
                                     14.7500            747.37         79
    POMONA          CA    91766      14.2500       09/20/95        121,000.00
1


    280001485046                      8.7500       11/01/95            00
    1870021                           8.2500       10/01/25            0
    0                                 4.1250       10/01/98        10/01/98
    F14/824                           3.6250       11/01/98        11/01/98
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485050                           9.3750        139,500.00        100
    LOUIE               EDWIN         9.3750        138,694.07         ZZ
    4911 NORTH LAWNDALE               8.8750          1,160.29         4
                                     15.3750          1,160.29         90
    CHICAGO         IL    60625      14.8750       09/11/95        155,000.00
    280001485050                      9.3750       11/01/95            12
    1870070                           8.8750       10/01/25           25
    0                                 4.2500       10/01/98        10/01/98
    F14/824                           3.7500       11/01/98        11/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485052                           8.7500        118,600.00        100
    RUDDLE              THOMAS        8.7500        117,821.39         ZZ
    208 MARQUETTE DRIVE               8.2500            933.03         1
                                     14.7500            933.03         90
    POPLAR GROVE    IL    61065      14.2500       09/18/95        131,800.00
    280001485052                      8.7500       11/01/95            12
    1870096                           8.2500       10/01/25           25
    0                                 4.2500       10/01/98        10/01/98
    F14/824                           3.7500       11/01/98        11/01/98
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1485053                          10.0000         62,000.00        100
    BIDWELL             BARBARA      10.0000         57,748.23         ZZ
1


    3434 TAYLOR ST NE                 9.5000            544.10         1
                                     16.0000            544.10         72
    MINNEAPOLIS     MN    55418      15.5000       10/06/95         87,000.00
    280001485053                     10.0000       12/01/95            00
    1870104                           9.5000       11/01/25            0
    0                                 5.0000       11/01/98        11/01/98
    F14/824                           4.5000       12/01/98        12/01/98
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485056                           8.6250        129,600.00        100
    GUZMAN              DAVID         8.6250        128,726.19         ZZ
    2905 N FAIRFIELD                  8.1250          1,008.02         2
                                     14.6250          1,008.02         93
    CHICAGO         IL    60618      14.1250       09/26/95        140,000.00
    280001485056                      8.6250       11/01/95            23
    1870138                           8.1250       10/01/25            0
    0                                 4.0000       10/01/98        10/01/98
    F14/824                           3.5000       11/01/98        11/01/98
      45                              8.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485057                           9.0000         80,900.00        100
    DEBOW               JAMES         9.0000         80,490.12         ZZ
    7812 SOUTH NAGLE AVENUE           8.5000            650.94         1
                                     15.0000            650.94         90
    BURBANK         IL    60459      14.5000       11/09/95         89,900.00
    280001485057                      9.0000       01/01/96            12
    1870153                           8.5000       12/01/25           20
    0                                 4.2500       12/01/98        12/01/98
    F14/824                           3.7500       01/01/99        01/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1485058                           9.3750        119,000.00        100
    RIVERA              VICTOR        9.3750        118,312.41         ZZ
    5429 NORTH LOTUS AVENUE           8.8750            989.79         1
                                     15.3750            989.79         70
    CHICAGO         IL    60630      14.8750       09/15/95        170,000.00
    280001485058                      9.3750       11/01/95            00
    1870161                           8.8750       10/01/25            0
    0                                 4.7500       10/01/98        10/01/98
    F14/824                           4.2500       11/01/98        11/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485059                           9.6250        194,600.00        100
    HARKISON            RALPH         9.6250        193,532.36         ZZ
    41W081 DENNY ROAD                 9.1250          1,654.08         1
                                     15.6250          1,654.08         70
    AURORA          IL    60506      15.1250       09/13/95        278,000.00
    280001485059                      9.6250       11/01/95            00
    1870179                           9.1250       10/01/25            0
    0                                 5.2500       10/01/98        10/01/98
    F14/824                           4.7500       11/01/98        11/01/98
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485060                           9.3750         78,350.00        100
    COSGROVE JR         JOHN          9.3750         77,897.29         ZZ
    11825 LEE STREET                  8.8750            651.68         1
                                     15.3750            651.68         75
    CROWN POINT     IN    46307      14.8750       09/28/95        104,500.00
    280001485060                      9.3750       11/01/95            00
    1870187                           8.8750       10/01/25            0
    0                                 3.8750       10/01/98        10/01/98
    F14/824                           3.3750       11/01/98        11/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485061                          10.1250         61,750.00        100
    HESTER              WOODROW      10.1250         61,444.67         ZZ
    1108 SOUTH 8TH AVENUE             9.6250            547.62         1
                                     16.1250            547.62         65
    MAYWOOD         IL    60153      15.6250       09/26/95         95,000.00
    280001485061                     10.1250       11/01/95            00
    1870195                           9.6250       10/01/25            0
    0                                 5.3750       10/01/98        10/01/98
    F14/824                           4.8750       11/01/98        11/01/98
      45                             10.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1485062                           9.5000         47,600.00        100
    JONES               ANGELENE      9.5000         47,331.94         ZZ
    2513 COLEBROOK DRIVE              9.0000            400.25         1
                                     15.5000            400.25         75
    TEMPLE HILLS    MD    20748      15.0000       09/22/95         63,500.00
    280001485062                      9.5000       11/01/95            00
    1870203                           9.0000       10/01/25            0
    0                                 4.7500       10/01/98        10/01/98
    F14/824                           4.2500       11/01/98        11/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1485063                          10.6250        150,000.00        100
    FELLER              JOHN         10.6250        149,332.68         ZZ
    48 LARCHMONT DRIVE               10.1250          1,386.15         1
                                     16.6250          1,386.15         83
    WEST MILFORD    NJ    07421      16.1250       09/22/95        182,000.00
    280001485063                     10.6250       11/01/95            23
    1870211                          10.1250       10/01/25            0
    0                                 6.0000       10/01/98        10/01/98
    F14/824                           5.5000       11/01/98        11/01/98
      45                             10.6250          .0000           .0000
    A                                13.6250           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485065                           9.7500         67,750.00        100
    WOLL                LINDA         9.7500         67,387.77         ZZ
    3365 SPICELAND DRIVE              9.2500            582.08         1
                                     15.7500            582.08         60
    BOISE           ID    83704      15.2500       09/05/95        113,000.00
    280001485065                      9.7500       11/01/95            00
    1870245                           9.2500       10/01/25            0
    0                                 5.2500       10/01/98        10/01/98
    F14/824                           4.7500       11/01/98        11/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485066                           8.7500        100,000.00        100
    STREETER            C             8.7500         99,302.44         ZZ
    2727 CURTIS STREET                8.2500            786.70         1
                                     14.7500            786.70         65
    DENVER          CO    80205      14.2500       09/15/95        155,000.00
    280001485066                      8.7500       11/01/95            00
    1870252                           8.2500       10/01/25            0
    0                                 3.8750       10/01/98        10/01/98
    F14/824                           3.3750       11/01/98        11/01/98
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485067                           8.7500         87,500.00        100
    RIEKE               ARTHUR        8.7500         86,925.49         ZZ
    3034 E 4TH AVENUE                 8.2500            688.37         1
                                     14.7500            688.37         68
    DURANGO         CO    81301      14.2500       09/14/95        130,000.00
    280001485067                      8.7500       11/01/95            00
    1870260                           8.2500       10/01/25            0
    0                                 3.8750       10/01/98        10/01/98
1


    F14/824                           3.3750       11/01/98        11/01/98
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485068                           9.8750        111,950.00        100
    FOSTER              JANDELLE      9.8750        111,366.88         ZZ
    0351 PINEY ACRES CIRCLE           9.3750            972.12         1
                                     15.8750            972.12         70
    DILLON          CO    80435      15.3750       09/15/95        160,000.00
    280001485068                      9.8750       11/01/95            00
    1870286                           9.3750       10/01/25            0
    0                                 5.5000       10/01/98        10/01/98
    F14/824                           5.0000       11/01/98        11/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485074                          10.1250         78,000.00        100
    HESTER              WOODROW      10.1250         77,614.33         ZZ
    311 N LOCKWOOD                    9.6250            691.73         1
                                     16.1250            691.73         65
    CHICAGO         IL    60644      15.6250       09/26/95        120,000.00
    280001485074                     10.1250       11/01/95            00
    1870377                           9.6250       10/01/25            0
    0                                 5.3750       10/01/98        10/01/98
    F14/824                           4.8750       11/01/98        11/01/98
      45                             10.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485075                          10.1250         62,400.00        100
    HESTER              WOODROW      10.1250         62,091.50         ZZ
    5334 WEST FERDINAND               9.6250            553.38         1
                                     16.1250            553.38         65
    CHICAGO         IL    60644      15.6250       09/26/95         96,000.00
1


    280001485075                     10.1250       11/01/95            00
    1870385                           9.6250       10/01/25            0
    0                                 5.3750       10/01/98        10/01/98
    F14/824                           4.8750       11/01/98        11/01/98
      45                             10.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1485077                           9.5000         88,000.00        100
    EBY                 MICHAEL       9.5000         87,426.26         ZZ
    320 SOUTH BUFFALO GROVE           9.0000            739.96         1
                                     15.5000            739.96         63
    BUFFALO GROVE   IL    60089      15.0000       09/28/95        140,000.00
    280001485077                      9.5000       11/01/95            00
    1870401                           9.0000       10/01/25            0
    0                                 4.7500       10/01/98        10/01/98
    F14/824                           4.2500       11/01/98        11/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485078                           9.2500        168,000.00        100
    RYAN                TIMOTHY       9.2500        167,098.15         ZZ
    5302 256TH AVENUE                 8.7500          1,382.10         1
                                     15.2500          1,382.10         70
    BRIGHTON        WI    53141      14.7500       10/25/95        240,000.00
    280001485078                      9.2500       12/01/95            00
    1870419                           8.7500       11/01/25            0
    0                                 3.8750       11/01/98        11/01/98
    F14/824                           3.3750       12/01/98        12/01/98
      45                              9.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485079                           8.7500        104,000.00        100
    FULLER              MICHAEL       8.7500        103,381.59         ZZ
1


    2000 REDWOOD                      8.2500            818.17         1
                                     14.7500            818.17         65
    NORTHBROOK      IL    60062      14.2500       10/31/95        160,000.00
    280001485079                      8.7500       12/01/95            00
    1870427                           8.2500       11/01/25            0
    0                                 4.1250       11/01/98        11/01/98
    F14/824                           3.6250       12/01/98        12/01/98
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1485081                           9.7500        156,000.00        100
    HOWARD              DONALD        9.7500        155,323.25         ZZ
    3814 W BUTTERFIELD ROAD           9.2500          1,340.28         1
                                     15.7500          1,340.28         77
    BELLWOOD        IL    60104      15.2500       11/06/95        205,000.00
    280001485081                      9.7500       01/01/96            00
    1870443                           9.2500       12/01/25            0
    0                                 5.5000       12/01/98        12/01/98
    F14/824                           5.0000       01/01/99        01/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485082                           8.7500        246,000.00        100
    WOODLEY             ROBERT        8.7500        244,688.33         ZZ
    855 WEST BUCHINGHAM PL            8.2500          1,935.29         4
                                     14.7500          1,935.29         70
    CHICAGO         IL    60657      14.2500       11/06/95        355,000.00
    280001485082                      8.7500       01/01/96            00
    1870450                           8.2500       12/01/25            0
    0                                 3.8750       12/01/98        12/01/98
    F14/824                           3.3750       01/01/99        01/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1485083                          10.0000        192,500.00        100
    POGODIN             IRA          10.0000        191,674.82         ZZ
    445 ATWATER AVENUE                9.5000          1,689.33         1
                                     16.0000          1,689.33         70
    ELMHURST        IL    60126      15.5000       11/02/95        275,000.00
    280001485083                     10.0000       01/01/96            00
    1870468                           9.5000       12/01/25            0
    0                                 5.2500       12/01/98        12/01/98
    F14/824                           4.7500       01/01/99        01/01/99
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485084                           9.8750         87,000.00        100
    STERLING            MARY          9.8750         86,613.13         ZZ
    7521 SOUTH HONORE AVENUE          9.3750            755.47         1
                                     15.8750            755.47         70
    CHICAGO         IL    60620      15.3750       11/06/95        126,000.00
    280001485084                      9.8750       01/01/96            00
    1870476                           9.3750       12/01/25            0
    0                                 5.0000       12/01/98        12/01/98
    F14/824                           4.5000       01/01/99        01/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485088                          10.0000        150,000.00        100
    STEUART             R            10.0000        149,310.94         ZZ
    16301 MARLBORO PIKE               9.5000          1,316.36         1
                                     16.0000          1,316.36         32
    UPPER MARLBORO  MD    20772      15.5000       10/19/95        480,000.00
    280001485088                     10.0000       12/01/95            00
    1870518                           9.5000       11/01/25            0
    0                                 5.7500       11/01/98        11/01/98
    F14/824                           5.2500       12/01/98        12/01/98
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485091                           9.3750        112,500.00        100
    GANT                STEPHEN       9.3750        111,911.45         ZZ
    3 BROOKFIELD CIRCLE               8.8750            935.72         1
                                     15.3750            935.72         75
    STERLING        VA    20164      14.8750       10/25/95        152,000.00
    280001485091                      9.3750       12/01/95            00
    1870559                           8.8750       11/01/25            0
    0                                 5.0000       11/01/98        11/01/98
    F14/824                           4.5000       12/01/98        12/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485092                           9.5000         85,000.00        100
    SPILKER             GEORGE        9.5000         84,491.40         ZZ
    120 THOMAS ROAD                   9.0000            714.73         1
                                     15.5000            714.73         66
    GLEN BURNIE     MD    21060      15.0000       10/20/95        130,000.00
    280001485092                      9.5000       12/01/95            00
    1870567                           9.0000       11/01/25            0
    0                                 4.7500       11/01/98        11/01/98
    F14/824                           4.2500       12/01/98        12/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485093                           9.8750        121,000.00        100
    ALLEY-MITCHELL      JANIS         9.8750        120,418.59         ZZ
    2705 BRIGGS ROAD                  9.3750          1,050.71         1
                                     15.8750          1,050.71         65
    SILVER SPRING   MD    20906      15.3750       10/25/95        188,000.00
    280001485093                      9.8750       12/01/95            00
    1870575                           9.3750       11/01/25            0
    0                                 5.2500       11/01/98        11/01/98
    F14/824                           4.7500       12/01/98        12/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485094                           8.8750        117,100.00        100
    MURRAY              JUANITA       8.8750        116,421.21         ZZ
    80 ALLISON STREET N.E.            8.3750            931.70         1
                                     14.8750            931.70         85
    WASHINGTON      DC    20011      14.3750       10/20/95        137,800.00
    280001485094                      8.8750       12/01/95            11
    1870583                           8.3750       11/01/25           12
    0                                 4.2500       11/01/98        11/01/98
    F14/824                           3.7500       12/01/98        12/01/98
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485096                           9.3750         50,000.00        100
    LEWIS               MARY          9.3750         49,700.46         ZZ
    517 8TH STREET                    8.8750            415.88         1
                                     15.3750            415.88         50
    SHENANDOAH      VA    22849      14.8750       11/03/95        100,000.00
    280001485096                      9.3750       01/01/96            00
    1870609                           8.8750       12/01/25            0
    0                                 4.7500       12/01/98        12/01/98
    F14/824                           4.2500       01/01/99        01/01/99
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485097                           9.8750         98,000.00        100
    MCCLENDON           SHIRLEY       9.8750         97,540.69         ZZ
    10204 CASCADE LANE                9.3750            850.99         1
                                     15.8750            850.99         70
    UPPER MARLBORO  MD    20772      15.3750       11/03/95        140,000.00
    280001485097                      9.8750       01/01/96            00
    1870617                           9.3750       12/01/25            0
    0                                 5.2500       12/01/98        12/01/98
1


    F14/824                           4.7500       01/01/99        01/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485098                           9.8750         50,050.00        100
    SHANKS, JR          WILLIAM       9.8750         49,838.44         ZZ
    713 MCLAWHORNE DRIVE              9.3750            434.61         1
                                     15.8750            434.61         65
    NEWPORT NEWS    VA    23605      15.3750       11/30/95         77,000.00
    280001485098                      9.8750       01/01/96            00
    1871771                           9.3750       12/01/25            0
    0                                 5.1250       12/01/98        12/01/98
    F14/824                           4.6250       01/01/99        01/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1485099                           9.3750         45,000.00        100
    SALLES              HENRY         9.3750         44,748.28         ZZ
    130 S. PALM AVENUE                8.8750            374.29         1
                                     21.0000            374.29         45
    VIRGINIA BEACH  VA    23452      20.5000       11/22/95        102,000.00
    280001485099                      9.3750       01/01/96            00
    1871789                           8.8750       12/01/25            0
    0                                 7.7500       12/01/98        12/01/98
    F14/824                           7.2500       01/01/99        01/01/99
      45                              9.3750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
      11.6250                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485100                           9.6250         93,400.00        100
    GALES               FRANKLIN      9.6250         92,984.13         ZZ
    917 HUNTING RIDGE ROAD            9.1250            793.89         1
                                     15.6250            793.89         85
    WILMINGTON      NC    28412      15.1250       11/30/95        109,900.00
1


    280001485100                      9.6250       01/01/96            23
    1871797                           9.1250       12/01/25            0
    0                                 8.5000       12/01/98        12/01/98
    F14/824                           8.0000       01/01/99        01/01/99
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485101                           9.6250         28,000.00        100
    BURCHAM             JEFFREY       9.6250         27,889.58         ZZ
    616 GERMAN SCHOOL ROAD            9.1250            238.00         1
                                     15.6250            238.00         58
    RICHMOND        VA    23235      15.1250       12/18/95         49,000.00
    280001485101                      9.6250       02/01/96            00
    1871805                           9.1250       01/01/26            0
    0                                 7.5000       01/01/99        01/01/99
    F14/824                           7.0000       02/01/99        02/01/99
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485103                           9.5000         97,700.00        100
    BOYD                LINDA         9.5000         97,304.74         ZZ
    8 DEERFIELD ROAD                  9.0000            821.51         1
                                     15.5000            821.51         85
    COVINGTON       GA    30209      15.0000       12/29/95        115,000.00
    280001485103                      9.5000       02/01/96            23
    1871847                           9.0000       01/01/26            0
    0                                 9.2500       01/01/99        01/01/99
    F14/824                           8.7500       02/01/99        02/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485104                           9.6250         65,800.00        100
    TAYLOR              DON           9.6250         65,540.63         ZZ
1


    897 OLD CLUBHOUSE ROAD            9.1250            559.29         1
                                     15.6250            559.29         80
    VIRGINIA BEACH  VA    23456      15.1250       12/29/95         82,300.00
    280001485104                      9.6250       02/01/96            00
    1871854                           9.1250       01/01/26            0
    0                                 7.5000       01/01/99        01/01/99
    F14/824                           7.0000       02/01/99        02/01/99
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485109                           9.7500        133,600.00        100
    GILES               LADEAN        9.7500        132,953.38         ZZ
    3272 SUTCLIFFE RIDGE              9.2500          1,147.83         1
                                     15.7500          1,147.83         80
    MARIETTA        GA    30064      15.2500       10/13/95        167,000.00
    280001485109                      9.7500       12/01/95            00
    1872423                           9.2500       11/01/25            0
    0                                 8.0000       11/01/98        11/01/98
    F14/824                           7.5000       12/01/98        12/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485110                          10.2500        130,700.00        100
    BOYETTE             D            10.2500        130,130.40         ZZ
    665 RIVER OVERLOOK DRIVE          9.7500          1,171.20         1
                                     16.2500          1,171.20         85
    LAWRENCEVILLE   GA    30243      15.7500       10/30/95        153,800.00
    280001485110                     10.2500       12/01/95            23
    1872449                           9.7500       11/01/25            0
    0                                 7.7500       11/01/98        11/01/98
    F14/824                           7.2500       12/01/98        12/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1485111                           9.2500        109,400.00        100
    DHANANI             DHIRENDA      9.2500        108,812.69         ZZ
    1352 WYNGATE PLACE                8.7500            900.01         1
                                     15.2500            900.01         75
    LAWRENCEVILLE   GA    30243      14.7500       10/27/95        145,900.00
    280001485111                      9.2500       12/01/95            00
    1872464                           8.7500       11/01/25            0
    0                                 7.2500       11/01/98        11/01/98
    F14/824                           6.7500       12/01/98        12/01/98
      45                              9.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1485112                           9.2500         96,000.00        100
    COPELAND            MADISON       9.2500         95,484.67         ZZ
    1337 WHITEMARSH ROAD              8.7500            789.77         1
                                     15.2500            789.77         80
    SUFFOLK         VA    23434      14.7500       10/23/95        120,000.00
    280001485112                      9.2500       12/01/95            00
    1872472                           8.7500       11/01/25            0
    0                                 5.7500       11/01/98        11/01/98
    F14/824                           5.2500       12/01/98        12/01/98
      45                              9.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485113                          10.5000         51,800.00        100
    GATLIN              RAY          10.5000         51,582.92         ZZ
    205 NAZARETH CHURCH ROAD         10.0000            473.83         1
                                     16.5000            473.83         80
    ZEBULON         GA    30295      16.0000       10/31/95         64,775.00
    280001485113                     10.5000       12/01/95            00
    1872480                          10.0000       11/01/25            0
    0                                 6.0000       11/01/98        11/01/98
    F14/824                           5.5000       12/01/98        12/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485114                           9.6250        124,900.00        100
    PARKER              BARBARA       9.6250        123,641.08         ZZ
    180 GLENGARY COURT                9.1250          1,061.64         1
                                     15.6250          1,061.64         85
    FAYETTEVILLE    GA    30214      15.1250       11/03/95        147,000.00
    280001485114                      9.6250       12/01/95            23
    1872506                           9.1250       11/01/25            0
    0                                 6.0000       11/01/98        11/01/98
    F14/824                           5.5000       12/01/98        12/01/98
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485115                           9.2500         59,800.00        100
    JOHNSON             CHERYL        9.2500         59,478.99         ZZ
    2718 TUPELO STREET                8.7500            491.96         1
                                     15.2500            491.96         95
    ATLANTA         GA    30317      14.7500       11/03/95         63,000.00
    280001485115                      9.2500       12/01/95            04
    1872514                           8.7500       11/01/25           30
    0                                 4.2500       11/01/98        11/01/98
    F14/824                           3.7500       12/01/98        12/01/98
      45                              9.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485119                           8.8750         56,500.00        100
    ZUFELT              RODNEY        8.8750         56,157.52         ZZ
    8676 WEST FLORENCE DRIVE          8.3750            449.54         1
                                     14.8750            449.54         69
    MAGNA           UT    84044      14.3750       12/05/95         83,000.00
    280001485119                      8.8750       02/01/96            00
    1872886                           8.3750       01/01/26            0
    0                                 7.0000       01/01/99        01/01/99
    F14/824                           6.5000       02/01/99        02/01/99
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485120                           9.3750        157,000.00        100
    HUBBARD III         WILLIAM       9.3750        156,348.05         ZZ
    1031 NORTH CASTELWOOD DRIVE       8.8750          1,305.85         1
                                     15.3750          1,305.85         75
    FRANKTOWN       CO    80116      14.8750       11/30/95        211,000.00
    280001485120                      9.3750       02/01/96            00
    1872902                           8.8750       01/01/26            0
    0                                 7.5000       01/01/99        01/01/99
    F14/824                           7.0000       02/01/99        02/01/99
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485121                           9.0000         49,500.00        100
    DE LA ROSA          CANDIDO       9.0000         49,249.19         ZZ
    83675 CARDINAL AVENUE             8.5000            398.29         1
                                     15.0000            398.29         75
    INDIO           CA    92201      14.5000       11/15/95         66,000.00
    280001485121                      9.0000       01/01/96            00
    1872910                           8.5000       12/01/25            0
    0                                 7.3750       12/01/98        12/01/98
    F14/824                           6.8750       01/01/99        01/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485122                           9.1250         68,400.00        100
    PADILLA             JAMES         9.1250         68,062.30         ZZ
    319 S. ROCKY HILL STREET          8.6250            556.52         1
                                     15.1250            556.52         85
    PORTERVILLE     CA    93257      14.6250       11/22/95         80,500.00
    280001485122                      9.1250       01/01/96            23
    1872936                           8.6250       12/01/25            0
    0                                 8.2500       12/01/98        12/01/98
1


    F14/824                           7.7500       01/01/99        01/01/99
      45                              9.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485125                           8.8750         80,000.00        100
    THOMAS              LEE           8.8750         79,152.70         ZZ
    2889 WEST 5600 SOUTH              8.3750            636.52         1
                                     14.8750            636.52         67
    ROY             UT    84067      14.3750       12/21/95        120,000.00
    280001485125                      8.8750       02/01/96            00
    1873926                           8.3750       01/01/26            0
    0                                 7.0000       01/01/99        01/01/99
    F14/824                           6.5000       02/01/99        02/01/99
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485128                           9.7500        124,000.00        100
    NOTMAN              JAMES         9.7500        123,523.43         ZZ
    230 TURNER ROAD                   9.2500          1,065.35         1
                                     15.7500          1,065.35         75
    COWICHE         WA    98923      15.2500       12/07/95        167,000.00
    280001485128                      9.7500       02/01/96            00
    1874288                           9.2500       01/01/26            0
    0                                 5.2500       01/01/99        01/01/99
    F14/824                           4.7500       02/01/99        02/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485133                           8.7500        115,600.00        100
    BOYLES III          DAVID         8.7500        115,124.08         ZZ
    487 SKYLINE FOREST DRIVE          8.2500            909.43         1
                                     14.7500            909.43         85
    FRONT ROYAL     VA    22630      14.2500       01/19/96        136,000.00
1


    280001485133                      8.7500       03/01/96            23
    1878370                           8.2500       02/01/26            0
    0                                 7.2500       02/01/99        02/01/99
    F14/824                           6.7500       03/01/99        03/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1485135                          10.5000         71,400.00        100
    KING, JR            WILLIAM      10.5000         71,196.09         ZZ
    2106 SOUTH BENBOW ROAD            9.7500            653.12         1
                                     16.5000            653.12         85
    GREENSBORO      NC    27406      15.7500       01/08/96         84,000.00
    280001485135                     10.5000       03/01/96            23
    1878396                           9.7500       02/01/26            0
    0                                 8.7500       02/01/99        02/01/99
    F14/824                           8.0000       03/01/99        03/01/99
      45                             10.5000          .0000           .0000
    A                                13.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485136                           9.6250        132,800.00        100
    ANTLEY              JEFF          9.6250        132,296.38         ZZ
    2127 KILKENNY HILL ROAD           9.1250          1,128.79         1
                                     15.6250          1,128.79         80
    MATTHEWS        NC    28105      15.1250       01/26/96        166,000.00
    280001485136                      9.6250       03/01/96            00
    1878412                           9.1250       02/01/26            0
    0                                 8.0000       02/01/99        02/01/99
    F14/824                           7.5000       03/01/99        03/01/99
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485137                           8.2500         85,000.00        100
    MOKSZANOWSKI        EVA           8.2500         84,612.62         ZZ
1


    941 WILLOW POINT                  7.7500            638.58         1
                                     14.2500            638.58         70
    NEWPORT NEWS    VA    23602      13.7500       01/16/96        123,000.00
    280001485137                      8.2500       03/01/96            00
    1878438                           7.7500       02/01/26            0
    0                                 7.2500       02/01/99        02/01/99
    F14/824                           6.7500       03/01/99        03/01/99
      45                              8.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1485142                           9.7500        130,000.00        100
    TRONVOLD            GRACE         9.7500        129,500.76         ZZ
    17671 AMBERTON LANE               9.2500          1,116.90         1
                                     15.7500          1,116.90         48
    HUNTINGTON BEA  CA    92649      15.2500       12/14/95        275,000.00
    280001485142                      9.7500       02/01/96            00
    1878495                           9.2500       01/01/26            0
    0                                 8.7500       01/01/99        01/01/99
    F14/824                           8.2500       02/01/99        02/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1485144                           9.2500         52,000.00        100
    CORDELL             DREXAL        9.2500         50,608.93         ZZ
    5332 THURMAN BACCUS ROAD          8.7500            535.18         1
                                     15.2500            535.18         75
    SOCIAL CIRCLE   GA    30279      14.7500       10/17/95         70,000.00
    280001485144                      9.2500       12/01/95            00
    1872456                           8.7500       11/01/10            0
    0                                 4.0000       11/01/98        11/01/98
    F14/824                           3.5000       12/01/98        12/01/98
      45                              9.2500          .0000           .0000
    A                                12.2500           12             12
      180                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1486377                          10.8750         72,000.00        100
    SMALARZ             LUCILLE      10.8750         71,920.14         ZZ
    5728 NIGHTINGALE STREET          10.3750            678.88         1
                                     16.8750            678.88         80
    DEARBORN HEIGH  MI    48127      16.3750       05/16/96         90,000.00
    280001486377                     10.8750       07/01/96            00
    960251                           10.3750       06/01/26            0
    0                                 6.5000       06/01/97        06/01/97
    922/824                           6.0000       07/01/97        07/01/97
      25                             10.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1486937                          10.2500         75,600.00        100
    FULLER              MARTY        10.2500         74,613.61         ZZ
    7717 SE ELLIS STREET              9.7500            677.45         1
                                     16.2500            677.45         80
    PORTLAND        OR    97206      15.7500       03/04/96         94,500.00
    280001486937                     10.2500       05/01/96            00
    96201254                          9.7500       04/01/26            0
    0                                 5.5000       04/01/99        04/01/99
    E63/824                           5.0000       05/01/99        05/01/99
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1486967                          10.2500        137,250.00        100
    PHILLIPS            EDWARD       10.2500        136,957.25         ZZ
    9643 SOUTHWEST ALSEA DRIVE        9.7500          1,229.90         1
                                     16.2500          1,229.90         90
    TUALATIN        OR    97062      15.7500       03/04/96        152,500.00
    280001486967                     10.2500       05/01/96            23
    96201253                          9.7500       04/01/26            0
    0                                 5.5000       04/01/99        04/01/99
    E63/824                           5.0000       05/01/99        05/01/99
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1487213                          10.5000        170,530.00        100
    JOHNSON             WALTER       10.5000        170,185.18         ZZ
    4044 NORTHEAST 220TH AVENUE      10.0000          1,559.90         1
                                     16.5000          1,559.90         90
    FAIRVIEW        OR    97024      16.0000       03/05/96        189,478.00
    280001487213                     10.5000       05/01/96            23
    96201260                         10.0000       04/01/26            0
    0                                 5.9900       04/01/99        04/01/99
    E63/824                           5.4900       05/01/99        05/01/99
      45                             10.5000          .0000           .0000
    A                                13.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1487847                          12.5000         65,000.00        100
    COOK                WILBERT      13.1250         64,866.52         ZZ
    1819 SOUTH 23RD AVENUE           12.6250            693.72         1
                                     19.5000            725.23         65
    MAYWOOD         IL    60153      19.0000       11/27/95        100,000.00
    280001487847                     12.5000       02/01/96            00
    1851989                          12.0000       01/01/26            0
    0                                 7.5000       07/01/96        01/01/97
    F14/824                           7.0000       08/01/96        02/01/97
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1487875                          11.1000        124,600.00        100
    VON SCHLEICHER      JOHN         12.6000        124,299.88         ZZ
    4240 NORTHEAST 16TH TERRACE      12.1000          1,196.02         1
                                     18.1000          1,338.67         70
    OAKLAND PARK    FL    33334      17.6000       01/19/96        178,000.00
    280001487875                     11.1000       03/01/96            00
    1906296                          10.6000       02/01/26            0
    0                                 7.2500       08/01/96        02/01/97
    F14/824                           6.7500       09/01/96        03/01/97
      45                               .0000          .0000           .0000
    A                                  .0000            6              6
1


      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1487918                           9.2500        188,000.00        100
    FIELDEN             CLIFFORD      9.2500        177,023.14         ZZ
    19516 NE 109TH STREET             8.7500          1,546.63         1
                                     15.2500          1,546.63         75
    BRUSH PRAIRIE   WA    98606      14.7500       01/18/96        253,313.00
    280001487918                      9.2500       03/01/96            00
    1881978                           8.7500       02/01/26            0
    0                                 5.5000       02/01/98        02/01/98
    F14/824                           5.0000       03/01/98        03/01/98
      45                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1487919                           9.6250        129,500.00        100
    DE CRISTOFORO       JAMES         9.6250        129,055.09         ZZ
    625 SW 28TH STREET                9.1250          1,100.74         1
                                     15.6250          1,100.74         80
    TROUTDALE       OR    97060      15.1250       01/12/96        161,950.00
    280001487919                      9.6250       03/01/96            00
    1881986                           9.1250       02/01/26            0
    0                                 5.7500       02/01/98        02/01/98
    F14/824                           5.2500       03/01/98        03/01/98
      45                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1487962                          12.9500        112,500.00        100
    SHAW                ALEXANDER    12.9500        112,339.61         ZZ
    6216 NORTH FOSTER ROAD           12.4500          1,240.08         1
                                     19.9500          1,240.08         75
    ELKHORN         WI    53121      19.4500       02/19/96        150,000.00
    280001487962                     12.9500       04/01/96            00
    1916386                          12.4500       03/01/26            0
    0                                 7.5000       03/01/98        03/01/98
1


    F14/824                           7.0000       04/01/98        04/01/98
      45                             12.9500          .0000           .0000
    A                                19.9500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488019                           9.8750         93,000.00        100
    ALIRES              LAWRENCE      9.8750         92,515.51         ZZ
    4417 LEVI LANE                    9.3750            807.57         1
                                     15.8750            807.57         80
    COLORADO SPRIN  CO    80925      15.3750       09/13/95        116,300.00
    280001488019                      9.8750       11/01/95            00
    1870278                           9.3750       10/01/25            0
    0                                 5.5000       10/01/98        10/01/98
    F14/824                           5.0000       11/01/98        11/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488020                           9.8750        141,950.00        100
    NALLS               LORI          9.8750        141,215.37         ZZ
    12140 DERRIFORD COURT             9.3750          1,232.62         1
                                     15.8750          1,232.62         85
    WOODBRIDGE      VA    22192      15.3750       10/31/95        167,000.00
    280001488020                      9.8750       12/01/95            23
    1870526                           9.3750       11/01/25            0
    0                                 6.0000       11/01/98        11/01/98
    F14/824                           5.5000       12/01/98        12/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488021                           9.8750        350,000.00        100
    DARRAH              THOMAS        9.8750        348,349.66         ZZ
    250 RICE MILL DRIVE               9.3750          3,039.22         1
                                     15.8750          3,039.22         60
    PAWLEYS ISLAND  SC    29585      15.3750       10/12/95        591,200.00
1


    280001488021                      9.8750       12/01/95            00
    1872415                           9.3750       11/01/25            0
    0                                 8.2500       11/01/98        11/01/98
    F14/824                           7.7500       12/01/98        12/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488022                          10.2500        136,000.00        100
    PROEFROCK           C            10.2500        135,407.22         ZZ
    189 ROSE HILL DRIVE               9.7500          1,218.70         1
                                     16.2500          1,218.70         85
    PAWLEY'S ISLAN  SC    29585      15.7500       10/26/95        160,000.00
    280001488022                     10.2500       12/01/95            23
    1872431                           9.7500       11/01/25            0
    0                                 6.5000       11/01/98        11/01/98
    F14/824                           6.0000       12/01/98        12/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488023                           8.8750         87,000.00        100
    HEACOCK             MARK          8.8750         86,423.08         ZZ
    10604 DEER PATH                   8.3750            692.21         1
                                     14.8750            692.21         68
    SHREVEPORT      LA    71115      14.3750       10/26/95        128,000.00
    280001488023                       .0000       12/01/95            00
    1872498                            .0000       11/01/25            0
    0                                 6.2500       11/01/98        11/01/98
    F14/824                           5.7500       12/01/98        12/01/98
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488025                           9.2500        128,000.00        100
    SMITH               MARVIN        9.2500        127,524.63         ZZ
1


    7717 WESTOVER LANE                8.7500          1,053.02         1
                                     15.2500          1,053.02         80
    CLINTON         MD    20735      14.7500       01/19/96        160,000.00
    280001488025                      9.2500       03/01/96            00
    1880830                           8.7500       02/01/26            0
    0                                 7.0000       02/01/99        02/01/99
    F14/824                           6.5000       03/01/99        03/01/99
      45                              9.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488028                           8.3750         79,850.00        100
    LUCIO JR            GABRIEL       8.3750         79,443.09         ZZ
    538 SOUTH 1050 WEST               7.8750            606.92         1
                                     14.3750            606.92         75
    PAYSON          UT    84651      13.8750       12/07/95        106,500.00
    280001488028                      8.3750       02/01/96            00
    1882042                           7.8750       01/01/26            0
    0                                 3.2500       01/01/99        01/01/99
    F14/824                           2.7500       02/01/99        02/01/99
      45                              8.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488029                           8.5000        120,000.00        100
    BENNETH             JOHN          8.5000        119,480.13         ZZ
    2102 SE CLEVELAND AVENUE          8.0000            922.70         1
                                     14.5000            922.70         75
    GRESHAM         OR    97080      14.0000       01/23/96        160,000.00
    280001488029                      8.5000       03/01/96            00
    1882059                           8.0000       02/01/26            0
    0                                 4.2500       02/01/99        02/01/99
    F14/824                           3.7500       03/01/99        03/01/99
      45                              8.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1488030                           9.5000         67,200.00        100
    MCQUAIN             JOHN          9.5000         66,810.24         ZZ
    3191 APALACHEE ROAD               9.0000            565.05         1
                                     15.5000            565.05         80
    MADISON         GA    30650      15.0000       10/26/95         84,000.00
    280001488030                      9.5000       12/01/95            00
    1882257                           9.0000       11/01/25            0
    0                                 5.7500       11/01/98        11/01/98
    F14/824                           5.2500       12/01/98        12/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488031                           9.5000        130,900.00        100
    BRANCH              KYLE          9.5000        130,301.79         ZZ
    11 CHERRYSTONE COURT              9.0000          1,100.68         1
                                     15.5000          1,100.68         85
    SUWANEE         GA    30174      15.0000       11/30/95        154,000.00
    280001488031                      9.5000       01/01/96            23
    1882323                           9.0000       12/01/25            0
    0                                 8.0000       12/01/98        12/01/98
    F14/824                           7.5000       01/01/99        01/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488032                           8.8750        105,000.00        100
    GABBARD             GUY           8.8750        104,516.68         ZZ
    5721 OWL BUTTE COURT              8.3750            835.43         1
                                     14.8750            835.43         58
    LAS VEGAS       NV    89129      14.3750       12/06/95        182,000.00
    280001488032                      8.8750       02/01/96            00
    1882331                           8.3750       01/01/26            0
    0                                 5.5000       01/01/99        01/01/99
    F14/824                           5.0000       02/01/99        02/01/99
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488034                           8.7500        336,000.00        100
    BACKES              BESSIE        8.7500        334,413.44         ZZ
    1477 HIGHWAY 74 SOUTH             8.2500          2,643.31         1
                                     14.7500          2,643.31         70
    SENOIA          GA    30276      14.2500       12/22/95        480,000.00
    280001488034                      8.7500       02/01/96            00
    1882414                           8.2500       01/01/26            0
    0                                 3.8750       01/01/99        01/01/99
    F14/824                           3.3750       02/01/99        02/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488035                           9.7500         75,000.00        100
    BEATENPAUGH         JERRY         9.7500         74,711.93         ZZ
    110 ROCKY SHOALS ROAD             9.2500            644.37         1
                                     15.7500            644.37         46
    PALMETTO        GA    30268      15.2500       12/27/95        163,500.00
    280001488035                      9.7500       02/01/96            00
    1882430                           9.2500       01/01/26            0
    0                                 7.7500       01/01/99        01/01/99
    F14/824                           7.2500       02/01/99        02/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488037                           8.5000         92,000.00        100
    INTAL               CINDERELL     8.5000         91,601.47         ZZ
    485 "A" STREET #15                8.0000            707.40         1
                                     14.5000            707.40         66
    DALY CITY       CA    94014      14.0000       01/03/96        140,000.00
    280001488037                      8.5000       03/01/96            00
    1882901                           8.0000       02/01/26            0
    0                                 6.5000       02/01/99        02/01/99
    F14/824                           6.0000       03/01/99        03/01/99
      45                              8.5000          .0000           .0000
    A                                11.5000           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1488038                           8.7500        117,000.00        100
    CLARK               HERALD        8.7500        116,369.64         ZZ
    1888 SOUTH 1700 EAST              8.2500            920.44         1
                                     14.7500            920.44         68
    SALT LAKE CITY  UT    84108      14.2500       01/16/96        174,000.00
    280001488038                      8.7500       03/01/96            00
    1884055                           8.2500       02/01/26            0
    0                                 6.7500       02/01/99        02/01/99
    F14/824                           6.2500       03/01/99        03/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488040                           9.0000        127,000.00        100
    MCCUNE              GARY          9.0000        126,356.59         ZZ
    16301 EAST HIALEAH DRIVE          8.5000          1,021.87         1
                                     15.0000          1,021.87         74
    AURORA          CO    80015      14.5000       11/10/95        173,500.00
    280001488040                      9.0000       01/01/96            00
    1884618                           8.5000       12/01/25            0
    0                                 3.8750       12/01/98        12/01/98
    F14/824                           3.3750       01/01/99        01/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488042                           8.6250        180,800.00        100
    KINCAID             THOMAS        8.6250        179,811.14         ZZ
    28 HAWN DRIVE                     8.1250          1,406.25         1
                                     14.6250          1,406.25         80
    FRISCO          CO    80443      14.1250       11/22/95        226,000.00
    280001488042                      8.6250       01/01/96            00
    1884683                           8.1250       12/01/25            0
    0                                 4.0000       12/01/98        12/01/98
1


    F14/824                           3.5000       01/01/99        01/01/99
      45                              8.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488044                          10.2500        104,000.00        100
    HEFFNER             LINDA        10.2500        103,590.32         ZZ
    1747 NORTH LONG AVENUE            9.7500            931.95         1
                                     16.2500            931.95         80
    CHICAGO         IL    60639      15.7500       11/21/95        130,000.00
    280001488044                     10.2500       01/01/96            00
    1884717                           9.7500       12/01/25            0
    0                                 5.5000       12/01/98        12/01/98
    F14/824                           5.0000       01/01/99        01/01/99
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488045                           8.6250        123,750.00        100
    KLAJBOR             RONALD        8.6250        123,073.14         ZZ
    7032-29TH STREET                  8.1250            962.52         1
                                     14.6250            962.52         75
    BERWYN          IL    60402      14.1250       11/22/95        165,000.00
    280001488045                      8.6250       01/01/96            00
    1884741                           8.1250       12/01/25            0
    0                                 3.5000       12/01/98        12/01/98
    F14/824                           3.0000       01/01/99        01/01/99
      45                              8.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488046                           9.5000         65,600.00        100
    BISHOP              GARY          9.5000         65,300.20         ZZ
    2225 SWEETBRIAR                   9.0000            551.60         1
                                     15.5000            551.60         80
    CRESTHILL       IL    60435      15.0000       11/13/95         82,000.00
1


    280001488046                      9.5000       01/01/96            00
    1884758                           9.0000       12/01/25            0
    0                                 5.5000       12/01/98        12/01/98
    F14/824                           5.0000       01/01/99        01/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488047                           9.8750        162,000.00        100
    MATHIEU             PATRICK       9.8750        161,315.31         ZZ
    17985 LIV LANE                    9.3750          1,406.73         1
                                     15.8750          1,406.73         79
    EDEN PRAIRIE    MN    55346      15.3750       11/08/95        206,000.00
    280001488047                      9.8750       01/01/96            00
    1884774                           9.3750       12/01/25            0
    0                                 5.5000       12/01/98        12/01/98
    F14/824                           5.0000       01/01/99        01/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488051                           9.2500         68,000.00        100
    DAVIS               LUCILLE       9.2500         67,784.35         ZZ
    8 OHIO STREET                     8.7500            559.42         1
                                     15.2500            559.42         75
    MAPLEWOOD       NJ    07040      14.7500       02/06/96         91,500.00
    280001488051                      9.2500       04/01/96            00
    1885086                           8.7500       03/01/26            0
    0                                 6.5000       03/01/99        03/01/99
    F14/824                           6.0000       04/01/99        04/01/99
      45                              9.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488056                           8.5000         79,500.00        100
    PERRY, JR.          RICHARD       8.5000         79,205.82         ZZ
1


    10477 SOUTH LEILANI DRIVE         8.0000            611.29         1
                                     14.5000            611.29         75
    SANDY           UT    84070      14.0000       02/01/96        106,000.00
    280001488056                      8.5000       04/01/96            00
    1887405                           8.0000       03/01/26            0
    0                                 7.3750       03/01/99        03/01/99
    F14/824                           6.8750       04/01/99        04/01/99
      45                              8.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488058                           9.0000         60,000.00        100
    MORENO              JOYCE         9.0000         59,729.46         ZZ
    834 BOWMAN ROAD                   8.5000            482.77         1
                                     15.0000            482.77         41
    HAMILTON        MT    59840      14.5000       01/23/96        148,000.00
    280001488058                      9.0000       03/01/96            00
    1887447                           8.5000       02/01/26            0
    0                                 8.1250       02/01/99        02/01/99
    F14/824                           7.6250       03/01/99        03/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488059                           8.5000         71,200.00        100
    DUSTIN              TRACY         8.5000         70,890.41         ZZ
    5049 WEST BANQUET AVENUE          8.0000            547.47         1
                                     14.5000            547.47         80
    WEST JORDAN     UT    84084      14.0000       01/22/96         89,000.00
    280001488059                      8.5000       03/01/96            00
    1887678                           8.0000       02/01/26            0
    0                                 7.8750       02/01/99        02/01/99
    F14/824                           7.3750       03/01/99        03/01/99
      45                              8.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1488060                           8.7500        182,000.00        100
    RODRIGUEZ           JAVIER        8.7500        181,131.21         ZZ
    3916 COOLIDGE AVENUE              8.2500          1,431.79         1
                                     14.7500          1,431.79         71
    LOS ANGELES     CA    90066      14.2500       01/25/96        258,000.00
    280001488060                      8.7500       03/01/96            00
    1887694                           8.2500       02/01/26            0
    0                                 7.5000       02/01/99        02/01/99
    F14/824                           7.0000       03/01/99        03/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488061                           8.7500         67,500.00        100
    MCKNIGHT            MICHAEL       8.7500         67,222.14         ZZ
    3360 SOUTH HELEN DRIVE            8.2500            531.02         1
                                     14.7500            531.02         75
    MAGNA           UT    84044      14.2500       01/23/96         90,000.00
    280001488061                      8.7500       03/01/96            00
    1887702                           8.2500       02/01/26            0
    0                                 6.1250       02/01/99        02/01/99
    F14/824                           5.6250       03/01/99        03/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488062                           8.7500         73,600.00        100
    LEWIS               RICHARD       8.7500         73,284.16         ZZ
    5514 WEST PLANADA WAY             8.2500            579.01         1
                                     14.7500            579.01         80
    SALT LAKE CITY  UT    84118      14.2500       01/24/96         92,000.00
    280001488062                      8.7500       03/01/96            00
    1887710                           8.2500       02/01/26            0
    0                                 6.5000       02/01/99        02/01/99
    F14/824                           6.0000       03/01/99        03/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488063                           8.9000         72,500.00        100
    HALL                ULLA          8.9000         72,210.59         ZZ
    5051 WEST 6560 SOUTH              8.4000            578.14         1
                                     14.9000            578.14         78
    WEST JORDAN     UT    84084      14.4000       01/15/96         94,000.00
    280001488063                      8.9000       03/01/96            00
    1889005                           8.4000       02/01/26            0
    0                                 3.7500       02/01/99        02/01/99
    F14/824                           3.2500       03/01/99        03/01/99
      45                              8.9000          .0000           .0000
    A                                11.9000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488064                           9.1250        124,500.00        100
    POMALES             LEONARDO      9.1250        124,042.22         ZZ
    26 ASCENSION STREET               8.6250          1,012.97         2
                                     15.1250          1,012.97         78
    PASSAIC PARK    NJ    07055      14.6250       02/21/96        160,000.00
    280001488064                      9.1250       04/01/96            00
    1889237                           8.6250       03/01/26            0
    0                                 7.0000       03/01/99        03/01/99
    F14/824                           6.5000       04/01/99        04/01/99
      45                              9.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488066                           8.3750         81,600.00        100
    DANGERFIELD         RONALD        8.3750         80,830.53         ZZ
    1889 WEST NORTHSTAR DRIVE         7.8750            620.22         1
                                     14.3750            620.22         80
    SALT LAKE CITY  UT    84116      13.8750       02/15/96        102,000.00
    280001488066                      8.3750       04/01/96            00
    1890284                           7.8750       03/01/26            0
    0                                 7.7500       03/01/99        03/01/99
    F14/824                           7.2500       04/01/99        04/01/99
      45                              8.3750          .0000           .0000
    A                                11.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488227                          10.0000        148,500.00        100
    REARDON             STEVEN       10.0000        147,888.58         ZZ
    8111 FAIRCHILD AVENUE             9.5000          1,303.20         1
    (CANOGA PARK AREA)               16.0000          1,303.20         90
    LOS ANGELES     CA    91306      15.5000       10/31/95        165,000.00
    280001488227                     10.0000       01/01/96            23
    7997471                           9.5000       12/01/25            0
    0                                 4.9000       12/01/98        12/01/98
    862/824                           4.4000       01/01/99        01/01/99
      45                             10.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1488816                          10.0000        125,600.00        100
    HEIN                RUDOLF       10.0000        125,431.92         ZZ
    61 SEAVIEW AVENUE UNIT #41        9.5000          1,102.23         1
                                     16.0000          1,102.23         80
    STAMFORD        CT    06902      15.5000       05/14/96        157,000.00
    280001488816                       .0000       07/01/96            00
    1179                               .0000       06/01/26            0
    0                                 5.1250       12/01/96        12/01/96
    B38/824                           4.6250       01/01/97        01/01/97
      25                              9.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1489130                          10.9900        130,000.00        100
    PRICE               LARRY        10.9900        129,763.40         ZZ
    1211 SOUTH REDWOOD STREET        10.4900          1,237.04         1
                                     16.9900          1,237.04         80
    CANBY           OR    97013      16.4900       03/15/96        162,500.00
    280001489130                     10.9900       05/01/96            00
    96201343                         10.4900       04/01/26            0
    0                                 5.9900       04/01/99        04/01/99
1


    E63/824                           5.4900       05/01/99        05/01/99
      45                             10.9900          .0000           .0000
    A                                13.9900           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1489139                           9.9900         96,000.00        100
    DICKINSON           GREGORY       9.9900         95,783.60         ZZ
    4808 NORTHEAST 44TH STREET        9.4900            841.76         1
                                     15.9900            841.76         68
    VANCOUVER       WA    98661      15.4900       03/14/96        143,000.00
    280001489139                      9.9900       05/01/96            00
    96201131                          9.4900       04/01/26            0
    0                                 5.9900       04/01/99        04/01/99
    E63/824                           5.4900       05/01/99        05/01/99
      45                              9.9900          .0000           .0000
    A                                12.9900           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1489143                          11.3750        101,250.00        100
    BOESPFLUG           DONALD       11.3750        101,080.54         ZZ
    6818 NORTHEAST 219TH STREET      10.8750            993.02         1
                                     17.3750            993.02         75
    BATTLE GROUND   WA    98604      16.8750       03/21/96        135,000.00
    280001489143                     11.3750       05/01/96            00
    96201383                         10.8750       04/01/26            0
    0                                 6.7500       04/01/99        04/01/99
    E63/824                           6.2500       05/01/99        05/01/99
      45                             11.3750          .0000           .0000
    A                                14.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1489150                          10.7500        129,750.00        100
    THOMPSON            JULIA        10.7500        129,501.33         ZZ
    4260 HIGHWAY 99 SOUTH            10.2500          1,211.19         1
                                     16.7500          1,211.19         75
    ASHLAND         OR    97520      16.2500       03/14/96        173,000.00
1


    280001489150                     10.7500       05/01/96            00
    96201263                         10.2500       04/01/26            0
    0                                 5.9900       04/01/99        04/01/99
    E63/824                           5.4900       05/01/99        05/01/99
      45                             10.7500          .0000           .0000
    A                                13.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1489208                          10.5000        106,400.00        100
    BRODIGAN            DENNIS       10.5000        106,184.86         ZZ
    1407 NORTHEAST 65TH STREET       10.0000            973.28         1
                                     16.5000            973.28         80
    VANCOUVER       WA    98665      16.0000       03/13/96        133,000.00
    280001489208                     10.5000       05/01/96            00
    96201111                         10.0000       04/01/26            0
    0                                 6.0000       04/01/99        04/01/99
    E63/824                           5.5000       05/01/99        05/01/99
      45                             10.5000          .0000           .0000
    A                                13.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1489288                           8.5000         48,000.00        100
    GONZALEZ            CARMELO       8.5000         47,216.99         ZZ
    XXX SW 32ND ROAD                  8.0000            369.08         1
                                     14.5000            369.42         80
    OCALA           FL    34473      14.0000       01/03/94         60,000.00
    280001489288                      8.5000       08/01/94            00
    00000211                          8.0000       07/01/24            0
    0                                 2.7500       01/01/95        01/01/97
    E10/824                           2.2500       02/01/95        02/01/97
      45                              8.5000          .0000           .0000
    A                                14.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1489691                           9.7500        148,000.00        100
    REDDING             ALFRED        9.7500        147,720.40         ZZ
1


    5949 FERN STREET                  9.2500          1,271.55         1
                                     15.7500          1,271.55         80
    EL CERRITO      CA    94530      15.2500       04/17/96        185,000.00
    280001489691                       .0000       06/01/96            00
    25080660                           .0000       05/01/26            0
    0                                 6.5000       05/01/99        05/01/99
    470/824                           6.0000       06/01/99        06/01/99
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1489917                          10.0000        170,000.00        100
    JONES               JAMES        10.0000        169,695.36         ZZ
    704 ROCK LEAF LANE                9.5000          1,491.88         1
                                     15.0000          1,491.88         90
    HOOVER          AL    35244      14.5000       04/25/96        189,400.00
    280001489917                       .0000       06/01/96            23
    0006687362                         .0000       05/01/26            0
    0                                 3.1250       11/01/96        11/01/96
    668/824                           2.6250       12/01/96        12/01/96
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1490101                          11.0000         35,600.00        100
    HILL                OCTAVIA      11.0000         35,561.55         ZZ
    7350 S MARSHFIELD AVENUE         10.5000            339.03         1
                                     17.0000            339.03         80
    CHICAGO         IL    60636      16.5000       05/14/96         45,000.00
    280001490101                       .0000       07/01/96            00
    0410101703                         .0000       06/01/26            0
    0                                 6.2500       06/01/99        06/01/99
    E22/824                           5.7500       07/01/99        07/01/99
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1490225                           9.2500         78,300.00        100
    ANDERSON            MARGARET      9.2500         78,039.29         ZZ
    10983 MORNING DOVE DRIVE          8.7500            644.15         1
                                     16.2500            644.15         90
    HAMPTON         GA    30228      15.7500       04/23/96         87,000.00
    280001490225                      9.2500       06/01/96            23
    2424711                           8.7500       05/01/26            0
    0                                 5.1250       11/01/96        11/01/96
    B75/824                           4.6250       12/01/96        12/01/96
      25                              9.2500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1490257                          11.2500         76,000.00        100
    ELLIS               CARIN        11.2500         75,948.44         ZZ
    4318 MAYFAIR COURT               10.7500            738.16         1
                                     17.2500            738.16         80
    COUNTRY CLUB H  IL    60478      16.7500       06/25/96         95,000.00
    280001490257                       .0000       08/01/96            00
    0410101661                         .0000       07/01/26            0
    0                                 6.0000       07/01/99        07/01/99
    E22/824                           5.5000       08/01/99        08/01/99
      25                              8.2500          .0000           .0000
    A                                14.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1490879                           8.2500         79,200.00        100
    RICHARDSON          ROGERS        8.2500         78,786.04         ZZ
    170 NORTH 200 EAST                7.7500            595.01         1
                                     14.2500            595.01         80
    WELLSVILLE      UT    84339      13.7500       12/22/95         99,000.00
    280001490879                      8.2500       02/01/96            00
    1879626                           7.7500       01/01/26            0
    0                                 4.0000       01/01/98        01/01/98
    F14/824                           3.5000       02/01/98        02/01/98
      45                              8.2500          .0000           .0000
    A                                11.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1490880                           9.2500        159,900.00        100
    HEFLER              JOHNNIE       9.2500        159,130.47         ZZ
    40402 VALIENTE DRIVE              8.7500          1,315.46         1
                                     15.2500          1,315.46         80
    PALMDALE        CA    93551      14.7500       11/24/95        199,990.00
    280001490880                      9.2500       01/01/96            00
    1838903                           8.7500       12/01/25            0
    0                                 7.7500       12/01/98        12/01/98
    F14/824                           7.2500       01/01/99        01/01/99
      45                              9.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1493961                           9.0000         78,300.00        100
    SILVEY              BARBARA       9.0000         78,082.90         ZZ
    3410 EAST EMPIRE AVENUE           8.5000            630.02         1
                                     15.0000            630.02         90
    SPOKANE         WA    99207      14.5000       03/12/96         87,000.00
    280001493961                       .0000       05/01/96            23
    4076352                            .0000       04/01/26            0
    0                                 5.3750       04/01/98        04/01/98
    862/824                           4.8750       05/01/98        05/01/98
      25                              9.0000          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1493997                          11.1250        138,600.00        100
    HUTTON SR           BERNARDO     11.1250        138,503.37         ZZ
    4760 REDDING STREET              10.6250          1,333.03         1
                                     17.1250          1,333.03         90
    OAKLAND         CA    94619      16.6250       06/17/96        154,000.00
    280001493997                       .0000       08/01/96            23
    25080803                           .0000       07/01/26            0
    0                                 6.5000       07/01/99        07/01/99
    470/824                           6.0000       08/01/99        08/01/99
      25                              8.1250          .0000           .0000
    A                                14.1250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1494068                           9.8750         74,400.00        100
    ECKERSLEY           MELANIE       9.8750         74,184.73         ZZ
    158 SOUTHWEST SALIX TERRACE       9.3750            646.06         1
                                     15.8750            646.06         52
    BEAVERTON       OR    97006      15.3750       03/20/96        144,950.00
    280001494068                       .0000       05/01/96            00
    4138343                            .0000       04/01/26            0
    0                                 6.2500       04/01/98        04/01/98
    862/824                           5.7500       05/01/98        05/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1494374                          10.6250         77,850.00        100
    COX                 RODNEY       10.6250         77,727.93         ZZ
    1595 JOCKEY COURT                10.1250            719.41         1
                                     16.6250            719.41         90
    AUBURN          GA    30203      16.1250       04/24/96         86,500.00
    280001494374                       .0000       06/01/96            23
    COX                                .0000       05/01/26            0
    0                                 4.7500       05/01/97        05/01/97
    E20/824                           4.2500       06/01/97        06/01/97
      45                              8.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1494719                          10.9900        155,500.00        100
    TURAN               SANDOR       10.9900        155,217.00         ZZ
    8521 VALENCIA STREET             10.4900          1,479.69         1
                                     16.9900          1,479.69         85
    DUBLIN          CA    94568      16.4900       03/20/96        183,000.00
    280001494719                     10.9900       05/01/96            23
    96201366                         10.4900       04/01/26            0
    0                                 5.5000       04/01/99        04/01/99
1


    E63/824                           5.0000       05/01/99        05/01/99
      45                             10.9900          .0000           .0000
    A                                13.9900           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1495275                           7.8750        255,250.00        100
    POTTER              ROBERT        7.8750        254,719.53         ZZ
    10406 NW 62ND DRIVE               7.3750          1,850.74         1
                                     13.8750          1,850.74         80
    PARKLAND        FL    33076      13.3750       05/10/96        319,082.00
    280001495275                       .0000       07/01/96            00
    0410118186                         .0000       06/01/26            0
    0                                 6.1250       12/01/96        12/01/96
    E22/824                           5.6250       01/01/97        01/01/97
      25                              6.8750          .0000           .0000
    A                                 8.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1495614                          10.5000         30,000.00        100
    SCHOONMAKER         SUE          10.5000         29,963.92         ZZ
    60 COUNTY ROAD UNIT #637         10.0000            274.42         1
                                     16.5000            274.42         30
    ABERDEEN        NJ    07721      16.0000       05/22/96        103,000.00
    280001495614                     10.5000       07/01/96            00
    960382                           10.0000       06/01/26            0
    0                                 6.6250       12/01/96        12/01/96
    922/824                           6.1250       01/01/97        01/01/97
      25                             10.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1496052                           9.1250        203,000.00        100
    BARI                ANTHONY       9.1250        202,783.10         ZZ
    212-15 56TH AVENUE                8.6250          1,651.68         1
                                     14.1250          1,651.68         70
    BAYSIDE         NY    11364      13.6250       05/30/96        290,000.00
1


    280001496052                       .0000       08/01/96            00
    9101197                            .0000       07/01/26            0
    0                                 2.7500       07/01/97        07/01/97
    637/824                           2.2500       08/01/97        08/01/97
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1496078                          10.5000        211,500.00        100
    ENGBERG             MICHAEL      10.5000        211,245.62         ZZ
    4516 FISHER COURT                10.0000          1,934.68         1
                                     15.5000          1,934.68         90
    PLEASANTON      CA    94588      15.0000       05/13/96        235,000.00
    280001496078                       .0000       07/01/96            23
    25080594                           .0000       06/01/26            0
    0                                 6.5000       06/01/97        06/01/97
    470/824                           6.0000       07/01/97        07/01/97
      45                              8.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1496535                           9.2500        207,000.00        100
    FERNANDEZ           LUIS          9.2500        206,675.55         ZZ
    6720 E CYPRESS HEAD DRIVE         8.7500          1,702.94         1
                                     15.2500          1,702.94         57
    PARKLAND        FL    33067      14.7500       05/09/96        365,000.00
    280001496535                       .0000       07/01/96            00
    0410116784                         .0000       06/01/26            0
    0                                 5.0000       12/01/96        12/01/96
    E22/824                           4.5000       01/01/97        01/01/97
      25                              8.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1496667                          10.7500        120,000.00        100
    PINCKNEY            OBIE         10.7500        119,863.24         ZZ
1


    3605 TYROL DRIVE                 10.2500          1,120.18         1
                                     16.7500          1,120.18         80
    LANDOVER        MD    20785      16.2500       05/15/96        150,000.00
    280001496667                     10.7500       07/01/96            00
    960343                           10.2500       06/01/26            0
    0                                 7.1250       06/01/97        06/01/97
    922/824                           6.6250       07/01/97        07/01/97
      45                             10.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1497195                          10.7500         94,500.00        100
    BENSON              GERALD       10.7500         94,392.30         ZZ
    9 15TH AVENUE NORTH              10.2500            882.14         1
                                     16.7500            882.14         83
    HOPKINS         MN    55343      16.2500       05/29/96        114,000.00
    280001497195                     10.7500       07/01/96            23
    960349                           10.2500       06/01/26            0
    0                                 6.5000       06/01/97        06/01/97
    922/824                           6.0000       07/01/97        07/01/97
      45                             10.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1497445                          10.8750         89,350.00        100
    NEWCOMER            LOUISE       10.8750         88,728.81         ZZ
    2617 NEWTON STREET               10.3750            842.47         1
                                     16.8750            842.47         65
    WHEATON         MD    20902      16.3750       05/20/96        137,500.00
    280001497445                       .0000       07/01/96            00
    7040004                            .0000       06/01/26            0
    0                                 7.2500       06/01/99        06/01/99
    696/824                           6.7500       07/01/99        07/01/99
      25                              7.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1497633                          10.8750        162,000.00        100
    SPENCER             SCOTT        10.8750        161,940.64         ZZ
    16367 PINE KNOLL ROAD            10.3750          1,527.49         1
                                     16.8750          1,527.49         90
    GRASS VALLEY    CA    95945      16.3750       07/02/96        180,000.00
    280001497633                       .0000       09/01/96            23
    0004497319                         .0000       08/01/26            0
    0                                 6.2500       08/01/99        08/01/99
    462/824                           5.7500       09/01/99        09/01/99
      25                              7.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1497665                          10.5000         97,200.00        100
    MOORE               LARRY        10.5000         97,083.09         ZZ
    4305 LOMA DE ORO DRIVE           10.0000            889.13         1
                                     16.5000            889.13         90
    EL PASO         TX    79934      16.0000       05/14/96        108,000.00
    280001497665                     10.5000       07/01/96            23
    960365                           10.0000       06/01/26            0
    0                                 6.5000       12/01/96        12/01/96
    922/824                           6.0000       01/01/97        01/01/97
      25                             10.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1498217                           8.5000        356,250.00        100
    ROTH                VICTORIA      8.5000        355,597.95         ZZ
    7953 TURNCREST DRIVE              8.0000          2,739.25         1
                                     14.5000          2,739.25         78
    POTOMAC         MD    20854      14.0000       05/15/96        460,000.00
    280001498217                       .0000       07/01/96            00
    0410119747                         .0000       06/01/26            0
    0                                 6.1250       12/01/96        12/01/96
    E22/824                           5.6250       01/01/97        01/01/97
      25                              7.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1498220                          10.1250        255,000.00        100
    AHDOOT              MICHAEL      10.1250        254,779.39         ZZ
    6 ORCHARD STREET                  9.6250          2,261.40         1
                                     15.1250          2,261.40         70
    GREAT NECK      NY    11020      14.6250       06/20/96        365,000.00
    280001498220                       .0000       08/01/96            00
    9104670                            .0000       07/01/26            0
    0                                 3.1250       07/01/97        07/01/97
    637/824                           2.6250       08/01/97        08/01/97
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1498234                          10.6250         67,500.00        100
    WATTS               WILLIAM      10.6250         67,420.95         ZZ
    111 SOUTH CAPTAINS DRIVE         10.1250            623.77         1
                                     16.6250            623.77         90
    LITTLE EGG HAR  NJ    08087      16.1250       05/31/96         75,000.00
    280001498234                     10.6250       07/01/96            23
    960376                           10.1250       06/01/26            0
    0                                 6.5000       06/01/97        06/01/97
    922/824                           6.0000       07/01/97        07/01/97
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1498455                           9.3750        142,800.00        100
    MCLEAN              ROBERT        9.3750        142,581.96         ZZ
    16621 NORTHEAST 92ND STREET       8.8750          1,187.74         1
                                     15.3750          1,187.74         85
    REDMOND         WA    98052      14.8750       05/23/96        168,000.00
    280001498455                       .0000       07/01/96            23
    0439620                            .0000       06/01/26            0
    0                                 5.0000       12/01/96        12/01/96
    950/824                           4.5000       01/01/97        01/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1498457                           8.7500        110,250.00        100
    ARTAZA              JORGE         8.7500        109,993.57         ZZ
    3641 TORREMOLINOS AVE #B110       8.2500            867.34         1
                                     14.7500            867.34         90
    MIAMI           FL    33178      14.2500       04/30/96        122,500.00
    280001498457                       .0000       06/01/96            11
    960Z0188                           .0000       05/01/26           25
    0                                 4.1250       05/01/97        05/01/97
    766/824                           3.6250       06/01/97        06/01/97
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1498569                           9.8750        137,700.00        100
    DAVIS               JAY           9.8750        137,574.35         ZZ
    3200 N LAKE SHORE DR              9.3750          1,195.72         1
    UNIT # 1402                      15.8750          1,195.72         85
    CHICAGO         IL    60657      15.3750       06/07/96        162,000.00
    280001498569                       .0000       08/01/96            23
    0410169494                         .0000       07/01/26            0
    0                                 6.5000       07/01/97        07/01/97
    E22/824                           6.0000       08/01/97        08/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           06             0           00/00/00
                                        O             .0000


    1498619                           9.8750         60,000.00        100
    WOOD                DAVID         9.8750         59,815.88         ZZ
    5947 SOUTH BRASS DRIVE            9.3750            521.01         1
                                     14.8750            521.01         75
    SALT LAKE CITY  UT    84118      14.3750       05/17/96         81,000.00
    280001498619                       .0000       07/01/96            00
    4771358                            .0000       06/01/26            0
    0                                 5.6700       06/01/97        06/01/97
1


    637/824                           5.1700       07/01/97        07/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1498700                          10.1250         95,400.00        100
    VONBEHREN           DAVID        10.1250         95,317.46         ZZ
    8907 PROVO LANE                   9.6250            846.03         1
                                     16.1250            846.03         90
    AFFTON          MO    63123      15.6250       06/07/96        106,000.00
    280001498700                       .0000       08/01/96            23
    VONBEHREN                          .0000       07/01/26            0
    0                                 5.1250       07/01/97        07/01/97
    E21/824                           4.6250       08/01/97        08/01/97
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1498856                           8.7500        157,500.00        100
    NIXON               ROBERT        8.7500        157,226.17         ZZ
    273 CAPE ST JOHN ROAD             8.2500          1,239.05         1
                                     14.7500          1,239.05         75
    ANNAPOLIS       MD    21401      14.2500       05/24/96        210,000.00
    280001498856                       .0000       07/01/96            00
    7030011                            .0000       06/01/26            0
    0                                 4.3750       06/01/97        06/01/97
    696/824                           3.8750       07/01/97        07/01/97
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1498888                           8.7500         67,500.00        100
    LAO                 FRANK         8.7500         67,382.64         ZZ
    1601 TAYLORWOOD DRIVE             8.2500            531.02         1
                                     14.7500            531.02         75
    PORT ORANGE     FL    32124      14.2500       05/16/96         90,000.00
1


    280001498888                       .0000       07/01/96            00
    0410119804                         .0000       06/01/26            0
    0                                 5.6250       12/01/96        12/01/96
    E22/824                           5.1250       01/01/97        01/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        N             .0000


    1499437                           9.8750        120,150.00        100
    ROBERTSON           BERNADETT     9.8750        119,782.41         ZZ
    503 MONTEREY AVENUE               9.3750          1,043.32         1
                                     15.8750          1,043.32         90
    ODENTON         MD    21113      15.3750       05/22/96        133,500.00
    280001499437                       .0000       07/01/96            23
    7020014                            .0000       06/01/26            0
    0                                 6.0000       06/01/99        06/01/99
    696/824                           5.5000       07/01/99        07/01/99
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1499596                          10.7500        223,200.00        100
    JEFFERY JR          JONATHAN     10.7500        222,945.64         ZZ
    1701 BATTENBURG LANE             10.2500          2,083.53         1
                                     16.7500          2,083.53         90
    CONYERS         GA    30207      16.2500       05/21/96        248,000.00
    280001499596                     10.7500       07/01/96            04
    960342                           10.2500       06/01/26           20
    0                                 6.5000       06/01/99        06/01/99
    922/824                           6.0000       07/01/99        07/01/99
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1499598                          10.3750        127,500.00        100
    BUZAS               ANTHONY      10.3750        127,342.50         ZZ
1


    25 JONES AVENUE                   9.8750          1,154.39         2
                                     16.3750          1,154.39         75
    FLOURTOWN       PA    19031      15.8750       05/30/96        170,000.00
    280001499598                     10.3750       07/01/96            00
    960340                            9.8750       06/01/26            0
    0                                 6.2500       06/01/97        06/01/97
    922/824                           5.7500       07/01/97        07/01/97
      45                             10.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1499621                           8.6250        115,700.00        100
    WOYCHOWSKY          CAMILLE       8.6250        115,493.60         ZZ
    1050 STARLEY ROAD                 8.1250            899.90         1
    #110                             14.6250            899.90         75
    LARGO           FL    34641      14.1250       05/29/96        155,000.00
    280001499621                      7.6250       07/01/96            00
    9660119                           7.1250       06/01/26            0
    0                                 4.6250       12/01/96        12/01/96
    971/824                           4.1250       01/01/97        01/01/97
      45                              7.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               9            1.0000          1.0000
       6.0000                           X              X              .0000
        .0000                           X              X              .0000
       1.0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1499624                           9.6250        157,500.00        100
    REILLY              WILLIAM       9.6250        157,271.80         ZZ
    20317 SW TENINO COURT             9.1250          1,338.74         1
                                     15.6250          1,338.74         90
    TUALATIN        OR    97062      15.1250       05/21/96        175,000.00
    280001499624                      9.6250       07/01/96            23
    2174514                           9.1250       06/01/26            0
    0                                 4.5000       12/01/96        12/01/96
    664/824                           4.0000       01/01/97        01/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1499633                           8.5000         80,000.00        100
    BITTER              DUANE         8.5000         79,853.58         ZZ
    4705 KENSINGTON AVENUE            8.0000            615.13         1
                                     14.5000            615.13         70
    TAMPA           FL    33629      14.0000       04/29/96        115,000.00
    280001499633                       .0000       07/01/96            00
    96DAO137                           .0000       06/01/26            0
    0                                 4.1250       06/01/97        06/01/97
    766/824                           3.6250       07/01/97        07/01/97
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1499844                           9.6250        131,250.00        100
    YEA                 MING-HUNG     9.6250        131,123.74         ZZ
    17245 NORTHEAST 36TH STREET       9.1250          1,115.61         1
                                     15.6250          1,115.61         75
    REDMOND         WA    98052      15.1250       06/17/96        175,000.00
    280001499844                       .0000       08/01/96            00
    9611900154277                      .0000       07/01/26            0
    0                                 4.6250       07/01/97        07/01/97
    E97/824                           4.1250       08/01/97        08/01/97
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1499852                          10.5000        127,500.00        100
    MINGO               TROY         10.5000        127,346.66         ZZ
    5121 CIRCLE DOWN                 10.0000          1,166.29         1
                                     16.5000          1,166.29         75
    GOLDEN VALLEY   MN    55416      16.0000       05/18/96        170,000.00
    280001499852                       .0000       07/01/96            00
    0410121008                         .0000       06/01/26            0
    0                                 6.5000       06/01/99        06/01/99
    E22/824                           6.0000       07/01/99        07/01/99
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1499854                           9.5000        150,000.00        100
    CHESTER             CATHERINE     9.5000        149,776.90         ZZ
    3050 PANORAMA DRIVE               9.0000          1,261.28         1
                                     15.5000          1,261.28         68
    TAHOE CITY      CA    96145      15.0000       05/20/96        222,000.00
    280001499854                       .0000       07/01/96            00
    0410125066                         .0000       06/01/26            0
    0                                 6.5000       06/01/99        06/01/99
    E22/824                           6.0000       07/01/99        07/01/99
      25                              6.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1499883                          10.0000        193,500.00        100
    CASTELLANOS         HECTOR       10.0000        193,328.09         ZZ
    326 N VOLUNTARIO ST               9.5000          1,698.10         1
                                     16.0000          1,698.10         90
    SANTA BARBARA   CA    93103      15.5000       06/03/96        215,000.00
    280001499883                       .0000       08/01/96            23
    130118                             .0000       07/01/26            0
    0                                 5.3750       07/01/97        07/01/97
    700/824                           4.8750       08/01/97        08/01/97
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500040                          10.2500         47,850.00        100
    HOWERTON            STEVEN       10.2500         47,809.68         ZZ
    417 BEGG STREET                   9.7500            428.79         1
                                     16.2500            428.79         85
    MUSCATINE       IA    52761      15.7500       06/18/96         56,300.00
    280001500040                     10.2500       08/01/96            23
    2190999                           9.7500       07/01/26            0
    0                                 4.6250       01/01/97        01/01/97
    664/824                           4.1250       02/01/97        02/01/97
      25                             10.2500          .0000           .0000
    A                                11.2500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500042                          10.0000        172,350.00        100
    COCHRAN             PAUL         10.0000        172,273.75         ZZ
    224 PERTH ROAD                    9.5000          1,512.50         1
                                     16.0000          1,512.50         89
    CARY            IL    60013      15.5000       07/18/96        194,000.00
    280001500042                       .0000       09/01/96            23
    1500042                            .0000       08/01/26            0
    0                                 3.5000       02/01/97        02/01/97
    664/824                           3.0000       03/01/97        03/01/97
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500064                           9.1250         70,400.00        100
    OBRIEN              HAROLD        9.1250         70,286.73         ZZ
    4025 THAMES DRIVE                 8.6250            572.80         1
                                     15.1250            572.80         80
    KENNESAW        GA    30144      14.6250       05/24/96         88,000.00
    280001500064                       .0000       07/01/96            00
    11647                              .0000       06/01/26            0
    0                                 4.2500       06/01/97        06/01/97
    896/824                           3.7500       07/01/97        07/01/97
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500070                           9.0000         91,800.00        100
    RAO                 RONALD        9.0000         91,597.17         ZZ
    318 BANCROFT AVENUE               8.5000            738.64         1
                                     15.0000            738.64         90
    COLONIAL BEACH  VA    22443      14.5000       05/24/96        102,000.00
    280001500070                       .0000       07/01/96            23
    9020010                            .0000       06/01/26            0
    0                                 5.3750       06/01/97        06/01/97
1


    696/824                           4.8750       07/01/97        07/01/97
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500091                           9.7500        182,450.00        100
    GYGAX               LYNN          9.7500        182,279.05         ZZ
    126 ENCHANTED WAY                 9.2500          1,567.53         1
                                     15.7500          1,567.53         80
    SAN RAMON       CA    94583      15.2500       06/05/96        228,073.00
    280001500091                       .0000       08/01/96            00
    4464855                            .0000       07/01/26            0
    0                                 5.2500       07/01/99        07/01/99
    462/824                           4.7500       08/01/99        08/01/99
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1500103                           9.8750        169,200.00        100
    BISCARDI            PETER         9.8750        168,967.46         ZZ
    7236 ACHILL DRIVE                 9.3750          1,469.25         1
                                     15.8750          1,469.25         90
    DUBLIN          OH    43017      15.3750       05/20/96        188,000.00
    280001500103                       .0000       07/01/96            23
    10496171                           .0000       06/01/26            0
    0                                 5.7500       06/01/97        06/01/97
    B65/824                           5.2500       07/01/97        07/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500186                          10.2500         35,000.00        100
    BOWLING             MERRIE       10.2500         34,940.49         ZZ
    905 CRYSTAL ROAD                  9.7500            313.64         1
                                     16.2500            313.64         70
    WEST FRANKFORT  IL    62896      15.7500       04/30/96         50,000.00
1


    280001500186                       .0000       06/01/96            00
    0410101547                         .0000       05/01/26            0
    0                                 5.0000       05/01/99        05/01/99
    E22/824                           4.5000       06/01/99        06/01/99
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500276                           9.7500        136,500.00        100
    TIO                 JAMES         9.7500        136,372.11         ZZ
    4725 WEST QUARTON                 9.2500          1,172.75         1
                                     15.7500          1,172.75         70
    BLOOMFIELD TWP  MI    48301      15.2500       06/10/96        195,000.00
    280001500276                       .0000       08/01/96            00
    0410141071                         .0000       07/01/26            0
    0                                 4.7500       07/01/97        07/01/97
    E22/824                           4.2500       08/01/97        08/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500280                          10.7500        357,500.00        100
    CHALLIS             RAYMOND      10.7500        357,092.57         ZZ
    10 THE FAIRWAY                   10.2500          3,337.20         1
                                     16.7500          3,337.20         65
    WOODSTOCK       GA    30188      16.2500       05/23/96        550,000.00
    280001500280                       .0000       07/01/96            00
    96170                              .0000       06/01/26            0
    0                                 7.1250       01/01/97        01/01/97
    E20/824                           6.6250       02/01/97        02/01/97
      25                              9.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500284                           8.6250        226,100.00        100
    SILBERFELD          ROMAN         8.6250        225,696.65         ZZ
1


    1352-58 NO. ALTA VISTA BLVD       8.1250          1,758.58         4
                                     14.6250          1,758.58         60
    LOS ANGELES     CA    90046      14.1250       05/28/96        380,000.00
    280001500284                       .0000       07/01/96            00
    950335                             .0000       06/01/26            0
    0                                 4.5000       06/01/97        06/01/97
    E06/824                           4.0000       07/01/97        07/01/97
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500314                           9.8750        136,000.00        100
    ROWLAND             ANTHONY       9.8750        135,938.22         ZZ
    1654 WATERFORD LANE               9.3750          1,180.95         1
                                     15.8750          1,180.95         80
    FORT COLLINS    CO    80525      15.3750       07/26/96        170,000.00
    280001500314                       .0000       09/01/96            00
    4374146                            .0000       08/01/26            0
    0                                 4.8750       08/01/97        08/01/97
    180/824                           4.3750       09/01/97        09/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500315                          11.8750         63,000.00        100
    MAXWELL             JANET        11.8750         62,962.74         ZZ
    896 RT 9 NORTH                   11.3750            641.97         1
                                     17.8750            641.97         84
    LITTLE EGG HAR  NJ    08087      17.3750       06/28/96         75,000.00
    280001500315                     11.8750       08/01/96            23
    960428                           11.3750       07/01/26            0
    0                                 6.8750       07/01/99        07/01/99
    922/824                           6.3750       08/01/99        08/01/99
      25                             11.8750          .0000           .0000
    A                                14.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1500542                           9.7500        220,000.00        100
    WELLS               CRAIG         9.7500        219,793.89         ZZ
    1023 PRAIRIE STREET               9.2500          1,890.14         1
                                     15.7500          1,890.14         61
    DEERFIELD       IL    60015      15.2500       06/17/96        362,000.00
    280001500542                       .0000       08/01/96            00
    12930                              .0000       07/01/26            0
    0                                 4.3750       07/01/97        07/01/97
    A12/824                           3.8750       08/01/97        08/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500551                          10.3750        300,000.00        100
    DE SILVA            PARAKRAMA    10.3750        299,754.00         ZZ
    11040 FAWN CREEK LANE             9.8750          2,716.22         1
                                     16.3750          2,716.22         70
    ORLAND PARK     IL    60462      15.8750       06/07/96        430,000.00
    280001500551                       .0000       08/01/96            00
    0410169486                         .0000       07/01/26            0
    0                                 4.7500       07/01/99        07/01/99
    E22/824                           4.2500       08/01/99        08/01/99
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500615                           9.7500        129,000.00        100
    ROBBINS             GEORGE        9.7500        128,817.96         ZZ
    6079 WEDGEWOOD VILLAGE CIRCLE     9.2500          1,108.31         1
                                     15.7500          1,108.31         80
    LAKE WORTH      FL    33463      15.2500       05/31/96        162,161.00
    280001500615                       .0000       07/01/96            00
    0410120307                         .0000       06/01/26            0
    0                                 6.0000       06/01/99        06/01/99
    E22/824                           5.5000       07/01/99        07/01/99
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500617                           8.8750        100,000.00        100
    AREIAS              EVA           8.8750         99,830.57         ZZ
    741 NE 114TH STREET               8.3750            795.64         1
                                     14.8750            795.64         75
    BISCAYNE PARK   FL    33161      14.3750       05/24/96        134,500.00
    280001500617                       .0000       07/01/96            00
    0410121883                         .0000       06/01/26            0
    0                                 5.8750       12/01/96        12/01/96
    E22/824                           5.3750       01/01/97        01/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500856                           9.6250        134,900.00        100
    STILLS              KAREN         9.6250        134,704.55         ZZ
    486 LYNN VALLEY WAY               9.1250          1,146.64         1
                                     15.6250          1,146.64         90
    STONE MOUNTAIN  GA    30087      15.1250       05/23/96        150,000.00
    280001500856                       .0000       07/01/96            23
    11EM04239                          .0000       06/01/26            0
    0                                 4.1250       06/01/97        06/01/97
    896/824                           3.6250       07/01/97        07/01/97
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500868                           8.6250        171,000.00        100
    PEPPER              SUSAN         8.6250        170,797.36         ZZ
    6 CATALPA LANE                    8.1250          1,330.02         1
                                     14.6250          1,330.02         76
    VALLEY STREAM   NY    11581      14.1250       06/24/96        225,000.00
    280001500868                       .0000       08/01/96            00
    1412                               .0000       07/01/26            0
    0                                 4.3750       01/01/97        01/01/97
    B38/824                           3.8750       02/01/97        02/01/97
      25                              7.6250          .0000           .0000
    A                                 9.6250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500877                           9.8750         89,600.00        100
    DIPILLA JR          EUGENE        9.8750         89,559.29         ZZ
    413 SOUTH 18TH STREET             9.3750            778.04         1
                                     15.8750            778.04         80
    PHILADELPHIA    PA    19146      15.3750       07/29/96        112,000.00
    280001500877                      9.8750       09/01/96            00
    960363                            9.3750       08/01/26            0
    0                                 5.6250       02/01/97        02/01/97
    922/824                           5.1250       03/01/97        03/01/97
      25                              9.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500886                           8.2500         77,000.00        100
    JENKINS             JEFFERY       8.2500         76,901.45         ZZ
    7110 5TH AVENUE                   7.7500            578.48         1
                                     14.2500            578.48         70
    KENOSHA         WI    53143      13.7500       06/05/96        110,000.00
    280001500886                       .0000       08/01/96            00
    0410170104                         .0000       07/01/26            0
    0                                 4.3750       01/01/97        01/01/97
    E22/824                           3.8750       02/01/97        02/01/97
      25                              7.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500899                           9.3750         67,500.00        100
    WEAVER              SARAH         9.3750         67,396.93         ZZ
    6512 WEST KING VALLEY ROAD        8.8750            561.43         1
                                     15.3750            561.43         90
    WEST VALLEY     UT    84120      14.8750       05/30/96         75,000.00
    280001500899                       .0000       07/01/96            23
    960196                             .0000       06/01/26            0
    0                                 5.2500       12/01/96        12/01/96
1


    A07/824                           4.7500       01/01/97        01/01/97
      45                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1500904                           9.5000         77,200.00        100
    BOONPITAK           PITAK         9.5000         77,123.75         ZZ
    847 S LAGRANGE RD                 9.0000            649.14         1
                                     15.5000            649.14         75
    LAGRANGE        IL    60525      15.0000       06/24/96        103,000.00
    280001500904                       .0000       08/01/96            00
    0410170138                         .0000       07/01/26            0
    0                                 5.3750       01/01/97        01/01/97
    E22/824                           4.8750       02/01/97        02/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1500928                          10.8750         80,750.00        100
    SIMMS               PAUL         10.8750         80,660.42         ZZ
    1909 STREET SE                   10.3750            761.39         1
                                     16.8750            761.39         85
    WASHINGTON      DC    20020      16.3750       05/06/96         95,000.00
    409623                           10.8750       07/01/96            23
    409623                           10.3750       06/01/26            0
    0                                 6.0000       06/01/98        06/01/98
    921/921                           5.5000       07/01/98        07/01/98
      25                             10.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           4              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1501058                           9.6250        256,000.00        100
    GRIFFIN             DAPHNE        9.6250        255,629.12         ZZ
    1301 CASCADE FALLS DRIVE          9.1250          2,175.97         1
                                     15.6250          2,175.97         80
    ATLANTA         GA    30311      15.1250       05/31/96        320,000.00
1


    280001501058                      9.6250       07/01/96            23
    960437                            9.1250       06/01/26            0
    0                                 5.5000       06/01/97        06/01/97
    922/824                           5.0000       07/01/97        07/01/97
      45                              9.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501070                          10.6250        130,000.00        100
    GILLILAND           JOHN         10.6250        129,847.79         ZZ
    39 HILLSIDE TERRACE              10.1250          1,201.33         1
                                     16.6250          1,201.33         63
    LIVINGSTON      NJ    07039      16.1250       05/31/96        208,000.00
    280001501070                     10.6250       07/01/96            00
    960366                           10.1250       06/01/26            0
    0                                 5.6250       06/01/97        06/01/97
    922/824                           5.1250       07/01/97        07/01/97
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501187                          10.3750         37,800.00        100
    PASCUCCI            NED          10.3750         37,737.44         ZZ
    43 NIBLICK CIRCLE                 9.8750            342.25         1
    UNIT 3                           16.3750            342.25         70
    COVENTRY        RI    02816      15.8750       04/30/96         54,000.00
    409409                           10.3750       06/01/96            00
    409409                            9.8750       05/01/26            0
    0                                 5.1250       05/01/99        05/01/99
    921/921                           4.6250       06/01/99        06/01/99
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1501295                           9.5000         74,400.00        100
    THOMPSON            TRACI         9.5000         74,363.40         ZZ
1


    701 TOMAHAWK                      9.0000            625.60         1
                                     15.5000            625.60         80
    HEYWORTH        IL    61745      15.0000       07/11/96         93,000.00
    0410170203                         .0000       09/01/96            00
    0410170203                         .0000       08/01/26            0
    0                                 4.8750       02/01/97        02/01/97
    E22/824                           4.3750       03/01/97        03/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501324                           9.6250        256,500.00        100
    ABNEY               VERONICA      9.6250        256,128.39         ZZ
    119 SOUTH LA JOLLA AVENUE         9.1250          2,180.22         1
                                     15.6250          2,180.22         90
    LOS ANGELES     CA    90048      15.1250       05/24/96        286,000.00
    280001501324                       .0000       07/01/96            23
    0410148241                         .0000       06/01/26            0
    0                                 6.1250       12/01/96        12/01/96
    E22/824                           5.6250       01/01/97        01/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501398                           9.6250        160,200.00        100
    BAILEY              TALMA         9.6250        160,045.89         ZZ
    551 ELMBROOK WAY                  9.1250          1,361.68         1
                                     15.6250          1,361.68         90
    SAN JOSE        CA    95111      15.1250       05/30/96        178,000.00
    280001501398                       .0000       08/01/96            23
    0410151948                         .0000       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    E22/824                           5.5000       02/01/97        02/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1501402                          11.7500        249,900.00        100
    TALILI              APOTALA      11.7500        249,748.11         ZZ
    2474 IVORY WAY                   11.2500          2,522.51         1
                                     17.7500          2,522.51         85
    OXNARD          CA    93030      17.2500       06/25/96        294,000.00
    280001501402                       .0000       08/01/96            23
    0410145619                         .0000       07/01/26            0
    0                                 6.0000       07/01/99        07/01/99
    E22/824                           5.5000       08/01/99        08/01/99
      25                              8.7500          .0000           .0000
    A                                14.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501405                          10.0000        207,000.00        100
    LLAMAS              RODOLFO      10.0000        206,722.99         ZZ
    7520 DINSDALE STREET              9.5000          1,816.57         1
                                     16.0000          1,816.57         90
    DOWNEY          CA    90240      15.5000       05/30/96        230,000.00
    280001501405                       .0000       07/01/96            23
    0410038046                         .0000       06/01/26            0
    0                                 5.3750       12/01/96        12/01/96
    E22/824                           4.8750       01/01/97        01/01/97
      25                              9.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501407                           8.8750         81,500.00        100
    WILLIAMS            JAY           8.8750         81,408.28         ZZ
    1201 NORFOLK AVENUE               8.3750            648.45         1
                                     14.8750            648.45         85
    WEST SACRAMENT  CA    95691      14.3750       06/03/96         96,000.00
    280001501407                       .0000       08/01/96            23
    0410125231                         .0000       07/01/26            0
    0                                 6.5000       01/01/97        01/01/97
    E22/824                           6.0000       02/01/97        02/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501411                           9.6250         95,500.00        100
    O'NEILL             WILLIAM       9.6250         95,361.63         ZZ
    215 PHIPPS PLAZA UNIT # 1         9.1250            811.74         1
                                     15.6250            811.74         70
    PALM BEACH      FL    33480      15.1250       05/31/96        137,500.00
    280001501411                       .0000       07/01/96            00
    0410120471                         .0000       06/01/26            0
    0                                 6.1250       12/01/96        12/01/96
    E22/824                           5.6250       01/01/97        01/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1501495                           9.6250         63,000.00        100
    JOHNSON SR          ROBERT        9.6250         62,939.40         ZZ
    416 ANN STREET                    9.1250            535.49         2
                                     15.6250            535.49         55
    ELGIN           IL    60120      15.1250       06/12/96        115,000.00
    280001501495                      9.6250       08/01/96            00
    960398                            9.1250       07/01/26            0
    0                                 4.6250       01/01/97        01/01/97
    922/824                           4.1250       02/01/97        02/01/97
      25                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1501585                           4.6250        240,000.00        100
    AU                  JANET         8.1250        232,165.70         ZZ
    2162 N. MARLIES AVENUE            7.6250          1,233.94         1
                                     10.6250          1,767.87         80
    SIMI VALLEY     CA    93063      10.1250       10/08/93        300,000.00
    280001501585                       .0000       12/01/93            00
    19162437                           .0000       11/01/23            0
    0                                 2.7500       05/01/94        11/01/96
    E10/824                           2.2500       06/01/94        12/01/96
      45                              3.6250          .0000           .0000
    A                                 5.6250            6              6
1


      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501589                           6.0000        338,300.00        100
    GIMBEL III          JOHN          8.3750        331,099.85         ZZ
    1909 SPYGLASS DRIVE               7.8750          2,028.28         1
                                     12.0000          2,561.81         90
    HENDERSON       NV    89014      11.5000       06/02/94        376,000.00
    280001501589                       .0000       08/01/94            04
    7325905                            .0000       07/01/24           17
    0                                 2.7500       01/01/95        01/01/97
    E10/824                           2.2500       02/01/95        02/01/97
      25                              5.0000          .0000           .0000
    A                                 7.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1501591                           4.8750        248,000.00        100
    HAILFINGER          JAMES         8.3750        240,591.60         ZZ
    15776 SWIFT PLACE                 7.8750          1,312.44         1
                                     10.8750          1,870.24         80
    MOORPARK        CA    93021      10.3750       12/09/93        310,000.00
    280001501591                       .0000       02/01/94            00
    19167915                           .0000       01/01/24            0
    0                                 2.7500       07/01/94        01/01/97
    E10/824                           2.2500       08/01/94        02/01/97
      45                              3.8750          .0000           .0000
    A                                 5.8750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501592                           4.8750        316,000.00        100
    DLABOLA             RONALD        8.5000        306,824.35         ZZ
    2045 TILBURY COURT                8.0000          1,672.30         1
                                     10.8750          2,409.62         80
    THOUSAND OAKS   CA    91360      10.3750       01/20/94        395,000.00
    280001501592                       .0000       03/01/94            00
    19163666                           .0000       02/01/24            0
    0                                 2.7500       08/01/94        02/01/97
1


    E10/824                           2.2500       09/01/94        03/01/97
      45                              3.8750          .0000           .0000
    A                                 5.8750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501595                           9.0000        141,400.00        100
    FURMANEK            ROSE          9.0000        141,166.54         ZZ
    2625 S EMERALD AVE                8.5000          1,137.74         4
                                     15.0000          1,137.74         70
    CHICAGO         IL    60616      14.5000       05/31/96        202,000.00
    280001501595                       .0000       07/01/96            00
    0410170377                         .0000       06/01/26            0
    0                                 6.1250       06/01/97        06/01/97
    E22/824                           5.6250       07/01/97        07/01/97
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501617                           8.5000        204,300.00        100
    BROWN               JAMES         8.5000        203,926.06         ZZ
    1801 BEDFORDSHIRE DRIVE           8.0000          1,570.89         1
                                     14.5000          1,570.89         90
    DECATUR         GA    30033      14.0000       05/31/96        227,000.00
    280001501617                       .0000       07/01/96            23
    BROWNJP                            .0000       06/01/26            0
    0                                 4.5000       12/01/96        12/01/96
    896/824                           4.0000       01/01/97        01/01/97
      25                              7.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1501619                           9.7500        171,960.00        100
    EMERSON JR          EDDIE         9.7500        171,776.11         ZZ
    304 DUPERU DRIVE                  9.2500          1,477.40         1
                                     15.7500          1,477.40         80
    CROCKETT        CA    94525      15.2500       06/21/96        214,950.00
1


    280001501619                       .0000       08/01/96            00
    210289APH                          .0000       07/01/26            0
    0                                 5.6250       01/01/97        01/01/97
    E59/824                           5.1250       02/01/97        02/01/97
      45                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501641                          10.3750        118,000.00        100
    ROMAN               WILLIAM      10.3750        117,903.24         ZZ
    5106 W MEDILL AVE                 9.8750          1,068.38         1
                                     16.3750          1,068.38         75
    CHICAGO         IL    60639      15.8750       06/28/96        158,000.00
    280001501641                       .0000       08/01/96            00
    0410170393                         .0000       07/01/26            0
    0                                 5.3750       07/01/97        07/01/97
    E22/824                           4.8750       08/01/97        08/01/97
      45                              8.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1501880                          10.7500         83,200.00        100
    BRETT               GARY         10.7500         83,105.17         ZZ
    1742 BANYAN CREEK CT             10.2500            776.66         1
                                     16.7500            776.66         80
    BOYNTON BEACH   FL    33426      16.2500       05/30/96        104,000.00
    280001501880                       .0000       07/01/96            00
    0410187678                         .0000       06/01/26            0
    0                                 3.5000       06/01/99        06/01/99
    E22/824                           3.0000       07/01/99        07/01/99
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502166                          11.2500         98,000.00        100
    PRYOR               NATHANIEL    11.2500         97,933.51         ZZ
1


    7922 S PAXTON                    10.7500            951.84         2
                                     17.2500            951.84         70
    CHICAGO         IL    60617      16.7500       06/18/96        140,000.00
    280001502166                       .0000       08/01/96            00
    0410170534                         .0000       07/01/26            0
    0                                 5.7500       07/01/97        07/01/97
    E22/824                           5.2500       08/01/97        08/01/97
      45                              9.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1502211                           9.5000        116,500.00        100
    HALLEY              ROBERT        9.5000        116,326.71         ZZ
    59 INDIAN LANE                    9.0000            979.60         1
                                     15.5000            979.60         78
    CANTON          MA    02021      15.0000       05/13/96        150,000.00
    409664                            9.5000       07/01/96            00
    409664                            9.0000       06/01/26            0
    0                                 5.3750       06/01/99        06/01/99
    921/921                           4.8750       07/01/99        07/01/99
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502255                           9.2500        152,000.00        100
    EDD SR              MATTHEW       9.2500        151,921.20         ZZ
    3490 HILARY AVENUE                8.7500          1,250.47         1
                                     15.2500          1,250.47         80
    WEST SACRAMENT  CA    95691      14.7500       07/02/96        190,000.00
    280001502255                       .0000       09/01/96            00
    0410125330                         .0000       08/01/26            0
    0                                 4.7500       08/01/99        08/01/99
    E22/824                           4.2500       09/01/99        09/01/99
      25                              6.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1502261                          10.0000        175,000.00        100
    KOEHLER             ELAINE       10.0000        174,844.52         ZZ
    2515 HAWTHORN RD                  9.5000          1,535.75         1
                                     16.0000          1,535.75         68
    MARENGO         IL    60152      15.5000       06/03/96        260,000.00
    280001502261                       .0000       08/01/96            00
    0410170567                         .0000       07/01/26            0
    0                                 4.7500       01/01/97        01/01/97
    E22/824                           4.2500       02/01/97        02/01/97
      25                              9.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502422                           9.5000        144,500.00        100
    CASTILLO            ANTONIO       9.5000        144,357.29         ZZ
    11673 LUGO PARK AVENUE            9.0000          1,215.03         1
                                     15.5000          1,215.03         85
    LYNWOOD         CA    90262      15.0000       06/13/96        170,000.00
    280001502422                       .0000       08/01/96            23
    9611971502422                      .0000       07/01/26            0
    0                                 5.2500       07/01/97        07/01/97
    E97/824                           4.7500       08/01/97        08/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502782                           8.8750        170,900.00        100
    JONES               RHONDA        8.8750        170,707.66         ZZ
    3848 NORTH WASHINGTON BOULEVA     8.3750          1,359.76         1
                                     14.8750          1,359.76         90
    INDIANAPOLIS    IN    46205      14.3750       06/06/96        189,900.00
    280001502782                       .0000       08/01/96            23
    0410141634                         .0000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    E22/824                           5.2500       02/01/97        02/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502789                          10.5000        111,600.00        100
    HILL                JOHN         10.5000        111,465.78         ZZ
    3025 STANFORD ROAD               10.0000          1,020.85         1
                                     16.5000          1,020.85         90
    FORT COLLINS    CO    80525      16.0000       05/17/96        124,000.00
    265421                           10.5000       07/01/96            23
    265421                           10.0000       06/01/26            0
    0                                 5.5000       06/01/98        06/01/98
    921/921                           5.0000       07/01/98        07/01/98
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502797                           9.5000         81,800.00        100
    SIBRIAN             ELMER         9.5000         81,678.32         ZZ
    1418 GLYNN OAKS DR                9.0000            687.82         1
                                     15.5000            687.82         80
    MARIETTA        GA    30060      15.0000       06/03/96        103,500.00
    280001502797                      9.5000       07/01/96            00
    960471                            9.0000       06/01/26            0
    0                                 4.6250       06/01/97        06/01/97
    922/824                           4.1250       07/01/97        07/01/97
      45                              9.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502802                          11.3750        225,000.00        100
    PELLIGRINELLI       DAVID        11.3750        224,851.48         ZZ
    1270 TIMBERLINE PLACE            10.8750          2,206.72         1
                                     17.3750          2,206.72         90
    ALPHARETTA      GA    30202      16.8750       06/05/96        250,000.00
    280001502802                       .0000       08/01/96            23
    1234                               .0000       07/01/26            0
    0                                 6.2500       07/01/99        07/01/99
    A52/824                           5.7500       08/01/99        08/01/99
      25                              8.3750          .0000           .0000
    A                                14.3750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502843                           9.7500         79,100.00        100
    BURWELL JR          FLOYD         9.7500         78,988.38         ZZ
    19181 CAPET CREEK COURT           9.2500            679.59         1
                                     15.7500            679.59         70
    LOXAHATCHEE     FL    33470      15.2500       06/05/96        113,000.00
    280001502843                       .0000       07/01/96            00
    0410187660                         .0000       06/01/26            0
    0                                 6.3750       12/01/96        12/01/96
    E22/824                           5.8750       01/01/97        01/01/97
      25                              8.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502892                          10.0000         68,375.00        100
    WILSON              WENDY        10.0000         68,375.00         ZZ
    204 PARK AVENUE                   9.5000            600.04         1
                                     16.0000            600.04         82
    LOPATCONG       NJ    08865      15.5000       08/07/96         84,000.00
    280001502892                       .0000       10/01/96            23
    123456                             .0000       09/01/26            0
    0                                 6.5000       03/01/97        03/01/97
    B38/824                           6.0000       04/01/97        04/01/97
      25                              9.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502960                          10.3750        241,300.00        100
    RIDENHOUR           CARLTON      10.3750        241,001.91         ZZ
    125 CAMILLA COURT                 9.8750          2,184.75         1
                                     16.3750          2,184.75         85
    FAIRBURN        GA    30213      15.8750       05/22/96        283,900.00
    296590                           10.3750       07/01/96            23
    296590                            9.8750       06/01/26            0
    0                                 5.2500       06/01/98        06/01/98
1


    921/921                           4.7500       07/01/98        07/01/98
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1502977                           9.3750         71,250.00        100
    PARKER              DONALD        9.3750         71,177.76         ZZ
    2486 82ND AVENUE                  8.8750            592.62         1
                                     15.3750            592.62         75
    OAKLAND         CA    94605      14.8750       06/07/96         95,000.00
    280001502977                       .0000       08/01/96            00
    0410152300                         .0000       07/01/26            0
    0                                 5.2500       07/01/99        07/01/99
    E22/824                           4.7500       08/01/99        08/01/99
      25                              6.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1502979                          11.5000         92,000.00        100
    DECRESCENZO         DEBRA        11.5000         91,910.94         ZZ
    820 WOODSHOLE CIRCLE             11.0000            911.07         1
                                     17.5000            911.07         56
    STATESBORO      GA    30458      17.0000       05/29/96        167,000.00
    280001502979                     11.5000       07/01/96            00
    V1511                            11.0000       06/01/26            0
    0                                 5.7500       06/01/99        06/01/99
    A97/824                           5.2500       07/01/99        07/01/99
      25                             11.5000          .0000           .0000
    A                                14.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1502980                           9.7500        225,600.00        100
    LEVINSON            MARC          9.7500        225,388.64         ZZ
    1356 VERSAILLES AVENUE            9.2500          1,938.25         1
                                     15.7500          1,938.25         80
    ALAMEDA         CA    94501      15.2500       06/03/96        282,000.00
1


    280001502980                       .0000       08/01/96            00
    950418                             .0000       07/01/26            0
    0                                 6.5000       01/01/97        01/01/97
    E06/824                           6.0000       02/01/97        02/01/97
      45                              8.7500          .0000           .0000
    A                                10.7500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503019                          11.2500        227,200.00        100
    OORO                OTIENO       11.2500        226,967.68         ZZ
    14008 COLESVILLE MANOR PLACE     10.7500          2,206.71         1
                                     17.2500          2,206.71         90
    SILVER SPRING   MD    20904      16.7500       05/13/96        252,500.00
    280001503019                     11.2500       07/01/96            23
    2441038                          10.7500       06/01/26            0
    0                                 6.8750       06/01/97        06/01/97
    B75/824                           6.3750       07/01/97        07/01/97
      45                             11.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503038                           9.1250         61,000.00        100
    HASTINGS            MARY          9.1250         60,901.85         ZZ
    491 NORTH MORTON DRIVE            8.6250            496.32         1
                                     15.1250            496.32         72
    SALT LAKE CITY  UT    84116      14.6250       05/10/96         85,000.00
    280001503038                       .0000       07/01/96            00
    DA4145983                          .0000       06/01/26            0
    0                                 5.7500       06/01/98        06/01/98
    862/824                           5.2500       07/01/98        07/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503067                           9.6250         80,000.00        100
    JUMP                CAROLYN       9.6250         79,923.04         ZZ
1


    2760 KNOXVILLE ROAD               9.1250            679.99         1
                                     15.6250            679.99         48
    DRY RIDGE       KY    41035      15.1250       06/05/96        170,000.00
    280001503067                       .0000       08/01/96            00
    0410141873                         .0000       07/01/26            0
    0                                 4.7500       01/01/97        01/01/97
    E22/824                           4.2500       02/01/97        02/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503108                           9.7500         96,750.00        100
    EVELY II            ROBERT        9.7500         96,659.36         ZZ
    43 ANGEL OAKS DRIVE               9.2500            831.23         1
                                     15.7500            831.23         80
    SAVANNAH        GA    31410      15.2500       06/12/96        121,446.00
    280001503108                       .0000       08/01/96            00
    1234                               .0000       07/01/26            0
    0                                 4.6250       07/01/97        07/01/97
    A52/824                           4.1250       08/01/97        08/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503163                           9.8750         41,200.00        100
    SOBANSKI            ROMUALD       9.8750         41,162.41         ZZ
    1460 FAIRLANE DRIVE UNIT # 50     9.3750            357.76         1
                                     15.8750            357.76         80
    SCHAUMBURG      IL    60193      15.3750       06/10/96         51,500.00
    280001503163                       .0000       08/01/96            00
    0410170765                         .0000       07/01/26            0
    0                                 5.0000       07/01/97        07/01/97
    E22/824                           4.5000       08/01/97        08/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000
1




    1503165                           8.7500        152,625.00        100
    KIELY               TIMOTHY       8.7500        152,448.74         ZZ
    232 MANSFIELD DRIVE               8.2500          1,200.70         1
                                     14.7500          1,200.70         75
    SOUTH SAN FRAN  CA    94080      14.2500       06/04/96        203,500.00
    280001503165                       .0000       08/01/96            00
    20111909                           .0000       07/01/26            0
    0                                 4.7500       01/01/97        01/01/97
    051/824                           4.2500       02/01/97        02/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503172                           9.7500        243,250.00        100
    MCCORD              GREGORY       9.7500        243,022.10         ZZ
    163 CARL STREET                   9.2500          2,089.89         1
                                     15.7500          2,089.89         70
    SAN FRANCISCO   CA    94117      15.2500       06/06/96        347,500.00
    280001503172                       .0000       08/01/96            00
    0410152904                         .0000       07/01/26            0
    0                                 4.8750       07/01/97        07/01/97
    E22/824                           4.3750       08/01/97        08/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503181                           9.5000         45,850.00        100
    WARFIELD            DONALD        9.5000         45,804.69         ZZ
    9409 NE GERTZ COURT               9.0000            385.54         1
                                     15.5000            385.54         90
    PORTLAND        OR    97211      15.0000       06/07/96         50,950.00
    280001503181                      9.5000       08/01/96            23
    2175065                           9.0000       07/01/26            0
    0                                 4.5000       01/01/97        01/01/97
    664/824                           4.0000       02/01/97        02/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1503185                          10.5000        135,000.00        100
    LOPEZ               ANTHONY      10.5000        134,892.23         ZZ
    93 FELLSWOOD DRIVE               10.0000          1,234.90         1
                                     16.5000          1,234.90         88
    LIVINGSTON      NJ    07039      16.0000       06/28/96        155,000.00
    280001503185                     10.5000       08/01/96            23
    960478                           10.0000       07/01/26            0
    0                                 6.0000       07/01/97        07/01/97
    922/824                           5.5000       08/01/97        08/01/97
      45                             10.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503196                           9.8750        136,000.00        100
    SWISHER             MARK          9.8750        135,875.93         ZZ
    11919 EAST GIBSON ROAD            9.3750          1,180.95         1
                                     15.8750          1,180.95         85
    EVERETT         WA    98204      15.3750       06/13/96        160,000.00
    280001503196                       .0000       08/01/96            23
    022696158                          .0000       07/01/26            0
    0                                 5.8750       01/01/97        01/01/97
    950/824                           5.3750       02/01/97        02/01/97
      25                              8.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503282                           9.6250        162,000.00        100
    LATHAM              WELCHMAN      9.6250        161,844.16         ZZ
    55 JOHN L'HEUREUX CIRCLE          9.1250          1,376.98         1
                                     15.6250          1,376.98         90
    RANDOLPH        MA    02368      15.1250       07/02/96        180,000.00
    280001503282                       .0000       08/01/96            23
    1466                               .0000       07/01/26            0
    0                                 5.3750       01/01/97        01/01/97
    B38/824                           4.8750       02/01/97        02/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503481                          10.3750        120,150.00        100
    PANOS               GEORGE       10.3750        120,051.46         ZZ
    280 N EVERGREEN AVE               9.8750          1,087.85         1
                                     16.3750          1,087.85         89
    ELMHURST        IL    60126      15.8750       06/20/96        135,000.00
    280001503481                       .0000       08/01/96            23
    0410170583                         .0000       07/01/26            0
    0                                 5.7500       07/01/99        07/01/99
    E22/824                           5.2500       08/01/99        08/01/99
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503486                          12.0000        220,500.00        100
    OLSON               STEPHEN      12.0000        220,373.18         ZZ
    3325 ABDY WAY                    11.5000          2,268.09         1
                                     18.0000          2,268.09         90
    MARINA          CA    93933      17.5000       06/12/96        245,000.00
    280001503486                       .0000       08/01/96            23
    16102317                           .0000       07/01/26            0
    0                                 6.8750       07/01/99        07/01/99
    051/824                           6.3750       08/01/99        08/01/99
      25                              9.0000          .0000           .0000
    A                                15.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503489                           9.3750        189,000.00        100
    BLACK               RODNEY        9.3750        188,808.36         ZZ
    1097 HAVEN AVENUE                 8.8750          1,572.01         1
                                     15.3750          1,572.01         70
    REDWOOD         CA    94063      14.8750       06/10/96        270,000.00
    280001503489                       .0000       08/01/96            00
    0410152003                         .0000       07/01/26            0
    0                                 4.7500       01/01/97        01/01/97
1


    E22/824                           4.2500       02/01/97        02/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503525                           9.2500         74,700.00        100
    ROURK               SCHENAE       9.2500         74,622.24         ZZ
    1536 54TH AVENUE                  8.7500            614.54         1
                                     15.2500            614.54         90
    OAKLAND         CA    94601      14.7500       06/11/96         83,000.00
    280001503525                       .0000       08/01/96            23
    25081201                           .0000       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    470/824                           5.0000       02/01/97        02/01/97
      25                              8.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503528                          12.3750        128,050.00        100
    WOODLEY             MARCIA       12.3750        127,947.85         ZZ
    7685 SOUTH IVANHOE WAY           11.8750          1,354.22         1
                                     18.3750          1,354.22         65
    ENGLEWOOD       CO    80112      17.8750       05/24/96        197,000.00
    264994                           12.3750       07/01/96            00
    264994                           11.8750       06/01/26            0
    0                                 7.0000       06/01/98        06/01/98
    921/921                           6.5000       07/01/98        07/01/98
      25                             12.3750          .0000           .0000
    A                                15.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1503545                           9.5000         60,000.00        100
    PACKWOOD            MARK          9.5000         59,910.73         ZZ
    1608 NORTH NELSON STREET          9.0000            504.52         1
                                     15.5000            504.52         80
    SPOKANE         WA    99207      15.0000       04/30/96         75,000.00
1


    280001503545                       .0000       07/01/96            00
    DA4153938                          .0000       06/01/26            0
    0                                 5.7500       06/01/98        06/01/98
    862/824                           5.2500       07/01/98        07/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503547                           8.8750         96,000.00        100
    RAWLINS             ROBIN         8.8750         95,837.34         ZZ
    7305 CAMPBELL ROAD                8.3750            763.82         1
                                     14.8750            763.82         75
    DALLAS          TX    75248      14.3750       05/17/96        128,000.00
    280001503547                      8.8750       07/01/96            00
    2580280                           8.3750       06/01/26            0
    0                                 5.5000       06/01/97        06/01/97
    B75/824                           5.0000       07/01/97        07/01/97
      45                              8.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503548                           9.6250         75,000.00        100
    THARP               SARIN         9.6250         74,743.66         ZZ
    4673 SOUTH 5400 WEST              9.1250            637.50         1
                                     15.6250            637.50         74
    WEST VALLEY CI  UT    84120      15.1250       05/10/96        102,000.00
    280001503548                       .0000       07/01/96            00
    DA4146759                          .0000       06/01/26            0
    0                                 5.7500       06/01/98        06/01/98
    862/824                           5.2500       07/01/98        07/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503550                           8.8750         61,950.00        100
    SULLIVAN            TERRY         8.8750         61,880.29         ZZ
1


    2205 & 2205 1/2 HARRISON AVEN     8.3750            492.90         2
                                     14.8750            492.90         70
    EVERETT         WA    98201      14.3750       06/12/96         88,500.00
    280001503550                       .0000       08/01/96            00
    0410111603                         .0000       07/01/26            0
    0                                 5.6250       01/01/97        01/01/97
    E22/824                           5.1250       02/01/97        02/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1503567                           9.1250        266,250.00        100
    BENNETT             GARY          9.1250        265,676.73         ZZ
    200 SOUTH STREET #119             8.6250          2,166.30         1
                                     16.1250          2,166.30         75
    SAUSALITO       CA    94965      15.6250       04/29/96        355,000.00
    280001503567                       .0000       06/01/96            00
    4203618                            .0000       05/01/26            0
    0                                 6.9900       11/01/96        11/01/96
    862/824                           6.4900       12/01/96        12/01/96
      25                              9.1250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        N             .0000


    1503568                           8.6250        135,750.00        100
    GRIJALVA            GILBERT       8.6250        135,425.92         ZZ
    1217 ROSAS STREET                 8.1250          1,055.85         1
                                     14.6250          1,055.85         80
    CALEXICO        CA    92231      14.1250       04/12/96        169,950.00
    280001503568                      8.6250       06/01/96            00
    DA4184677                         8.1250       05/01/26            0
    0                                 4.5000       05/01/97        05/01/97
    862/824                           4.0000       06/01/97        06/01/97
      45                              8.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1503627                           8.8750        118,950.00        100
    BAREJA              DOLORES       8.8750        118,816.13         ZZ
    2879 CORDILLERA DRIVE             8.3750            946.42         1
                                     14.8750            946.42         75
    HENDERSON       NV    89014      14.3750       06/05/96        158,640.00
    280001503627                       .0000       08/01/96            00
    30001000110                        .0000       07/01/26            0
    0                                 3.8750       01/01/97        01/01/97
    A35/824                           3.3750       02/01/97        02/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1503681                          10.1250        163,800.00        100
    QUILTER             WILLIAM      10.1250        163,586.53         ZZ
    411 GLENWOOD PLACE                9.6250          1,452.62         1
                                     16.1250          1,452.62         90
    THOUSAND OAKS   CA    91362      15.6250       05/02/96        182,000.00
    280001503681                       .0000       07/01/96            23
    4171740                            .0000       06/01/26            0
    0                                 5.8750       06/01/98        06/01/98
    862/824                           5.3750       07/01/98        07/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503683                          10.3750         55,700.00        100
    DISANO              JOSEPH       10.3750         55,631.16         ZZ
    11266 MORGAN WAY                  9.8750            504.32         1
                                     16.3750            504.32         33
    CYPRESS         CA    90630      15.8750       04/25/96        170,000.00
    280001503683                       .0000       07/01/96            00
    4154993                            .0000       06/01/26            0
    0                                 6.0000       06/01/98        06/01/98
    862/824                           5.5000       07/01/98        07/01/98
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503688                          10.0000        286,550.00        100
    CLARK               GARY         10.0000        286,166.49         ZZ
    27574 NORTH CUNNINGHAM DRIVE      9.5000          2,514.69         1
                                     16.0000          2,514.69         90
    VALENCIA AREA   CA    91354      15.5000       05/06/96        318,390.00
    280001503688                       .0000       07/01/96            23
    4172276                            .0000       06/01/26            0
    0                                 5.7500       06/01/98        06/01/98
    862/824                           5.2500       07/01/98        07/01/98
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1503699                           8.9900        200,000.00        100
    HENSON I            STEPHEN       8.9900        199,557.13         ZZ
    688 ARMANINI AVENUE               8.4900          1,607.81         1
                                     14.9900          1,607.81         80
    SANTA CLARA     CA    95050      14.4900       04/12/96        250,000.00
    280001503699                      8.9900       06/01/96            00
    4110458                           8.4900       05/01/26            0
    0                                 5.2500       05/01/97        05/01/97
    862/824                           4.7500       06/01/97        06/01/97
      45                              8.9900          .0000           .0000
    A                                10.9900           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503702                           9.8750        272,000.00        100
    STIMPEL             THOMPSON      9.8750        271,626.20         ZZ
    603 FIGUEROA                      9.3750          2,361.91         1
                                     15.8750          2,361.91         90
    SAN CLEMENTE    CA    92672      15.3750       05/02/96        302,224.00
    280001503702                       .0000       07/01/96            23
    4170379                            .0000       06/01/26            0
    0                                 5.6250       06/01/98        06/01/98
    862/824                           5.1250       07/01/98        07/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503708                           9.8750        234,000.00        100
    FRIEDE              DOUGLAS       9.8750        233,678.42         ZZ
    17125 156TH AVENUE SOUTHEAST      9.3750          2,031.94         1
                                     15.8750          2,031.94         90
    RENTON          WA    98058      15.3750       05/09/96        260,000.00
    280001503708                       .0000       07/01/96            23
    4078507                            .0000       06/01/26            0
    0                                 6.5000       06/01/98        06/01/98
    862/824                           6.0000       07/01/98        07/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1503777                           9.8750        113,600.00        100
    NEAL                PAUL          9.8750        113,443.86         ZZ
    8735 WEST DAVIS ROAD              9.3750            986.45         1
                                     15.8750            986.45         90
    PEORIA          AZ    85382      15.3750       05/06/96        126,281.00
    280001503777                       .0000       07/01/96            23
    4099396                            .0000       06/01/26            0
    0                                 5.6250       06/01/98        06/01/98
    862/824                           5.1250       07/01/98        07/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503785                           9.6250         75,000.00        100
    MITCHELL            LINDA         9.6250         74,891.31         ZZ
    4154 ABBOTT ROAD                  9.1250            637.50         1
                                     15.6250            637.50         60
    LYNWOOD         CA    90262      15.1250       05/08/96        125,000.00
    280001503785                       .0000       07/01/96            00
    4198685                            .0000       06/01/26            0
    0                                 5.1250       06/01/98        06/01/98
1


    862/824                           4.6250       07/01/98        07/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503789                          10.1250         96,000.00        100
    ENGELKING           KENNETH      10.1250         95,874.90         ZZ
    5557 7TH AVENUE SE                9.6250            851.35         1
                                     16.1250            851.35         80
    SALEM           OR    97306      15.6250       05/03/96        120,000.00
    280001503789                       .0000       07/01/96            00
    4181996                            .0000       06/01/26            0
    0                                 6.0000       06/01/98        06/01/98
    862/824                           5.5000       07/01/98        07/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503855                           9.3750        153,750.00        100
    VALENCIA            THERESA       9.3750        153,435.74         ZZ
    2492 COLBY AVENUE                 8.8750          1,278.82         1
                                     15.3750          1,278.82         75
    LOS ANGELES     CA    90064      14.8750       04/22/96        205,000.00
    280001503855                       .0000       06/01/96            00
    4170478                            .0000       05/01/26            0
    0                                 5.3750       05/01/98        05/01/98
    862/824                           4.8750       06/01/98        06/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503858                           9.1250         65,000.00        100
    JOENAIDYS           SHAFREEL      9.1250         64,895.40         ZZ
    21333 SE FARISS ROAD              8.6250            528.87         1
                                     15.1250            528.87         61
    GRESHAM         OR    97030      14.6250       05/03/96        108,000.00
1


    280001503858                       .0000       07/01/96            00
    4182234                            .0000       06/01/26            0
    0                                 4.6250       06/01/98        06/01/98
    862/824                           4.1250       07/01/98        07/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503864                          10.1250        105,000.00        100
    SEVILLA             MARIA        10.1250        104,863.14         ZZ
    528 EAST 35TH STREET              9.6250            931.17         1
                                     16.1250            931.17         75
    LOS ANGELES     CA    90011      15.6250       05/07/96        141,000.00
    280001503864                       .0000       07/01/96            00
    4156691                            .0000       06/01/26            0
    0                                 6.1250       06/01/98        06/01/98
    862/824                           5.6250       07/01/98        07/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503866                           9.3750        264,000.00        100
    LANGLEY             STEVE         9.3750        263,460.42         ZZ
    2494 SHADY CREEK COURT            8.8750          2,195.82         1
                                     15.3750          2,195.82         80
    SANTA ROSA      CA    95404      14.8750       04/24/96        330,000.00
    280001503866                       .0000       06/01/96            00
    4040010                            .0000       05/01/26            0
    0                                 4.8750       05/01/98        05/01/98
    862/824                           4.3750       06/01/98        06/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1503874                           9.7500        168,750.00        100
    RACICOT             PETER         9.7500        168,591.90         ZZ
1


    536 HALIFAX LANE                  9.2500          1,449.82         1
                                     15.7500          1,449.82         90
    COPPELL         TX    75019      15.2500       06/10/96        187,500.00
    280001503874                       .0000       08/01/96            23
    16102324                           .0000       07/01/26            0
    0                                 5.3750       07/01/97        07/01/97
    051/824                           4.8750       08/01/97        08/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503878                          10.7500         68,250.00        100
    BEST                LEOLA        10.7500         68,198.38         ZZ
    250 MYRTLE STREET                10.2500            637.10         1
                                     16.7500            637.10         65
    VALLEY SPRINGS  CA    95252      16.2500       06/14/96        105,000.00
    280001503878                       .0000       08/01/96            00
    16102282                           .0000       07/01/26            0
    0                                 5.7500       07/01/99        07/01/99
    051/824                           5.2500       08/01/99        08/01/99
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503885                          10.3750        150,000.00        100
    ARMSTRONG           RALPH        10.3750        149,877.00         ZZ
    3720 152ND LANE NW                9.8750          1,358.11         1
                                     16.3750          1,358.11         75
    ANDOVER         MN    55304      15.8750       06/18/96        200,000.00
    280001503885                       .0000       08/01/96            00
    0410170971                         .0000       07/01/26            0
    0                                 5.2500       07/01/99        07/01/99
    E22/824                           4.7500       08/01/99        08/01/99
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1503887                           9.6250         92,000.00        100
    YOUSEF              NAZMI         9.6250         91,827.34         ZZ
    3814 SOUTH 59TH COURT             9.1250            781.99         1
                                     15.6250            781.99         80
    CICERO          IL    60650      15.1250       05/14/96        115,000.00
    280001503887                       .0000       07/01/96            00
    0410169783                         .0000       06/01/26            0
    0                                 6.1250       06/01/97        06/01/97
    E22/824                           5.6250       07/01/97        07/01/97
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503913                           9.8750        139,450.00        100
    ABRAHAM             DAVID         9.8750        139,258.33         ZZ
    5341 PREMEIRE AVENUE              9.3750          1,210.92         1
                                     15.8750          1,210.92         90
    LAKEWOOD        CA    90712      15.3750       05/06/96        154,950.00
    280001503913                       .0000       07/01/96            23
    DA4172474                          .0000       06/01/26            0
    0                                 5.6250       06/01/98        06/01/98
    862/824                           5.1250       07/01/98        07/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503917                           9.3750        278,100.00        100
    DILORETO            MICHAEL       9.3750        277,531.70         ZZ
    5651 DIABLO HILLS ROAD            8.8750          2,313.10         1
                                     15.3750          2,313.10         88
    TRES PINOS      CA    95075      14.8750       04/19/96        319,000.00
    280001503917                      9.3750       06/01/96            23
    DA4106522                         8.8750       05/01/26            0
    0                                 5.1250       05/01/97        05/01/97
    862/824                           4.6250       06/01/97        06/01/97
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503942                           8.8750        131,500.00        100
    AUGENSTEIN          HENRY         8.8750        131,277.18         ZZ
    1821 EAST ELM STREET              8.3750          1,046.28         1
                                     14.8750          1,046.28         74
    ANAHEIM         CA    92805      14.3750       05/08/96        180,000.00
    280001503942                       .0000       07/01/96            00
    DA4157293                          .0000       06/01/26            0
    0                                 5.0000       06/01/98        06/01/98
    862/824                           4.5000       07/01/98        07/01/98
      25                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503964                           8.6250        152,800.00        100
    KENNY               PATRICK       8.6250        152,527.38         ZZ
    23846 CORONEL DRIVE               8.1250          1,188.47         1
                                     14.6250          1,188.47         80
    MISSION VIEJO   CA    92691      14.1250       05/07/96        191,000.00
    280001503964                      8.6250       07/01/96            00
    DA4156915                         8.1250       06/01/26            0
    0                                 5.0000       06/01/97        06/01/97
    862/824                           4.5000       07/01/97        07/01/97
      45                              8.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503968                          10.3750        117,000.00        100
    RODGERS             CHARLES      10.3750        116,905.04         ZZ
    17167 WATERLOO RD                 9.8750          1,059.33         1
                                     16.3750          1,059.33         81
    AMISSVILLE      VA    22002      15.8750       06/27/96        144,500.00
    280001503968                     10.3750       08/01/96            23
    2440832                           9.8750       07/01/26            0
    0                                 5.5000       07/01/97        07/01/97
    B75/824                           5.0000       08/01/97        08/01/97
      45                             10.3750          .0000           .0000
    A                                12.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1503974                           9.8750        140,630.00        100
    MAHONEY             KEVIN         9.8750        140,436.73         ZZ
    2130 WOODSCAPE COURT SE           9.3750          1,221.16         1
                                     15.8750          1,221.16         85
    SALEM           OR    97306      15.3750       05/08/96        165,450.00
    280001503974                       .0000       07/01/96            23
    DA4181376                          .0000       06/01/26            0
    0                                 5.5000       06/01/98        06/01/98
    862/824                           5.0000       07/01/98        07/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504013                          10.1250        172,800.00        100
    JONES               JOHN         10.1250        172,574.82         ZZ
    582 WEST 860 NORTH                9.6250          1,532.43         1
                                     16.1250          1,532.43         90
    AMERICAN FORK   UT    84003      15.6250       05/10/96        192,000.00
    280001504013                       .0000       07/01/96            23
    DA4147047                          .0000       06/01/26            0
    0                                 5.2500       06/01/98        06/01/98
    862/824                           4.7500       07/01/98        07/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504016                           9.0000        189,900.00        100
    WAEYENBERGH         LUCIEN        9.0000        189,586.47         ZZ
    5891 PAR CIRCLE                   8.5000          1,527.98         1
                                     16.0000          1,527.98         90
    HUNTINGTON BEA  CA    92649      15.5000       05/13/96        211,000.00
    280001504016                       .0000       07/01/96            23
    DA4199493                          .0000       06/01/26            0
    0                                 5.3750       12/01/96        12/01/96
1


    862/824                           4.8750       01/01/97        01/01/97
      25                              9.0000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504017                           9.8750        245,700.00        100
    KHATIB              SAID          9.8750        245,362.32         ZZ
    8325 EAST SHINING STAR COURT      9.3750          2,133.54         1
                                     15.8750          2,133.54         90
    ANAHEIM         CA    92808      15.3750       05/01/96        273,000.00
    280001504017                       .0000       07/01/96            23
    DA4153763                          .0000       06/01/26            0
    0                                 5.6250       06/01/98        06/01/98
    862/824                           5.1250       07/01/98        07/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504018                          10.3750        284,750.00        100
    GROVES              WILLIAM      10.3750        284,398.22         ZZ
    455 S FRANCES STREET              9.8750          2,578.15         1
                                     16.3750          2,578.15         85
    SUNNYVALE       CA    94086      15.8750       04/23/96        335,000.00
    280001504018                       .0000       07/01/96            23
    DA4026522                          .0000       06/01/26            0
    0                                 6.0000       06/01/98        06/01/98
    862/824                           5.5000       07/01/98        07/01/98
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504019                           9.8750        162,000.00        100
    OZUNA               EVANGELIN     9.8750        161,777.35         ZZ
    705 SOUTHBROOK AVENUE             9.3750          1,406.73         1
                                     15.8750          1,406.73         90
    LOMPOC          CA    93436      15.3750       05/07/96        180,000.00
1


    280001504019                       .0000       07/01/96            23
    DA4213559                          .0000       06/01/26            0
    0                                 5.6250       06/01/98        06/01/98
    862/824                           5.1250       07/01/98        07/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504020                           9.8750        123,750.00        100
    PEREZ               DANIEL        9.8750        123,579.90         ZZ
    160 EAST CEDAR CREEK ROAD         9.3750          1,074.59         1
                                     15.8750          1,074.59         90
    SAN DIMAS       CA    91773      15.3750       05/10/96        137,500.00
    280001504020                       .0000       07/01/96            23
    DA4173258                          .0000       06/01/26            0
    0                                 5.6250       06/01/98        06/01/98
    862/824                           5.1250       07/01/98        07/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504105                          10.3750         84,000.00        100
    BONSER              MARTA        10.3750         83,825.50         ZZ
    1208 POPLAR STREET                9.8750            760.55         1
                                     16.3750            760.55         72
    KELIM           CO    80537      15.8750       03/06/96        117,500.00
    280001504105                     10.3750       05/01/96            00
    262469                            9.8750       04/01/26            0
    0                                 5.7500       10/01/96        10/01/96
    921/824                           5.2500       11/01/96        11/01/96
      25                             10.3750          .0000           .0000
    A                                11.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504121                           9.1250        184,500.00        100
    WESTGARD            CARL          9.1250        184,001.52         ZZ
1


    2049 CRESTVUE CIRCLE              8.6250          1,501.16         1
                                     15.1250          1,501.16         90
    GOLDEN          CO    80401      14.6250       03/20/96        205,000.00
    280001504121                      9.1250       05/01/96            23
    261230                            8.6250       04/01/26            0
    0                                 4.1250       10/01/96        10/01/96
    921/824                           3.6250       11/01/96        11/01/96
      25                              9.1250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504126                           9.2500        108,750.00        100
    MILLER              DAVID        10.2500        108,405.14         ZZ
    408 LAKE VIEW DRIVE               9.7500            894.66         1
                                     15.2500            973.92         75
    ALMA            CO    80420      14.7500       03/01/96        145,000.00
    280001504126                      9.2500       04/01/96            00
    262170                            8.7500       03/01/26            0
    0                                 4.7500       09/01/96        03/01/97
    921/824                           4.2500       10/01/96        04/01/97
      25                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504134                           9.7500        396,000.00        100
    PHILIP              LOWELL       10.7500        394,868.68         ZZ
    38 MOUNTAIN LAUREL DRIVE         10.2500          3,402.26         1
                                     15.7500          3,694.56         88
    LITTLETON       CO    80127      15.2500       02/15/96        450,000.00
    280001504134                      9.7500       04/01/96            23
    261297                            9.2500       03/01/26            0
    0                                 4.7500       09/01/96        03/01/97
    921/824                           4.2500       10/01/96        04/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1




    1504152                          11.5000         53,400.00        100
    HARRIS              TERRY        12.5000         53,295.10         ZZ
    1905 FOOTHILLS DRIVE             12.0000            528.82         1
                                     17.5000            569.69         60
    FRANCIS         UT    84036      17.0000       02/23/96         89,000.00
    280001504152                     11.5000       04/01/96            00
    262147                           11.0000       03/01/26            0
    0                                 6.8750       09/01/96        03/01/97
    921/824                           6.3750       10/01/96        04/01/97
      25                             11.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504160                           9.8750        157,950.00        100
    RICHARDSON          BRIAN         9.8750        157,805.89         ZZ
    16056 NE 185TH STREET             9.3750          1,371.56         1
                                     15.8750          1,371.56         90
    WOODINVILLE     WA    98072      15.3750       06/13/96        175,500.00
    280001504160                       .0000       08/01/96            23
    5229680                            .0000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    950/824                           5.2500       02/01/97        02/01/97
      25                              8.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504161                           9.5000        138,400.00        100
    WATSON              DALTON        9.5000        138,331.93         ZZ
    12 HENRY STREET                   9.0000          1,163.74         1
                                     15.5000          1,163.74         80
    VALLEY STREAM   NY    11580      15.0000       07/17/96        173,000.00
    280001504161                       .0000       09/01/96            00
    12345                              .0000       08/01/26            0
    0                                 4.5000       08/01/97        08/01/97
    705/824                           4.0000       09/01/97        09/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504172                          12.6250         95,200.00        100
    CARTER              JOSEPH       12.6250         95,128.18         ZZ
    2972 HANFORD COURT               12.1250          1,025.27         1
                                     18.6250          1,025.27         80
    FAIRFIELD       CA    94533      18.1250       05/14/96        119,000.00
    280001504172                     12.6250       07/01/96            00
    2601540                          12.1250       06/01/26            0
    0                                 7.3750       06/01/99        06/01/99
    B75/824                           6.8750       07/01/99        07/01/99
      25                             12.6250          .0000           .0000
    A                                15.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504200                           9.3750        110,660.00        100
     ALLEN              SANDRA       10.3750        110,318.03         ZZ
    11231 WINONA COURT                9.8750            920.42         1
                                     15.3750          1,001.33         80
    WESTMINSTER     CO    80030      14.8750       02/29/96        138,309.00
    280001504200                      9.3750       04/01/96            23
    262402                            8.8750       03/01/26            0
    0                                 5.5000       09/01/96        03/01/97
    921/824                           5.0000       10/01/96        04/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1504206                           9.3750         99,750.00        100
    BEAVER              ALTA          9.3750         99,546.09         ZZ
    4200 AMMONS STREET                8.8750            829.68         1
                                     15.3750            829.68         75
    WHEAT RIDGE     CO    80033      14.8750       04/25/96        133,000.00
    280001504206                      9.3750       06/01/96            00
    264101                            8.8750       05/01/26            0
    0                                 6.0000       11/01/96        11/01/96
    921/824                           5.5000       12/01/96        12/01/96
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504215                          11.1250         93,450.00        100
    TUCKER              DEBORAH      11.1250         93,318.46         T
    140 JUNE AVENUE                  10.6250            898.79         1
                                     17.1250            898.79         70
    RIFLE           CO    81650      16.6250       04/19/96        133,500.00
    280001504215                     11.1250       06/01/96            00
    263525                           10.6250       05/01/26            0
    0                                 6.2500       11/01/96        11/01/96
    921/824                           5.7500       12/01/96        12/01/96
      25                             11.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504233                          10.8750         90,000.00        100
    BURNETT             AVIS         10.8750         89,832.06         ZZ
    851 EUCLID AVENUE                10.3750            848.61         1
                                     16.8750            848.61         30
    BOULDER         CO    80302      16.3750       03/21/96        306,000.00
    280001504233                     10.8750       05/01/96            00
    262956                           10.3750       04/01/26            0
    0                                 6.6250       10/01/96        10/01/96
    921/824                           6.1250       11/01/96        11/01/96
      25                             10.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504256                           9.0000        115,900.00        100
    WEISS               DAVID         9.0000        115,643.89         ZZ
    7015 EAST NEWHALL DRIVE           8.5000            932.56         1
                                     15.0000            932.56         80
    HIGHLANDS RANC  CO    80126      14.5000       04/23/96        144,900.00
    280001504256                      9.0000       06/01/96            00
    264499                            8.5000       05/01/26            0
    0                                 5.7500       11/01/96        11/01/96
1


    921/824                           5.2500       12/01/96        12/01/96
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504267                          11.0000         70,000.00        100
    JORDAN              JOHN         11.0000         69,924.43         ZZ
    23755 BLUESTEM DRIVE             10.5000            666.63         1
                                     17.0000            666.63         36
    GOLDEN          CO    80401      16.5000       05/28/96        195,000.00
    265512                           11.0000       07/01/96            00
    265512                           10.5000       06/01/26            0
    0                                 6.1250       06/01/99        06/01/99
    921/921                           5.6250       07/01/99        07/01/99
      25                             11.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504304                          10.1250        367,000.00        100
    DANNAHOWER          WILLIAM      10.1250        366,359.64         ZZ
    6274 NORTH BELMONT WAY            9.6250          3,254.64         1
                                     16.1250          3,254.64         88
    PARKER          CO    80134      15.6250       04/23/96        420,000.00
    280001504304                     10.1250       06/01/96            23
    263285                            9.6250       05/01/26            0
    0                                 6.0000       11/01/96        11/01/96
    921/824                           5.5000       12/01/96        12/01/96
      25                             10.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504413                          10.3750        155,920.00        100
    SOUCIE              LISA         10.3750        155,662.03         ZZ
    1151 RUBY NELSON COURT            9.8750          1,411.72         1
                                     16.3750          1,411.72         80
    LAWRENCEVILLE   GA    30243      15.8750       04/23/96        196,000.00
1


    280001504413                     10.3750       06/01/96            00
    295790                            9.8750       05/01/26            0
    0                                 6.5000       11/01/96        11/01/96
    921/824                           6.0000       12/01/96        12/01/96
      25                             10.3750          .0000           .0000
    A                                11.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1504418                           8.3750        399,750.00        100
    SULLIVAN            ARTHUR        8.3750        398,490.19         ZZ
    323 PARKVIEW AVENUE               7.8750          3,038.39         1
                                     14.3750          3,038.39         65
    GOLDEN          CO    80401      13.8750       03/27/96        615,000.00
    280001504418                      8.3750       05/01/96            00
    502344                            7.8750       04/01/26            0
    0                                 5.1250       10/01/96        10/01/96
    921/824                           4.6250       11/01/96        11/01/96
      25                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504430                           9.7500        416,000.00        100
    GUHL                BRIAN         9.7500        415,013.70         ZZ
    21097 E NICHOLS PARKWAY           9.2500          3,574.08         1
                                     15.7500          3,574.08         70
    AURORA          CO    80016      15.2500       03/14/96        595,000.00
    280001504430                      9.7500       05/01/96            00
    503011                            9.2500       04/01/26            0
    0                                 5.2500       10/01/96        10/01/96
    921/824                           4.7500       11/01/96        11/01/96
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504437                           9.8750        231,750.00        100
    CARTER              ARTHUR        9.8750        231,214.80         ZZ
1


    104 FLINTSHIRE WAY                9.3750          2,012.40         1
                                     15.8750          2,012.40         90
    COPPELL         TX    75019      15.3750       03/01/96        257,534.00
    280001504437                      9.8750       05/01/96            23
    502575                            9.3750       04/01/26            0
    0                                 4.8750       10/01/96        10/01/96
    921/824                           4.3750       11/01/96        11/01/96
      25                              9.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504443                           8.7500        103,850.00        100
    PTASZYNSKI          FRANK         8.7500        103,730.05         ZZ
    8610 LUGANO ROAD                  8.2500            816.99         1
                                     14.7500            816.99         90
    RANDALLSTOWN    MD    21133      14.2500       06/12/96        115,400.00
    280001504443                       .0000       08/01/96            23
    7050016                            .0000       07/01/26            0
    0                                 5.3750       01/01/97        01/01/97
    696/824                           4.8750       02/01/97        02/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504481                          10.6250         94,500.00        100
    DANG                QUAY         10.6250         94,426.56         ZZ
    481 EDWARD COURT                 10.1250            873.27         1
                                     16.6250            873.27         90
    MARIETTA        GA    30066      16.1250       06/19/96        105,000.00
    280001504481                       .0000       08/01/96            23
    1234                               .0000       07/01/26            0
    0                                 5.7500       07/01/99        07/01/99
    A52/824                           5.2500       08/01/99        08/01/99
      25                              7.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1504486                           9.5000        126,750.00        100
    PEINADO             ALEJANDRO     9.5000        126,687.66         ZZ
    2702-2706 JOHNSTON STREET         9.0000          1,065.78         2
                                     15.5000          1,065.78         75
    LOS ANGELES     CA    90031      15.0000       07/19/96        170,000.00
    280001504486                       .0000       09/01/96            00
    96053101                           .0000       08/01/26            0
    0                                 5.2500       08/01/97        08/01/97
    F05/824                           4.7500       09/01/97        09/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504489                           9.8750        149,900.00        100
    PARK                CHONG         9.8750        149,763.24         ZZ
    8834 MARGATE COURT                9.3750          1,301.65         1
                                     15.8750          1,301.65         85
    BALTIMORE       MD    21208      15.3750       06/28/96        177,000.00
    280001504489                      9.8750       08/01/96            23
    B7500                             9.3750       07/01/26            0
    0                                 5.2500       07/01/97        07/01/97
    B75/824                           4.7500       08/01/97        08/01/97
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504523                           9.6250        148,000.00        100
    GAUL                PETER         9.6250        147,785.59         ZZ
    2414 FLAGLER AVENUE               9.1250          1,257.98         1
                                     15.6250          1,257.98         80
    KEY WEST        FL    33040      15.1250       06/07/96        185,000.00
    280001504523                       .0000       07/01/96            00
    0410188312                         .0000       06/01/26            0
    0                                 4.8750       12/01/96        12/01/96
    E22/824                           4.3750       01/01/97        01/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504554                           8.8750        115,000.00        100
    HAHN                ERWIN         8.8750        114,870.58         ZZ
    11938 KAEDING                     8.3750            914.99         1
                                     14.8750            914.99         73
    BRUCE TWP       MI    48065      14.3750       06/14/96        158,400.00
    280001504554                       .0000       08/01/96            00
    041014774                          .0000       07/01/26            0
    0                                 4.7500       01/01/97        01/01/97
    E22/824                           4.2500       02/01/97        02/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504555                          10.0000         80,600.00        100
    EDRINGTON           CHES         10.0000         80,528.39         ZZ
    2089 WEST 7560 SOUTH              9.5000            707.32         1
                                     16.0000            707.32         75
    WEST JORDAN     UT    84084      15.5000       06/11/96        107,500.00
    280001504555                       .0000       08/01/96            00
    0410178636                         .0000       07/01/26            0
    0                                 5.0000       07/01/99        07/01/99
    E22/824                           4.5000       08/01/99        08/01/99
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504569                           9.6250        135,800.00        100
    GONZALES            GILBERT       9.6250        135,669.34         ZZ
    5189 HAROLD STREET                9.1250          1,154.29         1
                                     15.6250          1,154.29         65
    NORTH LAS VEGA  NV    89031      15.1250       06/13/96        210,000.00
    280001504569                       .0000       08/01/96            00
    1234                               .0000       07/01/26            0
    0                                 4.8750       01/01/97        01/01/97
    A07/824                           4.3750       02/01/97        02/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504627                           9.3750         97,200.00        100
    RICHARDSON          LARRY         9.3750         96,950.65         ZZ
    714 GATEWAY DRIVE                 8.8750            808.47         1
                                     15.3750            808.47         90
    LAKE CHARLES    LA    70611      14.8750       03/08/96        109,000.00
    280001504627                      9.3750       05/01/96            23
    295105                            8.8750       04/01/26            0
    0                                 5.1250       10/01/96        10/01/96
    921/824                           4.6250       11/01/96        11/01/96
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504629                          11.3750         67,000.00        100
    FARRELL             DOLORES      12.3750         66,864.72         ZZ
    2 MIFFLIN DRIVE                  11.8750            657.12         1
                                     17.3750            708.28         33
    NORTH ANDOVER   MA    01845      16.8750       02/26/96        207,000.00
    280001504629                     11.3750       04/01/96            00
    408153                           10.8750       03/01/26            0
    0                                 7.1250       09/01/96        03/01/97
    921/824                           6.6250       10/01/96        04/01/97
      25                             11.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504634                          10.0000         68,000.00        100
    HILL                ROBERT       10.0000         67,878.16         ZZ
    592 LAUREL STREET                 9.5000            596.75         1
                                     16.0000            596.75         85
    EAST HAVEN      CT    06512      15.5000       04/26/96         80,000.00
    280001504634                     10.0000       06/01/96            23
    409508                            9.5000       05/01/26            0
    0                                 5.6250       11/01/96        11/01/96
1


    921/824                           5.1250       12/01/96        12/01/96
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504639                          11.2500        100,000.00        100
    SILK                CHARLES      11.2500         99,827.95         ZZ
    38 PASSARO DRIVE                 10.7500            971.27         1
                                     17.2500            971.27         67
    EAST HARTFORD   CT    06118      16.7500       03/15/96        150,000.00
    280001504639                     11.2500       05/01/96            00
    408377                           10.7500       04/01/26            0
    0                                 6.6250       10/01/96        10/01/96
    921/824                           6.1250       11/01/96        11/01/96
      25                             11.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504641                          10.5000        155,550.00        100
    MARTIN              JIMMIE       10.5000        155,299.45         ZZ
    2450 TERRACE                     10.0000          1,422.88         4
                                     16.5000          1,422.88         85
    LYNWOOD         IL    60411      16.0000       04/25/96        183,000.00
    280001504641                     10.5000       06/01/96            23
    503300                           10.0000       05/01/26            0
    0                                 6.3750       11/01/96        11/01/96
    921/824                           5.8750       12/01/96        12/01/96
      25                             10.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504669                          10.1250        276,250.00        100
    DAVIS               VANESSA      10.1250        275,644.92         ZZ
    1 CAMISA CIRCLE                   9.6250          2,449.85         1
                                     16.1250          2,449.85         84
    OAKLAND         CA    94605      15.6250       03/11/96        330,000.00
1


    280001504669                     10.1250       05/01/96            23
    295196                            9.6250       04/01/26            0
    0                                 5.3750       10/01/96        10/01/96
    921/824                           4.8750       11/01/96        11/01/96
      25                             10.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504698                           8.6250        198,000.00        100
    OBERHAUS            PAUL          8.6250        197,327.77         ZZ
    127 ROPER COURT                   8.1250          1,540.03         1
                                     15.6250          1,540.03         90
    ENCINITAS       CA    92024      15.1250       03/19/96        220,000.00
    280001504698                       .0000       05/01/96            23
    DA4125225                          .0000       04/01/26            0
    0                                 4.6250       10/01/96        10/01/96
    862/824                           4.1250       11/01/96        11/01/96
      25                              8.6250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504712                          10.5000         85,000.00        100
    BELLEVILLE JR       ARTHUR       10.5000         84,863.09         ZZ
    48 GROVE STREET                  10.0000            777.53         1
                                     16.5000            777.53         63
    PLYMPTON        MA    02367      16.0000       04/30/96        135,000.00
    280001504712                     10.5000       06/01/96            00
    409326                           10.0000       05/01/26            0
    0                                 7.1250       11/01/96        11/01/96
    921/824                           6.6250       12/01/96        12/01/96
      25                             10.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504714                          10.2500         40,000.00        100
    JENKINS, JR.        THOMAS       10.2500         39,914.64         ZZ
1


    19 JEREMY PLACE UNIT #19          9.7500            358.45         1
                                     16.2500            358.45         43
    NASHUA          NH    03060      15.7500       03/28/96         95,000.00
    280001504714                     10.2500       05/01/96            00
    408245                            9.7500       04/01/26            0
    0                                 5.7500       10/01/96        10/01/96
    921/824                           5.2500       11/01/96        11/01/96
      25                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1504723                          10.5000         82,400.00        100
    BEEDE               CHERYL       10.5000         82,233.35         ZZ
    23 ROCKLAND ROAD                 10.0000            753.75         1
                                     16.5000            753.75         77
    AUBURN          MA    01501      16.0000       03/27/96        107,000.00
    280001504723                     10.5000       05/01/96            00
    408211                           10.0000       04/01/26            0
    0                                 5.6250       10/01/96        10/01/96
    921/824                           5.1250       11/01/96        11/01/96
      25                             10.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504735                          12.0000         90,000.00        100
    GILBERT             RODERICK     12.0000         89,948.24         ZZ
    928 TYRELL DR.                   11.5000            925.75         1
                                     18.0000            925.75         75
    AUSTELL         GA    30001      17.5000       06/24/96        120,000.00
    280001504735                     12.0000       08/01/96            23
    92200                            11.5000       07/01/26            0
    0                                 6.8750       07/01/99        07/01/99
    922/824                           6.3750       08/01/99        08/01/99
      25                             12.0000          .0000           .0000
    A                                15.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1504737                           9.0000        231,800.00        100
    MARIN               JESUS         9.0000        231,673.38         ZZ
    4074 OVERCREST DRIVE              8.5000          1,865.12         1
                                     15.0000          1,865.12         83
    WHITTIERBAR     CA    90601      14.5000       07/26/96        281,000.00
    280001504737                       .0000       09/01/96            23
    R6052001                           .0000       08/01/26            0
    0                                 5.0000       08/01/97        08/01/97
    F05/824                           4.5000       09/01/97        09/01/97
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504738                          10.5000         63,900.00        100
    GROLEAU             GREGORY      10.5000         63,849.52         ZZ
    1260 PIONEER CIRCLE              10.0000            584.52         1
                                     16.5000            584.52         90
    WATKINSVILLE    GA    30677      16.0000       06/19/96         71,000.00
    280001504738                       .0000       08/01/96            23
    30677                              .0000       07/01/26            0
    0                                 2.0000       07/01/97        07/01/97
    896/824                           1.5000       08/01/97        08/01/97
      45                              8.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504749                          11.0000        201,150.00        100
    CLARITY             ELIZABETH    11.0000        201,005.89         ZZ
    10736 FARRAGUT DRIVE             10.5000          1,915.60         1
                                     17.0000          1,915.60         90
    CULVER          CA    90230      16.5000       06/21/96        223,500.00
    280001504749                       .0000       08/01/96            23
    0410147649                         .0000       07/01/26            0
    0                                 5.7500       07/01/99        07/01/99
    E22/824                           5.2500       08/01/99        08/01/99
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504814                           9.8750        243,800.00        100
    JAMES               ROBERT        9.8750        243,464.97         ZZ
    3502 WILLIAMSBURG ROAD            9.3750          2,117.03         1
                                     15.8750          2,117.03         90
    DAVIDSONVILLE   MD    21035      15.3750       05/23/96        270,900.00
    280001504814                       .0000       07/01/96            23
    7010005                            .0000       06/01/26            0
    0                                 6.0000       06/01/99        06/01/99
    696/824                           5.5000       07/01/99        07/01/99
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504843                          10.1250        128,000.00        100
    ISAACSON            SUSAN        10.1250        127,944.87         ZZ
    5423 CHARLES ST                   9.6250          1,135.13         1
                                     16.1250          1,135.13         80
    RACINE          WI    53402      15.6250       07/03/96        160,000.00
    280001504843                       .0000       09/01/96            00
    0410171292                         .0000       08/01/26            0
    0                                 4.8750       08/01/97        08/01/97
    E22/824                           4.3750       09/01/97        09/01/97
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504845                           9.1250         84,750.00        100
    GIGLIOTTI           WILLIAM       9.1250         84,659.46         ZZ
    1106 BENJAMIN AVE                 8.6250            689.55         1
                                     15.1250            689.55         75
    SPRING GROVE    IL    60081      14.6250       06/20/96        113,000.00
    280001504845                       .0000       08/01/96            00
    0410170682                         .0000       07/01/26            0
    0                                 4.3750       01/01/97        01/01/97
    E22/824                           3.8750       02/01/97        02/01/97
      25                              8.1250          .0000           .0000
    A                                10.1250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1504848                           9.8750        120,000.00        100
    HOLDSWORTH          DAVID         9.8750        119,890.51         ZZ
    875 LARCHMONT LANE                9.3750          1,042.02         1
                                     15.8750          1,042.02         34
    LAKE FOREST     IL    60045      15.3750       06/28/96        362,000.00
    280001504848                       .0000       08/01/96            00
    0410171151                         .0000       07/01/26            0
    0                                 5.0000       07/01/97        07/01/97
    E22/824                           4.5000       08/01/97        08/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1504851                           9.7500        131,400.00        100
    GARDNER JR          DAVID         9.7500        131,276.89         ZZ
    2434 KALMIA STREET                9.2500          1,128.93         1
                                     15.7500          1,128.93         90
    EUGENE          OR    97404      15.2500       06/17/96        146,000.00
    280001504851                       .0000       08/01/96            23
    0410111876                         .0000       07/01/26            0
    0                                 5.7500       07/01/99        07/01/99
    E22/824                           5.2500       08/01/99        08/01/99
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504852                          10.6250         93,600.00        100
    WILSON              STUART       10.6250         93,563.79         ZZ
    7727 ELI GAP ROAD                10.1250            864.96         1
                                     16.6250            864.96         80
    POLSON          MT    59860      16.1250       07/03/96        117,000.00
    0410111892                         .0000       09/01/96            00
    0410111892                         .0000       08/01/26            0
    0                                 5.5000       08/01/99        08/01/99
1


    E22/824                           5.0000       09/01/99        09/01/99
      25                              7.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504892                          10.7500         48,750.00        100
    ELROD               ANTHONY      10.7500         48,713.10         T
    11020 NORTH SHORE DRIVE          10.2500            455.08         1
                                     16.7500            455.08         75
    UNIONVILLE      IN    47468      16.2500       06/14/96         65,000.00
    280001504892                       .0000       08/01/96            00
    0410179329                         .0000       07/01/26            0
    0                                 4.3750       07/01/97        07/01/97
    E22/824                           3.8750       08/01/97        08/01/97
      45                              8.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504897                           8.7500        171,000.00        100
    JOHNSON             MICHAEL       8.7500        170,702.67         ZZ
    537 HAMPTON DRIVE                 8.2500          1,345.26         1
                                     14.7500          1,345.26         90
    BIRMINGHAM      AL    35209      14.2500       05/17/96        190,000.00
    280001504897                       .0000       07/01/96            10
    2784171                            .0000       06/01/26           25
    0                                 3.1250       06/01/97        06/01/97
    757/824                           2.6250       07/01/97        07/01/97
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504965                           9.1250        157,050.00        100
    DIAZ                ISABEL        9.1250        156,882.21         ZZ
    1469 LOCHNER DRIVE                8.6250          1,277.81         1
                                     15.1250          1,277.81         90
    SAN JOSE        CA    95127      14.6250       06/11/96        174,500.00
1


    280001504965                       .0000       08/01/96            23
    20111932                           .0000       07/01/26            0
    0                                 5.3750       01/01/97        01/01/97
    051/824                           4.8750       02/01/97        02/01/97
      25                              8.1250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504973                           9.7500         40,850.00        100
    SHAVANDY            MAJID         9.7500         40,611.71         ZZ
    709 EAST MARVIN AVENUE            9.2500            350.97         1
                                     15.7500            350.97         75
    WAXAHACHIE      TX    75165      15.2500       06/18/96         54,500.00
    280001504973                      9.7500       08/01/96            00
    2202133                           9.2500       07/01/26            0
    0                                 4.6250       01/01/97        01/01/97
    664/824                           4.1250       02/01/97        02/01/97
      25                              8.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504976                           8.3750         50,000.00        100
    D'APRILE            ELIZABETH     8.3750         49,906.09         ZZ
    12747 SOUTH 83RD COURT            7.8750            380.04         1
                                     14.3750            380.04         19
    PALOS PARK      IL    60464      13.8750       05/29/96        275,000.00
    280001504976                       .0000       07/01/96            00
    A0200                              .0000       06/01/26            0
    0                                 4.1250       06/01/97        06/01/97
    A02/824                           3.6250       07/01/97        07/01/97
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504978                           8.5000        218,000.00        100
    WILSON              THOMAS        8.5000        217,734.93         ZZ
1


    1827 MOUNTAIN SHADOW              8.0000          1,676.23         1
                                     14.5000          1,676.23         72
    STONE MOUNTAIN  GA    30087      14.0000       06/14/96        305,000.00
    280001504978                      8.5000       08/01/96            00
    960497                            8.0000       07/01/26            0
    0                                 5.1250       01/01/97        01/01/97
    922/824                           4.6250       02/01/97        02/01/97
      25                              8.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504982                          10.2500         93,000.00        100
    SAPONTE             EMANUEL      10.2500         92,882.01         ZZ
    UNIT #17 15-17 GORDON STREET      9.7500            833.37         1
                                     16.2500            833.37         60
    ALLSTON         MA    02134      15.7500       05/24/96        155,000.00
    280001504982                       .0000       07/01/96            00
    51006017                           .0000       06/01/26            0
    0                                 6.6250       12/01/96        12/01/96
    B68/824                           6.1250       01/01/97        01/01/97
      25                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1504984                           9.9500        425,000.00        100
    PETERSON            RICHARD       9.9500        424,425.16         ZZ
    5301 SOUTH RACE STREET            9.4500          3,713.99         1
                                     15.9500          3,713.99         85
    GREENWOOD VILL  CO    80121      15.4500       05/24/96        500,000.00
    265736                            9.9500       07/01/96            23
    265736                            9.4500       06/01/26            0
    0                                 5.0000       06/01/98        06/01/98
    921/921                           4.5000       07/01/98        07/01/98
      25                              9.9500          .0000           .0000
    A                                12.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1504989                          10.8750        155,950.00        100
    DEVEAU              LEONARD      10.8750        155,777.00         ZZ
    39 HAMLIN AVENUE                 10.3750          1,470.44         1
                                     16.8750          1,470.44         85
    MEDFORD         MA    02155      16.3750       05/07/96        183,500.00
    280001504989                       .0000       07/01/96            23
    41006064                           .0000       06/01/26            0
    0                                 7.2500       12/01/96        12/01/96
    B68/824                           6.7500       01/01/97        01/01/97
      25                             10.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504990                           9.3750         87,100.00        100
    LLUKAN              ALEXANDER     9.3750         86,967.01         ZZ
    4 LESLIE LANE                     8.8750            724.45         1
                                     15.3750            724.45         80
    NASHUA          NH    03062      14.8750       05/30/96        108,900.00
    280001504990                       .0000       07/01/96            00
    51006068                           .0000       06/01/26            0
    0                                 5.7500       12/01/96        12/01/96
    B68/824                           5.2500       01/01/97        01/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504994                          10.2500        161,250.00        100
    NELSON              FILBERT      10.2500        161,045.40         ZZ
    24 BIG BLUE DIRVE                 9.7500          1,444.96         1
                                     16.2500          1,444.96         75
    MILTON          MA    02186      15.7500       05/30/96        215,000.00
    280001504994                       .0000       07/01/96            00
    41016080                           .0000       06/01/26            0
    0                                 6.5000       12/01/96        12/01/96
    B68/824                           6.0000       01/01/97        01/01/97
      25                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1504997                          11.3750         50,000.00        100
    DONAHUE             PATRICIA     11.3750         49,950.26         ZZ
    360 LITTLETON ROAD UNIT A23      10.8750            490.38         1
                                     17.3750            490.38         58
    CHELMSFORD      MA    01824      16.8750       05/31/96         87,000.00
    280001504997                       .0000       07/01/96            00
    41016006                           .0000       06/01/26            0
    0                                 8.3750       12/01/96        12/01/96
    B68/824                           7.8750       01/01/97        01/01/97
      25                             11.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1505001                           8.8750        252,800.00        100
    MILNES              RUSSELL       8.8750        252,371.66         ZZ
    325 IPSWICH ROAD                  8.3750          2,011.39         1
                                     14.8750          2,011.39         80
    BOXFORD         MA    01921      14.3750       05/17/96        316,000.00
    280001505001                       .0000       07/01/96            00
    51006031                           .0000       06/01/26            0
    0                                 5.2500       12/01/96        12/01/96
    B68/824                           4.7500       01/01/97        01/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505011                          10.8750         68,250.00        100
    NOTA JR             THOMAS       10.8750         68,174.29         ZZ
    858 SARATOGA STREET              10.3750            643.52         2
                                     16.8750            643.52         65
    EAST BOSTON     MA    02128      16.3750       05/21/96        105,000.00
    280001505011                       .0000       07/01/96            00
    41016083                           .0000       06/01/26            0
    0                                 7.8750       12/01/96        12/01/96
    B68/824                           7.3750       01/01/97        01/01/97
      25                             10.8750          .0000           .0000
    A                                11.8750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505025                          11.1250         79,950.00        100
    HADDAD              OLIVE        11.1250         79,866.01         ZZ
    23 YEOMANS ROAD                  10.6250            768.94         1
                                     17.1250            768.94         65
    COLUMBIA        CT    06237      16.6250       05/17/96        123,000.00
    280001505025                       .0000       07/01/96            00
    51006023                           .0000       06/01/26            0
    0                                 7.0000       12/01/96        12/01/96
    B68/824                           6.5000       01/01/97        01/01/97
      25                             11.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505037                          11.0000        125,000.00        100
    GREGORY             ROGER        11.0000        124,955.42         ZZ
    9 OVERLOOK ROAD                  10.5000          1,190.41         1
                                     17.0000          1,190.41         49
    NORWALK         CT    06851      16.5000       07/10/96        260,000.00
    280001505037                       .0000       09/01/96            00
    12345                              .0000       08/01/26            0
    0                                 6.7500       09/01/99        09/01/99
    873/824                           6.2500       10/01/99        10/01/99
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505071                           9.0000        139,000.00        100
    KRASTEL             DAVID         9.0000        138,692.84         ZZ
    79205 LATIGO CIRCLE               8.5000          1,118.43         1
                                     15.0000          1,118.43         75
    LA QUINTA       CA    92253      14.5000       04/24/96        185,460.00
    280001505071                      9.0000       06/01/96            00
    47026025                          8.5000       05/01/26            0
    0                                 6.5000       11/01/96        11/01/96
1


    B68/824                           6.0000       12/01/96        12/01/96
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505078                          10.5000        139,000.00        100
    BEERS               LEWIS        10.5000        138,776.10         ZZ
    39 PARK STREET                   10.0000          1,271.49         1
                                     16.5000          1,271.49         65
    PEPPERELL       MA    01463      16.0000       05/06/96        214,000.00
    280001505078                       .0000       06/01/96            00
    41006063                           .0000       05/01/26            0
    0                                 7.2500       11/01/96        11/01/96
    B68/824                           6.7500       12/01/96        12/01/96
      25                             10.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505101                           9.0000        110,000.00        100
    SCHWEIZER           RICHARD       9.0000        109,818.38         T
    25 COCHECO AVENUE                 8.5000            885.09         1
                                     15.0000            885.09         69
    BRANFORD        CT    06405      14.5000       05/31/96        160,000.00
    410050                            9.0000       07/01/96            00
    410050                            8.5000       06/01/26            0
    0                                 4.5000       06/01/98        06/01/98
    921/921                           4.0000       07/01/98        07/01/98
      25                              9.0000          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505105                          10.7500        172,000.00        100
    SHAHABUDDIN         NAUSHAD      10.7500        171,803.98         ZZ
    157 CAMBRIDGE WAY                10.2500          1,605.59         1
                                     16.7500          1,605.59         80
    MACON           GA    31210      16.2500       05/30/96        215,000.00
1


    296442                           10.7500       07/01/96            00
    296442                           10.2500       06/01/26            0
    0                                 5.2500       06/01/98        06/01/98
    921/921                           4.7500       07/01/98        07/01/98
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505140                           9.5000        107,100.00        100
    MIKEDIS             STELLA        9.5000        106,994.23         ZZ
    3 GENEVA AVENUE                   9.0000            900.55         1
                                     14.5000            900.55         90
    LYNN            MA    01905      14.0000       06/28/96        120,000.00
    280001505140                       .0000       08/01/96            23
    1505140                            .0000       07/01/26            0
    0                                 4.5000       07/01/97        07/01/97
    A17/824                           4.0000       08/01/97        08/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505147                          10.3750        107,900.00        100
    URIAS               MARK         10.3750        107,766.71         ZZ
    3025 NORTH SEQUOIA DRIVE          9.8750            976.93         1
                                     16.3750            976.93         80
    PALM SPRINGS    CA    92262      15.8750       05/09/96        134,900.00
    280001505147                     10.3750       07/01/96            00
    47026057                          9.8750       06/01/26            0
    0                                 5.7500       12/01/96        12/01/96
    B68/824                           5.2500       01/01/97        01/01/97
      25                             10.3750          .0000           .0000
    A                                11.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505154                           9.3750         60,000.00        100
    O'LEARY             ELEANOR       9.3750         59,908.38         ZZ
1


    3 COCHRANE ROAD                   8.8750            499.05         1
                                     15.3750            499.05         52
    WILMINGTON      MA    01887      14.8750       05/14/96        116,000.00
    280001505154                       .0000       07/01/96            00
    51006009                           .0000       06/01/26            0
    0                                 6.0000       12/01/96        12/01/96
    B68/824                           5.5000       01/01/97        01/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505156                           9.7500        122,500.00        100
    ANTONINI            PETER         9.7500        122,327.15         ZZ
    67 PAWTUXET ROAD                  9.2500          1,052.46         1
                                     15.7500          1,052.46         70
    PLYMOUTH        MA    02360      15.2500       05/15/96        175,000.00
    280001505156                       .0000       07/01/96            00
    41026014                           .0000       06/01/26            0
    0                                 6.5000       12/01/96        12/01/96
    B68/824                           6.0000       01/01/97        01/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505162                           9.8750         85,000.00        100
    SIBLEY              PETER         9.8750         84,883.17         ZZ
    18 CURLEY BOULEVARD               9.3750            738.10         1
                                     15.8750            738.10         54
    NORTH FALMOUTH  MA    02556      15.3750       05/29/96        160,000.00
    280001505162                       .0000       07/01/96            00
    51016058                           .0000       06/01/26            0
    0                                 5.7500       12/01/96        12/01/96
    B68/824                           5.2500       01/01/97        01/01/97
      25                              9.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1505289                           8.7500        400,000.00        100
    STREBLOW            TIMOTHY       8.7500        399,769.87         ZZ
    1210 DARMS LANE                   8.2500          3,146.80         1
                                     14.7500          3,146.80         63
    NAPA            CA    94558      14.2500       06/25/96        640,000.00
    280001505289                       .0000       09/01/96            00
    0410148068                         .0000       08/01/26            0
    0                                 4.6250       02/01/97        02/01/97
    E22/824                           4.1250       03/01/97        03/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505302                          10.1250        185,400.00        100
    TENDLER             ARTHUR       10.1250        185,239.61         ZZ
    6 EDGEBROOK CT                    9.6250          1,644.17         1
                                     16.1250          1,644.17         90
    MIDDLETOWN      NJ    07748      15.6250       06/24/96        206,000.00
    280001505302                     10.1250       08/01/96            23
    960510                            9.6250       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    922/824                           5.5000       02/01/97        02/01/97
      25                             10.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505362                          11.5000        122,250.00        100
    CAFFERY             WILLIS       11.5000        122,171.49         ZZ
    1738 EAST DIMONDALE DRIVE        11.0000          1,210.63         1
                                     18.5000          1,210.63         75
    CARSON          CA    90746      18.0000       06/13/96        163,000.00
    280001505362                     11.5000       08/01/96            00
    12471                            11.0000       07/01/26            0
    0                                 7.2500       07/01/99        07/01/99
    F74/824                           6.7500       08/01/99        08/01/99
      25                              8.5000          .0000           .0000
    A                                14.5000            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505364                          11.0000        252,000.00        100
    WHITE               MICHAEL      11.0000        251,910.14         ZZ
    14776 GLENSHIRE DRIVE            10.5000          2,399.86         1
                                     17.0000          2,399.86         80
    TRUCKEE         CA    96161      16.5000       07/01/96        315,000.00
    280001505364                       .0000       09/01/96            00
    25081087                           .0000       08/01/26            0
    0                                 5.2500       08/01/99        08/01/99
    470/824                           4.7500       09/01/99        09/01/99
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505398                          10.0000        151,200.00        100
    BITTNER             MARK         10.0000        150,997.65         ZZ
    770 SABLE POINTE ROAD             9.5000          1,326.89         1
                                     16.0000          1,326.89         90
    ALPHARETTA      GA    30201      15.5000       05/30/96        168,025.00
    280001505398                     10.0000       07/01/96            23
    2614139                           9.5000       06/01/26            0
    0                                 5.7500       06/01/97        06/01/97
    B75/824                           5.2500       07/01/97        07/01/97
      45                             10.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1505400                           9.2500        135,200.00        100
    BISHOP              RANDALL       9.2500        134,988.08         ZZ
    9692 POSTON ROAD                  8.7500          1,112.26         1
                                     15.2500          1,112.26         80
    JONESBORO       GA    30236      14.7500       05/31/96        170,000.00
    280001505400                      9.2500       07/01/96            00
    2613628                           8.7500       06/01/26            0
    0                                 4.5000       06/01/97        06/01/97
    B75/824                           4.0000       07/01/97        07/01/97
      45                              9.2500          .0000           .0000
    A                                11.2500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505417                           8.7500        232,400.00        100
    JONES               LESLIE        8.7500        231,859.28         ZZ
    3025 MARSH CROSSING DRIVE         8.2500          1,828.29         1
                                     15.7500          1,828.29         85
    LAUREL          MD    20724      15.2500       05/01/96        273,500.00
    280001505417                      8.7500       06/01/96            23
    2440451                           8.2500       05/01/26            0
    0                                 5.1250       11/01/96        11/01/96
    B75/824                           4.6250       12/01/96        12/01/96
      25                              8.7500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505422                           9.5000         54,900.00        100
    CREWS               LAURIE        9.5000         54,818.34         ZZ
    1518 FRANKLIN DRIVE               9.0000            461.63         1
                                     16.5000            461.63         90
    NORMAN          OK    73072      16.0000       05/29/96         61,000.00
    280001505422                      9.5000       07/01/96            23
    2584969                           9.0000       06/01/26            0
    0                                 5.5000       12/01/96        12/01/96
    B75/824                           5.0000       01/01/97        01/01/97
      25                              9.5000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505424                           9.8750         62,400.00        100
    TORTORELLA          DANIEL        9.8750         62,314.24         ZZ
    5709 CHRISTIE LANE                9.3750            541.85         1
                                     15.8750            541.85         79
    GARLAND         TX    75044      15.3750       05/24/96         79,000.00
    280001505424                      9.8750       07/01/96            00
    2584324                           9.3750       06/01/26            0
    0                                 5.0000       06/01/97        06/01/97
1


    B75/824                           4.5000       07/01/97        07/01/97
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505437                          10.2500        103,600.00        100
    NIX                 KELLY        10.2500        103,468.51         ZZ
    5552 ALEXANDER LAKE ROAD          9.7500            928.37         1
                                     16.2500            928.37         70
    STOCKBRIDGE     GA    30281      15.7500       05/24/96        148,000.00
    280001505437                       .0000       07/01/96            00
    E2000                              .0000       06/01/26            0
    0                                 6.3750       06/01/97        06/01/97
    E20/824                           5.8750       07/01/97        07/01/97
      45                              8.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505463                          10.3750        114,300.00        100
    PAKENHAM            JOHN         10.3750        114,158.79         ZZ
    10 ROCKLAND STREET                9.8750          1,034.88         1
                                     16.3750          1,034.88         90
    WEST BROCKTON   MA    02401      15.8750       05/31/96        127,000.00
    280001505463                       .0000       07/01/96            23
    41016002                           .0000       06/01/26            0
    0                                 6.7500       12/01/96        12/01/96
    B68/824                           6.2500       01/01/97        01/01/97
      25                             10.3750          .0000           .0000
    A                                11.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505467                          12.7500        250,000.00        100
    READE               BARRY        12.7500        249,816.62         ZZ
    42 LORD'S HIGHWAY                12.2500          2,716.73         1
                                     18.7500          2,716.73         59
    WESTON          CT    06883      18.2500       05/30/96        425,000.00
1


    280001505467                       .0000       07/01/96            00
    410060067                          .0000       06/01/26            0
    0                                 8.0000       12/01/96        12/01/96
    B68/824                           7.5000       01/01/97        01/01/97
      25                             12.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505531                           9.6250        150,000.00        100
    VERRIER             RICHARD       9.6250        149,928.14         ZZ
    403 LONG POND ROAD                9.1250          1,274.98         1
                                     15.6250          1,274.98         70
    RINCON          GA    31326      15.1250       07/08/96        215,000.00
    280001505531                       .0000       09/01/96            00
    0157120                            .0000       08/01/26            0
    0                                 5.5000       08/01/97        08/01/97
    A52/824                           5.0000       09/01/97        09/01/97
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505534                           9.2500        107,200.00        100
    LITTLE JR           RICHARD       9.2500        107,088.41         ZZ
    507 E OAK STREET                  8.7500            881.91         1
                                     15.2500            881.91         80
    LAFAYETTE       CO    80026      14.7500       06/20/96        134,000.00
    280001505534                       .0000       08/01/96            00
    4374419                            .0000       07/01/26            0
    0                                 4.2500       07/01/97        07/01/97
    180/824                           3.7500       08/01/97        08/01/97
      45                              9.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505543                          10.0000        288,000.00        100
    RAJ                 SHARMA       10.0000        287,744.12         ZZ
1


    27282 DELEMOS                     9.5000          2,527.41         1
                                     16.0000          2,527.41         90
    MISSION VIEJO   CA    92692      15.5000       06/19/96        320,000.00
    280001505543                     10.0000       08/01/96            23
    961224                            9.5000       07/01/26            0
    0                                 5.3750       07/01/97        07/01/97
    E97/824                           4.8750       08/01/97        08/01/97
      45                             10.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505554                           9.3750        180,000.00        100
    FAROUK              MOHAMED       9.3750        179,817.49         ZZ
    3831 GLENGARRY DRIVE              8.8750          1,497.15         1
                                     15.3750          1,497.15         80
    SAN JOSE        CA    95121      14.8750       06/14/96        225,000.00
    280001505554                       .0000       08/01/96            00
    161102343                          .0000       07/01/26            0
    0                                 4.8750       07/01/97        07/01/97
    051/824                           4.3750       08/01/97        08/01/97
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505559                          11.0000         63,000.00        100
    WALKER JR           FLOYD        11.0000         62,977.54         ZZ
    325 TIMBER RIDGE COURT EAST      10.5000            599.96         1
                                     17.0000            599.96         70
    RIDGELAND       MS    39157      16.5000       06/27/96         90,000.00
    280001505559                       .0000       09/01/96            00
    140581                             .0000       08/01/26            0
    0                                 5.2500       08/01/97        08/01/97
    816/824                           4.7500       09/01/97        09/01/97
      45                              9.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1505572                           9.0000        256,400.00        100
    JACOBS              ROBERT        9.0000        256,259.95         ZZ
    136 GROVE STREET                  8.5000          2,063.05         1
                                     15.0000          2,063.05         80
    SCITUATE        MA    02066      14.5000       07/09/96        320,610.00
    280001505572                      8.0000       09/01/96            00
    1509                              7.5000       08/01/26            0
    0                                 3.1250       02/01/97        02/01/97
    B38/824                           2.6250       03/01/97        03/01/97
      25                              8.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
       1.0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505686                          10.7500         45,850.00        100
    ESPINOZA            FLORENCE     10.7500         45,797.72         ZZ
    1965 SOUTH TEJON STREET          10.2500            428.01         1
                                     16.7500            428.01         70
    DENVER          CO    80223      16.2500       06/03/96         65,500.00
    266015                           10.7500       07/01/96            00
    266015                           10.2500       06/01/26            0
    0                                 6.2500       06/01/98        06/01/98
    921/921                           5.7500       07/01/98        07/01/98
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1505690                          10.3750        126,260.00        100
    RODRIGUEZ           MIRIAM       10.3750        126,104.02         ZZ
    18899 EAST WHITAKER CIRCLE        9.8750          1,143.17         1
                                     16.3750          1,143.17         85
    AURORA          CO    80015      15.8750       05/23/96        148,550.00
    264432                           10.3750       07/01/96            23
    264432                            9.8750       06/01/26            0
    0                                 5.2500       06/01/98        06/01/98
    921/921                           4.7500       07/01/98        07/01/98
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1505691                           9.1250         47,700.00        100
    ESPINOZA            FLORENCE      9.1250         47,649.03         ZZ
    1987 SOUTH TEJON STREET           8.6250            388.11         1
                                     15.1250            388.11         60
    DENVER          CO    80223      14.6250       05/28/96         79,500.00
    266007                            9.1250       08/01/96            00
    266007                            8.6250       07/01/26            0
    0                                 5.0000       07/01/98        07/01/98
    921/921                           4.5000       08/01/98        08/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505692                          10.4500         78,950.00        100
    MILES JR.           GEORGE       10.4500         78,886.29         ZZ
    3249 MEDINA DRIVE                 9.9500            719.24         1
                                     16.4500            719.24         85
    JONESBORO       GA    30236      15.9500       06/05/96         92,900.00
    296582                           10.4500       08/01/96            23
    296582                            9.9500       07/01/26            0
    0                                 5.0000       07/01/98        07/01/98
    921/921                           4.5000       08/01/98        08/01/98
      25                             10.4500          .0000           .0000
    A                                13.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505695                           9.8750         51,000.00        100
    HOPE                THELMA        9.8750         50,953.47         ZZ
    546 JAMES P BRAWLEY DR            9.3750            442.86         1
                                     15.8750            442.86         85
    ATLANTA         GA    30318      15.3750       05/31/96         60,000.00
    297143                            9.8750       08/01/96            23
    297143                            9.3750       07/01/26            0
    0                                 5.0000       07/01/98        07/01/98
    921/921                           4.5000       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505698                          10.7500        142,400.00        100
    TIRRELL             KEITH        10.7500        142,237.72         ZZ
    365 FRANKLIN STREET              10.2500          1,329.28         1
                                     16.7500          1,329.28         80
    READING         MA    01867      16.2500       05/30/96        178,000.00
    409870                           10.7500       07/01/96            00
    409870                           10.2500       06/01/26            0
    0                                 5.2500       06/01/98        06/01/98
    921/921                           4.7500       07/01/98        07/01/98
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505699                          10.5000         99,000.00        100
    SIMS                NIKI         10.5000         98,920.96         ZZ
    114 HIDDEN LAKE DRIVE            10.0000            905.60         1
                                     16.5000            905.60         85
    EATONTON        GA    31024      16.0000       06/04/96        116,500.00
    297176                           10.5000       08/01/96            23
    297176                           10.0000       07/01/26            0
    0                                 5.0000       07/01/98        07/01/98
    921/921                           4.5000       08/01/98        08/01/98
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505712                          11.1250         77,400.00        100
    SANTARPIO           JOHN         11.1250         77,373.14         ZZ
    9 SEA MEADOW DRIVE               10.6250            744.42         1
                                     17.1250            744.42         90
    LITTLE EGG HAR  NJ    08087      16.6250       07/24/96         86,000.00
    280001505712                     11.1250       09/01/96            23
    960527                           10.6250       08/01/26            0
    0                                 6.0000       08/01/97        08/01/97
1


    922/824                           5.5000       09/01/97        09/01/97
      45                             11.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505724                           9.7500        236,000.00        100
    SITTO               SUZANNE       9.7500        235,778.89         ZZ
    39304 GENEVA                      9.2500          2,027.61         1
                                     15.7500          2,027.61         80
    FARMINGTON HIL  MI    48331      15.2500       06/19/96        295,000.00
    280001505724                       .0000       08/01/96            00
    0410142459                         .0000       07/01/26            0
    0                                 4.8750       07/01/97        07/01/97
    E22/824                           4.3750       08/01/97        08/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505731                           9.5000        224,000.00        100
    MAHER II            JOSEPH        9.5000        223,889.82         ZZ
    2342 BEVERWIL DRIVE               9.0000          1,883.51         1
                                     15.5000          1,883.51         80
    LOS ANGELES     CA    90034      15.0000       06/27/96        280,000.00
    280001505731                       .0000       09/01/96            00
    0410181077                         .0000       08/01/26            0
    0                                 4.7500       08/01/99        08/01/99
    E22/824                           4.2500       09/01/99        09/01/99
      25                              6.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505736                          10.9500        106,400.00        100
    VILLEGAS            MICHAEL      10.9500        106,322.93         ZZ
    505 STEVENS CIRCLE               10.4500          1,009.26         1
                                     16.9500          1,009.26         85
    PLATTEVILLE     CO    80651      16.4500       06/07/96        125,250.00
1


    266742                           10.9500       08/01/96            23
    266742                           10.4500       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    921/921                           5.2500       08/01/98        08/01/98
      25                             10.9500          .0000           .0000
    A                                13.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505737                          10.2500        151,200.00        100
    GRAYSON             CLARENCE     10.2500        151,072.64         ZZ
    9134 KARLO STREET                 9.7500          1,354.91         1
                                     16.2500          1,354.91         90
    MANASSAS        VA    22110      15.7500       07/01/96        168,000.00
    280001505737                       .0000       08/01/96            23
    0410191191                         .0000       07/01/26            0
    0                                 5.7500       07/01/99        07/01/99
    E22/824                           5.2500       08/01/99        08/01/99
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505897                          10.1250        261,350.00        100
    SOMERS              JOHN         10.1250        261,123.89         ZZ
    4588 CHARDONNAY CT                9.6250          2,317.72         1
                                     16.1250          2,317.72         80
    DUNWOODY        GA    30338      15.6250       06/28/96        328,585.00
    280001505897                       .0000       08/01/96            00
    52090                              .0000       07/01/26            0
    0                                 5.2500       07/01/99        07/01/99
    455/824                           4.7500       08/01/99        08/01/99
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1505924                           9.0000        172,500.00        100
    POWERS              WILLIAM       9.0000        172,405.78         ZZ
1


    1126 COURT STREET                 8.5000          1,387.97         1
                                     16.0000          1,387.97         75
    MARTINEZ        CA    94553      15.5000       07/02/96        230,000.00
    280001505924                       .0000       09/01/96            00
    950755                             .0000       08/01/26            0
    0                                 4.7500       02/01/97        02/01/97
    E06/824                           4.2500       03/01/97        03/01/97
      45                              7.5000          .0000           .0000
    A                                10.5000            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505926                           9.8750         55,000.00        100
    FRIIA               DOROTHY       9.8750         54,949.82         ZZ
    111 ROOSEVELT AVENUE              9.3750            477.59         1
                                     15.8750            477.59         41
    GLEN BURNIE     MD    21061      15.3750       06/24/96        136,000.00
    280001505926                       .0000       08/01/96            00
    7020031                            .0000       07/01/26            0
    0                                 4.1250       07/01/99        07/01/99
    696/824                           3.6250       08/01/99        08/01/99
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505930                          10.5000         60,000.00        100
    MCDANIEL            GAIL         10.5000         59,927.82         ZZ
    1674 JACKSON LAKE ROAD           10.0000            548.85         1
                                     16.5000            548.85         80
    JACKSON         GA    30233      16.0000       05/23/96         75,000.00
    280001505930                       .0000       07/01/96            00
    E2000                              .0000       06/01/26            0
    0                                 5.6250       07/01/97        07/01/97
    E20/824                           5.1250       08/01/97        08/01/97
      45                              8.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1505955                           9.8750        134,000.00        100
    POPP                JAMES         9.8750        133,877.73         ZZ
    5413 WEST OTTO                    9.3750          1,163.59         1
                                     14.8750          1,163.59         89
    OAK LAWN        IL    60453      14.3750       06/24/96        151,000.00
    280001505955                      9.8750       08/01/96            23
    2211605                           9.3750       07/01/26            0
    0                                 4.0000       01/01/97        01/01/97
    664/824                           3.5000       02/01/97        02/01/97
      25                              9.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1505977                          10.6250        183,400.00        100
    WINTER              ALAN         10.6250        183,257.50         ZZ
    102 BUCKNALL COURT               10.1250          1,694.79         1
                                     16.6250          1,694.79         70
    GLENVIEW COURT  IL    60025      16.1250       06/28/96        262,000.00
    280001505977                       .0000       08/01/96            00
    0410171367                         .0000       07/01/26            0
    0                                 5.8750       07/01/97        07/01/97
    E22/824                           5.3750       08/01/97        08/01/97
      45                              8.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1506006                           9.2500         98,800.00        100
    LONG                MITCHELL      9.2500         98,697.15         ZZ
    2408 N 85TH ST                    8.7500            812.81         1
                                     15.2500            812.81         80
    KANSAS CITY     KS    66109      14.7500       06/24/96        123,500.00
    280001506006                       .0000       08/01/96            00
    0410178958                         .0000       07/01/26            0
    0                                 4.3750       07/01/97        07/01/97
    E22/824                           3.8750       08/01/97        08/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506115                           8.9900         49,100.00        100
    HRABAL              DAVID         8.9900         49,018.75         ZZ
    2240 NORTH SCHOFIELD STREET       8.4900            394.72         1
                                     15.9900            394.72         75
    PORTLAND        OR    97217      15.4900       05/06/96         65,700.00
    280001506115                      8.9900       07/01/96            00
    96201671                          8.4900       06/01/26            0
    0                                 5.9900       12/01/96        12/01/96
    E63/824                           5.4900       01/01/97        01/01/97
      45                              8.9900          .0000           .0000
    A                                11.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1506122                           9.5000         75,000.00        100
    FERRARI             NORA          9.5000         74,850.88         ZZ
    181 TERESA AVENUE                 9.0000            630.64         1
                                     16.5000            630.64         41
    YONKERS         NY    10704      16.0000       04/04/96        185,000.00
    280001506122                       .0000       06/01/96            00
    95301009                           .0000       05/01/26            0
    0                                 5.7500       05/01/98        05/01/98
    B77/824                           5.2500       06/01/98        06/01/98
      45                              6.5000          .0000           .0000
    A                                12.5000            6              6
      360                               R            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1506131                           9.6250        139,410.00        100
    RUDOLPH             DONNA         9.6250        139,070.67         ZZ
    32 WESTGATE ROAD                  9.1250          1,184.97         1
                                     16.6250          1,184.97         90
    FRAMINGHAM      MA    01701      16.1250       03/28/96        154,900.00
    280001506131                       .0000       05/01/96            01
    95300964                           .0000       04/01/26           30
    0                                 5.7500       04/01/98        04/01/98
    B77/824                           5.2500       05/01/98        05/01/98
      45                              6.6250          .0000           .0000
    A                                12.6250            6              6
1


      360                               R            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506145                           9.5000        143,800.00        100
    BAILEY              EMMA          9.5000        143,729.27         ZZ
    4505 GOLDEN HILLS CT              9.0000          1,209.15         1
                                     15.5000          1,209.15         90
    ANTIOCH         CA    94509      15.0000       07/03/96        159,800.00
    280001506145                       .0000       09/01/96            23
    25080902                           .0000       08/01/26            0
    0                                 5.3750       02/01/97        02/01/97
    470/824                           4.8750       03/01/97        03/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506166                          10.8750        312,000.00        100
    THOMPSON            STEVEN       10.8750        311,653.92         ZZ
    43 PARADISE ROAD                 10.3750          2,941.82         1
                                     17.8750          2,941.82         80
    CASTROVILLE     CA    95012      17.3750       05/21/96        390,000.00
    280001506166                     10.8750       07/01/96            00
    96201719                         10.3750       06/01/26            0
    0                                 6.9900       06/01/98        06/01/98
    E63/824                           6.4900       07/01/98        07/01/98
      45                             10.8750          .0000           .0000
    A                                13.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506174                          11.2400         93,600.00        100
    WYSS                CHRISTIAN    11.2400         93,504.09         ZZ
    74 NORTHEAST 190TH PLACE         10.7400            908.39         1
                                     18.2400            908.39         80
    PORTLAND        OR    97230      17.7400       05/16/96        117,000.00
    280001506174                     11.2400       07/01/96            00
    96201791                         10.7400       06/01/26            0
    0                                 7.7500       06/01/98        06/01/98
1


    E63/824                           7.2500       07/01/98        07/01/98
      45                             11.2400          .0000           .0000
    A                                14.2400            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506186                          10.7500        515,000.00        100
    CARTER              JOAN         10.7500        514,806.11         ZZ
    5561 EAKES ROAD NW               10.2500          4,807.43         1
                                     16.7500          4,807.43         65
    ALBUQUERQUE     NM    87107      16.2500       07/12/96        800,000.00
    280001506186                       .0000       09/01/96            00
    0410137103                         .0000       08/01/26            0
    0                                 5.3750       08/01/99        08/01/99
    E22/824                           4.8750       09/01/99        09/01/99
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506189                           9.7500        375,000.00        100
    AZIMA               FARAMARZ      9.7500        374,648.67         ZZ
    376 9TH STREET                    9.2500          3,221.83         1
                                     15.7500          3,221.83         81
    MONTARA         CA    94037      15.2500       06/28/96        465,000.00
    280001506189                       .0000       08/01/96            23
    0410152870                         .0000       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
    E22/824                           4.7500       02/01/97        02/01/97
      25                              8.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506192                           9.2500         72,000.00        100
    HARRIS              COLENE        9.2500         71,962.67         ZZ
    15030 OAK AVENUE                  8.7500            592.33         1
                                     15.2500            592.33         66
    RIVER PINES     CA    95675      14.7500       07/09/96        110,000.00
1


    0410125538                         .0000       09/01/96            00
    0410125538                         .0000       08/01/26            0
    0                                 5.1250       08/01/99        08/01/99
    E22/824                           4.6250       09/01/99        09/01/99
      25                              6.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1506198                           8.9900         90,000.00        100
    REIMAN              JEFFREY       8.9900         89,851.11         ZZ
    525 NORTHEAST 10TH STREET         8.4900            723.51         1
                                     15.9900            723.51         75
    NEWPORT         OR    97365      15.4900       05/06/96        120,000.00
    280001506198                      8.9900       07/01/96            00
    96201711                          8.4900       06/01/26            0
    0                                 5.5000       06/01/98        06/01/98
    E63/824                           5.0000       07/01/98        07/01/98
      45                              8.9900          .0000           .0000
    A                                11.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506199                           9.2500        161,600.00        100
    CARPENTERI          DEBORAH       9.2500        161,169.02         ZZ
    9 HAIGH AVENUE                    8.7500          1,329.44         1
                                     16.2500          1,329.44         80
    EAST LYME       CT    06357      15.7500       04/24/96        202,000.00
    280001506199                       .0000       06/01/96            00
    96000413                           .0000       05/01/26            0
    0                                 6.0000       05/01/98        05/01/98
    B77/824                           5.5000       06/01/98        06/01/98
      45                              6.2500          .0000           .0000
    A                                12.2500            6              6
      360                               R            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506214                           9.3750        249,200.00        100
    DAVIS SR            KELVIN        9.3750        248,819.50         ZZ
1


    1975 BAMBOO COURT                 8.8750          2,072.72         1
                                     16.3750          2,072.72         90
    HAYWARD         CA    94545      15.8750       05/23/96        276,900.00
    280001506214                      9.3750       07/01/96            23
    96201713                          8.8750       06/01/26            0
    0                                 5.3750       12/01/96        12/01/96
    E63/824                           4.8750       01/01/97        01/01/97
      45                              9.3750          .0000           .0000
    A                                10.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506224                          10.3750        108,540.00        100
    POTHAKOS            JAMES        10.3750        108,450.99         ZZ
    138 BENTLEY PLACE                 9.8750            982.73         1
                                     17.3750            982.73         90
    POST FALLS      ID    83854      16.8750       06/03/96        120,600.00
    280001506224                     10.3750       08/01/96            23
    96201684                          9.8750       07/01/26            0
    0                                 5.9900       07/01/98        07/01/98
    E63/824                           5.4900       08/01/98        08/01/98
      45                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506239                          10.3750        159,800.00        100
    WILLIAMS            FREDERICK    10.3750        159,734.76         ZZ
    11 STILLWELL ROAD                 9.8750          1,446.84         1
                                     16.3750          1,446.84         85
    KENDALL PARK    NJ    08824      15.8750       07/02/96        188,000.00
    280001506239                     10.3750       09/01/96            23
    960504                            9.8750       08/01/26            0
    0                                 6.1250       02/01/97        02/01/97
    922/824                           5.6250       03/01/97        03/01/97
      25                             10.3750          .0000           .0000
    A                                11.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1506245                           9.9900        142,800.00        100
    VARGAS SR           JAVIER        9.9900        142,406.82         ZZ
    419 EAST ALVIN DRIVE              9.4900          1,252.12         1
                                     16.9900          1,252.12         85
    SALINAS         CA    93906      16.4900       05/30/96        168,000.00
    280001506245                      9.9900       07/01/96            23
    96201463                          9.4900       06/01/26            0
    0                                 5.7500       06/01/98        06/01/98
    E63/824                           5.2500       07/01/98        07/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506264                          10.6250        150,300.00        100
    KENNEDY             MICHAEL      10.6250        150,124.03         ZZ
    17063 SOUTHWEST LYNNLY WAY       10.1250          1,388.92         1
                                     17.6250          1,388.92         90
    SHERWOOD        OR    97140      17.1250       05/15/96        167,000.00
    280001506264                     10.6250       07/01/96            23
    96201741                         10.1250       06/01/26            0
    0                                 6.2500       06/01/98        06/01/98
    E63/824                           5.7500       07/01/98        07/01/98
      45                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506272                          10.7500         44,100.00        100
    PARKER              EVELYN       10.7500         44,049.72         ZZ
    4535 NORTH COMMERCIAL AVENUE     10.2500            411.67         1
                                     17.7500            411.67         68
    PORTLAND        OR    97217      17.2500       05/23/96         65,000.00
    280001506272                     10.7500       07/01/96            00
    96201779                         10.2500       06/01/26            0
    0                                 6.5000       06/01/98        06/01/98
    E63/824                           6.0000       07/01/98        07/01/98
      45                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506287                          10.9900         82,800.00        100
    YEOMANS             RODNEY       10.9900         82,710.41         ZZ
    4428 WESTGATE DRIVE NORTHWEST    10.4900            787.90         1
                                     17.9900            787.90         90
    COMSTOCK PARK   MI    49321      17.4900       05/24/96         92,000.00
    280001506287                     10.9900       07/01/96            23
    96201629                         10.4900       06/01/26            0
    0                                 6.5000       06/01/98        06/01/98
    E63/824                           6.0000       07/01/98        07/01/98
      45                             10.9900          .0000           .0000
    A                                13.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506321                          10.2000        118,000.00        100
    RODRIGUEZ           MONIQUE      10.2000        117,839.41         ZZ
    4250 SOUTH MONARCH WAY            9.7000          1,053.02         1
                                     16.2000          1,053.02         85
    SALT LAKE CITY  UT    84124      15.7000       06/04/96        140,000.00
    265165                           10.2000       08/01/96            23
    265165                            9.7000       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    921/921                           4.7500       08/01/98        08/01/98
      25                             10.2000          .0000           .0000
    A                                13.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506323                           9.9900        172,000.00        100
    QUIGLEY             SEAN          9.9900        171,769.30         ZZ
    2023 NORTHWEST 195TH STREET       9.4900          1,508.16         1
                                     16.9900          1,508.16         80
    SEATTLE         WA    98177      16.4900       05/23/96        215,000.00
    280001506323                      9.9900       07/01/96            00
    96201799                          9.4900       06/01/26            0
    0                                 6.1250       06/01/98        06/01/98
    E63/824                           5.6250       07/01/98        07/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
1


      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506324                           9.3750        168,675.00        100
    DOLLINGER           ROBERT        9.3750        168,503.98         ZZ
    4357 189TH AVENUE SOUTHEAST       8.8750          1,402.95         1
                                     15.3750          1,402.95         75
    ISSAQUAH        WA    98027      14.8750       06/27/96        224,900.00
    280001506324                       .0000       08/01/96            00
    06059612                           .0000       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
    950/824                           4.7500       02/01/97        02/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506331                           9.7500        180,750.00        100
    KERCHER             HAROLD        9.7500        180,494.86         ZZ
    27319 KINGSLEY ROAD               9.2500          1,552.93         1
                                     16.7500          1,552.93         75
    SCAPPOOSE       OR    97056      16.2500       05/31/96        241,000.00
    280001506331                      9.7500       07/01/96            00
    96201851                          9.2500       06/01/26            0
    0                                 6.2400       06/01/98        06/01/98
    E63/824                           5.7400       07/01/98        07/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506345                           9.2500        248,900.00        100
    JOHNSON             BRYAN         9.2500        248,640.93         ZZ
    14161 SOUTH DEER HAVEN COVE       8.7500          2,047.64         1
                                     15.2500          2,047.64         90
    BLUFFDALE       UT    84065      14.7500       06/27/96        277,000.00
    280001506345                       .0000       08/01/96            23
    140560                             .0000       07/01/26            0
    0                                 4.7500       07/01/99        07/01/99
1


    816/824                           4.2500       08/01/99        08/01/99
      25                              6.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506348                           9.5000        116,500.00        100
    ZABAWA              STEVEN        9.5000        116,326.70         ZZ
    1203 WOODLAND DRIVE               9.0000            979.60         1
                                     16.5000            979.60         79
    BOZEMAN         MT    59715      16.0000       05/30/96        148,500.00
    280001506348                      9.5000       07/01/96            00
    96201874                          9.0000       06/01/26            0
    0                                 5.9900       06/01/98        06/01/98
    E63/824                           5.4900       07/01/98        07/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1506357                          10.2500        393,000.00        100
    PULLARA             CHRISTIAN    10.2500        392,501.34         ZZ
    21 CALERA CANYON ROAD             9.7500          3,521.68         1
                                     17.2500          3,521.68         88
    SALINAS         CA    93908      16.7500       05/29/96        450,000.00
    280001506357                     10.2500       07/01/96            23
    96201660                          9.7500       06/01/26            0
    0                                 5.9900       06/01/98        06/01/98
    E63/824                           5.4900       07/01/98        07/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506417                           9.7500        251,250.00        100
    ELLINGTON II        CLARENCE      9.7500        251,014.59         ZZ
    3445 FAIR OAKS AVENUE             9.2500          2,158.63         1
                                     15.7500          2,158.63         75
    ALTADENA AREA   CA    91001      15.2500       06/20/96        335,000.00
1


    280001506417                       .0000       08/01/96            00
    16102353                           .0000       07/01/26            0
    0                                 4.5000       07/01/97        07/01/97
    051/824                           4.0000       08/01/97        08/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506419                           9.8750        204,750.00        100
    BENSON              FLOYD         9.8750        204,563.20         ZZ
    22600 FITZGERALD DRIVE            9.3750          1,777.94         1
                                     15.8750          1,777.94         65
    LAYTONSVILLE    MD    20882      15.3750       06/28/96        315,000.00
    280001506419                       .0000       08/01/96            00
    7510040                            .0000       07/01/26            0
    0                                 5.8750       07/01/97        07/01/97
    696/824                           5.3750       08/01/97        08/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506491                           9.7500        108,000.00        100
    COCHRAN             EVERETTE      9.7500        107,898.81         ZZ
    2301 WALLACE ROAD                 9.2500            927.89         1
                                     15.7500            927.89         88
    GRIFFIN         GA    30223      15.2500       06/04/96        123,000.00
    297267                            9.7500       08/01/96            23
    297267                            9.2500       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    921/921                           5.2500       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506504                           9.1250         88,500.00        100
    ARELLANO            PAUL          9.1250         88,405.44         ZZ
1


    4088 SOUTH LOGAN STREET           8.6250            720.07         1
                                     15.1250            720.07         75
    ENGLEWOOD       CO    80110      14.6250       06/06/96        118,000.00
    265181                            9.1250       08/01/96            00
    265181                            8.6250       07/01/26            0
    0                                 4.2500       07/01/98        07/01/98
    921/921                           3.7500       08/01/98        08/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506519                          10.5000        140,800.00        100
    MURILLO             JOSEPH       10.5000        140,687.59         ZZ
    240 TANFORAN LANE                10.0000          1,287.96         1
                                     16.5000          1,287.96         80
    DIAMOND BAR     CA    91765      16.0000       06/24/96        176,000.00
    280001506519                       .0000       08/01/96            00
    0004478996                         .0000       07/01/26            0
    0                                 6.0000       07/01/99        07/01/99
    462/824                           5.5000       08/01/99        08/01/99
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506528                           9.8000        278,250.00        100
    PHOUMINH            NHOUI         9.8000        277,992.05         ZZ
    3105 WEST 62ND AVENUE             9.3000          2,400.83         1
                                     15.8000          2,400.83         85
    DENVER          CO    80221      15.3000       06/07/96        329,000.00
    261388                            9.8000       08/01/96            23
    261388                            9.3000       07/01/26            0
    1664446603                        5.2500       07/01/98        07/01/98
    921/921                           4.7500       08/01/98        08/01/98
      25                              9.8000          .0000           .0000
    A                                12.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1




    1506537                           9.5000        133,450.00        100
    HAWORTH             KAYLE         9.5000        133,318.20         ZZ
    2637 BROOKWOOD DRIVE              9.0000          1,122.12         1
                                     15.5000          1,122.12         85
    FORT COLLINS    CO    80525      15.0000       06/05/96        157,000.00
    265918                            9.5000       08/01/96            23
    265918                            9.0000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    921/921                           5.0000       08/01/98        08/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506553                          10.3750         97,000.00        100
    BESCHEINEN          JAMES        10.3750         96,920.45         ZZ
    7926 SHERMAN STREET               9.8750            878.25         1
                                     16.3750            878.25         89
    DENVER          CO    80221      15.8750       06/03/96        110,000.00
    265678                           10.3750       08/01/96            23
    265678                            9.8750       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    921/921                           5.0000       08/01/98        08/01/98
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506646                          11.1250         81,600.00        100
    ANTILL              DONALD       11.1250         81,543.10         ZZ
    279 ASPEN DRIVE                  10.6250            784.82         1
                                     17.1250            784.82         85
    BAILEY          CO    80421      16.6250       06/04/96         96,000.00
    265603                           11.1250       08/01/96            23
    265603                           10.6250       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    921/921                           5.5000       08/01/98        08/01/98
      25                             11.1250          .0000           .0000
    A                                14.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506647                           8.8750        189,600.00        100
    LUCAS               LANCE         8.8750        189,386.63         ZZ
    62 TIMBERHILL                     8.3750          1,508.54         1
    UNIT # 1                         14.8750          1,508.54         80
    BUFFALO GROVE   IL    60089      14.3750       06/27/96        237,000.00
    280001506647                       .0000       08/01/96            00
    0410177521                         .0000       07/01/26            0
    0                                 4.8750       01/01/97        01/01/97
    E22/824                           4.3750       02/01/97        02/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506648                           9.6250        480,000.00        100
    POUNDSTONE          MELVIN        9.6250        479,538.26         ZZ
    9500 POUNDSTONE PLACE             9.1250          4,079.95         1
                                     15.6250          4,079.95         73
    ENGLEWOOD       CO    80111      15.1250       06/03/96        660,000.00
    280001506648                      9.6250       08/01/96            00
    266122                            9.1250       07/01/26            0
    0                                 5.1250       07/01/98        07/01/98
    921/824                           4.6250       08/01/98        08/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506650                          10.7500        214,200.00        100
    LAEREMAN            FRANK        10.7500        214,119.35         ZZ
    562 WOODBINE DRIVE               10.2500          1,999.52         1
                                     16.7500          1,999.52         89
    SAN RAFAEL      CA    94903      16.2500       07/01/96        243,000.00
    280001506650                       .0000       09/01/96            23
    0410154959                         .0000       08/01/26            0
    0                                 6.2500       08/01/99        08/01/99
    E22/824                           5.7500       09/01/99        09/01/99
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506661                           9.7500        243,000.00        100
    SEDOR               THOMAS        9.7500        242,886.63         ZZ
    11611 CREEKVIEW CIRCLE            9.2500          2,087.75         1
                                     15.7500          2,087.75         90
    MOKENA          IL    60448      15.2500       07/05/96        270,000.00
    280001506661                       .0000       09/01/96            23
    0410175715                         .0000       08/01/26            0
    0                                 5.3750       08/01/97        08/01/97
    E22/824                           4.8750       09/01/97        09/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506663                           9.6250        179,550.00        100
    BENJAMIN            CHRISTOPH     9.6250        179,377.27         ZZ
    4802 VALLEY OAK DRIVE             9.1250          1,526.16         1
                                     15.6250          1,526.16         90
    AUSTIN          TX    78731      15.1250       06/24/96        199,500.00
    280001506663                       .0000       08/01/96            23
    0410106397                         .0000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    E22/824                           5.2500       02/01/97        02/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506669                           8.6250        123,300.00        100
    O'CONNOR            DANIEL        8.6250        123,227.21         ZZ
    3341 NW 97TH AVENUE               8.1250            959.01         1
                                     14.6250            959.01         90
    SUNRISE         FL    33351      14.1250       07/10/96        137,000.00
    280001506669                       .0000       09/01/96            23
    0410190037                         .0000       08/01/26            0
    0                                 5.3750       02/01/97        02/01/97
1


    E22/824                           4.8750       03/01/97        03/01/97
      25                              7.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506724                          10.2500        104,300.00        100
    GARVIN              JOHN         10.2500        104,212.14         ZZ
    1050 SANBORN AVE                  9.7500            934.64         1
                                     16.2500            934.64         90
    EUGENE          OR    97404      15.7500       06/24/96        115,900.00
    280001506724                     10.2500       08/01/96            23
    2217834                           9.7500       07/01/26            0
    0                                 4.0000       01/01/97        01/01/97
    664/824                           3.5000       02/01/97        02/01/97
      25                              9.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506869                           8.5000        272,000.00        100
    SMITH               SHIRLEY       8.5000        271,835.23         ZZ
    6243 MUSCATEL AVENUE              8.0000          2,091.44         1
                                     14.5000          2,091.44         80
    TEMPLE CITY     CA    91775      14.0000       07/17/96        340,000.00
    0410154165                         .0000       09/01/96            00
    0410154165                         .0000       08/01/26            0
    0                                 4.8750       02/01/97        02/01/97
    E22/824                           4.3750       03/01/97        03/01/97
      25                              7.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506871                          10.1250        156,000.00        100
    OBERG               ERIC         10.1250        155,865.05         ZZ
    4427 N HALL STREET                9.6250          1,383.44         1
                                     16.1250          1,383.44         80
    DALLAS          TX    75219      15.6250       06/27/96        195,000.00
1


    280001506871                       .0000       08/01/96            00
    0410137046                         .0000       07/01/26            0
    0                                 4.8750       07/01/97        07/01/97
    E22/824                           4.3750       08/01/97        08/01/97
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506872                          10.6250         60,000.00        100
    FAGAN               PATRICK      10.6250         59,953.37         ZZ
    2427 & 2431 GROVE STREET         10.1250            554.46         2
                                     16.6250            554.46         50
    DENVER          CO    80211      16.1250       06/28/96        120,000.00
    280001506872                       .0000       08/01/96            00
    0410200539                         .0000       07/01/26            0
    0                                 5.2500       07/01/99        07/01/99
    E22/824                           4.7500       08/01/99        08/01/99
      25                              7.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1506880                           8.5000         56,000.00        100
    SMITH               ESTHER        8.5000         55,931.92         ZZ
    4202 TORQUE STREET                8.0000            430.59         1
                                     14.5000            430.59         61
    CAPITOL HEIGHT  MD    20743      14.0000       06/28/96         92,000.00
    280001506880                       .0000       08/01/96            00
    7500039                            .0000       07/01/26            0
    0                                 4.7500       01/01/97        01/01/97
    696/824                           4.2500       02/01/97        02/01/97
      25                              7.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506881                           8.6250        221,000.00        100
    MASI                NICHOLAS      8.6250        220,869.52         ZZ
1


    921 ACORN DRIVE                   8.1250          1,718.92         1
                                     14.6250          1,718.92         85
    SLEEPY HOLLOW   IL    60118      14.1250       07/02/96        260,000.00
    280001506881                       .0000       09/01/96            23
    0410201198                         .0000       08/01/26            0
    0                                 4.8750       02/01/97        02/01/97
    E22/824                           4.3750       03/01/97        03/01/97
      25                              7.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506883                           8.2500        130,000.00        100
    RUMFALO             ANTHONY       8.2500        129,833.63         ZZ
    4518 EAST STEARNS STREET          7.7500            976.65         1
                                     14.2500            976.65         65
    LONG BEACH      CA    90815      13.7500       06/28/96        200,000.00
    0380492349                         .0000       08/01/96            23
    E1900                              .0000       07/01/26            0
    0                                 2.7500       01/01/97        01/01/97
    E19/824                           2.2500       02/01/97        02/01/97
      25                              7.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1506917                           9.3750        133,440.00        100
    RAJAN               LAKSHMI       9.3750        133,236.24         ZZ
    5612 SOUTH YAMPA STREET           8.8750          1,109.89         1
                                     15.3750          1,109.89         60
    AURORA          CO    80015      14.8750       05/24/96        222,400.00
    504167                            9.3750       07/01/96            00
    504167                            8.8750       06/01/26            0
    0                                 4.5000       06/01/98        06/01/98
    921/921                           4.0000       07/01/98        07/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1




    1506925                          10.7500        224,000.00        100
    COPPOLA             MICHAEL      10.7500        223,830.58         ZZ
    4841 JUANITA DRIVE               10.2500          2,091.00         1
                                     16.7500          2,091.00         80
    SHINGLE SPRING  CA    95682      16.2500       06/03/96        280,000.00
    265975                           10.7500       08/01/96            00
    265975                           10.2500       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    921/921                           4.7500       08/01/98        08/01/98
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1507185                          10.8750        192,000.00        100
    CALIMLIM            JOSEPHINE    10.8750        191,929.65         ZZ
    750 GELLERT BOULEVARD            10.3750          1,810.35         1
                                     16.8750          1,810.35         80
    DALY CITY       CA    94015      16.3750       06/28/96        240,000.00
    280001507185                       .0000       09/01/96            00
    0410153472                         .0000       08/01/26            0
    0                                 6.0000       08/01/99        08/01/99
    E22/824                           5.5000       09/01/99        09/01/99
      25                              7.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1507187                           9.7500        214,400.00        100
    CAI                 HAO           9.7500        214,299.97         ZZ
    19302 BRANDING IRON ROAD          9.2500          1,842.03         1
                                     15.7500          1,842.03         80
    WALNUT          CA    91789      15.2500       07/19/96        268,000.00
    280001507187                       .0000       09/01/96            00
    0410154553                         .0000       08/01/26            0
    0                                 4.8750       02/01/97        02/01/97
    E22/824                           4.3750       03/01/97        03/01/97
      25                              8.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1507199                          10.7500         60,300.00        100
    DODDS               PAMELA       10.7500         60,254.39         ZZ
    2912 MEADOWS DRIVE               10.2500            562.89         1
                                     16.7500            562.89         89
    PLANO           TX    75074      16.2500       06/13/96         68,000.00
    265819                           10.7500       08/01/96            23
    265819                           10.2500       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    921/921                           5.0000       08/01/98        08/01/98
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1507225                          10.7500         75,400.00        100
    KOOTCHICK           MICHAEL      10.7500         75,371.62         ZZ
    1710 HORSESHOE CIRCLE            10.2500            703.84         2
                                     16.7500            703.84         65
    ROUND ROCK      TX    78681      16.2500       07/10/96        116,000.00
    280001507225                       .0000       09/01/96            00
    0410106116                         .0000       08/01/26            0
    0                                 5.3750       08/01/99        08/01/99
    E22/824                           4.8750       09/01/99        09/01/99
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1507260                          11.1250         37,400.00        100
    TURBESSI            CHRIS        11.1250         37,387.02         ZZ
    1824 WASHBURN STREET             10.6250            359.71         1
                                     17.1250            359.71         84
    SCRANTON        PA    18504      16.6250       07/26/96         45,000.00
    280001507260                     11.1250       09/01/96            23
    960558                           10.6250       08/01/26            0
    0                                 6.1250       08/01/97        08/01/97
    922/824                           5.6250       09/01/97        09/01/97
      45                             11.1250          .0000           .0000
    A                                13.1250           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1507267                           9.6250         85,000.00        100
    BISTRY              ROBERT        9.6250         84,959.28         ZZ
    4035 WEST ADDISON                 9.1250            722.49         1
                                     15.6250            722.49         54
    CHICAGO         IL    60641      15.1250       07/05/96        160,000.00
    280001507267                       .0000       09/01/96            00
    0410199434                         .0000       08/01/26            0
    0                                 4.7500       02/01/97        02/01/97
    E22/824                           4.2500       03/01/97        03/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508129                           9.2500         86,250.00        100
    WRIGHT              HATTIE        9.2500         86,114.80         ZZ
    2724 75TH AVENUE                  8.7500            709.56         1
                                     16.2500            709.56         75
    OAKLAND         CA    94605      15.7500       05/22/96        115,000.00
    280001508129                       .0000       07/01/96            00
    4040820                            .0000       06/01/26            0
    0                                 5.4900       12/01/96        12/01/96
    862/824                           4.9900       01/01/97        01/01/97
      25                              9.2500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1508130                          10.0000        125,000.00        100
    STOCHINSKY          RONALD       10.0000        124,888.92         ZZ
    5425 AEGEAN WAY                   9.5000          1,096.97         1
                                     16.0000          1,096.97         59
    LAS VEGAS       NV    89129      15.5000       06/04/96        215,000.00
    280001508130                       .0000       08/01/96            00
    4189817                            .0000       07/01/26            0
    0                                 5.0000       07/01/98        07/01/98
1


    862/824                           4.5000       08/01/98        08/01/98
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1508131                          10.1250        147,600.00        100
    DIAZ                RAYMOND      10.1250        147,472.29         ZZ
    1157 LIGHTLAND ROAD               9.6250          1,308.96         1
                                     16.1250          1,308.96         90
    SAN JOSE        CA    95121      15.6250       06/03/96        164,000.00
    280001508131                       .0000       08/01/96            23
    4203865                            .0000       07/01/26            0
    0                                 6.6250       07/01/98        07/01/98
    862/824                           6.1250       08/01/98        08/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508132                           9.5000        144,000.00        100
    HUMBLE              BRIAN         9.5000        143,857.76         ZZ
    5427 SE CORNISH COURT             9.0000          1,210.84         1
                                     16.5000          1,210.84         80
    MILWAUKIE       OR    97267      16.0000       06/03/96        180,000.00
    280001508132                       .0000       08/01/96            00
    4182218                            .0000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    862/824                           5.2500       02/01/97        02/01/97
      25                              9.5000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508133                           8.5000        100,000.00        100
    JEFFERIES           REBECCA       8.5000         99,878.39         ZZ
    4578 SOUTH RUSSELL STREET         8.0000            768.92         1
                                     14.5000            768.92         46
    SALT LAKE CITY  UT    84117      14.0000       06/04/96        218,000.00
1


    280001508133                       .0000       08/01/96            00
    4218970                            .0000       07/01/26            0
    0                                 5.6250       01/01/97        01/01/97
    862/824                           5.1250       02/01/97        02/01/97
      25                              8.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508134                           8.7500        189,000.00        100
    ALCAN               PETER         8.7500        188,781.71         ZZ
    1016 MARION DRIVE                 8.2500          1,486.87         1
                                     14.7500          1,486.87         90
    GLENDALE        CA    91205      14.2500       06/07/96        210,000.00
    280001508134                      8.7500       08/01/96            23
    4175246                           8.2500       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    862/824                           5.0000       02/01/97        02/01/97
      25                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508138                           8.3750         73,500.00        100
    HUGHES              JOSEPH        8.3750         73,408.29         ZZ
    2085 SW 18TH COURT                7.8750            558.66         1
                                     14.3750            558.66         75
    GRESHAM         OR    97080      13.8750       06/10/96         98,000.00
    280001508138                       .0000       08/01/96            00
    4183521                            .0000       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    862/824                           5.0000       02/01/97        02/01/97
      25                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508147                           8.7500        131,250.00        100
    CHINNOCK            ALAN          8.7500        131,098.41         ZZ
1


    1704 MEADOWS DRIVE                8.2500          1,032.55         1
                                     14.7500          1,032.55         70
    LAKE OSWEGO     OR    97034      14.2500       06/11/96        187,500.00
    280001508147                       .0000       08/01/96            00
    4183299                            .0000       07/01/26            0
    0                                 5.0000       01/01/97        01/01/97
    862/824                           4.5000       02/01/97        02/01/97
      25                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1508150                           9.3750        111,800.00        100
    STARCK              DAVID         9.3750        111,686.63         ZZ
    44434 MCKENZIE HIGHWAY            8.8750            929.90         1
                                     15.3750            929.90         65
    LEABURG         OR    97489      14.8750       06/06/96        172,000.00
    280001508150                       .0000       08/01/96            00
    4194148                            .0000       07/01/26            0
    0                                 5.0000       07/01/98        07/01/98
    862/824                           4.5000       08/01/98        08/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508151                          10.1250        137,700.00        100
    MORGAN              TRENT        10.1250        137,580.86         ZZ
    8628 JUMILLA AVENUE               9.6250          1,221.16         1
                                     16.1250          1,221.16         90
    CANOGA PARK AR  CA    91306      15.6250       06/10/96        153,000.00
    280001508151                       .0000       08/01/96            23
    4213906                            .0000       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
    862/824                           6.2500       08/01/98        08/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1508155                           9.7500        350,000.00        100
    KIRKLAND            OZEL          9.7500        349,672.07         ZZ
    17-A NASHUA DRIVE                 9.2500          3,007.05         1
                                     15.7500          3,007.05         88
    SCOTTS VALLEY   CA    95066      15.2500       06/11/96        400,000.00
    280001508155                       .0000       08/01/96            23
    4206603                            .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508158                          10.1250        287,100.00        100
    SKORA               DANIEL       10.1250        286,851.62         ZZ
    1341 GATES AVENUE                 9.6250          2,546.07         1
                                     16.1250          2,546.07         90
    MANHATTAN BEAC  CA    90266      15.6250       06/05/96        319,000.00
    280001508158                       .0000       08/01/96            23
    4175261                            .0000       07/01/26            0
    0                                 6.6250       07/01/98        07/01/98
    862/824                           6.1250       08/01/98        08/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508164                           9.8750        152,600.00        100
    SPRINGER            BILLIE        9.8750        152,390.26         ZZ
    4042 WEST AMES LAKE DRIVE         9.3750          1,325.11         1
    NORTHEAST                        15.8750          1,325.11         75
    REDMOND         WA    98053      15.3750       05/30/96        203,500.00
    280001508164                       .0000       07/01/96            00
    4079356                            .0000       06/01/26            0
    0                                 6.0000       06/01/98        06/01/98
    862/824                           5.5000       07/01/98        07/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508165                           8.8750        149,000.00        100
    MAMOU               JOSEPH        8.8750        148,832.29         ZZ
    935 GELLERT BOULEVARD             8.3750          1,185.52         1
                                     14.8750          1,185.52         61
    DALY CITY       CA    94015      14.3750       05/31/96        245,000.00
    280001508165                       .0000       08/01/96            00
    4214714                            .0000       07/01/26            0
    0                                 4.5000       07/01/98        07/01/98
    862/824                           4.0000       08/01/98        08/01/98
      25                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508167                           9.0000         85,000.00        100
    OROZCO              LILLY         9.0000         84,906.79         ZZ
    1709 SOUTH GREENVILLE STREET      8.5000            683.93         2
                                     15.0000            683.93         66
    SANTA ANA       CA    92704      14.5000       06/03/96        130,000.00
    280001508167                       .0000       08/01/96            00
    4199337                            .0000       07/01/26            0
    0                                 5.0000       01/01/97        01/01/97
    862/824                           4.5000       02/01/97        02/01/97
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1508168                           9.7500        286,150.00        100
    CHAPMAN             KATHLEEN      9.7500        285,881.88         ZZ
    4595 SW SAUM WAY                  9.2500          2,458.48         1
                                     15.7500          2,458.48         90
    TUALATIN        OR    97062      15.2500       06/07/96        317,975.00
    280001508168                       .0000       08/01/96            23
    4182879                            .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508171                           7.7500         54,750.00        100
    BORTON              JOHN          7.7500         54,672.45         ZZ
    346 WEST BUFORD AVENUE            7.2500            392.24         1
                                     13.7500            392.24         75
    SILETZ          OR    97380      13.2500       05/31/96         73,000.00
    280001508171                       .0000       08/01/96            00
    4182978                            .0000       07/01/26            0
    0                                 4.7500       01/01/97        01/01/97
    862/824                           4.2500       02/01/97        02/01/97
      25                              7.7500          .0000           .0000
    A                                 8.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508180                           9.6250         66,800.00        100
    ALFF                KEVIN         9.6250         66,735.72         ZZ
    2133 NE 86TH AVENUE               9.1250            567.80         1
                                     15.6250            567.80         80
    PORTLAND        OR    97220      15.1250       06/05/96         83,500.00
    280001508180                       .0000       08/01/96            00
    DA4182598                          .0000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    862/824                           5.0000       08/01/98        08/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508184                           8.8750        205,436.00        100
    BANNISTER           MICHAEL       8.8750        205,138.85         ZZ
    318 WESTMINSTER DRIVE             8.3750          1,634.55         1
                                     14.8750          1,634.55         80
    SALINAS         CA    93906      14.3750       06/11/96        256,795.00
    280001508184                       .0000       08/01/96            00
    DA4204376                          .0000       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
1


    862/824                           4.7500       08/01/98        08/01/98
      25                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508196                           9.6250         96,000.00        100
    WERT                ROBERT        9.6250         95,954.01         ZZ
    398 GREENWOOD AVENUE              9.1250            815.99         1
                                     15.6250            815.99         80
    AKRON           OH    44320      15.1250       07/08/96        120,000.00
    280001508196                       .0000       09/01/96            00
    BR96063713                         .0000       08/01/26            0
    0                                 4.6250       08/01/97        08/01/97
    B65/824                           4.1250       09/01/97        09/01/97
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508202                          11.8750        139,400.00        100
    PITTMAN, JR         THOMAS       11.8750        139,358.99         ZZ
    5151 ROCKFORD LANE               11.3750          1,420.49         1
                                     17.8750          1,420.49         85
    STOCKBRIDGE     GA    30281      17.3750       07/18/96        164,000.00
    280001508202                     11.8750       09/01/96            23
    960565                           11.3750       08/01/26            0
    0                                 6.1250       08/01/99        08/01/99
    922/824                           5.6250       09/01/99        09/01/99
      25                             11.8750          .0000           .0000
    A                                14.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1508209                           9.5000         67,500.00        100
    BIXBY               JUDITH        9.5000         67,400.65         ZZ
    4484 WEST NANCY DRIVE             9.0000            567.58         1
                                     15.5000            567.58         75
    WEST VALLEY CI  UT    84120      15.0000       06/05/96         90,000.00
1


    280001508209                       .0000       08/01/96            00
    DA4219002                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508217                           9.7500         90,000.00        100
    BRADFORD            LARRY         9.7500         89,915.68         ZZ
    1380 WEST LITTLECREEK DRIVE       9.2500            773.24         1
                                     15.7500            773.24         75
    WEST JORDAN     UT    84088      15.2500       06/11/96        120,000.00
    280001508217                       .0000       08/01/96            00
    DA4147286                          .0000       07/01/26            0
    0                                 6.7500       08/01/98        08/01/98
    862/824                           6.2500       09/01/98        09/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508219                           9.8750        156,000.00        100
    BROWN               BILLY         9.8750        155,857.66         ZZ
    968 CORNELL AVENUE                9.3750          1,354.63         1
                                     15.8750          1,354.63         80
    ALBANY          CA    94706      15.3750       06/07/96        195,000.00
    280001508219                       .0000       08/01/96            00
    DA4162822                          .0000       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
    862/824                           6.2500       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508221                          10.1250         84,000.00        100
    HANSEN              DONALD       10.1250         83,890.51         ZZ
1


    6549 SOUTH CLERNATES DRIVE        9.6250            744.94         1
                                     16.1250            744.94         80
    WEST JORDAN     UT    84084      15.6250       05/23/96        105,000.00
    280001508221                       .0000       07/01/96            00
    DA4145348                          .0000       06/01/26            0
    0                                 5.7500       06/01/98        06/01/98
    862/824                           5.2500       07/01/98        07/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508224                           9.6250        375,000.00        100
    KELLOGG JR          HARRY         9.6250        374,639.24         ZZ
    1205 HAPPY VALLEY AVENUE          9.1250          3,187.47         1
                                     15.6250          3,187.47         65
    SAN JOSE        CA    95129      15.1250       06/05/96        585,000.00
    280001508224                       .0000       08/01/96            00
    DA4205894                          .0000       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
    862/824                           6.2500       08/01/98        08/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508233                           9.8750        242,000.00        100
    LADAO JR            ALFREDO       9.8750        241,779.18         ZZ
    4131 SNOWBANK COURT               9.3750          2,101.41         1
                                     15.8750          2,101.41         90
    SAN JOSE        CA    95135      15.3750       06/04/96        269,900.00
    280001508233                       .0000       08/01/96            23
    DA4205266                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1508251                          10.1250        136,000.00        100
    OROZCO              LILLY        10.1250        135,882.35         ZZ
    13272 NINA PLACE                  9.6250          1,206.08         1
                                     16.1250          1,206.08         85
    GARDEN GROVE    CA    92643      15.6250       06/03/96        160,000.00
    280001508251                       .0000       08/01/96            23
    DA4199410                          .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508261                          10.2500        113,950.00        100
    ROSEEN              JAMES        10.2500        113,854.01         ZZ
    24 CALLE DE VIDA                  9.7500          1,021.11         1
    RANCHO SANTA                     16.2500          1,021.11         90
    MARGARITA AREA  CA    92688      15.7500       06/06/96        126,630.00
    280001508261                       .0000       08/01/96            23
    DA4155131                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1508268                          10.0000        270,000.00        100
    SALAS               MICHAEL      10.0000        269,760.10         ZZ
    5067 LEIGH AVENUE                 9.5000          2,369.45         1
                                     16.0000          2,369.45         90
    SAN JOSE        CA    95124      15.5000       06/04/96        300,000.00
    280001508268                       .0000       08/01/96            23
    DA4204012                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508271                          10.7500        125,550.00        100
    STEWART             JOHN         10.7500        125,455.04         ZZ
    17023 VALLEY VIEW ROAD           10.2500          1,171.99         1
                                     16.7500          1,171.99         90
    FORNEY          TX    75126      16.2500       06/14/96        139,500.00
    266684                           10.7500       08/01/96            23
    266684                           10.2500       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    921/921                           5.2500       08/01/98        08/01/98
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508273                           9.7500        199,800.00        100
    STUCKEY             ERIC          9.7500        199,612.79         ZZ
    33751 OLDBRIDGE ROAD              9.2500          1,716.60         1
                                     15.7500          1,716.60         90
    DANA POINT      CA    92629      15.2500       06/10/96        222,000.00
    280001508273                       .0000       08/01/96            23
    DA4199014                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508276                           9.1250        400,000.00        100
    TROUSDALE           KELLEY        9.1250        399,572.63         ZZ
    545 BAYVIEW DRIVE                 8.6250          3,254.54         1
                                     15.1250          3,254.54         78
    APTOS           CA    95003      14.6250       06/05/96        513,000.00
    280001508276                       .0000       08/01/96            00
    DA4204665                          .0000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    862/824                           5.0000       08/01/98        08/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508281                           9.8750        216,000.00        100
    WHITE               EDWARD        9.8750        215,802.91         ZZ
    3375 AVENIDA SIMI                 9.3750          1,875.64         1
                                     15.8750          1,875.64         90
    SIMI VALLEY     CA    93063      15.3750       05/30/96        240,000.00
    280001508281                       .0000       08/01/96            23
    DA4214615                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508358                          10.0000         67,500.00        100
    QUIGLEY             JASON        10.0000         67,470.14         ZZ
    20756 CANTERBURY COURT            9.5000            592.36         1
                                     16.0000            592.36         75
    BEND            OR    97702      15.5000       07/03/96         90,000.00
    280001508358                       .0000       09/01/96            00
    0410112221                         .0000       08/01/26            0
    0                                 4.7500       08/01/99        08/01/99
    E22/824                           4.2500       09/01/99        09/01/99
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508435                          10.0000         39,675.00        100
    DARNELL             JULIA        10.0000         39,657.44         ZZ
    7830 BERTRAM AVENUE               9.5000            348.18         1
                                     16.0000            348.18         77
    HAMMOND         IN    46324      15.5000       07/25/96         52,000.00
    280001508435                       .0000       09/01/96            00
    140244                             .0000       08/01/26            0
    0                                 5.0000       08/01/99        08/01/99
1


    816/824                           4.5000       09/01/99        09/01/99
      25                              8.0000          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508439                           9.3750        125,500.00        100
    HUTCHINSON          MICHAEL       9.3750        125,372.73         ZZ
    1215 BEACON STREET                8.8750          1,043.85         1
                                     15.3750          1,043.85         74
    NEW SMYRNA BEA  FL    32169      14.8750       06/29/96        171,000.00
    280001508439                       .0000       08/01/96            00
    0410189591                         .0000       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
    E22/824                           4.7500       02/01/97        02/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508440                           9.2500        102,800.00        100
    FAGER               STANLEY       9.2500        102,663.81         ZZ
    6824 SUGARBUSH DRIVE              8.7500            845.71         1
                                     15.2500            845.71         80
    ORLANDO         FL    32819      14.7500       06/28/96        128,500.00
    280001508440                       .0000       08/01/96            00
    0410191837                         .0000       07/01/26            0
    0                                 4.8750       07/01/97        07/01/97
    E22/824                           4.3750       08/01/97        08/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508445                           9.0000        245,000.00        100
    SOLOMON             ROBERT        9.0000        244,866.17         ZZ
    1513 TREE FARM DRIVE              8.5000          1,971.33         1
                                     15.0000          1,971.33         70
    PLANO           TX    75093      14.5000       07/29/96        350,000.00
1


    280001508445                       .0000       09/01/96            00
    0410132948                         .0000       08/01/26            0
    0                                 4.8750       02/01/97        02/01/97
    E22/824                           4.3750       03/01/97        03/01/97
      25                              8.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1508506                           9.3750        165,000.00        100
    RECUENCO            NEON          9.3750        164,916.67         ZZ
    5025 ONTEORA WAY                  8.8750          1,372.39         1
                                     15.3750          1,372.39         75
    LOS ANGELES     CA    90041      14.8750       06/28/96        220,000.00
    280001508506                       .0000       09/01/96            00
    9612421508506                      .0000       08/01/26            0
    0                                 5.3750       02/01/97        02/01/97
    E97/824                           4.8750       03/01/97        03/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508509                           9.7500        109,650.00        100
    SWANN               STERLING      9.7500        109,547.28         ZZ
    10727 HOLLOWAY DRIVE              9.2500            942.06         1
                                     15.7500            942.06         85
    UPPER MARLBORO  MD    20772      15.2500       07/02/96        129,000.00
    280001508509                       .0000       08/01/96            23
    7030028                            .0000       07/01/26            0
    0                                 5.7500       07/01/97        07/01/97
    696/824                           5.2500       08/01/97        08/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508625                          11.2500         74,900.00        100
    JOHNSON             GERALD       11.2500         74,849.18         ZZ
1


    715 SOUTH DEPEW STREET           10.7500            727.48         1
                                     17.2500            727.48         80
    LAKEWOOD        CO    80226      16.7500       06/14/96         93,900.00
    266403                           11.2500       08/01/96            00
    266403                           10.7500       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    921/921                           5.2500       08/01/98        08/01/98
      25                             11.2500          .0000           .0000
    A                                14.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508680                          10.3750         67,400.00        100
    BARROSO             JOSE         10.3750         67,344.73         ZZ
    314 PALM BOULEVARD                9.8750            610.24         1
                                     17.3750            610.24         71
    LAGUNA VISTA    TX    78598      16.8750       06/14/96         95,500.00
    280001508680                     10.3750       08/01/96            00
    2584829                           9.8750       07/01/26            0
    0                                 5.1250       07/01/99        07/01/99
    B75/824                           4.6250       08/01/99        08/01/99
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508682                           9.6250        105,300.00        100
    ANDREWS             STEPHEN       9.6250        105,147.43         ZZ
    18 GARDEN PARK DRIVE              9.1250            895.04         1
                                     15.6250            895.04         90
    CHICO           CA    95973      15.1250       05/24/96        117,000.00
    280001508682                      9.6250       07/01/96            23
    2592855                           9.1250       06/01/26            0
    0                                 5.0000       06/01/97        06/01/97
    B75/824                           4.5000       07/01/97        07/01/97
      45                              9.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1508690                          10.1250         52,200.00        100
    COLEMAN             BARBARA      10.1250         52,177.51         ZZ
    1697 E 24TH AVENUE                9.6250            462.93         1
                                     16.1250            462.93         89
    COLUMBUS        OH    43219      15.6250       07/12/96         59,000.00
    280001508690                       .0000       09/01/96            23
    96063708                           .0000       08/01/26            0
    0                                 5.7500       08/01/97        08/01/97
    B65/824                           5.2500       09/01/97        09/01/97
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508799                           9.6250        151,200.00        100
    SLOTEMAKER          DEREK         9.6250        151,127.57         ZZ
    2336 PALM CREST PLACE             9.1250          1,285.18         1
                                     15.6250          1,285.18         80
    MOUNT VERNON    WA    98273      15.1250       06/27/96        189,000.00
    280001508799                       .0000       09/01/96            00
    0410112296                         .0000       08/01/26            0
    0                                 4.3750       02/01/97        02/01/97
    E22/824                           3.8750       03/01/97        03/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508873                          10.6250         84,000.00        100
    PETERSON            KEVIN        10.6250         83,934.73         ZZ
    211 CEDAR MILL LANE              10.1250            776.24         1
                                     16.6250            776.24         80
    WOODSTOCK       GA    30189      16.1250       07/03/96        105,000.00
    280001508873                     10.6250       08/01/96            00
    960584                           10.1250       07/01/26            0
    0                                 5.5000       07/01/97        07/01/97
    922/824                           5.0000       08/01/97        08/01/97
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508878                          10.1250        110,000.00        100
    SMITH               KENNETH      10.1250        109,952.63         ZZ
    4102 SAMOSET                      9.6250            975.50         1
                                     16.1250            975.50         90
    ROYAL OAKS      MI    48073      15.6250       07/19/96        123,000.00
    280001508878                     10.1250       09/01/96            23
    960573                            9.6250       08/01/26            0
    0                                 5.6250       08/01/97        08/01/97
    922/824                           5.1250       09/01/97        09/01/97
      45                             10.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508892                          10.5000         52,200.00        100
    EASTIN              TAMMY        10.5000         52,179.26         ZZ
    3914 GLENN AVENUE                10.0000            477.49         1
                                     16.5000            477.49         90
    COVINGTON       KY    41015      16.0000       07/09/96         58,000.00
    280001508892                       .0000       09/01/96            23
    0410143028                         .0000       08/01/26            0
    0                                 5.7500       02/01/97        02/01/97
    E22/824                           5.2500       03/01/97        03/01/97
      25                              9.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1508990                           9.9500        151,000.00        100
    SMITH               DANNY         9.9500        150,679.79         ZZ
    1213 ROBERTSON STREET             9.4500          1,319.56         1
                                     15.9500          1,319.56         83
    FORT COLLINS    CO    80524      15.4500       06/11/96        183,000.00
    266486                            9.9500       08/01/96            23
    266486                            9.4500       07/01/26            0
    0                                 5.3000       07/01/98        07/01/98
    921/921                           4.8000       08/01/98        08/01/98
      25                              9.9500          .0000           .0000
    A                                12.9500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509016                          10.1250        221,000.00        100
    HECHAVARRIA         RUTH         10.1250        220,712.00         ZZ
    1011 EAST 222ND STREET            9.6250          1,959.88         1
                                     16.1250          1,959.88         85
    BRONX           NY    10469      15.6250       05/24/96        260,000.00
    515759                             .0000       07/01/96            23
    515759                             .0000       06/01/26            0
    0                                 5.5000       06/01/97        06/01/97
    562/562                           5.0000       07/01/97        07/01/97
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509018                           9.8750        225,000.00        100
    GRILLO              GLORIA        9.8750        224,690.78         ZZ
    723 PARK LANE                     9.3750          1,953.79         1
                                     15.8750          1,953.79         67
    NORTH WOODMERE  NY    11581      15.3750       05/30/96        336,000.00
    514364                             .0000       07/01/96            00
    514364                             .0000       06/01/26            0
    0                                 6.1250       12/01/96        12/01/96
    562/562                           5.6250       01/01/97        01/01/97
      25                              8.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509026                           9.5000         82,800.00        100
    RIVAS               ROSA          9.5000         82,718.21         ZZ
    4294 HOPKINS LAKE DRIVE           9.0000            696.23         1
                                     15.5000            696.23         80
    DULUTH          GA    30136      15.0000       06/28/96        104,000.00
    280001509026                       .0000       08/01/96            00
    RIVAS                              .0000       07/01/26            0
    0                                 4.8750       08/01/97        08/01/97
1


    E20/824                           4.3750       09/01/97        09/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509032                           8.8750        185,000.00        100
    CHIMES              CHERYL        8.8750        184,580.49         ZZ
    411 COLLINS AVENUE                8.3750          1,471.95         1
                                     14.8750          1,471.95         64
    MOUNT VERNON    NY    10552      14.3750       04/25/96        290,000.00
    512954                             .0000       06/01/96            00
    512954                             .0000       05/01/26            0
    0                                 4.6250       05/01/97        05/01/97
    562/562                           4.1250       06/01/97        06/01/97
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509060                          11.7500         45,600.00        100
    GRIGGS              ROBERT       11.7500         45,572.28         ZZ
    581 HINSON STREET                11.2500            460.29         1
                                     17.7500            460.29         90
    THOMASVILLE     AL    36784      17.2500       06/28/96         51,000.00
    280001509060                       .0000       08/01/96            23
    1234                               .0000       07/01/26            0
    0                                 5.8750       07/01/99        07/01/99
    A52/824                           5.3750       08/01/99        08/01/99
      25                              8.7500          .0000           .0000
    A                                14.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509082                           9.5000        124,200.00        100
    WATSON              JAMES         9.5000        124,138.91         ZZ
    713 BRIEF ROAD WEST               9.0000          1,044.34         1
                                     15.5000          1,044.34         76
    INDIAN TRAIL    NC    28079      15.0000       07/12/96        165,500.00
1


    280001509082                       .0000       09/01/96            00
    0410191811                         .0000       08/01/26            0
    0                                 4.3750       08/01/97        08/01/97
    E22/824                           3.8750       09/01/97        09/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509083                          10.0000        159,200.00        100
    CANDELARIA          ROBERT       10.0000        159,129.58         ZZ
    2716 GREENFIELD DRIVE             9.5000          1,397.09         1
                                     16.0000          1,397.09         85
    CORONA          CA    91720      15.5000       07/23/96        187,310.00
    280001509083                     10.0000       09/01/96            23
    1509083                           9.5000       08/01/26            0
    0                                 5.8750       02/01/97        02/01/97
    E59/824                           5.3750       03/01/97        03/01/97
      45                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509112                           9.5000        119,600.00        100
    ASPEGREN            TODD          9.5000        119,541.16         ZZ
    1240 SAWSAWI TRAIL                9.0000          1,005.67         1
                                     15.5000          1,005.67         80
    DESOTO          TX    75115      15.0000       07/29/96        149,500.00
    280001509112                      9.5000       09/01/96            23
    2202539                           9.0000       08/01/26            0
    0                                 5.1250       02/01/97        02/01/97
    664/824                           4.6250       03/01/97        03/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509250                           8.3750        210,700.00        100
    LLERENA             WILSON        8.3750        210,569.04         ZZ
1


    3002 MUSKOGEE STREET              7.8750          1,601.47         1
                                     14.3750          1,601.47         90
    ADELPHI         MD    20783      13.8750       07/18/96        235,000.00
    280001509250                       .0000       09/01/96            23
    0410189385                         .0000       08/01/26            0
    0                                 6.1250       02/01/97        02/01/97
    E22/824                           5.6250       03/01/97        03/01/97
      25                              7.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509251                          10.3750         67,800.00        100
    DAVIS               SANDRA       10.3750         67,772.32         ZZ
    305 EDNA DRIVE                    9.8750            613.87         1
                                     16.3750            613.87         74
    STOCKBRIDGE     GA    30281      15.8750       07/03/96         92,000.00
    280001509251                       .0000       09/01/96            00
    DAVIS                              .0000       08/01/26            0
    0                                 4.7500       08/01/97        08/01/97
    896/824                           4.2500       09/01/97        09/01/97
      45                              8.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509292                           9.5000         57,600.00        100
    HART                EVERETT       9.5000         57,571.67         ZZ
    1283 SABLE BOULEVARD              9.0000            484.33         1
                                     15.5000            484.33         80
    AURORA          CO    80011      15.0000       07/09/96         72,000.00
    280001509292                       .0000       09/01/96            00
    1509292                            .0000       08/01/26            0
    0                                 4.3750       02/01/97        02/01/97
    E59/824                           3.8750       03/01/97        03/01/97
      45                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1509330                          12.2000         86,625.00        100
    DAVIS               ARTHUR       12.2000         86,577.34         ZZ
    LOT 11 SECTION 1                 11.7000            904.40         1
                                     18.2000            904.40         75
    MEADOW VIEW ES  VA    24360      17.7000       06/14/96        115,500.00
    409888                           12.2000       08/01/96            00
    409888                           11.7000       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    921/921                           6.0000       08/01/98        08/01/98
      25                             12.2000          .0000           .0000
    A                                15.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509366                           8.7500        383,200.00        100
    HOLMES              NANCY         8.7500        382,979.53         ZZ
    3032 HADDINGTON DRIVE             8.2500          3,014.64         1
                                     13.7500          3,014.64         80
    LOS ANGELES     CA    90064      13.2500       07/16/96        479,000.00
    280001509366                       .0000       09/01/96            00
    9600593                            .0000       08/01/26            0
    0                                 4.3750       08/01/97        08/01/97
    A39/824                           3.8750       09/01/97        09/01/97
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509374                           9.0000        152,500.00        100
    MAC AULAY           GORDON        9.0000        152,332.78         ZZ
    8879 NORCO DRIVE                  8.5000          1,227.05         1
                                     15.0000          1,227.05         90
    LAS VEGAS       NV    89129      14.5000       06/11/96        169,500.00
    280001509374                       .0000       08/01/96            23
    0302001000077                      .0000       07/01/26            0
    0                                 4.5000       01/01/97        01/01/97
    A35/824                           4.0000       02/01/97        02/01/97
      25                              8.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509379                          11.2500         12,000.00        100
    DEBERTRAND          ROGER        11.2500         11,995.94         ZZ
    201 SPRING STREET                10.7500            116.56         1
                                     17.2500            116.56         75
    FLUSHING        OH    43977      16.7500       07/10/96         16,000.00
    280001509379                       .0000       09/01/96            00
    1234                               .0000       08/01/26            0
    0                                 6.7500       08/01/99        08/01/99
    B65/824                           6.2500       09/01/99        09/01/99
      25                              8.2500          .0000           .0000
    A                                14.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1509473                           9.5000         50,000.00        100
    DUNSCOMBE           DAVID         9.5000         49,950.61         ZZ
    150 WEST GADSDEN LANE             9.0000            420.43         1
                                     16.5000            420.43         57
    COCOA BEACH     FL    32931      16.0000       06/10/96         88,000.00
    280001509473                      9.5000       08/01/96            00
    2610517                           9.0000       07/01/26            0
    0                                 5.6250       01/01/97        01/01/97
    B75/824                           5.1250       02/01/97        02/01/97
      25                              9.5000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1509480                           8.8750        146,000.00        100
    IYER                RAMESH        8.8750        145,835.70         ZZ
    5115 RIVERTHUR PLACE              8.3750          1,161.64         1
                                     14.8750          1,161.64         80
    DULUTH          GA    30136      14.3750       06/24/96        182,545.00
    280001509480                       .0000       08/01/96            00
    11754                              .0000       07/01/26            0
    0                                 4.3750       01/01/97        01/01/97
    896/824                           3.8750       02/01/97        02/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1509482                           9.6250        159,200.00        100
    MILLS               KENNETH       9.6250        159,123.73         ZZ
    409 51ST STREET                   9.1250          1,353.18         1
                                     15.6250          1,353.18         80
    OAKLAND         CA    94609      15.1250       07/15/96        199,000.00
    280001509482                       .0000       09/01/96            00
    16102347                           .0000       08/01/26            0
    0                                 4.5000       08/01/97        08/01/97
    051/824                           4.0000       09/01/97        09/01/97
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509549                          10.2500         92,700.00        100
    MORRIS              ABRAHAM      10.2500         92,546.29         ZZ
    6404 SOLAR COURT                  9.7500            830.69         1
                                     16.2500            830.69         90
    FORT COLLINS    CO    80525      15.7500       06/21/96        103,000.00
    266544                           10.2500       08/01/96            23
    266544                            9.7500       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    921/921                           4.7500       08/01/98        08/01/98
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509610                           9.8750        153,750.00        100
    FITTRO              THOMAS        9.8750        153,680.14         ZZ
    3251 HONOLULU AVENUE              9.3750          1,335.09         1
                                     15.8750          1,335.09         75
    GLENDALE        CA    91214      15.3750       07/11/96        205,000.00
    280001509610                       .0000       09/01/96            23
    0004504809                         .0000       08/01/26            0
    0                                 4.7500       08/01/99        08/01/99
1


    462/824                           4.2500       09/01/99        09/01/99
      25                              6.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509619                          10.7500        140,250.00        100
    BRITT               STEVEN       10.7500        140,197.20         ZZ
    4825 AVENIDA VISTA VERDE         10.2500          1,309.21         1
                                     15.7500          1,309.21         85
    PALMDALE        CA    92551      15.2500       07/22/96        165,000.00
    280001509619                       .0000       09/01/96            23
    100010090                          .0000       08/01/26            0
    0                                 5.7500       08/01/99        08/01/99
    E19/824                           5.2500       09/01/99        09/01/99
      25                              9.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509632                          10.1250        299,000.00        100
    BENNETT             IAN          10.1250        298,871.21         ZZ
    634 GEORGIA AVENUE                9.6250          2,651.60         1
                                     15.1250          2,651.60         58
    PALO ALTO       CA    94306      14.6250       07/22/96        520,000.00
    280001509632                       .0000       09/01/96            00
    9307083                            .0000       08/01/26            0
    0                                 3.6250       08/01/97        08/01/97
    637/824                           3.1250       09/01/97        09/01/97
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509686                           9.8750        176,000.00        100
    HUDSON              ALFRED        9.8750        175,920.04         ZZ
    5153 SOUTH GRAHAM STREET          9.3750          1,528.29         1
                                     15.8750          1,528.29         80
    SEATTLE         WA    98118      15.3750       07/23/96        220,000.00
1


    280001509686                       .0000       09/01/96            00
    3410370                            .0000       08/01/26            0
    0                                 4.2500       08/01/97        08/01/97
    180/824                           3.7500       09/01/97        09/01/97
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509714                           7.5000        195,000.00        100
    KESSLER             JONATHAN      7.5000        194,709.66         ZZ
    10090 UNITED PLACE                7.0000          1,363.47         1
                                     13.5000          1,363.47         65
    CUPERTINO       CA    95014      13.0000       06/07/96        300,000.00
    280001509714                      7.5000       08/01/96            00
    4206694                           7.0000       07/01/26            0
    0                                 4.7500       01/01/97        01/01/97
    862/824                           4.2500       02/01/97        02/01/97
      25                              7.5000          .0000           .0000
    A                                 8.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1509724                           9.0000        292,500.00        100
    CONSTANTINO         GLEN          9.0000        292,179.24         ZZ
    330 NANCY WAY                     8.5000          2,353.53         1
                                     16.0000          2,353.53         90
    LA CANADA FLIN  CA    91011      15.5000       06/01/96        325,000.00
    280001509724                       .0000       08/01/96            23
    DA4172052                          .0000       07/01/26            0
    0                                 5.3750       01/01/97        01/01/97
    862/824                           4.8750       02/01/97        02/01/97
      25                              9.0000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509744                           8.5000         52,000.00        100
    LUNCEFORD           NANCY         8.5000         51,936.76         ZZ
1


    1220 SE 2ND STREET                8.0000            399.84         1
                                     14.5000            399.84         44
    GRESHAM         OR    97080      14.0000       06/05/96        120,000.00
    280001509744                       .0000       08/01/96            00
    4014817                            .0000       07/01/26            0
    0                                 5.8750       01/01/97        01/01/97
    862/824                           5.3750       02/01/97        02/01/97
      25                              8.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509758                           9.8750        333,000.00        100
    SCHWARTZ            ROBERT        9.8750        332,696.16         ZZ
    25944 WEST COLERIDGE PLACE        9.3750          2,891.61         1
                                     15.8750          2,891.61         90
    STEVENSON RANC  CA    91381      15.3750       06/07/96        370,000.00
    280001509758                       .0000       08/01/96            23
    DA4173852                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1509771                           9.7500        113,400.00        100
    SCHOLDER            A             9.7500        113,293.74         ZZ
    2677 CENTINELA AVENUE NO 207      9.2500            974.29         1
                                     15.7500            974.29         84
    SANTA MONICA    CA    90405      15.2500       06/11/96        135,000.00
    280001509771                       .0000       08/01/96            23
    DA4175535                          .0000       07/01/26            0
    0                                 5.6250       07/01/98        07/01/98
    862/824                           5.1250       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000
1




    1509795                           9.6250        126,400.00        100
    GERRITY             TIMOTHY       9.6250        126,216.86         ZZ
    20230 SUPERIOR STREET             9.1250          1,074.39         1
                                     15.6250          1,074.39         80
    CHATSWORTH ARE  CA    91311      15.1250       05/22/96        158,000.00
    280001509795                       .0000       07/01/96            00
    DA4214052                          .0000       06/01/26            0
    0                                 5.7500       06/01/98        06/01/98
    862/824                           5.2500       07/01/98        07/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509802                           9.5000         80,000.00        100
    SEGO                PATRICIA      9.5000         79,920.97         ZZ
    12659 RIDGEWOOD ROAD SE           9.0000            672.69         1
                                     15.5000            672.69         61
    JEFFERSON       OR    97352      15.0000       06/12/96        132,500.00
    280001509802                       .0000       08/01/96            00
    DA4183364                          .0000       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    862/824                           6.0000       08/01/98        08/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509810                           9.8750         80,500.00        100
    DEYOUNG             TAMARA        9.8750         80,389.34         ZZ
    3655 VINEYARD AVENUE NE           9.3750            699.03         1
                                     15.8750            699.03         90
    GRAND RAPIDS    MI    49505      15.3750       05/31/96         89,500.00
    280001509810                       .0000       07/01/96            23
    DA4109682                          .0000       06/01/26            0
    0                                 5.8750       06/01/98        06/01/98
    862/824                           5.3750       07/01/98        07/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509814                           9.8750        139,500.00        100
    SHORE               HARRY         9.8750        139,282.87         ZZ
    6526 CLEOMOORE AVENUE             9.3750          1,211.35         1
    WEST HILLS AREA                  15.8750          1,211.35         90
    LOS ANGELES     CA    91307      15.3750       04/29/96        155,000.00
    280001509814                       .0000       07/01/96            23
    DA4090676                          .0000       06/01/26            0
    0                                 5.6250       06/01/98        06/01/98
    862/824                           5.1250       07/01/98        07/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509866                           9.7500        105,000.00        100
    FOGLEMAN            MELVIN        9.7500        104,951.02         ZZ
    7325 MAIN AVENUE                  9.2500            902.11         1
                                     15.7500            902.11         75
    ORANGEVALE      CA    95662      15.2500       07/15/96        140,000.00
    280001509866                       .0000       09/01/96            00
    0410126213                         .0000       08/01/26            0
    0                                 5.3750       02/01/97        02/01/97
    E22/824                           4.8750       03/01/97        03/01/97
      25                              8.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509941                          10.5500        112,500.00        100
    ALARCON             JOSE         10.5500        112,411.15         ZZ
    1200 WEST EBONY STREET           10.0500          1,033.29         1
                                     16.5500          1,033.29         90
    DENVER          CO    80221      16.0500       06/24/96        125,000.00
    267575                           10.5500       08/01/96            23
    267575                           10.0500       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    921/921                           4.7500       08/01/98        08/01/98
      25                             10.5500          .0000           .0000
    A                                13.5500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509945                          10.8000         61,110.00        100
    GORDON              KENNETH      10.8000         61,064.28         ZZ
    72 QUAIL FOREST DRIVE            10.3000            572.75         1
                                     16.8000            572.75         90
    SAVANNAH        GA    31419      16.3000       06/25/96         68,000.00
    297440                           10.8000       08/01/96            23
    297440                           10.3000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    921/921                           5.0000       08/01/98        08/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509964                           9.0000        275,000.00        100
    ASENCIO             MICHAEL       9.0000        274,698.43         ZZ
    1688 SOUTH CROMWELL PLACE         8.5000          2,212.72         1
                                     15.0000          2,212.72         89
    WESTLAKE VILLA  CA    91361      14.5000       06/12/96        310,000.00
    280001509964                       .0000       08/01/96            23
    DA4215083                          .0000       07/01/26            0
    0                                 5.6250       01/01/97        01/01/97
    862/824                           5.1250       02/01/97        02/01/97
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1509969                           7.5000        161,250.00        100
    DOWD                ROBERT        7.5000        161,009.89         ZZ
    21438 HAWAIIAN AVENUE             7.0000          1,127.49         1
                                     13.5000          1,127.49         75
    LAKEWOOD        CA    90715      13.0000       06/12/96        215,000.00
    280001509969                       .0000       08/01/96            00
    4225231                            .0000       07/01/26            0
    0                                 4.7500       01/01/97        01/01/97
1


    862/824                           4.2500       02/01/97        02/01/97
      25                              7.5000          .0000           .0000
    A                                 8.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509972                           9.1250        271,000.00        100
    BELMONT             DANIEL        9.1250        270,710.45         ZZ
    454 GULL DRIVE                    8.6250          2,204.95         1
                                     15.1250          2,204.95         78
    BODEGA BAY      CA    94923      14.6250       06/12/96        350,000.00
    280001509972                       .0000       08/01/96            00
    4041091                            .0000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    862/824                           5.2500       02/01/97        02/01/97
      25                              9.1250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1509975                           9.3750        323,250.00        100
    WESTLUND JR         CHARLES       9.3750        323,086.76         ZZ
    1441 KAWEAH ROAD                  8.8750          2,688.63         1
                                     15.3750          2,688.63         75
    PALM SPRINGS    CA    92262      14.8750       07/17/96        431,000.00
    280001509975                       .0000       09/01/96            00
    961245                             .0000       08/01/26            0
    0                                 5.3750       08/01/97        08/01/97
    E97/824                           4.8750       09/01/97        09/01/97
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509977                           9.8750        140,150.00        100
    TIBERGHIEN          FREDERIC      9.8750        140,022.10         ZZ
    382 NORTH WAVERLY STREET          9.3750          1,217.00         1
                                     15.8750          1,217.00         85
    ORANGE          CA    92669      15.3750       06/13/96        164,900.00
1


    280001509977                       .0000       08/01/96            23
    DA4200127                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509986                           9.7500         80,100.00        100
    FELLNER             JAMES         9.7500         80,024.94         ZZ
    7518 WEST CINNABAR AVENUE         9.2500            688.19         1
                                     15.7500            688.19         90
    PEORIA          AZ    85345      15.2500       06/18/96         89,000.00
    280001509986                       .0000       08/01/96            23
    DA4191227                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1509989                           9.2500         53,000.00        100
    STEPHAN             ELIZABETH     9.2500         52,940.81         ZZ
    8749 GREENBRIAN DRIVE             8.7500            436.02         1
                                     15.2500            436.02         61
    PEORIA          AZ    85382      14.7500       06/18/96         88,000.00
    280001509989                       .0000       08/01/96            00
    DA4190823                          .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1510594                           9.8750         64,500.00        100
    BRAWNER             MAYZELLA      9.8750         64,441.14         ZZ
1


    1514 HANCOCK STREET               9.3750            560.09         1
                                     15.8750            560.09         75
    SAN BERNARDINO  CA    92411      15.3750       06/10/96         86,000.00
    280001510594                       .0000       08/01/96            00
    4175212                            .0000       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
    862/824                           6.2500       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511029                           9.5000        207,000.00        100
    MERCER              DWIGHT        9.5000        206,795.55         ZZ
    3561 MINTO COURT                  9.0000          1,740.57         1
                                     15.5000          1,740.57         90
    SAN JOSE        CA    95132      15.0000       06/07/96        232,000.00
    280001511029                       .0000       08/01/96            23
    DA4205217                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511239                           9.8750        161,800.00        100
    TRANKINA            VINCE         9.8750        161,652.36         ZZ
    639 OZONE AVENUE                  9.3750          1,404.99         1
                                     15.8750          1,404.99         90
    SANTA MONICA    CA    90405      15.3750       06/03/96        180,000.00
    280001511239                       .0000       08/01/96            23
    DA4174892                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1511267                          11.1250        104,300.00        100
    LARSON              JEFF         11.1250        104,227.27         ZZ
    1078 CEDAR STREET                10.6250          1,003.14         1
                                     17.1250          1,003.14         70
    FOREST GROVE    OR    97116      16.6250       06/04/96        149,000.00
    280001511267                       .0000       08/01/96            00
    DA4139135                          .0000       07/01/26            0
    0                                 7.2500       07/01/98        07/01/98
    862/824                           6.7500       08/01/98        08/01/98
      25                             11.1250          .0000           .0000
    A                                14.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511275                          10.3750        252,000.00        100
    HALL                ROBERT       10.3750        251,793.35         ZZ
    15104 SOUTHEAST 63RD STREET       9.8750          2,281.63         1
                                     16.3750          2,281.63         90
    BELLEVUE        WA    98006      15.8750       06/18/96        280,000.00
    280001511275                       .0000       08/01/96            23
    DA4080537                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511282                          10.1250        110,500.00        100
    SORENSEN            CHRIS        10.1250        110,404.40         ZZ
    350 SOUTH 2470 WEST               9.6250            979.94         1
                                     16.1250            979.94         85
    PROVO           UT    84601      15.6250       06/10/96        130,000.00
    280001511282                       .0000       08/01/96            23
    DA4219481                          .0000       07/01/26            0
    0                                 6.2500       07/01/98        07/01/98
    862/824                           5.7500       08/01/98        08/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511291                           8.7500         81,000.00        100
    VEENHUIZEN          STEVEN        8.7500         80,906.45         ZZ
    4217 NE MASON STREET              8.2500            637.23         1
                                     14.7500            637.23         68
    PORTLAND        OR    97218      14.2500       06/10/96        120,000.00
    280001511291                       .0000       08/01/96            00
    DA4183232                          .0000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    862/824                           5.0000       08/01/98        08/01/98
      25                              8.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511322                          10.3750        203,200.00        100
    FULLMER             JOHN         10.3750        203,033.37         ZZ
    11655 SOUTH BROADVIEW WAY         9.8750          1,839.79         1
                                     16.3750          1,839.79         80
    SANDY           UT    84092      15.8750       06/04/96        254,000.00
    280001511322                       .0000       08/01/96            00
    DA4219200                          .0000       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
    862/824                           6.2500       08/01/98        08/01/98
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511419                          10.0500         93,900.00        100
    CARMICHAEL          GERALD       10.0500         93,817.44         ZZ
    7031 NW 20TH STREET               9.5500            827.52         1
                                     16.0500            827.52         85
    SUNRISE         FL    33313      15.5500       06/20/96        110,500.00
    297705                           10.0500       08/01/96            23
    297705                            9.5500       07/01/26            0
    0                                 4.5000       07/01/98        07/01/98
    921/921                           4.0000       08/01/98        08/01/98
      25                             10.0500          .0000           .0000
    A                                13.0500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511430                           9.1250        146,250.00        100
    EVANS               CHRISTOPH     9.1250        146,172.17         ZZ
    103 KNOLL CIRCLE                  8.6250          1,189.94         1
                                     16.1250          1,189.94         75
    SOUTH SAN FRAN  CA    94080      15.6250       07/11/96        195,000.00
    280001511430                       .0000       09/01/96            00
    20111943                           .0000       08/01/26            0
    0                                 5.2500       02/01/97        02/01/97
    051/824                           4.7500       03/01/97        03/01/97
      25                              7.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511432                          10.7500        191,700.00        100
    MARQUEZ             RICHARD      10.7500        191,627.83         ZZ
    1280 CLEARVIEW                   10.2500          1,789.48         1
                                     16.7500          1,789.48         90
    HOLLISTER       CA    95023      16.2500       07/16/96        213,000.00
    280001511432                       .0000       09/01/96            23
    16102349                           .0000       08/01/26            0
    0                                 6.5000       08/01/99        08/01/99
    051/824                           6.0000       09/01/99        09/01/99
      25                              7.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511454                          10.9500         72,375.00        100
    HICKS               EDGAR        10.9500         72,322.56         ZZ
    1308 29TH STREET                 10.4500            686.52         1
                                     16.9500            686.52         75
    GREELEY         CO    80631      16.4500       06/19/96         96,500.00
    266858                           10.9500       08/01/96            00
    266858                           10.4500       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
1


    921/921                           5.0000       08/01/98        08/01/98
      25                             10.9500          .0000           .0000
    A                                13.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511455                           9.9900         39,200.00        100
    HUBBLE              RHETT         9.9900         39,144.93         ZZ
    3848 BRISTOL AVENUE               9.4900            343.72         1
                                     16.9900            343.72         70
    KLAMATH FALLS   OR    97603      16.4900       06/03/96         56,000.00
    280001511455                      9.9900       08/01/96            00
    96201852                          9.4900       07/01/26            0
    0                                 6.1250       07/01/98        07/01/98
    E63/824                           5.6250       08/01/98        08/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511458                           9.5000         75,000.00        100
    KIEHL JR            ROBERT        9.5000         74,888.41         ZZ
    5235 NORTHWEST COYNER AVENUE      9.0000            630.65         1
                                     16.5000            630.65         72
    REDMOND         OR    97756      16.0000       05/28/96        105,000.00
    280001511458                      9.5000       07/01/96            00
    96201809                          9.0000       06/01/26            0
    0                                 5.9900       06/01/98        06/01/98
    E63/824                           5.4900       07/01/98        07/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511459                          10.5000        186,400.00        100
    THIELK              THERESA      10.5000        186,325.93         ZZ
    900 HAIKU ROAD                   10.0000          1,705.07         1
                                     16.5000          1,705.07         80
    HAIKU           HI    96708      16.0000       07/16/96        233,000.00
1


    280001511459                       .0000       09/01/96            00
    0410156061                         .0000       08/01/26            0
    0                                 4.7500       08/01/99        08/01/99
    E22/824                           4.2500       09/01/99        09/01/99
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511461                           9.9900        150,200.00        100
    BESS JR             JOHN          9.9900        150,066.25         ZZ
    513 SOUTH 43RD STREET             9.4900          1,317.01         1
                                     16.9900          1,317.01         80
    YAKIMA          WA    98901      16.4900       06/13/96        188,500.00
    280001511461                      9.9900       08/01/96            00
    96201842                          9.4900       07/01/26            0
    0                                 5.6250       07/01/98        07/01/98
    E63/824                           5.1250       08/01/98        08/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511462                          10.5000        114,150.00        100
    ROBERTSON           ANTHONY      10.5000        114,058.87         ZZ
    5627 NORTHEAST 26TH AVENUE       10.0000          1,044.18         1
                                     17.5000          1,044.18         80
    PORTLAND        OR    97211      17.0000       06/18/96        142,698.00
    280001511462                     10.5000       08/01/96            00
    96201896                         10.0000       07/01/26            0
    0                                 6.8750       07/01/98        07/01/98
    E63/824                           6.3750       08/01/98        08/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511466                          11.2500        148,000.00        100
    SEARS               TODD         11.2500        147,899.59         ZZ
1


    19144 LOT WHITCOMB DRIVE         10.7500          1,437.47         1
                                     18.2500          1,437.47         80
    OREGON CITY     OR    97045      17.7500       06/20/96        185,000.00
    280001511466                     11.2500       08/01/96            00
    96201840                         10.7500       07/01/26            0
    0                                 7.5000       07/01/98        07/01/98
    E63/824                           7.0000       08/01/98        08/01/98
      45                             11.2500          .0000           .0000
    A                                14.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511471                          10.9900        117,675.00        100
    HARPER              JAMES        10.9900        117,590.50         ZZ
    2034  BEST LANE                  10.4900          1,119.76         1
                                     17.9900          1,119.76         90
    EUGENE          OR    97401      17.4900       06/05/96        130,750.00
    280001511471                     10.9900       08/01/96            23
    96201847                         10.4900       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    E63/824                           6.0000       08/01/98        08/01/98
      45                             10.9900          .0000           .0000
    A                                13.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511474                           9.7500         68,800.00        100
    STAMMER             ROBERT        9.7500         68,735.54         ZZ
    16060 NORTHEAST HOLLADAY ST       9.2500            591.10         1
                                     16.7500            591.10         80
    PORTLAND        OR    97230      16.2500       06/11/96         86,500.00
    280001511474                      9.7500       08/01/96            00
    96201844                          9.2500       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    E63/824                           5.5000       08/01/98        08/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1511481                           9.2500        162,000.00        100
    TUMLINSON           GRAYSON       9.2500        161,831.37         ZZ
    5430 NORTHWEST JACKSON STREET     8.7500          1,332.74         1
                                     16.2500          1,332.74         90
    CAMAS           WA    98607      15.7500       06/11/96        180,000.00
    280001511481                      9.2500       08/01/96            23
    96201941                          8.7500       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    E63/824                           5.0000       02/01/97        02/01/97
      45                              9.2500          .0000           .0000
    A                                10.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511487                          10.0000         55,200.00        100
    WILLIAMS            JOAN         10.0000         55,175.58         ZZ
    781 MAIN ST                       9.5000            484.42         1
                                     16.0000            484.42         80
    STONE MOUNTAIN  GA    30083      15.5000       07/12/96         69,000.00
    280001511487                       .0000       09/01/96            00
    1511487                            .0000       08/01/26            0
    0                                 4.7500       08/01/99        08/01/99
    896/824                           4.2500       09/01/99        09/01/99
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511493                           9.6250         97,200.00        100
    LARSEN              JUDITH        9.6250         97,106.49         ZZ
    2866 SOUTHWEST MEADOW LANE        9.1250            826.19         1
                                     16.6250            826.19         80
    REDMOND         OR    97756      16.1250       06/12/96        121,500.00
    280001511493                      9.6250       08/01/96            00
    96201894                          9.1250       07/01/26            0
    0                                 5.9900       07/01/98        07/01/98
    E63/824                           5.4900       08/01/98        08/01/98
      45                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511496                           9.9900        341,600.00        100
    ANDERSEN            SCOTT         9.9900        341,295.84         ZZ
    15021 SOUTHEAST RIVER FOREST      9.4900          2,995.27         1
    DRIVE                            16.9900          2,995.27         80
    MILWAUKIE       OR    97267      16.4900       06/12/96        427,000.00
    280001511496                      9.9900       08/01/96            00
    96201877                          9.4900       07/01/26            0
    0                                 6.1250       07/01/98        07/01/98
    E63/824                           5.6250       08/01/98        08/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511497                          10.3750        120,000.00        100
    DIETZ               PAUL         10.3750        119,951.01         ZZ
    5602 S 35TH STREET                9.8750          1,086.49         1
                                     16.3750          1,086.49         80
    FARGO           ND    58104      15.8750       07/17/96        150,000.00
    280001511497                       .0000       09/01/96            00
    6011936                            .0000       08/01/26            0
    0                                 4.5000       08/01/97        08/01/97
    962/824                           4.0000       09/01/97        09/01/97
      45                              8.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1511503                           9.9900        225,250.00        100
    HORNBECK            KAREN         9.9900        225,049.43         ZZ
    12703 4TH AVENUE NORTHWEST        9.4900          1,975.07         1
                                     16.9900          1,975.07         85
    SEATTLE         WA    98177      16.4900       06/05/96        265,000.00
    280001511503                      9.9900       08/01/96            23
    96201868                          9.4900       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    E63/824                           5.2500       08/01/98        08/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
1


      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511506                          10.5000        100,700.00        100
    LOGAN               RICHARD      10.5000        100,619.61         ZZ
    525 HIGHLAND DRIVE               10.0000            921.14         1
                                     17.5000            921.14         90
    WENATCHEE       WA    98801      17.0000       06/10/96        111,900.00
    280001511506                     10.5000       08/01/96            23
    96201900                         10.0000       07/01/26            0
    0                                 5.9900       07/01/98        07/01/98
    E63/824                           5.4900       08/01/98        08/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511507                          10.3750        110,450.00        100
    HARPER              DAVID        10.3750        110,359.41         ZZ
    12043 SOUTHEAST RAYMOND STREE     9.8750          1,000.03         1
                                     17.3750          1,000.03         85
    PORTLAND        OR    97266      16.8750       06/03/96        129,950.00
    280001511507                     10.3750       08/01/96            23
    96201867                          9.8750       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    E63/824                           5.2500       08/01/98        08/01/98
      45                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511511                           9.3750        210,000.00        100
    O'CONNELL           STEVEN        9.3750        209,787.06         ZZ
    3579 STONY POINT ROAD             8.8750          1,746.68         1
                                     16.3750          1,746.68         88
    SANTA ROSA      CA    95407      15.8750       06/14/96        240,000.00
    280001511511                      9.3750       08/01/96            23
    96201876                          8.8750       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
1


    E63/824                           5.0000       08/01/98        08/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511515                          10.2500        128,000.00        100
    BAILA               RADU         10.2500        127,892.18         ZZ
    18527 SOUTHEAST STEPHENS          9.7500          1,147.01         1
    CIRCLE                           17.2500          1,147.01         74
    PORTLAND        OR    97233      16.7500       06/05/96        175,000.00
    280001511515                     10.2500       08/01/96            00
    96201885                          9.7500       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    E63/824                           5.3750       08/01/98        08/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511516                           9.9900        180,000.00        100
    CASTELHANO          DANIEL        9.9900        179,839.74         ZZ
    509 EMERSON STREET                9.4900          1,578.30         1
                                     16.9900          1,578.30         80
    FREMONT         CA    94539      16.4900       06/07/96        225,000.00
    280001511516                      9.9900       08/01/96            00
    96201820                          9.4900       07/01/26            0
    0                                 6.1250       07/01/98        07/01/98
    E63/824                           5.6250       08/01/98        08/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511523                           9.9900         97,750.00        100
    EMERY               DONALD        9.9900         97,662.95         ZZ
    12809 NORTHEAST 14TH STREET       9.4900            857.11         1
                                     16.9900            857.11         85
    VANCOUVER       WA    98684      16.4900       06/05/96        115,000.00
1


    280001511523                      9.9900       08/01/96            23
    96201849                          9.4900       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    E63/824                           5.2500       08/01/98        08/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511529                           9.2500         86,800.00        100
    GALER               WALTER        9.2500         86,709.64         ZZ
    1710 SOUTHEAST 181ST AVENUE       8.7500            714.09         1
                                     16.2500            714.09         70
    PORTLAND        OR    97233      15.7500       06/11/96        124,000.00
    280001511529                      9.2500       08/01/96            00
    96201836                          8.7500       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    E63/824                           5.0000       08/01/98        08/01/98
      45                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511533                          10.9900        107,100.00        100
    CHONZENA            JAMES        10.9900        107,023.09         ZZ
    4528 OLYMPIA WAY                 10.4900          1,019.13         1
                                     17.9900          1,019.13         90
    LONGVIEW        WA    98632      17.4900       06/21/96        119,000.00
    280001511533                     10.9900       08/01/96            23
    96201338                         10.4900       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    E63/824                           6.0000       08/01/98        08/01/98
      45                             10.9900          .0000           .0000
    A                                13.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511535                          10.6250        107,900.00        100
    HALL                WILLIAM      10.6250        107,816.16         ZZ
1


    6230 SOUTHEAST 136TH AVENUE      10.1250            997.10         1
                                     17.6250            997.10         90
    PORTLAND        OR    97266      17.1250       06/06/96        119,900.00
    280001511535                     10.6250       08/01/96            23
    96201897                         10.1250       07/01/26            0
    0                                 5.9900       07/01/98        07/01/98
    E63/824                           5.4900       08/01/98        08/01/98
      45                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511536                           9.7500         60,000.00        100
    HARMON              JEREMY        9.7500         59,455.34         ZZ
    1812 EAST 33RD STREET             9.2500            515.50         1
                                     16.7500            515.50         80
    VANCOUVER       WA    98663      16.2500       06/17/96         75,000.00
    280001511536                      9.7500       08/01/96            00
    96201839                          9.2500       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    E63/824                           5.3750       08/01/98        08/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511541                          10.5000         58,800.00        100
    GOMEZ               JIM          10.5000         58,753.06         ZZ
    2210 SOUTHEAST 181ST AVENUE      10.0000            537.87         1
                                     17.5000            537.87         60
    PORTLAND        OR    97233      17.0000       06/03/96         98,000.00
    280001511541                     10.5000       08/01/96            00
    96201846                         10.0000       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
    E63/824                           6.2500       08/01/98        08/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000
1




    1511782                           8.3750        310,250.00        100
    ADAMS               JIM           8.3750        309,862.96         ZZ
    19752 TORRES WAY                  7.8750          2,358.13         1
                                     14.3750          2,358.13         80
    TRABUCO CANYON  CA    92679      13.8750       06/17/96        387,836.00
    280001511782                      8.3750       08/01/96            00
    DA4200325                         7.8750       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
    862/824                           4.7500       02/01/97        02/01/97
      25                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511790                           8.8750        288,000.00        100
    SHAW                LOUIS         8.8750        287,675.88         ZZ
    5044 BELLAIRE AVENUE              8.3750          2,291.46         1
    VALLEY VILLAGE AREA              14.8750          2,291.46         80
    LOS ANGELES     CA    91607      14.3750       06/26/96        360,000.00
    280001511790                       .0000       08/01/96            00
    DA4215778                          .0000       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    862/824                           4.7500       08/01/98        08/01/98
      25                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511791                           9.1250        180,000.00        100
    RITCHIE II          GORDON        9.1250        179,807.69         ZZ
    35826 ELLMAN PLACE                8.6250          1,464.54         1
                                     15.1250          1,464.54         80
    FREMONT         CA    94536      14.6250       06/17/96        225,000.00
    280001511791                       .0000       08/01/96            00
    DA4029989                          .0000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    862/824                           5.0000       08/01/98        08/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511793                          10.2500         98,599.00        100
    GROGAN              STEVEN       10.2500         98,515.94         ZZ
    1505 SE LIBERTY AVENUE            9.7500            883.55         1
                                     16.2500            883.55         90
    GRESHAM         OR    97080      15.7500       06/07/96        109,555.00
    280001511793                       .0000       08/01/96            23
    DA4137873                          .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511842                           8.2500        104,900.00        100
    GRAFTON-BAYNE       JOREEN        8.2500        104,281.15         ZZ
    1596 GLEN ERIN DRIVE              7.7500            788.08         1
                                     14.2500            788.08         80
    MOUNT PLEASANT  SC    29465      13.7500       12/01/95        131,145.00
    280001511842                       .0000       01/01/96            00
    50221                              .0000       12/01/25            0
    0                                 4.0000       12/01/96        12/01/96
    455/824                           3.5000       01/01/97        01/01/97
      45                              6.2500          .0000           .0000
    A                                10.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511914                          10.2500         97,600.00        100
    CONNELY             SYLVIA       10.2500         97,559.08         ZZ
    11939 BELLAIRE CIRCLE             9.7500            874.59         1
                                     16.2500            874.59         84
    THORNTON        CO    80233      15.7500       07/17/96        117,000.00
    280001511914                       .0000       09/01/96            23
    0410133045                         .0000       08/01/26            0
    0                                 5.2500       08/01/97        08/01/97
    E22/824                           4.7500       09/01/97        09/01/97
      45                              8.2500          .0000           .0000
    A                                12.2500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511918                          10.3750         65,000.00        100
    MERRILL             RACHEL       10.3750         64,946.67         ZZ
    12102 GARD AVENUE                 9.8750            588.52         1
                                     16.3750            588.52         49
    NORWALK         CA    90650      15.8750       06/24/96        135,000.00
    280001511918                       .0000       08/01/96            00
    4201885                            .0000       07/01/26            0
    0                                 6.6250       07/01/98        07/01/98
    862/824                           6.1250       08/01/98        08/01/98
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511924                           8.6250        114,750.00        100
    GIAO                ERIC          8.6250        114,614.00         ZZ
    12846 CORIANDER COURT             8.1250            892.52         1
                                     14.6250            892.52         75
    RANCHO CUCAMON  CA    91739      14.1250       06/12/96        153,000.00
    280001511924                       .0000       08/01/96            00
    4226049                            .0000       07/01/26            0
    0                                 4.5000       07/01/98        07/01/98
    862/824                           4.0000       08/01/98        08/01/98
      25                              8.6250          .0000           .0000
    A                                11.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511928                           8.8750        112,500.00        100
    CHAPMAN             LARRY         8.8750        112,373.37         ZZ
    1123 119TH DRIVE SOUTHEAST        8.3750            895.11         1
                                     14.8750            895.11         75
    LAKE STEVENS    WA    98258      14.3750       06/25/96        150,100.00
    280001511928                       .0000       08/01/96            00
    4081303                            .0000       07/01/26            0
    0                                 4.8750       07/01/98        07/01/98
1


    862/824                           4.3750       08/01/98        08/01/98
      25                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511932                          10.7500         60,000.00        100
    WILLIAMS            SANDRA       10.7500         59,954.62         ZZ
    2522 MONTCLAIR STREET            10.2500            560.09         1
                                     16.7500            560.09         75
    STOCKTON        CA    95205      16.2500       06/21/96         80,000.00
    280001511932                       .0000       08/01/96            00
    4040465                            .0000       07/01/26            0
    0                                 7.3750       07/01/98        07/01/98
    862/824                           6.8750       08/01/98        08/01/98
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511934                           9.5000        200,600.00        100
    CAMP                BRAD          9.5000        200,351.46         ZZ
    8134 SOUTH GRAMBLING WAY          9.0000          1,686.76         1
                                     15.5000          1,686.76         85
    SANDY           UT    84094      15.0000       06/19/96        236,000.00
    280001511934                       .0000       08/01/96            23
    4219762                            .0000       07/01/26            0
    0                                 5.6250       07/01/98        07/01/98
    862/824                           5.1250       08/01/98        08/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511936                          11.1250        189,000.00        100
    WAGNER              THOMAS       11.1250        188,868.23         ZZ
    4714 SOUTHWEST EDDY STREET       10.6250          1,817.77         1
                                     17.1250          1,817.77         75
    SEATTLE         WA    98136      16.6250       06/10/96        252,000.00
1


    280001511936                       .0000       08/01/96            00
    4079729                            .0000       07/01/26            0
    0                                 7.2500       07/01/98        07/01/98
    862/824                           6.7500       08/01/98        08/01/98
      25                             11.1250          .0000           .0000
    A                                14.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511938                           8.8750        382,500.00        100
    YEAROUT             KIMBERLY      8.8750        382,285.57         ZZ
    10208 SAN BERNANDINO DRIVE NE     8.3750          3,043.34         1
                                     14.8750          3,043.34         80
    ALBUQUERQUE     NM    87122      14.3750       07/17/96        478,459.00
    280001511938                       .0000       09/01/96            00
    0410136170                         .0000       08/01/26            0
    0                                 4.3750       08/01/97        08/01/97
    E22/824                           3.8750       09/01/97        09/01/97
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511940                           9.8750        206,100.00        100
    ALCASID             EDNA          9.8750        205,911.95         ZZ
    3421 VETERAN AVENUE               9.3750          1,789.67         1
                                     15.8750          1,789.67         90
    LOS ANGELES     CA    90034      15.3750       06/25/96        229,000.00
    280001511940                       .0000       08/01/96            23
    4215489                            .0000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    862/824                           5.5000       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511981                           9.8750        157,200.00        100
    KURATA              GEORGE        9.8750        157,056.56         ZZ
1


    1183 GANTLIN AVENUE               9.3750          1,365.05         1
                                     15.8750          1,365.05         85
    SIMI VALLEY     CA    93065      15.3750       06/18/96        185,000.00
    280001511981                       .0000       08/01/96            23
    4214904                            .0000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    862/824                           5.5000       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511992                           8.6250        127,200.00        100
    KIM                 SOO           8.6250        127,049.26         ZZ
    254 ROBLES ROAD                   8.1250            989.35         1
                                     14.6250            989.35         80
    ARROYO GRANDE   CA    93420      14.1250       06/26/96        159,000.00
    280001511992                       .0000       08/01/96            00
    4215851                            .0000       07/01/26            0
    0                                 4.7500       07/01/98        07/01/98
    862/824                           4.2500       08/01/98        08/01/98
      25                              8.6250          .0000           .0000
    A                                11.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1511994                          10.0000        119,700.00        100
    MESMAN              JOE          10.0000        117,840.50         ZZ
    2820 WHISPERING LAKES LANE        9.5000          1,050.46         1
                                     16.0000          1,050.46         90
    ONTARIO         CA    91761      15.5000       06/17/96        133,000.00
    280001511994                       .0000       08/01/96            23
    4175089                            .0000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    862/824                           5.5000       08/01/98        08/01/98
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1512000                           9.7500        135,100.00        100
    SMUTZ               P             9.7500        134,973.42         ZZ
    4211 SKYBROOK COURT               9.2500          1,160.72         1
                                     15.7500          1,160.72         85
    MOORPARK        CA    93021      15.2500       06/12/96        159,000.00
    280001512000                       .0000       08/01/96            23
    4215356                            .0000       07/01/26            0
    0                                 5.3750       07/01/98        07/01/98
    862/824                           4.8750       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1512003                           9.6250         75,200.00        100
    OWEN                JOEL          9.6250         75,163.98         ZZ
    1792 BILLE ROAD                   9.1250            639.19         1
                                     15.6250            639.19         80
    PARADISE        CA    95969      15.1250       07/11/96         94,000.00
    0410038079                         .0000       09/01/96            00
    0410038079                         .0000       08/01/26            0
    0                                 4.8750       02/01/97        02/01/97
    E22/824                           4.3750       03/01/97        03/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512005                          10.2500        144,000.00        100
    MOORE               DOUGLAS      10.2500        143,878.70         ZZ
    12316 NORTHEAST 68TH PLACE        9.7500          1,290.39         1
                                     16.2500          1,290.39         80
    KIRKLAND        WA    98033      15.7500       06/24/96        180,000.00
    280001512005                       .0000       08/01/96            00
    4080107                            .0000       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
    862/824                           6.2500       08/01/98        08/01/98
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512010                           9.7500        106,600.00        100
    QUALLS              TIMOTHY       9.7500        106,500.12         ZZ
    4278 BUTTERCUP AVENUE NE          9.2500            915.86         1
                                     15.7500            915.86         85
    SALEM           OR    97305      15.2500       06/14/96        125,500.00
    280001512010                       .0000       08/01/96            23
    4183489                            .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512033                          11.0500         88,125.00        100
    MANINGO             JEFFREY      11.0500         88,062.54         ZZ
    4871 NORTH QUITMAN STREET        10.5500            842.57         1
                                     17.0500            842.57         75
    DENVER          CO    80212      16.5500       06/26/96        117,500.00
    267856                           11.0500       08/01/96            00
    267856                           10.5500       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    921/921                           4.7500       08/01/98        08/01/98
      25                             11.0500          .0000           .0000
    A                                14.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512071                          11.3000        162,000.00        100
    TALLEY JR           AUSTIN       11.3000        161,891.29         ZZ
    701 ELKHURST PLACE               10.8000          1,579.60         1
                                     17.3000          1,579.60         90
    FORT WASHINGTO  MD    20744      16.8000       06/21/96        180,000.00
    410423                           11.3000       08/01/96            23
    410423                           10.8000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    921/921                           5.5000       08/01/98        08/01/98
      25                             11.3000          .0000           .0000
    A                                14.3000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512079                           9.2500        100,500.00        100
    MUHAMMAD            NAIM          9.2500        100,395.39         ZZ
    743 PYRAMID STREET                8.7500            826.79         1
                                     15.2500            826.79         78
    SAN DIEGO       CA    92114      14.7500       06/18/96        130,000.00
    280001512079                       .0000       08/01/96            00
    DA4183885                          .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512091                          10.1250         64,000.00        100
    WILSON, JR.         LARRY        10.1250         63,972.43         ZZ
    4555 WEST STREETSBORO ROAD        9.6250            567.57         1
                                     16.1250            567.57         83
    RICHFIELD       OH    44286      15.6250       07/18/96         78,000.00
    280001512091                       .0000       09/01/96            23
    BR96063706                         .0000       08/01/26            0
    0                                 5.0000       08/01/97        08/01/97
    B65/824                           4.5000       09/01/97        09/01/97
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512103                           9.5000        141,600.00        100
    COKER               CECELIA       9.5000        141,460.15         ZZ
    1991 CLARKE AVENUE                9.0000          1,190.65         1
                                     15.5000          1,190.65         80
    EAST PALO ALTO  CA    94303      15.0000       06/20/96        177,000.00
    280001512103                       .0000       08/01/96            00
    DA4206249                          .0000       07/01/26            0
    0                                 6.1250       07/01/98        07/01/98
1


    862/824                           5.6250       08/01/98        08/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512107                           9.7500         55,500.00        100
    RITCHIE             STEVEN        9.7500         55,474.11         ZZ
    516 11TH STREET S.                9.2500            476.83         1
                                     15.7500            476.83         75
    FARGO           ND    58103      15.2500       07/18/96         74,000.00
    280001512107                       .0000       09/01/96            00
    1234                               .0000       08/01/26            0
    0                                 4.2500       08/01/97        08/01/97
    962/824                           3.7500       09/01/97        09/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1512108                          10.0000         53,550.00        100
    WARTMAN             TODD         10.0000         53,526.31         ZZ
    R.R #1 BOX 97                     9.5000            469.94         1
                                     16.0000            469.94         90
    LAKE PARK       MN    56554      15.5000       07/18/96         59,500.00
    280001512108                       .0000       09/01/96            23
    1234                               .0000       08/01/26            0
    0                                 4.5000       02/01/97        02/01/97
    962/824                           4.0000       03/01/97        03/01/97
      45                              9.0000          .0000           .0000
    A                                11.0000            6              6
      360                               R            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1512109                           9.3750        306,000.00        100
    DOWNES              SUE ANN       9.3750        305,845.48         ZZ
    171 AVERY ROAD                    8.8750          2,545.15         1
                                     15.3750          2,545.15         89
    GARRISON        NY    10524      14.8750       08/01/96        345,000.00
1


    280001512109                       .0000       09/01/96            23
    2311011590                         .0000       08/01/26            0
    0                                 4.7500       10/01/97        10/01/97
    B26/824                           4.2500       11/01/97        11/01/97
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512113                          10.6250        352,000.00        100
    HOLCOMB, JR         PAUL         10.6250        351,863.84         ZZ
    7523 STOW ROAD                   10.1250          3,252.83         1
                                     16.6250          3,252.83         90
    HUDSON          OH    44236      16.1250       07/19/96        395,000.00
    280001512113                       .0000       09/01/96            23
    BR96063722                         .0000       08/01/26            0
    0                                 5.7500       08/01/97        08/01/97
    B65/824                           5.2500       09/01/97        09/01/97
      45                              8.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512132                          10.1250        188,100.00        100
    HUMPHREY            MARYLAND     10.1250        187,771.77         ZZ
    15016 CRESTKNOLL DRIVE            9.6250          1,668.12         1
                                     16.1250          1,668.12         90
    SYLMAR AREA     CA    91340      15.6250       04/22/96        209,000.00
    280001512132                       .0000       06/01/96            23
    4089280                            .0000       05/01/26            0
    0                                 6.5000       05/01/98        05/01/98
    862/824                           6.0000       06/01/98        06/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1512140                           8.6250        141,300.00        100
    BASHIR              ONYANGO       8.6250        141,132.54         ZZ
1


    31482 MEDINAH STREET              8.1250          1,099.02         1
                                     14.6250          1,099.02         90
    HAYWARD         CA    94544      14.1250       06/14/96        157,000.00
    280001512140                      8.6250       08/01/96            23
    4041174                           8.1250       07/01/26            0
    0                                 5.3750       01/01/97        01/01/97
    862/824                           4.8750       02/01/97        02/01/97
      25                              8.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512143                           9.8750        214,200.00        100
    CORRAL              GABRIEL       9.8750        214,004.55         ZZ
    6475 SUSSEX PLACE                 9.3750          1,860.01         1
                                     15.8750          1,860.01         90
    GILROY          CA    95020      15.3750       06/26/96        238,000.00
    280001512143                       .0000       08/01/96            23
    4207544                            .0000       07/01/26            0
    0                                 6.6250       07/01/98        07/01/98
    862/824                           6.1250       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512148                           9.8750        136,000.00        100
    WOOD                D             9.8750        135,875.90         ZZ
    1745 EAST DEER SHADOW LANE        9.3750          1,180.96         1
                                     15.8750          1,180.96         85
    TUCSON          AZ    85737      15.3750       06/20/96        160,000.00
    280001512148                       .0000       08/01/96            23
    4190302                            .0000       07/01/26            0
    0                                 6.3750       07/01/98        07/01/98
    862/824                           5.8750       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1




    1512153                           9.8750        131,750.00        100
    SELTZ               SHAWN         9.8750        131,629.79         ZZ
    21632 SOUTHEAST 238TH STREET      9.3750          1,144.05         1
                                     15.8750          1,144.05         85
    MAPLE VALLEY    WA    98038      15.3750       06/14/96        155,000.00
    280001512153                       .0000       08/01/96            23
    4080198                            .0000       07/01/26            0
    0                                 6.3750       07/01/98        07/01/98
    862/824                           5.8750       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512157                          10.1250        194,850.00        100
    MINER               MARY         10.1250        194,681.42         ZZ
    1654 215TH PLACE SOUTHEAST        9.6250          1,727.98         1
                                     16.1250          1,727.98         90
    ISSAQUAH        WA    98027      15.6250       06/24/96        216,500.00
    280001512157                       .0000       08/01/96            23
    4080776                            .0000       07/01/26            0
    0                                 6.2500       07/01/98        07/01/98
    862/824                           5.7500       08/01/98        08/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512162                           9.0000         97,500.00        100
    HICKS               PAULETTE      9.0000         97,393.08         ZZ
    21909 SOUTHEAST 249TH PLACE       8.5000            784.51         1
                                     15.0000            784.51         75
    KENT            WA    98042      14.5000       06/14/96        130,000.00
    280001512162                      9.0000       08/01/96            00
    4079489                           8.5000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    862/824                           5.2500       02/01/97        02/01/97
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1512164                          10.2500        179,500.00        100
    STEVENS             DONALD       10.2500        179,348.79         ZZ
    1831 EAST HERBERT AVENUE          9.7500          1,608.51         1
                                     16.2500          1,608.51         90
    SALT LAKE CITY  UT    84108      15.7500       06/14/96        200,000.00
    280001512164                       .0000       08/01/96            23
    4146502                            .0000       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
    862/824                           6.2500       08/01/98        08/01/98
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512171                           9.8750        184,455.00        100
    PARKER              ALTON         9.8750        184,286.69         ZZ
    17830 SW 114TH AVENUE             9.3750          1,601.72         1
                                     15.8750          1,601.72         90
    TUALATIN        OR    97062      15.3750       06/10/96        204,950.00
    280001512171                       .0000       08/01/96            23
    4183190                            .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1512180                           9.0000        312,000.00        100
    TOWNSEND            TERRY         9.0000        311,657.86         ZZ
    2680 RASMUSSEN COURT              8.5000          2,510.43         1
                                     15.0000          2,510.43         80
    PLEASANTON      CA    94588      14.5000       06/19/96        390,183.00
    280001512180                       .0000       08/01/96            00
    DA4134748                          .0000       07/01/26            0
    0                                 5.3750       07/01/98        07/01/98
    862/824                           4.8750       08/01/98        08/01/98
      25                              9.0000          .0000           .0000
    A                                12.0000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1512182                          10.0000        167,400.00        100
    DOIRON              JOHN         10.0000        167,251.26         ZZ
    4616 NORTH 46TH STREET            9.5000          1,469.06         1
                                     16.0000          1,469.06         90
    TACOMA          WA    98407      15.5000       06/17/96        186,000.00
    280001512182                       .0000       08/01/96            23
    4080230                            .0000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    862/824                           5.5000       08/01/98        08/01/98
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512189                           9.5000        151,300.00        100
    MILLS               LINDA         9.5000        151,150.55         ZZ
    20237 ACRE STREET                 9.0000          1,272.22         1
    (CANOGA PARK AREA)               15.5000          1,272.22         85
    LOS ANGELES     CA    91306      15.0000       06/14/96        178,000.00
    280001512189                       .0000       08/01/96            23
    4176012                            .0000       07/01/26            0
    0                                 5.6250       07/01/98        07/01/98
    862/824                           5.1250       08/01/98        08/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512198                           9.1250        112,500.00        100
    JACOBSON            KENNETH       9.1250        112,379.79         ZZ
    619 COUGAR STREET SOUTHEAST       8.6250            915.34         1
                                     15.1250            915.34         75
    OLYMPIA         WA    98503      14.6250       06/13/96        150,000.00
    280001512198                       .0000       08/01/96            00
    4080313                            .0000       07/01/26            0
    0                                 5.0000       07/01/98        07/01/98
1


    862/824                           4.5000       08/01/98        08/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512209                           9.3750        100,000.00        100
    CHANDLER            MICHAEL       9.3750         99,898.61         ZZ
    808 WEST ROAD 2 NORTH             8.8750            831.75         1
                                     15.3750            831.75         75
    CHINO VALLEY    AZ    86323      14.8750       06/19/96        133,500.00
    280001512209                       .0000       08/01/96            00
    4190278                            .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512214                           9.0000         95,000.00        100
    BROWN               JAMES         9.0000         94,895.81         ZZ
    7538 WINDSONG ROAD                8.5000            764.40         1
                                     15.0000            764.40         66
    SAN DIEGO       CA    92126      14.5000       06/21/96        145,000.00
    280001512214                       .0000       08/01/96            00
    4210951                            .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                              9.0000          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512225                           9.8750         60,000.00        100
    CORRY               RODNEY        9.8750         59,945.26         ZZ
    615 NORTH 1025 WEST               9.3750            521.01         1
                                     15.8750            521.01         60
    OREM            UT    84057      15.3750       06/24/96        100,000.00
1


    280001512225                       .0000       08/01/96            00
    4219275                            .0000       07/01/26            0
    0                                 6.3750       07/01/98        07/01/98
    862/824                           5.8750       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512239                           9.8750         67,500.00        100
    DIAZ                JOSE          9.8750         67,438.40         ZZ
    105 NECTARINE AVENUE              9.3750            586.14         1
                                     15.8750            586.14         75
    GOLETA          CA    93117      15.3750       06/17/96         90,000.00
    280001512239                       .0000       08/01/96            00
    4215505                            .0000       07/01/26            0
    0                                 6.3750       07/01/98        07/01/98
    862/824                           5.8750       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512244                           9.2500         68,000.00        100
    VALLES JR           JOE           9.2500         67,929.21         ZZ
    221 WEST NINTH STREET             8.7500            559.42         1
                                     15.2500            559.42         80
    STOCKTON        CA    95206      14.7500       06/19/96         85,000.00
    280001512244                       .0000       08/01/96            00
    4031100                            .0000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    862/824                           5.5000       08/01/98        08/01/98
      25                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512250                           9.5000        127,500.00        100
    SCHMIDT             LISA          9.5000        127,374.07         ZZ
1


    8046 RADFORD AVENUE               9.0000          1,072.09         1
    (NORTH HOLLYWOOD AREA)           15.5000          1,072.09         85
    LOS ANGELES     CA    91605      15.0000       06/18/96        150,000.00
    280001512250                       .0000       08/01/96            23
    4176103                            .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512255                           9.3750        172,000.00        100
    ROSALES             CALISTRO      9.3750        171,825.60         ZZ
    5632 ADENMOOR AVENUE              8.8750          1,430.61         1
                                     15.3750          1,430.61         80
    LAKEWOOD        CA    90713      14.8750       06/20/96        215,000.00
    280001512255                       .0000       08/01/96            00
    4199220                            .0000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    862/824                           5.0000       08/01/98        08/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512258                           9.5000         66,300.00        100
    BRAMBILA            ALFREDO       9.5000         66,234.51         ZZ
    902 EDINA LANE NE                 9.0000            557.49         1
                                     15.5000            557.49         89
    SALEM           OR    97301      15.0000       06/12/96         75,000.00
    280001512258                       .0000       08/01/96            23
    4182895                            .0000       07/01/26            0
    0                                 5.6250       07/01/98        07/01/98
    862/824                           5.1250       08/01/98        08/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1512262                          10.5000        107,100.00        100
    KRAJCIR             FREDRICK     10.5000        107,014.19         ZZ
    23855 NORTH 41ST AVENUE          10.0000            979.69         1
                                     16.5000            979.69         90
    PHOENIX         AZ    85310      16.0000       06/14/96        119,000.00
    280001512262                       .0000       08/01/96            23
    4190757                            .0000       07/01/26            0
    0                                 7.1250       07/01/98        07/01/98
    862/824                           6.6250       08/01/98        08/01/98
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512275                           9.8750        368,000.00        100
    FRIZZELLE           ROBIN         9.8750        367,832.80         ZZ
    325 ALDER COURT                   9.3750          3,195.53         4
                                     14.8750          3,195.53         80
    INCLINE VILLAG  NV    89450      14.3750       07/17/96        460,000.00
    280001512275                       .0000       09/01/96            00
    9307430                            .0000       08/01/26            0
    0                                 3.6250       08/01/97        08/01/97
    637/824                           3.1250       09/01/97        09/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512278                          11.1000         68,000.00        100
    JACKSON             JENNIFER     11.1000         67,952.32         ZZ
    1727 RICHLAND ROAD               10.6000            652.73         1
                                     17.1000            652.73         85
    ATLANTA         GA    30311      16.6000       06/26/96         80,000.00
    297630                           11.1000       08/01/96            23
    297630                           10.6000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    921/921                           5.2500       08/01/98        08/01/98
      25                             11.1000          .0000           .0000
    A                                14.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512279                          11.0500         92,000.00        100
    BENOIT              ROGER        11.0500         91,934.80         ZZ
    45 WILLOUGHBY YOUNG ROAD         10.5500            879.62         1
                                     17.0500            879.62         80
    FOSTER          RI    02825      16.5500       06/24/96        115,000.00
    410530                           11.0500       08/01/96            00
    410530                           10.5500       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    921/921                           4.7500       08/01/98        08/01/98
      25                             11.0500          .0000           .0000
    A                                14.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512282                          10.8000        116,625.00        100
    COLEMAN             SANDRA       10.8000        116,537.74         ZZ
    13861 BERKLEY DAVIS DRIVE        10.3000          1,093.06         1
                                     16.8000          1,093.06         75
    CHESTERFIELD    VA    23838      16.3000       06/19/96        157,000.00
    410266                           10.8000       08/01/96            00
    410266                           10.3000       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    921/921                           4.7500       08/01/98        08/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512289                          10.4000         86,700.00        100
    HEADECKER           BRIAN        10.4000         86,629.27         ZZ
    5582 PENNYBROOK TRAIL             9.9000            786.61         1
                                     16.4000            786.61         85
    STONE MOUNTAIN  GA    30087      15.9000       06/21/96        102,000.00
    296111                           10.4000       08/01/96            23
    296111                            9.9000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    921/921                           5.0000       08/01/98        08/01/98
      25                             10.4000          .0000           .0000
    A                                13.4000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512291                          10.2000        229,500.00        100
    SMYSER JR           WILLIAM      10.2000        229,304.61         ZZ
    14351 LOCUST GROVE COURT          9.7000          2,048.03         1
                                     16.2000          2,048.03         85
    CENTREVILLE     VA    22020      15.7000       06/18/96        270,000.00
    411009                           10.2000       08/01/96            23
    411009                            9.7000       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    921/921                           4.7500       08/01/98        08/01/98
      25                             10.2000          .0000           .0000
    A                                13.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1512295                          10.0500        136,000.00        100
    FURGALACK           VICTOR       10.0500        135,880.44         ZZ
    22 HERITAGE CIRCLE                9.5500          1,198.53         1
                                     16.0500          1,198.53         75
    CLINTON         CT    06413      15.5500       06/24/96        183,000.00
    410142                           10.0500       08/01/96            00
    410142                            9.5500       07/01/26            0
    0                                 4.7500       07/01/98        07/01/98
    921/921                           4.2500       08/01/98        08/01/98
      25                             10.0500          .0000           .0000
    A                                13.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512304                          10.7500         58,800.00        100
    MEJIA               ALEJANDRA    10.7500         58,777.86         ZZ
    15228 SW 81ST LANE               10.2500            548.89         1
                                     16.7500            548.89         69
    MIAMI           FL    33193      16.2500       07/19/96         86,000.00
    280001512304                       .0000       09/01/96            00
    0410192363                         .0000       08/01/26            0
    0                                 5.8750       08/01/97        08/01/97
1


    E22/824                           5.3750       09/01/97        09/01/97
      45                              8.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512305                           9.7500        333,000.00        100
    IGLESIAS            LEONARDO      9.7500        332,688.00         ZZ
    2629 FOSS AVENUE                  9.2500          2,860.99         1
                                     15.7500          2,860.99         90
    ARCADIA         CA    91006      15.2500       06/13/96        370,000.00
    280001512305                       .0000       08/01/96            23
    DA4175204                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512306                           9.7500        161,000.00        100
    PHILLIPS            KIMBERLY      9.7500        160,849.15         ZZ
    1588 CIPRES COURT                 9.2500          1,383.24         1
                                     15.7500          1,383.24         90
    CAMARILLO       CA    93010      15.2500       06/24/96        179,000.00
    280001512306                       .0000       08/01/96            23
    DA4215729                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512309                           9.8750        164,050.00        100
    MOYA                JERRY         9.8750        163,900.31         ZZ
    2668 KIMBALL DRIVE                9.3750          1,424.53         1
                                     15.8750          1,424.53         85
    SAN JOSE        CA    95121      15.3750       06/13/96        193,000.00
1


    280001512309                       .0000       08/01/96            23
    DA4204996                          .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512310                           8.7500        199,200.00        100
    CRUZ                FERNANDO      8.7500        199,085.39         ZZ
    14618 HEATHERMERE LANE            8.2500          1,567.11         1
                                     14.7500          1,567.11         80
    ORLANDO         FL    32837      14.2500       07/19/96        250,000.00
    280001512310                       .0000       09/01/96            00
    0410194419                         .0000       08/01/26            0
    0                                 4.8750       02/01/97        02/01/97
    E22/824                           4.3750       03/01/97        03/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1512313                          10.2500         98,240.00        100
    CARTLIDGE           DEAN         10.2500         98,198.80         ZZ
    463 SOUTH LAWNDALE DRIVE          9.7500            880.33         1
                                     16.2500            880.33         80
    ELKO            NV    89801      15.7500       07/17/96        122,800.00
    280001512313                       .0000       09/01/96            00
    0410126502                         .0000       08/01/26            0
    0                                 5.2500       08/01/99        08/01/99
    E22/824                           4.7500       09/01/99        09/01/99
      25                              7.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512314                           9.3750        132,800.00        100
    BARNEY              ALBERTA       9.3750        132,665.34         ZZ
1


    8531 LIDO AVENUE                  8.8750          1,104.57         1
                                     15.3750          1,104.57         80
    WESTMINSTER     CA    92683      14.8750       06/21/96        166,000.00
    280001512314                       .0000       08/01/96            00
    DA4224895                          .0000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    862/824                           5.5000       08/01/98        08/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512317                           9.8750        110,700.00        100
    GUNDERMAN           CHARLES       9.8750        110,598.97         ZZ
    415 HOMER AVENUE SOUTHEAST        9.3750            961.27         1
                                     15.8750            961.27         90
    PACIFIC         WA    98047      15.3750       06/19/96        123,000.00
    280001512317                       .0000       08/01/96            23
    DA4080765                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512319                          10.2500        256,500.00        100
    SUNDE               GARY         10.2500        256,283.95         ZZ
    6213 NORTHEAST 152ND STREET       9.7500          2,298.50         1
                                     16.2500          2,298.50         90
    BOTHELL         WA    98011      15.7500       06/19/96        285,000.00
    280001512319                       .0000       08/01/96            23
    DA4080529                          .0000       07/01/26            0
    0                                 6.3750       07/01/98        07/01/98
    862/824                           5.8750       08/01/98        08/01/98
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1512331                           9.2500        315,000.00        100
    GILBREATH           PAUL          9.2500        314,836.69         ZZ
    1403 KEW GARDENS COURT            8.7500          2,591.43         1
                                     15.2500          2,591.43         90
    SAN JOSE        CA    95120      14.7500       07/22/96        350,000.00
    0410155998                         .0000       09/01/96            23
    0410155998                         .0000       08/01/26            0
    0                                 5.3750       08/01/97        08/01/97
    E22/824                           4.8750       09/01/97        09/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512332                          10.8750        112,500.00        100
    HANEY               JOAN         10.8750        112,458.78         ZZ
    3812 LASUEN DRIVE                10.3750          1,060.75         1
                                     16.8750          1,060.75         90
    SACRAMENTO      CA    95821      16.3750       07/24/96        125,000.00
    280001512332                       .0000       09/01/96            23
    0410126510                         .0000       08/01/26            0
    0                                 5.7500       08/01/99        08/01/99
    E22/824                           5.2500       09/01/99        09/01/99
      25                              7.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512335                           8.5000        184,000.00        100
    MILLER              MARSHA        8.5000        184,000.00         ZZ
    127 GREENMEADOW WAY               8.0000          1,414.80         1
                                     14.5000          1,414.80         77
    PALO ALTO       CA    94306      14.0000       08/07/96        240,000.00
    280001512335                       .0000       10/01/96            00
    16102383                           .0000       09/01/26            0
    0                                 4.1250       09/01/97        09/01/97
    051/824                           3.6250       10/01/97        10/01/97
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1512407                          11.1250         87,300.00        100
    HENDERSON           DAVID        11.1250         87,269.71         ZZ
    3958 WEST HILDA CIRCLE           10.6250            839.63         1
                                     17.1250            839.63         90
    DECATUR         GA    30035      16.6250       07/18/96         97,000.00
    280001512407                       .0000       09/01/96            23
    1234                               .0000       08/01/26            0
    0                                 6.2500       08/01/99        08/01/99
    A52/824                           5.7500       09/01/99        09/01/99
      25                              8.1250          .0000           .0000
    A                                14.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512410                          10.5000         76,500.00        100
    JOHNS               MERLE        10.5000         76,469.60         ZZ
    RD#1 BOX 82 COUNTY RD 39         10.0000            699.78         1
                                     16.5000            699.78         90
    BLOOMINGDALE    OH    43910      16.0000       07/23/96         85,000.00
    280001512410                       .0000       09/01/96            23
    1234                               .0000       08/01/26            0
    0                                 5.5000       08/01/97        08/01/97
    B65/824                           5.0000       09/01/97        09/01/97
      45                              8.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512523                          10.3750        100,750.00        100
    CHI                 LIU          10.3750        100,667.37         ZZ
    1839 N TERRY STREET               9.8750            912.20         1
                                     16.3750            912.20         65
    PORTLAND        OR    97217      15.8750       06/10/96        155,000.00
    280001512523                       .0000       08/01/96            00
    7955636                            .0000       07/01/26            0
    0                                 6.6250       01/01/97        01/01/97
    862/824                           6.1250       02/01/97        02/01/97
      25                             10.3750          .0000           .0000
    A                                11.3750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512586                           9.5000        227,000.00        100
    WADE                DIANE         9.5000        227,000.00         ZZ
    CARPENTER 2ND SW 5TH AVE.         9.0000          1,908.74         1
                                     15.5000          1,908.74         74
    CARMEL          CA    93922      15.0000       08/01/96        308,000.00
    280001512586                       .0000       10/01/96            00
    16102387                           .0000       09/01/26            0
    0                                 4.3750       09/01/97        09/01/97
    051/824                           3.8750       10/01/97        10/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512605                           9.3750        224,500.00        100
    NEWMAN              ROBERT        9.3750        224,386.63         ZZ
    863 SOUTH MUIRFIELD ROAD          8.8750          1,867.28         1
                                     15.3750          1,867.28         85
    LOS ANGELES     CA    90005      14.8750       07/19/96        265,000.00
    280001512605                       .0000       09/01/96            23
    12634                              .0000       08/01/26            0
    0                                 4.7500       08/01/97        08/01/97
    F74/824                           4.2500       09/01/97        09/01/97
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512614                           8.8750        131,000.00        100
    TRUTANICH           VICTOR        8.8750        130,926.56         ZZ
    38661 HIGHWAY 101                 8.3750          1,042.29         1
                                     14.8750          1,042.29         35
    PORT ORFORD     OR    97465      14.3750       07/05/96        385,000.00
    280001512614                      8.8750       09/01/96            00
    961231                            8.3750       08/01/26            0
    0                                 4.8750       08/01/97        08/01/97
1


    E97/824                           4.3750       09/01/97        09/01/97
      45                              8.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512616                           9.3750        261,000.00        100
    CANTU               SERGIO        9.3750        260,868.19         ZZ
    8014 LUBEC STREET                 8.8750          2,170.87         1
                                     15.3750          2,170.87         71
    DOWNEY          CA    90240      14.8750       07/18/96        370,000.00
    280001512616                       .0000       09/01/96            23
    9612191512616                      .0000       08/01/26            0
    0                                 5.7500       02/01/97        02/01/97
    E97/824                           5.2500       03/01/97        03/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512633                          10.3750        188,600.00        100
    ODUNUKWE            EBUBE        10.3750        188,445.34         ZZ
    6427 SKIPTON DRIVE                9.8750          1,707.60         1
                                     17.3750          1,707.60         85
    HANOVER         MD    21076      16.8750       06/27/96        221,900.00
    280001512633                     10.3750       08/01/96            23
    2503878                           9.8750       07/01/26            0
    0                                 5.0000       07/01/99        07/01/99
    B75/824                           4.5000       08/01/99        08/01/99
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512647                           9.2500        168,000.00        100
    MYERS               MARTIN        9.2500        167,912.91         ZZ
    2070 SOUTHWEST WEMBLEY PARK R     8.7500          1,382.09         1
                                     15.2500          1,382.09         80
    LAKE OSWEGO     OR    97034      14.7500       07/15/96        210,000.00
1


    0410112429                         .0000       09/01/96            00
    0410112429                         .0000       08/01/26            0
    0                                 4.8750       02/01/97        02/01/97
    E22/824                           4.3750       03/01/97        03/01/97
      25                              8.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512668                           7.5000        138,750.00        100
    LYON                KEITH         7.5000        138,543.38         ZZ
    3354 AVENIDA SIMI                 7.0000            970.17         1
                                     13.5000            970.17         75
    SIMI VALLEY     CA    93063      13.0000       06/26/96        185,000.00
    280001512668                      7.5000       08/01/96            00
    4091435                           7.0000       07/01/26            0
    0                                 5.0000       01/01/97        01/01/97
    862/824                           4.5000       02/01/97        02/01/97
      25                              7.5000          .0000           .0000
    A                                 8.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512671                           8.9900        162,000.00        100
    SHORT               DAVID         8.9900        161,731.96         ZZ
    24850 CEDAR MOUNTAIN ROAD         8.4900          1,302.33         1
                                     15.9900          1,302.33         85
    ATHOL           ID    83801      15.4900       05/06/96        191,000.00
    280001512671                      8.9900       07/01/96            23
    19013                             8.4900       06/01/26            0
    0                                 6.1250       12/01/96        12/01/96
    948/824                           5.6250       01/01/97        01/01/97
      45                              8.9900          .0000           .0000
    A                                 9.9900            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512673                           8.8750         55,000.00        100
    VERMILLION          CHRISTOPH     8.8750         54,938.09         ZZ
1


    4000 AQUARIUS BOULEVARD           8.3750            437.61         1
                                     14.8750            437.61         55
    NEWBERG         OR    97132      14.3750       06/10/96        100,000.00
    280001512673                       .0000       08/01/96            00
    4183422                            .0000       07/01/26            0
    0                                 4.7500       07/01/98        07/01/98
    862/824                           4.2500       08/01/98        08/01/98
      25                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512675                           9.8750         82,800.00        100
    ROBINSON            TRUDY         9.8750         82,724.44         ZZ
    4707 DOVE SPRINGS DRIVE           9.3750            719.00         1
                                     15.8750            719.00         90
    HOUSTON         TX    77066      15.3750       06/03/96         92,000.00
    280001512675                       .0000       08/01/96            23
    4090072                            .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1512678                           8.3750        176,250.00        100
    SABAH               SHARIFAH      8.3750        176,030.12         ZZ
    4731 19TH AVENUE NORTHEAST        7.8750          1,339.63         1
                                     14.3750          1,339.63         75
    SEATTLE         WA    98105      13.8750       06/24/96        235,000.00
    280001512678                      8.3750       08/01/96            00
    DA4081345                         7.8750       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    862/824                           5.0000       02/01/97        02/01/97
      25                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1512681                           8.8750        123,000.00        100
    BROWN               KATHY         8.8750        122,861.56         ZZ
    2429 WEST HOOD AVENUE             8.3750            978.65         1
                                     14.8750            978.65         80
    SANTA ANA       CA    92704      14.3750       06/18/96        155,000.00
    280001512681                       .0000       08/01/96            00
    4175063                            .0000       07/01/26            0
    0                                 5.0000       07/01/98        07/01/98
    862/824                           4.5000       08/01/98        08/01/98
      25                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512684                           9.7500         49,000.00        100
    DAVIS               JOHN          9.7500         48,954.08         ZZ
    15861 LA PAZ DRIVE                9.2500            420.99         1
                                     15.7500            420.99         90
    VICTORVILLE     CA    92392      15.2500       06/21/96         54,500.00
    280001512684                       .0000       08/01/96            23
    DA4225157                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512686                           9.7500        147,050.00        100
    URIBE               LUPE          9.7500        146,912.22         ZZ
    2616 EAST SANTA YSABEL AVENUE     9.2500          1,263.39         1
                                     15.7500          1,263.39         85
    FULLERTON       CA    92631      15.2500       06/19/96        173,000.00
    280001512686                       .0000       08/01/96            23
    DA4225942                          .0000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    862/824                           5.0000       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512689                           8.3750        124,200.00        100
    SALAZAR             RAYMOND       8.3750        123,992.96         ZZ
    3265 EAST GREGSON AVENUE          7.8750            944.01         1
                                     15.3750            944.01         90
    SALT LAKE CITY  UT    84109      14.8750       06/13/96        138,000.00
    280001512689                      8.3750       08/01/96            23
    19610                             7.8750       07/01/26            0
    0                                 5.6250       01/01/97        01/01/97
    948/824                           5.1250       02/01/97        02/01/97
      45                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512693                          10.5000        112,000.00        100
    CRUZ                CARLOS       10.5000        111,955.49         ZZ
    11 SHEINFINE AVENUE              10.0000          1,024.51         1
                                     16.5000          1,024.51         80
    SOUTH RIVER     NJ    08882      16.0000       08/01/96        140,000.00
    280001512693                       .0000       09/01/96            00
    960771135                          .0000       08/01/26            0
    0                                 5.2500       08/01/99        08/01/99
    A69/824                           4.7500       09/01/99        09/01/99
      25                              9.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512694                           8.6250         81,000.00        100
    MELLOR              TIMOTHY       8.6250         80,904.00         ZZ
    8662 WEST AVENUE "E"              8.1250            630.01         1
                                     15.6250            630.01         90
    LANCASTER AREA  CA    93536      15.1250       06/13/96         90,000.00
    280001512694                      8.6250       08/01/96            23
    19490                             8.1250       07/01/11            0
    0                                 5.8750       01/01/97        01/01/97
    948/824                           5.3750       02/01/97        02/01/97
      45                              8.6250          .0000           .0000
    A                                 9.6250            6              6
1


      180                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512701                           9.3750        347,750.00        100
    PHILLIPS            MELVIN        9.3750        347,397.39         T
    240 HILLCREST ROAD                8.8750          2,892.41         1
                                     15.3750          2,892.41         67
    SAN CARLOS      CA    94070      14.8750       06/12/96        526,000.00
    280001512701                       .0000       08/01/96            00
    4204699                            .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512704                           8.8750         40,988.00        100
    MARTINEZ            PETER         8.8750         40,941.87         ZZ
    4351 EAST CAREY AVENUE            8.3750            326.12         1
                                     15.8750            326.12         61
    LAS VEGAS       NV    89115      15.3750       06/19/96         68,000.00
    280001512704                      8.8750       08/01/96            00
    19572                             8.3750       07/01/26            0
    0                                 6.1250       01/01/97        01/01/97
    948/824                           5.6250       02/01/97        02/01/97
      45                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512705                           8.1250        300,000.00        100
    CHUDACOFF           JOHN          8.1250        299,606.17         ZZ
    2605 OAK VALLEY LANE              7.6250          2,227.50         1
                                     14.1250          2,227.50         70
    THOUSAND OAKS   CA    91360      13.6250       06/10/96        429,690.00
    280001512705                       .0000       08/01/96            00
    DA4225074                          .0000       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
1


    862/824                           4.7500       02/01/97        02/01/97
      25                              8.1250          .0000           .0000
    A                                 9.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512709                           9.8750        317,900.00        100
    LANGE               MARVIN        9.8750        317,609.93         ZZ
    1261 MARIPOSA AVENUE              9.3750          2,760.49         1
                                     15.8750          2,760.49         89
    SAN JOSE        CA    95126      15.3750       06/20/96        359,000.00
    280001512709                       .0000       08/01/96            23
    4207239                            .0000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    862/824                           5.5000       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512710                           9.2500         83,700.00        100
    HIGNEY              DENISE        9.2500         83,568.82         ZZ
    7491 JULIAN STREET                8.7500            688.58         1
                                     16.2500            688.58         90
    WESTMINSTER     CO    80030      15.7500       05/29/96         93,000.00
    280001512710                      9.2500       07/01/96            23
    19244                             8.7500       06/01/26            0
    0                                 6.5000       12/01/96        12/01/96
    948/824                           6.0000       01/01/97        01/01/97
      45                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512715                          10.0000        103,275.00        100
    HALL                HENRY        10.0000        103,136.77         ZZ
    3928 EAST LUPINE AVENUE           9.5000            906.32         1
                                     16.0000            906.32         88
    PHOENIX         AZ    85028      15.5000       05/13/96        118,000.00
1


    280001512715                     10.0000       07/01/96            23
    19246                             9.5000       06/01/26            0
    0                                 7.1250       12/01/96        12/01/96
    948/824                           6.6250       01/01/97        01/01/97
      45                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512782                          10.8000         40,500.00        100
    MORTON              JAMES        10.8000         40,469.68         ZZ
    1006 WHIPPLE AVENUE              10.3000            379.59         1
                                     16.8000            379.59         90
    CANON CITY      CO    81212      16.3000       06/27/96         45,000.00
    267070                           10.8000       08/01/96            23
    267070                           10.3000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    921/921                           5.0000       08/01/98        08/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512783                           9.3750         64,000.00        100
    HACKWELL            RALPH         9.3750         63,935.11         ZZ
    1555 WEST SHELLEY AVENUE          8.8750            532.32         1
                                     16.3750            532.32         80
    WEST VALLEY CI  UT    84119      15.8750       06/19/96         80,000.00
    280001512783                      9.3750       08/01/96            00
    19609                             8.8750       07/01/26            0
    0                                 5.8750       01/01/97        01/01/97
    948/824                           5.3750       02/01/97        02/01/97
      45                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512787                           8.3750        201,750.00        100
    NEWTON              ROSS          8.3750        201,498.31         ZZ
1


    2535 NORTH ALTADENA DRIVE         7.8750          1,533.45         1
                                     14.3750          1,533.45         75
    ALTADENA AREA   CA    91001      13.8750       06/18/96        269,000.00
    280001512787                      8.3750       08/01/96            00
    DA4176652                         7.8750       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    862/824                           5.0000       02/01/97        02/01/97
      25                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512788                           9.7500        157,500.00        100
    CHADWICK            GARY          9.7500        157,277.75         ZZ
    6363 WEST EL CAMPO GRANDE         9.2500          1,353.17         1
    AVENUE                           16.7500          1,353.17         90
    LAS VEGAS       NV    89130      16.2500       05/17/96        175,000.00
    280001512788                      9.7500       07/01/96            23
    19032                             9.2500       06/01/11            0
    0                                 7.0000       12/01/96        12/01/96
    948/824                           6.5000       01/01/97        01/01/97
      45                              9.7500          .0000           .0000
    A                                10.7500            6              6
      180                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512791                          10.1250         84,900.00        100
    PARKINSON           KENT         10.1250         84,826.54         ZZ
    5634 SOUTH 3925 WEST              9.6250            752.92         1
                                     16.1250            752.92         85
    ROY             UT    84067      15.6250       06/19/96         99,900.00
    280001512791                       .0000       08/01/96            23
    DA4219192                          .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1512792                          10.3750        111,760.00        100
    DAVIS               MICHAEL      10.3750        111,668.33         ZZ
    8540 QUEEN AVENUE SOUTH           9.8750          1,011.89         1
                                     17.3750          1,011.89         88
    BLOOMINGTON     MN    55431      16.8750       06/14/96        127,000.00
    280001512792                     10.3750       08/01/96            23
    19550                             9.8750       07/01/26            0
    0                                 6.8750       01/01/97        01/01/97
    948/824                           6.3750       02/01/97        02/01/97
      45                             10.3750          .0000           .0000
    A                                11.3750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512794                           8.8750         94,000.00        100
    NEILSON SR          TIMOTHY       8.8750         93,894.20         ZZ
    1005 EAST VIOLET DRIVE            8.3750            747.91         1
                                     14.8750            747.91         80
    SANDY           UT    84094      14.3750       06/26/96        117,500.00
    280001512794                       .0000       08/01/96            00
    4220042                            .0000       07/01/26            0
    0                                 5.0000       07/01/98        07/01/98
    862/824                           4.5000       08/01/98        08/01/98
      25                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512796                           9.0000         60,000.00        100
    ARNOLD              STEVEN        9.0000         59,934.19         ZZ
    2464 N 37TH STREET                8.5000            482.78         1
                                     15.0000            482.78         43
    SPRINGFIELD     OR    97477      14.5000       06/19/96        140,000.00
    280001512796                       .0000       08/01/96            00
    DA4183372                          .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    862/824                           5.2500       08/01/98        08/01/98
      25                              9.0000          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512798                          10.1250        188,400.00        100
    ANDERSON            SUSAN        10.1250        188,237.00         ZZ
    1532 CHURCHILL DOWNS DRIVE        9.6250          1,670.78         1
                                     16.1250          1,670.78         80
    SANDY           UT    84092      15.6250       06/21/96        235,500.00
    280001512798                       .0000       08/01/96            00
    4220067                            .0000       07/01/26            0
    0                                 6.8750       07/01/98        07/01/98
    862/824                           6.3750       08/01/98        08/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512799                          10.7500         82,400.00        100
    CARUNCHO            BENEDICTO    10.7500         82,337.67         ZZ
    5409 GIPSY AVENUE                10.2500            769.19         1
                                     16.7500            769.19         80
    LAS VEGAS       NV    89107      16.2500       06/01/96        103,000.00
    280001512799                     10.7500       08/01/96            00
    18857                            10.2500       07/01/26            0
    0                                 5.0000       07/01/99        07/01/99
    948/824                           4.5000       08/01/99        08/01/99
      45                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512800                           9.1250        112,000.00        100
    SMITH               PEGGY         9.1250        111,880.33         ZZ
    1001 NEWPORT COURT NORTHEAST      8.6250            911.27         1
                                     15.1250            911.27         74
    RENTON          WA    98056      14.6250       06/20/96        152,000.00
    280001512800                       .0000       08/01/96            00
    4080016                            .0000       07/01/26            0
    0                                 6.3750       07/01/98        07/01/98
    862/824                           5.8750       08/01/98        08/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512801                           9.6250        103,000.00        100
    LAWS                RICHARD       9.6250        102,900.91         ZZ
    353 EAST TRUMAN AVENUE            9.1250            875.49         1
                                     15.6250            875.49         79
    SALT LAKE CITY  UT    84115      15.1250       06/18/96        131,500.00
    280001512801                       .0000       08/01/96            00
    DA4218905                          .0000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    862/824                           5.5000       08/01/98        08/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512804                           9.5000        115,500.00        100
    GUPTA               SARLA         9.5000        115,385.92         ZZ
    10420 UNITS 1-4 COMMERCE AVEN     9.0000            971.19         4
    TUNJUNGA AREA                    15.5000            971.19         70
    LOS ANGELES     CA    91042      15.0000       06/03/96        165,000.00
    280001512804                       .0000       08/01/96            00
    DA4172730                          .0000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    862/824                           5.5000       08/01/98        08/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1512806                           9.6250        348,500.00        100
    WEECK               MARTHA        9.6250        348,164.74         ZZ
    6616 PINE NEEDLE DRIVE            9.1250          2,962.22         1
                                     15.6250          2,962.22         85
    OAKLAND         CA    94611      15.1250       06/24/96        410,000.00
    280001512806                       .0000       08/01/96            23
    DA4163788                          .0000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
1


    862/824                           5.0000       08/01/98        08/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512807                           9.8750         87,300.00        100
    SAGLI               DWIGHT        9.8750         87,220.34         ZZ
    1177 EAST BELL DE MAR DRIVE       9.3750            758.07         1
                                     15.8750            758.07         90
    TEMPE           AZ    85283      15.3750       06/25/96         97,000.00
    280001512807                       .0000       08/01/96            23
    4191128                            .0000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    862/824                           5.5000       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512808                          12.5000         54,400.00        100
    CLABAUGH            MICHAEL      12.5000         54,352.39         ZZ
    874 WEST 300 SOUTH               12.0000            580.59         1
                                     18.5000            580.59         85
    VERNAL          UT    84078      18.0000       06/18/96         64,000.00
    280001512808                     12.5000       08/01/96            23
    19613                            12.0000       07/01/26            0
    0                                 7.1250       07/01/99        07/01/99
    948/824                           6.6250       08/01/99        08/01/99
      45                             12.5000          .0000           .0000
    A                                15.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512809                          10.2500        256,500.00        100
    LEWIS               JANET        10.2500        256,283.95         ZZ
    511 CATALINA STREET               9.7500          2,298.50         1
                                     16.2500          2,298.50         90
    LAGUNA BEACH    CA    92651      15.7500       06/26/96        285,000.00
1


    280001512809                       .0000       08/01/96            23
    4227245                            .0000       07/01/26            0
    0                                 6.3750       07/01/98        07/01/98
    862/824                           5.8750       08/01/98        08/01/98
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512810                           9.5000         56,000.00        100
    WICHNIEWICZ         CAROLYN       9.5000         55,944.69         ZZ
    327 BRAINARD ROAD #416            9.0000            470.88         1
                                     15.5000            470.88         80
    ENFIELD         CT    06082      15.0000       06/13/96         70,000.00
    280001512810                       .0000       08/01/96            00
    DA4029740                          .0000       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    862/824                           4.7500       08/01/98        08/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1512811                           8.0000        157,500.00        100
    BAILEY              DANIEL        8.0000        157,287.94         ZZ
    7928 EAST ALTAIR LANE             7.5000          1,155.68         1
                                     14.0000          1,155.68         75
    ANAHEIM         CA    92808      13.5000       06/26/96        210,000.00
    280001512811                      8.0000       08/01/96            00
    4176111                           7.5000       07/01/26            0
    0                                 5.0000       01/01/97        01/01/97
    862/824                           4.5000       02/01/97        02/01/97
      25                              8.0000          .0000           .0000
    A                                 9.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1512813                          11.5000         27,000.00        100
    COOK                MARJORIE     11.5000         26,982.65         ZZ
1


    424 MOSER AVENUE                 11.0000            267.38         1
                                     17.5000            267.38         60
    BULLHEAD CITY   AZ    86429      17.0000       06/15/96         45,000.00
    280001512813                     11.5000       08/01/96            00
    19320                            11.0000       07/01/26            0
    0                                 5.5000       07/01/99        07/01/99
    948/824                           5.0000       08/01/99        08/01/99
      45                             11.5000          .0000           .0000
    A                                14.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512817                           9.7500        192,600.00        100
    FOX                 GLENN         9.7500        192,419.53         ZZ
    47 FINCA                          9.2500          1,654.74         1
                                     15.7500          1,654.74         90
    SAN CLEMENTE    CA    92672      15.2500       06/25/96        214,000.00
    280001512817                       .0000       08/01/96            23
    DA4215745                          .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512818                          11.1250        152,000.00        100
    GREEN               KELVIN       11.1250        151,894.02         ZZ
    7313 SOUTH RUSTY DRIVE           10.6250          1,461.91         2
                                     17.1250          1,461.91         80
    MIDVALE         UT    84047      16.6250       06/14/96        190,000.00
    280001512818                     11.1250       08/01/96            00
    19603                            10.6250       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    948/824                           5.2500       08/01/98        08/01/98
      45                             11.1250          .0000           .0000
    A                                14.1250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1512827                           8.9900        170,000.00        100
    LEWIS               JOHN          8.9900        169,813.18         ZZ
    37732 CARRIAGE CIRCLE COMMON      8.4900          1,366.64         1
                                     14.9900          1,366.64         80
    FREMONT         CA    94536      14.4900       06/01/96        212,500.00
    280001512827                      8.9900       08/01/96            00
    19305                             8.4900       07/01/26            0
    0                                 4.6250       07/01/99        07/01/99
    948/824                           4.1250       08/01/99        08/01/99
      45                              8.9900          .0000           .0000
    A                                11.9900            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1512829                          10.3750        220,400.00        100
    NYBERG              ROSS         10.3750        220,400.00         ZZ
    25210 SOUTHEAST 133RD STREET      9.8750          1,995.52         1
                                     16.3750          1,995.52         75
    ISSAQUAH        WA    98027      15.8750       08/12/96        295,000.00
    280001512829                       .0000       10/01/96            00
    A079603                            .0000       09/01/26            0
    0                                 5.2500       09/01/99        09/01/99
    950/824                           4.7500       10/01/99        10/01/99
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512830                          10.3750        297,500.00        100
    RUMSEY              RHODES       10.3750        297,378.55         ZZ
    4269 RIVERVIEW DRIVE              9.8750          2,693.59         1
                                     16.3750          2,693.59         85
    DULUTH          GA    30155      15.8750       07/26/96        350,000.00
    280001512830                     10.3750       09/01/96            23
    960657                            9.8750       08/01/26            0
    0                                 5.6250       02/01/97        02/01/97
    922/824                           5.1250       03/01/97        03/01/97
      25                             10.3750          .0000           .0000
    A                                11.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512832                          10.7500         53,900.00        100
    GESSNER             PATRICIA     10.7500         53,900.00         ZZ
    514 DUKE STREET                  10.2500            503.15         1
                                     16.7500            503.15         90
    NORTHUMBERLAND  PA    17857      16.2500       08/15/96         59,900.00
    280001512832                     10.7500       10/01/96            23
    960660                           10.2500       09/01/26            0
    0                                 6.2500       09/01/97        09/01/97
    922/824                           5.7500       10/01/97        10/01/97
      45                             10.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512834                           9.2500        120,000.00        100
    HARRIS              ROBERT        9.2500        119,937.79         ZZ
    4350 SOUTH TABOR COURT            8.7500            987.21         1
                                     15.2500            987.21         75
    MORRISON        CO    80465      14.7500       07/17/96        160,000.00
    280001512834                       .0000       09/01/96            00
    1512834                            .0000       08/01/26            0
    0                                 4.7500       08/01/97        08/01/97
    E59/824                           4.2500       09/01/97        09/01/97
      45                              9.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512835                          10.7500        225,000.00        100
    MILLEN              STEVEN       10.7500        224,829.81         ZZ
    14960 SOUTH VICTORY ROAD         10.2500          2,100.34         1
                                     16.7500          2,100.34         90
    OREGON CITY     OR    97045      16.2500       06/14/96        250,000.00
    280001512835                     10.7500       08/01/96            23
    19573                            10.2500       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    948/824                           5.3750       08/01/98        08/01/98
      45                             10.7500          .0000           .0000
    A                                13.7500            6              6
1


      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512838                           9.9900         58,100.00        100
    NIKOLOV             MARTIN        9.9900         58,048.27         ZZ
    19061 NORTH 13TH STREET           9.4900            509.44         1
                                     15.9900            509.44         70
    PHOENIX         AZ    85024      15.4900       06/03/96         83,000.00
    280001512838                      9.9900       08/01/96            00
    19424                             9.4900       07/01/26            0
    0                                 5.3750       07/01/99        07/01/99
    948/824                           4.8750       08/01/99        08/01/99
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512843                           9.8750        123,900.00        100
    STONE               SHIRL         9.8750        123,786.94         ZZ
    505 SOUTH 1500 EAST               9.3750          1,075.89         1
                                     15.8750          1,075.89         80
    PLEASANT GROVE  UT    84062      15.3750       06/12/96        155,000.00
    280001512843                      9.8750       08/01/96            00
    19557                             9.3750       07/01/26            0
    0                                 3.3750       07/01/99        07/01/99
    948/824                           2.8750       08/01/99        08/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512847                          11.9900        119,850.00        100
    WOOD                ROBERT       11.9900        119,780.92         ZZ
    4332 SPRING DRIVE                11.4900          1,231.87         1
                                     17.9900          1,231.87         85
    ST LOUIS        MO    63123      17.4900       06/12/96        141,000.00
    280001512847                     11.9900       08/01/96            23
    19516                            11.4900       07/01/26            0
    0                                 6.6250       07/01/98        07/01/98
1


    948/824                           6.1250       08/01/98        08/01/98
      45                             11.9900          .0000           .0000
    A                                14.9900            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512877                           8.8750        181,500.00        100
    POLAND              PAUL          8.8750        181,295.73         ZZ
    2315 9TH AVENUE                   8.3750          1,444.10         1
                                     14.8750          1,444.10         75
    SAN FRANCISCO   CA    94116      14.3750       06/13/96        242,000.00
    280001512877                       .0000       08/01/96            00
    DA4041471                          .0000       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    862/824                           5.5000       02/01/97        02/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512897                           9.6250        112,750.00        100
    FLOYD               MICHAEL       9.6250        112,641.52         ZZ
    5794 ROSWELL STREET               9.1250            958.37         1
                                     15.6250            958.37         84
    SAN DIEGO       CA    92114      15.1250       06/24/96        135,000.00
    280001512897                       .0000       08/01/96            23
    DA4233631                          .0000       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    862/824                           4.7500       08/01/98        08/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1512946                          10.5000         71,000.00        100
    BROWN               VANESSA      10.5000         70,943.31         ZZ
    1513 SPRUCE RIDGE WAY            10.0000            649.47         1
                                     16.5000            649.47         90
    STONE MOUNTAIN  GA    30083      16.0000       06/28/96         78,900.00
1


    297408                           10.5000       08/01/96            23
    297408                           10.0000       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    921/921                           4.7500       08/01/98        08/01/98
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513024                          11.6250         86,850.00        100
    HOOD                JOHN         11.6250         86,823.00         ZZ
    1233 LOST MOUNTAIN TERRACE       11.1250            868.36         1
                                     17.6250            868.36         90
    POWDER SPRINGS  GA    30033      17.1250       08/01/96         96,500.00
    280001513024                       .0000       09/01/96            23
    1513024                            .0000       08/01/26            0
    0                                 5.8750       08/01/99        08/01/99
    A52/824                           5.3750       09/01/99        09/01/99
      25                              8.6250          .0000           .0000
    A                                14.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513025                           9.0000         67,000.00        100
    COPITAS             GLORIA        9.0000         66,926.53         ZZ
    9970 SOUTH 610 EAST               8.5000            539.10         1
                                     15.0000            539.10         40
    SANDY           UT    84070      14.5000       06/26/96        169,900.00
    280001513025                      9.0000       08/01/96            00
    4218764                           8.5000       07/01/26            0
    0                                 6.5000       01/01/97        01/01/97
    862/824                           6.0000       02/01/97        02/01/97
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513030                           9.7500        100,000.00        100
    GALINDO             JOSE          9.7500         99,906.32         ZZ
1


    1010 RIVER WAY                    9.2500            859.15         1
                                     15.7500            859.15         80
    FOLSOM          CA    95630      15.2500       05/31/96        125,000.00
    280001513030                       .0000       08/01/96            00
    DA7990146                          .0000       07/01/26            0
    0                                 6.1250       07/01/98        07/01/98
    862/824                           5.6250       08/01/98        08/01/98
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513035                          11.1250        108,000.00        100
    HOUCK               TARA         11.1250        107,962.53         ZZ
    103 WILLOW DRIVE                 10.6250          1,038.72         1
                                     17.1250          1,038.72         90
    NEPTUNE         NJ    07753      16.6250       07/25/96        120,000.00
    280001513035                     11.1250       09/01/96            23
    960664                           10.6250       08/01/26            0
    0                                 6.0000       08/01/97        08/01/97
    922/824                           5.5000       09/01/97        09/01/97
      45                             11.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513036                           9.1250        184,300.00        100
    MCCARTY             RONALD        9.1250        184,300.00         ZZ
    11038 SOUTH WOODFIELD ROAD        8.6250          1,499.53         1
                                     15.1250          1,499.53         87
    SOUTH JORDAN    UT    84095      14.6250       08/01/96        213,500.00
    280001513036                       .0000       10/01/96            23
    100993                             .0000       09/01/26            0
    0                                 4.7500       09/01/97        09/01/97
    F30/824                           4.2500       10/01/97        10/01/97
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1513040                          10.5000        119,650.00        100
    LOPEZ               ALEXANDER    10.5000        119,602.45         ZZ
    1155 NW 171TH TERRACE            10.0000          1,094.49         1
                                     16.5000          1,094.49         90
    PEMBROKE PINES  FL    33028      16.0000       07/19/96        133,000.00
    280001513040                       .0000       09/01/96            23
    0410192926                         .0000       08/01/26            0
    0                                 5.7500       08/01/97        08/01/97
    E22/824                           5.2500       09/01/97        09/01/97
      45                              8.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1513058                           8.7500        265,000.00        100
    WELLES              REGINALD      8.7500        264,693.95         ZZ
    6624 SOUTH BOUCHELLE COVE         8.2500          2,084.76         1
                                     14.7500          2,084.76         70
    SALT LAKE CITY  UT    84121      14.2500       06/25/96        380,000.00
    280001513058                      8.7500       08/01/96            00
    4220166                           8.2500       07/01/26            0
    0                                 5.3750       01/01/97        01/01/97
    862/824                           4.8750       02/01/97        02/01/97
      25                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513065                          10.1250        261,000.00        100
    BARCLAY             CRAIG        10.1250        260,887.58         ZZ
    3082 ELBERN AVENUE                9.6250          2,314.61         1
                                     16.1250          2,314.61         90
    COLUMBUS        OH    43209      15.6250       07/26/96        290,000.00
    280001513065                       .0000       09/01/96            23
    010696257                          .0000       08/01/26            0
    0                                 5.1250       08/01/97        08/01/97
    B65/824                           4.6250       09/01/97        09/01/97
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513072                          11.3750        272,000.00        100
    LOLLIS              DAVID        11.3750        271,820.44         ZZ
    13622 WINTHROPE STREET           10.8750          2,667.69         1
                                     17.3750          2,667.69         80
    SANTA ANA       CA    92705      16.8750       06/20/96        340,000.00
    280001513072                       .0000       08/01/96            00
    4226528                            .0000       07/01/26            0
    0                                 6.3750       07/01/98        07/01/98
    862/824                           5.8750       08/01/98        08/01/98
      25                             11.3750          .0000           .0000
    A                                14.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513093                           9.6250        131,750.00        100
    LEWIS               LAURA         9.6250        131,623.24         ZZ
    24160 FOREST AVENUE               9.1250          1,119.87         1
                                     15.6250          1,119.87         85
    COLFAX          CA    95713      15.1250       06/17/96        155,000.00
    280001513093                       .0000       08/01/96            23
    4200143                            .0000       07/01/26            0
    0                                 5.8750       07/01/98        07/01/98
    862/824                           5.3750       08/01/98        08/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513100                           9.0000        244,800.00        100
    ROSENBAUM           KEITH         9.0000        244,531.56         ZZ
    20882 SHADOW ROCK LANE            8.5000          1,969.72         1
                                     15.0000          1,969.72         90
    TRABUCO CANYON  CA    92679      14.5000       06/11/96        272,000.00
    280001513100                       .0000       08/01/96            23
    DA4224887                          .0000       07/01/26            0
    0                                 5.3750       01/01/97        01/01/97
    862/824                           4.8750       02/01/97        02/01/97
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1513131                           8.5000        316,000.00        100
    FURNIVAL            RONALD        8.5000        315,615.77         ZZ
    6733 SOUTH COSTA COVE             8.0000          2,429.77         1
                                     14.5000          2,429.77         80
    SALT LAKE CITY  UT    84121      14.0000       06/26/96        395,000.00
    280001513131                      8.5000       08/01/96            00
    4220315                           8.0000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    862/824                           5.2500       02/01/97        02/01/97
      25                              8.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513141                           9.0000        100,000.00        100
    NUON                HEM           9.0000         99,890.33         ZZ
    8813-8815-8817 KELLEY DRIVE       8.5000            804.63         3
                                     15.0000            804.63         80
    STOCKTON        CA    95209      14.5000       06/24/96        125,000.00
    280001513141                       .0000       08/01/96            00
    4031183                            .0000       07/01/26            0
    0                                 5.1250       07/01/98        07/01/98
    862/824                           4.6250       08/01/98        08/01/98
      25                              9.0000          .0000           .0000
    A                                12.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513146                           9.7500        202,500.00        100
    BROWN               PHILIP        9.7500        202,310.27         ZZ
    13742 GIMBERT LANE                9.2500          1,739.79         1
                                     15.7500          1,739.79         90
    SANTA ANA AREA  CA    92705      15.2500       06/17/96        225,000.00
    280001513146                       .0000       08/01/96            23
    4224903                            .0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
1


    862/824                           5.2500       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513155                          10.0000        157,500.00        100
    REED                WILLIAM      10.0000        157,360.06         ZZ
    4989 GARFIELD STREET              9.5000          1,382.18         1
                                     16.0000          1,382.18         90
    LA MESA         CA    91941      15.5000       06/17/96        175,000.00
    280001513155                       .0000       08/01/96            23
    4210423                            .0000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    862/824                           5.5000       08/01/98        08/01/98
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513161                           9.8750         93,500.00        100
    CARR                RUSSELL       9.8750         93,414.68         ZZ
    538 ROMONA AVENUE                 9.3750            811.91         1
                                     15.8750            811.91         85
    SPRING VALLEY   CA    91977      15.3750       06/19/96        110,000.00
    280001513161                       .0000       08/01/96            23
    4202313                            .0000       07/01/26            0
    0                                 6.3750       07/01/98        07/01/98
    862/824                           5.8750       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513162                           9.8750         97,200.00        100
    JOHNSON             SANDRA        9.8750         97,111.30         ZZ
    1177 PADUA WAY                    9.3750            844.04         1
                                     15.8750            844.04         90
    PALM SPRINGS    CA    92262      15.3750       06/24/96        108,000.00
1


    280001513162                       .0000       08/01/96            23
    4212338                            .0000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    862/824                           5.5000       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513164                           9.2500        439,200.00        100
    JOHNSON             LEIF          9.2500        438,742.84         ZZ
    9910 SOUTHEAST 5TH PLACE          8.7500          3,613.20         1
                                     15.2500          3,613.20         80
    BELLEVUE        WA    98004      14.7500       06/25/96        549,000.00
    280001513164                       .0000       08/01/96            00
    4079562                            .0000       07/01/26            0
    0                                 5.3750       07/01/98        07/01/98
    862/824                           4.8750       08/01/98        08/01/98
      25                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513165                           9.5000        142,800.00        100
    HIGA                KENNETH       9.5000        142,658.96         ZZ
    8825 DE ADALENA STREET            9.0000          1,200.74         1
                                     15.5000          1,200.74         85
    ROSEMEAD        CA    91770      15.0000       06/12/96        168,000.00
    280001513165                       .0000       08/01/96            23
    4226155                            .0000       07/01/26            0
    0                                 5.6250       07/01/98        07/01/98
    862/824                           5.1250       08/01/98        08/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513234                           9.2500        119,900.00        100
    HONG                CHANG         9.2500        119,837.84         ZZ
1


    1608 COMMERCE DRIVE               8.7500            986.39         1
                                     15.2500            986.39         80
    PLANO           TX    75093      14.7500       07/26/96        149,900.00
    280001513234                      9.2500       09/01/96            00
    960674                            8.7500       08/01/26            0
    0                                 5.1250       02/01/97        02/01/97
    922/824                           4.6250       03/01/97        03/01/97
      25                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513235                           9.5000        123,750.00        100
    PATERSON            WALTER        9.5000        123,689.13         ZZ
    9407 TULSEMERE ROAD               9.0000          1,040.56         1
                                     15.5000          1,040.56         90
    RANDALLSTOWN    MD    21133      15.0000       07/29/96        137,500.00
    280001513235                       .0000       09/01/96            23
    1001                               .0000       08/01/26            0
    0                                 5.3750       02/01/97        02/01/97
    B38/824                           4.8750       03/01/97        03/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513244                          11.7500        137,700.00        100
    MCCOMAS             RONALD       11.7500        137,658.35         ZZ
    2450 NW 115TH DRIVE              11.2500          1,389.96         1
                                     17.7500          1,389.96         90
    CORAL SPRINGS   FL    33065      17.2500       07/26/96        153,000.00
    280001513244                       .0000       09/01/96            23
    0410194922                         .0000       08/01/26            0
    0                                 5.7500       08/01/99        08/01/99
    E22/824                           5.2500       09/01/99        09/01/99
      25                              8.7500          .0000           .0000
    A                                14.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1513251                           9.8750         97,500.00        100
    CHRISTENSEN         WILLIAM       9.8750         97,455.70         ZZ
    845 WEST 1020 SOUTH               9.3750            846.64         1
                                     15.8750            846.64         65
    PROVO           UT    84601      15.3750       07/30/96        150,000.00
    280001513251                       .0000       09/01/96            23
    WUT0105961                         .0000       08/01/26            0
    0                                 5.7500       08/01/97        08/01/97
    F30/824                           5.2500       09/01/97        09/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513274                          10.0000        118,800.00        100
    OTERO               EDWARD       10.0000        118,747.44         ZZ
    1808 KRISS PLACE NE               9.5000          1,042.56         1
                                     16.0000          1,042.56         90
    ALBUQUERQUE     NM    87112      15.5000       07/22/96        132,000.00
    280001513274                       .0000       09/01/96            23
    171666                             .0000       08/01/26            0
    0                                 5.6250       02/01/97        02/01/97
    028/824                           5.1250       03/01/97        03/01/97
      25                              9.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513327                           9.7500        111,400.00        100
    ANTONIO             JOSE          9.7500        111,295.62         ZZ
    8211 NW 194 TERRACE               9.2500            957.10         1
                                     16.2500            957.10         88
    MIAMI           FL    33015      15.7500       06/14/96        126,990.00
    280001513327                      9.7500       08/01/96            23
    454812                            9.2500       07/01/26            0
    0                                 7.0000       01/01/97        01/01/97
    147/824                           6.5000       02/01/97        02/01/97
      45                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513329                           9.2500        350,262.00        100
    TOTIS               TONY          9.2500        349,778.03         ZZ
    795 OVERHILL COURT                8.7500          2,881.52         1
                                     15.7500          2,881.52         87
    ATLANTA         GA    30328      15.2500       06/21/96        402,600.00
    280001513329                      9.2500       08/01/96            23
    482685                            8.7500       07/01/26            0
    0                                 6.5000       01/01/97        01/01/97
    147/824                           6.0000       02/01/97        02/01/97
      45                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513330                           8.2500         96,250.00        100
    JORGENSEN           DIANE         8.2500         96,127.81         ZZ
    209 HARVARD                       7.7500            723.10         1
                                     14.7500            723.10         70
    MOMENCE         IL    60954      14.2500       06/14/96        137,500.00
    280001513330                      8.2500       08/01/96            00
    486080                            7.7500       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    147/824                           5.5000       02/01/97        02/01/97
      45                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1513331                           8.5000         95,200.00        100
    LUCAS               DANIEL        8.5000         95,084.23         ZZ
    3721 NORTH MOLLECK DRIVE          8.0000            732.01         1
                                     15.0000            732.01         80
    PEORIA          IL    61515      14.5000       06/13/96        119,000.00
    280001513331                      8.5000       08/01/96            00
    486083                            8.0000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    147/824                           5.2500       02/01/97        02/01/97
      45                              8.5000          .0000           .0000
    A                                 9.5000            6              6
1


      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513333                           9.5000        156,000.00        100
    JANIK               STEVEN        9.5000        155,845.91         ZZ
    16601 EDGEWOOD DRIVE              9.0000          1,311.74         1
                                     16.0000          1,311.74         80
    PLAINFIELD      IL    60544      15.5000       06/14/96        195,000.00
    280001513333                      9.5000       08/01/96            00
    488666                            9.0000       07/01/26            0
    0                                 6.5000       01/01/97        01/01/97
    147/824                           6.0000       02/01/97        02/01/97
      45                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513334                           8.7500        120,000.00        100
    GONZALEZ            SERGIO        8.7500        119,861.40         ZZ
    2207 NORTH LEYDEN ROAD            8.2500            944.05         1
                                     15.2500            944.05         80
    RIVER GROVE     IL    60171      14.7500       06/13/96        150,000.00
    280001513334                      8.7500       08/01/96            00
    488760                            8.2500       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    147/824                           5.5000       02/01/97        02/01/97
      45                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513335                           9.5000        168,000.00        100
    MAYER               DONALD        9.5000        167,834.07         ZZ
    1001 NORTH HARRISON STREET        9.0000          1,412.64         1
                                     16.0000          1,412.64         68
    ALGONQUIN       IL    60102      15.5000       06/10/96        250,000.00
    280001513335                      9.5000       08/01/96            00
    488823                            9.0000       07/01/26            0
    0                                 6.2500       01/01/97        01/01/97
1


    147/824                           5.7500       02/01/97        02/01/97
      45                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513337                           8.2400        153,000.00        100
    GIL                 LUISA         8.2400        152,803.81         ZZ
    1408 ARABIAN ROAD                 7.7400          1,148.36         1
                                     13.7400          1,148.36         74
    LAKE CLARKE SH  FL    33406      13.2400       06/17/96        208,000.00
    280001513337                      8.2400       08/01/96            00
    507301                            7.7400       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    147/824                           5.0000       02/01/97        02/01/97
      45                              8.2400          .0000           .0000
    A                                 9.2400            6              6
      360                               9            1.0000          1.0000
       5.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513338                           7.6000         90,000.00        100
    HUBERT              MELVIN        7.6000         89,802.34         ZZ
    513 N. ISLAND AVENUE              7.1000            635.47         1
                                     13.6000            635.47         66
    WILMINGTON      CA    90744      13.1000       04/29/96        138,000.00
    280001513338                      7.6000       07/01/96            00
    881025                            7.1000       06/01/26            0
    0                                 5.5000       12/01/96        12/01/96
    147/824                           5.0000       01/01/97        01/01/97
      45                              7.6000          .0000           .0000
    A                                 9.1000            6              6
      360                               R            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513340                           9.2500         51,000.00        100
    WATERS              MARY          9.2500         50,946.90         ZZ
    7400 SWEET OLA HIGHWAY            8.7500            419.57         1
                                     15.7500            419.57         72
    SWEET           ID    83670      15.2500       06/10/96         71,000.00
1


    280001513340                      9.2500       08/01/96            00
    881447                            8.7500       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    147/824                           5.5000       02/01/97        02/01/97
      45                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513341                          10.0000         30,000.00        100
    BELLE               GWENDOLYN    10.0000         29,959.82         ZZ
    4128 MARKET STREET                9.5000            263.28         2
                                     16.5000            263.28         67
    OAKLAND         CA    94608      16.0000       05/21/96         45,000.00
    280001513341                     10.0000       07/01/96            00
    881499                            9.5000       06/01/26            0
    0                                 7.3800       12/01/96        12/01/96
    147/824                           6.8800       01/01/97        01/01/97
      45                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1513342                           9.2500        129,250.00        100
    PULJU               HUGO          9.2500        129,019.82         ZZ
    2010 JULIAN WAY                   8.7500          1,063.31         1
                                     15.7500          1,063.31         80
    DENVER          CO    80211      15.2500       06/14/96        161,583.00
    280001513342                      9.2500       08/01/96            00
    881654                            8.7500       07/01/26            0
    0                                 6.2500       01/01/97        01/01/97
    147/824                           5.7500       02/01/97        02/01/97
      45                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1513343                           8.5000        106,250.00        100
    WILKES              YVONNE        8.5000        106,120.79         ZZ
1


    2417 WEST CORYDON STREET          8.0000            816.98         1
                                     15.0000            816.98         85
    COMPTON         CA    90220      14.5000       06/14/96        125,000.00
    280001513343                      8.5000       08/01/96            23
    881727                            8.0000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    147/824                           5.2500       02/01/97        02/01/97
      45                              8.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513344                           9.2500        202,500.00        100
    ORDONEZ             MERCEDES      9.2500        202,289.23         ZZ
    533 NORTH CORDOVA STREET          8.7500          1,665.92         1
                                     15.7500          1,665.92         90
    BURBANK         CA    91505      15.2500       06/04/96        225,000.00
    280001513344                      9.2500       08/01/96            23
    881738                            8.7500       07/01/26            0
    0                                 6.5000       01/01/97        01/01/97
    147/824                           6.0000       02/01/97        02/01/97
      45                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513345                           8.0000         50,000.00        100
    GRANT               EARL          8.0000         49,932.65         ZZ
    9433 COMPTON AVENUE               7.5000            366.89         1
                                     14.5000            366.89         50
    LOS ANGELES     CA    90002      14.0000       06/11/96        100,000.00
    280001513345                      8.0000       08/01/96            00
    881752                            7.5000       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
    147/824                           4.7500       02/01/97        02/01/97
      45                              8.0000          .0000           .0000
    A                                 9.0000            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1513346                          10.7500         51,000.00        100
    MALDONADO           MARIO        10.7500         50,961.41         ZZ
    2317 WEST AVALON DRIVE           10.2500            476.08         1
                                     17.2500            476.08         85
    PHOENIX         AZ    85015      16.7500       06/04/96         60,000.00
    280001513346                     10.7500       08/01/96            23
    881770                           10.2500       07/01/26            0
    0                                 7.2500       01/01/97        01/01/97
    147/824                           6.7500       02/01/97        02/01/97
      45                             10.7500          .0000           .0000
    A                                11.7500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513349                           8.7500        127,900.00        100
    SHIRLEY-MURPHY      JULIA         8.7500        126,745.00         ZZ
    2553 STERLING DRIVE               8.2500          1,006.19         1
                                     15.2500          1,006.19         80
    RESCUE          CA    95682      14.7500       06/18/96        159,900.00
    280001513349                      8.7500       08/01/96            00
    881964                            8.2500       07/01/26            0
    0                                 6.2500       01/01/97        01/01/97
    147/824                           5.7500       02/01/97        02/01/97
      45                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513366                          10.0000        119,000.00        100
    LEVINE              MINDY        10.0000        118,894.25         ZZ
    20348 MONTEVERDI CIRCLE           9.5000          1,044.32         1
                                     16.5000          1,044.32         75
    BOCA RATON      FL    33498      16.0000       06/10/96        159,000.00
    280001513366                     10.0000       08/01/96            00
    454815                            9.5000       07/01/26            0
    0                                 6.2500       07/01/98        07/01/98
    147/824                           5.7500       08/01/98        08/01/98
      45                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1513367                           9.0000         94,500.00        100
    RASMUSON            MICHAEL       9.0000         94,396.37         ZZ
    2055 BUCKEYE REEF STREET          8.5000            760.37         1
                                     15.5000            760.37         66
    HENDERSON       NV    89015      15.0000       06/12/96        144,900.00
    280001513367                      9.0000       08/01/96            00
    479554                            8.5000       07/01/26            0
    0                                 5.0000       07/01/98        07/01/98
    147/824                           4.5000       08/01/98        08/01/98
      45                              9.0000          .0000           .0000
    A                                12.0000            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513368                          10.3750        172,800.00        100
    LANZO               WILLIAM      10.3750        172,658.29         ZZ
    15 GARFIELD AVENUE                9.8750          1,564.55         1
                                     16.8750          1,564.55         80
    WINCHESTER      MA    01890      16.3750       06/13/96        216,000.00
    280001513368                     10.3750       08/01/96            00
    482394                            9.8750       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    147/824                           6.0000       08/01/98        08/01/98
      45                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513369                          10.8750        114,800.00        100
    MOYER               CARL         10.8750        114,672.66         ZZ
    573 BEASLEY MINE ROAD            10.3750          1,082.44         1
                                     17.3750          1,082.44         70
    FRANKLIN        NC    28734      16.8750       05/17/96        164,000.00
    280001513369                     10.8750       07/01/96            00
    482584                           10.3750       06/01/26            0
    0                                 6.7500       06/01/98        06/01/98
    147/824                           6.2500       07/01/98        07/01/98
      45                             10.8750          .0000           .0000
    A                                13.8750            6              6
1


      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513370                          11.1250        276,250.00        100
    MUSCARA             PAMELA       11.1250        276,057.39         ZZ
    797 EWING AVENUE                 10.6250          2,656.92         1
                                     18.3750          2,656.92         85
    FRANKLIN LAKE   NJ    07417      17.8750       06/11/96        325,000.00
    280001513370                     11.1250       08/01/96            23
    482598                           10.6250       07/01/26            0
    0                                 7.2500       07/01/98        07/01/98
    147/824                           6.7500       08/01/98        08/01/98
      45                             11.1250          .0000           .0000
    A                                14.1250            6              6
      360                               R            1.0000          1.0000
       7.2500                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513371                          10.3750         40,000.00        100
    BOLDUC              PHILIP       10.3750         39,967.18         ZZ
    33 DARROW STREET                  9.8750            362.17         1
                                     16.8750            362.17         53
    WORCESTER       MA    01602      16.3750       06/13/96         76,000.00
    280001513371                     10.3750       08/01/96            00
    482698                            9.8750       07/01/26            0
    0                                 6.2500       07/01/98        07/01/98
    147/824                           5.7500       08/01/98        08/01/98
      45                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1513372                          10.3750        107,424.00        100
    LARSEN              DAVID        10.3750        107,335.90         ZZ
    55 LUSSIER AVENUE                 9.8750            972.63         1
                                     16.8750            972.63         80
    ATTLEBORO       MA    02703      16.3750       06/14/96        134,280.00
    280001513372                     10.3750       08/01/96            00
    482699                            9.8750       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
1


    147/824                           6.0000       08/01/98        08/01/98
      45                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513373                          10.6250         55,675.00        100
    ANDERSON, JR.       LEROY        10.6250         55,631.71         ZZ
    2617 PINE VALLEY ROAD            10.1250            514.50         1
                                     17.1250            514.50         85
    ALBANY          GA    31707      16.6250       06/10/96         65,500.00
    280001513373                     10.6250       08/01/96            23
    482726                           10.1250       07/01/26            0
    0                                 7.0000       07/01/98        07/01/98
    147/824                           6.5000       08/01/98        08/01/98
      45                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513374                          10.1250        101,250.00        100
    BOLOTIN             BARRY        10.1250        101,162.40         ZZ
    615 NORTH STREET                  9.6250            897.91         1
                                     16.6250            897.91         75
    BRIDGEWATER     MA    02324      16.1250       06/14/96        135,000.00
    280001513374                     10.1250       08/01/96            00
    482737                            9.6250       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    147/824                           6.0000       08/01/98        08/01/98
      45                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513375                          11.8750        117,000.00        100
    COFFEY              JOHN         11.8750        116,930.80         ZZ
    10 VIRGINIA ROAD                 11.3750          1,192.24         1
                                     18.3750          1,192.24         56
    BRAINTREE       MA    02184      17.8750       06/11/96        212,000.00
1


    280001513375                     11.8750       08/01/96            00
    482758                           11.3750       07/01/26            0
    0                                 6.2500       07/01/98        07/01/98
    147/824                           5.7500       08/01/98        08/01/98
      45                             11.8750          .0000           .0000
    A                                14.8750            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513376                          10.1250        124,950.00        100
    AVERY               SYLVIA       10.1250        124,841.89         ZZ
    8306 ARDEN LANE                   9.6250          1,108.09         1
                                     16.6250          1,108.09         85
    FORT WASHINGTO  MD    20744      16.1250       06/17/96        147,000.00
    280001513376                     10.1250       08/01/96            23
    482779                            9.6250       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    147/824                           6.0000       08/01/98        08/01/98
      45                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               R            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513378                           9.3650        105,000.00        100
    MADISON             MARILYN       9.3650        104,893.31         ZZ
    21 HENRY STREET                   8.8650            872.57         1
                                     15.8600            872.57         70
    DANBURY         CT    06810      15.3600       06/14/96        150,000.00
    280001513378                      9.3650       08/01/96            00
    482792                            8.8650       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    147/824                           5.0000       08/01/98        08/01/98
      45                              9.3650          .0000           .0000
    A                                12.3650            6              6
      360                               R            1.0000          1.0000
       6.4950                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513379                          10.1250        120,960.00        100
    BROOKS              DUNNELL      10.1250        120,855.34         ZZ
1


    112 LARI LANE                     9.6250          1,072.71         4
                                     16.6250          1,072.71         90
    ANDERSON        SC    29621      16.1250       06/21/96        134,400.00
    280001513379                     10.1250       08/01/96            23
    482800                            9.6250       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    147/824                           6.0000       08/01/98        08/01/98
      45                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               R            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513380                           9.3750         90,000.00        100
    YARROW              WALTER        9.3750         89,908.74         ZZ
    211 HANOVER ROAD                  8.8750            748.58         1
                                     14.8750            748.58         50
    NEWTOWN         CT    06470      14.3750       06/20/96        180,000.00
    280001513380                      9.3750       08/01/96            00
    482828                            8.8750       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    147/824                           5.0000       08/01/98        08/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               9            1.0000          1.0000
       5.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513381                          11.4900        100,500.00        100
    TELLEZ              MICHELLE     11.4900        100,402.49         ZZ
    20852 SUGARLOAF LANE             10.9900            994.48         1
                                     17.9900            994.48         75
    BOCA RATON      FL    33428      17.4900       06/04/96        134,000.00
    280001513381                       .0000       07/01/96            00
    482853                             .0000       06/01/26            0
    0                                 6.7500       06/01/98        06/01/98
    147/824                           6.2500       07/01/98        07/01/98
      45                             11.4900          .0000           .0000
    A                                14.4900            6              6
      360                               R            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1




    1513383                          10.2400         46,000.00        100
    BORREGO             JANET        10.2400         45,961.17         ZZ
    1009 VALLEY AVENUE                9.7400            411.86         1
                                     16.7400            411.86         66
    JOLIET          IL    60432      16.2400       06/17/96         70,000.00
    280001513383                     10.2400       08/01/96            00
    486034                            9.7400       07/01/26            0
    0                                 6.2500       07/01/98        07/01/98
    147/824                           5.7500       08/01/98        08/01/98
      45                             10.2400          .0000           .0000
    A                                13.2400            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513384                          13.1250         51,200.00        100
    PATTERSON           HELEN        13.1250         51,177.10         ZZ
    7942 SOUTH LOWE AVENUE           12.6250            571.39         1
                                     19.6250            571.39         72
    CHICAGO         IL    60625      19.1250       06/14/96         72,000.00
    280001513384                     13.1250       08/01/96            00
    486035                           12.6250       07/01/26            0
    0                                 7.2500       07/01/98        07/01/98
    147/824                           6.7500       08/01/98        08/01/98
      45                             13.1250          .0000           .0000
    A                                16.1250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513385                          10.4000         56,250.00        100
    LANGSTON            MINJOE       10.4000         56,204.10         ZZ
    3245 WEST WALNUT                  9.9000            510.35         2
                                     16.9000            510.35         75
    CHICAGO         IL    60612      16.4000       06/21/96         75,000.00
    280001513385                     10.4000       08/01/96            00
    486053                            9.9000       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    147/824                           6.0000       08/01/98        08/01/98
      45                             10.4000          .0000           .0000
    A                                13.4000            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1513386                           9.7400         93,000.00        100
    CARROLL             GERALD        9.7400         92,912.69         ZZ
    3136 WEST 101ST STREET            9.2400            798.33         1
                                     16.5000            798.33         75
    EVERGREEN PARK  IL    60642      16.0000       06/21/96        124,000.00
    280001513386                      9.7400       08/01/96            00
    486057                            9.2400       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    147/824                           5.2500       08/01/98        08/01/98
      45                              9.7400          .0000           .0000
    A                                12.7400            6              6
      360                               9            1.0000          1.0000
       6.7600                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513387                          10.5000        119,000.00        100
    DOMAN               CHARLES      10.5000        118,905.01         ZZ
    354 THISTLE DRIVE                10.0000          1,088.54         1
                                     17.0000          1,088.54         85
    BOLINGBROOK     IL    60440      16.5000       06/10/96        140,000.00
    280001513387                     10.5000       08/01/96            23
    486075                           10.0000       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    147/824                           6.0000       08/01/98        08/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513388                           9.9900        120,000.00        100
    PITTMAN             MAELLEN       9.9900        119,893.15         ZZ
    4335 NORTH KENMORE AVENUE         9.4900          1,052.20         1
    UNIT 3                           16.4900          1,052.20         80
    CHICAGO         IL    60613      15.9900       06/10/96        150,000.00
    280001513388                      9.9900       08/01/96            00
    486076                            9.4900       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    147/824                           5.5000       08/01/98        08/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
1


      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1513389                          10.9900        142,500.00        100
    PINCENTE            SALVATORE    10.9900        142,397.70         ZZ
    2347 SOUTH CLARENCE AVENUE       10.4900          1,355.98         2
                                     17.4900          1,355.98         75
    BERWYN          IL    60402      16.9900       06/17/96        190,000.00
    280001513389                     10.9900       08/01/96            00
    488791                           10.4900       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
    147/824                           6.2500       08/01/98        08/01/98
      45                             10.9900          .0000           .0000
    A                                13.9900            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513390                          10.1250         69,000.00        100
    PENNEY              GWENDOLYN    10.1250         68,940.30         ZZ
    220 SEXTUS ROAD                   9.6250            611.91         1
                                     16.6250            611.91         75
    OAKLAND         CA    94603      16.1250       06/05/96         93,000.00
    280001513390                     10.1250       08/01/96            00
    489056                            9.6250       07/01/26            0
    0                                 6.2500       07/01/98        07/01/98
    147/824                           5.7500       08/01/98        08/01/98
      45                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513391                          10.9900        296,000.00        100
    SMITH               NICHOLAS     10.9900        295,787.49         ZZ
    589 EAST GROVE CIRCLE            10.4900          2,816.64         1
                                     17.4900          2,816.64         80
    ALPINE          UT    84004      16.9900       06/10/96        370,000.00
    280001513391                     10.9900       08/01/96            00
    489401                           10.4900       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
1


    147/824                           6.2500       08/01/98        08/01/98
      45                             10.9900          .0000           .0000
    A                                13.9900            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513392                           8.8750         45,000.00        100
    FIELDS              NETTIE        8.8750         44,897.92         ZZ
    1523 SECOND AVENUE                8.3750            358.05         1
                                     15.3750            358.05         75
    OLIVEHURST      CA    95961      14.8750       04/09/96         60,000.00
    280001513392                      8.8750       06/01/96            00
    489786                            8.3750       05/01/26            0
    0                                 5.2500       05/01/98        05/01/98
    147/824                           4.7500       06/01/98        06/01/98
      45                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513395                          10.6250         59,925.00        100
    JORDAN              S            10.6250         59,832.19         ZZ
    6595 FULLER AVENUE               10.1250            553.77         1
                                     17.1250            553.77         71
    COCOA           FL    32927      16.6250       06/19/96         85,000.00
    280001513395                     10.6250       08/01/96            00
    652043                           10.1250       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
    147/824                           6.2500       08/01/98        08/01/98
      45                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513396                           9.6250         92,320.00        100
    SEELY               JAMES         9.6250         92,140.91         ZZ
    2726 EAST DOWNING CIRCLE          9.1250            784.72         1
                                     16.1250            784.72         80
    MESA            AZ    85213      15.6250       04/24/96        115,400.00
1


    280001513396                      9.6250       06/01/96            00
    881043                            9.1250       05/01/26            0
    0                                 6.0000       05/01/98        05/01/98
    147/824                           5.5000       06/01/98        06/01/98
      45                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513397                          10.7400         30,240.00        100
    SHAMYER             NELDA        10.7400         30,198.97         ZZ
    192 MAPLE AVENUE                 10.2400            282.06         4
                                     17.2400            282.06         70
    VILLAGE OF WEL  NY    14895      16.7400       06/07/96         43,200.00
    280001513397                     10.7400       08/01/96            00
    881115                           10.2400       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
    147/824                           6.2500       08/01/98        08/01/98
      45                             10.7400          .0000           .0000
    A                                13.7400            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1513398                          10.6250        179,494.00        100
    MYERS               JOHN         10.6250        179,354.51         ZZ
    1241 DUTCH FLAT STREET           10.1250          1,658.70         1
                                     17.1250          1,658.70         85
    LAS VEGAS       NV    89110      16.6250       06/10/96        211,170.00
    280001513398                     10.6250       08/01/96            23
    881180                           10.1250       07/01/26            0
    0                                 7.0000       07/01/98        07/01/98
    147/824                           6.5000       08/01/98        08/01/98
      45                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513399                          10.1250         77,000.00        100
    MATTSON             JAMES        10.1250         76,933.37         ZZ
1


    130 CEDAR STREET                  9.6250            682.86         1
                                     16.6250            682.86         63
    SALINAS         CA    93906      16.1250       06/04/96        123,000.00
    280001513399                     10.1250       08/01/96            00
    881317                            9.6250       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    147/824                           5.5000       08/01/98        08/01/98
      45                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513400                           9.2500        150,000.00        100
    BAUGHMAN            RICHARD       9.2500        149,843.86         ZZ
    2335 BRIAN LANE                   8.7500          1,234.02         1
                                     15.7500          1,234.02         74
    BOSQUE FARMS    NM    87068      15.2500       06/13/96        205,000.00
    280001513400                      9.2500       08/01/96            00
    881332                            8.7500       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    147/824                           4.7500       08/01/98        08/01/98
      45                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513401                          11.6250         63,000.00        100
    BORUNDA             RICHARD      11.6250         62,940.61         ZZ
    1635 NORTH ADOLINE AVENUE        11.1250            629.90         1
                                     18.1250            629.90         70
    FRESNO          CA    93704      17.6250       05/28/96         90,000.00
    280001513401                     11.6250       07/01/96            00
    881381                           11.1250       06/01/26            0
    0                                 6.2500       06/01/98        06/01/98
    147/824                           5.7500       07/01/98        07/01/98
      45                             11.6250          .0000           .0000
    A                                14.6250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1513403                          10.2400         64,500.00        100
    PARKS               JERRY        10.2400         64,445.54         ZZ
    3475 WEST VALLEY HEIGHTS DRIV     9.7400            577.51         1
                                     16.7400            577.51         75
    SALT LAKE CITY  UT    84118      16.2400       06/07/96         86,000.00
    280001513403                     10.2400       08/01/96            00
    881466                            9.7400       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    147/824                           5.5000       08/01/98        08/01/98
      45                             10.2400          .0000           .0000
    A                                13.2400            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513404                           9.9900        204,800.00        100
    MAKA                SIPILIANO     9.9900        204,617.66         ZZ
    200 NORTH KINGSTON STREET         9.4900          1,795.75         1
                                     16.4900          1,795.75         80
    SAN MATEO       CA    94401      15.9900       06/13/96        256,000.00
    280001513404                      9.9900       08/01/96            00
    881492                            9.4900       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    147/824                           5.0000       08/01/98        08/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513405                          12.1250        131,250.00        100
    CARPENTER           DOUGLAS      12.1250        131,176.57         ZZ
    466 PINE STREET                  11.6250          1,362.70         1
                                     18.6250          1,362.70         75
    ALPINE          WY    83128      18.1250       06/10/96        175,000.00
    280001513405                     12.1250       08/01/96            00
    881537                           11.6250       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    147/824                           6.0000       08/01/98        08/01/98
      45                             12.1250          .0000           .0000
    A                                15.1250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513406                           9.5000        104,000.00        100
    VALDEZ              MANUEL        9.5000        103,897.28         ZZ
    538 NORTH VERNON AVENUE           9.0000            874.49         1
                                     16.0000            874.49         80
    AZUSA           CA    91702      15.5000       06/12/96        130,000.00
    280001513406                      9.5000       08/01/96            00
    881581                            9.0000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    147/824                           5.0000       08/01/98        08/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513407                          11.1250         91,200.00        100
    MARTELON            ROBERT       11.1250         91,136.40         ZZ
    8666 BLUEGRASS CIRCLE            10.6250            877.15         1
                                     17.6250            877.15         80
    PARKER          CO    80134      17.1250       06/12/96        114,000.00
    280001513407                     11.1250       08/01/96            00
    881617                           10.6250       07/01/26            0
    0                                 6.7500       07/01/98        07/01/98
    147/824                           6.2500       08/01/98        08/01/98
      45                             11.1250          .0000           .0000
    A                                14.1250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513408                           9.5000        224,000.00        100
    JAMISON             WILLIAM       9.5000        223,778.75         ZZ
    88 MARIETTA DRIVE                 9.0000          1,883.52         1
                                     16.0000          1,883.52         80
    SAN FRANCISCO   CA    94127      15.5000       06/07/96        280,000.00
    280001513408                      9.5000       08/01/96            00
    881670                            9.0000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    147/824                           5.0000       08/01/98        08/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
1


      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513409                          10.7400         63,700.00        100
    LAUSTEN             EDITH        10.7400         63,651.71         ZZ
    323 WEST SECOND AVENUE           10.2400            594.15         1
                                     17.2400            594.15         65
    CHICO           CA    95926      16.7400       06/06/96         98,000.00
    280001513409                     10.7400       08/01/96            00
    881672                           10.2400       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    147/824                           6.0000       08/01/98        08/01/98
      45                             10.7400          .0000           .0000
    A                                13.7400            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1513411                          11.2400        122,400.00        100
    JAMES               KATHRYN      11.2400        122,316.79         ZZ
    26265 NORTH 43RD PLACE           10.7400          1,187.89         1
                                     17.7400          1,187.89         80
    PHOENIX         AZ    85024      17.2400       06/04/96        153,000.00
    280001513411                     11.2400       08/01/96            00
    881712                           10.7400       07/01/26            0
    0                                 7.0000       07/01/98        07/01/98
    147/824                           6.5000       08/01/98        08/01/98
      45                             11.2400          .0000           .0000
    A                                14.2400            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1513412                           9.7500        116,200.00        100
    KUPPINGER           SHERRY        9.7500        116,091.12         ZZ
    1039 SOUTH WRIGHT ROAD            9.2500            998.34         1
                                     16.2500            998.34         75
    SANTA ROSA      CA    95407      15.7500       06/04/96        154,950.00
    280001513412                      9.7500       08/01/96            00
    881756                            9.2500       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
1


    147/824                           5.2500       08/01/98        08/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513413                          10.6250        380,000.00        100
    DEMERS-JORDAN       MARY         10.6250        379,704.70         ZZ
    1901 UNIVERSITY AVENUE           10.1250          3,511.58         1
                                     17.1250          3,511.58         65
    SAN JOSE        CA    95126      16.6250       06/06/96        585,000.00
    280001513413                     10.6250       08/01/96            00
    881766                           10.1250       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    147/824                           5.5000       08/01/98        08/01/98
      45                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513414                          10.2500        177,600.00        100
    COLEMAN             COLIN        10.2500        177,450.40         ZZ
    7771 SW 175TH PLACE               9.7500          1,591.48         1
                                     16.7500          1,591.48         80
    ALOHA           OR    97007      16.2500       06/04/96        222,000.00
    280001513414                     10.2500       08/01/96            23
    881791                            9.7500       07/01/26            0
    0                                 6.2500       07/01/98        07/01/98
    147/824                           5.7500       08/01/98        08/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1513415                          10.4900         58,000.00        100
    GRABOWSKI           MICHAEL      10.4900         57,953.58         ZZ
    7555 EAST SUPERSTITION DRIVE      9.9900            530.12         1
                                     16.9900            530.12         70
    KINGMAN         AZ    86401      16.4900       06/06/96         83,000.00
1


    280001513415                     10.4900       08/01/96            00
    881793                            9.9900       07/01/26            0
    0                                 6.2500       07/01/98        07/01/98
    147/824                           5.7500       08/01/98        08/01/98
      45                             10.4900          .0000           .0000
    A                                13.4900            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1513416                          11.1250        170,000.00        100
    SANCHEZ             JESSE        11.1250        169,881.47         ZZ
    160 SWEET PEA LANE               10.6250          1,635.03         1
                                     17.6250          1,635.03         73
    BEN LOMOND      CA    95006      17.1250       06/12/96        235,000.00
    280001513416                     11.1250       08/01/96            00
    881797                           10.6250       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    147/824                           5.5000       08/01/98        08/01/98
      45                             11.1250          .0000           .0000
    A                                14.1250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513417                           9.5000        393,750.00        100
    HELD                RICHARD       9.5000        393,361.09         ZZ
    3714 TIFFANI COURT                9.0000          3,310.87         1
                                     16.0000          3,310.87         75
    SANTA CRUZ      CA    95065      15.5000       06/10/96        525,000.00
    280001513417                      9.5000       08/01/96            00
    881835                            9.0000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    147/824                           5.2500       08/01/98        08/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1513418                           9.7500         90,850.00        100
    COBBS               GREGORY       9.7500         90,764.86         ZZ
1


    3164 WEST 5825 SOUTH              9.2500            780.55         1
                                     16.2500            780.55         85
    ROY             UT    84067      15.7500       06/14/96        106,900.00
    280001513418                      9.7500       08/01/96            23
    881864                            9.2500       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    147/824                           5.5000       08/01/98        08/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513419                          10.1250         68,250.00        100
    BREWER              MATTHEW      10.1250         68,190.94         ZZ
    2285 ELLICOTT ROAD                9.6250            605.26         1
                                     16.6250            605.26         75
    CALHAN          CO    80808      16.1250       06/21/96         91,000.00
    280001513419                     10.1250       08/01/96            00
    881903                            9.6250       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    147/824                           5.5000       08/01/98        08/01/98
      45                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513420                           8.9900         74,600.00        100
    WISE                JOE           8.9900         74,518.02         ZZ
    1021 NORTH CRESCENT HEIGHTS       8.4900            599.71         1
    UNIT 204                         15.4900            599.71         65
    WEST HOLLYWOOD  CA    90046      14.9900       06/14/96        115,000.00
    280001513420                      8.9900       08/01/96            00
    881921                            8.4900       07/01/26            0
    0                                 5.0000       07/01/98        07/01/98
    147/824                           4.5000       08/01/98        08/01/98
      45                              8.9900          .0000           .0000
    A                                11.9900            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000
1




    1513441                          10.0500        128,400.00        100
    DIORIO              CECILIA      10.0500        128,287.13         ZZ
    1255 WEST 12TH AVENUE             9.5500          1,131.55         1
                                     16.0500          1,131.55         80
    BROOMFIELD      CO    80020      15.5500       06/28/96        160,500.00
    267617                           10.0500       08/01/96            00
    267617                            9.5500       07/01/26            0
    0                                 4.2500       07/01/98        07/01/98
    921/921                           3.7500       08/01/98        08/01/98
      25                             10.0500          .0000           .0000
    A                                13.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513442                          10.2500        124,000.00        100
    D'HOOGE             PAT          10.2500        123,895.55         ZZ
    1832 BARRETT ROAD                 9.7500          1,111.17         1
                                     16.2500          1,111.17         80
    BILLINGS        MT    59105      15.7500       06/03/96        155,000.00
    280001513442                       .0000       08/01/96            00
    465305                             .0000       07/01/26            0
    0                                 5.6250       07/01/98        07/01/98
    736/824                           5.1250       08/01/98        08/01/98
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513443                          11.5500        208,000.00        100
    BEITSCHER           WILLIAM      11.5500        207,867.87         ZZ
    9680 S BELLMORE LANE             11.0500          2,067.75         1
                                     17.5500          2,067.75         80
    HIGHLANDS RANC  CO    80126      17.0500       07/02/96        260,000.00
    268185                           11.5500       08/01/96            00
    268185                           11.0500       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    921/921                           5.2500       08/01/98        08/01/98
      25                             11.5500          .0000           .0000
    A                                14.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513444                           9.8750        135,200.00        100
    MOLNAR              DANIEL        9.8750        135,076.64         ZZ
    1594 MAX AVENUE                   9.3750          1,174.01         1
                                     15.8750          1,174.01         80
    CHULA VISTA     CA    91911      15.3750       06/26/96        169,000.00
    280001513444                       .0000       08/01/96            00
    476550                             .0000       07/01/26            0
    0                                 5.2500       07/01/98        07/01/98
    736/824                           4.7500       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513448                           9.5000         70,000.00        100
    BLAKEY              ROBERT        9.5000         69,895.88         ZZ
    12424 SOUTH KEYPORT ROAD NE       9.0000            588.60         1
                                     15.5000            588.60         38
    POULSBO         WA    98370      15.0000       05/31/96        185,000.00
    280001513448                       .0000       07/01/96            00
    465411                             .0000       06/01/26            0
    0                                 4.5000       06/01/98        06/01/98
    736/824                           4.0000       07/01/98        07/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513453                          10.5500         97,000.00        100
    LEE                 HYONG        10.5500         96,923.39         ZZ
    1417 SOUTH PITKIN COURT          10.0500            890.93         1
                                     16.5500            890.93         80
    AURORA          CO    80017      16.0500       06/28/96        121,640.00
    267633                           10.5500       08/01/96            00
    267633                           10.0500       07/01/26            0
    0                                 5.0000       07/01/98        07/01/98
    921/921                           4.5000       08/01/98        08/01/98
      25                             10.5500          .0000           .0000
    A                                13.5500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1513454                          10.0000         84,500.00        100
    KIMERY              ERIC         10.0000         84,386.36         ZZ
    7407 MANGO AVENUE                 9.5000            741.55         1
                                     16.0000            741.55         85
    FONTANA         CA    92336      15.5000       05/28/96         99,500.00
    280001513454                       .0000       07/01/96            23
    472711                             .0000       06/01/26            0
    0                                 4.5000       06/01/98        06/01/98
    736/824                           4.0000       07/01/98        07/01/98
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513458                          10.8000        129,600.00        100
    SHELDON             CLAUDETTE    10.8000        129,503.03         ZZ
    443 SOUTH ARRIBA DRIVE           10.3000          1,214.67         1
                                     16.8000          1,214.67         90
    PUEBLO WEST     CO    81007      16.3000       06/28/96        144,000.00
    266783                           10.8000       08/01/96            23
    266783                           10.3000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    921/921                           5.0000       08/01/98        08/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513466                          10.6250        250,000.00        100
    GLEESON             PATRICK      10.6250        249,903.29         ZZ
    3 COLLIER LANE                   10.1250          2,310.25         1
                                     16.6250          2,310.25         88
    ATLANTA         GA    30305      16.1250       07/12/96        287,000.00
    280001513466                       .0000       09/01/96            23
    2792430                            .0000       08/01/26            0
    0                                 4.1250       08/01/97        08/01/97
1


    757/824                           3.6250       09/01/97        09/01/97
      45                              8.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513478                          10.8000        199,800.00        100
    KING                DARYL        10.8000        199,650.51         ZZ
    19230 WAKONDA WAY                10.3000          1,872.61         1
                                     16.8000          1,872.61         90
    MONUMENT        CO    80132      16.3000       06/28/96        222,000.00
    267716                           10.8000       08/01/96            23
    267716                           10.3000       07/01/26            0
    0                                 5.5000       07/01/98        07/01/98
    921/921                           5.0000       08/01/98        08/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513482                          10.1250        111,900.00        100
    NATHANI             ASHRAF       10.1250        111,803.20         ZZ
    1559 CHRISTIANA DRIVE             9.6250            992.35         1
                                     16.1250            992.35         80
    LAWRENCEVILLE   GA    30243      15.6250       06/27/96        140,000.00
    280001513482                       .0000       08/01/96            23
    1513482                            .0000       07/01/26            0
    0                                 4.0000       07/01/97        07/01/97
    896/824                           3.5000       08/01/97        08/01/97
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1513493                          11.6000        169,600.00        100
    JACKSON             JERRY        11.6000        169,493.44         ZZ
    7203 TRAPPERS PLACE              11.1000          1,692.49         1
                                     17.6000          1,692.49         80
    SPRINGFIELD     VA    22153      17.1000       06/26/96        212,000.00
1


    411181                           11.6000       08/01/96            00
    411181                           11.1000       07/01/26            0
    0                                 6.0000       07/01/98        07/01/98
    921/921                           5.5000       08/01/98        08/01/98
      25                             11.6000          .0000           .0000
    A                                14.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513494                          10.7500        109,550.00        100
    MAZZUCA             JEANNIE      10.7500        109,425.16         ZZ
    477 FIRST AVENUE NORTHWEST       10.2500          1,022.63         1
    UNIT # 477                       16.7500          1,022.63         85
    ISSAQUAH        WA    98027      16.2500       05/29/96        128,900.00
    280001513494                       .0000       07/01/96            23
    465304                             .0000       06/01/26            0
    0                                 4.5000       06/01/98        06/01/98
    736/824                           4.0000       07/01/98        07/01/98
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1513502                           9.6250        124,200.00        100
    PARKER              ROGER         9.6250        124,140.50         ZZ
    406 EAST PRINCETON AVENUE         9.1250          1,055.69         1
                                     15.6250          1,055.69         90
    GILBERT         AZ    85234      15.1250       07/08/96        138,000.00
    280001513502                       .0000       09/01/96            14
    461743                             .0000       08/01/26           25
    0                                 5.1250       08/01/98        08/01/98
    736/824                           4.6250       09/01/98        09/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513503                           9.2500         88,500.00        100
    KOUNTZ              SHANE         9.2500         88,407.88         ZZ
1


    320 MEAGHER AVENUE                8.7500            728.07         1
                                     15.2500            728.07         64
    BOZEMAN         MT    59715      14.7500       06/07/96        139,000.00
    280001513503                       .0000       08/01/96            00
    465331                             .0000       07/01/26            0
    0                                 4.5000       07/01/98        07/01/98
    736/824                           4.0000       08/01/98        08/01/98
      25                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513506                           9.7500        100,000.00        100
    CATALINA            DEBORAH       9.7500         99,905.46         ZZ
    64 WHITTIER STREET                9.2500            859.15         1
                                     15.7500            859.15         52
    MILPITAS        CA    95035      15.2500       06/27/96        195,000.00
    280001513506                       .0000       08/01/96            00
    479831                             .0000       07/01/26            0
    0                                 4.5000       07/01/98        07/01/98
    736/824                           4.0000       08/01/98        08/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513516                           9.7500        400,000.00        100
    BUCK                TERRY         9.7500        399,813.38         ZZ
    1380 LOS ALTOS AVENUE             9.2500          3,436.62         1
                                     15.7500          3,436.62         74
    LONG BEACH      CA    90815      15.2500       07/03/96        544,500.00
    280001513516                       .0000       09/01/96            00
    478444                             .0000       08/01/26            0
    0                                 4.5000       08/01/98        08/01/98
    736/824                           4.0000       09/01/98        09/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1513662                          10.0000        119,800.00        100
    FINNEY              MERRILL      10.0000        119,693.56         T
    1214 STONEYPEAK AVENUE            9.5000          1,051.33         1
                                     17.0000          1,051.33         70
    NORTH LAS VEGA  NV    89031      16.5000       06/21/96        172,000.00
    280001513662                     10.0000       08/01/96            00
    2538007                           9.5000       07/01/26            0
    0                                 5.0000       07/01/99        07/01/99
    B75/824                           4.5000       08/01/99        08/01/99
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513670                           9.2500        195,000.00        100
    DAVIS               ANDREW        9.2500        194,898.90         ZZ
    7815 SOUTH IVY WAY                8.7500          1,604.22         1
                                     15.2500          1,604.22         74
    ENGLEWOOD       CO    80112      14.7500       07/26/96        265,000.00
    280001513670                       .0000       09/01/96            00
    4411765                            .0000       08/01/26            0
    0                                 4.8750       08/01/97        08/01/97
    180/824                           4.3750       09/01/97        09/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513671                          10.5000        101,915.00        100
    TALAUGON II         JOSEPH       10.5000        101,874.50         ZZ
    173 COMSTOCK DRIVE               10.0000            932.26         1
                                     15.5000            932.26         85
    VENTURA         CA    93001      15.0000       07/19/96        119,900.00
    0410155915                         .0000       09/01/96            23
    0410155915                         .0000       08/01/26            0
    0                                 6.5000       08/01/99        08/01/99
    E22/824                           6.0000       09/01/99        09/01/99
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513834                           9.2500         61,500.00        100
    HUGHES              DANIEL        9.2500         61,435.97         ZZ
    12718 LA CUEVA                    8.7500            505.95         1
                                     15.2500            505.95         75
    SAN ANTONIO     TX    78233      14.7500       06/26/96         82,000.00
    280001513834                      9.2500       08/01/96            00
    0933424                           8.7500       07/01/26            0
    0                                 4.6250       07/01/97        07/01/97
    B75/824                           4.1250       08/01/97        08/01/97
      45                              9.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513840                          10.6250         35,000.00        100
    COURSON             AUBREY       10.6250         34,959.05         ZZ
    1310 FREEMAN STREET              10.1250            323.43         1
                                     17.6250            323.43         42
    MARYSVILLE      CA    95901      17.1250       05/20/96         85,000.00
    280001513840                     10.6250       07/01/96            00
    2587756                          10.1250       06/01/26            0
    0                                 6.7500       06/01/99        06/01/99
    B75/824                           6.2500       07/01/99        07/01/99
      25                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513844                          10.3750         79,200.00        100
    MCFARLAND           PEGGY        10.3750         79,135.06         ZZ
    5323 OAK COVE DRIVE               9.8750            717.08         1
                                     16.3750            717.08         90
    HOUSTON         TX    77091      15.8750       06/24/96         88,000.00
    280001513844                     10.3750       08/01/96            23
    2586097                           9.8750       07/01/26            0
    0                                 5.5000       07/01/97        07/01/97
    B75/824                           5.0000       08/01/97        08/01/97
      45                             10.3750          .0000           .0000
    A                                12.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513887                          10.2500         95,300.00        100
    RUIZ                MARTHA       10.2500         95,260.04         ZZ
    2509 SOUTH GARZA DRIVE            9.7500            853.98         1
                                     16.2500            853.98         85
    EDINBURG        TX    78539      15.7500       07/03/96        113,000.00
    280001513887                     10.2500       09/01/96            23
    2586956                           9.7500       08/01/26            0
    0                                 5.6250       08/01/97        08/01/97
    B75/824                           5.1250       09/01/97        09/01/97
      45                             10.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513889                          10.8750         79,500.00        100
    EVELETH             STEVEN       10.8750         79,441.47         ZZ
    324 EAST ELM STREET              10.0000            749.60         1
                                     16.8750            749.60         75
    ELIZABETH       CO    80107      16.0000       06/13/96        106,000.00
    504340                           10.8750       08/01/96            00
    504340                           10.0000       07/01/26            0
    0                                 5.3750       07/01/99        07/01/99
    921/921                           4.5000       08/01/99        08/01/99
      25                             10.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513890                          10.5000        118,300.00        100
    FONTENEAUX          JIMMIE       10.5000        118,205.55         ZZ
    1224 THE MEADOWS PARKWAY         10.0000          1,082.14         1
                                     16.5000          1,082.14         89
    DESOTO          TX    75115      16.0000       06/18/96        133,000.00
    280001513890                     10.5000       08/01/96            23
    2586303                          10.0000       07/01/26            0
    0                                 5.5000       07/01/97        07/01/97
1


    B75/824                           5.0000       08/01/97        08/01/97
      45                             10.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513893                          10.8000         74,800.00        100
    STERN               PETER        10.8000         74,772.14         ZZ
    55 DUNVEGAN WOODS                10.3000            701.06         1
                                     16.8000            701.06         80
    HAMPTON         NH    03842      16.3000       07/09/96         93,500.00
    410464                           10.8000       09/01/96            00
    410464                           10.3000       08/01/26            0
    0                                 5.5000       08/01/98        08/01/98
    921/921                           5.0000       09/01/98        09/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1513896                          10.5500        139,400.00        100
    MICKELSON           TODD         10.5500        139,345.19         ZZ
    7677 SOUTH NEWLAND STREET        10.0500          1,280.37         1
                                     16.5500          1,280.37         85
    LITTLETON       CO    80123      16.0500       07/01/96        164,000.00
    268135                           10.5500       09/01/96            23
    268135                           10.0500       08/01/26            0
    0                                 4.7500       08/01/98        08/01/98
    921/921                           4.2500       09/01/98        09/01/98
      25                             10.5500          .0000           .0000
    A                                13.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513937                           9.5000        120,600.00        100
    SCHEITLER           ERIC          9.5000        120,540.68         ZZ
    4427 WEST 31ST AVENUE             9.0000          1,014.07         1
                                     15.5000          1,014.07         90
    DENVER          CO    80212      15.0000       07/31/96        134,000.00
1


    280001513937                      9.5000       09/01/96            23
    960632                            9.0000       08/01/26            0
    0                                 6.0000       02/01/97        02/01/97
    922/824                           5.5000       03/01/97        03/01/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513941                           9.7500        360,000.00        100
    SALVADOR            FIRMO         9.7500        359,832.04         ZZ
    7300 SW 77TH AVENUE               9.2500          3,092.96         1
                                     15.7500          3,092.96         77
    MIAMI           FL    33143      15.2500       08/02/96        470,000.00
    0410193452                         .0000       09/01/96            00
    0410193452                         .0000       08/01/26            0
    0                                 4.8750       08/01/97        08/01/97
    E22/824                           4.3750       09/01/97        09/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1513999                           8.5000        120,000.00        100
    COREY               TYLER         8.5000        119,927.30         ZZ
    10124 GLENMERE ROAD               8.0000            922.70         1
                                     14.5000            922.70         58
    FAIRFAX         VA    22032      14.0000       07/26/96        208,000.00
    0410193676                         .0000       09/01/96            00
    0410193676                         .0000       08/01/26            0
    0                                 4.5000       08/01/97        08/01/97
    E22/824                           4.0000       09/01/97        09/01/97
      45                              6.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514002                          10.7500         71,050.00        100
    SALVATIERRA         JORGE        10.7500         71,023.25         ZZ
1


    1825 NE 171ST STREET             10.2500            663.24         1
                                     16.7500            663.24         90
    NORTH MIAMI BE  FL    33162      16.2500       07/24/96         79,500.00
    0410195366                         .0000       09/01/96            23
    0410195366                         .0000       08/01/26            0
    0                                 5.7500       08/01/97        08/01/97
    E22/824                           5.2500       09/01/97        09/01/97
      45                              8.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514006                          10.2500        177,600.00        100
    COLEMAN             COLIN        10.2500        177,450.40         ZZ
    17477 SW SARALA STREET            9.7500          1,591.48         1
                                     16.7500          1,591.48         80
    ALOHA           OR    97007      16.2500       06/05/96        222,000.00
    280001514006                     10.2500       08/01/96            00
    881776                            9.7500       07/01/26            0
    0                                 6.2500       07/01/98        07/01/98
    147/824                           5.7500       08/01/98        08/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514012                          10.0000         94,000.00        100
    BERGEN              WILLIAM      10.0000         94,000.00         ZZ
    1050 WEST PILTZ ROAD              9.5000            824.92         1
                                     16.0000            824.92         90
    PAHRUMPH        NV    89041      15.5000       08/09/96        105,000.00
    280001514012                       .0000       10/01/96            23
    100010189                          .0000       09/01/26            0
    0                                 4.7500       09/01/99        09/01/99
    E19/824                           4.2500       10/01/99        10/01/99
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1514014                           9.6250        135,000.00        100
    LAWSON              CLIFFORD      9.6250        134,935.32         ZZ
    54267 MYSTIQUE COURT              9.1250          1,147.49         1
                                     16.6250          1,147.49         75
    MISHAWAKA       IN    46545      16.1250       07/12/96        180,000.00
    280001514014                      9.6250       09/01/96            00
    2495638                           9.1250       08/01/26            0
    0                                 5.6250       02/01/97        02/01/97
    B75/824                           5.1250       03/01/97        03/01/97
      25                              9.6250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514026                           9.3750        225,000.00        100
    VAN GRAHAM          NOLAN         9.3750        224,886.37         ZZ
    1034 AVERY CREEK DR               8.8750          1,871.44         1
                                     15.3750          1,871.44         90
    WOODSTOCK       GA    30188      14.8750       07/26/96        250,000.00
    280001514026                       .0000       09/01/96            23
    160472                             .0000       08/01/26            0
    0                                 5.7500       02/01/97        02/01/97
    A52/824                           5.2500       03/01/97        03/01/97
      25                              8.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514037                           9.8750         86,400.00        100
    SMITH               GERALD        9.8750         86,400.00         ZZ
    1305 NORTH WOODLAWN AVENUE        9.3750            750.25         1
                                     15.8750            750.25         80
    METAIRIE        LA    70001      15.3750       08/02/96        108,000.00
    280001514037                       .0000       10/01/96            00
    4500369                            .0000       09/01/26            0
    0                                 4.2500       09/01/97        09/01/97
    180/824                           3.7500       10/01/97        10/01/97
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514145                          10.9250        100,800.00        100
    GOLDBEN             PAULA        10.9250        100,726.59         ZZ
    555 RAMSDALE DRIVE               10.4250            954.24         1
                                     16.9250            954.24         80
    ROSWELL         GA    30075      16.4250       06/24/96        126,000.00
    294637                           10.9250       08/01/96            00
    294637                           10.4250       07/01/26            0
    0                                 5.0000       07/01/99        07/01/99
    921/921                           4.5000       08/01/99        08/01/99
      25                             10.9250          .0000           .0000
    A                                13.9250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514152                          11.0000        239,200.00        100
    BAKER               MAURICE      11.0000        239,028.63         ZZ
    1597 YORK COURT                  10.5000          2,277.96         1
                                     17.0000          2,277.96         90
    MUNDELEIN       IL    60060      16.5000       06/13/96        265,810.00
    504563                           11.0000       08/01/96            23
    504563                           10.5000       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    921/921                           5.2500       08/01/98        08/01/98
      25                             11.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514206                          11.2500         68,600.00        100
    PATRICK             JAMES        11.2500         68,529.85         ZZ
    9104 PACK RIVER ROAD             10.7500            666.29         1
                                     17.2500            666.29         75
    SANDPOINT       ID    83864      16.7500       05/24/96         91,500.00
    504118                           11.2500       07/01/96            00
    504118                           10.7500       06/01/26            0
    0                                 6.1250       06/01/99        06/01/99
    921/921                           5.6250       07/01/99        07/01/99
      25                             11.2500          .0000           .0000
    A                                14.2500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514227                           9.6250         66,300.00        100
    FRANKENBERY         DON           9.6250         66,268.23         ZZ
    4055 ROCKHAVEN ROAD               9.1250            563.55         1
                                     15.6250            563.55         83
    NEWARK          OH    43055      15.1250       07/26/96         80,000.00
    280001514227                       .0000       09/01/96            23
    010796288                          .0000       08/01/26            0
    0                                 4.6250       08/01/97        08/01/97
    B65/824                           4.1250       09/01/97        09/01/97
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514229                          10.1250        188,100.00        100
    RIVERA              MARIO        10.1250        188,018.98         ZZ
    2194 FAIRMONT COURT               9.6250          1,668.11         1
                                     16.1250          1,668.11         90
    SAN JOSE        CA    95148      15.6250       07/29/96        209,000.00
    280001514229                       .0000       09/01/96            23
    16102419                           .0000       08/01/26            0
    0                                 5.1250       08/01/97        08/01/97
    051/824                           4.6250       09/01/97        09/01/97
      45                              8.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514268                           9.7500         73,000.00        100
    PEARCE              DAVID         9.7500         72,931.61         ZZ
    1801 SOUTH B STREET               9.2500            627.18         1
                                     16.7500            627.18         77
    RICHMOND        IN    47374      16.2500       06/18/96         95,000.00
    280001514268                      9.7500       08/01/96            00
    2567394                           9.2500       07/01/26            0
    0                                 4.7500       07/01/99        07/01/99
1


    B75/824                           4.2500       08/01/99        08/01/99
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514270                          10.3750        104,400.00        100
    HUGHES              JOSEPH       10.3750        104,314.40         ZZ
    1145 EAST CONCORDA DRIVE          9.8750            945.24         1
                                     16.3750            945.24         90
    TEMPE           AZ    85282      15.8750       06/24/96        116,000.00
    280001514270                     10.3750       08/01/96            23
    2539682                           9.8750       07/01/26            0
    0                                 5.5000       07/01/97        07/01/97
    B75/824                           5.0000       08/01/97        08/01/97
      45                             10.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514271                          10.2500         51,000.00        100
    NIEMEYER            ELAINE       10.2500         50,957.04         ZZ
    3708 SCHWALBE DRIVE               9.7500            457.01         1
                                     17.2500            457.01         75
    SARASOTA        FL    34235      16.7500       06/21/96         68,500.00
    280001514271                     10.2500       08/01/96            00
    2529584                           9.7500       07/01/26            0
    0                                 5.0000       07/01/99        07/01/99
    B75/824                           4.5000       08/01/99        08/01/99
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514274                           9.5000        340,000.00        100
    D'AMOUR             JAMES         9.5000        339,664.19         ZZ
    47 RIDGE DRIVE EAST               9.0000          2,858.91         1
                                     15.5000          2,858.91         80
    ROSLYN          NY    11576      15.0000       06/28/96        425,000.00
1


    516856                             .0000       08/01/96            00
    516856                             .0000       07/01/26            0
    0                                 4.8750       07/01/97        07/01/97
    562/562                           4.3750       08/01/97        08/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514286                           9.7500        166,000.00        100
    ERNST               VERA          9.7500        165,922.55         ZZ
    521 HALIFAX LANE                  9.2500          1,426.20         1
                                     15.7500          1,426.20         80
    COPPELL         TX    75019      15.2500       07/31/96        210,000.00
    280001514286                      9.7500       09/01/96            23
    960707                            9.2500       08/01/26            0
    0                                 5.1250       02/01/97        02/01/97
    922/824                           4.6250       03/01/97        03/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514296                          10.6250        146,250.00        100
    D'ANGELO            PAUL         10.6250        146,193.42         ZZ
    52 OGDEN PLACE WEST              10.1250          1,351.50         1
                                     16.6250          1,351.50         65
    DOBBS FERRY     NY    10522      16.1250       07/03/96        225,000.00
    516963                             .0000       09/01/96            00
    516963                             .0000       08/01/26            0
    0                                 6.1250       02/01/97        02/01/97
    562/562                           5.6250       03/01/97        03/01/97
      25                              9.6250          .0000           .0000
    A                                11.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514307                           9.7500        246,250.00        100
    DECIOCCIO           ANTHONY       9.7500        246,019.29         ZZ
1


    307-309 STANLEY AVENUE            9.2500          2,115.67         1
                                     15.7500          2,115.67         70
    MAMARONECK      NY    10543      15.2500       06/19/96        352,500.00
    515387                             .0000       08/01/96            00
    515387                             .0000       07/01/26            0
    0                                 6.3750       01/01/97        01/01/97
    562/562                           5.8750       02/01/97        02/01/97
      25                              8.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514311                          10.7500        127,500.00        100
    CHERRY II           ROBERT       10.7500        127,403.56         ZZ
    4105 CORY LEE COURT              10.2500          1,190.19         1
                                     17.7500          1,190.19         85
    ARLINGTON       TX    76063      17.2500       06/10/96        150,000.00
    280001514311                     10.7500       08/01/96            23
    2584076                          10.2500       07/01/26            0
    0                                 5.6250       07/01/99        07/01/99
    B75/824                           5.1250       08/01/99        08/01/99
      25                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514320                           9.2500        338,000.00        100
    SATIN               FERN          9.2500        337,648.19         ZZ
    55 REVERE DRIVE                   8.7500          2,780.65         1
                                     15.2500          2,780.65         76
    RIDGEFIELD      CT    06877      14.7500       06/04/96        450,000.00
    514067                             .0000       08/01/96            00
    514067                             .0000       07/01/26            0
    0                                 4.8750       07/01/97        07/01/97
    562/562                           4.3750       08/01/97        08/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1514331                           9.8750         69,250.00        100
    CAURTHENS           CYRIL         9.8750         69,186.80         ZZ
    355 OLD TARRYTOWN ROAD            9.3750            601.34         1
    UNIT 606                         15.8750            601.34         85
    WHITE PLAINS    NY    10603      15.3750       06/24/96         81,500.00
    514109                             .0000       08/01/96            23
    514109                             .0000       07/01/26            0
    0                                 6.1250       01/01/97        01/01/97
    562/562                           5.6250       02/01/97        02/01/97
      25                              8.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1514336                          10.8000         52,200.00        100
    CHAMBERLAIN         MICHAEL      10.8000         52,180.55         ZZ
    16792 EAST 8TH AVENUE            10.3000            489.25         1
                                     16.8000            489.25         90
    AURORA          CO    80011      16.3000       07/12/96         58,000.00
    268250                           10.8000       09/01/96            23
    268250                           10.3000       08/01/26            0
    0                                 5.0000       08/01/98        08/01/98
    921/921                           4.5000       09/01/98        09/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514363                          11.6000         87,875.00        100
    HALL                MARGIE       11.6000         87,847.53         ZZ
    1220 I STREET N E                11.1000            876.93         1
                                     17.6000            876.93         74
    WASHINGTON      DC    20002      17.1000       07/12/96        120,000.00
    411660                           11.6000       09/01/96            00
    411660                           11.1000       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    921/921                           5.5000       09/01/98        09/01/98
      25                             11.6000          .0000           .0000
    A                                14.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514652                           8.6250        199,200.00        100
    TACY                STEVEN        8.6250        199,200.00         ZZ
    940 WEST TAYLOR STREET            8.1250          1,549.36         3
                                     14.6250          1,549.36         80
    SAN JOSE        CA    95126      14.1250       08/14/96        249,000.00
    280001514652                       .0000       10/01/96            00
    16102428                           .0000       09/01/26            0
    0                                 5.0000       09/01/97        09/01/97
    051/824                           4.5000       10/01/97        10/01/97
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514659                          10.1250         99,120.00        100
    TORRES              RAFAEL       10.1250         98,947.05         ZZ
    1215 PLEASANT VALLEY COURT        9.6250            879.02         1
                                     16.1250            879.02         80
    FORT COLLINS    CO    80521      15.6250       04/30/96        123,900.00
    264838                           10.1250       06/01/96            00
    264838                            9.6250       05/01/26            0
    0                                 5.2500       05/01/98        05/01/98
    921/921                           4.7500       06/01/98        06/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514661                          11.0000         65,200.00        100
    CLOUSING            BRETT        11.0000         65,105.70         ZZ
    9471 WEST ONTARIO DRIVE          10.5000            620.92         1
                                     17.0000            620.92         80
    LITTLETON       CO    80123      16.5000       05/01/96         82,000.00
    264952                           11.0000       06/01/96            00
    264952                           10.5000       05/01/26            0
    0                                 5.5000       05/01/98        05/01/98
    921/921                           5.0000       06/01/98        06/01/98
      25                             11.0000          .0000           .0000
    A                                14.0000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1514662                          11.6250         95,400.00        100
    WYATT               TERRY        11.6250         95,370.34         ZZ
    1002 BURTON COURT                11.1250            953.85         1
                                     17.6250            953.85         90
    KENNESAW        GA    30152      17.1250       08/01/96        106,000.00
    280001514662                       .0000       09/01/96            23
    160172                             .0000       08/01/26            0
    0                                 5.8750       08/01/99        08/01/99
    A52/824                           5.3750       09/01/99        09/01/99
      25                              8.6250          .0000           .0000
    A                                14.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514671                           8.2500        236,000.00        100
    MARULANDA           PABLO         8.2500        235,697.99         ZZ
    2556 JARDIN LANE                  7.7500          1,772.99         1
                                     14.2500          1,772.99         80
    FORT LAUDERDAL  FL    33327      13.7500       06/28/96        295,265.00
    280001514671                       .0000       08/01/96            00
    96DA0238                           .0000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    766/824                           5.2500       02/01/97        02/01/97
      25                              7.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514700                           9.3750         57,800.00        100
    DAVISON             PATRICIA      9.3750         57,800.00         ZZ
    29330 TAYLOR                      8.8750            480.75         1
                                     15.3750            480.75         85
    ST CLAIR SHORE  MI    48081      14.8750       08/05/96         68,000.00
    280001514700                       .0000       10/01/96            04
    4347803                            .0000       09/01/26           12
    0                                 4.2500       09/01/97        09/01/97
1


    180/824                           3.7500       10/01/97        10/01/97
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514707                           9.1250         82,400.00        100
    SOUTHARD            TERRY         9.1250         82,356.15         ZZ
    7690 SOUTH 1530 WEST              8.6250            670.43         1
                                     15.1250            670.43         80
    WEST JORDAN     UT    84084      14.6250       07/26/96        104,000.00
    280001514707                       .0000       09/01/96            00
    101116                             .0000       08/01/26            0
    0                                 4.6250       08/01/97        08/01/97
    F30/824                           4.1250       09/01/97        09/01/97
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514708                           9.2500        128,150.00        100
    FISH                M             9.2500        128,083.56         ZZ
    1664 EAST 1000 SOUTH              8.7500          1,054.26         1
                                     15.2500          1,054.26         90
    SPANISH FORK    UT    84660      14.7500       07/26/96        142,434.00
    280001514708                       .0000       09/01/96            23
    0160620                            .0000       08/01/26            0
    0                                 5.2500       02/01/97        02/01/97
    F30/824                           4.7500       03/01/97        03/01/97
      25                              8.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514717                          10.0500         49,600.00        100
    RAY                 MARGARET     10.0500         49,556.40         ZZ
    12166 MELODY DR #201              9.5500            437.11         1
                                     16.0500            437.11         80
    DENVER          CO    80234      15.5500       06/25/96         62,000.00
1


    504555                           10.0500       08/01/96            00
    504555                            9.5500       07/01/26            0
    0                                 4.5000       07/01/98        07/01/98
    921/921                           4.0000       08/01/98        08/01/98
      25                             10.0500          .0000           .0000
    A                                13.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1514723                          10.6250         61,200.00        100
    BAKER               EARL         10.6250         61,200.00         ZZ
    148 DOGWOOD ROAD                 10.1250            565.55         1
                                     16.6250            565.55         82
    MT WASHINGTON   KY    40047      16.1250       08/06/96         75,000.00
    280001514723                     10.6250       10/01/96            23
    960659                           10.1250       09/01/26            0
    0                                 6.1250       03/01/97        03/01/97
    922/824                           5.6250       04/01/97        04/01/97
      25                             10.6250          .0000           .0000
    A                                11.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514728                          11.2500        243,000.00        100
    PINEDA              NERVILLA     11.2500        243,000.00         ZZ
    6025 SUNFIELD AVENUE             10.7500          2,360.17         1
                                     17.2500          2,360.17         90
    LAKEWOOD        CA    90712      16.7500       08/15/96        270,000.00
    280001514728                       .0000       10/01/96            23
    1514728                            .0000       09/01/26            0
    0                                 5.8750       09/01/99        09/01/99
    E59/824                           5.3750       10/01/99        10/01/99
      45                             11.2500          .0000           .0000
    A                                12.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514745                           9.7500        204,000.00        100
    CUSHING             STANLEY       9.7500        203,904.82         ZZ
1


    205 BRECKENRIDGE TRAIL            9.2500          1,752.68         1
                                     15.7500          1,752.68         85
    BROOMFIELD      CO    80020      15.2500       07/08/96        240,000.00
    280001514745                      9.7500       09/01/96            23
    2376952                           9.2500       08/01/26            0
    0                                 5.0000       08/01/97        08/01/97
    B75/824                           4.5000       09/01/97        09/01/97
      45                              9.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1514818                           9.8750         68,500.00        100
    NAM                 SIVOEUN       9.8750         68,468.88         ZZ
    13115 CARYN WAY                   9.3750            594.82         1
                                     16.8750            594.82         70
    HOLLAND         MI    49424      16.3750       07/11/96         98,500.00
    280001514818                      9.8750       09/01/96            00
    96202073                          9.3750       08/01/26            0
    0                                 5.9900       08/01/98        08/01/98
    E63/824                           5.4900       09/01/98        09/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514819                          10.5500        258,750.00        100
    TRUJILLO            LEROY        10.5500        258,648.27         ZZ
    5033 CRAWFORD GULCH ROAD         10.0500          2,376.57         1
                                     16.5500          2,376.57         75
    GOLDEN          CO    80403      16.0500       07/12/96        345,000.00
    267724                           10.5500       09/01/96            00
    267724                           10.0500       08/01/26            0
    0                                 4.7500       08/01/98        08/01/98
    921/921                           4.2500       09/01/98        09/01/98
      25                             10.5500          .0000           .0000
    A                                13.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1514823                          10.9900         94,300.00        100
    WOLVERTON           TODD         10.9900         94,232.29         ZZ
    4536 NORTH HAIGHT AVENUE         10.4900            897.33         1
                                     17.9900            897.33         80
    PORTLAND        OR    97217      17.4900       06/24/96        117,900.00
    280001514823                     10.9900       08/01/96            00
    96201905                         10.4900       07/01/26            0
    0                                 7.3750       07/01/98        07/01/98
    E63/824                           6.8750       08/01/98        08/01/98
      45                             10.9900          .0000           .0000
    A                                13.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514827                          10.4500        212,500.00        100
    WINTER              BRUCE        10.4500        212,414.63         ZZ
    15799 EAST MONMOUTH PLACE         9.9500          1,935.89         1
                                     16.4500          1,935.89         85
    AURORA          CO    80015      15.9500       07/08/96        250,000.00
    267781                           10.4500       09/01/96            23
    267781                            9.9500       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    921/921                           4.7500       09/01/98        09/01/98
      25                             10.4500          .0000           .0000
    A                                13.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514828                          10.3750         40,000.00        100
    PALMER              OLIVIA       10.3750         39,967.18         ZZ
    17035 WEST DRIVE                  9.8750            362.17         1
                                     17.3750            362.17         46
    LAPINE          OR    97739      16.8750       06/14/96         87,000.00
    280001514828                     10.3750       08/01/96            00
    96201963                          9.8750       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    E63/824                           5.2500       08/01/98        08/01/98
      45                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514830                          10.5000         55,800.00        100
    DISHMAN             ARTHUR       10.5000         55,777.82         ZZ
    411 WEST PUTNAM STREET           10.0000            510.43         1
                                     17.5000            510.43         80
    GOLDENDALE      WA    98620      17.0000       07/01/96         69,800.00
    280001514830                     10.5000       09/01/96            00
    96202108                         10.0000       08/01/26            0
    0                                 6.7500       08/01/98        08/01/98
    E63/824                           6.2500       09/01/98        09/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514831                           8.3750         60,000.00        100
    PETERSON            MARK          8.8750         59,386.43         ZZ
    RR 2 BOX 159                      8.3750            456.04         1
                                     14.3750            477.03         54
    CROOKSTON       MN    56716      13.8750       04/28/95        112,500.00
    280001514831                       .0000       06/01/95            00
    1226                               .0000       05/01/25            0
    0                                 3.5000       05/01/96        05/01/97
    890/824                           3.0000       06/01/96        06/01/97
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              01          05/01/96
        .0000                           05             E           05/01/00
                                        O            1.0000


    1514832                           8.9900        165,750.00        100
    PARR                JOHN          8.9900        165,659.27         ZZ
    570 SOUTHWEST 167TH AVENUE        8.4900          1,332.47         1
                                     15.9900          1,332.47         85
    BEAVERTON       OR    97006      15.4900       07/05/96        195,000.00
    280001514832                      8.9900       09/01/96            23
    96201969                          8.4900       08/01/26            0
    0                                 6.5000       02/01/97        02/01/97
    E63/824                           6.0000       03/01/97        03/01/97
      45                              8.9900          .0000           .0000
    A                                10.4900            6              6
1


      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514834                          10.1250         84,150.00        100
    WILLIAMS            KELLY        10.1250         84,113.75         ZZ
    13716 NORTHEAST 81ST STREET       9.6250            746.27         1
                                     17.1250            746.27         85
    VANCOUVER       WA    98682      16.6250       07/02/96         99,000.00
    280001514834                     10.1250       09/01/96            23
    96202100                          9.6250       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    E63/824                           5.5000       09/01/98        09/01/98
      45                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514885                           7.0000        115,000.00        100
    BOYCE               DANIEL        9.0000        113,836.11         ZZ
    6215 DEERWOOD CIRCLE NORTH        8.5000            765.10         1
                                     13.0000            922.08         68
    PLYMOUTH        MN    55402      12.5000       06/08/95        170,000.00
    280001514885                       .0000       08/01/95            00
    2776                               .0000       07/01/25            0
    0                                 3.5000       07/01/96        07/01/97
    890/824                           3.0000       08/01/96        08/01/97
      45                              5.0000          .0000           .0000
    A                                 9.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              01          07/01/96
        .0000                           05             E           07/01/00
                                        O            1.0000


    1514891                          10.5000        202,500.00        100
    RIEDEL              JAMES        10.5000        202,338.34         ZZ
    2728 NORTHEAST 91ST STREET       10.0000          1,852.35         1
                                     17.5000          1,852.35         90
    SEATTLE         WA    98115      17.0000       06/27/96        225,000.00
    280001514891                     10.5000       08/01/96            23
    96202013                         10.0000       07/01/26            0
    0                                 5.9900       07/01/98        07/01/98
1


    E63/824                           5.4900       08/01/98        08/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514894                          10.0000         92,400.00        100
    WILLIAMS            NORMA        10.0000         92,359.12         ZZ
    5415 NORTHWEST 269TH STREET       9.5000            810.88         1
                                     17.0000            810.88         80
    RIDGEFIELD      WA    98642      16.5000       07/15/96        115,500.00
    280001514894                     10.0000       09/01/96            00
    96202182                          9.5000       08/01/26            0
    0                                 5.6250       08/01/98        08/01/98
    E63/824                           5.1250       09/01/98        09/01/98
      45                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514903                           9.7500        152,000.00        100
    SCHMIDT             JACOB         9.7500        151,929.08         ZZ
    10203 SOUTHWEST 59TH PLACE        9.2500          1,305.92         1
                                     16.7500          1,305.92         80
    PORTLAND        OR    97219      16.2500       07/08/96        190,000.00
    280001514903                      9.7500       09/01/96            00
    96202137                          9.2500       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    E63/824                           5.5000       09/01/98        09/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514905                           9.8750        102,000.00        100
    CLEMENTS            RICHARD       9.8750        101,906.92         ZZ
    4185 SOUTHWEST 205TH AVENUE       9.3750            885.72         1
                                     16.8750            885.72         85
    ALOHA           OR    97007      16.3750       06/25/96        120,000.00
1


    280001514905                      9.8750       08/01/96            23
    96201859                          9.3750       07/01/26            0
    0                                 5.7500       07/01/98        07/01/98
    E63/824                           5.2500       08/01/98        08/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514907                          10.9900        104,800.00        100
    UANNO               ANTHONY      10.9900        104,724.74         ZZ
    810 SOUTHEAST                    10.4900            997.25         1
    223RD AVENUE                     17.9900            997.25         80
    GRESHAM         OR    97030      17.4900       06/11/96        131,000.00
    280001514907                     10.9900       08/01/96            00
    96201927                         10.4900       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    E63/824                           6.0000       08/01/98        08/01/98
      45                             10.9900          .0000           .0000
    A                                13.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514913                          11.2500         72,750.00        100
    BORTZ               MICHAEL      11.2500         72,725.44         ZZ
    9113 SOUTHEAST HARRISON STREE    10.7500            706.59         1
                                     18.2500            706.59         75
    PORTLAND        OR    97216      17.7500       07/03/96         97,000.00
    280001514913                     11.2500       09/01/96            00
    96201588                         10.7500       08/01/26            0
    0                                 7.7500       08/01/98        08/01/98
    E63/824                           7.2500       09/01/98        09/01/98
      45                             11.2500          .0000           .0000
    A                                14.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514915                          11.1000         74,200.00        100
    LONG                ROBERT       11.1000         74,174.11         ZZ
1


    424 LAPORTE AVENUE               10.6000            712.24         1
                                     17.1000            712.24         70
    FORT COLLINS    CO    80521      16.6000       07/10/96        106,000.00
    267609                           11.1000       09/01/96            00
    267609                           10.6000       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    921/921                           4.7500       09/01/98        09/01/98
      25                             11.1000          .0000           .0000
    A                                14.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514920                          10.9900         93,600.00        100
    BROWN               JERRY        10.9900         93,532.79         ZZ
    9312 NORTHEAST 8TH STREET        10.4900            890.67         1
                                     17.9900            890.67         90
    VANCOUVER       WA    98664      17.4900       06/26/96        104,000.00
    280001514920                     10.9900       08/01/96            23
    96201520                         10.4900       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    E63/824                           6.0000       08/01/98        08/01/98
      45                             10.9900          .0000           .0000
    A                                13.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514922                           9.7500         95,200.00        100
    WEAVER              DENNIS        9.7500         95,110.80         ZZ
    1631 NORTH CLARK STREET           9.2500            817.92         1
                                     16.7500            817.92         80
    CORNELIUS       OR    97113      16.2500       06/19/96        119,000.00
    280001514922                      9.7500       08/01/96            00
    96201873                          9.2500       07/01/26            0
    0                                 6.2500       07/01/98        07/01/98
    E63/824                           5.7500       08/01/98        08/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1514926                          10.5000         39,200.00        100
    WILKINSON           RANDAL       10.5000         39,168.70         ZZ
    934 SOUTHEAST JACKSON STREET     10.0000            358.58         1
                                     17.5000            358.58         70
    ROSEBURG        OR    97470      17.0000       06/19/96         56,000.00
    280001514926                     10.5000       08/01/96            00
    96201861                         10.0000       07/01/26            0
    0                                 6.5000       07/01/98        07/01/98
    E63/824                           6.0000       08/01/98        08/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514929                           9.5000        336,000.00        100
    ROBBINS             CLIFFORD      9.5000        335,834.73         ZZ
    8 SOUTH QUIETWOOD LANE            9.0000          2,825.27         1
                                     15.5000          2,825.27         80
    SANDY           UT    84092      15.0000       07/31/96        420,000.00
    280001514929                       .0000       09/01/96            00
    100555                             .0000       08/01/26            0
    0                                 4.6250       08/01/99        08/01/99
    F30/824                           4.1250       09/01/99        09/01/99
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1514948                           9.6500        102,850.00        100
    STERZINGER          JAMES         9.6500        102,800.99         ZZ
    1321 6TH STREET                   9.1500            876.10         1
                                     15.6500            876.10         89
    FORT LUPTON     CO    80621      15.1500       07/12/96        116,000.00
    268128                            9.6500       09/01/96            23
    268128                            9.1500       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    921/921                           4.7500       09/01/98        09/01/98
      25                              9.6500          .0000           .0000
    A                                12.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514949                          10.5000        113,050.00        100
    JERKE               CHARLES      10.5000        112,959.73         ZZ
    343 ONE HORSE CREEK ROAD         10.0000          1,034.12         1
                                     17.5000          1,034.12         72
    FLORENCE        MT    59833      17.0000       06/24/96        158,000.00
    280001514949                     10.5000       08/01/96            00
    96201981                         10.0000       07/01/26            0
    0                                 6.1250       07/01/98        07/01/98
    E63/824                           5.6250       08/01/98        08/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514972                           9.9900        102,400.00        100
    KIPERS JR           TIMOTHY       9.9900        102,308.82         ZZ
    2656 NORTHEAST MAPLE AVENUE       9.4900            897.88         1
                                     16.9900            897.88         80
    GRESHAM         OR    97030      16.4900       06/27/96        128,000.00
    280001514972                      9.9900       08/01/96            00
    96201955                          9.4900       07/01/26            0
    0                                 6.1250       07/01/98        07/01/98
    E63/824                           5.6250       08/01/98        08/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514974                           9.9900         82,000.00        100
    PLEMMONS            SCOTT         9.9900         81,963.64         ZZ
    1096 SHAMROCK DRIVE SOUTHEAST     9.4900            719.01         1
                                     16.9900            719.01         80
    SALEM           OR    97302      16.4900       07/10/96        102,500.00
    280001514974                      9.9900       09/01/96            00
    96202179                          9.4900       08/01/26            0
    0                                 5.6250       08/01/98        08/01/98
    E63/824                           5.1250       09/01/98        09/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
1


      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514981                           9.8750         68,000.00        100
    MEADOWS             MATTHEW       9.8750         67,969.10         ZZ
    4380 NW 11TH ST                   9.3750            590.48         1
                                     15.8750            590.48         85
    LAUDERHILL      FL    33313      15.3750       07/12/96         80,000.00
    280001514981                       .0000       09/01/96            23
    96DA0239                           .0000       08/01/26            0
    0                                 5.9800       08/01/97        08/01/97
    766/824                           5.4800       09/01/97        09/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514986                           9.2500        199,500.00        100
    GOODING             PATRICIA      9.2500        199,500.00         ZZ
    1095 WINDSOR PKWY NE              8.7500          1,641.24         1
                                     15.2500          1,641.24         70
    ATLANTA         GA    30319      14.7500       08/01/96        285,000.00
    280001514986                       .0000       10/01/96            00
    52384                              .0000       09/01/26            0
    0                                 4.8750       09/01/97        09/01/97
    455/824                           4.3750       10/01/97        10/01/97
      25                              7.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514987                          10.6250         68,000.00        100
    KNOWLES             VIRGINIA     10.6250         67,973.69         ZZ
    421 SOUTHEAST 34TH COURT         10.1250            628.39         1
                                     17.6250            628.39         80
    TROUTDALE       OR    97060      17.1250       07/03/96         85,000.00
    280001514987                     10.6250       09/01/96            00
    96202109                         10.1250       08/01/26            0
    0                                 6.5000       08/01/98        08/01/98
1


    E63/824                           6.0000       09/01/98        09/01/98
      45                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514989                           9.6250         82,000.00        100
    STRAUS              RICHARD       9.6250         81,960.72         ZZ
    3652 AUTUMN VIEW DRIVE            9.1250            696.99         1
                                     15.6250            696.99         71
    ACWORTH         GA    30101      15.1250       07/31/96        115,675.00
    280001514989                       .0000       09/01/96            00
    160895                             .0000       08/01/26            0
    0                                 5.2500       08/01/99        08/01/99
    A52/824                           4.7500       09/01/99        09/01/99
      25                              6.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1514992                          11.2500         81,750.00        100
    KNISLEY             DANNY        11.2500         81,694.53         ZZ
    3750 NORTHEAST ROSELAWN STREE    10.7500            794.01         1
                                     18.2500            794.01         75
    PORTLAND        OR    97211      17.7500       06/17/96        109,000.00
    280001514992                     11.2500       08/01/96            00
    96201776                         10.7500       07/01/26            0
    0                                 7.5000       07/01/98        07/01/98
    E63/824                           7.0000       08/01/98        08/01/98
      45                             11.2500          .0000           .0000
    A                                14.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515004                           9.7500         81,000.00        100
    FITZHUGH            DANIEL        9.7500         80,962.21         ZZ
    4938 SOUTHEAST 75TH AVENUE        9.2500            695.92         1
                                     16.7500            695.92         69
    PORTLAND        OR    97206      16.2500       07/09/96        117,500.00
1


    280001515004                      9.7500       09/01/96            00
    96202143                          9.2500       08/01/26            0
    0                                 6.2500       02/01/97        02/01/97
    E63/824                           5.7500       03/01/97        03/01/97
      45                              9.7500          .0000           .0000
    A                                11.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515008                           9.9900         99,000.00        100
    MURPHY              KATHLEEN      9.9900         98,956.10         ZZ
    2047 SOUTHEAST 56TH AVENUE        9.4900            868.07         1
                                     16.9900            868.07         54
    PORTLAND        OR    97215      16.4900       07/05/96        185,000.00
    280001515008                      9.9900       09/01/96            00
    96202139                          9.4900       08/01/26            0
    0                                 6.1250       08/01/98        08/01/98
    E63/824                           5.6250       09/01/98        09/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515015                          11.3500         79,200.00        100
    STEFFEN             CRAIG        11.3500         79,173.84         ZZ
    6019 CODY STREET                 10.8500            775.26         1
                                     17.3500            775.26         80
    ARVADA          CO    80004      16.8500       07/12/96         99,000.00
    266692                           11.3500       09/01/96            00
    266692                           10.8500       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    921/921                           5.5000       09/01/98        09/01/98
      25                             11.3500          .0000           .0000
    A                                14.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515016                           9.7500         95,200.00        100
    FORD                WILLIAM       9.7500         95,155.58         ZZ
1


    3380 SANDLIN ROAD                 9.2500            817.92         1
                                     16.7500            817.92         80
    THE DALLES      OR    97058      16.2500       07/03/96        119,000.00
    280001515016                      9.7500       09/01/96            00
    96201943                          9.2500       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    E63/824                           5.5000       09/01/98        09/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515023                           8.7500        148,000.00        100
    HANLET              PIERRICK      8.7500        148,000.00         ZZ
    28W 324 MAIN STREET               8.2500          1,164.32         1
                                     14.7500          1,164.32         78
    WARRENVILLE     IL    60555      14.2500       08/09/96        192,000.00
    280001515023                       .0000       10/01/96            00
    100010482                          .0000       09/01/26            0
    0                                 5.0000       03/01/97        03/01/97
    E19/824                           4.5000       04/01/97        04/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515024                           8.8750        280,500.00        100
    HAZELWOOD           MARY          8.8750        280,184.32         ZZ
    2745 MORGAN DRIVE                 8.3750          2,231.79         1
                                     15.8750          2,231.79         85
    SAN ROMAN       CA    94583      15.3750       06/18/96        330,000.00
    280001515024                      8.8750       08/01/96            23
    96201951                          8.3750       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
    E63/824                           4.7500       02/01/97        02/01/97
      45                              8.8750          .0000           .0000
    A                                10.3750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1515039                           8.9900        132,000.00        100
    HERITAGE            HUGH          8.9900        131,854.94         ZZ
    6980 SOUTHWEST 189TH AVENUE       8.4900          1,061.16         1
                                     15.9900          1,061.16         80
    BEAVERTON       OR    97007      15.4900       06/20/96        165,000.00
    280001515039                      8.9900       08/01/96            00
    96201939                          8.4900       07/01/26            0
    0                                 5.9900       01/01/97        01/01/97
    E63/824                           5.4900       02/01/97        02/01/97
      45                              8.9900          .0000           .0000
    A                                10.4900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515046                           8.3750        173,000.00        100
    LEBLANC             ROBERT        8.3750        172,892.48         ZZ
    225 ORCHARD STREET                7.8750          1,314.92         1
                                     14.3750          1,314.92         60
    BELMONT         MA    02178      13.8750       07/31/96        289,000.00
    280001515046                       .0000       09/01/96            00
    23184                              .0000       08/01/26            0
    0                                 3.0000       08/01/99        08/01/99
    F41/824                           2.5000       09/01/99        09/01/99
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515051                           9.0000        166,500.00        100
    TRIEU               DUC           9.0000        166,409.05         ZZ
    839 W DURNESS STREET              8.5000          1,339.70         1
                                     15.0000          1,339.70         82
    WEST COVINA     CA    91790      14.5000       07/26/96        205,000.00
    280001515051                       .0000       09/01/96            23
    1542                               .0000       08/01/26            0
    0                                 4.8750       02/01/97        02/01/97
    B38/824                           4.3750       03/01/97        03/01/97
      25                              8.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515174                          12.6500         81,900.00        100
    KENNEDY             HENRY        12.6500         81,879.73         ZZ
    3877 WOODYHILL DRIVE             12.1500            883.63         1
                                     18.6500            883.63         65
    LITHONIA        GA    30058      18.1500       07/10/96        126,000.00
    297911                           12.6500       09/01/96            00
    297911                           12.1500       08/01/26            0
    0                                 6.7500       08/01/98        08/01/98
    921/921                           6.2500       09/01/98        09/01/98
      25                             12.6500          .0000           .0000
    A                                15.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515175                          11.6000         35,980.00        100
    MURPHY              ANNA         11.6000         35,968.75         ZZ
    9449 RICHWOOD LANE               11.1000            359.06         1
                                     17.6000            359.06         70
    PORT RICHEY     FL    34668      17.1000       07/16/96         51,400.00
    267914                           11.6000       09/01/96            00
    267914                           11.1000       08/01/26            0
    0                                 5.7500       08/01/98        08/01/98
    921/921                           5.2500       09/01/98        09/01/98
      25                             11.6000          .0000           .0000
    A                                14.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515189                          10.3750        233,750.00        100
    COTTER              SID          10.3750        233,558.32         ZZ
    428 KENT WAY                      9.8750          2,116.39         1
                                     16.3750          2,116.39         85
    ZEPHYR COVE     NV    89449      15.8750       06/27/96        275,000.00
    280001515189                     10.3750       08/01/96            23
    2517688                           9.8750       07/01/26            0
    0                                 5.6250       07/01/97        07/01/97
    B75/824                           5.1250       08/01/97        08/01/97
      45                             10.3750          .0000           .0000
    A                                12.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515191                           9.6250        117,000.00        100
    ALDRETE             ROLANDO       9.6250        116,943.95         ZZ
    7341 DOMINIQUE DRIVE              9.1250            994.49         1
                                     16.6250            994.49         90
    DALLAS          TX    75214      16.1250       07/15/96        130,000.00
    280001515191                      9.6250       09/01/96            23
    2487023                           9.1250       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    B75/824                           5.0000       03/01/97        03/01/97
      25                              9.6250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515197                           9.7500        134,100.00        100
    RYAN                CYNDY         9.7500        134,037.43         ZZ
    900 BETHANY DRIVE                 9.2500          1,152.13         1
                                     15.7500          1,152.13         90
    SCOTTS VALLEY   CA    95066      15.2500       07/31/96        149,000.00
    280001515197                       .0000       09/01/96            23
    16102421                           .0000       08/01/26            0
    0                                 5.3750       08/01/97        08/01/97
    051/824                           4.8750       09/01/97        09/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515216                           8.8750        116,000.00        100
    JAGGLI              EDWIN         8.8750        115,934.96         ZZ
    12556 SIVERWOOD STREET            8.3750            922.95         1
                                     14.8750            922.95         85
    SUMMIT VALLEY   CA    92345      14.3750       07/20/96        138,000.00
    280001515216                       .0000       09/01/96            11
    100009473                          .0000       08/01/26           12
    0                                 5.3750       02/01/97        02/01/97
1


    E19/824                           4.8750       03/01/97        03/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515221                           8.8750        280,000.00        100
    SOJAI               PAUL          8.8750        279,843.02         ZZ
    26701 CACERES CIRCLE              8.3750          2,227.81         1
                                     14.8750          2,227.81         80
    MISSION VIEJO   CA    92691      14.3750       07/30/96        350,000.00
    280001515221                       .0000       09/01/96            00
    100009838                          .0000       08/01/26            0
    0                                 4.8750       08/01/97        08/01/97
    E19/824                           4.3750       09/01/97        09/01/97
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515222                          10.5000        108,000.00        100
    SULIN               JOHN         10.5000        107,957.08         ZZ
    477 WEST DEODAR DRIVE            10.0000            987.92         1
                                     16.5000            987.92         80
    LEMOORE         CA    93245      16.0000       07/31/96        135,000.00
    280001515222                       .0000       09/01/96            00
    31012126                           .0000       08/01/26            0
    0                                 5.2500       08/01/99        08/01/99
    470/824                           4.7500       09/01/99        09/01/99
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515268                           8.6250        272,000.00        100
    MICHAEL             DANIEL        8.6250        272,000.00         ZZ
    104 GLENDON ROAD                  8.1250          2,115.59         1
                                     14.6250          2,115.59         77
    DENNISPORT      MA    02639      14.1250       08/14/96        354,500.00
1


    280001515268                       .0000       10/01/96            00
    3811                               .0000       09/01/26            0
    0                                 4.7500       09/01/97        09/01/97
    A45/824                           4.2500       10/01/97        10/01/97
      45                              6.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515275                           8.8750        328,000.00        100
    LA MONT             DENNIS        8.8750        327,816.11         ZZ
    3271 HEATHERFIELD COURT           8.3750          2,609.72         1
    NEWBURY PARK AREA                14.8750          2,609.72         80
    THOUSAND OAKS   CA    91320      14.3750       07/24/96        410,000.00
    280001515275                       .0000       09/01/96            00
    100010389                          .0000       08/01/26            0
    0                                 4.3750       02/01/97        02/01/97
    E19/824                           3.8750       03/01/97        03/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515277                           9.2500         28,400.00        100
    VAN VELTHOVEN       ROBERT        9.2500         28,385.28         ZZ
    20211 RAINGATE LANE               8.7500            233.64         1
                                     14.2500            233.64         70
    KATY            TX    77449      13.7500       07/30/96         40,625.00
    280001515277                       .0000       09/01/96            00
    4446688                            .0000       08/01/26            0
    0                                 5.2500       02/01/97        02/01/97
    462/824                           4.7500       03/01/97        03/01/97
      25                              8.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515281                           9.0000        112,800.00        100
    RADAI               YOUSUF        9.0000        112,800.00         ZZ
1


    887 N GREGORY PLACE               8.5000            907.61         1
                                     15.0000            907.61         80
    CHANDLER        AZ    85226      14.5000       08/01/96        141,000.00
    280001515281                       .0000       10/01/96            00
    1515281                            .0000       09/01/26            0
    0                                 4.8750       03/01/97        03/01/97
    E59/824                           4.3750       04/01/97        04/01/97
      45                              9.0000          .0000           .0000
    A                                10.0000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1515433                           8.3750        188,000.00        100
    YUN                 KYUNG         8.3750        188,000.00         ZZ
    6256 N GOLDEN WEST AVE            7.8750          1,428.94         1
                                     14.3750          1,428.94         80
    TEMPLE CITY     CA    91780      13.8750       08/09/96        235,000.00
    280001515433                       .0000       10/01/96            00
    961275                             .0000       09/01/26            0
    0                                 4.3750       09/01/97        09/01/97
    E97/824                           3.8750       10/01/97        10/01/97
      45                              6.3750          .0000           .0000
    A                                10.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515442                           9.2500         73,150.00        100
    CROCKETT            KEVIN         9.2500         73,112.07         ZZ
    1360 WEST 7305 SOUTH              8.7500            601.79         1
                                     15.2500            601.79         70
    WEST JORDAN     UT    84084      14.7500       07/30/96        104,500.00
    280001515442                       .0000       09/01/96            00
    101151                             .0000       08/01/26            0
    0                                 4.8750       08/01/97        08/01/97
    F30/824                           4.3750       09/01/97        09/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1515451                           9.7500         95,300.00        100
    TURNER              JUANDRAGO     9.7500         95,255.54         ZZ
    4085 RIVER MIST COURT             9.2500            818.77         1
                                     15.7500            818.77         90
    LITHONIA        GA    30058      15.2500       07/31/96        105,925.00
    280001515451                       .0000       09/01/96            23
    160963                             .0000       08/01/26            0
    0                                 5.7500       02/01/97        02/01/97
    A52/824                           5.2500       03/01/97        03/01/97
      25                              8.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515612                           8.8750        126,000.00        100
    RAHTSACHACK         SAYSAVANH     8.8750        126,000.00         ZZ
    265 NORTH CHIPMAN                 8.3750          1,002.51         1
                                     14.8750          1,002.51         84
    AMERICAN FORK   UT    84003      14.3750       08/02/96        150,000.00
    280001515612                       .0000       10/01/96            23
    0160927                            .0000       09/01/26            0
    0                                 4.6250       03/01/97        03/01/97
    F30/824                           4.1250       04/01/97        04/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515624                          11.9000         34,000.00        100
    RUSCZYK             RICHARD      11.9000         33,990.05         ZZ
    83 LINDEN STREET                 11.4000            347.12         1
                                     17.9000            347.12         70
    NEW BRITAIN     CT    06051      17.4000       07/19/96         49,000.00
    412114                           11.9000       09/01/96            00
    412114                           11.4000       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    921/921                           5.5000       09/01/98        09/01/98
      25                             11.9000          .0000           .0000
    A                                14.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515701                           9.8750        202,500.00        100
    CATCHEN-DUNNE       JOHN          9.8750        202,408.00         ZZ
    2131 HARLENS RUN                  9.3750          1,758.41         1
                                     15.8750          1,758.41         74
    NAPLES          FL    33942      15.3750       07/15/96        275,000.00
    280001515701                       .0000       09/01/96            00
    96560519                           .0000       08/01/26            0
    0                                 5.7400       08/01/97        08/01/97
    766/824                           5.2400       09/01/97        09/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515717                          10.2500         89,250.00        100
    STECHNIJ            JOSEPH       10.2500         89,250.00         ZZ
    703 NORTH LINDEN CIRCLE           9.7500            799.77         1
                                     16.2500            799.77         85
    MESA            AZ    85203      15.7500       08/05/96        105,000.00
    280001515717                       .0000       10/01/96            23
    4342366                            .0000       09/01/26            0
    0                                 4.2500       09/01/97        09/01/97
    180/824                           3.7500       10/01/97        10/01/97
      45                             10.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515769                          10.3750        102,000.00        100
    CORNWELL            DENNETH      10.3750        101,958.35         ZZ
    5495 HEWLETT ROAD                 9.8750            923.52         1
                                     17.3750            923.52         85
    RUTHER GLEN     VA    22546      16.8750       07/17/96        120,000.00
    280001515769                     10.3750       09/01/96            23
    2503589                           9.8750       08/01/26            0
    0                                 5.0000       08/01/99        08/01/99
    B75/824                           4.5000       09/01/99        09/01/99
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
1


      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515866                          11.0000        240,000.00        100
    PRESTON             MARY         11.0000        239,914.42         ZZ
    4635 E SWALLOW AVE               10.5000          2,285.58         1
                                     17.0000          2,285.58         80
    ORANGE          CA    92669      16.5000       07/11/96        300,000.00
    280001515866                       .0000       09/01/96            00
    9606211                            .0000       08/01/26            0
    0                                 4.7500       08/01/99        08/01/99
    A01/824                           4.2500       09/01/99        09/01/99
      25                             11.0000          .0000           .0000
    A                                14.0000            6              6
      360                               E            3.0000          3.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515870                           9.8750        207,000.00        100
    SHERMAN             BARRY         9.8750        206,811.12         ZZ
    3172 RECHE ROAD                   9.3750          1,797.49         1
                                     15.8750          1,797.49         90
    FALLBROOK       CA    92028      15.3750       06/05/96        230,000.00
    280001515870                       .0000       08/01/96            23
    96065564                           .0000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    A01/824                           5.2500       02/01/97        02/01/97
      25                              9.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515871                           9.5000        394,200.00        100
    SILVA               KENNETH       9.5000        394,200.00         ZZ
    1107 PORTO ALEGRE PLACE           9.0000          3,314.65         1
                                     15.5000          3,314.65         90
    SAN JOSE        CA    95120      15.0000       08/02/96        438,000.00
    280001515871                       .0000       10/01/96            23
    16102535                           .0000       09/01/26            0
    0                                 5.5000       03/01/97        03/01/97
1


    051/824                           5.0000       04/01/97        04/01/97
      25                              8.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515879                          10.6250        119,700.00        100
    NOFFSINGER          JEAN         10.6250        119,653.70         ZZ
    5558 WEST 115TH DRIVE            10.1250          1,106.14         1
                                     16.6250          1,106.14         90
    WESTMINSTER     CO    80020      16.1250       07/31/96        133,000.00
    280001515879                       .0000       09/01/96            23
    4415725                            .0000       08/01/26            0
    0                                 4.2500       08/01/97        08/01/97
    180/824                           3.7500       09/01/97        09/01/97
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515927                           9.0000        212,800.00        100
    EATON               BRUCE         9.0000        212,566.65         ZZ
    897 SOUTH 1600 EAST               8.5000          1,712.24         1
                                     16.0000          1,712.24         80
    SPRINGVILLE     UT    84663      15.5000       06/21/96        266,000.00
    280001515927                       .0000       08/01/96            23
    A0100                              .0000       07/01/26            0
    0                                 6.2500       01/01/97        01/01/97
    A01/824                           5.7500       02/01/97        02/01/97
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1515930                          10.2500        169,200.00        100
    MURRAY              PHILLIP      10.2500        169,057.47         ZZ
    68-3766 MANA-HUA PLACE            9.7500          1,516.21         1
                                     16.2500          1,516.21         90
    WAIKOLOA        HI    96738      15.7500       06/26/96        188,000.00
1


    280001515930                       .0000       08/01/96            23
    A0100                              .0000       07/01/26            0
    0                                 4.7500       01/01/97        01/01/97
    A01/824                           4.2500       02/01/97        02/01/97
      25                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1515984                           9.3750         92,500.00        100
    BLANDFORD           JAN           9.3750         92,500.00         ZZ
    419 JEFFERY DR                    8.8750            769.37         1
                                     15.3750            769.37         89
    LOCUST GROVE    GA    30248      14.8750       08/09/96        104,000.00
    280001515984                       .0000       10/01/96            23
    52456                              .0000       09/01/26            0
    0                                 5.7500       09/01/97        09/01/97
    455/824                           5.2500       10/01/97        10/01/97
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516003                           9.7500        114,000.00        100
    JAMBURA             LAURA         9.7500        113,784.63         ZZ
    245 SOUTH SILVER LOOP             9.2500            979.44         1
                                     15.7500            979.44         80
    SILVERTON       OR    97381      15.2500       04/05/96        144,000.00
    280001516003                      9.7500       06/01/96            00
    215698                            9.2500       05/01/26            0
    0                                 4.7500       05/01/99        05/01/99
    E47/824                           4.2500       06/01/99        06/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516004                           9.0000        110,600.00        100
    GAYLORD             MARK          9.0000        110,293.34         ZZ
1


    133 S JACKSON STREET A4           8.5000            889.92         1
                                     15.0000            889.92         70
    DENVER          CO    80209      14.5000       03/21/96        158,000.00
    280001516004                      9.0000       05/01/96            00
    215974                            8.5000       04/01/26            0
    0                                 3.8750       04/01/99        04/01/99
    E47/824                           3.3750       05/01/99        05/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1516005                           9.7500        100,000.00        100
    ROWELL JR           EUGENE        9.7500         99,566.14         ZZ
    3361 WEST 85TH STREET             9.2500            859.16         1
                                     15.7500            859.16         80
    CHICAGO         IL    60652      15.2500       11/17/95        125,000.00
    280001516005                      9.7500       01/01/96            00
    220414                            9.2500       12/01/25            0
    0                                 5.0000       12/01/98        12/01/98
    E47/824                           4.5000       01/01/99        01/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516006                           9.2500        128,100.00        100
    BUDZINSKI           FRANK         9.2500        127,693.78         ZZ
    439 SAN CARLOS ROAD               8.7500          1,053.85         1
                                     15.2500          1,053.85         70
    MINOOKA         IL    60477      14.7500       02/28/96        183,000.00
    280001516006                      9.2500       04/01/96            00
    220653                            8.7500       03/01/26            0
    0                                 5.2500       03/01/99        03/01/99
    E47/824                           4.7500       04/01/99        04/01/99
      45                              9.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1516007                          10.7500        103,500.00        100
    SCHOMISCH           JEFFREY      10.7500        103,219.76         ZZ
    9535 HAMLIN                      10.2500            966.16         1
                                     16.7500            966.16         31
    EVANSTON        IL    60203      16.2500       01/11/96        336,000.00
    280001516007                     10.7500       03/01/96            00
    220746                           10.2500       02/01/26            0
    0                                 6.0000       02/01/99        02/01/99
    E47/824                           5.5000       03/01/99        03/01/99
      45                             10.7500          .0000           .0000
    A                                13.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516008                           9.0000         50,150.00        100
    EATON               NEHEMIAH      9.0000         49,982.48         ZZ
    2916 CHAMPAIGN AVENUE             8.5000            403.52         1
                                     15.0000            403.52         85
    MATTOON         IL    61938      14.5000       02/26/96         59,000.00
    280001516008                      9.0000       04/01/96            23
    220862                            8.5000       03/01/26            0
    0                                 4.7500       03/01/99        03/01/99
    E47/824                           4.2500       04/01/99        04/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516009                          10.5000         64,500.00        100
    FLIE                WILLIE       10.5000         64,342.79         ZZ
    1842 SOUTH ST LOUIS              10.0000            590.01         2
                                     16.5000            590.01         50
    CHICAGO         IL    60623      16.0000       02/29/96        131,000.00
    280001516009                     10.5000       04/01/96            00
    220892                           10.0000       03/01/26            0
    0                                 6.3750       03/01/99        03/01/99
    E47/824                           5.8750       04/01/99        04/01/99
      45                             10.5000          .0000           .0000
    A                                13.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1516010                           9.5000         75,600.00        100
    RUTHERFORD          LEE           9.5000         75,411.09         ZZ
    4328 WEST 18TH STREET             9.0000            635.69         1
                                     15.5000            635.69         70
    CHICAGO         IL    60623      15.0000       03/14/96        108,000.00
    280001516010                      9.5000       05/01/96            00
    220943                            9.0000       04/01/26            0
    0                                 5.2500       04/01/99        04/01/99
    E47/824                           4.7500       05/01/99        05/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516011                           9.6250        134,000.00        100
    FARLEY              LAURENCE      9.6250        133,605.65         ZZ
    218 8TH STREET                    9.1250          1,138.99         1
                                     15.6250          1,138.99         77
    DOWNERS GROVE   IL    60515      15.1250       02/26/96        175,000.00
    280001516011                      9.6250       04/01/96            00
    220944                            9.1250       03/01/26            0
    0                                 5.5000       03/01/99        03/01/99
    E47/824                           5.0000       04/01/99        04/01/99
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516012                           8.6250        346,500.00        100
    CORDELL             PETE          8.6250        345,250.25         ZZ
    31449 LOBO CANYON ROAD            8.1250          2,695.05         1
                                     14.6250          2,695.05         75
    LOS ANGELES AR  CA    91301      14.1250       02/22/96        462,000.00
    280001516012                      8.6250       04/01/96            00
    227498                            8.1250       03/01/26            0
    0                                 4.8750       03/01/99        03/01/99
    E47/824                           4.3750       04/01/99        04/01/99
      45                              8.6250          .0000           .0000
    A                                11.6250           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516013                           9.0000         71,500.00        100
    KIRKMAN             DAVID         9.0000         71,301.74         ZZ
    1872 SOTO STREET                  8.5000            575.31         1
                                     15.0000            575.31         64
    SEASIDE         CA    93655      14.5000       03/08/96        112,000.00
    280001516013                      9.0000       05/01/96            00
    227505                            8.5000       04/01/26            0
    0                                 4.7500       04/01/99        04/01/99
    E47/824                           4.2500       05/01/99        05/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516014                           8.8750        141,100.00        100
    KELLER              CECIL         8.8750        140,698.57         ZZ
    4940 ROUNDUP ROAD                 8.3750          1,122.66         1
                                     14.8750          1,122.66         85
    NORCO           CA    91760      14.3750       03/01/96        166,000.00
    280001516014                      8.8750       05/01/96            23
    227576                            8.3750       04/01/26            0
    0                                 5.3750       04/01/99        04/01/99
    E47/824                           4.8750       05/01/99        05/01/99
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516015                           9.8750        107,100.00        100
    MEEKS               BOBBY         9.8750        106,852.62         ZZ
    8274 CHANTRY AVENUE               9.3750            930.01         1
                                     15.8750            930.01         80
    FONTANA         CA    92335      15.3750       03/08/96        134,000.00
    280001516015                      9.8750       05/01/96            00
    227592                            9.3750       04/01/26            0
    0                                 6.6250       04/01/99        04/01/99
1


    E47/824                           6.1250       05/01/99        05/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516016                           8.2500        195,000.00        100
    SEPEHRDAD           DAVID         8.2500        194,369.67         ZZ
    1940 RISDON ROAD                  7.7500          1,464.97         1
                                     14.2500          1,464.97         75
    CONCORD         CA    94518      13.7500       03/04/96        260,000.00
    280001516016                      8.2500       05/01/96            00
    227661                            7.7500       04/01/26            0
    0                                 4.3750       04/01/99        04/01/99
    E47/824                           3.8750       05/01/99        05/01/99
      45                              8.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516017                           9.6250        180,000.00        100
    MIDDLETON           JAMES         9.6250        179,561.86         ZZ
    4822 BARKWOOD AVENUE              9.1250          1,529.98         1
                                     15.6250          1,529.98         80
    IRVINE          CA    92714      15.1250       03/04/96        225,000.00
    280001516017                      9.6250       05/01/96            00
    227701                            9.1250       04/01/26            0
    0                                 6.1250       04/01/99        04/01/99
    E47/824                           5.6250       05/01/99        05/01/99
      45                              9.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516018                          10.3750        372,000.00        100
    ALTCHULER           DANIEL       10.3750        371,384.60         ZZ
    2619 TOPANGA SKYLINE DR           9.8750          3,368.12         1
                                     16.3750          3,368.12         80
    TOPANGA AREA    CA    90290      15.8750       03/29/96        465,000.00
1


    280001516018                     10.3750       06/01/96            00
    227740                            9.8750       05/01/26            0
    0                                 6.1250       05/01/99        05/01/99
    E47/824                           5.6250       06/01/99        06/01/99
      45                             10.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516019                           9.7500        342,750.00        100
    CARRILLO            MICHAEL       9.7500        341,937.30         ZZ
    190 URSULINE ROAD                 9.2500          2,944.76         1
                                     15.7500          2,944.76         75
    SANTA ROSA      CA    95403      15.2500       03/14/96        457,000.00
    280001516019                      9.7500       05/01/96            00
    227803                            9.2500       04/01/26            0
    0                                 5.2500       04/01/99        04/01/99
    E47/824                           4.7500       05/01/99        05/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516020                           8.8750        270,750.00        100
    BOWER               DENNIS        8.8750        270,136.08         ZZ
    7027 CORTE DEL MAR                8.3750          2,154.21         1
                                     14.8750          2,154.21         75
    PLEASANTON      CA    94566      14.3750       04/17/96        361,000.00
    280001516020                      8.8750       06/01/96            00
    227951                            8.3750       05/01/26            0
    0                                 4.6250       05/01/99        05/01/99
    E47/824                           4.1250       06/01/99        06/01/99
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516021                           8.5000         90,000.00        100
    DEEKS JR            CHARLES       8.5000         89,610.07         ZZ
1


    165 WATCHUNG PLACE                8.0000            692.03         1
                                     14.5000            692.03         60
    NUTLEY          NJ    07110      14.0000       01/31/96        152,500.00
    280001516021                      8.5000       03/01/96            00
    232194                            8.0000       02/01/26            0
    0                                 3.8750       02/01/99        02/01/99
    E47/824                           3.3750       03/01/99        03/01/99
      45                              8.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516022                           9.0000         73,500.00        100
    SPROUT              WAYNE         9.0000         73,296.22         ZZ
    207 CALVERT ROAD                  8.5000            591.40         1
                                     15.0000            591.40         67
    RISING SUN      MD    21911      14.5000       03/05/96        110,000.00
    280001516022                      9.0000       05/01/96            00
    232215                            8.5000       04/01/26            0
    0                                 5.2500       04/01/99        04/01/99
    E47/824                           4.7500       05/01/99        05/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516023                           9.5000         48,000.00        100
    HEGGIE              CAROLYN       9.5000         47,880.05         ZZ
    424 TRAPPE ROAD                   9.0000            403.61         1
                                     15.5000            403.61         60
    BALTIMORE       MD    21222      15.0000       03/01/96         80,000.00
    280001516023                      9.5000       05/01/96            00
    232461                            9.0000       04/01/26            0
    0                                 5.8750       04/01/99        04/01/99
    E47/824                           5.3750       05/01/99        05/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000
1




    1516024                           9.5000        130,000.00        100
    CURTIS              PETER         9.5000        129,675.19         ZZ
    26 CIRCLE DRIVE                   9.0000          1,093.11         1
                                     15.5000          1,093.11         85
    FREDON TOWNSHI  NJ    07860      15.0000       03/13/96        153,000.00
    280001516024                      9.5000       05/01/96            11
    232762                            9.0000       04/01/26           12
    0                                 5.5000       04/01/99        04/01/99
    E47/824                           5.0000       05/01/99        05/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516025                           8.7500        220,000.00        100
    BANNISTER           BARRY         8.7500        219,122.57         ZZ
    505 STONEHOUSE LANE               8.2500          1,730.74         1
                                     14.7500          1,730.74         88
    SILVER SPRING   MD    20905      14.2500       03/08/96        250,000.00
    280001516025                      8.7500       05/01/96            11
    232794                            8.2500       04/01/26           25
    0                                 4.2500       04/01/99        04/01/99
    E47/824                           3.7500       05/01/99        05/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516026                           9.8750        108,000.00        100
    HIOTT JR            CARN          9.8750        107,750.58         ZZ
    RT 2 BOX 272                      9.3750            937.82         1
                                     15.8750            937.82         57
    RUFFIN          SC    29475      15.3750       03/29/96        190,000.00
    280001516026                      9.8750       05/01/96            00
    232796                            9.3750       04/01/26            0
    0                                 5.0000       04/01/99        04/01/99
    E47/824                           4.5000       05/01/99        05/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516027                           9.0000         68,000.00        100
    BLIZZARD            ROLAND        9.0000         67,772.88         ZZ
    2633 SNYDERSBURG ROAD             8.5000            547.15         1
                                     15.0000            547.15         57
    WESTMINSTER     MD    21157      14.5000       02/29/96        121,000.00
    280001516027                      9.0000       04/01/96            00
    232827                            8.5000       03/01/26            0
    0                                 5.5000       03/01/99        03/01/99
    E47/824                           5.0000       04/01/99        04/01/99
      45                              9.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516028                           8.8750         48,800.00        100
    GWYN                JAMES         8.8750         48,661.15         ZZ
    22293 ORBIT ROAD                  8.3750            388.28         1
                                     14.8750            388.28         80
    WINDSOR         VA    23487      14.3750       03/07/96         61,000.00
    280001516028                      8.8750       05/01/96            00
    232904                            8.3750       04/01/26            0
    0                                 5.5000       04/01/99        04/01/99
    E47/824                           5.0000       05/01/99        05/01/99
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516029                           9.5000        165,700.00        100
    TAMA                DIANE         9.5000        165,272.22         ZZ
    2510 KELSO COURT                  9.0000          1,393.30         1
                                     15.5000          1,393.30         85
    FALLSTON        MD    21047      15.0000       03/06/96        195,000.00
    280001516029                      9.5000       05/01/96            23
    232919                            9.0000       04/01/26            0
    0                                 6.0000       04/01/99        04/01/99
    E47/824                           5.5000       05/01/99        05/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516030                           8.8750        382,500.00        100
    MITCHELL            SALLY         8.8750        381,411.80         ZZ
    7812 OVERBROOK ROAD               8.3750          3,043.35         1
                                     14.8750          3,043.35         85
    BALTIMORE       MD    21204      14.3750       03/01/96        450,000.00
    280001516030                      8.8750       05/01/96            11
    232985                            8.3750       04/01/26           12
    0                                 4.2500       04/01/99        04/01/99
    E47/824                           3.7500       05/01/99        05/01/99
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516031                           8.7500        350,000.00        100
    FRISBY              TIMOTHY       8.7500        342,611.00         ZZ
    1600 PHEASANT TRAIL               8.2500          2,753.46         1
                                     14.7500          2,753.46         42
    INVERNESS       IL    60067      14.2500       03/25/96        850,000.00
    280001516031                      8.7500       05/01/96            00
    234043                            8.2500       04/01/26            0
    0                                 3.6250       04/01/99        04/01/99
    E47/824                           3.1250       05/01/99        05/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516032                          10.2500        105,000.00        100
    SEARS               JAMES        10.2500        104,776.04         ZZ
    19562 GLENNELL AVENUE             9.7500            940.91         1
                                     16.2500            940.91         63
    MOKENA          IL    60448      15.7500       03/18/96        168,000.00
    280001516032                     10.2500       05/01/96            00
    234055                            9.7500       04/01/26            0
    0                                 6.5000       04/01/99        04/01/99
1


    E47/824                           6.0000       05/01/99        05/01/99
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516033                           8.5000        214,500.00        100
    HEDLUND             SUE           8.5000        213,841.00         ZZ
    526 W SEMINARY AVENUE             8.0000          1,649.32         1
                                     14.5000          1,649.32         75
    WHEATON         IL    60187      14.0000       03/01/96        286,000.00
    280001516033                      8.5000       05/01/96            00
    234065                            8.0000       04/01/26            0
    0                                 3.8750       04/01/99        04/01/99
    E47/824                           3.3750       05/01/99        05/01/99
      45                              8.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516034                           8.8750         64,800.00        100
    POWELL              SAMUEL        8.8750         64,577.52         ZZ
    2477 NORTH GRANT BLVD             8.3750            515.58         1
                                     14.8750            515.58         75
    MILWAUKEE       WI    53210      14.3750       02/26/96         86,500.00
    280001516034                      8.8750       04/01/96            00
    234084                            8.3750       03/01/26            0
    0                                 5.0000       03/01/99        03/01/99
    E47/824                           4.5000       04/01/99        04/01/99
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516035                           8.6250         55,250.00        100
    BROWN               DONALD        8.6250         55,084.53         ZZ
    643 LYNN                          8.1250            429.73         1
                                     14.6250            429.73         65
    ROMEOVILLE      IL    60441      14.1250       03/11/96         85,000.00
1


    280001516035                      8.6250       05/01/96            00
    234087                            8.1250       04/01/26            0
    0                                 4.1250       04/01/99        04/01/99
    E47/824                           3.6250       05/01/99        05/01/99
      45                              8.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1516036                           9.2500         30,000.00        100
    BURGE               ANNA          9.2500         29,920.99         ZZ
    4106 WEST 15TH AVENUE             8.7500            246.81         1
                                     15.2500            246.81         63
    GARY            IN    46404      14.7500       03/07/96         48,000.00
    280001516036                      9.2500       05/01/96            00
    234143                            8.7500       04/01/26            0
    0                                 4.7500       04/01/99        04/01/99
    E47/824                           4.2500       05/01/99        05/01/99
      45                              9.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516037                           9.3750        113,500.00        100
    GRAF                KENNETH       9.3750        113,208.88         ZZ
    406 BEAVER DRIVE                  8.8750            944.04         1
                                     15.3750            944.04         80
    STREAMWOOD      IL    60107      14.8750       03/15/96        142,000.00
    280001516037                      9.3750       05/01/96            00
    234175                            8.8750       04/01/26            0
    0                                 4.0000       04/01/99        04/01/99
    E47/824                           3.5000       05/01/99        05/01/99
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516038                          10.5000         90,000.00        100
    KIHOLM              GENE         10.5000         89,742.94         ZZ
1


    1653 WEST 250 NORTH              10.0000            823.27         1
                                     16.5000            823.27         48
    HURRICANE       UT    84737      16.0000       01/25/96        190,000.00
    280001516038                     10.5000       03/01/96            00
    235100                           10.0000       02/01/26            0
    0                                 6.0000       02/01/99        02/01/99
    E47/824                           5.5000       03/01/99        03/01/99
      45                             10.5000          .0000           .0000
    A                                13.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516039                          11.6250         54,400.00        100
    BRAVO               ROSE         11.6250         54,313.74         ZZ
    9390 NORTH NAGEL DRIVE           11.1250            543.92         1
                                     17.6250            543.92         65
    THORNTON        CO    80229      17.1250       03/21/96         83,750.00
    280001516039                     11.6250       05/01/96            00
    235122                           11.1250       04/01/26            0
    0                                 6.2500       04/01/99        04/01/99
    E47/824                           5.7500       05/01/99        05/01/99
      45                             11.6250          .0000           .0000
    A                                14.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516040                           9.1250         72,000.00        100
    ARELLANO            DAVID         9.1250         71,804.92         ZZ
    2114 NORTH DRIVE                  8.6250            585.82         1
                                     15.1250            585.82         80
    PUEBLO          CO    81008      14.6250       03/21/96         90,000.00
    280001516040                      9.1250       05/01/96            00
    235160                            8.6250       04/01/26            0
    0                                 5.2500       04/01/99        04/01/99
    E47/824                           4.7500       05/01/99        05/01/99
      45                              9.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1516041                          10.3750         72,000.00        100
    HOWES               ERIC         10.3750         71,850.44         ZZ
    1728 WEST 1300 NORTH              9.8750            651.90         1
                                     16.3750            651.90         80
    ST GEORGE       UT    84770      15.8750       03/08/96         90,000.00
    280001516041                     10.3750       05/01/96            00
    235215                            9.8750       04/01/26            0
    0                                 5.5000       04/01/99        04/01/99
    E47/824                           5.0000       05/01/99        05/01/99
      45                             10.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516042                           9.3750        146,000.00        100
    DRAGE               JEFFREY       9.3750        145,548.86         ZZ
    63 NORTH SHERWOOD GLEN            8.8750          1,214.36         1
                                     15.3750          1,214.36         61
    MONUMENT        CO    80132      14.8750       02/29/96        240,000.00
    280001516042                      9.3750       04/01/96            00
    235274                            8.8750       03/01/26            0
    0                                 5.0000       03/01/99        03/01/99
    E47/824                           4.5000       04/01/99        04/01/99
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516043                           8.7500        255,000.00        100
    LONGHURST           WILLIAM       8.7500        254,406.70         ZZ
    3950 DEL RIO ROAD                 8.2500          2,006.09         1
                                     14.7500          2,006.09         75
    ROSEBURG        OR    97470      14.2500       04/08/96        340,000.00
    280001516043                      8.7500       06/01/96            00
    235303                            8.2500       05/01/26            0
    0                                 4.3750       05/01/99        05/01/99
    E47/824                           3.8750       06/01/99        06/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516044                           9.5000         54,000.00        100
    PEARMAN             MICHAEL       9.5000         53,865.03         ZZ
    2040 & 2050 NORTH 900 WEST        9.0000            454.07         2
                                     15.5000            454.07         52
    LEHI            UT    84043      15.0000       03/22/96        105,000.00
    280001516044                      9.5000       05/01/96            00
    235328                            9.0000       04/01/26            0
    0                                 4.1250       04/01/99        04/01/99
    E47/824                           3.6250       05/01/99        05/01/99
      45                              9.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1516045                          10.7500         70,000.00        100
    HANSON              HOLLY        10.7500         69,770.19         ZZ
    2209 EMERSON STREET              10.2500            653.44         1
                                     16.7500            653.44         55
    DENVER          CO    80205      16.2500       03/29/96        128,000.00
    280001516045                     10.7500       05/01/96            00
    235368                           10.2500       04/01/26            0
    0                                 5.7500       04/01/99        04/01/99
    E47/824                           5.2500       05/01/99        05/01/99
      45                             10.7500          .0000           .0000
    A                                13.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1516046                           9.3750        113,000.00        100
    DECKER              MICHAEL       9.3750        112,710.17         ZZ
    367 MOUNTAIN KING ROAD            8.8750            939.88         1
                                     15.3750            939.88         47
    BOULDER         CO    80302      14.8750       03/22/96        243,000.00
    280001516046                      9.3750       05/01/96            00
    235377                            8.8750       04/01/26            0
    0                                 5.0000       04/01/99        04/01/99
    E47/824                           4.5000       05/01/99        05/01/99
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516047                           8.8750         45,000.00        100
    HUMPHREY            DUANE         8.8750         44,796.60         ZZ
    8918 WEST HELEN CIRCLE            8.3750            358.04         1
                                     14.8750            358.04         57
    MAGNA           UT    84044      14.3750       03/15/96         80,000.00
    280001516047                      8.8750       05/01/96            00
    235386                            8.3750       04/01/26            0
    0                                 2.7500       04/01/99        04/01/99
    E47/824                           2.2500       05/01/99        05/01/99
      45                              8.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516048                           8.7500         64,500.00        100
    IVERSON             DOUGLAS       8.7500         64,311.68         ZZ
    4400 SOUTH 1000 EAST              8.2500            507.43         1
                                     14.7500            507.43         72
    WASHINGTON      UT    84780      14.2500       04/01/96         90,000.00
    280001516048                      8.7500       05/01/96            00
    235389                            8.2500       04/01/26            0
    0                                 4.1250       04/01/99        04/01/99
    E47/824                           3.6250       05/01/99        05/01/99
      45                              8.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516049                           9.8750        191,900.00        100
    WILKINSON           THOMAS        9.8750        191,546.95         ZZ
    3040 MASTERS POINT DRIVE          9.3750          1,666.36         1
                                     15.8750          1,666.36         95
    CASTLE ROCK     CO    80104      15.3750       04/11/96        202,000.00
    280001516049                      9.8750       06/01/96            12
    235396                            9.3750       05/01/26           30
    0                                 4.2500       05/01/99        05/01/99
1


    E47/824                           3.7500       06/01/99        06/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1516050                           9.3750         66,750.00        100
    MONROE              LUKE          9.3750         66,578.76         ZZ
    1080 WEST 100TH AVE               8.8750            555.20         1
                                     15.3750            555.20         75
    NORTHGLENN      CO    80221      14.8750       03/20/96         89,000.00
    280001516050                      9.3750       05/01/96            00
    235436                            8.8750       04/01/26            0
    0                                 4.1250       04/01/99        04/01/99
    E47/824                           3.6250       05/01/99        05/01/99
      45                              9.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516051                          10.7500        162,250.00        100
    RIVERA              ESTEBAN      10.7500        162,002.33         ZZ
    15 AMMAN ROAD                    10.2500          1,514.58         1
                                     16.7500          1,514.58         82
    EDISON          NJ    08817      16.2500       04/08/96        198,000.00
    280001516051                     10.7500       06/01/96            23
    245005                           10.2500       05/01/26            0
    0                                 6.2500       05/01/99        05/01/99
    E47/824                           5.7500       06/01/99        06/01/99
      45                             10.7500          .0000           .0000
    A                                13.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516052                           9.1250        487,500.00        100
    GILLIGAN            MICHAEL       9.1250        486,450.39         ZZ
    4465 ADAMS STREET                 8.6250          3,966.46         1
                                     15.1250          3,966.46         75
    CARLSBAD        CA    92008      14.6250       04/22/96        650,000.00
1


    280001516052                      9.1250       06/01/96            00
    251446                            8.6250       05/01/26            0
    0                                 4.8750       05/01/99        05/01/99
    E47/824                           4.3750       06/01/99        06/01/99
      45                              9.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516053                          10.2500         56,000.00        100
    POWELL              ANTOINETT    10.2500         55,928.93         ZZ
    4515 MELODY DRIVE #4              9.7500            501.82         1
                                     16.2500            501.82         70
    CONCORD         CA    94521      15.7500       05/02/96         80,000.00
    280001516053                     10.2500       07/01/96            00
    251515                            9.7500       06/01/26            0
    0                                 5.7500       06/01/99        06/01/99
    E47/824                           5.2500       07/01/99        07/01/99
      45                             10.2500          .0000           .0000
    A                                13.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1516054                           9.8750        263,000.00        100
    ILICH               PAUL          9.8750        262,274.62         ZZ
    1502 AVOCADO WAY                  9.3750          2,283.76         1
                                     15.8750          2,283.76         68
    ESCONDIDO       CA    92026      15.3750       05/03/96        392,000.00
    280001516054                      9.8750       07/01/96            00
    255421                            9.3750       06/01/26            0
    0                                 5.3750       06/01/99        06/01/99
    E47/824                           4.8750       07/01/99        07/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516055                           9.7500        105,000.00        100
    CARDOZA             JOSE          9.7500        104,851.83         ZZ
1


    475 W WASHINGTON BLVD             9.2500            902.12         1
                                     15.7500            902.12         75
    PASADENA        CA    91103      15.2500       05/10/96        140,000.00
    280001516055                      9.7500       07/01/96            00
    255462                            9.2500       06/01/26            0
    0                                 4.5000       06/01/99        06/01/99
    E47/824                           4.0000       07/01/99        07/01/99
      45                              9.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516056                          10.6250         68,250.00        100
    GONZALES            DANIEL       10.6250         68,223.60         ZZ
    30 SOUTH CHELTON ROAD            10.1250            630.70         1
                                     16.6250            630.70         75
    COLORADO SPRIN  CO    80910      16.1250       07/03/96         91,000.00
    280001516056                     10.6250       09/01/96            00
    50130                            10.1250       08/01/26            0
    0                                 6.2500       08/01/97        08/01/97
    E47/824                           5.7500       09/01/97        09/01/97
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516057                          10.1500        347,700.00        100
    FETTEROLF           GAIL         10.1500        347,249.30         ZZ
    3 MISSION HILLS                   9.6500          3,089.93         1
                                     16.1500          3,089.93         72
    FRISCO          TX    75034      15.6500       05/30/96        486,825.00
    280001516057                     10.1500       07/01/96            00
    1085                              9.6500       06/01/26            0
    0                                 4.2500       12/01/96        12/01/96
    E47/824                           3.7500       01/01/97        01/01/97
      45                             10.1500          .0000           .0000
    A                                11.1500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1




    1516058                           7.8750        176,800.00        100
    HUGHES              TIMOTHY       7.8750        176,271.75         ZZ
    6224 WOODBRIDGE STREET            7.3750          1,281.92         1
                                     13.8750          1,281.92         85
    CHINO HILLS     CA    91709      13.3750       04/15/96        208,000.00
    280001516058                      7.8750       06/01/96            23
    50025                             7.3750       05/01/26            0
    0                                 4.6250       11/01/96        11/01/96
    E47/824                           4.1250       12/01/96        12/01/96
      25                              7.8750          .0000           .0000
    A                                 8.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516059                           9.3750         46,200.00        100
    BRATSLAVSKY         ARNOLDO       9.3750         46,153.16         ZZ
    7882 LYONS AVENUE                 8.8750            384.27         1
                                     15.3750            384.27         70
    HESPERIA        CA    92345      14.8750       05/31/96         66,000.00
    280001516059                      9.3750       08/01/96            00
    50102                             8.8750       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    E47/824                           5.2500       02/01/97        02/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1516060                           9.5000         43,000.00        100
    ZEPP                LILLIAN       9.5000         42,957.53         ZZ
    3023 CRESMONT AVENUE              9.0000            361.57         1
                                     16.5000            361.57         58
    BALTIMORE       MD    21211      16.0000       06/14/96         74,500.00
    280001516060                      9.5000       08/01/96            00
    600175                            9.0000       07/01/26            0
    0                                 6.5000       01/01/97        01/01/97
    E47/824                           6.0000       02/01/97        02/01/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516061                           9.8750        172,125.00        100
    JASSO               GEORGE        9.8750        171,967.95         ZZ
    3062 LYNVIEW DRIVE                9.3750          1,494.65         1
                                     15.8750          1,494.65         85
    SAN JOSE        CA    95148      15.3750       06/21/96        202,500.00
    280001516061                      9.8750       08/01/96            23
    50109                             9.3750       07/01/26            0
    0                                 4.2500       07/01/98        07/01/98
    E47/824                           3.7500       08/01/98        08/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516062                           8.8750        121,125.00        100
    JIMENEZ             ERIC          8.8750        120,988.70         ZZ
    10 LAMAR STREET                   8.3750            963.72         1
                                     14.8750            963.72         85
    LAKEWOOD        CO    80226      14.3750       06/07/96        142,500.00
    280001516062                      8.8750       08/01/96            23
    50094                             8.3750       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
    E47/824                           4.7500       02/01/97        02/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516063                          10.2500         89,000.00        100
    FREMD               LUCY         10.2500         88,962.68         ZZ
    46701 PARAGON TERRACE             9.7500            797.53         1
                                     16.2500            797.53         65
    STERLING        VA    20164      15.7500       07/02/96        139,000.00
    280001516063                     10.2500       09/01/96            00
    600260                            9.7500       08/01/26            0
    0                                 5.8750       08/01/97        08/01/97
    E47/824                           5.3750       09/01/97        09/01/97
      45                             10.2500          .0000           .0000
    A                                12.2500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1516064                           9.8750        255,000.00        100
    ZALKASKE            MICHAEL       9.8750        254,530.83         ZZ
    1031 RANCHO LINDO DRIVE           9.3750          2,214.29         1
                                     15.8750          2,214.29         75
    PETALUMA        CA    94952      15.3750       04/15/96        340,000.00
    280001516064                      9.8750       06/01/96            00
    50022                             9.3750       05/01/26            0
    0                                 4.1250       05/01/99        05/01/99
    E47/824                           3.6250       06/01/99        06/01/99
      45                              9.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516065                           9.8750         48,000.00        100
    WARD JR             JOHN          9.8750         47,933.56         ZZ
    629 TEMPLE LANE                   9.3750            416.81         1
                                     15.8750            416.81         80
    NEWPORT NEWS    VA    23605      15.3750       05/31/96         60,000.00
    280001516065                      9.8750       07/01/96            00
    600068                            9.3750       06/01/26            0
    0                                 5.2500       06/01/98        06/01/98
    E47/824                           4.7500       07/01/98        07/01/98
      45                               .0000          .0000           .0000
    A                                12.8750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516066                           9.5000         84,000.00        100
    LEATH               CLARA         9.5000         83,917.03         ZZ
    908 BOOKER DRIVE                  9.0000            706.32         1
                                     15.5000            706.32         80
    CAPITOL HEIGHT  MD    20743      15.0000       06/26/96        105,000.00
    280001516066                      9.5000       08/01/96            00
    600322                            9.0000       07/01/26            0
    0                                 6.5000       07/01/97        07/01/97
1


    E47/824                           6.0000       08/01/97        08/01/97
      45                              9.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516067                          10.8750         52,500.00        100
    MURRAY              WILLIAM      10.8750         52,480.76         ZZ
    1625 KINGSWAY ROAD               10.3750            495.02         1
                                     17.8750            495.02         75
    BALTIMORE       MD    21218      17.3750       07/08/96         70,000.00
    280001516067                     10.8750       09/01/96            00
    600177                           10.3750       08/01/26            0
    0                                 7.0000       02/01/97        02/01/97
    E47/824                           6.5000       03/01/97        03/01/97
      25                             10.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           07             0           00/00/00
                                        N             .0000


    1516101                           9.2500        216,000.00        100
    ROGGE-REYNOLDS      DEANNA        9.2500        216,000.00         ZZ
    592 EUREKA CANYON ROAD            8.7500          1,776.98         1
                                     15.2500          1,776.98         60
    WATSONVILLE     CA    95076      14.7500       08/13/96        360,000.00
    280001516101                       .0000       10/01/96            00
    16102410                           .0000       09/01/26            0
    0                                 5.0000       09/01/97        09/01/97
    051/824                           4.5000       10/01/97        10/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516105                           9.6250         68,000.00        100
    PORTER              WILLIAM       9.6250         68,000.00         ZZ
    2326 TERRANCE DRIVE               9.1250            578.00         1
                                     15.6250            578.00         80
    COLUMBUS        OH    43220      15.1250       08/22/96         85,000.00
1


    280001516105                       .0000       10/01/96            00
    BR96073748                         .0000       09/01/26            0
    0                                 4.7500       09/01/97        09/01/97
    B65/824                           4.2500       10/01/97        10/01/97
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1516108                           9.6250         61,400.00        100
    FULLMER             ARLIN         9.6250         61,400.00         ZZ
    5239 SCORESBY                     9.1250            521.89         1
                                     15.6250            521.89         80
    IONA            ID    83427      15.1250       08/07/96         77,000.00
    280001516108                       .0000       10/01/96            00
    4416079                            .0000       09/01/26            0
    0                                 4.2500       09/01/97        09/01/97
    180/824                           3.7500       10/01/97        10/01/97
      45                              9.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516110                           8.7500        308,000.00        100
    MACIAS              GUILLERMO     8.7500        308,000.00         ZZ
    5569 CATHEDRAL OAKS RD            8.2500          2,423.04         1
                                     14.7500          2,423.04         80
    SANTA BARBARA   CA    93111      14.2500       08/15/96        385,000.00
    280001516110                       .0000       10/01/96            00
    130168                             .0000       09/01/26            0
    0                                 4.8750       09/01/97        09/01/97
    700/824                           4.3750       10/01/97        10/01/97
      45                               .0000          .0000           .0000
    A                                14.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516186                           9.2500        171,000.00        100
    GUTMANN             CAROLYN       9.2500        170,911.35         ZZ
1


    8705 AZUCENA AVENUE               8.7500          1,406.77         1
                                     15.2500          1,406.77         78
    ATASCADERO      CA    93422      14.7500       07/12/96        220,000.00
    280001516186                       .0000       09/01/96            00
    468623                             .0000       08/01/26            0
    0                                 4.5000       08/01/98        08/01/98
    736/824                           4.0000       09/01/98        09/01/98
      25                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516189                          11.2500         66,000.00        100
    RONDEAU             ARTHUR       11.2500         65,977.72         ZZ
    19650 LARSON LANE                10.7500            641.03         1
                                     17.2500            641.03         75
    FRENCHTOWN      MT    59834      16.7500       07/15/96         89,000.00
    280001516189                       .0000       09/01/96            00
    469481                             .0000       08/01/26            0
    0                                 5.8750       08/01/98        08/01/98
    736/824                           5.3750       09/01/98        09/01/98
      25                             11.2500          .0000           .0000
    A                                14.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516241                           8.6250        140,000.00        100
    ROBINSON            BETTY         8.6250        139,917.34         ZZ
    11407 LUCERA PLACE                8.1250          1,088.91         1
                                     14.6250          1,088.91         80
    SAN DIEGO       CA    92127      14.1250       07/12/96        175,000.00
    280001516241                       .0000       09/01/96            00
    950436                             .0000       08/01/26            0
    0                                 4.6250       02/01/97        02/01/97
    E06/824                           4.1250       03/01/97        03/01/97
      45                              8.6250          .0000           .0000
    A                                10.1250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1516609                           9.6000         50,000.00        100
    MARTIN              WADE          9.6000         49,975.92         ZZ
    93 GEORGIA ROAD                   9.1000            424.08         1
                                     15.6000            424.08         61
    OAKDALE         CT    06370      15.1000       07/23/96         83,000.00
    411793                            9.6000       09/01/96            00
    411793                            9.1000       08/01/26            0
    0                                 4.0000       08/01/99        08/01/99
    921/921                           3.5000       09/01/99        09/01/99
      25                              9.6000          .0000           .0000
    A                                12.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516610                          11.3000        113,200.00        100
    JORGENSEN           KENT         11.3000        113,162.20         ZZ
    9900 HOYT WAY                    10.8000          1,103.77         1
                                     17.3000          1,103.77         80
    BROOMFIELD      CO    80021      16.8000       07/18/96        141,500.00
    267898                           11.3000       09/01/96            00
    267898                           10.8000       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    921/921                           5.5000       09/01/98        09/01/98
      25                             11.3000          .0000           .0000
    A                                14.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516990                          10.5500        121,500.00        100
    FRANKLIN            HENRY        10.5500        121,452.23         ZZ
    6658 SOUTH LOGAN STREET          10.0500          1,115.96         1
                                     16.5500          1,115.96         90
    LITTLETON       CO    80121      16.0500       07/18/96        136,000.00
    268177                           10.5500       09/01/96            23
    268177                           10.0500       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    921/921                           5.5000       09/01/98        09/01/98
      25                             10.5500          .0000           .0000
    A                                13.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1516996                          11.3000         71,910.00        100
    SOMERVILLE          LAWRENCE     11.3000         71,885.98         ZZ
    1699 SOUTH TRENTON #40           10.8000            701.17         1
                                     17.3000            701.17         90
    DENVER          CO    80231      16.8000       07/23/96         79,900.00
    268839                           11.3000       09/01/96            23
    268839                           10.8000       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    921/921                           5.5000       09/01/98        09/01/98
      25                             11.3000          .0000           .0000
    A                                14.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1517000                           8.8750        200,000.00        100
    KING                JERRY         8.8750        199,887.87         ZZ
    BOX 424 NMSR #472                 8.3750          1,591.29         1
                                     14.8750          1,591.29         61
    STANLEY         NM    87056      14.3750       07/16/96        330,000.00
    280001517000                       .0000       09/01/96            00
    0410137087                         .0000       08/01/26            0
    0                                 5.2500       02/01/97        02/01/97
    E22/824                           4.7500       03/01/97        03/01/97
      25                              7.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517001                          10.4000         70,000.00        100
    OSHEA               JOHN         10.4000         69,971.58         ZZ
    160 VAN ANDERSON DRIVE            9.9000            635.09         1
                                     16.4000            635.09         42
    WINTER PARK     CO    80482      15.9000       07/22/96        170,000.00
    264275                           10.4000       09/01/96            00
    264275                            9.9000       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    921/921                           4.7500       09/01/98        09/01/98
      25                             10.4000          .0000           .0000
    A                                13.4000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517020                          10.3750        135,000.00        100
    JENSEN              JACQUELIN    10.3750        134,944.89         ZZ
    3806 SOUTH 530 WEST               9.8750          1,222.30         1
                                     17.3750          1,222.30         75
    SALT LAKE CITY  UT    84115      16.8750       07/01/96        180,000.00
    280001517020                       .0000       09/01/96            00
    9501108                            .0000       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    E06/824                           4.7500       09/01/98        09/01/98
      45                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517022                           9.0000        240,000.00        100
    DUNBAR              MAUREEN       9.0000        239,868.91         ZZ
    1568 BENEDICT CANYON DRIVE        8.5000          1,931.09         1
                                     16.0000          1,931.09         80
    BEVERLY HILLS   CA    90210      15.5000       07/01/96        300,000.00
    280001517022                       .0000       09/01/96            00
    9501080                            .0000       08/01/26            0
    0                                 4.7500       02/01/97        02/01/97
    E06/824                           4.2500       03/01/97        03/01/97
      45                              7.5000          .0000           .0000
    A                                10.5000            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517075                           8.6250         58,500.00        100
    BROWN               DONALD        8.6250         58,324.79         ZZ
    245 TALMAN AVENUE                 8.1250            455.01         1
                                     14.6250            455.01         65
    ROMEOVILLE      IL    60441      14.1250       03/11/96         90,000.00
    280001517075                      8.6250       05/01/96            00
    234088                            8.1250       04/01/26            0
    0                                 4.1250       04/01/99        04/01/99
1


    E47/824                           3.6250       05/01/99        05/01/99
      45                              8.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517098                           9.3750        142,800.00        100
    NAVARRO             IRMA          9.3750        142,508.14         ZZ
    201 WEST BROADWAY                 8.8750          1,187.74         1
                                     15.8750          1,187.74         70
    SAN GABRIEL     CA    91776      15.3750       04/23/96        204,000.00
    280001517098                      9.3750       06/01/96            00
    489879                            8.8750       05/01/26            0
    0                                 6.0000       05/01/98        05/01/98
    147/824                           5.5000       06/01/98        06/01/98
      45                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517099                          10.2500         42,000.00        100
    WILLIS              DORIS        10.2500         41,946.72         ZZ
    3841 CLAY STREET                  9.7500            376.36         1
                                     16.2500            376.36         70
    SACRAMENTO      CA    95838      15.7500       04/29/96         60,000.00
    280001517099                     10.2500       07/01/96            00
    489900                            9.7500       06/01/26            0
    0                                 5.5000       12/01/96        12/01/96
    147/824                           5.0000       01/01/97        01/01/97
      45                             10.2500          .0000           .0000
    A                                11.7500            6              6
      360                               R            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517104                          10.9900         57,850.00        100
    FORTUNE             CHRISTINE    10.9900         57,787.42         ZZ
    8454 SOUTH DANTE AVENUE          10.4900            550.48         1
                                     17.4900            550.48         65
    CHICAGO         IL    60619      16.9900       05/15/96         89,000.00
1


    280001517104                     10.9900       07/01/96            00
    486012                           10.4900       06/01/26            0
    0                                 6.5000       06/01/98        06/01/98
    147/824                           6.0000       07/01/98        07/01/98
      45                             10.9900          .0000           .0000
    A                                13.9900            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517105                           9.5000        264,000.00        100
    COREY               DAVID         9.5000        263,607.33         ZZ
    71 HARGRAVES DRIVE                9.0000          2,219.86         1
                                     16.0000          2,219.86         80
    PORTSMOUTH      RI    02871      15.5000       05/14/96        330,000.00
    280001517105                      9.5000       07/01/96            00
    482527                            9.0000       06/01/26            0
    0                                 6.2500       12/01/96        12/01/96
    147/824                           5.7500       01/01/97        01/01/97
      45                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517107                          10.9900         93,100.00        100
    PARKER              MELVIN       10.9900         92,965.09         ZZ
    37 SOUTH SPRUCE LAND             10.4900            885.91         1
                                     17.4900            885.91         70
    GLENWOOD        IL    60425      16.9900       04/24/96        133,000.00
    280001517107                     10.9900       06/01/96            00
    488493                           10.4900       05/01/26            0
    0                                 7.0000       11/01/96        11/01/96
    147/824                           6.5000       12/01/96        12/01/96
      45                             10.9900          .0000           .0000
    A                                11.9900            6              6
      360                               9            1.0000          1.0000
       6.5000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517109                           7.3500         56,580.00        100
    ANDERSON            LINDA         7.3500         56,405.33         ZZ
1


    5667 ACORN VALLEY ROAD            6.8500            389.82         1
                                     13.3500            389.82         43
    GEORGETOWN      CA    95634      12.8500       04/15/96        134,000.00
    280001517109                      7.3500       06/01/96            00
    962984                            6.8500       05/01/26            0
    0                                 5.5000       11/01/96        11/01/96
    147/824                           5.0000       12/01/96        12/01/96
      45                              7.3500          .0000           .0000
    A                                 8.8500            6              6
      360                               9            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517116                           9.7500        166,500.00        100
    FRIEL               BRYON         9.7500        166,500.00         ZZ
    4015 54TH AVENUE SOUTHWEST        9.2500          1,430.49         1
                                     15.7500          1,430.49         90
    SEATTLE         WA    98116      15.2500       08/13/96        185,000.00
    280001517116                       .0000       10/01/96            23
    A089601                            .0000       09/01/26            0
    0                                 5.7500       03/01/97        03/01/97
    950/824                           5.2500       04/01/97        04/01/97
      25                              8.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517292                           9.5000         92,350.00        100
    KISSIAH             DANIEL        9.5000         92,304.57         ZZ
    27362 HWY 47 NW                   9.0000            776.53         1
                                     15.5000            776.53         78
    ISANTI          MN    55040      15.0000       07/18/96        119,053.00
    280001517292                       .0000       09/01/96            00
    0410214506                         .0000       08/01/26            0
    0                                 4.3750       08/01/97        08/01/97
    E22/824                           3.8750       09/01/97        09/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           4              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1517323                          11.5000         60,000.00        100
    MORRISON            THOMAS       11.5000         59,980.83         ZZ
    659 SOUTH ELIZABETH STREET       11.0000            594.17         1
                                     18.5000            594.17         42
    SALT LAKE CITY  UT    84102      18.0000       07/08/96        145,000.00
    280001517323                       .0000       09/01/96            00
    9501104                            .0000       08/01/26            0
    0                                 8.0000       02/01/97        02/01/97
    E06/824                           7.5000       03/01/97        03/01/97
      45                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517331                           9.9500        127,800.00        100
    DIACHOK             ROGER         9.9500        127,742.86         ZZ
    4639 EAST EUCLID CIRCLE           9.4500          1,116.82         1
                                     15.9500          1,116.82         90
    LITTLETON       CO    80121      15.4500       07/25/96        142,000.00
    267013                            9.9500       09/01/96            23
    267013                            9.4500       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    921/921                           4.7500       09/01/98        09/01/98
      25                              9.9500          .0000           .0000
    A                                12.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517340                           9.7500        148,000.00        100
    WILSON              OWEN          9.7500        148,000.00         ZZ
    7813 SOUTH ROUTE 23               9.2500          1,271.55         1
                                     15.7500          1,271.55         80
    MARENGO         IL    60152      15.2500       08/09/96        185,000.00
    280001517340                      9.7500       10/01/96            00
    960800                            9.2500       09/01/26            0
    0                                 5.0000       09/01/97        09/01/97
    922/824                           4.5000       10/01/97        10/01/97
      45                              9.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517382                           8.7500        374,400.00        100
    TALALAI             ALEXANDER     8.7500        374,400.00         ZZ
    3466 RAMBOW DRIVE                 8.2500          2,945.41         1
                                     14.7500          2,945.41         90
    PALO ALTO       CA    94306      14.2500       08/08/96        416,000.00
    280001517382                       .0000       10/01/96            23
    1517382                            .0000       09/01/26            0
    0                                 5.5000       03/01/97        03/01/97
    E59/824                           5.0000       04/01/97        04/01/97
      45                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517410                           9.2500         96,000.00        100
    BELLEZA             ROBERT        9.2500         96,000.00         ZZ
    206 NORTH CHURCH STREET           8.7500            789.77         1
                                     15.2500            789.77         80
    GRASS VALLEY    CA    95945      14.7500       08/12/96        120,000.00
    280001517410                       .0000       10/01/96            00
    100010420                          .0000       09/01/26            0
    0                                 5.0000       09/01/97        09/01/97
    E19/824                           4.5000       10/01/97        10/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517416                           9.8750        129,600.00        100
    SELNER              KEITH         9.8750        129,600.00         ZZ
    951 CHERRY CREEK DRIVE            9.3750          1,125.38         1
                                     15.8750          1,125.38         90
    HAILEY          ID    83333      15.3750       08/07/96        144,000.00
    280001517416                       .0000       10/01/96            23
    1517416                            .0000       09/01/26            0
    0                                 5.7500       09/01/99        09/01/99
    E59/824                           5.2500       10/01/99        10/01/99
      45                              9.8750          .0000           .0000
    A                                10.8750            6              6
1


      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517582                           9.7500        127,800.00        100
    FAIRGOOD            WILLIAM       9.7500        127,800.00         ZZ
    8710 BRITTANY PARK DRIVE          9.2500          1,098.00         1
                                     15.7500          1,098.00         90
    SACRAMENTO      CA    95828      15.2500       08/09/96        142,000.00
    280001517582                       .0000       10/01/96            23
    96072602                           .0000       09/01/26            0
    0                                 5.8750       09/01/97        09/01/97
    F05/824                           5.3750       10/01/97        10/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517603                          10.4500         80,500.00        100
    HOAGE               DAVID        10.4500         80,467.66         ZZ
    6517 LAMAR STREET                 9.9500            733.36         1
                                     16.4500            733.36         64
    ARVADA          CO    80003      15.9500       07/24/96        127,500.00
    505370                           10.4500       09/01/96            00
    505370                            9.9500       08/01/26            0
    0                                 5.0000       08/01/98        08/01/98
    921/921                           4.5000       09/01/98        09/01/98
      25                             10.4500          .0000           .0000
    A                                13.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517607                          10.5500         49,500.00        100
    HYDER               MARY         10.5500         49,480.54         ZZ
    1746 SPRINGDALE DRIVE            10.0500            454.65         1
                                     16.5500            454.65         79
    HOLIDAY         FL    34691      16.0500       07/26/96         63,000.00
    268482                           10.5500       09/01/96            00
    268482                           10.0500       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
1


    921/921                           4.7500       09/01/98        09/01/98
      25                             10.5500          .0000           .0000
    A                                13.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517788                           8.7500        368,000.00        100
    HENRY               GLENN         8.7500        368,000.00         ZZ
    1601 OAK AVENUE                   8.2500          2,895.06         1
                                     14.7500          2,895.06         80
    MANHATTAN BEAC  CA    90266      14.2500       08/16/96        460,000.00
    280001517788                       .0000       10/01/96            00
    16102546                           .0000       09/01/26            0
    0                                 4.5000       03/01/97        03/01/97
    051/824                           4.0000       04/01/97        04/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1517822                          10.8000         88,000.00        100
    MARIN               SHAWN        10.8000         87,967.22         ZZ
    750 EAST HOME STREET             10.3000            824.78         1
                                     16.8000            824.78         80
    CASTLE ROCK     CO    80104      16.3000       07/25/96        110,000.00
    269043                           10.8000       09/01/96            00
    269043                           10.3000       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    921/921                           4.7500       09/01/98        09/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1518065                           9.5000         67,500.00        100
    MILLER              RON           9.5000         67,466.80         ZZ
    3390 BRAMBLEVINE CIRCLE           9.0000            567.58         1
                                     15.5000            567.58         90
    LITHONIA        GA    30038      15.0000       07/31/96         75,000.00
1


    298968                            9.5000       09/01/96            23
    298968                            9.0000       08/01/26            0
    0                                 5.5250       08/01/98        08/01/98
    921/921                           5.0250       09/01/98        09/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518071                          11.6000        156,000.00        100
    YEARMS              VIRGINIA     11.6000        155,951.23         ZZ
    214 GILLIES LANE                 11.1000          1,556.77         1
                                     17.6000          1,556.77         75
    NORWALK         CT    06854      17.1000       07/29/96        209,000.00
    411611                           11.6000       09/01/96            00
    411611                           11.1000       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    921/921                           5.5000       09/01/98        09/01/98
      25                             11.6000          .0000           .0000
    A                                14.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1518072                          10.8000        137,250.00        100
    GILLIAM             KIM          10.8000        137,198.88         ZZ
    10655 GLENBARR DRIVE             10.3000          1,286.37         1
                                     16.8000          1,286.37         90
    DULUTH          GA    30155      16.3000       07/30/96        152,500.00
    299107                           10.8000       09/01/96            23
    299107                           10.3000       08/01/26            0
    0                                 5.5000       08/01/98        08/01/98
    921/921                           5.0000       09/01/98        09/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1518166                           9.5000         70,000.00        100
    SANDERS             CLARENCE      9.5000         70,000.00         ZZ
1


    5224 WEST RACE AVENUE             9.0000            588.60         1
                                     14.5000            588.60         70
    CHICAGO         IL    60644      14.0000       08/15/96        100,000.00
    280001518166                       .0000       10/01/96            00
    9354267                            .0000       09/01/26            0
    0                                 3.1250       09/01/97        09/01/97
    637/824                           2.6250       10/01/97        10/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518177                           9.5000        218,000.00        100
    GRAY                LYNN          9.5000        218,000.00         ZZ
    525 JERNIGAN ROAD                 9.0000          1,833.06         1
                                     15.5000          1,833.06         78
    COPPER CANYON   TX    75067      15.0000       08/02/96        283,000.00
    280001518177                      9.5000       10/01/96            00
    960001                            9.0000       09/01/26            0
    0                                 4.7500       09/01/97        09/01/97
    G10/824                           4.2500       10/01/97        10/01/97
      45                              9.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518242                           9.5000        128,000.00        100
    PENNELL             SCOTT         9.5000        127,937.03         ZZ
    2014 PERIDOT STREET               9.0000          1,076.30         1
                                     15.5000          1,076.30         80
    ROSEVILLE       CA    95678      15.0000       07/23/96        160,000.00
    280001518242                       .0000       09/01/96            00
    DA4031662                          .0000       08/01/26            0
    0                                 6.2500       08/01/98        08/01/98
    862/824                           5.7500       09/01/98        09/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1518257                           8.5000         65,000.00        100
    DORRIGAN            ROBERT        8.5000         64,960.62         ZZ
    3739 HILLSBOROUGH DRIVE           8.0000            499.80         1
                                     14.5000            499.80         48
    CONCORD         CA    94520      14.0000       07/24/96        137,000.00
    280001518257                       .0000       09/01/96            00
    DA4166294                          .0000       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    862/824                           4.7500       09/01/98        09/01/98
      25                              8.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518291                          10.8750         60,000.00        100
    JURAS               JOHN         10.8750         59,978.01         ZZ
    1050 PALI DRIVE NW               10.3750            565.74         1
                                     16.8750            565.74         55
    SALEM           OR    97304      16.3750       07/22/96        110,000.00
    280001518291                       .0000       09/01/96            00
    4183273                            .0000       08/01/26            0
    0                                 7.5000       08/01/98        08/01/98
    862/824                           7.0000       09/01/98        09/01/98
      25                             10.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518315                          10.0000         95,400.00        100
    BOSCH               JAMES        10.0000         95,357.79         ZZ
    3814 EAST HOWE STREET             9.5000            837.21         1
                                     16.0000            837.21         90
    TACOMA          WA    98404      15.5000       07/24/96        106,000.00
    280001518315                       .0000       09/01/96            23
    4080966                            .0000       08/01/26            0
    0                                 6.1250       08/01/98        08/01/98
    862/824                           5.6250       09/01/98        09/01/98
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518316                          13.3750         72,000.00        100
    LAFORGIA            LIGIA        13.3750         72,000.00         ZZ
    13-30 5TH STREET                 12.8750            817.62         1
                                     19.3750            817.62         35
    FAIR LAWN       NJ    07410      18.8750       08/20/96        210,000.00
    280001518316                       .0000       10/01/96            00
    163590                             .0000       09/01/26            0
    0                                 7.5000       09/01/99        09/01/99
    A98/824                           7.0000       10/01/99        10/01/99
      25                             10.3750          .0000           .0000
    A                                16.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518318                           9.8750        179,750.00        100
    SWAIM               DOUGLAS       9.8750        179,668.33         ZZ
    12515 EAST KIOWA COURT            9.3750          1,560.86         1
                                     15.8750          1,560.86         90
    SPOKANE         WA    99206      15.3750       07/11/96        199,750.00
    280001518318                       .0000       09/01/96            23
    DA4081253                          .0000       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    862/824                           4.7500       09/01/98        09/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518322                           9.8750        198,650.00        100
    LOUDON              CRAIG         9.8750        198,559.74         ZZ
    27890 SKYCREST CIRCLE             9.3750          1,724.98         1
                                     15.8750          1,724.98         90
    VALENCIA AREA   CA    91354      15.3750       07/22/96        220,747.00
    280001518322                       .0000       09/01/96            23
    DA4215570                          .0000       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    862/824                           5.5000       09/01/98        09/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518362                           9.8750        202,460.00        100
    LEPULU JR           PHILIP        9.8750        202,368.02         ZZ
    903 ALDER STREET                  9.3750          1,758.06         1
                                     15.8750          1,758.06         90
    GILROY          CA    95020      15.3750       07/17/96        224,956.00
    280001518362                       .0000       09/01/96            23
    4111787                            .0000       08/01/26            0
    0                                 6.6250       08/01/98        08/01/98
    862/824                           6.1250       09/01/98        09/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518370                          10.0000        199,780.00        100
    TRACEY              TIMOTHY      10.0000        199,691.61         ZZ
    MOUNTAIN ROAD                     9.5000          1,753.22         1
                                     16.0000          1,753.22         70
    DALTON          NH    03598      15.5000       07/25/96        285,400.00
    411785                           10.0000       09/01/96            00
    411785                            9.5000       08/01/26            0
    0                                 4.7500       08/01/98        08/01/98
    921/921                           4.2500       09/01/98        09/01/98
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518375                          11.3500         97,500.00        100
    KURASINSKI          MICHAEL      11.3500         97,467.79         ZZ
    11 HELEN ROAD                    10.8500            954.40         1
                                     17.3500            954.40         71
    PLYMOUTH        CT    06786      16.8500       07/29/96        139,000.00
    412650                           11.3500       09/01/96            00
    412650                           10.8500       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
1


    921/921                           4.7500       09/01/98        09/01/98
      25                             11.3500          .0000           .0000
    A                                14.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518381                          11.0500         62,000.00        100
    MCFALL              EDWARD       11.0500         61,978.13         ZZ
    3029 ROSS DRIVE #Y4              10.5500            592.79         1
                                     17.0500            592.79         80
    FORT COLLINS    CO    80526      16.5500       07/30/96         77,500.00
    268540                           11.0500       09/01/96            00
    268540                           10.5500       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    921/921                           4.7500       09/01/98        09/01/98
      25                             11.0500          .0000           .0000
    A                                14.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1518385                          11.0500         85,000.00        100
    MARTINEZ            LEONARDO     11.0500         84,970.02         ZZ
    6620 BOHANNON ROAD               10.5500            812.69         1
                                     17.0500            812.69         85
    PALMETTO        GA    30268      16.5500       07/31/96        101,000.00
    298869                           11.0500       09/01/96            23
    298869                           10.5500       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    921/921                           4.7500       09/01/98        09/01/98
      25                             11.0500          .0000           .0000
    A                                14.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518455                          10.0000        121,500.00        100
    LONDON              TONY         10.0000        121,500.00         ZZ
    4447 LAKE BREEZE DRIVE            9.5000          1,066.25         1
                                     16.0000          1,066.25         87
    STONE MOUNTAIN  GA    30083      15.5000       08/15/96        140,000.00
1


    280001518455                       .0000       10/01/96            23
    LONDON                             .0000       09/01/26            0
    0                                 6.2500       09/01/99        09/01/99
    A52/824                           5.7500       10/01/99        10/01/99
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518459                          11.3500         30,000.00        100
    MITCHELL JR         JAMES        11.3500         29,990.09         ZZ
    1129 WATERBURY ROAD              10.8500            293.66         1
                                     17.3500            293.66         54
    CHESHIRE        CT    06410      16.8500       07/31/96         56,500.00
    410639                           11.3500       09/01/96            00
    410639                           10.8500       08/01/26            0
    0                                 5.7500       08/01/98        08/01/98
    921/921                           5.2500       09/01/98        09/01/98
      25                             11.3500          .0000           .0000
    A                                14.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1518525                           9.6250         75,000.00        100
    MOGG                WILLIAM       9.6250         74,964.06         ZZ
    268 MANFRE ROAD                   9.1250            637.50         1
                                     15.6250            637.50         56
    WATSONVILLE     CA    95076      15.1250       07/23/96        135,000.00
    280001518525                       .0000       09/01/96            00
    4208427                            .0000       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    862/824                           4.7500       09/01/98        09/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1518526                          10.8500         86,000.00        100
    CISNEROS            GILBERT      10.8500         85,968.31         ZZ
1


    7865 VALLEJO STREET              10.3500            809.27         1
                                     16.8500            809.27         80
    DENVER          CO    80221      16.3500       07/26/96        108,000.00
    269274                           10.8500       09/01/96            00
    269274                           10.3500       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    921/921                           4.7500       09/01/98        09/01/98
      25                             10.8500          .0000           .0000
    A                                13.8500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518587                          10.5000         88,000.00        100
    EWELL               JACK         10.5000         87,965.02         ZZ
    9120 STEAMBOAT ISLAND ROAD       10.0000            804.98         1
    NORTHWEST                        16.5000            804.98         80
    OLYMPIA         WA    98502      16.0000       07/19/96        110,000.00
    280001518587                       .0000       09/01/96            00
    DA4079463                          .0000       08/01/26            0
    0                                 7.2500       08/01/98        08/01/98
    862/824                           6.7500       09/01/98        09/01/98
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518588                           9.5000        250,500.00        100
    NESTOR              DONALD        9.5000        250,376.78         ZZ
    13111 DECANT DRIVE                9.0000          2,106.35         1
                                     15.5000          2,106.35         85
    POWAY           CA    92064      15.0000       07/23/96        295,000.00
    280001518588                       .0000       09/01/96            23
    DA4213427                          .0000       08/01/26            0
    0                                 6.1250       08/01/98        08/01/98
    862/824                           5.6250       09/01/98        09/01/98
      25                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1




    1518590                           9.6250        184,000.00        100
    MARKHAM             NELSON        9.6250        183,911.84         ZZ
    581 GRACE WAY                     9.1250          1,563.99         1
                                     15.6250          1,563.99         80
    SCOTTS VALLEY   CA    95066      15.1250       07/16/96        230,000.00
    280001518590                       .0000       09/01/96            00
    DA4205043                          .0000       08/01/26            0
    0                                 6.5000       08/01/98        08/01/98
    862/824                           6.0000       09/01/98        09/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518592                           9.6250        201,800.00        100
    KUBASEK             JENNIFER      9.6250        201,703.32         ZZ
    6442 RIO OSO DRIVE                9.1250          1,715.28         1
                                     15.6250          1,715.28         85
    RANCHO MURIETA  CA    95683      15.1250       07/24/96        240,000.00
    280001518592                       .0000       09/01/96            23
    4031712                            .0000       08/01/26            0
    0                                 6.1250       08/01/98        08/01/98
    862/824                           5.6250       09/01/98        09/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1518597                           9.7500        145,000.00        100
    MITCHELL            HAROLD        9.7500        144,932.35         ZZ
    538 MAIN STREET                   9.2500          1,245.78         1
                                     15.7500          1,245.78         78
    RIO VISTA       CA    94571      15.2500       07/16/96        186,000.00
    280001518597                       .0000       09/01/96            00
    4031563                            .0000       08/01/26            0
    0                                 5.8750       08/01/98        08/01/98
    862/824                           5.3750       09/01/98        09/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518598                          11.6250         75,000.00        100
    REID                SHARON       11.6250         74,976.68         ZZ
    34 BALLARD COURT #1              11.1250            749.88         1
                                     17.6250            749.88         75
    HAYWARD         CA    94544      17.1250       07/24/96        100,000.00
    280001518598                       .0000       09/01/96            00
    4165940                            .0000       08/01/26            0
    0                                 8.2500       08/01/98        08/01/98
    862/824                           7.7500       09/01/98        09/01/98
      25                             11.6250          .0000           .0000
    A                                14.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1518601                           9.1250        293,250.00        100
    COOMBS              JOHN          9.1250        293,093.94         ZZ
    531 HIGH POINT DRIVE              8.6250          2,385.98         1
                                     16.1250          2,385.98         85
    BRECKENRIDGE    CO    80424      15.6250       07/11/96        345,000.00
    280001518601                      9.1250       09/01/96            23
    96202086                          8.6250       08/01/26            0
    0                                 5.6250       02/01/97        02/01/97
    E63/824                           5.1250       03/01/97        03/01/97
      45                              9.1250          .0000           .0000
    A                                10.6250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518603                          10.3750         50,000.00        100
    DAY                 MICHAEL      10.3750         49,979.58         ZZ
    81676 JENNIFER COURT              9.8750            452.71         1
                                     16.3750            452.71         40
    INDIO           CA    92201      15.8750       07/18/96        127,500.00
    280001518603                       .0000       09/01/96            00
    DA4226072                          .0000       08/01/26            0
    0                                 7.0000       08/01/98        08/01/98
    862/824                           6.5000       09/01/98        09/01/98
      25                             10.3750          .0000           .0000
    A                                13.3750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518605                           9.5000         45,200.00        100
    RENIER              RICHARD       9.5000         45,177.76         ZZ
    10 SOUTH RAILWAY STREET           9.0000            380.07         1
                                     16.5000            380.07         80
    ROBERTS         MT    59070      16.0000       07/26/96         56,500.00
    280001518605                      9.5000       09/01/96            00
    96202210                          9.0000       08/01/26            0
    0                                 6.0000       02/01/97        02/01/97
    E63/824                           5.5000       03/01/97        03/01/97
      45                              9.5000          .0000           .0000
    A                                11.0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518606                           9.6250        287,500.00        100
    DICKINSON           STEVEN        9.6250        287,362.27         ZZ
    39 CREEK VIEW ROAD                9.1250          2,443.72         1
    COTO DE CAZA AREA                15.6250          2,443.72         90
    TRABUCO CANYON  CA    92679      15.1250       07/24/96        319,520.00
    280001518606                       .0000       09/01/96            23
    4226585                            .0000       08/01/26            0
    0                                 5.7500       08/01/98        08/01/98
    862/824                           5.2500       09/01/98        09/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1518614                          11.2500        140,250.00        100
    ESTABROOK           HARVEY       11.2500        140,202.64         ZZ
    770 NORTHWEST 227TH AVENUE       10.7500          1,362.20         1
                                     18.2500          1,362.20         85
    HILLSBORO       OR    97124      17.7500       07/22/96        165,000.00
    280001518614                     11.2500       09/01/96            23
    96202133                         10.7500       08/01/26            0
    0                                 7.2500       08/01/98        08/01/98
1


    E63/824                           6.7500       09/01/98        09/01/98
      45                             11.2500          .0000           .0000
    A                                14.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518617                           9.9900        134,400.00        100
    DANILIUC            LAURENTIU     9.9900        134,340.41         ZZ
    12734 NORTHEAST 132ND PLACE       9.4900          1,178.47         1
                                     16.9900          1,178.47         80
    KIRKLAND        WA    98034      16.4900       07/29/96        168,000.00
    280001518617                      9.9900       09/01/96            00
    96202280                          9.4900       08/01/26            0
    0                                 5.6250       08/01/98        08/01/98
    E63/824                           5.1250       09/01/98        09/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518618                          10.1250        171,900.00        100
    THOMPSON            CHRISTOPH    10.1250        171,825.96         ZZ
    554 TRAVERSE DRIVE                9.6250          1,524.45         1
                                     16.1250          1,524.45         90
    COSTA MESA      CA    92626      15.6250       07/22/96        191,000.00
    280001518618                       .0000       09/01/96            23
    DA4248696                          .0000       08/01/26            0
    0                                 6.2500       08/01/98        08/01/98
    862/824                           5.7500       09/01/98        09/01/98
      25                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518622                           9.0000        194,000.00        100
    LAMPA               HARJAP        9.0000        193,894.03         ZZ
    1115 NORTHWEST 161ST PLACE        8.5000          1,560.97         1
                                     16.0000          1,560.97         80
    BEAVERTON       OR    97006      15.5000       07/24/96        244,000.00
1


    280001518622                      9.0000       09/01/96            00
    96202233                          8.5000       08/01/26            0
    0                                 6.0000       02/01/97        02/01/97
    E63/824                           5.5000       03/01/97        03/01/97
      45                              9.0000          .0000           .0000
    A                                10.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1518625                          10.7500         43,400.00        100
    UTLEY               SANDY        10.7500         43,383.65         ZZ
    1865 HOPE STREET                 10.2500            405.14         1
                                     17.7500            405.14         70
    KLAMATH FALLS   OR    97603      17.2500       07/22/96         62,000.00
    280001518625                     10.7500       09/01/96            00
    96202196                         10.2500       08/01/26            0
    0                                 6.8750       08/01/98        08/01/98
    E63/824                           6.3750       09/01/98        09/01/98
      45                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518627                          10.5000        102,000.00        100
    CONNER              ELMER        10.5000        101,959.47         ZZ
    2020 NORTHWEST 269TH STREET      10.0000            933.03         1
                                     17.5000            933.03         85
    RIDGEFIELD      WA    98642      17.0000       07/23/96        120,000.00
    280001518627                     10.5000       09/01/96            23
    96202245                         10.0000       08/01/26            0
    0                                 6.2500       08/01/98        08/01/98
    E63/824                           5.7500       09/01/98        09/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518628                          11.0000         70,000.00        100
    KERNS               HENRY        11.0000         69,975.04         ZZ
1


    778 5TH AVENUE                   10.5000            666.63         1
                                     18.0000            666.63         46
    SACRAMENTO      CA    95818      17.5000       07/02/96        155,000.00
    280001518628                     11.0000       09/01/96            00
    96202103                         10.5000       08/01/26            0
    0                                 7.0000       08/01/98        08/01/98
    E63/824                           6.5000       09/01/98        09/01/98
      45                             11.0000          .0000           .0000
    A                                14.0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1518634                          10.0000        204,850.00        100
    MOSIER              ROBERT       10.0000        204,850.00         ZZ
    28091 VIA DE COSTA                9.5000          1,797.71         1
                                     16.0000          1,797.71         90
    SAN JUAN CAPIS  CA    92675      15.5000       08/22/96        227,641.00
    280001518634                       .0000       10/01/96            23
    16102566                           .0000       09/01/26            0
    0                                 5.7500       09/01/97        09/01/97
    051/824                           5.2500       10/01/97        10/01/97
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1518639                           9.7500         77,200.00        100
    GROTHMANN           DALE          9.7500         77,163.98         ZZ
    279 EAST GRANT STREET             9.2500            663.27         1
                                     16.7500            663.27         80
    LEBANON         OR    97355      16.2500       07/19/96         96,500.00
    280001518639                      9.7500       09/01/96            00
    962022203                         9.2500       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    E63/824                           5.5000       09/01/98        09/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1518710                           9.9900        159,200.00        100
    JONES               STEPHEN       9.9900        159,129.42         ZZ
    3300 CRANE WAY                    9.4900          1,395.92         1
                                     16.9900          1,395.92         80
    OAKLAND         CA    94602      16.4900       07/11/96        199,000.00
    280001518710                      9.9900       09/01/96            00
    96202157                          9.4900       08/01/26            0
    0                                 5.6250       08/01/98        08/01/98
    E63/824                           5.1250       09/01/98        09/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518749                          11.4900        116,450.00        100
    WETZEL              WALTER       11.4900        116,412.70         ZZ
    1918 PARKHILL DRIVE              10.9900          1,152.31         1
                                     18.4900          1,152.31         90
    BILLINGS        MT    59102      17.9900       07/18/96        130,000.00
    280001518749                     11.4900       09/01/96            23
    96202232                         10.9900       08/01/26            0
    0                                 7.4900       08/01/98        08/01/98
    E63/824                           6.9900       09/01/98        09/01/98
      45                             11.4900          .0000           .0000
    A                                14.4900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518764                           9.1250        135,000.00        100
    TILLEY              BILL          9.1250        134,928.15         ZZ
    31826 GOLF GREEN DRIVE            8.6250          1,098.41         1
                                     15.1250          1,098.41         80
    PAUMA VALLEY    CA    92061      14.6250       07/24/96        169,000.00
    280001518764                       .0000       09/01/96            00
    DA4249694                          .0000       08/01/26            0
    0                                 5.5000       08/01/98        08/01/98
    862/824                           5.0000       09/01/98        09/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518781                          10.8750        111,250.00        100
    JAMES               ROBERT       10.8750        111,209.23         ZZ
    820 SOUTHEAST 25TH COURT         10.3750          1,048.97         1
                                     17.8750          1,048.97         85
    HILLSBORO       OR    97123      17.3750       07/15/96        130,911.00
    280001518781                     10.8750       09/01/96            23
    96202152                         10.3750       08/01/26            0
    0                                 6.5000       08/01/98        08/01/98
    E63/824                           6.0000       09/01/98        09/01/98
      45                             10.8750          .0000           .0000
    A                                13.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518792                          10.3000         85,600.00        100
    DEMOULIN            MICHAEL      10.3000         85,564.48         ZZ
    1387 SOUTH SIERRA DRIVE           9.8000            770.25         1
                                     16.3000            770.25         80
    CASTLE ROCK     CO    80104      15.8000       07/26/96        107,000.00
    268953                           10.3000       09/01/96            00
    268953                            9.8000       08/01/26            0
    0                                 4.5000       08/01/98        08/01/98
    921/921                           4.0000       09/01/98        09/01/98
      25                             10.3000          .0000           .0000
    A                                13.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518802                          10.9900        147,300.00        100
    TORRES              PEDRO        10.9900        147,247.36         ZZ
    9063 HARVEST HILL WAY            10.4900          1,401.66         1
                                     17.9900          1,401.66         90
    ELK GROVE       CA    95624      17.4900       07/29/96        163,700.00
    280001518802                     10.9900       09/01/96            23
    96202278                         10.4900       08/01/26            0
    0                                 6.5000       08/01/98        08/01/98
    E63/824                           6.0000       09/01/98        09/01/98
      45                             10.9900          .0000           .0000
    A                                13.9900            6              6
1


      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518828                          10.9900        129,200.00        100
    SPRINGER            MICHAEL      10.9900        129,153.83         ZZ
    1025 NORTHEAST 179TH AVENUE      10.4900          1,229.43         1
                                     17.9900          1,229.43         85
    PORTLAND        OR    97230      17.4900       07/24/96        152,000.00
    280001518828                     10.9900       09/01/96            23
    96202255                         10.4900       08/01/26            0
    0                                 6.9900       08/01/98        08/01/98
    E63/824                           6.4900       09/01/98        09/01/98
      45                             10.9900          .0000           .0000
    A                                13.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518830                          10.6250         82,500.00        100
    CRISMAN             BILL         10.6250         82,468.08         ZZ
    15004 NORTHEAST 39TH STREET      10.1250            762.39         1
                                     17.6250            762.39         75
    VANCOUVER       WA    98682      17.1250       07/26/96        110,000.00
    280001518830                     10.6250       09/01/96            00
    96202305                         10.1250       08/01/26            0
    0                                 5.9900       08/01/98        08/01/98
    E63/824                           5.4900       09/01/98        09/01/98
      45                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518835                          11.5500         89,600.00        100
    DALRYMPLE           TRACY        11.5500         89,571.67         ZZ
    2197-2199 SOUTH SHERMAN STREE    11.0500            890.73         2
                                     17.5500            890.73         70
    DENVER          CO    80210      17.0500       07/31/96        128,000.00
    268995                           11.5500       09/01/96            00
    268995                           11.0500       08/01/26            0
    0                                 5.7500       08/01/98        08/01/98
1


    921/921                           5.2500       09/01/98        09/01/98
      25                             11.5500          .0000           .0000
    A                                14.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1518840                          10.5000        105,000.00        100
    ELDRIDGE            HARRY        10.5000        104,958.27         ZZ
    9632 ANNIE WAY                   10.0000            960.48         1
                                     16.5000            960.48         84
    SANTEE          CA    92071      16.0000       07/18/96        125,000.00
    280001518840                       .0000       09/01/96            23
    DA4234571                          .0000       08/01/26            0
    0                                 6.6250       08/01/98        08/01/98
    862/824                           6.1250       09/01/98        09/01/98
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1518844                           9.8750        110,400.00        100
    WHITE               JOSEPH        9.8750        110,349.84         ZZ
    20200 SOUTHWEST AUGUSTA COURT     9.3750            958.66         1
                                     16.8750            958.66         80
    ALOHA           OR    97006      16.3750       07/16/96        138,000.00
    280001518844                      9.8750       09/01/96            00
    96202184                          9.3750       08/01/26            0
    0                                 5.9900       08/01/98        08/01/98
    E63/824                           5.4900       09/01/98        09/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518845                           9.3750         61,500.00        100
    ERICKSON            AMALIA        9.3750         61,468.94         ZZ
    13624 RUNDELL DRIVE               8.8750            511.53         1
                                     15.3750            511.53         75
    MORENO VALLEY   CA    92553      14.8750       07/25/96         83,000.00
1


    280001518845                       .0000       09/01/96            00
    4249637                            .0000       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    862/824                           4.7500       09/01/98        09/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1518870                          10.5000        104,925.00        100
    DOYLE               DEBORAH      10.5000        104,925.00         ZZ
    5215 WILLOW GROVE PLACE SOUTH    10.0000            959.80         1
                                     16.5000            959.80         75
    DUBLIN          OH    43017      16.0000       08/30/96        139,900.00
    280001518870                       .0000       10/01/96            00
    010796329                          .0000       09/01/26            0
    0                                 6.2500       09/01/97        09/01/97
    B65/824                           5.7500       10/01/97        10/01/97
      45                              8.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1518882                          10.0500        211,000.00        100
    DALRYMPLE           TRACY        10.0500        210,907.65         ZZ
    2301 SOUTH GILPIN STREET          9.5500          1,859.48         1
                                     16.0500          1,859.48         82
    DENVER          CO    80210      15.5500       07/31/96        260,000.00
    268961                           10.0500       09/01/96            23
    268961                            9.5500       08/01/26            0
    0                                 4.2500       08/01/98        08/01/98
    921/921                           3.7500       09/01/98        09/01/98
      25                             10.0500          .0000           .0000
    A                                13.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518888                          10.2500        162,450.00        100
    VOORHES             SHAWN        10.2500        162,381.87         ZZ
1


    2161 EAST BROMFIELD STREET        9.7500          1,455.72         1
                                     16.2500          1,455.72         85
    SIMI VALLEY     CA    93065      15.7500       07/22/96        191,950.00
    280001518888                       .0000       09/01/96            23
    DA4217048                          .0000       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    862/824                           4.7500       09/01/98        09/01/98
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518889                          11.5500        102,000.00        100
    DALRYMPLE           TRACY        11.5500        101,967.75         ZZ
    2027 SOUTH LOGAN STREET          11.0500          1,014.00         1
                                     17.5500          1,014.00         75
    DENVER          CO    80210      17.0500       07/31/96        136,000.00
    268987                           11.5500       09/01/96            00
    268987                           11.0500       08/01/26            0
    0                                 5.7500       08/01/98        08/01/98
    921/921                           5.2500       09/01/98        09/01/98
      25                             11.5500          .0000           .0000
    A                                14.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1518891                          10.3750        106,250.00        100
    LEI                 DAMIAN       10.3750        106,206.63         ZZ
    64530 EAST MCINTYRE ROAD          9.8750            961.99         1
                                     17.3750            961.99         85
    BRIGHTWOOD      OR    97011      16.8750       07/26/96        125,000.00
    280001518891                     10.3750       09/01/96            23
    96202063                          9.8750       08/01/26            0
    0                                 6.2500       08/01/98        08/01/98
    E63/824                           5.7500       09/01/98        09/01/98
      45                             10.3750          .0000           .0000
    A                                13.3750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1518895                          10.7000        158,520.00        100
    BUTLER              RUSSELL      10.7000        158,459.67         ZZ
    13171 EMERSON STREET             10.2000          1,473.80         1
                                     16.7000          1,473.80         80
    THORNTON        CO    80241      16.2000       07/31/96        199,000.00
    269498                           10.7000       09/01/96            00
    269498                           10.2000       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    921/921                           4.7500       09/01/98        09/01/98
      25                             10.7000          .0000           .0000
    A                                13.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518899                          10.7500         72,800.00        100
    CULLEN              GARY         10.7500         72,772.59         ZZ
    1882 KINGWOOD AVENUE             10.2500            679.58         1
                                     17.7500            679.58         80
    COOS BAY        OR    97420      17.2500       07/23/96         91,000.00
    280001518899                     10.7500       09/01/96            00
    6202107                          10.2500       08/01/26            0
    0                                 5.8750       08/01/98        08/01/98
    E63/824                           5.3750       09/01/98        09/01/98
      45                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518903                          11.2500        127,200.00        100
    TENNESON            STEVEN       11.2500        127,157.05         ZZ
    NORTH 1500 EAST RIVERVIEW        10.7500          1,235.45         1
    DRIVE                            18.2500          1,235.45         60
    COEUR D ALENE   ID    83814      17.7500       07/26/96        212,000.00
    280001518903                     11.2500       09/01/96            00
    96202239                         10.7500       08/01/26            0
    0                                 6.9900       08/01/98        08/01/98
    E63/824                           6.4900       09/01/98        09/01/98
      45                             11.2500          .0000           .0000
    A                                14.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518905                           9.9900         92,000.00        100
    BILIC               MICHAEL       9.9900         91,959.21         ZZ
    20618 NORTHEAST 50TH AVENUE       9.4900            806.69         1
                                     16.9900            806.69         43
    RIDGEFIELD      WA    98642      16.4900       07/25/96        215,000.00
    280001518905                      9.9900       09/01/96            00
    96202186                          9.4900       08/01/26            0
    0                                 5.6250       08/01/98        08/01/98
    E63/824                           5.1250       09/01/98        09/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518906                           9.9900        119,600.00        100
    BOUZAS              GEORGE        9.9900        119,546.98         ZZ
    5916 DIANE DRIVE                  9.4900          1,048.69         1
                                     16.9900          1,048.69         86
    BERRIEN SPRING  MI    49103      16.4900       07/24/96        139,751.00
    280001518906                      9.9900       09/01/96            23
    96202056                          9.4900       08/01/26            0
    0                                 5.7500       08/01/98        08/01/98
    E63/824                           5.2500       09/01/98        09/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518907                           9.9900        129,000.00        100
    BROWN               SANDRA        9.9900        128,942.81         ZZ
    2517 NORTHEAST 90TH STREET        9.4900          1,131.12         1
                                     16.9900          1,131.12         77
    VANCOUVER       WA    98665      16.4900       07/15/96        169,000.00
    280001518907                      9.9900       09/01/96            00
    96202115                          9.4900       08/01/26            0
    0                                 5.6250       08/01/98        08/01/98
    E63/824                           5.1250       09/01/98        09/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
1


      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518909                           8.9900        405,000.00        100
    DEMOURKAS           JAMES         8.9900        404,778.32         ZZ
    535 ALAMEDA PADRE SERRA           8.4900          3,255.81         1
                                     15.9900          3,255.81         74
    SANTA BARBARA   CA    93103      15.4900       07/03/96        550,000.00
    280001518909                      8.9900       09/01/96            00
    96202035                          8.4900       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    E63/824                           5.0000       03/01/97        03/01/97
      45                              8.9900          .0000           .0000
    A                                10.4900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518910                           9.7500        147,600.00        100
    SCHOUTEN            ROBERT        9.7500        147,531.14         T
    471 NORTH JESSE STREET            9.2500          1,268.11         1
                                     16.7500          1,268.11         90
    CHANDLER        AZ    85225      16.2500       07/02/96        164,000.00
    280001518910                      9.7500       09/01/96            23
    96202038                          9.2500       08/01/26            0
    0                                 6.0000       02/01/97        02/01/97
    E63/824                           5.5000       03/01/97        03/01/97
      45                              9.7500          .0000           .0000
    A                                11.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518911                          10.0000        151,300.00        100
    SHEPHERD            RANDAL       10.0000        151,233.06         ZZ
    5465 NORTHWEST RIDGEMOOR COUR     9.5000          1,327.77         1
                                     17.0000          1,327.77         79
    PORTLAND        OR    97229      16.5000       07/17/96        192,000.00
    280001518911                     10.0000       09/01/96            23
    96201575                          9.5000       08/01/26            0
    0                                 6.7500       02/01/97        02/01/97
1


    E63/824                           6.2500       03/01/97        03/01/97
      45                             10.0000          .0000           .0000
    A                                11.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518912                          10.7500        108,000.00        100
    THORNTON            RAYMOND      10.7500        107,959.34         ZZ
    7707 NORTHEAST 145TH PLACE       10.2500          1,008.16         1
                                     17.7500          1,008.16         90
    VANCOUVER       WA    98682      17.2500       07/23/96        120,000.00
    280001518912                     10.7500       09/01/96            23
    96202113                         10.2500       08/01/26            0
    0                                 6.2500       08/01/98        08/01/98
    E63/824                           5.7500       09/01/98        09/01/98
      45                             10.7500          .0000           .0000
    A                                13.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518914                           9.5000        170,000.00        100
    DIEHL               DAVID         9.5000        169,916.37         ZZ
    2404 AVALON ROAD                  9.0000          1,429.46         1
                                     16.5000          1,429.46         85
    BILLINGS        MT    59102      16.0000       07/25/96        200,000.00
    280001518914                      9.5000       09/01/96            23
    96202204                          9.0000       08/01/26            0
    0                                 5.7500       02/01/97        02/01/97
    E63/824                           5.2500       03/01/97        03/01/97
      45                              9.5000          .0000           .0000
    A                                11.0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518948                           8.2500         99,000.00        100
    MANSELL             MARK          8.2500         99,000.00         ZZ
    259 SOUTH 75 WEST                 7.7500            743.75         1
                                     14.2500            743.75         72
    FARMINGTON      UT    84025      13.7500       08/19/96        138,000.00
1


    280001518948                       .0000       10/01/96            00
    101142                             .0000       09/01/26            0
    0                                 4.6250       03/01/97        03/01/97
    F30/824                           4.1250       04/01/97        04/01/97
      25                              7.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518951                          10.3080         75,000.00        100
    WIGGINS             JAMES        10.3080         74,937.59         ZZ
    39 "S" STREET, N.W.               9.8080            675.32         1
                                     16.3080            675.32         53
    WASHINGTON      DC    20001      15.8080       06/13/96        143,500.00
    1609194                          10.3080       08/01/96            00
    1609194                           9.8080       07/01/26            0
    0                                 6.4500       01/01/97        01/01/97
    820/820                           5.9500       02/01/97        02/01/97
      45                             10.3080          .0000           .0000
    A                                11.3080            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1518956                           8.6000        180,000.00        100
    SEARCY              HENRY         8.6000        179,785.57         ZZ
    3611 SWANN ROAD                   8.1000          1,396.83         1
                                     14.6000          1,396.83         90
    SUITLAND        MD    20746      14.1000       06/20/96        200,000.00
    1609197                           8.6000       08/01/96            23
    1609197                           8.1000       07/01/26            0
    0                                 8.1250       01/01/97        01/01/97
    820/820                           7.6250       02/01/97        02/01/97
      45                              8.6000          .0000           .0000
    A                                 9.6000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518966                           9.7500         27,000.00        100
    BROOKS              DAVID         9.7500         26,987.41         ZZ
1


    2124 N BUCKEYE STREET             9.2500            231.97         1
                                     16.7500            231.97         63
    KOKOMO          IN    46901      16.2500       06/26/96         43,000.00
    1609203                           9.7500       09/01/96            00
    1609203                           9.2500       08/01/26            0
    0                                 7.2500       02/01/97        02/01/97
    820/820                           6.7500       03/01/97        03/01/97
      45                              9.7500          .0000           .0000
    A                                11.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1518982                          10.3000        146,900.00        100
    HUGHES              VERLE        10.3000        146,839.05         ZZ
    77-6545 SEA VIEW CIRCLE           9.8000          1,321.84         2
                                     17.3000          1,321.84         60
    KAILUA-KONA     HI    96740      16.8000       06/27/96        248,000.00
    1609208                          10.3000       09/01/96            00
    1609208                           9.8000       08/01/26            0
    0                                 6.7500       02/01/97        02/01/97
    820/820                           6.2500       03/01/97        03/01/97
      45                             10.3000          .0000           .0000
    A                                11.8000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1519013                           9.7500         25,000.00        100
    MARTINEZ            PAUL          9.7500         24,988.34         ZZ
    618 W. 12TH. ST.                  9.2500            214.79         1
                                     16.7500            214.79         73
    MARION          IN    46953      16.2500       07/01/96         34,500.00
    1609210                           9.7500       09/01/96            00
    1609210                           9.2500       08/01/26            0
    0                                 5.7500       02/01/97        02/01/97
    820/820                           5.2500       03/01/97        03/01/97
      45                              9.7500          .0000           .0000
    A                                11.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1519033                          11.3000        107,200.00        100
    PAONE               JEANINE      11.3000        107,164.20         ZZ
    2 COTE COURT                     10.8000          1,045.27         1
                                     17.3000          1,045.27         80
    COVENTRY        RI    02816      16.8000       07/31/96        134,000.00
    412767                           11.3000       09/01/96            00
    412767                           10.8000       08/01/26            0
    0                                 5.5000       08/01/98        08/01/98
    921/921                           5.0000       09/01/98        09/01/98
      25                             11.3000          .0000           .0000
    A                                14.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519079                           8.0400        123,500.00        100
    CHU                 CYNTHIA       8.0400        123,167.88         ZZ
    1011 PROSPECT STREET #1006        7.5400            909.65         1
                                     14.0400            909.65         65
    HONOLULU        HI    96822      13.5400       04/01/96        190,000.00
    1608681                           8.0400       06/01/96            00
    1608681                           7.5400       05/01/26            0
    0                                 4.8500       05/01/97        05/01/97
    820/820                           4.3500       06/01/97        06/01/97
      45                              8.0400          .0000           .0000
    A                                10.0400           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           06             0           00/00/00
                                        O             .0000


    1519087                           9.7250        127,200.00        100
    SEABORN             SHIRLEY       9.7250        126,958.45         ZZ
    27 SOUTH LACE ARBOR DRIVE         9.2250          1,090.51         1
                                     15.7250          1,090.51         90
    WOODLANDS       TX    77382      15.2250       04/26/96        141,353.00
    1608704                           9.7250       06/01/96            23
    1608704                           9.2250       05/01/26            0
    0                                 5.7500       05/01/97        05/01/97
    820/820                           5.2500       06/01/97        06/01/97
      45                              9.7250          .0000           .0000
    A                                11.7250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1519096                           8.8750        175,500.00        100
    RODRIGUEZ           ROMAN         8.8750        175,102.05         ZZ
    1804 NORTH LARK ELLEN AVENUE      8.3750          1,396.36         1
                                     15.8750          1,396.36         90
    WEST COVINA AR  CA    91791      15.3750       04/02/96        195,000.00
    1608773                           8.8750       06/01/96            23
    1608773                           8.3750       05/01/26            0
    0                                 6.5000       11/01/96        11/01/96
    820/820                           6.0000       12/01/96        12/01/96
      45                              8.8750          .0000           .0000
    A                                10.3750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519104                          10.2500         72,000.00        100
    DELOACH             OTIS         10.2500         71,969.81         ZZ
    824 EDGEBROOK DRIVE               9.7500            645.19         1
                                     16.2500            645.19         80
    VINE GROVE      KY    40175      15.7500       07/11/96         90,000.00
    1608965                          10.2500       09/01/96            00
    1608965                           9.7500       08/01/26            0
    0                                 7.2000       08/01/97        08/01/97
    820/820                           6.7000       09/01/97        09/01/97
      45                             10.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519105                          12.2500        125,000.00        100
    KENNEDY             DAVID        12.2500        124,932.00         ZZ
    500 ARGYLE ROAD                  11.7500          1,309.87         1
                                     18.2500          1,309.87         56
    DREXEL HILL     PA    19026      17.7500       06/07/96        225,000.00
    1609002                          12.2500       08/01/96            00
    1609002                          11.7500       07/01/26            0
    0                                 7.0000       07/01/97        07/01/97
    820/820                           6.5000       08/01/97        08/01/97
      45                             12.2500          .0000           .0000
    A                                14.2500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519106                           9.0000         90,000.00        100
    CARROLL             RICHARD       9.0000         89,901.31         ZZ
    13998 S. LIVESAY ROAD             8.5000            724.16         1
                                     15.0000            724.16         75
    OREGON CITY     OR    97045      14.5000       06/24/96        120,000.00
    1609307                           9.0000       08/01/96            00
    1609307                           8.5000       07/01/26            0
    0                                 4.6250       07/01/97        07/01/97
    820/820                           4.1250       08/01/97        08/01/97
      45                              9.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1519110                          10.7500        240,000.00        100
    MILLAR              BRET         10.7500        239,818.47         ZZ
    5032 WEST OLD OAK LANE           10.2500          2,240.36         1
                                     16.7500          2,240.36         80
    HIGHLAND        UT    84003      16.2500       06/28/96        300,000.00
    1609313                          10.7500       08/01/96            00
    1609313                          10.2500       07/01/26            0
    0                                 5.7500       07/01/97        07/01/97
    820/820                           5.2500       08/01/97        08/01/97
      45                             10.7500          .0000           .0000
    A                                12.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1519115                          10.8000        169,200.00        100
    KETCHUM             RICK         10.8000        169,200.00         ZZ
    9712 SOUTH STERLING DRIVE        10.3000          1,585.82         1
                                     16.8000          1,585.82         90
    HIGHLANDS RANC  CO    80126      16.3000       08/02/96        188,000.00
    268763                           10.8000       10/01/96            23
    268763                           10.3000       09/01/26            0
    0                                 5.5000       09/01/98        09/01/98
1


    921/921                           5.0000       10/01/98        10/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519116                           8.3750         89,250.00        100
    GRAHAM              ADRIANNE      8.3750         89,194.53         ZZ
    2047 BAINBRIDGE STREET            7.8750            678.36         2
                                     14.3750            678.36         85
    PHILADELPHIA    PA    19146      13.8750       07/10/96        105,000.00
    1609319                           8.3750       09/01/96            23
    1609319                           7.8750       08/01/26            0
    0                                 5.0000       02/01/97        02/01/97
    820/820                           4.5000       03/01/97        03/01/97
      45                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1519118                           9.0000         90,300.00        100
    WATSON              GRANT         9.0000         90,250.68         ZZ
    45 SOUTH 850 EAST #1              8.5000            726.57         1
                                     15.0000            726.57         70
    PROVO           UT    84606      14.5000       07/15/96        129,000.00
    1609320                           9.0000       09/01/96            00
    1609320                           8.5000       08/01/26            0
    0                                 6.0000       08/01/97        08/01/97
    820/820                           5.5000       09/01/97        09/01/97
      45                              9.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           09             0           00/00/00
                                        N             .0000


    1519119                           9.8750        190,000.00        100
    STEVENS             LOWELL        9.8750        189,913.67         ZZ
    1368 EAST ELMGROVE DRIVE          9.3750          1,649.87         1
                                     15.8750          1,649.87         77
    GLENDORA        CA    91741      15.3750       07/18/96        247,000.00
1


    280001519119                       .0000       09/01/96            00
    DA4178471                          .0000       08/01/26            0
    0                                 6.7500       08/01/98        08/01/98
    862/824                           6.2500       09/01/98        09/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519122                          13.0000        112,450.00        100
    JONES               JESSE        14.0000        112,318.58         ZZ
    19209 WARRIOR BROOK DRIVE        13.5000          1,243.93         1
                                     19.0000          1,332.33         65
    GERMANTOWN      MD    20874      18.5000       02/16/96        173,000.00
    1609321                          13.0000       04/01/96            00
    1609321                          12.5000       03/01/26            0
    0                                 9.7500       09/01/96        03/01/97
    820/820                           9.2500       10/01/96        04/01/97
      45                             13.0000          .0000           .0000
    A                                14.0000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1519124                           8.7500        167,200.00        100
    KATZ                ROBIN         8.7500        167,103.80         ZZ
    1817 NORTH LANDEN STREET          8.2500          1,315.37         1
                                     14.7500          1,315.37         80
    CAMARILLO       CA    93010      14.2500       07/22/96        209,000.00
    280001519124                       .0000       09/01/96            00
    4216768                            .0000       08/01/26            0
    0                                 5.5000       08/01/98        08/01/98
    862/824                           5.0000       09/01/98        09/01/98
      25                              8.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519125                          11.7500         72,000.00        100
    HORN                DONNA        11.7500         71,956.23         ZZ
1


    618 AVENUE C                     11.2500            726.78         1
                                     17.7500            726.78         60
    BILLINGS        MT    59102      17.2500       06/28/96        120,000.00
    1609322                          11.7500       08/01/96            00
    1609322                          11.2500       07/01/26            0
    0                                 7.2500       07/01/97        07/01/97
    820/820                           6.7500       08/01/97        08/01/97
      45                             11.7500          .0000           .0000
    A                                13.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519129                          10.1250        108,000.00        100
    BROOKS              NOLAN        10.1250        107,953.48         ZZ
    10565 NORTH 6000 WEST             9.6250            957.77         1
                                     16.1250            957.77         90
    HIGHLAND        UT    84003      15.6250       07/03/96        120,000.00
    1609326                          10.1250       09/01/96            23
    1609326                           9.6250       08/01/26            0
    0                                 5.5000       08/01/97        08/01/97
    820/820                           5.0000       09/01/97        09/01/97
      45                             10.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519130                           8.2500         93,750.00        100
    NEWMAN              PATRICIA      8.2500         93,690.22         ZZ
    6844 CHESAPEAKE COURT             7.7500            704.31         1
                                     14.2500            704.31         75
    GURNEE          IL    60031      13.7500       07/12/96        125,000.00
    1609332                           8.2500       09/01/96            00
    1609332                           7.7500       08/01/26            0
    0                                 5.8750       08/01/97        08/01/97
    820/820                           5.3750       09/01/97        09/01/97
      45                              8.2500          .0000           .0000
    A                                10.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000
1




    1519131                           9.7500         91,000.00        100
    GUERRERO            LEONTE        9.7500         90,957.54         ZZ
    1624-1626 CORTEZ STREET           9.2500            781.84         2
                                     15.7500            781.84         70
    LOS ANGELES     CA    90026      15.2500       07/16/96        130,000.00
    280001519131                       .0000       09/01/96            00
    DA4175931                          .0000       08/01/26            0
    0                                 6.5000       08/01/98        08/01/98
    862/824                           6.0000       09/01/98        09/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1519151                           8.5000        126,000.00        100
    RYLAND              DAVID         8.5000        125,923.66         ZZ
    1708 E. ABBEDALE LANE             8.0000            968.84         1
                                     15.5000            968.84         90
    SANDY           UT    84092      15.0000       07/17/96        140,000.00
    1609269                           8.5000       09/01/96            23
    1609269                           8.0000       08/01/26            0
    0                                 6.4000       02/01/97        02/01/97
    820/820                           5.9000       03/01/97        03/01/97
      45                              8.5000          .0000           .0000
    A                                10.0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519153                          10.3250        196,200.00        100
    EDWARDS-STEPHENS    SANDRA       10.3250        196,119.04         ZZ
    5680 SE 41ST COURT                9.8250          1,769.10         1
                                     16.3250          1,769.10         90
    OCALA           FL    34471      15.8250       07/26/96        218,000.00
    1609271                          10.3250       09/01/96            23
    1609271                           9.8250       08/01/26            0
    0                                 6.5750       08/01/97        08/01/97
    820/820                           6.0750       09/01/97        09/01/97
      45                             10.3250          .0000           .0000
    A                                12.3250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519155                           9.3250         44,800.00        100
    GRIFFITHS           LORRAINE      9.3250         44,777.13         ZZ
    451 SOUTH GOSHEN STREET           8.8250            371.00         1
                                     15.3250            371.00         70
    SALT LAKE CITY  UT    84104      14.8250       07/19/96         64,000.00
    1609273                           9.3250       09/01/96            00
    1609273                           8.8250       08/01/26            0
    0                                 4.8750       08/01/97        08/01/97
    820/820                           4.3750       09/01/97        09/01/97
      45                              9.3250          .0000           .0000
    A                                11.3250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519158                           8.6000         59,500.00        100
    STRIEBEL            CHRISTINE     8.6000         59,429.12         ZZ
    1350 B COUNTY ROAD 335            8.1000            461.73         1
                                     14.6000            461.73         85
    PAGOSA SPRINGS  CO    81147      14.1000       06/17/96         70,000.00
    1609297                           8.6000       08/01/96            23
    1609297                           8.1000       07/01/26            0
    0                                 8.0410       01/01/97        01/01/97
    820/820                           7.5410       02/01/97        02/01/97
      45                              8.6000          .0000           .0000
    A                                 9.6000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519173                          12.7000         30,300.00        100
    PARRY JR            JOSEPH       12.7000         30,285.10         ZZ
    925 - 927 DOUGLASS STREET        12.2000            328.09         1
                                     18.7000            328.09         38
    READING         PA    19601      18.2000       06/24/96         80,000.00
    1609303                          12.7000       08/01/96            00
    1609303                          12.2000       07/01/26            0
    0                                 6.7000       07/01/97        07/01/97
    820/820                           6.2000       08/01/97        08/01/97
      45                             10.7000          .0000           .0000
    A                                14.7000           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519175                           9.1250        126,750.00        100
    VILLA               ANDRE         9.1250        126,614.59         ZZ
    622 UTAH WAY                      8.6250          1,031.28         1
                                     15.1250          1,031.28         75
    ESCONDIDO       CA    92025      14.6250       06/28/96        169,000.00
    1609217                           9.1250       08/01/96            00
    1609217                           8.6250       07/01/26            0
    0                                 5.4750       07/01/97        07/01/97
    820/820                           4.9750       08/01/97        08/01/97
      45                              9.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519187                          10.9800         26,600.00        100
    THORNE              GEORGE       10.9800         26,179.02         ZZ
    236 WEST PENN STREET             10.4800            252.92         2
                                     16.9800            252.92         69
    PHILADELPHIA    PA    19144      16.4800       06/25/96         39,000.00
    1609007                          10.9800       08/01/96            00
    1609007                          10.4800       07/01/26            0
    0                                 5.8750       01/01/97        01/01/97
    820/820                           5.3750       02/01/97        02/01/97
      45                             10.9800          .0000           .0000
    A                                11.9800            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1519189                           8.2500        176,200.00        100
    SALEH               AZIZOLLAH     8.2500        176,087.65         ZZ
    10040 LACHLAN DRIVE               7.7500          1,323.73         1
                                     14.2500          1,323.73         85
    AUSTIN          TX    78717      13.7500       07/15/96        208,500.00
    1609389                           8.2500       09/01/96            23
    1609389                           7.7500       08/01/26            0
    0                                 6.0000       02/01/97        02/01/97
1


    820/820                           5.5000       03/01/97        03/01/97
      45                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1519190                          10.0000        109,600.00        100
    CAWLEY III          THOMAS       10.0000        109,600.00         ZZ
    729 SOUTH COURT STREET            9.5000            961.82         1
                                     16.0000            961.82         90
    MEDINA          OH    44256      15.5000       08/22/96        121,800.00
    280001519190                       .0000       10/01/96            23
    030796335                          .0000       09/01/26            0
    0                                 6.0000       09/01/97        09/01/97
    B65/824                           5.5000       10/01/97        10/01/97
      45                              8.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519194                           9.3750         40,000.00        100
    KIRKALDY            CAROL         9.3750         39,959.44         ZZ
    19 EAST 22ND STREET               8.8750            332.70         1
                                     15.3750            332.70         80
    WILMINGTON      DE    19802      14.8750       06/25/96         50,000.00
    1609009                           9.3750       08/01/96            00
    1609009                           8.8750       07/01/26            0
    0                                 6.2500       07/01/97        07/01/97
    820/820                           5.7500       08/01/97        08/01/97
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519207                          10.4500        144,900.00        100
    MERSON              STANLEY      10.4500        144,841.80         ZZ
    5690 ASPEN RIDGE CIRCLE           9.9500          1,320.04         1
                                     16.4500          1,320.04         90
    DELRAY BEACH    FL    33484      15.9500       07/17/96        162,000.00
1


    1609014                          10.4500       09/01/96            23
    1609014                           9.9500       08/01/26            0
    0                                 6.1250       02/01/97        02/01/97
    820/820                           5.6250       03/01/97        03/01/97
      45                             10.4500          .0000           .0000
    A                                11.4500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1519210                          10.5000        118,800.00        100
    PATROCINIO          JOSE         10.5000        118,752.78         ZZ
    2030 NOCHE BUENA STREET          10.0000          1,086.72         1
                                     17.5000          1,086.72         90
    SEASIDE         CA    93955      17.0000       07/15/96        132,000.00
    280001519210                     10.5000       09/01/96            23
    96202022                         10.0000       08/01/26            0
    0                                 5.9900       08/01/98        08/01/98
    E63/824                           5.4900       09/01/98        09/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519238                           8.7000        108,750.00        100
    WASHBURN            PAUL          8.7000        108,686.78         ZZ
    280 SOUTH 650 WEST                8.2000            851.66         1
                                     14.7000            851.66         75
    FARMINGTON      UT    84025      14.2000       07/02/96        145,000.00
    16097222                          8.7000       09/01/96            00
    16097222                          8.2000       08/01/26            0
    0                                 4.3000       08/01/97        08/01/97
    820/820                           3.8000       09/01/97        09/01/97
      45                              8.7000          .0000           .0000
    A                                10.7000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1519241                           9.9900        180,000.00        100
    DAPPEN              ROSS          9.9900        179,920.20         ZZ
1


    5301 SOUTHEAST WELCH ROAD         9.4900          1,578.30         1
                                     16.9900          1,578.30         80
    GRESHAM         OR    97080      16.4900       07/15/96        225,000.00
    280001519241                      9.9900       09/01/96            00
    96202058                          9.4900       08/01/26            0
    0                                 5.6250       08/01/98        08/01/98
    E63/824                           5.1250       09/01/98        09/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519245                          10.7750         60,000.00        100
    WHEELER             ROGER        10.7750         59,954.86         ZZ
    10009 ELM STREET                 10.2750            561.22         1
                                     17.7750            561.22         52
    FEDERAL HEIGHT  CO    80221      17.2750       06/21/96        116,950.00
    1609107                          10.7750       08/01/96            00
    1609107                          10.2750       07/01/26            0
    0                                 5.9500       01/01/97        01/01/97
    820/820                           5.4500       02/01/97        02/01/97
      45                             10.7750          .0000           .0000
    A                                12.2750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519246                           9.9900        128,000.00        100
    MCKEDY              SHELL         9.9900        127,943.25         ZZ
    13317 NORTHEAST 24TH CIRCLE       9.4900          1,122.35         1
                                     16.9900          1,122.35         80
    VANCOUVER       WA    98684      16.4900       07/16/96        160,000.00
    280001519246                      9.9900       09/01/96            00
    96202124                          9.4900       08/01/26            0
    0                                 6.1250       08/01/98        08/01/98
    E63/824                           5.6250       09/01/98        09/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1519250                           9.8750        262,500.00        100
    POWERS III          JAMES         9.8750        262,380.74         ZZ
    4979 SPRING ROCK ROAD             9.3750          2,279.42         1
                                     15.8750          2,279.42         75
    BIRMINGHAM      AL    35223      15.3750       07/11/96        350,000.00
    1609248                           9.8750       09/01/96            00
    1609248                           9.3750       08/01/26            0
    0                                 5.1500       08/01/97        08/01/97
    820/820                           4.6500       09/01/97        09/01/97
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519252                           8.9900        279,000.00        100
    MANNING             KENNETH       8.9900        278,693.43         ZZ
    3112 POZO DRIVE                   8.4900          2,242.89         1
                                     14.9900          2,242.89         90
    HACIENDA HEIGH  CA    91745      14.4900       06/19/96        310,000.00
    1609126                           8.9900       08/01/96            23
    1609126                           8.4900       07/01/26            0
    0                                 5.9900       07/01/97        07/01/97
    820/820                           5.4900       08/01/97        08/01/97
      45                              8.9900          .0000           .0000
    A                                10.9900           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519257                           9.0750        126,000.00        100
    MCPHEE II           ROBERT        9.0750        125,854.88         ZZ
    5166 SOUTH URAVAN PLACE           8.5750          1,020.64         1
                                     16.0750          1,020.64         90
    AURORA          CO    80015      15.5750       06/24/96        140,000.00
    1609133                           9.0750       08/01/96            23
    1609133                           8.5750       07/01/26            0
    0                                 6.1500       01/01/97        01/01/97
    820/820                           5.6500       02/01/97        02/01/97
      45                              9.0750          .0000           .0000
    A                                10.5750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519259                          10.2500         50,000.00        100
    BRACKETT            CHRISTENE    10.2500         49,979.03         ZZ
    10840 VENICE BOULEVARD            9.7500            448.05         2
                                     17.2500            448.05         24
    CULVER CITY     CA    90232      16.7500       07/10/96        210,000.00
    1609246                          10.2500       09/01/96            00
    1609246                           9.7500       08/01/26            0
    0                                 5.6750       02/01/97        02/01/97
    820/820                           5.1750       03/01/97        03/01/97
      45                             10.2500          .0000           .0000
    A                                11.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1519270                          10.5000         90,000.00        100
    MCAULEY             EDGAR        10.5000         89,964.23         ZZ
    3810 SOUTHEAST 136TH AVENUE      10.0000            823.27         1
                                     17.5000            823.27         90
    PORTLAND        OR    97236      17.0000       07/09/96        100,000.00
    280001519270                     10.5000       09/01/96            23
    96202088                         10.0000       08/01/26            0
    0                                 5.9900       08/01/98        08/01/98
    E63/824                           5.4900       09/01/98        09/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519274                           8.5500        115,200.00        100
    EYRE                TERRY         8.5500        115,130.93         ZZ
    4534 SOUTH STONEWOOD DRIVE        8.0500            889.87         1
                                     15.5500            889.87         90
    WEST VALLEY CI  UT    84119      15.0500       07/10/96        128,000.00
    1609245                           8.5500       09/01/96            23
    1609245                           8.0500       08/01/26            0
    0                                 6.4000       02/01/97        02/01/97
    820/820                           5.9000       03/01/97        03/01/97
      45                              8.5500          .0000           .0000
    A                                10.0500            6              6
1


      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519283                          10.3750        145,200.00        100
    SUEYOSHI            SAKAE        10.3750        145,080.94         ZZ
    7712-7714 WEST NORTON AVENUE      9.8750          1,314.65         2
                                     17.3750          1,314.65         60
    WEST HOLLYWOOD  CA    90046      16.8750       06/19/96        242,000.00
    1609341                          10.3750       08/01/96            00
    1609341                           9.8750       07/01/26            0
    0                                 5.4500       01/01/97        01/01/97
    820/820                           4.9500       02/01/97        02/01/97
      45                             10.3750          .0000           .0000
    A                                11.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1519285                          11.2500         35,000.00        100
    BERANEK             JENNY        11.2500         34,988.18         ZZ
    13596 SOUTHWEST TODD STREET      10.7500            339.95         1
                                     18.2500            339.95         32
    BEAVERTON       OR    97006      17.7500       07/22/96        110,500.00
    280001519285                     11.2500       09/01/96            00
    96202044                         10.7500       08/01/26            0
    0                                 6.9900       08/01/98        08/01/98
    E63/824                           6.4900       09/01/98        09/01/98
      45                             11.2500          .0000           .0000
    A                                14.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519288                           9.0250        103,500.00        100
    POPE                DAN           9.0250        103,443.76         ZZ
    6757 SOUTH BUCKTHORN CIRCLE       8.5250            834.65         1
                                     16.0250            834.65         90
    WEST JORDAN     UT    84084      15.5250       07/22/96        115,000.00
    1609344                           9.0250       09/01/96            23
    1609344                           8.5250       08/01/26            0
    0                                 6.9000       02/01/97        02/01/97
1


    820/820                           6.4000       03/01/97        03/01/97
      45                              9.0250          .0000           .0000
    A                                10.5250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519293                           9.9900        132,800.00        100
    CONSIDINE           ESTHER        9.9900        132,741.12         ZZ
    4205 NORTHEAST 21ST AVENUE        9.4900          1,164.44         1
                                     16.9900          1,164.44         80
    PORTLAND        OR    97211      16.4900       07/29/96        166,000.00
    280001519293                      9.9900       09/01/96            00
    96202342                          9.4900       08/01/26            0
    0                                 5.6250       08/01/98        08/01/98
    E63/824                           5.1250       09/01/98        09/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519295                           8.2380        104,000.00        100
    WHITESIDES          BARRY         8.2380        103,887.59         ZZ
    17525 EAST PRENTICE CIRCLE        7.7380            780.44         1
                                     14.2380            780.44         79
    AURORA          CO    80015      13.7380       07/23/96        132,000.00
    1609345                           8.2380       09/01/96            00
    1609345                           7.7380       08/01/26            0
    0                                 5.8500       08/01/97        08/01/97
    820/820                           5.3500       09/01/97        09/01/97
      45                              8.2380          .0000           .0000
    A                                10.2380           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519300                           8.7500        125,050.00        100
    NAIL                GEORGE        8.7500        124,978.05         ZZ
    1213 CHINKAPIN PLACE              8.2500            983.77         1
                                     14.7500            983.77         75
    FLOWER MOUND    TX    75028      14.2500       07/31/96        168,000.00
1


    1609351                           8.7500       09/01/96            00
    1609351                           8.2500       08/01/26            0
    0                                 4.5000       08/01/97        08/01/97
    820/820                           4.0000       09/01/97        09/01/97
      45                              8.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519305                           9.8750        102,000.00        100
    JOHNSON             DEXTER        9.8750        101,953.66         ZZ
    1162 KASHMIR DRIVE SOUTH          9.3750            885.72         1
                                     16.8750            885.72         80
    SALEM           OR    97306      16.3750       07/25/96        127,500.00
    280001519305                      9.8750       09/01/96            00
    96202287                          9.3750       08/01/26            0
    0                                 5.9900       08/01/98        08/01/98
    E63/824                           5.4900       09/01/98        09/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519307                          11.7250        147,000.00        100
    LUMSDEN             DONALD       11.7250        146,955.29         ZZ
    472 WEST MOUNT CARMEL DRIVE      11.2250          1,481.02         1
                                     17.7250          1,481.02         60
    CLAREMONT       CA    91711      17.2250       07/24/96        245,000.00
    1609354                          11.7250       09/01/96            00
    1609354                          11.2250       08/01/26            0
    0                                 7.3750       08/01/97        08/01/97
    820/820                           6.8750       09/01/97        09/01/97
      45                             11.7250          .0000           .0000
    A                                13.7250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519323                          11.9750         46,800.00        100
    LUBERT              HELMUT       11.9750         46,786.54         ZZ
1


    7231 SOUTH FRANCISCO AVENUE      11.4750            480.49         1
                                     18.9750            480.49         65
    CHICAGO         IL    60629      18.4750       07/29/96         72,000.00
    1609369                          11.9750       09/01/96            00
    1609369                          11.4750       08/01/26            0
    0                                 7.2000       02/01/97        02/01/97
    820/820                           6.7000       03/01/97        03/01/97
      45                             11.9750          .0000           .0000
    A                                13.4750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519345                           8.0000        102,000.00        100
    HARMS               MARY          8.0000        101,931.56         ZZ
    24413 VALLEY STREET               7.5000            748.44         1
                                     14.0000            748.44         50
    NEWHALL AREA    CA    91321      13.5000       07/10/96        208,000.00
    1609404                           8.0000       09/01/96            00
    1609404                           7.5000       08/01/26            0
    0                                 5.7500       08/01/97        08/01/97
    820/820                           5.2500       09/01/97        09/01/97
      45                              8.0000          .0000           .0000
    A                                10.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519346                           8.6250        162,000.00        100
    CRAIG               GARY          8.6250        161,904.36         ZZ
    2404 DIXIE PLACE                  8.1250          1,260.02         1
                                     14.6250          1,260.02         90
    SANTA ROSA      CA    95407      14.1250       07/11/96        180,000.00
    1609402                           8.6250       09/01/96            23
    1609402                           8.1250       08/01/26            0
    0                                 5.8750       08/01/97        08/01/97
    820/820                           5.3750       09/01/97        09/01/97
      45                              8.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1519351                           8.8750        164,000.00        100
    POWELL              LARRY         8.8750        163,815.44         ZZ
    1767 CYPRESS STREET               8.3750          1,304.86         1
                                     14.8750          1,304.86         80
    LA HABRA HEIGH  CA    90631      14.3750       06/21/96        205,000.00
    1609407                           8.8750       08/01/96            00
    1609407                           8.3750       07/01/26            0
    0                                 5.8500       01/01/97        01/01/97
    820/820                           5.3500       02/01/97        02/01/97
      45                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519352                           9.7250         58,400.00        100
    SCHOENFELD          DUANE         9.7250         58,372.60         ZZ
    9605 NORTH 9750 EAST              9.2250            500.68         1
                                     15.7250            500.68         79
    TRIDELL         UT    84076      15.2250       07/09/96         74,350.00
    1609237                           9.7250       09/01/96            00
    1609237                           9.2250       08/01/26            0
    0                                 5.4500       08/01/97        08/01/97
    820/820                           4.9500       09/01/97        09/01/97
      45                              9.7250          .0000           .0000
    A                                11.7250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519353                           7.7500        332,000.00        100
    HARSTON             DENNIS        7.7500        331,765.68         ZZ
    7842 SOUTH TYNEDALE COURT         7.2500          2,378.49         1
                                     13.7500          2,378.49         80
    SALT LAKE CITY  UT    84903      13.2500       07/08/96        415,000.00
    16094317                          7.7500       09/01/96            00
    16094317                          7.2500       08/01/26            0
    0                                 4.7500       08/01/97        08/01/97
    820/820                           4.2500       09/01/97        09/01/97
      45                              7.7500          .0000           .0000
    A                                 9.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519355                           8.5130        131,250.00        100
    SNOW                DAVID         8.5130        131,170.70         ZZ
    910 CHARLES STREET                8.0130          1,010.41         1
                                     14.5130          1,010.41         75
    RIDGWAY         CO    81432      14.0130       07/09/96        175,000.00
    1609236                           8.5130       09/01/96            00
    1609236                           8.0130       08/01/26            0
    0                                 5.8500       08/01/97        08/01/97
    820/820                           5.3500       09/01/97        09/01/97
      45                              8.5130          .0000           .0000
    A                                10.5130           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519357                           9.8750         82,850.00        100
    FREELAND JR         HOWARD        9.8750         82,812.36         ZZ
    4020 1/2 SW LAKE DRIVE            9.3750            719.43         1
                                     15.8750            719.43         86
    PENDLETON       OR    97801      15.3750       07/12/96         97,000.00
    1609418                           9.8750       09/01/96            23
    1609418                           9.3750       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    820/820                           5.0000       03/01/97        03/01/97
      45                              9.8750          .0000           .0000
    A                                10.8750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519358                           9.1250         91,700.00        100
    JEAN                BARBARA       9.1250         91,651.19         ZZ
    1864 SEDBERRY ROAD                8.6250            746.11         1
                                     15.1250            746.11         70
    THOMPSON STATI  TN    37064      14.6250       07/11/96        131,000.00
    1609235                           9.1250       09/01/96            00
    1609235                           8.6250       08/01/26            0
    0                                 4.7750       08/01/97        08/01/97
    820/820                           4.2750       09/01/97        09/01/97
      45                              9.1250          .0000           .0000
    A                                11.1250           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519363                           8.5000        166,500.00        100
    BENE                LASZLO        8.5000        166,399.13         ZZ
    7433 VANTAGE AVENUE               8.0000          1,280.24         1
    (NORTH HOLLYWOOD AREA)           14.5000          1,280.24         90
    LOS ANGELES     CA    91605      14.0000       07/01/96        185,000.00
    1609234                           8.5000       09/01/96            23
    1609234                           8.0000       08/01/26            0
    0                                 6.4750       02/01/97        02/01/97
    820/820                           5.9750       03/01/97        03/01/97
      45                              8.5000          .0000           .0000
    A                                 9.5000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1519365                          10.0750         97,500.00        100
    DARRINGTON          ALLEN        10.0750         97,414.75         ZZ
    5793 SOUTH PRESCOTT STREET        9.5750            861.04         1
                                     17.0750            861.04         75
    LITTLETON       CO    80120      16.5750       06/24/96        130,000.00
    1609132                          10.0750       08/01/96            00
    1609132                           9.5750       07/01/26            0
    0                                 5.6500       01/01/97        01/01/97
    820/820                           5.1500       02/01/97        02/01/97
      45                             10.0750          .0000           .0000
    A                                11.5750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519375                          11.3000        116,800.00        100
    WILLIAMS            ROSEMARIE    11.3000        116,760.99         ZZ
    28 HEALY ROAD                    10.8000          1,138.88         1
                                     17.3000          1,138.88         80
    DUDLEY          MA    01571      16.8000       08/01/96        146,000.00
    412742                           11.3000       09/01/96            00
    412742                           10.8000       08/01/26            0
    0                                 5.5000       08/01/98        08/01/98
1


    921/921                           5.0000       09/01/98        09/01/98
      25                             11.3000          .0000           .0000
    A                                14.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519376                          10.9500         86,250.00        100
    O'CONNOR            WALTER       10.9500         86,250.00         ZZ
    35 LAUREL STREET                 10.4500            818.13         1
                                     16.9500            818.13         75
    CLINTON         MA    01510      16.4500       07/29/96        115,000.00
    411991                           10.9500       10/01/96            00
    411991                           10.4500       09/01/26            0
    0                                 5.0000       09/01/99        09/01/99
    921/921                           4.5000       10/01/99        10/01/99
      25                             10.9500          .0000           .0000
    A                                13.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519636                           9.7500         94,500.00        100
    GIROSKI             STEPHEN       9.7500         94,455.91         ZZ
    4205 MCKINLEY STREET              9.2500            811.90         1
                                     16.7500            811.90         76
    HOLLYWOOD       FL    33021      16.2500       07/25/96        125,000.00
    280001519636                      9.7500       09/01/96            00
    2617900                           9.2500       08/01/26            0
    0                                 4.5000       08/01/99        08/01/99
    B75/824                           4.0000       09/01/99        09/01/99
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519642                           9.4300        121,500.00        100
    WALTON              ELEANOR       9.4300        121,254.52         ZZ
    103 RICHLAND COURT                8.9300          1,015.44         1
                                     15.4300          1,015.44         68
    CHAPEL HILL     NC    27516      14.9300       04/01/96        181,000.00
1


    1609664                           9.4300       06/01/96            00
    1609664                           8.9300       05/01/11            0
    0                                 5.9000       05/01/97        05/01/97
    820/820                           5.4000       06/01/97        06/01/97
      45                              9.4300          .0000           .0000
    A                                11.4300           12             12
      180                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1519654                           9.3750        206,100.00        100
    TEIXEIRA            STEVEN        9.3750        206,100.00         ZZ
    9235 NEWELL CREEK ROAD            8.8750          1,714.24         1
                                     15.3750          1,714.24         90
    BEN LOMOND      CA    95005      14.8750       08/26/96        229,000.00
    280001519654                       .0000       10/01/96            23
    16102574                           .0000       09/01/26           25
    0                                 5.5000       09/01/97        09/01/97
    051/824                           5.0000       10/01/97        10/01/97
      45                              7.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519698                          10.3000         52,700.00        100
    HUNTER              DEBRA        10.3000         52,678.13         ZZ
    224 WELLINGTON ST SW              9.8000            474.21         2
                                     16.3000            474.21         78
    ATLANTA         GA    30314      15.8000       08/02/96         68,000.00
    297770                           10.3000       09/01/96            00
    297770                            9.8000       08/01/26            0
    0                                 4.5000       08/01/98        08/01/98
    921/921                           4.0000       09/01/98        09/01/98
      25                             10.3000          .0000           .0000
    A                                13.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519711                          10.8000        114,300.00        100
    BUSH                JONATHAN     10.8000        114,257.43         ZZ
1


    2154 SOUTH EAGLE COURT           10.3000          1,071.27         1
                                     16.8000          1,071.27         87
    AURORA          CO    80014      16.3000       07/30/96        132,500.00
    267310                           10.8000       09/01/96            23
    267310                           10.3000       08/01/26            0
    0                                 5.5000       08/01/98        08/01/98
    921/921                           5.0000       09/01/98        09/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519783                           9.9500        100,000.00        100
    OLYAIE              RAY           9.9500         99,955.29         ZZ
    41418 ERMA AVENUE                 9.4500            873.88         1
                                     17.0000            873.88         55
    FREMONT         CA    94539      16.5000       07/16/96        185,000.00
    280001519783                       .0000       09/01/96            00
    607080                             .0000       08/01/26            0
    0                                 6.9500       08/01/98        08/01/98
    956/824                           6.4500       09/01/98        09/01/98
      25                              7.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.5000          1.5000
       7.0500                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519851                           9.1250        112,800.00        100
    MATHEWS             KIT           9.1250        112,800.00         ZZ
    3659 KENT DRIVE                   8.6250            917.78         1
                                     15.1250            917.78         80
    NAPLES          FL    33962      14.6250       08/08/96        141,000.00
    280001519851                       .0000       10/01/96            00
    1519851                            .0000       09/01/26            0
    0                                 4.7500       09/01/97        09/01/97
    766/824                           4.2500       10/01/97        10/01/97
      45                              7.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000
1




    1519882                           8.7500        320,000.00        100
    CHANG               CHONG         8.7500        319,815.89         ZZ
    510 RIDGE ROAD SW                 8.2500          2,517.44         1
                                     14.7500          2,517.44         80
    VIENNA          VA    22180      14.2500       07/26/96        400,000.00
    280001519882                      8.7500       09/01/96            00
    2505261                           8.2500       08/01/26            0
    0                                 3.8750       08/01/97        08/01/97
    B75/824                           3.3750       09/01/97        09/01/97
      45                              8.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519896                           8.7500         40,000.00        100
    TUMLIN              CHERYL        8.7500         40,000.00         ZZ
    2725 LAKESIDE TRAIL               8.2500            314.69         1
                                     14.7500            314.69         67
    CUMMING         GA    30130      14.2500       08/08/96         60,000.00
    280001519896                       .0000       10/01/96            00
    2794071                            .0000       09/01/26            0
    0                                 3.1250       09/01/97        09/01/97
    757/824                           2.6250       10/01/97        10/01/97
      45                              6.7500          .0000           .0000
    A                                10.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519899                          10.2500        279,000.00        100
    HOOPER              MARIE        10.2500        279,000.00         ZZ
    1828 MANOR GREEN COURT            9.7500          2,500.13         1
                                     15.2500          2,500.13         90
    ANNAPOLIS       MD    21401      14.7500       08/06/96        310,000.00
    280001519899                       .0000       10/01/96            23
    4925772                            .0000       09/01/26            0
    0                                 3.5000       08/01/97        08/01/97
    637/824                           3.0000       09/01/97        09/01/97
      45                              8.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       5.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1519956                          12.6000         76,200.00        100
    LONG                JAMES        12.6000         76,200.00         ZZ
    95 BARTLETT AVENUE               12.1000            819.17         2
                                     18.6000            819.17         60
    CRANSTON        RI    02905      18.1000       08/02/96        127,000.00
    412536                           12.6000       10/01/96            00
    412536                           12.1000       09/01/26            0
    0                                 7.0000       09/01/98        09/01/98
    921/921                           6.5000       10/01/98        10/01/98
      25                             12.6000          .0000           .0000
    A                                15.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520034                          10.5500         85,500.00        100
    SAINT-FORT MOISES   ROSE         10.5500         85,500.00         ZZ
    768 WALNUT CIRCLE                10.0500            785.30         1
                                     16.5500            785.30         90
    MARIETTA        GA    30060      16.0500       08/07/96         95,000.00
    298885                           10.5500       10/01/96            23
    298885                           10.0500       09/01/26            0
    0                                 5.2500       09/01/98        09/01/98
    921/921                           4.7500       10/01/98        10/01/98
      25                             10.5500          .0000           .0000
    A                                13.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520135                           9.7500         97,200.00        100
    PENHALIGEN          CHARLES       9.7500         97,154.65         ZZ
    36204 PARK                        9.2500            835.10         1
                                     15.7500            835.10         80
    GURNEE          IL    60031      15.2500       07/31/96        121,500.00
    280001520135                       .0000       09/01/96            00
    0410172076                         .0000       08/01/26            0
    0                                 4.8750       08/01/97        08/01/97
    E22/824                           4.3750       09/01/97        09/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520243                           9.8750        189,000.00        100
    HAUPT               JIM           9.8750        189,000.00         ZZ
    1654 ACACIA LANE                  9.3750          1,641.18         1
                                     15.8750          1,641.18         68
    FALLBROOK       CA    92028      15.3750       08/09/96        279,000.00
    280001520243                       .0000       10/01/96            00
    96076114                           .0000       09/01/26            0
    0                                 5.8750       03/01/97        03/01/97
    A01/824                           5.3750       04/01/97        04/01/97
      25                              9.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520319                          11.1000        179,050.00        100
    SMALLWOOD           JERRY        11.1000        178,987.53         ZZ
    5634 SOUTH YAMPA STREET          10.6000          1,718.68         1
                                     17.1000          1,718.68         80
    AURORA          CO    80015      16.6000       07/29/96        224,000.00
    505099                           11.1000       09/01/96            00
    505099                           10.6000       08/01/26            0
    0                                 5.5000       08/01/98        08/01/98
    921/921                           5.0000       09/01/98        09/01/98
      25                             11.1000          .0000           .0000
    A                                14.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1520396                          11.3500         75,000.00        100
    MANCO               SANDRA       11.3500         75,000.00         ZZ
    232 PARTITION STREET             10.8500            734.15         1
                                     17.3500            734.15         75
    WARWICK         RI    02888      16.8500       07/30/96        100,000.00
    411629                           11.3500       10/01/96            00
    411629                           10.8500       09/01/26            0
    0                                 6.0000       09/01/98        09/01/98
1


    921/921                           5.5000       10/01/98        10/01/98
      25                             11.3500          .0000           .0000
    A                                14.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520429                           9.8750        127,900.00        100
    TORRES              JAIME         9.8750        127,841.89         ZZ
    17066 NW 11TH STREET              9.3750          1,110.62         1
                                     15.8750          1,110.62         80
    PEMBROKE PINES  FL    33028      15.3750       07/31/96        160,000.00
    280001520429                       .0000       09/01/96            00
    0410192934                         .0000       08/01/26            0
    0                                 4.7500       08/01/97        08/01/97
    E22/824                           4.2500       09/01/97        09/01/97
      45                              7.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1520454                           9.7500         70,100.00        100
    LENTZ               LLOYD         9.7500         70,067.29         ZZ
    20419 LANDSHIRE DRIVE             9.2500            602.27         1
                                     15.7500            602.27         85
    HUMBLE          TX    77338      15.2500       07/29/96         82,500.00
    280001520454                       .0000       09/01/96            23
    0410135008                         .0000       08/01/26            0
    0                                 4.8750       08/01/97        08/01/97
    E22/824                           4.3750       09/01/97        09/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1520471                           9.0000         81,420.00        100
    MAHLER              BRIAN         9.0000         81,375.53         ZZ
    843-845 W PACIFIC AVENUE          8.5000            655.12         1
                                     16.0000            655.12         69
    SALT LAKE CITY  UT    84104      15.5000       07/26/96        118,000.00
1


    280001520471                       .0000       09/01/96            00
    9600054                            .0000       08/01/26            0
    0                                 5.1250       02/01/97        02/01/97
    E06/824                           4.6250       03/01/97        03/01/97
      45                              7.5000          .0000           .0000
    A                                10.5000            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520480                           9.0000         81,420.00        100
    MAHLER              BRIAN         9.0000         81,375.53         ZZ
    847-849 W PACIFIC AVENUE          8.5000            655.12         1
                                     16.0000            655.12         69
    SALT LAKE CITY  UT    84104      15.5000       07/26/96        118,000.00
    280001520480                       .0000       09/01/96            00
    9600083                            .0000       08/01/26            0
    0                                 5.1250       02/01/97        02/01/97
    E06/824                           4.6250       03/01/97        03/01/97
      45                              7.5000          .0000           .0000
    A                                10.5000            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520498                           9.3750        446,500.00        100
    GRUENBERG           ANDY          9.3750        446,274.52         ZZ
    18202 KINGSPORT DRIVE             8.8750          3,713.76         1
                                     15.3750          3,713.76         72
    MALIBU          CA    90265      14.8750       07/22/96        625,000.00
    280001520498                       .0000       09/01/96            00
    OC960005                           .0000       08/01/26            0
    0                                 5.2500       08/01/98        08/01/98
    E06/824                           4.7500       09/01/98        09/01/98
      45                              7.8750          .0000           .0000
    A                                10.8750            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520532                          13.6250         57,850.00        100
    OSTLER              MYRA         13.6250         57,838.53         ZZ
1


    3745 SOUTH MARKET STREET         13.1250            668.31         1
                                     19.6250            668.31         65
    WEST VALLEY CI  UT    84119      19.1250       07/29/96         89,000.00
    280001520532                       .0000       09/01/96            00
    9600063                            .0000       08/01/26            0
    0                                 8.2500       08/01/99        08/01/99
    E06/824                           7.7500       09/01/99        09/01/99
      45                             13.6250          .0000           .0000
    A                                14.6250            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520538                          11.2500        130,400.00        100
    PERIAN              KIRSTEN      11.2500        130,355.98         ZZ
    5156 WEST 8270 SOUTH             10.7500          1,266.52         1
                                     18.2500          1,266.52         90
    WEST JORDAN     UT    84088      17.7500       07/29/96        144,900.00
    280001520538                       .0000       09/01/96            23
    9600086                            .0000       08/01/26            0
    0                                 6.2500       08/01/98        08/01/98
    E06/824                           5.7500       09/01/98        09/01/98
      45                             11.2500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520637                          10.6250         65,250.00        100
    ROBERTS             KERRIE       10.6250         65,224.75         ZZ
    7 COTTON BEND                    10.1250            602.98         1
                                     16.6250            602.98         75
    CARTERSVILLE    GA    30120      16.1250       07/26/96         87,000.00
    280001520637                       .0000       09/01/96            00
    ROBERTS                            .0000       08/01/26            0
    0                                 5.2500       09/01/97        09/01/97
    E20/824                           4.7500       10/01/97        10/01/97
      45                              8.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1520645                           9.5000        124,000.00        100
    PISHGHADAMIAN       ALI           9.5000        123,939.01         ZZ
    3204 MEADOW TRAIL                 9.0000          1,042.66         1
                                     15.5000          1,042.66         80
    DEKALB          IL    60115      15.0000       07/29/96        155,000.00
    280001520645                       .0000       09/01/96            00
    0410171904                         .0000       08/01/26            0
    0                                 4.8750       08/01/97        08/01/97
    E22/824                           4.3750       09/01/97        09/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520666                          10.5000         99,000.00        100
    KINNETT             STEVEN       10.5000         98,920.96         ZZ
    103 WINDING STREAM TRAIL         10.0000            905.60         1
                                     16.5000            905.60         80
    HAMPTON         GA    30228      16.0000       06/24/96        125,000.00
    280001520666                       .0000       08/01/96            00
    KINNETT                            .0000       07/01/26            0
    0                                 5.2500       08/01/99        08/01/99
    E20/824                           4.7500       09/01/99        09/01/99
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520672                          12.2500        112,500.00        100
    MACHADO             RAPHAEL      12.2500        112,469.56         ZZ
    6518 110TH LANE N                11.7500          1,178.88         1
                                     18.2500          1,178.88         90
    CHAMPLIN        MN    55316      17.7500       07/29/96        125,000.00
    280001520672                       .0000       09/01/96            23
    0410176333                         .0000       08/01/26            0
    0                                 6.2500       08/01/99        08/01/99
    E22/824                           5.7500       09/01/99        09/01/99
      25                              9.2500          .0000           .0000
    A                                15.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520684                           9.6250        128,000.00        100
    GLASS               MOZELL        9.6250        127,938.68         ZZ
    4995 CANYON LAKE DR.              9.1250          1,087.99         1
                                     15.6250          1,087.99         80
    ATLANTA         GA    30349      15.1250       07/19/96        160,000.00
    280001520684                       .0000       09/01/96            00
    GLASS                              .0000       08/01/26            0
    0                                 4.8750       08/01/97        08/01/97
    E20/824                           4.3750       09/01/97        09/01/97
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520686                           9.5000         90,000.00        100
    TAPLING             CHRISTINE     9.5000         89,955.73         ZZ
    476 ELM AVENUE                    9.0000            756.77         1
                                     15.5000            756.77         55
    ELMHURST        IL    60126      15.0000       07/31/96        165,000.00
    280001520686                       .0000       09/01/96            00
    0410176309                         .0000       08/01/26            0
    0                                 4.6250       08/01/97        08/01/97
    E22/824                           4.1250       09/01/97        09/01/97
      45                              7.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520863                          11.0000         54,400.00        100
    ANTHONY             JAMES        11.0000         54,380.60         T
    299 RIVERVIEW DRIVE              10.5000            518.07         1
                                     17.0000            518.07         80
    FAIRVIEW        NC    28806      16.5000       07/22/96         68,000.00
    280001520863                       .0000       09/01/96            00
    ANTHONY                            .0000       08/01/26            0
    0                                 5.7500       08/01/99        08/01/99
    E20/824                           5.2500       09/01/99        09/01/99
      25                              8.0000          .0000           .0000
    A                                14.0000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520864                          10.3000         96,050.00        100
    JACKSON             HOWARD       10.3000         96,050.00         ZZ
    1117 BROOKE ROAD                  9.8000            864.28         1
                                     16.3000            864.28         77
    CAPITAL HEIGHT  MD    20743      15.8000       08/09/96        125,000.00
    413161                           10.3000       10/01/96            00
    413161                            9.8000       09/01/26            0
    0                                 5.5000       09/01/98        09/01/98
    921/921                           5.0000       10/01/98        10/01/98
      25                             10.3000          .0000           .0000
    A                                13.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520878                          10.8000         76,000.00        100
    WHITE               RICHARD      10.8000         76,000.00         ZZ
    1138 REDAN WAY                   10.3000            712.31         1
                                     16.8000            712.31         80
    STONE MOUNTAIN  GA    30088      16.3000       08/09/96         96,000.00
    299255                           10.8000       10/01/96            00
    299255                           10.3000       09/01/26            0
    0                                 5.5000       09/01/98        09/01/98
    921/921                           5.0000       10/01/98        10/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520931                          10.8750        232,500.00        100
    BUTLER              GARY         10.8750        232,414.81         ZZ
    1429 PEBBLE CREEK ROAD           10.3750          2,192.22         1
                                     16.8750          2,192.22         75
    MARIETTA        GA    30067      16.3750       07/26/96        310,000.00
    280001520931                       .0000       09/01/96            00
    BUTLER                             .0000       08/01/26            0
    0                                 6.0000       09/01/99        09/01/99
1


    E20/824                           5.5000       10/01/99        10/01/99
      25                              7.8750          .0000           .0000
    A                                13.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520953                          10.3750         45,000.00        100
    SMITH               PORTER       10.3750         44,963.08         ZZ
    1769 LYLE AVENUE                  9.8750            407.44         3
                                     16.3750            407.44         75
    EAST POINT      GA    30344      15.8750       06/21/96         60,000.00
    280001520953                       .0000       08/01/96            00
    SMITH                              .0000       07/01/26            0
    0                                 5.5000       08/01/99        08/01/99
    E20/824                           5.0000       09/01/99        09/01/99
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1520954                           9.2500         98,400.00        100
    NOVATON             SIXTO         9.2500         98,400.00         ZZ
    5867 SW 59 STREET                 8.7500            809.51         1
                                     15.2500            809.51         80
    MIAMI           FL    33143      14.7500       08/01/96        123,000.00
    280001520954                      9.2500       10/01/96            00
    2534907                           8.7500       09/01/26            0
    0                                 4.5000       09/01/97        09/01/97
    B75/824                           4.0000       10/01/97        10/01/97
      45                              9.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520957                          11.2500         65,700.00        100
    OWENS               SONJI        11.2500         65,655.43         ZZ
    128 MURRAY HILL AVENUE           10.7500            638.12         1
                                     17.2500            638.12         90
    ATLANTA         GA    30317      16.7500       07/09/96         73,000.00
1


    280001520957                       .0000       08/01/96            23
    OWENS                              .0000       07/01/26            0
    0                                 6.2500       08/01/99        08/01/99
    E20/824                           5.7500       09/01/99        09/01/99
      25                              8.2500          .0000           .0000
    A                                14.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520968                           9.7500        118,350.00        100
    BAMMAN              KRISTIN       9.7500        118,294.78         ZZ
    3305 SOUTH SHORE CIRCLE           9.2500          1,016.81         1
                                     15.7500          1,016.81         90
    CUMMING         GA    30131      15.2500       07/26/96        131,500.00
    280001520968                       .0000       09/01/96            23
    BAMMAN                             .0000       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    E20/824                           5.0000       03/01/97        03/01/97
      25                              8.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520974                           9.0000        120,400.00        100
    CHOI                YOUNG         9.0000        120,267.97         ZZ
    1392 BEAVER OAKS DRIVE            8.5000            968.77         1
                                     15.0000            968.77         80
    MACON           GA    31210      14.5000       07/03/96        150,500.00
    280001520974                       .0000       08/01/96            00
    CHOI                               .0000       07/01/26            0
    0                                 4.8750       08/01/97        08/01/97
    E20/824                           4.3750       09/01/97        09/01/97
      45                              7.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1520977                          11.8750         85,750.00        100
    BRINKER             STEVEN       11.8750         85,699.29         ZZ
1


    2672 AMBERLY GLEN                11.3750            873.80         1
                                     17.8750            873.80         85
    DACULA          GA    30211      17.3750       06/17/96        100,900.00
    280001520977                       .0000       08/01/96            23
    BRINKER                            .0000       07/01/26            0
    0                                 6.2500       08/01/99        08/01/99
    E20/824                           5.7500       09/01/99        09/01/99
      25                              8.8750          .0000           .0000
    A                                14.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521015                          11.2500         96,200.00        100
    HERRIN              MARK         11.2500         96,167.52         ZZ
    4855 REMINGTON DRIVE             10.7500            934.36         1
                                     17.2500            934.36         90
    FLOWERY BRANCH  GA    30542      16.7500       08/06/96        106,900.00
    280001521015                       .0000       09/01/96            23
    HERRIN                             .0000       08/01/26            0
    0                                 6.2500       08/01/99        08/01/99
    E20/824                           5.7500       09/01/99        09/01/99
      25                              8.2500          .0000           .0000
    A                                14.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521029                          11.2500         67,150.00        100
    BRAGG               JACK         11.2500         67,081.54         ZZ
    5003 GLORE ROAD                  10.7500            652.21         1
                                     17.2500            652.21         85
    MABLETON        GA    30059      16.7500       06/06/96         79,000.00
    280001521029                       .0000       07/01/96            23
    BRAGG                              .0000       06/01/26            0
    0                                 6.5000       07/01/99        07/01/99
    E20/824                           6.0000       08/01/99        08/01/99
      25                              8.2500          .0000           .0000
    A                                14.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1521030                           9.6250         65,700.00        100
    GOLD                BARBARA       9.6250         65,700.00         ZZ
    864 WHISPERING WAY                9.1250            558.45         1
                                     15.6250            558.45         90
    WINDER          GA    30680      15.1250       08/12/96         73,000.00
    280001521030                       .0000       10/01/96            04
    52466                              .0000       09/01/26           25
    0                                 5.2500       09/01/97        09/01/97
    455/824                           4.7500       10/01/97        10/01/97
      45                              7.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521118                           9.3750         44,000.00        100
    DOMINGO             CARMELITA     9.3750         44,000.00         ZZ
    221 LOS VIENTOS DRIVE             8.8750            365.97         1
    (NEWBURY PARK AREA)              15.3750            365.97         18
    THOUSAND OAKS   CA    91320      14.8750       08/07/96        247,000.00
    280001521118                       .0000       10/01/96            00
    4254330                            .0000       09/01/26            0
    0                                 5.0000       09/01/98        09/01/98
    862/824                           4.5000       10/01/98        10/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1521191                           9.3750        150,000.00        100
    HOLLAND             PHILLIP       9.3750        150,000.00         ZZ
    720 NORTH PASS AVENUE             8.8750          1,247.63         1
                                     15.3750          1,247.63         89
    BURBANK         CA    91505      14.8750       08/07/96        170,000.00
    280001521191                       .0000       10/01/96            23
    4255048                            .0000       09/01/26            0
    0                                 5.5000       09/01/98        09/01/98
    862/824                           5.0000       10/01/98        10/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521192                          10.6250        176,400.00        100
    HAMMOCK             PATRICIA     10.6250        176,400.00         ZZ
    471 HARDAGE FARM DRIVE           10.1250          1,630.11         1
                                     16.6250          1,630.11         90
    MARIETTA        GA    30064      16.1250       08/26/96        196,000.00
    280001521192                       .0000       10/01/96            23
    12345                              .0000       09/01/26            0
    0                                 6.2500       09/01/99        09/01/99
    A52/824                           5.7500       10/01/99        10/01/99
      25                              7.6250          .0000           .0000
    A                                13.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521196                           8.8750        108,000.00        100
    WIGGS               DELVIN        8.8750        108,000.00         ZZ
    8101 SE COX LANE                  8.3750            859.30         1
                                     14.8750            859.30         80
    GLADSTONE       OR    97027      14.3750       08/09/96        135,000.00
    280001521196                       .0000       10/01/96            00
    4245973                            .0000       09/01/26            0
    0                                 5.5000       09/01/98        09/01/98
    862/824                           5.0000       10/01/98        10/01/98
      25                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521204                           9.7500        229,500.00        100
    LEBLANC             RICHARD       9.7500        229,500.00         ZZ
    4089 AMOS WAY                     9.2500          1,971.76         1
                                     15.7500          1,971.76         90
    SAN JOSE        CA    95135      15.2500       08/01/96        255,000.00
    280001521204                       .0000       10/01/96            23
    4239786                            .0000       09/01/26            0
    0                                 6.1250       09/01/98        09/01/98
    862/824                           5.6250       10/01/98        10/01/98
      25                              9.7500          .0000           .0000
    A                                12.7500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521213                           8.6250        120,000.00        100
    WILBER              DOUGLAS       8.6250        120,000.00         ZZ
    1797 SKYLINE DRIVE                8.1250            933.35         1
                                     14.6250            933.35         80
    LEMON GROVE     CA    91945      14.1250       08/06/96        150,000.00
    280001521213                       .0000       10/01/96            00
    4236154                            .0000       09/01/26            0
    0                                 5.0000       09/01/98        09/01/98
    862/824                           4.5000       10/01/98        10/01/98
      25                              8.6250          .0000           .0000
    A                                11.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521280                          10.5000         86,850.00        100
    HERNANDEZ           BLANCA       10.5000         86,850.00         ZZ
    6270 HEMPERLY ROAD               10.0000            794.46         1
                                     16.5000            794.46         90
    COLLEGE PARK    GA    30349      16.0000       08/15/96         96,500.00
    299404                           10.5000       10/01/96            23
    299404                           10.0000       09/01/26            0
    0                                 5.5000       09/01/98        09/01/98
    921/921                           5.0000       10/01/98        10/01/98
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521281                          10.2500        317,650.00        100
    ALLMAN              JOHN         10.2500        317,516.79         ZZ
    3101 CLYMER DRIVE                 9.7500          2,846.47         1
                                     16.2500          2,846.47         90
    PLANO           TX    75025      15.7500       07/25/96        352,990.00
    280001521281                     10.2500       09/01/96            23
    2513604                           9.7500       08/01/26            0
    0                                 4.5000       08/01/97        08/01/97
1


    B75/824                           4.0000       09/01/97        09/01/97
      45                             10.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521296                           9.6250        312,300.00        100
    OCAMPO              RAMONCITO     9.6250        311,694.32         ZZ
    20305 CALHAVEN DRIVE              9.1250          2,654.52         1
                                     15.6250          2,654.52         90
    SAUGUS AREA     CA    91350      15.1250       04/25/96        347,000.00
    280001521296                      9.6250       06/01/96            23
    503326                            9.1250       05/01/26            0
    0                                 5.5000       05/01/99        05/01/99
    731/824                           5.0000       06/01/99        06/01/99
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521299                           9.5000         94,500.00        100
    TOBIN               PATRICK       9.5000         94,453.52         ZZ
    25216 CLEMENS LANE                9.0000            794.61         1
                                     15.5000            794.61         90
    LAKE FOREST     CA    92630      15.0000       07/03/96        105,000.00
    280001521299                      8.5000       09/01/96            23
    2000025                           8.0000       08/01/26            0
    0                                 6.2500       02/01/97        02/01/97
    731/824                           5.7500       03/01/97        03/01/97
      25                              8.5000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .2500
        .0000                           S              N              .2500
       1.0000                           1              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1521301                          10.7000        102,000.00        100
    MEDEIROS            LARRY        10.7000        101,961.18         ZZ
    1881 BRULE STREET                10.2000            948.32         1
                                     16.7000            948.32         72
    SOUTH LAKE TAH  CA    96150      16.2000       07/22/96        143,000.00
1


    280001521301                     10.7000       09/01/96            00
    110540926                        10.2000       08/01/26            0
    0                                 6.5000       02/01/97        02/01/97
    731/824                           6.0000       03/01/97        03/01/97
      25                             10.7000          .0000           .0000
    A                                11.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1521302                           9.2500        116,000.00        100
    COLOMBANI SR        PAUL          9.2500        115,939.87         ZZ
    677 CAMBRIDGE WAY                 8.7500            954.30         1
                                     15.2500            954.30         75
    BOLINGBROOK     IL    60440      14.7500       07/31/96        155,000.00
    280001521302                       .0000       09/01/96            00
    0410171953                         .0000       08/01/26            0
    0                                 4.3750       08/01/97        08/01/97
    E22/824                           3.8750       09/01/97        09/01/97
      45                              7.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521303                           9.8750        283,500.00        100
    ZELADA              GERARDO       9.8750        283,500.00         ZZ
    511 FAIRVIEW AVENUE               9.3750          2,461.77         1
                                     15.8750          2,461.77         90
    SIERRA MADRE    CA    91024      15.3750       08/07/96        315,000.00
    280001521303                       .0000       10/01/96            23
    4249298                            .0000       09/01/26            0
    0                                 6.6250       09/01/98        09/01/98
    862/824                           6.1250       10/01/98        10/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521304                           7.8750         64,000.00        100
    SIGSBY              MICHAEL       7.8750         64,000.00         ZZ
1


    876 SE LOCUST STREET              7.3750            464.05         1
                                     13.8750            464.05         80
    DUNDEE          OR    97115      13.3750       08/12/96         80,000.00
    280001521304                      7.8750       10/01/96            00
    4245759                           7.3750       09/01/26            0
    0                                 5.5000       03/01/97        03/01/97
    862/824                           5.0000       04/01/97        04/01/97
      25                              7.8750          .0000           .0000
    A                                 8.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521305                           9.3750        229,500.00        100
    DUNGAN              ANDREW        9.3750        229,500.00         ZZ
    23127 GAINFORD STREET             8.8750          1,908.87         1
                                     15.3750          1,908.87         90
    WOODLAND HILLS  CA    91367      14.8750       08/08/96        255,000.00
    280001521305                       .0000       10/01/96            23
    4217501                            .0000       09/01/26            0
    0                                 5.5000       09/01/98        09/01/98
    862/824                           5.0000       10/01/98        10/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521307                          10.0000        164,700.00        100
    STEVENSON           MARK         10.0000        164,700.00         ZZ
    2994 HILLSDALE DRIVE              9.5000          1,445.37         1
                                     16.0000          1,445.37         90
    PLEASANT HILL   CA    94523      15.5000       08/08/96        183,000.00
    280001521307                       .0000       10/01/96            23
    4165866                            .0000       09/01/26            0
    0                                 6.7500       09/01/98        09/01/98
    862/824                           6.2500       10/01/98        10/01/98
      25                             10.0000          .0000           .0000
    A                                13.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1521308                           8.6250        105,000.00        100
    MCLAIN              JEFFREY       8.6250        105,000.00         ZZ
    15 CORTE LADO                     8.1250            816.68         1
                                     14.6250            816.68         68
    MARTINEZ        CA    94553      14.1250       08/07/96        155,000.00
    280001521308                       .0000       10/01/96            00
    4166682                            .0000       09/01/26            0
    0                                 5.2500       09/01/98        09/01/98
    862/824                           4.7500       10/01/98        10/01/98
      25                              8.6250          .0000           .0000
    A                                11.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521315                           8.2500        278,500.00        100
    MCNEAL              WILLIAM       8.2500        278,500.00         ZZ
    10331 STONEHURST DRIVE            7.7500          2,092.28         1
                                     14.2500          2,092.28         80
    ESCONDIDO       CA    92026      13.7500       08/01/96        350,000.00
    280001521315                      8.2500       10/01/96            00
    DA4235321                         7.7500       09/01/26            0
    0                                 5.1250       04/01/97        04/01/97
    862/824                           4.6250       05/01/97        05/01/97
      25                              8.2500          .0000           .0000
    A                                 9.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521338                           9.2500         58,400.00        100
    ZAPPA               SHAWN         9.2500         58,400.00         ZZ
    1191 LAKESHORE DRIVE              8.7500            480.44         1
                                     15.2500            480.44         80
    BIG LAKE        MN    55309      14.7500       08/02/96         73,000.00
    280001521338                       .0000       10/01/96            00
    0410203509                         .0000       09/01/26            0
    0                                 4.8750       03/01/97        03/01/97
    E22/824                           4.3750       04/01/97        04/01/97
      25                              8.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521340                           7.8750        129,500.00        100
    BAXSTROM            KENT          7.8750        129,410.88         ZZ
    2471 MEADOWS DRIVE                7.3750            938.96         1
                                     14.8750            938.96         64
    PAGOSA SPRINGS  CO    81147      14.3750       07/22/96        203,000.00
    1609423                           7.8750       09/01/96            00
    1609423                           7.3750       08/01/26            0
    0                                 4.6250       02/01/97        02/01/97
    820/820                           4.1250       03/01/97        03/01/97
      45                              7.8750          .0000           .0000
    A                                 9.3750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521341                           9.1250        152,000.00        100
    RIX                 JOHN          9.1250        151,919.10         ZZ
    3602 EAST ARABELLA STREET         8.6250          1,236.73         1
                                     16.1250          1,236.73         80
    LONG BEACH      CA    90805      15.6250       07/18/96        190,000.00
    0160887715                        9.1250       09/01/96            00
    0160887715                        8.6250       08/01/26            0
    0                                 6.4000       02/01/97        02/01/97
    820/820                           5.9000       03/01/97        03/01/97
      45                              9.1250          .0000           .0000
    A                                10.6250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521342                          11.1250         92,400.00        100
    KOSCIOLEK           WILLIAM      11.1250         92,367.93         ZZ
    312 SE HEMLOCK ROAD              10.6250            888.69         1
                                     17.1250            888.69         70
    CORBETT         OR    97019      16.6250       07/17/96        132,000.00
    1609424                          11.1250       09/01/96            00
    1609424                          10.6250       08/01/26            0
    0                                 5.8750       08/01/97        08/01/97
    820/820                           5.3750       09/01/97        09/01/97
      45                             11.1250          .0000           .0000
    A                                13.1250           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521360                          11.0750         61,750.00        100
    BAILEY              GAYLE        11.0750         61,728.33         ZZ
    3388 SOUTH HUNTER COURT          10.5750            591.57         1
                                     17.0750            591.57         65
    WEST VALLEY CI  UT    84120      16.5750       07/11/96         95,000.00
    160922819                        11.0750       09/01/96            00
    160922819                        10.5750       08/01/26            0
    0                                 6.0500       08/01/97        08/01/97
    820/820                           5.5500       09/01/97        09/01/97
      45                             11.0750          .0000           .0000
    A                                13.0750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521372                           9.9900         25,500.00        100
    WEATHERWAX          RICHARD       9.9900         25,488.70         ZZ
    5313 CAHUENGA BOULEVARD UNIT      9.4900            223.59         1
    NORTH HOLLYWOOD AREA             15.9900            223.59         75
    LOS ANGELES     CA    91601      15.4900       07/24/96         34,000.00
    1609426                           9.9900       09/01/96            00
    1609426                           9.4900       08/01/26            0
    0                                 6.4500       08/01/99        08/01/99
    820/820                           5.9500       09/01/99        09/01/99
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1521383                           7.6250        300,000.00        100
    JESTER              IVAN          7.6250        299,782.87         ZZ
    37862 ANDREWS COURT               7.1250          2,123.38         1
                                     14.6250          2,123.38         80
    FREMONT         CA    94536      14.1250       07/25/96        375,000.00
    1609427                           7.6250       09/01/96            00
    1609427                           7.1250       08/01/26            0
    0                                 3.0000       02/01/97        02/01/97
1


    820/820                           2.5000       03/01/97        03/01/97
      45                              7.6250          .0000           .0000
    A                                 9.1250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1521395                           9.7500         91,000.00        100
    NOVICK              NATALIE       9.7500         90,957.55         ZZ
    15 CREST CIRCLE                   9.2500            781.83         1
                                     16.7500            781.83         70
    YAKIMA          WA    98909      16.2500       07/30/96        130,000.00
    1609430                           9.7500       09/01/96            00
    1609430                           9.2500       08/01/26            0
    0                                 4.7500       02/01/97        02/01/97
    820/820                           4.2500       03/01/97        03/01/97
      45                              9.7500          .0000           .0000
    A                                11.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        N             .0000


    1521408                           8.5000        189,550.00        100
    HAMMOND             DARVEL        8.5000        189,550.00         ZZ
    1321 EAST CREEK ROAD              8.0000          1,457.48         1
                                     14.5000          1,457.48         85
    SANDY           UT    84093      14.0000       07/31/96        223,000.00
    1609431                           8.5000       10/01/96            23
    1609431                           8.0000       09/01/26            0
    0                                 6.0000       09/01/97        09/01/97
    820/820                           5.5000       10/01/97        10/01/97
      45                              8.5000          .0000           .0000
    A                                10.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521420                           8.3750        104,600.00        100
    SAVAGE              THOMAS        8.3750        104,600.00         ZZ
    11540 WADDELL CREEK ROAD          7.8750            795.04         1
    SOUTHWEST                        14.3750            795.04         75
    OLYMPIA         WA    98512      13.8750       08/08/96        139,500.00
1


    280001521420                      8.3750       10/01/96            00
    4082327                           7.8750       09/01/26            0
    0                                 6.0000       03/01/97        03/01/97
    862/824                           5.5000       04/01/97        04/01/97
      25                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521421                           8.7500         95,000.00        100
    COSICO              CINDY         8.7500         95,000.00         ZZ
    9109 EDMARU AVENUE                8.2500            747.37         1
                                     15.7500            747.37         68
    WHITTIER        CA    90605      15.2500       08/01/96        140,000.00
    1609433                           8.7500       10/01/96            00
    1609433                           8.2500       09/01/26            0
    0                                 5.7500       03/01/97        03/01/97
    820/820                           5.2500       04/01/97        04/01/97
      45                              8.7500          .0000           .0000
    A                                10.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521424                           8.8750        196,200.00        100
    WAITERS             LAWRENCE      8.8750        196,200.00         ZZ
    10 MARVIN COURT                   8.3750          1,561.06         1
                                     14.8750          1,561.06         90
    OAKLAND         CA    94605      14.3750       08/09/96        218,000.00
    280001521424                      8.8750       10/01/96            23
    4240701                           8.3750       09/01/26            0
    0                                 6.0000       03/01/97        03/01/97
    862/824                           5.5000       04/01/97        04/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521426                           9.6250        220,500.00        100
    STANLEY             HOWARD        9.6250        220,500.00         ZZ
1


    8212 REGENCY STREET               9.1250          1,874.23         1
                                     15.6250          1,874.23         90
    LA PALMA        CA    90623      15.1250       08/08/96        245,000.00
    280001521426                       .0000       10/01/96            23
    4225538                            .0000       09/01/26            0
    0                                 6.3750       09/01/98        09/01/98
    862/824                           5.8750       10/01/98        10/01/98
      25                              9.6250          .0000           .0000
    A                                12.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521429                          10.5000         95,200.00        100
    SCHIEBEL            THEODORE     10.5000         95,200.00         ZZ
    3543 COLOGNE COURT SOUTHEAST     10.0000            870.84         1
                                     16.5000            870.84         80
    OLYMPIA         WA    98503      16.0000       08/08/96        119,000.00
    280001521429                       .0000       10/01/96            00
    4258661                            .0000       09/01/26            0
    0                                 6.7500       09/01/98        09/01/98
    862/824                           6.2500       10/01/98        10/01/98
      25                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1521431                           9.1250        110,000.00        100
    STEINER             MARTIN        9.1250        110,000.00         ZZ
    529 NORTH HEWES STREET            8.6250            895.00         1
                                     15.1250            895.00         60
    ORANGE          CA    92669      14.6250       08/08/96        185,000.00
    280001521431                       .0000       10/01/96            00
    4249835                            .0000       09/01/26            0
    0                                 5.3750       09/01/98        09/01/98
    862/824                           4.8750       10/01/98        10/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1521434                           9.3750        220,000.00        100
    BACA                CHRISTOPH     9.3750        220,000.00         ZZ
    2927 MONTROSE AVENUE              8.8750          1,829.85         1
                                     15.3750          1,829.85         80
    GLENDALE        CA    91214      14.8750       08/07/96        275,000.00
    280001521434                       .0000       10/01/96            00
    4177093                            .0000       09/01/26            0
    0                                 6.0000       09/01/98        09/01/98
    862/824                           5.5000       10/01/98        10/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521440                           9.1250         89,600.00        100
    RAMIREZ             ADOLFO        9.1250         89,600.00         ZZ
    332 & 332 1/2 S 48TH STREET       8.6250            729.02         2
                                     15.1250            729.02         70
    SAN DIEGO       CA    92113      14.6250       08/06/96        128,000.00
    280001521440                       .0000       10/01/96            00
    4237095                            .0000       09/01/26            0
    0                                 5.2500       09/01/98        09/01/98
    862/824                           4.7500       10/01/98        10/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521442                           8.6250        148,000.00        100
    BORANIAN            ANNA          8.6250        148,000.00         ZZ
    41833 SOUTHEAST 66TH STREET       8.1250          1,151.13         1
                                     14.6250          1,151.13         57
    SNOQUALMIE      WA    98065      14.1250       08/02/96        260,000.00
    280001521442                       .0000       10/01/96            00
    4081931                            .0000       09/01/26            0
    0                                 4.7500       09/01/98        09/01/98
    862/824                           4.2500       10/01/98        10/01/98
      25                              8.6250          .0000           .0000
    A                                11.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521446                           8.3750        208,000.00        100
    PICAZO              SAMUEL        8.3750        208,000.00         ZZ
    222 SOUTH HILL BOULEVARD          7.8750          1,580.96         1
                                     14.3750          1,580.96         70
    SAN FRANCISCO   CA    94112      13.8750       08/06/96        300,000.00
    280001521446                       .0000       10/01/96            00
    4166146                            .0000       09/01/26            0
    0                                 4.5000       09/01/98        09/01/98
    862/824                           4.0000       10/01/98        10/01/98
      25                              8.3750          .0000           .0000
    A                                11.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521447                          10.8000         58,400.00        100
    PATRICK             LONNIE       10.8000         58,400.00         ZZ
    2100 GLADSTONE TERRACE           10.3000            547.35         1
                                     16.8000            547.35         90
    THE VILLAGE     OK    73120      16.3000       08/15/96         65,000.00
    269387                           10.8000       10/01/96            23
    269387                           10.3000       09/01/26            0
    0                                 5.5000       09/01/98        09/01/98
    921/921                           5.0000       10/01/98        10/01/98
      25                             10.8000          .0000           .0000
    A                                13.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521450                           8.1250         69,350.00        100
    GLENDER             MARK          8.1250         69,350.00         ZZ
    1609 DEL RIO AVENUE SOUTHEAST     7.6250            514.93         1
                                     14.1250            514.93         75
    ALBANY          OR    97321      13.6250       08/12/96         92,500.00
    280001521450                       .0000       10/01/96            00
    4244992                            .0000       09/01/26            0
    0                                 4.2500       09/01/98        09/01/98
    862/824                           3.7500       10/01/98        10/01/98
      25                              8.1250          .0000           .0000
    A                                11.1250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521456                           9.3750         53,550.00        100
    MEADER III          J             9.3750         53,550.00         ZZ
    674 WIMBLEDON COURT               8.8750            445.41         1
                                     15.3750            445.41         70
    EUGENE          OR    97401      14.8750       08/08/96         76,500.00
    280001521456                       .0000       10/01/96            00
    DA4245775                          .0000       09/01/26            0
    0                                 6.5000       09/01/98        09/01/98
    862/824                           6.0000       10/01/98        10/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1521461                          11.2500         50,000.00        100
    CONNIFF             SYLVIA       11.2500         50,000.00         ZZ
    1212 NORTH 3RD AVENUE            10.7500            485.64         1
                                     17.2500            485.64         63
    KELSO           WA    98626      16.7500       08/08/96         80,000.00
    280001521461                       .0000       10/01/96            00
    4244810                            .0000       09/01/26            0
    0                                 7.5000       09/01/98        09/01/98
    862/824                           7.0000       10/01/98        10/01/98
      25                             11.2500          .0000           .0000
    A                                14.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521477                           9.8750        103,500.00        100
    SANDOVAL            RICHARD       9.8750        103,500.00         ZZ
    310 EAST CARTER STREET            9.3750            898.75         1
                                     15.8750            898.75         90
    RIALTO          CA    92376      15.3750       08/08/96        115,000.00
    280001521477                       .0000       10/01/96            23
    4248829                            .0000       09/01/26            0
    0                                 6.0000       09/01/98        09/01/98
1


    862/824                           5.5000       10/01/98        10/01/98
      25                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521480                           9.3750         83,000.00        100
    LEWIS               ERIC          9.3750         83,000.00         ZZ
    260 EAST EDITH AVENUE             8.8750            690.36         1
                                     16.3750            690.36         70
    SALT LAKE CITY  UT    84111      15.8750       08/02/96        120,000.00
    1609387                           9.3750       10/01/96            00
    1609387                           8.8750       09/01/26            0
    0                                 6.9500       03/01/97        03/01/97
    820/820                           6.4500       04/01/97        04/01/97
      45                              9.3750          .0000           .0000
    A                                10.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521485                           8.3750        120,000.00        100
    SMITH               KYLE          8.3750        120,000.00         ZZ
    2252 PANORAMA TERRACE             7.8750            912.09         1
                                     14.3750            912.09         75
    LOS ANGELES     CA    90039      13.8750       08/09/96        160,000.00
    280001521485                      8.3750       10/01/96            00
    DA4254686                         7.8750       09/01/26            0
    0                                 5.7500       03/01/97        03/01/97
    862/824                           5.2500       04/01/97        04/01/97
      25                              8.3750          .0000           .0000
    A                                 9.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521491                          10.1750         92,000.00        100
    MICHAELSON          ALAN         10.1750         92,000.00         ZZ
    655 SOUTH ASH AVENUE              9.6750            819.29         1
                                     16.1750            819.29         80
    KUNA            ID    83646      15.6750       08/02/96        115,000.00
1


    1609396                          10.1750       10/01/96            00
    1609396                           9.6750       09/01/26            0
    0                                 5.8500       09/01/97        09/01/97
    820/820                           5.3500       10/01/97        10/01/97
      45                             10.1750          .0000           .0000
    A                                12.1750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521503                           8.9000        198,000.00        100
    PENA                MOISES        8.9000        197,889.57         ZZ
    823 NORTH MUSCATEL AVENUE         8.4000          1,578.93         1
                                     15.9000          1,578.93         80
    SAN GABRIEL AR  CA    91770      15.4000       07/25/96        248,000.00
    1609397                           8.9000       09/01/96            00
    1609397                           8.4000       08/01/26            0
    0                                 6.9500       02/01/97        02/01/97
    820/820                           6.4500       03/01/97        03/01/97
      25                              8.9000          .0000           .0000
    A                                10.4000            6              6
      360                               E            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521510                           8.6250        202,000.00        100
    JONES               RANDALL       8.6250        201,880.74         ZZ
    22061 MALIBU LANE                 8.1250          1,571.14         1
                                     14.6250          1,571.14         80
    HUNTINGTON BEA  CA    92646      14.1250       07/30/96        255,000.00
    1609422                           8.6250       09/01/96            00
    1609422                           8.1250       08/01/26            0
    0                                 5.2500       08/01/97        08/01/97
    820/820                           4.7500       09/01/97        09/01/97
      45                              8.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521538                          10.6250         99,000.00        100
    GUTT                DIETER       10.6250         99,000.00         ZZ
1


    9107 TERESA AVENUE               10.1250            914.86         1
                                     16.6250            914.86         83
    CRYSTAL LAKE    IL    60014      16.1250       08/01/96        120,000.00
    280001521538                       .0000       10/01/96            23
    0410176317                         .0000       09/01/26            0
    0                                 5.2500       09/01/97        09/01/97
    E22/824                           4.7500       10/01/97        10/01/97
      45                              8.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521544                           9.7500         72,250.00        100
    CADIE               DAVID         9.7500         72,250.00         ZZ
    4898 S DAYSVILLE ROAD             9.2500            620.74         1
                                     15.7500            620.74         85
    OREGON          IL    61061      15.2500       08/01/96         85,000.00
    280001521544                       .0000       10/01/96            23
    0410171508                         .0000       09/01/26            0
    0                                 5.1250       09/01/97        09/01/97
    E22/824                           4.6250       10/01/97        10/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521547                           9.1250         45,000.00        100
    CENECA              CONNIE        9.1250         45,000.00         ZZ
    643 SOUTH 1200 EAST               8.6250            366.14         1
                                     15.1250            366.14         34
    SALT LAKE CITY  UT    84102      14.6250       08/09/96        136,000.00
    280001521547                       .0000       10/01/96            00
    4221131                            .0000       09/01/26            0
    0                                 5.3750       09/01/98        09/01/98
    862/824                           4.8750       10/01/98        10/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1521554                           8.6250        102,000.00        100
    MORGAN              LYNNE         8.6250        102,000.00         ZZ
    4315 NORTHEAST 12TH AVENUE        8.1250            793.35         1
                                     14.6250            793.35         85
    PORTLAND        OR    97211      14.1250       08/08/96        120,000.00
    280001521554                      8.6250       10/01/96            23
    4245908                           8.1250       09/01/26            0
    0                                 5.7500       03/01/97        03/01/97
    862/824                           5.2500       04/01/97        04/01/97
      25                              8.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521601                           9.3750        184,650.00        100
    BOLEN               JAMES         9.3750        184,650.00         ZZ
    2060 SUTTER STREET #209           8.8750          1,535.83         1
                                     15.3750          1,535.83         75
    SAN FRANCISCO   CA    94115      14.8750       08/08/96        246,230.00
    280001521601                       .0000       10/01/96            00
    4240537                            .0000       09/01/26            0
    0                                 5.0000       09/01/98        09/01/98
    862/824                           4.5000       10/01/98        10/01/98
      25                              9.3750          .0000           .0000
    A                                12.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           08             0           00/00/00
                                        O             .0000


    1521624                          10.2500        315,000.00        100
    GONZALEZ JR         RAMIRO       10.2500        315,000.00         ZZ
    17352 DEARBORN STREET             9.7500          2,822.72         1
    (NORTHRIDGE AREA)                16.2500          2,822.72         90
    LOS ANGELES     CA    91325      15.7500       08/03/96        350,000.00
    280001521624                       .0000       10/01/96            23
    DA4176533                          .0000       09/01/26            0
    0                                 5.8750       09/01/98        09/01/98
    862/824                           5.3750       10/01/98        10/01/98
      25                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521658                           9.8750         35,700.00        100
    BEYEA               GARY          9.8750         35,683.78         ZZ
    425 PONDER STREET                 9.3750            310.00         1
                                     15.8750            310.00         85
    DENTON          TX    76204      15.3750       08/02/96         42,000.00
    280001521658                       .0000       09/01/96            23
    0410135792                         .0000       08/01/26            0
    0                                 5.2500       02/01/97        02/01/97
    E22/824                           4.7500       03/01/97        03/01/97
      25                              8.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521662                           8.8750         80,000.00        100
    POULSEN             LORIN         8.8750         80,000.00         ZZ
    7190 SOUTH 2870 EAST              8.3750            636.52         1
                                     14.8750            636.52         58
    SALT LAKE CITY  UT    84121      14.3750       08/08/96        140,000.00
    280001521662                       .0000       10/01/96            00
    4221727                            .0000       09/01/26            0
    0                                 5.0000       09/01/98        09/01/98
    862/824                           4.5000       10/01/98        10/01/98
      25                              8.8750          .0000           .0000
    A                                11.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521663                           9.7500        132,000.00        100
    GLICK               ROGER         9.7500        132,000.00         T
    2087 HIDDEN VALLEY                9.2500          1,134.08         1
                                     15.7500          1,134.08         80
    CROWN POINT     IN    46307      15.2500       08/07/96        165,000.00
    280001521663                       .0000       10/01/96            00
    0410176382                         .0000       09/01/26            0
    0                                 4.8750       03/01/97        03/01/97
    E22/824                           4.3750       04/01/97        04/01/97
      25                              8.7500          .0000           .0000
    A                                10.7500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521672                           9.1250        247,850.00        100
    GOLD                ROBERT        9.1250        247,850.00         ZZ
    2384 GILLINGHAM CIRCLE            8.6250          2,016.59         1
                                     15.1250          2,016.59         83
    THOUSAND OAKS   CA    91362      14.6250       08/02/96        300,000.00
    280001521672                       .0000       10/01/96            23
    DA4215059                          .0000       09/01/26            0
    0                                 5.5000       09/01/98        09/01/98
    862/824                           5.0000       10/01/98        10/01/98
      25                              9.1250          .0000           .0000
    A                                12.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521695                          10.5000        114,750.00        100
    OFFEN               SCOTT        10.5000        114,704.39         ZZ
    4740 CREST KNOLL DRIVE           10.0000          1,049.67         1
                                     16.5000          1,049.67         85
    MABLETON        GA    30059      16.0000       07/16/96        135,000.00
    280001521695                       .0000       09/01/96            23
    2792000                            .0000       08/01/26            0
    0                                 4.6250       08/01/97        08/01/97
    757/824                           4.1250       09/01/97        09/01/97
      45                              8.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521737                           9.7500        127,200.00        100
    MCGOVERN            STEVEN        9.7500        127,200.00         T
    2210 N SHORE DRIVE                9.2500          1,092.84         1
    UNIT # 12                        15.7500          1,092.84         80
    SOUTH HAVEN     MI    49090      15.2500       08/06/96        159,000.00
    280001521737                       .0000       10/01/96            00
    0410213219                         .0000       09/01/26            0
    0                                 5.1250       09/01/97        09/01/97
1


    E22/824                           4.6250       10/01/97        10/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1521836                           9.7500        297,000.00        100
    WAYNE               VICTORIA      9.7500        297,000.00         ZZ
    5604 PARADISE DRIVE               9.2500          2,551.69         1
                                     15.7500          2,551.69         90
    CORTE MADERA    CA    94925      15.2500       07/29/96        330,000.00
    280001521836                       .0000       10/01/96            23
    0410158083                         .0000       09/01/26            0
    0                                 5.3750       09/01/97        09/01/97
    E22/824                           4.8750       10/01/97        10/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521917                           9.3750         99,000.00        100
    ROLLINS             DENNIS        9.3750         99,000.00         ZZ
    112 COUNTY ROAD 916               8.8750            823.43         1
                                     15.3750            823.43         90
    ANNA            TX    75409      14.8750       08/09/96        110,000.00
    280001521917                      9.3750       10/01/96            23
    2488831                           8.8750       09/01/26            0
    0                                 5.5000       09/01/97        09/01/97
    B75/824                           5.0000       10/01/97        10/01/97
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521925                          10.3000        133,450.00        100
    BAUGHAR             EARL         10.3000        133,450.00         ZZ
    9135 WEST 3RD PLACE               9.8000          1,200.82         1
                                     16.3000          1,200.82         85
    LAKEWOOD        CO    80226      15.8000       08/15/96        157,000.00
1


    269795                           10.3000       10/01/96            23
    269795                            9.8000       09/01/26            0
    0                                 4.7500       09/01/98        09/01/98
    921/921                           4.2500       10/01/98        10/01/98
      25                             10.3000          .0000           .0000
    A                                13.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521950                          10.5000         46,200.00        100
    ORR JR              RICHARD      10.5000         46,181.64         ZZ
    6755 S WOLCOTT                   10.0000            422.61         1
                                     16.5000            422.61         68
    CHICAGO         IL    60636      16.0000       08/05/96         68,000.00
    280001521950                       .0000       09/01/96            00
    0410177638                         .0000       08/01/26            0
    0                                 4.7500       08/01/99        08/01/99
    E22/824                           4.2500       09/01/99        09/01/99
      25                              7.5000          .0000           .0000
    A                                13.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1521954                          10.5500        164,050.00        100
    MORGAN              DAVID        10.5500        164,050.00         ZZ
    11633 LAUREL LANE                10.0500          1,506.77         1
                                     16.5500          1,506.77         85
    PARKER          CO    80134      16.0500       08/16/96        193,000.00
    269050                           10.5500       10/01/96            23
    269050                           10.0500       09/01/26            0
    0                                 4.7500       09/01/98        09/01/98
    921/921                           4.2500       10/01/98        10/01/98
      25                             10.5500          .0000           .0000
    A                                13.5500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1522002                          11.7500         95,500.00        100
    PRIDGEN             BARBARA      11.7500         95,289.79         ZZ
1


    22 HARRISON STREET               11.2500            963.99         1
                                     17.7500            963.99         58
    BRISTOL         RI    02809      17.2500       03/27/96        165,000.00
    280001522002                     11.7500       05/01/96            00
    FC6040201                        11.2500       04/01/26            0
    0                                 8.2500       10/01/96        10/01/96
    F77/824                           7.7500       11/01/96        11/01/96
      25                             11.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522021                           9.7500         87,750.00        100
    SIMONS              KENNETH       9.7500         87,667.79         ZZ
    P.O. BOX 460                      9.2500            753.91         1
                                     15.7500            753.91         75
    MARSHALLS CREE  PA    18335      15.2500       06/05/96        117,000.00
    280001522021                      9.7500       08/01/96            00
    FC6065079                         9.2500       07/01/26            0
    0                                 6.2500       01/01/97        01/01/97
    F77/824                           5.7500       02/01/97        02/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522044                           7.8750         98,250.00        100
    DAVIS               CHRISTOPH     7.8750         97,837.55         ZZ
    1245 HILL ROAD                    7.3750            712.39         1
                                     13.8750            712.39         75
    WHITE LAKE      MI    48383      13.3750       02/19/96        131,000.00
    280001522044                      7.8750       04/01/96            00
    TC6040635                         7.3750       03/01/26            0
    0                                 3.5000       03/01/97        03/01/97
    F77/824                           3.0000       04/01/97        04/01/97
      45                              7.8750          .0000           .0000
    A                                 9.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1522045                           9.8750        155,100.00        100
    HALMEKANGAS         RICHARD       9.8750        154,315.34         ZZ
    5655 GREENBRIAR                   9.3750          1,346.81         1
                                     15.8750          1,345.99         70
    WEST BLOOMFIEL  MI    48322      15.3750       01/12/96        221,600.00
    280001522045                      9.8750       03/01/96            00
    TC6040644                         9.3750       02/01/26            0
    0                                 3.5000       08/01/96        02/01/97
    F77/824                           3.0000       09/01/96        03/01/97
      25                              9.8750          .0000           .0000
    A                                11.3750            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1522046                           9.8750         91,700.00        100
    QUINN               PETER         9.8750         91,356.91         ZZ
    90 STOCKYARD ROAD                 9.3750            796.28         1
                                     15.8750            796.28         70
    NORTH EASTHAM   MA    02651      15.3750       12/22/95        131,000.00
    280001522046                      9.8750       02/01/96            00
    TC6040660                         9.3750       01/01/26            0
    0                                 3.5000       07/01/96        01/01/97
    F77/824                           3.0000       08/01/96        02/01/97
      25                              9.8750          .0000           .0000
    A                                11.3750            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522049                          10.0000         43,000.00        100
    ROBERSON            MONICA       10.0000         42,903.25         ZZ
    2990 NORTHWEST 97TH STREET        9.5000            377.36         1
                                     16.0000            377.36         65
    MIAMI           FL    33147      15.5000       04/02/96         67,000.00
    280001522049                     10.0000       06/01/96            00
    TC6042157                         9.5000       05/01/26            0
    0                                 6.7500       11/01/96        11/01/96
    F77/824                           6.2500       12/01/96        12/01/96
      45                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522062                           9.9900        116,500.00        100
    HENRY               EDWARD        9.9900        116,290.81         ZZ
    3420 CANBERRA STREET              9.4900          1,021.51         1
                                     15.9900          1,021.51         74
    SILVER SPRINGS  MD    20904      15.4900       04/25/96        158,000.00
    280001522062                       .0000       06/01/96            00
    TC6050724                          .0000       05/01/26            0
    0                                 7.0000       11/01/96        11/01/96
    F77/824                           6.5000       12/01/96        12/01/96
      25                              9.9900          .0000           .0000
    A                                10.9900            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522063                           8.8500         64,400.00        100
    WYATT JR            RAY           8.8500         64,253.22         ZZ
    547 NORTHBRIDGE DRIVE             8.3500            511.24         1
                                     14.8500            511.24         70
    ALTAMONTE SPRI  FL    32714      14.3500       04/30/96         92,000.00
    280001522063                       .0000       06/01/96            00
    TC6050782                          .0000       05/01/26            0
    0                                 6.5000       11/01/96        11/01/96
    F77/824                           6.0000       12/01/96        12/01/96
      25                              8.8500          .0000           .0000
    A                                 9.8500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           07             0           00/00/00
                                        O             .0000


    1522064                           9.7500        450,000.00        100
    TARRICONE           CLAIRE        9.7500        449,790.06         T
    251 TANGIER AVE                   9.2500          3,866.19         1
                                     16.7500          3,866.19         80
    PALM BEACH      FL    33480      16.2500       07/12/96        562,500.00
    280001522064                      9.7500       09/01/96            00
    TC6052790                         9.2500       08/01/26            0
    0                                 6.7500       02/01/97        02/01/97
    F77/824                           6.2500       03/01/97        03/01/97
      45                              9.7500          .0000           .0000
    A                                11.2500            6              6
1


      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522068                          10.5690         82,500.00        100
    HARTSE              GLENN        10.5690         82,402.24         ZZ
    19098 151ST ST NW                10.0690            758.92         1
                                     17.5690            758.92         69
    ELK RIVER       MN    55330      17.0690       05/09/96        120,000.00
    280001522068                     10.5690       07/01/96            00
    TC6060472                        10.0690       06/01/26            0
    0                                 6.8500       12/01/96        12/01/96
    F77/824                           6.3500       01/01/97        01/01/97
      25                             10.5690          .0000           .0000
    A                                11.5690            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522070                           9.2180         97,500.00        100
    GRUBBS              GORDON        9.2180         97,397.83         ZZ
    6410 340TH STREET                 8.7180            799.85         1
                                     16.2180            799.85         75
    STACY           MN    55079      15.7180       06/07/96        130,000.00
    280001522070                      9.2180       08/01/96            00
    TC6060750                         8.7180       07/01/26            0
    0                                 5.3760       01/01/97        01/01/97
    F77/824                           4.8760       02/01/97        02/01/97
      25                              9.2220          .0000           .0000
    A                                10.2180            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522074                           9.7060        160,000.00        100
    LIPE                ROGER         9.7060        159,848.69         ZZ
    5175 NORTH SHORE DRIVE            9.2060          1,369.48         1
                                     16.7060          1,369.48         80
    DULUTH          MN    55804      16.2060       06/14/96        200,000.00
    280001522074                      9.7060       08/01/96            00
    TC6070057                         9.2060       07/01/26            0
    0                                 5.9250       01/01/97        01/01/97
1


    F77/824                           5.4250       02/01/97        02/01/97
      25                              9.7060          .0000           .0000
    A                                10.7060            6              6
      360                               E            1.0000          1.0000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522075                           9.2500         98,800.00        100
    DEUTSCHMANN         JOHN          9.2500         98,748.77         ZZ
    6331 NW 89TH AVENUE               8.7500            812.80         1
                                     15.2500            812.80         80
    TAMARAC         FL    33321      14.7500       07/08/96        125,000.00
    280001522075                       .0000       09/01/96            00
    TC6070145                          .0000       08/01/26            0
    0                                 6.0000       02/01/97        02/01/97
    F77/824                           5.5000       03/01/97        03/01/97
      45                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               9            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522076                           9.5000        118,500.00        100
    HAMLIN              DARREL        9.5000        118,282.16         ZZ
    43900 N. UMBERLAND CIRCLE         9.0000            996.42         1
                                     15.5000            996.42         84
    CANTON          MI    48187      15.0000       06/26/96        142,000.00
    280001522076                       .0000       08/01/96            23
    TC6070363                          .0000       07/01/26            0
    0                                 6.6500       02/01/97        02/01/97
    F77/824                           6.1500       03/01/97        03/01/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522077                          10.2750         72,500.00        100
    NANCE               ROBERT       10.2750         72,338.41         ZZ
    21843 HAMILTON                    9.7750            651.02         1
                                     16.2750            651.02         78
    FARMINGTON HIL  MI    48336      15.7750       06/14/96         93,000.00
1


    280001522077                       .0000       08/01/96            00
    TC6070367                          .0000       07/01/26            0
    0                                 7.4000       01/01/97        01/01/97
    F77/824                           6.9000       02/01/97        02/01/97
      25                             10.2750          .0000           .0000
    A                                11.2750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522078                           9.5000        182,750.00        100
    RAITT               JOEL          9.5000        182,569.51         ZZ
    3630 SUNSET                       9.0000          1,536.66         1
                                     15.5000          1,536.66         85
    ORCHARD LAKE    MI    48324      15.0000       06/14/96        215,000.00
    280001522078                      9.5000       08/01/96            23
    TC6070368                         9.0000       07/01/26            0
    0                                 6.6500       01/01/97        01/01/97
    F77/824                           6.1500       02/01/97        02/01/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522079                          10.0000         92,650.00        100
    TURNER              GLEN         10.0000         92,416.50         ZZ
    5756 N CHARLESWORTH ST.           9.5000            813.07         1
                                     16.0000            813.07         85
    DEARBORN HEIGH  MI    48127      15.5000       06/06/96        109,000.00
    280001522079                       .0000       08/01/96            23
    TC6070370                          .0000       07/01/26            0
    0                                 7.1500       01/01/97        01/01/97
    F77/824                           6.6500       02/01/97        02/01/97
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522083                          11.8750         49,500.00        100
    LAMBARD             JOHN         11.8750         49,468.35         ZZ
1


    2662 NIXON ROAD                  11.3750            504.41         1
                                     17.8750            504.41         38
    HOWELL          MI    48843      17.3750       06/13/96        131,000.00
    280001522083                     11.8750       08/01/96            00
    TC6070609                        11.3750       07/01/26            0
    0                                 6.2500       01/01/97        01/01/97
    F77/824                           5.7500       02/01/97        02/01/97
      25                             11.8750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.5000          1.5000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522086                          11.8750         93,500.00        100
    DESTEFANO           RICHARD      11.8750         92,333.46         ZZ
    1451 MONTEREY ROAD               11.3750            952.77         1
                                     17.8750            952.77         50
    TAOS            NM    87571      17.3750       11/27/95        187,000.00
    280001522086                     11.8750       01/01/96            00
    TC5120796                        11.3750       12/01/25            0
    0                                 6.2500       12/01/96        12/01/96
    F77/824                           5.7500       01/01/97        01/01/97
      45                             11.8750          .0000           .0000
    A                                13.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522088                          10.5000         50,400.00        100
    WOODWARD            JEFFREY      10.5000         50,210.10         ZZ
    4416 WEBSTER ROAD                10.0000            461.03         1
                                     16.5000            461.03         63
    FLUSHING        MI    48433      16.0000       11/08/95         80,000.00
    280001522088                     10.5000       01/01/96            00
    TC5121213                        10.0000       12/01/25            0
    0                                 5.5000       12/01/96        12/01/96
    F77/824                           5.0000       01/01/97        01/01/97
      45                             10.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1522089                          11.0000        105,000.00        100
    SINGMAN             RONALD       11.0000        104,730.60         ZZ
    20220 BOXA WEST DRIVE 1304       10.5000            999.94         1
                                     17.0000            999.94         54
    BOCA RATON      FL    33434      16.5000       01/09/96        195,000.00
    280001522089                     11.0000       03/01/96            00
    TC6020572                        10.5000       02/01/26            0
    0                                 7.7500       02/01/97        02/01/97
    F77/824                           7.2500       03/01/97        03/01/97
      45                             11.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1522090                           9.8750         81,900.00        100
    STAAF               ROBERT        9.8750         81,591.57         ZZ
    12737 MARIBOU CIRCLE              9.3750            711.18         1
                                     15.8750            711.18         65
    ORLANDO         FL    32828      15.3750       12/29/95        126,000.00
    280001522090                      9.8750       02/01/96            00
    TC6020574                         9.3750       01/01/26            0
    0                                 7.2500       01/01/97        01/01/97
    F77/824                           6.7500       02/01/97        02/01/97
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1522091                          10.6250         94,800.00        100
    ALBAKAL             THAMER       10.6250         94,613.35         ZZ
    35344 MALIBU                     10.1250            876.05         1
                                     16.6250            876.05         75
    STERLING HEIGH  MI    48312      16.1250       03/12/96        126,500.00
    280001522091                     10.6250       05/01/96            00
    TC6040615                        10.1250       04/01/26            0
    0                                 4.7500       04/01/97        04/01/97
    F77/824                           4.2500       05/01/97        05/01/97
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522092                           9.1250         75,000.00        100
    ALUIA               MARIA         9.1250         74,755.88         ZZ
    15118 PIETRA                      8.6250            610.23         1
                                     15.1250            610.23         50
    STERLING HEIGH  MI    48213      14.6250       02/09/96        150,000.00
    280001522092                      9.1250       04/01/96            00
    TC6040616                         8.6250       03/01/26            0
    0                                 3.5000       03/01/97        03/01/97
    F77/824                           3.0000       04/01/97        04/01/97
      45                              9.1250          .0000           .0000
    A                                11.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522093                           8.1250        100,000.00        100
    ANDREWS             GERALD        8.1250         99,532.67         ZZ
    2534 ACACIA CLUB ROAD             7.6250            742.50         1
                                     14.1250            742.50         58
    HOLLISTER       MO    65672      13.6250       01/30/96        175,000.00
    280001522093                      8.1250       03/01/96            00
    TC6040618                         7.6250       02/01/26            0
    0                                 3.5000       02/01/97        02/01/97
    F77/824                           3.0000       03/01/97        03/01/97
      45                              8.1250          .0000           .0000
    A                                10.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522094                          11.8750        181,000.00        100
    BAHOORA             BAHIR        11.8750        180,549.80         ZZ
    2301 HORSESHOE                   11.3750          1,844.40         1
                                     17.8750          1,844.40         65
    WEST BLOOMFIEL  MI    48322      17.3750       01/05/96        279,500.00
    280001522094                     11.8750       03/01/96            00
    TC6040620                        11.3750       02/01/26            0
    0                                 6.2500       02/01/97        02/01/97
    F77/824                           5.7500       03/01/97        03/01/97
      45                             11.8750          .0000           .0000
    A                                13.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522095                           8.1250         40,700.00        100
    BAXTER              VANESSA       8.1250         40,481.81         ZZ
    4906 ANZIO STREET                 7.6250            302.20         1
                                     14.1250            302.20         73
    ORLANDO         FL    32819      13.6250       12/22/95         56,000.00
    280001522095                      8.1250       02/01/96            00
    TC6040621                         7.6250       01/01/26            0
    0                                 3.5000       01/01/97        01/01/97
    F77/824                           3.0000       02/01/97        02/01/97
      45                              8.1250          .0000           .0000
    A                                10.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522096                          11.6250        105,900.00        100
    BIONDO              SALVATORE    11.6250        105,697.56         ZZ
    38147 DELTA STREET               11.1250          1,058.84         1
                                     17.6250          1,058.84         60
    CLINTON TOWNSH  MI    48036      17.1250       02/15/96        176,500.00
    280001522096                     11.6250       04/01/96            00
    TC6040622                        11.1250       03/01/26            0
    0                                 6.2500       03/01/97        03/01/97
    F77/824                           5.7500       04/01/97        04/01/97
      45                             11.6250          .0000           .0000
    A                                13.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522097                          11.6250         62,700.00        100
    BOICE               RICHARD      11.6250         62,559.53         ZZ
    409 HICKORY DRIVE                11.1250            626.90         1
                                     17.6250            626.90         65
    WAYLAND         MI    49341      17.1250       01/25/96         96,500.00
    280001522097                     11.6250       03/01/96            00
    TC6040623                        11.1250       02/01/26            0
    0                                 6.2500       02/01/97        02/01/97
1


    F77/824                           5.7500       03/01/97        03/01/97
      45                             11.6250          .0000           .0000
    A                                13.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522099                          10.6250        210,200.00        100
    CARGILL             CRAIG        10.6250        209,353.80         ZZ
    16 WINDSONG LANE                 10.1250          1,942.45         1
                                     16.6250          1,942.45         70
    FRIENDSWOOD     TX    77546      16.1250       10/12/95        302,000.00
    280001522099                       .0000       12/01/95            00
    TC6040627                          .0000       11/01/25            0
    0                                 2.7500       11/01/96        11/01/96
    F77/824                           2.2500       12/01/96        12/01/96
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522100                           9.6250        199,950.00        100
    CINADER             MARJORY       9.6250        199,262.67         ZZ
    13303 NAPLES DRIVE                9.1250          1,699.56         1
                                     15.6250          1,699.56         62
    PLYMOUTH        MI    48170      15.1250       01/29/96        327,000.00
    280001522100                      9.6250       03/01/96            00
    TC6040628                         9.1250       02/01/26            0
    0                                 3.5000       02/01/97        02/01/97
    F77/824                           3.0000       03/01/97        03/01/97
      45                              9.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1522102                          11.1250         70,000.00        100
    CRAIN               EHRLICH      11.1250         69,825.16         ZZ
    18625 PARKSIDE                   10.6250            673.25         1
                                     17.1250            673.25         69
    DETROIT         MI    48221      16.6250       01/16/96        102,000.00
1


    280001522102                     11.1250       03/01/96            00
    TC6040632                        10.6250       02/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    F77/824                           5.0000       03/01/97        03/01/97
      45                             11.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522105                          11.6250        123,500.00        100
    DEDVUKAJ            ROK          11.6250        123,220.69         ZZ
    2556 MARLBANK                    11.1250          1,234.81         1
                                     17.6250          1,234.81         65
    STERLING HEIGH  MI    48310      17.1250       02/16/96        190,000.00
    280001522105                     11.6250       04/01/96            00
    TC6040637                        11.1250       03/01/26            0
    0                                 6.2500       03/01/97        03/01/97
    F77/824                           5.7500       04/01/97        04/01/97
      45                             11.6250          .0000           .0000
    A                                13.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522107                          10.1250         60,000.00        100
    EDWARDS             PAUL         10.1250         27,066.63         ZZ
    1251 KINGSTON                     9.6250            532.10         1
                                     16.1250            532.10         69
    FLINT           MI    48507      15.6250       02/09/96         87,000.00
    280001522107                     10.1250       04/01/96            00
    TC6040639                         9.6250       03/01/26            0
    0                                 5.5000       03/01/97        03/01/97
    F77/824                           5.0000       04/01/97        04/01/97
      45                             10.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522108                          10.8750         30,750.00        100
    FRANKLIN            GWENDOLYN    10.8750         30,656.95         ZZ
1


    18401 MARK TWAIN                 10.3750            289.94         1
                                     16.8750            289.94         75
    DETROIT         MI    48235      16.3750       12/14/95         41,000.00
    280001522108                     10.8750       02/01/96            00
    TC6040640                        10.3750       01/01/26            0
    0                                 4.7500       01/01/97        01/01/97
    F77/824                           4.2500       02/01/97        02/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522109                          11.3750         30,300.00        100
    GARCIA              BETTY        11.3750         30,279.98         ZZ
    565 FOURTH STREET                10.8750            297.18         1
                                     17.3750            297.18         51
    PONTIAC         MI    48340      16.8750       06/03/96         60,000.00
    280001522109                     11.3750       08/01/96            00
    TC6070599                        10.8750       07/01/26            0
    0                                 6.2500       07/01/97        07/01/97
    F77/824                           5.7500       08/01/97        08/01/97
      45                             11.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522110                           9.8750         42,900.00        100
    GREEN               THOMAS        9.8750         42,718.51         ZZ
    4916 WOOD                         9.3750            372.53         1
                                     15.8750            372.53         65
    WATERFORD       MI    48329      15.3750       12/01/95         66,000.00
    280001522110                      9.8750       01/01/96            00
    TC6040643                         9.3750       12/01/25            0
    0                                 3.5000       12/01/96        12/01/96
    F77/824                           3.0000       01/01/97        01/01/97
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000
1




    1522111                          11.1250        112,000.00        100
    HARRIS              ROBERT       11.1250        111,842.77         ZZ
    2520 DEBORAH DR                  10.6250          1,077.19         1
                                     17.1250          1,077.19         79
    MONROE          MI    48161      16.6250       04/24/96        143,000.00
    280001522111                     11.1250       06/01/96            00
    TC6060593                        10.6250       05/01/26            0
    0                                 4.7500       05/01/97        05/01/97
    F77/824                           4.2500       06/01/97        06/01/97
      45                             11.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522112                           7.8750        182,350.00        100
    HARTZ               ROSS          7.8750        181,580.76         ZZ
    3031 ROBIN HOOD AVENUE            7.3750          1,322.16         1
                                     13.8750          1,322.16         73
    HOUSTON         TX    77005      13.3750       02/02/96        252,600.00
    280001522112                       .0000       04/01/96            00
    TC6040646                          .0000       03/01/26            0
    0                                 3.5000       03/01/97        03/01/97
    F77/824                           3.0000       04/01/97        04/01/97
      45                              7.8750          .0000           .0000
    A                                 9.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522114                           9.6250         39,000.00        100
    KATCHER             TIMOTHY       9.6250         38,905.08         ZZ
    6742 BALL                         9.1250            331.50         1
                                     15.6250            331.50         65
    ROMULUS         MI    48174      15.1250       01/30/96         60,000.00
    280001522114                      9.6250       03/01/96            00
    TC6040648                         9.1250       02/01/26            0
    0                                 4.7500       02/01/97        02/01/97
    F77/824                           4.2500       03/01/97        03/01/97
      45                              9.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522116                          11.3750        106,300.00        100
    KIMOSH JR           FRANK        11.3750        106,011.15         ZZ
    4055 GALE                        10.8750          1,042.56         1
                                     17.3750          1,042.56         80
    DAVISON         MI    48423      16.8750       12/29/95        132,900.00
    280001522116                     11.3750       02/01/96            00
    TC6040650                        10.8750       01/01/26            0
    0                                 4.7500       01/01/97        01/01/97
    F77/824                           4.2500       02/01/97        02/01/97
      45                             11.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522117                           7.6250         40,000.00        100
    KOVACH              TOD           7.6250         39,763.16         ZZ
    2705 TIM AVENUE                   7.1250            283.12         1
                                     13.6250            283.12         50
    BRIGHTON        MI    48116      13.1250       12/07/95         80,000.00
    280001522117                      7.6250       02/01/96            00
    TC6040651                         7.1250       01/01/26            0
    0                                 3.5000       01/01/97        01/01/97
    F77/824                           3.0000       02/01/97        02/01/97
      45                              7.6250          .0000           .0000
    A                                 9.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522120                           9.2500         42,250.00        100
    MANN                 KENNETH      9.2500         42,126.70         ZZ
    28 LEXINGTON STREET               8.7500            347.59         1
                                     15.2500            347.59         65
    BROCKTON        MA    02401      14.7500       04/30/96         65,000.00
    280001522120                      9.2500       06/01/96            00
    TC6060602                         8.7500       05/01/26            0
    0                                 3.5000       05/01/97        05/01/97
    F77/824                           3.0000       06/01/97        06/01/97
      45                              9.2500          .0000           .0000
    A                                11.2500           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1522121                           8.8750         88,900.00        100
    MCCULLOUGH JR       TED           8.8750         88,540.54         ZZ
    137-137 1/2 COLEMAN               8.3750            707.33         4
                                     14.8750            707.33         70
    WATERFORD       MI    48328      14.3750       01/05/96        127,000.00
    280001522121                      8.8750       03/01/96            00
    TC6040656                         8.3750       02/01/26            0
    0                                 4.0000       02/01/97        02/01/97
    F77/824                           3.5000       03/01/97        03/01/97
      45                              8.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522122                           8.6250        232,500.00        100
    MICHAELS JR         PHILLIP       8.6250        231,661.39         ZZ
    38070 MURDICK'S DRIVE             8.1250          1,808.37         1
                                     14.6250          1,808.37         65
    NEW BALTIMORE   MI    48047      14.1250       02/22/96        360,000.00
    280001522122                      8.6250       04/01/96            00
    TC6040658                         8.1250       03/01/26            0
    0                                 3.5000       03/01/97        03/01/97
    F77/824                           3.0000       04/01/97        04/01/97
      45                              8.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522127                           8.8750         85,350.00        100
    SANTIAGO            EFREN         8.8750         85,057.55         ZZ
    1875 BURGESS HILL DRIVE EAST      8.3750            679.08         1
                                     14.8750            679.08         75
    JACKSONVILLE    FL    32246      14.3750       03/05/96        113,860.00
    280001522127                       .0000       04/01/96            00
    TC6040664                          .0000       03/01/26            0
    0                                 3.5000       03/01/97        03/01/97
1


    F77/824                           3.0000       04/01/97        04/01/97
      45                              6.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522128                          10.2500         55,000.00        100
    SCOZEWSKI           STANLEY      10.2500         54,858.60         ZZ
    1816 LEBLANC                      9.7500            492.86         1
                                     16.2500            492.86         80
    LINCOLN PARK    MI    48146      15.7500       02/19/96         69,000.00
    280001522128                     10.2500       04/01/96            00
    TC6040665                         9.7500       03/01/26            0
    0                                 4.0000       03/01/97        03/01/97
    F77/824                           3.5000       04/01/97        04/01/97
      45                             10.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522129                           8.8750        129,500.00        100
    SEMILIA             JOHN          8.8750        128,409.88         ZZ
    11415 FRAZE ROAD                  8.3750          1,030.37         1
                                     14.8750          1,030.37         70
    DOYLESTOWN      OH    44230      14.3750       12/29/95        185,000.00
    280001522129                      8.8750       03/01/96            00
    TC6040666                         8.3750       02/01/26            0
    0                                 3.5000       02/01/97        02/01/97
    F77/824                           3.0000       03/01/97        03/01/97
      45                              8.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522130                           9.6250         58,500.00        100
    SPIELMAKER          CASEY         9.6250         57,927.77         ZZ
    1434 EMERALD AVENUE NORTHEAST     9.1250            497.25         1
                                     15.6250            497.25         75
    GRAND RAPIDS    MI    49505      15.1250       01/31/96         78,000.00
1


    280001522130                      9.6250       03/01/96            00
    TC6040668                         9.1250       02/01/26            0
    0                                 4.7500       02/01/97        02/01/97
    F77/824                           4.2500       03/01/97        03/01/97
      45                              9.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522132                           8.8750        159,000.00        100
    TAHMOUCH            IBRAHIM       8.8750        158,274.67         ZZ
    22655 CLEAR LAKE                  8.3750          1,265.08         1
                                     14.8750          1,265.08         75
    FARMINGTON HIL  MI    48018      14.3750       12/18/95        212,000.00
    280001522132                      8.8750       02/01/96            00
    TC6040670                         8.3750       01/01/26            0
    0                                 3.5000       01/01/97        01/01/97
    F77/824                           3.0000       02/01/97        02/01/97
      45                              8.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522133                           8.8750         63,000.00        100
    TELEMAQUE           PIERRE        9.1250         61,942.38         ZZ
    32 DUXBURY ROAD                   8.6250            501.26         1
                                     14.8750            508.08         69
    WORCESTER       MA    01605      14.3750       07/25/95         92,000.00
    280001522133                      8.8750       09/01/95            00
    TC6040671                         8.3750       08/01/25            0
    0                                 3.2500       08/01/96        08/01/97
    F77/824                           2.7500       09/01/96        09/01/97
      45                              8.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1522134                           8.8750         72,800.00        100
    UMIN                RONALD        8.8750         72,550.54         ZZ
1


    40300 WILLOW                      8.3750            579.23         1
                                     14.8750            579.23         80
    NEW BOSTON      MI    48164      14.3750       02/09/96         91,000.00
    280001522134                      8.8750       04/01/96            00
    TC6040672                         8.3750       03/01/26            0
    0                                 3.5000       03/01/97        03/01/97
    F77/824                           3.0000       04/01/97        04/01/97
      45                              8.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522135                           9.0000         86,000.00        100
    VETHACKE            BARBARA       9.0000         85,712.78         ZZ
    23301 MIDDLESEX                   8.5000            691.98         1
                                     15.0000            691.98         64
    SAINT CLAIR SH  MI    48080      14.5000       02/01/96        135,000.00
    280001522135                      9.0000       04/01/96            00
    TC6040673                         8.5000       03/01/26            0
    0                                 4.7500       03/01/97        03/01/97
    F77/824                           4.2500       04/01/97        04/01/97
      45                              9.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522137                          10.6250        105,000.00        100
    WILLIAMS            MICHAEL      10.6250        104,793.32         ZZ
    8548 COOLEY BEACH DRIVE          10.1250            970.30         1
                                     16.6250            970.30         70
    WHITE LAKE      MI    48301      16.1250       03/01/96        150,000.00
    280001522137                     10.6250       05/01/96            00
    TC6040677                        10.1250       04/01/26            0
    0                                 4.7500       04/01/97        04/01/97
    F77/824                           4.2500       05/01/97        05/01/97
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1522140                          10.6250         20,000.00        100
    BRANDES             CARL         10.6250         19,960.63         ZZ
    141 PARK LANE                    10.1250            184.82         1
                                     16.6250            184.82         38
    WYANDOTTE       MI    48192      16.1250       03/08/96         53,000.00
    280001522140                     10.6250       05/01/96            00
    TC6040885                        10.1250       04/01/26            0
    0                                 4.7500       04/01/97        04/01/97
    F77/824                           4.2500       05/01/97        05/01/97
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522141                          11.1250         90,400.00        100
    CALDER              DAVID        11.1250         90,174.22         ZZ
    19973 BRENTWOOD                  10.6250            869.45         1
                                     17.1250            869.45         80
    LIVONIA         MI    48152      16.6250       01/09/96        113,000.00
    280001522141                     11.1250       03/01/96            00
    TC6040886                        10.6250       02/01/26            0
    0                                 4.7500       02/01/97        02/01/97
    F77/824                           4.2500       03/01/97        03/01/97
      45                             11.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522144                          11.1250         32,000.00        100
    PASCO               MELVINIA     11.1250         31,799.77         ZZ
    936 PETTIBONE                    10.6250            307.77         1
                                     17.1250            307.77         79
    FLINT           MI    48507      16.6250       10/06/95         41,000.00
    280001522144                     11.1250       12/01/95            00
    TC6040892                        10.6250       11/01/25            0
    0                                 4.0000       11/01/96        11/01/96
    F77/824                           3.5000       12/01/96        12/01/96
      45                             11.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1522145                           8.8750         60,000.00        100
    TULL                RICHARD       8.8750         59,688.13         ZZ
    8922 GALE ROAD                    8.3750            477.39         1
                                     14.8750            477.39         35
    WHITE LAKE      MI    48386      14.3750       11/15/95        173,000.00
    280001522145                      8.8750       01/01/96            00
    TC6040894                         8.3750       12/01/25            0
    0                                 4.0000       12/01/96        12/01/96
    F77/824                           3.5000       01/01/97        01/01/97
      45                              8.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522146                          10.8750        198,750.00        100
    ABRAMSON            MILTON       10.8750        198,454.70         ZZ
    5346 POND BLUFF DRIVE WEST       10.3750          1,874.00         1
                                     16.8750          1,874.00         75
    WEST BLOOMFIEL  MI    48323      16.3750       04/05/96        265,000.00
    280001522146                     10.8750       06/01/96            00
    TC6050337                        10.3750       05/01/26            0
    0                                 4.7500       05/01/97        05/01/97
    F77/824                           4.2500       06/01/97        06/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522148                          11.1250        152,000.00        100
    BEM III             MICHAEL      11.1250        151,676.12         ZZ
    48561 TILCH                      10.6250          1,461.91         1
                                     17.1250          1,461.91         80
    MACOMB TOWNSHI  MI    48044      16.6250       02/29/96        190,000.00
    280001522148                     11.1250       04/01/96            00
    TC6050339                        10.6250       03/01/26            0
    0                                 4.7500       03/01/97        03/01/97
    F77/824                           4.2500       04/01/97        04/01/97
      45                             11.1250          .0000           .0000
    A                                13.1250           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522149                          10.2500         30,000.00        100
    BIERI               LUCILLE      10.2500         29,935.99         ZZ
    8479 CHAPP                        9.7500            268.83         1
                                     16.2500            268.83         60
    WARREN          MI    48089      15.7500       03/07/96         50,000.00
    280001522149                     10.2500       05/01/96            00
    TC6050340                         9.7500       04/01/26            0
    0                                 4.0000       04/01/97        04/01/97
    F77/824                           3.5000       05/01/97        05/01/97
      45                             10.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522151                           9.6250         43,750.00        100
    BRYANT              GLORIA        9.6250         43,595.33         ZZ
    25240 KEELER                      9.1250            371.88         1
                                     15.6250            371.88         60
    REDFORD         MI    48239      15.1250       04/11/96         73,000.00
    280001522151                      9.6250       06/01/96            00
    TC6050342                         9.1250       05/01/26            0
    0                                 6.2500       05/01/97        05/01/97
    F77/824                           5.7500       06/01/97        06/01/97
      45                              9.6250          .0000           .0000
    A                                11.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522152                           8.6250         34,800.00        100
    CHAN                LIZA          8.6250         34,699.87         ZZ
    369 CONCORD PLACE                 8.1250            270.68         1
                                     14.6250            270.68         60
    BLOOMFIELD      MI    48304      14.1250       02/28/96         58,000.00
    280001522152                      8.6250       04/01/96            00
    TC6050343                         8.1250       03/01/26            0
    0                                 3.5000       03/01/97        03/01/97
1


    F77/824                           3.0000       04/01/97        04/01/97
      45                              8.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        N             .0000


    1522153                          11.0000         65,600.00        100
    CHRISTIAN           JOYCE        11.0000         65,201.93         ZZ
    779 OWEGO DRIVE                  10.5000            624.73         1
                                     17.0000            624.73         80
    PONTIAC         MI    48341      16.5000       03/25/96         82,000.00
    280001522153                     11.0000       05/01/96            00
    TC6050344                        10.5000       04/01/26            0
    0                                 4.0000       04/01/97        04/01/97
    F77/824                           3.5000       05/01/97        05/01/97
      45                             11.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522156                          10.1250         50,000.00        100
    DUPREY              THOMAS       10.1250         49,867.99         ZZ
    2660 COLUMBIA                     9.6250            443.42         1
                                     16.1250            443.42         58
    BERKLEY         MI    48072      15.6250       02/07/96         87,000.00
    280001522156                     10.1250       04/01/96            00
    TC6050347                         9.6250       03/01/26            0
    0                                 5.5000       03/01/97        03/01/97
    F77/824                           5.0000       04/01/97        04/01/97
      45                             10.1250          .0000           .0000
    A                                12.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522157                          11.3750         64,000.00        100
    FENTON              THERESA      11.3750         63,914.71         ZZ
    5231 PITCAIRN ROAD               10.8750            627.69         1
                                     17.3750            627.69         80
    HUBER HEIGHTS   OH    45424      16.8750       04/01/96         80,000.00
1


    280001522157                     11.3750       06/01/96            00
    TC6050348                        10.8750       05/01/26            0
    0                                 4.7500       05/01/97        05/01/97
    F77/824                           4.2500       06/01/97        06/01/97
      45                             11.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522158                          11.1250         52,500.00        100
    GONZALEZ            IGNACIO      11.1250         52,426.10         ZZ
    71 OLD SOUTH ROAD                10.6250            504.94         1
                                     17.1250            504.94         37
    SOUTH BERWICK   ME    03908      16.6250       04/24/96        144,000.00
    280001522158                     11.1250       06/01/96            00
    TC6050351                        10.6250       05/01/26            0
    0                                 6.2500       05/01/97        05/01/97
    F77/824                           5.7500       06/01/97        06/01/97
      45                             11.1250          .0000           .0000
    A                                13.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522159                           9.0000        120,000.00        100
    HAGLUND             JONATHAN      9.0000        119,667.29         ZZ
    1002 LONGFELLOW                   8.5000            965.55         1
                                     15.0000            965.55         69
    ROYAL OAK       MI    48067      14.5000       03/29/96        175,000.00
    280001522159                      9.0000       05/01/96            00
    TC6050352                         8.5000       04/01/26            0
    0                                 3.5000       04/01/97        04/01/97
    F77/824                           3.0000       05/01/97        05/01/97
      45                              9.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522160                           9.0000         74,900.00        100
    HALMEKANGAS         RICHARD       9.0000         74,532.18         ZZ
1


    32647 HEES                        8.5000            602.67         1
                                     15.0000            602.67         70
    LOVONIA         MI    48150      14.5000       03/20/96        107,000.00
    280001522160                      9.0000       05/01/96            00
    TC6050353                         8.5000       04/01/26            0
    0                                 3.5000       04/01/97        04/01/97
    F77/824                           3.0000       05/01/97        05/01/97
      45                              9.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1522161                           9.8750        105,000.00        100
    HASTINGS            TIMOTHY       9.8750        104,757.49         ZZ
    8811 SUSSEX                       9.3750            911.77         1
                                     15.8750            911.77         75
    WHITE LAKE      MI    48383      15.3750       04/02/96        140,000.00
    280001522161                      9.8750       05/01/96            00
    TC6050354                         9.3750       04/01/26            0
    0                                 4.7500       04/01/97        04/01/97
    F77/824                           4.2500       05/01/97        05/01/97
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522162                           9.5000        150,000.00        100
    JOYNER-CLINARD      PAULA         9.5000        149,625.15         ZZ
    24498 RED WING DRIVE              9.0000          1,261.29         1
                                     15.5000          1,261.29         66
    NOVI            MI    48374      15.0000       03/25/96        230,000.00
    280001522162                      9.5000       05/01/96            00
    TC6050355                         9.0000       04/01/26            0
    0                                 4.0000       04/01/97        04/01/97
    F77/824                           3.5000       05/01/97        05/01/97
      45                              9.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1522163                          12.1250         81,250.00        100
    KELLY               GREGORY      12.1250         81,158.14         ZZ
    2691 DASHWOOD                    11.6250            843.58         1
                                     18.1250            843.58         65
    TROY            MI    48083      17.6250       04/10/96        125,000.00
    280001522163                     12.1250       06/01/96            00
    TC6050356                        11.6250       05/01/26            0
    0                                 6.2500       05/01/97        05/01/97
    F77/824                           5.7500       06/01/97        06/01/97
      45                             12.1250          .0000           .0000
    A                                14.1250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522164                          10.6250         60,750.00        100
    KENWORTHY           ALLEN        10.6250         60,630.40         ZZ
    1064 PINEHURST                   10.1250            561.39         1
                                     16.6250            561.39         75
    MOUNT MORRIS    MI    48458      16.1250       03/15/96         81,000.00
    280001522164                     10.6250       05/01/96            00
    TC6050357                        10.1250       04/01/26            0
    0                                 4.7500       04/01/97        04/01/97
    F77/824                           4.2500       05/01/97        05/01/97
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522165                          11.8750         90,000.00        100
    LAWRENCE            NANCY        11.8750         89,864.92         ZZ
    27850 GILCHRIST DRIVE            11.3750            917.11         1
                                     17.8750            917.11         56
    EUCLID          OH    44132      17.3750       03/25/96        161,000.00
    280001522165                     11.8750       05/01/96            00
    TC6050358                        11.3750       04/01/26            0
    0                                 6.2500       04/01/97        04/01/97
    F77/824                           5.7500       05/01/97        05/01/97
      45                             11.8750          .0000           .0000
    A                                13.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522166                          10.0000        286,000.00        100
    LENNON              THERESE      10.0000        284,462.83         ZZ
    127 SEVENTEENTH AVENUE            9.5000          2,509.86         1
                                     16.0000          2,509.86         80
    SEA CLIFF       NY    11579      15.5000       09/07/95        357,500.00
    280001522166                     10.0000       11/01/95            00
    TC6050359                         9.5000       10/01/25            0
    0                                 4.7500       10/01/96        10/01/96
    F77/824                           4.2500       11/01/96        11/01/96
      45                             10.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522168                          11.3750         50,400.00        100
    PETRIC              FRANK        11.3750         50,331.94         ZZ
    19870 LOCHERIE AVENUE            10.8750            494.31         1
                                     17.3750            494.31         70
    EUCLID          OH    44119      16.8750       04/10/96         72,000.00
    280001522168                     11.3750       06/01/96            00
    TC6050362                        10.8750       05/01/26            0
    0                                 5.5000       05/01/97        05/01/97
    F77/824                           5.0000       06/01/97        06/01/97
      45                             11.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522169                          10.8750        135,000.00        100
    PFAFF JR            ALAN         10.8750        134,748.12         T
    524 EAST BAY STRET               10.3750          1,272.91         1
                                     16.8750          1,272.91         43
    HARBOR SPRINGS  MI    49740      16.3750       03/25/96        320,000.00
    280001522169                     10.8750       05/01/96            00
    TC6050363                        10.3750       04/01/26            0
    0                                 4.7500       04/01/97        04/01/97
    F77/824                           4.2500       05/01/97        05/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1522170                           8.8750         36,750.00        100
    SAVAGE              PETER         8.8750         36,450.44         ZZ
    62 ELM AVENUE                     8.3750            292.40         1
                                     14.8750            292.40         75
    BROCKTON        MA    02401      14.3750       11/10/95         49,000.00
    280001522170                      8.8750       01/01/96            00
    TC6050366                         8.3750       12/01/25            0
    0                                 3.5000       12/01/96        12/01/96
    F77/824                           3.0000       01/01/97        01/01/97
      45                              8.8750          .0000           .0000
    A                                10.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522171                           9.0000         70,100.00        100
    SPENCER             DANIEL        9.0000         69,905.60         ZZ
    6274 ROSEBELLE                    8.5000            564.05         1
                                     15.0000            564.05         75
    NORTH RIDGEVIL  OH    44039      14.5000       03/21/96         93,500.00
    280001522171                      9.0000       05/01/96            00
    TC6050367                         8.5000       04/01/26            0
    0                                 3.5000       04/01/97        04/01/97
    F77/824                           3.0000       05/01/97        05/01/97
      45                              9.0000          .0000           .0000
    A                                11.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522173                          11.6250         51,000.00        100
    SWEET               ROY          11.6250         50,935.64         ZZ
    12751 VERONICA                   11.1250            509.92         1
                                     17.6250            509.92         51
    SOUTHGATE       MI    48195      17.1250       04/19/96        100,000.00
    280001522173                     11.6250       06/01/96            00
    TC6050369                        11.1250       05/01/26            0
    0                                 6.2500       05/01/97        05/01/97
1


    F77/824                           5.7500       06/01/97        06/01/97
      45                             11.6250          .0000           .0000
    A                                13.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522174                          10.8750         71,200.00        100
    VANCE               JOSEPH       10.8750         71,094.20         ZZ
    2105 ST CLAIR RIVER DRIVE        10.3750            671.34         1
                                     16.8750            671.34         80
    ALGONAC         MI    48001      16.3750       04/04/96         89,000.00
    280001522174                     10.8750       06/01/96            00
    TC6050370                        10.3750       05/01/26            0
    0                                 4.7500       05/01/97        05/01/97
    F77/824                           4.2500       06/01/97        06/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522175                          10.8750        229,000.00        100
    WHATLEY             GEORGE       10.8750        228,659.77         ZZ
    16636 PAWPAW AVENUE              10.3750          2,159.22         1
                                     16.8750          2,159.22         80
    ORLAND PARK     IL    60462      16.3750       05/15/96        287,000.00
    280001522175                     10.8750       06/01/96            00
    TC6050372                        10.3750       05/01/26            0
    0                                 4.7500       05/01/97        05/01/97
    F77/824                           4.2500       06/01/97        06/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522177                          10.8750         56,000.00        100
    COULTER             ROBERT       10.8750         55,937.88         ZZ
    342 BROOKLYN                     10.3750            528.02         1
                                     16.8750            528.02         70
    PONTIAC         MI    48340      16.3750       05/14/96         80,000.00
1


    280001522177                     10.8750       07/01/96            00
    TC6060589                        10.3750       06/01/26            0
    0                                 5.5000       06/01/97        06/01/97
    F77/824                           5.0000       07/01/97        07/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .0000
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522178                          11.6250         65,200.00        100
    DOORNBOS JR         ROBERT       11.6250         65,117.72         ZZ
    4180 PRAIRIE                     11.1250            651.90         1
                                     17.6250            651.90         80
    GRANDVILLE      MI    49418      17.1250       04/30/96         81,500.00
    280001522178                     11.6250       06/01/96            00
    TC6060590                        11.1250       05/01/26            0
    0                                 4.7500       05/01/97        05/01/97
    F77/824                           4.2500       06/01/97        06/01/97
      45                             11.6250          .0000           .0000
    A                                13.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522179                          11.8750         49,700.00        100
    DUNNE               DEA          11.8750         49,655.68         ZZ
    20575 GARFIELD                   11.3750            506.45         1
                                     17.8750            506.45         70
    REDFORD         MI    48240      17.3750       05/15/96         71,000.00
    280001522179                     11.8750       07/01/96            00
    TC6060591                        11.3750       06/01/26            0
    0                                 5.5000       06/01/97        06/01/97
    F77/824                           5.0000       07/01/97        07/01/97
      45                             11.8750          .0000           .0000
    A                                13.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522180                           8.6250        192,000.00        100
    HANNOSH             NAJAH         8.6250        188,830.60         ZZ
1


    819 BALDWIN ROAD                  8.1250          1,493.36         1
                                     14.6250          1,493.36         74
    TROY            MI    49098      14.1250       02/29/96        262,000.00
    280001522180                      8.6250       05/01/96            00
    TC6060592                         8.1250       04/01/26            0
    0                                 3.5000       04/01/97        04/01/97
    F77/824                           3.0000       05/01/97        05/01/97
      45                              8.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522181                          11.8750         40,000.00        100
    HERRON              VIOLA        11.8750         39,964.32         ZZ
    546 NEBRASKA                     11.3750            407.61         1
                                     17.8750            407.61         80
    PONTIAC         MI    48341      17.3750       05/09/96         50,000.00
    280001522181                     11.8750       07/01/96            00
    TC6060594                        11.3750       06/01/26            0
    0                                 4.7500       06/01/97        06/01/97
    F77/824                           4.2500       07/01/97        07/01/97
      45                             11.8750          .0000           .0000
    A                                13.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522182                           9.8750         60,000.00        100
    JONES               VICTORIA      9.8750         59,917.55         ZZ
    300 WILSON                        9.3750            521.01         1
                                     15.8750            521.01         75
    CLAWSON         MI    48017      15.3750       05/10/96         81,000.00
    280001522182                      9.8750       07/01/96            00
    TC6060595                         9.3750       06/01/26            0
    0                                 4.0000       06/01/97        06/01/97
    F77/824                           3.5000       07/01/97        07/01/97
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1522183                           9.5000         44,850.00        100
    KNOLL               KENNETH       9.5000         44,355.90         ZZ
    2441 LOLA STREET SW               9.0000            377.13         1
                                     15.5000            377.13         65
    WYOMING         MI    49509      15.0000       05/03/96         69,000.00
    280001522183                      9.5000       06/01/96            00
    TC6060596                         9.0000       05/01/26            0
    0                                 3.5000       05/01/97        05/01/97
    F77/824                           3.0000       06/01/97        06/01/97
      45                              9.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1522184                           9.7500        130,000.00        100
    KOZAR               ROBERT        9.7500        129,691.73         ZZ
    60 BROCKTON COURT                 9.2500          1,116.91         1
                                     15.7500          1,116.91         56
    METUCHEN        NJ    08840      15.2500       03/21/96        235,000.00
    280001522184                      9.7500       05/01/96            00
    TC6060597                         9.2500       04/01/26            0
    0                                 4.0000       04/01/97        04/01/97
    F77/824                           3.5000       05/01/97        05/01/97
      45                              9.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522185                          11.6250         57,400.00        100
    LANHAM              LARRY        11.6250         57,309.02         ZZ
    5000 STATE ROUTE 534             11.1250            573.91         1
                                     17.6250            573.91         70
    FARMINGTON      OH    44491      17.1250       04/18/96         82,000.00
    280001522185                     11.6250       06/01/96            00
    TC6060598                        11.1250       05/01/26            0
    0                                 5.5000       05/01/97        05/01/97
    F77/824                           5.0000       06/01/97        06/01/97
      45                             11.6250          .0000           .0000
    A                                13.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522186                           7.8750        187,000.00        100
    LARIME              FLORENCE      7.8750        186,348.04         ZZ
    5980 INDIANWOOD TRAIL             7.3750          1,355.88         1
                                     13.8750          1,355.88         72
    BLOOMFIELD HIL  MI    48301      13.3750       03/29/96        263,000.00
    280001522186                      7.8750       05/01/96            00
    TC6060599                         7.3750       04/01/26            0
    0                                 3.5000       04/01/97        04/01/97
    F77/824                           3.0000       05/01/97        05/01/97
      45                              7.8750          .0000           .0000
    A                                 9.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522188                          11.3750        143,000.00        100
    MAPP                MICHAEL      11.3750        142,857.73         ZZ
    20199 WILLOWWICK                 10.8750          1,402.50         1
                                     17.3750          1,402.50         65
    SOUTHFIELD      MI    48076      16.8750       05/20/96        220,000.00
    280001522188                     11.3750       07/01/96            00
    TC6060603                        10.8750       06/01/26            0
    0                                 6.2500       06/01/97        06/01/97
    F77/824                           5.7500       07/01/97        07/01/97
      45                             11.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522189                          11.6250        160,800.00        100
    MCCARTT             ROGER        11.6250        158,731.68         ZZ
    2117 ONA ROAD                    11.1250          1,607.75         1
                                     17.6250          1,607.75         60
    CROSSVILLE      TN    38558      17.1250       03/01/96        268,000.00
    280001522189                     11.6250       04/01/96            00
    TC6060604                        11.1250       03/01/26            0
    0                                 6.2500       03/01/97        03/01/97
    F77/824                           5.7500       04/01/97        04/01/97
      45                             11.6250          .0000           .0000
    A                                13.6250           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522190                          11.3750         90,000.00        100
    MERSINO             GREGORY      11.3750         89,849.35         ZZ
    3475 IMLAY CITY ROAD             10.8750            882.69         1
                                     17.3750            882.69         65
    ATTICA          MI    48412      16.8750       03/19/96        138,900.00
    280001522190                     11.3750       05/01/96            00
    TC6060606                        10.8750       04/01/26            0
    0                                 5.5000       04/01/97        04/01/97
    F77/824                           5.0000       05/01/97        05/01/97
      45                             11.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522193                          10.3750         48,000.00        100
    RUCKES              DEBORA       10.3750         47,940.69         ZZ
    17389 PRAIRIE                     9.8750            434.60         1
                                     16.3750            434.60         69
    DETROIT         MI    48221      15.8750       05/17/96         70,000.00
    280001522193                     10.3750       07/01/96            00
    TC6060609                         9.8750       06/01/26            0
    0                                 4.7500       06/01/97        06/01/97
    F77/824                           4.2500       07/01/97        07/01/97
      45                             10.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522194                          11.6250         81,000.00        100
    SCHARGORODSKY       LINDA        11.6250         80,897.76         ZZ
    200 PEMBROKE                     11.1250            809.88         1
                                     17.6250            809.88         48
    JOLIET          IL    60433      17.1250       04/25/96        170,000.00
    280001522194                     11.6250       06/01/96            00
    TC6060610                        11.1250       05/01/26            0
    0                                 6.2500       05/01/97        05/01/97
1


    F77/824                           5.7500       06/01/97        06/01/97
      45                             11.6250          .0000           .0000
    A                                13.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522195                          11.8750         81,900.00        100
    STEWART             DOUGLAS      11.8750         81,826.98         ZZ
    51 CHEROKEE                      11.3750            834.57         1
                                     17.8750            834.57         70
    PONTIAC         MI    48341      17.3750       05/17/96        117,000.00
    280001522195                     11.8750       07/01/96            00
    TC6060612                        11.3750       06/01/26            0
    0                                 5.5000       06/01/97        06/01/97
    F77/824                           5.0000       07/01/97        07/01/97
      45                             11.8750          .0000           .0000
    A                                13.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522196                          11.6250         23,800.00        100
    VICKERS             TONI         11.6250         23,777.56         ZZ
    19380 CALDWELL                   11.1250            237.97         1
                                     17.6250            237.97         70
    DETROIT         MI    48234      17.1250       04/30/96         34,000.00
    280001522196                     11.6250       07/01/96            00
    TC6060613                        11.1250       06/01/26            0
    0                                 5.5000       06/01/97        06/01/97
    F77/824                           5.0000       07/01/97        07/01/97
      45                             11.6250          .0000           .0000
    A                                13.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522197                          10.2500         61,000.00        100
    WEST                WAYNE        10.2500         60,922.59         ZZ
    2262 MILLER ROAD                  9.7500            546.62         1
                                     16.2500            546.62         53
    METAMORA        MI    48455      15.7500       05/01/96        116,000.00
1


    280001522197                     10.2500       07/01/96            00
    TC6060614                         9.7500       06/01/26            0
    0                                 4.0000       06/01/97        06/01/97
    F77/824                           3.5000       07/01/97        07/01/97
      45                             10.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522198                           9.5000        100,000.00        100
    WOODS               JEFFREY       9.5000         99,851.25         ZZ
    1013 EAST THIRD STREET            9.0000            840.86         1
                                     15.5000            840.86         71
    ROYAL OAK       MI    48067      15.0000       05/07/96        142,000.00
    280001522198                      9.5000       07/01/96            00
    TC6060615                         9.0000       06/01/26            0
    0                                 3.5000       06/01/97        06/01/97
    F77/824                           3.0000       07/01/97        07/01/97
      45                              9.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522201                          12.2500         49,100.00        100
    HELT                ALFRED       12.2500         49,046.58         ZZ
    5531 LONG LEAF DRIVE             11.7500            514.52         1
                                     19.2500            514.52         60
    NORTH FORT MEY  FL    33917      18.7500       04/17/96         81,900.00
    280001522201                     12.2500       06/01/96            00
    TC6070098                        11.7500       05/01/26            0
    0                                 8.5000       11/01/96        11/01/96
    F77/824                           8.0000       12/01/96        12/01/96
      45                             12.2500          .0000           .0000
    A                                13.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1522204                           9.8750         84,000.00        100
    BEVERLY             RICHARD       9.8750         83,685.30         ZZ
1


    780 BLOOMER                       9.3750            729.42         1
                                     15.8750            729.42         54
    ROCHESTER HILL  MI    48307      15.3750       12/01/95        158,000.00
    280001522204                      9.8750       02/01/96            00
    TC6070592                         9.3750       01/01/26            0
    0                                 4.7500       01/01/97        01/01/97
    F77/824                           4.2500       02/01/97        02/01/97
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
      15.8800                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522205                          11.6250         32,200.00        100
    BUCHANAN-WILDER     BLANCHE      11.6250         32,169.63         ZZ
    13805 SVEC AVENUE                11.1250            321.95         1
                                     17.6250            321.95         70
    CLEVELAND       OH    44120      17.1250       05/09/96         46,000.00
    280001522205                     11.6250       07/01/96            00
    TC6070593                        11.1250       06/01/26            0
    0                                 5.5000       06/01/97        06/01/97
    F77/824                           5.0000       07/01/97        07/01/97
      45                             11.6250          .0000           .0000
    A                                13.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522206                          11.8750         22,000.00        100
    BURKETT             LUCILLE      11.8750         21,897.07         ZZ
    84 NORTH TASMANIA AVENUE         11.3750            224.19         1
                                     17.8750            224.19         63
    PONTIAC         MI    48342      17.3750       06/26/96         35,000.00
    280001522206                     11.8750       08/01/96            00
    TC6070594                        11.3750       07/01/26            0
    0                                 5.5000       07/01/97        07/01/97
    F77/824                           5.0000       08/01/97        08/01/97
      45                             11.8750          .0000           .0000
    A                                13.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1522207                          10.0000         96,000.00        100
    CLARK               ROBERT       10.0000         95,871.53         ZZ
    9487 CEDAR ISLAND ROAD            9.5000            842.47         1
                                     16.0000            842.47         80
    WHITE LAKE      MI    48386      15.5000       05/10/96        120,000.00
    280001522207                     10.0000       07/01/96            00
    TC6070595                         9.5000       06/01/26            0
    0                                 3.5000       06/01/97        06/01/97
    F77/824                           3.0000       07/01/97        07/01/97
      45                             10.0000          .0000           .0000
    A                                12.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522208                          10.8750         78,500.00        100
    CRAIG               KENNETH      10.8750         78,412.93         ZZ
    1938 BEAL ROAD                   10.3750            740.17         1
                                     16.8750            740.17         80
    MANSFIELD       OH    44903      16.3750       05/31/96         98,150.00
    280001522208                     10.8750       07/01/96            00
    TC6070596                        10.3750       06/01/26            0
    0                                 4.7500       06/01/97        06/01/97
    F77/824                           4.2500       07/01/97        07/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522209                          10.8750         70,000.00        100
    FRIEDMAN            IRWIN        10.8750         69,945.44         ZZ
    4138 BUCKINGHAM                  10.3750            660.03         1
                                     16.8750            660.03         65
    ROYAL OAK       MI    48073      16.3750       06/07/96        109,000.00
    280001522209                     10.8750       08/01/96            00
    TC6070598                        10.3750       07/01/26            0
    0                                 5.5000       07/01/97        07/01/97
    F77/824                           5.0000       08/01/97        08/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522210                          10.8750         80,000.00        100
    GIBBS               MARY         10.8750         79,941.10         ZZ
    20236 BEECHAVEN                  10.3750            754.32         1
                                     16.8750            754.32         44
    SOUTHFIELD      MI    48075      16.3750       06/05/96        185,000.00
    280001522210                     10.8750       08/01/96            00
    TC6070600                        10.3750       07/01/26            0
    0                                 5.5000       07/01/97        07/01/97
    F77/824                           5.0000       08/01/97        08/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522211                          11.3750         85,750.00        100
    GUNTENAAR           MICHELLE     11.3750         85,693.39         ZZ
    31220 BURTON                     10.8750            841.01         1
                                     17.3750            841.01         70
    ST CLAIR SHORE  MI    48082      16.8750       06/06/96        122,500.00
    280001522211                     11.3750       08/01/96            00
    TC6070602                        10.8750       07/01/26            0
    0                                 4.7500       07/01/97        07/01/97
    F77/824                           4.2500       08/01/97        08/01/97
      45                             11.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522212                          12.3750         51,300.00        100
    GUTIERREZ           REYES        12.3750         51,259.05         ZZ
    110 SOUTH HIGHLAND               11.8750            542.54         1
                                     18.3750            542.54         65
    MT CLEMENS      MI    48043      17.8750       05/24/96         79,000.00
    280001522212                     12.3750       07/01/96            00
    TC6070603                        11.8750       06/01/26            0
    0                                 6.2500       06/01/97        06/01/97
    F77/824                           5.7500       07/01/97        07/01/97
      45                             12.3750          .0000           .0000
    A                                14.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522213                          11.8750        142,100.00        100
    HAWK                DANIEL       11.8750        142,015.96         ZZ
    6230 FALKENBURY                  11.3750          1,448.01         1
                                     17.8750          1,448.01         70
    NORTH BRAN      MI    48461      17.3750       06/12/96        203,000.00
    280001522213                     11.8750       08/01/96            00
    TC6070604                        11.3750       07/01/26            0
    0                                 5.5000       07/01/97        07/01/97
    F77/824                           5.0000       08/01/97        08/01/97
      45                             11.8750          .0000           .0000
    A                                13.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522216                          10.6250         36,000.00        100
    KOVACS              STEPHEN      10.6250         35,972.02         ZZ
    26570 NAGEL                      10.1250            332.68         1
                                     16.6250            332.68         75
    ROSEVILLE       MI    48066      16.1250       06/13/96         48,042.00
    280001522216                     10.6250       08/01/96            00
    TC6070607                        10.1250       07/01/26            0
    0                                 3.2500       06/01/97        06/01/97
    F77/824                           2.7500       07/01/97        07/01/97
      45                             10.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522217                          11.0000         54,500.00        100
    KOWALSKI            DARLENE      11.0000         54,268.64         ZZ
    15371 CAMDEN ST                  10.5000            519.02         1
                                     17.0000            519.02         70
    EASTPOINTE      MI    48021      16.5000       10/21/95         77,900.00
    280001522217                     11.0000       12/01/95            00
    TC6070608                        10.5000       11/01/25            0
    0                                 4.7500       11/01/96        11/01/96
1


    F77/824                           4.2500       12/01/96        12/01/96
      45                             11.0000          .0000           .0000
    A                                13.0000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522218                           9.5000         24,000.00        100
    LANCE               ANDREW        9.5000         23,974.70         ZZ
    602 E MANSFIELD                   9.0000            201.81         1
                                     15.5000            201.81         75
    PONTIAC         MI    48326      15.0000       06/14/96         32,000.00
    280001522218                      9.5000       08/01/96            00
    TC6070610                         9.0000       07/01/26            0
    0                                 3.5000       07/01/97        07/01/97
    F77/824                           3.0000       08/01/97        08/01/97
      45                              9.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1522219                           9.5000        122,500.00        100
    LIZANA SR           CHARLES       9.5000        122,379.00         ZZ
    129 ALLAN LAKE                    9.0000          1,030.05         1
                                     15.5000          1,030.05         70
    WHITE LAKE      MI    48386      15.0000       06/05/96        175,000.00
    280001522219                      9.5000       08/01/96            00
    TC6070612                         9.0000       07/01/26            0
    0                                 3.2500       07/01/97        07/01/97
    F77/824                           2.7500       08/01/97        08/01/97
      45                              9.5000          .0000           .0000
    A                                11.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522221                          13.5000         36,650.00        100
    MARTIN              LEROY        13.5000         36,634.94         ZZ
    6110 BUTLER ROAD                 13.0000            419.80         1
                                     19.5000            419.80         75
    LITTLE ROCK     AR    72209      19.0000       06/13/96         48,900.00
1


    280001522221                     13.5000       08/01/96            00
    TC6070614                        13.0000       07/01/26            0
    0                                 5.5000       07/01/97        07/01/97
    F77/824                           5.0000       08/01/97        08/01/97
      45                             13.5000          .0000           .0000
    A                                15.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522222                          11.8750         53,000.00        100
    MARZOLF             MARYANN      11.8750         52,968.64         ZZ
    8795 CONSTITUTION                11.3750            540.08         1
                                     17.8750            540.08         49
    STERLING HEIGH  MI    48313      17.3750       06/14/96        110,000.00
    280001522222                     11.8750       08/01/96            00
    TC6070615                        11.3750       07/01/26            0
    0                                 6.2500       07/01/97        07/01/97
    F77/824                           5.7500       08/01/97        08/01/97
      45                             11.8750          .0000           .0000
    A                                13.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522223                          11.3750        100,000.00        100
    MEYO                ROY          11.3750         99,419.64         ZZ
    3653 GLOUCESTER DRIVE            10.8750            980.77         1
                                     17.3750            980.77         69
    STERLING HEIGH  MI    48310      16.8750       06/06/96        147,000.00
    280001522223                     11.3750       08/01/96            00
    TC6070616                        10.8750       07/01/26            0
    0                                 4.7500       07/01/97        07/01/97
    F77/824                           4.2500       08/01/97        08/01/97
      45                             11.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522224                          10.8750         49,300.00        100
    MOORE               TRACY        10.8750         49,031.61         ZZ
1


    295 WELLSBORO                    10.3750            464.85         1
                                     16.8750            464.85         65
    WALLED LAKE     MI    48390      16.3750       06/30/95         75,900.00
    280001522224                     10.8750       08/01/95            00
    TC6070617                        10.3750       07/01/25            0
    0                                 4.7500       06/01/96        06/01/97
    F77/824                           4.2500       07/01/96        07/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522225                          12.3750         47,450.00        100
    PEARSON             BRIAN        12.3750         47,354.03         ZZ
    2631 NEW HAMPSHIRE               11.8750            501.82         1
                                     18.3250            501.82         65
    JOPLIN          MO    64804      17.8250       07/01/96         73,000.00
    280001522225                       .0000       08/01/96            00
    TC6070618                          .0000       07/01/26            0
    0                                 6.2500       07/01/97        07/01/97
    F77/824                           5.7500       08/01/97        08/01/97
      45                             10.3750          .0000           .0000
    A                                14.3750           12             12
      360                               1            2.0000          2.0000
       5.9500                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522226                           9.2500         79,500.00        100
    PIERCE              JAMES         9.2500         79,374.89         ZZ
    1128 NE 17 AVENUE                 8.7500            654.03         1
                                     15.2500            654.03         75
    FORT LAUDERDAL  FL    33304      14.7500       05/20/96        106,000.00
    280001522226                      9.2500       07/01/96            00
    TC6070619                         8.7500       06/01/26            0
    0                                 3.5000       06/01/97        06/01/97
    F77/824                           3.0000       07/01/97        07/01/97
      45                              9.2500          .0000           .0000
    A                                11.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1522227                          10.8750         75,000.00        100
    POLLIO              MICHAEL      10.8750         74,944.79         ZZ
    600 SANDLEWOOD LANE              10.3750            707.17         1
                                     16.8750            707.17         63
    PLANTATION      FL    33317      16.3750       06/27/96        120,000.00
    280001522227                     10.8750       08/01/96            00
    TC6070620                        10.3750       07/01/26            0
    0                                 5.5000       07/01/97        07/01/97
    F77/824                           5.0000       08/01/97        08/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522228                          10.8750         70,400.00        100
    PORTER              JOSEPH       10.8750         70,348.17         ZZ
    218 WEST MICHIGAN AVENUE         10.3750            663.80         1
                                     16.8750            663.80         80
    CLINTON         MI    49236      16.3750       06/19/96         88,000.00
    280001522228                     10.8750       08/01/96            00
    TC6070621                        10.3750       07/01/26            0
    0                                 4.7500       07/01/97        07/01/97
    F77/824                           4.2500       08/01/97        08/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522229                          11.3750         96,300.00        100
    PRIMEAU             ROBERT       11.3750         95,924.92         ZZ
    677 WEST DAVIS                   10.8750            944.48         1
                                     17.3750            944.48         49
    HOWELL          MI    48843      16.8750       05/30/96        200,000.00
    280001522229                     11.3750       07/01/96            00
    TC6070622                        10.8750       06/01/26            0
    0                                 4.7500       06/01/97        06/01/97
    F77/824                           4.2500       07/01/97        07/01/97
      45                             11.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522230                           9.8750         51,750.00        100
    PRZYWARA            GARY          9.8750         51,702.77         ZZ
    4712 MADISON                      9.3750            449.38         1
                                     15.8750            449.38         75
    DEARBORN HEIGH  MI    48125      15.3750       06/18/96         69,000.00
    280001522230                      9.8750       08/01/96            00
    TC6070623                         9.3750       07/01/26            0
    0                                 4.0000       07/01/97        07/01/97
    F77/824                           3.5000       08/01/97        08/01/97
      45                              9.8750          .0000           .0000
    A                                11.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522231                          10.5000        243,750.00        100
    SABBAGH             SAM          10.5000        243,555.41         ZZ
    7280 MOUNTAIN TRAIL              10.0000          2,229.68         1
                                     16.5000          2,229.68         75
    DAYTON          OH    45459      16.0000       06/19/96        325,000.00
    280001522231                     10.5000       08/01/96            00
    TC6070624                        10.0000       07/01/26            0
    0                                 3.5000       07/01/97        07/01/97
    F77/824                           3.0000       08/01/97        08/01/97
      45                             10.5000          .0000           .0000
    A                                12.5000           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522232                          11.3750         41,400.00        100
    SIMMS               CHERYL       11.3750         41,287.51         ZZ
    8401 18 MILE ROAD                10.8750            406.04         1
                                     17.3750            406.04         60
    STERLING HEIGH  MI    48313      16.8750       12/19/95         69,000.00
    280001522232                     11.3750       02/01/96            00
    TC6070625                        10.8750       01/01/26            0
    0                                 6.2500       01/01/97        01/01/97
    F77/824                           5.7500       02/01/97        02/01/97
      45                             11.3750          .0000           .0000
    A                                13.3750           12             12
1


      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1522233                          11.3750         68,000.00        100
    VALESCOT            NADIA        11.3750         67,955.09         ZZ
    1 LEXINGTON AVENUE               10.8750            666.93         1
                                     17.3750            666.93         74
    BRENTWOOD       NY    11717      16.8750       06/03/96         92,000.00
    280001522233                     11.3750       08/01/96            00
    TC6070626                        10.8750       07/01/26            0
    0                                 4.7500       07/01/97        07/01/97
    F77/824                           4.2500       08/01/97        08/01/97
      45                             11.3750          .0000           .0000
    A                                13.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522234                          10.8750        114,000.00        100
    WATEROUS            DAVID        10.8750        113,916.08         ZZ
    5941 FOX LAKE ROAD               10.3750          1,074.90         1
                                     16.8750          1,074.90         59
    HADLEY          MI    48438      16.3750       06/14/96        195,500.00
    280001522234                     10.8750       08/01/96            00
    TC6070628                        10.3750       07/01/26            0
    0                                 4.7500       07/01/97        07/01/97
    F77/824                           4.2500       08/01/97        08/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522243                           9.5000         85,000.00        100
    BILLINGSLEY         SHARON        9.5000         84,958.19         ZZ
    3238 SOUTHWEST JERICHO LANE       9.0000            714.73         1
                                     16.5000            714.73         74
    CULVER          OR    97734      16.0000       07/29/96        115,000.00
    280001522243                      9.5000       09/01/96            00
    96202349                          9.0000       08/01/26            0
    0                                 6.5000       02/01/97        02/01/97
1


    E63/824                           6.0000       03/01/97        03/01/97
      45                              9.5000          .0000           .0000
    A                                11.0000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522250                          10.6250         94,500.00        100
    MASON               JACK         10.6250         94,463.45         ZZ
    27210 APACHE TRAIL               10.1250            873.27         1
                                     16.6250            873.27         90
    MAGNOLIA        TX    77355      16.1250       07/30/96        105,000.00
    280001522250                       .0000       09/01/96            23
    0410135800                         .0000       08/01/26            0
    0                                 3.1250       08/01/97        08/01/97
    E22/824                           2.6250       09/01/97        09/01/97
      45                              8.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522254                           9.5000         54,000.00        100
    HAACK               LEROY         9.5000         54,000.00         ZZ
    918 DATE AVENUE                   9.0000            454.06         1
                                     16.5000            454.06         75
    LAUREL          MT    59044      16.0000       08/05/96         72,000.00
    280001522254                      9.5000       10/01/96            00
    96202043                          9.0000       09/01/26            0
    0                                 5.7500       09/01/98        09/01/98
    E63/824                           5.2500       10/01/98        10/01/98
      45                              9.5000          .0000           .0000
    A                                12.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522255                           8.7500        161,500.00        100
    VIDAL               CARLOS        8.7500        161,407.08         ZZ
    13891 CYPRESS COURT               8.2500          1,270.52         1
                                     14.7500          1,270.52         90
    MIAMI LAKES     FL    33014      14.2500       07/31/96        180,000.00
1


    280001522255                       .0000       09/01/96            23
    0410195754                         .0000       08/01/26            0
    0                                 5.3750       02/01/97        02/01/97
    E22/824                           4.8750       03/01/97        03/01/97
      25                              7.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522259                           9.9900        139,200.00        100
    WEZENBERG           RINK          9.9900        139,200.00         ZZ
    2072 26TH AVENUE NORTHEAST        9.4900          1,220.56         1
                                     16.9900          1,220.56         80
    OLYMPIA         WA    98506      16.4900       08/02/96        174,000.00
    280001522259                      9.9900       10/01/96            00
    96202329                          9.4900       09/01/26            0
    0                                 5.7500       09/01/98        09/01/98
    E63/824                           5.2500       10/01/98        10/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522268                           9.9900        198,000.00        100
    CLARK               SIMS          9.9900        197,912.22         ZZ
    12617 SOUTH CASTO ROAD            9.4900          1,736.13         1
                                     16.9900          1,736.13         66
    OREGON CITY     OR    97045      16.4900       07/30/96        300,000.00
    280001522268                      9.9900       09/01/96            00
    96202340                          9.4900       08/01/26            0
    0                                 6.5000       08/01/98        08/01/98
    E63/824                           6.0000       09/01/98        09/01/98
      45                              9.9900          .0000           .0000
    A                                12.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522270                           9.8750        165,750.00        100
    STADLER             PAUL          9.8750        165,674.69         ZZ
1


    325 NORTH 25TH AVENUE             9.3750          1,439.29         1
                                     16.8750          1,439.29         85
    YAKIMA          WA    98902      16.3750       07/30/96        195,000.00
    280001522270                      9.8750       09/01/96            23
    96201976                          9.3750       08/01/26            0
    0                                 5.7500       08/01/98        08/01/98
    E63/824                           5.2500       09/01/98        09/01/98
      45                              9.8750          .0000           .0000
    A                                12.8750            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522271                          10.5000         56,700.00        100
    MILLER              WILLIAM      10.5000         56,677.47         ZZ
    7038 NORTH OATMAN AVENUE         10.0000            518.66         1
                                     17.5000            518.66         69
    PORTLAND        OR    97217      17.0000       07/11/96         83,000.00
    280001522271                     10.5000       09/01/96            00
    96201743                         10.0000       08/01/26            0
    0                                 6.3750       08/01/98        08/01/98
    E63/824                           5.8750       09/01/98        09/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522272                           9.2500         66,800.00        100
    TIMMERMAN JR        HOWARD        9.2500         66,800.00         ZZ
    2039 GREENFIELD AVENUE SW         8.7500            549.55         1
                                     16.2500            549.55         80
    WYOMING         MI    49509      15.7500       08/12/96         83,500.00
    280001522272                      9.2500       10/01/96            00
    96202364                          8.7500       09/01/26            0
    0                                 5.5000       09/01/98        09/01/98
    E63/824                           5.0000       10/01/98        10/01/98
      45                              9.2500          .0000           .0000
    A                                12.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1522276                          10.1250        114,750.00        100
    CLEMENTS            WILLIAM      10.1250        114,750.00         ZZ
    6919 NORTH COMMERCIAL AVENUE      9.6250          1,017.63         1
                                     17.1250          1,017.63         85
    PORTLAND        OR    97217      16.6250       08/05/96        135,000.00
    280001522276                     10.1250       10/01/96            23
    96202225                          9.6250       09/01/26            0
    0                                 6.0000       09/01/98        09/01/98
    E63/824                           5.5000       10/01/98        10/01/98
      45                             10.1250          .0000           .0000
    A                                13.1250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522284                          10.6250        132,175.00        100
    DIXEN               ARLEN        10.6250        132,175.00         ZZ
    4725 152ND STREET SOUTHWEST      10.1250          1,221.43         1
                                     17.6250          1,221.43         85
    LYNNWOOD        WA    98037      17.1250       08/06/96        155,500.00
    280001522284                     10.6250       10/01/96            23
    96202246                         10.1250       09/01/26            0
    0                                 6.7500       09/01/98        09/01/98
    E63/824                           6.2500       10/01/98        10/01/98
      45                             10.6250          .0000           .0000
    A                                13.6250            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522516                          10.5000        106,000.00        100
    MCGILL              KEVIN        10.5000        105,957.87         ZZ
    1770 SOUTHEAST G&T DRIVE         10.0000            969.63         1
                                     17.5000            969.63         80
    SHERWOOD        OR    97140      17.0000       07/26/96        132,500.00
    280001522516                     10.5000       09/01/96            00
    96202082                         10.0000       08/01/26            0
    0                                 6.1250       08/01/98        08/01/98
    E63/824                           5.6250       09/01/98        09/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522552                          10.9900        297,000.00        100
    NADEAU              FRANCIS      10.9900        297,000.00         ZZ
    8147 PEPPERTREE ROAD             10.4900          2,826.16         1
                                     17.9900          2,826.16         90
    DUBLIN          CA    94568      17.4900       08/05/96        330,000.00
    280001522552                     10.9900       10/01/96            23
    96202301                         10.4900       09/01/26            0
    0                                 6.5000       09/01/98        09/01/98
    E63/824                           6.0000       10/01/98        10/01/98
      45                             10.9900          .0000           .0000
    A                                13.9900            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522773                           9.6250         79,200.00        100
    BOWERS JR           RALPH         9.6250         79,162.06         ZZ
    16006 SPRING FOREST COURT         9.1250            673.19         1
                                     15.6250            673.19         90
    HOUSTON         TX    77059      15.1250       07/31/96         88,000.00
    0410135313                         .0000       09/01/96            23
    0410135313                         .0000       08/01/26            0
    0                                 5.7500       02/01/97        02/01/97
    E22/824                           5.2500       03/01/97        03/01/97
      25                              8.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522774                          10.8750        119,000.00        100
    WRIGHT              HUNTER       10.8750        119,000.00         ZZ
    6945 EAST LANDMARK DRIVE         10.3750          1,122.04         1
                                     17.8750          1,122.04         85
    PARKER          CO    80134      17.3750       08/07/96        140,000.00
    280001522774                     10.8750       10/01/96            23
    96202334                         10.3750       09/01/26            0
    0                                 6.5000       09/01/98        09/01/98
    E63/824                           6.0000       10/01/98        10/01/98
      45                             10.8750          .0000           .0000
    A                                13.8750            6              6
1


      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522775                          10.5000        101,700.00        100
    ASANACHESCU         CRISTIAN     10.5000        101,700.00         ZZ
    14119 SOUTHEAST 11TH STREET      10.0000            930.29         1
                                     17.5000            930.29         90
    VANCOUVER       WA    98683      17.0000       08/02/96        113,000.00
    280001522775                     10.5000       10/01/96            23
    96202190                         10.0000       09/01/26            0
    0                                 5.9900       09/01/98        09/01/98
    E63/824                           5.4900       10/01/98        10/01/98
      45                             10.5000          .0000           .0000
    A                                13.5000            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522776                           9.7500        233,600.00        100
    OLSON               THEODORE      9.7500        233,491.01         ZZ
    9541 SOUTHWEST INEZ COURT         9.2500          2,006.99         1
                                     16.7500          2,006.99         80
    TIGARD          OR    97224      16.2500       07/26/96        292,000.00
    280001522776                      9.7500       09/01/96            00
    96202039                          9.2500       08/01/26            0
    0                                 6.0000       08/01/98        08/01/98
    E63/824                           5.5000       09/01/98        09/01/98
      45                              9.7500          .0000           .0000
    A                                12.7500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1522778                          10.2500        350,000.00        100
    ASKEW               PAUL         10.2500        350,000.00         ZZ
    11710 WILLIAM OTTY ROAD           9.7500          3,136.36         1
                                     17.2500          3,136.36         90
    CLACKAMAS       OR    97015      16.7500       08/08/96        389,000.00
    280001522778                     10.2500       10/01/96            23
    96202402                          9.7500       09/01/26            0
    0                                 5.9900       09/01/98        09/01/98
1


    E63/824                           5.4900       10/01/98        10/01/98
      45                             10.2500          .0000           .0000
    A                                13.2500            6              6
      360                               9            1.5000          1.5000
       7.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1522956                           9.3750        116,900.00        100
    IOANE               ROSS          9.3750        116,900.00         ZZ
    10628 PASTIME AVENUE NW           8.8750            972.31         1
                                     15.3750            972.31         90
    ALBUQUERQUE     NM    87114      14.8750       08/15/96        130,000.00
    280001522956                      9.3750       10/01/96            23
    2491363                           8.8750       09/01/26            0
    0                                 5.5000       09/01/97        09/01/97
    B75/824                           5.0000       10/01/97        10/01/97
      45                              9.3750          .0000           .0000
    A                                11.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523091                          10.9500        105,200.00        100
    RIES                ALLEN        10.9500        105,200.00         ZZ
    4852 SOUTH TABOR STREET          10.4500            997.88         1
                                     16.9500            997.88         84
    MORRISON        CO    80465      16.4500       08/20/96        126,000.00
    270447                           10.9500       10/01/96            23
    270447                           10.4500       09/01/26            0
    0                                 5.5000       09/01/98        09/01/98
    921/921                           5.0000       10/01/98        10/01/98
      25                             10.9500          .0000           .0000
    A                                13.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523149                           9.7500         97,900.00        100
    BRUCE, JR.          ROLAND        9.7500         97,900.00         ZZ
    2459 HELMSDALE DRIVE              9.2500            841.11         1
                                     15.7500            841.11         77
    ATLANTA         GA    30345      15.2500       08/30/96        127,900.00
1


    280001523149                       .0000       10/01/96            00
    BRUCE                              .0000       09/01/26            0
    0                                 5.2500       09/01/99        09/01/99
    A52/824                           4.7500       10/01/99        10/01/99
      25                              6.7500          .0000           .0000
    A                                12.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523221                          10.6250         84,600.00        100
    MARTY               MICHAEL      10.6250         84,567.27         ZZ
    4802 OXFORD                      10.1250            781.79         1
                                     16.6250            781.79         90
    IMPERIAL        MO    63052      16.1250       08/02/96         94,000.00
    0410142384                         .0000       09/01/96            23
    0410142384                         .0000       08/01/26            0
    0                                 5.7500       08/01/97        08/01/97
    E22/824                           5.2500       09/01/97        09/01/97
      45                              8.6250          .0000           .0000
    A                                12.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523357                           9.7500        272,000.00        100
    ASSADI              MOHAMMAD      9.7500        272,000.00         ZZ
    3605 ROBBINS ROAD                 9.2500          2,336.90         1
                                     15.7500          2,336.90         80
    AUSTIN          TX    78730      15.2500       08/12/96        340,000.00
    0410213276                         .0000       10/01/96            00
    0410213276                         .0000       09/01/26            0
    0                                 5.2500       09/01/97        09/01/97
    E22/824                           4.7500       10/01/97        10/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523418                          10.7000        112,965.00        100
    TAYLOR              EDWARD       10.7000        112,965.00         ZZ
1


    6453 UTICA STREET                10.2000          1,050.27         1
                                     16.7000          1,050.27         85
    ARVADA          CO    80003      16.2000       08/26/96        133,000.00
    270363                           10.7000       10/01/96            23
    270363                           10.2000       09/01/26            0
    0                                 5.5000       09/01/98        09/01/98
    921/921                           5.0000       10/01/98        10/01/98
      25                             10.7000          .0000           .0000
    A                                13.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523519                          10.2500        160,600.00        100
    RICHARDSON          SCOTT        10.2500        160,600.00         ZZ
    2811 BYNUM OVERLOOK DRIVE         9.7500          1,439.14         1
                                     16.2500          1,439.14         90
    ABINGDON        MD    21009      15.7500       08/02/96        178,450.00
    280001523519                     10.2500       10/01/96            23
    2505667                           9.7500       09/01/26            0
    0                                 5.5000       09/01/97        09/01/97
    B75/824                           5.0000       10/01/97        10/01/97
      45                             10.2500          .0000           .0000
    A                                12.2500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1523533                          10.7250        105,600.00        100
    GREEN               ANN          10.7250        105,600.00         ZZ
    3575 PATTERSTONE                 10.2250            983.77         1
                                     16.7250            983.77         80
    ALPHARETTA      GA    30202      16.2250       08/16/96        132,000.00
    280001523533                     10.7250       10/01/96            00
    3140662475                       10.2250       09/01/26            0
    0                                 5.5000       09/01/99        09/01/99
    731/824                           5.0000       10/01/99        10/01/99
      25                             10.7250          .0000           .0000
    A                                16.7250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1523544                          13.1500         72,000.00        100
    GRANDERSON          KWAME        13.1500         72,000.00         ZZ
    3015 VAN BUREN PLACE             12.6500            804.91         1
                                     19.1500            804.91         65
    LOS ANGELES     CA    90007      18.6500       07/30/96        111,000.00
    280001523544                     13.1500       10/01/96            00
    411912141                        12.6500       09/01/26            0
    0                                 8.7000       03/01/97        03/01/97
    731/824                           8.2000       04/01/97        04/01/97
      25                             13.1500          .0000           .0000
    A                                14.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523559                           9.7500        109,900.00        100
    SANFORD             MARSHALL      9.7500        109,900.00         ZZ
    438 GRANITE ROAD                  9.2500            944.21         1
                                     15.7500            944.21         70
    CARNELIAN BAY   CA    96140      15.2500       08/13/96        157,000.00
    280001523559                      9.7500       10/01/96            00
    110540939                         9.2500       09/01/26            0
    0                                 6.3000       03/01/97        03/01/97
    731/824                           5.8000       04/01/97        04/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523583                          10.9250         90,000.00        100
    MONTECITO           STEVEN       10.9250         90,000.00         ZZ
    2824 T STREET                    10.4250            851.99         1
                                     16.9250            851.99         75
    SACRAMENTO      CA    95816      16.4250       08/07/96        120,000.00
    280001523583                     10.9250       10/01/96            00
    110540959                        10.4250       09/01/26            0
    0                                 6.0000       09/01/99        09/01/99
    731/824                           5.5000       10/01/99        10/01/99
      25                             10.9250          .0000           .0000
    A                                16.9250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523601                          11.7000        308,000.00        100
    LYONS               WILLIAM      11.7000        308,000.00         ZZ
    16628 MAVERICK COURT             11.2000          3,097.18         1
                                     17.7000          3,097.18         80
    POWAY           CA    92064      17.2000       08/08/96        385,000.00
    280001523601                     11.7000       10/01/96            00
    412910052                        11.2000       09/01/26            0
    0                                 7.4000       03/01/97        03/01/97
    731/824                           6.9000       04/01/97        04/01/97
      25                             11.7000          .0000           .0000
    A                                12.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523634                          10.5750        224,000.00        100
    TRUSS               MARY         10.5750        224,000.00         ZZ
    350 RIVER KNOLL DRIVE            10.0750          2,061.59         1
                                     16.5750          2,061.59         80
    ATLANTA         GA    30328      16.0750       08/21/96        280,000.00
    280001523634                     10.5750       10/01/96            00
    3140962579                       10.0750       09/01/26            0
    0                                 5.2000       09/01/99        09/01/99
    731/824                           4.7000       10/01/99        10/01/99
      25                             10.5750          .0000           .0000
    A                                16.5750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523718                          11.0500        128,650.00        100
    HUSFELT, JR         HARRY        11.0500        128,650.00         ZZ
    7548 S SAMANDARI CT              10.5500          1,230.03         1
                                     17.0500          1,230.03         90
    TUCSON          AZ    85747      16.5500       08/05/96        142,957.00
    504202                           11.0500       10/01/96            23
    504202                           10.5500       09/01/26            0
    0                                 5.7500       09/01/98        09/01/98
    921/921                           5.2500       10/01/98        10/01/98
      25                             11.0500          .0000           .0000
    A                                14.0500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523729                          12.6500         71,500.00        100
    MILIAN              JORGE        12.6500         71,500.00         ZZ
    2250 SW 14 AVENUE                12.1500            771.43         1
                                     18.6500            771.43         65
    MIAMI           FL    33145      18.1500       08/08/96        110,000.00
    505107                           12.6500       10/01/96            00
    505107                           12.1500       09/01/26            0
    0                                 6.7500       09/01/99        09/01/99
    921/921                           6.2500       10/01/99        10/01/99
      25                             12.6500          .0000           .0000
    A                                15.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523733                          10.3000         82,900.00        100
    MUHLESTEIN          TIMOTHY      10.3000         82,865.61         ZZ
    1465 WEST TWIN OAKS DRIVE         9.8000            745.95         1
                                     16.3000            745.95         83
    WEST JORDAN     UT    84088      15.8000       07/22/96        100,000.00
    504579                           10.3000       09/01/96            23
    504579                            9.8000       08/01/26            0
    0                                 4.5000       08/01/98        08/01/98
    921/921                           4.0000       09/01/98        09/01/98
      25                             10.3000          .0000           .0000
    A                                13.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523786                          10.3750         72,000.00        100
    PARCIAK             STEVEN       10.3750         72,000.00         ZZ
    14949 S SPRINGFIELD               9.8750            651.89         1
                                     16.3750            651.89         80
    MIDLOTHIAN      IL    60445      15.8750       08/15/96         90,000.00
    0410175731                         .0000       10/01/96            00
    0410175731                         .0000       09/01/26            0
    0                                 5.2500       09/01/99        09/01/99
1


    E22/824                           4.7500       10/01/99        10/01/99
      25                              7.3750          .0000           .0000
    A                                13.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523809                           9.7500         45,500.00        100
    MONGER              JOHN          9.7500         45,478.77         ZZ
    4315 CASS STREET                  9.2500            390.92         1
                                     15.7500            390.92         90
    OMAHA           NE    68131      15.2500       07/31/96         50,600.00
    0410177927                         .0000       09/01/96            23
    0410177927                         .0000       08/01/26            0
    0                                 5.3750       08/01/97        08/01/97
    E22/824                           4.8750       09/01/97        09/01/97
      45                              7.7500          .0000           .0000
    A                                11.7500           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1523978                          10.3750         90,000.00        100
    HARRIS              KEITH        10.3750         89,616.04         ZZ
    6835 PLANTATION DRIVE             9.8750            814.87         1
                                     16.3750            814.87         49
    BAYTOWN         TX    77521      15.8750       11/29/95        186,000.00
    280001523978                       .0000       01/01/96            00
    950100741                          .0000       12/01/25            0
    0                                 5.0000       12/01/96        12/01/96
    F77/824                           4.5000       01/01/97        01/01/97
      45                             10.3750          .0000           .0000
    A                                12.3750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        N             .0000


    1523979                          10.8750         23,000.00        100
    GARCIA              JOSEPHINE    10.8750         22,914.74         ZZ
    16747 SHAFTSBURY                 10.3750            216.86         1
                                     16.8750            216.86         28
    DETROIT         MI    48219      16.3750       01/30/96         85,000.00
1


    280001523979                     10.8750       03/01/96            00
    TC6040641                        10.3750       02/01/26            0
    0                                 4.7500       02/01/97        02/01/97
    F77/824                           4.2500       03/01/97        03/01/97
      45                             10.8750          .0000           .0000
    A                                12.8750           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1524113                           8.6250         68,250.00        100
    MANN                KENNETH       8.6250         68,003.81         ZZ
    65 MENLO STREET                   8.1250            530.85         3
                                     14.6250            530.85         65
    BROCKTON        MA    02401      14.1250       02/27/96        105,000.00
    280001524113                      8.6250       04/01/96            00
    TC6010002                         8.1250       03/01/26            0
    0                                 3.5000       03/01/97        03/01/97
    F77/824                           3.0000       04/01/97        04/01/97
      45                              8.6250          .0000           .0000
    A                                10.6250           12             12
      360                               1            2.0000          2.0000
       6.0000                           S              N              .1250
        .0000                           S              N              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000


    1526170                          10.4500        153,750.00        100
    MAZE                WILLIAM      10.4500        153,688.24         ZZ
    12828 SOUTH SILVER PLUME STRE     9.9500          1,400.67         1
                                     16.4500          1,400.67         75
    PARKER          CO    80134      15.9500       07/08/96        205,000.00
    280001526170                     10.4500       09/01/96            00
    262220                            9.9500       08/01/26            0
    0                                 6.2500       02/01/97        02/01/97
    921/824                           5.7500       03/01/97        03/01/97
      25                             10.4500          .0000           .0000
    A                                11.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526171                           8.7500        109,000.00        100
    SCHNEIDER           DAVID         8.7500        108,874.10         ZZ
1


    21513 BUCKHORN CANYON ROAD        8.2500            857.51         1
                                     14.7500            857.51         84
    BELLVUE         CO    80512      14.2500       06/18/96        129,900.00
    280001526171                      8.7500       08/01/96            23
    263012                            8.2500       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
    921/824                           4.7500       02/01/97        02/01/97
      25                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526172                           8.8750        210,000.00        100
    REWINKEL            PAUL          8.8750        209,644.17         ZZ
    2847 RIDGE ROAD                   8.3750          1,670.86         1
                                     14.8750          1,670.86         42
    NEDERLAND       CO    80466      14.3750       05/10/96        500,000.00
    280001526172                      8.8750       07/01/96            00
    263731                            8.3750       06/01/26            0
    0                                 5.5000       12/01/96        12/01/96
    921/824                           5.0000       01/01/97        01/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526173                           9.2500         96,400.00        100
    SALAZAR             EUGENE        9.2500         96,248.91         ZZ
    649 SHERRY DRIVE                  8.7500            793.06         1
                                     15.2500            793.06         80
    FORT COLLINS    CO    80524      14.7500       05/20/96        120,500.00
    280001526173                      9.2500       07/01/96            00
    264325                            8.7500       06/01/26            0
    0                                 5.8750       12/01/96        12/01/96
    921/824                           5.3750       01/01/97        01/01/97
      25                              9.2500          .0000           .0000
    A                                10.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1526179                           9.0000        190,400.00        100
    POZEN               R             9.0000        190,085.62         ZZ
    42934 PEARSON RANCH LOOP          8.5000          1,532.01         1
                                     15.0000          1,532.01         85
    PARKER          CO    80134      14.5000       05/21/96        224,000.00
    280001526179                      9.0000       07/01/96            23
    264879                            8.5000       06/01/26            0
    0                                 5.5000       12/01/96        12/01/96
    921/824                           5.0000       01/01/97        01/01/97
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526180                          10.2500         65,600.00        100
    MARTINEZ            LUCY         10.2500         65,544.73         ZZ
    232 NORTH WALNUT STREET           9.7500            587.85         1
                                     16.2500            587.85         80
    COLORADO SPRIN  CO    80905      15.7500       05/30/96         82,000.00
    280001526180                     10.2500       08/01/96            00
    264903                            9.7500       07/01/26            0
    0                                 6.3750       01/01/97        01/01/97
    921/824                           5.8750       02/01/97        02/01/97
      25                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526182                          10.0000        130,000.00        100
    TUCKER              KARLAN       10.0000        129,826.00         ZZ
    7594 S DEPEW WAY                  9.5000          1,140.85         1
                                     16.0000          1,140.85         90
    LITTLETON       CO    80123      15.5000       05/06/96        145,000.00
    280001526182                     10.0000       07/01/96            23
    265009                            9.5000       06/01/26            0
    0                                 5.7500       12/01/96        12/01/96
    921/824                           5.2500       01/01/97        01/01/97
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526183                           9.7500        132,000.00        100
    BEACH               DANIEL        9.7500        131,813.73         ZZ
    11737 EATON COURT                 9.2500          1,134.09         1
                                     15.7500          1,134.09         75
    WESTMINSTER     CO    80020      15.2500       05/07/96        176,000.00
    280001526183                      9.7500       07/01/96            00
    265058                            9.2500       06/01/26            0
    0                                 6.3750       12/01/96        12/01/96
    921/824                           5.8750       01/01/97        01/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526184                           8.8750         73,800.00        100
    CHRISTIANA-BECK     DENISE        8.8750         73,674.95         ZZ
    2015-2017 ESTES STREET            8.3750            587.19         1
                                     14.8750            587.19         60
    LAKEWOOD        CO    80215      14.3750       05/15/96        123,000.00
    280001526184                      8.8750       07/01/96            00
    265157                            8.3750       06/01/26            0
    0                                 5.2500       12/01/96        12/01/96
    921/824                           4.7500       01/01/97        01/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526185                           9.8750        238,400.00        100
    UTZ                 ERIC          9.8750        238,072.36         ZZ
    0080IDLEWILD COURT                9.3750          2,070.15         1
                                     15.8750          2,070.15         80
    DILLON          CO    80435      15.3750       05/10/96        298,000.00
    280001526185                      9.8750       07/01/96            00
    265173                            9.3750       06/01/26            0
    0                                 5.7500       12/01/96        12/01/96
    921/824                           5.2500       01/01/97        01/01/97
      25                              9.8750          .0000           .0000
    A                                10.8750            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526190                           9.3750         49,600.00        100
    JONES               DENTY         9.3750         49,524.26         ZZ
    5551 TUCSON STREET                8.8750            412.55         1
                                     15.3750            412.55         80
    DENVER          CO    80239      14.8750       05/14/96         62,000.00
    280001526190                      9.3750       07/01/96            00
    265330                            8.8750       06/01/26            0
    0                                 5.5000       12/01/96        12/01/96
    921/824                           5.0000       01/01/97        01/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526191                           9.3750        115,000.00        100
    ALLISON             MARK          9.3750        114,824.39         ZZ
    11845 SOUTH US HIGHWAY 285        8.8750            956.52         1
                                     15.3750            956.52         64
    CONIFER         CO    80433      14.8750       05/17/96        180,000.00
    280001526191                      9.3750       07/01/96            00
    265371                            8.8750       06/01/26            0
    0                                 5.7500       12/01/96        12/01/96
    921/824                           5.2500       01/01/97        01/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526193                           9.1250         69,375.00        100
    EWING               DANIEL        9.1250         69,263.40         ZZ
    9291 NAGEL DRIVE                  8.6250            564.46         1
                                     15.1250            564.46         75
    THORNTON        CO    80229      14.6250       05/23/96         92,500.00
    280001526193                      9.1250       07/01/96            00
    265488                            8.6250       06/01/26            0
    0                                 5.8750       12/01/96        12/01/96
1


    921/824                           5.3750       01/01/97        01/01/97
      25                              9.1250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526194                           8.8000         85,500.00        100
    ARAGON              ALBERT        8.8000         85,402.26         ZZ
    1909 WEST 35TH AVENUE             8.3000            675.69         1
                                     14.8000            675.69         73
    DENVER          CO    80211      14.3000       06/12/96        118,000.00
    280001526194                      8.8000       08/01/96            00
    265538                            8.3000       07/01/26            0
    0                                 5.6000       01/01/97        01/01/97
    921/824                           5.1000       02/01/97        02/01/97
      25                              8.8000          .0000           .0000
    A                                 9.8000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526196                          10.2500        116,955.00        100
    MARTINEZ            ARTURO       10.2500        116,856.48         ZZ
    480 SOUTH NEWLAND STREET          9.7500          1,048.04         1
                                     16.2500          1,048.04         90
    LAKEWOOD        CO    80226      15.7500       06/25/96        129,995.00
    280001526196                     10.2500       08/01/96            23
    265645                            9.7500       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    921/824                           5.5000       02/01/97        02/01/97
      25                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .0000
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526197                           9.8500        119,650.00        100
    BRUNSVOLD           TODD          9.8500        119,540.25         ZZ
    6789 ZENOBIA STREET               9.3500          1,036.78         1
                                     15.8500          1,036.78         90
    ARVADA          CO    80003      15.3500       06/14/96        132,950.00
1


    280001526197                      9.8500       08/01/96            23
    265751                            9.3500       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    921/824                           5.0000       02/01/97        02/01/97
      25                              9.8500          .0000           .0000
    A                                10.8500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526198                           9.5000        166,400.00        100
    DESHAIES            KEN           9.5000        166,152.48         ZZ
    1125 MESA DRIVE                   9.0000          1,399.19         1
                                     15.5000          1,399.19         80
    SILVERTHORNE    CO    80498      15.0000       05/20/96        208,000.00
    280001526198                      9.5000       07/01/96            00
    265785                            9.0000       06/01/26            0
    0                                 5.7500       12/01/96        12/01/96
    921/824                           5.2500       01/01/97        01/01/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526199                           8.7500        143,800.00        100
    HEFFNER             ERIC          8.7500        143,549.97         ZZ
    223 YELLOWFIELD WAY               8.2500          1,131.28         1
                                     14.7500          1,131.28         85
    ERIE            CO    80516      14.2500       05/30/96        169,236.00
    280001526199                      8.7500       07/01/96            23
    265793                            8.2500       06/01/26            0
    0                                 5.2500       12/01/96        12/01/96
    921/824                           4.7500       01/01/97        01/01/97
      25                              8.7500          .0000           .0000
    A                                 9.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526200                           8.6250         69,350.00        100
    BENDER              DANA          8.6250         69,267.81         ZZ
1


    2240 40TH STREET NORTH WEST #     8.1250            539.40         1
                                     14.6250            539.40         76
    WASHINGTON      DC    20007      14.1250       06/11/96         92,000.00
    280001526200                      8.6250       08/01/96            00
    265827                            8.1250       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
    921/824                           4.7500       02/01/97        02/01/97
      25                              8.6250          .0000           .0000
    A                                 9.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526201                           9.3750         69,000.00        100
    DEAN                RORY          9.3750         68,894.64         ZZ
    158 WEST BROADWAY STREET          8.8750            573.91         1
                                     15.3750            573.91         69
    ELIZABETH       CO    80107      14.8750       05/29/96        100,000.00
    280001526201                      9.3750       07/01/96            00
    265850                            8.8750       06/01/26            0
    0                                 6.0000       12/01/96        12/01/96
    921/824                           5.5000       01/01/97        01/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526203                           9.6250         50,000.00        100
    CHORNEY             JOAN          9.6250         49,927.55         ZZ
    6470 SOUTH JAMAICA CIRCLE         9.1250            425.00         1
                                     15.6250            425.00         22
    ENGLEWOOD       CO    80111      15.1250       05/20/96        237,500.00
    280001526203                      9.6250       07/01/96            00
    265892                            9.1250       06/01/26            0
    0                                 6.2500       12/01/96        12/01/96
    921/824                           5.7500       01/01/97        01/01/97
      25                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        N             .0000
1




    1526204                           9.3750        307,500.00        100
    COBB JR             DAVID         9.3750        307,030.49         ZZ
    11157 IVES WAY                    8.8750          2,557.63         1
                                     15.3750          2,557.63         75
    NICOMA PARK     OK    73066      14.8750       05/24/96        410,000.00
    280001526204                      9.3750       07/01/96            00
    265900                            8.8750       06/01/26            0
    0                                 6.0000       12/01/96        12/01/96
    921/824                           5.5000       01/01/97        01/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526207                           9.0000         70,000.00        100
    FARRELL             LAWRENCE      9.0000         69,923.23         ZZ
    2766 SOUTH QUINTERO STREET        8.5000            563.24         1
                                     15.0000            563.24         62
    AURORA          CO    80013      14.5000       05/30/96        114,000.00
    280001526207                      9.0000       08/01/96            00
    265991                            8.5000       07/01/26            0
    0                                 5.6250       01/01/97        01/01/97
    921/824                           5.1250       02/01/97        02/01/97
      25                              9.0000          .0000           .0000
    A                                10.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526210                           9.5000        132,205.00        100
    LUTHER              JOHN          9.5000        132,074.41         ZZ
    2626 SOMMERVILLE DRIVE            9.0000          1,111.66         1
                                     15.5000          1,111.66         90
    FORT COLLINS    CO    80526      15.0000       06/28/96        146,895.00
    280001526210                      9.5000       08/01/96            23
    266072                            9.0000       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
    921/824                           4.7500       02/01/97        02/01/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526211                           9.5000        115,500.00        100
    GILLILAND           ARTHUR        9.5000        115,385.93         ZZ
    447 PARK COUNTY ROAD 33           9.0000            971.19         1
                                     15.5000            971.19         75
    COMO            CO    80432      15.0000       06/03/96        154,000.00
    280001526211                      9.5000       08/01/96            00
    266106                            9.0000       07/01/26            0
    0                                 6.1250       01/01/97        01/01/97
    921/824                           5.6250       02/01/97        02/01/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526213                           9.3750         89,600.00        100
    BILLINGS            KIRK          9.3750         89,463.19         ZZ
    2920 SOUTH GLENCOE STREET         8.8750            745.25         1
                                     15.3750            745.25         80
    DENVER          CO    80222      14.8750       05/24/96        112,000.00
    280001526213                      9.3750       07/01/96            00
    266130                            8.8750       06/01/26            0
    0                                 5.5000       12/01/96        12/01/96
    921/824                           5.0000       01/01/97        01/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526215                          10.2000        142,425.00        100
    MARROW              JEANNINE     10.2000        142,303.73         ZZ
    1778 PAWNEE PARKWAY               9.7000          1,270.99         1
                                     16.2000          1,270.99         75
    ELIZABETH       CO    80107      15.7000       06/20/96        189,900.00
    280001526215                     10.2000       08/01/96            00
    266197                            9.7000       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    921/824                           5.5000       02/01/97        02/01/97
      25                             10.2000          .0000           .0000
    A                                11.2000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526219                          10.1500        110,000.00        100
    RUBEY               DON          10.1500        109,952.87         ZZ
    6110 SOUTH PENNSYLVANIA STREE     9.6500            977.55         1
                                     16.1500            977.55         80
    LITTLETON       CO    80121      15.6500       07/30/96        137,500.00
    280001526219                     10.1500       09/01/96            00
    266296                            9.6500       08/01/26            0
    0                                 5.7500       02/01/97        02/01/97
    921/824                           5.2500       03/01/97        03/01/97
      25                             10.1500          .0000           .0000
    A                                11.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526221                          10.1250        140,250.00        100
    SANDERSON           SCOTT        10.1250        140,128.67         ZZ
    2225 STUART STREET                9.6250          1,243.77         1
                                     16.1250          1,243.77         85
    LONGMONT        CO    80501      15.6250       06/04/96        165,000.00
    280001526221                     10.1250       08/01/96            23
    266353                            9.6250       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    921/824                           5.5000       02/01/97        02/01/97
      25                             10.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526222                          10.0000        171,000.00        100
    ANDERSON            ROBERT       10.0000        170,924.35         ZZ
    19735 SEQUOIA STREET              9.5000          1,500.65         1
                                     16.0000          1,500.65         90
    LYNWOOD         IL    60411      15.5000       07/19/96        190,000.00
    280001526222                     10.0000       09/01/96            23
    266379                            9.5000       08/01/26            0
    0                                 5.7500       02/01/97        02/01/97
1


    921/824                           5.2500       03/01/97        03/01/97
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526229                           9.7000        270,000.00        100
    PAULSEN             BRAD          9.7000        269,744.35         ZZ
    6004 SUGARLOAF ROAD               9.2000          2,309.81         1
                                     15.7000          2,309.81         72
    BOULDER         CO    80302      15.2000       06/21/96        375,000.00
    280001526229                      9.7000       08/01/96            00
    266791                            9.2000       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    921/824                           5.5000       02/01/97        02/01/97
      25                              9.7000          .0000           .0000
    A                                10.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526230                           9.7000        151,725.00        100
    JOHNSON             JODY          9.7000        151,581.33         ZZ
    10386 EAST WEAVER CIRCLE          9.2000          1,297.99         1
                                     15.7000          1,297.99         85
    ENGLEWOOD       CO    80111      15.2000       06/28/96        178,500.00
    280001526230                      9.7000       08/01/96            23
    266841                            9.2000       07/01/26            0
    0                                 5.3000       01/01/97        01/01/97
    921/824                           4.8000       02/01/97        02/01/97
      25                              9.7000          .0000           .0000
    A                                10.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526231                          10.4500        111,950.00        100
    KING                GREGORY      10.4500        111,859.67         ZZ
    11027 WEST MARLOWE AVENUE         9.9500          1,019.87         1
                                     16.4500          1,019.87         85
    LITTLETON       CO    80127      15.9500       06/21/96        131,750.00
1


    280001526231                     10.4500       08/01/96            23
    266866                            9.9500       07/01/26            0
    0                                 6.0500       01/01/97        01/01/97
    921/824                           5.5500       02/01/97        02/01/97
      25                             10.4500          .0000           .0000
    A                                11.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526233                           8.3500         88,500.00        100
    AUSTIN              LINDA         8.3500         88,389.02         ZZ
    6202 WILLOW LANE                  7.8500            671.11         1
                                     14.3500            671.11         75
    BOULDER         CO    80301      13.8500       06/24/96        118,000.00
    280001526233                      8.3500       08/01/96            00
    266890                            7.8500       07/01/26            0
    0                                 4.5000       01/01/97        01/01/97
    921/824                           4.0000       02/01/97        02/01/97
      25                              8.3500          .0000           .0000
    A                                 9.3500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           09             0           00/00/00
                                        O             .0000


    1526235                          10.4500        176,000.00        100
    RYAN                MARK         10.4500        175,857.98         ZZ
    8750 CALHAN HIGHWAY               9.9500          1,603.37         1
                                     16.4500          1,603.37         80
    CALHAN          CO    80808      15.9500       06/20/96        220,000.00
    280001526235                     10.4500       08/01/96            00
    266973                            9.9500       07/01/26            0
    0                                 6.5000       01/01/97        01/01/97
    921/824                           6.0000       02/01/97        02/01/97
      25                             10.4500          .0000           .0000
    A                                11.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526238                          10.0000        144,000.00        100
    ROBERTSON           STEPHEN      10.0000        143,872.05         ZZ
1


    21791 SADDLEBROOK DRIVE           9.5000          1,263.71         1
                                     16.0000          1,263.71         90
    PARKER          CO    80134      15.5000       06/20/96        160,000.00
    280001526238                     10.0000       08/01/96            23
    267161                            9.5000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    921/824                           5.2500       02/01/97        02/01/97
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526239                          10.2500        129,600.00        100
    TODD                AARON        10.2500        129,490.84         ZZ
    3372 WEST 10TH AVENUE PLACE       9.7500          1,161.35         1
                                     16.2500          1,161.35         90
    BROOMFIELD      CO    80020      15.7500       06/26/96        144,000.00
    280001526239                     10.2500       08/01/96            23
    267211                            9.7500       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    921/824                           5.5000       02/01/97        02/01/97
      25                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526241                          10.1000         72,900.00        100
    BERGMANN            MARY         10.1000         72,836.59         ZZ
    4185 SOUTH PAGOSA COURT           9.6000            645.15         1
                                     16.1000            645.15         75
    AURORA          CO    80013      15.6000       06/21/96         97,250.00
    280001526241                     10.1000       08/01/96            00
    267294                            9.6000       07/01/26            0
    0                                 6.6250       01/01/97        01/01/97
    921/824                           6.1250       02/01/97        02/01/97
      25                             10.1000          .0000           .0000
    A                                11.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1526242                           9.7500        106,650.00        100
    GOODSON-AHMAD       LINDA         9.7500        106,550.08         ZZ
    1351 SOUTH VICTOR STREET          9.2500            916.29         1
                                     15.7500            916.29         90
    AURORA          CO    80012      15.2500       06/27/96        118,500.00
    280001526242                      9.7500       08/01/96            23
    267336                            9.2500       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    921/824                           5.0000       02/01/97        02/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526244                          10.2500        144,000.00        100
    CUNNINGHAM          MICHAEL      10.2500        143,939.61         ZZ
    6081 SOUTH COUNTY ROAD 129        9.7500          1,290.39         1
                                     16.2500          1,290.39         90
    BENNETT         CO    80102      15.7500       07/02/96        160,000.00
    280001526244                     10.2500       09/01/96            23
    267419                            9.7500       08/01/26            0
    0                                 6.0000       02/01/97        02/01/97
    921/824                           5.5000       03/01/97        03/01/97
      25                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526245                          10.1500         98,400.00        100
    APICE               JOSEPH       10.1500         98,315.32         ZZ
    21520 CRESTRIDGE PLACE            9.6500            874.46         1
                                     16.1500            874.46         80
    AURORA          CO    80015      15.6500       06/24/96        123,000.00
    280001526245                     10.1500       08/01/96            00
    267468                            9.6500       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    921/824                           5.2500       02/01/97        02/01/97
      25                             10.1500          .0000           .0000
    A                                11.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           1              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1526250                           9.9000        134,400.00        100
    ROYBAL              ROBERT        9.9000        134,278.02         ZZ
    4417 SOUTH WOLFF STREET           9.4000          1,169.54         1
                                     15.9000          1,169.54         80
    DENVER          CO    80236      15.4000       06/28/96        168,000.00
    280001526250                      9.9000       08/01/96            00
    267641                            9.4000       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    921/824                           5.0000       02/01/97        02/01/97
      25                              9.9000          .0000           .0000
    A                                10.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526251                           9.6000        335,750.00        100
    BLAIR               JAMES         9.6000        335,588.30         ZZ
    6653 S PRESCOTT WAY               9.1000          2,847.70         1
                                     15.6000          2,847.70         85
    LITTLETON       CO    80120      15.1000       07/23/96        395,000.00
    280001526251                      9.6000       09/01/96            23
    267674                            9.1000       08/01/26            0
    0                                 5.6000       02/01/97        02/01/97
    921/824                           5.1000       03/01/97        03/01/97
      25                              9.6000          .0000           .0000
    A                                10.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1526252                           8.8500         85,600.00        100
    POWERS              DONALD        8.8500         84,937.50         ZZ
    10883 NORTHGLENN DRIVE            8.3500            679.54         1
                                     14.8500            679.54         80
    NORTHGLENN      CO    80233      14.3500       07/05/96        107,000.00
    280001526252                      8.8500       09/01/96            00
    267690                            8.3500       08/01/26            0
    0                                 4.7500       02/01/97        02/01/97
    921/824                           4.2500       03/01/97        03/01/97
      25                              8.8500          .0000           .0000
    A                                 9.8500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526254                           9.7000        134,300.00        100
    YARBOROUGH          PAUL          9.7000        134,236.67         ZZ
    13480 HARRISON STREET             9.2000          1,148.92         1
                                     15.7000          1,148.92         85
    THORNTON        CO    80241      15.2000       07/19/96        158,000.00
    280001526254                      9.7000       09/01/96            23
    267765                            9.2000       08/01/26            0
    0                                 5.3000       02/01/97        02/01/97
    921/824                           4.8000       03/01/97        03/01/97
      25                              9.7000          .0000           .0000
    A                                10.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526256                           8.8500        103,200.00        100
    SHOBER JR           RUDOLPH       8.8500        103,083.25         ZZ
    2329 42ND AVENUE COURT            8.3500            819.26         1
                                     14.8500            819.26         80
    GREELEY         CO    80631      14.3500       07/28/96        129,000.00
    280001526256                      8.8500       08/01/96            00
    267997                            8.3500       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
    921/824                           4.7500       02/01/97        02/01/97
      25                              8.8500          .0000           .0000
    A                                 9.8500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526260                           9.6000        191,250.00        100
    GRUBBS              ROBERT        9.6000        191,065.04         ZZ
    7268 BRIGHTON PLACE               9.1000          1,622.11         1
                                     15.6000          1,622.11         66
    CASTLE ROCK     CO    80104      15.1000       06/28/96        291,275.00
    280001526260                      9.6000       08/01/96            00
    268169                            9.1000       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
1


    921/824                           5.5000       02/01/97        02/01/97
      25                              9.6000          .0000           .0000
    A                                10.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526261                           9.6500        132,800.00        100
    JONES               GREGORY       9.6500        132,736.71         ZZ
    7056 WEST 83RD WAY                9.1500          1,131.22         1
                                     15.6500          1,131.22         80
    ARVADA          CO    80003      15.1500       07/26/96        166,100.00
    280001526261                      9.6500       09/01/96            00
    268227                            9.1500       08/01/26            0
    0                                 5.2500       02/01/97        02/01/97
    921/824                           4.7500       03/01/97        03/01/97
      25                              9.6500          .0000           .0000
    A                                10.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526262                           9.1000        165,850.00        100
    SPADI               KENNETH       9.1000        165,761.28         ZZ
    10635 SOLAR DRIVE                 8.6000          1,346.42         1
                                     15.1000          1,346.42         72
    LITTLETON       CO    80125      14.6000       07/11/96        232,000.00
    280001526262                      9.1000       09/01/96            00
    268235                            8.6000       08/01/26            0
    0                                 5.0000       02/01/97        02/01/97
    921/824                           4.5000       03/01/97        03/01/97
      25                              9.1000          .0000           .0000
    A                                10.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526263                          10.0000         85,500.00        100
    MULLEN              JAMES        10.0000         85,462.17         ZZ
    24 CABIN CREEK ROAD               9.5000            750.33         1
                                     16.0000            750.33         82
    ALLENSPARK      CO    80510      15.5000       07/16/96        105,000.00
1


    280001526263                     10.0000       09/01/96            23
    268276                            9.5000       08/01/26            0
    0                                 5.8000       02/01/97        02/01/97
    921/824                           5.3000       03/01/97        03/01/97
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526264                           9.1500         89,500.00        100
    MINARD              IVAN          9.1500         89,452.62         ZZ
    5762 WEST 75TH PLACE              8.6500            729.82         1
                                     15.1500            729.82         78
    ARVADA          CO    80003      14.6500       07/12/96        116,000.00
    280001526264                      9.1500       09/01/96            00
    268300                            8.6500       08/01/26            0
    0                                 5.0000       02/01/97        02/01/97
    921/824                           4.5000       03/01/97        03/01/97
      25                              9.1500          .0000           .0000
    A                                10.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526265                           9.2000        205,647.00        100
    BURGESS             DAVID         9.2000        205,539.26         ZZ
    217 SHORELINE DRIVE               8.7000          1,684.37         1
                                     15.2000          1,684.37         71
    STAR HARBOR     TX    75148      14.7000       07/24/96        290,000.00
    280001526265                      9.2000       09/01/96            00
    268334                            8.7000       08/01/26            0
    0                                 5.0000       02/01/97        02/01/97
    921/824                           4.5000       03/01/97        03/01/97
      25                              9.2000          .0000           .0000
    A                                10.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526275                           9.6500        273,600.00        100
    MCGRORY             JOHN          9.6500        273,469.62         ZZ
1


    11692 EAST LAKE AVENUE            9.1500          2,330.58         1
                                     15.6500          2,330.58         80
    ENGLEWOOD       CO    80111      15.1500       07/23/96        342,000.00
    280001526275                      9.6500       09/01/96            00
    268789                            9.1500       08/01/26            0
    0                                 5.2500       02/01/97        02/01/97
    921/824                           4.7500       03/01/97        03/01/97
      25                              9.6500          .0000           .0000
    A                                10.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526276                           9.9000         65,800.00        100
    FLUHARTY            MICHELLE      9.9000         65,770.26         ZZ
    14189 EAST DICKINSON DRIVE        9.4000            572.59         1
    UNIT D                           15.9000            572.59         80
    AURORA          CO    80014      15.4000       07/19/96         82,250.00
    280001526276                      9.9000       09/01/96            00
    268896                            9.4000       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    921/824                           5.0000       03/01/97        03/01/97
      25                              9.9000          .0000           .0000
    A                                10.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1526279                           9.7000         75,000.00        100
    SIMS-MCFARLAND      DEBRA         9.7000         74,964.63         ZZ
    1051 JAMAICA STREET               9.2000            641.62         1
                                     15.7000            641.62         75
    AURORA          CO    80010      15.2000       07/26/96        100,000.00
    280001526279                      9.7000       09/01/96            00
    269027                            9.2000       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    921/824                           5.0000       03/01/97        03/01/97
      25                              9.7000          .0000           .0000
    A                                10.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1526281                           9.7500        137,700.00        100
    KAMPSTRA            DANIEL        9.7500        137,635.75         ZZ
    2121 RALEIGH STREET               9.2500          1,183.06         1
                                     15.7500          1,183.06         90
    DENVER          CO    80212      15.2500       07/26/96        153,000.00
    280001526281                      9.7500       09/01/96            23
    269084                            9.2500       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    921/824                           5.0000       03/01/97        03/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526283                           9.6500        136,000.00        100
    LOZOWICK            TONI          9.6500        135,935.19         ZZ
    29773 SPRUCE ROAD                 9.1500          1,158.48         1
                                     15.6500          1,158.48         80
    EVERGREEN       CO    80439      15.1500       07/25/96        170,000.00
    280001526283                      9.6500       09/01/96            00
    269191                            9.1500       08/01/26            0
    0                                 5.2500       02/01/97        02/01/97
    921/824                           4.7500       03/01/97        03/01/97
      25                              9.6500          .0000           .0000
    A                                10.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526285                           9.4000        125,000.00        100
    SCHUETT             MARIE         9.4000        124,937.21         ZZ
    10468 E IDA AVENUE                8.9000          1,041.96         1
                                     15.4000          1,041.96         45
    ENGLEWOOD       CO    80110      14.9000       07/26/96        280,000.00
    280001526285                      9.4000       09/01/96            00
    269241                            8.9000       08/01/26            0
    0                                 5.0000       02/01/97        02/01/97
    921/824                           4.5000       03/01/97        03/01/97
      25                              9.4000          .0000           .0000
    A                                10.4000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526286                           9.6500        128,000.00        100
    JAMEHGAR            MANSOUREH     9.6500        127,939.00         ZZ
    5612 S LANSING COURT              9.1500          1,090.33         1
                                     15.6500          1,090.33         80
    ENGLEWOOD       CO    80111      15.1500       07/29/96        160,000.00
    280001526286                      9.6500       09/01/96            00
    269258                            9.1500       08/01/26            0
    0                                 5.2500       02/01/97        02/01/97
    921/824                           4.7500       03/01/97        03/01/97
      25                              9.6500          .0000           .0000
    A                                10.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526289                          10.2000        206,550.00        100
    BROWNING            JOHN         10.2000        206,462.45         ZZ
    323 WIDGEON DRIVE                 9.7000          1,843.23         1
                                     16.2000          1,843.23         85
    LONGMONT        CO    80503      15.7000       07/29/96        243,000.00
    280001526289                     10.2000       09/01/96            23
    269340                            9.7000       08/01/26            0
    0                                 5.8000       02/01/97        02/01/97
    921/824                           5.3000       03/01/97        03/01/97
      25                             10.2000          .0000           .0000
    A                                11.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526290                           9.1000        400,000.00        100
    CALISTO             JOSEPH        9.1000        399,786.01         ZZ
    479 WEST OAKWOOD LANE             8.6000          3,247.32         1
                                     15.1000          3,247.32         69
    CASTLE ROCK     CO    80104      14.6000       07/26/96        585,000.00
    280001526290                      9.1000       09/01/96            00
    269357                            8.6000       08/01/26            0
    0                                 5.0000       02/01/97        02/01/97
    921/824                           4.5000       03/01/97        03/01/97
      25                              9.1000          .0000           .0000
    A                                10.1000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526297                           9.7500        139,500.00        100
    SHEEHEY             DANIEL        9.7500        139,434.91         ZZ
    7316 SOUTH MILLER COURT           9.2500          1,198.53         1
                                     15.7500          1,198.53         90
    LITTLETON       CO    80127      15.2500       07/31/96        155,000.00
    280001526297                      9.7500       09/01/96            23
    269563                            9.2500       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    921/824                           5.0000       03/01/97        03/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526299                           8.9500        184,000.00        100
    WHITNEY             ERIC          8.9500        184,000.00         ZZ
    0220 NOTTINGHAM ROAD #2           8.4500          1,473.90         1
                                     14.9500          1,473.90         74
    AVON            CO    81620      14.4500       08/09/96        250,000.00
    280001526299                      8.9500       10/01/96            00
    269621                            8.4500       09/01/26            0
    0                                 4.7500       03/01/97        03/01/97
    921/824                           4.2500       04/01/97        04/01/97
      25                              8.9500          .0000           .0000
    A                                 9.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           03             0           00/00/00
                                        O             .0000


    1526300                          10.0500        184,380.00        100
    GIBBONS             MARK         10.0500        184,380.00         ZZ
    10472 LONGLEAF DRIVE              9.5500          1,624.89         1
                                     16.0500          1,624.89         90
    PARKER          CO    80134      15.5500       08/26/96        204,876.00
    280001526300                     10.0500       10/01/96            23
    269654                            9.5500       09/01/26            0
    0                                 5.5000       03/01/97        03/01/97
1


    921/824                           5.0000       04/01/97        04/01/97
      25                             10.0500          .0000           .0000
    A                                11.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526302                           9.7500        160,450.00        100
    RECHNITZ            MINDY         9.7500        160,375.14         ZZ
    6483 NILE COURT                   9.2500          1,378.52         1
                                     15.7500          1,378.52         90
    ARVADA          CO    80007      15.2500       08/02/96        178,281.00
    280001526302                      9.7500       09/01/96            23
    269688                            9.2500       08/01/26            0
    0                                 6.0000       02/01/97        02/01/97
    921/824                           5.5000       03/01/97        03/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526303                          10.0000        156,950.00        100
    SOSA                DANIEL       10.0000        156,950.00         ZZ
    2272 EILEEN WAY                   9.5000          1,377.35         1
                                     16.0000          1,377.35         90
    PARKER          CO    80134      15.5000       08/12/96        174,400.00
    280001526303                     10.0000       10/01/96            23
    269704                            9.5000       09/01/26            0
    0                                 5.7500       03/01/97        03/01/97
    921/824                           5.2500       04/01/97        04/01/97
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526305                           9.9500        110,600.00        100
    CROSS               THOMAS        9.9500        110,600.00         ZZ
    854-B WALNUT STREET               9.4500            966.52         1
                                     15.9500            966.52         70
    BOULDER         CO    80302      15.4500       08/12/96        158,000.00
1


    280001526305                      9.9500       10/01/96            00
    270058                            9.4500       09/01/26            0
    0                                 5.7500       03/01/97        03/01/97
    921/824                           5.2500       04/01/97        04/01/97
      25                              9.9500          .0000           .0000
    A                                10.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1526308                           8.8500         60,000.00        100
    ROSE                ORA           8.8500         60,000.00         ZZ
    708 NORFOLK WAY                   8.3500            476.32         1
                                     14.8500            476.32         56
    AURORA          CO    80011      14.3500       08/16/96        109,000.00
    280001526308                      8.8500       10/01/96            00
    270140                            8.3500       09/01/26            0
    0                                 5.2500       03/01/97        03/01/97
    921/824                           4.7500       04/01/97        04/01/97
      25                              8.8500          .0000           .0000
    A                                 9.8500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526311                           9.7000         73,500.00        100
    RIVARD              BEVERLY       9.7000         73,500.00         ZZ
    1432 SOUTH DALE COURT             9.2000            628.79         1
                                     15.7000            628.79         70
    DENVER          CO    80219      15.2000       08/15/96        105,000.00
    280001526311                      9.7000       10/01/96            00
    270272                            9.2000       09/01/26            0
    0                                 5.5000       03/01/97        03/01/97
    921/824                           5.0000       04/01/97        04/01/97
      25                              9.7000          .0000           .0000
    A                                10.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526314                           9.4500        160,000.00        100
    VOSS                RONALD        9.4500        160,000.00         ZZ
1


    220 GLENCOE STREET                8.9500          1,339.54         1
                                     15.4500          1,339.54         69
    DENVER          CO    80220      14.9500       08/13/96        233,000.00
    280001526314                      9.4500       10/01/96            00
    270355                            8.9500       09/01/26            0
    0                                 5.2500       03/01/97        03/01/97
    921/824                           4.7500       04/01/97        04/01/97
      25                              9.4500          .0000           .0000
    A                                10.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526317                           9.6000        232,000.00        100
    FREIHEIT            LYNN          9.6000        232,000.00         ZZ
    17455 CHIPPED ARROW WAY           9.1000          1,967.74         1
                                     15.6000          1,967.74         80
    MONUMENT        CO    80132      15.1000       08/20/96        290,000.00
    280001526317                      9.6000       10/01/96            00
    270520                            9.1000       09/01/26            0
    0                                 5.5000       03/01/97        03/01/97
    921/824                           5.0000       04/01/97        04/01/97
      25                              9.6000          .0000           .0000
    A                                10.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526318                           9.7000        232,500.00        100
    JONES               ROBERT        9.7000        232,500.00         ZZ
    203 PINE TREE LANE                9.2000          1,989.01         1
                                     15.7000          1,989.01         75
    BOULDER         CO    80304      15.2000       08/16/96        310,000.00
    280001526318                      9.7000       10/01/96            00
    270561                            9.2000       09/01/26            0
    0                                 5.5000       03/01/97        03/01/97
    921/824                           5.0000       04/01/97        04/01/97
      25                              9.7000          .0000           .0000
    A                                10.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1526319                           9.9000        264,000.00        100
    GARFIELD            ALBERT        9.9000        264,000.00         ZZ
    10100 EAST FORD PLACE             9.4000          2,297.31         1
                                     15.9000          2,297.31         80
    DENVER          CO    80231      15.4000       08/13/96        330,000.00
    280001526319                      9.9000       10/01/96            00
    270579                            9.4000       09/01/26            0
    0                                 5.5000       03/01/97        03/01/97
    921/824                           5.0000       04/01/97        04/01/97
      25                              9.9000          .0000           .0000
    A                                10.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526346                           9.6250        218,830.00        100
    EBERSOLE            MARC          9.6250        218,512.95         ZZ
    5019 CHAPEL CROSSING              9.1250          1,860.04         1
                                     15.6250          1,860.04         85
    DOUGLASVILLE    GA    30135      15.1250       05/16/96        257,450.00
    280001526346                      9.6250       07/01/96            23
    295592                            9.1250       06/01/26            0
    0                                 5.5000       12/01/96        12/01/96
    921/824                           5.0000       01/01/97        01/01/97
      25                              9.6250          .0000           .0000
    A                                10.6250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526351                           9.3750         82,500.00        100
    ABERNATHY           MICHAEL       9.3750         82,374.02         ZZ
    6955 JOT EM DOWN ROAD             8.8750            686.20         1
                                     15.3750            686.20         75
    GAINESVILLE     GA    30506      14.8750       05/21/96        110,000.00
    280001526351                      9.3750       07/01/96            00
    296772                            8.8750       06/01/26            0
    0                                 6.0000       12/01/96        12/01/96
    921/824                           5.5000       01/01/97        01/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526355                           9.7500        108,000.00        100
    NASH JR             JAMES         9.7500        107,847.60         ZZ
    6234 WILLOWBROOK DRIVE            9.2500            927.89         1
                                     15.7500            927.89         90
    RIVERDALE       GA    30296      15.2500       05/24/96        120,000.00
    280001526355                      9.7500       07/01/96            23
    297077                            9.2500       06/01/26            0
    0                                 5.5000       12/01/96        12/01/96
    921/824                           5.0000       01/01/97        01/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526356                           9.9500         72,000.00        100
    JOHNSON             RICHARD       9.9500         71,858.69         ZZ
    3214 WESTLOCK CIRCLE              9.4500            629.20         1
                                     15.9500            629.20         85
    DECATUR         GA    30034      15.4500       06/07/96         85,000.00
    280001526356                      9.9500       08/01/96            23
    297242                            9.4500       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    921/824                           5.2500       02/01/97        02/01/97
      25                              9.9500          .0000           .0000
    A                                10.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526357                          10.1250        129,600.00        100
    GROOVER             JEFFERY      10.1250        129,431.09         ZZ
    5005 CHESTATTEE HEIGHTS ROAD      9.6250          1,149.33         1
                                     16.1250          1,149.33         80
    GAINESVILLE     GA    30506      15.6250       05/31/96        162,000.00
    280001526357                     10.1250       07/01/96            00
    297309                            9.6250       06/01/26            0
    0                                 6.2500       12/01/96        12/01/96
    921/824                           5.7500       01/01/97        01/01/97
      25                             10.1250          .0000           .0000
    A                                11.1250            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526362                          10.1500         58,550.00        100
    TURPEN              DAVID        10.1500         58,499.62         ZZ
    136 RIVER TRACE                   9.6500            520.32         1
                                     16.1500            520.32         80
    DAHLONEGA       GA    30533      15.6500       06/21/96         73,200.00
    280001526362                     10.1500       08/01/96            00
    297697                            9.6500       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    921/824                           5.2500       02/01/97        02/01/97
      25                             10.1500          .0000           .0000
    A                                11.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526363                           8.9500        142,500.00        100
    REEVES              WANDA         8.9500        142,342.10         ZZ
    498 WAGON TRAIL ROAD              8.4500          1,141.47         1
                                     14.9500          1,141.47         75
    WOODSTOCK       GA    30188      14.4500       06/21/96        190,000.00
    280001526363                      8.9500       08/01/96            00
    297713                            8.4500       07/01/26            0
    0                                 4.7500       01/01/97        01/01/97
    921/824                           4.2500       02/01/97        02/01/97
      25                              8.9500          .0000           .0000
    A                                 9.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526365                           9.5000         77,550.00        100
    EVANS               BETTY         9.5000         77,473.40         ZZ
    5504 JOECLAY DRIVE                9.0000            652.09         1
                                     15.5000            652.09         90
    STONE MOUNTAIN  GA    30088      15.0000       06/19/96         86,175.00
    280001526365                      9.5000       08/01/96            23
    297861                            9.0000       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
1


    921/824                           4.7500       02/01/97        02/01/97
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526366                           8.8750        107,900.00        100
    BROWN               THEREON       8.8750        107,778.55         ZZ
    5543 NAPLES DRIVE                 8.3750            858.51         1
                                     14.8750            858.51         90
    POWDER SPRINGS  GA    30073      14.3750       06/28/96        119,900.00
    280001526366                      8.8750       08/01/96            23
    297978                            8.3750       07/01/26            0
    0                                 5.3750       01/01/97        01/01/97
    921/824                           4.8750       02/01/97        02/01/97
      25                              8.8750          .0000           .0000
    A                                 9.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526371                          10.4000        112,000.00        100
    BACON               WILLIAM      10.4000        111,954.52         ZZ
    1799 AMBUR COVE COURT             9.9000          1,016.15         1
                                     16.4000          1,016.15         80
    LAWRENCEVILLE   GA    30243      15.9000       07/09/96        140,050.00
    280001526371                     10.4000       09/01/96            00
    298513                            9.9000       08/01/26            0
    0                                 6.0000       02/01/97        02/01/97
    921/824                           5.5000       03/01/97        03/01/97
      25                             10.4000          .0000           .0000
    A                                11.4000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526376                           9.7500         71,550.00        100
    CLIFTON             MARILYN       9.7500         71,516.61         ZZ
    3170 KIPLING DRIVE                9.2500            614.73         1
                                     15.7500            614.73         87
    POWDER SPRINGS  GA    30073      15.2500       07/24/96         83,000.00
1


    280001526376                      9.7500       09/01/96            23
    298802                            9.2500       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    921/824                           5.0000       03/01/97        03/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526377                           9.4000        151,200.00        100
    HASHIM              MURAD         9.4000        151,124.04         ZZ
    5151 HUNTSHIRE LANE               8.9000          1,260.36         1
                                     15.4000          1,260.36         80
    LILBURN         GA    30247      14.9000       08/02/96        189,000.00
    280001526377                      9.4000       09/01/96            00
    298984                            8.9000       08/01/26            0
    0                                 5.0000       02/01/97        02/01/97
    921/824                           4.5000       03/01/97        03/01/97
      25                              9.4000          .0000           .0000
    A                                10.4000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526397                          10.0000         90,600.00        100
    BASS                RHONDA       10.0000         90,478.76         ZZ
    64 MAPLE STREET                   9.5000            795.08         1
                                     16.0000            795.08         75
    METHUEN         MA    01844      15.5000       05/24/96        120,800.00
    280001526397                     10.0000       07/01/96            00
    409433                            9.5000       06/01/26            0
    0                                 6.6250       12/01/96        12/01/96
    921/824                           6.1250       01/01/97        01/01/97
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526398                          10.3750        245,600.00        100
    CULLINAN            TERRENCE     10.3750        245,398.61         ZZ
1


    46 CROOKED LANE                   9.8750          2,223.68         1
                                     16.3750          2,223.68         80
    NANTUCKET       MA    02554      15.8750       06/06/96        307,000.00
    280001526398                     10.3750       08/01/96            00
    409482                            9.8750       07/01/26            0
    0                                 6.5000       01/01/97        01/01/97
    921/824                           6.0000       02/01/97        02/01/97
      25                             10.3750          .0000           .0000
    A                                11.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526405                           9.8750        255,000.00        100
    JENKINS             MARY          9.8750        254,649.57         ZZ
    2809 REGINA DRIVE                 9.3750          2,214.29         1
                                     15.8750          2,214.29         85
    SILVER SPRING   MD    20906      15.3750       05/24/96        300,000.00
    280001526405                      9.8750       07/01/96            23
    409789                            9.3750       06/01/26            0
    0                                 5.7500       12/01/96        12/01/96
    921/824                           5.2500       01/01/97        01/01/97
      25                              9.8750          .0000           .0000
    A                                10.8750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526411                           9.7000         89,000.00        100
    ALMON               WILLIAM       9.7000         88,958.03         ZZ
    274 WOODS HOLE ROAD               9.2000            761.39         1
                                     15.7000            761.39         42
    FALMOUTH        MA    02540      15.2000       07/12/96        217,000.00
    280001526411                      9.7000       09/01/96            00
    410035                            9.2000       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    921/824                           5.0000       03/01/97        03/01/97
      25                              9.7000          .0000           .0000
    A                                10.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1526412                          10.1500        291,200.00        100
    DESIDERIO           ROCCO        10.1500        290,949.42         ZZ
    6 ASPEN ROAD                      9.6500          2,587.83         1
                                     16.1500          2,587.83         80
    NORTH READING   MA    01864      15.6500       06/26/96        364,000.00
    280001526412                     10.1500       08/01/96            00
    410167                            9.6500       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    921/824                           5.2500       02/01/97        02/01/97
      25                             10.1500          .0000           .0000
    A                                11.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526414                           9.6000        104,400.00        100
    BORDEN              PETER         9.6000        104,299.04         ZZ
    60 HARMON AVENUE                  9.1000            885.48         1
                                     15.6000            885.48         90
    SOMERSET        MA    02726      15.1000       06/07/96        116,000.00
    280001526414                      9.6000       08/01/96            23
    410217                            9.1000       07/01/26            0
    0                                 5.2500       01/01/97        01/01/97
    921/824                           4.7500       02/01/97        02/01/97
      25                              9.6000          .0000           .0000
    A                                10.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526417                          10.2500        281,916.00        100
    VIGILANTE           RICHARD      10.2500        281,678.53         ZZ
    12714 HALYARD PLACE               9.7500          2,526.26         1
                                     16.2500          2,526.26         90
    FORT WASHINGTO  MD    20744      15.7500       06/05/96        313,241.00
    280001526417                     10.2500       08/01/96            23
    410373                            9.7500       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    921/824                           5.5000       02/01/97        02/01/97
      25                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526421                           9.2000        101,500.00        100
    MANCINI             NORA          9.2000        101,393.23         ZZ
    383 SHORE DRIVE                   8.7000            831.35         1
                                     15.2000            831.35         58
    SALEM           NH    03079      14.7000       06/24/96        175,000.00
    280001526421                      9.2000       08/01/96            00
    410761                            8.7000       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    921/824                           5.2500       02/01/97        02/01/97
      25                              9.2000          .0000           .0000
    A                                10.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526426                           9.9500        101,600.00        100
    AUSTIN JR           DAVID         9.9500        101,508.75         ZZ
    98 VASSAR STREET                  9.4500            887.87         1
                                     15.9500            887.87         80
    WORCESTER       MA    01602      15.4500       06/19/96        127,000.00
    280001526426                      9.9500       08/01/96            00
    410902                            9.4500       07/01/26            0
    0                                 6.0000       01/01/97        01/01/97
    921/824                           5.5000       02/01/97        02/01/97
      25                              9.9500          .0000           .0000
    A                                10.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526429                          10.7000         91,000.00        100
    WILLIAMS            DANNY        10.7000         90,930.43         ZZ
    244 10TH STREET NE               10.2000            846.05         1
                                     16.7000            846.05         70
    WASHINGTON      DC    20004      16.2000       06/21/96        130,000.00
    280001526429                     10.7000       08/01/96            00
    410977                           10.2000       07/01/26            0
    0                                 6.5000       01/01/97        01/01/97
    921/824                           6.0000       02/01/97        02/01/97
      25                             10.7000          .0000           .0000
    A                                11.7000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526430                           9.7500         99,450.00        100
    GOLDBERG            JEFFREY       9.7500         99,356.82         ZZ
    112 SHADY HILL DRIVE              9.2500            854.43         1
                                     15.7500            854.43         90
    WEST WARWICK    RI    02893      15.2500       07/01/96        110,500.00
    280001526430                      9.7500       08/01/96            23
    410993                            9.2500       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    921/824                           5.0000       02/01/97        02/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526434                           9.9000        345,600.00        100
    MCGOLDRICK          CONSTANCE     9.9000        345,286.33         ZZ
    11 LAUREL ROAD                    9.4000          3,007.39         1
                                     15.9000          3,007.39         80
    STAMFORD        CT    06903      15.4000       06/26/96        432,000.00
    280001526434                      9.9000       08/01/96            00
    411256                            9.4000       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    921/824                           5.0000       02/01/97        02/01/97
      25                              9.9000          .0000           .0000
    A                                10.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526435                           9.4000         56,000.00        100
    DRING               JAMES         9.4000         55,943.52         ZZ
    25 TOPPA BOULEVARD                8.9000            466.80         1
                                     15.4000            466.80         40
    NEWPORT         RI    02840      14.9000       06/21/96        142,000.00
    280001526435                      9.4000       08/01/96            00
    411264                            8.9000       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
1


    921/824                           5.0000       02/01/97        02/01/97
      25                              9.4000          .0000           .0000
    A                                10.4000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526436                           9.2000         33,600.00        100
    KLABISH             DANIEL        9.2000         33,582.39         ZZ
    685 OAK STREET BLDG #11           8.7000            275.21         1
    UNIT #1                          15.2000            275.21         70
    BROCKTON        MA    02401      14.7000       07/12/96         48,000.00
    280001526436                      9.2000       09/01/96            00
    411272                            8.7000       08/01/26            0
    0                                 5.0000       02/01/97        02/01/97
    921/824                           4.5000       03/01/97        03/01/97
      25                              9.2000          .0000           .0000
    A                                10.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526438                          10.1500        148,000.00        100
    STEWART-WOOD        CHRISTINE    10.1500        147,872.63         ZZ
    584 S CAMBRIDGE STREET            9.6500          1,315.25         1
                                     16.1500          1,315.25         80
    NANTUCKET       MA    02554      15.6500       06/27/96        185,000.00
    280001526438                     10.1500       08/01/96            00
    411322                            9.6500       07/01/26            0
    0                                 5.7500       01/01/97        01/01/97
    921/824                           5.2500       02/01/97        02/01/97
      25                             10.1500          .0000           .0000
    A                                11.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526439                          10.4500         86,800.00        100
    VENTO               PAMELA       10.4500         86,765.12         ZZ
    25 MAIN STREET                    9.9500            790.76         1
                                     16.4500            790.76         70
    ASHBURNHAM      MA    01430      15.9500       07/18/96        124,000.00
1


    280001526439                     10.4500       09/01/96            00
    411330                            9.9500       08/01/26            0
    0                                 6.2500       02/01/97        02/01/97
    921/824                           5.7500       03/01/97        03/01/97
      25                             10.4500          .0000           .0000
    A                                11.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526449                           9.9000        110,320.00        100
    MEJIA               FEDERICO      9.9000        110,270.14         ZZ
    45 ONEIDA STREET                  9.4000            960.00         1
                                     15.9000            960.00         80
    METHUEN         MA    01844      15.4000       07/22/96        137,900.00
    280001526449                      9.9000       09/01/96            00
    411769                            9.4000       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    921/824                           5.0000       03/01/97        03/01/97
      25                              9.9000          .0000           .0000
    A                                10.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526450                           9.7000        105,750.00        100
    BROWN               SUZANNE       9.7000        105,649.86         ZZ
    8614 BURLING WOOD DRIVE           9.2000            904.68         1
                                     15.7000            904.68         75
    SPRINGFIELD     VA    22152      15.2000       07/01/96        141,000.00
    280001526450                      9.7000       08/01/96            00
    411777                            9.2000       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
    921/824                           5.0000       02/01/97        02/01/97
      25                              9.7000          .0000           .0000
    A                                10.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526451                           8.6000         90,000.00        100
    NASTRI              ANDREW        8.6000         89,946.58         ZZ
1


    28 BLAKESLEE ROAD                 8.1000            698.42         1
                                     14.6000            698.42         59
    WALLINGFORD     CT    06492      14.1000       07/18/96        155,000.00
    280001526451                      8.6000       09/01/96            00
    411819                            8.1000       08/01/26            0
    0                                 5.0000       02/01/97        02/01/97
    921/824                           4.5000       03/01/97        03/01/97
      25                              8.6000          .0000           .0000
    A                                 9.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526454                          10.0500        119,700.00        100
    MALKASIAN           PAUL         10.0500        119,700.00         ZZ
    7 PLANTATION ROAD                 9.5500          1,054.88         1
                                     16.0500          1,054.88         90
    PLYMOUTH        MA    02360      15.5500       08/23/96        133,000.00
    280001526454                     10.0500       10/01/96            23
    411892                            9.5500       09/01/26            0
    0                                 5.5000       03/01/97        03/01/97
    921/824                           5.0000       04/01/97        04/01/97
      25                             10.0500          .0000           .0000
    A                                11.0500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526459                           9.6500         95,200.00        100
    SMITH               DEBRA         9.6500         95,154.63         ZZ
    121 HOWARD AVENUE                 9.1500            810.94         1
                                     15.6500            810.94         85
    BURRILLVILLE    RI    02859      15.1500       07/19/96        112,000.00
    280001526459                      9.6500       09/01/96            23
    412304                            9.1500       08/01/26            0
    0                                 5.5500       02/01/97        02/01/97
    921/824                           5.0500       03/01/97        03/01/97
      25                              9.6500          .0000           .0000
    A                                10.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1526463                           9.6500         57,000.00        100
    HOLMES              WAYNE         9.6500         57,000.00         ZZ
    34 WESTWOOD AVENUE                9.1500            485.54         1
                                     15.6500            485.54         54
    EAST PROVIDENC  RI    02916      15.1500       08/15/96        107,000.00
    280001526463                      9.6500       10/01/96            00
    412460                            9.1500       09/01/26            0
    0                                 5.2500       03/01/97        03/01/97
    921/824                           4.7500       04/01/97        04/01/97
      25                              9.6500          .0000           .0000
    A                                10.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526468                          10.7000         67,500.00        100
    ERWIN               SCOTT        10.7000         67,474.31         ZZ
    38 CINDI JAMES CIRCLE            10.2000            627.57         1
                                     16.7000            627.57         75
    WARWICK         RI    02889      16.2000       07/31/96         90,000.00
    280001526468                     10.7000       09/01/96            00
    412783                           10.2000       08/01/26            0
    0                                 6.5000       02/01/97        02/01/97
    921/824                           6.0000       03/01/97        03/01/97
      25                             10.7000          .0000           .0000
    A                                11.7000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526474                           9.7500        220,000.00        100
    CANALE              GREGORY       9.7500        220,000.00         ZZ
    512 SANDY POINT AVENUE            9.2500          1,890.14         1
                                     15.7500          1,890.14         90
    PORTSMOUTH      RI    02871      15.2500       08/29/96        245,000.00
    280001526474                      9.7500       10/01/96            23
    413104                            9.2500       09/01/26            0
    0                                 5.5000       03/01/97        03/01/97
    921/824                           5.0000       04/01/97        04/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526476                          10.1500        284,800.00        100
    POLYKOFF            GARY         10.1500        284,800.00         ZZ
    11 MILDRED ROAD                   9.6500          2,530.95         1
                                     16.1500          2,530.95         80
    NEWTON          MA    02159      15.6500       08/21/96        356,000.00
    280001526476                     10.1500       10/01/96            00
    413146                            9.6500       09/01/26            0
    0                                 5.7500       03/01/97        03/01/97
    921/824                           5.2500       04/01/97        04/01/97
      25                             10.1500          .0000           .0000
    A                                11.1500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526477                          10.2000        100,000.00        100
    VANZILE, JR         NEIL         10.2000        100,000.00         ZZ
    21 BUMP ROAD                      9.7000            892.39         1
                                     16.2000            892.39         65
    WESTMORELAND    NH    03467      15.7000       08/26/96        154,000.00
    280001526477                     10.2000       10/01/96            00
    413153                            9.7000       09/01/26            0
    0                                 6.0000       03/01/97        03/01/97
    921/824                           5.5000       04/01/97        04/01/97
      25                             10.2000          .0000           .0000
    A                                11.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526484                          10.7000        105,000.00        100
    GRESH               JOYCE        10.7000        105,000.00         ZZ
    181 OSTERVILLE-WEST BARNSTABL    10.2000            976.22         1
    ROAD                             16.7000            976.22         70
    OSTERVILLE      MA    02655      16.2000       08/23/96        150,000.00
    280001526484                     10.7000       10/01/96            00
    413484                           10.2000       09/01/26            0
    0                                 6.5000       03/01/97        03/01/97
    921/824                           6.0000       04/01/97        04/01/97
      25                             10.7000          .0000           .0000
    A                                11.7000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526485                          10.4500        100,000.00        100
    MACDONALD           JANET        10.4500        100,000.00         ZZ
    14-16 NORTH PAYNE STREET          9.9500            911.01         1
                                     16.4500            911.01         63
    QUINCY          MA    02169      15.9500       08/29/96        160,000.00
    280001526485                     10.4500       10/01/96            00
    413500                            9.9500       09/01/26            0
    0                                 6.2500       03/01/97        03/01/97
    921/824                           5.7500       04/01/97        04/01/97
      25                             10.4500          .0000           .0000
    A                                11.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526486                          10.4500        119,000.00        100
    CAMERON             JOHN         10.4500        119,000.00         ZZ
    1270 BOSTON NECK ROAD             9.9500          1,084.10         1
                                     16.4500          1,084.10         85
    NARRAGANSETT    RI    02882      15.9500       08/19/96        140,000.00
    280001526486                     10.4500       10/01/96            23
    413534                            9.9500       09/01/26            0
    0                                 6.0500       03/01/97        03/01/97
    921/824                           5.5500       04/01/97        04/01/97
      25                             10.4500          .0000           .0000
    A                                11.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526488                          10.2000         35,000.00        100
    FLORIO              CHRISTINE    10.2000         35,000.00         ZZ
    626 SMITHFIELD STREET             9.7000            312.34         1
    UNIT 1201                        16.2000            312.34         64
    NORTH PROVIDEN  RI    02911      15.7000       08/30/96         55,000.00
    280001526488                     10.2000       10/01/96            00
    413591                            9.7000       09/01/26            0
    0                                 6.0000       03/01/97        03/01/97
1


    921/824                           5.5000       04/01/97        04/01/97
      25                             10.2000          .0000           .0000
    A                                11.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           01             0           00/00/00
                                        O             .0000


    1526489                           9.9000         42,400.00        100
    PIETTE              JEFFREY       9.9000         42,400.00         ZZ
    339 BAILEY STREET                 9.4000            368.97         1
                                     15.9000            368.97         80
    WOONSOCKET      RI    02895      15.4000       08/20/96         53,000.00
    280001526489                      9.9000       10/01/96            00
    413633                            9.4000       09/01/26            0
    0                                 5.5000       03/01/97        03/01/97
    921/824                           5.0000       04/01/97        04/01/97
      25                              9.9000          .0000           .0000
    A                                10.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526492                           9.9500         71,250.00        100
    LINGAR              JOSEPH        9.9500         71,250.00         ZZ
    141 LIBERTY STREET                9.4500            622.64         1
                                     15.9500            622.64         75
    AGAWAM          MA    01030      15.4500       08/22/96         95,000.00
    280001526492                      9.9500       10/01/96            00
    413724                            9.4500       09/01/26            0
    0                                 5.7500       03/01/97        03/01/97
    921/824                           5.2500       04/01/97        04/01/97
      25                              9.9500          .0000           .0000
    A                                10.9500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526493                          10.4500         86,250.00        100
    BIAGIOTTI           SUSAN        10.4500         86,250.00         ZZ
    88 SUMMER STREET                  9.9500            785.75         1
                                     16.4500            785.75         75
    WEYMOUTH        MA    02188      15.9500       08/29/96        115,000.00
1


    280001526493                     10.4500       10/01/96            00
    413732                            9.9500       09/01/26            0
    0                                 6.2500       03/01/97        03/01/97
    921/824                           5.7500       04/01/97        04/01/97
      25                             10.4500          .0000           .0000
    A                                11.4500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526494                           8.9000         73,600.00        100
    GONZALEZ            MICHAEL       8.9000         73,600.00         ZZ
    26 MAJESTIC AVENUE                8.4000            586.92         1
                                     14.9000            586.92         80
    WARWICK         RI    02888      14.4000       08/30/96         92,000.00
    280001526494                      8.9000       10/01/96            00
    413880                            8.4000       09/01/26            0
    0                                 4.5000       03/01/97        03/01/97
    921/824                           4.0000       04/01/97        04/01/97
      25                              8.9000          .0000           .0000
    A                                 9.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526496                           9.9000         96,000.00        100
    THORPE              GLENN         9.9000         96,000.00         ZZ
    25 CHARLES STREET                 9.4000            835.39         1
                                     15.9000            835.39         80
    WESTBORO        MA    01581      15.4000       08/23/96        120,000.00
    280001526496                      9.9000       10/01/96            00
    413997                            9.4000       09/01/26            0
    0                                 5.5000       03/01/97        03/01/97
    921/824                           5.0000       04/01/97        04/01/97
      25                              9.9000          .0000           .0000
    A                                10.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526501                           9.5000         40,000.00        100
    COULTHARD           CHARELES      9.5000         39,920.33         ZZ
1


    50 HARMONY LANE                   9.0000            336.35         1
                                     15.5000            336.35         73
    LARAMIE         WY    82070      15.0000       04/15/96         54,900.00
    280001526501                      9.5000       06/01/96            23
    502369                            9.0000       05/01/26            0
    0                                 6.1250       11/01/96        11/01/96
    921/824                           5.6250       12/01/96        12/01/96
      25                              9.5000          .0000           .0000
    A                                10.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526503                          10.2500        107,600.00        100
    SAILORS             KENNETH      10.2500        107,463.49         ZZ
    142 ROYAL WAY                     9.7500            964.20         1
                                     16.2500            964.20         90
    MCDONOUGH       GA    30253      15.7500       05/08/96        119,600.00
    280001526503                     10.2500       07/01/96            23
    503227                            9.7500       06/01/26            0
    0                                 6.0000       12/01/96        12/01/96
    921/824                           5.5000       01/01/97        01/01/97
      25                             10.2500          .0000           .0000
    A                                11.2500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526504                          10.7500        128,300.00        100
    QUICK               STEVEN       10.7500        128,104.15         ZZ
    550 ELM COURT                    10.2500          1,197.66         1
                                     16.7500          1,197.66         85
    RIFLE           CO    81650      16.2500       04/10/96        151,000.00
    280001526504                     10.7500       06/01/96            23
    503417                           10.2500       05/01/26            0
    0                                 5.7500       11/01/96        11/01/96
    921/824                           5.2500       12/01/96        12/01/96
      25                             10.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1526506                           8.9000        115,120.00        100
    SANDERS             DARWIN        8.9000        115,055.80         ZZ
    19361 E CLEAR CREEK DRIVE         8.4000            918.01         1
                                     14.9000            918.01         80
    PARKER          CO    80134      14.4000       07/26/96        143,900.00
    280001526506                      8.9000       09/01/96            00
    503706                            8.4000       08/01/26            0
    0                                 4.5000       02/01/97        02/01/97
    921/824                           4.0000       03/01/97        03/01/97
      25                              8.9000          .0000           .0000
    A                                 9.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526507                           9.1250        100,500.00        100
    FANSLOW             GARY          9.1250        100,283.62         ZZ
    905 E BRITTANY WAY                8.6250            817.70         1
                                     15.1250            817.70         75
    LITTLETON       CO    80126      14.6250       04/26/96        134,000.00
    280001526507                      9.1250       06/01/96            00
    503763                            8.6250       05/01/26            0
    0                                 5.6250       11/01/96        11/01/96
    921/824                           5.1250       12/01/96        12/01/96
      25                              9.1250          .0000           .0000
    A                                10.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526508                           9.3750        134,000.00        100
    DENHAM              MICHAEL       9.3750        133,795.39         ZZ
    2292 I 1/4 ROAD                   8.8750          1,114.55         1
                                     15.3750          1,114.55         80
    GRAND JUNCTION  CO    81505      14.8750       05/10/96        167,500.00
    280001526508                      9.3750       07/01/96            00
    503813                            8.8750       06/01/26            0
    0                                 5.2500       12/01/96        12/01/96
    921/824                           4.7500       01/01/97        01/01/97
      25                              9.3750          .0000           .0000
    A                                10.3750            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526510                          10.1250        303,920.00        100
    URBAN               WILLIAM      10.1250        303,523.94         ZZ
    3325 140TH AVE.NW                 9.6250          2,695.24         1
                                     16.1250          2,695.24         80
    ANDOVER         MN    55304      15.6250       05/20/96        379,900.00
    280001526510                     10.1250       07/01/96            00
    503961                            9.6250       06/01/26            0
    0                                 6.2500       12/01/96        12/01/96
    921/824                           5.7500       01/01/97        01/01/97
      25                             10.1250          .0000           .0000
    A                                11.1250            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526511                          10.5000         40,500.00        100
    CRAWFORD            CASSANDRA    10.5000         40,451.29         ZZ
    2945 ALABAMA HIGHWAY 14 W        10.0000            370.47         1
                                     16.5000            370.47         90
    AUTAUGAVILLE    AL    36003      16.0000       05/29/96         45,000.00
    280001526511                     10.5000       07/01/96            23
    503987                           10.0000       06/01/26            0
    0                                 6.0000       12/01/96        12/01/96
    921/824                           5.5000       01/01/97        01/01/97
      25                             10.5000          .0000           .0000
    A                                11.5000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526512                          10.0000        150,130.00        100
    ROLLINS             DANNY        10.0000        149,929.08         ZZ
    22828 LAWNDALE AVE                9.5000          1,317.50         1
                                     16.0000          1,317.50         90
    RICHTON PARK    IL    60471      15.5000       05/16/96        166,815.00
    280001526512                     10.0000       07/01/96            23
    503995                            9.5000       06/01/26            0
    0                                 5.7500       12/01/96        12/01/96
    921/824                           5.2500       01/01/97        01/01/97
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526513                          10.0000        328,000.00        100
    HANSING             LINDA        10.0000        327,561.03         ZZ
    5585 EAST MINERAL LANE            9.5000          2,878.44         1
                                     16.0000          2,878.44         80
    LITTLETON       CO    80122      15.5000       05/21/96        410,000.00
    280001526513                     10.0000       07/01/96            00
    504001                            9.5000       06/01/26            0
    0                                 6.1250       12/01/96        12/01/96
    921/824                           5.6250       01/01/97        01/01/97
      25                             10.0000          .0000           .0000
    A                                11.0000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526518                           9.4000         52,000.00        100
    SORENSEN            SHIRL         9.4000         51,973.87         ZZ
    565 SOUTH 800 WEST                8.9000            433.46         1
                                     15.4000            433.46         48
    PAYSON          UT    84651      14.9000       07/09/96        110,000.00
    280001526518                      9.4000       09/01/96            00
    504373                            8.9000       08/01/26            0
    0                                 5.0000       02/01/97        02/01/97
    921/824                           4.5000       03/01/97        03/01/97
      25                              9.4000          .0000           .0000
    A                                10.4000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526519                           9.6000        135,000.00        100
    DONNER              ROBERT        9.6000        134,869.44         ZZ
    7313 SOUTH MOORE COURT            9.1000          1,145.02         1
                                     15.6000          1,145.02         79
    LITTLETON       CO    80127      15.1000       06/18/96        173,000.00
    280001526519                      9.6000       08/01/96            00
    504415                            9.1000       07/01/26            0
    0                                 5.5000       01/01/97        01/01/97
1


    921/824                           5.0000       02/01/97        02/01/97
      25                              9.6000          .0000           .0000
    A                                10.6000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526521                          10.1000        123,750.00        100
    ABBOTT              ROBERT       10.1000        123,642.35         ZZ
    1425 TOPANGA LANE                 9.6000          1,095.15         1
                                     16.1000          1,095.15         75
    DORRINGTON      CA    95223      15.6000       06/19/96        165,000.00
    280001526521                     10.1000       08/01/96            00
    504464                            9.6000       07/01/26            0
    0                                 6.8750       01/01/97        01/01/97
    921/824                           6.3750       02/01/97        02/01/97
      25                             10.1000          .0000           .0000
    A                                11.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526525                           9.7500         79,000.00        100
    ARELLANO JR         NASARIO       9.7500         78,963.14         ZZ
    760 RALEIGH STREET                9.2500            678.74         1
                                     15.7500            678.74         86
    DENVER          CO    80204      15.2500       07/23/96         92,000.00
    280001526525                      9.7500       09/01/96            23
    504605                            9.2500       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    921/824                           5.0000       03/01/97        03/01/97
      25                              9.7500          .0000           .0000
    A                                10.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526527                           9.6500         86,000.00        100
    KAUTZ               MICHAEL       9.6500         85,897.42         ZZ
    5197 WEST CRUS CORVI ROAD         9.1500            732.57         1
                                     15.6500            732.57         79
    WEST JORDAN     UT    84084      15.1500       07/18/96        110,000.00
1


    280001526527                      9.6500       09/01/96            00
    504654                            9.1500       08/01/26            0
    0                                 5.2500       02/01/97        02/01/97
    921/824                           4.7500       03/01/97        03/01/97
      25                              9.6500          .0000           .0000
    A                                10.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526528                           9.9000        138,050.00        100
    OLIVAS              DEL           9.9000        137,987.61         ZZ
    11338 EAST EVANS AVENUE           9.4000          1,201.30         1
                                     15.9000          1,201.30         80
    AURORA          CO    80014      15.4000       07/26/96        172,600.00
    280001526528                      9.9000       09/01/96            00
    504688                            9.4000       08/01/26            0
    0                                 5.5000       02/01/97        02/01/97
    921/824                           5.0000       03/01/97        03/01/97
      25                              9.9000          .0000           .0000
    A                                10.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526532                          10.7500         61,600.00        100
    HICKERSON           HELEN        10.7500         61,576.81         ZZ
    1211 NORTHWEST 138TH WAY         10.2500            575.02         1
                                     16.7500            575.02         70
    VANCOUVER       WA    98685      16.2500       07/10/96         88,000.00
    280001526532                     10.7500       09/01/96            00
    504910                           10.2500       08/01/26            0
    0                                 6.7500       02/01/97        02/01/97
    921/824                           6.2500       03/01/97        03/01/97
      25                             10.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           2              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526536                          11.1000        280,000.00        100
    ABDUL-MANSOUR       MALEK        11.1000        279,902.32         ZZ
1


    2525 25TH STREET                 10.6000          2,687.68         1
                                     17.1000          2,687.68         80
    SANTA MONICA    CA    90405      16.6000       07/10/96        350,000.00
    280001526536                     11.1000       09/01/96            00
    504993                           10.6000       08/01/26            0
    0                                 7.3750       02/01/97        02/01/97
    921/824                           6.8750       03/01/97        03/01/97
      25                             11.1000          .0000           .0000
    A                                12.1000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526537                           9.9000        188,000.00        100
    NELSON              CHRISTOPH     9.9000        187,915.04         ZZ
    6736 COWBOY ST                    9.4000          1,635.96         1
                                     15.9000          1,635.96         90
    SIMI VALLEY     CA    93063      15.4000       07/22/96        208,990.00
    280001526537                      9.9000       09/01/96            23
    505008                            9.4000       08/01/26            0
    0                                 5.6750       02/01/97        02/01/97
    921/824                           5.1750       03/01/97        03/01/97
      25                              9.9000          .0000           .0000
    A                                10.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526538                          10.7500        141,950.00        100
    BRADT               RODNEY       10.7500        141,896.56         ZZ
    1740 PATRICIA AVENUE             10.2500          1,325.08         1
                                     16.7500          1,325.08         85
    SIMI VALLEY     CA    93065      16.2500       07/24/96        167,000.00
    280001526538                     10.7500       09/01/96            23
    505115                           10.2500       08/01/26            0
    0                                 6.5500       02/01/97        02/01/97
    921/824                           6.0500       03/01/97        03/01/97
      25                             10.7500          .0000           .0000
    A                                11.7500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000
1




    1526539                          10.9000        207,000.00        100
    KOLTZ               WILLIAM      10.9000        206,924.57         ZZ
    4254 MCLAUGHLIN AVENUE           10.4000          1,955.68         1
                                     16.9000          1,955.68         80
    CULVER CITY     CA    90066      16.4000       07/12/96        260,000.00
    280001526539                     10.9000       09/01/96            00
    505180                           10.4000       08/01/26            0
    0                                 6.5000       02/01/97        02/01/97
    921/824                           6.0000       03/01/97        03/01/97
      25                             10.9000          .0000           .0000
    A                                11.9000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526540                           9.6500         76,000.00        100
    BRENNAN             MARK          9.6500         75,963.78         ZZ
    1711 CUSTER STREET                9.1500            647.39         1
                                     15.6500            647.39         80
    LARAMIE         WY    82070      15.1500       07/29/96         96,000.00
    280001526540                      9.6500       09/01/96            00
    505321                            9.1500       08/01/26            0
    0                                 5.2500       02/01/97        02/01/97
    921/824                           4.7500       03/01/97        03/01/97
      25                              9.6500          .0000           .0000
    A                                10.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526542                          10.3000        142,200.00        100
    VORBERG             SANDRA       10.3000        142,141.00         ZZ
    5005 WEST 101ST STREET            9.8000          1,279.55         1
                                     16.3000          1,279.55         90
    OAK LAWN        IL    60453      15.8000       07/30/96        158,000.00
    280001526542                     10.3000       09/01/96            23
    505438                            9.8000       08/01/26            0
    0                                 5.7500       02/01/97        02/01/97
    921/824                           5.2500       03/01/97        03/01/97
      25                             10.3000          .0000           .0000
    A                                11.3000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
1


        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526545                           9.2000        160,000.00        100
    HANSEN              THOMAS        9.2000        160,000.00         ZZ
    1532 PIER DRIVE                   8.7000          1,310.49         1
                                     15.2000          1,310.49         77
    DAVIS           IL    61019      14.7000       08/09/96        209,000.00
    280001526545                      9.2000       10/01/96            00
    505669                            8.7000       09/01/26            0
    0                                 5.0000       03/01/97        03/01/97
    921/824                           4.5000       04/01/97        04/01/97
      25                              9.2000          .0000           .0000
    A                                10.2000            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526546                           8.6500        198,000.00        100
    PREDOVICH           DANIEL        8.6500        198,000.00         ZZ
    3674 NORTH HIGHWAY 67             8.1500          1,543.55         1
                                     14.6500          1,543.55         65
    SEDALIA         CO    80135      14.1500       08/13/96        305,000.00
    280001526546                      8.6500       10/01/96            00
    505685                            8.1500       09/01/26            0
    0                                 4.2500       03/01/97        03/01/97
    921/824                           3.7500       04/01/97        04/01/97
      25                              8.6500          .0000           .0000
    A                                 9.6500            6              6
      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           5              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000


    1526547                           9.6500        130,800.00        100
    GARCIA              RICHARD       9.6500        130,800.00         ZZ
    3865 CLAY STREET                  9.1500          1,114.18         1
                                     15.6500          1,114.18         80
    DENVER          CO    80211      15.1500       08/16/96        163,500.00
    280001526547                      9.6500       10/01/96            00
    505750                            9.1500       09/01/26            0
    0                                 5.2500       03/01/97        03/01/97
    921/824                           4.7500       04/01/97        04/01/97
      25                              9.6500          .0000           .0000
    A                                10.6500            6              6
1


      360                               E            1.0000          1.0000
       6.0000                           S              U              .1250
        .0000                           S              U              .1250
        .0000                           1              00          00/00/00
        .0000                           05             0           00/00/00
                                        O             .0000

   TOTAL NUMBER OF LOANS   :      1,699

   TOTAL ORIGINAL BALANCE  :   223,461,241.00

   TOTAL PRINCIPAL BALANCE :   223,019,801.47

   TOTAL ORIGINAL P+I      :     1,923,824.17

   TOTAL CURRENT P+I       :     1,928,223.30


                             ***************************
                             *      END OF REPORT      *
                             ***************************




  RUN ON     : 09/27/96           RFC DISCLOSURE SYSTEM       RFFSDARM-01
  AT         : 13.58.09            ARM PASSTHRU REPORT        AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS                                 CUTOFF : 09/01/96
  POOL       : 0004223  0004224
             :
             :
  POOL STATUS:

  RFC LOAN NUMBER             SUB SERV FEE       RFC NET CEILING(MX RFC NET RT)
  PRINCIPAL BALANCE           MSTR SERV FEE      MAX NET MTG RT(MAX INV RT)
  CURR NOTE RATE              ALL EXP            MAX POST STRIP RATE
  RFC NET RATE                MISC EXP           INV RATE MARGIN
  NET MTG RATE(INVSTR RATE)   SPREAD             POST STRIP MARGIN
  POST STRIP RATE             STRIP
  ------------------------------------------------------------------------------

       1394023                  .5000              15.7500
       234,167.36               .0800              15.4900
             9.1250             .0000              15.4900
             8.6250             .1800               2.8650
             8.3650             .0000               2.8650
             8.3650             .0000

       1406138                  .5000              17.8650
        66,154.98               .0800              17.6050
            12.3650             .0000              17.6050
            11.8650             .1800               5.1150
            11.6050             .0000               5.1150
            11.6050             .0000

       1421219                  .5000              14.9900
        63,489.84               .0800              14.7300
            11.4900             .0000              14.7300
            10.9900             .1800               4.8650
            10.7300             .0000               4.8650
            10.7300             .0000

       1436576                  .5000              13.7500
       437,143.62               .0800              13.4900
             9.2500             .0000              13.4900
             8.7500             .1800               4.2400
             8.4900             .0000               4.2400
             8.4900             .0000

       1454692                  .5000              15.4900
       170,034.22               .0800              15.2300
             9.9900             .0000              15.2300
             9.4900             .1800               4.3400
             9.2300             .0000               4.3400
             9.2300             .0000

       1454734                  .5000              15.7500
       168,228.68               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.0400
             9.4900             .0000               4.0400
             9.4900             .0000
1



       1454735                  .5000              17.3750
       105,714.91               .0800              17.1150
            10.5000             .0000              17.1150
            10.0000             .1800               4.1900
             9.7400             .0000               4.1900
             9.7400             .0000

       1454738                  .5000              15.4900
       208,932.14               .0800              15.2300
             9.9900             .0000              15.2300
             9.4900             .1800               4.3400
             9.2300             .0000               4.3400
             9.2300             .0000

       1454740                  .5000              15.7500
        80,520.32               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               3.8400
             9.4900             .0000               3.8400
             9.4900             .0000

       1454741                  .5000              15.7500
       201,524.88               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               3.8400
             9.4900             .0000               3.8400
             9.4900             .0000

       1454743                  .5000              15.7500
       201,027.28               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               3.8400
             9.4900             .0000               3.8400
             9.4900             .0000

       1454744                  .5000              16.0000
       103,027.14               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.0900
             9.7400             .0000               4.0900
             9.7400             .0000

       1465867                  .5000              15.9500
       160,397.16               .0800              15.6900
            10.4500             .0000              15.6900
             9.9500             .1800               4.1400
             9.6900             .0000               4.1400
             9.6900             .0000

       1466097                  .5000              15.5000
       160,359.93               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.1400
             9.2400             .0000               4.1400
             9.2400             .0000
1



       1466100                  .5000              15.5000
       122,434.89               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.1400
             9.2400             .0000               4.1400
             9.2400             .0000

       1466103                  .5000              15.6250
        56,234.59               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.3900
             9.3650             .0000               4.3900
             9.3650             .0000

       1466104                  .5000              15.5000
       126,516.15               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.1400
             9.2400             .0000               4.1400
             9.2400             .0000

       1466111                  .5000              15.5000
       142,442.59               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.1400
             9.2400             .0000               4.1400
             9.2400             .0000

       1466113                  .5000              15.4900
       149,608.11               .0800              15.2300
             9.9900             .0000              15.2300
             9.4900             .1800               4.1400
             9.2300             .0000               4.1400
             9.2300             .0000

       1466114                  .5000              15.7500
        95,183.23               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.3900
             9.4900             .0000               4.3900
             9.4900             .0000

       1466116                  .5000              15.7500
       199,541.08               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.3900
             9.4900             .0000               4.3900
             9.4900             .0000

       1466120                  .5000              15.8750
       179,215.65               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.1400
             9.6150             .0000               4.1400
             9.6150             .0000
1



       1466122                  .5000              15.4000
       136,655.86               .0800              15.1400
             9.9000             .0000              15.1400
             9.4000             .1800               4.1400
             9.1400             .0000               4.1400
             9.1400             .0000

       1466133                  .5000              15.7500
       106,633.12               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.1400
             9.4900             .0000               5.1400
             9.4900             .0000

       1466135                  .5000              15.8750
       112,171.64               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.3900
             9.6150             .0000               5.3900
             9.6150             .0000

       1466141                  .5000              16.3750
        37,884.98               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               5.2900
            10.1150             .0000               5.2900
            10.1150             .0000

       1466158                  .5000              14.5000
        69,574.50               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.4900
             8.2400             .0000               4.4900
             8.2400             .0000

       1473996                  .5000              14.8750
       120,656.67               .0800              14.6150
            10.8750             .0000              14.6150
            10.3750             .1800               5.2300
            10.1150             .0000               5.2300
            10.1150             .0000

       1475825                  .5000              15.3750
        54,694.53               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.1400
             9.1150             .0000               4.1400
             9.1150             .0000

       1476071                  .5000              15.3750
       179,375.30               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.1400
             9.1150             .0000               4.1400
             9.1150             .0000
1



       1476076                  .5000              15.3750
       153,248.73               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.5900
             9.1150             .0000               4.5900
             9.1150             .0000

       1476083                  .5000              16.3750
        99,736.41               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               5.2900
            10.1150             .0000               5.2900
            10.1150             .0000

       1476087                  .5000              15.3750
       106,599.64               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.1400
             9.1150             .0000               4.1400
             9.1150             .0000

       1476093                  .5000              14.8750
        95,501.39               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.0900
             8.6150             .0000               4.0900
             8.6150             .0000

       1476543                  .5000              15.2500
        55,120.00               .0800              14.9900
            10.7500             .0000              14.9900
            10.2500             .1800               5.8650
             9.9900             .0000               5.8650
             9.9900             .0000

       1480690                  .5000              16.4900
       135,701.62               .0800              16.2300
            10.9900             .0000              16.2300
            10.4900             .1800               5.4900
            10.2300             .0000               5.4900
            10.2300             .0000

       1481741                  .5000              15.2500
       135,511.69               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.1400
             8.9900             .0000               4.1400
             8.9900             .0000

       1481742                  .5000              14.8750
       111,345.57               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.0900
             8.6150             .0000               4.0900
             8.6150             .0000
1



       1481743                  .5000              14.8750
       184,728.98               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.1400
             8.6150             .0000               4.1400
             8.6150             .0000

       1481744                  .5000              15.5000
        64,793.53               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.9150
             9.2400             .0000               4.9150
             9.2400             .0000

       1482096                  .5000              15.1250
        71,574.55               .0800              14.8650
            10.6250             .0000              14.8650
            10.1250             .1800               5.7400
             9.8650             .0000               5.7400
             9.8650             .0000

       1483390                  .5000              15.7500
       156,845.77               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.7400
             9.4900             .0000               4.7400
             9.4900             .0000

       1483665                  .5000              16.0000
       220,713.38               .0800              15.7400
            11.5000             .0000              15.7400
            11.0000             .1800               7.2400
            10.7400             .0000               7.2400
            10.7400             .0000

       1484396                  .5000               9.5000
       260,542.36               .0800               9.2400
             8.3750             .0000               9.2400
             7.8750             .1800               1.9900
             7.6150             .0000               1.9900
             7.6150             .0000

       1484432                  .5000              17.4500
       111,471.92               .0800              17.1900
            12.4500             .0000              17.1900
            11.9500             .1800               6.2400
            11.6900             .0000               6.2400
            11.6900             .0000

       1484571                  .5000              14.7500
       201,214.01               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.1150
             8.4900             .0000               3.1150
             8.4900             .0000
1



       1484590                  .5000              14.7500
        72,608.07               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.9900
             8.4900             .0000               4.9900
             8.4900             .0000

       1484598                  .5000              15.0000
       181,072.23               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               6.9900
             8.7400             .0000               6.9900
             8.7400             .0000

       1484601                  .5000              14.8750
        98,894.64               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.7400
             8.6150             .0000               4.7400
             8.6150             .0000

       1484631                  .5000              14.2500
       129,277.34               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.2400
             7.9900             .0000               4.2400
             7.9900             .0000

       1484641                  .5000              14.0000
       290,549.21               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               3.9900
             7.7400             .0000               3.9900
             7.7400             .0000

       1484676                  .5000              15.2500
       101,456.09               .0800              14.9900
             8.7500             .0000              14.9900
             8.2500             .1800               3.9900
             7.9900             .0000               3.9900
             7.9900             .0000

       1484678                  .5000              16.0000
       105,913.75               .0800              15.7400
             9.5000             .0000              15.7400
             9.0000             .1800               3.9900
             8.7400             .0000               3.9900
             8.7400             .0000

       1484681                  .5000              17.1500
        32,794.87               .0800              16.8900
            10.6500             .0000              16.8900
            10.1500             .1800               4.9900
             9.8900             .0000               4.9900
             9.8900             .0000
1



       1484712                  .5000              16.7400
       131,168.97               .0800              16.4800
            10.2400             .0000              16.4800
             9.7400             .1800               6.4900
             9.4800             .0000               6.4900
             9.4800             .0000

       1484750                  .5000              19.2500
        55,876.40               .0800              18.9900
            12.7500             .0000              18.9900
            12.2500             .1800               6.4900
            11.9900             .0000               6.4900
            11.9900             .0000

       1484797                  .5000              15.1250
       187,175.01               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.4900
             8.8650             .0000               5.4900
             8.8650             .0000

       1484802                  .5000              13.8750
       126,352.75               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               2.6150
             7.6150             .0000               2.6150
             7.6150             .0000

       1484841                  .5000              18.7500
        32,127.67               .0800              18.4900
            12.2500             .0000              18.4900
            11.7500             .1800               6.7400
            11.4900             .0000               6.7400
            11.4900             .0000

       1484923                  .5000              13.8750
        59,255.37               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               3.4900
             7.6150             .0000               3.4900
             7.6150             .0000

       1484924                  .5000              14.5000
        69,571.39               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               5.7400
             8.2400             .0000               5.7400
             8.2400             .0000

       1484926                  .5000              15.5000
        52,080.75               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.7400
             9.2400             .0000               4.7400
             9.2400             .0000
1



       1484928                  .5000              14.7500
       112,067.70               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.7400
             8.4900             .0000               3.7400
             8.4900             .0000

       1484930                  .5000              15.5000
       185,951.66               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.4900
             9.2400             .0000               5.4900
             9.2400             .0000

       1484931                  .5000              16.2500
        71,090.63               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.2400
             9.9900             .0000               5.2400
             9.9900             .0000

       1484932                  .5000              15.0000
        44,746.68               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.4900
             8.7400             .0000               5.4900
             8.7400             .0000

       1484934                  .5000              15.8750
       141,733.53               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.7400
             9.6150             .0000               5.7400
             9.6150             .0000

       1484935                  .5000              15.0000
        72,290.71               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.9900
             8.7400             .0000               5.9900
             8.7400             .0000

       1484938                  .5000              14.6250
        96,211.24               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               5.4900
             8.3650             .0000               5.4900
             8.3650             .0000

       1484939                  .5000              14.3750
        59,642.65               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               5.9900
             8.1150             .0000               5.9900
             8.1150             .0000
1



       1484941                  .5000              15.3750
       132,721.24               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               7.7400
             9.1150             .0000               7.7400
             9.1150             .0000

       1484942                  .5000              14.8750
       162,346.19               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               6.4900
             8.6150             .0000               6.4900
             8.6150             .0000

       1484943                  .5000              15.0000
        99,437.03               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.4900
             8.7400             .0000               4.4900
             8.7400             .0000

       1484944                  .5000              15.5000
        42,184.84               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               6.6150
             9.2400             .0000               6.6150
             9.2400             .0000

       1484947                  .5000              16.5000
       143,962.92               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               8.4900
            10.2400             .0000               8.4900
            10.2400             .0000

       1484949                  .5000              15.1250
       189,155.68               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               6.9900
             8.8650             .0000               6.9900
             8.8650             .0000

       1484950                  .5000              20.5000
        77,400.70               .0800              20.2400
             9.6250             .0000              20.2400
             9.1250             .1800               5.9900
             8.8650             .0000               5.9900
             8.8650             .0000

       1484951                  .5000              14.5000
        59,661.01               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.4900
             8.2400             .0000               4.4900
             8.2400             .0000
1



       1484952                  .5000              15.0000
       160,093.34               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               7.1150
             8.7400             .0000               7.1150
             8.7400             .0000

       1484953                  .5000              14.6250
        90,001.53               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               6.6150
             8.3650             .0000               6.6150
             8.3650             .0000

       1484954                  .5000              16.0000
       133,503.60               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               6.2400
             9.7400             .0000               6.2400
             9.7400             .0000

       1484956                  .5000              14.5000
        62,680.84               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               6.3650
             8.2400             .0000               6.3650
             8.2400             .0000

       1484957                  .5000              15.3750
        89,619.68               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.9900
             9.1150             .0000               3.9900
             9.1150             .0000

       1484959                  .5000              16.2500
        49,824.38               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               6.2400
             9.9900             .0000               6.2400
             9.9900             .0000

       1484960                  .5000              14.5000
       126,854.08               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               6.4900
             8.2400             .0000               6.4900
             8.2400             .0000

       1484961                  .5000              15.2500
       101,557.48               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               6.7400
             8.9900             .0000               6.7400
             8.9900             .0000
1



       1484962                  .5000              13.8750
       115,133.86               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               6.2400
             7.6150             .0000               6.2400
             7.6150             .0000

       1484963                  .5000              14.8750
        45,883.77               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               5.7400
             8.6150             .0000               5.7400
             8.6150             .0000

       1484964                  .5000              14.2500
        77,086.79               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               5.9900
             7.9900             .0000               5.9900
             7.9900             .0000

       1484966                  .5000              15.0000
        51,917.17               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.9900
             8.7400             .0000               3.9900
             8.7400             .0000

       1484968                  .5000              15.1250
       141,865.44               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.9900
             8.8650             .0000               3.9900
             8.8650             .0000

       1484969                  .5000              15.7500
       103,541.24               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.7400
             9.4900             .0000               4.7400
             9.4900             .0000

       1484970                  .5000              15.0000
        52,530.83               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               2.9900
             8.7400             .0000               2.9900
             8.7400             .0000

       1484973                  .5000              14.8750
       143,744.34               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.2400
             8.6150             .0000               3.2400
             8.6150             .0000
1



       1484974                  .5000              15.0000
       108,960.40               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.1150
             8.7400             .0000               4.1150
             8.7400             .0000

       1484975                  .5000              14.6250
       118,243.79               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               3.4900
             8.3650             .0000               3.4900
             8.3650             .0000

       1484979                  .5000              14.8750
       120,300.92               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.4900
             8.6150             .0000               4.4900
             8.6150             .0000

       1484982                  .5000              16.7500
        90,645.72               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               5.2400
            10.4900             .0000               5.2400
            10.4900             .0000

       1484987                  .5000              15.3750
        52,252.36               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.4900
             9.1150             .0000               4.4900
             9.1150             .0000

       1484990                  .5000              14.2500
        91,751.10               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               2.9900
             7.9900             .0000               2.9900
             7.9900             .0000

       1484991                  .5000              14.3750
       186,910.16               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.3650
             8.1150             .0000               3.3650
             8.1150             .0000

       1484992                  .5000              15.0000
        87,255.94               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.9900
             8.7400             .0000               3.9900
             8.7400             .0000
1



       1484993                  .5000              14.5000
       145,337.54               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               3.1150
             8.2400             .0000               3.1150
             8.2400             .0000

       1484994                  .5000              15.1250
       103,262.50               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.7400
             8.8650             .0000               4.7400
             8.8650             .0000

       1484995                  .5000              15.2500
        44,782.19               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.1150
             8.9900             .0000               5.1150
             8.9900             .0000

       1484996                  .5000              14.8750
        94,652.22               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.1150
             8.6150             .0000               3.1150
             8.6150             .0000

       1484999                  .5000              15.7500
       149,346.14               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.9900
             9.4900             .0000               4.9900
             9.4900             .0000

       1485000                  .5000              15.3750
        65,721.07               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.1150
             9.1150             .0000               5.1150
             9.1150             .0000

       1485005                  .5000              14.2500
        94,932.12               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.3650
             7.9900             .0000               3.3650
             7.9900             .0000

       1485006                  .5000              15.3750
       122,420.02               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.7400
             9.1150             .0000               4.7400
             9.1150             .0000
1



       1485007                  .5000              14.5000
        85,613.48               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               3.3650
             8.2400             .0000               3.3650
             8.2400             .0000

       1485008                  .5000              14.5000
        93,180.74               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               3.9900
             8.2400             .0000               3.9900
             8.2400             .0000

       1485010                  .5000              16.0000
       111,536.94               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.7400
             9.7400             .0000               4.7400
             9.7400             .0000

       1485011                  .5000              14.8750
       122,356.44               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               2.6150
             8.6150             .0000               2.6150
             8.6150             .0000

       1485012                  .5000              15.1250
       126,070.58               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.2400
             8.8650             .0000               4.2400
             8.8650             .0000

       1485014                  .5000              15.0000
       184,653.79               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.4900
             8.7400             .0000               4.4900
             8.7400             .0000

       1485016                  .5000              15.2500
       141,950.23               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               6.9900
             8.9900             .0000               6.9900
             8.9900             .0000

       1485017                  .5000              14.5000
       111,431.58               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               6.9900
             8.2400             .0000               6.9900
             8.2400             .0000
1



       1485018                  .5000              14.3750
        58,892.31               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               6.6150
             8.1150             .0000               6.6150
             8.1150             .0000

       1485019                  .5000              14.5000
       140,285.63               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               6.1150
             8.2400             .0000               6.1150
             8.2400             .0000

       1485020                  .5000              14.5000
       123,172.80               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               5.3650
             8.2400             .0000               5.3650
             8.2400             .0000

       1485021                  .5000              15.5000
        95,206.39               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.4900
             9.2400             .0000               4.4900
             9.2400             .0000

       1485022                  .5000              15.1250
        84,664.93               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.2400
             8.8650             .0000               4.2400
             8.8650             .0000

       1485023                  .5000              15.3750
       163,306.91               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.2400
             9.1150             .0000               4.2400
             9.1150             .0000

       1485024                  .5000              14.1250
       185,977.25               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               2.4900
             7.8650             .0000               2.4900
             7.8650             .0000

       1485025                  .5000              15.0000
       105,322.18               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.7400
             8.7400             .0000               5.7400
             8.7400             .0000
1



       1485026                  .5000              15.2500
        63,722.33               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.9900
             8.9900             .0000               5.9900
             8.9900             .0000

       1485027                  .5000              14.5000
       191,138.58               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               2.9900
             8.2400             .0000               2.9900
             8.2400             .0000

       1485028                  .5000              15.0000
       119,451.55               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.9900
             8.7400             .0000               4.9900
             8.7400             .0000

       1485029                  .5000              13.8750
       159,079.50               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               6.1150
             7.6150             .0000               6.1150
             7.6150             .0000

       1485030                  .5000              15.2500
        54,788.82               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.2400
             8.9900             .0000               5.2400
             8.9900             .0000

       1485033                  .5000              14.0000
       146,871.44               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               3.8650
             7.7400             .0000               3.8650
             7.7400             .0000

       1485034                  .5000              16.0000
        46,646.55               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               6.7400
             9.7400             .0000               6.7400
             9.7400             .0000

       1485036                  .5000              15.0000
        86,050.41               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               6.2400
             8.7400             .0000               6.2400
             8.7400             .0000
1



       1485037                  .5000              13.8750
       111,926.75               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               5.7400
             7.6150             .0000               5.7400
             7.6150             .0000

       1485038                  .5000              15.0000
       111,497.45               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               6.2400
             8.7400             .0000               6.2400
             8.7400             .0000

       1485042                  .5000              14.0000
        49,254.06               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               5.7400
             7.7400             .0000               5.7400
             7.7400             .0000

       1485043                  .5000              15.5000
       157,424.24               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               6.2400
             9.2400             .0000               6.2400
             9.2400             .0000

       1485044                  .5000              14.8750
       105,061.90               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               6.2400
             8.6150             .0000               6.2400
             8.6150             .0000

       1485045                  .5000              14.3750
       136,421.27               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.1150
             8.1150             .0000               4.1150
             8.1150             .0000

       1485046                  .5000              14.2500
        94,376.30               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.3650
             7.9900             .0000               3.3650
             7.9900             .0000

       1485050                  .5000              14.8750
       138,694.07               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.4900
             8.6150             .0000               3.4900
             8.6150             .0000
1



       1485052                  .5000              14.2500
       117,821.39               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.4900
             7.9900             .0000               3.4900
             7.9900             .0000

       1485053                  .5000              15.5000
        57,748.23               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.2400
             9.2400             .0000               4.2400
             9.2400             .0000

       1485056                  .5000              14.1250
       128,726.19               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.2400
             7.8650             .0000               3.2400
             7.8650             .0000

       1485057                  .5000              14.5000
        80,490.12               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               3.4900
             8.2400             .0000               3.4900
             8.2400             .0000

       1485058                  .5000              14.8750
       118,312.41               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.9900
             8.6150             .0000               3.9900
             8.6150             .0000

       1485059                  .5000              15.1250
       193,532.36               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.4900
             8.8650             .0000               4.4900
             8.8650             .0000

       1485060                  .5000              14.8750
        77,897.29               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.1150
             8.6150             .0000               3.1150
             8.6150             .0000

       1485061                  .5000              15.6250
        61,444.67               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.6150
             9.3650             .0000               4.6150
             9.3650             .0000
1



       1485062                  .5000              15.0000
        47,331.94               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.9900
             8.7400             .0000               3.9900
             8.7400             .0000

       1485063                  .5000              16.1250
       149,332.68               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               5.2400
             9.8650             .0000               5.2400
             9.8650             .0000

       1485065                  .5000              15.2500
        67,387.77               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.4900
             8.9900             .0000               4.4900
             8.9900             .0000

       1485066                  .5000              14.2500
        99,302.44               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.1150
             7.9900             .0000               3.1150
             7.9900             .0000

       1485067                  .5000              14.2500
        86,925.49               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.1150
             7.9900             .0000               3.1150
             7.9900             .0000

       1485068                  .5000              15.3750
       111,366.88               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.7400
             9.1150             .0000               4.7400
             9.1150             .0000

       1485074                  .5000              15.6250
        77,614.33               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.6150
             9.3650             .0000               4.6150
             9.3650             .0000

       1485075                  .5000              15.6250
        62,091.50               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.6150
             9.3650             .0000               4.6150
             9.3650             .0000
1



       1485077                  .5000              15.0000
        87,426.26               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.9900
             8.7400             .0000               3.9900
             8.7400             .0000

       1485078                  .5000              14.7500
       167,098.15               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.1150
             8.4900             .0000               3.1150
             8.4900             .0000

       1485079                  .5000              14.2500
       103,381.59               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.3650
             7.9900             .0000               3.3650
             7.9900             .0000

       1485081                  .5000              15.2500
       155,323.25               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.7400
             8.9900             .0000               4.7400
             8.9900             .0000

       1485082                  .5000              14.2500
       244,688.33               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.1150
             7.9900             .0000               3.1150
             7.9900             .0000

       1485083                  .5000              15.5000
       191,674.82               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.4900
             9.2400             .0000               4.4900
             9.2400             .0000

       1485084                  .5000              15.3750
        86,613.13               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.2400
             9.1150             .0000               4.2400
             9.1150             .0000

       1485088                  .5000              15.5000
       149,310.94               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.9900
             9.2400             .0000               4.9900
             9.2400             .0000
1



       1485091                  .5000              14.8750
       111,911.45               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.2400
             8.6150             .0000               4.2400
             8.6150             .0000

       1485092                  .5000              15.0000
        84,491.40               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.9900
             8.7400             .0000               3.9900
             8.7400             .0000

       1485093                  .5000              15.3750
       120,418.59               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.4900
             9.1150             .0000               4.4900
             9.1150             .0000

       1485094                  .5000              14.3750
       116,421.21               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.4900
             8.1150             .0000               3.4900
             8.1150             .0000

       1485096                  .5000              14.8750
        49,700.46               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.9900
             8.6150             .0000               3.9900
             8.6150             .0000

       1485097                  .5000              15.3750
        97,540.69               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.4900
             9.1150             .0000               4.4900
             9.1150             .0000

       1485098                  .5000              15.3750
        49,838.44               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.3650
             9.1150             .0000               4.3650
             9.1150             .0000

       1485099                  .5000              20.5000
        44,748.28               .0800              20.2400
             9.3750             .0000              20.2400
             8.8750             .1800               6.9900
             8.6150             .0000               6.9900
             8.6150             .0000
1



       1485100                  .5000              15.1250
        92,984.13               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               7.7400
             8.8650             .0000               7.7400
             8.8650             .0000

       1485101                  .5000              15.1250
        27,889.58               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               6.7400
             8.8650             .0000               6.7400
             8.8650             .0000

       1485103                  .5000              15.0000
        97,304.74               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               8.4900
             8.7400             .0000               8.4900
             8.7400             .0000

       1485104                  .5000              15.1250
        65,540.63               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               6.7400
             8.8650             .0000               6.7400
             8.8650             .0000

       1485109                  .5000              15.2500
       132,953.38               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               7.2400
             8.9900             .0000               7.2400
             8.9900             .0000

       1485110                  .5000              15.7500
       130,130.40               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               6.9900
             9.4900             .0000               6.9900
             9.4900             .0000

       1485111                  .5000              14.7500
       108,812.69               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               6.4900
             8.4900             .0000               6.4900
             8.4900             .0000

       1485112                  .5000              14.7500
        95,484.67               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.9900
             8.4900             .0000               4.9900
             8.4900             .0000
1



       1485113                  .5000              16.0000
        51,582.92               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.2400
             9.7400             .0000               5.2400
             9.7400             .0000

       1485114                  .5000              15.1250
       123,641.08               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.2400
             8.8650             .0000               5.2400
             8.8650             .0000

       1485115                  .5000              14.7500
        59,478.99               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.4900
             8.4900             .0000               3.4900
             8.4900             .0000

       1485119                  .5000              14.3750
        56,157.52               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               6.2400
             8.1150             .0000               6.2400
             8.1150             .0000

       1485120                  .5000              14.8750
       156,348.05               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               6.7400
             8.6150             .0000               6.7400
             8.6150             .0000

       1485121                  .5000              14.5000
        49,249.19               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               6.6150
             8.2400             .0000               6.6150
             8.2400             .0000

       1485122                  .5000              14.6250
        68,062.30               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               7.4900
             8.3650             .0000               7.4900
             8.3650             .0000

       1485125                  .5000              14.3750
        79,152.70               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               6.2400
             8.1150             .0000               6.2400
             8.1150             .0000
1



       1485128                  .5000              15.2500
       123,523.43               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.4900
             8.9900             .0000               4.4900
             8.9900             .0000

       1485133                  .5000              14.2500
       115,124.08               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               6.4900
             7.9900             .0000               6.4900
             7.9900             .0000

       1485135                  .7500              15.7500
        71,196.09               .0800              15.4900
            10.5000             .0000              15.4900
             9.7500             .1800               7.7400
             9.4900             .0000               7.7400
             9.4900             .0000

       1485136                  .5000              15.1250
       132,296.38               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               7.2400
             8.8650             .0000               7.2400
             8.8650             .0000

       1485137                  .5000              13.7500
        84,612.62               .0800              13.4900
             8.2500             .0000              13.4900
             7.7500             .1800               6.4900
             7.4900             .0000               6.4900
             7.4900             .0000

       1485142                  .5000              15.2500
       129,500.76               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               7.9900
             8.9900             .0000               7.9900
             8.9900             .0000

       1485144                  .5000              14.7500
        50,608.93               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.2400
             8.4900             .0000               3.2400
             8.4900             .0000

       1486377                  .5000              16.3750
        71,920.14               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               5.7400
            10.1150             .0000               5.7400
            10.1150             .0000
1



       1486937                  .5000              15.7500
        74,613.61               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.7400
             9.4900             .0000               4.7400
             9.4900             .0000

       1486967                  .5000              15.7500
       136,957.25               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.7400
             9.4900             .0000               4.7400
             9.4900             .0000

       1487213                  .5000              16.0000
       170,185.18               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.2300
             9.7400             .0000               5.2300
             9.7400             .0000

       1487847                  .5000              19.0000
        64,866.52               .0800              18.7400
            13.1250             .0000              18.7400
            12.6250             .1800               6.7400
            12.3650             .0000               6.7400
            12.3650             .0000

       1487875                  .5000              17.6000
       124,299.88               .0800              17.3400
            12.6000             .0000              17.3400
            12.1000             .1800               6.4900
            11.8400             .0000               6.4900
            11.8400             .0000

       1487918                  .5000              14.7500
       177,023.14               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.7400
             8.4900             .0000               4.7400
             8.4900             .0000

       1487919                  .5000              15.1250
       129,055.09               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.9900
             8.8650             .0000               4.9900
             8.8650             .0000

       1487962                  .5000              19.4500
       112,339.61               .0800              19.1900
            12.9500             .0000              19.1900
            12.4500             .1800               6.7400
            12.1900             .0000               6.7400
            12.1900             .0000
1



       1488019                  .5000              15.3750
        92,515.51               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.7400
             9.1150             .0000               4.7400
             9.1150             .0000

       1488020                  .5000              15.3750
       141,215.37               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.2400
             9.1150             .0000               5.2400
             9.1150             .0000

       1488021                  .5000              15.3750
       348,349.66               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               7.4900
             9.1150             .0000               7.4900
             9.1150             .0000

       1488022                  .5000              15.7500
       135,407.22               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.7400
             9.4900             .0000               5.7400
             9.4900             .0000

       1488023                  .5000              14.3750
        86,423.08               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               5.4900
             8.1150             .0000               5.4900
             8.1150             .0000

       1488025                  .5000              14.7500
       127,524.63               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               6.2400
             8.4900             .0000               6.2400
             8.4900             .0000

       1488028                  .5000              13.8750
        79,443.09               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               2.4900
             7.6150             .0000               2.4900
             7.6150             .0000

       1488029                  .5000              14.0000
       119,480.13               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               3.4900
             7.7400             .0000               3.4900
             7.7400             .0000
1



       1488030                  .5000              15.0000
        66,810.24               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.9900
             8.7400             .0000               4.9900
             8.7400             .0000

       1488031                  .5000              15.0000
       130,301.79               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               7.2400
             8.7400             .0000               7.2400
             8.7400             .0000

       1488032                  .5000              14.3750
       104,516.68               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.7400
             8.1150             .0000               4.7400
             8.1150             .0000

       1488034                  .5000              14.2500
       334,413.44               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.1150
             7.9900             .0000               3.1150
             7.9900             .0000

       1488035                  .5000              15.2500
        74,711.93               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               6.9900
             8.9900             .0000               6.9900
             8.9900             .0000

       1488037                  .5000              14.0000
        91,601.47               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               5.7400
             7.7400             .0000               5.7400
             7.7400             .0000

       1488038                  .5000              14.2500
       116,369.64               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               5.9900
             7.9900             .0000               5.9900
             7.9900             .0000

       1488040                  .5000              14.5000
       126,356.59               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               3.1150
             8.2400             .0000               3.1150
             8.2400             .0000
1



       1488042                  .5000              14.1250
       179,811.14               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.2400
             7.8650             .0000               3.2400
             7.8650             .0000

       1488044                  .5000              15.7500
       103,590.32               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.7400
             9.4900             .0000               4.7400
             9.4900             .0000

       1488045                  .5000              14.1250
       123,073.14               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               2.7400
             7.8650             .0000               2.7400
             7.8650             .0000

       1488046                  .5000              15.0000
        65,300.20               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.7400
             8.7400             .0000               4.7400
             8.7400             .0000

       1488047                  .5000              15.3750
       161,315.31               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.7400
             9.1150             .0000               4.7400
             9.1150             .0000

       1488051                  .5000              14.7500
        67,784.35               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               5.7400
             8.4900             .0000               5.7400
             8.4900             .0000

       1488056                  .5000              14.0000
        79,205.82               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               6.6150
             7.7400             .0000               6.6150
             7.7400             .0000

       1488058                  .5000              14.5000
        59,729.46               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               7.3650
             8.2400             .0000               7.3650
             8.2400             .0000
1



       1488059                  .5000              14.0000
        70,890.41               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               7.1150
             7.7400             .0000               7.1150
             7.7400             .0000

       1488060                  .5000              14.2500
       181,131.21               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               6.7400
             7.9900             .0000               6.7400
             7.9900             .0000

       1488061                  .5000              14.2500
        67,222.14               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               5.3650
             7.9900             .0000               5.3650
             7.9900             .0000

       1488062                  .5000              14.2500
        73,284.16               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               5.7400
             7.9900             .0000               5.7400
             7.9900             .0000

       1488063                  .5000              14.4000
        72,210.59               .0800              14.1400
             8.9000             .0000              14.1400
             8.4000             .1800               2.9900
             8.1400             .0000               2.9900
             8.1400             .0000

       1488064                  .5000              14.6250
       124,042.22               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               6.2400
             8.3650             .0000               6.2400
             8.3650             .0000

       1488066                  .5000              13.8750
        80,830.53               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               6.9900
             7.6150             .0000               6.9900
             7.6150             .0000

       1488227                  .5000              15.5000
       147,888.58               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.1400
             9.2400             .0000               4.1400
             9.2400             .0000
1



       1488816                  .5000              15.5000
       125,431.92               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.3650
             9.2400             .0000               4.3650
             9.2400             .0000

       1489130                  .5000              16.4900
       129,763.40               .0800              16.2300
            10.9900             .0000              16.2300
            10.4900             .1800               5.2300
            10.2300             .0000               5.2300
            10.2300             .0000

       1489139                  .5000              15.4900
        95,783.60               .0800              15.2300
             9.9900             .0000              15.2300
             9.4900             .1800               5.2300
             9.2300             .0000               5.2300
             9.2300             .0000

       1489143                  .5000              16.8750
       101,080.54               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               5.9900
            10.6150             .0000               5.9900
            10.6150             .0000

       1489150                  .5000              16.2500
       129,501.33               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.2300
             9.9900             .0000               5.2300
             9.9900             .0000

       1489208                  .5000              16.0000
       106,184.86               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.2400
             9.7400             .0000               5.2400
             9.7400             .0000

       1489288                  .5000              14.0000
        47,216.99               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               1.9900
             7.7400             .0000               1.9900
             7.7400             .0000

       1489691                  .5000              15.2500
       147,720.40               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.7400
             8.9900             .0000               5.7400
             8.9900             .0000
1



       1489917                  .5000              14.5000
       169,695.36               .0800              14.2400
            10.0000             .0000              14.2400
             9.5000             .1800               2.3650
             9.2400             .0000               2.3650
             9.2400             .0000

       1490101                  .5000              16.5000
        35,561.55               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               5.4900
            10.2400             .0000               5.4900
            10.2400             .0000

       1490225                  .5000              15.7500
        78,039.29               .0800              15.4900
             9.2500             .0000              15.4900
             8.7500             .1800               4.3650
             8.4900             .0000               4.3650
             8.4900             .0000

       1490257                  .5000              16.7500
        75,948.44               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               5.2400
            10.4900             .0000               5.2400
            10.4900             .0000

       1490879                  .5000              13.7500
        78,786.04               .0800              13.4900
             8.2500             .0000              13.4900
             7.7500             .1800               3.2400
             7.4900             .0000               3.2400
             7.4900             .0000

       1490880                  .5000              14.7500
       159,130.47               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               6.9900
             8.4900             .0000               6.9900
             8.4900             .0000

       1493961                  .5000              14.5000
        78,082.90               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.6150
             8.2400             .0000               4.6150
             8.2400             .0000

       1493997                  .5000              16.6250
       138,503.37               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               5.7400
            10.3650             .0000               5.7400
            10.3650             .0000
1



       1494068                  .5000              15.3750
        74,184.73               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.4900
             9.1150             .0000               5.4900
             9.1150             .0000

       1494374                  .5000              16.1250
        77,727.93               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               3.9900
             9.8650             .0000               3.9900
             9.8650             .0000

       1494719                  .5000              16.4900
       155,217.00               .0800              16.2300
            10.9900             .0000              16.2300
            10.4900             .1800               4.7400
            10.2300             .0000               4.7400
            10.2300             .0000

       1495275                  .5000              13.3750
       254,719.53               .0800              13.1150
             7.8750             .0000              13.1150
             7.3750             .1800               5.3650
             7.1150             .0000               5.3650
             7.1150             .0000

       1495614                  .5000              16.0000
        29,963.92               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.8650
             9.7400             .0000               5.8650
             9.7400             .0000

       1496052                  .5000              13.6250
       202,783.10               .0800              13.3650
             9.1250             .0000              13.3650
             8.6250             .1800               1.9900
             8.3650             .0000               1.9900
             8.3650             .0000

       1496078                  .5000              15.0000
       211,245.62               .0800              14.7400
            10.5000             .0000              14.7400
            10.0000             .1800               5.7400
             9.7400             .0000               5.7400
             9.7400             .0000

       1496535                  .5000              14.7500
       206,675.55               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.2400
             8.4900             .0000               4.2400
             8.4900             .0000
1



       1496667                  .5000              16.2500
       119,863.24               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               6.3650
             9.9900             .0000               6.3650
             9.9900             .0000

       1497195                  .5000              16.2500
        94,392.30               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.7400
             9.9900             .0000               5.7400
             9.9900             .0000

       1497445                  .5000              16.3750
        88,728.81               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               6.4900
            10.1150             .0000               6.4900
            10.1150             .0000

       1497633                  .5000              16.3750
       161,940.64               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               5.4900
            10.1150             .0000               5.4900
            10.1150             .0000

       1497665                  .5000              16.0000
        97,083.09               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.7400
             9.7400             .0000               5.7400
             9.7400             .0000

       1498217                  .5000              14.0000
       355,597.95               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               5.3650
             7.7400             .0000               5.3650
             7.7400             .0000

       1498220                  .5000              14.6250
       254,779.39               .0800              14.3650
            10.1250             .0000              14.3650
             9.6250             .1800               2.3650
             9.3650             .0000               2.3650
             9.3650             .0000

       1498234                  .5000              16.1250
        67,420.95               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               5.7400
             9.8650             .0000               5.7400
             9.8650             .0000
1



       1498455                  .5000              14.8750
       142,581.96               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.2400
             8.6150             .0000               4.2400
             8.6150             .0000

       1498457                  .5000              14.2500
       109,993.57               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.3650
             7.9900             .0000               3.3650
             7.9900             .0000

       1498569                  .5000              15.3750
       137,574.35               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.7400
             9.1150             .0000               5.7400
             9.1150             .0000

       1498619                  .5000              14.3750
        59,815.88               .0800              14.1150
             9.8750             .0000              14.1150
             9.3750             .1800               4.9100
             9.1150             .0000               4.9100
             9.1150             .0000

       1498700                  .5000              15.6250
        95,317.46               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.3650
             9.3650             .0000               4.3650
             9.3650             .0000

       1498856                  .5000              14.2500
       157,226.17               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.6150
             7.9900             .0000               3.6150
             7.9900             .0000

       1498888                  .5000              14.2500
        67,382.64               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.8650
             7.9900             .0000               4.8650
             7.9900             .0000

       1499437                  .5000              15.3750
       119,782.41               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.2400
             9.1150             .0000               5.2400
             9.1150             .0000
1



       1499596                  .5000              16.2500
       222,945.64               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.7400
             9.9900             .0000               5.7400
             9.9900             .0000

       1499598                  .5000              15.8750
       127,342.50               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.4900
             9.6150             .0000               5.4900
             9.6150             .0000

       1499621                  .5000              14.1250
       115,493.60               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.8650
             7.8650             .0000               3.8650
             7.8650             .0000

       1499624                  .5000              15.1250
       157,271.80               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.7400
             8.8650             .0000               3.7400
             8.8650             .0000

       1499633                  .5000              14.0000
        79,853.58               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               3.3650
             7.7400             .0000               3.3650
             7.7400             .0000

       1499844                  .5000              15.1250
       131,123.74               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.8650
             8.8650             .0000               3.8650
             8.8650             .0000

       1499852                  .5000              16.0000
       127,346.66               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.7400
             9.7400             .0000               5.7400
             9.7400             .0000

       1499854                  .5000              15.0000
       149,776.90               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.7400
             8.7400             .0000               5.7400
             8.7400             .0000
1



       1499883                  .5000              15.5000
       193,328.09               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.6150
             9.2400             .0000               4.6150
             9.2400             .0000

       1500040                  .5000              15.7500
        47,809.68               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               3.8650
             9.4900             .0000               3.8650
             9.4900             .0000

       1500042                  .5000              15.5000
       172,273.75               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               2.7400
             9.2400             .0000               2.7400
             9.2400             .0000

       1500064                  .5000              14.6250
        70,286.73               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               3.4900
             8.3650             .0000               3.4900
             8.3650             .0000

       1500070                  .5000              14.5000
        91,597.17               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.6150
             8.2400             .0000               4.6150
             8.2400             .0000

       1500091                  .5000              15.2500
       182,279.05               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.4900
             8.9900             .0000               4.4900
             8.9900             .0000

       1500103                  .5000              15.3750
       168,967.46               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000

       1500186                  .5000              15.7500
        34,940.49               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.2400
             9.4900             .0000               4.2400
             9.4900             .0000
1



       1500276                  .5000              15.2500
       136,372.11               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               3.9900
             8.9900             .0000               3.9900
             8.9900             .0000

       1500280                  .5000              16.2500
       357,092.57               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               6.3650
             9.9900             .0000               6.3650
             9.9900             .0000

       1500284                  .5000              14.1250
       225,696.65               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.7400
             7.8650             .0000               3.7400
             7.8650             .0000

       1500314                  .5000              15.3750
       135,938.22               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.1150
             9.1150             .0000               4.1150
             9.1150             .0000

       1500315                  .5000              17.3750
        62,962.74               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               6.1150
            11.1150             .0000               6.1150
            11.1150             .0000

       1500542                  .5000              15.2500
       219,793.89               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               3.6150
             8.9900             .0000               3.6150
             8.9900             .0000

       1500551                  .5000              15.8750
       299,754.00               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               3.9900
             9.6150             .0000               3.9900
             9.6150             .0000

       1500615                  .5000              15.2500
       128,817.96               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.2400
             8.9900             .0000               5.2400
             8.9900             .0000
1



       1500617                  .5000              14.3750
        99,830.57               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               5.1150
             8.1150             .0000               5.1150
             8.1150             .0000

       1500856                  .5000              15.1250
       134,704.55               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.3650
             8.8650             .0000               3.3650
             8.8650             .0000

       1500868                  .5000              14.1250
       170,797.36               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.6150
             7.8650             .0000               3.6150
             7.8650             .0000

       1500877                  .5000              15.3750
        89,559.29               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.8650
             9.1150             .0000               4.8650
             9.1150             .0000

       1500886                  .5000              13.7500
        76,901.45               .0800              13.4900
             8.2500             .0000              13.4900
             7.7500             .1800               3.6150
             7.4900             .0000               3.6150
             7.4900             .0000

       1500899                  .5000              14.8750
        67,396.93               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.4900
             8.6150             .0000               4.4900
             8.6150             .0000

       1500904                  .5000              15.0000
        77,123.75               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.6150
             8.7400             .0000               4.6150
             8.7400             .0000

       1500928                  .5000              16.3750
        80,660.42               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               5.2400
            10.1150             .0000               5.2400
            10.1150             .0000
1



       1501058                  .5000              15.1250
       255,629.12               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.7400
             8.8650             .0000               4.7400
             8.8650             .0000

       1501070                  .5000              16.1250
       129,847.79               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               4.8650
             9.8650             .0000               4.8650
             9.8650             .0000

       1501187                  .5000              15.8750
        37,737.44               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.3650
             9.6150             .0000               4.3650
             9.6150             .0000

       1501295                  .5000              15.0000
        74,363.40               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.1150
             8.7400             .0000               4.1150
             8.7400             .0000

       1501324                  .5000              15.1250
       256,128.39               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.3650
             8.8650             .0000               5.3650
             8.8650             .0000

       1501398                  .5000              15.1250
       160,045.89               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.2400
             8.8650             .0000               5.2400
             8.8650             .0000

       1501402                  .5000              17.2500
       249,748.11               .0800              16.9900
            11.7500             .0000              16.9900
            11.2500             .1800               5.2400
            10.9900             .0000               5.2400
            10.9900             .0000

       1501405                  .5000              15.5000
       206,722.99               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.6150
             9.2400             .0000               4.6150
             9.2400             .0000
1



       1501407                  .5000              14.3750
        81,408.28               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               5.7400
             8.1150             .0000               5.7400
             8.1150             .0000

       1501411                  .5000              15.1250
        95,361.63               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.3650
             8.8650             .0000               5.3650
             8.8650             .0000

       1501495                  .5000              15.1250
        62,939.40               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.8650
             8.8650             .0000               3.8650
             8.8650             .0000

       1501585                  .5000              10.1250
       232,165.70               .0800               9.8650
             8.1250             .0000               9.8650
             7.6250             .1800               1.9900
             7.3650             .0000               1.9900
             7.3650             .0000

       1501589                  .5000              11.5000
       331,099.85               .0800              11.2400
             8.3750             .0000              11.2400
             7.8750             .1800               1.9900
             7.6150             .0000               1.9900
             7.6150             .0000

       1501591                  .5000              10.3750
       240,591.60               .0800              10.1150
             8.3750             .0000              10.1150
             7.8750             .1800               1.9900
             7.6150             .0000               1.9900
             7.6150             .0000

       1501592                  .5000              10.3750
       306,824.35               .0800              10.1150
             8.5000             .0000              10.1150
             8.0000             .1800               1.9900
             7.7400             .0000               1.9900
             7.7400             .0000

       1501595                  .5000              14.5000
       141,166.54               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               5.3650
             8.2400             .0000               5.3650
             8.2400             .0000
1



       1501617                  .5000              14.0000
       203,926.06               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               3.7400
             7.7400             .0000               3.7400
             7.7400             .0000

       1501619                  .5000              15.2500
       171,776.11               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.8650
             8.9900             .0000               4.8650
             8.9900             .0000

       1501641                  .5000              15.8750
       117,903.24               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.6150
             9.6150             .0000               4.6150
             9.6150             .0000

       1501880                  .5000              16.2500
        83,105.17               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               2.7400
             9.9900             .0000               2.7400
             9.9900             .0000

       1502166                  .5000              16.7500
        97,933.51               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               4.9900
            10.4900             .0000               4.9900
            10.4900             .0000

       1502211                  .5000              15.0000
       116,326.71               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.6150
             8.7400             .0000               4.6150
             8.7400             .0000

       1502255                  .5000              14.7500
       151,921.20               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.9900
             8.4900             .0000               3.9900
             8.4900             .0000

       1502261                  .5000              15.5000
       174,844.52               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               3.9900
             9.2400             .0000               3.9900
             9.2400             .0000
1



       1502422                  .5000              15.0000
       144,357.29               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.4900
             8.7400             .0000               4.4900
             8.7400             .0000

       1502782                  .5000              14.3750
       170,707.66               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.9900
             8.1150             .0000               4.9900
             8.1150             .0000

       1502789                  .5000              16.0000
       111,465.78               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.7400
             9.7400             .0000               4.7400
             9.7400             .0000

       1502797                  .5000              15.0000
        81,678.32               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.8650
             8.7400             .0000               3.8650
             8.7400             .0000

       1502802                  .5000              16.8750
       224,851.48               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               5.4900
            10.6150             .0000               5.4900
            10.6150             .0000

       1502843                  .5000              15.2500
        78,988.38               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.6150
             8.9900             .0000               5.6150
             8.9900             .0000

       1502892                  .5000              15.5000
        68,375.00               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.7400
             9.2400             .0000               5.7400
             9.2400             .0000

       1502960                  .5000              15.8750
       241,001.91               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.4900
             9.6150             .0000               4.4900
             9.6150             .0000
1



       1502977                  .5000              14.8750
        71,177.76               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.4900
             8.6150             .0000               4.4900
             8.6150             .0000

       1502979                  .5000              17.0000
        91,910.94               .0800              16.7400
            11.5000             .0000              16.7400
            11.0000             .1800               4.9900
            10.7400             .0000               4.9900
            10.7400             .0000

       1502980                  .5000              15.2500
       225,388.64               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.7400
             8.9900             .0000               5.7400
             8.9900             .0000

       1503019                  .5000              16.7500
       226,967.68               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               6.1150
            10.4900             .0000               6.1150
            10.4900             .0000

       1503038                  .5000              14.6250
        60,901.85               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.9900
             8.3650             .0000               4.9900
             8.3650             .0000

       1503067                  .5000              15.1250
        79,923.04               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.9900
             8.8650             .0000               3.9900
             8.8650             .0000

       1503108                  .5000              15.2500
        96,659.36               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               3.8650
             8.9900             .0000               3.8650
             8.9900             .0000

       1503163                  .5000              15.3750
        41,162.41               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.2400
             9.1150             .0000               4.2400
             9.1150             .0000
1



       1503165                  .5000              14.2500
       152,448.74               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.9900
             7.9900             .0000               3.9900
             7.9900             .0000

       1503172                  .5000              15.2500
       243,022.10               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.1150
             8.9900             .0000               4.1150
             8.9900             .0000

       1503181                  .5000              15.0000
        45,804.69               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.7400
             8.7400             .0000               3.7400
             8.7400             .0000

       1503185                  .5000              16.0000
       134,892.23               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.2400
             9.7400             .0000               5.2400
             9.7400             .0000

       1503196                  .5000              15.3750
       135,875.93               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.1150
             9.1150             .0000               5.1150
             9.1150             .0000

       1503282                  .5000              15.1250
       161,844.16               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.6150
             8.8650             .0000               4.6150
             8.8650             .0000

       1503481                  .5000              15.8750
       120,051.46               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.9900
             9.6150             .0000               4.9900
             9.6150             .0000

       1503486                  .5000              17.5000
       220,373.18               .0800              17.2400
            12.0000             .0000              17.2400
            11.5000             .1800               6.1150
            11.2400             .0000               6.1150
            11.2400             .0000
1



       1503489                  .5000              14.8750
       188,808.36               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.9900
             8.6150             .0000               3.9900
             8.6150             .0000

       1503525                  .5000              14.7500
        74,622.24               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.7400
             8.4900             .0000               4.7400
             8.4900             .0000

       1503528                  .5000              17.8750
       127,947.85               .0800              17.6150
            12.3750             .0000              17.6150
            11.8750             .1800               6.2400
            11.6150             .0000               6.2400
            11.6150             .0000

       1503545                  .5000              15.0000
        59,910.73               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.9900
             8.7400             .0000               4.9900
             8.7400             .0000

       1503547                  .5000              14.3750
        95,837.34               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.7400
             8.1150             .0000               4.7400
             8.1150             .0000

       1503548                  .5000              15.1250
        74,743.66               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.9900
             8.8650             .0000               4.9900
             8.8650             .0000

       1503550                  .5000              14.3750
        61,880.29               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.8650
             8.1150             .0000               4.8650
             8.1150             .0000

       1503567                  .5000              15.6250
       265,676.73               .0800              15.3650
             9.1250             .0000              15.3650
             8.6250             .1800               6.2300
             8.3650             .0000               6.2300
             8.3650             .0000
1



       1503568                  .5000              14.1250
       135,425.92               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.7400
             7.8650             .0000               3.7400
             7.8650             .0000

       1503627                  .5000              14.3750
       118,816.13               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.1150
             8.1150             .0000               3.1150
             8.1150             .0000

       1503681                  .5000              15.6250
       163,586.53               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.1150
             9.3650             .0000               5.1150
             9.3650             .0000

       1503683                  .5000              15.8750
        55,631.16               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.2400
             9.6150             .0000               5.2400
             9.6150             .0000

       1503688                  .5000              15.5000
       286,166.49               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.9900
             9.2400             .0000               4.9900
             9.2400             .0000

       1503699                  .5000              14.4900
       199,557.13               .0800              14.2300
             8.9900             .0000              14.2300
             8.4900             .1800               4.4900
             8.2300             .0000               4.4900
             8.2300             .0000

       1503702                  .5000              15.3750
       271,626.20               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.8650
             9.1150             .0000               4.8650
             9.1150             .0000

       1503708                  .5000              15.3750
       233,678.42               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.7400
             9.1150             .0000               5.7400
             9.1150             .0000
1



       1503777                  .5000              15.3750
       113,443.86               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.8650
             9.1150             .0000               4.8650
             9.1150             .0000

       1503785                  .5000              15.1250
        74,891.31               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.3650
             8.8650             .0000               4.3650
             8.8650             .0000

       1503789                  .5000              15.6250
        95,874.90               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.2400
             9.3650             .0000               5.2400
             9.3650             .0000

       1503855                  .5000              14.8750
       153,435.74               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.6150
             8.6150             .0000               4.6150
             8.6150             .0000

       1503858                  .5000              14.6250
        64,895.40               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               3.8650
             8.3650             .0000               3.8650
             8.3650             .0000

       1503864                  .5000              15.6250
       104,863.14               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.3650
             9.3650             .0000               5.3650
             9.3650             .0000

       1503866                  .5000              14.8750
       263,460.42               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.1150
             8.6150             .0000               4.1150
             8.6150             .0000

       1503874                  .5000              15.2500
       168,591.90               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.6150
             8.9900             .0000               4.6150
             8.9900             .0000
1



       1503878                  .5000              16.2500
        68,198.38               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.9900
             9.9900             .0000               4.9900
             9.9900             .0000

       1503885                  .5000              15.8750
       149,877.00               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.4900
             9.6150             .0000               4.4900
             9.6150             .0000

       1503887                  .5000              15.1250
        91,827.34               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.3650
             8.8650             .0000               5.3650
             8.8650             .0000

       1503913                  .5000              15.3750
       139,258.33               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.8650
             9.1150             .0000               4.8650
             9.1150             .0000

       1503917                  .5000              14.8750
       277,531.70               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.3650
             8.6150             .0000               4.3650
             8.6150             .0000

       1503942                  .5000              14.3750
       131,277.18               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.2400
             8.1150             .0000               4.2400
             8.1150             .0000

       1503964                  .5000              14.1250
       152,527.38               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               4.2400
             7.8650             .0000               4.2400
             7.8650             .0000

       1503968                  .5000              15.8750
       116,905.04               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.7400
             9.6150             .0000               4.7400
             9.6150             .0000
1



       1503974                  .5000              15.3750
       140,436.73               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.7400
             9.1150             .0000               4.7400
             9.1150             .0000

       1504013                  .5000              15.6250
       172,574.82               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.4900
             9.3650             .0000               4.4900
             9.3650             .0000

       1504016                  .5000              15.5000
       189,586.47               .0800              15.2400
             9.0000             .0000              15.2400
             8.5000             .1800               4.6150
             8.2400             .0000               4.6150
             8.2400             .0000

       1504017                  .5000              15.3750
       245,362.32               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.8650
             9.1150             .0000               4.8650
             9.1150             .0000

       1504018                  .5000              15.8750
       284,398.22               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.2400
             9.6150             .0000               5.2400
             9.6150             .0000

       1504019                  .5000              15.3750
       161,777.35               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.8650
             9.1150             .0000               4.8650
             9.1150             .0000

       1504020                  .5000              15.3750
       123,579.90               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.8650
             9.1150             .0000               4.8650
             9.1150             .0000

       1504105                  .5000              15.8750
        83,825.50               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.9900
             9.6150             .0000               4.9900
             9.6150             .0000
1



       1504121                  .5000              14.6250
       184,001.52               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               3.3650
             8.3650             .0000               3.3650
             8.3650             .0000

       1504126                  .5000              14.7500
       108,405.14               .0800              14.4900
            10.2500             .0000              14.4900
             9.7500             .1800               3.9900
             9.4900             .0000               3.9900
             9.4900             .0000

       1504134                  .5000              15.2500
       394,868.68               .0800              14.9900
            10.7500             .0000              14.9900
            10.2500             .1800               3.9900
             9.9900             .0000               3.9900
             9.9900             .0000

       1504152                  .5000              17.0000
        53,295.10               .0800              16.7400
            12.5000             .0000              16.7400
            12.0000             .1800               6.1150
            11.7400             .0000               6.1150
            11.7400             .0000

       1504160                  .5000              15.3750
       157,805.89               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000

       1504161                  .5000              15.0000
       138,331.93               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.7400
             8.7400             .0000               3.7400
             8.7400             .0000

       1504172                  .5000              18.1250
        95,128.18               .0800              17.8650
            12.6250             .0000              17.8650
            12.1250             .1800               6.6150
            11.8650             .0000               6.6150
            11.8650             .0000

       1504200                  .5000              14.8750
       110,318.03               .0800              14.6150
            10.3750             .0000              14.6150
             9.8750             .1800               4.7400
             9.6150             .0000               4.7400
             9.6150             .0000
1



       1504206                  .5000              14.8750
        99,546.09               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               5.2400
             8.6150             .0000               5.2400
             8.6150             .0000

       1504215                  .5000              16.6250
        93,318.46               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               5.4900
            10.3650             .0000               5.4900
            10.3650             .0000

       1504233                  .5000              16.3750
        89,832.06               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               5.8650
            10.1150             .0000               5.8650
            10.1150             .0000

       1504256                  .5000              14.5000
       115,643.89               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.9900
             8.2400             .0000               4.9900
             8.2400             .0000

       1504267                  .5000              16.5000
        69,924.43               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               5.3650
            10.2400             .0000               5.3650
            10.2400             .0000

       1504304                  .5000              15.6250
       366,359.64               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.2400
             9.3650             .0000               5.2400
             9.3650             .0000

       1504413                  .5000              15.8750
       155,662.03               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.7400
             9.6150             .0000               5.7400
             9.6150             .0000

       1504418                  .5000              13.8750
       398,490.19               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               4.3650
             7.6150             .0000               4.3650
             7.6150             .0000
1



       1504430                  .5000              15.2500
       415,013.70               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.4900
             8.9900             .0000               4.4900
             8.9900             .0000

       1504437                  .5000              15.3750
       231,214.80               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.1150
             9.1150             .0000               4.1150
             9.1150             .0000

       1504443                  .5000              14.2500
       103,730.05               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.6150
             7.9900             .0000               4.6150
             7.9900             .0000

       1504481                  .5000              16.1250
        94,426.56               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               4.9900
             9.8650             .0000               4.9900
             9.8650             .0000

       1504486                  .5000              15.0000
       126,687.66               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.4900
             8.7400             .0000               4.4900
             8.7400             .0000

       1504489                  .5000              15.3750
       149,763.24               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.4900
             9.1150             .0000               4.4900
             9.1150             .0000

       1504523                  .5000              15.1250
       147,785.59               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.1150
             8.8650             .0000               4.1150
             8.8650             .0000

       1504554                  .5000              14.3750
       114,870.58               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.9900
             8.1150             .0000               3.9900
             8.1150             .0000
1



       1504555                  .5000              15.5000
        80,528.39               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.2400
             9.2400             .0000               4.2400
             9.2400             .0000

       1504569                  .5000              15.1250
       135,669.34               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.1150
             8.8650             .0000               4.1150
             8.8650             .0000

       1504627                  .5000              14.8750
        96,950.65               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.3650
             8.6150             .0000               4.3650
             8.6150             .0000

       1504629                  .5000              16.8750
        66,864.72               .0800              16.6150
            12.3750             .0000              16.6150
            11.8750             .1800               6.3650
            11.6150             .0000               6.3650
            11.6150             .0000

       1504634                  .5000              15.5000
        67,878.16               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.8650
             9.2400             .0000               4.8650
             9.2400             .0000

       1504639                  .5000              16.7500
        99,827.95               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               5.8650
            10.4900             .0000               5.8650
            10.4900             .0000

       1504641                  .5000              16.0000
       155,299.45               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.6150
             9.7400             .0000               5.6150
             9.7400             .0000

       1504669                  .5000              15.6250
       275,644.92               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.6150
             9.3650             .0000               4.6150
             9.3650             .0000
1



       1504698                  .5000              15.1250
       197,327.77               .0800              14.8650
             8.6250             .0000              14.8650
             8.1250             .1800               3.8650
             7.8650             .0000               3.8650
             7.8650             .0000

       1504712                  .5000              16.0000
        84,863.09               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               6.3650
             9.7400             .0000               6.3650
             9.7400             .0000

       1504714                  .5000              15.7500
        39,914.64               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.9900
             9.4900             .0000               4.9900
             9.4900             .0000

       1504723                  .5000              16.0000
        82,233.35               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.8650
             9.7400             .0000               4.8650
             9.7400             .0000

       1504735                  .5000              17.5000
        89,948.24               .0800              17.2400
            12.0000             .0000              17.2400
            11.5000             .1800               6.1150
            11.2400             .0000               6.1150
            11.2400             .0000

       1504737                  .5000              14.5000
       231,673.38               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.2400
             8.2400             .0000               4.2400
             8.2400             .0000

       1504738                  .5000              16.0000
        63,849.52               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               1.2400
             9.7400             .0000               1.2400
             9.7400             .0000

       1504749                  .5000              16.5000
       201,005.89               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               4.9900
            10.2400             .0000               4.9900
            10.2400             .0000
1



       1504814                  .5000              15.3750
       243,464.97               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.2400
             9.1150             .0000               5.2400
             9.1150             .0000

       1504843                  .5000              15.6250
       127,944.87               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.1150
             9.3650             .0000               4.1150
             9.3650             .0000

       1504845                  .5000              14.6250
        84,659.46               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               3.6150
             8.3650             .0000               3.6150
             8.3650             .0000

       1504848                  .5000              15.3750
       119,890.51               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.2400
             9.1150             .0000               4.2400
             9.1150             .0000

       1504851                  .5000              15.2500
       131,276.89               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.9900
             8.9900             .0000               4.9900
             8.9900             .0000

       1504852                  .5000              16.1250
        93,563.79               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               4.7400
             9.8650             .0000               4.7400
             9.8650             .0000

       1504892                  .5000              16.2500
        48,713.10               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               3.6150
             9.9900             .0000               3.6150
             9.9900             .0000

       1504897                  .5000              14.2500
       170,702.67               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               2.3650
             7.9900             .0000               2.3650
             7.9900             .0000
1



       1504965                  .5000              14.6250
       156,882.21               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.6150
             8.3650             .0000               4.6150
             8.3650             .0000

       1504973                  .5000              15.2500
        40,611.71               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               3.8650
             8.9900             .0000               3.8650
             8.9900             .0000

       1504976                  .5000              13.8750
        49,906.09               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               3.3650
             7.6150             .0000               3.3650
             7.6150             .0000

       1504978                  .5000              14.0000
       217,734.93               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               4.3650
             7.7400             .0000               4.3650
             7.7400             .0000

       1504982                  .5000              15.7500
        92,882.01               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.8650
             9.4900             .0000               5.8650
             9.4900             .0000

       1504984                  .5000              15.4500
       424,425.16               .0800              15.1900
             9.9500             .0000              15.1900
             9.4500             .1800               4.2400
             9.1900             .0000               4.2400
             9.1900             .0000

       1504989                  .5000              16.3750
       155,777.00               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               6.4900
            10.1150             .0000               6.4900
            10.1150             .0000

       1504990                  .5000              14.8750
        86,967.01               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.9900
             8.6150             .0000               4.9900
             8.6150             .0000
1



       1504994                  .5000              15.7500
       161,045.40               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.7400
             9.4900             .0000               5.7400
             9.4900             .0000

       1504997                  .5000              16.8750
        49,950.26               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               7.6150
            10.6150             .0000               7.6150
            10.6150             .0000

       1505001                  .5000              14.3750
       252,371.66               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.4900
             8.1150             .0000               4.4900
             8.1150             .0000

       1505011                  .5000              16.3750
        68,174.29               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               7.1150
            10.1150             .0000               7.1150
            10.1150             .0000

       1505025                  .5000              16.6250
        79,866.01               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               6.2400
            10.3650             .0000               6.2400
            10.3650             .0000

       1505037                  .5000              16.5000
       124,955.42               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               5.9900
            10.2400             .0000               5.9900
            10.2400             .0000

       1505071                  .5000              14.5000
       138,692.84               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               5.7400
             8.2400             .0000               5.7400
             8.2400             .0000

       1505078                  .5000              16.0000
       138,776.10               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               6.4900
             9.7400             .0000               6.4900
             9.7400             .0000
1



       1505101                  .5000              14.5000
       109,818.38               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               3.7400
             8.2400             .0000               3.7400
             8.2400             .0000

       1505105                  .5000              16.2500
       171,803.98               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.4900
             9.9900             .0000               4.4900
             9.9900             .0000

       1505140                  .5000              14.0000
       106,994.23               .0800              13.7400
             9.5000             .0000              13.7400
             9.0000             .1800               3.7400
             8.7400             .0000               3.7400
             8.7400             .0000

       1505147                  .5000              15.8750
       107,766.71               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.9900
             9.6150             .0000               4.9900
             9.6150             .0000

       1505154                  .5000              14.8750
        59,908.38               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               5.2400
             8.6150             .0000               5.2400
             8.6150             .0000

       1505156                  .5000              15.2500
       122,327.15               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.7400
             8.9900             .0000               5.7400
             8.9900             .0000

       1505162                  .5000              15.3750
        84,883.17               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000

       1505289                  .5000              14.2500
       399,769.87               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.8650
             7.9900             .0000               3.8650
             7.9900             .0000
1



       1505302                  .5000              15.6250
       185,239.61               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.2400
             9.3650             .0000               5.2400
             9.3650             .0000

       1505362                  .5000              18.0000
       122,171.49               .0800              17.7400
            11.5000             .0000              17.7400
            11.0000             .1800               6.4900
            10.7400             .0000               6.4900
            10.7400             .0000

       1505364                  .5000              16.5000
       251,910.14               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               4.4900
            10.2400             .0000               4.4900
            10.2400             .0000

       1505398                  .5000              15.5000
       150,997.65               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.9900
             9.2400             .0000               4.9900
             9.2400             .0000

       1505400                  .5000              14.7500
       134,988.08               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.7400
             8.4900             .0000               3.7400
             8.4900             .0000

       1505417                  .5000              15.2500
       231,859.28               .0800              14.9900
             8.7500             .0000              14.9900
             8.2500             .1800               4.3650
             7.9900             .0000               4.3650
             7.9900             .0000

       1505422                  .5000              16.0000
        54,818.34               .0800              15.7400
             9.5000             .0000              15.7400
             9.0000             .1800               4.7400
             8.7400             .0000               4.7400
             8.7400             .0000

       1505424                  .5000              15.3750
        62,314.24               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.2400
             9.1150             .0000               4.2400
             9.1150             .0000
1



       1505437                  .5000              15.7500
       103,468.51               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.6150
             9.4900             .0000               5.6150
             9.4900             .0000

       1505463                  .5000              15.8750
       114,158.79               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.9900
             9.6150             .0000               5.9900
             9.6150             .0000

       1505467                  .5000              18.2500
       249,816.62               .0800              17.9900
            12.7500             .0000              17.9900
            12.2500             .1800               7.2400
            11.9900             .0000               7.2400
            11.9900             .0000

       1505531                  .5000              15.1250
       149,928.14               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.7400
             8.8650             .0000               4.7400
             8.8650             .0000

       1505534                  .5000              14.7500
       107,088.41               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.4900
             8.4900             .0000               3.4900
             8.4900             .0000

       1505543                  .5000              15.5000
       287,744.12               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.6150
             9.2400             .0000               4.6150
             9.2400             .0000

       1505554                  .5000              14.8750
       179,817.49               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.1150
             8.6150             .0000               4.1150
             8.6150             .0000

       1505559                  .5000              16.5000
        62,977.54               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               4.4900
            10.2400             .0000               4.4900
            10.2400             .0000
1



       1505572                  .5000              14.5000
       256,259.95               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               2.3650
             8.2400             .0000               2.3650
             8.2400             .0000

       1505686                  .5000              16.2500
        45,797.72               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.4900
             9.9900             .0000               5.4900
             9.9900             .0000

       1505690                  .5000              15.8750
       126,104.02               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.4900
             9.6150             .0000               4.4900
             9.6150             .0000

       1505691                  .5000              14.6250
        47,649.03               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.2400
             8.3650             .0000               4.2400
             8.3650             .0000

       1505692                  .5000              15.9500
        78,886.29               .0800              15.6900
            10.4500             .0000              15.6900
             9.9500             .1800               4.2400
             9.6900             .0000               4.2400
             9.6900             .0000

       1505695                  .5000              15.3750
        50,953.47               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.2400
             9.1150             .0000               4.2400
             9.1150             .0000

       1505698                  .5000              16.2500
       142,237.72               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.4900
             9.9900             .0000               4.4900
             9.9900             .0000

       1505699                  .5000              16.0000
        98,920.96               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.2400
             9.7400             .0000               4.2400
             9.7400             .0000
1



       1505712                  .5000              16.6250
        77,373.14               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               5.2400
            10.3650             .0000               5.2400
            10.3650             .0000

       1505724                  .5000              15.2500
       235,778.89               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.1150
             8.9900             .0000               4.1150
             8.9900             .0000

       1505731                  .5000              15.0000
       223,889.82               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.9900
             8.7400             .0000               3.9900
             8.7400             .0000

       1505736                  .5000              16.4500
       106,322.93               .0800              16.1900
            10.9500             .0000              16.1900
            10.4500             .1800               4.9900
            10.1900             .0000               4.9900
            10.1900             .0000

       1505737                  .5000              15.7500
       151,072.64               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.9900
             9.4900             .0000               4.9900
             9.4900             .0000

       1505897                  .5000              15.6250
       261,123.89               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.4900
             9.3650             .0000               4.4900
             9.3650             .0000

       1505924                  .5000              15.5000
       172,405.78               .0800              15.2400
             9.0000             .0000              15.2400
             8.5000             .1800               3.9900
             8.2400             .0000               3.9900
             8.2400             .0000

       1505926                  .5000              15.3750
        54,949.82               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.3650
             9.1150             .0000               3.3650
             9.1150             .0000
1



       1505930                  .5000              16.0000
        59,927.82               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.8650
             9.7400             .0000               4.8650
             9.7400             .0000

       1505955                  .5000              14.3750
       133,877.73               .0800              14.1150
             9.8750             .0000              14.1150
             9.3750             .1800               3.2400
             9.1150             .0000               3.2400
             9.1150             .0000

       1505977                  .5000              16.1250
       183,257.50               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               5.1150
             9.8650             .0000               5.1150
             9.8650             .0000

       1506006                  .5000              14.7500
        98,697.15               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.6150
             8.4900             .0000               3.6150
             8.4900             .0000

       1506115                  .5000              15.4900
        49,018.75               .0800              15.2300
             8.9900             .0000              15.2300
             8.4900             .1800               5.2300
             8.2300             .0000               5.2300
             8.2300             .0000

       1506122                  .5000              16.0000
        74,850.88               .0800              15.7400
             9.5000             .0000              15.7400
             9.0000             .1800               4.9900
             8.7400             .0000               4.9900
             8.7400             .0000

       1506131                  .5000              16.1250
       139,070.67               .0800              15.8650
             9.6250             .0000              15.8650
             9.1250             .1800               4.9900
             8.8650             .0000               4.9900
             8.8650             .0000

       1506145                  .5000              15.0000
       143,729.27               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.6150
             8.7400             .0000               4.6150
             8.7400             .0000
1



       1506166                  .5000              17.3750
       311,653.92               .0800              17.1150
            10.8750             .0000              17.1150
            10.3750             .1800               6.2300
            10.1150             .0000               6.2300
            10.1150             .0000

       1506174                  .5000              17.7400
        93,504.09               .0800              17.4800
            11.2400             .0000              17.4800
            10.7400             .1800               6.9900
            10.4800             .0000               6.9900
            10.4800             .0000

       1506186                  .5000              16.2500
       514,806.11               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.6150
             9.9900             .0000               4.6150
             9.9900             .0000

       1506189                  .5000              15.2500
       374,648.67               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.4900
             8.9900             .0000               4.4900
             8.9900             .0000

       1506192                  .5000              14.7500
        71,962.67               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.3650
             8.4900             .0000               4.3650
             8.4900             .0000

       1506198                  .5000              15.4900
        89,851.11               .0800              15.2300
             8.9900             .0000              15.2300
             8.4900             .1800               4.7400
             8.2300             .0000               4.7400
             8.2300             .0000

       1506199                  .5000              15.7500
       161,169.02               .0800              15.4900
             9.2500             .0000              15.4900
             8.7500             .1800               5.2400
             8.4900             .0000               5.2400
             8.4900             .0000

       1506214                  .5000              15.8750
       248,819.50               .0800              15.6150
             9.3750             .0000              15.6150
             8.8750             .1800               4.6150
             8.6150             .0000               4.6150
             8.6150             .0000
1



       1506224                  .5000              16.8750
       108,450.99               .0800              16.6150
            10.3750             .0000              16.6150
             9.8750             .1800               5.2300
             9.6150             .0000               5.2300
             9.6150             .0000

       1506239                  .5000              15.8750
       159,734.76               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.3650
             9.6150             .0000               5.3650
             9.6150             .0000

       1506245                  .5000              16.4900
       142,406.82               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.9900
             9.2300             .0000               4.9900
             9.2300             .0000

       1506264                  .5000              17.1250
       150,124.03               .0800              16.8650
            10.6250             .0000              16.8650
            10.1250             .1800               5.4900
             9.8650             .0000               5.4900
             9.8650             .0000

       1506272                  .5000              17.2500
        44,049.72               .0800              16.9900
            10.7500             .0000              16.9900
            10.2500             .1800               5.7400
             9.9900             .0000               5.7400
             9.9900             .0000

       1506287                  .5000              17.4900
        82,710.41               .0800              17.2300
            10.9900             .0000              17.2300
            10.4900             .1800               5.7400
            10.2300             .0000               5.7400
            10.2300             .0000

       1506321                  .5000              15.7000
       117,839.41               .0800              15.4400
            10.2000             .0000              15.4400
             9.7000             .1800               4.4900
             9.4400             .0000               4.4900
             9.4400             .0000

       1506323                  .5000              16.4900
       171,769.30               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               5.3650
             9.2300             .0000               5.3650
             9.2300             .0000
1



       1506324                  .5000              14.8750
       168,503.98               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.4900
             8.6150             .0000               4.4900
             8.6150             .0000

       1506331                  .5000              16.2500
       180,494.86               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               5.4800
             8.9900             .0000               5.4800
             8.9900             .0000

       1506345                  .5000              14.7500
       248,640.93               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.9900
             8.4900             .0000               3.9900
             8.4900             .0000

       1506348                  .5000              16.0000
       116,326.70               .0800              15.7400
             9.5000             .0000              15.7400
             9.0000             .1800               5.2300
             8.7400             .0000               5.2300
             8.7400             .0000

       1506357                  .5000              16.7500
       392,501.34               .0800              16.4900
            10.2500             .0000              16.4900
             9.7500             .1800               5.2300
             9.4900             .0000               5.2300
             9.4900             .0000

       1506417                  .5000              15.2500
       251,014.59               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               3.7400
             8.9900             .0000               3.7400
             8.9900             .0000

       1506419                  .5000              15.3750
       204,563.20               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.1150
             9.1150             .0000               5.1150
             9.1150             .0000

       1506491                  .5000              15.2500
       107,898.81               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.9900
             8.9900             .0000               4.9900
             8.9900             .0000
1



       1506504                  .5000              14.6250
        88,405.44               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               3.4900
             8.3650             .0000               3.4900
             8.3650             .0000

       1506519                  .5000              16.0000
       140,687.59               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.2400
             9.7400             .0000               5.2400
             9.7400             .0000

       1506528                  .5000              15.3000
       277,992.05               .0800              15.0400
             9.8000             .0000              15.0400
             9.3000             .1800               4.4900
             9.0400             .0000               4.4900
             9.0400             .0000

       1506537                  .5000              15.0000
       133,318.20               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.7400
             8.7400             .0000               4.7400
             8.7400             .0000

       1506553                  .5000              15.8750
        96,920.45               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.7400
             9.6150             .0000               4.7400
             9.6150             .0000

       1506646                  .5000              16.6250
        81,543.10               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               5.2400
            10.3650             .0000               5.2400
            10.3650             .0000

       1506647                  .5000              14.3750
       189,386.63               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.1150
             8.1150             .0000               4.1150
             8.1150             .0000

       1506648                  .5000              15.1250
       479,538.26               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.3650
             8.8650             .0000               4.3650
             8.8650             .0000
1



       1506650                  .5000              16.2500
       214,119.35               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.4900
             9.9900             .0000               5.4900
             9.9900             .0000

       1506661                  .5000              15.2500
       242,886.63               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.6150
             8.9900             .0000               4.6150
             8.9900             .0000

       1506663                  .5000              15.1250
       179,377.27               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.9900
             8.8650             .0000               4.9900
             8.8650             .0000

       1506669                  .5000              14.1250
       123,227.21               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               4.6150
             7.8650             .0000               4.6150
             7.8650             .0000

       1506724                  .5000              15.7500
       104,212.14               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               3.2400
             9.4900             .0000               3.2400
             9.4900             .0000

       1506869                  .5000              14.0000
       271,835.23               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               4.1150
             7.7400             .0000               4.1150
             7.7400             .0000

       1506871                  .5000              15.6250
       155,865.05               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.1150
             9.3650             .0000               4.1150
             9.3650             .0000

       1506872                  .5000              16.1250
        59,953.37               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               4.4900
             9.8650             .0000               4.4900
             9.8650             .0000
1



       1506880                  .5000              14.0000
        55,931.92               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               3.9900
             7.7400             .0000               3.9900
             7.7400             .0000

       1506881                  .5000              14.1250
       220,869.52               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               4.1150
             7.8650             .0000               4.1150
             7.8650             .0000

       1506883                  .5000              13.7500
       129,833.63               .0800              13.4900
             8.2500             .0000              13.4900
             7.7500             .1800               1.9900
             7.4900             .0000               1.9900
             7.4900             .0000

       1506917                  .5000              14.8750
       133,236.24               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.7400
             8.6150             .0000               3.7400
             8.6150             .0000

       1506925                  .5000              16.2500
       223,830.58               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.4900
             9.9900             .0000               4.4900
             9.9900             .0000

       1507185                  .5000              16.3750
       191,929.65               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               5.2400
            10.1150             .0000               5.2400
            10.1150             .0000

       1507187                  .5000              15.2500
       214,299.97               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.1150
             8.9900             .0000               4.1150
             8.9900             .0000

       1507199                  .5000              16.2500
        60,254.39               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.7400
             9.9900             .0000               4.7400
             9.9900             .0000
1



       1507225                  .5000              16.2500
        75,371.62               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.6150
             9.9900             .0000               4.6150
             9.9900             .0000

       1507260                  .5000              16.6250
        37,387.02               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               5.3650
            10.3650             .0000               5.3650
            10.3650             .0000

       1507267                  .5000              15.1250
        84,959.28               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.9900
             8.8650             .0000               3.9900
             8.8650             .0000

       1508129                  .5000              15.7500
        86,114.80               .0800              15.4900
             9.2500             .0000              15.4900
             8.7500             .1800               4.7300
             8.4900             .0000               4.7300
             8.4900             .0000

       1508130                  .5000              15.5000
       124,888.92               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.2400
             9.2400             .0000               4.2400
             9.2400             .0000

       1508131                  .5000              15.6250
       147,472.29               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.8650
             9.3650             .0000               5.8650
             9.3650             .0000

       1508132                  .5000              16.0000
       143,857.76               .0800              15.7400
             9.5000             .0000              15.7400
             9.0000             .1800               4.9900
             8.7400             .0000               4.9900
             8.7400             .0000

       1508133                  .5000              14.0000
        99,878.39               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               4.8650
             7.7400             .0000               4.8650
             7.7400             .0000
1



       1508134                  .5000              14.2500
       188,781.71               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.7400
             7.9900             .0000               4.7400
             7.9900             .0000

       1508138                  .5000              13.8750
        73,408.29               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               4.7400
             7.6150             .0000               4.7400
             7.6150             .0000

       1508147                  .5000              14.2500
       131,098.41               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.2400
             7.9900             .0000               4.2400
             7.9900             .0000

       1508150                  .5000              14.8750
       111,686.63               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.2400
             8.6150             .0000               4.2400
             8.6150             .0000

       1508151                  .5000              15.6250
       137,580.86               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.9900
             9.3650             .0000               5.9900
             9.3650             .0000

       1508155                  .5000              15.2500
       349,672.07               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.9900
             8.9900             .0000               4.9900
             8.9900             .0000

       1508158                  .5000              15.6250
       286,851.62               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.8650
             9.3650             .0000               5.8650
             9.3650             .0000

       1508164                  .5000              15.3750
       152,390.26               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.2400
             9.1150             .0000               5.2400
             9.1150             .0000
1



       1508165                  .5000              14.3750
       148,832.29               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.7400
             8.1150             .0000               3.7400
             8.1150             .0000

       1508167                  .5000              14.5000
        84,906.79               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.2400
             8.2400             .0000               4.2400
             8.2400             .0000

       1508168                  .5000              15.2500
       285,881.88               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.9900
             8.9900             .0000               4.9900
             8.9900             .0000

       1508171                  .5000              13.2500
        54,672.45               .0800              12.9900
             7.7500             .0000              12.9900
             7.2500             .1800               3.9900
             6.9900             .0000               3.9900
             6.9900             .0000

       1508180                  .5000              15.1250
        66,735.72               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.7400
             8.8650             .0000               4.7400
             8.8650             .0000

       1508184                  .5000              14.3750
       205,138.85               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.4900
             8.1150             .0000               4.4900
             8.1150             .0000

       1508196                  .5000              15.1250
        95,954.01               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.8650
             8.8650             .0000               3.8650
             8.8650             .0000

       1508202                  .5000              17.3750
       139,358.99               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               5.3650
            11.1150             .0000               5.3650
            11.1150             .0000
1



       1508209                  .5000              15.0000
        67,400.65               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.1150
             8.7400             .0000               5.1150
             8.7400             .0000

       1508217                  .5000              15.2500
        89,915.68               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.9900
             8.9900             .0000               5.9900
             8.9900             .0000

       1508219                  .5000              15.3750
       155,857.66               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.9900
             9.1150             .0000               5.9900
             9.1150             .0000

       1508221                  .5000              15.6250
        83,890.51               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.9900
             9.3650             .0000               4.9900
             9.3650             .0000

       1508224                  .5000              15.1250
       374,639.24               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.9900
             8.8650             .0000               5.9900
             8.8650             .0000

       1508233                  .5000              15.3750
       241,779.18               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.1150
             9.1150             .0000               5.1150
             9.1150             .0000

       1508251                  .5000              15.6250
       135,882.35               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.9900
             9.3650             .0000               4.9900
             9.3650             .0000

       1508261                  .5000              15.7500
       113,854.01               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.1150
             9.4900             .0000               5.1150
             9.4900             .0000
1



       1508268                  .5000              15.5000
       269,760.10               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.1150
             9.2400             .0000               5.1150
             9.2400             .0000

       1508271                  .5000              16.2500
       125,455.04               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.9900
             9.9900             .0000               4.9900
             9.9900             .0000

       1508273                  .5000              15.2500
       199,612.79               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.1150
             8.9900             .0000               5.1150
             8.9900             .0000

       1508276                  .5000              14.6250
       399,572.63               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.7400
             8.3650             .0000               4.7400
             8.3650             .0000

       1508281                  .5000              15.3750
       215,802.91               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.1150
             9.1150             .0000               5.1150
             9.1150             .0000

       1508358                  .5000              15.5000
        67,470.14               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               3.9900
             9.2400             .0000               3.9900
             9.2400             .0000

       1508435                  .5000              15.5000
        39,657.44               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.2400
             9.2400             .0000               4.2400
             9.2400             .0000

       1508439                  .5000              14.8750
       125,372.73               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.4900
             8.6150             .0000               4.4900
             8.6150             .0000
1



       1508440                  .5000              14.7500
       102,663.81               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.1150
             8.4900             .0000               4.1150
             8.4900             .0000

       1508445                  .5000              14.5000
       244,866.17               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.1150
             8.2400             .0000               4.1150
             8.2400             .0000

       1508506                  .5000              14.8750
       164,916.67               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.6150
             8.6150             .0000               4.6150
             8.6150             .0000

       1508509                  .5000              15.2500
       109,547.28               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.9900
             8.9900             .0000               4.9900
             8.9900             .0000

       1508625                  .5000              16.7500
        74,849.18               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               4.9900
            10.4900             .0000               4.9900
            10.4900             .0000

       1508680                  .5000              16.8750
        67,344.73               .0800              16.6150
            10.3750             .0000              16.6150
             9.8750             .1800               4.3650
             9.6150             .0000               4.3650
             9.6150             .0000

       1508682                  .5000              15.1250
       105,147.43               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.2400
             8.8650             .0000               4.2400
             8.8650             .0000

       1508690                  .5000              15.6250
        52,177.51               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.9900
             9.3650             .0000               4.9900
             9.3650             .0000
1



       1508799                  .5000              15.1250
       151,127.57               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.6150
             8.8650             .0000               3.6150
             8.8650             .0000

       1508873                  .5000              16.1250
        83,934.73               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               4.7400
             9.8650             .0000               4.7400
             9.8650             .0000

       1508878                  .5000              15.6250
       109,952.63               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.8650
             9.3650             .0000               4.8650
             9.3650             .0000

       1508892                  .5000              16.0000
        52,179.26               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.9900
             9.7400             .0000               4.9900
             9.7400             .0000

       1508990                  .5000              15.4500
       150,679.79               .0800              15.1900
             9.9500             .0000              15.1900
             9.4500             .1800               4.5400
             9.1900             .0000               4.5400
             9.1900             .0000

       1509016                  .5000              15.6250
       220,712.00               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.7400
             9.3650             .0000               4.7400
             9.3650             .0000

       1509018                  .5000              15.3750
       224,690.78               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.3650
             9.1150             .0000               5.3650
             9.1150             .0000

       1509026                  .5000              15.0000
        82,718.21               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.1150
             8.7400             .0000               4.1150
             8.7400             .0000
1



       1509032                  .5000              14.3750
       184,580.49               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.8650
             8.1150             .0000               3.8650
             8.1150             .0000

       1509060                  .5000              17.2500
        45,572.28               .0800              16.9900
            11.7500             .0000              16.9900
            11.2500             .1800               5.1150
            10.9900             .0000               5.1150
            10.9900             .0000

       1509082                  .5000              15.0000
       124,138.91               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.6150
             8.7400             .0000               3.6150
             8.7400             .0000

       1509083                  .5000              15.5000
       159,129.58               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.1150
             9.2400             .0000               5.1150
             9.2400             .0000

       1509112                  .5000              15.0000
       119,541.16               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.3650
             8.7400             .0000               4.3650
             8.7400             .0000

       1509250                  .5000              13.8750
       210,569.04               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               5.3650
             7.6150             .0000               5.3650
             7.6150             .0000

       1509251                  .5000              15.8750
        67,772.32               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               3.9900
             9.6150             .0000               3.9900
             9.6150             .0000

       1509292                  .5000              15.0000
        57,571.67               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.6150
             8.7400             .0000               3.6150
             8.7400             .0000
1



       1509330                  .5000              17.7000
        86,577.34               .0800              17.4400
            12.2000             .0000              17.4400
            11.7000             .1800               5.7400
            11.4400             .0000               5.7400
            11.4400             .0000

       1509366                  .5000              13.2500
       382,979.53               .0800              12.9900
             8.7500             .0000              12.9900
             8.2500             .1800               3.6150
             7.9900             .0000               3.6150
             7.9900             .0000

       1509374                  .5000              14.5000
       152,332.78               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               3.7400
             8.2400             .0000               3.7400
             8.2400             .0000

       1509379                  .5000              16.7500
        11,995.94               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               5.9900
            10.4900             .0000               5.9900
            10.4900             .0000

       1509473                  .5000              16.0000
        49,950.61               .0800              15.7400
             9.5000             .0000              15.7400
             9.0000             .1800               4.8650
             8.7400             .0000               4.8650
             8.7400             .0000

       1509480                  .5000              14.3750
       145,835.70               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.6150
             8.1150             .0000               3.6150
             8.1150             .0000

       1509482                  .5000              15.1250
       159,123.73               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.7400
             8.8650             .0000               3.7400
             8.8650             .0000

       1509549                  .5000              15.7500
        92,546.29               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.4900
             9.4900             .0000               4.4900
             9.4900             .0000
1



       1509610                  .5000              15.3750
       153,680.14               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.9900
             9.1150             .0000               3.9900
             9.1150             .0000

       1509619                  .5000              15.2500
       140,197.20               .0800              14.9900
            10.7500             .0000              14.9900
            10.2500             .1800               4.9900
             9.9900             .0000               4.9900
             9.9900             .0000

       1509632                  .5000              14.6250
       298,871.21               .0800              14.3650
            10.1250             .0000              14.3650
             9.6250             .1800               2.8650
             9.3650             .0000               2.8650
             9.3650             .0000

       1509686                  .5000              15.3750
       175,920.04               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.4900
             9.1150             .0000               3.4900
             9.1150             .0000

       1509714                  .5000              13.0000
       194,709.66               .0800              12.7400
             7.5000             .0000              12.7400
             7.0000             .1800               3.9900
             6.7400             .0000               3.9900
             6.7400             .0000

       1509724                  .5000              15.5000
       292,179.24               .0800              15.2400
             9.0000             .0000              15.2400
             8.5000             .1800               4.6150
             8.2400             .0000               4.6150
             8.2400             .0000

       1509744                  .5000              14.0000
        51,936.76               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               5.1150
             7.7400             .0000               5.1150
             7.7400             .0000

       1509758                  .5000              15.3750
       332,696.16               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.1150
             9.1150             .0000               5.1150
             9.1150             .0000
1



       1509771                  .5000              15.2500
       113,293.74               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.8650
             8.9900             .0000               4.8650
             8.9900             .0000

       1509795                  .5000              15.1250
       126,216.86               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.9900
             8.8650             .0000               4.9900
             8.8650             .0000

       1509802                  .5000              15.0000
        79,920.97               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.7400
             8.7400             .0000               5.7400
             8.7400             .0000

       1509810                  .5000              15.3750
        80,389.34               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.1150
             9.1150             .0000               5.1150
             9.1150             .0000

       1509814                  .5000              15.3750
       139,282.87               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.8650
             9.1150             .0000               4.8650
             9.1150             .0000

       1509866                  .5000              15.2500
       104,951.02               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.6150
             8.9900             .0000               4.6150
             8.9900             .0000

       1509941                  .5000              16.0500
       112,411.15               .0800              15.7900
            10.5500             .0000              15.7900
            10.0500             .1800               4.4900
             9.7900             .0000               4.4900
             9.7900             .0000

       1509945                  .5000              16.3000
        61,064.28               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.7400
            10.0400             .0000               4.7400
            10.0400             .0000
1



       1509964                  .5000              14.5000
       274,698.43               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.8650
             8.2400             .0000               4.8650
             8.2400             .0000

       1509969                  .5000              13.0000
       161,009.89               .0800              12.7400
             7.5000             .0000              12.7400
             7.0000             .1800               3.9900
             6.7400             .0000               3.9900
             6.7400             .0000

       1509972                  .5000              14.6250
       270,710.45               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.9900
             8.3650             .0000               4.9900
             8.3650             .0000

       1509975                  .5000              14.8750
       323,086.76               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.6150
             8.6150             .0000               4.6150
             8.6150             .0000

       1509977                  .5000              15.3750
       140,022.10               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.1150
             9.1150             .0000               5.1150
             9.1150             .0000

       1509986                  .5000              15.2500
        80,024.94               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.1150
             8.9900             .0000               5.1150
             8.9900             .0000

       1509989                  .5000              14.7500
        52,940.81               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.9900
             8.4900             .0000               4.9900
             8.4900             .0000

       1510594                  .5000              15.3750
        64,441.14               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.9900
             9.1150             .0000               5.9900
             9.1150             .0000
1



       1511029                  .5000              15.0000
       206,795.55               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.1150
             8.7400             .0000               5.1150
             8.7400             .0000

       1511239                  .5000              15.3750
       161,652.36               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.1150
             9.1150             .0000               5.1150
             9.1150             .0000

       1511267                  .5000              16.6250
       104,227.27               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               6.4900
            10.3650             .0000               6.4900
            10.3650             .0000

       1511275                  .5000              15.8750
       251,793.35               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.1150
             9.6150             .0000               5.1150
             9.6150             .0000

       1511282                  .5000              15.6250
       110,404.40               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.4900
             9.3650             .0000               5.4900
             9.3650             .0000

       1511291                  .5000              14.2500
        80,906.45               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.7400
             7.9900             .0000               4.7400
             7.9900             .0000

       1511322                  .5000              15.8750
       203,033.37               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.9900
             9.6150             .0000               5.9900
             9.6150             .0000

       1511419                  .5000              15.5500
        93,817.44               .0800              15.2900
            10.0500             .0000              15.2900
             9.5500             .1800               3.7400
             9.2900             .0000               3.7400
             9.2900             .0000
1



       1511430                  .5000              15.6250
       146,172.17               .0800              15.3650
             9.1250             .0000              15.3650
             8.6250             .1800               4.4900
             8.3650             .0000               4.4900
             8.3650             .0000

       1511432                  .5000              16.2500
       191,627.83               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.7400
             9.9900             .0000               5.7400
             9.9900             .0000

       1511454                  .5000              16.4500
        72,322.56               .0800              16.1900
            10.9500             .0000              16.1900
            10.4500             .1800               4.7400
            10.1900             .0000               4.7400
            10.1900             .0000

       1511455                  .5000              16.4900
        39,144.93               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               5.3650
             9.2300             .0000               5.3650
             9.2300             .0000

       1511458                  .5000              16.0000
        74,888.41               .0800              15.7400
             9.5000             .0000              15.7400
             9.0000             .1800               5.2300
             8.7400             .0000               5.2300
             8.7400             .0000

       1511459                  .5000              16.0000
       186,325.93               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               3.9900
             9.7400             .0000               3.9900
             9.7400             .0000

       1511461                  .5000              16.4900
       150,066.25               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.8650
             9.2300             .0000               4.8650
             9.2300             .0000

       1511462                  .5000              17.0000
       114,058.87               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               6.1150
             9.7400             .0000               6.1150
             9.7400             .0000
1



       1511466                  .5000              17.7500
       147,899.59               .0800              17.4900
            11.2500             .0000              17.4900
            10.7500             .1800               6.7400
            10.4900             .0000               6.7400
            10.4900             .0000

       1511471                  .5000              17.4900
       117,590.50               .0800              17.2300
            10.9900             .0000              17.2300
            10.4900             .1800               5.7400
            10.2300             .0000               5.7400
            10.2300             .0000

       1511474                  .5000              16.2500
        68,735.54               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               5.2400
             8.9900             .0000               5.2400
             8.9900             .0000

       1511481                  .5000              15.7500
       161,831.37               .0800              15.4900
             9.2500             .0000              15.4900
             8.7500             .1800               4.7400
             8.4900             .0000               4.7400
             8.4900             .0000

       1511487                  .5000              15.5000
        55,175.58               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               3.9900
             9.2400             .0000               3.9900
             9.2400             .0000

       1511493                  .5000              16.1250
        97,106.49               .0800              15.8650
             9.6250             .0000              15.8650
             9.1250             .1800               5.2300
             8.8650             .0000               5.2300
             8.8650             .0000

       1511496                  .5000              16.4900
       341,295.84               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               5.3650
             9.2300             .0000               5.3650
             9.2300             .0000

       1511497                  .5000              15.8750
       119,951.01               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               3.7400
             9.6150             .0000               3.7400
             9.6150             .0000
1



       1511503                  .5000              16.4900
       225,049.43               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.9900
             9.2300             .0000               4.9900
             9.2300             .0000

       1511506                  .5000              17.0000
       100,619.61               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               5.2300
             9.7400             .0000               5.2300
             9.7400             .0000

       1511507                  .5000              16.8750
       110,359.41               .0800              16.6150
            10.3750             .0000              16.6150
             9.8750             .1800               4.9900
             9.6150             .0000               4.9900
             9.6150             .0000

       1511511                  .5000              15.8750
       209,787.06               .0800              15.6150
             9.3750             .0000              15.6150
             8.8750             .1800               4.7400
             8.6150             .0000               4.7400
             8.6150             .0000

       1511515                  .5000              16.7500
       127,892.18               .0800              16.4900
            10.2500             .0000              16.4900
             9.7500             .1800               5.1150
             9.4900             .0000               5.1150
             9.4900             .0000

       1511516                  .5000              16.4900
       179,839.74               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               5.3650
             9.2300             .0000               5.3650
             9.2300             .0000

       1511523                  .5000              16.4900
        97,662.95               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.9900
             9.2300             .0000               4.9900
             9.2300             .0000

       1511529                  .5000              15.7500
        86,709.64               .0800              15.4900
             9.2500             .0000              15.4900
             8.7500             .1800               4.7400
             8.4900             .0000               4.7400
             8.4900             .0000
1



       1511533                  .5000              17.4900
       107,023.09               .0800              17.2300
            10.9900             .0000              17.2300
            10.4900             .1800               5.7400
            10.2300             .0000               5.7400
            10.2300             .0000

       1511535                  .5000              17.1250
       107,816.16               .0800              16.8650
            10.6250             .0000              16.8650
            10.1250             .1800               5.2300
             9.8650             .0000               5.2300
             9.8650             .0000

       1511536                  .5000              16.2500
        59,455.34               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               5.1150
             8.9900             .0000               5.1150
             8.9900             .0000

       1511541                  .5000              17.0000
        58,753.06               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               5.9900
             9.7400             .0000               5.9900
             9.7400             .0000

       1511782                  .5000              13.8750
       309,862.96               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               4.4900
             7.6150             .0000               4.4900
             7.6150             .0000

       1511790                  .5000              14.3750
       287,675.88               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.4900
             8.1150             .0000               4.4900
             8.1150             .0000

       1511791                  .5000              14.6250
       179,807.69               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.7400
             8.3650             .0000               4.7400
             8.3650             .0000

       1511793                  .5000              15.7500
        98,515.94               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.9900
             9.4900             .0000               4.9900
             9.4900             .0000
1



       1511842                  .5000              13.7500
       104,281.15               .0800              13.4900
             8.2500             .0000              13.4900
             7.7500             .1800               3.2400
             7.4900             .0000               3.2400
             7.4900             .0000

       1511914                  .5000              15.7500
        97,559.08               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.4900
             9.4900             .0000               4.4900
             9.4900             .0000

       1511918                  .5000              15.8750
        64,946.67               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.8650
             9.6150             .0000               5.8650
             9.6150             .0000

       1511924                  .5000              14.1250
       114,614.00               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.7400
             7.8650             .0000               3.7400
             7.8650             .0000

       1511928                  .5000              14.3750
       112,373.37               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.1150
             8.1150             .0000               4.1150
             8.1150             .0000

       1511932                  .5000              16.2500
        59,954.62               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               6.6150
             9.9900             .0000               6.6150
             9.9900             .0000

       1511934                  .5000              15.0000
       200,351.46               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.8650
             8.7400             .0000               4.8650
             8.7400             .0000

       1511936                  .5000              16.6250
       188,868.23               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               6.4900
            10.3650             .0000               6.4900
            10.3650             .0000
1



       1511938                  .5000              14.3750
       382,285.57               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.6150
             8.1150             .0000               3.6150
             8.1150             .0000

       1511940                  .5000              15.3750
       205,911.95               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.2400
             9.1150             .0000               5.2400
             9.1150             .0000

       1511981                  .5000              15.3750
       157,056.56               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.2400
             9.1150             .0000               5.2400
             9.1150             .0000

       1511992                  .5000              14.1250
       127,049.26               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.9900
             7.8650             .0000               3.9900
             7.8650             .0000

       1511994                  .5000              15.5000
       117,840.50               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.2400
             9.2400             .0000               5.2400
             9.2400             .0000

       1512000                  .5000              15.2500
       134,973.42               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.6150
             8.9900             .0000               4.6150
             8.9900             .0000

       1512003                  .5000              15.1250
        75,163.98               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.1150
             8.8650             .0000               4.1150
             8.8650             .0000

       1512005                  .5000              15.7500
       143,878.70               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.9900
             9.4900             .0000               5.9900
             9.4900             .0000
1



       1512010                  .5000              15.2500
       106,500.12               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.1150
             8.9900             .0000               5.1150
             8.9900             .0000

       1512033                  .5000              16.5500
        88,062.54               .0800              16.2900
            11.0500             .0000              16.2900
            10.5500             .1800               4.4900
            10.2900             .0000               4.4900
            10.2900             .0000

       1512071                  .5000              16.8000
       161,891.29               .0800              16.5400
            11.3000             .0000              16.5400
            10.8000             .1800               5.2400
            10.5400             .0000               5.2400
            10.5400             .0000

       1512079                  .5000              14.7500
       100,395.39               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.9900
             8.4900             .0000               4.9900
             8.4900             .0000

       1512091                  .5000              15.6250
        63,972.43               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.2400
             9.3650             .0000               4.2400
             9.3650             .0000

       1512103                  .5000              15.0000
       141,460.15               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.3650
             8.7400             .0000               5.3650
             8.7400             .0000

       1512107                  .5000              15.2500
        55,474.11               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               3.4900
             8.9900             .0000               3.4900
             8.9900             .0000

       1512108                  .5000              15.5000
        53,526.31               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               3.7400
             9.2400             .0000               3.7400
             9.2400             .0000
1



       1512109                  .5000              14.8750
       305,845.48               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.9900
             8.6150             .0000               3.9900
             8.6150             .0000

       1512113                  .5000              16.1250
       351,863.84               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               4.9900
             9.8650             .0000               4.9900
             9.8650             .0000

       1512132                  .5000              15.6250
       187,771.77               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.7400
             9.3650             .0000               5.7400
             9.3650             .0000

       1512140                  .5000              14.1250
       141,132.54               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               4.6150
             7.8650             .0000               4.6150
             7.8650             .0000

       1512143                  .5000              15.3750
       214,004.55               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.8650
             9.1150             .0000               5.8650
             9.1150             .0000

       1512148                  .5000              15.3750
       135,875.90               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.6150
             9.1150             .0000               5.6150
             9.1150             .0000

       1512153                  .5000              15.3750
       131,629.79               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.6150
             9.1150             .0000               5.6150
             9.1150             .0000

       1512157                  .5000              15.6250
       194,681.42               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.4900
             9.3650             .0000               5.4900
             9.3650             .0000
1



       1512162                  .5000              14.5000
        97,393.08               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.9900
             8.2400             .0000               4.9900
             8.2400             .0000

       1512164                  .5000              15.7500
       179,348.79               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.9900
             9.4900             .0000               5.9900
             9.4900             .0000

       1512171                  .5000              15.3750
       184,286.69               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000

       1512180                  .5000              14.5000
       311,657.86               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.6150
             8.2400             .0000               4.6150
             8.2400             .0000

       1512182                  .5000              15.5000
       167,251.26               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.2400
             9.2400             .0000               5.2400
             9.2400             .0000

       1512189                  .5000              15.0000
       151,150.55               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.8650
             8.7400             .0000               4.8650
             8.7400             .0000

       1512198                  .5000              14.6250
       112,379.79               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.2400
             8.3650             .0000               4.2400
             8.3650             .0000

       1512209                  .5000              14.8750
        99,898.61               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               5.1150
             8.6150             .0000               5.1150
             8.6150             .0000
1



       1512214                  .5000              14.5000
        94,895.81               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.9900
             8.2400             .0000               4.9900
             8.2400             .0000

       1512225                  .5000              15.3750
        59,945.26               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.6150
             9.1150             .0000               5.6150
             9.1150             .0000

       1512239                  .5000              15.3750
        67,438.40               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.6150
             9.1150             .0000               5.6150
             9.1150             .0000

       1512244                  .5000              14.7500
        67,929.21               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               5.2400
             8.4900             .0000               5.2400
             8.4900             .0000

       1512250                  .5000              15.0000
       127,374.07               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.9900
             8.7400             .0000               4.9900
             8.7400             .0000

       1512255                  .5000              14.8750
       171,825.60               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.7400
             8.6150             .0000               4.7400
             8.6150             .0000

       1512258                  .5000              15.0000
        66,234.51               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.8650
             8.7400             .0000               4.8650
             8.7400             .0000

       1512262                  .5000              16.0000
       107,014.19               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               6.3650
             9.7400             .0000               6.3650
             9.7400             .0000
1



       1512275                  .5000              14.3750
       367,832.80               .0800              14.1150
             9.8750             .0000              14.1150
             9.3750             .1800               2.8650
             9.1150             .0000               2.8650
             9.1150             .0000

       1512278                  .5000              16.6000
        67,952.32               .0800              16.3400
            11.1000             .0000              16.3400
            10.6000             .1800               4.9900
            10.3400             .0000               4.9900
            10.3400             .0000

       1512279                  .5000              16.5500
        91,934.80               .0800              16.2900
            11.0500             .0000              16.2900
            10.5500             .1800               4.4900
            10.2900             .0000               4.4900
            10.2900             .0000

       1512282                  .5000              16.3000
       116,537.74               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.4900
            10.0400             .0000               4.4900
            10.0400             .0000

       1512289                  .5000              15.9000
        86,629.27               .0800              15.6400
            10.4000             .0000              15.6400
             9.9000             .1800               4.7400
             9.6400             .0000               4.7400
             9.6400             .0000

       1512291                  .5000              15.7000
       229,304.61               .0800              15.4400
            10.2000             .0000              15.4400
             9.7000             .1800               4.4900
             9.4400             .0000               4.4900
             9.4400             .0000

       1512295                  .5000              15.5500
       135,880.44               .0800              15.2900
            10.0500             .0000              15.2900
             9.5500             .1800               3.9900
             9.2900             .0000               3.9900
             9.2900             .0000

       1512304                  .5000              16.2500
        58,777.86               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.1150
             9.9900             .0000               5.1150
             9.9900             .0000
1



       1512305                  .5000              15.2500
       332,688.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.1150
             8.9900             .0000               5.1150
             8.9900             .0000

       1512306                  .5000              15.2500
       160,849.15               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.1150
             8.9900             .0000               5.1150
             8.9900             .0000

       1512309                  .5000              15.3750
       163,900.31               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000

       1512310                  .5000              14.2500
       199,085.39               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.1150
             7.9900             .0000               4.1150
             7.9900             .0000

       1512313                  .5000              15.7500
        98,198.80               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.4900
             9.4900             .0000               4.4900
             9.4900             .0000

       1512314                  .5000              14.8750
       132,665.34               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               5.2400
             8.6150             .0000               5.2400
             8.6150             .0000

       1512317                  .5000              15.3750
       110,598.97               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.1150
             9.1150             .0000               5.1150
             9.1150             .0000

       1512319                  .5000              15.7500
       256,283.95               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.6150
             9.4900             .0000               5.6150
             9.4900             .0000
1



       1512331                  .5000              14.7500
       314,836.69               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.6150
             8.4900             .0000               4.6150
             8.4900             .0000

       1512332                  .5000              16.3750
       112,458.78               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               4.9900
            10.1150             .0000               4.9900
            10.1150             .0000

       1512335                  .5000              14.0000
       184,000.00               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               3.3650
             7.7400             .0000               3.3650
             7.7400             .0000

       1512407                  .5000              16.6250
        87,269.71               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               5.4900
            10.3650             .0000               5.4900
            10.3650             .0000

       1512410                  .5000              16.0000
        76,469.60               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.7400
             9.7400             .0000               4.7400
             9.7400             .0000

       1512523                  .5000              15.8750
       100,667.37               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.8650
             9.6150             .0000               5.8650
             9.6150             .0000

       1512586                  .5000              15.0000
       227,000.00               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.6150
             8.7400             .0000               3.6150
             8.7400             .0000

       1512605                  .5000              14.8750
       224,386.63               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.9900
             8.6150             .0000               3.9900
             8.6150             .0000
1



       1512614                  .5000              14.3750
       130,926.56               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.1150
             8.1150             .0000               4.1150
             8.1150             .0000

       1512616                  .5000              14.8750
       260,868.19               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.9900
             8.6150             .0000               4.9900
             8.6150             .0000

       1512633                  .5000              16.8750
       188,445.34               .0800              16.6150
            10.3750             .0000              16.6150
             9.8750             .1800               4.2400
             9.6150             .0000               4.2400
             9.6150             .0000

       1512647                  .5000              14.7500
       167,912.91               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.1150
             8.4900             .0000               4.1150
             8.4900             .0000

       1512668                  .5000              13.0000
       138,543.38               .0800              12.7400
             7.5000             .0000              12.7400
             7.0000             .1800               4.2400
             6.7400             .0000               4.2400
             6.7400             .0000

       1512671                  .5000              15.4900
       161,731.96               .0800              15.2300
             8.9900             .0000              15.2300
             8.4900             .1800               5.3650
             8.2300             .0000               5.3650
             8.2300             .0000

       1512673                  .5000              14.3750
        54,938.09               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.9900
             8.1150             .0000               3.9900
             8.1150             .0000

       1512675                  .5000              15.3750
        82,724.44               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000
1



       1512678                  .5000              13.8750
       176,030.12               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               4.7400
             7.6150             .0000               4.7400
             7.6150             .0000

       1512681                  .5000              14.3750
       122,861.56               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.2400
             8.1150             .0000               4.2400
             8.1150             .0000

       1512684                  .5000              15.2500
        48,954.08               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.1150
             8.9900             .0000               5.1150
             8.9900             .0000

       1512686                  .5000              15.2500
       146,912.22               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.7400
             8.9900             .0000               4.7400
             8.9900             .0000

       1512689                  .5000              14.8750
       123,992.96               .0800              14.6150
             8.3750             .0000              14.6150
             7.8750             .1800               4.8650
             7.6150             .0000               4.8650
             7.6150             .0000

       1512693                  .5000              16.0000
       111,955.49               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.4900
             9.7400             .0000               4.4900
             9.7400             .0000

       1512694                  .5000              15.1250
        80,904.00               .0800              14.8650
             8.6250             .0000              14.8650
             8.1250             .1800               5.1150
             7.8650             .0000               5.1150
             7.8650             .0000

       1512701                  .5000              14.8750
       347,397.39               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               5.1150
             8.6150             .0000               5.1150
             8.6150             .0000
1



       1512704                  .5000              15.3750
        40,941.87               .0800              15.1150
             8.8750             .0000              15.1150
             8.3750             .1800               5.3650
             8.1150             .0000               5.3650
             8.1150             .0000

       1512705                  .5000              13.6250
       299,606.17               .0800              13.3650
             8.1250             .0000              13.3650
             7.6250             .1800               4.4900
             7.3650             .0000               4.4900
             7.3650             .0000

       1512709                  .5000              15.3750
       317,609.93               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.2400
             9.1150             .0000               5.2400
             9.1150             .0000

       1512710                  .5000              15.7500
        83,568.82               .0800              15.4900
             9.2500             .0000              15.4900
             8.7500             .1800               5.7400
             8.4900             .0000               5.7400
             8.4900             .0000

       1512715                  .5000              15.5000
       103,136.77               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               6.3650
             9.2400             .0000               6.3650
             9.2400             .0000

       1512782                  .5000              16.3000
        40,469.68               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.7400
            10.0400             .0000               4.7400
            10.0400             .0000

       1512783                  .5000              15.8750
        63,935.11               .0800              15.6150
             9.3750             .0000              15.6150
             8.8750             .1800               5.1150
             8.6150             .0000               5.1150
             8.6150             .0000

       1512787                  .5000              13.8750
       201,498.31               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               4.7400
             7.6150             .0000               4.7400
             7.6150             .0000
1



       1512788                  .5000              16.2500
       157,277.75               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               6.2400
             8.9900             .0000               6.2400
             8.9900             .0000

       1512791                  .5000              15.6250
        84,826.54               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.9900
             9.3650             .0000               4.9900
             9.3650             .0000

       1512792                  .5000              16.8750
       111,668.33               .0800              16.6150
            10.3750             .0000              16.6150
             9.8750             .1800               6.1150
             9.6150             .0000               6.1150
             9.6150             .0000

       1512794                  .5000              14.3750
        93,894.20               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.2400
             8.1150             .0000               4.2400
             8.1150             .0000

       1512796                  .5000              14.5000
        59,934.19               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.9900
             8.2400             .0000               4.9900
             8.2400             .0000

       1512798                  .5000              15.6250
       188,237.00               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               6.1150
             9.3650             .0000               6.1150
             9.3650             .0000

       1512799                  .5000              16.2500
        82,337.67               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.2400
             9.9900             .0000               4.2400
             9.9900             .0000

       1512800                  .5000              14.6250
       111,880.33               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               5.6150
             8.3650             .0000               5.6150
             8.3650             .0000
1



       1512801                  .5000              15.1250
       102,900.91               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.2400
             8.8650             .0000               5.2400
             8.8650             .0000

       1512804                  .5000              15.0000
       115,385.92               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.2400
             8.7400             .0000               5.2400
             8.7400             .0000

       1512806                  .5000              15.1250
       348,164.74               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.7400
             8.8650             .0000               4.7400
             8.8650             .0000

       1512807                  .5000              15.3750
        87,220.34               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.2400
             9.1150             .0000               5.2400
             9.1150             .0000

       1512808                  .5000              18.0000
        54,352.39               .0800              17.7400
            12.5000             .0000              17.7400
            12.0000             .1800               6.3650
            11.7400             .0000               6.3650
            11.7400             .0000

       1512809                  .5000              15.7500
       256,283.95               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.6150
             9.4900             .0000               5.6150
             9.4900             .0000

       1512810                  .5000              15.0000
        55,944.69               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.4900
             8.7400             .0000               4.4900
             8.7400             .0000

       1512811                  .5000              13.5000
       157,287.94               .0800              13.2400
             8.0000             .0000              13.2400
             7.5000             .1800               4.2400
             7.2400             .0000               4.2400
             7.2400             .0000
1



       1512813                  .5000              17.0000
        26,982.65               .0800              16.7400
            11.5000             .0000              16.7400
            11.0000             .1800               4.7400
            10.7400             .0000               4.7400
            10.7400             .0000

       1512817                  .5000              15.2500
       192,419.53               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.1150
             8.9900             .0000               5.1150
             8.9900             .0000

       1512818                  .5000              16.6250
       151,894.02               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               4.9900
            10.3650             .0000               4.9900
            10.3650             .0000

       1512827                  .5000              14.4900
       169,813.18               .0800              14.2300
             8.9900             .0000              14.2300
             8.4900             .1800               3.8650
             8.2300             .0000               3.8650
             8.2300             .0000

       1512829                  .5000              15.8750
       220,400.00               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.4900
             9.6150             .0000               4.4900
             9.6150             .0000

       1512830                  .5000              15.8750
       297,378.55               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.8650
             9.6150             .0000               4.8650
             9.6150             .0000

       1512832                  .5000              16.2500
        53,900.00               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.4900
             9.9900             .0000               5.4900
             9.9900             .0000

       1512834                  .5000              14.7500
       119,937.79               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.9900
             8.4900             .0000               3.9900
             8.4900             .0000
1



       1512835                  .5000              16.2500
       224,829.81               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.1150
             9.9900             .0000               5.1150
             9.9900             .0000

       1512838                  .5000              15.4900
        58,048.27               .0800              15.2300
             9.9900             .0000              15.2300
             9.4900             .1800               4.6150
             9.2300             .0000               4.6150
             9.2300             .0000

       1512843                  .5000              15.3750
       123,786.94               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               2.6150
             9.1150             .0000               2.6150
             9.1150             .0000

       1512847                  .5000              17.4900
       119,780.92               .0800              17.2300
            11.9900             .0000              17.2300
            11.4900             .1800               5.8650
            11.2300             .0000               5.8650
            11.2300             .0000

       1512877                  .5000              14.3750
       181,295.73               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               5.2400
             8.1150             .0000               5.2400
             8.1150             .0000

       1512897                  .5000              15.1250
       112,641.52               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.4900
             8.8650             .0000               4.4900
             8.8650             .0000

       1512946                  .5000              16.0000
        70,943.31               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.4900
             9.7400             .0000               4.4900
             9.7400             .0000

       1513024                  .5000              17.1250
        86,823.00               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               5.1150
            10.8650             .0000               5.1150
            10.8650             .0000
1



       1513025                  .5000              14.5000
        66,926.53               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               5.7400
             8.2400             .0000               5.7400
             8.2400             .0000

       1513030                  .5000              15.2500
        99,906.32               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.3650
             8.9900             .0000               5.3650
             8.9900             .0000

       1513035                  .5000              16.6250
       107,962.53               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               5.2400
            10.3650             .0000               5.2400
            10.3650             .0000

       1513036                  .5000              14.6250
       184,300.00               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               3.9900
             8.3650             .0000               3.9900
             8.3650             .0000

       1513040                  .5000              16.0000
       119,602.45               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.9900
             9.7400             .0000               4.9900
             9.7400             .0000

       1513058                  .5000              14.2500
       264,693.95               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.6150
             7.9900             .0000               4.6150
             7.9900             .0000

       1513065                  .5000              15.6250
       260,887.58               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.3650
             9.3650             .0000               4.3650
             9.3650             .0000

       1513072                  .5000              16.8750
       271,820.44               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               5.6150
            10.6150             .0000               5.6150
            10.6150             .0000
1



       1513093                  .5000              15.1250
       131,623.24               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.1150
             8.8650             .0000               5.1150
             8.8650             .0000

       1513100                  .5000              14.5000
       244,531.56               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.6150
             8.2400             .0000               4.6150
             8.2400             .0000

       1513131                  .5000              14.0000
       315,615.77               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               4.9900
             7.7400             .0000               4.9900
             7.7400             .0000

       1513141                  .5000              14.5000
        99,890.33               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.3650
             8.2400             .0000               4.3650
             8.2400             .0000

       1513146                  .5000              15.2500
       202,310.27               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.9900
             8.9900             .0000               4.9900
             8.9900             .0000

       1513155                  .5000              15.5000
       157,360.06               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.2400
             9.2400             .0000               5.2400
             9.2400             .0000

       1513161                  .5000              15.3750
        93,414.68               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.6150
             9.1150             .0000               5.6150
             9.1150             .0000

       1513162                  .5000              15.3750
        97,111.30               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.2400
             9.1150             .0000               5.2400
             9.1150             .0000
1



       1513164                  .5000              14.7500
       438,742.84               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.6150
             8.4900             .0000               4.6150
             8.4900             .0000

       1513165                  .5000              15.0000
       142,658.96               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.8650
             8.7400             .0000               4.8650
             8.7400             .0000

       1513234                  .5000              14.7500
       119,837.84               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.3650
             8.4900             .0000               4.3650
             8.4900             .0000

       1513235                  .5000              15.0000
       123,689.13               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.6150
             8.7400             .0000               4.6150
             8.7400             .0000

       1513244                  .5000              17.2500
       137,658.35               .0800              16.9900
            11.7500             .0000              16.9900
            11.2500             .1800               4.9900
            10.9900             .0000               4.9900
            10.9900             .0000

       1513251                  .5000              15.3750
        97,455.70               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000

       1513274                  .5000              15.5000
       118,747.44               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.8650
             9.2400             .0000               4.8650
             9.2400             .0000

       1513327                  .5000              15.7500
       111,295.62               .0800              15.4900
             9.7500             .0000              15.4900
             9.2500             .1800               6.2400
             8.9900             .0000               6.2400
             8.9900             .0000
1



       1513329                  .5000              15.2500
       349,778.03               .0800              14.9900
             9.2500             .0000              14.9900
             8.7500             .1800               5.7400
             8.4900             .0000               5.7400
             8.4900             .0000

       1513330                  .5000              14.2500
        96,127.81               .0800              13.9900
             8.2500             .0000              13.9900
             7.7500             .1800               5.2400
             7.4900             .0000               5.2400
             7.4900             .0000

       1513331                  .5000              14.5000
        95,084.23               .0800              14.2400
             8.5000             .0000              14.2400
             8.0000             .1800               4.9900
             7.7400             .0000               4.9900
             7.7400             .0000

       1513333                  .5000              15.5000
       155,845.91               .0800              15.2400
             9.5000             .0000              15.2400
             9.0000             .1800               5.7400
             8.7400             .0000               5.7400
             8.7400             .0000

       1513334                  .5000              14.7500
       119,861.40               .0800              14.4900
             8.7500             .0000              14.4900
             8.2500             .1800               5.2400
             7.9900             .0000               5.2400
             7.9900             .0000

       1513335                  .5000              15.5000
       167,834.07               .0800              15.2400
             9.5000             .0000              15.2400
             9.0000             .1800               5.4900
             8.7400             .0000               5.4900
             8.7400             .0000

       1513337                  .5000              13.2400
       152,803.81               .0800              12.9800
             8.2400             .0000              12.9800
             7.7400             .1800               4.7400
             7.4800             .0000               4.7400
             7.4800             .0000

       1513338                  .5000              13.1000
        89,802.34               .0800              12.8400
             7.6000             .0000              12.8400
             7.1000             .1800               4.7400
             6.8400             .0000               4.7400
             6.8400             .0000
1



       1513340                  .5000              15.2500
        50,946.90               .0800              14.9900
             9.2500             .0000              14.9900
             8.7500             .1800               5.2400
             8.4900             .0000               5.2400
             8.4900             .0000

       1513341                  .5000              16.0000
        29,959.82               .0800              15.7400
            10.0000             .0000              15.7400
             9.5000             .1800               6.6200
             9.2400             .0000               6.6200
             9.2400             .0000

       1513342                  .5000              15.2500
       129,019.82               .0800              14.9900
             9.2500             .0000              14.9900
             8.7500             .1800               5.4900
             8.4900             .0000               5.4900
             8.4900             .0000

       1513343                  .5000              14.5000
       106,120.79               .0800              14.2400
             8.5000             .0000              14.2400
             8.0000             .1800               4.9900
             7.7400             .0000               4.9900
             7.7400             .0000

       1513344                  .5000              15.2500
       202,289.23               .0800              14.9900
             9.2500             .0000              14.9900
             8.7500             .1800               5.7400
             8.4900             .0000               5.7400
             8.4900             .0000

       1513345                  .5000              14.0000
        49,932.65               .0800              13.7400
             8.0000             .0000              13.7400
             7.5000             .1800               4.4900
             7.2400             .0000               4.4900
             7.2400             .0000

       1513346                  .5000              16.7500
        50,961.41               .0800              16.4900
            10.7500             .0000              16.4900
            10.2500             .1800               6.4900
             9.9900             .0000               6.4900
             9.9900             .0000

       1513349                  .5000              14.7500
       126,745.00               .0800              14.4900
             8.7500             .0000              14.4900
             8.2500             .1800               5.4900
             7.9900             .0000               5.4900
             7.9900             .0000
1



       1513366                  .5000              16.0000
       118,894.25               .0800              15.7400
            10.0000             .0000              15.7400
             9.5000             .1800               5.4900
             9.2400             .0000               5.4900
             9.2400             .0000

       1513367                  .5000              15.0000
        94,396.37               .0800              14.7400
             9.0000             .0000              14.7400
             8.5000             .1800               4.2400
             8.2400             .0000               4.2400
             8.2400             .0000

       1513368                  .5000              16.3750
       172,658.29               .0800              16.1150
            10.3750             .0000              16.1150
             9.8750             .1800               5.7400
             9.6150             .0000               5.7400
             9.6150             .0000

       1513369                  .5000              16.8750
       114,672.66               .0800              16.6150
            10.8750             .0000              16.6150
            10.3750             .1800               5.9900
            10.1150             .0000               5.9900
            10.1150             .0000

       1513370                  .5000              17.8750
       276,057.39               .0800              17.6150
            11.1250             .0000              17.6150
            10.6250             .1800               6.4900
            10.3650             .0000               6.4900
            10.3650             .0000

       1513371                  .5000              16.3750
        39,967.18               .0800              16.1150
            10.3750             .0000              16.1150
             9.8750             .1800               5.4900
             9.6150             .0000               5.4900
             9.6150             .0000

       1513372                  .5000              16.3750
       107,335.90               .0800              16.1150
            10.3750             .0000              16.1150
             9.8750             .1800               5.7400
             9.6150             .0000               5.7400
             9.6150             .0000

       1513373                  .5000              16.6250
        55,631.71               .0800              16.3650
            10.6250             .0000              16.3650
            10.1250             .1800               6.2400
             9.8650             .0000               6.2400
             9.8650             .0000
1



       1513374                  .5000              16.1250
       101,162.40               .0800              15.8650
            10.1250             .0000              15.8650
             9.6250             .1800               5.7400
             9.3650             .0000               5.7400
             9.3650             .0000

       1513375                  .5000              17.8750
       116,930.80               .0800              17.6150
            11.8750             .0000              17.6150
            11.3750             .1800               5.4900
            11.1150             .0000               5.4900
            11.1150             .0000

       1513376                  .5000              16.1250
       124,841.89               .0800              15.8650
            10.1250             .0000              15.8650
             9.6250             .1800               5.7400
             9.3650             .0000               5.7400
             9.3650             .0000

       1513378                  .5000              15.3600
       104,893.31               .0800              15.1000
             9.3650             .0000              15.1000
             8.8650             .1800               4.7400
             8.6050             .0000               4.7400
             8.6050             .0000

       1513379                  .5000              16.1250
       120,855.34               .0800              15.8650
            10.1250             .0000              15.8650
             9.6250             .1800               5.7400
             9.3650             .0000               5.7400
             9.3650             .0000

       1513380                  .5000              14.3750
        89,908.74               .0800              14.1150
             9.3750             .0000              14.1150
             8.8750             .1800               4.7400
             8.6150             .0000               4.7400
             8.6150             .0000

       1513381                  .5000              17.4900
       100,402.49               .0800              17.2300
            11.4900             .0000              17.2300
            10.9900             .1800               5.9900
            10.7300             .0000               5.9900
            10.7300             .0000

       1513383                  .5000              16.2400
        45,961.17               .0800              15.9800
            10.2400             .0000              15.9800
             9.7400             .1800               5.4900
             9.4800             .0000               5.4900
             9.4800             .0000
1



       1513384                  .5000              19.1250
        51,177.10               .0800              18.8650
            13.1250             .0000              18.8650
            12.6250             .1800               6.4900
            12.3650             .0000               6.4900
            12.3650             .0000

       1513385                  .5000              16.4000
        56,204.10               .0800              16.1400
            10.4000             .0000              16.1400
             9.9000             .1800               5.7400
             9.6400             .0000               5.7400
             9.6400             .0000

       1513386                  .5000              16.0000
        92,912.69               .0800              15.7400
             9.7400             .0000              15.7400
             9.2400             .1800               4.9900
             8.9800             .0000               4.9900
             8.9800             .0000

       1513387                  .5000              16.5000
       118,905.01               .0800              16.2400
            10.5000             .0000              16.2400
            10.0000             .1800               5.7400
             9.7400             .0000               5.7400
             9.7400             .0000

       1513388                  .5000              15.9900
       119,893.15               .0800              15.7300
             9.9900             .0000              15.7300
             9.4900             .1800               5.2400
             9.2300             .0000               5.2400
             9.2300             .0000

       1513389                  .5000              16.9900
       142,397.70               .0800              16.7300
            10.9900             .0000              16.7300
            10.4900             .1800               5.9900
            10.2300             .0000               5.9900
            10.2300             .0000

       1513390                  .5000              16.1250
        68,940.30               .0800              15.8650
            10.1250             .0000              15.8650
             9.6250             .1800               5.4900
             9.3650             .0000               5.4900
             9.3650             .0000

       1513391                  .5000              16.9900
       295,787.49               .0800              16.7300
            10.9900             .0000              16.7300
            10.4900             .1800               5.9900
            10.2300             .0000               5.9900
            10.2300             .0000
1



       1513392                  .5000              14.8750
        44,897.92               .0800              14.6150
             8.8750             .0000              14.6150
             8.3750             .1800               4.4900
             8.1150             .0000               4.4900
             8.1150             .0000

       1513395                  .5000              16.6250
        59,832.19               .0800              16.3650
            10.6250             .0000              16.3650
            10.1250             .1800               5.9900
             9.8650             .0000               5.9900
             9.8650             .0000

       1513396                  .5000              15.6250
        92,140.91               .0800              15.3650
             9.6250             .0000              15.3650
             9.1250             .1800               5.2400
             8.8650             .0000               5.2400
             8.8650             .0000

       1513397                  .5000              16.7400
        30,198.97               .0800              16.4800
            10.7400             .0000              16.4800
            10.2400             .1800               5.9900
             9.9800             .0000               5.9900
             9.9800             .0000

       1513398                  .5000              16.6250
       179,354.51               .0800              16.3650
            10.6250             .0000              16.3650
            10.1250             .1800               6.2400
             9.8650             .0000               6.2400
             9.8650             .0000

       1513399                  .5000              16.1250
        76,933.37               .0800              15.8650
            10.1250             .0000              15.8650
             9.6250             .1800               5.2400
             9.3650             .0000               5.2400
             9.3650             .0000

       1513400                  .5000              15.2500
       149,843.86               .0800              14.9900
             9.2500             .0000              14.9900
             8.7500             .1800               4.4900
             8.4900             .0000               4.4900
             8.4900             .0000

       1513401                  .5000              17.6250
        62,940.61               .0800              17.3650
            11.6250             .0000              17.3650
            11.1250             .1800               5.4900
            10.8650             .0000               5.4900
            10.8650             .0000
1



       1513403                  .5000              16.2400
        64,445.54               .0800              15.9800
            10.2400             .0000              15.9800
             9.7400             .1800               5.2400
             9.4800             .0000               5.2400
             9.4800             .0000

       1513404                  .5000              15.9900
       204,617.66               .0800              15.7300
             9.9900             .0000              15.7300
             9.4900             .1800               4.7400
             9.2300             .0000               4.7400
             9.2300             .0000

       1513405                  .5000              18.1250
       131,176.57               .0800              17.8650
            12.1250             .0000              17.8650
            11.6250             .1800               5.7400
            11.3650             .0000               5.7400
            11.3650             .0000

       1513406                  .5000              15.5000
       103,897.28               .0800              15.2400
             9.5000             .0000              15.2400
             9.0000             .1800               4.7400
             8.7400             .0000               4.7400
             8.7400             .0000

       1513407                  .5000              17.1250
        91,136.40               .0800              16.8650
            11.1250             .0000              16.8650
            10.6250             .1800               5.9900
            10.3650             .0000               5.9900
            10.3650             .0000

       1513408                  .5000              15.5000
       223,778.75               .0800              15.2400
             9.5000             .0000              15.2400
             9.0000             .1800               4.7400
             8.7400             .0000               4.7400
             8.7400             .0000

       1513409                  .5000              16.7400
        63,651.71               .0800              16.4800
            10.7400             .0000              16.4800
            10.2400             .1800               5.7400
             9.9800             .0000               5.7400
             9.9800             .0000

       1513411                  .5000              17.2400
       122,316.79               .0800              16.9800
            11.2400             .0000              16.9800
            10.7400             .1800               6.2400
            10.4800             .0000               6.2400
            10.4800             .0000
1



       1513412                  .5000              15.7500
       116,091.12               .0800              15.4900
             9.7500             .0000              15.4900
             9.2500             .1800               4.9900
             8.9900             .0000               4.9900
             8.9900             .0000

       1513413                  .5000              16.6250
       379,704.70               .0800              16.3650
            10.6250             .0000              16.3650
            10.1250             .1800               5.2400
             9.8650             .0000               5.2400
             9.8650             .0000

       1513414                  .5000              16.2500
       177,450.40               .0800              15.9900
            10.2500             .0000              15.9900
             9.7500             .1800               5.4900
             9.4900             .0000               5.4900
             9.4900             .0000

       1513415                  .5000              16.4900
        57,953.58               .0800              16.2300
            10.4900             .0000              16.2300
             9.9900             .1800               5.4900
             9.7300             .0000               5.4900
             9.7300             .0000

       1513416                  .5000              17.1250
       169,881.47               .0800              16.8650
            11.1250             .0000              16.8650
            10.6250             .1800               5.2400
            10.3650             .0000               5.2400
            10.3650             .0000

       1513417                  .5000              15.5000
       393,361.09               .0800              15.2400
             9.5000             .0000              15.2400
             9.0000             .1800               4.9900
             8.7400             .0000               4.9900
             8.7400             .0000

       1513418                  .5000              15.7500
        90,764.86               .0800              15.4900
             9.7500             .0000              15.4900
             9.2500             .1800               5.2400
             8.9900             .0000               5.2400
             8.9900             .0000

       1513419                  .5000              16.1250
        68,190.94               .0800              15.8650
            10.1250             .0000              15.8650
             9.6250             .1800               5.2400
             9.3650             .0000               5.2400
             9.3650             .0000
1



       1513420                  .5000              14.9900
        74,518.02               .0800              14.7300
             8.9900             .0000              14.7300
             8.4900             .1800               4.2400
             8.2300             .0000               4.2400
             8.2300             .0000

       1513441                  .5000              15.5500
       128,287.13               .0800              15.2900
            10.0500             .0000              15.2900
             9.5500             .1800               3.4900
             9.2900             .0000               3.4900
             9.2900             .0000

       1513442                  .5000              15.7500
       123,895.55               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.8650
             9.4900             .0000               4.8650
             9.4900             .0000

       1513443                  .5000              17.0500
       207,867.87               .0800              16.7900
            11.5500             .0000              16.7900
            11.0500             .1800               4.9900
            10.7900             .0000               4.9900
            10.7900             .0000

       1513444                  .5000              15.3750
       135,076.64               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.4900
             9.1150             .0000               4.4900
             9.1150             .0000

       1513448                  .5000              15.0000
        69,895.88               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.7400
             8.7400             .0000               3.7400
             8.7400             .0000

       1513453                  .5000              16.0500
        96,923.39               .0800              15.7900
            10.5500             .0000              15.7900
            10.0500             .1800               4.2400
             9.7900             .0000               4.2400
             9.7900             .0000

       1513454                  .5000              15.5000
        84,386.36               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               3.7400
             9.2400             .0000               3.7400
             9.2400             .0000
1



       1513458                  .5000              16.3000
       129,503.03               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.7400
            10.0400             .0000               4.7400
            10.0400             .0000

       1513466                  .5000              16.1250
       249,903.29               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               3.3650
             9.8650             .0000               3.3650
             9.8650             .0000

       1513478                  .5000              16.3000
       199,650.51               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.7400
            10.0400             .0000               4.7400
            10.0400             .0000

       1513482                  .5000              15.6250
       111,803.20               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               3.2400
             9.3650             .0000               3.2400
             9.3650             .0000

       1513493                  .5000              17.1000
       169,493.44               .0800              16.8400
            11.6000             .0000              16.8400
            11.1000             .1800               5.2400
            10.8400             .0000               5.2400
            10.8400             .0000

       1513494                  .5000              16.2500
       109,425.16               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               3.7400
             9.9900             .0000               3.7400
             9.9900             .0000

       1513502                  .5000              15.1250
       124,140.50               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.3650
             8.8650             .0000               4.3650
             8.8650             .0000

       1513503                  .5000              14.7500
        88,407.88               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.7400
             8.4900             .0000               3.7400
             8.4900             .0000
1



       1513506                  .5000              15.2500
        99,905.46               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               3.7400
             8.9900             .0000               3.7400
             8.9900             .0000

       1513516                  .5000              15.2500
       399,813.38               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               3.7400
             8.9900             .0000               3.7400
             8.9900             .0000

       1513662                  .5000              16.5000
       119,693.56               .0800              16.2400
            10.0000             .0000              16.2400
             9.5000             .1800               4.2400
             9.2400             .0000               4.2400
             9.2400             .0000

       1513670                  .5000              14.7500
       194,898.90               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.1150
             8.4900             .0000               4.1150
             8.4900             .0000

       1513671                  .5000              15.0000
       101,874.50               .0800              14.7400
            10.5000             .0000              14.7400
            10.0000             .1800               5.7400
             9.7400             .0000               5.7400
             9.7400             .0000

       1513834                  .5000              14.7500
        61,435.97               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.8650
             8.4900             .0000               3.8650
             8.4900             .0000

       1513840                  .5000              17.1250
        34,959.05               .0800              16.8650
            10.6250             .0000              16.8650
            10.1250             .1800               5.9900
             9.8650             .0000               5.9900
             9.8650             .0000

       1513844                  .5000              15.8750
        79,135.06               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.7400
             9.6150             .0000               4.7400
             9.6150             .0000
1



       1513887                  .5000              15.7500
        95,260.04               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.8650
             9.4900             .0000               4.8650
             9.4900             .0000

       1513889                  .8750              16.0000
        79,441.47               .0800              15.7400
            10.8750             .0000              15.7400
            10.0000             .1800               4.2400
             9.7400             .0000               4.2400
             9.7400             .0000

       1513890                  .5000              16.0000
       118,205.55               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.7400
             9.7400             .0000               4.7400
             9.7400             .0000

       1513893                  .5000              16.3000
        74,772.14               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.7400
            10.0400             .0000               4.7400
            10.0400             .0000

       1513896                  .5000              16.0500
       139,345.19               .0800              15.7900
            10.5500             .0000              15.7900
            10.0500             .1800               3.9900
             9.7900             .0000               3.9900
             9.7900             .0000

       1513937                  .5000              15.0000
       120,540.68               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.2400
             8.7400             .0000               5.2400
             8.7400             .0000

       1513941                  .5000              15.2500
       359,832.04               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.1150
             8.9900             .0000               4.1150
             8.9900             .0000

       1513999                  .5000              14.0000
       119,927.30               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               3.7400
             7.7400             .0000               3.7400
             7.7400             .0000
1



       1514002                  .5000              16.2500
        71,023.25               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.9900
             9.9900             .0000               4.9900
             9.9900             .0000

       1514006                  .5000              16.2500
       177,450.40               .0800              15.9900
            10.2500             .0000              15.9900
             9.7500             .1800               5.4900
             9.4900             .0000               5.4900
             9.4900             .0000

       1514012                  .5000              15.5000
        94,000.00               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               3.9900
             9.2400             .0000               3.9900
             9.2400             .0000

       1514014                  .5000              16.1250
       134,935.32               .0800              15.8650
             9.6250             .0000              15.8650
             9.1250             .1800               4.8650
             8.8650             .0000               4.8650
             8.8650             .0000

       1514026                  .5000              14.8750
       224,886.37               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.9900
             8.6150             .0000               4.9900
             8.6150             .0000

       1514037                  .5000              15.3750
        86,400.00               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.4900
             9.1150             .0000               3.4900
             9.1150             .0000

       1514145                  .5000              16.4250
       100,726.59               .0800              16.1650
            10.9250             .0000              16.1650
            10.4250             .1800               4.2400
            10.1650             .0000               4.2400
            10.1650             .0000

       1514152                  .5000              16.5000
       239,028.63               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               4.9900
            10.2400             .0000               4.9900
            10.2400             .0000
1



       1514206                  .5000              16.7500
        68,529.85               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               5.3650
            10.4900             .0000               5.3650
            10.4900             .0000

       1514227                  .5000              15.1250
        66,268.23               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.8650
             8.8650             .0000               3.8650
             8.8650             .0000

       1514229                  .5000              15.6250
       188,018.98               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.3650
             9.3650             .0000               4.3650
             9.3650             .0000

       1514268                  .5000              16.2500
        72,931.61               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               3.9900
             8.9900             .0000               3.9900
             8.9900             .0000

       1514270                  .5000              15.8750
       104,314.40               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.7400
             9.6150             .0000               4.7400
             9.6150             .0000

       1514271                  .5000              16.7500
        50,957.04               .0800              16.4900
            10.2500             .0000              16.4900
             9.7500             .1800               4.2400
             9.4900             .0000               4.2400
             9.4900             .0000

       1514274                  .5000              15.0000
       339,664.19               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.1150
             8.7400             .0000               4.1150
             8.7400             .0000

       1514286                  .5000              15.2500
       165,922.55               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.3650
             8.9900             .0000               4.3650
             8.9900             .0000
1



       1514296                  .5000              16.1250
       146,193.42               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               5.3650
             9.8650             .0000               5.3650
             9.8650             .0000

       1514307                  .5000              15.2500
       246,019.29               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.6150
             8.9900             .0000               5.6150
             8.9900             .0000

       1514311                  .5000              17.2500
       127,403.56               .0800              16.9900
            10.7500             .0000              16.9900
            10.2500             .1800               4.8650
             9.9900             .0000               4.8650
             9.9900             .0000

       1514320                  .5000              14.7500
       337,648.19               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.1150
             8.4900             .0000               4.1150
             8.4900             .0000

       1514331                  .5000              15.3750
        69,186.80               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.3650
             9.1150             .0000               5.3650
             9.1150             .0000

       1514336                  .5000              16.3000
        52,180.55               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.2400
            10.0400             .0000               4.2400
            10.0400             .0000

       1514363                  .5000              17.1000
        87,847.53               .0800              16.8400
            11.6000             .0000              16.8400
            11.1000             .1800               5.2400
            10.8400             .0000               5.2400
            10.8400             .0000

       1514652                  .5000              14.1250
       199,200.00               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               4.2400
             7.8650             .0000               4.2400
             7.8650             .0000
1



       1514659                  .5000              15.6250
        98,947.05               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.4900
             9.3650             .0000               4.4900
             9.3650             .0000

       1514661                  .5000              16.5000
        65,105.70               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               4.7400
            10.2400             .0000               4.7400
            10.2400             .0000

       1514662                  .5000              17.1250
        95,370.34               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               5.1150
            10.8650             .0000               5.1150
            10.8650             .0000

       1514671                  .5000              13.7500
       235,697.99               .0800              13.4900
             8.2500             .0000              13.4900
             7.7500             .1800               4.9900
             7.4900             .0000               4.9900
             7.4900             .0000

       1514700                  .5000              14.8750
        57,800.00               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.4900
             8.6150             .0000               3.4900
             8.6150             .0000

       1514707                  .5000              14.6250
        82,356.15               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               3.8650
             8.3650             .0000               3.8650
             8.3650             .0000

       1514708                  .5000              14.7500
       128,083.56               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.4900
             8.4900             .0000               4.4900
             8.4900             .0000

       1514717                  .5000              15.5500
        49,556.40               .0800              15.2900
            10.0500             .0000              15.2900
             9.5500             .1800               3.7400
             9.2900             .0000               3.7400
             9.2900             .0000
1



       1514723                  .5000              16.1250
        61,200.00               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               5.3650
             9.8650             .0000               5.3650
             9.8650             .0000

       1514728                  .5000              16.7500
       243,000.00               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               5.1150
            10.4900             .0000               5.1150
            10.4900             .0000

       1514745                  .5000              15.2500
       203,904.82               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.2400
             8.9900             .0000               4.2400
             8.9900             .0000

       1514818                  .5000              16.3750
        68,468.88               .0800              16.1150
             9.8750             .0000              16.1150
             9.3750             .1800               5.2300
             9.1150             .0000               5.2300
             9.1150             .0000

       1514819                  .5000              16.0500
       258,648.27               .0800              15.7900
            10.5500             .0000              15.7900
            10.0500             .1800               3.9900
             9.7900             .0000               3.9900
             9.7900             .0000

       1514823                  .5000              17.4900
        94,232.29               .0800              17.2300
            10.9900             .0000              17.2300
            10.4900             .1800               6.6150
            10.2300             .0000               6.6150
            10.2300             .0000

       1514827                  .5000              15.9500
       212,414.63               .0800              15.6900
            10.4500             .0000              15.6900
             9.9500             .1800               4.4900
             9.6900             .0000               4.4900
             9.6900             .0000

       1514828                  .5000              16.8750
        39,967.18               .0800              16.6150
            10.3750             .0000              16.6150
             9.8750             .1800               4.9900
             9.6150             .0000               4.9900
             9.6150             .0000
1



       1514830                  .5000              17.0000
        55,777.82               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               5.9900
             9.7400             .0000               5.9900
             9.7400             .0000

       1514831                  .5000              13.8750
        59,386.43               .0800              13.6150
             8.8750             .0000              13.6150
             8.3750             .1800               2.7400
             8.1150             .0000               2.7400
             8.1150             .0000

       1514832                  .5000              15.4900
       165,659.27               .0800              15.2300
             8.9900             .0000              15.2300
             8.4900             .1800               5.7400
             8.2300             .0000               5.7400
             8.2300             .0000

       1514834                  .5000              16.6250
        84,113.75               .0800              16.3650
            10.1250             .0000              16.3650
             9.6250             .1800               5.2400
             9.3650             .0000               5.2400
             9.3650             .0000

       1514885                  .5000              12.5000
       113,836.11               .0800              12.2400
             9.0000             .0000              12.2400
             8.5000             .1800               2.7400
             8.2400             .0000               2.7400
             8.2400             .0000

       1514891                  .5000              17.0000
       202,338.34               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               5.2300
             9.7400             .0000               5.2300
             9.7400             .0000

       1514894                  .5000              16.5000
        92,359.12               .0800              16.2400
            10.0000             .0000              16.2400
             9.5000             .1800               4.8650
             9.2400             .0000               4.8650
             9.2400             .0000

       1514903                  .5000              16.2500
       151,929.08               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               5.2400
             8.9900             .0000               5.2400
             8.9900             .0000
1



       1514905                  .5000              16.3750
       101,906.92               .0800              16.1150
             9.8750             .0000              16.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000

       1514907                  .5000              17.4900
       104,724.74               .0800              17.2300
            10.9900             .0000              17.2300
            10.4900             .1800               5.7400
            10.2300             .0000               5.7400
            10.2300             .0000

       1514913                  .5000              17.7500
        72,725.44               .0800              17.4900
            11.2500             .0000              17.4900
            10.7500             .1800               6.9900
            10.4900             .0000               6.9900
            10.4900             .0000

       1514915                  .5000              16.6000
        74,174.11               .0800              16.3400
            11.1000             .0000              16.3400
            10.6000             .1800               4.4900
            10.3400             .0000               4.4900
            10.3400             .0000

       1514920                  .5000              17.4900
        93,532.79               .0800              17.2300
            10.9900             .0000              17.2300
            10.4900             .1800               5.7400
            10.2300             .0000               5.7400
            10.2300             .0000

       1514922                  .5000              16.2500
        95,110.80               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               5.4900
             8.9900             .0000               5.4900
             8.9900             .0000

       1514926                  .5000              17.0000
        39,168.70               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               5.7400
             9.7400             .0000               5.7400
             9.7400             .0000

       1514929                  .5000              15.0000
       335,834.73               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.8650
             8.7400             .0000               3.8650
             8.7400             .0000
1



       1514948                  .5000              15.1500
       102,800.99               .0800              14.8900
             9.6500             .0000              14.8900
             9.1500             .1800               4.4900
             8.8900             .0000               4.4900
             8.8900             .0000

       1514949                  .5000              17.0000
       112,959.73               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               5.3650
             9.7400             .0000               5.3650
             9.7400             .0000

       1514972                  .5000              16.4900
       102,308.82               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               5.3650
             9.2300             .0000               5.3650
             9.2300             .0000

       1514974                  .5000              16.4900
        81,963.64               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.8650
             9.2300             .0000               4.8650
             9.2300             .0000

       1514981                  .5000              15.3750
        67,969.10               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.2200
             9.1150             .0000               5.2200
             9.1150             .0000

       1514986                  .5000              14.7500
       199,500.00               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.1150
             8.4900             .0000               4.1150
             8.4900             .0000

       1514987                  .5000              17.1250
        67,973.69               .0800              16.8650
            10.6250             .0000              16.8650
            10.1250             .1800               5.7400
             9.8650             .0000               5.7400
             9.8650             .0000

       1514989                  .5000              15.1250
        81,960.72               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.4900
             8.8650             .0000               4.4900
             8.8650             .0000
1



       1514992                  .5000              17.7500
        81,694.53               .0800              17.4900
            11.2500             .0000              17.4900
            10.7500             .1800               6.7400
            10.4900             .0000               6.7400
            10.4900             .0000

       1515004                  .5000              16.2500
        80,962.21               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               5.4900
             8.9900             .0000               5.4900
             8.9900             .0000

       1515008                  .5000              16.4900
        98,956.10               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               5.3650
             9.2300             .0000               5.3650
             9.2300             .0000

       1515015                  .5000              16.8500
        79,173.84               .0800              16.5900
            11.3500             .0000              16.5900
            10.8500             .1800               5.2400
            10.5900             .0000               5.2400
            10.5900             .0000

       1515016                  .5000              16.2500
        95,155.58               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               5.2400
             8.9900             .0000               5.2400
             8.9900             .0000

       1515023                  .5000              14.2500
       148,000.00               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.2400
             7.9900             .0000               4.2400
             7.9900             .0000

       1515024                  .5000              15.3750
       280,184.32               .0800              15.1150
             8.8750             .0000              15.1150
             8.3750             .1800               4.4900
             8.1150             .0000               4.4900
             8.1150             .0000

       1515039                  .5000              15.4900
       131,854.94               .0800              15.2300
             8.9900             .0000              15.2300
             8.4900             .1800               5.2300
             8.2300             .0000               5.2300
             8.2300             .0000
1



       1515046                  .5000              13.8750
       172,892.48               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               2.2400
             7.6150             .0000               2.2400
             7.6150             .0000

       1515051                  .5000              14.5000
       166,409.05               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.1150
             8.2400             .0000               4.1150
             8.2400             .0000

       1515174                  .5000              18.1500
        81,879.73               .0800              17.8900
            12.6500             .0000              17.8900
            12.1500             .1800               5.9900
            11.8900             .0000               5.9900
            11.8900             .0000

       1515175                  .5000              17.1000
        35,968.75               .0800              16.8400
            11.6000             .0000              16.8400
            11.1000             .1800               4.9900
            10.8400             .0000               4.9900
            10.8400             .0000

       1515189                  .5000              15.8750
       233,558.32               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.8650
             9.6150             .0000               4.8650
             9.6150             .0000

       1515191                  .5000              16.1250
       116,943.95               .0800              15.8650
             9.6250             .0000              15.8650
             9.1250             .1800               4.7400
             8.8650             .0000               4.7400
             8.8650             .0000

       1515197                  .5000              15.2500
       134,037.43               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.6150
             8.9900             .0000               4.6150
             8.9900             .0000

       1515216                  .5000              14.3750
       115,934.96               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.6150
             8.1150             .0000               4.6150
             8.1150             .0000
1



       1515221                  .5000              14.3750
       279,843.02               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.1150
             8.1150             .0000               4.1150
             8.1150             .0000

       1515222                  .5000              16.0000
       107,957.08               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.4900
             9.7400             .0000               4.4900
             9.7400             .0000

       1515268                  .5000              14.1250
       272,000.00               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.9900
             7.8650             .0000               3.9900
             7.8650             .0000

       1515275                  .5000              14.3750
       327,816.11               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.6150
             8.1150             .0000               3.6150
             8.1150             .0000

       1515277                  .5000              13.7500
        28,385.28               .0800              13.4900
             9.2500             .0000              13.4900
             8.7500             .1800               4.4900
             8.4900             .0000               4.4900
             8.4900             .0000

       1515281                  .5000              14.5000
       112,800.00               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.1150
             8.2400             .0000               4.1150
             8.2400             .0000

       1515433                  .5000              13.8750
       188,000.00               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               3.6150
             7.6150             .0000               3.6150
             7.6150             .0000

       1515442                  .5000              14.7500
        73,112.07               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.1150
             8.4900             .0000               4.1150
             8.4900             .0000
1



       1515451                  .5000              15.2500
        95,255.54               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.9900
             8.9900             .0000               4.9900
             8.9900             .0000

       1515612                  .5000              14.3750
       126,000.00               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.8650
             8.1150             .0000               3.8650
             8.1150             .0000

       1515624                  .5000              17.4000
        33,990.05               .0800              17.1400
            11.9000             .0000              17.1400
            11.4000             .1800               5.2400
            11.1400             .0000               5.2400
            11.1400             .0000

       1515701                  .5000              15.3750
       202,408.00               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.9800
             9.1150             .0000               4.9800
             9.1150             .0000

       1515717                  .5000              15.7500
        89,250.00               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               3.4900
             9.4900             .0000               3.4900
             9.4900             .0000

       1515769                  .5000              16.8750
       101,958.35               .0800              16.6150
            10.3750             .0000              16.6150
             9.8750             .1800               4.2400
             9.6150             .0000               4.2400
             9.6150             .0000

       1515866                  .5000              16.5000
       239,914.42               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               3.9900
            10.2400             .0000               3.9900
            10.2400             .0000

       1515870                  .5000              15.3750
       206,811.12               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000
1



       1515871                  .5000              15.0000
       394,200.00               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.7400
             8.7400             .0000               4.7400
             8.7400             .0000

       1515879                  .5000              16.1250
       119,653.70               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               3.4900
             9.8650             .0000               3.4900
             9.8650             .0000

       1515927                  .5000              15.5000
       212,566.65               .0800              15.2400
             9.0000             .0000              15.2400
             8.5000             .1800               5.4900
             8.2400             .0000               5.4900
             8.2400             .0000

       1515930                  .5000              15.7500
       169,057.47               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               3.9900
             9.4900             .0000               3.9900
             9.4900             .0000

       1515984                  .5000              14.8750
        92,500.00               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.9900
             8.6150             .0000               4.9900
             8.6150             .0000

       1516003                  .5000              15.2500
       113,784.63               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               3.9900
             8.9900             .0000               3.9900
             8.9900             .0000

       1516004                  .5000              14.5000
       110,293.34               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               3.1150
             8.2400             .0000               3.1150
             8.2400             .0000

       1516005                  .5000              15.2500
        99,566.14               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.2400
             8.9900             .0000               4.2400
             8.9900             .0000
1



       1516006                  .5000              14.7500
       127,693.78               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.4900
             8.4900             .0000               4.4900
             8.4900             .0000

       1516007                  .5000              16.2500
       103,219.76               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.2400
             9.9900             .0000               5.2400
             9.9900             .0000

       1516008                  .5000              14.5000
        49,982.48               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               3.9900
             8.2400             .0000               3.9900
             8.2400             .0000

       1516009                  .5000              16.0000
        64,342.79               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.6150
             9.7400             .0000               5.6150
             9.7400             .0000

       1516010                  .5000              15.0000
        75,411.09               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.4900
             8.7400             .0000               4.4900
             8.7400             .0000

       1516011                  .5000              15.1250
       133,605.65               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.7400
             8.8650             .0000               4.7400
             8.8650             .0000

       1516012                  .5000              14.1250
       345,250.25               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               4.1150
             7.8650             .0000               4.1150
             7.8650             .0000

       1516013                  .5000              14.5000
        71,301.74               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               3.9900
             8.2400             .0000               3.9900
             8.2400             .0000
1



       1516014                  .5000              14.3750
       140,698.57               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.6150
             8.1150             .0000               4.6150
             8.1150             .0000

       1516015                  .5000              15.3750
       106,852.62               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.8650
             9.1150             .0000               5.8650
             9.1150             .0000

       1516016                  .5000              13.7500
       194,369.67               .0800              13.4900
             8.2500             .0000              13.4900
             7.7500             .1800               3.6150
             7.4900             .0000               3.6150
             7.4900             .0000

       1516017                  .5000              15.1250
       179,561.86               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.3650
             8.8650             .0000               5.3650
             8.8650             .0000

       1516018                  .5000              15.8750
       371,384.60               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.3650
             9.6150             .0000               5.3650
             9.6150             .0000

       1516019                  .5000              15.2500
       341,937.30               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.4900
             8.9900             .0000               4.4900
             8.9900             .0000

       1516020                  .5000              14.3750
       270,136.08               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.8650
             8.1150             .0000               3.8650
             8.1150             .0000

       1516021                  .5000              14.0000
        89,610.07               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               3.1150
             7.7400             .0000               3.1150
             7.7400             .0000
1



       1516022                  .5000              14.5000
        73,296.22               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.4900
             8.2400             .0000               4.4900
             8.2400             .0000

       1516023                  .5000              15.0000
        47,880.05               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.1150
             8.7400             .0000               5.1150
             8.7400             .0000

       1516024                  .5000              15.0000
       129,675.19               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.7400
             8.7400             .0000               4.7400
             8.7400             .0000

       1516025                  .5000              14.2500
       219,122.57               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.4900
             7.9900             .0000               3.4900
             7.9900             .0000

       1516026                  .5000              15.3750
       107,750.58               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.2400
             9.1150             .0000               4.2400
             9.1150             .0000

       1516027                  .5000              14.5000
        67,772.88               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.7400
             8.2400             .0000               4.7400
             8.2400             .0000

       1516028                  .5000              14.3750
        48,661.15               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.7400
             8.1150             .0000               4.7400
             8.1150             .0000

       1516029                  .5000              15.0000
       165,272.22               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.2400
             8.7400             .0000               5.2400
             8.7400             .0000
1



       1516030                  .5000              14.3750
       381,411.80               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.4900
             8.1150             .0000               3.4900
             8.1150             .0000

       1516031                  .5000              14.2500
       342,611.00               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               2.8650
             7.9900             .0000               2.8650
             7.9900             .0000

       1516032                  .5000              15.7500
       104,776.04               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.7400
             9.4900             .0000               5.7400
             9.4900             .0000

       1516033                  .5000              14.0000
       213,841.00               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               3.1150
             7.7400             .0000               3.1150
             7.7400             .0000

       1516034                  .5000              14.3750
        64,577.52               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.2400
             8.1150             .0000               4.2400
             8.1150             .0000

       1516035                  .5000              14.1250
        55,084.53               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.3650
             7.8650             .0000               3.3650
             7.8650             .0000

       1516036                  .5000              14.7500
        29,920.99               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.9900
             8.4900             .0000               3.9900
             8.4900             .0000

       1516037                  .5000              14.8750
       113,208.88               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.2400
             8.6150             .0000               3.2400
             8.6150             .0000
1



       1516038                  .5000              16.0000
        89,742.94               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.2400
             9.7400             .0000               5.2400
             9.7400             .0000

       1516039                  .5000              17.1250
        54,313.74               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               5.4900
            10.8650             .0000               5.4900
            10.8650             .0000

       1516040                  .5000              14.6250
        71,804.92               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.4900
             8.3650             .0000               4.4900
             8.3650             .0000

       1516041                  .5000              15.8750
        71,850.44               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.7400
             9.6150             .0000               4.7400
             9.6150             .0000

       1516042                  .5000              14.8750
       145,548.86               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.2400
             8.6150             .0000               4.2400
             8.6150             .0000

       1516043                  .5000              14.2500
       254,406.70               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.6150
             7.9900             .0000               3.6150
             7.9900             .0000

       1516044                  .5000              15.0000
        53,865.03               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.3650
             8.7400             .0000               3.3650
             8.7400             .0000

       1516045                  .5000              16.2500
        69,770.19               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.9900
             9.9900             .0000               4.9900
             9.9900             .0000
1



       1516046                  .5000              14.8750
       112,710.17               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.2400
             8.6150             .0000               4.2400
             8.6150             .0000

       1516047                  .5000              14.3750
        44,796.60               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               1.9900
             8.1150             .0000               1.9900
             8.1150             .0000

       1516048                  .5000              14.2500
        64,311.68               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.3650
             7.9900             .0000               3.3650
             7.9900             .0000

       1516049                  .5000              15.3750
       191,546.95               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.4900
             9.1150             .0000               3.4900
             9.1150             .0000

       1516050                  .5000              14.8750
        66,578.76               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               3.3650
             8.6150             .0000               3.3650
             8.6150             .0000

       1516051                  .5000              16.2500
       162,002.33               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.4900
             9.9900             .0000               5.4900
             9.9900             .0000

       1516052                  .5000              14.6250
       486,450.39               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.1150
             8.3650             .0000               4.1150
             8.3650             .0000

       1516053                  .5000              15.7500
        55,928.93               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.9900
             9.4900             .0000               4.9900
             9.4900             .0000
1



       1516054                  .5000              15.3750
       262,274.62               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.6150
             9.1150             .0000               4.6150
             9.1150             .0000

       1516055                  .5000              15.2500
       104,851.83               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               3.7400
             8.9900             .0000               3.7400
             8.9900             .0000

       1516056                  .5000              16.1250
        68,223.60               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               5.4900
             9.8650             .0000               5.4900
             9.8650             .0000

       1516057                  .5000              15.6500
       347,249.30               .0800              15.3900
            10.1500             .0000              15.3900
             9.6500             .1800               3.4900
             9.3900             .0000               3.4900
             9.3900             .0000

       1516058                  .5000              13.3750
       176,271.75               .0800              13.1150
             7.8750             .0000              13.1150
             7.3750             .1800               3.8650
             7.1150             .0000               3.8650
             7.1150             .0000

       1516059                  .5000              14.8750
        46,153.16               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.9900
             8.6150             .0000               4.9900
             8.6150             .0000

       1516060                  .5000              16.0000
        42,957.53               .0800              15.7400
             9.5000             .0000              15.7400
             9.0000             .1800               5.7400
             8.7400             .0000               5.7400
             8.7400             .0000

       1516061                  .5000              15.3750
       171,967.95               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.4900
             9.1150             .0000               3.4900
             9.1150             .0000
1



       1516062                  .5000              14.3750
       120,988.70               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.4900
             8.1150             .0000               4.4900
             8.1150             .0000

       1516063                  .5000              15.7500
        88,962.68               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.1150
             9.4900             .0000               5.1150
             9.4900             .0000

       1516064                  .5000              15.3750
       254,530.83               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.3650
             9.1150             .0000               3.3650
             9.1150             .0000

       1516065                  .5000              15.3750
        47,933.56               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.4900
             9.1150             .0000               4.4900
             9.1150             .0000

       1516066                  .5000              15.0000
        83,917.03               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.7400
             8.7400             .0000               5.7400
             8.7400             .0000

       1516067                  .5000              17.3750
        52,480.76               .0800              17.1150
            10.8750             .0000              17.1150
            10.3750             .1800               6.2400
            10.1150             .0000               6.2400
            10.1150             .0000

       1516101                  .5000              14.7500
       216,000.00               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.2400
             8.4900             .0000               4.2400
             8.4900             .0000

       1516105                  .5000              15.1250
        68,000.00               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.9900
             8.8650             .0000               3.9900
             8.8650             .0000
1



       1516108                  .5000              15.1250
        61,400.00               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.4900
             8.8650             .0000               3.4900
             8.8650             .0000

       1516110                  .5000              14.2500
       308,000.00               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.1150
             7.9900             .0000               4.1150
             7.9900             .0000

       1516186                  .5000              14.7500
       170,911.35               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.7400
             8.4900             .0000               3.7400
             8.4900             .0000

       1516189                  .5000              16.7500
        65,977.72               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               5.1150
            10.4900             .0000               5.1150
            10.4900             .0000

       1516241                  .5000              14.1250
       139,917.34               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.8650
             7.8650             .0000               3.8650
             7.8650             .0000

       1516609                  .5000              15.1000
        49,975.92               .0800              14.8400
             9.6000             .0000              14.8400
             9.1000             .1800               3.2400
             8.8400             .0000               3.2400
             8.8400             .0000

       1516610                  .5000              16.8000
       113,162.20               .0800              16.5400
            11.3000             .0000              16.5400
            10.8000             .1800               5.2400
            10.5400             .0000               5.2400
            10.5400             .0000

       1516990                  .5000              16.0500
       121,452.23               .0800              15.7900
            10.5500             .0000              15.7900
            10.0500             .1800               5.2400
             9.7900             .0000               5.2400
             9.7900             .0000
1



       1516996                  .5000              16.8000
        71,885.98               .0800              16.5400
            11.3000             .0000              16.5400
            10.8000             .1800               5.2400
            10.5400             .0000               5.2400
            10.5400             .0000

       1517000                  .5000              14.3750
       199,887.87               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.4900
             8.1150             .0000               4.4900
             8.1150             .0000

       1517001                  .5000              15.9000
        69,971.58               .0800              15.6400
            10.4000             .0000              15.6400
             9.9000             .1800               4.4900
             9.6400             .0000               4.4900
             9.6400             .0000

       1517020                  .5000              16.8750
       134,944.89               .0800              16.6150
            10.3750             .0000              16.6150
             9.8750             .1800               4.4900
             9.6150             .0000               4.4900
             9.6150             .0000

       1517022                  .5000              15.5000
       239,868.91               .0800              15.2400
             9.0000             .0000              15.2400
             8.5000             .1800               3.9900
             8.2400             .0000               3.9900
             8.2400             .0000

       1517075                  .5000              14.1250
        58,324.79               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.3650
             7.8650             .0000               3.3650
             7.8650             .0000

       1517098                  .5000              15.3750
       142,508.14               .0800              15.1150
             9.3750             .0000              15.1150
             8.8750             .1800               5.2400
             8.6150             .0000               5.2400
             8.6150             .0000

       1517099                  .5000              15.7500
        41,946.72               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.7400
             9.4900             .0000               4.7400
             9.4900             .0000
1



       1517104                  .5000              16.9900
        57,787.42               .0800              16.7300
            10.9900             .0000              16.7300
            10.4900             .1800               5.7400
            10.2300             .0000               5.7400
            10.2300             .0000

       1517105                  .5000              15.5000
       263,607.33               .0800              15.2400
             9.5000             .0000              15.2400
             9.0000             .1800               5.4900
             8.7400             .0000               5.4900
             8.7400             .0000

       1517107                  .5000              16.9900
        92,965.09               .0800              16.7300
            10.9900             .0000              16.7300
            10.4900             .1800               6.2400
            10.2300             .0000               6.2400
            10.2300             .0000

       1517109                  .5000              12.8500
        56,405.33               .0800              12.5900
             7.3500             .0000              12.5900
             6.8500             .1800               4.7400
             6.5900             .0000               4.7400
             6.5900             .0000

       1517116                  .5000              15.2500
       166,500.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.9900
             8.9900             .0000               4.9900
             8.9900             .0000

       1517292                  .5000              15.0000
        92,304.57               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.6150
             8.7400             .0000               3.6150
             8.7400             .0000

       1517323                  .5000              18.0000
        59,980.83               .0800              17.7400
            11.5000             .0000              17.7400
            11.0000             .1800               7.2400
            10.7400             .0000               7.2400
            10.7400             .0000

       1517331                  .5000              15.4500
       127,742.86               .0800              15.1900
             9.9500             .0000              15.1900
             9.4500             .1800               4.4900
             9.1900             .0000               4.4900
             9.1900             .0000
1



       1517340                  .5000              15.2500
       148,000.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.2400
             8.9900             .0000               4.2400
             8.9900             .0000

       1517382                  .5000              14.2500
       374,400.00               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.7400
             7.9900             .0000               4.7400
             7.9900             .0000

       1517410                  .5000              14.7500
        96,000.00               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.2400
             8.4900             .0000               4.2400
             8.4900             .0000

       1517416                  .5000              15.3750
       129,600.00               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000

       1517582                  .5000              15.2500
       127,800.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.1150
             8.9900             .0000               5.1150
             8.9900             .0000

       1517603                  .5000              15.9500
        80,467.66               .0800              15.6900
            10.4500             .0000              15.6900
             9.9500             .1800               4.2400
             9.6900             .0000               4.2400
             9.6900             .0000

       1517607                  .5000              16.0500
        49,480.54               .0800              15.7900
            10.5500             .0000              15.7900
            10.0500             .1800               4.4900
             9.7900             .0000               4.4900
             9.7900             .0000

       1517788                  .5000              14.2500
       368,000.00               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.7400
             7.9900             .0000               3.7400
             7.9900             .0000
1



       1517822                  .5000              16.3000
        87,967.22               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.4900
            10.0400             .0000               4.4900
            10.0400             .0000

       1518065                  .5000              15.0000
        67,466.80               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.7650
             8.7400             .0000               4.7650
             8.7400             .0000

       1518071                  .5000              17.1000
       155,951.23               .0800              16.8400
            11.6000             .0000              16.8400
            11.1000             .1800               5.2400
            10.8400             .0000               5.2400
            10.8400             .0000

       1518072                  .5000              16.3000
       137,198.88               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.7400
            10.0400             .0000               4.7400
            10.0400             .0000

       1518166                  .5000              14.0000
        70,000.00               .0800              13.7400
             9.5000             .0000              13.7400
             9.0000             .1800               2.3650
             8.7400             .0000               2.3650
             8.7400             .0000

       1518177                  .5000              15.0000
       218,000.00               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.9900
             8.7400             .0000               3.9900
             8.7400             .0000

       1518242                  .5000              15.0000
       127,937.03               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.4900
             8.7400             .0000               5.4900
             8.7400             .0000

       1518257                  .5000              14.0000
        64,960.62               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               4.4900
             7.7400             .0000               4.4900
             7.7400             .0000
1



       1518291                  .5000              16.3750
        59,978.01               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               6.7400
            10.1150             .0000               6.7400
            10.1150             .0000

       1518315                  .5000              15.5000
        95,357.79               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.3650
             9.2400             .0000               5.3650
             9.2400             .0000

       1518316                  .5000              18.8750
        72,000.00               .0800              18.6150
            13.3750             .0000              18.6150
            12.8750             .1800               6.7400
            12.6150             .0000               6.7400
            12.6150             .0000

       1518318                  .5000              15.3750
       179,668.33               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.4900
             9.1150             .0000               4.4900
             9.1150             .0000

       1518322                  .5000              15.3750
       198,559.74               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.2400
             9.1150             .0000               5.2400
             9.1150             .0000

       1518362                  .5000              15.3750
       202,368.02               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.8650
             9.1150             .0000               5.8650
             9.1150             .0000

       1518370                  .5000              15.5000
       199,691.61               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               3.9900
             9.2400             .0000               3.9900
             9.2400             .0000

       1518375                  .5000              16.8500
        97,467.79               .0800              16.5900
            11.3500             .0000              16.5900
            10.8500             .1800               4.4900
            10.5900             .0000               4.4900
            10.5900             .0000
1



       1518381                  .5000              16.5500
        61,978.13               .0800              16.2900
            11.0500             .0000              16.2900
            10.5500             .1800               4.4900
            10.2900             .0000               4.4900
            10.2900             .0000

       1518385                  .5000              16.5500
        84,970.02               .0800              16.2900
            11.0500             .0000              16.2900
            10.5500             .1800               4.4900
            10.2900             .0000               4.4900
            10.2900             .0000

       1518455                  .5000              15.5000
       121,500.00               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.4900
             9.2400             .0000               5.4900
             9.2400             .0000

       1518459                  .5000              16.8500
        29,990.09               .0800              16.5900
            11.3500             .0000              16.5900
            10.8500             .1800               4.9900
            10.5900             .0000               4.9900
            10.5900             .0000

       1518525                  .5000              15.1250
        74,964.06               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.4900
             8.8650             .0000               4.4900
             8.8650             .0000

       1518526                  .5000              16.3500
        85,968.31               .0800              16.0900
            10.8500             .0000              16.0900
            10.3500             .1800               4.4900
            10.0900             .0000               4.4900
            10.0900             .0000

       1518587                  .5000              16.0000
        87,965.02               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               6.4900
             9.7400             .0000               6.4900
             9.7400             .0000

       1518588                  .5000              15.0000
       250,376.78               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.3650
             8.7400             .0000               5.3650
             8.7400             .0000
1



       1518590                  .5000              15.1250
       183,911.84               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.7400
             8.8650             .0000               5.7400
             8.8650             .0000

       1518592                  .5000              15.1250
       201,703.32               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.3650
             8.8650             .0000               5.3650
             8.8650             .0000

       1518597                  .5000              15.2500
       144,932.35               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.1150
             8.9900             .0000               5.1150
             8.9900             .0000

       1518598                  .5000              17.1250
        74,976.68               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               7.4900
            10.8650             .0000               7.4900
            10.8650             .0000

       1518601                  .5000              15.6250
       293,093.94               .0800              15.3650
             9.1250             .0000              15.3650
             8.6250             .1800               4.8650
             8.3650             .0000               4.8650
             8.3650             .0000

       1518603                  .5000              15.8750
        49,979.58               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               6.2400
             9.6150             .0000               6.2400
             9.6150             .0000

       1518605                  .5000              16.0000
        45,177.76               .0800              15.7400
             9.5000             .0000              15.7400
             9.0000             .1800               5.2400
             8.7400             .0000               5.2400
             8.7400             .0000

       1518606                  .5000              15.1250
       287,362.27               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.9900
             8.8650             .0000               4.9900
             8.8650             .0000
1



       1518614                  .5000              17.7500
       140,202.64               .0800              17.4900
            11.2500             .0000              17.4900
            10.7500             .1800               6.4900
            10.4900             .0000               6.4900
            10.4900             .0000

       1518617                  .5000              16.4900
       134,340.41               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.8650
             9.2300             .0000               4.8650
             9.2300             .0000

       1518618                  .5000              15.6250
       171,825.96               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.4900
             9.3650             .0000               5.4900
             9.3650             .0000

       1518622                  .5000              15.5000
       193,894.03               .0800              15.2400
             9.0000             .0000              15.2400
             8.5000             .1800               5.2400
             8.2400             .0000               5.2400
             8.2400             .0000

       1518625                  .5000              17.2500
        43,383.65               .0800              16.9900
            10.7500             .0000              16.9900
            10.2500             .1800               6.1150
             9.9900             .0000               6.1150
             9.9900             .0000

       1518627                  .5000              17.0000
       101,959.47               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               5.4900
             9.7400             .0000               5.4900
             9.7400             .0000

       1518628                  .5000              17.5000
        69,975.04               .0800              17.2400
            11.0000             .0000              17.2400
            10.5000             .1800               6.2400
            10.2400             .0000               6.2400
            10.2400             .0000

       1518634                  .5000              15.5000
       204,850.00               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.9900
             9.2400             .0000               4.9900
             9.2400             .0000
1



       1518639                  .5000              16.2500
        77,163.98               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               5.2400
             8.9900             .0000               5.2400
             8.9900             .0000

       1518710                  .5000              16.4900
       159,129.42               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.8650
             9.2300             .0000               4.8650
             9.2300             .0000

       1518749                  .5000              17.9900
       116,412.70               .0800              17.7300
            11.4900             .0000              17.7300
            10.9900             .1800               6.7300
            10.7300             .0000               6.7300
            10.7300             .0000

       1518764                  .5000              14.6250
       134,928.15               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.7400
             8.3650             .0000               4.7400
             8.3650             .0000

       1518781                  .5000              17.3750
       111,209.23               .0800              17.1150
            10.8750             .0000              17.1150
            10.3750             .1800               5.7400
            10.1150             .0000               5.7400
            10.1150             .0000

       1518792                  .5000              15.8000
        85,564.48               .0800              15.5400
            10.3000             .0000              15.5400
             9.8000             .1800               3.7400
             9.5400             .0000               3.7400
             9.5400             .0000

       1518802                  .5000              17.4900
       147,247.36               .0800              17.2300
            10.9900             .0000              17.2300
            10.4900             .1800               5.7400
            10.2300             .0000               5.7400
            10.2300             .0000

       1518828                  .5000              17.4900
       129,153.83               .0800              17.2300
            10.9900             .0000              17.2300
            10.4900             .1800               6.2300
            10.2300             .0000               6.2300
            10.2300             .0000
1



       1518830                  .5000              17.1250
        82,468.08               .0800              16.8650
            10.6250             .0000              16.8650
            10.1250             .1800               5.2300
             9.8650             .0000               5.2300
             9.8650             .0000

       1518835                  .5000              17.0500
        89,571.67               .0800              16.7900
            11.5500             .0000              16.7900
            11.0500             .1800               4.9900
            10.7900             .0000               4.9900
            10.7900             .0000

       1518840                  .5000              16.0000
       104,958.27               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.8650
             9.7400             .0000               5.8650
             9.7400             .0000

       1518844                  .5000              16.3750
       110,349.84               .0800              16.1150
             9.8750             .0000              16.1150
             9.3750             .1800               5.2300
             9.1150             .0000               5.2300
             9.1150             .0000

       1518845                  .5000              14.8750
        61,468.94               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.4900
             8.6150             .0000               4.4900
             8.6150             .0000

       1518870                  .5000              16.0000
       104,925.00               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.4900
             9.7400             .0000               5.4900
             9.7400             .0000

       1518882                  .5000              15.5500
       210,907.65               .0800              15.2900
            10.0500             .0000              15.2900
             9.5500             .1800               3.4900
             9.2900             .0000               3.4900
             9.2900             .0000

       1518888                  .5000              15.7500
       162,381.87               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.4900
             9.4900             .0000               4.4900
             9.4900             .0000
1



       1518889                  .5000              17.0500
       101,967.75               .0800              16.7900
            11.5500             .0000              16.7900
            11.0500             .1800               4.9900
            10.7900             .0000               4.9900
            10.7900             .0000

       1518891                  .5000              16.8750
       106,206.63               .0800              16.6150
            10.3750             .0000              16.6150
             9.8750             .1800               5.4900
             9.6150             .0000               5.4900
             9.6150             .0000

       1518895                  .5000              16.2000
       158,459.67               .0800              15.9400
            10.7000             .0000              15.9400
            10.2000             .1800               4.4900
             9.9400             .0000               4.4900
             9.9400             .0000

       1518899                  .5000              17.2500
        72,772.59               .0800              16.9900
            10.7500             .0000              16.9900
            10.2500             .1800               5.1150
             9.9900             .0000               5.1150
             9.9900             .0000

       1518903                  .5000              17.7500
       127,157.05               .0800              17.4900
            11.2500             .0000              17.4900
            10.7500             .1800               6.2300
            10.4900             .0000               6.2300
            10.4900             .0000

       1518905                  .5000              16.4900
        91,959.21               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.8650
             9.2300             .0000               4.8650
             9.2300             .0000

       1518906                  .5000              16.4900
       119,546.98               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.9900
             9.2300             .0000               4.9900
             9.2300             .0000

       1518907                  .5000              16.4900
       128,942.81               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.8650
             9.2300             .0000               4.8650
             9.2300             .0000
1



       1518909                  .5000              15.4900
       404,778.32               .0800              15.2300
             8.9900             .0000              15.2300
             8.4900             .1800               4.7400
             8.2300             .0000               4.7400
             8.2300             .0000

       1518910                  .5000              16.2500
       147,531.14               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               5.2400
             8.9900             .0000               5.2400
             8.9900             .0000

       1518911                  .5000              16.5000
       151,233.06               .0800              16.2400
            10.0000             .0000              16.2400
             9.5000             .1800               5.9900
             9.2400             .0000               5.9900
             9.2400             .0000

       1518912                  .5000              17.2500
       107,959.34               .0800              16.9900
            10.7500             .0000              16.9900
            10.2500             .1800               5.4900
             9.9900             .0000               5.4900
             9.9900             .0000

       1518914                  .5000              16.0000
       169,916.37               .0800              15.7400
             9.5000             .0000              15.7400
             9.0000             .1800               4.9900
             8.7400             .0000               4.9900
             8.7400             .0000

       1518948                  .5000              13.7500
        99,000.00               .0800              13.4900
             8.2500             .0000              13.4900
             7.7500             .1800               3.8650
             7.4900             .0000               3.8650
             7.4900             .0000

       1518951                  .5000              15.8080
        74,937.59               .0800              15.5480
            10.3080             .0000              15.5480
             9.8080             .1800               5.6900
             9.5480             .0000               5.6900
             9.5480             .0000

       1518956                  .5000              14.1000
       179,785.57               .0800              13.8400
             8.6000             .0000              13.8400
             8.1000             .1800               7.3650
             7.8400             .0000               7.3650
             7.8400             .0000
1



       1518966                  .5000              16.2500
        26,987.41               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               6.4900
             8.9900             .0000               6.4900
             8.9900             .0000

       1518982                  .5000              16.8000
       146,839.05               .0800              16.5400
            10.3000             .0000              16.5400
             9.8000             .1800               5.9900
             9.5400             .0000               5.9900
             9.5400             .0000

       1519013                  .5000              16.2500
        24,988.34               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               4.9900
             8.9900             .0000               4.9900
             8.9900             .0000

       1519033                  .5000              16.8000
       107,164.20               .0800              16.5400
            11.3000             .0000              16.5400
            10.8000             .1800               4.7400
            10.5400             .0000               4.7400
            10.5400             .0000

       1519079                  .5000              13.5400
       123,167.88               .0800              13.2800
             8.0400             .0000              13.2800
             7.5400             .1800               4.0900
             7.2800             .0000               4.0900
             7.2800             .0000

       1519087                  .5000              15.2250
       126,958.45               .0800              14.9650
             9.7250             .0000              14.9650
             9.2250             .1800               4.9900
             8.9650             .0000               4.9900
             8.9650             .0000

       1519096                  .5000              15.3750
       175,102.05               .0800              15.1150
             8.8750             .0000              15.1150
             8.3750             .1800               5.7400
             8.1150             .0000               5.7400
             8.1150             .0000

       1519104                  .5000              15.7500
        71,969.81               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               6.4400
             9.4900             .0000               6.4400
             9.4900             .0000
1



       1519105                  .5000              17.7500
       124,932.00               .0800              17.4900
            12.2500             .0000              17.4900
            11.7500             .1800               6.2400
            11.4900             .0000               6.2400
            11.4900             .0000

       1519106                  .5000              14.5000
        89,901.31               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               3.8650
             8.2400             .0000               3.8650
             8.2400             .0000

       1519110                  .5000              16.2500
       239,818.47               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.9900
             9.9900             .0000               4.9900
             9.9900             .0000

       1519115                  .5000              16.3000
       169,200.00               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.7400
            10.0400             .0000               4.7400
            10.0400             .0000

       1519116                  .5000              13.8750
        89,194.53               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               4.2400
             7.6150             .0000               4.2400
             7.6150             .0000

       1519118                  .5000              14.5000
        90,250.68               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               5.2400
             8.2400             .0000               5.2400
             8.2400             .0000

       1519119                  .5000              15.3750
       189,913.67               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.9900
             9.1150             .0000               5.9900
             9.1150             .0000

       1519122                  .5000              18.5000
       112,318.58               .0800              18.2400
            14.0000             .0000              18.2400
            13.5000             .1800               8.9900
            13.2400             .0000               8.9900
            13.2400             .0000
1



       1519124                  .5000              14.2500
       167,103.80               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.7400
             7.9900             .0000               4.7400
             7.9900             .0000

       1519125                  .5000              17.2500
        71,956.23               .0800              16.9900
            11.7500             .0000              16.9900
            11.2500             .1800               6.4900
            10.9900             .0000               6.4900
            10.9900             .0000

       1519129                  .5000              15.6250
       107,953.48               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.7400
             9.3650             .0000               4.7400
             9.3650             .0000

       1519130                  .5000              13.7500
        93,690.22               .0800              13.4900
             8.2500             .0000              13.4900
             7.7500             .1800               5.1150
             7.4900             .0000               5.1150
             7.4900             .0000

       1519131                  .5000              15.2500
        90,957.54               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.7400
             8.9900             .0000               5.7400
             8.9900             .0000

       1519151                  .5000              15.0000
       125,923.66               .0800              14.7400
             8.5000             .0000              14.7400
             8.0000             .1800               5.6400
             7.7400             .0000               5.6400
             7.7400             .0000

       1519153                  .5000              15.8250
       196,119.04               .0800              15.5650
            10.3250             .0000              15.5650
             9.8250             .1800               5.8150
             9.5650             .0000               5.8150
             9.5650             .0000

       1519155                  .5000              14.8250
        44,777.13               .0800              14.5650
             9.3250             .0000              14.5650
             8.8250             .1800               4.1150
             8.5650             .0000               4.1150
             8.5650             .0000
1



       1519158                  .5000              14.1000
        59,429.12               .0800              13.8400
             8.6000             .0000              13.8400
             8.1000             .1800               7.2810
             7.8400             .0000               7.2810
             7.8400             .0000

       1519173                  .5000              18.2000
        30,285.10               .0800              17.9400
            12.7000             .0000              17.9400
            12.2000             .1800               5.9400
            11.9400             .0000               5.9400
            11.9400             .0000

       1519175                  .5000              14.6250
       126,614.59               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.7150
             8.3650             .0000               4.7150
             8.3650             .0000

       1519187                  .5000              16.4800
        26,179.02               .0800              16.2200
            10.9800             .0000              16.2200
            10.4800             .1800               5.1150
            10.2200             .0000               5.1150
            10.2200             .0000

       1519189                  .5000              13.7500
       176,087.65               .0800              13.4900
             8.2500             .0000              13.4900
             7.7500             .1800               5.2400
             7.4900             .0000               5.2400
             7.4900             .0000

       1519190                  .5000              15.5000
       109,600.00               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.2400
             9.2400             .0000               5.2400
             9.2400             .0000

       1519194                  .5000              14.8750
        39,959.44               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               5.4900
             8.6150             .0000               5.4900
             8.6150             .0000

       1519207                  .5000              15.9500
       144,841.80               .0800              15.6900
            10.4500             .0000              15.6900
             9.9500             .1800               5.3650
             9.6900             .0000               5.3650
             9.6900             .0000
1



       1519210                  .5000              17.0000
       118,752.78               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               5.2300
             9.7400             .0000               5.2300
             9.7400             .0000

       1519238                  .5000              14.2000
       108,686.78               .0800              13.9400
             8.7000             .0000              13.9400
             8.2000             .1800               3.5400
             7.9400             .0000               3.5400
             7.9400             .0000

       1519241                  .5000              16.4900
       179,920.20               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.8650
             9.2300             .0000               4.8650
             9.2300             .0000

       1519245                  .5000              17.2750
        59,954.86               .0800              17.0150
            10.7750             .0000              17.0150
            10.2750             .1800               5.1900
            10.0150             .0000               5.1900
            10.0150             .0000

       1519246                  .5000              16.4900
       127,943.25               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               5.3650
             9.2300             .0000               5.3650
             9.2300             .0000

       1519250                  .5000              15.3750
       262,380.74               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.3900
             9.1150             .0000               4.3900
             9.1150             .0000

       1519252                  .5000              14.4900
       278,693.43               .0800              14.2300
             8.9900             .0000              14.2300
             8.4900             .1800               5.2300
             8.2300             .0000               5.2300
             8.2300             .0000

       1519257                  .5000              15.5750
       125,854.88               .0800              15.3150
             9.0750             .0000              15.3150
             8.5750             .1800               5.3900
             8.3150             .0000               5.3900
             8.3150             .0000
1



       1519259                  .5000              16.7500
        49,979.03               .0800              16.4900
            10.2500             .0000              16.4900
             9.7500             .1800               4.9150
             9.4900             .0000               4.9150
             9.4900             .0000

       1519270                  .5000              17.0000
        89,964.23               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               5.2300
             9.7400             .0000               5.2300
             9.7400             .0000

       1519274                  .5000              15.0500
       115,130.93               .0800              14.7900
             8.5500             .0000              14.7900
             8.0500             .1800               5.6400
             7.7900             .0000               5.6400
             7.7900             .0000

       1519283                  .5000              16.8750
       145,080.94               .0800              16.6150
            10.3750             .0000              16.6150
             9.8750             .1800               4.6900
             9.6150             .0000               4.6900
             9.6150             .0000

       1519285                  .5000              17.7500
        34,988.18               .0800              17.4900
            11.2500             .0000              17.4900
            10.7500             .1800               6.2300
            10.4900             .0000               6.2300
            10.4900             .0000

       1519288                  .5000              15.5250
       103,443.76               .0800              15.2650
             9.0250             .0000              15.2650
             8.5250             .1800               6.1400
             8.2650             .0000               6.1400
             8.2650             .0000

       1519293                  .5000              16.4900
       132,741.12               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.8650
             9.2300             .0000               4.8650
             9.2300             .0000

       1519295                  .5000              13.7380
       103,887.59               .0800              13.4780
             8.2380             .0000              13.4780
             7.7380             .1800               5.0900
             7.4780             .0000               5.0900
             7.4780             .0000
1



       1519300                  .5000              14.2500
       124,978.05               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.7400
             7.9900             .0000               3.7400
             7.9900             .0000

       1519305                  .5000              16.3750
       101,953.66               .0800              16.1150
             9.8750             .0000              16.1150
             9.3750             .1800               5.2300
             9.1150             .0000               5.2300
             9.1150             .0000

       1519307                  .5000              17.2250
       146,955.29               .0800              16.9650
            11.7250             .0000              16.9650
            11.2250             .1800               6.6150
            10.9650             .0000               6.6150
            10.9650             .0000

       1519323                  .5000              18.4750
        46,786.54               .0800              18.2150
            11.9750             .0000              18.2150
            11.4750             .1800               6.4400
            11.2150             .0000               6.4400
            11.2150             .0000

       1519345                  .5000              13.5000
       101,931.56               .0800              13.2400
             8.0000             .0000              13.2400
             7.5000             .1800               4.9900
             7.2400             .0000               4.9900
             7.2400             .0000

       1519346                  .5000              14.1250
       161,904.36               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               5.1150
             7.8650             .0000               5.1150
             7.8650             .0000

       1519351                  .5000              14.3750
       163,815.44               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               5.0900
             8.1150             .0000               5.0900
             8.1150             .0000

       1519352                  .5000              15.2250
        58,372.60               .0800              14.9650
             9.7250             .0000              14.9650
             9.2250             .1800               4.6900
             8.9650             .0000               4.6900
             8.9650             .0000
1



       1519353                  .5000              13.2500
       331,765.68               .0800              12.9900
             7.7500             .0000              12.9900
             7.2500             .1800               3.9900
             6.9900             .0000               3.9900
             6.9900             .0000

       1519355                  .5000              14.0130
       131,170.70               .0800              13.7530
             8.5130             .0000              13.7530
             8.0130             .1800               5.0900
             7.7530             .0000               5.0900
             7.7530             .0000

       1519357                  .5000              15.3750
        82,812.36               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.7400
             9.1150             .0000               4.7400
             9.1150             .0000

       1519358                  .5000              14.6250
        91,651.19               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.0150
             8.3650             .0000               4.0150
             8.3650             .0000

       1519363                  .5000              14.0000
       166,399.13               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               5.7150
             7.7400             .0000               5.7150
             7.7400             .0000

       1519365                  .5000              16.5750
        97,414.75               .0800              16.3150
            10.0750             .0000              16.3150
             9.5750             .1800               4.8900
             9.3150             .0000               4.8900
             9.3150             .0000

       1519375                  .5000              16.8000
       116,760.99               .0800              16.5400
            11.3000             .0000              16.5400
            10.8000             .1800               4.7400
            10.5400             .0000               4.7400
            10.5400             .0000

       1519376                  .5000              16.4500
        86,250.00               .0800              16.1900
            10.9500             .0000              16.1900
            10.4500             .1800               4.2400
            10.1900             .0000               4.2400
            10.1900             .0000
1



       1519636                  .5000              16.2500
        94,455.91               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               3.7400
             8.9900             .0000               3.7400
             8.9900             .0000

       1519642                  .5000              14.9300
       121,254.52               .0800              14.6700
             9.4300             .0000              14.6700
             8.9300             .1800               5.1400
             8.6700             .0000               5.1400
             8.6700             .0000

       1519654                  .5000              14.8750
       206,100.00               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.7400
             8.6150             .0000               4.7400
             8.6150             .0000

       1519698                  .5000              15.8000
        52,678.13               .0800              15.5400
            10.3000             .0000              15.5400
             9.8000             .1800               3.7400
             9.5400             .0000               3.7400
             9.5400             .0000

       1519711                  .5000              16.3000
       114,257.43               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.7400
            10.0400             .0000               4.7400
            10.0400             .0000

       1519783                  .5000              16.5000
        99,955.29               .0800              16.2400
             9.9500             .0000              16.2400
             9.4500             .1800               6.1900
             9.1900             .0000               6.1900
             9.1900             .0000

       1519851                  .5000              14.6250
       112,800.00               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               3.9900
             8.3650             .0000               3.9900
             8.3650             .0000

       1519882                  .5000              14.2500
       319,815.89               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               3.1150
             7.9900             .0000               3.1150
             7.9900             .0000
1



       1519896                  .5000              14.2500
        40,000.00               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               2.3650
             7.9900             .0000               2.3650
             7.9900             .0000

       1519899                  .5000              14.7500
       279,000.00               .0800              14.4900
            10.2500             .0000              14.4900
             9.7500             .1800               2.7400
             9.4900             .0000               2.7400
             9.4900             .0000

       1519956                  .5000              18.1000
        76,200.00               .0800              17.8400
            12.6000             .0000              17.8400
            12.1000             .1800               6.2400
            11.8400             .0000               6.2400
            11.8400             .0000

       1520034                  .5000              16.0500
        85,500.00               .0800              15.7900
            10.5500             .0000              15.7900
            10.0500             .1800               4.4900
             9.7900             .0000               4.4900
             9.7900             .0000

       1520135                  .5000              15.2500
        97,154.65               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.1150
             8.9900             .0000               4.1150
             8.9900             .0000

       1520243                  .5000              15.3750
       189,000.00               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.1150
             9.1150             .0000               5.1150
             9.1150             .0000

       1520319                  .5000              16.6000
       178,987.53               .0800              16.3400
            11.1000             .0000              16.3400
            10.6000             .1800               4.7400
            10.3400             .0000               4.7400
            10.3400             .0000

       1520396                  .5000              16.8500
        75,000.00               .0800              16.5900
            11.3500             .0000              16.5900
            10.8500             .1800               5.2400
            10.5900             .0000               5.2400
            10.5900             .0000
1



       1520429                  .5000              15.3750
       127,841.89               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.9900
             9.1150             .0000               3.9900
             9.1150             .0000

       1520454                  .5000              15.2500
        70,067.29               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.1150
             8.9900             .0000               4.1150
             8.9900             .0000

       1520471                  .5000              15.5000
        81,375.53               .0800              15.2400
             9.0000             .0000              15.2400
             8.5000             .1800               4.3650
             8.2400             .0000               4.3650
             8.2400             .0000

       1520480                  .5000              15.5000
        81,375.53               .0800              15.2400
             9.0000             .0000              15.2400
             8.5000             .1800               4.3650
             8.2400             .0000               4.3650
             8.2400             .0000

       1520498                  .5000              14.8750
       446,274.52               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.4900
             8.6150             .0000               4.4900
             8.6150             .0000

       1520532                  .5000              19.1250
        57,838.53               .0800              18.8650
            13.6250             .0000              18.8650
            13.1250             .1800               7.4900
            12.8650             .0000               7.4900
            12.8650             .0000

       1520538                  .5000              17.7500
       130,355.98               .0800              17.4900
            11.2500             .0000              17.4900
            10.7500             .1800               5.4900
            10.4900             .0000               5.4900
            10.4900             .0000

       1520637                  .5000              16.1250
        65,224.75               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               4.4900
             9.8650             .0000               4.4900
             9.8650             .0000
1



       1520645                  .5000              15.0000
       123,939.01               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.1150
             8.7400             .0000               4.1150
             8.7400             .0000

       1520666                  .5000              16.0000
        98,920.96               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.4900
             9.7400             .0000               4.4900
             9.7400             .0000

       1520672                  .5000              17.7500
       112,469.56               .0800              17.4900
            12.2500             .0000              17.4900
            11.7500             .1800               5.4900
            11.4900             .0000               5.4900
            11.4900             .0000

       1520684                  .5000              15.1250
       127,938.68               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.1150
             8.8650             .0000               4.1150
             8.8650             .0000

       1520686                  .5000              15.0000
        89,955.73               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.8650
             8.7400             .0000               3.8650
             8.7400             .0000

       1520863                  .5000              16.5000
        54,380.60               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               4.9900
            10.2400             .0000               4.9900
            10.2400             .0000

       1520864                  .5000              15.8000
        96,050.00               .0800              15.5400
            10.3000             .0000              15.5400
             9.8000             .1800               4.7400
             9.5400             .0000               4.7400
             9.5400             .0000

       1520878                  .5000              16.3000
        76,000.00               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.7400
            10.0400             .0000               4.7400
            10.0400             .0000
1



       1520931                  .5000              16.3750
       232,414.81               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               5.2400
            10.1150             .0000               5.2400
            10.1150             .0000

       1520953                  .5000              15.8750
        44,963.08               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.7400
             9.6150             .0000               4.7400
             9.6150             .0000

       1520954                  .5000              14.7500
        98,400.00               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.7400
             8.4900             .0000               3.7400
             8.4900             .0000

       1520957                  .5000              16.7500
        65,655.43               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               5.4900
            10.4900             .0000               5.4900
            10.4900             .0000

       1520968                  .5000              15.2500
       118,294.78               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.7400
             8.9900             .0000               4.7400
             8.9900             .0000

       1520974                  .5000              14.5000
       120,267.97               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.1150
             8.2400             .0000               4.1150
             8.2400             .0000

       1520977                  .5000              17.3750
        85,699.29               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               5.4900
            11.1150             .0000               5.4900
            11.1150             .0000

       1521015                  .5000              16.7500
        96,167.52               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               5.4900
            10.4900             .0000               5.4900
            10.4900             .0000
1



       1521029                  .5000              16.7500
        67,081.54               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               5.7400
            10.4900             .0000               5.7400
            10.4900             .0000

       1521030                  .5000              15.1250
        65,700.00               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.4900
             8.8650             .0000               4.4900
             8.8650             .0000

       1521118                  .5000              14.8750
        44,000.00               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.2400
             8.6150             .0000               4.2400
             8.6150             .0000

       1521191                  .5000              14.8750
       150,000.00               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.7400
             8.6150             .0000               4.7400
             8.6150             .0000

       1521192                  .5000              16.1250
       176,400.00               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               5.4900
             9.8650             .0000               5.4900
             9.8650             .0000

       1521196                  .5000              14.3750
       108,000.00               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.7400
             8.1150             .0000               4.7400
             8.1150             .0000

       1521204                  .5000              15.2500
       229,500.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.3650
             8.9900             .0000               5.3650
             8.9900             .0000

       1521213                  .5000              14.1250
       120,000.00               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               4.2400
             7.8650             .0000               4.2400
             7.8650             .0000
1



       1521280                  .5000              16.0000
        86,850.00               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.7400
             9.7400             .0000               4.7400
             9.7400             .0000

       1521281                  .5000              15.7500
       317,516.79               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               3.7400
             9.4900             .0000               3.7400
             9.4900             .0000

       1521296                  .5000              15.1250
       311,694.32               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.7400
             8.8650             .0000               4.7400
             8.8650             .0000

       1521299                  .5000              15.0000
        94,453.52               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.4900
             8.7400             .0000               5.4900
             8.7400             .0000

       1521301                  .5000              16.2000
       101,961.18               .0800              15.9400
            10.7000             .0000              15.9400
            10.2000             .1800               5.7400
             9.9400             .0000               5.7400
             9.9400             .0000

       1521302                  .5000              14.7500
       115,939.87               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               3.6150
             8.4900             .0000               3.6150
             8.4900             .0000

       1521303                  .5000              15.3750
       283,500.00               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.8650
             9.1150             .0000               5.8650
             9.1150             .0000

       1521304                  .5000              13.3750
        64,000.00               .0800              13.1150
             7.8750             .0000              13.1150
             7.3750             .1800               4.7400
             7.1150             .0000               4.7400
             7.1150             .0000
1



       1521305                  .5000              14.8750
       229,500.00               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.7400
             8.6150             .0000               4.7400
             8.6150             .0000

       1521307                  .5000              15.5000
       164,700.00               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.9900
             9.2400             .0000               5.9900
             9.2400             .0000

       1521308                  .5000              14.1250
       105,000.00               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               4.4900
             7.8650             .0000               4.4900
             7.8650             .0000

       1521315                  .5000              13.7500
       278,500.00               .0800              13.4900
             8.2500             .0000              13.4900
             7.7500             .1800               4.3650
             7.4900             .0000               4.3650
             7.4900             .0000

       1521338                  .5000              14.7500
        58,400.00               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               4.1150
             8.4900             .0000               4.1150
             8.4900             .0000

       1521340                  .5000              14.3750
       129,410.88               .0800              14.1150
             7.8750             .0000              14.1150
             7.3750             .1800               3.8650
             7.1150             .0000               3.8650
             7.1150             .0000

       1521341                  .5000              15.6250
       151,919.10               .0800              15.3650
             9.1250             .0000              15.3650
             8.6250             .1800               5.6400
             8.3650             .0000               5.6400
             8.3650             .0000

       1521342                  .5000              16.6250
        92,367.93               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               5.1150
            10.3650             .0000               5.1150
            10.3650             .0000
1



       1521360                  .5000              16.5750
        61,728.33               .0800              16.3150
            11.0750             .0000              16.3150
            10.5750             .1800               5.2900
            10.3150             .0000               5.2900
            10.3150             .0000

       1521372                  .5000              15.4900
        25,488.70               .0800              15.2300
             9.9900             .0000              15.2300
             9.4900             .1800               5.6900
             9.2300             .0000               5.6900
             9.2300             .0000

       1521383                  .5000              14.1250
       299,782.87               .0800              13.8650
             7.6250             .0000              13.8650
             7.1250             .1800               2.2400
             6.8650             .0000               2.2400
             6.8650             .0000

       1521395                  .5000              16.2500
        90,957.55               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               3.9900
             8.9900             .0000               3.9900
             8.9900             .0000

       1521408                  .5000              14.0000
       189,550.00               .0800              13.7400
             8.5000             .0000              13.7400
             8.0000             .1800               5.2400
             7.7400             .0000               5.2400
             7.7400             .0000

       1521420                  .5000              13.8750
       104,600.00               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               5.2400
             7.6150             .0000               5.2400
             7.6150             .0000

       1521421                  .5000              15.2500
        95,000.00               .0800              14.9900
             8.7500             .0000              14.9900
             8.2500             .1800               4.9900
             7.9900             .0000               4.9900
             7.9900             .0000

       1521424                  .5000              14.3750
       196,200.00               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               5.2400
             8.1150             .0000               5.2400
             8.1150             .0000
1



       1521426                  .5000              15.1250
       220,500.00               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.6150
             8.8650             .0000               5.6150
             8.8650             .0000

       1521429                  .5000              16.0000
        95,200.00               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.9900
             9.7400             .0000               5.9900
             9.7400             .0000

       1521431                  .5000              14.6250
       110,000.00               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.6150
             8.3650             .0000               4.6150
             8.3650             .0000

       1521434                  .5000              14.8750
       220,000.00               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               5.2400
             8.6150             .0000               5.2400
             8.6150             .0000

       1521440                  .5000              14.6250
        89,600.00               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.4900
             8.3650             .0000               4.4900
             8.3650             .0000

       1521442                  .5000              14.1250
       148,000.00               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               3.9900
             7.8650             .0000               3.9900
             7.8650             .0000

       1521446                  .5000              13.8750
       208,000.00               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               3.7400
             7.6150             .0000               3.7400
             7.6150             .0000

       1521447                  .5000              16.3000
        58,400.00               .0800              16.0400
            10.8000             .0000              16.0400
            10.3000             .1800               4.7400
            10.0400             .0000               4.7400
            10.0400             .0000
1



       1521450                  .5000              13.6250
        69,350.00               .0800              13.3650
             8.1250             .0000              13.3650
             7.6250             .1800               3.4900
             7.3650             .0000               3.4900
             7.3650             .0000

       1521456                  .5000              14.8750
        53,550.00               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               5.7400
             8.6150             .0000               5.7400
             8.6150             .0000

       1521461                  .5000              16.7500
        50,000.00               .0800              16.4900
            11.2500             .0000              16.4900
            10.7500             .1800               6.7400
            10.4900             .0000               6.7400
            10.4900             .0000

       1521477                  .5000              15.3750
       103,500.00               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               5.2400
             9.1150             .0000               5.2400
             9.1150             .0000

       1521480                  .5000              15.8750
        83,000.00               .0800              15.6150
             9.3750             .0000              15.6150
             8.8750             .1800               6.1900
             8.6150             .0000               6.1900
             8.6150             .0000

       1521485                  .5000              13.8750
       120,000.00               .0800              13.6150
             8.3750             .0000              13.6150
             7.8750             .1800               4.9900
             7.6150             .0000               4.9900
             7.6150             .0000

       1521491                  .5000              15.6750
        92,000.00               .0800              15.4150
            10.1750             .0000              15.4150
             9.6750             .1800               5.0900
             9.4150             .0000               5.0900
             9.4150             .0000

       1521503                  .5000              15.4000
       197,889.57               .0800              15.1400
             8.9000             .0000              15.1400
             8.4000             .1800               6.1900
             8.1400             .0000               6.1900
             8.1400             .0000
1



       1521510                  .5000              14.1250
       201,880.74               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               4.4900
             7.8650             .0000               4.4900
             7.8650             .0000

       1521538                  .5000              16.1250
        99,000.00               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               4.4900
             9.8650             .0000               4.4900
             9.8650             .0000

       1521544                  .5000              15.2500
        72,250.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.3650
             8.9900             .0000               4.3650
             8.9900             .0000

       1521547                  .5000              14.6250
        45,000.00               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.6150
             8.3650             .0000               4.6150
             8.3650             .0000

       1521554                  .5000              14.1250
       102,000.00               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               4.9900
             7.8650             .0000               4.9900
             7.8650             .0000

       1521601                  .5000              14.8750
       184,650.00               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.2400
             8.6150             .0000               4.2400
             8.6150             .0000

       1521624                  .5000              15.7500
       315,000.00               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.1150
             9.4900             .0000               5.1150
             9.4900             .0000

       1521658                  .5000              15.3750
        35,683.78               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.4900
             9.1150             .0000               4.4900
             9.1150             .0000
1



       1521662                  .5000              14.3750
        80,000.00               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.2400
             8.1150             .0000               4.2400
             8.1150             .0000

       1521663                  .5000              15.2500
       132,000.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.1150
             8.9900             .0000               4.1150
             8.9900             .0000

       1521672                  .5000              14.6250
       247,850.00               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.7400
             8.3650             .0000               4.7400
             8.3650             .0000

       1521695                  .5000              16.0000
       114,704.39               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               3.8650
             9.7400             .0000               3.8650
             9.7400             .0000

       1521737                  .5000              15.2500
       127,200.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.3650
             8.9900             .0000               4.3650
             8.9900             .0000

       1521836                  .5000              15.2500
       297,000.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.6150
             8.9900             .0000               4.6150
             8.9900             .0000

       1521917                  .5000              14.8750
        99,000.00               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.7400
             8.6150             .0000               4.7400
             8.6150             .0000

       1521925                  .5000              15.8000
       133,450.00               .0800              15.5400
            10.3000             .0000              15.5400
             9.8000             .1800               3.9900
             9.5400             .0000               3.9900
             9.5400             .0000
1



       1521950                  .5000              16.0000
        46,181.64               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               3.9900
             9.7400             .0000               3.9900
             9.7400             .0000

       1521954                  .5000              16.0500
       164,050.00               .0800              15.7900
            10.5500             .0000              15.7900
            10.0500             .1800               3.9900
             9.7900             .0000               3.9900
             9.7900             .0000

       1522002                  .5000              17.2500
        95,289.79               .0800              16.9900
            11.7500             .0000              16.9900
            11.2500             .1800               7.4900
            10.9900             .0000               7.4900
            10.9900             .0000

       1522021                  .5000              15.2500
        87,667.79               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.4900
             8.9900             .0000               5.4900
             8.9900             .0000

       1522044                  .5000              13.3750
        97,837.55               .0800              13.1150
             7.8750             .0000              13.1150
             7.3750             .1800               2.7400
             7.1150             .0000               2.7400
             7.1150             .0000

       1522045                  .5000              15.3750
       154,315.34               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               2.7400
             9.1150             .0000               2.7400
             9.1150             .0000

       1522046                  .5000              15.3750
        91,356.91               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               2.7400
             9.1150             .0000               2.7400
             9.1150             .0000

       1522049                  .5000              15.5000
        42,903.25               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.9900
             9.2400             .0000               5.9900
             9.2400             .0000
1



       1522062                  .5000              15.4900
       116,290.81               .0800              15.2300
             9.9900             .0000              15.2300
             9.4900             .1800               6.2400
             9.2300             .0000               6.2400
             9.2300             .0000

       1522063                  .5000              14.3500
        64,253.22               .0800              14.0900
             8.8500             .0000              14.0900
             8.3500             .1800               5.7400
             8.0900             .0000               5.7400
             8.0900             .0000

       1522064                  .5000              16.2500
       449,790.06               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               5.9900
             8.9900             .0000               5.9900
             8.9900             .0000

       1522068                  .5000              17.0690
        82,402.24               .0800              16.8090
            10.5690             .0000              16.8090
            10.0690             .1800               6.0900
             9.8090             .0000               6.0900
             9.8090             .0000

       1522070                  .5000              15.7180
        97,397.83               .0800              15.4580
             9.2180             .0000              15.4580
             8.7180             .1800               4.6160
             8.4580             .0000               4.6160
             8.4580             .0000

       1522074                  .5000              16.2060
       159,848.69               .0800              15.9460
             9.7060             .0000              15.9460
             9.2060             .1800               5.1650
             8.9460             .0000               5.1650
             8.9460             .0000

       1522075                  .5000              14.7500
        98,748.77               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               5.2400
             8.4900             .0000               5.2400
             8.4900             .0000

       1522076                  .5000              15.0000
       118,282.16               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.8900
             8.7400             .0000               5.8900
             8.7400             .0000
1



       1522077                  .5000              15.7750
        72,338.41               .0800              15.5150
            10.2750             .0000              15.5150
             9.7750             .1800               6.6400
             9.5150             .0000               6.6400
             9.5150             .0000

       1522078                  .5000              15.0000
       182,569.51               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.8900
             8.7400             .0000               5.8900
             8.7400             .0000

       1522079                  .5000              15.5000
        92,416.50               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               6.3900
             9.2400             .0000               6.3900
             9.2400             .0000

       1522083                  .5000              17.3750
        49,468.35               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               5.4900
            11.1150             .0000               5.4900
            11.1150             .0000

       1522086                  .5000              17.3750
        92,333.46               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               5.4900
            11.1150             .0000               5.4900
            11.1150             .0000

       1522088                  .5000              16.0000
        50,210.10               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               4.7400
             9.7400             .0000               4.7400
             9.7400             .0000

       1522089                  .5000              16.5000
       104,730.60               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               6.9900
            10.2400             .0000               6.9900
            10.2400             .0000

       1522090                  .5000              15.3750
        81,591.57               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               6.4900
             9.1150             .0000               6.4900
             9.1150             .0000
1



       1522091                  .5000              16.1250
        94,613.35               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               3.9900
             9.8650             .0000               3.9900
             9.8650             .0000

       1522092                  .5000              14.6250
        74,755.88               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               2.7400
             8.3650             .0000               2.7400
             8.3650             .0000

       1522093                  .5000              13.6250
        99,532.67               .0800              13.3650
             8.1250             .0000              13.3650
             7.6250             .1800               2.7400
             7.3650             .0000               2.7400
             7.3650             .0000

       1522094                  .5000              17.3750
       180,549.80               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               5.4900
            11.1150             .0000               5.4900
            11.1150             .0000

       1522095                  .5000              13.6250
        40,481.81               .0800              13.3650
             8.1250             .0000              13.3650
             7.6250             .1800               2.7400
             7.3650             .0000               2.7400
             7.3650             .0000

       1522096                  .5000              17.1250
       105,697.56               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               5.4900
            10.8650             .0000               5.4900
            10.8650             .0000

       1522097                  .5000              17.1250
        62,559.53               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               5.4900
            10.8650             .0000               5.4900
            10.8650             .0000

       1522099                  .5000              16.1250
       209,353.80               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               1.9900
             9.8650             .0000               1.9900
             9.8650             .0000
1



       1522100                  .5000              15.1250
       199,262.67               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               2.7400
             8.8650             .0000               2.7400
             8.8650             .0000

       1522102                  .5000              16.6250
        69,825.16               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               4.7400
            10.3650             .0000               4.7400
            10.3650             .0000

       1522105                  .5000              17.1250
       123,220.69               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               5.4900
            10.8650             .0000               5.4900
            10.8650             .0000

       1522107                  .5000              15.6250
        27,066.63               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.7400
             9.3650             .0000               4.7400
             9.3650             .0000

       1522108                  .5000              16.3750
        30,656.95               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               3.9900
            10.1150             .0000               3.9900
            10.1150             .0000

       1522109                  .5000              16.8750
        30,279.98               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               5.4900
            10.6150             .0000               5.4900
            10.6150             .0000

       1522110                  .5000              15.3750
        42,718.51               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               2.7400
             9.1150             .0000               2.7400
             9.1150             .0000

       1522111                  .5000              16.6250
       111,842.77               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               3.9900
            10.3650             .0000               3.9900
            10.3650             .0000
1



       1522112                  .5000              13.3750
       181,580.76               .0800              13.1150
             7.8750             .0000              13.1150
             7.3750             .1800               2.7400
             7.1150             .0000               2.7400
             7.1150             .0000

       1522114                  .5000              15.1250
        38,905.08               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.9900
             8.8650             .0000               3.9900
             8.8650             .0000

       1522116                  .5000              16.8750
       106,011.15               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               3.9900
            10.6150             .0000               3.9900
            10.6150             .0000

       1522117                  .5000              13.1250
        39,763.16               .0800              12.8650
             7.6250             .0000              12.8650
             7.1250             .1800               2.7400
             6.8650             .0000               2.7400
             6.8650             .0000

       1522120                  .5000              14.7500
        42,126.70               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               2.7400
             8.4900             .0000               2.7400
             8.4900             .0000

       1522121                  .5000              14.3750
        88,540.54               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.2400
             8.1150             .0000               3.2400
             8.1150             .0000

       1522122                  .5000              14.1250
       231,661.39               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               2.7400
             7.8650             .0000               2.7400
             7.8650             .0000

       1522127                  .5000              14.3750
        85,057.55               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               2.7400
             8.1150             .0000               2.7400
             8.1150             .0000
1



       1522128                  .5000              15.7500
        54,858.60               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               3.2400
             9.4900             .0000               3.2400
             9.4900             .0000

       1522129                  .5000              14.3750
       128,409.88               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               2.7400
             8.1150             .0000               2.7400
             8.1150             .0000

       1522130                  .5000              15.1250
        57,927.77               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               3.9900
             8.8650             .0000               3.9900
             8.8650             .0000

       1522132                  .5000              14.3750
       158,274.67               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               2.7400
             8.1150             .0000               2.7400
             8.1150             .0000

       1522133                  .5000              14.3750
        61,942.38               .0800              14.1150
             9.1250             .0000              14.1150
             8.6250             .1800               2.4900
             8.3650             .0000               2.4900
             8.3650             .0000

       1522134                  .5000              14.3750
        72,550.54               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               2.7400
             8.1150             .0000               2.7400
             8.1150             .0000

       1522135                  .5000              14.5000
        85,712.78               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               3.9900
             8.2400             .0000               3.9900
             8.2400             .0000

       1522137                  .5000              16.1250
       104,793.32               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               3.9900
             9.8650             .0000               3.9900
             9.8650             .0000
1



       1522140                  .5000              16.1250
        19,960.63               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               3.9900
             9.8650             .0000               3.9900
             9.8650             .0000

       1522141                  .5000              16.6250
        90,174.22               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               3.9900
            10.3650             .0000               3.9900
            10.3650             .0000

       1522144                  .5000              16.6250
        31,799.77               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               3.2400
            10.3650             .0000               3.2400
            10.3650             .0000

       1522145                  .5000              14.3750
        59,688.13               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               3.2400
             8.1150             .0000               3.2400
             8.1150             .0000

       1522146                  .5000              16.3750
       198,454.70               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               3.9900
            10.1150             .0000               3.9900
            10.1150             .0000

       1522148                  .5000              16.6250
       151,676.12               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               3.9900
            10.3650             .0000               3.9900
            10.3650             .0000

       1522149                  .5000              15.7500
        29,935.99               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               3.2400
             9.4900             .0000               3.2400
             9.4900             .0000

       1522151                  .5000              15.1250
        43,595.33               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.4900
             8.8650             .0000               5.4900
             8.8650             .0000
1



       1522152                  .5000              14.1250
        34,699.87               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               2.7400
             7.8650             .0000               2.7400
             7.8650             .0000

       1522153                  .5000              16.5000
        65,201.93               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               3.2400
            10.2400             .0000               3.2400
            10.2400             .0000

       1522156                  .5000              15.6250
        49,867.99               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               4.7400
             9.3650             .0000               4.7400
             9.3650             .0000

       1522157                  .5000              16.8750
        63,914.71               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               3.9900
            10.6150             .0000               3.9900
            10.6150             .0000

       1522158                  .5000              16.6250
        52,426.10               .0800              16.3650
            11.1250             .0000              16.3650
            10.6250             .1800               5.4900
            10.3650             .0000               5.4900
            10.3650             .0000

       1522159                  .5000              14.5000
       119,667.29               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               2.7400
             8.2400             .0000               2.7400
             8.2400             .0000

       1522160                  .5000              14.5000
        74,532.18               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               2.7400
             8.2400             .0000               2.7400
             8.2400             .0000

       1522161                  .5000              15.3750
       104,757.49               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.9900
             9.1150             .0000               3.9900
             9.1150             .0000
1



       1522162                  .5000              15.0000
       149,625.15               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               3.2400
             8.7400             .0000               3.2400
             8.7400             .0000

       1522163                  .5000              17.6250
        81,158.14               .0800              17.3650
            12.1250             .0000              17.3650
            11.6250             .1800               5.4900
            11.3650             .0000               5.4900
            11.3650             .0000

       1522164                  .5000              16.1250
        60,630.40               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               3.9900
             9.8650             .0000               3.9900
             9.8650             .0000

       1522165                  .5000              17.3750
        89,864.92               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               5.4900
            11.1150             .0000               5.4900
            11.1150             .0000

       1522166                  .5000              15.5000
       284,462.83               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               3.9900
             9.2400             .0000               3.9900
             9.2400             .0000

       1522168                  .5000              16.8750
        50,331.94               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               4.7400
            10.6150             .0000               4.7400
            10.6150             .0000

       1522169                  .5000              16.3750
       134,748.12               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               3.9900
            10.1150             .0000               3.9900
            10.1150             .0000

       1522170                  .5000              14.3750
        36,450.44               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               2.7400
             8.1150             .0000               2.7400
             8.1150             .0000
1



       1522171                  .5000              14.5000
        69,905.60               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               2.7400
             8.2400             .0000               2.7400
             8.2400             .0000

       1522173                  .5000              17.1250
        50,935.64               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               5.4900
            10.8650             .0000               5.4900
            10.8650             .0000

       1522174                  .5000              16.3750
        71,094.20               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               3.9900
            10.1150             .0000               3.9900
            10.1150             .0000

       1522175                  .5000              16.3750
       228,659.77               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               3.9900
            10.1150             .0000               3.9900
            10.1150             .0000

       1522177                  .5000              16.3750
        55,937.88               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               4.7400
            10.1150             .0000               4.7400
            10.1150             .0000

       1522178                  .5000              17.1250
        65,117.72               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               3.9900
            10.8650             .0000               3.9900
            10.8650             .0000

       1522179                  .5000              17.3750
        49,655.68               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               4.7400
            11.1150             .0000               4.7400
            11.1150             .0000

       1522180                  .5000              14.1250
       188,830.60               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               2.7400
             7.8650             .0000               2.7400
             7.8650             .0000
1



       1522181                  .5000              17.3750
        39,964.32               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               3.9900
            11.1150             .0000               3.9900
            11.1150             .0000

       1522182                  .5000              15.3750
        59,917.55               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.2400
             9.1150             .0000               3.2400
             9.1150             .0000

       1522183                  .5000              15.0000
        44,355.90               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               2.7400
             8.7400             .0000               2.7400
             8.7400             .0000

       1522184                  .5000              15.2500
       129,691.73               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               3.2400
             8.9900             .0000               3.2400
             8.9900             .0000

       1522185                  .5000              17.1250
        57,309.02               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               4.7400
            10.8650             .0000               4.7400
            10.8650             .0000

       1522186                  .5000              13.3750
       186,348.04               .0800              13.1150
             7.8750             .0000              13.1150
             7.3750             .1800               2.7400
             7.1150             .0000               2.7400
             7.1150             .0000

       1522188                  .5000              16.8750
       142,857.73               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               5.4900
            10.6150             .0000               5.4900
            10.6150             .0000

       1522189                  .5000              17.1250
       158,731.68               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               5.4900
            10.8650             .0000               5.4900
            10.8650             .0000
1



       1522190                  .5000              16.8750
        89,849.35               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               4.7400
            10.6150             .0000               4.7400
            10.6150             .0000

       1522193                  .5000              15.8750
        47,940.69               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               3.9900
             9.6150             .0000               3.9900
             9.6150             .0000

       1522194                  .5000              17.1250
        80,897.76               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               5.4900
            10.8650             .0000               5.4900
            10.8650             .0000

       1522195                  .5000              17.3750
        81,826.98               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               4.7400
            11.1150             .0000               4.7400
            11.1150             .0000

       1522196                  .5000              17.1250
        23,777.56               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               4.7400
            10.8650             .0000               4.7400
            10.8650             .0000

       1522197                  .5000              15.7500
        60,922.59               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               3.2400
             9.4900             .0000               3.2400
             9.4900             .0000

       1522198                  .5000              15.0000
        99,851.25               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               2.7400
             8.7400             .0000               2.7400
             8.7400             .0000

       1522201                  .5000              18.7500
        49,046.58               .0800              18.4900
            12.2500             .0000              18.4900
            11.7500             .1800               7.7400
            11.4900             .0000               7.7400
            11.4900             .0000
1



       1522204                  .5000              15.3750
        83,685.30               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.9900
             9.1150             .0000               3.9900
             9.1150             .0000

       1522205                  .5000              17.1250
        32,169.63               .0800              16.8650
            11.6250             .0000              16.8650
            11.1250             .1800               4.7400
            10.8650             .0000               4.7400
            10.8650             .0000

       1522206                  .5000              17.3750
        21,897.07               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               4.7400
            11.1150             .0000               4.7400
            11.1150             .0000

       1522207                  .5000              15.5000
        95,871.53               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               2.7400
             9.2400             .0000               2.7400
             9.2400             .0000

       1522208                  .5000              16.3750
        78,412.93               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               3.9900
            10.1150             .0000               3.9900
            10.1150             .0000

       1522209                  .5000              16.3750
        69,945.44               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               4.7400
            10.1150             .0000               4.7400
            10.1150             .0000

       1522210                  .5000              16.3750
        79,941.10               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               4.7400
            10.1150             .0000               4.7400
            10.1150             .0000

       1522211                  .5000              16.8750
        85,693.39               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               3.9900
            10.6150             .0000               3.9900
            10.6150             .0000
1



       1522212                  .5000              17.8750
        51,259.05               .0800              17.6150
            12.3750             .0000              17.6150
            11.8750             .1800               5.4900
            11.6150             .0000               5.4900
            11.6150             .0000

       1522213                  .5000              17.3750
       142,015.96               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               4.7400
            11.1150             .0000               4.7400
            11.1150             .0000

       1522216                  .5000              16.1250
        35,972.02               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               2.4900
             9.8650             .0000               2.4900
             9.8650             .0000

       1522217                  .5000              16.5000
        54,268.64               .0800              16.2400
            11.0000             .0000              16.2400
            10.5000             .1800               3.9900
            10.2400             .0000               3.9900
            10.2400             .0000

       1522218                  .5000              15.0000
        23,974.70               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               2.7400
             8.7400             .0000               2.7400
             8.7400             .0000

       1522219                  .5000              15.0000
       122,379.00               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               2.4900
             8.7400             .0000               2.4900
             8.7400             .0000

       1522221                  .5000              19.0000
        36,634.94               .0800              18.7400
            13.5000             .0000              18.7400
            13.0000             .1800               4.7400
            12.7400             .0000               4.7400
            12.7400             .0000

       1522222                  .5000              17.3750
        52,968.64               .0800              17.1150
            11.8750             .0000              17.1150
            11.3750             .1800               5.4900
            11.1150             .0000               5.4900
            11.1150             .0000
1



       1522223                  .5000              16.8750
        99,419.64               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               3.9900
            10.6150             .0000               3.9900
            10.6150             .0000

       1522224                  .5000              16.3750
        49,031.61               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               3.9900
            10.1150             .0000               3.9900
            10.1150             .0000

       1522225                  .5000              17.8250
        47,354.03               .0800              17.5650
            12.3750             .0000              17.5650
            11.8750             .1800               5.4900
            11.6150             .0000               5.4900
            11.6150             .0000

       1522226                  .5000              14.7500
        79,374.89               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               2.7400
             8.4900             .0000               2.7400
             8.4900             .0000

       1522227                  .5000              16.3750
        74,944.79               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               4.7400
            10.1150             .0000               4.7400
            10.1150             .0000

       1522228                  .5000              16.3750
        70,348.17               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               3.9900
            10.1150             .0000               3.9900
            10.1150             .0000

       1522229                  .5000              16.8750
        95,924.92               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               3.9900
            10.6150             .0000               3.9900
            10.6150             .0000

       1522230                  .5000              15.3750
        51,702.77               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               3.2400
             9.1150             .0000               3.2400
             9.1150             .0000
1



       1522231                  .5000              16.0000
       243,555.41               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               2.7400
             9.7400             .0000               2.7400
             9.7400             .0000

       1522232                  .5000              16.8750
        41,287.51               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               5.4900
            10.6150             .0000               5.4900
            10.6150             .0000

       1522233                  .5000              16.8750
        67,955.09               .0800              16.6150
            11.3750             .0000              16.6150
            10.8750             .1800               3.9900
            10.6150             .0000               3.9900
            10.6150             .0000

       1522234                  .5000              16.3750
       113,916.08               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               3.9900
            10.1150             .0000               3.9900
            10.1150             .0000

       1522243                  .5000              16.0000
        84,958.19               .0800              15.7400
             9.5000             .0000              15.7400
             9.0000             .1800               5.7400
             8.7400             .0000               5.7400
             8.7400             .0000

       1522250                  .5000              16.1250
        94,463.45               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               2.3650
             9.8650             .0000               2.3650
             9.8650             .0000

       1522254                  .5000              16.0000
        54,000.00               .0800              15.7400
             9.5000             .0000              15.7400
             9.0000             .1800               4.9900
             8.7400             .0000               4.9900
             8.7400             .0000

       1522255                  .5000              14.2500
       161,407.08               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.6150
             7.9900             .0000               4.6150
             7.9900             .0000
1



       1522259                  .5000              16.4900
       139,200.00               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               4.9900
             9.2300             .0000               4.9900
             9.2300             .0000

       1522268                  .5000              16.4900
       197,912.22               .0800              16.2300
             9.9900             .0000              16.2300
             9.4900             .1800               5.7400
             9.2300             .0000               5.7400
             9.2300             .0000

       1522270                  .5000              16.3750
       165,674.69               .0800              16.1150
             9.8750             .0000              16.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000

       1522271                  .5000              17.0000
        56,677.47               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               5.6150
             9.7400             .0000               5.6150
             9.7400             .0000

       1522272                  .5000              15.7500
        66,800.00               .0800              15.4900
             9.2500             .0000              15.4900
             8.7500             .1800               4.7400
             8.4900             .0000               4.7400
             8.4900             .0000

       1522276                  .5000              16.6250
       114,750.00               .0800              16.3650
            10.1250             .0000              16.3650
             9.6250             .1800               5.2400
             9.3650             .0000               5.2400
             9.3650             .0000

       1522284                  .5000              17.1250
       132,175.00               .0800              16.8650
            10.6250             .0000              16.8650
            10.1250             .1800               5.9900
             9.8650             .0000               5.9900
             9.8650             .0000

       1522516                  .5000              17.0000
       105,957.87               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               5.3650
             9.7400             .0000               5.3650
             9.7400             .0000
1



       1522552                  .5000              17.4900
       297,000.00               .0800              17.2300
            10.9900             .0000              17.2300
            10.4900             .1800               5.7400
            10.2300             .0000               5.7400
            10.2300             .0000

       1522773                  .5000              15.1250
        79,162.06               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.9900
             8.8650             .0000               4.9900
             8.8650             .0000

       1522774                  .5000              17.3750
       119,000.00               .0800              17.1150
            10.8750             .0000              17.1150
            10.3750             .1800               5.7400
            10.1150             .0000               5.7400
            10.1150             .0000

       1522775                  .5000              17.0000
       101,700.00               .0800              16.7400
            10.5000             .0000              16.7400
            10.0000             .1800               5.2300
             9.7400             .0000               5.2300
             9.7400             .0000

       1522776                  .5000              16.2500
       233,491.01               .0800              15.9900
             9.7500             .0000              15.9900
             9.2500             .1800               5.2400
             8.9900             .0000               5.2400
             8.9900             .0000

       1522778                  .5000              16.7500
       350,000.00               .0800              16.4900
            10.2500             .0000              16.4900
             9.7500             .1800               5.2300
             9.4900             .0000               5.2300
             9.4900             .0000

       1522956                  .5000              14.8750
       116,900.00               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.7400
             8.6150             .0000               4.7400
             8.6150             .0000

       1523091                  .5000              16.4500
       105,200.00               .0800              16.1900
            10.9500             .0000              16.1900
            10.4500             .1800               4.7400
            10.1900             .0000               4.7400
            10.1900             .0000
1



       1523149                  .5000              15.2500
        97,900.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.4900
             8.9900             .0000               4.4900
             8.9900             .0000

       1523221                  .5000              16.1250
        84,567.27               .0800              15.8650
            10.6250             .0000              15.8650
            10.1250             .1800               4.9900
             9.8650             .0000               4.9900
             9.8650             .0000

       1523357                  .5000              15.2500
       272,000.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.4900
             8.9900             .0000               4.4900
             8.9900             .0000

       1523418                  .5000              16.2000
       112,965.00               .0800              15.9400
            10.7000             .0000              15.9400
            10.2000             .1800               4.7400
             9.9400             .0000               4.7400
             9.9400             .0000

       1523519                  .5000              15.7500
       160,600.00               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               4.7400
             9.4900             .0000               4.7400
             9.4900             .0000

       1523533                  .5000              16.2250
       105,600.00               .0800              15.9650
            10.7250             .0000              15.9650
            10.2250             .1800               4.7400
             9.9650             .0000               4.7400
             9.9650             .0000

       1523544                  .5000              18.6500
        72,000.00               .0800              18.3900
            13.1500             .0000              18.3900
            12.6500             .1800               7.9400
            12.3900             .0000               7.9400
            12.3900             .0000

       1523559                  .5000              15.2500
       109,900.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.5400
             8.9900             .0000               5.5400
             8.9900             .0000
1



       1523583                  .5000              16.4250
        90,000.00               .0800              16.1650
            10.9250             .0000              16.1650
            10.4250             .1800               5.2400
            10.1650             .0000               5.2400
            10.1650             .0000

       1523601                  .5000              17.2000
       308,000.00               .0800              16.9400
            11.7000             .0000              16.9400
            11.2000             .1800               6.6400
            10.9400             .0000               6.6400
            10.9400             .0000

       1523634                  .5000              16.0750
       224,000.00               .0800              15.8150
            10.5750             .0000              15.8150
            10.0750             .1800               4.4400
             9.8150             .0000               4.4400
             9.8150             .0000

       1523718                  .5000              16.5500
       128,650.00               .0800              16.2900
            11.0500             .0000              16.2900
            10.5500             .1800               4.9900
            10.2900             .0000               4.9900
            10.2900             .0000

       1523729                  .5000              18.1500
        71,500.00               .0800              17.8900
            12.6500             .0000              17.8900
            12.1500             .1800               5.9900
            11.8900             .0000               5.9900
            11.8900             .0000

       1523733                  .5000              15.8000
        82,865.61               .0800              15.5400
            10.3000             .0000              15.5400
             9.8000             .1800               3.7400
             9.5400             .0000               3.7400
             9.5400             .0000

       1523786                  .5000              15.8750
        72,000.00               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.4900
             9.6150             .0000               4.4900
             9.6150             .0000

       1523809                  .5000              15.2500
        45,478.77               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.6150
             8.9900             .0000               4.6150
             8.9900             .0000
1



       1523978                  .5000              15.8750
        89,616.04               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               4.2400
             9.6150             .0000               4.2400
             9.6150             .0000

       1523979                  .5000              16.3750
        22,914.74               .0800              16.1150
            10.8750             .0000              16.1150
            10.3750             .1800               3.9900
            10.1150             .0000               3.9900
            10.1150             .0000

       1524113                  .5000              14.1250
        68,003.81               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               2.7400
             7.8650             .0000               2.7400
             7.8650             .0000

       1526170                  .5000              15.9500
       153,688.24               .0800              15.6900
            10.4500             .0000              15.6900
             9.9500             .1800               5.4900
             9.6900             .0000               5.4900
             9.6900             .0000

       1526171                  .5000              14.2500
       108,874.10               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.4900
             7.9900             .0000               4.4900
             7.9900             .0000

       1526172                  .5000              14.3750
       209,644.17               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.7400
             8.1150             .0000               4.7400
             8.1150             .0000

       1526173                  .5000              14.7500
        96,248.91               .0800              14.4900
             9.2500             .0000              14.4900
             8.7500             .1800               5.1150
             8.4900             .0000               5.1150
             8.4900             .0000

       1526179                  .5000              14.5000
       190,085.62               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.7400
             8.2400             .0000               4.7400
             8.2400             .0000
1



       1526180                  .5000              15.7500
        65,544.73               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.6150
             9.4900             .0000               5.6150
             9.4900             .0000

       1526182                  .5000              15.5000
       129,826.00               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.9900
             9.2400             .0000               4.9900
             9.2400             .0000

       1526183                  .5000              15.2500
       131,813.73               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.6150
             8.9900             .0000               5.6150
             8.9900             .0000

       1526184                  .5000              14.3750
        73,674.95               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.4900
             8.1150             .0000               4.4900
             8.1150             .0000

       1526185                  .5000              15.3750
       238,072.36               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000

       1526190                  .5000              14.8750
        49,524.26               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.7400
             8.6150             .0000               4.7400
             8.6150             .0000

       1526191                  .5000              14.8750
       114,824.39               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.9900
             8.6150             .0000               4.9900
             8.6150             .0000

       1526193                  .5000              14.6250
        69,263.40               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               5.1150
             8.3650             .0000               5.1150
             8.3650             .0000
1



       1526194                  .5000              14.3000
        85,402.26               .0800              14.0400
             8.8000             .0000              14.0400
             8.3000             .1800               4.8400
             8.0400             .0000               4.8400
             8.0400             .0000

       1526196                  .5000              15.7500
       116,856.48               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.2400
             9.4900             .0000               5.2400
             9.4900             .0000

       1526197                  .5000              15.3500
       119,540.25               .0800              15.0900
             9.8500             .0000              15.0900
             9.3500             .1800               4.7400
             9.0900             .0000               4.7400
             9.0900             .0000

       1526198                  .5000              15.0000
       166,152.48               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.9900
             8.7400             .0000               4.9900
             8.7400             .0000

       1526199                  .5000              14.2500
       143,549.97               .0800              13.9900
             8.7500             .0000              13.9900
             8.2500             .1800               4.4900
             7.9900             .0000               4.4900
             7.9900             .0000

       1526200                  .5000              14.1250
        69,267.81               .0800              13.8650
             8.6250             .0000              13.8650
             8.1250             .1800               4.4900
             7.8650             .0000               4.4900
             7.8650             .0000

       1526201                  .5000              14.8750
        68,894.64               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               5.2400
             8.6150             .0000               5.2400
             8.6150             .0000

       1526203                  .5000              15.1250
        49,927.55               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               5.4900
             8.8650             .0000               5.4900
             8.8650             .0000
1



       1526204                  .5000              14.8750
       307,030.49               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               5.2400
             8.6150             .0000               5.2400
             8.6150             .0000

       1526207                  .5000              14.5000
        69,923.23               .0800              14.2400
             9.0000             .0000              14.2400
             8.5000             .1800               4.8650
             8.2400             .0000               4.8650
             8.2400             .0000

       1526210                  .5000              15.0000
       132,074.41               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.4900
             8.7400             .0000               4.4900
             8.7400             .0000

       1526211                  .5000              15.0000
       115,385.93               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.3650
             8.7400             .0000               5.3650
             8.7400             .0000

       1526213                  .5000              14.8750
        89,463.19               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.7400
             8.6150             .0000               4.7400
             8.6150             .0000

       1526215                  .5000              15.7000
       142,303.73               .0800              15.4400
            10.2000             .0000              15.4400
             9.7000             .1800               5.2400
             9.4400             .0000               5.2400
             9.4400             .0000

       1526219                  .5000              15.6500
       109,952.87               .0800              15.3900
            10.1500             .0000              15.3900
             9.6500             .1800               4.9900
             9.3900             .0000               4.9900
             9.3900             .0000

       1526221                  .5000              15.6250
       140,128.67               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.2400
             9.3650             .0000               5.2400
             9.3650             .0000
1



       1526222                  .5000              15.5000
       170,924.35               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.9900
             9.2400             .0000               4.9900
             9.2400             .0000

       1526229                  .5000              15.2000
       269,744.35               .0800              14.9400
             9.7000             .0000              14.9400
             9.2000             .1800               5.2400
             8.9400             .0000               5.2400
             8.9400             .0000

       1526230                  .5000              15.2000
       151,581.33               .0800              14.9400
             9.7000             .0000              14.9400
             9.2000             .1800               4.5400
             8.9400             .0000               4.5400
             8.9400             .0000

       1526231                  .5000              15.9500
       111,859.67               .0800              15.6900
            10.4500             .0000              15.6900
             9.9500             .1800               5.2900
             9.6900             .0000               5.2900
             9.6900             .0000

       1526233                  .5000              13.8500
        88,389.02               .0800              13.5900
             8.3500             .0000              13.5900
             7.8500             .1800               3.7400
             7.5900             .0000               3.7400
             7.5900             .0000

       1526235                  .5000              15.9500
       175,857.98               .0800              15.6900
            10.4500             .0000              15.6900
             9.9500             .1800               5.7400
             9.6900             .0000               5.7400
             9.6900             .0000

       1526238                  .5000              15.5000
       143,872.05               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.9900
             9.2400             .0000               4.9900
             9.2400             .0000

       1526239                  .5000              15.7500
       129,490.84               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.2400
             9.4900             .0000               5.2400
             9.4900             .0000
1



       1526241                  .5000              15.6000
        72,836.59               .0800              15.3400
            10.1000             .0000              15.3400
             9.6000             .1800               5.8650
             9.3400             .0000               5.8650
             9.3400             .0000

       1526242                  .5000              15.2500
       106,550.08               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.7400
             8.9900             .0000               4.7400
             8.9900             .0000

       1526244                  .5000              15.7500
       143,939.61               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.2400
             9.4900             .0000               5.2400
             9.4900             .0000

       1526245                  .5000              15.6500
        98,315.32               .0800              15.3900
            10.1500             .0000              15.3900
             9.6500             .1800               4.9900
             9.3900             .0000               4.9900
             9.3900             .0000

       1526250                  .5000              15.4000
       134,278.02               .0800              15.1400
             9.9000             .0000              15.1400
             9.4000             .1800               4.7400
             9.1400             .0000               4.7400
             9.1400             .0000

       1526251                  .5000              15.1000
       335,588.30               .0800              14.8400
             9.6000             .0000              14.8400
             9.1000             .1800               4.8400
             8.8400             .0000               4.8400
             8.8400             .0000

       1526252                  .5000              14.3500
        84,937.50               .0800              14.0900
             8.8500             .0000              14.0900
             8.3500             .1800               3.9900
             8.0900             .0000               3.9900
             8.0900             .0000

       1526254                  .5000              15.2000
       134,236.67               .0800              14.9400
             9.7000             .0000              14.9400
             9.2000             .1800               4.5400
             8.9400             .0000               4.5400
             8.9400             .0000
1



       1526256                  .5000              14.3500
       103,083.25               .0800              14.0900
             8.8500             .0000              14.0900
             8.3500             .1800               4.4900
             8.0900             .0000               4.4900
             8.0900             .0000

       1526260                  .5000              15.1000
       191,065.04               .0800              14.8400
             9.6000             .0000              14.8400
             9.1000             .1800               5.2400
             8.8400             .0000               5.2400
             8.8400             .0000

       1526261                  .5000              15.1500
       132,736.71               .0800              14.8900
             9.6500             .0000              14.8900
             9.1500             .1800               4.4900
             8.8900             .0000               4.4900
             8.8900             .0000

       1526262                  .5000              14.6000
       165,761.28               .0800              14.3400
             9.1000             .0000              14.3400
             8.6000             .1800               4.2400
             8.3400             .0000               4.2400
             8.3400             .0000

       1526263                  .5000              15.5000
        85,462.17               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.0400
             9.2400             .0000               5.0400
             9.2400             .0000

       1526264                  .5000              14.6500
        89,452.62               .0800              14.3900
             9.1500             .0000              14.3900
             8.6500             .1800               4.2400
             8.3900             .0000               4.2400
             8.3900             .0000

       1526265                  .5000              14.7000
       205,539.26               .0800              14.4400
             9.2000             .0000              14.4400
             8.7000             .1800               4.2400
             8.4400             .0000               4.2400
             8.4400             .0000

       1526275                  .5000              15.1500
       273,469.62               .0800              14.8900
             9.6500             .0000              14.8900
             9.1500             .1800               4.4900
             8.8900             .0000               4.4900
             8.8900             .0000
1



       1526276                  .5000              15.4000
        65,770.26               .0800              15.1400
             9.9000             .0000              15.1400
             9.4000             .1800               4.7400
             9.1400             .0000               4.7400
             9.1400             .0000

       1526279                  .5000              15.2000
        74,964.63               .0800              14.9400
             9.7000             .0000              14.9400
             9.2000             .1800               4.7400
             8.9400             .0000               4.7400
             8.9400             .0000

       1526281                  .5000              15.2500
       137,635.75               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.7400
             8.9900             .0000               4.7400
             8.9900             .0000

       1526283                  .5000              15.1500
       135,935.19               .0800              14.8900
             9.6500             .0000              14.8900
             9.1500             .1800               4.4900
             8.8900             .0000               4.4900
             8.8900             .0000

       1526285                  .5000              14.9000
       124,937.21               .0800              14.6400
             9.4000             .0000              14.6400
             8.9000             .1800               4.2400
             8.6400             .0000               4.2400
             8.6400             .0000

       1526286                  .5000              15.1500
       127,939.00               .0800              14.8900
             9.6500             .0000              14.8900
             9.1500             .1800               4.4900
             8.8900             .0000               4.4900
             8.8900             .0000

       1526289                  .5000              15.7000
       206,462.45               .0800              15.4400
            10.2000             .0000              15.4400
             9.7000             .1800               5.0400
             9.4400             .0000               5.0400
             9.4400             .0000

       1526290                  .5000              14.6000
       399,786.01               .0800              14.3400
             9.1000             .0000              14.3400
             8.6000             .1800               4.2400
             8.3400             .0000               4.2400
             8.3400             .0000
1



       1526297                  .5000              15.2500
       139,434.91               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.7400
             8.9900             .0000               4.7400
             8.9900             .0000

       1526299                  .5000              14.4500
       184,000.00               .0800              14.1900
             8.9500             .0000              14.1900
             8.4500             .1800               3.9900
             8.1900             .0000               3.9900
             8.1900             .0000

       1526300                  .5000              15.5500
       184,380.00               .0800              15.2900
            10.0500             .0000              15.2900
             9.5500             .1800               4.7400
             9.2900             .0000               4.7400
             9.2900             .0000

       1526302                  .5000              15.2500
       160,375.14               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               5.2400
             8.9900             .0000               5.2400
             8.9900             .0000

       1526303                  .5000              15.5000
       156,950.00               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.9900
             9.2400             .0000               4.9900
             9.2400             .0000

       1526305                  .5000              15.4500
       110,600.00               .0800              15.1900
             9.9500             .0000              15.1900
             9.4500             .1800               4.9900
             9.1900             .0000               4.9900
             9.1900             .0000

       1526308                  .5000              14.3500
        60,000.00               .0800              14.0900
             8.8500             .0000              14.0900
             8.3500             .1800               4.4900
             8.0900             .0000               4.4900
             8.0900             .0000

       1526311                  .5000              15.2000
        73,500.00               .0800              14.9400
             9.7000             .0000              14.9400
             9.2000             .1800               4.7400
             8.9400             .0000               4.7400
             8.9400             .0000
1



       1526314                  .5000              14.9500
       160,000.00               .0800              14.6900
             9.4500             .0000              14.6900
             8.9500             .1800               4.4900
             8.6900             .0000               4.4900
             8.6900             .0000

       1526317                  .5000              15.1000
       232,000.00               .0800              14.8400
             9.6000             .0000              14.8400
             9.1000             .1800               4.7400
             8.8400             .0000               4.7400
             8.8400             .0000

       1526318                  .5000              15.2000
       232,500.00               .0800              14.9400
             9.7000             .0000              14.9400
             9.2000             .1800               4.7400
             8.9400             .0000               4.7400
             8.9400             .0000

       1526319                  .5000              15.4000
       264,000.00               .0800              15.1400
             9.9000             .0000              15.1400
             9.4000             .1800               4.7400
             9.1400             .0000               4.7400
             9.1400             .0000

       1526346                  .5000              15.1250
       218,512.95               .0800              14.8650
             9.6250             .0000              14.8650
             9.1250             .1800               4.7400
             8.8650             .0000               4.7400
             8.8650             .0000

       1526351                  .5000              14.8750
        82,374.02               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               5.2400
             8.6150             .0000               5.2400
             8.6150             .0000

       1526355                  .5000              15.2500
       107,847.60               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.7400
             8.9900             .0000               4.7400
             8.9900             .0000

       1526356                  .5000              15.4500
        71,858.69               .0800              15.1900
             9.9500             .0000              15.1900
             9.4500             .1800               4.9900
             9.1900             .0000               4.9900
             9.1900             .0000
1



       1526357                  .5000              15.6250
       129,431.09               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.4900
             9.3650             .0000               5.4900
             9.3650             .0000

       1526362                  .5000              15.6500
        58,499.62               .0800              15.3900
            10.1500             .0000              15.3900
             9.6500             .1800               4.9900
             9.3900             .0000               4.9900
             9.3900             .0000

       1526363                  .5000              14.4500
       142,342.10               .0800              14.1900
             8.9500             .0000              14.1900
             8.4500             .1800               3.9900
             8.1900             .0000               3.9900
             8.1900             .0000

       1526365                  .5000              15.0000
        77,473.40               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               4.4900
             8.7400             .0000               4.4900
             8.7400             .0000

       1526366                  .5000              14.3750
       107,778.55               .0800              14.1150
             8.8750             .0000              14.1150
             8.3750             .1800               4.6150
             8.1150             .0000               4.6150
             8.1150             .0000

       1526371                  .5000              15.9000
       111,954.52               .0800              15.6400
            10.4000             .0000              15.6400
             9.9000             .1800               5.2400
             9.6400             .0000               5.2400
             9.6400             .0000

       1526376                  .5000              15.2500
        71,516.61               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.7400
             8.9900             .0000               4.7400
             8.9900             .0000

       1526377                  .5000              14.9000
       151,124.04               .0800              14.6400
             9.4000             .0000              14.6400
             8.9000             .1800               4.2400
             8.6400             .0000               4.2400
             8.6400             .0000
1



       1526397                  .5000              15.5000
        90,478.76               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.8650
             9.2400             .0000               5.8650
             9.2400             .0000

       1526398                  .5000              15.8750
       245,398.61               .0800              15.6150
            10.3750             .0000              15.6150
             9.8750             .1800               5.7400
             9.6150             .0000               5.7400
             9.6150             .0000

       1526405                  .5000              15.3750
       254,649.57               .0800              15.1150
             9.8750             .0000              15.1150
             9.3750             .1800               4.9900
             9.1150             .0000               4.9900
             9.1150             .0000

       1526411                  .5000              15.2000
        88,958.03               .0800              14.9400
             9.7000             .0000              14.9400
             9.2000             .1800               4.7400
             8.9400             .0000               4.7400
             8.9400             .0000

       1526412                  .5000              15.6500
       290,949.42               .0800              15.3900
            10.1500             .0000              15.3900
             9.6500             .1800               4.9900
             9.3900             .0000               4.9900
             9.3900             .0000

       1526414                  .5000              15.1000
       104,299.04               .0800              14.8400
             9.6000             .0000              14.8400
             9.1000             .1800               4.4900
             8.8400             .0000               4.4900
             8.8400             .0000

       1526417                  .5000              15.7500
       281,678.53               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.2400
             9.4900             .0000               5.2400
             9.4900             .0000

       1526421                  .5000              14.7000
       101,393.23               .0800              14.4400
             9.2000             .0000              14.4400
             8.7000             .1800               4.9900
             8.4400             .0000               4.9900
             8.4400             .0000
1



       1526426                  .5000              15.4500
       101,508.75               .0800              15.1900
             9.9500             .0000              15.1900
             9.4500             .1800               5.2400
             9.1900             .0000               5.2400
             9.1900             .0000

       1526429                  .5000              16.2000
        90,930.43               .0800              15.9400
            10.7000             .0000              15.9400
            10.2000             .1800               5.7400
             9.9400             .0000               5.7400
             9.9400             .0000

       1526430                  .5000              15.2500
        99,356.82               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.7400
             8.9900             .0000               4.7400
             8.9900             .0000

       1526434                  .5000              15.4000
       345,286.33               .0800              15.1400
             9.9000             .0000              15.1400
             9.4000             .1800               4.7400
             9.1400             .0000               4.7400
             9.1400             .0000

       1526435                  .5000              14.9000
        55,943.52               .0800              14.6400
             9.4000             .0000              14.6400
             8.9000             .1800               4.7400
             8.6400             .0000               4.7400
             8.6400             .0000

       1526436                  .5000              14.7000
        33,582.39               .0800              14.4400
             9.2000             .0000              14.4400
             8.7000             .1800               4.2400
             8.4400             .0000               4.2400
             8.4400             .0000

       1526438                  .5000              15.6500
       147,872.63               .0800              15.3900
            10.1500             .0000              15.3900
             9.6500             .1800               4.9900
             9.3900             .0000               4.9900
             9.3900             .0000

       1526439                  .5000              15.9500
        86,765.12               .0800              15.6900
            10.4500             .0000              15.6900
             9.9500             .1800               5.4900
             9.6900             .0000               5.4900
             9.6900             .0000
1



       1526449                  .5000              15.4000
       110,270.14               .0800              15.1400
             9.9000             .0000              15.1400
             9.4000             .1800               4.7400
             9.1400             .0000               4.7400
             9.1400             .0000

       1526450                  .5000              15.2000
       105,649.86               .0800              14.9400
             9.7000             .0000              14.9400
             9.2000             .1800               4.7400
             8.9400             .0000               4.7400
             8.9400             .0000

       1526451                  .5000              14.1000
        89,946.58               .0800              13.8400
             8.6000             .0000              13.8400
             8.1000             .1800               4.2400
             7.8400             .0000               4.2400
             7.8400             .0000

       1526454                  .5000              15.5500
       119,700.00               .0800              15.2900
            10.0500             .0000              15.2900
             9.5500             .1800               4.7400
             9.2900             .0000               4.7400
             9.2900             .0000

       1526459                  .5000              15.1500
        95,154.63               .0800              14.8900
             9.6500             .0000              14.8900
             9.1500             .1800               4.7900
             8.8900             .0000               4.7900
             8.8900             .0000

       1526463                  .5000              15.1500
        57,000.00               .0800              14.8900
             9.6500             .0000              14.8900
             9.1500             .1800               4.4900
             8.8900             .0000               4.4900
             8.8900             .0000

       1526468                  .5000              16.2000
        67,474.31               .0800              15.9400
            10.7000             .0000              15.9400
            10.2000             .1800               5.7400
             9.9400             .0000               5.7400
             9.9400             .0000

       1526474                  .5000              15.2500
       220,000.00               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.7400
             8.9900             .0000               4.7400
             8.9900             .0000
1



       1526476                  .5000              15.6500
       284,800.00               .0800              15.3900
            10.1500             .0000              15.3900
             9.6500             .1800               4.9900
             9.3900             .0000               4.9900
             9.3900             .0000

       1526477                  .5000              15.7000
       100,000.00               .0800              15.4400
            10.2000             .0000              15.4400
             9.7000             .1800               5.2400
             9.4400             .0000               5.2400
             9.4400             .0000

       1526484                  .5000              16.2000
       105,000.00               .0800              15.9400
            10.7000             .0000              15.9400
            10.2000             .1800               5.7400
             9.9400             .0000               5.7400
             9.9400             .0000

       1526485                  .5000              15.9500
       100,000.00               .0800              15.6900
            10.4500             .0000              15.6900
             9.9500             .1800               5.4900
             9.6900             .0000               5.4900
             9.6900             .0000

       1526486                  .5000              15.9500
       119,000.00               .0800              15.6900
            10.4500             .0000              15.6900
             9.9500             .1800               5.2900
             9.6900             .0000               5.2900
             9.6900             .0000

       1526488                  .5000              15.7000
        35,000.00               .0800              15.4400
            10.2000             .0000              15.4400
             9.7000             .1800               5.2400
             9.4400             .0000               5.2400
             9.4400             .0000

       1526489                  .5000              15.4000
        42,400.00               .0800              15.1400
             9.9000             .0000              15.1400
             9.4000             .1800               4.7400
             9.1400             .0000               4.7400
             9.1400             .0000

       1526492                  .5000              15.4500
        71,250.00               .0800              15.1900
             9.9500             .0000              15.1900
             9.4500             .1800               4.9900
             9.1900             .0000               4.9900
             9.1900             .0000
1



       1526493                  .5000              15.9500
        86,250.00               .0800              15.6900
            10.4500             .0000              15.6900
             9.9500             .1800               5.4900
             9.6900             .0000               5.4900
             9.6900             .0000

       1526494                  .5000              14.4000
        73,600.00               .0800              14.1400
             8.9000             .0000              14.1400
             8.4000             .1800               3.7400
             8.1400             .0000               3.7400
             8.1400             .0000

       1526496                  .5000              15.4000
        96,000.00               .0800              15.1400
             9.9000             .0000              15.1400
             9.4000             .1800               4.7400
             9.1400             .0000               4.7400
             9.1400             .0000

       1526501                  .5000              15.0000
        39,920.33               .0800              14.7400
             9.5000             .0000              14.7400
             9.0000             .1800               5.3650
             8.7400             .0000               5.3650
             8.7400             .0000

       1526503                  .5000              15.7500
       107,463.49               .0800              15.4900
            10.2500             .0000              15.4900
             9.7500             .1800               5.2400
             9.4900             .0000               5.2400
             9.4900             .0000

       1526504                  .5000              16.2500
       128,104.15               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               4.9900
             9.9900             .0000               4.9900
             9.9900             .0000

       1526506                  .5000              14.4000
       115,055.80               .0800              14.1400
             8.9000             .0000              14.1400
             8.4000             .1800               3.7400
             8.1400             .0000               3.7400
             8.1400             .0000

       1526507                  .5000              14.6250
       100,283.62               .0800              14.3650
             9.1250             .0000              14.3650
             8.6250             .1800               4.8650
             8.3650             .0000               4.8650
             8.3650             .0000
1



       1526508                  .5000              14.8750
       133,795.39               .0800              14.6150
             9.3750             .0000              14.6150
             8.8750             .1800               4.4900
             8.6150             .0000               4.4900
             8.6150             .0000

       1526510                  .5000              15.6250
       303,523.94               .0800              15.3650
            10.1250             .0000              15.3650
             9.6250             .1800               5.4900
             9.3650             .0000               5.4900
             9.3650             .0000

       1526511                  .5000              16.0000
        40,451.29               .0800              15.7400
            10.5000             .0000              15.7400
            10.0000             .1800               5.2400
             9.7400             .0000               5.2400
             9.7400             .0000

       1526512                  .5000              15.5000
       149,929.08               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               4.9900
             9.2400             .0000               4.9900
             9.2400             .0000

       1526513                  .5000              15.5000
       327,561.03               .0800              15.2400
            10.0000             .0000              15.2400
             9.5000             .1800               5.3650
             9.2400             .0000               5.3650
             9.2400             .0000

       1526518                  .5000              14.9000
        51,973.87               .0800              14.6400
             9.4000             .0000              14.6400
             8.9000             .1800               4.2400
             8.6400             .0000               4.2400
             8.6400             .0000

       1526519                  .5000              15.1000
       134,869.44               .0800              14.8400
             9.6000             .0000              14.8400
             9.1000             .1800               4.7400
             8.8400             .0000               4.7400
             8.8400             .0000

       1526521                  .5000              15.6000
       123,642.35               .0800              15.3400
            10.1000             .0000              15.3400
             9.6000             .1800               6.1150
             9.3400             .0000               6.1150
             9.3400             .0000
1



       1526525                  .5000              15.2500
        78,963.14               .0800              14.9900
             9.7500             .0000              14.9900
             9.2500             .1800               4.7400
             8.9900             .0000               4.7400
             8.9900             .0000

       1526527                  .5000              15.1500
        85,897.42               .0800              14.8900
             9.6500             .0000              14.8900
             9.1500             .1800               4.4900
             8.8900             .0000               4.4900
             8.8900             .0000

       1526528                  .5000              15.4000
       137,987.61               .0800              15.1400
             9.9000             .0000              15.1400
             9.4000             .1800               4.7400
             9.1400             .0000               4.7400
             9.1400             .0000

       1526532                  .5000              16.2500
        61,576.81               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.9900
             9.9900             .0000               5.9900
             9.9900             .0000

       1526536                  .5000              16.6000
       279,902.32               .0800              16.3400
            11.1000             .0000              16.3400
            10.6000             .1800               6.6150
            10.3400             .0000               6.6150
            10.3400             .0000

       1526537                  .5000              15.4000
       187,915.04               .0800              15.1400
             9.9000             .0000              15.1400
             9.4000             .1800               4.9150
             9.1400             .0000               4.9150
             9.1400             .0000

       1526538                  .5000              16.2500
       141,896.56               .0800              15.9900
            10.7500             .0000              15.9900
            10.2500             .1800               5.7900
             9.9900             .0000               5.7900
             9.9900             .0000

       1526539                  .5000              16.4000
       206,924.57               .0800              16.1400
            10.9000             .0000              16.1400
            10.4000             .1800               5.7400
            10.1400             .0000               5.7400
            10.1400             .0000
1



       1526540                  .5000              15.1500
        75,963.78               .0800              14.8900
             9.6500             .0000              14.8900
             9.1500             .1800               4.4900
             8.8900             .0000               4.4900
             8.8900             .0000

       1526542                  .5000              15.8000
       142,141.00               .0800              15.5400
            10.3000             .0000              15.5400
             9.8000             .1800               4.9900
             9.5400             .0000               4.9900
             9.5400             .0000

       1526545                  .5000              14.7000
       160,000.00               .0800              14.4400
             9.2000             .0000              14.4400
             8.7000             .1800               4.2400
             8.4400             .0000               4.2400
             8.4400             .0000

       1526546                  .5000              14.1500
       198,000.00               .0800              13.8900
             8.6500             .0000              13.8900
             8.1500             .1800               3.4900
             7.8900             .0000               3.4900
             7.8900             .0000

       1526547                  .5000              15.1500
       130,800.00               .0800              14.8900
             9.6500             .0000              14.8900
             9.1500             .1800               4.4900
             8.8900             .0000               4.4900
             8.8900             .0000

  TOTAL NUMBER OF LOANS:     1699
  TOTAL BALANCE........:        223,019,801.47


  RUN ON     : 09/27/96            RFC DISCLOSURE SYSTEM      RFFSDARM-01
  AT         : 13.58.09            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : MULTIPLE POOLS        ARM SUMMARY REPORT       CUTOFF : 09/01/96
  POOL       : 0004223  0004224
             :
             :
  POOL STATUS:

                                   WEIGHTED AVERAGES    FROM        TO
  ----------------------------------------------------------------------------
  CURR NOTE RATE                       9.7921            7.3500     14.0000
  RFC NET RATE                         9.2919            6.8500     13.5000
  NET MTG RATE(INVSTR RATE)            9.0319            6.5900     13.2400
  POST STRIP RATE                      9.0319            6.5900     13.2400
  SUB SERV FEE                          .5002             .5000       .8750
  MSTR SERV FEE                         .0800             .0800       .0800
  ALL EXP                               .0000             .0000       .0000
  MISC EXP                              .1800             .1800       .1800
  SPREAD                                .0000             .0000       .0000
  STRIP                                 .0000             .0000       .0000
  RFC NET CEILING(MX RFC NET RT)      15.3768            9.5000     20.5000
  MAX NET MTG RT(MAX INV RT)          15.1168            9.2400     20.2400
  MAX POST STRIP RATE                 15.1168            9.2400     20.2400
  INV RATE MARGIN                      4.7573            1.2400      8.9900
  POST STRIP MARGIN                    4.7573            1.2400      8.9900







  TOTAL NUMBER OF LOANS:  1699
  TOTAL BALANCE........:   223,019,801.47


                             ***************************
                             *      END OF REPORT      *
                             ***************************


NY1-166739.3

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                                                         1

                                    EXHIBIT E


                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:      REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one) Mortgage Loan Prepaid in Full
                                                      Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature
*************************************************************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

         Enclosed Documents: [] Promissory Note
                                            [] Primary Insurance Policy
                                            [] Mortgage or Deed of Trust
                                            [] Assignment(s) of Mortgage or
                                               Deed of Trust
                                            [] Title Insurance Policy


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



                                            [] Other:


Name                                Date
Title


NY1-166739.3

                                                    6863-1-KIC-09/30/96
                                                         2

DATE:

TO:

RE:      REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request (circle one): Mortgage Loan Prepaid in Full
                                                   Mortgage Loan in Foreclosure

"We hereby certify that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan pursuant to the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature
*************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

         Enclosed Documents: [] Promissory Note
                                            [] Primary Insurance Policy
                                            [] Mortgage or Deed of Trust
                                            [] Assignment(s) of Mortgage or
                                               Deed of Trust
                                            [] Title Insurance Policy
                                            [] Other:


Name                                Date



NY1-166739.3

                                                    6863-1-KIC-09/30/96
                                                         2

Title


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



                                   EXHIBIT F-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF          )
                           ) :ss.
COUNTY OF )

                  [NAME OF OFFICER], being first duly sworn, deposes and says:

                  1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Pass-Through Certificates, Series 1996-KS4 Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit and agreement.

                  2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

                  3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would


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



be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

                  6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

                  7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon


NY1-166739.3

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



advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

                  8.  The Owner's Taxpayer Identification Number is
          .

                  9. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

                  10. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

                  11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

                  12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

                  13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                  14. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as


NY1-166739.3

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



amended (the "Code"), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.


NY1-166739.3

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



                  IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this day of , 19__.


                                            [NAME OF OWNER]


                                            By:
                                               [Name of Officer]
                                               [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



         Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

         Subscribed and sworn before me this     day of              ,
19__.




                                    NOTARY PUBLIC

                                    COUNTY OF
                                    STATE OF
                                    My Commission expires the       day of
                                                 , 19  .


NY1-166739.3

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                                                         5

                                   EXHIBIT F-2

                         FORM OF TRANSFEROR CERTIFICATE


                                            __________________, 19__


Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust Administration

         Re:      Mortgage Pass-Through Certificates,
                  Series 1996-KS4, Class R

Ladies and Gentlemen:

         This letter is delivered to you in connection with the transfer by (the "Seller") to ______________________________________ (the "Purchaser") of
$_____________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1996-KS4, Class R (the "Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996, among Residential Asset Securities Corporation, as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

         1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.



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



         2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-1. The Seller does not know or believe that any representation contained therein is false.

         3. The Seller, at the time of the transfer, has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E- 1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

         4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted
Transferee.

                                            Very truly yours,




                                            (Seller)


                                            By:
                                            Name:
                                            Title:


NY1-166739.3

                                                     6863-1-KIC-09/30/96
                                                         2

                                    EXHIBIT G

                     FORM OF INVESTOR REPRESENTATION LETTER


                                                       , 19


Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust Administration

                  Re:      Mortgage Pass-Through Certificates,
                           Series 1996-KS4, Class R

Ladies and Gentlemen:

                                         (the "Purchaser") intends to
purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1996-KS4, Class R (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996 among Residential Asset Securities
Corporation, as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                           1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if


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



                  registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                           2. The  Purchaser is acquiring the  Certificates  for
                  its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                           3. The Purchaser is (a) a substantial,  sophisticated
                  institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                           4. The Purchaser has been furnished with, and has had
                  an opportunity to review (a) [a copy of the Private Placement Memorandum, dated , 19 , relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the


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



                  Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                           5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
                  (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of
                  (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                           [6.  The Purchaser

                                    (a) is not an employee benefit plan or other
                  plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or



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



                                    (b) is an insurance  company,  the source of
                  funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under
                  Section III of PTCE 95-60.]

                           7.  The Purchaser is not a non-United States person.

                                            Very truly yours,



                                            By:
                                            Name:
                                            Title:



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                                                         4

                                    EXHIBIT H

                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                                     , 19


Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437

The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Residential Funding Corporation Series 1996-KS4

                  Re:      Mortgage Pass-Through Certificates,
                           Series 1996-KS4, Class R

Ladies and Gentlemen:

                  In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1996-KS4, Class R (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996 among Residential Asset Securities Corporation, as seller (the "Company"), Residential Funding Corporation, as master servicer, and The First National Bank of Chicago, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                  Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other


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



similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                                              Very truly yours,


                                                              (Seller)



                                                              By:
                                                              Name:
                                                              Title:




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




                                    EXHIBIT I

                   Text of Amendment to Pooling and Servicing
                  Agreement Pursuant to Section 11.01(e) for a
                                Limited Guaranty

                                   ARTICLE XII

             Subordinate Certificate Loss Coverage; Limited Guaranty

                  Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class R Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

                  (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class R Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class R Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class R Certificateholders on such


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



Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class R Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class R Certificates will not be covered by the Subordinate Certificate Loss Obligation.

                  (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class R Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

                  (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

                  (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class R Certificateholders.



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                  (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate
Certificate   Loss   Obligation   (including   that  no  portion  of  the  fees,
reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the
rating  of  the  long  term  debt  obligations  of  General  Motors   Acceptance
Corporation  as of the date of  issuance  of the  Limited  Guaranty  and (b) the
rating  of  the  long  term  debt  obligations  of  General  Motors   Acceptance
Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class R Certificates at the request of the Company that such substitution shall not lower the rating on the Class R Certificates below the lesser of (a) the then-current rating assigned to the Class R Certificates by such rating agency and (b) the original rating assigned to the Class R Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall


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reasonably request.  Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

                  Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XI may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class R Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class R Certificates below the lesser of (a) the then-current rating assigned to the Class R Certificates by such rating agency and (b) the original rating assigned to the Class R Certificates by such rating agency, unless (A) the Holder of 100% of the Class R Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section 11.01(e) and, provided further that the Company obtains, in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.



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




                                    EXHIBIT J

                            FORM OF LIMITED GUARANTY

                                LIMITED GUARANTY

                    RESIDENTIAL ASSET SECURITIES CORPORATION

                       Mortgage Pass-Through Certificates
                                 Series 1996-KS4



                                                  , 199__

The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust

Ladies and Gentlemen:

                  WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of September 1, 1996 (the "Servicing Agreement"), among Residential Asset Securities Corporation (the "Company"), Residential Funding and The First National Bank of Chicago (the "Trustee") as amended by Amendment No. 1 thereto, dated as of , with respect to the Mortgage Pass-Through Certificates, Series 1996-KS4 (the "Certificates"); and

                  WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class R Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

                  WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient


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funds and faithfully to perform its Subordinate Certificate Loss
Obligation;

                  NOW  THEREFORE,   in  consideration  of  the  premises  herein
contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

                  1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with
Section 11.01 of the Servicing Agreement.

                  (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

                  2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

                  3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such


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modification,  amendment or termination is permitted  under Section 12.02 of the
Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

                  4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

                  5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

                  6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

                  7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

                  8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                      GENERAL MOTORS ACCEPTANCE CORPORATION


                                      By:

                                      Name:
                                      Title:


Acknowledged by:

The First National Bank of Chicago,


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



  as Trustee


By:
Name:
Title:


RESIDENTIAL ASSET SECURITIES CORPORATION


By:
Name:
Title:


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



                                    EXHIBIT K

          FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN


                                                    __________________, 19____

Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

The First National Bank of Chicago
One North State Street
9th Floor
Chicago, Illinois 60602

Attention:  Corporate Trust Administration

                  Re:      Mortgage Pass-Through Certificates, Series 1996-
                           KS4,
                           Assignment of Mortgage Loan


Ladies and Gentlemen:

                  This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the
"Lender") of _______________ (the "Mortgage Loan") pursuant to Section 3.12(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of September 1, 1996, among Residential Asset Securities Corporation, as seller (the "Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

           (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;



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          (ii) the  substance  of the  assignment  is, and is  intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

         (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

          (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                                              Very truly yours,


                                                              (Lender)

                                                              By:
                                                              Name:
                                                              Title:



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                                    EXHIBIT L


                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]


                 Description of Rule 144A Securities, including
                                    numbers:
                 ===============================================
                 ===============================================


                  The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

                  1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

                  2. The Buyer warrants and represents to and covenants with the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 1996 among Residential Funding Corporation, as Master Servicer, Residential Asset Securities Corporation, as depositor,


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



pursuant to Section 5.02 of the Agreement and The First National Bank of Chicago, as trustee, as follows:

                           a.  The   Buyer   understands   that  the  Rule  144A
         Securities have not been registered under the 1933 Act or the securities laws of any state.

                           b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                           c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                           d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                           e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably


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



         believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  [3.  The Buyer

                           a. is not an employee benefit or other plan subject to the prohibited transaction provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan; or

                           b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.]

                  4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

                  IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                        Print Name of Buyer

By:                                                           By:
     Name:                                                    Name:
     Title:                                                       Title:

Taxpayer Identification:    Taxpayer Identification:


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                                                         3

No.                                                  No.

Date:                                                Date:






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



                              ANNEX 1 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

             1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

             2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___     Bank.  The Buyer (a) is a national bank or banking
             institution organized under the laws of any State, territory or the District of Columbia, the business of which is
             substantially confined to banking and is supervised by the
             State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
--------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.



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



     ___     Savings and Loan.  The Buyer (a) is a savings and loan
             ------- --- ----
             association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

     ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___     Investment Adviser.   The Buyer is an investment adviser
             registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under
             Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___ Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively
             (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of


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



             the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

             3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

             4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

             5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___ ___         Will the Buyer be purchasing the Rule 144A
  Yes No                   Securities only for the Buyer's own
account?

             6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only


NY1-166739.3

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                                                         7
purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

             7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                                            Print Name of Buyer

                                            By:
                                                     Name:
                                                     Title:
                                            Date:



NY1-166739.3

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                                                         8

                              ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]


                  The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

                   1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment


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                                                         9
advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                                     Print Name of Buyer


                                                     By:

                                                        Name:

                                                        Title:


                                                     IF AN ADVISER:



                                                     Print Name of Buyer




NY1-166739.3

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



                                                     Date:








NY1-166739.3

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



                                    EXHIBIT M

                            HIGH COST MORTGAGE LOANS

                                 RFC Loan Number


1480388
1486545
1496605
1498814
1498816
1499031
1499301
1499304
1500761
1500765
1502157
1502186
1503545
1509379
1513338
1513345
1513354
1513356
1513357
1513358
1513362
1513401
1514016
1516015
1517099
1517102
1517104
1517109
1517457
1518966
1519013
1519136
1519143
1519173
1519183
1519291
1521360
1521372
1521425
1521437
1521438



NY1-166739.3
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                                                         1

                                    EXHIBIT N

                         REPRESENTATIONS AND WARRANTIES

                  Capitalized terms used in this Exhibit, not defined in the Agreement or herein shall have the meanings set forth in the Program Guide.

                  Residential Funding hereby represents and warrants to the Trustee, as to each Mortgage Loan, that as of the Closing Date or as of such other date specifically provided herein:

                           Immediately prior to the delivery of the Mortgage
Loans to the Company, Residential Funding has good title to, and is the sole owner of, each Loan free and clear of any mortgage, pledge, lien, security interest, charge or other encumbrance, and had full right and authority to sell and assign the Mortgage Loans pursuant to the Assignment and Assumption Agreement.

                           The proceeds of the Mortgage Loan have been fully
disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor (including any escrow funds held to make Monthly Payments pending completion of such improvements) have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid.

                               The Borrower (including any party secondarily
liable under the Loan Documents) has no right of set-off, defense, counterclaim or right of rescission as to any Loan Document.

                               Residential Funding and any other originator,
Servicer or other previous owner of each Mortgage Loan has obtained all licenses and effected all registrations required under all applicable local, State and federal laws, regulations and orders, including without limitation truth in lending and disclosure laws, necessary to own or originate the Mortgage Loans (the failure to obtain such licenses or to comply with such laws, regulations and orders would make such Mortgage Loans void or voidable). Each Mortgage Loan was originated in compliance with all applicable state and federal laws, including, without limitation, truth in lending and disclosure laws.



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



                               A policy of title insurance, in the form and
amount that is in material compliance with the Program Guide, was effective as of the closing of each Loan, is valid and binding, and remains in full force and effect, unless the Mortgaged Premises are located in the State of Iowa and an attorney's certificate has been provided as described in clause (k) of the Program Guide. No claims have been made under such title insurance policy and no holder of the related mortgage, including Residential Funding, has done or omitted to do anything which would impair the coverage of such title insurance policy.

                               Each Mortgage is a valid and enforceable first
lien on the Mortgaged Property subject only to (1) the lien of nondelinquent current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, and (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

                               All improvements which were considered in
determining the appraised Value of the Mortgaged Premises lie wholly within the boundaries and the building restriction lines of the Mortgaged Premises, or the policy of title insurance affirmatively insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey.

                               There are no delinquent tax or delinquent
assessment liens against the Mortgaged Premises, and there are no mechanic's liens or claims for work, labor or material or any other liens affecting the Mortgaged Premises, which are or may be a lien prior to, or equal with, the lien of the Security Instrument assigned to Residential Funding, except those liens that are insured against by the policy of title insurance and described in (v) above.

                             Each Mortgaged Property is free of material damage
and is in good repair.



NY1-166739.3

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



                               The improvements upon the Mortgaged Premises are
insured against loss by fire and other hazards as required by the Program Guide, including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Security Instrument requires the Borrower to maintain such casualty insurance at the Borrower's expense, and on the Borrower's failure to do so, authorizes the holder of the Security Instrument to obtain and maintain such insurance at the Borrower's expense and to seek reimbursement therefore from the Borrower.

                               The appraisal was made by an appraiser who meets
the minimum qualifications for appraisers as specified in the Program Guide.

                               Each Note and Security Instrument constitutes a
legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditors' rights.

                             Each Mortgage Loan was originated (1) by a savings
and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (2) by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (3) by a mortgage broker or correspondent lender in a manner such that the Certificates would qualify as "mortgage related securities" within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended.

                               No  Mortgage  Loan  is  secured  by  a  leasehold
estate.

                               The information set forth on the Mortgage Loan
Schedule with respect to each Mortgage Loan is true and correct in all material respects.

                               As of the Cut-off Date, approximately 3.3% of the
Group I Loans, and 2.5% of the Group II Loans, each by aggregate principal balance as of the Cut-off Date, are delinquent in payment of principal and interest by one month. As of the Cut-off Date, no Group I Loan or Group II Loan is two months or more delinquent in payment of principal and interest.



NY1-166739.3

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



                               21 Group I Loans, and 20 Group II loans, with a
Loan-to-Value Ratio at origination in excess of 80% representing 24.3% of the Group I Loans, and 37.3% of the Group II Loans (and representing 11.3% of such Group I Loans, and 3.7% of such Group II Loans, with Loan-to-Value Ratios in excess of 80%), are insured by a primary mortgage insurance policy covering the amount of such Group I Loan or Group II Loan in excess of 75%. No Group I Loan or Group II Loan had a combined Loan-to-Value Ratio at origination, including any second mortgage or deed of trust subordinated to the lien of the Mortgage, in excess of 100%. The weighted average Loan-to-Value Ratio with respect to the Group I Loans and the Group II Loans, by outstanding principal balance as of the Cut-off Date, is 74.64% and 78.44%, respectively.

                             Each Mortgage Loan is covered by a standard hazard
insurance policy.

                               No more than approximately 0.5% of the Group I
Loans, and 0.5% of the Group II Loans, each by outstanding principal balance as of the Cut-off Date, are located in any one zip code area in California. No more than approximately 0.8% of the Group I Loans, and 0.8% of the Group II Loans, are located in any one zip code area outside California.

                               The Mortgage Rate on each Group II Loan will be
subject to adjustment (a) semi-annually commencing approximately either (i) six months after origination with respect to approximately 30.7% of the Group II Loans, (ii) twelve months after origination with respect to approximately 0.4% of the Six Month LIBOR Group II Loans, (iii) two years after the date of origination with respect to approximately 29.0% of the Group II Loans, or (iv) three years after origination with respect to approximately 7.0% of the Group II Loans; or (b) annually commencing either (i) one year after origination with respect to approximately 19.0% of the Group II Loans (by aggregate principal balance as of the Cut-off Date), or (ii) three years after origination with respect to 14.3% of the Group II Loans, in each case on the Adjustment Date specified in the related Mortgage Note to a rate equal to the sum (rounded as described in the Prospectus Supplement) of the related Index described in the Prospectus Supplement and the Note Margin set forth in the related Mortgage Note, subject to the limitations described in the Prospectus Supplement, and semi-annually or annually, as applicable, thereafter, and each such Adjustable Rate Mortgage Loan has an original term to maturity from the date on which the first monthly payment is due of not more than


NY1-166739.3

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                                                         4
approximately 30 years. On each Adjustment Date, the Mortgage Rate will be adjusted to equal the related Index plus the Gross Margin, rounded to the nearest 0.125%, or, with respect to 17.2% of the Group II Loans, rounded up to the nearest multiple of 0.125% or, with respect to 0.1% of the Group II Loans (each by aggregate principal balance of the Mortgage Loans as of the Cut-off
Date) not rounded, subject in each case to the Periodic Rate Cap, the Maximum Interest Rate and the Minimum Interest Rate. The amount of the monthly payment on each Mortgage Loan will be adjusted semi-annually or annually on the first day of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable Mortgage Rate to fully amortize the outstanding principal balance of the Mortgage Loan over its remaining term to stated maturity. No Mortgage Loan is subject to negative amortization.

                               16.6% of the Group I Loans, and 0.2% of the Group
II Loans, are Balloon Mortgage Loans.

                               With respect to each Mortgage constituting a deed
of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the holder of the Mortgage Loan to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                               Approximately 3.70% of the Mortgaged Properties
related to the Group I Loans, and 7.05% of the Mortgaged Properties related to the Group II Loans (each by outstanding principal balance as of the Cut-off
Date), are units in detached planned unit developments. Approximately 1.08% of the Mortgaged Properties related to the Group I Loans, and 0.97% of the Mortgaged Properties related to the Group II Loans (each by outstanding principal balance as of the Cut-off Date), are units in attached planned unit developments. Approximately 0.56% of the Mortgaged Properties related to the Group I Loans, and 0.50% of the Mortgaged Properties related to the Group II Loans (each by outstanding principal balance as of the Cut-off Date), are units in townhouses. Each Mortgaged Property is suitable for year-round occupancy.

                               Approximately 2.52% of the Mortgaged Properties
related to the Group I Loans, and 1.98% of the Mortgaged Properties related to the Group II Loans (each by outstanding principal balance as of the Cut-off
Date), are condominium units.


NY1-166739.3

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




                               Approximately 94.37% of the Group I Loans, and
96.32% of the Group II Loans, each by outstanding principal balance as of the Cut-off Date, are secured by the owner's primary residence. Approximately 1.2% of the Group I Loans, and 0.83% of the Group II Loans, each by outstanding principal balance as of the Cut-off Date, are secured by the owner's second or vacation residence. Approximately 4.43% of the Group I Loans, and 2.84% of the Group II Loans, each by outstanding principal balance as of the Cut-off Date, are secured by a non-owner occupied residence.

                             Approximately 3.5% of the Group I Loans, and 1.94%
of the Group II Loans, each by outstanding principal balance as of the Cut-off Date, are secured by two-to-four family dwelling units. Approximately 88.63% of the Group I Loans, and 87.56% of the Group II Loans, each by outstanding principal balance as of the Cut-off Date, are secured by detached one-family dwelling units.

                               The average outstanding principal balance of the
Mortgage Loans at origination was approximately $98,503 for the Group I Loans, and $131,525 for the Group II Loans. Among the Group I Loans, no Mortgage Loan at origination had a principal balance of less than $10,100 or more than $415,000. Among the Group II Loans, no Mortgage Loan at origination had a principal balance of less than $12,000 or more than $515,000.

                               As of the Cut-off Date, all Mortgage Rate
adjustments on Mortgage Loans that have reached an Adjustment Date have been done in accordance with the terms of the related Mortgage Note.

                               Any escrow arrangements established with respect
to any Mortgage Loan are in compliance with all applicable local, state and federal laws and are in compliance with the terms of the related Mortgage Note.

         (xxx) Except as otherwise specifically set forth herein, there is no default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived by Residential Funding or by any other entity involved in originating or servicing a Mortgage Loan.


NY1-166739.3

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



                                    EXHIBIT O


                      CERTIFICATE GUARANTY INSURANCE POLICY


AMBAC                                          AMBAC Indemnity Corporation
                                                c/o CT Corporation Systems
                                                    44 East Mifflin Street
                                                 Madison, Wisconsin  53703
                                                    Administrative Office:
                                                    One State Street Plaza
                                                 New York, New York  10004
                                                Telephone:  (212) 668-0340


Certificate Guaranty Insurance Policy


Insured
Obligations: Residential Asset Securities Corporation
                               Mortgage Pass-Through Certificates
                               Series 1996-KS-4, Class A

Policy Number: AB0081BE

Premium:          Calculated as set forth in the Certificate
                  Guaranty Insurance Policy Endorsement attached hereto.


AMBAC Indemnity Corporation (AMBAC) A Wisconsin Stock Insurance Company in consideration of the payment of the premium and subject to the terms of this Policy, hereby agrees unconditionally and irrevocably to pay the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

AMBAC will make such  payments to the Trustee from its own funds on the later of
(a) one (1) Business Day following notification to AMBAC of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. Such payments of principal or interest shall be made only upon presentation of an instrument of assignment in form and substance satisfactory to AMBAC,


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                                                         1
transferring to AMBAC all rights under such Insured Obligations to receive the principal of and interest on the Insured Obligation. AMBAC shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, AMBAC shall have no further obligation hereunder in respect of such Insured Amounts.

In the event the Trustee for the Insured Obligations has notice that any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, such Holder will be entitled to payment from AMBAC to the extent of such recovery if sufficient funds are not otherwise available.

This Policy is noncancelable by AMBAC for any reason, including failure to receive payment of any premium due hereunder. The premium on this Policy is not refundable for any reason. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of AMBAC, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due Holders of Insured Amounts.

To the fullest extent permitted by applicable law, AMBAC hereby waives and agrees not to assert any and all rights and defenses, to the extent such rights and defenses may be available to AMBAC, to avoid payment of its obligations under this Policy in accordance with the express provisions hereof.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto or in the Agreement.

In witness whereof, AMBAC has caused this Policy to be affixed with its corporate seal and to be signed by its duly authorized officers in facsimile to become effective as their original signatures and binding upon AMBAC by virtue of the countersignature of its duly authorized representative.


President                                                     Secretary


NY1-168640.1

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                                                         2

                                                      [SEAL]

                                                     Authorized Representative

Effective Date: September 27, 1996




CERTIFICATE GUARANTY INSURANCE POLICY ENDORSEMENT
Attached to and forming
part of Policy #AB0081BE
issued to:
Effective Date of Endorsement:
September 27, 1996
The First National Bank of Chicago,
as Trustee on behalf of, and for the benefit of the Holders of, the Mortgage Pass-Through Certificates, Series 1996-KS4, Class A Certificates as Issued pursuant to the Agreement
         For all purposes of this Policy, the following terms shall have the following meanings:
         "Agreement" shall mean the Pooling and Servicing Agreement dated as of September 1, 1996 among Residential Asset Securities Corporation, as company, Residential Funding Corporation, as master servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto.
         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement or the Insurer is located are authorized or obligated by law or executive order to close.
         "Deficiency Amount" shall mean, with respect to the Class A-I Certificates or Class A-II Certificates, as of any Distribution Date (i) any shortfall in amounts available in the Certificate Account to pay interest for the related Interest Accrual Period on the Certificate Principal Balance of such Class A Certificates at


NY1-168753.1

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                                                         3
the then applicable Pass-Through Rate, net of any Prepayment Interest Shortfalls, any interest shortfalls relating to the Relief Act and any Unpaid Interest Shortfalls allocated to such Class A Certificates, (ii) the principal portion of any Realized Losses allocated to such Class A Certificates with respect to such Distribution Date and (iii) the Certificate Principal Balance of such Class A Certificates to the extent unpaid on the Final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Agreement.
         "Due for Payment" shall mean the Distribution Date on which Insured Amounts are due.
         "Final Distribution Date" shall mean the Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to
Section 9.01 of the Agreement, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02 of the Agreement.
         "First Distribution Date" shall mean October 25, 1996.
         "Holder" shall mean any person who is the registered owner or beneficial owner of any of the Class A Certificates.
         "Insurance Agreement" shall mean the Insurance and Indemnity
Agreement (as may be amended, modified or supplemented from time to time) dated as of September 27, 1996, by and among the Insurer, Residential Funding Corporation, as seller of the Mortgage Loans to the Company and as Master Servicer, the Company and The First National Bank of Chicago as Trustee.
         "Insurance Policy" or "Policy" shall mean this Certificate Guaranty Insurance Policy together with each and every endorsement hereto.
         "Insured Amounts" shall mean, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.
         "Insured Obligations" shall mean the Class A Certificates.
         "Insured Payments" shall mean, with respect to any Distribution Date, the aggregate amount actually paid by the


NY1-168753.1
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Insurer to the Trustee in respect of Insured Amounts for such Distribution Date.
         "Insurer" shall mean AMBAC Indemnity Corporation, or any successor thereto, as issuer of the Insurance Policy.
         "Late Payment Rate" shall mean the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), and (ii) the then applicable rate of interest on the Class A Certificates and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days for any Distribution Date
         "Nonpayment" shall mean, with respect to any Distribution Date, a Deficiency Amount owing in respect of such Distribution Date.
         "Notice" shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.
         "Premium Percentage" shall have the definition set forth in the Insurance Agreement.
         "Reimbursement Amount" shall mean, as to any Distribution Date, the sum of (x) (i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.02 of the Agreement, plus (ii) interest accrued thereon, calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments, and (y) (i) any other amounts then due and owing to the Insurer under the Insurance Agreement, but for which the Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 4.02 of the Agreement, plus (ii) interest on such amounts at the Late Payment Rate.


NY1-168753.1
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         "Trustee"  shall  mean,  for the  purposes  of the  Policy,  The  First
National Bank of Chicago, or any successor thereto under the Agreement.
         Capitalized used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.
         AMBAC hereby agrees that if, as of any Distribution Date, it has become subrogated to the rights of Holders by virtue of a previous payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Distribution Date can be made. In so doing, AMBAC does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Agreement.
         As provided by the Policy, the Insurer will pay any amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Trustee and the Trustee may submit an amended Notice.
         The terms and provisions of the Agreement constitute the instrument of assignment referred to in the second paragraph of the face of this Policy.
         A premium will be payable on this Policy on each Distribution Date as provided in Section 4.01(b) of the Agreement, beginning with the First
Distribution Date, in an amount equal to 1/12th of the product of (i) the Premium Percentage and (ii) the aggregate Certificate Principal Balance of the Class A Certificates on the prior Distribution Date (after giving effect to any distributions to be made on such Distribution Date); provided that on the First Distribution Date, the premium will be equal to 1/12th of the product of the (i) Premium Percentage and (ii) aggregate Certificate Principal Balance of the Class A Certificates as of the Cut-off Date.


NY1-168753.1
                                                         6

         The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.
         The Policy to which this Endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of AMBAC. This Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).
         Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.
         This Policy is issued under and pursuant to, and shall be construed under, the laws of the State of Illinois (without giving effect to the conflict of laws provisions thereof).


NY1-168753.1
                                                         7

         IN WITNESS WHEREOF, AMBAC has caused this Endorsement to the Policy to be signed by its duly authorized officers.
Vice President                                            Assistant Secretary
--------------------                                     ---------------------



NY1-168753.1
                                                         8

EXHIBIT A
TO THE CERTIFICATE GUARANTY INSURANCE POLICY
Policy No. AB0071BE
NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF INSURED AMOUNTS
                                                         Date:  [            ]
AMBAC INDEMNITY CORPORATION
One State Street Plaza
New York, New York  10004
Attention:  General Counsel
         Reference is made to Certificate Guaranty Insurance Policy No.#AB0077BE
(the  "Policy")  issued  by  AMBAC  Indemnity   Corporation   ("AMBAC").   Terms
capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Agreement, as the case may be, unless the context otherwise requires.
                The Trustee  hereby  certifies  as  follows:  The Trustee is the
                  Trustee under the Agreement for the Class A Certificates.

                  The relevant Distribution Date or Final Distribution Date is [date].

                  Payment on the Class A Certificates in respect of the Distribution Date is due to be received on ____________________________ under the Agreement, in an amount equal to $_____________________.

         [3.   The amount to be paid to the Holders of the Class A
         Certificates on the Final
                 Distribution Date is $__________.]

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                  There is a Deficiency Amount of $__________________ in respect of the Class A Certificates, which amount is an Insured Amount pursuant to the terms of the Agreement.

                  The sum of $__________________ is the Insured Amount that is Due for Payment.

                  The Trustee has not heretofore made a demand for the Insured Amount in respect of the Distribution Date.

                  The Trustee hereby requests the payment of the Insured Amount that is Due for Payment be made by AMBAC under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to:

                [The First National Bank of Chicago
                ABA # 007000013
                Acct # 4811-5377 for credit to 19-203015-007
                FBO:  RASC 1996-KS4]
                [Trustee's account number.]
                  The Trustee hereby agrees that, following receipt of the Insured Amount from AMBAC, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Class A Certificates when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Certificate Account and not commingle such funds with other funds held by the Trustee and (d) maintain an accurate record of such payments with respect to the Class A Certificates and the corresponding claim on the Policy and proceeds thereof.


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


                                                              [Name of Trustee]
                                                              By:
                                                              Title:
                                    (Officer)

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